GS MORTGAGE SECURITIES CORP.,

Depositor,

WELLS FARGO BANK, N.A.,

Group I Master Servicer,

OCWEN LOAN SERVICING, LLC,

Group I Servicer,

AVELO MORTGAGE L.L.C.,

Group I Servicer,

NATIONAL CITY HOME LOAN SERVICES, INC.,

Group II Servicer,

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee and Supplemental Interest Trust Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,

Group I Custodian

_____________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of December 1, 2006

_____________________________________________

GSAA HOME EQUITY TRUST 2006-S1

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-S1

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01 Definitions

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01 Conveyance of Mortgage Loans
Section 2.02 Acceptance by the Trustee and the Group I Custodian of the Mortgage Loans
Section 2.03 Representations, Warranties and Covenants of the Servicers and the Group I Custodian
Section 2.04 [Reserved].
Section 2.05 Execution and Delivery of Certificates
Section 2.06 REMIC Matters
Section 2.07 Representations and Warranties of the Depositor
Section 2.08 Enforcement of Purchaser and Responsible Party Obligations
Section 2.09 Purposes and Powers of the Trust

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01 Servicers to Service Mortgage Loans
Section 3.02 Subservicing Agreements between the Related Servicer and Subservicers
Section 3.03 Successor Subservicers
Section 3.04 Liability of the Servicer
Section 3.05 No Contractual Relationship between Subservicers, the Trustee and the Group I Master Servicer
Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee or Group I Master Servicer
Section 3.07 Collection of Certain Mortgage Loan Payments
Section 3.08 Subservicing Accounts
Section 3.09 [Reserved].
Section 3.10 Collection Accounts
Section 3.11 Withdrawals from the Collection Account
Section 3.12 Investment of Funds in the Collection Account, Master Servicer Collection Account and the Distribution Account
Section 3.13 Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage
Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements
Section 3.15 Realization upon Defaulted Mortgage Loans
Section 3.16 Release of Mortgage Files
Section 3.17 Title, Conservation and Disposition of REO Property
Section 3.18 [Reserved].
Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans
Section 3.20 Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee
Section 3.21 Servicing Compensation
Section 3.22 Annual Statement as to Compliance
Section 3.23 Assessments of Compliance and Attestation Reports
Section 3.24 Trustee or Group I Master Servicer to Act as Servicer
Section 3.25 Compensating Interest
Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act
Section 3.27 Excess Reserve Fund Accounts; Distribution Accounts
Section 3.28 Optional Purchase of Delinquent Mortgage Loans
Section 3.29 Master Servicer to Act as Group I Servicer
Section 3.30 Subordination Liens.
Section 3.31 Advisory Agreement.
Section 3.32 High Cost Mortgage Loans

ARTICLE IV

DISTRIBUTIONS AND ADVANCES BY THE SERVICERS

Section 4.01 Advances
Section 4.02 Priorities of Distribution
Section 4.03 [Reserved].
Section 4.04 Monthly Statements to Certificateholders
Section 4.05 Certain Matters Relating to the Determination of LIBOR
Section 4.06 Allocation of Applied Realized Loss Amounts
Section 4.07 Distributions on the REMIC Regular Interests.
Section 4.08 Supplemental Interest Trust
Section 4.09 Tax Treatment of Swap Payments and Swap Termination Payments.

ARTICLE V

THE CERTIFICATES

Section 5.01 The Certificates
Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates
Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.04 Persons Deemed Owners
Section 5.05 Access to List of Certificateholders’ Names and Addresses
Section 5.06 Maintenance of Office or Agency

ARTICLE VI

THE DEPOSITOR AND THE SERVICERS

Section 6.01 Respective Liabilities of the Depositor and the Servicers
Section 6.02 Merger or Consolidation of the Depositor or the Servicers
Section 6.03 Limitation on Liability of the Depositor, the Servicers and Others
Section 6.04 Limitation on Resignation of the Related Servicer
Section 6.05 Additional Indemnification by the Servicers; Third Party Claims.

ARTICLE VII

DEFAULT

Section 7.01 Events of Default
Section 7.02 Trustee and Group I Master Servicer to Act; Appointment of Successor Servicer
Section 7.03 Notification to Certificateholders

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01 Duties of the Trustee
Section 8.02 Certain Matters Affecting the Trustee and the Group I Custodian
Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans
Section 8.04 Trustee May Own Certificates
Section 8.05 Trustee’s Fees and Expenses
Section 8.06 Eligibility Requirements for the Trustee
Section 8.07 Resignation and Removal of the Trustee
Section 8.08 Successor Trustee
Section 8.09 Merger or Consolidation of the Trustee
Section 8.10 Appointment of Co-Trustee or Separate Trustee
Section 8.11 Tax Matters
Section 8.12 Periodic Filings
Section 8.13 Tax Classification of the Excess Reserve Fund Accounts
Section 8.14 Custodian Responsibilities.
Section 8.15 Limitations on Custodial Responsibilities.

ARTICLE IX

ADMINISTRATION OF THE GROUP I MORTGAGE LOANS BY THE GROUP I MASTER SERVICER

Section 9.01 Duties of the Group I Master Servicer; Enforcement of Group I Servicers’ Obligations
Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance
Section 9.03 Representations and Warranties of the Group I Master Servicer
Section 9.04 Group I Master Servicer Events of Default
Section 9.05 Waiver of Default
Section 9.06 Successor to the Group I Master Servicer
Section 9.07 Compensation of the Group I Master Servicer
Section 9.08 Merger or Consolidation
Section 9.09 Resignation of the Group I Master Servicer
Section 9.10 Assignment or Delegation of Duties by the Group I Master Servicer
Section 9.11 Limitation on Liability of the Group I Master Servicer
Section 9.12 Group I Master Servicer Collection Account.
Section 9.13 Permitted Withdrawals From the Group I Master Servicer Collection Account.
Section 9.14 Indemnification; Third Party Claims

ARTICLE X

TERMINATION

Section 10.01 Termination upon Liquidation or Purchase of the Related Mortgage Loans
Section 10.02 Final Distribution on the Certificates
Section 10.03 Additional Termination Requirements

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Amendment
Section 11.02 Recordation of Agreement; Counterparts
Section 11.03 Governing Law
Section 11.04 Intention of Parties
Section 11.05 Notices
Section 11.06 Severability of Provisions
Section 11.07 Assignment; Sales; Advance Facilities
Section 11.08 Limitation on Rights of Certificateholders
Section 11.09 Inspection and Audit Rights
Section 11.10 Certificates Nonassessable and Fully Paid
Section 11.11 [Reserved].
Section 11.12 Waiver of Jury Trial
Section 11.13 Limitation of Damages
Section 11.14 Third Party Rights
Section 11.15 No Solicitation
Section 11.16 Regulation AB Compliance; Intent of the Parties; Reasonableness

SCHEDULES

Schedule I-A Group I Mortgage Loan Schedule

Schedule I-B Group II Mortgage Loan Schedule

Schedule II-A Representations and Warranties of Ocwen, as Group I Servicer

Schedule II-B Representations and Warranties of Avelo, as Group I Servicer

Schedule II-C Representations and Warranties of National City, as Group II Servicer

Schedule II-D  Representations and Warranties of U.S. Bank National Association, as Group I Custodian

Schedule III Class I-A-IO Notional Amounts

EXHIBITS

Exhibit A-1 Form of Class [__]-A, Class [__]-M and Class I-B-1 Certificates

Exhibit B Form of Class [__]-P Certificate

Exhibit C Form of Class [__]-R Certificate

Exhibit D-1 Form of Class [__]-X Certificate

Exhibit D-2 Form of Class [__]-X-1 Certificate

Exhibit E-1 Form of Initial Certification of Trustee

Exhibit E-2 Form of Initial Certification of Group I Custodian

Exhibit F-1 Form of Document Certification and Exception Report of Trustee

Exhibit F-2 Form of Document Certification and Exception Report of Group I Custodian

Exhibit G Form of Residual Transfer Affidavit

Exhibit H Form of Transferor Certificate

Exhibit I-1 Form of Rule 144A Letter

Exhibit I-2 Form of Investment Letter (Non Rule 144A)

Exhibit J Form of Request for Release

Exhibit K Contents of Each Mortgage File

Exhibit L [Reserved]

Exhibit M Form of Certification to be provided with Form 10-K

Exhibit N Form of Trustee Certification to be provided to Depositor

Exhibit O-1 Form of Group I Servicer Certification to be provided to Depositor

Exhibit O-2 Form of Group I Master Servicer Certification to be provided to Depositor

Exhibit P FORM OF POWER OF ATTORNEY

Exhibit Q-1 Residential Funding Agreements

Exhibit Q-2 M&T Agreements

Exhibit Q-3 Option One Agreements

Exhibit Q-4 National City Bank Agreements

Exhibit R Servicing Criteria to be Addressed in Assessment of Compliance

Exhibit S Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

Exhibit T Yield Maintenance Agreement

Exhibit U Interest Rate Swap Agreement

Exhibit V Representations and Warranties Agreement

Exhibit W Form of Additional Disclosure Notification
f

THIS POOLING AND SERVICING AGREEMENT, dated as of December 1, 2006, is among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), Wells Fargo Bank, N.A., a national banking association, as master servicer of the Group I Mortgage Loans (the “Group I Master Servicer”), Ocwen Loan Servicing, LLC, a Delaware limited liability company, as servicer of certain Group I Mortgage Loans (“Ocwen”), Avelo Mortgage L.L.C., a Delaware limited liability company, as servicer of certain Group I Mortgage Loans (“Avelo” and, together with Ocwen, the “Group I Servicers”), NATIONAL CITY HOME LOAN SERVICES, INC., a Delaware corporation, as servicer of the Group II Mortgage Loans (the “Group II Servicer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”), and U.S. Bank National Association, a national banking association, as custodian with respect to certain Group I Mortgage Loans (the “Group I Custodian”).

W I T N E S S E T H:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates to be issued hereunder in two groups and multiple classes, which in the aggregate will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Group I Mortgage Loans and Group II Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I-A

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Group I Mortgage Loans and certain other related assets subject to this Agreement (other than the related Prepayment Premiums, the Interest Rate Swap Agreement, the Yield Maintenance Agreement, the Supplemental Interest Trust, the Supplemental Interest Trust Account and the Group I Excess Reserve Fund Account) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I-A”. The Class R-1A Interest will be the sole class of “residual interests” in REMIC I-A for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I-A Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I-A Regular Interests (as defined herein). None of the REMIC I-A Regular Interests will be certificated.

Designation	REMIC I-A Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)

I-FX	Variable(2)	$33,773,334.78	January 25, 2037
I-FL	Variable(2)	$89,379,902.00	January 25, 2037
I-1-A	Variable(2)	$7,957,859.00	January 25, 2037
I-1-B	Variable(2)	$7,957,859.00	January 25, 2037
I-2-A	Variable(2)	$7,508,446.00	January 25, 2037
I-2-B	Variable(2)	$7,508,446.00	January 25, 2037
I-3-A	Variable(2)	$7,084,389.00	January 25, 2037
I-3-B	Variable(2)	$7,084,389.00	January 25, 2037
I-4-A	Variable(2)	$6,684,257.50	January 25, 2037
I-4-B	Variable(2)	$6,684,257.50	January 25, 2037
I-5-A	Variable(2)	$6,306,704.00	January 25, 2037
I-5-B	Variable(2)	$6,306,704.00	January 25, 2037
I-6-A	Variable(2)	$5,950,455.00	January 25, 2037
I-6-B	Variable(2)	$5,950,455.00	January 25, 2037
I-7-A	Variable(2)	$5,614,308.50	January 25, 2037
I-7-B	Variable(2)	$5,614,308.50	January 25, 2037
I-8-A	Variable(2)	$5,297,132.50	January 25, 2037
I-8-B	Variable(2)	$5,297,132.50	January 25, 2037
I-9-A	Variable(2)	$4,997,856.50	January 25, 2037
I-9-B	Variable(2)	$4,997,856.50	January 25, 2037
I-10-A	Variable(2)	$4,715,471.00	January 25, 2037
I-10-B	Variable(2)	$4,715,471.00	January 25, 2037
I-11-A	Variable(2)	$4,449,024.50	January 25, 2037
I-11-B	Variable(2)	$4,449,024.50	January 25, 2037
I-12-A	Variable(2)	$4,197,617.50	January 25, 2037
I-12-B	Variable(2)	$4,197,617.50	January 25, 2037
I-13-A	Variable(2)	$3,960,401.50	January 25, 2037
I-13-B	Variable(2)	$3,960,401.50	January 25, 2037
I-14-A	Variable(2)	$3,736,577.00	January 25, 2037
I-14-B	Variable(2)	$3,736,577.00	January 25, 2037
I-15-A	Variable(2)	$3,525,388.00	January 25, 2037
I-15-B	Variable(2)	$3,525,388.00	January 25, 2037
I-16-A	Variable(2)	$3,326,122.00	January 25, 2037
I-16-B	Variable(2)	$3,326,122.00	January 25, 2037
I-17-A	Variable(2)	$3,138,107.00	January 25, 2037
I-17-B	Variable(2)	$3,138,107.00	January 25, 2037
I-18-A	Variable(2)	$2,960,707.50	January 25, 2037
I-18-B	Variable(2)	$2,960,707.50	January 25, 2037
I-19-A	Variable(2)	$2,494,700.50	January 25, 2037
I-19-B	Variable(2)	$2,494,700.50	January 25, 2037
I-20-A	Variable(2)	$686,578.00	January 25, 2037
I-20-B	Variable(2)	$686,578.00	January 25, 2037
I-21-A	Variable(2)	$1,674,553.50	January 25, 2037
I-21-B	Variable(2)	$1,674,553.50	January 25, 2037
I-22-A	Variable(2)	$1,579,843.00	January 25, 2037
I-22-B	Variable(2)	$1,579,843.00	January 25, 2037
I-23-A	Variable(2)	$1,490,483.50	January 25, 2037
I-23-B	Variable(2)	$1,490,483.50	January 25, 2037
I-24-A	Variable(2)	$1,406,171.50	January 25, 2037
I-24-B	Variable(2)	$1,406,171.50	January 25, 2037
I-25-A	Variable(2)	$1,326,623.50	January 25, 2037
I-25-B	Variable(2)	$1,326,623.50	January 25, 2037
I-26-A	Variable(2)	$1,251,570.00	January 25, 2037
I-26-B	Variable(2)	$1,251,570.00	January 25, 2037
I-27-A	Variable(2)	$1,180,756.50	January 25, 2037
I-27-B	Variable(2)	$1,180,756.50	January 25, 2037
I-28-A	Variable(2)	$1,113,945.00	January 25, 2037
I-28-B	Variable(2)	$1,113,945.00	January 25, 2037
I-29-A	Variable(2)	$1,050,909.50	January 25, 2037
I-29-B	Variable(2)	$1,050,909.50	January 25, 2037
I-30-A	Variable(2)	$991,435.50	January 25, 2037
I-30-B	Variable(2)	$991,435.50	January 25, 2037
I-31-A	Variable(2)	$935,323.50	January 25, 2037
I-31-B	Variable(2)	$935,323.50	January 25, 2037
I-32-A	Variable(2)	$882,382.50	January 25, 2037
I-32-B	Variable(2)	$882,382.50	January 25, 2037
I-33-A	Variable(2)	$832,434.50	January 25, 2037
I-33-B	Variable(2)	$832,434.50	January 25, 2037
I-34-A	Variable(2)	$785,310.00	January 25, 2037
I-34-B	Variable(2)	$785,310.00	January 25, 2037
I-35-A	Variable(2)	$740,849.50	January 25, 2037
I-35-B	Variable(2)	$740,849.50	January 25, 2037
I-36-A	Variable(2)	$698,902.50	January 25, 2037
I-36-B	Variable(2)	$698,902.50	January 25, 2037
I-37-A	Variable(2)	$659,327.50	January 25, 2037
I-37-B	Variable(2)	$659,327.50	January 25, 2037
I-38-A	Variable(2)	$621,990.50	January 25, 2037
I-38-B	Variable(2)	$621,990.50	January 25, 2037
I-39-A	Variable(2)	$586,764.00	January 25, 2037
I-39-B	Variable(2)	$586,764.00	January 25, 2037
I-40-A	Variable(2)	$553,530.50	January 25, 2037
I-40-B	Variable(2)	$553,530.50	January 25, 2037
I-41-A	Variable(2)	$522,176.00	January 25, 2037
I-41-B	Variable(2)	$522,176.00	January 25, 2037
I-42-A	Variable(2)	$492,595.50	January 25, 2037
I-42-B	Variable(2)	$492,595.50	January 25, 2037
I-43-A	Variable(2)	$464,687.50	January 25, 2037
I-43-B	Variable(2)	$464,687.50	January 25, 2037
I-44-A	Variable(2)	$438,417.50	January 25, 2037
I-44-B	Variable(2)	$438,417.50	January 25, 2037
I-45-A	Variable(2)	$413,562.00	January 25, 2037
I-45-B	Variable(2)	$413,562.00	January 25, 2037
I-46-A	Variable(2)	$390,296.50	January 25, 2037
I-46-B	Variable(2)	$390,296.50	January 25, 2037
I-47-A	Variable(2)	$368,166.00	January 25, 2037
I-47-B	Variable(2)	$368,166.00	January 25, 2037
I-48-A	Variable(2)	$347,288.50	January 25, 2037
I-48-B	Variable(2)	$347,288.50	January 25, 2037
I-49-A	Variable(2)	$327,593.50	January 25, 2037
I-49-B	Variable(2)	$327,593.50	January 25, 2037
I-50-A	Variable(2)	$309,016.50	January 25, 2037
I-50-B	Variable(2)	$309,016.50	January 25, 2037
I-51-A	Variable(2)	$291,531.00	January 25, 2037
I-51-B	Variable(2)	$291,531.00	January 25, 2037
I-52-A	Variable(2)	$275,022.00	January 25, 2037
I-52-B	Variable(2)	$275,022.00	January 25, 2037
I-53-A	Variable(2)	$259,415.50	January 25, 2037
I-53-B	Variable(2)	$259,415.50	January 25, 2037
I-54-A	Variable(2)	$4,301,547.50	January 25, 2037
I-54-B	Variable(2)	$4,301,547.50	January 25, 2037
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I-A Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I-A Remittance Rate” herein.

REMIC I-B

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I-A Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I-B.” The Class R-1B Interest will evidence the sole class of “residual interests” in REMIC I-B for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC I-B Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I-B Regular Interests (as defined herein). None of the REMIC I-B Regular Interests will be certificated.

Designation	REMIC I-B Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I-FX	Variable(2)	$18,833,230.77	January 25, 2037
FX-IO-1	Variable(2)	$44,326,931.66	January 25, 2037
FX-IO-2	Variable(2)	$44,326,032.66	January 25, 2037
FX-IO-3	Variable(2)	$8,865,925.73	January 25, 2037
FX-IO-4	Variable(2)	$13,297,989.60	January 25, 2037
FX-IO-5	Variable(2)	$4,432,063.87	January 25, 2037
FX-IO-6	Variable(2)	$17,730,952.47	January 25, 2037
I-FL	Variable(2)	$167,632,104.00	January 25, 2037
FL-IO-1	Variable(2)	$4,980,068.34	January 25, 2037
FL-IO-2	Variable(2)	$4,979,967.34	January 25, 2037
FL-IO-3	Variable(2)	$996,074.27	January 25, 2037
FL-IO-4	Variable(2)	$1,494,010.40	January 25, 2037
FL-IO-5	Variable(2)	$497,936.13	January 25, 2037
FL-IO-6	Variable(2)	$1,992,047.53	January 25, 2037
SWAP-IO	Variable(2)	N/A(3)	January 25, 2037
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I-B Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I-B Remittance Rate” herein.
(3)	REMIC I-B Regular Interest SWAP-IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC I-C

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I-B Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I-C.” The Class R-1C Interest will evidence the sole class of “residual interests” in REMIC I-C for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC I-C Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I-C Regular Interests (as defined herein). None of the REMIC I-C Regular Interests will be certificated.

Designation	REMIC I-C Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I-AA	Variable(2)	$163,848,814.04	January 25, 2037
I-A1	Variable(2)	$1,204,620.00	January 25, 2037
I-M1	Variable(2)	$163,850.00	January 25, 2037
I-M2	Variable(2)	$32,600.00	January 25, 2037
I-M3	Variable(2)	$75,240.00	January 25, 2037
I-M4	Variable(2)	$26,750.00	January 25, 2037
I-M5	Variable(2)	$26,750.00	January 25, 2037
I-M6	Variable(2)	$20,900.00	January 25, 2037
I-M7	Variable(2)	$25,915.00	January 25, 2037
I-B1	Variable(2)	$25,915.00	January 25, 2037
I-ZZ	Variable(2)	$1,741,313.35	January 25, 2037
I-A-IO	Variable(2)	N/A(3)	January 25, 2037
I-SWAP-IO	Variable(2)	N/A(3)	January 25, 2037
I-NSC	Variable(2)	$337,733.35	January 25, 2037
I-SC	Variable(2)	$3,006,120.00	January 25, 2037
I-XX	Variable(2)	$163,848,814.04	January 25, 2037
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I-C Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I-C Remittance Rate” herein.
(3)	REMIC I-C Regular Interest I-A-IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.
(4)	REMIC I-C Regular Interest I-SWAP-IO will not have an Uncertificated Balance, but will be entitled to 100% of amounts distributed on REMIC I-B Regular Interest SWAP-IO.

REMIC I-D

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I-C Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC ID.” The Class R-1D Interest will evidence the sole class of “residual interests” in REMIC I-D for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Classes of Certificates. The Trust Fund will also issue the Class I-X-1 Certificates and the Class I-P Certificates, which will not be issued by any REMIC created hereunder.

Designation	Pass-Through Rate	Initial Aggregate Certificate Balance	Latest Possible Maturity Date (1)
Class I-A-1	Variable(2)	$240,924,000.00	January 25, 2037
Class I-A-IO	Variable(2)	N/A(3)	January 25, 2037
Class I-M-1	Variable(2)	$32,770,000.00	January 25, 2037
Class I-M-2	Variable(2)	$6,520,000.00	January 25, 2037
Class I-M-3	Variable(2)	$15,048,000.00	January 25, 2037
Class I-M-4	Variable(2)	$5,350,000.00	January 25, 2037
Class I-M-5	Variable(2)	$5,350,000.00	January 25, 2037
Class I-M-6	Variable(2)	$4,180,000.00	January 25, 2037
Class I-M-7	Variable(2)	$5,183,000.00	January 25, 2037
Class I-B-1	Variable(2)	$5,183,000.00	January 25, 2037
Class I-X	Variable(2)	N/A(4)	January 25, 2037
Class IO Interest	(5)	N/A(6)	January 25, 2037
_________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)	The Class I-A-IO Certificates will not have a Certificate Balance, but will accrue interest on their Notional Amount, as defined herein.
(4)
The Class I-X Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class I-X Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC I-C Regular Interests (other than REMIC I-C Regular Interest I-A-IO and REMIC I-C Regular Interest I-SWAP-IO). The Class I-X Certificates will not accrue interest on their Certificate Balance.

(5)	The Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC I-C Regular Interest I-SWAP-IO.
(6)	The Class IO Interest will not have a Certificate Balance, but will be entitled to 100% of amounts distributed on REMIC I-C Regular Interest I-SWAP-IO.

REMIC II-A

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets subject to this Agreement (other than the related Prepayment Premiums and the Group II Excess Reserve Fund Account) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II-A”. The Class R-2A Interest will be the sole class of “residual interests” in REMIC II-A for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC II-A Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II-A Regular Interests (as defined herein). None of the REMIC II-A Regular Interests will be certificated.

Designation	REMIC II-A Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
II-AA	Variable(2)	$64,671,336.80	August 25, 2034
II-A1	Variable(2)	$421,350.00	August 25, 2034
II-M1	Variable(2)	$65,330.00	August 25, 2034
II-M2	Variable(2)	$55,760.00	August 25, 2034
II-M3	Variable(2)	$17,160.00	August 25, 2034
II-M4	Variable(2)	$32,670.00	August 25, 2034
II-B1	Variable(2)	$13,190.00	August 25, 2034
II-ZZ	Variable(2)	$714,363.20	August 25, 2034
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group II Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II-A Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC II-A Remittance Rate” herein.

REMIC II-B

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II-A Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II-B.” The Class R-2B Interest will evidence the sole class of “residual interests” in REMIC II-B for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Classes of Certificates. The Trust Fund will also issue the Class II-X-1 Certificates and the Class II-P Certificates, which will not be issued by any REMIC created hereunder.

Designation	Pass-Through Rate	Initial Aggregate Certificate Balance	Latest Possible Maturity Date (1)
Class II-A-1	Variable(2)	$42,135,000.00	August 25, 2034
Class II-M-1	Variable(2)	$6,533,000.00	August 25, 2034
Class II-M-2	Variable(2)	$5,576,000.00	August 25, 2034
Class II-M-3	Variable(2)	$1,716,000.00	August 25, 2034
Class II-M-4	Variable(2)	$3,267,000.00	August 25, 2034
Class II-M-5	Variable(2)	$1,319,000.00	August 25, 2034
Class II-X	Variable(2)	N/A(3)	August 25, 2034
_________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group II Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)
The Class II-X Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class II-X Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC II-A Regular Interests. The Class II-X Certificates will not accrue interest on their Certificate Balance.

As of the Cut-off Date, the Group I Mortgage Loans had an aggregate Stated Principal Balance equal to $334,385,334.78.

As of the Cut-off Date, the Group II Mortgage Loans had an aggregate Stated Principal Balance equal to $65,991,159.80.

The minimum denomination for each Class of Group I Offered Certificates (other than the Class I-A-IO Certificates) and the Class B-1 Certificates will be $25,000 initial Certificate Balance with integral multiples of $1 in excess thereof. The minimum denomination for the Class I-A-IO Certificates will be $25,000 initial Class I-A-IO Notional Amount with integral multiples of $1 in excess thereof. The minimum denomination for (a) the Class I-R Certificates will be a 100% Percentage Interest in such Class and (b) the Class I-P Certificates and Class I-X Certificates will be a 1% Percentage Interest in each such Class. The Class I-X-1 Certificates will be issued as a single Certificate and will not have a Class Certificate Balance.

It is expected that each Class of Group I Certificates will receive its final distribution of principal and interest on or prior to the related Final Scheduled Distribution Date.

Set forth below are designations of Classes of Group I Certificates to the categories used herein:

Group I Book-Entry Certificates	All Classes of Group I Certificates other than the Group I Physical Certificates.

Class I-A Certificates	Class I-A-1 Certificates and Class I-A-IO Certificates.

Class I-M Certificates	Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class I-M-7 Certificates.

Group I Fixed Certificates	Class I-A-IO, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-B-1 Certificates.

Group I LIBOR Certificates	Class I-A-1, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates.

Group I Offered Certificates	All Classes of Group I Certificates other than the Group I Private Certificates.

Group I Physical Certificates	Class I-X, Class I-X-1, Class I-P and Class I-R Certificates.

Group I Private Certificates	Class I-B-1, Class I-X, Class I-X-1, Class I-P and Class I-R Certificates.

Rating Agencies	S&P and Moody’s.

Group I Regular Certificates	All Classes of Certificates other than the Class I-P, Class I-X-1 and Class I-R Certificates.

Group I Residual Certificates	Class I-R Certificates.

Group I Subordinated Certificates	Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-B-1 Certificates.

The minimum denomination for each Class of Group II Offered Certificates will be $25,000 initial Certificate Balance with integral multiples of $1 in excess thereof. The minimum denomination for (a) the Class II-R Certificates will be a 100% Percentage Interest in such Class and (b) the Class II-P Certificates and Class II-X Certificates will be a 1% Percentage Interest in each such Class. The Class II-X-1 Certificates will be issued as a single Certificate and will not have a Class Certificate Balance.

It is expected that each Class of Group II Certificates will receive its final distribution of principal and interest on or prior to the related Final Scheduled Distribution Date.

Set forth below are designations of Classes of Group II Certificates to the categories used herein:

Group II Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

Class II-M Certificates	Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates.

Group II Offered Certificates	All Classes of Group II Certificates other than the Group II Non-Offered Certificates.

Group II Physical Certificates	Class II-X, Class II-X-1, Class II-P and Class II-R Certificates.

Group II Non-Offered Certificates	Class II-X, Class II-X-1, Class II-P and Class II-R Certificates.

Rating Agencies	S&P and Moody’s.

Group II Regular Certificates	All Classes of Certificates other than the Class II-P, Class II-X-1 and Class II-R Certificates.

Group II Residual Certificates	Class II-R Certificates.

Group II Subordinated Certificates	Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

Account: Any of the applicable Collection Accounts, the Group I Master Servicer Collection Account, the Distribution Account, the Supplemental Interest Trust Account or the related Excess Reserve Fund Account. Each Account shall be an Eligible Account.

Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Offered Certificates or Class I-B-1 Certificates, as applicable, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or the Class I-A-IO Notional Amount, as applicable, immediately prior to such Distribution Date, as reduced by such Class’s share of Net Prepayment Interest Shortfalls not covered by Total Monthly Express Spread and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

Additional Form 10-D Disclosure: As defined in Section 8.12(a)(i).

Additional Form 10-K Disclosure: As defined in Section 8.12(a)(iii).

Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the related Expense Fee Rate.

Advance: Any P&I Advance or Servicing Advance.

Advance Facility: As defined in Section 11.07.

Advancing Person: The Person to whom a Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 11.07.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

Annual Statement of Compliance: As defined in Section 3.22.

Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the related Offered Certificates and, with respect to the Group I Certificates, the Class I-B-1 Certificates, after distributions of principal and after application of any amounts received from the Supplemental Interest Trustl on such Distribution Date exceeds the aggregate Stated Principal Balance of the related Mortgage Loans for such Distribution Date.

Appraised Value: (i) In the case of a purchase, the least of the sale price of the related Mortgaged Property, its appraised value or its review appraisal value (as determined pursuant to the related Underwriting Guidelines) at the time of sale, or (ii) in the case of a refinancing or modification of a Mortgage Loan, the appraised value of the related Mortgaged Property at the time of the refinancing or modification.

Assessment of Compliance: As defined in Section 3.23.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trust.

Attestation Report: As defined in Section 3.23.

Available Funds: Group I Available Funds or Group II Available Funds.

Avelo: Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors in interest.

Basic Principal Distribution Amount: Group I Basic Principal Distribution Amount or Group II Basic Principal Distribution Amount.

Basis Risk Carry Forward Amount: Group I Basis Risk Carry Forward Amount or Group II Basis Risk Carry Forward Amount.

Basis Risk Payment: Group I Basis Risk Payment or Group II Basis Risk Payment.

Book-Entry Certificates: Group I Book-Entry Certificates and Group II Book-Entry Certificates.

Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions, in (a) the States of New York, Ohio, California and Delaware, (b) the State in which the Group I Master Servicer’s operations and any Servicer’s servicing operations are located, or (d) the State in which the Trustee’s operations are located, are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Balance: With respect to any Class of Certificates, other than the Physical Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, and reduced by the amount of any related Applied Realized Loss Amounts previously allocated to such Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by related Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of related Applied Realized Loss Amounts allocated to such Class or Classes). The Class I-A-IO Certificates and Physical Certificates (other than the Class I-X Certificates and Class II-X Certificates) have no Certificate Balance. With respect to each Class I-X Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC I-C Regular Interests (other than REMIC II-C Regular Interest I-SWAP-IO and REMIC I-C Regular Interest I-A-IO) over (B) the then aggregate Class Certificate Balance of the Class I-A-1 Certificates, Class I-M and Class I-B-1 Certificates then outstanding. With respect to each Class II-X Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC II-A Regular Interests over (B) the then aggregate Class Certificate Balance of the Class II-A-1 Certificates and Class II-M Certificates then outstanding.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certification: As defined in Section 8.12(b).

Charged Off Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that is 180 days delinquent and that has not yet been liquidated, giving rise to a Realized Loss.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class I-A Certificates: As specified in the Preliminary Statement.

Class I-A-1 Certificates: All Certificates bearing the class designation of “Class I-A-1 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-A-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the aggregate Class Certificate Balance of the Class I-A-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A)  the product of (i) 44.10% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

Class I-A-IO Notional Amount: With respect to any Distribution Date and the Class I-A-IO Certificates, an amount equal to the lesser of (i) amount set forth on Schedule III for such Distribution Date and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the preceding Due Period. After the June 2008 Distribution Date, the Class I-A-IO Notional Amount will be equal to zero. For federal income tax purposes, the Class I-A-IO Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed to REMIC I-C Regular Interest I-A-IO.

Class I-B-1 Certificates: All Certificates bearing the class designation of “Class I-B-1 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-B-1 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class I-A-1 Certificates (after taking into account the payment of the Class I-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on that Distribution Date), (F) the Class Certificate Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on that Distribution Date), (G) the Class Certificate Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on that Distribution Date), (H) the Class Certificate Balance of the Class I-M-7 Certificates (after taking into account the payment of the Class I-M-7 Principal Distribution Amount on that Distribution Date) and (I) the Class Certificate Balance of the Class I-B-1 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 91.70% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

Class I-M Certificates: The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class I-M-7 Certificates.

Class I-M-1 Certificates: All Certificates bearing the class designation of “Class I-M-1 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-M-1 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class I-A-1 Certificates (after taking into account the payment of the Class I-A-1 Principal Distribution Amount on that Distribution Date) and (B) the Class Certificate Balance of the Class I-M-1 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 63.70% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

Class I-M-2 Certificates: All Certificates bearing the class designation of “Class I-M-2 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-M-2 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class I-A-1 Certificates (after taking into account the payment of the Class I-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on that Distribution Date), and (C) the Class Certificate Balance of the Class I-M-2 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 67.60% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

Class I-M-3 Certificates: All Certificates bearing the class designation of “Class I-M-3 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-M-3 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class I-A-1 Certificates (after taking into account the payment of the Class I-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on that Distribution Date) and (D) the Class Certificate Balance of the Class I-M-3 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 76.60% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

Class I-M-4 Certificates: All Certificates bearing the class designation of “Class I-M-4 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-M-4 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class I-A-1 Certificates (after taking into account the payment of the Class I-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on that Distribution Date) and (E) the Class Certificate Balance of the Class I-M-4 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 79.80% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

Class I-M-5 Certificates: All Certificates bearing the class designation of “Class I-M-5 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-M-5 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class I-A-1 Certificates (after taking into account the payment of the Class I-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on that Distribution Date) and (F) the Class Certificate Balance of the Class I-M-5 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 83.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

Class I-M-6 Certificates: All Certificates bearing the class designation of “Class I-M-6 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-M-6 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class I-A-1 Certificates (after taking into account the payment of the Class I-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on that Distribution Date), (F) the Class Certificate Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on that Distribution Date) and (G) the Class Certificate Balance of the Class I-M-6 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 85.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

Class I-M-7 Certificates: All Certificates bearing the class designation of “Class I-M-7 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-M-7 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class I-A-1 Certificates (after taking into account the payment of the Class I-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on that Distribution Date), (F) the Class Certificate Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on that Distribution Date), (G) the Class Certificate Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on that Distribution Date) and (H) the Class Certificate Balance of the Class I-M-7 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 88.60% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

Class IO Distribution Amount: As defined in Section 4.08 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 4.08 hereof.

Class IO Interest: An uncertificated interest in the Trust Fund held by the Supplemental Interest Trust Trustee, evidencing a REMIC Regular Interest in REMIC I-D for purposes of the REMIC Provisions.

Class I-P Certificates: All Certificates bearing the class designation of “Class I-P Certificates.”

Class I-R Certificates: All Certificates bearing the class designation of “Class I-R Certificates” and evidencing ownership of the Class R-1A Interest, Class R-1B Interest, Class R-1C Interest and Class R-1D Interest.

Class I-X Certificates: All Certificates bearing the class designation of “Class I-X Certificates” and evidencing (i) a REMIC Regular Interest in REMIC I-D, (ii) the obligation to pay Group I Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class I-X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class I-X Interest and not applied as an Group I Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class I-X Interest which is distributable as a Group I Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Group I Basis Risk Payment and (iv) any amounts paid as a Class IO Distribution Amount.

Class I-X-1 Certificates: All Certificates bearing the class designation of “Class I-X-1 Certificates.”

Class R-1A Interest: The uncertificated residual interest in REMIC I-A.

Class R-1B Interest: The uncertificated residual interest in REMIC I-B.

Class R-1C Interest: The uncertificated residual interest in REMIC I-C.

Class R-1D Interest: The uncertificated residual interest in REMIC I-D.

Class R-2A Interest: The uncertificated residual interest in REMIC II-A.

Class R-2B Interest: The uncertificated residual interest in REMIC II-B.

Class II-A-1 Certificates: All Certificates bearing the class designation of “Class II-A” and evidencing (i) a REMIC Regular Interest in REMIC II-B and (ii) the right to receive the related Basis Risk Carry Forward Amounts.

Class II-A-1 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Class II-A-1 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 26.60% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over the Group II Overcollateralization Floor.

Class II-M Certificates: The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates.

Class II-M-1 Certificates: All Certificates bearing the class designation of “Class II-M-1” and evidencing (i) a REMIC Regular Interest in REMIC II-B and (ii) the right to receive the related Basis Risk Carry Forward Amounts.

Class II-M-1 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class II-A-1 Certificates (after taking into account the payment of the Class II-A-1 Principal Distribution Amount on that Distribution Date) and (B) the Class Certificate Balance of the Class II-M-1 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 46.40% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over the Group II Overcollateralization Floor.

Class II-M-2 Certificates: All Certificates bearing the class designation of “Class II-M-2” and evidencing (i) a REMIC Regular Interest in REMIC II-B and (ii) the right to receive the related Basis Risk Carry Forward Amounts.

Class II-M-2 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class II-A-1 Certificates (after taking into account the payment of the Class II-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on that Distribution Date), and (C) the Class Certificate Balance of the Class II-M-2 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 63.30% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over the Group II Overcollateralization Floor.

Class II-M-3 Certificates: All Certificates bearing the class designation of “Class II-M-3” and evidencing (i) a REMIC Regular Interest in REMIC II-B and (ii) the right to receive the related Basis Risk Carry Forward Amounts.

Class II-M-3 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class II-A-1 Certificates (after taking into account the payment of the Class II-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on that Distribution Date) and (D) the Class Certificate Balance of the Class II-M-3 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 68.50% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over the Group II Overcollateralization Floor.

Class II-M-4 Certificates: All Certificates bearing the class designation of “Class II-M-4” and evidencing (i) a REMIC Regular Interest in REMIC II-B and (ii) the right to receive the related Basis Risk Carry Forward Amounts.

Class II-M-4 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class II-A-1 Certificates (after taking into account the payment of the Class II-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on that Distribution Date), and (E) the Class Certificate Balance of the Class II-M-4 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 78.40% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over the Group II Overcollateralization Floor.

Class II-M-5 Certificates: All Certificates bearing the class designation of “Class II-M-5” and evidencing (i) a REMIC Regular Interest in REMIC II-B and (ii) the right to receive the related Basis Risk Carry Forward Amounts.

Class II-M-5 Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (A) the aggregate Class Certificate Balance of the Class II-A-1 Certificates (after taking into account the payment of the Class II-A-1 Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on that Distribution Date), and (F) the Class Certificate Balance of the Class II-M-5 Certificates immediately prior to that Distribution Date, over (y) the lesser of (A) the product of (i) 82.40% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over the Group II Overcollateralization Floor.

Class II-P Certificates: All Certificates bearing the class designation of “Class II-P.”

Class II-R Certificates: All Certificates bearing the designation of “Class II-R” and evidencing ownership of the Class R-2A Interest and Class R-2B Interest.

Class II-X Certificates: All Certificates bearing the class designation of “Class II-X” and evidencing (i) a REMIC Regular Interest in REMIC II-B and (ii) the obligation to pay Group II Basis Risk Carry Forward Amounts.

Class II-X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class II-X Interest and not applied as an Group II Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class II-X Interest which is distributable as a Group II Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Group II Basis Risk Payment.

Class II-X-1 Certificates: All Certificates bearing the class designation of “Class II-X-1.”

Closing Date: December 28, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Accounts: As defined in Section 3.10(a).

Combined Loan-to-Value Ratio or CLTV: As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Mortgage Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

Commission: The United States Securities and Exchange Commission.

Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in full occurring during the related Prepayment Period, and (b) (x) with respect to Ocwen, the related Servicing Fee, and (y) with respect to Avelo and the Group II Servicer, one-half of the related Servicing Fee, in each case payable to the related Servicer for such Distribution Date.

Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property on the related Mortgage Loans, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents remaining after, or not otherwise required to be applied to, the satisfaction of any related First Lien Mortgage Loan.

Conduit Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to its mortgage conduit program and identified as a “Conduit Mortgage Loan” on the Mortgage Loan Schedule.

Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration-GS061S, facsimile no. (714) 247-6478 and which is the address to which notices to and correspondence with the Trustee should be directed.

Corresponding Certificate: With respect to each REMIC Regular Interest listed below, as follows:

REMIC Regular Interest	Class
REMIC I-C Regular Interest I-A1	I-A-1
REMIC I-C Regular Interest I-M1	I-M-1
REMIC I-C Regular Interest I-M2	I-M-2
REMIC I-C Regular Interest I-M3	I-M-3
REMIC I-C Regular Interest I-M4	I-M-4
REMIC I-C Regular Interest I-M5	I-M-5
REMIC I-C Regular Interest I-M6	I-M-6
REMIC I-C Regular Interest I-M7	I-M-7
REMIC I-C Regular Interest I-B1	I-B-1
REMIC I-C Regular Interest I-A-IO	I-A-IO
REMIC II-A Regular Interest II-A1	II-A-1
REMIC II-A Regular Interest II-M1	II-M-1
REMIC II-A Regular Interest II-M2	II-M-2
REMIC II-A Regular Interest II-M3	II-M-3
REMIC II-A Regular Interest II-M4	II-M-4
REMIC II-A Regular Interest II-M5	II-M-5

With respect to REMIC I-C Regular Interest I-SC, the LIBOR Certificates. With respect to REMIC I-C Regular Interest I-NSC, each Regular Certificate (other than a LIBOR Certificate).

Cumulative Loss Percentage: With respect to Ocwen, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses on the related Group I Mortgage Loans for the period from the Cut-off Date to the date of determination and the denominator of which is the Stated Principal Balance of the related Group I Mortgage Loans as of the Cut-off Date.

Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or the Group I Custodian, as applicable, or which at any time comes into the possession of the Trustee or the Group I Custodian, as applicable.

Cut-off Date: December 1, 2006.

Cut-off Date Pool Principal Balance: Group I Cut-off Date Pool Principal Balance or Group II Cut-off Date Pool Principal Balance.

Cut-off Date Principal Balance: Group I Cut-off Date Principal Balance or Group II Cut-off Date Principal Balance.

Data Tape Information: The information provided by the related Responsible Party or the related Servicer as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the applicable Responsible Party’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (17) the loan credit classification (as described in the related Underwriting Guidelines); (18) whether such Mortgage Loan provides for a Prepayment Premium; (19) the Prepayment Premium period of such Mortgage Loan, if applicable; (20) a description of the Prepayment Premium, if applicable; (21) the Mortgage Interest Rate as of origination; (22) the credit risk score (FICO score) at origination; (23) the date of origination; (24) a code indicating whether the Mortgage Loan has been modified; (25) the payment history; (26) the Due Date for the first Scheduled Payment; (27) the original Scheduled Payment due; (28) with respect to the related Mortgagor, the debt-to-income ratio; (29) the Appraised Value of the Mortgaged Property; (30) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (31) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (32) a code indicating whether the Mortgage Loan is a “Section 32 Mortgage Loan”; (33) a code indicating whether the Mortgage Loan is assumable; (34) the Responsible Party which sold the Mortgage Loan, and (35) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the related portion of the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Deleted Mortgage Loan: Any Mortgage Loan permitted to be removed from the Trust Fund under the circumstances set forth in the Assignment and Recognition Agreement.

Delinquent: A Mortgage Loan will be considered “Delinquent” based on the so-called “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be Delinquent with respect to a scheduled payment due on a Due Date if such scheduled payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such scheduled payment if such scheduled payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody’s, F1+ by Fitch and A-1 by Standard & Poor’s, to the extent they are Rating Agencies hereunder.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The Group I Distribution Account or the Group II Distribution Account.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates or, if such day is not a Business Day, the next succeeding Business Day, commencing in January 2007.

Document Certification and Exception Report: The report attached to Exhibit F-1 or F-2, as applicable, hereto.

Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “A-1” by Standard & Poor’s and “P-1” by Moody’s (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the related Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificates: The Class I-R, Class I-X-1, Class II-P, Class II-X, Class II-X-1 and Class II-R Certificates.

Event of Default: As defined in Section 7.01.

Excess Overcollateralized Amount: Group I Excess Overcollateralized Amount or Group II Excess Overcollateralized Amount.

Excess Reserve Fund Account: Group I Excess Reserve Fund Account or Group II Excess Reserve Fund Account.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the related Servicing Fee Rate and, if applicable, the Group I Master Servicing Fee Rate.

Expense Fees: As to each Mortgage Loan, the sum of the related Servicing Fee and, if applicable, the Group I Master Servicing Fee Rate.

Extra Principal Distribution Amount: Group I Extra Principal Distribution Amount or Group II Extra Principal Distribution Amount.

Fannie Mae: The Federal National Mortgage Association and its successors in interest.

Fannie Mae Guides: The Fannie Mae Seller’s Guide and the Fannie Mae Servicer’s Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the related Responsible Party or the Purchaser as contemplated by this Agreement), a determination made by the related Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the related Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The related Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date: With respect to the Group I Certificates (other than the Class I-A-IO Certificates), the Distribution Date occurring in January 2037, with respect to the Class I-A-IO Certificates, the Distribution Date occurring in June 2008, and with respect to the Group II Certificates, the Distribution Date occurring in August 2034.

First Lien Mortgage Loan: With respect to each Mortgage Loan, any mortgage loan secured by a first lien Mortgage on the related Mortgaged Property.

Fitch: Fitch, Inc., and its successors in interest.

Forbearance: As defined in Section 3.07(a).

Form 8-K Disclosure Information: As defined in Section 8.12(a)(ii).

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

Group I Available Funds: With respect to any Distribution Date and the Group I Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Group I Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Group I Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Group I Servicers in connection therewith (excluding Prepayment Premiums); (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price in respect of a related Deleted Mortgage Loan or a Group I Mortgage Loan repurchased by the related Responsible Party or the Purchaser as of such Distribution Date; and (v) the proceeds received with respect to the termination of the related portion of the Trust Fund pursuant to clause (a) of Section 10.01, reduced by (y) all amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Group I Mortgage Loans, and other amounts as to which the Group I Servicers, the Depositor, the Group I Master Servicer, the Group I Custodian or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

Group I Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Group I Principal Remittance Amount for such Distribution Date over (ii) the Group I Excess Overcollateralized Amount, if any, for such Distribution Date.

Group I Basis Risk Carry Forward Amount: With respect to the Group I Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Group I Offered Certificates and the Class I-B-1 Certificates is based upon the related WAC Cap, the excess of (i) the amount of interest such Class of Group I Offered Certificates and Class I-B-1 Certificates would otherwise be entitled to receive on such Distribution Date had the Pass-Through Rate not been subject to the related WAC Cap, over (ii) the amount of interest payable on such Class of Group I Offered Certificates and Class I-B-1 Certificates at the related WAC Cap, and (B) the Group I Basis Risk Carry Forward Amount for such Class of Group I Offered Certificates and Class I-B-1 Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Group I Offered Certificates and Class I-B-1 Certificates for such Distribution Date (without giving effect to the related WAC Cap).

Group I Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate Group I Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Group I Class I-X Distributable Amount (prior to any reduction for Group I Basis Risk Payments or Defaulted Swap Termination Payment).

Group I Certificates: The Class I-A-1, Class I-A-IO, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-B-1, Class I-P, Class I-X, Class I-X1 and Class I-R Certificates.

Group I Custodian: U.S. Bank National Association, a national banking association, and its successors in interest, as applicable. The Trustee will also serve as a custodian for certain of the Group I Mortgage Loans and for all of the Group II Mortgage Loans.

Group I Custodian Fee: As to each applicable Group I Mortgage Loan and any Distribution Date, any amount payable to the Group I Custodian for such Mortgage Loan pursuant to the Group I Custodian’s fee agreement with the Trustee, as specified in an invoice from the Group I Custodian to the Trustee. The Group I Custodian Fee payable to the Group I Custodian with respect to each Distribution Date shall be payable by the Trustee, solely from amounts relating to the Group I Mortgage Loans.

Group I Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balance of all Group I Mortgage Loans as of the Cut-off Date.

Group I Cut-off Date Principal Balance: As to any Group I Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

Group I Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Holders of the Group I Certificates and designated “Deutsche Bank National Trust Company in trust for registered Holders of GSAA Home Equity Trust 2006-S1 Mortgage Pass-Through Certificates, Series 2006-S1, Group I.” Funds in the Group I Distribution Account shall be held in trust for the Holders of the Group I Certificates for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

Group I Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Group I Overcollateralized Amount on such Distribution Date over (b) the Group I Specified Overcollateralized Amount for such Distribution Date.

Group I Excess Reserve Fund Account: The separate, non-interest bearing Eligible Account created and maintained by the Trustee pursuant to Section 3.27(a) in the name of the Trustee for the benefit of the Group I Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered Holders of GSAA Home Equity Trust 2006-S1, Mortgage Pass-Through Certificates, Group I, Series 2006-S1.” Funds in the Group I Excess Reserve Fund Account shall be held in trust for the Group I Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Group I Excess Reserve Fund Account shall not be invested.

Group I Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Group I Monthly Excess Spread for such Distribution Date and (y) the related Group I Overcollateralization Deficiency for such Distribution Date.

Group I Interest Remittance Amount: With respect to any Distribution, that portion of Group I Available Funds attributable to interest relating to the Group I Mortgage Loans, net of the applicable fees payable to the Group I Servicers and the Group I Master Servicer for such Distribution Date, and net of any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider with respect to such Distribution Date.

Group I Marker Rate: With respect to the Class I-X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I-C Remittance Rate for each of REMIC I-C Regular Interest I-A1, REMIC I-C Regular I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7, REMIC I-C Regular Interest I-B1 and REMIC I-C Regular Interest I-ZZ, with the rate on each such REMIC I-C Regular Interest (other than REMIC I-C Regular Interest I-ZZ) subject to a cap equal to the related Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I-C Regular Interest I-ZZ subject to a cap of zero for the purpose of this calculation; provided however, each such cap for REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3 and REMIC I-C Regular Interest I-M4 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Group I Master Servicer: Wells Fargo Bank, N.A., and if a successor master servicer is appointed hereunder, such successor.

Group I Master Servicer Collection Account: The separate Eligible Account established and maintained by the Group I Master Servicer with respect to the Group I Mortgage Loans and REO Property in accordance with Section 9.12 hereof.

Group I Master Servicer Float Period: With respect to any Distribution Date and the amounts in the Group I Master Servicer Collection Account, the period commencing on the related Servicer Remittance Date of the Group I Servicers immediately preceding such Distribution Date and ending on the day prior to the Group I Master Servicer Remittance Date.

Group I Master Servicer Event of Default: As defined in Section 9.04.

Group I Master Servicer Remittance Date: With respect to any Distribution Date, the 21st of the month in which such Distribution Date occurs, or, if that day is not a Business Day, the immediately preceding Business Day, except that if the 21st of the month falls on a Sunday, the Group I Master Servicer Remittance Date will be the next succeeding Business Day.

Group I Master Servicing Fee: As to each Group I Mortgage Loan and any Distribution Date, an amount equal to one month’s compensation at the Group I Master Servicing Fee Rate on the Stated Principal Balance of such Group I Mortgage Loan as of the preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, compensation at the Group I Master Servicing Fee Rate on the Stated Principal Balance of such Group I Mortgage Loan for the period covered by such payment of interest.

Group I Master Servicing Fee Rate: With respect to any Group I Mortgage Loan, a per annum rate equal to 0.010%.

Group I Master Servicing Officer: Any officer of the Group I Master Servicer involved in, or responsible for, the administration and master servicing of the Group I Mortgage Loans.

Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

Group I Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

Group I Net Prepayment Interest Shortfall: For any Distribution Date and the Group I Mortgage Loans, the amount by which the sum of the Prepayment Interest Shortfalls with respect to the Group I Mortgage Loans exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

Group I Offered Certificates: As specified in the Preliminary Statement.

Group I Optional Termination Date: The date on which the related Terminating Entity, pursuant to Section 10.01, shall cause the Group I Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Group I Cut-off Date Pool Principal Balance.

Group I Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Group I Certificates as of such Distribution Date (after giving effect to the payment of the Group I Principal Remittance Amount on such Certificates on such Distribution Date).

Group I Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Group I Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Group I Overcollateralized Amount applicable to such Distribution Date.

Group I Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Class Certificate Balance of the Group I Offered Certificates and Class I-B-1 Certificates to zero, the Group I Overcollateralization Floor shall be zero.

Group I Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Group I Excess Overcollateralized Amount and (b) the Group I Net Monthly Excess Cash Flow.

Group I Physical Certificates: As specified in the Preliminary Statement.

Group I Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Group I Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Group I Principal Distribution Amount: For any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the Group I Extra Principal Distribution Amount for such Distribution Date.

Group I Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Group I Mortgage Loan due during such Due Period and received by the Group I Servicers on or prior to the related Determination Date or advanced by the Group I Servicers for the related Servicer Remittance Date, (ii) all related Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Group I Mortgage Loans allocable to principal actually collected by the Group I Servicers during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan in Loan Group I, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Determination Date through the Determination Date for the current Distribution Date, (v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Group I Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the related portion of the Trust Fund pursuant to clause (a) of Section 10.01 (to the extent such proceeds relate to principal).

Group I Private Certificates: As specified in the Preliminary Statement.

Group I Residual Certificates: As specified in the Preliminary Statement.

Group I Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Group I Subordinated Certificates and (ii) the Group I Overcollateralized Amount (in each case after taking into account the distributions of the Group I Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

Group I Senior Specified Enhancement Percentage: As of any date of determination, 55.90%.

Group I Servicers: Ocwen and Avelo, or any successor servicer(s) appointed as herein provided, in its capacity as Group I Servicer hereunder.

Group I Servicing Fee: With respect to each related Group I Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Group I Servicing Fee Rate and (ii) the applicable Stated Principal Balance of such Group I Mortgage Loan as of the last day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly. The Group I Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the related Group I Servicer or as otherwise provided under Section 3.11.

Group I Servicing Fee Rate: With respect to each Group I Mortgage Loan, 0.50% per annum.

Group I Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 4.15% of the Group I Cut-off Date Pool Principal Balance. On and after the Group I Stepdown Date, an amount equal to 8.30% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Group I Offered Certificates (other than the Class I-A-IO Certificates) and the Class I-B-1 Certificates has been reduced to zero, to a minimum amount equal to the Group I Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Group I Trigger Event has occurred, the Group I Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Group I Mortgage Loans until the Distribution Date on which a Group I Trigger Event is no longer occurring.

Group I Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class I-A-1 Certificates has been reduced to zero, and (b) the later to occur of (i) the Distribution Date in January 2010, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

Group I Subordinated Certificates: The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-B-1 Certificates.

Group I Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans in Loan Group I, divided by (2) the aggregate unpaid principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, equals or exceeds 14.31% of the Group I Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the sum of (1) the aggregate amount of Realized Losses in Loan Group I incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Group I Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
January 2009 through December 2009	2.90% for the first month, plus an additional 1/12th of 2.85% for each month thereafter
January 2010 through December 2010	5.75% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
January 2011 through December 2011	7.75% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
January 2012 through December 2012	9.15% for the first month, plus an additional 1/12th of 0.55% for each month thereafter
January 2013 and thereafter	9.70%

Group I WAC Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) with respect to the Group I LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period, and with respect to the Class I-A-IO, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-B-1 Certificates, 1, and (ii) (A) the weighted average of the Adjusted Net Mortgage Interest Rates on the Group I Mortgage Loans (in each case, less the applicable Expense Fee Rate) in effect at the beginning of the related Due Period on the Group I Mortgage Loans, less (B) the sum of (a) except with respect to the Class I-A-IO Certificates, the amount of interest accrued on the Class I-A-IO Certificates for such Distribution Date, divided by the aggregate Stated Principal Balance of the Group I Mortgage Loans and multiplied by 12, and (b) solely for the purposes of calculating the Group I WAC Cap for the Group I LIBOR Certificates and the Class I-A-IO Certificates, Net Swap Payments, if any, for that Distribution Date, and Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Provider, if any, for that Distribution Date, divided by the Class Certificate Balance of the Group I LIBOR Certificates at the beginning of the related Due Period, multiplied by 12. For federal income tax purposes, the Group I WAC Cap shall be expressed as (i) with respect to the LIBOR Certificates, the REMIC I-C Remittance Rate on REMIC I-C Regular Interest I-SC and (ii) with respect to the Class I-M-5, Class I-M-6, Class I-M-7 and Class I-B-1 Certificates, the REMIC I-C Remittance Rate on REMIC I-C Regular Interest I-NSC. For federal income tax purposes, the Class I-A-IO Certificates will not have a WAC Cap, but will be entitled to 100% of amounts distributed to REMIC I-C Regular Interest I-A-IO.

Group II Available Funds: With respect to any Distribution Date and the Group II Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Group II Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Group II Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Group II Servicer in connection therewith (excluding Prepayment Premiums); (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price in respect of a Deleted Mortgage Loan or a Group II Mortgage Loan repurchased by the related Responsible Party or the Purchaser as of such Distribution Date; and (v) the proceeds received with respect to the termination of the related portion of the Trust Fund pursuant to clause (a) of Section 10.01, reduced by (y) all amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Group II Mortgage Loans, and other amounts as to which the Group II Servicer, the Depositor or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

Group II Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Group II Principal Remittance Amount for such Distribution Date over (ii) the Group II Excess Overcollateralized Amount, if any, for such Distribution Date.

Group II Basis Risk Carry Forward Amount: With respect to the Group II Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Group II Offered Certificates is based upon the related WAC Cap, the excess of (i) the amount of interest such Class of Group II Offered Certificates would otherwise be entitled to receive on such Distribution Date had the Pass-Through Rate not been subject to the related WAC Cap, over (ii) the amount of interest payable on such Class of Group II Offered Certificates at the related WAC Cap, and (B) the Group II Basis Risk Carry Forward Amount for such Class of Group II Offered Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Group II Offered Certificates for such Distribution Date (without giving effect to the related WAC Cap).

Group II Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate Group II Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Group II Class II-X Distributable Amount (prior to any reduction for Group II Basis Risk Payments).

Group II Certificates: The Class II-A-1, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-P, Class II-X, Class II-X-1 and Class II-R Certificates.

Group II Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balance of all Group II Mortgage Loans as of the Cut-off Date.

Group II Cut-off Date Principal Balance: As to any Group II Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

Group II Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Holders of the Group II Certificates and designated “Deutsche Bank National Trust Company in trust for registered Holders of GSAA Home Equity Trust 2006-S1 Mortgage Pass-Through Certificates, Series 2006-S1, Group II.” Funds in the Group II Distribution Account shall be held in trust for the Holders of the Group II Certificates for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

Group II Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Group II Overcollateralized Amount on such Distribution Date over (b) the Group II Specified Overcollateralized Amount for such Distribution Date.

Group II Excess Reserve Fund Account: The separate, non-interest bearing Eligible Account created and maintained by the Trustee pursuant to Sections 3.27(a) in the name of the Trustee for the benefit of the Group II Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered Holders of GSAA Home Equity Trust 2006-S1, Mortgage Pass-Through Certificates, Group II, Series 2006-S1.” Funds in the Group II Excess Reserve Fund Account shall be held in trust for the Group II Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Group II Excess Reserve Fund Account shall not be invested.

Group II Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Group II Monthly Excess Spread for such Distribution Date and (y) the related Group II Overcollateralization Deficiency for such Distribution Date.

Group II Interest Remittance Amount: With respect to any Distribution, that portion of Group II Available Funds attributable to interest relating to the Group II Mortgage Loans.

Group II Marker Rate: With respect to the Class II-X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II-A Remittance Rate for each of REMIC II-A Regular Interest II-A1, REMIC II-A Regular II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular II-M3, REMIC II-A Regular Interest II-M4, REMIC II-A Regular Interest II-M5 and REMIC II-A Regular Interest II-ZZ, with the rate on each such REMIC II-A Regular Interest (other than REMIC II-A Regular Interest II-ZZ) subject to a cap equal to the related Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC II-A Regular Interest II-ZZ subject to a cap of zero for the purpose of this calculation.

Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

Group II Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(b)(iii) (before giving effect to distributions pursuant to such subsection).

Group II Net Prepayment Interest Shortfall: For any Distribution Date and the Group II Mortgage Loans, the amount by which the sum of the Prepayment Interest Shortfalls with respect to the Group II Mortgage Loans exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

Group II Non-Offered Certificates: As specified in the Preliminary Statement.

Group II Offered Certificates: As specified in the Preliminary Statement.

Group II Optional Termination Date: The date on which the related Terminating Entity, pursuant to Section 10.01, shall cause the Group II Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Group II Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Group II Cut-off Date Pool Principal Balance.

Group II Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Group II Certificates as of such Distribution Date (after giving effect to the payment of the Group II Principal Remittance Amount on such Certificates on such Distribution Date).

Group II Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Group II Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Group II Overcollateralized Amount applicable to such Distribution Date.

Group II Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Class Certificate Balance of the Group II Offered Certificates to zero, the Group II Overcollateralization Floor shall be zero.

Group II Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Group II Excess Overcollateralized Amount and (b) the Group II Net Monthly Excess Cash Flow.

Group II Physical Certificates: As specified in the Preliminary Statement.

Group II Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Group II Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Group II Principal Distribution Amount: For any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the Group II Extra Principal Distribution Amount for such Distribution Date.

Group II Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Group II Mortgage Loan due during such Due Period and received by the Group II Servicer on or prior to the related Determination Date or advanced by the Group II Servicer for the related Servicer Remittance Date, (ii) all related Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Group II Mortgage Loans allocable to principal actually collected by the Group II Servicer during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan in Loan Group II, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Determination Date through the Determination Date for the current Distribution Date, (v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Group II Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the related portion of the Trust Fund pursuant to clause (a) of Section 10.01 (to the extent such proceeds relate to principal).

Group II Residual Certificates: As specified in the Preliminary Statement.

Group II Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Group II Subordinated Certificates and (ii) the Group II Overcollateralized Amount (in each case after taking into account the distributions of the Group II Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date.

Group II Senior Specified Enhancement Percentage: As of any date of determination, 73.40%.

Group II Servicer: National City, or any successor servicer appointed as herein provided, in its capacity as Group II Servicer hereunder.

Group II Servicing Fee: With respect to each Group II Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Group II Servicing Fee Rate and (ii) the applicable Stated Principal Balance of such Group II Mortgage Loan as of the last day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Group II Mortgage Loan is serviced by the Group II Servicer under this Agreement. The Group II Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the Group II Servicer or as otherwise provided under Section 3.11.

Group II Servicing Fee Rate: With respect to each Group II Mortgage Loan, 0.50% per annum.

Group II Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 8.80% of the Group II Cut-off Date Pool Principal Balance. On and after the Group II Stepdown Date, an amount equal to 17.60% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Group II Offered Certificates has been reduced to zero, to a minimum amount equal to the Group II Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Group II Trigger Event has occurred, the Group II Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Group II Mortgage Loans until the Distribution Date on which a Group II Trigger Event is no longer occurring.

Group II Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class II-A-1 Certificates has been reduced to zero, and (b) the later to occur of (i) the Distribution Date in January 2010, and (ii) the first Distribution Date on which the Group II Senior Enhancement Percentage is greater than or equal to the Group II Senior Specified Enhancement Percentage.

Group II Subordinated Certificates: As specified in the Preliminary Statement.

Group II Trigger Event: With respect to any Distribution Date, a Group II Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans in Loan Group II, divided by (2) the aggregate unpaid principal balance of the Group II Mortgage Loans as of the last day of the related Due Period, equals or exceeds 11.07% of the Group II Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the sum of (1) the aggregate amount of Realized Losses in Loan Group II incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Group II Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
January 2009 through December 2009	4.15% for the first month, plus an additional 1/12th of 3.30% for each month thereafter
January 2010 through December 2010	7.45% for the first month, plus an additional 1/12th of 3.25% for each month thereafter
January 2011 through December 2011	10.70% for the first month, plus an additional 1/12th of 2.05% for each month thereafter
January 2012 through December 2012	12.75% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
January 2013 and thereafter	13.50%

Group II WAC Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans and (ii) with respect to each Class of Group II Offered Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period related to such Distribution Date. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-A Remittance Rates on each REMIC II-A Regular Interest, weighted on the basis of the Uncertificated Balance of each such REMIC II-A Regular Interest.

High Cost Mortgage Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as “high cost,” “threshold,” “covered”, or “predatory” under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as “High Cost” or “Covered” pursuant to the then-current version of Appendix E of the Standard & Poor’s Glossary.

Information Circular: The Information Circular of the Depositor dated December 27, 2006, relating to the Group II Offered Certificates.

Initial Certification: The Initial Certification submitted by the Trustee or the Group I Custodian substantially in the form of Exhibit E-1 or E-2, as applicable.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Accrual Period: With respect to the Group I LIBOR Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. With respect to the Group I Fixed Certificates and the Group II Offered Certificates and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. For purposes of computing interest accruals on each Class of Group I LIBOR Certificates, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days. For purposes of computing interest accruals on each Class of Group I Fixed Certificates and Group II Offered Certificates, each Interest Accrual Period has 30 days in such period and each year is assumed to have 360 days.

Interest Rate Swap Agreement: The interest rate swap agreement, dated as of December 28, 2006, and the related confirmation, dated December 28, 2006, between the Swap Provider and the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust or any swap agreement (including any related schedules) entered into, a copy of which is attached hereto as Exhibit U.

Interest Remittance Amount: Group I Interest Remittance Amount or Group II Interest Remittance Amount.

Investment Account: As defined in Section 3.12(a).

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Servicer Remittance Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

LIBOR: With respect to any Interest Accrual Period for the Group I LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

LIBOR Determination Date: With respect to any Interest Accrual Period for the Group I LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: With respect to any Distribution Date, (i) a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination and (ii) any Charged Off Loan.

Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold, transferred or replaced pursuant to or as contemplated by this Agreement or (iv) such Mortgage Loan becomes a Charged Off Loan pursuant to Section 3.15. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

Liquidation Proceeds: The amounts, including Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries in each case, which are remaining after, or not otherwise required to be applied to, the satisfaction of any related First Lien Mortgage Loan.

London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Majority Class I-X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class I-X Certificates.

Majority Class II-X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class II-X Certificates.

M&T: M&T Mortgage Corporation, a New York corporation, and its successors in interest.

M&T Agreements: Collectively, the M&T Purchase Agreement and the M&T Assignment Agreement, copies of which are attached hereto as Exhibit Q-2.

M&T Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of December 28, 2006, by and among M&T, the Sponsor and the Depositor.

M&T Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a M&T Purchase Agreement and identified as a "M&T Mortgage Loan" on the Mortgage Loan Schedule.

M&T Purchase Agreement: Collectively, Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005, between the Sponsor and M&T, and the Commitment Letters, dated as of July 6, 2006, and August 30, 2006, respectively, solely insofar as the M&T Purchase Agreement relates to the M&T Mortgage Loans.

Maximum I-ZZ Uncertificated Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I-C Remittance Rate applicable to REMIC I-C Regular Interest I-ZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I-C Regular Interest I-ZZ minus the REMIC I-C Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7 and REMIC I-C Regular Interest I-B1 and with the rate on each such REMIC I-C Regular Interest subject to a cap equal to the related Pass-Through Rate for the corresponding Certificate for the purpose of this calculation for such Distribution Date; provided however, each such cap for REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3 and REMIC I-C Regular Interest I-M4 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Maximum II-ZZ Uncertificated Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC II-A Remittance Rate applicable to REMIC II-A Regular Interest II-ZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II-A Regular Interest II-ZZ minus the REMIC II-A Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC II-A Regular Interest II-A1, REMIC II-A Regular Interest II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular Interest II-M3, REMIC II-A Regular Interest II-M4 and REMIC II-A Regular Interest II-M5 and with the rate on each such REMIC II-A Regular Interest subject to a cap equal to the related Pass-Through Rate for the corresponding Certificate for the purpose of this calculation for such Distribution Date.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Responsible Party, in accordance with MERS Procedure Manual and (b) the Responsible Party has designated or will designate the Trust as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Statement: The statement made available to the related Certificateholders pursuant to Section 4.04.

Moody’s: Moody’s Investors Service, Inc. and its successor in interest. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor, the Servicers, the Trustee, the Group I Master Servicer and the Group I Custodian.

Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

Mortgage Loan Schedule: A schedule of Group I Mortgage Loans or Group II Mortgage Loans annexed hereto as Schedule I-A or Schedule I-B, respectively, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the applicable Responsible Party Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (17) the loan credit classification (as described in the Underwriting Guidelines); (18) whether such Mortgage Loan provides for a Prepayment Premium; (19) the Prepayment Premium period of such Mortgage Loan, if applicable; (20) a description of the Prepayment Premium, if applicable; (21) the Mortgage Interest Rate as of origination; (22) the credit risk score (FICO score) at origination; (23) the date of origination; (24) a code indicating whether the Mortgage Loan has been modified; (25) the payment history; (26) the Due Date for the first Scheduled Payment; (27) the original Scheduled Payment due; (28) with respect to the related Mortgagor, the debt-to-income ratio; (29) the Appraised Value of the Mortgaged Property; (30) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (31) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (32) a code indicating whether the Mortgage Loan is a “Section 32 Mortgage Loan”; (33) a code indicating whether the Mortgage Loan is assumable; (34) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (35) with respect to each MERS Designated Mortgage Loan, the MERS identification number and (36) a code indicating the custodian of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including all riders thereto.

Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the related Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor(s) on a Mortgage Note.

National City: National City Home Loan Services, Inc., a Delaware corporation, and its successors in interest.

National City Bank: National City Bank, a national bank, and its successors in interest.

National City Bank Agreements: Collectively, the National City Bank Purchase Agreement and the National City Bank Assignment Agreement, copies of which are attached hereto as Exhibit Q-4.

National City Bank Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of December 28, 2006, by and among National City Bank, the Sponsor and the Depositor.

National City Bank Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a National City Bank Purchase Agreement and identified as a "National City Bank Mortgage Loan" on the Mortgage Loan Schedule.

National City Bank Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreement, dated as of December 18, 2006, between National City Bank and the Sponsor, solely insofar as the National City Bank relates to the National City Bank Mortgage Loans.

Net Monthly Excess Cash Flow: Group I Net Monthly Excess Cash Flow or Group II Net Monthly Excess Cash Flow.

Net Prepayment Interest Shortfall: Group I Net Prepayment Interest Shortfall or Group II Net Prepayment Interest Shortfall.

Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the related portion of the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the related portion of the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer, the Group I Master Servicer or any successor Group I Master Servicer, as applicable, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the related Servicer or the Group I Master Servicer or any successor Group I Master Servicer, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

Notice of Final Distribution: The notice to be provided pursuant to Sections 10.02 and 10.03 to the effect that final distribution on any of the related Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: With respect to the Class I-X Certificates for purposes solely of the face thereof, the aggregate Stated Principal Balance of the Group I Mortgage Loans. With respect to the Class II-X Certificates for purposes solely of the face thereof, the aggregate Stated Principal Balance of the Group II Mortgage Loans. With respect to the Class I-X Certificates and any Distribution Date, the aggregate Uncertificated Balances of the REMIC I-C Regular Interests (other than REMIC I-C Regular Interest I-A-IO and REMIC I-C Regular Interest I-SWAP-IO) for such Distribution Date. With respect to the Class II-X Certificates and any Distribution Date, the aggregate Uncertificated Balances of the REMIC II-A Regular Interests for such Distribution Date. As of the Closing Date, the Notional Amount of the Class I-X Certificates is equal to $334,385,334.78. As of the Closing Date, the Notional Amount of the Class II-X Certificates is equal to $65,991,159.80.

Ocwen: Ocwen Loan Servicing, LLC, a Delaware limited liability company, and its successors in interest.

Offered Certificates: Group I Offered Certificates or Group II Offered Certificates.

Officer’s Certificate: A certificate signed by an officer of the related Servicer or the Group I Master Servicer with responsibility for the servicing of the related Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Trustee pursuant to this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the related Servicer or a Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of the related Servicer or the Group I Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the related Servicer or the Group I Master Servicer of the Mortgage Loans or in an affiliate of such Servicer and (iii) is not connected with the related Servicer or the Group I Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Optional Termination Date: Group I Optional Termination Date or Group II Optional Termination Date.

Option One: Option One Mortgage Corporation, a California corporation, and its successors in interest.

Option One Agreements: Collectively, the Option One Purchase Agreement and the Option One Assignment Agreement, copies of which are attached hereto as Exhibit Q-3.

Option One Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of December 28, 2006, by and among Option One, the Sponsor and the Depositor.

Option One Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a Option One Purchase Agreement and identified as a "Option One Mortgage Loan" on the Mortgage Loan Schedule.

Option One Purchase Agreement: Collectively, the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006, between Option One and the Sponsor, and the Purchase Price and Terms Agreement, dated as of June 9, 2006, between Option One and the Sponsor, solely insofar as the Option One Purchase Agreement relates to the Option One Mortgage Loans.

OTS: Office of Thrift Supervision, and any successor thereto.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

(ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralized Amount: Group I Overcollateralized Amount or Group II Overcollateralized Amount.

Overcollateralization Deficiency: Group I Overcollateralization Deficiency or Group II Overcollateralization Deficiency.

Overcollateralization Floor: Group I Overcollateralization Floor or Group II Overcollateralization Floor.

Overcollateralization Reduction Amount: Group I Overcollateralization Reduction Amount or Group II Overcollateralization Reduction Amount.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the related Servicer (or the Group I Master Servicer as successor Group I Servicer) in respect of any Servicer Remittance Date representing the aggregate of all payments of principal and interest, net of the related Servicing Fee or the Group I Master Servicing Fee, as applicable, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Servicer Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01; provided, however, that with respect to (i) any Mortgage Loan that is 180 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property) and becomes a Charged Off Loan, (ii) shortfalls due to bankruptcy proceedings or the application of the Relief Act or similar laws and (iii) the principal portion of any amount due on a Balloon Loan, there will be no obligation to make P&I Advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 180 days delinquent, the obligation to make P&I Advances shall be calculated after taking into account rental income.

Pass-Through Margin: With respect to the Class I-A-1 Certificates, 0.160%, with respect to the Class I-M-1 Certificates, 0.420%, with respect to the Class I-M-2 Certificates, 0.440%; with respect to the Class I-M-3 Certificates, 0.620%, and with respect to the Class I-M-4 Certificates, 0.720%. On the first Distribution Date after the related Optional Termination Date, the Pass-Through Margins shall increase to, with respect to the Class I-A-1 Certificates, 0.320%, with respect to the Class I-M-1 Certificates, 0.630%, with respect to the Class I-M-2 Certificates, 0.660%; with respect to the Class I-M-3 Certificates, 0.930%, and with respect to the Class I-M-4 Certificates, 1.080%.

Pass-Through Rate: With respect to the Class I-A-1 Certificates, a rate per annum equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the Group I WAC Cap.

With respect to the Class I-A-IO Certificates, a rate per annum equal to the lesser of (i) 6.000% and (ii) the Group I WAC Cap. For federal income tax purposes, the Class I-A-IO Certificates will not have a Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC I-C Regular Interest I-A-IO.

With respect to the Class I-M-1 Certificates, a rate per annum equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the Group I WAC Cap.

With respect to the Class I-M-2 Certificates, a rate per annum equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the Group I WAC Cap.

With respect to the Class I-M-3 Certificates, a rate per annum equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the Group I WAC Cap.

With respect to the Class I-M-4 Certificates, a rate per annum equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the Group I WAC Cap.

With respect to the Class I-M-5 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group I Optional Termination Date, 7.000% or (B) after the first possible Group I Optional Termination Date, 7.500%, and (ii) the Group I WAC Cap.

With respect to the Class I-M-6 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group I Optional Termination Date, 7.000% or (B) after the first possible Group I Optional Termination Date, 7.500%, and (ii) the Group I WAC Cap.

With respect to the Class I-M-7 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group I Optional Termination Date, 7.000% or (B) after the first possible Group I Optional Termination Date, 7.500%, and (ii) the Group I WAC Cap.

With respect to the Class I-B-1 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group I Optional Termination Date, 7.000% or (B) after the first possible Group I Optional Termination Date, 7.500%, and (ii) the Group I WAC Cap.

With respect to the Class I-X Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (1) through (11) below, and the denominator of which is the aggregate Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7, REMIC I-C Regular Interest I-B1 and REMIC I-C Regular Interest I-ZZ. For purposes of calculating the Pass-Through Rate for the Class I-X Certificates, the numerator is equal to the sum of the following components:

(1) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-AA minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-AA;

(2) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-A1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-A1;

(3) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-M1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-M1;

(4) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-M2 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-M2;

(5) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-M3 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-M3;

(6) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-M4 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-M4;

(7) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-M5 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-M5;

(8) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-M6 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-M6;

(9) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-M7 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-M7;

(10) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-B1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-B1; and

(11) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-ZZ minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I-C Regular Interest I-ZZ.

With respect to the Class II-A-1 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group II Optional Termination Date, 5.350% or (B) after the first possible Group II Optional Termination Date, 5.850%, and (ii) the Group II WAC Cap.

With respect to the Class II-M-1 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group II Optional Termination Date, 5.350% or (B) after the first possible Group II Optional Termination Date, 5.850%, and (ii) the Group II WAC Cap.

With respect to the Class II-M-2 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group II Optional Termination Date, 5.350% or (B) after the first possible Group II Optional Termination Date, 5.850%, and (ii) the Group II WAC Cap.

With respect to the Class II-M-3 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group II Optional Termination Date, 5.350% or (B) after the first possible Group II Optional Termination Date, 5.850%, and (ii) the Group II WAC Cap.

With respect to the Class II-M-4 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group II Optional Termination Date, 5.350% or (B) after the first possible Group II Optional Termination Date, 5.850%, and (ii) the Group II WAC Cap.

With respect to the Class II-M-5 Certificates, a rate per annum equal to the lesser of (i) (A) on or prior to the first possible Group II Optional Termination Date, 5.350% or (B) after the first possible Group II Optional Termination Date, 5.850%, and (ii) the Group II WAC Cap.

With respect to the Class II-X Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (1) through (8) below, and the denominator of which is the aggregate Uncertificated Balances of REMIC II-A Regular Interest II-AA, REMIC II-A Regular Interest II-A1, REMIC II-A Regular Interest II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular Interest II-M3, REMIC II-A Regular Interest II-M4, REMIC II-A Regular Interest II-M5 and REMIC II-A Regular Interest II-ZZ. For purposes of calculating the Pass-Through Rate for the Class I-X Certificates, the numerator is equal to the sum of the following components:

(1) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-AA minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II-A Regular Interest II-AA;

(2) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-A1 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II-A Regular Interest II-A1;

(3) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-M1 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II-A Regular Interest II-M1;

(4) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-M2 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II-A Regular Interest II-M2;

(5) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-M3 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II-A Regular Interest II-M3;

(6) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-M4 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II-A Regular Interest II-M4;

(7) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-M5 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II-A Regular Interest II-M5;

(8) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-ZZ minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II-A Regular Interest II-ZZ.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the related Servicer, the Trustee or any of their respective Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody’s, F-1 by Fitch and A-1+ by S&P (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

(iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s, “AAAm” or “AAAm-G” by Standard & Poor’s and at least “AA” by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Trustee Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: Group I Physical Certificates or Group II Physical Certificates.

Pool Stated Principal Balance: Group I Pool Stated Principal Balance or Group II Pool Stated Principal Balance.

Prepayment Interest Shortfall: With respect to any Servicer Remittance Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period occurring in the calendar month preceding such Servicer Remittance Date, the subject of a voluntary Principal Prepayment in Full, an amount equal to the product of (a) the Mortgage Interest Rate net of the related Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the lesser of (i) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period and (ii) 30.

Prepayment Period: With respect to the Group I Mortgage Loans and any Distribution Date and each Principal Prepayment, the calendar month preceding the month in which that Distribution Date occurs. With respect to the Group II Mortgage Loans and any Distribution Date and each Principal Prepayment in Full, the period beginning on the 15th day of the month preceding the month in which such Distribution Date occurs and ending on the 14th day of the month in which such Distribution Date occurs. With respect to the Group II Mortgage Loans and any Distribution Date and each partial Principal Prepayment, the calendar month prior to the month of such Distribution Date.

Prepayment Premium: Any prepayment premium, penalty or charge collected by the related Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

Principal Distribution Amount Group I Principal Distribution Amount or Group II Principal Distribution Amount.

Principal Prepayment: Any full or partial payment of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount: Group I Principal Remittance Amount or Group II Principal Remittance Amount.

Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

Private Certificates: Group I Private Certificates and Group II Certificates

Prospectus Supplement: The Prospectus Supplement, dated December 27, 2006, relating to the Group I Offered Certificates.

PTCE 95-60: As defined in Section 5.02(b).

PUD: A planned unit development.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Group I Master Servicer and each Servicer.

Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the related Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan. Any Charged Off Loan will give rise to a Realized Loss (calculated as if clause (b) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 3.15 hereof.

Record Date: With respect to any Distribution Date, the last business day of the related Interest Accrual Period.

Reference Bank: As defined in Section 4.05.

Regular Certificates: Each Class of Certificates other than the Class I-R, Class II-R, Class I-P, Class II-P, Class I-X-1 and Class II-X-1 Certificates.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Released Loan: Any Charged Off Loan that is released by the related Servicer to the Class I-X-1 Certificateholder or Class II-X-1 Certificateholder, as applicable, pursuant to Section 3.15. Any Released Loan will no longer be an asset of any REMIC or the Trust Fund.

Relief Act: Servicemembers Civil Relief Act, as amended.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state statutes.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I-A: As specified in the Preliminary Statement.

REMIC I-A Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a “regular interest” in REMIC I-A. Each REMIC I-A Regular Interest shall accrue interest at the related REMIC I-A, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I-B Regular Interests are set forth in the Preliminary Statement hereto.

REMIC I-B: As specified in the Preliminary Statement.

REMIC I-B Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a “regular interest” in REMIC I-B. Each REMIC I-B Regular Interest shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC I-B Regular Interest I-SWAP-IO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I-B Regular Interests are set forth in the Preliminary Statement hereto.

REMIC I-B Remittance Rate: With respect to REMIC I-B Regular Interest I-FX, REMIC I-B Regular Interest FX-IO-1, REMIC I-B Regular Interest FX-IO-2, REMIC I-B Regular Interest FX-IO-3, REMIC I-B Regular Interest FX-IO-4, REMIC I-B Regular Interest FX-IO-5 and REMIC I-B Regular Interest FX-IO-6, the REMIC I-A Remittance Rate on REMIC I-A Regular Interest I-FX. With respect to REMIC I-B Regular Interest I-FL, REMIC I-B Regular Interest FL-IO-1, REMIC I-B Regular Interest FL-IO-2, REMIC I-B Regular Interest FL-IO-3, REMIC I-B Regular Interest FL-IO-4, REMIC I-B Regular Interest FL-IO-5 and REMIC I-B Regular Interest FL-IO-6, a per annum rate (but not less than zero) equal to the weighted average of (v) with respect to REMIC I-A Regular Interest I-FL, the REMIC I-A Remittance Rates for such REMIC I-A Regular Interest for each such Distribution Date, (w) with respect to REMIC I-A Regular Interests ending with the designation “B”, the weighted average of the REMIC I-A Remittance Rates for such REMIC I-A Regular Interests, weighted on the basis of the Uncertificated Balance of such REMIC I-A Regular Interests for each such Distribution Date and (x) with respect to REMIC I-A Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I-A Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC I-A Regular Interest for each such Distribution Date:

Distribution Date	REMIC I-A Regular Interest	Rate
1 - 3	I-1-A through I-54-A	REMIC I-A Remittance Rate
4	I-1-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
5	I-2-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
I-1-A
6	I-3-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A and I-2-A	REMIC I-A Remittance Rate
7	I-4-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-3-A	REMIC I-A Remittance Rate
8	I-5-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-4-A	REMIC I-A Remittance Rate
9	I-6-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-5-A	REMIC I-A Remittance Rate
10	I-7-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-6-A	REMIC I-A Remittance Rate
11	I-8-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-7-A	REMIC I-A Remittance Rate
12	I-9-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-8-A	REMIC I-A Remittance Rate
13	I-10-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-9-A	REMIC I-A Remittance Rate
14	I-11-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-10-A	REMIC I-A Remittance Rate
15	I-12-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-11-A	REMIC I-A Remittance Rate
16	I-13-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-12-A	REMIC I-A Remittance Rate
17	I-14-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-13-A	REMIC I-A Remittance Rate
18	I-15-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-14-A	REMIC I-A Remittance Rate
19	I-16-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-15-A	REMIC I-A Remittance Rate
20	I-17-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-16-A	REMIC I-A Remittance Rate
21	I-18-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-17-A	REMIC I-A Remittance Rate
22 - 25	I-19-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-18-A	REMIC I-A Remittance Rate
26	I-20-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-19-A	REMIC I-A Remittance Rate
27	I-21-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-20-A	REMIC I-A Remittance Rate
28	I-22-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-21-A	REMIC I-A Remittance Rate
29	I-23-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-22-A	REMIC I-A Remittance Rate
30	I-24-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-23-A	REMIC I-A Remittance Rate
31	I-25-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-24-A	REMIC I-A Remittance Rate
32	I-26-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-25-A	REMIC I-A Remittance Rate
33	I-27-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-26-A	REMIC I-A Remittance Rate
34	I-28-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-27-A	REMIC I-A Remittance Rate
35	I-29-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-28-A	REMIC I-A Remittance Rate
36	I-30-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-29-A	REMIC I-A Remittance Rate
37	I-31-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-30-A	REMIC I-A Remittance Rate
38	I-32-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-31-A	REMIC I-A Remittance Rate
39	I-33-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-32-A	REMIC I-A Remittance Rate
40	I-34-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-33-A	REMIC I-A Remittance Rate
41	I-35-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-34-A	REMIC I-A Remittance Rate
42	I-36-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-35-A	REMIC I-A Remittance Rate
43	I-37-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-36-A	REMIC I-A Remittance Rate
44	I-38-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-37-A	REMIC I-A Remittance Rate
45	I-39-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-38-A	REMIC I-A Remittance Rate
46	I-40-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-39-A	REMIC I-A Remittance Rate
47	I-41-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-40-A	REMIC I-A Remittance Rate
48	I-42-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-41-A	REMIC I-A Remittance Rate
49	I-43-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-42-A	REMIC I-A Remittance Rate
50	I-44-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-43-A	REMIC I-A Remittance Rate
51	I-45-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-44-A	REMIC I-A Remittance Rate
52	I-46-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-45-A	REMIC I-A Remittance Rate
53	I-47-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-46-A	REMIC I-A Remittance Rate
54	I-48-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-47-A	REMIC I-A Remittance Rate
55	I-49-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-48-A	REMIC I-A Remittance Rate
56	I-50-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-49-A	REMIC I-A Remittance Rate
57	I-51-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-50-A	REMIC I-A Remittance Rate
58	I-52-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-51-A	REMIC I-A Remittance Rate
59	I-53-A and I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-52-A	REMIC I-A Remittance Rate
60	I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I-A Remittance Rate
	I-1-A through I-53-A	REMIC I-A Remittance Rate
thereafter	I-1-A through I-54-A	REMIC I-A Remittance Rate

With respect to REMIC I-B Regular Interest I-SWAP-IO, and (a) the first 3 Distribution Dates, the excess of (i) the REMIC I-A Remittance Rates for REMIC I-A Regular Interests ending with the designation “A” over (ii) the REMIC I-A Remittance Rates for REMIC I-A Regular Interests ending with the designation “A”, (b) the 3rd through 60th Distribution Dates, the excess of (i) the REMIC I-A Remittance Rates for REMIC I-A Regular Interests ending with the designation “A” over (ii) 2 multiplied by Swap LIBOR, and (c) thereafter 0.00%.

REMIC I-C: As specified in the Preliminary Statement.

REMIC I-C Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding and (ii) the REMIC I-C Remittance Rate for REMIC I-C Regular Interest I-AA minus the Group I Marker Rate, divided by (b) 12.

REMIC I-C Marker Allocation Percentage: 50% of any amount payable or loss attributable from the Group I Mortgage Loans, which shall be allocated to REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7, REMIC I-C Regular Interest I-B1, REMIC II Regular Interest LT-ZZ, REMIC I-C Regular Interest I-A-IO and REMIC I-C Regular Interest I-SWAP-IO.

REMIC I-C Overcollateralization Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balances of the REMIC I-C Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7 and REMIC I-C Regular Interest I-B1, in each case as of such date of determination.

REMIC I-C Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 0.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7 and REMIC I-C Regular Interest I-B1 and the denominator of which is the aggregate of the Uncertificated Balances of REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7, REMIC I-C Regular Interest I-B1 and REMIC I-C Regular Interest I-ZZ.

REMIC I-C Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a “regular interest” in REMIC I-C. Each REMIC I-C Regular Interest shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC I-C Regular Interest I-A-IO and REMIC I-C Regular Interest I-SWAP-IO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I-C Regular Interests are set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-AA: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-AA shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-A1: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-A1 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-A-IO: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-A-IO shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time.

REMIC I-C Regular Interest I-B1: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-B1 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-M1: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-M1 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-M2: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-M2 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-M3: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-M3 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-M4: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-M4 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-M5: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-M5 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-M6: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-M6 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-M7: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-M7 shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-NSC: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-NSC shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-SC: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-SC shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-SWAP-IO: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-SWAP-IO shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time.

REMIC I-C Regular Interest I-XX: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-XX shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Regular Interest I-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC I-C issued hereunder and designated as a Regular Interest in REMIC I-C. REMIC I-C Regular Interest I-ZZ shall accrue interest at the related REMIC I-C Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I-C Remittance Rate: With respect to REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7, REMIC I-C Regular Interest I-B1, REMIC I-C Regular Interest I-ZZ and REMIC I-C Regular Interest I-XX, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC I-B Regular Interest I-FX and REMIC I-B Regular Interest I-FL, the REMIC I-B Remittance Rate for each such REMIC I-B Regular Interest for each such Distribution Date, and (y) with respect to REMIC I-B Regular Interest FX-IO-1 through REMIC I-B Regular Interest FX-IO-6 and REMIC I-B Regular Interest FL-IO-1 through REMIC I-B Regular Interest FL-IO-6 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I-B Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC I-B Regular Interest:

Distribution Date	REMIC I-B Regular Interests	Rate
1 - 3	FX-IO-1 through FX-IO-6 and FL-IO-1 through FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
4 - 6	FX-IO-2 through FX-IO-6 and FL-IO-2 through FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 and FL-IO-1	REMIC I-B Remittance Rate
7 - 9	FX-IO-3 through FX-IO-6 and FL-IO-3 through FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 and FX-IO-2 and FL-IO-1 and FL-IO-2	REMIC I-B Remittance Rate
10 - 12	FX-IO-4 through FX-IO-6 and FL-IO-4 through FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 through FX-IO-3 and FL-IO-1 through FL-IO-3	REMIC I-B Remittance Rate
13 - 15	FX-IO-5 and FX-IO-6 and FL-IO-5 and FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 through FX-IO-4 and FL-IO-1 through FL-IO-4	REMIC I-B Remittance Rate
16 - 18	FX-IO-6 and FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 through FX-IO-5 and FL-IO-1 through FL-IO-5	REMIC I-B Remittance Rate
20 and thereafter	FX-IO-1 through FX-IO-6 and FL-IO-1 through FL-IO-6	REMIC I-B Remittance Rate

With respect to REMIC I-C Regular Interest I-NSC, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC I-B Regular Interest I-FX, the REMIC I-B Remittance Rate for each such REMIC I-B Regular Interest for each such Distribution Date, and (y) with respect to REMIC I-B Regular Interest FX-IO-1 through REMIC I-B Regular Interest FX-IO-6 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I-B Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC I-B Regular Interest:

Distribution Date	REMIC I-B Regular Interests	Rate
1 - 3	FX-IO-1 through FX-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
4 - 6	FX-IO-2 through FX-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1	REMIC I-B Remittance Rate
7 - 9	FX-IO-3 through FX-IO-6 a	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 and FX-IO-2	REMIC I-B Remittance Rate
10 - 12	FX-IO-4 through FX-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 through FX-IO-3	REMIC I-B Remittance Rate
13 - 15	FX-IO-5 and FX-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 through FX-IO-4	REMIC I-B Remittance Rate
16 - 19	FX-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FX-IO-1 through FX-IO-5	REMIC I-B Remittance Rate
20 and thereafter	FX-IO-1 through FX-IO-6	REMIC I-B Remittance Rate

With respect to REMIC I-C Regular Interest I-SC, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC I-B Regular Interest I-FL, the REMIC I-B Remittance Rate for each such REMIC I-B Regular Interest for each such Distribution Date, and (y) with respect to REMIC I-B Regular Interest FL-IO-1 through REMIC I-B Regular Interest FL-IO-6 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I-B Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC I-B Regular Interest:

Distribution Date	REMIC I-B Regular Interests	Rate
1 - 3	FL-IO-1 through FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
4 - 6	FL-IO-2 through FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FL-IO-1	REMIC I-B Remittance Rate
7 - 9	FL-IO-3 through FL-IO-6 a	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FL-IO-1 and FL-IO-2	REMIC I-B Remittance Rate
10 - 12	FL-IO-4 through FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FL-IO-1 through FL-IO-3	REMIC I-B Remittance Rate
13 - 15	FL-IO-5 and FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FL-IO-1 through FL-IO-4	REMIC I-B Remittance Rate
16 - 19	FL-IO-6	(a) REMIC I-B Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC I-B Remittance Rate
	FL-IO-1 through FL-IO-5	REMIC I-B Remittance Rate
20 and thereafter	FL-IO-1 through FL-IO-6	REMIC I-B Remittance Rate

With respect to REMIC I-C Regular Interest I-A-IO, (i) for the first 19 distribution dates, the lesser of (a) 6.00% and (b) the REMIC I-B Remittance Rate on REMIC I-B Regular Interest I-FL and (ii) thereafter, 0.00%.

With respect to REMIC I-C Regular Interest I-A-IO, 100% of the amounts distributed on REMIC I-B Regular Interest I-SWAP-IO.

REMIC I-C Required Overcollateralization Amount: 0.50% of the Group I Overcollateralization Floor.

REMIC I-C SC Allocation Percentage: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I-C Regular Interest I-SC, REMIC I-C Regular Interest I-NSC and REMIC I-C Regular Interest I-XX.

REMIC I-D: The segregated pool of assets consisting of all of the REMIC I-C Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC I-D Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC I-D Certificate: Any Class I-A, Class I-M, Class I-B-1, Class I-X or Class I-R Certificate.

REMIC I-D Certificateholder: The Holder of any REMIC I-D Certificate.

REMIC II-A: As specified in the Preliminary Statement.

REMIC II-A Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding and (ii) the REMIC II-A Remittance Rate for REMIC II-A Regular Interest II-AA minus the Group II Marker Rate, divided by (b) 12.

REMIC II-A Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Balances of the REMIC II-A Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC II-A Regular Interest II-A1, REMIC II-A Regular Interest II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular Interest II-M3, REMIC II-A Regular Interest II-M4 and REMIC II-A Regular Interest II-M5, in each case as of such date of determination.

REMIC II-A Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 1.00% of the aggregate Stated Principal Balance of the Group II Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC II-A Regular Interest II-A1, REMIC II-A Regular Interest II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular Interest II-M3, REMIC II-A Regular Interest II-M4 and REMIC II-A Regular Interest II-M5 and the denominator of which is the aggregate of the Uncertificated Balances of REMIC II-A Regular Interest II-A1, REMIC II-A Regular Interest II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular Interest II-M3, REMIC II-A Regular Interest II-M4, REMIC II-A Regular Interest II-M5 and REMIC II-A Regular Interest II-ZZ.

REMIC II-A Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a “regular interest” in REMIC II-A. Each REMIC II-A Regular Interest shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II-A Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II-A Regular Interest II-AA: One of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a Regular Interest in REMIC II-A. REMIC II-A Regular Interest II-AA shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II-A Regular Interest II-A1: One of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a Regular Interest in REMIC II-A. REMIC II-A Regular Interest II-A1 shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II-A Regular Interest II-M1: One of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a Regular Interest in REMIC II-A. REMIC II-A Regular Interest II-M1 shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II-A Regular Interest II-M2: One of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a Regular Interest in REMIC II-A. REMIC II-A Regular Interest II-M2 shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II-A Regular Interest II-M3: One of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a Regular Interest in REMIC II-A. REMIC II-A Regular Interest II-M3 shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II-A Regular Interest II-M4: One of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a Regular Interest in REMIC II-A. REMIC II-A Regular Interest II-M4 shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II-A Regular Interest II-M5: One of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a Regular Interest in REMIC II-A. REMIC II-A Regular Interest II-M5 shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II-A Regular Interest II-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II-A issued hereunder and designated as a Regular Interest in REMIC II-A. REMIC II-A Regular Interest II-ZZ shall accrue interest at the related REMIC II-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II-A Remittance Rate: With respect to each REMIC II-A Regular Interest, a per annum rate equal to (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans.

REMIC II-A Required Overcollateralization Amount: 1% of the Group II Overcollateralization Floor.

REMIC II-B: The segregated pool of assets consisting of all of the REMIC II-A Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II-B Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II-B Certificate: Any Class II-A, Class II-M, Class II-X or Class II-R Certificate.

REMIC II-B Certificateholder: The Holder of any REMIC II-B Certificate.

REMIC Opinion: As defined in Section 10.03.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Certificate: Any Certificate other than a Class I-R Certificate, Class II-R Certificate, Class I-P Certificate, Class II-P Certificate, Class I-X-1 Certificate or Class II-X-1 Certificate.

REMIC Regular Interest: Any REMIC I-A Regular Interest, REMIC I-B Regular Interest, REMIC I-C Regular Interest or REMIC II-A Regular Interest.

REMIC Remittance Rate: The REMIC I-A Remittance Rate, REMIC I-B Remittance Rate, REMIC I-C Remittance Rate or REMIC II-A Remittance Rate, as applicable.

REO Disposition: The final sale by the related Servicer of any REO Property.

REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: As defined in Section 8.12(a)(ii).

Reporting Date: With respect to each Distribution Date and Group I Servicer, the 18th day of each calendar month or the immediately preceding Business Day if the 18th is not a Business Day. With respect to each Distribution Date and the Group I Master Servicer, the related Group I Master Servicer Remittance Date. With respect to each Distribution Date and the Group II Servicer, the 18th day of each calendar month or the immediately preceding Business Day if the 18th is not a Business Day.

Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of December 28, 2006, by and between the Depositor and the Sponsor, a copy of which is attached hereto as Exhibit V.

Repurchase Price: With respect to any Mortgage Loan, (a) repurchased by the Purchaser, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the related Servicer, the Trust, the Trustee or the Group I Master Servicer, as the case may be, in respect of a breach or defect, including, without limitation, (A) expenses arising out of the related Servicer’s, Trustee’s or the Group I Master Servicer, as the case may be, enforcement of the Purchaser’s repurchase obligation, to the extent not included in clause (iii), and (B) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, and (b) in the case of any Mortgage Loan repurchased by the related Responsible Party, the “Repurchase Price” as defined in the related Responsible Party Agreement.

Request for Release: The Request for Release submitted by the related Servicer to the Trustee or the Group I Custodian, as applicable, substantially in the form of Exhibit J.

Residential Funding: Residential Funding Company, LLC, a Delaware limited liability company, and its successors in interest.

Residential Funding Agreements: Collectively, the Residential Funding Purchase Agreement and the Residential Funding Assignment Agreement, copies of which are attached hereto as Exhibit Q-1.

Residential Funding Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of December 28, 2006, by and among Residential Funding, the Sponsor and the Depositor.

Residential Funding Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to the Residential Funding Purchase Agreement and identified as a "Residential Funding Mortgage Loan" on the Mortgage Loan Schedule.

Residential Funding Purchase Agreement: Collectively, the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, between the Sponsor and Residential Funding, and the Purchase Price and Terms Agreement, dated as of August 16, 2006, between the Sponsor and Residential Funding, solely insofar as the Residential Funding Purchase Agreement relates to the Residential Funding Mortgage Loans.

Residual Certificates: Group I Residual Certificates or Group II Residual Certificates.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: When used with respect to the Trustee or the Group I Master Servicer, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee or the Group I Master Servicer customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

Responsible Party: With respect to the Group I Certificates and Group I Mortgage Loans, Residential Funding, M&T or Option One, as applicable, and its successors in interest, and with respect to the Group II Certificates and Group II Mortgage Loans, National City Bank, and its successors in interest.

Responsible Party Agreements: The Residential Funding Agreements, M&T Agreements, Option One Agreements or National City Bank Agreements, as applicable, copies of which are attached hereto as Exhibits Q-1, Q-2, Q-3 and Q-4, respectively.

Rule 144A Letter: As defined in Section 5.02(b).

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Senior Enhancement Percentage: Group I Senior Enhancement Percentage or Group II Senior Enhancement Percentage.

Senior Specified Enhancement Percentage: Group I Senior Specified Enhancement Percentage or Group II Senior Specified Enhancement Percentage.

Servicer: With respect to the Group I Mortgage Loans, Group I Servicers, and with respect to the Group II Mortgage Loans, Group II Servicer.

Servicer Cumulative Loss Trigger: With respect to Ocwen and any Distribution Date, a Servicer Cumulative Loss Trigger exists if the Cumulative Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
January 2009 through December 2009	3.20% for the first month, plus an additional 1/12th of 2.75% for each month thereafter
January 2010 through December 2010	5.95% for the first month, plus an additional 1/12th of 2.55% for each month thereafter
January 2011 through December 2011	8.50% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
January 2012 through December 2012	8.75% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
January 2013 and thereafter	9.25%

Servicer Delinquency Trigger: With respect to Ocwen and any Distribution Date, a Servicer Delinquency Trigger exists if (i) the quotient (expressed as a percentage) of (1) the rolling three-month average of the aggregate unpaid principal balance of the related 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the related Group I Mortgage Loans as of the last day of the related Due Period, equals or exceeds 18.15% of the Group I Senior Enhancement Percentage as of the last day of the prior Due Period.

Servicer Remittance Date: With respect to any Distribution Date and the Group I Servicers for payments to the Group I Master Servicer, the 18th of the month in which such Distribution Date occurs, or, if that day is not a Business Day, the immediately preceding Business Day. With respect to any Distribution Date and the Group II Servicer for payments to the Trustee, the 19th of the month in which such Distribution Date occurs, or, if that day is not a Business Day, the immediately preceding Business Day.

Servicer Remittance Report: As defined in Section 4.04(d).

Servicing Advances: The reasonable “out-of-pocket” costs and expenses (including legal fees) incurred prior to, on, or after the Cut-off Date by the related Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection, protection and payment of prior liens on of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) refunding to any mortgagor such prepaid origination fees and/or finance charges that are subject to reimbursement upon a Principal Prepayment of the related Mortgage Loan to the extent such reimbursement is required by applicable law, and (v) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15 (including the cost of obtaining any broker’s price opinion pursuant thereto). Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the related Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and obtaining or correcting any legal documentation required to be included in the Mortgage Files and necessary for the related Servicer to perform its obligations under this Agreement, correcting errors of prior servicers, costs and expenses charged to the related Servicer by the Trustee, tax tracking, title research, flood certifications, and lender paid mortgage insurance and compliance with the obligations under Sections 3.01 and 3.10. The related Servicer shall not be required to make any Nonrecoverable Servicing Advances.

Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit R hereto.

Servicing Fee: Group I Servicing Fee or Group II Servicing Fee.

Servicing Fee Rate: Group I Servicing Fee Rate or Group II Servicing Fee Rate.

Servicing File: With respect to each Mortgage Loan, the file retained by the related Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

Servicing Officer: Any officer of the related Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and, with respect to the Group I Mortgage Loans, the Group I Master Servicer by the related Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Trustee or the Group I Master Servicer, as applicable, in connection with the transfer of servicing from a terminated servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or the Group I Master Servicer, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Group I Master Servicer, as applicable (or any successor servicer appointed pursuant to Section 7.02), to service the Mortgage Loans properly and effectively.

Similar Law: As defined in Section 5.02(b).

60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Specified Overcollateralized Amount: Group I Specified Overcollateralized Amount or Group II Specified Overcollateralized Amount.

Sponsor: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - GSAA Trust 2006-S1, or such other address as Standard & Poor’s may hereafter furnish to the Depositor, the Servicers, the Trustee, the Group I Custodian and the Group I Master Servicer.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, in effect as of the Closing Date.

Start-up Day: As defined in Section 2.06.

Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Stepdown Date: Group I Stepdown Date or Group II Stepdown Date.

Subordinated Certificates: Group I Subordinated Certificates or Group II Subordinated Certificates.

Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan and, in the case of a Charged Off Loan, prior to such Liquidated Mortgage Loan becoming a Released Loan.

Subservicer: As defined in Section 3.02(a).

Subservicing Account: As defined in Section 3.08.

Subservicing Agreements: As defined in Section 3.02(a).

Substitute Mortgage Loan: A Mortgage Loan substituted by the related Responsible Party or the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a CLTV no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each related representation and warranty set forth in Section 2.03.

Substitution Adjustment Amount: As defined in Section 2.03(e).

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.08 of this Agreement, consisting of the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Class IO Interest and the right to receive the Class IO Distribution Amount, subject to the obligation to pay amounts specified in Section 4.08.

Supplemental Interest Trust Account: The account of that name created pursuant to Section 4.08 of this Agreement.

Supplemental Interest Trust Trustee: Deutsche Bank National Trust Company, as trustee on behalf of the Supplemental Interest Trust.

Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the Group I LIBOR Certificates divided by (b) 30.

Swap Provider: Goldman Sachs Mitsui Marine Derivative Products, LP, a Delaware limited partnership, and its successors in interest, and any successor swap provider under any replacement Interest Rate Swap Agreement.

Swap Termination Payment: Any payment payable by the related portion of the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

Terminating Entity: The Person that elects to exercise a Terminating Purchase pursuant to Section 10.01(a) hereof.

Terminating Purchase: The purchase of the related Mortgage Loans and all other property of the related portion of the Trust Fund pursuant to Section 10.01(a) hereof.

Termination Price: The price paid by the Terminating Entity for the related Mortgage Loans and all other property of the related portion of the Trust Fund pursuant to Section 10.01(a) hereof.

30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on a Due Date, which failure continues unremedied for a period of one month after the following Due Date.

Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the related Mortgage Loans received by the related Servicer on or prior to the related Determination Date or advanced by such Servicer for the related Servicer Remittance Date (net of related Expense Fees) and, in the case of the Group I Certificates, plus Net Swap Receipts and Yield Maintenance Payments and less Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments), if any, for such Distribution Date over (ii) the sum of amounts payable to the related Certificates on such Distribution Date pursuant to Section 4.02(a)(i) or 4.02(b)(i), as applicable; provided that, in the case of the Group I Certificates, Net Swap Receipts and Yield Maintenance Payments shall be included in Total Monthly Excess Spread (and, correspondingly, in the Group I Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit: As defined in Section 5.02(c).

Transferor Certificate: As defined in Section 5.02(b).

Trigger Event: Group I Trigger Event or Group II Trigger Event.

Trust: The express trust created hereunder in Section 2.01(c).

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Group I Mortgage Loans, Group II Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Accounts, the Excess Reserve Fund Accounts, the Group I Master Servicer Collection Account, the Group I Distribution Account, the Group II Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Trust’s rights under the Responsible Party Agreements; (v) the Depositor’s rights under the Representations and Warranties Agreement; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust REMIC: Any of REMIC I-A, REMIC I-B, REMIC I-C, REMIC I-D, REMIC II-A or REMIC II-B, as applicable.

Trustee: Deutsche Bank National Trust Company, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

Trustee Float Period: With respect to any Distribution Date and the related amounts in each Distribution Account, the period commencing on, with respect to the Group I Mortgage Loans, on the Group I Master Servicer Remittance Date, and, with respect to the Group II Mortgage Loans, the Servicer Remittance Date, immediately preceding such Distribution Date and ending on such Distribution Date.

U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Uncertificated Balance: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of the REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.06 and the Uncertificated Balance of REMIC I-C Regular Interest I-ZZ and REMIC II-A Regular Interest II-ZZ shall be increased by interest deferrals as provided in Section 4.07. The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated Interest: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of the REMIC Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.25 of this Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest pursuant to Section 4.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 4.06.

Uncertificated Notional Amount: With respect to REMIC I-B Regular Interest I-SWAP-IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I-A Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I-A Regular Interests
1 - 4	I-1-A through I-54-A
5	I-2-A through I-54-A
6	I-3-A through I-54-A
7	I-4-A through I-54-A
8	I-5-A through I-54-A
9	I-6-A through I-54-A
10	I-7-A through I-54-A
11	I-8-A through I-54-A
12	I-9-A through I-54-A
13	I-10-A through I-54-A
14	I-11-A through I-54-A
15	I-12-A through I-54-A
16	I-13-A through I-54-A
17	I-14-A through I-54-A
18	I-15-A through I-54-A
19	I-16-A through I-54-A
20	I-17-A through I-54-A
21	I-18-A through I-54-A
22 - 25	I-19-A through I-54-A
26	I-20-A through I-54-A
27	I-21-A through I-54-A
28	I-22-A through I-54-A
29	I-23-A through I-54-A
30	I-24-A through I-54-A
31	I-25-A through I-54-A
32	I-26-A through I-54-A
33	I-27-A through I-54-A
34	I-28-A through I-54-A
35	I-29-A through I-54-A
36	I-30-A through I-54-A
37	I-31-A through I-54-A
38	I-32-A through I-54-A
39	I-33-A through I-54-A
40	I-34-A through I-54-A
41	I-35-A through I-54-A
42	I-36-A through I-54-A
43	I-37-A through I-54-A
44	I-38-A through I-54-A
45	I-39-A through I-54-A
46	I-40-A through I-54-A
47	I-41-A through I-54-A
48	I-42-A through I-54-A
49	I-43-A through I-54-A
50	I-44-A through I-54-A
51	I-45-A through I-54-A
52	I-46-A through I-54-A
53	I-47-A through I-54-A
54	I-48-A through I-54-A
55	I-49-A through I-54-A
56	I-50-A through I-54-A
57	I-51-A through I-54-A
58	I-52-A through I-54-A
59	I-53-A and I-54-A
60	I-54-A
thereafter	$0.00

With respect to REMIC I-C Regular Interest I-A-IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I-B Regular Interests listed below:

Distribution Date	REMIC I-B Regular Interests
1 - 3	FX-IO-1 through FX-IO-6 and FL-IO-1 through FL-IO-6
4 - 6	FX-IO-2 through FX-IO-6 and FL-IO-2 through FL-IO-6
7 - 9	FX-IO-3 through FX-IO-6 and FL-IO-3 through FL-IO-6
10 - 12	FX-IO-4 through FX-IO-6 and FL-IO-4 through FL-IO-6
13 - 15	FX-IO-5 and FX-IO-6 and FL-IO-5 and FL-IO-6
16 - 18	FX-IO-6 and FL-IO-6
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC I-C Regular Interest I-SWAP-IO.

Uncertificated REMIC I-A Pass-Through Rate: With respect to REMIC I-A Regular Interest I-FL and REMIC I-A Regular Interest I-FX, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans. With respect to each REMIC I-A Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans multiplied by 2, subject to a maximum rate of 9.80%. With respect to each REMIC I-A Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Mortgage Loans over (ii) 9.80% and (y) 0.00%.

Underwriters’ Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Underwriting Guidelines: The underwriting guidelines pursuant to which a related Mortgage Loan was originated.

Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the related Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on such unpaid amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to the Group I Certificates, as of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class I-X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class I-P Certificates, if any, (c) 1% of all Voting Rights shall be allocated to the Class I-A-IO Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (d) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Group I Certificates (other than the Class I-R Certificates and Class I-X-1 Certificates) in proportion to the Certificate Balances of their respective Certificates on such date. The Class I-R Certificates and Class I-X-1 Certificates shall have no Voting Rights. With respect to the Group II Certificates, as of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class II-X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class II-P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Group II Certificates (other than the Class II-R Certificates and Class II-X-1 Certificates) in proportion to the Certificate Balances of their respective Certificates on such date. The Class II-R Certificates and Class II-X-1 Certificates shall have no Voting Rights.

WAC Cap: Group I WAC Cap or Group II WAC Cap.

Yield Maintenance Agreement: The yield maintenance agreement dated December 28, 2006, between the Supplemental Interest Trust Trustee and the Yield Maintenance Provider, in the form attached hereto as Exhibit T.

Yield Maintenance Payments: An amount equal to the product of (a) the number of basis points by which (i) LIBOR (determined in accordance with the terms of the Yield Maintenance Agreement) exceeds (ii) 5.50%, (b) a notional amount equal to the lesser of (A) the amount set forth as the yield maintenance notional amount on the schedule attached to the Yield Maintenance Agreement and (B) the aggregate Class Certificate Balance of the Group I LIBOR Certificates minus the amount set forth as the swap agreement notional amount on the schedule attached to the Interest Rate Swap Agreement, and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.

Yield Maintenance Provider: Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, and its successors in interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

(b)  In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee or the Group I Custodian, as applicable, for the benefit of the related Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)  the original Mortgage Note (except for any Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed “Pay to the order of _____________, without recourse” and signed in the name of the last endorsee. To the extent that there is no room on the face any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee has been advised by the Depositor that state law does not so allow. If the Mortgage Loan was acquired by the [Original Loan Seller] in a merger, the endorsement must be by “[last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[last endorsee], formerly known as [previous name]”;

(ii)  the original of any guarantee executed in connection with the Mortgage Note, if provided;

(iii)  the original Mortgage, with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the related Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the related Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee or the Group I Custodian, as applicable, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of the related Responsible Party, or evidence of certification on the face of such photocopy of such Mortgage, or certified by the title company, escrow agent, or closing attorney stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee or the Group I Custodian, as applicable, upon receipt thereof by the related Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iv)  the originals of all assumption, modification, consolidation or extension agreements (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

(v)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

(vi)  the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the related Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee or the Group I Custodian, as applicable, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of such Responsible Party, or evidence of certification on the face of such photocopy of such intervening assignment, or certified by the title company, escrow agent, or closing attorney stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee or the Group I Custodian, as applicable, upon receipt thereof by the related Responsible Party, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(vii)  the original or duplicate lender’s title policy and any riders thereto or any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment, and if copies then certified by the title company; and

(viii)  a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

The Depositor shall use reasonable efforts to assist the Trustee, the Group I Custodian and the related Servicer in enforcing the obligations of the Purchaser under the related Responsible Party Agreements.

Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event one or more lost note affidavits are provided to cover multiple missing Mortgage Notes on the Closing Date, the Depositor shall use reasonable efforts to cause the related Responsible Party to deliver to the Trustee or the Group I Custodian, as applicable, the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If such Responsible Party fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify such Responsible Party to take such remedial actions, including, without limitation, the repurchase by such Responsible Party of such Mortgage Loan within 60 days of the Closing Date.

The Depositor shall use reasonable efforts to cause the Purchaser and the related Responsible Party to deliver to the Trustee or the Group I Custodian, as applicable, the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 150 days from the Closing Date.

If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Depositor shall use reasonable efforts to cause the Purchaser and the related Responsible Party, as applicable, to forward, with respect to the related Mortgage Loans, to the Trustee or the Group I Custodian, as applicable, additional documents evidencing an assumption, modification, consolidation or extension of a related Mortgage Loan approved by such Responsible Party in accordance with the terms of the related Responsible Party Agreements. All such mortgage documents held by the Trustee or the Group I Custodian, as applicable, as to each Mortgage Loan shall constitute the “Custodial File.” The Trustee shall have no duty or obligation to request or verify whether any such mortgage documents exist.

On or prior to the Closing Date, the Depositor shall use reasonable efforts to cause the Purchaser or related Responsible Party to deliver to the Trustee or the Group I Custodian, as applicable, Assignments of Mortgages, in blank, for each applicable Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). The Depositor shall use reasonable efforts to cause the Purchaser or related Responsible Party to cause the Assignments of Mortgage with completed recording information to be provided to the related Servicer in a reasonably acceptable manner. In the event that any Assignment of Mortgage is not recorded or is improperly recorded, the applicable Servicer will have no liability directly resulting from such lack of recordation or such improper recordation and solely resulting from any failure to receive notices made with respect to such Assignment of Mortgage, except for any liability incurred by reason of willful misfeasance, bad faith or negligence by such Servicer in the performance hereunder or by reason of reckless disregard of its obligations and duties hereunder. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Trustee or Group I Custodian, as applicable, of the fully completed Assignments of Mortgages in recordable form, the Depositor shall promptly submit or cause to be submitted for recording, at the expense of the related Responsible Party pursuant to the related Responsible Party Agreement, at no expense to the Trust Fund, the Depositor, the Group I Custodian, the Group I Master Servicer or the Trustee in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) except with respect to any Mortgage Loan located in Maryland or Kentucky, unless the Trustee and the Depositor receive written notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates or (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan. If the Assignment of Mortgage is to be recorded, the Depositor shall use reasonable efforts to cause the Purchaser to assign the Mortgage at the Purchaser’s expense to “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of December 1, 2006, GSAA Trust 2006-S1.” In the event that any such assignment is lost or returned unrecorded because of a defect therein with respect to any Mortgage Loan, and such defect is not cured, the Trust shall cause the Purchaser to repurchase such Mortgage Loan pursuant to the related Responsible Party Agreements.

On or prior to the Closing Date, the Depositor shall deliver to the Trustee, the Group I Custodian, the Group I Master Servicer and the related Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, the Group I Custodian, the Group I Master Servicer, the related Servicer and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete related Mortgage Loan Schedule to the Trustee, the Group I Custodian, the Group I Master Servicer and the related Servicer.

In the event, with respect to any Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee or the Group I Custodian, as applicable, within 180 days of the Closing Date, the Trustee shall notify the Depositor and the Depositor shall take or cause to be taken such remedial actions under the related Responsible Party Agreement as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by the related Responsible Party of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the related Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the related Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the related Responsible Party confirming that such document has been accepted for recording.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the related Responsible Party shall be deemed to have been satisfied upon delivery by the related Responsible Party to the Trustee or the Group I Custodian, as applicable, prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

(c)  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “GSAA Trust 2006-S1” and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including the requirement that no Mortgage Loan be a High Cost Mortgage Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 be governed by the Georgia Fair Lending Act.

(d)  The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Responsible Party Agreements and the Representations and Warranties Agreement) pursuant to Section 2.01(a). The parties hereby acknowledge and agree that the execution and delivery of the Interest Rate Swap Agreement and the Yield Maintenance Agreement by the Trustee on behalf of the related portion of the Trust were authorized and are hereby ratified and confirmed.

Section 2.02  Acceptance by the Trustee and the Group I Custodian of the Mortgage Loans. Each of the Trustee and the Group I Custodian, as applicable, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E-1 or E-2, as applicable, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. Each of the Trustee and the Group I Custodian, as applicable, acknowledges that it will maintain possession of the related Mortgage Notes in the State of California unless otherwise permitted by the Rating Agencies.

On the Closing Date, the Trustee and the Group I Custodian, as applicable, shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Trustee, if applicable, the Group I Master Servicer, if applicable, and the related Servicer an Initial Certification, in the form annexed hereto as Exhibit E-1 or E-2, as applicable, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exception thereon, and shall deliver to the Depositor, the Group I Master Servicer, if applicable, and the related Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F-1 or F-2, as applicable, within 90 days (or with respect to any Substitute Mortgage Loan delivered to the Trustee or the Group I Custodian, as applicable, within 30 days after the receipt of the mortgage file by the Trustee or the Group I Custodian, as applicable) after the Closing Date to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3) and (13) of the related Mortgage Loan Schedule and items (1), (2), (3) and (13) of the related Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee and the Group I Custodian, as applicable, shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

The Trustee and the Group I Custodian, as applicable, shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The related Servicer shall promptly deliver to the Trustee and the Group I Custodian, as applicable, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

The Depositor shall use reasonable efforts to cause the related Responsible Party to deliver to the related Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee and the Group I Custodian, as applicable, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The Depositor shall use reasonable efforts to cause the related Responsible Party to deliver such documents at such Responsible Party’s expense to the related Servicer and in no event shall such Servicer be responsible for any expenses relating to such delivery obligation.

Section 2.03  Representations, Warranties and Covenants of the Servicers and the Group I Custodian. (a) Each of Ocwen, Avelo and National City hereby makes the representations and warranties set forth in Schedules II-A, II-B and II-C, respectively, hereto to the Depositor, the Group I Master Servicer, if applicable, and the Trustee as of the Closing Date.

(b)  The Group I Custodian hereby makes the representations and warranties set forth in Schedule II-D hereto to the Depositor, the Group I Master Servicer, the Group I Servicers and the Trustee.

(c)  It is understood and agreed by each Servicer, the Group I Custodian, the Group I Master Servicer and the Trustee that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the related Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor and the Trustee, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Depositor, the Trustee, the Group I Master Servicer, the Group I Custodian, as applicable, or the related Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

(d)  In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 2.03 or the related Responsible Party Agreements, the related Servicer shall, based on information provided by the Purchaser, amend the related Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan or Loans and the substitution of the Substitute Mortgage Loan or Loans and the related Servicer shall deliver the amended related Mortgage Loan Schedule to the Trustee. Upon any such repurchase or any substitution and the deposit to the related Collection Account of any Substitution Adjustment Amount, the Trustee or the Group I Custodian, as applicable, shall release the Mortgage File held for the benefit of the related Certificateholders relating to such Deleted Mortgage Loan to the Purchaser or the related Responsible Party, as applicable, and shall execute and deliver at the direction of the Purchaser or the related Responsible Party, as applicable, such instruments of transfer or assignment prepared by the Purchaser or the related Responsible Party, as applicable, in each case without recourse, as shall be necessary to vest title in the Purchaser or the related Responsible Party, as applicable, or their respective designees, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

(e)  For any month in which the Purchaser or the related Responsible Party, as applicable, substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution). The Depositor shall use reasonable efforts to cause the Purchaser or the related Responsible Party, as applicable, to remit to the related Servicer for deposit into the related Collection Account on or before the next Servicer Remittance Date the amount of such shortage (the “Substitution Adjustment Amount”).

(f)  In the event that a Mortgage Loan shall have been repurchased pursuant to the related Responsible Party Agreements, the proceeds from such repurchase shall be deposited in the related Collection Account by the applicable Servicer, pursuant to Section 3.10 on or before the next Servicer Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee or the Group I Custodian, as applicable, shall release the related Custodial File held for the benefit of the related Certificateholders to such Person as directed by the related Servicer, and the Trustee or the Group I Custodian, as applicable, shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee or the Group I Custodian, as applicable. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to related Certificateholders, the Depositor, the related Servicer, the Group I Master Servicer or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee or the Group I Custodian, as applicable, for the benefit of the Certificateholders.

Section 2.04  [Reserved].

Section 2.05  Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.06  REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The “Start-up Day” for purposes of the REMIC Provisions shall be the Closing Date. The “latest possible maturity date” is the Distribution Date in, with respect to the Group I Mortgage Loans, January 2037, and with respect to the Group II Mortgage Loans, August 2034, which is the Distribution Date following the latest Mortgage Loan maturity date.

Section 2.07  Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, each Servicer, the Group I Custodian and the Group I Master Servicer that as of the date of this Agreement or as of such date specifically provided herein:

(a)  The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)  The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

(c)  This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicers, the Trustee, the Group I Master Servicer and the Group I Custodian, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)  No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e)  None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)  There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)  The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

(h)  Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee or the Group I Custodian, as the case may be, and shall inure to the benefit of the Trustee.

Section 2.08  Enforcement of Purchaser and Responsible Party Obligations.

Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Purchaser or related Responsible Party pursuant to the Representations and Warranties Agreement or the related Responsible Party Agreements, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and the Purchaser or the related Responsible Party, as applicable. The Trustee shall take such action (at its option with respect to repurchases relating to early payment default), with the Depositor’s written consent, with respect to such breach under related Responsible Party Agreements as may be necessary or appropriate to enforce the rights of the Trust with respect thereto.

Section 2.09  Purposes and Powers of the Trust. The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

(f)  The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or as required or authorized by the terms of this Agreement while any Certificate is outstanding.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01  Servicers to Service Mortgage Loans. (a) For and on behalf of the related Certificateholders, each Group I Servicer shall service and administer the related Group I Mortgage Loans, and the Group II Servicer shall service and administer the Group II Mortgage Loans, in accordance with the terms of this Agreement and in accordance with the respective Mortgage Loans and, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and, except with respect to the Group II Servicer, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the related Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Certificate by the related Servicer or any Affiliate of such Servicer;

(iii)  the related Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)  the related Servicer’s or any Subservicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the related Servicer shall seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the related Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the related Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee or, if applicable, the Group I Master Servicer, when such Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. The related Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.16, the Trustee shall execute, at the written request of the related Servicer, and furnish to the related Servicer and any Subservicer such documents as are necessary or appropriate to enable such Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the related Servicer and each Subservicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. The Trustee shall execute a power of attorney in the form attached hereto as Exhibit P in favor of the related Servicer and/or each Subservicer for the purposes described herein to the extent necessary or desirable to enable such Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions or inactions of the related Servicer or any Subservicers under such powers of attorney. The Trust shall be liable for such actions and inactions, to the extent so provided in this Agreement, unless such actions or inactions are outside the authorization provided in the powers of attorney. If the related Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then such Servicer shall promptly forward a copy of same to the Trustee unless the notice of said suit, litigation or proceeding was provided by the Trustee to such Servicer.

(b)  In accordance with the standards of the preceding paragraph, the related Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the related Mortgaged Properties (to the extent such Servicer has received reasonable timely written notice that such taxes or assessments have not been paid by the related Mortgagor or the owner or the servicer of a related First Lien Mortgage Loan; provided that the Servicer shall not be required to have tax contracts covering Mortgage Loans), which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.11. Any cost incurred by the related Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Notwithstanding anything in this Agreement to the contrary, however, the related Servicer need not make any future advances with respect to a Mortgage Loan if such Servicer makes a good faith determination that such advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as set forth in Section 4.01 or if such Mortgage Loan is 180 days Delinquent.

(c)  The related Servicer shall not (i) permit any modification with respect to any related Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest or principal payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of such Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any related Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause either Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the start-up day” under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

(d)  The related Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release such Servicer from the responsibilities or liabilities arising under this Agreement.

(e)  If the Mortgage relating to a Mortgage Loan had a related First Lien Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the related Servicer, in such capacity, may consent to the refinancing of the related First Lien Mortgage Loan, provided that the following requirements are met:

(i)  the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing;

(ii)  the interest rate, or, in the case of an adjustable rate related First Lien Mortgage Loan, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the existing First Lien Mortgage Loan immediately prior to the date of such refinancing; and

(iii)  the loan evidencing the refinanced senior lien is not subject to negative amortization.

The Group II Servicer further is authorized and empowered hereunder, on behalf of the Group II Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Group II Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Group II Mortgage Loan on the MERS System, or cause the removal from the registration of any Group II Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and Group II Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Group II Servicer from the related Collection Account (provided that such expenses constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

Section 3.02  Subservicing Agreements between the Related Servicer and Subservicers. (a) Each Servicer may enter into subservicing agreements with subservicers (each, a “Subservicer”), for the performance of a substantial portion of the material servicing functions and administration of the related Mortgage Loans (“Subservicing Agreements”).

(b)  Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the related Mortgage Loans consistent with the terms of this Agreement. The related Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The related Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the related Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The related Servicer shall deliver to the Trustee, the Depositor and, if applicable, the Group I Master Servicer and Group I Custodian copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer’s execution and delivery of such instruments.

(c)  As part of its servicing activities hereunder, the related Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the related Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The related Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(d)  Each Servicer shall cause any Subservicer engaged by such Servicer (or by any Subservicer) for the benefit of the Depositor, the Trustee and, if applicable, the Group I Master Servicer and the Group I Custodian to comply with the provisions of this Section 3.02 and, with respect to the Group I Servicers, with Sections 3.22, 3.23 and 8.12 of this Agreement to the same extent as if such Subservicer were such Servicer, and to provide the information required with respect to the Group I Mortgage Loans and such Subservicer under Section 8.12(g) of this Agreement. Each Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant’s attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

(e)  Subject to the conditions set forth in this Section 3.02, each Servicer and any Subservicer engaged by such Servicer is permitted to utilize one or more subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor, the Trustee and the Group I Master Servicer, if applicable, a written description (in form and substance satisfactory to the Depositor) of the role and function of each subcontractor utilized by such Servicer or any such Subservicer, specifying, if applicable, not later than the date specified for delivery of the annual report on assessment of compliance set forth in Section 3.23 (i) the identity of each such subcontractor, if any, that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each subcontractor identified pursuant to clause (i) of this paragraph. Unless a Form 15 Suspension Notice shall have been filed with respect to the related portion of the Trust Fund and for so long as the related portion of the Trust Fund is subject to the Exchange Act reporting requirements, as a condition to the utilization by such Servicer or any such Subservicer of any subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, such Servicer shall cause any such subcontractor used by such Servicer (or by any such Subservicer) for the benefit of the Depositor, the Trustee and, if applicable, the Group I Master Servicer to comply with the provisions of Section 8.12 of this Agreement. Such Servicer shall be responsible for obtaining from each such subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such subcontractor under Section 3.23, in each case as and when required to be delivered.

Notwithstanding the foregoing, if a Group I Servicer engages a subcontractor in connection with the performance of any of its duties under this Agreement, such Group I Servicer shall be responsible for determining whether such subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If a Group I Servicer determines, pursuant to the preceding sentence, that such subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such subcontractor shall be deemed to be a Subservicer for purposes of this Agreement (and shall not be required to meet the requirements of a Subservicer set forth in Section 3.02(b)), the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and such Group I Servicer shall comply with Section 3.02(d) with respect thereto.

Section 3.03  Successor Subservicers. The related Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the related Servicer without any act or deed on the part of such Subservicer or the related Servicer, and such Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the related Servicer shall, for any reason, no longer be the servicer (including termination due to an Event of Default) with respect to the related Mortgage Loans.

Section 3.04  Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the related Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, each Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the related Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the related Servicer alone were servicing and administering such Mortgage Loans. The related Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05  No Contractual Relationship between Subservicers, the Trustee and the Group I Master Servicer. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and neither the Trustee nor the Group I Master Servicer, if applicable (or any successor servicer), shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The related Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06  Assumption or Termination of Subservicing Agreements by Trustee or Group I Master Servicer. In the event the related Servicer at any time shall for any reason no longer be the servicer (including by reason of the occurrence of an Event of Default) with respect to the related Mortgage Loans, the Trustee or the Group I Master Servicer, as the case may be, or its designee, or another successor servicer if the successor servicer is not the Trustee or the Group I Master Servicer, shall thereupon assume all of the rights and obligations of the related Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Trustee or the Group I Master Servicer, as applicable, prior to the Trustee or the Group I Master Servicer assuming such rights and obligations, unless the Trustee or the Group I Master Servicer, as applicable, elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

Upon such assumption, the Trustee or the Group I Master Servicer, as applicable, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the related Servicer’s interest therein and to have replaced the related Servicer as a party to each Subservicing Agreement to which the predecessor servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the related Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the related Servicer and (ii) none of the Depositor, the Trustee, the Group I Master Servicer, their designees or any successor to the related Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be the servicer.

Each Servicer at its expense shall, upon request of the Trustee or the Group I Master Servicer, as applicable, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

Section 3.07  Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the related Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the related Mortgage Loans and, to the extent applicable, held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the related Servicer may (i) waive any late payment charge or, if applicable, any default interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any related Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the related Servicer shall make timely advances on such Mortgage Loan during such extension to the extent required by Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the related Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances or P&I Advances for any Mortgage Loan that is 180 days Delinquent. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or in the judgment of the related Servicer, such default is reasonably foreseeable, such Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”); provided, however, that the final maturity date of any Mortgage Loan may not be extended beyond the applicable Final Scheduled Distribution Date. The related Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File or on such Servicer’s servicing records. In addition, notwithstanding the foregoing, the related Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Premium if such waiver would, in such Servicer’s judgment, maximize recoveries on the related Mortgage Loan or if such Prepayment Premium is (i) not permitted to be collected by applicable law or regulation, or the collection thereof would be considered “predatory” pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor’s rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment or the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Premium. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the related Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class I-P Certificates or Class II-P Certificates, as applicable, by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the related Collection Account; provided, however, that the related Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the related Mortgage Loan Schedule in effect at such time.

(b)  The applicable Servicer shall give notice to the Trustee, each Rating Agency, the Group I Master Servicer, if applicable, and the Depositor of any proposed change of the location of the related Collection Account within a reasonable period of time prior to any change thereof.

Section 3.08  Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of the related Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the related Collection Account of the related Servicer or remit such proceeds to the related Servicer for deposit in the related Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the related Servicer shall be deemed to have received payments on the related Mortgage Loans when the Subservicer receives such payments.

Section 3.09  [Reserved].

Section 3.10  Collection Accounts. (a) On behalf of the Trustee and the Group I Master Servicer, as applicable, each Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trustee. Funds in the related Collection Account shall not be commingled with any other funds of the related Servicer. On behalf of the Trustee, the related Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer’s receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days (or, in the case of Avelo, as soon as the proper cash applicable can be determined but in no event more than five Business Days) after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments, on the related Mortgage Loans;

(ii)  all payments on account of interest (net of the related Servicing Fee) on each related Mortgage Loan;

(iii)  all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds with respect to the related Mortgage Loans other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property in accordance with the related Servicer’s normal servicing procedures;

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

(v)  any amounts required to be deposited by the related Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any related Mortgage Loan repurchased or purchased in accordance with this Agreement and any Substitution Adjustment Amount; and

(vii)  all Prepayment Premiums collected by the related Servicer.

The foregoing requirements for deposit in the related Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, any payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the related Servicer in the related Collection Account and shall, upon collection, belong to the related Servicer as additional compensation for its servicing activities. In the event the related Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the related Collection Account, any provision herein to the contrary notwithstanding.

(b)  Funds in the related Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The related Servicer shall give notice to the Trustee, the Depositor and, if applicable, the Group I Master Servicer of the location of the related Collection Account maintained by it when established and prior to any change thereof.

Section 3.11  Withdrawals from the Collection Account. (a) Each Servicer shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in Section 4.01:

(i)  on or prior to the Servicer Remittance Date, to remit to the Trustee or the Group I Master Servicer, as applicable, all related Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the related Mortgage Loans received during the related Prepayment Period;

(ii)  to reimburse the related Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on the related Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

(iii)  to pay the related Servicer or any Subservicer (A) any unpaid related Servicing Fees (including such unpaid related Servicing Fees as provided in Section 3.15) or (B) any unreimbursed Servicing Advances with respect to each related Mortgage Loan serviced by the related Servicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the related Servicer from a Mortgagor, or otherwise received with respect to such related Mortgage Loan (or the related REO Property);

(iv)  to pay to the related Servicer as servicing compensation (in addition to the related Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the related Collection Account;

(v)  to pay the related Responsible Party or the Purchaser, as applicable, with respect to each related Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse the related Servicer for (A) any P&I Advance or Servicing Advance previously made which the related Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01, (B) any P&I Advance or Servicing Advance previously made with respect to a delinquent Mortgage Loan which Mortgage Loan has been modified by such Servicer in accordance with the terms of this Agreement; provided that such Servicer shall only reimburse itself for such P&I Advances and Servicing Advances at the time of such modification and shall reimburse itself after such modification only as otherwise permitted under the other clauses of this Section 3.11(a), and (C) any unpaid related Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii) or upon termination of the obligation of the related Servicer;

(vii)  to pay, or to reimburse the related Servicer for advances in respect of, expenses incurred in connection with any related Mortgage Loan serviced by the related Servicer pursuant to Section 3.15;

(viii)  to reimburse the related Servicer, the Group I Master Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to such Servicer, the Group I Master Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or Section 8.05;

(ix)  to reimburse the related Servicer, the Group I Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the related Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

(x)  to withdraw any amounts deposited in the related Collection Account in error or for which amounts previously deposited are returned due to a “not sufficient funds” or other denial of payment by the related Mortgagor’s banking institution;

(xi)  to withdraw any amounts held in the related Collection Account and not required to be remitted to the Trustee or the Group I Master Servicer, as applicable, on the Servicer Remittance Date occurring in the month in which such amounts are deposited into the related Collection Account, to reimburse the related Servicer for unreimbursed P&I Advances;

(xii)  to invest funds in Permitted Investments in accordance with Section 3.12; and

(xiii)  to clear and terminate the related Collection Account upon termination of this Agreement.

To the extent that the related Servicer does not timely make the remittance referred to in clause (i) above, such Servicer shall pay the Trustee or the Group I Master Servicer, as applicable, for the account of the Trustee or the Group I Master Servicer, as applicable, interest on any amount not timely remitted at the prime rate, from and including the applicable Servicer Remittance Date to but excluding the date such remittance is actually made.

(b)  the related Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The related Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclauses (a)(vi) and (viii) above.

Section 3.12  Investment of Funds in the Collection Account, Master Servicer Collection Account and the Distribution Account. (a) The related Servicer may invest the funds in the related Collection Account, the Group I Master Servicer may invest funds in the Group I Master Servicer Collection Account during the Group I Master Servicer Float Period and the Trustee may invest funds in the Distribution Account during the Trustee Float Period, and shall (except during the Trustee Float Period), invest such funds in the related Distribution Account at the direction of the Depositor (for purposes of this Section 3.12, each of the related Collection Account, the Group I Master Servicer Collection Account and the Distribution Accounts are referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor’s direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the related Collection Account and the Group I Master Servicer Collection Account and any income and gain realized thereon in any Account other than the related Distribution Account during the Trustee Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)	demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the related Collection Account held by or on behalf of the related Servicer and any of the benefits arising from such Collection Account, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the related Collection Account associated with the receipt, disbursement and accumulation of principal, interest, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the related Servicer, except that such Servicer shall not realize any economic benefit from any forced charging of services except as permitted by applicable law. The related Servicer shall deposit in the related Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)  All income and gain realized from the investment of funds deposited in the Group I Master Servicer Collection Account held by or on behalf of the Group I Master Servicer shall be for the benefit of the Group I Master Servicer and shall be subject to its withdrawal in the manner set forth in Section 9.12. Any other benefit derived from the Group I Master Servicer Collection Account associated with the receipt, disbursement and accumulation of principal, interest, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Group I Master Servicer, except that the Group I Master Servicer shall not realize any economic benefit from any forced charging of services except as permitted by applicable law. The Group I Master Servicer shall deposit in the Group I Master Servicer Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)  All income and gain realized from the investment of funds deposited in the related Distribution Account held by the Trustee, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the related Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee). The Depositor shall deposit in the Distribution Account (except with respect to the Trustee Float Period, in which case the Trustee shall deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(e)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(f)  The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

(g)  The Trustee shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Trustee Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the related Distribution Account if made in accordance with this Section 3.12.

Section 3.13  Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards on all of the related Mortgage Loans, which policy shall provide coverage in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Any amounts to be collected by the related Servicer under any such policy (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the related Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.11.

In the event that such policy contains a deductible clause, the related Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a standard hazard insurance policy and there shall have been one or more losses which would have been covered by such policy, the related Servicer shall deposit to the related Collection Account from its own funds the amount that is not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, the related Servicer agrees to prepare and present, on behalf of itself, and the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae if it were the purchaser of the Mortgage Loans, unless the related Servicer has obtained a waiver of such requirements from Fannie Mae. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae, unless the related Servicer has obtained a waiver of such requirements from Fannie Mae. The related Servicer shall provide the Trustee and the Group I Master Servicer upon request with copies of any certificates of such insurance policies and fidelity bond. The related Servicer shall be deemed to have complied with this provision if an Affiliate of such Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee and the Group I Master Servicer, if applicable. The related Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.14  Enforcement of Due-on-Sale Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such related Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the related Servicer shall not be required to take such action if, in its sole business judgment, the related Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the related Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the related Servicer will make commercially reasonable efforts to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The related Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the related Servicer and such substitution is in the best interest of the related Certificateholders as determined by such Servicer. In connection with any assumption, modification or substitution, the related Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The related Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the related Servicer in respect of an assumption, modification or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or as otherwise permitted by this Agreement. The related Servicer shall notify the Trustee or the Group I Custodian, as applicable, that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee or the Group I Custodian, as applicable, the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the related Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15  Realization upon Defaulted Mortgage Loans. (a) Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The related Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the related Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the related Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

In the event that the related First Lien Mortgage Loan is not being serviced by the related Servicer, such Servicer shall have no liability for any losses resulting from a foreclosure on a related Mortgage Loan in connection with the foreclosure on the related First Lien Mortgage Loan where such Servicer did not receive notice or otherwise had no actual knowledge regarding such foreclosure on the related First Lien Mortgage Loan; provided, however, if such Servicer is either notified or has actual knowledge that any holder of a First Lien Mortgage Loan intends to accelerate the obligations secured by the First Lien Mortgage Loan, or that any such holder intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, the related Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices and the REMIC Provisions. The related Servicer shall not be required to make a Servicing Advance pursuant to Section 4.01 with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Mortgage Loan and in no event for Mortgage Loans that are 180 days or more Delinquent. The related Servicer shall thereafter take such action as is reasonably necessary to recover any amount so advanced and to otherwise reimburse itself as a Servicing Advance from the related Collection Account pursuant to Section 3.11.

The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the related Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the related Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Servicer Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; and fourth, as a recovery of principal of the related Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid related Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the related Servicing Fee Rate). The portion of the recovery so allocated to unpaid related Servicing Fees shall be reimbursed to the related Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of any recovery so allocated to interest at the Mortgage Interest Rate (net of the related Servicing Fee Rate) and to principal of the related Mortgage Loan shall be applied as follows: first, to reimburse the related Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

With respect to any Group I Mortgage Loan that is 180 days delinquent, the related Group I Servicer shall charge off such delinquent Mortgage Loan. Once a Group I Mortgage Loan has been charged off, the related Group I Servicer will discontinue making P&I Advances, the related Group I Servicer will not be entitled to any additional servicing compensation and the Charged Off Loan will give rise to a Realized Loss. Any such Charged Off Loan, if also discharged from the Trust, will be released from the Trust Fund, will no longer be an asset of any Trust REMIC, and will be transferred to the Class I-X-1 Certificateholders, without recourse, and thereafter (i) the Class I-X-1 Certificateholder will be entitled to any amounts subsequently received in respect of any such Released Loans, (ii) the Class I-X-1 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Class I-X-1 Certificateholder may sell any such Released Loan to a third party. Once a Group I Mortgage Loan is charged off and discharged from the Trust pursuant to this Section 3.15(a), the related Group I Servicer shall not be obligated to service such Group I Mortgage Loan. The related Group I Servicer may cease any collection efforts with respect to such Group I Mortgage Loan, and statements of account may no longer be sent to such Mortgagor. The related Group I Servicer may write off each Charged Off and discharged Mortgage Loan as bad debt.

Notwithstanding the foregoing, with respect to the Group I Mortgage Loans, each Group I Servicer may determine in its sole discretion not to discharge such Charged Off Loan after the day the Group I Mortgage Loan becomes 180 days delinquent. Reasons for such Group I Servicer not discharging the Charged Off Loan include, but are not limited to: (i) foreclosure proceedings are ongoing, (ii) the Mortgagor has commenced bankruptcy proceedings, (iii) the Group I Mortgage Loan is in the process of a Liquidation Event, (iv) the Mortgagor is in the process of negotiating a modification, (v) the Mortgagor is in bankruptcy but the Mortgagor is still making Mortgage payments, or (vi) such Group I Servicer has a reasonable expectation that the Mortgagor will resume payments on the Group I Mortgage Loan.

(b)  With respect to any Group II Mortgage Loan that is 180 days delinquent, the Group II Servicer will determine, in its reasonable business judgment, whether a net recovery is probable through foreclosure proceedings or other liquidation of the related Mortgaged Property. If the Group II Servicer determines that no such recovery is probable, it shall charge off the related Group II Mortgage Loan at the time it becomes 180 days delinquent. Once a Group II Mortgage Loan has been charged off, the Group II Servicer will discontinue making P&I Advances, the Group II Servicer will not be entitled to any additional servicing compensation (except as provided below), and the Charged Off Loan will give rise to a Realized Loss. If the Group II Servicer reasonably determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Group II Mortgage Loan that becomes 180 days delinquent, the Group II Servicer need not charge off the Mortgage Loan and may continue making P&I Advances, and the Group II Servicer will continue to be entitled to its Servicing Fees on such Mortgage Loans.

Any Group II Mortgage Loan that is charged off, pursuant to the preceding paragraph, may continue to be serviced by the Group II Servicer using specialized collection procedures (including foreclosure, if appropriate) to the extent the Group II Servicer reasonably believes that such procedures may result in future recoveries on such Mortgage Loan. The Group II Servicer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Group II Mortgage Loans for which it is using specialized collection procedures after the date of charge off, but only to the extent of funds available from any recoveries on any such Group II Mortgage Loans for which it is using specialized collection procedures. Any such Group II Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Group II Mortgage Loans during such six month period will be treated as Subsequent Recoveries. On the date which is six months after the date on which the Group II Servicer begins servicing such Group II Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the Group II Servicer on a particular Group II Mortgage Loan, such Charged Off Loan will be released from the Trust Fund, will no longer be an asset of any Trust REMIC, and will be transferred to the Class II-X-1 Certificateholders, without recourse, and thereafter (i) the Class II-X-1 Certificateholder, as identified with contact information in writing to the Group II Servicer by the Depositor, will be entitled to any amounts subsequently received in respect of any such Released Loans, subject to the Group II Servicer’s fees described below, (ii) the Class II-X-1 Certificateholder may designate any servicer to service any such Released Loan, (iii) the Class II-X-1 Certificateholder may sell any such Released Loan to a third party and (iv) to the extent the servicing of such Charged Off Loan is not transferred from the Group II Servicer, the Group II Servicer shall be entitled to servicing compensation for such Charged Off Loan in an amount equal to forty percent (40%) of any amounts collected by the Group II Servicer on such Charged Off Loan. With respect to any Group II Mortgage Loan that is charged off at the time it becomes 180 days delinquent, to the extent the Group II Servicer does not begin using specialized collection procedures with respect to such Group II Mortgage Loan, such Group II Mortgage Loan shall be governed by the preceding sentence at such time.

(c)  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event an officer responsible for foreclosures or default management of the related Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Depositor, the Group I Master Servicer or the Trustee otherwise requests, the related Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the related Servicer shall promptly provide the Trustee, the Group I Master Servicer and the Depositor, with a written report of the environmental inspection.

After reviewing the environmental inspection report, the related Servicer shall determine consistent with Accepted Servicing Practices, to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the related Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.11. In the event the related Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all related Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the related Servicer pursuant to this paragraph or otherwise.

Section 3.16  Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the related Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the related Servicer will, within five (5) Business Days of the payment in full, notify the Trustee and the Group I Custodian and the by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release to the Trustee or the Group I Custodian, as applicable. Upon receipt of such certification and Request for Release, the Trustee or the Group I Custodian, as applicable, shall promptly release the related Custodial File to the related Servicer within five (5) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to or reimbursed by the related Collection Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee or the Group I Custodian, as applicable, shall, upon request of the related Servicer and delivery to the Trustee or the Group I Custodian, as applicable, of a Request for Release, release the related Custodial File to the related Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the related Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the related Servicer to return each and every document previously requested from the Custodial File to the Trustee or the Group I Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Trustee or the Group I Custodian, as applicable, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or the Group I Custodian, as applicable, to the related Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee or the Group I Custodian, as applicable, shall deliver the related Custodial File to the requesting Servicer within five (5) Business Days by overnight courier (at such Servicer’s expense, which expense shall be reimbursable as a Servicing Advance.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the related Servicer copies of any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the related Servicer a power of attorney in the form of Exhibit P sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.17  Title, Conservation and Disposition of REO Property. (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the related Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee on behalf of the related Certificateholders or the Trustee’s nominee.

(b)  The related Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The related Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee.

(c)  As described in paragraph (h) below, each Servicer shall use Accepted Servicing Practices to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. The Trustee has no obligation with respect to REO Dispositions.

(d)  The related Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

(e)  The related Servicer shall deposit net of reimbursement to such Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees as provided in Section 3.11, or cause to be deposited, on a daily basis in the related Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

(f)  The related Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid related Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

(g)  Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the related Servicer as additional servicing compensation.

(h)  The related Servicer shall use Accepted Servicing Practices to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the related REMIC unless (i) the related Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period pursuant to the requirements of Section 3.17(c), or (ii) the related Servicer obtains for the Trustee and, if applicable, the Group I Master Servicer an Opinion of Counsel, addressed to the Depositor, the Trustee, the Group I Master Servicer and such Servicer, to the effect that the holding by REMIC I-A or REMIC II-A of such REO Property subsequent to such period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The related Servicer shall manage, conserve, protect and operate each REO Property serviced by such Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by REMIC I-A or REMIC II-A of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the related Certificateholders, rent the same, or any part thereof, as the related Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

Section 3.18  [Reserved].

Section 3.19  Access to Certain Documentation and Information Regarding the Mortgage Loans. The related Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Trustee, Group I Master Services, if applicable, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the related Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon 15 days’ (or, if an Event of Default has occurred and is continuing, 3 Business Days’) prior written request and during normal business hours at the offices of the related Servicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Nothing in this Section 3.19 shall require the related Servicer or Subservicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The related Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof. In addition, subject to limitations of applicable privacy laws, the related Servicer or Subservicer may make public information regarding the performance of the related Mortgage Loans.

Section 3.20  Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee. Each Servicer shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any related Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the related Servicer in respect of any related Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the related Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The related Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, the Distribution Account or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a related Mortgage Loan, except, however, that the related Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

Section 3.21  Servicing Compensation. (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the related Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the related Servicing Fee with respect to each related Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid related Servicing Fees out of related Late Collections and as otherwise permitted in Section 3.11. The right to receive the related Servicing Fee may not be transferred in whole or in part except as provided in Section 10.07 or in connection with the transfer of all of the related Servicer’s responsibilities and obligations under this Agreement; provided, however, that the related Servicer may pay from the related Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

(b)  Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees, charges (other than Prepayment Premiums) and net proceeds from an REO Disposition as provided in Section 3.17(g) shall be retained by the related Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the related Collection Account, as additional servicing compensation, interest or other income earned on deposits therein and also shall be entitled to any other benefits arising from such account.

(c)  Except as otherwise provided in this Agreement, each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the related Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

(d)  Without limiting the generality of the foregoing, the Group I Servicers shall not be entitled to receive the Servicing Fee on any Group I Mortgage Loans that became Charged Off Mortgage Loans that are not discharged from the Trust for the period following the date of such charge off, provided, however, that the Servicing Fee shall accrue on such Mortgage Loans during such period, and the Servicing Fee shall be paid to the related Servicer if amounts due on such Mortgage Loan are collected.

Section 3.22  Annual Statement as to Compliance. Each Servicer and the Group I Master Servicer shall deliver or cause to be delivered to the Depositor and the Trustee, on or before March 15 of each calendar year beginning in 2007, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the related Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, such Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The obligations of the Servicers under this Section apply to each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer is acting as a servicer at the time such Officer’s Certificate is required to be delivered. Each Servicer shall deliver a similar Annual Statement of Compliance by any Subservicer to which such Servicer has delegated any servicing responsibilities with respect to the related Mortgage Loans (unless a Form 15 Suspension Notice shall have been filed with respect to the related portion of the Trust Fund and so long as the related portion of the Trust Fund is subject to the Exchange Act reporting requirements), to the Depositor and the Trustee as described above as and when required with respect to such Servicer.

Section 3.23  Assessments of Compliance and Attestation Reports. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, each Servicer and the Group I Master Servicer shall each deliver to the Depositor and the Trustee on or before March 15 of each calendar year beginning in 2007, a report regarding such party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. As set forth in Regulation AB, the Assessment of Compliance must contain the following:

(a)  A statement by the party making the assessment of its responsibility for assessing compliance with the Servicing Criteria applicable to it;

(b)  A statement by the party making the assessment that it used the Servicing Criteria attached as Exhibit R hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to it;

(c)  An assessment by such officer of the party making the assessment’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the party, that are backed by the same asset type as the related Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an attestation report on the party making the assessment’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the party making the assessment, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the party, that are backed by the same asset type as the related Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the party.

On or before March 15 of each calendar year beginning in 2007, the party making the assessment shall furnish to the Depositor and the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the party making the assessment, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

Unless a Form 15 Suspension Notice shall have been filed with respect to the related portion of the Trust Fund and for so long as the related portion of the Trust Fund is subject to the Exchange Act reporting requirements, each Group I Servicer shall cause any Subservicer to which such Group I Servicer delegated any of its responsibilities with respect to the related Mortgage Loans determined by such Group I Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Subservicer to which a Group I Servicer delegated any of its responsibilities with respect to the related Mortgage Loans, shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to any “primary servicer” to the extent they are applicable to such Subservicer. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the related portion of the Trust Fund.

The Trustee (in its capacity as custodian) and the Group I Custodian shall also provide to the Depositor an Assessment of Compliance and Attestation Report with respect to itself, as and when provided above by March 15 each year, unless a Form 15 Suspension Notice shall have been filed with respect to the related portion of the Trust Fund, which shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the “trustee”.

Section 3.24  Trustee or Group I Master Servicer to Act as Servicer. (a) In the event that the related Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee (with respect to the Group II Mortgage Loans) or the Group I Master Servicer (with respect to the Group I Mortgage Loans) or its successor shall thereupon assume all of the rights and obligations of the related Servicer hereunder arising thereafter with respect to the related Mortgage Loans (except that the Trustee (with respect to the Group II Mortgage Loans) or the Group I Master Servicer (with respect to the Group I Mortgage Loans), as applicable, shall not be (i) liable for losses of the predecessor servicer pursuant to Section 3.10 or any acts or omissions of the predecessor servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of the related Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of the related Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the related Servicer hereunder). Any such assumption shall be subject to Section 7.02.

(b)  Every Subservicing Agreement entered into by the related Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed.

(c)  If the related Servicer shall for any reason no longer be the servicer (including by reason of any Event of Default), the Trustee (with respect to the Group II Mortgage Loans) (or any other successor servicer) may, at its option, succeed to any rights and obligations of the related Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (with respect to the Group II Mortgage Loans) or the Group I Master Servicer (with respect to the Group I Mortgage Loans), as applicable (or any other successor servicer), shall not incur any liability or have any obligations in its capacity as successor servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the related Servicer thereunder; and the related Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(d)  The related Servicer shall, upon request of the Trustee (with respect to the Group II Mortgage Loans) or the Group I Master Servicer (with respect to the Group I Mortgage Loans), as applicable, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is a party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

Section 3.25  Compensating Interest.  Each Servicer shall remit to the Trustee or the Group I Master Servicer, as applicable, on each Servicer Remittance Date, and the Group I Master Servicer shall remit to the Trustee on each Group I Master Servicer Remittance Date, an amount from its own funds equal to Compensating Interest with respect to the related Mortgage Loans payable by such Servicer or the Group I Master Servicer, as applicable, for such Servicer Remittance Date or the Group I Master Servicer Remittance Date, as applicable.

Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each related Mortgage Loan, each Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the national credit repositories), on a monthly basis.

(b)  Each Servicer shall comply with all provisions of the Privacy Laws relating to the related Mortgage Loans, the related borrowers and any “nonpublic personal information” (as defined in the Privacy Laws) received by the related Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

Section 3.27  Excess Reserve Fund Accounts; Distribution Accounts. (a) The Trustee shall establish and maintain the Group I Excess Reserve Fund Account and Group II Excess Reserve Fund Account on behalf of the Class I-X Certificateholders and Class II-X Certificateholders, respectively, to receive any related Basis Risk Payment and to pay to the related Certificateholders any Basis Risk Carry Forward Amounts.

On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of related Certificates after, if applicable, application of any payments from the Supplemental Interest Trust, the Trustee shall (1) withdraw from the related Distribution Account and deposit in the related Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(I) or 4.02(b)(iii)(F), as applicable, the lesser of the Class I-X Distributable Amount or Class II-X Distributable Amount, as applicable (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(H) or 4.02(b)(iii)(A)-(E), as applicable, and the aggregate related Basis Risk Carry Forward Amount and (2) withdraw from the related Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of related Certificates the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(J) or 4.02(a)(iii)(G), as applicable. In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

The Trustee shall account each related Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the related Excess Reserve Fund Account are the Class I-X Certificateholders or Class II-X Certificateholders, as applicable. For all federal income tax purposes, amounts transferred by REMIC I-D or REMIC II-A to the related Excess Reserve Fund Account shall be treated as first distributed by the Trustee to the Class I-X Certificateholders or Class II-X Certificateholders, and then contributed by the Class I-X Certificateholders or Class II-X Certificateholders, as applicable, to the related Excess Reserve Fund Account.

Any Basis Risk Carry Forward Amounts (that are not paid out of Net Swap Receipts, if applicable) paid by the Trustee to the related Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class I-X Certificates or Class II-X Certificates, as applicable, and then to the respective Class or Classes of related Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of related Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class I-X Certificateholders or Class II-X Certificateholders, as applicable, in favor of Holders of each such Class.

Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the related Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

(b)  The Trustee shall establish and maintain the related Distribution Account on behalf of the related Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the related Distribution Account and retain therein the following:

(i)  the aggregate amount remitted by the Group I Master Servicer or the Group II Servicer, as applicable, to the Trustee pursuant to Section 3.11;

(ii)  any amount deposited by the Group I Master Servicer or Group II Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

(iii)  any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that the Group I Master Servicer or Group II Servicer shall remit any amount not required to be remitted, such Group I Master Servicer or Group II Servicer may at any time direct the Trustee in writing to withdraw such amount from the related Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the related Distribution Account. All funds deposited in the related Distribution Account shall be held by the Trustee in trust for the related Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

(c)  In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information, together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

Section 3.28  Optional Purchase of Delinquent Mortgage Loans. The Depositor (or its assignee), in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loan from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the related Servicer. Upon receipt of such purchase price, the related Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

Section 3.29  Group I Master Servicer to Act as Group I Servicer. (a) In the event that a Group I Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Group I Master Servicer or its successor shall thereupon assume all of the rights and obligations of such Group I Servicer hereunder arising thereafter (except that the Group I Master Servicer shall not be (i) liable for losses of the predecessor Group I Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Group I Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Group I Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of such Group I Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of such Group I Servicer hereunder). Any such assumption shall be subject to Section 7.02.

(b)  Every Subservicing Agreement entered into by a Group I Servicer shall contain a provision giving the successor Group I Servicer the option to terminate such agreement in the event a successor Group I Servicer is appointed.

(c)  If the applicable Group I Servicer shall for any reason no longer be a Group I Servicer (including by reason of any Event of Default), the Group I Master Servicer (or any other successor Group I Servicer) may, at its option, succeed to any rights and obligations of such Group I Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Group I Master Servicer (or any other successor Group I Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the applicable Group I Servicer thereunder; and such Group I Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(d)  The applicable Group I Servicer shall, upon request of the Group I Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is a party and the Group I Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

Section 3.30  Subordination Liens.

In connection with any governmental program under which a Mortgagor may obtain a benefit in the event the related Mortgaged Property is subject to a disaster provided that the Mortgagor files a covenant or other lien against the Mortgaged Property and is required to obtain the subordination thereto of the Mortgage, the related Servicer may cause such subordination to be executed and filed provided that either (i) the related Mortgage Loan is in default or default with respect to such Mortgage Loan is imminent or (ii) such subordination and participation in such governmental program will not result in a change in payment expectations with respect to such Mortgage Loans. For purposes of the preceding sentence, a change in payment expectations occurs if, as a result of such subordination and participation in such governmental program, (1) there is a substantial enhancement of the Mortgagor’s capacity to meet the payment obligations under the related Mortgage Loan and that capacity was primarily speculative prior to such subordination and participation in such governmental program and is adequate after such subordination and participation in such governmental program or (2) there is a substantial impairment of the Mortgagor’s capacity to meet the payment obligations under the related Mortgage Loan and that capacity was adequate prior to such subordination and participation in such governmental program and is primarily speculative after such subordination and participation in such governmental program.

Section 3.31  Advisory Agreement.

The Group II Servicer may enter into a special servicing advisory agreement with a Holder of the Class II-X Certificates and/or one or more other class of subordinated certificates and/or an advisor designated by the Holder of the Class II-X Certificates. Pursuant to such agreement, the Group II Servicer may provide such Holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the related Mortgage Loans, and the Holder of the Class II-X Certificates or the special servicing advisor designated by the Holder of the Class II-X Certificates may advise the Group II Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

Section 3.32  High Cost Mortgage Loans.

In the event that the related Servicer reasonably determines that a Mortgage Loan may be a High Cost Mortgage Loan, such Servicer shall promptly notify the Depositor and the Trustee (provided, however, that any failure to provide such notification shall not constitute a breach under this Agreement), and if the related Servicer so notifies such parties, the Servicer may cease its initiation of collection efforts thereon, and such determination shall be deemed to materially and adversely affect the interests of the related Certificateholders in such Mortgage Loan and the Responsible Party or the Purchaser, as applicable, will repurchase the related Mortgage Loan within a period and in the manner prescribed in the related Responsible Party Agreement or the Representation and Warranties Agreement.

ARTICLE IV

DISTRIBUTIONS AND
ADVANCES BY THE SERVICERS

Section 4.01  Advances. (a) The amount of P&I Advances to be made by the related Servicer for any Servicer Remittance Date shall equal, subject to Section 4.01(d), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Servicer Remittance Date in respect of the related Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, (ii) with respect to each Mortgage Loan that required a balloon payment on its final Due Date, a payment equal to the assumed monthly payment that would have been due on the related Due Date based upon the original principal amortization schedule for such balloon mortgage loan, and (iii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the related Collection Account for distribution on such Servicer Remittance Date; provided however that no P&I Advance shall be required to be made (a) for any Mortgage Loan 180 days or more Delinquent, (b) with respect to Relief Act Interest Shortfalls or (c) resulting from bankruptcy proceedings of the Mortgagor.

(b)  On each Servicer Remittance Date, the related Servicer shall remit in immediately available funds to the Trustee or the Group I Master Servicer, as applicable, an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Mortgage Loans and REO Properties for the related Servicer Remittance Date either (i) from its own funds or (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the related Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the related Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the related Servicer with respect to the related Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the related Servicer’s records and replaced by such Servicer by deposit in the related Collection Account on or before any future Servicer Remittance Date to the extent required.

(c)  The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any related Mortgage Loan or REO Property, shall continue through the time at which the related Mortgage Loan becomes 180 days delinquent.

(d)  Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the related Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the related Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer’s Certificate of the related Servicer delivered to the Trustee or the Group I Master Servicer, as applicable. In addition the related Servicer shall not be required to make any P&I Advances resulting from bankruptcy proceedings of the Mortgagor or to advance any Relief Act Interest Shortfalls.

(e)  Except as otherwise provided herein, the related Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 4.02  Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts relating to the Group I Certificates then on deposit in the Group I Distribution Account in the following order of priority and to the extent of the Group I Available Funds remaining:

(i)  to the Supplemental Interest Trust Account and to the Holders of each Class of Group I Offered Certificates and the Class I-B-1 Certificates in the following order of priority:

(A)  to the Supplemental Interest Trust Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

(B)  from any remaining Group I Interest Remittance Amount, to the Class I-A-1 Certificates and Class I-A-IO Certificates, on a pro rata basis based on their respective entitlements, the Accrued Certificate Interest Distribution Amount for such Classes and Unpaid Interest Amount for such Classes and such Distribution Date;

(C)  from any remaining Interest Remittance Amounts, to the Class I-M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(D)  from any remaining Interest Remittance Amounts, to the Class I-M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(E)  from any remaining Interest Remittance Amounts, to the Class I-M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(F)  from any remaining Interest Remittance Amounts, to the Class I-M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(G)  from any remaining Interest Remittance Amounts, to the Class I-M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(H)  from any remaining Interest Remittance Amounts, to the Class I-M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(I)  from any remaining Interest Remittance Amounts, to the Class I-M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class; and

(J)  from any remaining Interest Remittance Amounts, to the Class I-B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(ii)  (A)on each Distribution Date (a) before the Group I Stepdown Date or (b) with respect to which a Group I Trigger Event is in effect, to the Holders of the related Class or Classes of Group I Offered Certificates and the Class I-B-1 Certificates then entitled to distributions of principal as set forth below, from Group I Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Group I Principal Distribution Amount in the following order of priority:

(a)  to the Class I-A-1 Certificates, until their Class Certificate Balance is reduced to zero; and

(b)  sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-B-1 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero

(B)  on each Distribution Date (a) on and after the Group I Stepdown Date and (b) as long as a Group I Trigger Event is not in effect, to the Holders of the related Class or Classes of Group I Offered Certificates and the Class I-B-1 Certificates then entitled to distribution of principal, from Group I Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Group I Principal Distribution Amount in the following amounts and order of priority:

(a)  to the Class I-A-1 Certificates, the lesser of (x) the Group I Principal Distribution Amount and (y) the Class I-A-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(b)  to the Class I-M-1 Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class I-A-1 Certificates in clause (ii)(B)(a) above and (y) the Class I-M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(c)  to the Class I-M-2 Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class I-A-1 Certificates in clause (ii)(B)(a) above and to the Class I-M-1 Certificates in clause (ii)(B)(b) above and (y) the Class I-M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(d)  to the Class I-M-3 Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class I-A-1 Certificates in clause (ii)(B)(a) above, to the Class I-M-1 Certificates in clause (ii)(B)(b) above and to the Class I-M-2 Certificates in clause (ii)(B)(c) above and (y) the Class I-M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(e)  to the Class I-M-4 Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class I-A-1 Certificates in clause (ii)(B)(a) above, to the Class I-M-1 Certificates in clause (ii)(B)(b) above, to the Class I-M-2 Certificates in clause (ii)(B)(c) above and to the Class I-M-3 Certificates in clause (ii)(B)(d) above and (y) the Class I-M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(f)  to the Class I-M-5 Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class I-A-1 Certificates in clause (ii)(B)(a) above, to the Class I-M-1 Certificates in clause (ii)(B)(b) above, to the Class I-M-2 Certificates in clause (ii)(B)(c) above, to the Class I-M-3 Certificates in clause (ii)(B)(d) above and to the Class I-M-4 Certificates in clause (ii)(B)(e) above and (y) the Class I-M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(g)  to the Class I-M-6 Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class I-A-1 Certificates in clause (ii)(B)(a) above, to the Class I-M-1 Certificates in clause (ii)(B)(b) above, to the Class I-M-2 Certificates in clause (ii)(B)(c) above, to the Class I-M-3 Certificates in clause (ii)(B)(d) above, to the Class I-M-4 Certificates in clause (ii)(B)(e) above and to the Class I-M-5 Certificates in clause (ii)(B)(f) above and (y) the Class I-M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(h)  to the Class I-M-7 Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class I-A-1 Certificates in clause (ii)(B)(a) above, to the Class I-M-1 Certificates in clause (ii)(B)(b) above, to the Class I-M-2 Certificates in clause (ii)(B)(c) above, to the Class I-M-3 Certificates in clause (ii)(B)(d) above, to the Class I-M-4 Certificates in clause (ii)(B)(e) above, to the Class I-M-5 Certificates in clause (ii)(B)(f) above and to the Class I-M-6 Certificates in clause (ii)(B)(g) above and (y) the Class I-M-7 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

(i)  to the Class I-B-1 Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class I-A-1 Certificates in clause (ii)(B)(a) above, to the Class I-M-1 Certificates in clause (ii)(B)(b) above, to the Class I-M-2 Certificates in clause (ii)(B)(c) above, to the Class I-M-3 Certificates in clause (ii)(B)(d) above, to the Class I-M-4 Certificates in clause (ii)(B)(e) above, to the Class I-M-5 Certificates in clause (ii)(B)(f) above, to the Class I-M-6 Certificates in clause (ii)(B)(g) above and to the Class I-M-7 Certificates in clause (ii)(B)(h) above and (y) the Class I-B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(iii)  any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Group I Excess Reserve Account, shall be distributed in the following order of priority:

(A)  to the Holders of the Class I-M-1 Certificates, any Unpaid Interest Amount for such Class;

(B)  to the Holders of the Class I-M-2 Certificates, any Unpaid Interest Amount for such Class;

(C)  to the Holders of the Class I-M-3 Certificates, any Unpaid Interest Amount for such Class;

(D)  to the Holders of the Class I-M-4 Certificates, any Unpaid Interest Amount for such Class;

(E)  to the Holders of the Class I-M-5 Certificates, any Unpaid Interest Amount for such Class;

(F)  to the Holders of the Class I-M-6 Certificates, any Unpaid Interest Amount for such Class;

(G)  to the Holders of the Class I-M-7 Certificates, any Unpaid Interest Amount for such Class;

(H)  to the Holders of the Class I-B-1 Certificates, any Unpaid Interest Amount for such Class;

(I)  to the Group I Excess Reserve Fund Account, the amount of any related Basis Risk Payment for such Distribution Date, to the extent not covered, in the case of the LIBOR Certificates, by amounts available in the Supplemental Interest Trust;

(J)  from funds on deposit in the Group I Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any related Basis Risk Carry Forward Amount with respect to the Group I Offered Certificates and Class I-B-1 Certificates for such Distribution Date to such Classes in the same order and priority as set forth in Section 4.02(a)(i), with the allocation to the Class I-A-1 Certificates and Class I-A-IO Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts, in each case to the extent not covered by the funds available for Basis Risk Carry Forward Amounts in the Supplemental Interest Trust;

(K)  to the Supplemental Interest Trust Account, the amount of any Defaulted Swap Termination Payment to the Swap Provider;

(L)  to the Holders of the Class I-X Certificates, the remainder of the Class I-X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(K); and

(M)  to the Holders of the Class I-R Certificates, any remaining amount.

Notwithstanding the foregoing, if the Group I Stepdown Date is the date on which the Class Certificate Balance of the Class I-A-1 Certificates is reduced to zero, any Group I Principal Distribution Amount remaining after principal distributions to the Class I-A-1 Certificates will be included as part of the distributions pursuant to clause (ii)(B) above.

If on any Distribution Date, as a result of the foregoing allocation rules and allocation of payments from the Supplemental Interest Trust to pay principal as described in Section 4.08, the Class I-A-1 Certificates do not receive the related Accrued Certificate Interest Distribution Amounts or the related Unpaid Interest Amounts, if any, then that unpaid amount will be recoverable by the Holders of that Class, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery.

(b)  On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts relating to the Group II Certificates then on deposit in the Group II Distribution Account in the following order of priority and to the extent of the Group II Available Funds remaining:

(i)  to the Holders of each Class of Group II Offered Certificates in the following order of priority:

(A)  from the Group II Interest Remittance Amount, to the Class II-A-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class and Unpaid Interest Amounts for such Class and such Distribution Date;

(B)  from any remaining Group II Interest Remittance Amount, to the Class II-M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(C)  from any remaining Group II Interest Remittance Amount, to the Class II-M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(D)  from any remaining Group II Interest Remittance Amount, to the Class II-M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(E)  from any remaining Group II Interest Remittance Amount, to the Class II-M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class; and

(F)  from any remaining Interest Remittance Amount, to the Class II-M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(ii)  (A)on each Distribution Date (a) before the Group II Stepdown Date or (b) with respect to which a Group II Trigger Event is in effect, to the Holders of the related Class or Classes of Group II Offered Certificates then entitled to distributions of principal as set forth below, from Group II Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Group II Principal Distribution Amount in the following order of priority:

(a)  to the Class II-A-1 Certificates, until the Class Certificate Balance thereof is reduced to zero;

(b)  sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero;

(B)  on each Distribution Date (a) on and after the Group II Stepdown Date and (b) as long as a Group II Trigger Event is not in effect, to the Holders of the related Class or Classes of the Group II Offered Certificates then entitled to distribution of principal, from Group II Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to, the Group II Principal Distribution Amount in the following amounts and order of priority:

(a)  to the Class II-A-1 Certificates, the lesser of (x) the Group II Principal Distribution Amount and (y) the Class II-A-1 Principal Distribution Amount, until the Class Certificate Balance thereof is reduced to zero;

(b)  to the Class II-M-1 Certificates, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Class II-A-1 Certificates in clause (ii)(B)(a) above and (y) the Class II-M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(c)  to the Class II-M-2 Certificates, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Class II-A-1 Certificates in clause (ii)(B)(a) above and to the Class II-M-1 Certificates in clause (ii)(B)(b) above and (y) the Class II-M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(d)  to the Class II-M-3 Certificates, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Class II-A-1 Certificates in clause (ii)(B)(a) above, to the Class II-M-1 Certificates in clause (ii)(B)(b) above and to the Class II-M-2 Certificates in clause (ii)(B)(c) above and (y) the Class II-M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(e)  to the Class II-M-4 Certificates, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Class II-A-1 Certificates in clause (ii)(B)(a) above, to the Class II-M-1 Certificates in clause (ii)(B)(b) above, to the Class II-M-2 Certificates in clause (ii)(B)(c) above and to the Class II-M-3 Certificates in clause (ii)(B)(d) above and (y) the Class II-M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

(f)  to the Class II-M-5 Certificates, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Class II-A-1 Certificates in clause (ii)(B)(a) above, to the Class II-M-1 Certificates in clause (ii)(B)(b) above, to the Class II-M-2 Certificates in clause (ii)(B)(c) above, to the Class II-M-3 Certificates in clause (ii)(B)(d) above and to the Class II-M-4 Certificates in clause (ii)(B)(e) above and (y) the Class II-M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

(iii)  any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Group II Excess Reserve Account, shall be distributed in the following order of priority:

(A)  to the Holders of the Class II-M-1 Certificates, any Unpaid Interest Amount for such Class;

(B)  to the Holders of the Class II-M-2 Certificates, any Unpaid Interest Amount for such Class;

(C)  to the Holders of the Class II-M-3 Certificates, any Unpaid Interest Amount for such Class;

(D)  to the Holders of the Class II-M-4 Certificates, any Unpaid Interest Amount for such Class;

(E)  to the Holders of the Class II-M-5 Certificates, any Unpaid Interest Amount for such Class;

(F)  to the Group II Excess Reserve Fund Account, the amount of any related Basis Risk Payment for such Distribution Date;

(G)  from funds on deposit in the Group II Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the Group II Offered Certificates for that Distribution Date, to the Class II-A-1, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, in that order of priority, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts;

(H)  to the Holders of the Class II-X Certificates, the remainder of the Class II-X Distributable Amount not distributed pursuant to Sections 4.02(b)(iii)(A)-(G); and

(I)  to the Holders of the Class II-R Certificates, any remaining amount.

Notwithstanding the foregoing, if the Group II Stepdown Date is the date on which the aggregate Class Certificate Balance of the Class II-A-1 Certificates is reduced to zero, any Group II Principal Distribution Amount remaining after distribution thereof to the Class II-A-1 Certificates will be included as part of the distributions pursuant to clause (ii)(B) above.

If on any Distribution Date, as a result of the foregoing allocation rules, the Class II-A-1 Certificates do not receive the related Accrued Certificate Interest Distribution Amounts or the related Unpaid Interest Amounts, if any, then that unpaid amount will be recoverable by the Holders of that Class, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery.

(c)  On each Distribution Date, all amounts representing Prepayment Premiums from the related Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the Holders of the Class I-P Certificates or Class II-P Certificates, as applicable.

(d)  On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated pro rata, as a reduction of the related Accrued Certificate Interest Distribution Amounts for the related Offered Certificates and, with respect to the Group I Certificates, the Class I-B-1 Certificates, based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

Section 4.03  [Reserved].

Section 4.04  Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available, separately with respect to each of the Group I Certificates and Group II Certificates, to each related Certificateholder, the related Servicer(s), the Depositor, the Group I Master Servicer, if applicable, and each Rating Agency a statement setting forth with respect to the related distribution and/or the related group of Mortgage Loans:

(i)  the amount of related Available Funds allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii)  the amount related Available Funds allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the related Excess Reserve Fund Account on such Distribution Date;

(iii)  if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the related Excess Reserve Fund Account;

(iv)  the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)  the Pool Stated Principal Balance with respect to the related Mortgage Loans for the following Distribution Date;

(vi)  the amount of expenses and fees paid to or retained by the related Servicer and the Group I Master Servicer or paid to or retained by the Trustee with respect to such Distribution Date;

(vii)  the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(viii)  the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the related Servicer (and the Trustee or Group I Master Servicer as successor servicer and any other servicer, if applicable) as outstanding (if reported by the related Servicer) as of the close of business on the Determination Date immediately preceding such Distribution Date;

(ix)  the number and aggregate outstanding principal balances of related Mortgage Loans (1) as to which the Scheduled Payment is Delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days and 180+ days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(x)  for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all related Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) Delinquent 60 days or more on each of the Due Dates in each such month;

(xi)  with respect to all related Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month;

(xii)  the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

(xiii)  whether a related Trigger Event has occurred and is continuing (including the separate components of the calculation and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

(xiv)  the amount on deposit in the related Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(xv)  in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

(xvi)  the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the related Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

(xvii)  the related Overcollateralized Amount and related Specified Overcollateralized Amount;

(xviii)  Prepayment Premiums collected by or paid by the related Servicer;

(xix)  the Cumulative Loss Percentage;

(xx)  the amount distributed on the Class I-X Certificates or Class II-X Certificates, as applicable;

(xxi)  the amount of any Subsequent Recoveries for such Distribution Date;

(xxii)  the Record Date for such Distribution Date;

(xxiii)  each Mortgage Loan that has been released to the Class I-X-1 Certificateholder or Class II-X-1 Certificateholder pursuant to Section 3.15;

(xxiv)  one-month, three-month and twelve-month CPR;

(xxv)  the cumulative amount of Realized Losses on the related Mortgage Loans; and

(xxvi)  the amount of any Yield Maintenance Agreement Payment and any Net Swap Receipts or Net Swap Payments for such Distribution Date.

(b)  The Trustee’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicers, the Group I Master Servicer, the Group I Custodian and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the related Servicer, the Group I Master Servicer or the related Responsible Party. The Trustee will provide the above statement via the Trustee’s internet website. The Trustee’s website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee’s investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request.

(c)  Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.04 aggregated for such calendar year or, with respect to the Certificateholders, applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

(d)  Not later than the related Reporting Date, each Servicer shall furnish to the Trustee and, in the case of the Group I Servicer, to the Group I Master Servicer, a monthly remittance advice statement (in a format mutually agreed upon by each Servicer and the Trustee and upon which the Trustee may rely) containing such information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.04(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the “Servicer Remittance Report”). In addition, on the related Reporting Date, the Group I Master Servicer shall furnish to the Trustee a report (in a format mutually agreed upon by the Group I Master Servicer and the Trustee) containing the information available to it in order to enable the Trustee to perform the reporting required in this Agreement with respect to the Group I Mortgage Loans and the related Distribution Date and such other information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.04(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month.

Each Servicer shall furnish to the Trustee an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the Reporting Date, which report shall contain the following:

(i)  with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment and any Prepayment Premiums);

(ii)  with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

(iii)  the amount of servicing compensation received by the related Servicer during the prior distribution period;

(iv)  the individual and aggregate Stated Principal Balance of the related Mortgage Loans;

(v)  the aggregate of any expenses reimbursed to the related Servicer during the prior distribution period pursuant to Section 3.11;

(vi)  the number and aggregate outstanding principal balances of related Mortgage Loans (1) as to which the Scheduled Payment is Delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days and 180+ days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(vii)  each related Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

(viii)  with respect to each related Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan;

(ix)  each related Mortgage Loan that will be released to the Class I-X Certificateholder or Class II-X Certificateholder, as applicable, pursuant to Section 3.15; and

(x)  any other information reasonably required by the Trustee to enable it to prepare the monthly statement referred to in Section 4.04(a).

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans as described in the definition of “Delinquent.

Section 4.05  Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of “LIBOR.” Until all of the Group I LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The Pass-Through Rate for each Class of Group I LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the Group I LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the Group I LIBOR Certificates in the table relating to the Group I Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.05 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the Group I LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.06  Allocation of Applied Realized Loss Amounts. (a) Any Applied Realized Loss Amounts with respect to the Group I Mortgage Loans will be allocated to the most junior Class of Group I Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof. No Applied Realized Loss Amounts shall be allocated to the Class I-A-1 Certificates and Class I-A-IO Certificates. In the event Applied Realized Loss Amounts are allocated to any Class of Group I Subordinated Certificates, their Class Principal Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Group I Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries related to the Group I Mortgage Loans (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Group I Subordinated Certificates).

(b)  Any Applied Realized Loss Amounts with respect to the Group II Mortgage Loans will be allocated to the most junior Class of Group II Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof. No Applied Realized Loss Amounts shall be allocated to the Class II-A-1 Certificates. In the event Applied Realized Loss Amounts with respect to the Group II Mortgage Loans are allocated to any Class of the Group II Subordinated Certificates, their Class Principal Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation related Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Group II Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries related to the Group II Mortgage Loans (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Group II Subordinated Certificates).

All Realized Losses on the Group I Mortgage Loans shall be deemed to have been allocated first, to REMIC I-A Regular Interest I-FX until the Uncertificated Balance REMIC I-A Regular Interest I-FX has been reduced to zero, second, to REMIC I-A Regular Interest I-FL until the Uncertificated Balance REMIC I-A Regular Interest I-FL has been reduced to zero and second, to REMIC I-A Regular Interest I-1-A through I-54-B, starting with the lowest numerical denomination until each such REMIC I-A Regular Interest has been reduced to zero, provided that, for REMIC I-A Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I-A Regular Interests.

All Realized Losses on the Group I Mortgage Loans shall be deemed to have been allocated first, to REMIC I-B Regular Interest I-FX, until the Uncertificated Balance has been reduced to zero, second to REMIC I-B Regular Interest I-FL, until the Uncertificated Balance has been reduced to zero and then to REMIC I-B Regular Interest FX-IO-1 and REMIC I-B Regular Interest FL-IO-1, pro rata, to REMIC I-B Regular Interest FX-IO-2 and REMIC I-B Regular Interest FL-IO-2, pro rata, to REMIC I-B Regular Interest FX-IO-3 and REMIC I-B Regular Interest FL-IO-3, pro rata, to REMIC I-B Regular Interest FX-IO-4 and REMIC I-B Regular Interest FL-IO-4, pro rata, to REMIC I-B Regular Interest FX-IO-5 and REMIC I-B Regular Interest FL-IO-5, pro rata, and to REMIC I-B Regular Interest FX-IO-6 and REMIC I-B Regular Interest FL-IO-7, pro rata, until the Uncertificated Balances have been reduced to zero.

The REMIC I-C Marker Allocation Percentage of all Realized Losses on the Group I Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I-C Regular Interest I-AA and REMIC I-C Regular Interest I-ZZ up to an aggregate amount equal to the REMIC I-C Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA and REMIC I-C Regular Interest I-ZZ up to an aggregate amount equal to the REMIC I-C Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-B1 and REMIC I-C Regular Interest I-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-C Regular Interest I-B1 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-M7 and REMIC I-C Regular Interest I-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-C Regular Interest I-M7 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-M6 and REMIC I-C Regular Interest I-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-C Regular Interest I-M6 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-M5 and REMIC I-C Regular Interest I-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-C Regular Interest I-M5 has been reduced to zero; and seventh, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-M4 and REMIC I-C Regular Interest I-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-C Regular Interest I-M4 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-M3 and REMIC I-C Regular Interest I-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-C Regular Interest I-M3 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-M2 and REMIC I-C Regular Interest I-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-C Regular Interest I-M2 has been reduced to zero; and tenth, to the Uncertificated Balances of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-M1 and REMIC I-C Regular Interest I-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-C Regular Interest I-M1 has been reduced to zero.

The REMIC I-C SC Allocation Percentage of all Realized Losses on the Group I Mortgage Loans shall be deemed to have been allocated first, so as to keep the Uncertificated Balance of REMIC I-C Regular Interest I-SC and REMIC I-C Regular Interest I-NSC equal to 1.00% of the Certificate Principal Balance of the related Corresponding Certificates second, any remaining Realized Losses shall be allocated to REMIC I-C Regular Interest I-XX.

All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC II-A Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC II-A Regular Interest I-AA and REMIC II-A Regular Interest I-ZZ up to an aggregate amount equal to the REMIC II-A Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Balances of the REMIC II-A Regular Interest I-AA and REMIC II-A Regular Interest I-ZZ up to an aggregate amount equal to the REMIC II-A Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Balances of REMIC II-A Regular Interest I-AA, REMIC II-A Regular Interest I-M5 and REMIC II-A Regular Interest I-ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II-A Regular Interest I-M5 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II-A Regular Interest I-AA, REMIC II-A Regular Interest I-M4 and REMIC II-A Regular Interest I-ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II-A Regular Interest I-M4 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II-A Regular Interest I-AA, REMIC II-A Regular Interest I-M3 and REMIC II-A Regular Interest I-ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II-A Regular Interest I-M3 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II-A Regular Interest I-AA, REMIC II-A Regular Interest I-M2 and REMIC II-A Regular Interest I-ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II-A Regular Interest I-M2 has been reduced to zero; and seventh, to the Uncertificated Balances of REMIC II-A Regular Interest I-AA, REMIC II-A Regular Interest I-M1 and REMIC II-A Regular Interest I-ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II-A Regular Interest I-M1 has been reduced to zero.

Section 4.07  Distributions on the REMIC Regular Interests.

(a)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I-A to REMIC I-B on account of the REMIC I-A Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class I-R Certificates (in respect of the Class R-1A Interest), as the case may be:

(i)  to Holders of each of REMIC I-A Regular Interest I-FL, REMIC I-A Regular Interest I-FX and REMIC I-A Regular Interest I-1-A through I-54-B, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC I-A Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to first to REMIC I-A Regular Interest I-FL, second to REMIC I-A Regular Interests I-1-A through I-54-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I-A Regular Interest is reduced to zero, provided that, for REMIC I-A Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I-A Regular Interests and then to REMIC I-A Regular Interest I-FX until the Uncertificated Balance of such REMIC I-A Regular Interest is reduced to zero;

(iii)  any remaining amount to the Holders of the Class I-R Certificates (in respect of the Class R-1A Interest);

(b)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I-B to REMIC I-B on account of the REMIC I-B Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class I-R Certificates (in respect of the Class R-1B Interest), as the case may be:

(i)  First, to the Holders of REMIC I-B Regular Interest I-SWAP-IO in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, second, to the Holders of REMIC I-B Regular Interest FX-IO-1, REMIC I-B Regular Interest FX-IO-2, REMIC I-B Regular Interest FX-IO-3, REMIC I-B Regular Interest FX-IO-4, REMIC I-B Regular Interest FX-IO-5, REMIC I-B Regular Interest FX-IO-6, REMIC I-B Regular Interest FL-IO-1, REMIC I-B Regular Interest FL-IO-2, REMIC I-B Regular Interest FL-IO-3, REMIC I-B Regular Interest FL-IO-4, REMIC I-B Regular Interest FL-IO-5 and REMIC I-B Regular Interest FL-IO-6 in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and third, to the Holders of REMIC I-B Regular Interest I-FX and REMIC I-B Regular Interest FL-I, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows, first, to the Holders of REMIC I-B Regular Interest I-FL and REMIC I-B Regular Interest I-FL, pro rata, until the Uncertificated Balances of each such REMIC I-B Regular Interest is reduced to zero, and second, to the Holders of (i) REMIC I-B Regular Interest FX-IO-1 and REMIC I-B Regular Interest FL-IO-1, pro rata, (ii) REMIC I-B Regular Interest FX-IO-2 and REMIC I-B Regular Interest FL-IO-2, pro rata, (iii) REMIC I-B Regular Interest FX-IO-3 and REMIC I-B Regular Interest FL-IO-3, pro rata, (iv) REMIC I-B Regular Interest FX-IO-4 and REMIC I-B Regular Interest FL-IO-4, pro rata, (v) REMIC I-B Regular Interest FX-IO-5 and EMIC I-B Regular Interest FL-IO-5, pro rata, and (vi) REMIC I-B Regular Interest FX-IO-6 and REMIC I-B Regular Interest FL-IO-6, pro rata, paid to clauses (i) through (vi) above sequentially until the Uncertificated Balance of each such REMIC I-B Regular Interest is reduced to zero;

(iii)  any remaining amount to the Holders of the Class I-R Certificates (in respect of the Class R-1B Interest);

(c)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I-C to REMIC I-D on account of the REMIC I-C Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class I-R Certificates (in respect of the Class R-1C Interest), as the case may be:

(i)  First, to the Holders of REMIC I-C Regular Interest I-SWAP-IO in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; second to the Holders of REMIC I-C Regular Interest I-A-IO in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and then to Holders of REMIC I-C Regular Interest I-AA, REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7, REMIC I-C Regular Interest I-B1 and REMIC I-C Regular Interest I-ZZ, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I-C Regular Interest I-ZZ shall be reduced when the REMIC I-C Overcollateralization Amount is less than the REMIC I-C Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum I-ZZ Uncertificated Interest Deferral Amount and such amount will be payable to REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7 and REMIC I-C Regular Interest I-B1 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC I-C Regular Interest I-ZZ shall be increased by such amount;

to the Holders of REMIC I-C Regular Interests, in an amount equal to the remainder of the REMIC I-C Marker Allocation Percentage of the Available Distribution Amount funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A) 98.00% of such remainder to the Holders of REMIC I-C Regular Interest I-AA, until the Uncertificated Balance of such Uncertificated REMIC I-C Regular Interest is reduced to zero;

(B) 2.00% of such remainder, first, to the Holders of REMIC I-C Regular Interest I-A1, REMIC I-C Regular Interest I-M1, REMIC I-C Regular Interest I-M2, REMIC I-C Regular Interest I-M3, REMIC I-C Regular Interest I-M4, REMIC I-C Regular Interest I-M5, REMIC I-C Regular Interest I-M6, REMIC I-C Regular Interest I-M7 and REMIC I-C Regular Interest I-B1, 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC I-C Regular Interests are reduced to zero and second to the Holders of REMIC I-C Regular Interest I-ZZ, until the Uncertificated Balance of such REMIC I-C Regular Interest is reduced to zero; then

(C) any remaining amount to the Holders of the Class II-R Certificates (in respect of the Class R-2A Interest);

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC I-C Regular Interest I-AA and REMIC I-C Regular Interest I-ZZ, respectively.

(ii)  third, to the Holders of REMIC I-C Regular Interest I-SC, REMIC I-C Regular Interest I-NSC and REMIC I-C Regular Interest I-XX, pro rata, in an amount equal to (A) the Uncertificated Interest for each such REMIC II-C Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(iii)  fourth, to the Holders of REMIC I-C Regular Interests, in an amount equal to the remainder of the REMIC I-C SC Allocation Percentage of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (iii) above, such that distributions of principal shall be deemed to be made to the REMIC I-C Regular Interests first, so as to keep the Uncertificated Balance of REMIC I-C Regular Interest I-SC and REMIC I-C Regular Interest I-NSC equal to 1.00% of the aggregate Certificate Principal Balance of the related Corresponding Certificates; second, any remaining principal to REMIC I-C Regular Interest I-XX.

(C) any remaining amount to the Holders of the Class II-R Certificates (in respect of the Class R-2A Interest);

(d)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II-A to REMIC II-B on account of the REMIC II-A Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class II-R Certificates (in respect of the Class R-2A Interest), as the case may be:

(i)  to Holders of REMIC II-A Regular Interest II-AA, REMIC II-A Regular Interest II-A1, REMIC II-A Regular Interest II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular Interest II-M3, REMIC II-A Regular Interest II-M4, REMIC II-A Regular Interest II-M5 and REMIC II-A Regular Interest II-ZZ, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC II-A Regular Interest II-ZZ shall be reduced when the REMIC II-A Overcollateralization Amount is less than the REMIC II-A Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum II-ZZ Uncertificated Interest Deferral Amount and such amount will be payable to REMIC II-A Regular Interest II-A1, REMIC II-A Regular Interest II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular Interest II-M3, REMIC II-A Regular Interest II-M4 and REMIC II-A Regular Interest II-M5 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC II-A Regular Interest II-ZZ shall be increased by such amount;

to the Holders of REMIC II-A Regular Interests, in an amount equal to the remainder of the Available Distribution Amount funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A) 98.00% of such remainder to the Holders of REMIC II-A Regular Interest II-AA, until the Uncertificated Balance of such Uncertificated REMIC II-A Regular Interest is reduced to zero;

(B) 2.00% of such remainder, first, to the Holders of REMIC II-A Regular Interest II-A1, REMIC II-A Regular Interest II-M1, REMIC II-A Regular Interest II-M2, REMIC II-A Regular Interest II-M3, REMIC II-A Regular Interest II-M4 and REMIC II-A Regular Interest II-M5, 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II-A Regular Interests are reduced to zero and second to the Holders of REMIC II-A Regular Interest II-ZZ, until the Uncertificated Balance of such REMIC II-A Regular Interest is reduced to zero; then

(C) any remaining amount to the Holders of the Class II-R Certificates (in respect of the Class R-2A Interest);

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC II-A Regular Interest II-AA and REMIC II-A Regular Interest II-ZZ, respectively.

Section 4.08  Supplemental Interest Trust. On the Closing Date, the Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, the Supplemental Interest Trust and Deutsche Bank National Trust Company is hereby appointed as Supplemental Interest Trust Trustee in accordance with the provisions of this Agreement. On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name a separate non-interest bearing trust account (the “Supplemental Interest Trust Account”), which will be a separate account, for the benefit of the Holders of the Group I Certificates as a part of the Supplemental Interest Trust. The Supplemental Interest Trust shall hold the Interest Rate Swap Agreement and the Yield Maintenance Agreement. The Supplemental Interest Trust Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

On or prior to the Closing Date, the Supplemental Interest Trust Trustee, in its capacity as Supplemental Interest Trust Trustee, is hereby directed to execute and deliver the Interest Rate Swap Agreement and the Yield Maintenance Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity.

On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Supplemental Interest Trust Account amounts distributable to the Swap Provider by the Supplemental Interest Trust pursuant to Section 4.02 of this Agreement. On each Distribution Date, the Supplemental Interest Trust Trustee shall distribute any such amounts to the Swap Provider pursuant to the Interest Rate Swap Agreement, first to pay any Net Swap Payment owed to the Swap Provider for such Distribution Date, and second to pay any Swap Termination Payment owed to the Swap Provider.

On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Supplemental Interest Trust Account amounts received by it from the Swap Provider and the Yield Maintenance Provider. Funds in the Supplemental Interest Trust Account will be distributed in the following order of priority:

(i)  to the Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

(ii)  to the Group I LIBOR Certificateholders, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from other Group I Available Funds;

(iii)  to the Group I Offered Certificateholders and the Class I-B-1 Certificates, to pay principal as described in Section 4.02(a)(ii), but only to the extent necessary to restore the Group I Overcollateralized Amount at the Group I Specified Overcollateralized Amount as a result of current or prior Realized Losses not yet reimbursed, after giving effect to payments and distributions from other Group I Available Funds;

(iv)  to the Group I LIBOR Certificateholders, to pay Unpaid Interest Amounts and related Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii), to the extent unpaid from other Group I Available Funds (including Basis Risk Payments on deposit in the Group I Excess Reserve Fund Account);

(v)  to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

(vi)  to the Holders of the Class I-X Certificates, any remaining amounts.

The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class I-X Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Supplemental Interest Trust Trustee to transfer amounts under this Agreement. The Supplemental Interest Trust Trustee shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee shall, at the written direction of the Holder of the Majority Class I-X Certificateholder, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Supplemental Interest Trust Trustee from the Majority Class I-X Certificateholder, all funds in the Supplemental Interest Trust shall remain uninvested. The Supplemental Interest Trust Trustee shall not be liable for the amount of any loss incurred with respect to any investment or lack of investment of funds therein. On each Distribution Date, the Supplemental Interest Trust Trustee shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class I-X Certificates.

For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 4.02(a)(i) (other than any Swap Termination Payments) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. For federal income tax purposes, the Supplemental Interest Trust will be a disregarded entity.

The Supplemental Interest Trust Trustee shall treat the Holders of Group I Offered Certificates as having entered into a notional principal contract with respect to the Holders of the Class I-X Certificates. Pursuant to each such notional principal contract, all Holders of Group I Offered Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class I-X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC I-D Certificate ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class I-X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the Holders of the Group I Offered Certificates in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Group I Offered Certificates of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC I-D Certificate ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Group I Offered Certificate shall be treated as representing not only ownership of a Regular Interest in REMIC I-D, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

The Sponsor shall provide to the Supplemental Interest Trust Trustee the value of the right of the Holders of the Group I Offered Certificates to receive payments from the Supplemental Interest Trust for federal tax return and information reporting not later than December 31, 2007.

In the event that the Interest Rate Swap Agreement is terminated prior to the Distribution Date occurring in December 2011 other than in connection with the optional termination of the related portion of the Trust, the Supplemental Interest Trust Trustee, at the direction of the Depositor, shall use reasonable efforts to appoint a successor swap provider using any Swap Termination Payments paid by the Swap Provider. To the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Swap Termination Payment owing to the Swap Provider. If the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust is unable to locate a qualified successor swap provider within thirty (30) days of the Early Termination Date (as defined in the Interest Rate Swap Agreement), any Swap Termination Payments paid by the Swap Provider will be deposited into a separate non-interest bearing Eligible Account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date (until the termination date of the Interest Rate Swap Agreement or the appointment of a successor swap provider), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the Interest Rate Swap Agreement) and distribute such Net Swap Payment to the Holders of the Group I Certificates in accordance with this Section 4.08.

In the event that the Yield Maintenance Agreement is terminated prior to the Distribution Date in December 2011 other than in connection with the optional termination of the related portion of the Trust, the Supplemental Interest Trust Trustee, at the direction of the Depositor, shall use reasonable efforts to appoint a successor yield maintenance provider using any yield maintenance agreement termination payments paid by the Yield Maintenance Provider. If the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust is unable to locate a qualified successor yield maintenance provider within thirty (30) days of the Early Termination Date (as defined in the Yield Maintenance Agreement), any yield maintenance agreement termination payments paid by the Yield Maintenance Provider will be deposited into a separate non-interest bearing Eligible Account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date (until the termination date of the Yield Maintenance Agreement or the appointment of a successor yield maintenance provider), will withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original Yield Maintenance Provider calculated in accordance with the terms of the original Yield Maintenance Agreement, and distribute such amount to the Holders of the Group I Certificates in accordance with this Section 4.08.

Section 4.09  Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each Holder of a Group I Offered Certificate and a Class I-B-1 Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Group I Excess Reserve Fund Account or the Supplemental Interest Trust in respect of any Basis Risk Carry Forward Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Supplemental Interest Trust Trustee will account for payments to each Group I Offered Certificate and Class I-B-1 Certificate as follows: each Group I Offered Certificate and Class I-B-1 Certificate will be treated as receiving their entire payment from REMIC I-D (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Group I Offered Certificate and Class I-B-1 Certificate. Resecuritization of any Group I Offered Certificate and Class I-B-1 Certificate in a REMIC will be permissible only if the Supplemental Interest Trust Trustee hereunder is the trustee in such resecuritization.

The REMIC Regular Interest corresponding to a Group I Offered Certificate and Class I-B-1 Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Group I WAC Cap computed for this purpose by limiting the notional amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Group I Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class I-X Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Group I Offered Certificate and a Class I-B-1 Certificate may exceed the actual amount of distributions on the Group I Offered Certificate and Class I-B-1 Certificate, respectively.

ARTICLE V

THE CERTIFICATES

Section 5.01  The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The Depositor hereby directs the Trustee to register the Class I-X, Class I-X-1, Class I-P, Class II-X, Class II-X-1 and Class II-P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class I-X, Class II-P, Class II-X and Class II-P Certificates in any name or names as the Depositor shall request, and to deliver such Class I-X, Class I-P, Class II-X and Class II-P Certificates to such Person or Persons as the Depositor shall request.

Subject to Section 10.02 and 10.03 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02  Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event the Depositor or an Affiliate transfers the Class I-X Certificates, Class II-X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to the transfer of the Class I-X, Class I-X-1, Class I-P, Class I-R, Class II-X, Class II-X-1, Class II-P or Class II-R Certificates, to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I-1 (the “Rule 144A Letter”) or, in the case of the Group I Private Certificates only, Exhibit I-2 (the “Non-Rule 144A Investment Letter”) or (ii) in the case of the Class I-X, Class I-X-1, Class II-X or Class II-X-1 Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the related Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Group I Master Servicer and the applicable Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the related Certificates, the related Mortgage Loans and other matters regarding the related portion of the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Group I Master Servicer, the Depositor and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or Exhibit I-2), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to any Federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to a transferee that does not make the representation above shall be void and of no effect.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a I-A-1, I-A-IO, I-M-1, I-M-2, I-M-3, I-M-4, I-M-5, I-M-6, I-M-7, I-B-1, I-X, or I-P Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under, in the case of such Certificate other than a Class I-B-1, Class I-X or Class I-P Certificate, Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) or in the case of a Class I-B-1, Class I-X or Class I-P Certificate, PTCE 95-60.

Each beneficial owner of a I-M-1, I-M-2, I-M-3, I-M-4, I-M-5, I-M-6, I-M-7, I-B-1, I-X, or I-P Certificate or any interest therein that is acquired subsequent to the termination of the Supplement Interest Trust shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or investing with assets of a Plan, (ii) for Certificates other than the Class I-B-1, I-X or I-P Certificate, it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by S&P, Fitch or Moody’s Investors Service, Inc., and such certificate is so rated, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Each beneficial owner of a II-M-1, II-M-2, II-M-3, II-M-4, II-M-5 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or investing with assets of a Plan, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by S&P, Fitch or Moody’s Investors Service, Inc., and such certificate is so rated, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

(v)  The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the related Servicer, to the effect that the elimination of such restrictions will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)  The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)  Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the related Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f)  Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the related Servicer, the Group I Master Servicer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04  Persons Deemed Owners. The related Servicer, the Group I Master Servicer, the Trustee, the Depositor and any agent of the related Servicer, the Group I Master Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Group I Master Servicer, the Trustee, the Depositor or any agent of the related Servicer, the Group I Master Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

Section 5.05  Access to List of Certificateholders’ Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the related Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, the Group I Master Servicer or the related Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Group I Master Servicer, the related Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06  Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in the United States where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent for such purposes, located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR AND THE SERVICERS

Section 6.01  Respective Liabilities of the Depositor and the Servicers. The Depositor and the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02  Merger or Consolidation of the Depositor or the Servicers. The Depositor and the Servicers will each keep in full effect its existence, rights and franchises as a corporation, national banking association, federally chartered savings bank or limited partnership as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or limited partnership, as applicable, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the related Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or each of the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or each Servicer shall be a party, or any Person succeeding to the business of the Depositor or such Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the related Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and meets the requirements of Section 7.02, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Offered Certificates.

Section 6.03  Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their respective directors, officers, employees or agents shall be under any liability to the Trust Fund or the related Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or the related Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers and any director, officer, employee, Affiliate or agent of the Depositor or the related Servicer shall be indemnified by the Trust Fund or the related portion of the Trust Fund, as applicable, and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the related Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor each of the Servicers shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each of the Servicers may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the related Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the related Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and each of the Servicers shall be entitled to be reimbursed therefor out of the related Collection Account.

Section 6.04  Limitation on Resignation of the Related Servicer. Neither Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the related Servicer, the Depositor, the Trustee and, with respect to the Group I Mortgage Loans, the Group I Master Servicer or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the related Servicer. Any such determination permitting the resignation of the related Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Trustee and, with respect to the Group I Mortgage Loans, the Group I Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Trustee and, if applicable, the Group I Master Servicer. No such resignation shall become effective until a successor shall have assumed the related Servicer’s responsibilities and obligations hereunder.

Section 6.05  Additional Indemnification by the Servicers; Third Party Claims.

(a)  Each Servicer shall, subject to the limitations of Section 6.03, indemnify the Depositor (and any Affiliate, director, officer, employee or agent of the Depositor), the Trustee and, with respect to the Group I Mortgage Loans, the Group I Master Servicer, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them actually sustains in any way related to (i) any breach by the related Servicer of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the related Servicer, or (iii) the failure of the related Servicer to perform its duties and service the related Mortgage Loans in compliance with the terms of this Agreement. The related Servicer immediately shall notify the Depositor, the Trustee and, with respect to the Group I Mortgage Loans, the Group I Master Servicer, if such claim is made by a third party with respect to this Agreement or the related Mortgage Loans, assume (with the prior written consent of the Depositor, the Trustee and, with respect to the Group I Mortgage Loans, the Group I Master Servicer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, or the Trustee or, with respect to the Group I Mortgage Loans, the Group I Master Servicer, in respect of such claim. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the related Servicer.

(b)  Notwithstanding anything to the contrary contained in this Agreement, each Servicer shall indemnify the Depositor (and any Affiliate, director, officer, employee or agent of the Depositor), the Trustee and, with respect to the Group I Mortgage Loans, the Group I Master Servicer, and hold them harmless against any and all claims, economic losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other related costs, fees and expenses that any of them actually sustains in any way related to any failure by the related Servicer, the Group I Master Servicer or any Subservicer engaged by such Servicer or any subcontractor utilized by such Servicer to deliver any information, report, certification or accountants’ letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, as applicable, including without limitation any failure by such Servicer to identify pursuant to Section 3.02(e) any subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

(c)  If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the related Servicer shall contribute to the amount paid or payable to the party to be indemnified as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person, on the one hand, and such Servicer, on the other, in connection with a breach of such Servicer’s obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

ARTICLE VII

DEFAULT

Section 7.01  Events of Default.“Event of Default,” wherever used herein with respect to the related Servicer, means any one of the following events:

(a)  any failure by the related Servicer to remit to the Group I Master Servicer or Trustee, as applicable, any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the related Servicer by the Depositor, or by the Trustee, or, with respect to the Group I Mortgage Loans, the Group I Master Servicer, or to the related Servicer, the Depositor and the Trustee by related Certificateholders entitled to at least 25% of the related Voting Rights; or

(b)  the failure on the part of the related Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the related Servicer set forth in this Agreement, which continues unremedied for a period of thirty days (except that such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22, 3.23 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the related Servicer by the Depositor or by the Trustee or, with respect to the Group I Mortgage Loans, the Group I Master Servicer, or to the related Servicer, the Depositor, the Group I Master Servicer and the Trustee by Certificateholders of Certificates entitled to at least 25% of the related Voting Rights, and (ii) actual knowledge of such failure by a Servicing Officer of the related Servicer; provided, however, that (except with respect to the parenthetical above) in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the related Servicer, the cure period may be extended for an additional 30 days upon delivery by the related Servicer to the Trustee and, with respect to the Group I Mortgage Loans, the Group I Master Servicer, of a certificate to the effect that the related Servicer believes in good faith that the failure or breach can be cured within such additional time period and the related Servicer is diligently pursuing remedial action; or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(d)  the related Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

(e)  the related Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(f)  any failure of the related Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Servicer Remittance Date; or

(g)  the related Servicer attempts to assign its right to servicing compensation under this Agreement or it attempts, without the consent of the Depositor to sell or otherwise dispose of all or a portion of its servicing responsibilities under this Agreement, except for an assignment in connection with a transfer of substantially all of its assets and the transferee has an equal or stronger rating by any Rating Agency; or

(h)  a breach of any representation and warranty of the related Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the related Servicer by the Trustee, the Group I Master Servicer or by the Depositor, as applicable, or to the related Servicer, the Trustee, the Group I Master Servicer and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the related Certificates; or

(i)  any reduction, withdrawal or qualification of the servicer rating of the related Servicer by any rating agency which results in the inability of such Servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any rating agency; or

(j)  with respect to Ocwen, if a Servicer Cumulative Loss Trigger occurs; or

(k)  with respect to Ocwen, if a Servicer Delinquency Trigger occurs; or

(l)  with respect to Ocwen, Moody’s reduces its servicer rating to “SQ4” or lower or Standard & Poor’s reduces its servicer ratings to “below average” or lower.

If an Event of Default described in clauses (a) through (l) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Group I Master Servicer, as applicable, may, or at the direction of related Certificateholders entitled to a majority of the Voting Rights, the Trustee or the Group I Master Servicer shall, by notice in writing to the related Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the related Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee or the Group I Master Servicer, as applicable, shall not be required to give written notice to the related Servicer of the occurrence of an Event of Default described in clauses (b) through (l) of this Section 7.01 unless and until a Responsible Officer of the Trustee or the Group I Master Servicer, as applicable, has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Trustee or the Group I Master Servicer, as applicable, has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Trustee or the Group I Master Servicer, as applicable, shall give written notice to the related Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Trustee or the Group I Master Servicer, as applicable, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the related Servicer of the default on any Servicer Remittance Date on which such Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of the related Servicer to make an Advance to the extent required, the Trustee or the Group I Master Servicer, as applicable under Section 7.02, as successor servicer, or another successor servicer shall, prior to the next Distribution Date, immediately make such Advance. Any such notice to the related Servicer shall also be given to each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any cure by a Servicer with respect to clauses (a) or (f) of this Section 7.01 shall be effective only if taken no later than noon Eastern time on the Business Day immediately following (i) with respect to clause (a) of this Section 7.01, the date of written notice to the related Servicer, or (ii) with respect to clause (f) of this Section 7.01, the related Servicer Remittance Date. On and after the receipt by the related Servicer of such written notice, all authority and power of the related Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or the Group I Master Servicer, as applicable. The Trustee or the Group I Master Servicer, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the related Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the related Servicer to pay amounts owed pursuant to Article VIII. The related Servicer agrees to cooperate with the Trustee or the Group I Master Servicer, as applicable, in effecting the termination of the related Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or the Group I Master Servicer, as applicable, of all cash amounts which shall at the time be credited to the related Collection Account of the predecessor servicer, or thereafter be received with respect to the related Mortgage Loans.

The termination of a Servicer with respect to one group of Mortgage Loans shall not affect any obligation of the other Servicers with respect to the Mortgage Loans serviced by such Servicers.

Notwithstanding any termination of the activities of the related Servicer hereunder, such Servicer shall be entitled to receive from the related portion of the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the related Servicing Fees to which such Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the related Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

Section 7.02  Trustee and Group I Master Servicer to Act; Appointment of Successor Servicer. On and after the time the Trustee (with respect to the Group II Mortgage Loans) or the Group I Master Servicer (with respect to the Group I Mortgage Loans) gives, and the related Servicer receives a notice of termination pursuant to Section 7.01, the Trustee (with respect to the Group II Mortgage Loans) or the Group I Master Servicer (with respect to the Group I Mortgage Loans) shall, subject to and to the extent provided in Sections 3.06 and 7.03, and the rights of the Trustee or the Group I Master Servicer, as applicable, appoint a successor servicer or become the successor to the related Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall as successor immediately assume all of the obligations of the related Servicer to make P&I Advances and Servicing Advances as successor servicer and shall assume and be subject to all the other responsibilities, duties and liabilities relating thereto placed on the related Servicer by the terms and provisions hereof and applicable law as soon as practicable but in no event later than 90 days after the receipt by the related Servicer of the notice of termination pursuant to Section 7.01. As compensation therefor, the Trustee or the Group I Master Servicer, as applicable, shall be entitled to all funds relating to the related Mortgage Loans that the related Servicer would have been entitled to charge to its Collection Account if such Servicer had continued to act hereunder including, if the related Servicer was receiving the related Servicing Fee, such Servicing Fee and the income on investments or gain related to the related Collection Account (in addition to income on investments or gain related to the Distribution Account or the Group I Master Servicer Collection Account for the benefit of the Trustee and the Group I Master Servicer as provided herein). Notwithstanding the foregoing, if the Trustee or the Group I Master Servicer, as applicable, has become the successor to the related Servicer in accordance with this Section 7.02, the Trustee or the Group I Master Servicer, as applicable, may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of related Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the related Certificates by each Rating Agency, as the successor to the related Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the related Servicer hereunder. No such appointment of a successor to the related Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to the related Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the related Mortgage Loans and which executes and delivers to the Depositor, the Trustee and, if applicable, the Group I Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than liabilities of the terminated Servicer under Section 6.03 incurred prior to termination of the related Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the related Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the related Servicer hereunder, the Trustee or the Group I Master Servicer, as applicable, unless the Trustee or the Group I Master Servicer, as applicable, is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee or the Group I Master Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on related Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the related Servicing Fee and amounts paid to the predecessor servicer from investments. The Trustee or the Group I Master Servicer, as applicable, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee or the Group I Master Servicer, as applicable, nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

In the event that the related Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the related Servicing Files to a successor servicer and pay all of its own out-of-pocket costs and expenses related to such obligations. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer shall be paid by the successor servicer (in which case the successor servicer shall be entitled to reimbursement therefor from the related portion of the Trust Fund or if the successor servicer fails to pay, the Trustee or the Group I Master Servicer, as applicable, pays such amounts from the related portion of the Trust Fund). If the Trustee or the Group I Master Servicer, as applicable, is the predecessor servicer (except in the case where the Trustee or the Group I Master Servicer, as applicable, in its role as successor servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee or the Group I Master Servicer, as applicable, as the successor servicer and not by the predecessor servicer’s actions or omissions), such costs shall be paid by the successor servicer (in which case the successor servicer shall be entitled to reimbursement therefor from the related portion of the Trust Fund or if the successor servicer fails to pay, the Trustee or the Group I Master Servicer, as applicable, pays such amounts from the related portion of the Trust Fund) promptly upon presentation of reasonable documentation of such costs.

Any successor to the related Servicer as servicer shall give notice to the Mortgagors of such change of servicer, in accordance with applicable federal and state law, and shall, during the term of its service as servicer, maintain in force the policy or policies that the related Servicer is required to maintain pursuant to Section 3.13.

Any such successor servicer shall be required to satisfy the requirements of a successor servicer under this Section 7.02.

Section 7.03  Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the related Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee. The Trustee, before the occurrence of an Event of Default or a Group I Master Servicer Event of Default and after the curing of all Events of Default and Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default or a Group I Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

Unless an Event of Default or a Group I Master Servicer Event of Default known to the Trustee has occurred and is continuing,

(a)  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)  the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)  the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the related Voting Rights, relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Section 8.02  Certain Matters Affecting the Trustee and the Group I Custodian. Except as otherwise provided in Section 8.01:

(a)  each of the Trustee and the Group I Custodian may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Group I Custodian shall have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)  each of the Trustee and the Group I Custodian may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)  neither the Trustee nor the Group I Custodian shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the related Voting Rights allocated to each Class of Certificates;

(e)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder; provided that the Trustee shall not be responsible for any act or omission of the Group I Custodian;

(f)  neither the Trustee nor the Group I Custodian shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)  the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the related Distribution Account not made at the direction of the Depositor during the Trustee Float Period);

(h)  the Trustee shall not be deemed to have knowledge of an Event of Default or a Group I Master Servicer Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01;

(i)  the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(j)  the Trustee shall remit the Group I Custodian Fee to the Group I Custodian pursuant to a separate agreement; and

(k)  In no event shall the Trustee or its directors, affiliates, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or other hereunder or in connection herewith even if advised of the possibility of such damages.

Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor, the Group I Master Servicer or the related Servicer of any funds paid to the Depositor, the Group I Master Servicer or the related Servicer in respect of the related Mortgage Loans or deposited in or withdrawn from the related Collection Account or the Group I Master Servicer Collection Account by the Depositor, the Group I Master Servicer or the related Servicer.

The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor servicer).

The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 8.04  Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05  Trustee’s Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the related Distribution Account on each Distribution Date any interest or investment income earned on funds deposited in the related Distribution Account during the Trustee Float Period. The Trustee, the Group I Custodian and any director, officer, employee, or agent of the Trustee and the Group I Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys’ fees) incurred in connection with any claim or legal action relating to:

(a)  this Agreement,

(b)  the Certificates, or

(c)  the performance of any of the Trustee’s or the Group I Custodian’s duties under this Agreement, other than any loss, liability, or expense (i) resulting from any breach of the related Servicer’s obligations in connection with this Agreement for which the related Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (ii) resulting from any breach of the related Responsible Party’s obligations in connection with the related Responsible Party Agreements for which such Responsible Party has performed its obligation to indemnify the Trustee pursuant to the related Responsible Party Agreements, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee’s duties under this Agreement.

This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

(B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

(C) printing and engraving expenses in connection with preparing any Definitive Certificates.

Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

The Supplemental Interest Trust Trustee shall be entitled to all protections, immunities and indemnities afforded to the Trustee hereunder tot he same and fullest extent.

Section 8.06  Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates, the Group I Master Servicer and its affiliates, or the Servicers and their affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the related Servicer other than the Trustee in its role as successor to the Group II Servicer or the Group I Master Servicer, as applicable.

Section 8.07  Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicers, the Group I Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor, the Group I Master Servicer or the Servicers may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Group I Master Servicer and one copy to each Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their respective attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor trustee to the Group II Servicer or the Group I Master Servicer, as applicable, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08  Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, to its predecessor trustee and the Group II Servicer or Group I Master Servicer, as applicable, an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Group II Servicer or the Group I Master Servicer, as applicable, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09  Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10  Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, each of the Servicers, the Group I Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the related Servicer or the Group I Master Servicer, as applicable, and the Trustee may consider appropriate. If the Group II Servicer or the Group I Master Servicer, as applicable, shall not have joined in such appointment within 15 days after the receipt by such Servicer or the Group I Master Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)  To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the related Servicer or the Group I Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Group II Servicer or the Group I Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)  No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)  The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers, the Group I Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11  Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

(a)  prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)  within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)  make an election that each REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)  prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e)  provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a “Non-Permitted Transferee”), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)  to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

(g)  not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either Trust REMIC created hereunder;

(h)  pay, from the sources specified in the second to last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)  cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j)  maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(k)  as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Trustee shall not treat the rights of the I-P Certificateholders and Class II-P Certificateholders, as applicable, to receive Prepayment Premiums, the rights of the Class I-X Certificateholders and Class II-X Certificateholders, as applicable, to receive amounts from the related Excess Reserve Fund Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and, if applicable, the Supplemental Interest Trust Account, and the rights of the related Certificateholders to receive Basis Risk Carry Forward Amounts as obligations of any Trust REMIC created hereunder, for federal income tax purposes.

To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of related Offered Certificates and the Class I-B-1 Certificates of the right to receive Basis Risk Carry Forward Amounts from the related Excess Reserve Fund Account. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate and Class I-B-1 Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of such Offered Certificate or Class I-B-1 Certificate acquired by an initial Holder thereof between such right and the related REMIC I-D or REMIC II-B Regular Certificate. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

If any tax is imposed on “prohibited transactions” of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of REMIC I-A or REMIC II-A as defined in Section 860G(c) of the Code, on any contribution to either Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee or the Group I Master Servicer, respectively, if such tax arises out of or results from negligence of the Trustee or the Group I Master Servicer, as applicable, in the performance of any of its obligations under this Agreement, (ii) the related Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the related Servicer of any of its obligations under this Agreement, or (iii) the Purchaser, if such tax arises out of or results from the Purchaser’s obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) in all other cases, or if the Trustee, the Purchaser, the Group I Master Servicer or the related Servicer fails to honor its respective obligations under the preceding clause (i), (ii) or (iii) any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

For as long as each Trust REMIC shall exist, the Trustee shall act in accordance with this Agreement and shall comply with any directions of the Depositor or the related Servicer as provided herein so as to assure such continuing treatment. The Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 8.12  Periodic Filings. This Section 8.12 shall only be applicable to the Group I Offered Certificates and the related portion of the Trust. The Trustee, the Group I Servicers and the Group I Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

(a)  (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Trustee to the Group I Certificateholders for such Distribution Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information, if other than the Trustee and provided to the Trustee in EDGAR-compatible form at the email address set forth in Section 10.05 using Exhibit V, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure. As used in this Agreement, EDGAR-compatible form means an electronic information storage format acceptable to the Trustee and the party providing such information.

Within 5 calendar days after the related Determination Date, each entity that is indicated in Exhibit S as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D. No later than three Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee.

(ii)  Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Group I Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit S as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known, the form and substance of any Form 8-K Disclosure Information, if applicable. The Depositor shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii)  Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the related portion of the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, each Group I Servicer and the Group I Master Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by each Group I Servicer and the Group I Master Servicer pursuant to Sections 3.22 and 3.23 (including with respect to any Subservicer or subcontractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations and conforming to industry standards, with respect to the related portion of the Trust Fund. Such Form 10-K shall include the Assessments of Compliance, Attestation Reports, Annual Compliance Statements and other documentation provided by the Group I Servicers and the Group I Master Servicer pursuant to Sections 3.22 and 3.23 (including with respect to any Subservicer or subcontractor, if required to be filed) and Section 3.23 with respect to the Trustee and the Group I Custodian, and the Form 10-K certification in the form attached hereto as Exhibit M (the “Certification”) signed by the senior officer of the Depositor in charge of securitization. The Trustee shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information, if other than the Trustee and provided to the Trustee in EDGAR-compatible form at the email address set forth in Section 10.05 using Exhibit V, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-K Disclosure.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to timely obtain any information from any other party.

Prior to (x) March 10, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit S as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25 of the relevant year (or the immediately preceding Business Day if March 25 is not a Business Day), an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.

Each Group I Servicer shall be responsible for determining the pool concentration applicable to any Subservicer to which such Group I Servicer delegated any of its responsibilities with respect to the related Group I Mortgage Loans at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Trustee will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Group I Certificateholder upon request. Any expenses incurred by the Trustee in connection with the previous sentence shall be reimbursable to the Trustee out of the related portion of the Trust Fund.

(b)  The Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K), and each Group I Servicer shall sign a certification solely with respect to such Group I Servicer (in the form attached hereto as Exhibit O-1) and the Group I Master Servicer shall sign a certification solely with respect to the Group I Master Servicer (in the form attached hereto as Exhibit O-2) for the benefit of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit M shall be delivered to the Trustee by March 25th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).

The Trustee shall indemnify the Depositor and its officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) the failure to deliver its Assessment of Compliance as required by the last paragraph of Section 3.23, (ii) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Trustee in the form of Exhibit N or in the Assessment of Compliance provided pursuant to Section 3.23 or (iii) the failure to timely file any Form 10-D or Form 10-K as required hereunder; provided that the Trustee shall have no liability with respect to any failure to timely file any Form 10-D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information from a party other than itself. The Trustee shall not, and shall have no obligation to, indemnify for failure of its accountants to timely deliver the accountants’ attestation required by Section 3.23. Notwithstanding the foregoing, in no event shall the Trustee be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it under Section 3.23.

Each Group I Servicer and the Group I Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of such Group I Servicer’s or the Group I Master Servicer’s obligations under this Section 8.12(b), Section 3.22 or Section 3.23 or (ii) any material misstatement or omission in the Certification made in reliance on any material misstatement contained in the certification provided by such Group I Servicer or the Group I Master Servicer in the form of Exhibit O-1 or O-2, as applicable, or in the Officer’s Certificate provided pursuant to Section 3.22 or the Assessment of Compliance provided pursuant to Section 3.23. Notwithstanding the foregoing, in no event shall a Group I Servicer or the Group I Master Servicer be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it under Section 3.23.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Trustee agrees in connection with (a) the failure to deliver its Assessment of Compliance as required by the last paragraph of Section 3.23, (b) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Trustee in the form of Exhibit N or in the Assessment of Compliance provided pursuant to Section 3.23 or (c) the failure to timely file any Form 10-D or Form 10-K as required hereunder; provided that the Trustee shall have no liability with respect to any failure to timely file any Form 10-D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information from a party other than itself, that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) each Group I Servicer and the Group I Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, on the one hand and such Group I Servicer or the Group I Master Servicer on the other in connection with (a) a breach of such Group I Servicer’s or the Group I Master Servicer’s, as applicable, obligations under this Section 8.12(b), Section 3.22 or Section 3.23 or (b) any material misstatement or omission in the Certification made in reliance on any material misstatement contained in the certification provided by such Group I Servicer in the form of Exhibit O-1 or the Group I Master Servicer in the form of Exhibit O-2, or in the Officer’s Certificate provided pursuant to Section 3.22 or the Assessment of Compliance provided pursuant to Section 3.23.

(c)  Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

Section 8.13  Tax Classification of the Excess Reserve Fund Accounts. For federal income tax purposes, the Trustee shall treat the Group I Excess Reserve Fund Account and Group II Excess Reserve Account as beneficially owned by the Holders of the Class I-X Certificates and Class II-X Certificates, respectively. The Trustee shall treat the rights that each Class of Certificates has to receive payments of Basis Risk Carry Forward Amounts from the related Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class I-X Certificateholders or Class II-X Certificateholders, as applicable, in favor of each Class. Accordingly, each Class of Offered Certificates and the Class I-B-1 Certificates will be comprised of two components - a REMIC Regular Certificate and an interest in an interest rate cap contract, and the Class I-X Certificateholders or Class II-X Certificateholders, as applicable, will be comprised of two components - a REMIC Regular Certificate and ownership of the related Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts. The Trustee shall allocate the issue price for a Class of related Certificates among the respective components for purposes of determining the issue price of the applicable REMIC Regular Certificates based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate or Class I-B-1 Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Holder of an Offered Certificate or Class I-B-1 Certificate between such right and the related REMIC Regular Certificate.

Section 8.14  Custodian Responsibilities.

(a)  The Group I Custodian shall provide access to the Mortgage Loan Documents in possession of the Group I Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Group I Custodian. The Group I Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the person requesting such access.

(b)  The Group I Custodian may resign from its obligations hereunder upon 60 days’ prior written notice to the Trustee, the Depositor, the Group I Master Servicer and the Group I Servicers. Such resignation shall take effect upon (i) the appointment of a successor Group I Custodian reasonably acceptable to the Depositor within such 60 day period; and (ii) delivery of all Mortgage Loan Files to the successor Group I Custodian. The Trustee shall have the right, but not the obligation, to become the successor Group I Custodian. If no successor Group I Custodian is appointed within 60 days after written notice of such Group I Custodian’s resignation is received by the Trustee, the Group I Custodian may petition a court of competent jurisdiction to appoint a successor Group I Custodian.

(c)  Upon such resignation and appointment of successor Group I Custodian, the Group I Custodian shall, at the Group I Custodian’s expense, promptly transfer to the successor Group I Custodian, as directed in writing by the Trustee, all applicable Mortgage Files being administered under this Agreement. Notwithstanding the foregoing, the related portion of the Trust Fund, not the Group I Custodian, shall bear the costs relating to the transfer of Mortgage Files if the Group I Custodian shall resign with cause (including the Group I Custodian’s resignation due to the failure of the Group I Custodian to be paid all fees due to the Group I Custodian hereunder).

(d)  For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the related portion of the Trust, the Group I Custodian shall not utilize any subcontractor for the performance of its duties hereunder if such subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without the prior written consent of the Depositor, in its sole discretion.

(e)  The Group I Custodian shall indemnify the Depositor, the Trustee, and their respective officers and directors against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) the failure of the Group I Custodian to deliver when required any assessment of compliance or accountant’s attestation report required to be delivered by the Group I Custodian or (ii) any material misstatement or omission contained in any assessment of compliance provided to be delivered by the Group I Custodian. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Group I Custodian.

(f)  Notwithstanding anything in this Agreement to the contrary, the Group I Custodian shall not be required to deliver, or to cause to be delivered, an assessment of compliance or accountant’s attestation report pursuant to Section 3.23 for any fiscal year of the Trust in which the Group I Custodian’s Weighted Average Percentage is 5% or less. The “Custodian’s Weighted Average Percentage” means, for each fiscal year of the Trust and the Group I Custodian, the quotient, expressed as a percentage, of (A) the aggregate of the Stated Principal Balance for each Distribution Date in such fiscal year of the Mortgage Loans for which the Group I Custodian acted as custodian divided by (B) the aggregate of the Pool Stated Principal Balance of the Group I Mortgage Loans for each Distribution Date in such fiscal year.

Section 8.15  Limitations on Custodial Responsibilities.

(a)  The Group I Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

(b)  The Group I Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Group I Custodian's compensation or for reimbursement of expenses.

(c)  The Group I Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection or any lien upon or security interest in any Mortgage File.

(d)  The duties and obligations of the Group I Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Group I Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Group I Custodian have any responsibility to ascertain or take action except as expressly provided herein.

(e)  The Group I Custodian makes no representations and shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any of the Mortgage Loans, and shall not be required to and shall not make any representations as to the validity, value or genuineness of the Mortgage Loans.

(f)  The Group I Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission or its bad faith or willful misfeasance.

(g)  The Group I Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or (ii) the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Mortgage Loans unless specified otherwise in this Agreement.

(h)  The Group I Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Group I Custodian by receipt of the Mortgage File.

(i)  The Group I Custodian shall have no obligation to determine whether the recordation of any document is necessary.

(j)  In no event shall the Group I Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(k)  Any Person into which the Group I Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Group I Custodian shall be a party, or any person succeeding to the business of the Group I Custodian, shall be the successor of the Group I Custodian hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

ARTICLE IX

ADMINISTRATION OF THE GROUP I MORTGAGE LOANS BY THE GROUP I MASTER SERVICER

Section 9.01  Duties of the Group I Master Servicer; Enforcement of Group I Servicers’ Obligations. (a)  The Group I Master Servicer, on behalf of the Trustee, the Depositor, the Group I Custodian and the Group I Certificateholders, shall monitor the performance of each Group I Servicer’s obligations under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause each Group I Servicer to duly and punctually perform its duties and obligations hereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Group I Master Servicer has actual knowledge, the Group I Master Servicer shall promptly notify the Trustee and shall specify in such notice the action, if any, the Group I Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Group I Master Servicer shall take the actions specified in Article VII.

If (i) a Group I Servicer reports a delinquency on a monthly report and (ii) such Group I Servicer, by 11 a.m. (New York Time) on the related Servicer Remittance Date, neither makes an Advance nor provides the Group I Master Servicer with an Officer’s Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance, then the Group I Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Group I Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Group I Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the related Collection Account to be used for Advances with respect to such Group I Mortgage Loan, except to the extent the Group I Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance. Subject to the foregoing and Section 7.02, the Group I Master Servicer shall continue to make such Advances for so long as the related Group I Servicer is required to do so under this Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Group I Master Servicer shall deliver an Officer’s Certificate to the Trustee stating that the Group I Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Group I Master Servicer pursuant to this Section 9.01 shall be net of the Group I Servicing Fee for the related Group I Mortgage Loans.

(b)  The Group I Master Servicer shall pay the costs of monitoring the Group I Servicers as required hereunder (including costs associated with (i) termination of any Group I Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Group I Master Servicer) and shall, to the extent permitted hereunder, seek reimbursement therefor initially from the terminated Group I Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Group I Master Servicer are not paid for by the predecessor or successor Group I Servicer (provided such successor Group I Servicer is not the Group I Master Servicer), the Group I Master Servicer may be reimbursed therefor by the related portion of the Trust for out-of-pocket costs incurred by the Group I Master Servicer associated with any such transfer of servicing duties from the Group I Servicer to the Group I Master Servicer or any other successor servicer.

(c)  If the Group I Master Servicer assumes the servicing with respect to any of the Group I Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Group I Servicer.

(d)  The Depositor shall not consent to the assignment by any Group I Servicer of such Group I Servicer’s rights and obligations under this Agreement without the prior written consent of the Group I Master Servicer, which consent shall not be unreasonably withheld.

Section 9.02  Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Group I Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Group I Master Servicer’s behalf, and covering errors and omissions in the performance of the Group I Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 9.03  Representations and Warranties of the Group I Master Servicer. (a)  The Group I Master Servicer hereby represents and warrants to the Group I Servicers, the Depositor, the Group I Custodian and the Trustee, for the benefit of the Group I Certificateholders, as of the Closing Date that:

(i)  it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Group I Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Group I Master Servicer;

(ii)  the execution and delivery of this Agreement by the Group I Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Group I Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Group I Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Group I Master Servicer’s ability to perform its obligations under this Agreement;

(iii)  this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Group I Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)  the Group I Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)  the Group I Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Group I Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Group I Master Servicer of its obligations under this Agreement;

(vi)  no litigation is pending or, to the best of the Group I Master Servicer’s knowledge, threatened against the Group I Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)  [Reserved];

(viii)  no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Group I Master Servicer of or compliance by the Group I Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)  the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Group I Master Servicer.

(b)  It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Group I Master Servicer shall indemnify the Group I Servicers, the Depositor, the Trustee, the Group I Custodian and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Group I Master Servicer’s representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Group I Master Servicer set forth in this Section 9.03 to indemnify the Group I Servicers, the Depositor, the Group I Custodian, the Trustee and the Trust constitutes the sole remedy of the Group I Servicers, the Depositor, the Group I Custodian, the Trustee and the Trust, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Group I Master Servicer as Group I Master Servicer hereunder and any termination of this Agreement.

Any cause of action against the Group I Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Group I Servicers, Depositor, the Group I Master Servicer, the Group I Custodian or the Trustee or notice thereof by any one of such parties to the other parties.

Section 9.04  Group I Master Servicer Events of Default. Each of the following shall constitute a “Group I Master Servicer Event of Default”:

(a)  any failure by the Group I Master Servicer to deposit in the Distribution Account any payment received by it from a Group I Servicer or required to be made by the Group I Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Group I Master Servicer by any other party hereto;

(b)  failure by the Group I Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Group I Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Group I Master Servicer by the Trustee or to the Group I Master Servicer and the Trustee by the Holders of Group I Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file any Forms 8-K, 10-D and 10-K required by the Exchange Act with respect to the related portion of the Trust Fund, the failure to comply with the requirements set forth in Section 8.12, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Group I Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)  the Group I Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Group I Master Servicer or relating to all or substantially all of its property;

(e)  the Group I Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

(f)  except as otherwise set forth herein, the Group I Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Trustee and the Depositor; or

(g)  the indictment of the Group I Master Servicer for the taking of any action by the Group I Master Servicer, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Group I Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

In each and every such case, so long as a Group I Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Group I Master Servicer, may, and upon the request of the Holders of Group I Certificates representing at least 51% of the Voting Rights shall, terminate with cause all the rights and obligations of the Group I Master Servicer under this Agreement.

Upon receipt by the Group I Master Servicer of such written notice, all authority and power of the Group I Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Group I Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Group I Master Servicer and, place in such successor’s possession all such documents with respect to the master servicing of the Group I Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Group I Master Servicer’s sole expense. The Group I Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Group I Master Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Group I Mortgage Loans.

All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Group I Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Group I Master Servicer appointed pursuant to Section 9.06) to master service shall be paid by the terminated Group I Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Group I Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.05.

Upon the occurrence of a Group I Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Group I Master Servicer as set forth herein.
Section 9.05  Waiver of Default. By a written notice, the Trustee may with the consent of a Holders of Group I Certificates evidencing at least 51% of the Voting Rights waive any default by the Group I Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Group I Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 9.06  Successor to the Group I Master Servicer. Upon termination of the Group I Master Servicer’s responsibilities and duties under this Agreement, the Trustee shall appoint or become the successor servicer, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Group I Master Servicer under this Agreement prior to the termination of the Group I Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Group I Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the Group I Master Servicing Fee paid to such successor master servicer exceed that paid to the Group I Master Servicer hereunder. In the event that the Group I Master Servicer’s duties, responsibilities and liabilities under this Agreement are terminated, the Group I Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Group I Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Group I Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Group I Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Group I Master Servicer or the termination of this Agreement; or (ii) affect the right of the Group I Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Group I Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

If no successor Group I Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Group I Master Servicer, the Trustee shall be the successor Group I Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Group I Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee’s capacity as such successor Group I Master Servicer, the Trustee shall have the same limitations on liability herein granted to the Group I Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Group I Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

Any successor Group I Master Servicer appointed as provided herein, shall execute, acknowledge and deliver to the Group I Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Group I Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Group I Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Group I Master Servicer arising out of the Group I Master Servicer’s actions or failure to act prior to any such termination or resignation or in connection with the Trustee’s assumption as successor master servicer of such obligations, duties and responsibilities.

Upon a successor’s acceptance of appointment as such, the Group I Master Servicer shall notify by mail the Trustee of such appointment.

Section 9.07  Compensation of the Group I Master Servicer. As compensation for its activities under this Agreement, the Group I Master Servicer shall be paid the Group I Master Servicing Fee.

Section 9.08  Merger or Consolidation. Any Person into which the Group I Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Group I Master Servicer shall be a party, or any Person succeeding to the business of the Group I Master Servicer, shall be the successor to the Group I Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Group I Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Group I Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

Section 9.09  Resignation of the Group I Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Group I Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Group I Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Group I Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or another successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Group I Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Group I Master Servicer and the Depositor to the Trustee.

Section 9.10  Assignment or Delegation of Duties by the Group I Master Servicer. Except as expressly provided herein, the Group I Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Group I Master Servicer; provided, however, that the Group I Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency (obtained by and at the expense of the Group I Master Servicer) to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Group I Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Group I Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Group I Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Group I Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Group I Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

Section 9.11  Limitation on Liability of the Group I Master Servicer. Neither the Group I Master Servicer nor any of the directors, officers, employees or agents of the Group I Master Servicer shall be under any liability to the Trustee, the Group I Custodian, the Group I Servicers or the Group I Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Group I Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Group I Master Servicer and any director, officer, employee or agent of the Group I Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Group I Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Group I Master Servicer with respect to the Group I Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Group I Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Group I Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Group I Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

The Group I Master Servicer shall not be liable for any acts or omissions of the Group I Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Group I Master Servicer in supervising, monitoring and overseeing the performance of the obligations of the Group I Servicers as required under this Agreement.

Section 9.12  Group I Master Servicer Collection Account.

(a)  The Group I Master Servicer shall establish and maintain a Group I Master Servicer Collection Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Group I Master Servicer for the benefit of the Trustee on behalf of the Group I Certificateholders and designated “Wells Fargo Bank, N.A., as Group I Master Servicer, for the benefit of Deutsche Bank National Trust Company, in trust for registered Holders of GSAA 2006-S1, Group I Certificates”. The Group I Master Servicer shall deposit or cause to be deposited into the Group I Master Servicer Collection Account on each Servicer Remittance Date, except as otherwise specifically provided herein, all of the payments and collections remitted by the Group I Servicers.

In the event that the Group I Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal, it may at any time withdraw or direct the institution maintaining the Group I Master Servicer Collection Account to withdraw such amount from the Group I Master Servicer Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Group I Master Servicer Collection Account, that describes the amounts deposited in error in the Group I Master Servicer Collection Account. The Group I Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Group I Master Servicer Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 9.13.

(b)  The institution that maintains the Group I Master Servicer Collection Account shall invest the funds in the Group I Master Servicer Collection Account, in the manner directed by the Group I Master Servicer, in Permitted Investments which shall mature not later than the Group I Master Servicer Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Group I Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Group I Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Group I Master Servicer Collection Account in respect of any such investments shall be deposited by the Group I Master Servicer into the Group I Master Servicer Collection Account, out of the Group I Master Servicer’s own funds.

(c)  The Group I Master Servicer shall give at least 30 days advance notice to the Trustee, the Group I Servicers, each Rating Agency and the Depositor of any proposed change of location of the Group I Master Servicer Collection Account prior to any change thereof.

Section 9.13  Permitted Withdrawals From the Group I Master Servicer Collection Account.

(a)  The Group I Master Servicer may from time to time make withdrawals from the Group I Master Servicer Collection Account for the following purposes:

(i)  to pay itself (to the extent not previously paid to or withheld by the Group I Master Servicer), as master servicing compensation, that portion of any payment of interest that equals the Group I Master Servicing Fee for the period with respect to which such interest payment was made;

(ii)  to pay any expenses recoverable by the Group I Master Servicer pursuant to this Agreement;

(iii)  to withdraw any amount deposited in the Group I Master Servicer Collection Account and not required to be deposited therein; and

(iv)  to clear and terminate the Group I Master Servicer Collection Account upon termination of this Agreement.

In addition, no later than 10:00 a.m. Eastern time on the Group I Master Servicer Remittance Date, the Group I Master Servicer shall withdraw from the Group I Master Servicer Collection Account and remit to the Trustee all amounts received from the Group I Servicers, to the extent on deposit in the Group I Master Servicer Collection Account. If the Group I Master Servicer fails to remit any funds due by the time designated herein, the Group I Master Servicer shall pay to the Trustee, out of its own funds, interest accrued at the prime rate as set forth in the Wall Street Journal, from and including the applicable due date, to but excluding the day such funds are paid to the Trustee.

(b)  The Group I Master Servicer shall keep and maintain separate accounting for the purpose of justifying any withdrawal from the Group I Master Servicer Collection Account.

Section 9.14  Indemnification; Third Party Claims. The Group I Master Servicer agrees to indemnify the Group I Servicers, Depositor, the Group I Custodian, the Trustee and the Trust, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Group I Servicers, Depositor, the Group I Custodian, the Trustee or the Trust actually sustains as a result of the Group I Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Group I Custodian, each Group I Servicer and the Trustee shall promptly notify the Group I Master Servicer if a claim is made by a third party with respect to this Agreement or the Group I Mortgage Loans which would entitle the Depositor, the Group I Custodian, each Group I Servicer, the Trustee or the Trust to indemnification under this Section 9.12, whereupon the Group I Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim; provided, however, that failure to so notify shall not relieve the Group I Master Servicer of its responsibility to indemnify hereunder except to the extent that it has been materially prejudiced by such failure.

The Group I Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys’ fees) that the Trustee actually sustains as a result of such liability or obligations of the Group I Master Servicer and in connection with the Trustee’s assumption (not including the Trustee’s performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Group I Master Servicer prior to its replacement as Group I Master Servicer) of the Group I Master Servicer’s obligations, duties or responsibilities under this Agreement.

The related portion of the Trust will indemnify the Group I Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Group I Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Group I Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Group I Master Servicer’s representations and warranties in this Agreement, (ii) resulting from any breach of the applicable Group I Servicer’s obligations in connection with this Agreement for which such Group I Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05 or (iii) the Group I Master Servicer’s willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Group I Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

ARTICLE X

TERMINATION

Section 10.01  Termination upon Liquidation or Purchase of the Related Mortgage Loans. (a) Subject to Sections 10.02 and 10.03, the obligations and responsibilities of the Depositor, the Group I Master Servicer, the Group I Servicers, the Group I Custodian and the Trustee created hereby with respect to the portion of the Trust Fund relating to the Group I Certificates shall terminate upon the earlier of (a) the purchase, on the Optional Termination Date, of all Group I Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Group I Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by (A) the Majority Class I-X Certificateholder (in the case of an optional termination exercised by the majority Group I Servicer, acting at the direction of the Majority Class I-X Certificateholder) or (B) Ocwen (in the case of an optional termination exercised by Ocwen individually), in either case at the expense of such Person, plus accrued and unpaid interest on the related Group I Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Group I Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (iii) any Swap Termination Payment owed to the Swap Provider or owed to the related portion of the Trust Fund, as applicable (as provided to the Trustee by the Swap Provider pursuant to the Interest Rate Swap Agreement) (“Termination Price”) and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Group I Mortgage Loan remaining in the related portion of the Trust Fund and the disposition of all REO Property and (ii) the distribution to related Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the portion of the trusts created hereby continue beyond the earlier of (i) the related Latest Possible Maturity Date and (ii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

(b)  Subject to Sections 10.02 and 10.03, the obligations and responsibilities of the Depositor, the Group II Servicer and the Trustee created hereby with respect to the portion of the Trust Fund relating to the Group II Certificates shall terminate upon the earlier of (a) the purchase, on the Group II Optional Termination Date, of all Group II Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Group II Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (ii) the lesser of (x) the appraised value of any related REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by (A) the Majority Class II-X Certificateholder (in the case of an optional termination exercised by the Group II Servicer, acting at the direction of the Majority Class II-X Certificateholder) or (B) the Group II Servicer (in the case of an optional termination exercised by the Group II Servicer individually), in either case at the expense of such Person, plus accrued and unpaid interest on the related Group II Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Group II Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate (“Group II Termination Price”) and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Group II Mortgage Loan remaining in the related portion of the Trust Fund and the disposition of all REO Property and (ii) the distribution to related Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the related portion of the trusts created hereby continue beyond the earlier of (i) the related Latest Possible Maturity Date and (ii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 10.02  Final Distribution on the Certificates. If on any Servicer Remittance Date, the related Servicer notifies the Trustee or the Group I Master Servicer, as applicable, in writing that there are no related Outstanding Mortgage Loans and no other funds or assets in the related portion of the Trust Fund other than the funds in the related Collection Account, the Trustee shall promptly send a Notice of Final Distribution to each related Certificateholder and the Swap Provider. If the related Terminating Entity elects to terminate the related portion of the Trust Fund pursuant to clause (a) or (b), as applicable, of Section 10.01, by the 25th day of the month preceding the month of the final distribution, the related Terminating Entity shall notify in writing the Depositor, the related Servicer, the Trustee and, with respect to the Group I Certificates, the Group I Master Servicer, of the date the related Terminating Entity intends to terminate the related portion of the Trust Fund and of the applicable Termination Price of the related Mortgage Loans and REO Properties.

A Notice of Final Distribution, specifying the Distribution Date on which the related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to related Certificateholders, mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the related Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event such Notice of Final Distribution is given, the related Terminating Entity shall remit the applicable Termination Price in immediately available funds to the related Servicer at least two Business Days prior to the applicable Distribution Date, and, upon receipt of such funds from the related Terminating Entity, the related Servicer shall promptly deposit such funds in the related Collection Account. In connection with any such termination of the related portion of the Trust Fund, the related Servicer shall cause all funds in the related Collection Account, other than any Servicing Advances and Servicing Fees payable to such Servicer under the terms of this Agreement, including the applicable Termination Price for the related Mortgage Loans and REO Properties, to be remitted to the Trustee for deposit in the Distribution Account at or prior to 1:00 p.m. Eastern time on the Business Day immediately prior to the applicable Distribution Date. Upon such final deposit with respect to the related portion of the Trust Fund and the receipt by the Trustee or the Group I Custodian, as applicable, of a Request for Release therefor, the Trustee shall promptly release to the related Terminating Entity, or its designee, the Custodial Files for the related Mortgage Loans.

Upon presentation and surrender of the related Certificates, the Trustee shall cause to be distributed to the related Certificateholders of each Class (after reimbursement of all amounts due to the related Servicer (including all unreimbursed Advances and any Servicing Fees and, if applicable, Group I Master Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Depositor, the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class I-X Certificates or Class II-X Certificates, as applicable), the Certificate Balance thereof plus for each such Class and the Class I-X Certificates or Class II-X Certificates, as applicable, accrued interest thereon in the case of an interest bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02, (ii) as to the related Residual Certificates, the amount, if any, which remains on deposit in the related Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the related portion of the Trust Fund which remain subject hereto.

Section 10.03  Additional Termination Requirements. In the event the related Terminating Entity elects to terminate the related portion of the Trust Fund as provided in Section 10.01, the related portion of the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Terminating Entity, to the effect that the failure to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC that is not being liquidated to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a)  The Trustee shall sell all of the assets of the related portion of the Trust Fund to the Person electing to terminate such portion of the Trust Fund, or its designee, and, within 90 days of such sale, shall distribute to the related Certificateholders the proceeds of such sale in complete liquidation of each of the related Trust REMICs; and

(b)  The Trustee shall attach a statement to the final federal income tax return for each of the related Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F 1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Terminating Entity.

(c)  Notwithstanding any other terms of this Agreement, prior to termination of the related portion of the Trust Fund, the related Servicer may prepare a reconciliation of all P&I Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the related portion of the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03, and the related Servicer may recover these P&I Advances, Servicing Advances and estimated Servicing Advances and other costs from the related Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

(d)  Notwithstanding any other terms of this Agreement, unless the related Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the related portion of the Trust Fund assets, at least 20 days prior to any termination of the related portion of the Trust Fund, the Depositor shall notify the related Servicer in writing to transfer the assets of the related portion of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is 20 days after the termination date and on the termination date, the Depositor shall notify the related Servicer of the person to whom the assets should be transferred on that date. In the latter event the related Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the related portion of the Trust and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the related portion of the Trust Fund shall so provide.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendment. This Agreement may be amended from time to time by the Depositor, the related Servicer, the Group I Master Servicer, the Group I Custodian and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Trustee, the Group I Master Servicer, the Group I Custodian or the related Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the related Servicer, the Group I Master Servicer and the Group I Custodian also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the related Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the related Servicer, the Trustee and, if applicable, the Group I Master Servicer and the Group I Custodian with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66 2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 11.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the related Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of related Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 11.01 have been obtained.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee or the Group I Master Servicer to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Group I Master Servicer or the Trust Fund), satisfactory to the Trustee and/or the Group I Master Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any related Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.01.

Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider or the Yield Maintenance Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider or the Yield Maintenance Provider, as applicable.

Section 11.02  Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the related Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04  Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 11.05  Notices. (a) The Trustee shall provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.  Any material change or amendment to this Agreement;

2.  The occurrence of any Event of Default that has not been cured;

3.  The resignation or termination of any Servicer, the Group I Master Servicer or the Trustee and the appointment of any successor;

4.  The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

5.  The final payment to Certificateholders.

(b)  In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.  Each report to Certificateholders described in Section 4.04.

2.  Any notice of a purchase of a Mortgage Loan pursuant to Section 3.28.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, to GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/ Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer’s Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention: Jonathan Collman), or such other address as may be hereafter furnished to the Trustee, the Group I Master Servicer, the Group I Custodian and the Servicers by the Depositor in writing; (b) in the case of Ocwen, to Ocwen Loan Servicing, LLC, 1661 Worthington Road, Suite 100, Centrepark West, West Palm Beach, Florida 33409, Attention: Secretary, or such other address as may be hereafter furnished to the Depositor and Trustee by Ocwen in writing, (c) in the case of Avelo, 600 E. Las Colinas Blvd., Suite 620, Irving, Texas 75039, Attention: General Counsel, (d) in the case of the Group II Servicer, to National City Home Loan Services, Inc., 150 Allegheny Center, Pittsburgh, PA 15212, Attention: Vice President, Investor Reporting, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Group II Servicer in writing; (e) in the case of the Group I Master Servicer, to Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services, GSAA 06-S1, or such other addresses as may be hereafter furnished, (f) in the case of the Group I Custodian, to U.S. Bank National Association, 1133 Rankin Street, St. Paul, Minnesota 55116, Attention: Mark Hess, or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee in writing, (g) in the case of the Trustee, to the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor, the Group I Master Servicer and the Servicers, and (h) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.06  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Assignment; Sales; Advance Facilities. (a) Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04, this Agreement may be assigned by the related Servicer with the prior written consent of the Depositor and, if applicable, the Group I Master Servicer, and with the written notice to the Trustee. In addition, for so long as the related Servicer is acting as the servicer hereunder (i) the related Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) under which (A) the related Servicer sells, assigns or pledges to an Advancing Person the related Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the related Servicer pursuant to this Agreement and (ii) the related Servicer is hereby authorized to assign its rights to the related Servicing Fee; it being understood that neither the Trust Fund nor any party hereto shall have a right or claim to an Advance Reimbursement Amount so assigned or to the portion of the related Servicing Fee so assigned; it being further understood that upon resignation or termination of the related Servicer and reimbursement of all amounts due to the related Servicer hereunder, the assignment of further Advance reimbursement rights to such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated with respect to amounts due related to this Agreement. No consent of the Trustee, related Certificateholders, the Group I Master Servicer, if applicable, or any other party is required before the related Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the related Servicer’s behalf, the related Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility. Neither the Trustee nor the Group I Master Servicer shall have any oversight obligations with respect to such Advance Facility.

(b)  For purposes of this Section 11.07, advance reimbursement amounts that may be assigned under this Section 11.07 (“Advance Reimbursement Amounts”) shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the related Mortgage Loans for which the related Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the related Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

(c)  Notwithstanding the foregoing, and for the avoidance of doubt, for purposes of this Section 11.07 (i) the related Servicer shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the related Collection Account pursuant to Section 3.11 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, amounts that shall be deposited in the related Distribution Account pursuant to Sections 3.11(a)(i) and 3.27(b) hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the related Servicer shall be entitled pursuant to Section 3.11 hereof. An Advance Facility may be terminated by the joint written direction of the related Servicer and the related Advancing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 10.05 hereof. None of the Depositor, the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor, the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Advancing Person. The related Servicer shall indemnify the Depositor, the Trustee, any successor servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor servicer, as the case may be, or with respect to any successor servicer, failure by the successor servicer to remit funds as required by this Agreement. The related Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer shall not be liable for any errors in such information.

(d)  An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

(e)  Advance Reimbursement Amounts distributed with respect to each related Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (FIFO) basis. Such documentation shall also require the related Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such Advance Reimbursement Amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each related Mortgage Loan. The related Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the related Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

(f)  Any amendment to this Section 11.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 11.07, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor, the Group I Master Servicer and the related Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment has no material adverse effect on the related Certificateholders which opinion shall be an expense of the related Servicer entering into the Advance Facility but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the related Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the related Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the related Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the related Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the related Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the related Servicer and the lender.

Section 11.08  Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the related Voting Rights evidenced by the related Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Inspection and Audit Rights. Each Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Trustee or, with respect to the Group I Mortgage Loans, the Group I Master Servicer, during the related Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of such Servicer relating to the related Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Trustee or the Group I Master Servicer and to discuss its affairs, finances and accounts relating to the related Mortgage Loans with its officers, employees and independent public accountants (and by this provision the related Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of the related Servicer incident to the exercise by the Depositor, the Trustee or the Group I Master Servicer of any right under this Section 10.09 shall be borne by the party making the request. The related Servicer may impose commercially reasonable restrictions on dissemination of information such Servicer defines as confidential.

Nothing in this Section 10.09 shall limit the obligation of the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 10.09 shall require the related Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The related Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

Section 11.10  Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11  [Reserved].

Section 11.12  Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 11.13  Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

Section 11.14  Third Party Rights. Each of the Swap Provider, and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

Section 11.15  No Solicitation. From and after the Closing Date, each Servicer agrees that it will not take any action or permit (other than with respect to Avelo) or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors or independent mortgage brokerage companies on its behalf, to personally, by telephone, mail or electronic mail, specifically target through direct solicitations, the Mortgagors under the related Mortgage Loans for the purpose of refinancing such Mortgage Loans; provided, however, that each Servicer may solicit any Mortgagor for whom such Servicer has become aware of or received a request for payoff, or a written or verbal communication from Mortgagor or his/her agent indicating a desire to prepay the related Mortgage Loan and, provided, further, that it is understood and agreed that promotions undertaken by the related Servicer or any of its Affiliates which (i) concern optional insurance products (excluding single premium insurance) or other financial products or services (excluding any mortgage related products such as home equity lines of credit and second mortgage products), or (ii) are directed to the general public at large or certain segments thereof exclusive of the Mortgagors as a targeted group and, including mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 10.15, nor is such Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or his or her agent.

For the purposes of the foregoing and with respect to the Group II Servicer, neither the Group II Servicer nor any Affiliate of the Group II Servicer shall be deemed to directly solicit any Mortgagor (i) if the Group II Servicer received a request for verification of mortgage, a request for demand for payoff, a Mortgagor initiated written or verbal communication indicating a desire to prepay or refinance the related Group II Mortgage Loan or the Mortgagor initiates a title search, or if the Group II Servicer responds to a request from a Mortgagor regarding a refinancing or if the Mortgagor receives marketing materials which are generally disseminated, (ii) in connection with a refinancing of a delinquent Group II Mortgage Loan or if the Group II Mortgage Loan is delinquent and the Group II Servicer reefers a Mortgagor to a person for refinancing or provides a Mortgagor’s contact information to such person, or (iii) if the Group II Servicer is advised by any credit reporting company that another lender has requested a credit report on the Mortgagor. It is understood that the promotions undertaken by the Group II Servicer or its Affiliates or agents which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section with respect to the Group II Servicer.

Section 11.16  Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Group I Master Servicer, the Group I Servicers, the Group I Custodian and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

*    *    *    *    *    *    *

IN WITNESS WHEREOF, the Depositor, the Trustee, the Group I Custodian, the Group I Master Servicer and each of the Servicers have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP., as Depositor

By: /s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and Supplemental Interest Trust Trustee

By: /s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

By: /s/ Melissa Wilman
Name: Melissa Wilman
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Group I Master Servicer

By: /s/ Patricia Russo
Name: Patricia Russo
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Group I Custodian

By: /s/ Sheryl Johnson
Name: Sheryl Johnson
Title: Vice President

OCWEN LOAN SERVICING, LLC, as a Group I Servicer

By: /s/ Richard Delgado
Name: Richard Delgado
Title: Authorized Representative

AVELO MORTGAGE, L.L.C., as a Group I Servicer

By: /s/ J. Weston Moffett
Name: J. Weston Moffett
Title: President

NATIONAL CITY HOME LOAN SERVICES, INC., as a Group II Servicer

By: /s/ Steven A. Baranet
Name: Steven A. Baranet
Title: Vice President

SCHEDULE I-A

Group I Mortgage Loan Schedule

    PI                 PBAL               OBAL              RATE                            CITY                           STATE           ZIP           UNITS         LIEN
    --                 ----               ----              ----                            ----                           -----           ---           -----         ----
      123.8            12956.74               13000              11       PITTSBURGH                                      PA               15236              1            2
      320.8             35660.2               35800           10.25       LAKE VILLA                                      IL               60046              1            2
     978.54           108822.54              109200           10.25       ATHENS                                          TN               37303              1            2
     556.31            58798.18               59000          10.875       DELTONA                                         FL               32738              1            2
     363.66            30834.62               30950          13.875       CONVERSE                                        TX               78109              1            2
     287.05             30629.4               30750           10.75       CHANNELVIEW                                     TX               77530              1            2
    1110.62           100158.96              100400              13       ALEXANDRIA                                      VA               22301              1            2
     1834.2           179504.15              180000          11.875       ESTACADA                                        OR               97023              1            2
     694.56            60534.96               60638            13.5       VERO BEACH                                      FL               32966              1            2
      630.3            65964.04               66185              11       MILWAUKIE                                       OR               97267              1            2
     891.04            71484.15               71600           14.75       NAMPA                                           ID               83686              4            2
     438.93            51933.87               52200             9.5       MURFREESBORO                                    TN               37127              1            2
      178.8            23659.62               23800            8.25       KINGSPORT                                       TN               37660              1            2
     393.52            52062.26               53000           8.125       NORRIDGE                                        IL               60706              1            2
     298.67            26935.21               27000              13       PARMA                                           OH               44134              1            2
      301.1            35965.07               36600            9.25       GENOLA                                          UT               84655              1            2
     199.54            26363.86               26560            8.25       NASHVILLE                                       TN               37214              1            2
     266.04            34428.12               34600             8.5       NEWBURGH                                        NY               12550              1            2
      901.2            85856.94               86800          12.125       AUSTIN                                          TX               78732              1            2
     354.26            49127.69               49450            7.75       ATLANTA                                         GA               30308              1            2
     320.52            32895.85               33000           11.25       BERWYN                                          IL               60402              2            2
     433.66            42047.01               42160              12       DUNEDIN                                         FL               34698              1            2
     345.46            29578.21               29650           13.75       BRYAN                                           TX               77801              4            2
     891.04            71484.15               71600           14.75       NAMPA                                           ID               83686              4            2
     533.75            58125.42               58350            10.5       BELCHERTOWN                                     MA                1007              1            2
     300.02            31698.62               31820          10.875       MIDDLETON                                       ID               83644              1            2
     747.54            71790.24               72000          12.125       TAKOMA PARK                                     MD               20912              1            2
     457.12            47840.13               48000              11       VANCOUVER                                       WA               98682              1            2
     268.02            23355.09               23400            13.5       PASCO                                           WA               99301              1            2
     400.43            52939.94               53301            8.25       GALLATIN                                        TN               37066              1            2
     421.16            46795.24               47000           10.25       PERTH AMBOY                                     NJ                8861              1            2
     184.08            25044.04               25388           7.875       JENKS                                           OK               74037              1            2
    1086.82            112564.9              113000          11.125       MOUNT VERNON                                    NY               10550              3            2
     339.44            32893.19               33000              12       SPRING VALLEY                                   OH               45370              1            2
     306.56            31771.77               31875          11.125       ALBANY                                          NY               12210              3            2
     268.02            23355.09               23400            13.5       PASCO                                           WA               99301              1            2
     742.72             74749.7               75000            11.5       THE WOODLANDS                                   TX               77381              1            2
      300.9            41265.42               41500           7.875       APPLE VALLEY                                    MN               55124              1            2
     171.81            17298.19               17350            11.5       FOWLERVILLE                                     MI               48836              1            2
     348.87            36809.75               37000          10.875       NORWALK                                         CA               90650              1            2
     206.68            28982.46               29200           7.625       SUNRISDE                                        FL               33351              1            2
     368.84            42296.47               42476           9.875       MURFREESBORO                                    TN               37128              1            2
     627.33            78289.29               78669             8.9       CAMBRIDGE                                       MA                2141              1            2
    1322.33           130561.03              131000           11.75       SYCAMORE                                        IL               60178              1            2
     417.64            42864.36               43000           11.25       PLYMOUTH                                        MA                2360              1            2
     376.55             40873.5               44300           9.625       COTTONTOWN                                      TN               37048              1            2
     303.95            30263.43               30400          11.625       MOUNTAIN HOME                                   ID               83647              1            2
     391.21            35908.61               36000           12.75       SANDY                                           UT               84070              1            2
     891.09            81791.84               82000           12.75       CULPEPER                                        VA               22701              1            2
     576.44            64697.27               65000          10.125       JAMAICA                                         NY               11434              2            2
     130.58            15626.42               15700           9.375       LAWRENCEVILLE                                   GA               30045              1            2
     543.26            45735.51               45850              14       PFLUGERVILLE                                    TX               78660              1            2
     978.52            94874.99               95130              12       TACOMA                                          WA               98403              1            2
     714.24            74750.34               75000              11       SANDWICH                                        IL               60548              1            2
     503.57            42435.51               42500              14       MIAMI                                           FL               33147              1            2
     698.96            77660.04               78000           10.25       TIGARD                                          OR               97223              1            2
     627.79            79311.27               79800            8.75       FALLS CHURCH                                    VA               22042              1            2
     470.77            47852.57               48000          11.375       VANCOUVER                                       WA               98665              1            2
     844.09             81112.5               81300          12.125       SAINT PETERSBURG                                FL               33713              1            2
     948.59            84801.39               85000          13.125       SOUTH OZONE PARK                                NY               11420              1            2
    1358.11           149163.93              150000          10.375       DRAPER                                          UT               84020              1            2
     111.04            15398.99               15500            7.75       DULUTH                                          GA               30097              1            2
     750.89            72804.06               73000              12       MAITLAND                                        FL               32751              1            2
     298.37            33860.07               34000              10       JACKSONVILLE                                    FL               32244              1            2
        349            32016.56               33000          12.375       BURR OAK                                        MI               49030              1            2
     370.56            39165.58               39300          10.875       HILLSBORO                                       OR               97123              1            2
     158.24             15937.8               15980            11.5       CUYAHOGA FALLS                                  OH               44221              1            2
     561.35            61791.29               62000          10.375       HIGHLAND                                        NY               12528              1            2
     145.46            18418.39               18540            8.72       CAMDEN                                          TN               38320              1            2
     801.79            69865.46               70000            13.5       BLOOMFIELD                                      NJ                7003              1            2
     307.18            26968.53               27050          13.375       NORTHFIELD                                      OH               44067              1            2
     472.48            41170.75               41250            13.5       NAMPA                                           ID               83651              1            2
      755.1            71223.77               71400          12.375       CHICAGO                                         IL               60651              2            2
     225.21            23782.64               23900          10.867       FREDERICK                                       MD               21702              1            2
     631.74             66747.6               67000          10.875       TAMPA                                           FL               33614              1            2
        306            35858.06               36000           9.625       LILLIAN                                         AL               36549              1            2
     474.17            44398.86               45250           12.25       BURLINGTON                                      WI               53105              1            2
     249.73             23306.5               23400            12.5       WOODSTOCK                                       GA               30188              1            2
      271.9            37095.25               37500           7.875       MIDDLETOWN                                      MD               21769              1            2
     269.91            24317.06               24400              13       DENTON                                          TX               76210              1            2
     212.51            24889.65               25001           9.625       PORTLAND                                        OR               97211              1            2
     432.44            49589.53               49800           9.875       CHAMPLIN                                        MN               55316              1            2
     813.63            99500.95              100000           9.125       PHOENIX                                         AZ               85041              1            2
     954.35           106015.55              106500           10.25       COLLEGE POINT                                   NY               11356              2            2
     343.92            36009.29               37100             7.5       DALLAS                                          PA               18612              1            2
     837.02            92054.59               92447          10.375       ODENTON                                         MD               21113              1            2
     258.62            28118.93               31094           9.375       MCHENRY                                         IL               60050              1            2
     544.09            61679.17               62000              10       SAGINAW                                         MN               55779              1            2
     728.12            77690.12               78000           10.75       TIGARD                                          OR               97223              1            2
      447.4            46841.64               46980              11       CAMAS                                           WA               98607              1            2
     452.27            50819.06               51000          10.125       BATON ROUGE                                     LA               70816              1            2
     250.11            28382.65               28500              10       CHICAGO                                         IL               60656              1            2
     312.92            30895.93               31000           11.75       NORFOLK                                         VA               23513              1            2
     424.78            47685.76               47900          10.125       MARIETTA                                        GA               30066              1            2
     337.95            44719.69               44985            8.25       FAYETTEVILLE                                    NY               13066              1            2
     336.34            39800.15               40000             9.5       BARTLETT                                        IL               60103              1            2
     524.46            63154.97               63750            9.25       MANASSAS                                        VA               20112              1            2
     629.89            62816.82               63000          11.625       ROCHESTER                                       NH                3867              3            2
      192.1            20902.27               21000            10.5       LAUDERHILL                                      FL               33313              1            2
     360.01            34886.92               35000              12       THE DALLES                                      OR               97058              1            2
     715.06            66857.76               67000            12.5       POUGHKEEPSIE                                    NY               12601              1            2
     304.17            28431.55               28500            12.5       JACKSONVILLE                                    FL               32216              1            2
     326.24            34467.93               34600          10.875       WOODBINE                                        GA               31569              1            2
      807.4            70959.45               71100          13.375       PORTLAND                                        OR               97229              1            2
     220.79            27191.06               27750           8.875       DURHAM                                          NC               27707              1            2
     820.31            86702.53               87000          10.875       CHICAGO                                         IL               60634              2            2
     354.72            37866.57               38000           10.75       WINTER PARK                                     FL               32792              1            2
     520.78            52936.98               53100          11.375       COVINGTON                                       GA               30016              1            2
     259.96            25915.33               26000          11.625       DALLAS                                          TX               75246              2            2
     652.16            56827.58               56937            13.5       OGDEN                                           UT               84404              4            2
     200.16            17445.31               17475            13.5       ALBANY                                          NY               12202              1            2
     330.01            34866.42               35000          10.875       WILMINGTON                                      NC               28411              1            2
     215.35             24695.2               24800           9.875       CICERO                                          IL               60804              1            2
     521.01            27217.15               60000           9.875       JAMAICA                                         NY               11434              2            2
      296.3            24753.78               24800          14.125       LEANDER                                         TX               78641              1            2
     608.85            59566.24               59750          11.875       AUSTIN                                          TX               78739              1            2
     492.88            52592.99               52800           10.75       AUSTIN                                          TX               78739              1            2
     259.51            27702.34               27800           10.75       LONGVIEW                                        WA               98632              1            2
     128.87             14906.7               15000            9.75       RUPERT                                          ID               83350              1            2
     246.05            31820.52               32000             8.5       AMHERST                                         NY               14226              1            2
     273.63            35816.53               36000           8.375       ARCHBALD                                        PA               18403              1            2
     450.31             39899.5               40000           13.25       MCKENZIE BRIDGE                                 OR               97413              1            2
     382.76            33914.61               34000           13.25       VIRGINIA BEACH                                  VA               23455              1            2
     383.58            37827.23               38000           11.75       AUSTIN                                          TX               78734              1            2
     239.97            22785.06               22900           12.25       MARSHALL                                        TX               75672              1            2
    1734.96           198857.92              199800           9.875       PALISADES PARK                                  NJ                7650              1            2
     180.62            18337.12               18900               8       EAST PETERSBURG                                 PA               17520              1            2
     570.62            58521.25               58750           11.25       PORTLAND                                        OR               97206              1            2
     670.12            85739.69               86157           8.625       LA PLATA                                        MD               20646              1            2
     326.21            35123.91               35300          10.625       BEAVERTON                                       OR               97005              1            2
        352            51143.64               51600            7.25       MARYSVILLE                                      MI               48040              1            2
     815.63            96401.85               97000             9.5       BRONX                                           NY               10473              2            2
     374.98            45335.14               45580            9.25       BARRINGTON                                      NH                3825              1            2
     178.25            17934.46               18000            11.5       PITTSBURGH                                      PA               15202              1            2
     289.79            24942.63               25300            13.5       WIMBERLEY                                       TX               78676              1            2
     311.85            42206.13               42500               8       SMITHSBURG                                      MD               21783              1            2
     344.31            35312.02               35450           11.25       CEDAR HILL                                      TX               75104              1            2
     443.41            49751.08               50000          10.125       PEMBROKE                                        NH                3275              1            2
      626.4            75938.24               77850               9       LINCOLN CITY                                    OR               97367              1            2
     144.62            17103.26               17200             9.5       BLACKFOOT                                       ID               83221              1            2
    1505.86           124773.31              125000           14.25       AUSTIN                                          TX               78701              1            2
     1230.8           136875.17              137350           10.25       TRIANGLE                                        VA               22172              1            2
     201.01            17352.94               17400          13.625       SAN ANTONIO                                     TX               78250              2            2
     457.97            41290.01               41400              13       KYLE                                            TX               78640              1            2
      463.5            41788.69               41900              13       KYLE                                            TX               78640              1            2
     409.56            36605.26               36700          13.125       KYLE                                            TX               78640              1            2
    1153.75           101399.23              101600          13.375       GEORGETOWN                                      TX               78626              1            2
      279.2            26312.51               26400          12.375       ROUND ROCK                                      TX               78681              1            2
     252.81            36115.49               38000               7       AVON                                            NY               14414              1            2
     570.82            60910.33               61150           10.75       AUSTIN                                          TX               78739              1            2
     657.86            67415.68               68400          11.125       AUSTIN                                          TX               78739              1            2
     306.78            37889.11               38127               9       MAGNA                                           UT               84044              1            2
     197.22            26864.46               27200           7.875       CALEDONIA                                       MS               39740              1            2
      485.8            52689.44               53000          10.525       MARIETTA                                        GA               30066              1            2
      96.11            13349.95               13580           7.625       LITTLE ORLEANS                                  MD               21766              1            2
     592.06            77329.78               77895           8.375       CULPEPER                                        VA               22701              1            2
     246.87            31084.71               31380            8.75       PRATTVILLE                                      AL               36066              1            2
     452.47            54580.21               55000            9.25       PORT ST LUCIE                                   FL               34953              1            2
     863.99           119263.92              120600            7.75       LORTON                                          VA               22079              1            2
     259.87            28806.25               29000           10.25       WICHITA                                         KS               67205              1            2
     404.27            35470.74               35600          13.375       KYLE                                            TX               78640              1            2
     304.35            42470.99               43000           7.625       LOUISVILLE                                      KY               40208              2            2
      76.18             9802.79               10000             8.4       HEBRON                                          IN               46341              1            2
     312.95            39160.79               39780            8.75       WEST PALM BEACH                                 FL               33411              1            2
     497.49            64284.26               65000            8.45       AURORA                                          IL               60504              1            2
     208.86            25809.56               26250           8.875       SALEM                                           OR               97305              1            2
     154.76            20335.04               20600            8.25       CAMP HILL                                       PA               17011              1            2
     157.79            17092.77               17250            10.5       BYRAM                                           MS               39272              1            2
     253.84            27496.98               27750            10.5       MADISON                                         MS               39110              1            2
     395.13            49399.02               49662           8.875       WARRENS                                         WI               54666              1            2
     232.72            27727.23               27980           9.375       PLANO                                           TX               75023              1            2
     413.74            51613.41               52000           8.875       THORSBY                                         AL               35171              1            2
      91.34            10249.13               10300          10.125       MAPLE HEIGHTS                                   OH               44137              1            2
      698.4             76067.2               76350            10.5       LANCASTER                                       CA               93536              1            2
     238.42            27491.25               27750            9.75       CLINTON                                         UT               84015              1            2
     246.24            26561.98               26647          10.625       CHENEY                                          WA               99004              1            2
    2549.97           298664.22              300000           9.625       NANTUCKET                                       MA                2554              1            2
     158.23             15052.7               15100           12.25       MCKINNEY                                        TX               75069              1            2
     237.02            26334.72               26450           10.25       PFLUGERVILLE                                    TX               78660              1            2
     275.65            24646.14               24700          13.125       CLEVELAND                                       OH               44109              2            2
     188.34            26370.66               26610           7.625       SAN ANTONIO                                     TX               78245              1            2
     137.23            16410.98               16500           9.375       PREBLE                                          NY               13141              1            2
     430.26            50604.02               51170             9.5       VANCOUVER                                       WA               98661              1            2
     138.04            14783.33               15600            6.75       HOUSTON                                         TX               77083              1            2
     587.01            78670.79               80000               8       BIG LAKE                                        MN               55309              1            2
      82.17            12842.13               13000             6.5       ELBRIDGE                                        NY               13060              1            2
     588.85            73881.17               74850            8.75       BRONX                                           NY               10469              2            2
      242.5            28607.44               28840             9.5       TAMPA                                           FL               33624              1            2
     370.92            48421.65               48800           8.375       ROLLING MEADOWS                                 IL               60008              1            2
     480.44            58086.54               58400            9.25       DRAPER                                          UT               84020              1            2
      268.2            34650.08               35700            8.25       BAINBRIDGE                                      GA               39817              1            2
     173.67            19862.63               20000           9.875       CLEVELAND                                       OH               44122              1            2
     798.48            93864.28               96000           9.375       LOS ANGELES                                     CA               90019              1            2
     448.22            43458.17               43575              12       LONGVIEW                                        WA               98632              1            2
     783.54            87654.69               91200            9.75       SLEEPY HOLLOW                                   NY               10591              2            2
     323.65            32898.68               33000          11.375       EAST ELMHURST                                   NY               11369              1            2
      363.6            40797.86               41000          10.125       MIAMI                                           FL               33175              1            2
     565.55            55335.29               55500          11.875       MAMARONECK                                      NY               10543              1            2
     561.62            54436.28               54600              12       SUNSET VALLEY                                   TX               78745              1            2
     244.66            30953.18               31100            8.75       HAMBURG                                         NY               14075              1            2
      518.2            48864.97               49000          12.375       GARDEN CITY                                     UT               84028              1            2
     696.16            74583.23               75000           10.68       PERTH AMBOY                                     NJ                8861              2            2
      793.8            85554.18               85900          10.625       STEPHENS CITY                                   VA               22655              1            2
     539.42            54811.43               55000          11.375       WAXAHACHIE                                      TX               75165              1            2
     460.22            52776.06               53000           9.875       CHICAGO                                         IL               60641              1            2
     336.62            34899.67               35000          11.125       PENFIELD                                        NY               14526              1            2
     417.23            44098.67               44250          10.875       TALLAHASSEE                                     FL               32304              1            2
     316.89            31893.25               32000            11.5       PFLUGERVILLE                                    TX               78660              1            2
     158.67            20288.43               20400           8.625       REYNOLDSBURG                                    OH               43068              1            2
     785.01               90937               91370            9.75       KING GEORGE                                     VA               22485              1            2
     195.33            25819.61               26000            8.25       NASHVILLE                                       TN               37206              1            2
     345.77            37413.16               37800            10.5       TAMPA                                           FL               33604              1            2
     812.23            68418.22               68550              14       AUSTIN                                          TX               78739              1            2
     540.03            50478.49               50600            12.5       TROUTDALE                                       OR               97060              1            2
     285.07            25919.86               26000          12.875       PORTLAND                                        OR               97230              1            2
     338.07            35381.86               35500              11       LOVELAND                                        OH               45140              1            2
     126.69            15306.73               15400            9.25       WILMER                                          AL               36587              1            2
     429.17            39746.03               39850          12.625       DALLAS                                          TX               75229              1            2
     279.62            26137.11               26200            12.5       SAN ANTONIO                                     TX               78233              1            2
     141.19             14590.7               15000            7.75       BRIGHTON                                        NY               14618              1            2
    1274.69           135983.86              136552           10.75       JAMAICA                                         NY               11436              2            2
      598.9            76578.88               77000           8.625       FREDERICKSBURG                                  VA               22407              1            2
     662.51            66655.88               66900            11.5       NORTH WEBSTER                                   IN               46555              1            2
     153.46            15744.34               15800           11.25       PLAINFIELD                                      IL               60544              1            2
      93.35              9716.8               10000           10.75       AMORY                                           MS               38821              1            2
     298.42            37603.96               37933            8.75       FREDERICKSBURG                                  VA               22407              1            2
     532.05            69550.98               70000           8.375       BOWIE                                           MD               20715              1            2
     884.33            89033.08               89300            11.5       VISALIA                                         CA               93291              1            2
     594.26            53125.62               53250          13.125       HIALEAH                                         FL               33012              2            2
     373.33            47737.58               48000           8.625       DOWNINGTOWN                                     PA               19335              1            2
    1286.45           136625.08              138000          10.733       NAPLES                                          FL               34108              1            2
     596.59            57844.58               58000              12       CHESTNUT HILL                                   PA               18322              1            2
     272.44               27747               28050           11.25       SPOKANE                                         WA               99205              1            2
     509.08            47558.54               47700            12.5       DALLAS                                          TX               75236              1            2
      355.9            34496.43               34600              12       AUSTIN                                          TX               78748              1            2
     703.36            80578.16               81000           9.875       NEWARK                                          DE               19702              1            2
     186.91            11912.33               17200           12.75       PFLUGERVILLE                                    TX               78660              1            2
     417.56             45439.5               45648            10.5       FREDERICK                                       MD               21701              1            2
      239.8            24345.12               24450          11.375       TWINSBURG                                       OH               44087              1            2
     187.42            20602.92               20700          10.375       ROUND ROCK                                      TX               78664              1            2
      381.9             47700.8               48000           8.875       CARMEL                                          NY               10512              1            2
     655.61            56631.44               56750          13.625       BEND                                            OR               97702              1            2
     329.31            35850.43               36000            10.5       HUNTSVILLE                                      AL               35811              1            2
     498.31            57689.95               58000            9.75       WASHINGTON                                      DC               20010              1            2
     279.15            38240.59               38500           7.875       BOLINGBROOK                                     IL               60440              1            2
     209.18            21679.57               21750          11.125       ALBANY                                          NY               12206              3            2
     163.02            20820.86               21700            8.25       TIFTON                                          GA               31794              1            2
     310.18             29499.7               29600           12.25       CHICAGO                                         IL               60656              1            2
     238.17            29133.86               29600               9       DELAWARE                                        OH               43015              2            2
     127.71            16899.76               17000            8.25       WINDSOR                                         PA               17366              1            2
     171.11            21879.72               22000           8.625       ASHVILLE                                        OH               43103              1            2
     150.25            19868.48               20000            8.25       KENDALLVILLE                                    IN               46755              1            2
     604.79            70684.23               71000            9.65       STATEN ISLAND                                   NY               10314              1            2
     183.42            17944.62               18000          11.875       SAN ANTONIO                                     TX               78247              1            2
     620.95            53625.82               53750          13.625       AUSTIN                                          TX               78739              1            2
     388.12            41667.37               42000          10.625       DALLAS                                          GA               30157              1            2
    1193.12           117596.47              118200           11.75       SANTA ANA                                       CA               92703              1            2
     240.53            20959.68               21000            13.5       TWIN FALLS                                      ID               83301              2            2
      206.2            23895.86               24000            9.75       CHICAGO                                         IL               60652              1            2
     187.82             24852.5               25000            8.25       AUSTIN                                          AR               72007              1            2
     658.61            57376.53               57500            13.5       KILLEEN                                         TX               76543              1            2
     144.61            13715.73               13800           12.25       AUSTIN                                          TX               78753              1            2
     586.99            54822.82               55000            12.5       PORT CHARLOTTE                                  FL               33952              1            2
     331.33            37988.72               38157           9.875       WAPPINGERS FALLS                                NY               12590              1            2
     166.45            21282.94               21400           8.625       MURFREESBORO                                    TN               37129              1            2
     256.59            30705.37               30850           9.375       SUN LAKES                                       AZ               85248              1            2
     474.85            44791.12               44900          12.375       BERWYN                                          IL               60402              1            2
     226.22            19716.23               19750            13.5       DELTA                                           AL               36258              1            2
      391.3            41374.23               41500          10.875       HANOVER PARK                                    IL               60133              1            2
     683.93             84597.9               85000               9       CHICAGO                                         IL               60629              2            2
     423.24            53523.79               53800            8.75       WESTMINSTER                                     MD               21157              1            2
     414.63            36138.59               36200            13.5       CONYERS                                         GA               30013              2            2
     555.39            52881.03               53000           12.25       CHICAGO                                         IL               60619              2            2
     251.99            21957.72               22000            13.5       QUINCY                                          FL               32351              1            2
     435.03            37892.73               37980            13.5       MINNEAPOLIS                                     MN               55418              1            2
     267.44            28547.35               28650           10.75       FORT WORTH                                      TX               76111              1            2
     300.87            28387.97               28450          12.375       TEMPLE                                          GA               30179              1            2
     369.07             37880.2               38000           11.25       EDISON                                          NJ                8817              1            2
     515.44            44897.96               45000            13.5       STERLING HEIGHTS                                MI               48312              1            2
     915.76            79814.16               79950            13.5       LAS VEGAS                                       NV               89121              1            2
     277.85            25746.76               25800          12.625       MARIETTA                                        GA               30066              1            2
     348.58            38370.39               38500          10.375       HELENA                                          AL               35080              1            2
     412.35            35915.31               36000            13.5       YUMA                                            AZ               85365              1            2
     365.49            31846.39               31909            13.5       BOISE                                           ID               83709              1            2
     758.84            66137.42               66250            13.5       OVIEDO                                          FL               32765              1            2
     364.89            38582.96               38700          10.875       KENNESAW                                        GA               30152              1            2
     240.66            22502.18               22550            12.5       OXFORD                                          GA               30054              1            2
     259.87            24298.32               24350            12.5       OXFORD                                          GA               30054              1            2
     277.43            31762.25               31950           9.875       CLEARWATER                                      FL               33761              1            2
     329.89            40754.14               41000               9       CAMP HILL                                       PA               17011              1            2
     258.47            23944.52               24000          12.625       NORCO                                           LA               70079              1            2
    1008.16           106438.51              108000           10.75       LA CRESCENTA                                    CA               91214              1            2
      608.1            57135.14               57500          12.375       CHICAGO                                         IL               60630              1            2
     307.76            31294.79               31380          11.375       WINDSOR LOCKS                                   CT                6096              1            2
     410.15            39009.41               39140           12.25       MILWAUKIE                                       OR               97267              1            2
     281.23            36811.44               37000           8.375       HOOD RIVER                                      OR               97031              1            2
     405.88            53083.45               53400           8.375       DRAPER                                          UT               84020              1            2
     391.23            50049.28               50300           8.625       YUMA                                            AZ               85367              1            2
     189.98            19891.31               19950              11       SEVIERVILLE                                     TN               37876              1            2
     301.86            32866.26               33000            10.5       MOBILE                                          AL               36695              1            2
     407.57            43945.94               44105          10.625       CLACKAMAS                                       OR               97015              1            2
      282.7             26195.8               26250          12.625       KENNESAW                                        GA               30144              1            2
     319.84            40015.05               40200           8.875       KINGSTON                                        NY               12401              1            2
     421.53            52699.24               52980           8.875       JACKSONVILLE                                    FL               32259              1            2
    1658.26           146656.88              147300           13.25       SARASOTA                                        FL               34241              1            2
     567.64            68618.91               69000            9.25       WASHINGTON                                      DC               20002              4            2
     629.98            54894.27               55000            13.5       ALEXANDRIA                                      VA               22309              1            2
     568.84            57821.91               58000          11.375       TAMPA                                           FL               33637              1            2
     384.46             39093.5               39200          11.375       CHICAGO                                         IL               60707              2            2
     956.09            87029.65               87200          12.875       CHANDLER                                        AZ               85249              1            2
     234.76            29016.16               29176               9       SANDY                                           UT               84070              1            2
     320.51            32895.94               33000           11.25       MARIETTA                                        GA               30066              1            2
     749.67            82521.31               82800          10.375       ALPHARETTA                                      GA               30004              1            2
     748.66            74603.64               75600            11.5       ONTARIO                                         CA               91764              1            2
     497.81             46494.4               46644            12.5       BOISE                                           ID               83709              1            2
     676.31            63790.43               63950          12.375       OWINGS MILLS                                    MD               21117              1            2
     330.95            32088.82               32175              12       CHENEY                                          WA               99004              1            2
     630.93             65398.4               65600          11.125       NORTH LAS VEGAS                                 NV               89031              1            2
     271.22            27574.21               28200          11.125       CHICAGO                                         IL               60629              1            2
     258.21            23351.79               23550          12.875       SALT LAKE CITY                                  UT               84118              1            2
     567.09            60536.64               60750           10.75       MOUNT LAUREL                                    NJ                8054              1            2
     877.78             82795.1               83000          12.375       JOLIET                                          IL               60435              1            2
     737.65            64290.56               64400            13.5       SHORELINE                                       WA               98133              1            2
     418.49            36165.17               36225          13.625       LONGVIEW                                        WA               98632              2            2
     930.64            81112.04               81250            13.5       NEW HAVEN                                       CT                6511              3            2
     288.33            36885.23               37070           8.625       CLINTON                                         UT               84015              1            2
     447.12             44964.6               45150            11.5       KIRKLAND                                        WA               98033              1            2
      537.3             63066.3               63900             9.5       ATLANTA                                         GA               30327              1            2
     415.38            49200.15               49400             9.5       PORTLAND                                        OR               97213              1            2
     942.89             99697.4              100000          10.875       GILBERT                                         AZ               85233              1            2
     559.51            56328.64               56500            11.5       CHICAGO                                         IL               60634              1            2
     438.21            47595.05               48400          10.375       THOMASTON                                       GA               30286              1            2
     354.86            39462.67               39600           10.25       SPRINGFIELD                                     TN               37172              1            2
     515.49             59769.6               60000            9.75       AURORA                                          CO               80013              1            2
     513.71            44688.35               44850            13.5       HINESVILLE                                      GA               31313              1            2
     624.25            54407.43               54500            13.5       ORLANDO                                         FL               32807              1            2
     490.64            58083.35               58350             9.5       BRONX                                           NY               10466              1            2
     412.92            35988.77               36050            13.5       PALM BAY                                        FL               32907              1            2
     410.04            37657.22               37733           12.75       DENVER                                          CO               80219              1            2
     739.36            63894.33               64000          13.625       STILLWATER                                      MN               55082              1            2
     677.05            61629.35               61750          12.875       CHANDLER                                        AZ               85249              1            2
     939.24            81860.69               82000            13.5       CLARKSBURG                                      MD               20871              1            2
     115.53             9501.68               10000          13.625       QUINCY                                          FL               32351              1            2
     886.82            99645.09              100000          10.125       ARLETA                                          CA               91331              1            2
     385.55             35726.1               35800          12.625       DALLAS                                          GA               30157              1            2
     923.81            95761.05               96052          11.125       SOUTH RIDING                                    VA               20152              1            2
     286.78             24980.2               25038            13.5       GRAND RAPIDS                                    MI               49505              1            2
     340.85            36040.66               36150          10.875       LAS VEGAS                                       NV               89103              1            2
     295.52            25756.14               25800            13.5       WEST VALLEY CITY                                UT               84128              1            2
     343.62            29949.07               30000            13.5       CINCINNATI                                      OH               45255              1            2
     849.58            95459.93               95800          10.125       BRISTOW                                         VA               20136              1            2
     255.95            25529.72               25600          11.625       COVINGTON                                       LA               70433              1            2
     323.03            27915.84               27962          13.625       LEBANON                                         OH               45036              1            2
     262.84            27504.96               27600              11       FOLEY                                           AL               36535              1            2
    1061.95            95817.58               96000              13       GILBERT                                         AZ               85296              1            2
     546.83            48909.46               49000          13.125       HYATTSVILLE                                     MD               20785              1            2
      648.9            62367.67               62500          12.125       JOLIET                                          IL               60435              1            2
    1118.02           115905.41              116245          11.125       WOODBRIDGE                                      VA               22191              1            2
    2291.29            239982.7              240600              11       HAYMARKET                                       VA               20169              1            2
     300.36            25941.92               26000          13.625       DENVER                                          CO               80239              1            2
      881.8            96084.04               96400            10.5       GERMANTOWN                                      MD               20876              1            2
     772.86            67359.34               67474            13.5       DRAPER                                          UT               84020              1            2
     292.08             25456.7               25500            13.5       GRETNA                                          LA               70056              1            2
     460.46            40131.67               40200            13.5       MUNFORD                                         AL               36268              1            2
      289.7            28628.15               28700           11.75       EDINA                                           MN               55424              1            2
     496.76            42928.98               43000          13.625       OCALA                                           FL               34481              1            2
     687.83            67335.49               67500          11.875       MESA                                            AZ               85205              1            2
     274.04            23884.37               23925            13.5       MURRAY                                          UT               84107              1            2
     930.23           105554.55              106000              10       ALHAMBRA                                        CA               91803              1            2
     360.01            34860.12               35000              12       SILVER SPRING                                   MD               20906              1            2
     644.05            60754.86               60900          12.375       CHICAGO                                         IL               60629              1            2
     328.26            32090.56               32520           11.75       ZACHARY                                         LA               70791              1            2
     289.77            25693.78               25740           13.25       CALDWELL                                        ID               83607              1            2
      713.3            69829.45               70000          11.875       HYATTSVILLE                                     MD               20784              1            2
     309.26            26938.52               27000            13.5       DENVER                                          CO               80219              1            2
     291.98            28363.72               29000           8.875       MURFREESBORO                                    TN               37128              1            2
     828.43            94055.99               94400              10       ASHLAND                                         OR               97520              1            2
     273.47             35726.2               35980           8.375       EAGLE MOUNTAIN                                  UT               84043              1            2
     637.12            72302.75               72600              10       LAYTON                                          UT               84040              1            2
     655.74            57152.81               57250            13.5       NORCROSS                                        GA               30093              3            2
    1125.44           107158.58              107400           12.25       ELMWOOD PARK                                    IL               60707              3            2
     152.24            16931.33               16990           10.25       NAMPA                                           ID               83651              1            2
     383.14            37508.41               37600          11.875       SANDY                                           UT               84070              1            2
     543.06            59778.12               59980          10.375       SAN BERNARDINO                                  CA               92407              1            2
     883.77            76327.93               76500          13.625       QUEEN CREEK                                     AZ               85243              1            2
     708.14            65943.66               67327           9.625       ORLAND PARK                                     IL               60467              1            2
     264.41            26521.29               26700            11.5       SALT LAKE CITY                                  UT               84116              4            2
     297.08            29917.77               30000            11.5       POTTSTOWN                                       PA               19464              1            2
     252.54            35020.18               35250            7.75       FORT WORTH                                      TX               76132              1            2
     390.76            44831.62               45000           9.875       WOODSTOCK                                       IL               60098              1            2
      623.1            66509.01               66750           10.75       SOUTH OZONE PARK                                NY               11420              1            2
     641.43            55902.72               56000            13.5       WEST DUNDEE                                     IL               60118              1            2
     360.47            44598.55               44800               9       WINTHROP HARBOR                                 IL               60096              1            2
     177.82            17407.45               17450          11.875       TAMPA                                           FL               33605              1            2
     442.23             38216.8               38280          13.625       GARDEN CITY                                     ID               83714              2            2
     146.04            12728.36               12750            13.5       NORTH CHARLESTON                                SC               29406              1            2
     978.81            99528.82               99800          11.375       BROOKLYN                                        NY               11208              2            2
     610.89            59803.95               59950          11.875       LEONARDTOWN                                     MD               20650              1            2
     486.93            49039.96               49170            11.5       BLAINE                                          MN               55434              1            2
     1120.6            96839.78               97000          13.625       SILVER SPRING                                   MD               20902              1            2
     514.25            53840.97               54000              11       PLAINFIELD                                      IL               60586              1            2
     367.37            31728.38               31800          13.625       ATLANTA                                         GA               30310              1            2
      655.7            61348.97               62000          12.375       RICHMOND HILL                                   NY               11418              1            2
     396.01            19243.18               42000          10.875       MUNDELEIN                                       IL               60060              1            2
     1030.6            24369.56               79380            13.5       LATHAM                                          NY               12110              1            2
     592.52            58552.94               58700           11.75       WALPOLE                                         MA                2081              1            2
     942.93            85783.33               86000          12.875       HOSCHTON                                        GA               30548              1            2
     660.37            64047.78               64200              12       WOODLAND                                        WA               98674              1            2
     472.48            41154.97               41250            13.5       GRANBY                                          CT                6035              1            2
      526.8            45524.66               45600          13.625       WEST VALLEY CITY                                UT               84120              1            2
     215.77             21940.2               22000          11.375       SALTILLO                                        MS               38866              1            2
     665.51            64521.38               64700              12       JEFFERSON                                       OR               97352              1            2
     106.88            10589.89               11450           10.75       TWIN FALLS                                      ID               83301              1            2
     312.62            37822.06               38000            9.25       KAYSVILLE                                       UT               84037              1            2
      98.56            10020.76               10050          11.375       SCHENECTADY                                     NY               12304              2            2
     407.43            44848.52               45000          10.375       POUGHKEEPSIE                                    NY               12601              1            2
     416.31            45784.08               45980          10.375       VANCOUVER                                       WA               98682              1            2
     361.31            34709.24               34800          12.125       SANDY                                           UT               84094              1            2
     862.66            81368.61               81570          12.375       CHICAGO                                         IL               60618              1            2
     840.03            77817.82               78000          12.625       HYATTSVILLE                                     MD               20784              1            2
      265.2            31061.05               31200           9.625       BALDWYN                                         MS               38824              1            2
     138.38            12371.04               12400          13.125       BATON ROUGE                                     LA               70805              1            2
     320.18            29909.87               30000            12.5       ROUND LAKE BEACH                                IL               60073              1            2
      285.6            33045.54               33600           9.625       TOOELE                                          UT               84074              1            2
     732.83            72394.49               72600           11.75       LAUREL                                          MD               20723              1            2
     560.09            59789.25               60000           10.75       MANASSAS                                        VA               20109              1            2
     104.12            11238.59               11500          10.375       WARRENVILLE                                     IL               60555              1            2
     248.58            26756.52               26900          10.625       HANOVER PARK                                    IL               60133              1            2
     142.74            18884.73               19000            8.25       BRISTOL                                         VA               24201              1            2
     189.05            22866.13               22980            9.25       TUPELO                                          MS               38801              1            2
     794.82            77641.79               78000          11.875       CHICAGO                                         IL               60707              1            2
     409.13            39954.03               40150          11.875       TAYLOR                                          TX               76574              1            2
     207.94            17969.88               18000          13.625       DETROIT                                         MI               48204              2            2
     170.79            16872.11               16920           11.75       LEXINGTON                                       KY               40504              1            2
     328.93            29923.67               30000          12.875       DECATUR                                         GA               30032              1            2
     382.62            43068.51               43600              10       MOAB                                            UT               84532              1            2
     880.54             76075.1               76220          13.625       BRENTWOOD                                       NY               11717              1            2
     903.87            84793.64               85000           12.45       NORTHBROOK                                      IL               60062              1            2
     665.12            74017.13               75000          10.125       LAKEPORT                                        CA               95453              1            2
     498.83            53775.53               53980          10.625       FREDERICKSBURG                                  VA               22407              1            2
     225.77            25902.72               26000           9.875       CULLEOKA                                        TN               38451              1            2
     168.35            16949.19               17000            11.5       HENDERSONVILLE                                  TN               37075              1            2
     373.77            35916.93               36000          12.125       FOX LAKE                                        IL               60020              1            2
     409.49            42808.61               43000              11       SOUTHINGTON                                     CT                6489              1            2
     283.61            29118.48               29200           11.25       ROUND LAKE                                      IL               60073              1            2
     818.49            90021.88               90400          10.375       BRONX                                           NY               10466              2            2
     447.59            46843.53               47000              11       BATTLEGROUND                                    WA               98604              1            2
     970.96            98695.96               99000          11.375       LONG BEACH                                      CA               90805              1            2
     636.84            55505.62               55600            13.5       CLEVELAND HEIGHTS                               OH               44106              1            2
     440.26            59627.84               60000               8       FERNANDINA BEACH                                FL               32034              1            2
     311.15            32887.17               33000          10.875       GOSHEN                                          OH               45122              1            2
     107.59            10842.93               12935           9.375       ORLANDO                                         FL               32824              1            2
     731.07            68316.27               68500            12.5       GRESHAM                                         OR               97030              2            2
     608.77            73643.99               74000            9.25       VALPARAISO                                      IN               46385              1            2
     151.12            17149.09               17220              10       CONVERSE                                        TX               78109              1            2
     308.77            31053.98               31180            11.5       ROMEOVILLE                                      IL               60446              1            2
     1207.3           120439.34              120750          11.625       COLLEGE POINT                                   NY               11356              1            2
     265.27            23120.72               23160            13.5       PASCO                                           WA               99301              1            2
     274.89            23953.95               24000            13.5       PASCO                                           WA               99301              1            2
    1241.34           108166.72              108375            13.5       CLERMONT                                        FL               34714              1            2
     397.58             47601.5               47800           9.375       RUTHER GLEN                                     VA               22546              1            2
     268.02            23360.31               23400            13.5       PASCO                                           WA               99301              1            2
     274.89            23953.95               24000            13.5       PASCO                                           WA               99301              1            2
     270.31            23554.72               23600            13.5       PASCO                                           WA               99301              1            2
     268.02            23355.09               23400            13.5       PASCO                                           WA               99301              1            2
     552.35            56875.78               58000              11       YUCAIPA                                         CA               92399              1            2
     206.51            25255.26               26250            8.75       BURNSVILLE                                      MN               55306              1            2
        235            19964.64               20000          13.875       GRAND RAPIDS                                    MI               49507              1            2
     180.76            17206.25               17250           12.25       LAWRENCEBURG                                    KY               40342              1            2
     343.19            33903.83               34000           11.75       EPPING                                          NH                3042              1            2
     446.37            49005.31               49300          10.375       HOPEDALE                                        MA                1747              1            2
     747.99            87608.18               88000           9.625       PRINCETON                                       NJ                8540              1            2
     510.29            49021.87               49150          12.125       WINTERVILLE                                     NC               28590              1            2
     718.09            84964.65               85400             9.5       RICHMOND HILL                                   NY               11418              2            2
     453.71            49416.27               49600            10.5       CINCINNATI                                      OH               45242              1            2
     884.65            91681.85               91980          11.125       STAFFORD                                        VA               22556              1            2
     270.45            28305.54               28400              11       PORT RICHEY                                     FL               34668              1            2
     910.02            79266.22               79450            13.5       ATLANTA                                         GA               30341              1            2
     331.09            32689.23               32800           11.75       PENSACOLA                                       FL               32504              1            2
     189.53            18548.28               18600          11.875       INDIANAPOLIS                                    IN               46224              1            2
     386.21            38863.79               39000            11.5       NEWNAN                                          GA               30263              1            2
     371.36            37329.79               37500            11.5       CHARLOTTESVILLE                                 VA               22903              1            2
     236.72            22625.22               22800          12.125       PFLUGERVILLE                                    TX               78660              1            2
      188.7            22046.85               22200           9.625       SAN ANTONIO                                     TX               78240              1            2
     181.04            22399.06               22500               9       CHELSEA                                         AL               35043              1            2
     553.91            55210.62               55400          11.625       CHICAGO                                         IL               60630              1            2
     219.83            24946.72               25050              10       SAN ANTONIO                                     TX               78247              1            2
     472.56            41177.74               41257            13.5       MCKINNEY                                        TX               75070              1            2
     559.18            50822.17               51000          12.875       SOMERSET                                        MA                2726              1            2
    1161.45           101227.72              101400            13.5       VERONA                                          NJ                7044              1            2
     631.53            69484.61               69750          10.375       RICHMOND HILL                                   NY               11419              2            2
    2214.39           194614.55              195000          13.375       GERMANTOWN                                      MD               20874              1            2
     382.73            40855.96               41000           10.75       VIRGINIA BEACH                                  VA               23452              1            2
     678.69            71762.22               71980          10.875       GOSHEN                                          NY               10924              1            2
     431.36            55777.52               56100             8.5       SHREWSBURY                                      PA               17361              1            2
    2185.45           189734.31              190800            13.5       GAINESVILLE                                     VA               20155              1            2
     680.37            59139.54               59400            13.5       OCOEE                                           FL               34761              1            2
      174.5            16459.25               16500          12.375       CEDAR LAKE                                      IN               46303              1            2
     431.41            38916.26               39000              13       LITHONIA                                        GA               30058              1            2
     109.31            12940.61               13000             9.5       BONNE TERRE                                     MO               63628              1            2
     265.37            31094.07               31560             9.5       KUNA                                            ID               83634              1            2
     755.59            73969.33               74150          11.875       MASTIC                                          NY               11950              1            2
     219.94            25427.46               25600            9.75       CLARKSVILLE                                     TN               37043              1            2
     225.77            25878.08               26000           9.875       TUPELO                                          MS               38801              1            2
     879.86            87773.55               88000          11.625       INGLEWOOD                                       CA               90301              1            2
     245.72            27884.45               28000              10       PHOENIX                                         AZ               85032              1            2
     238.56            24976.19               25050              11       KERNERSVILLE                                    NC               27284              1            2
        193            24957.13               25100             8.5       MOUNT JULIET                                    TN               37122              1            2
     226.35            24904.94               25000          10.375       MILTON                                          FL               32570              1            2
     260.81            32575.61               32780           8.875       LITTLESTOWN                                     PA               17340              1            2
     676.14            84588.85               84980           8.875       SPOTSYLVANIA                                    VA               22553              1            2
     556.83            61254.78               61500          10.375       ELMHURST                                        NY               11373              2            2
     310.41            27047.89               27100            13.5       AUSTIN                                          TX               78725              1            2
     488.47            53202.21               53400            10.5       TUALATIN                                        OR               97062              1            2
     478.14            43412.86               44000           12.75       RICHMOND HILL                                   NY               11418              2            2
     689.54            60097.72               60200            13.5       LAS VEGAS                                       NV               89131              1            2
     301.35            26259.52               26310            13.5       HAZEL PARK                                      MI               48030              1            2
     763.74            80753.02               81000          10.875       SEATTLE                                         WA               98126              1            2
     446.33            51159.35               51400           9.875       BARTLETT                                        IL               60103              1            2
     580.81            59611.37               59800           11.25       LEHIGH ACRES                                    FL               33971              1            2
     620.77            66293.28               66500           10.75       RIVERSIDE                                       CA               92509              1            2
     110.99            13139.71               13200             9.5       MADISON                                         TN               37115              1            2
     338.46            29493.29               29550            13.5       TEMPLE                                          GA               30179              1            2
     497.75            47379.48               47500           12.25       CHICAGO                                         IL               60647              4            2
     189.26            18356.42               18400              12       SPOKANE                                         WA               99207              1            2
     481.23            46012.17               46350          12.125       ALSIP                                           IL               60803              1            2
     516.09             48625.8               48800          12.375       HANOVER PARK                                    IL               60133              1            2
     400.32            34024.26               34950            13.5       WILMINGTON                                      NC               28412              1            2
     529.61            53385.24               54000          11.375       LOCKPORT                                        IL               60441              1            2
     601.34             52399.1               52500            13.5       TAMPA                                           FL               33626              1            2
    1073.53           119385.86              119800           10.25       NEWARK                                          NJ                7105              3            2
      509.5            49878.18               50000          11.875       NEW LONDON                                      CT                6320              3            2
        383            47386.46               47600               9       MANCHESTER                                      NH                3109              1            2
     146.74            14274.11               14400          11.875       GARDEN CITY                                     AL               35070              1            2
     168.34            16949.28               17000            11.5       MARIETTA                                        GA               30062              1            2
     462.02             48831.4               49000          10.875       PARK RIDGE                                      IL               60068              1            2
     513.14            44713.94               44800            13.5       DESOTO                                          TX               75115              1            2
     424.07            37920.59               38000          13.125       AUSTIN                                          TX               78748              2            2
     389.36            40764.55               40885              11       SAINT JOSEPH                                    MN               56374              1            2
     232.88            27868.78               28000           9.375       YORK                                            PA               17404              1            2
     901.17            90753.31               91000            11.5       CORONA                                          CA               92882              1            2
      215.1            18367.81               18780            13.5       CATASAUQUA                                      PA               18032              1            2
     581.86            50702.46               50800            13.5       ATLANTA                                         GA               30307              1            2
    1069.76           103753.41              104000              12       TINLEY PARK                                     IL               60477              1            2
     907.17            84795.87               85000            12.5       RIVERTON                                        UT               84065              1            2
     268.59            23410.23               23450            13.5       PASCO                                           WA               99301              1            2
     200.64            18754.88               18800            12.5       RALEIGH                                         NC               27610              1            2
     790.14            83546.46               83800          10.875       CHICAGO                                         IL               60651              3            2
     757.75            70849.25               71000            12.5       CHICAGO                                         IL               60684              3            2
    1991.89           219066.17              220000          10.375       UPPER SADDLE RIVER                              NJ                7458              1            2
     211.51            19956.38               20000          12.375       MAYWOOD                                         IL               60153              1            2
     818.78            79401.15               79600              12       CHICAGO                                         IL               60646              1            2
    1062.49           124443.39              125000           9.625       MASPETH                                         NY               11378              2            2
      543.8            73380.86               75000           7.875       ARLINGTON                                       VA               22207              1            2
      262.7            27348.71               29000           7.125       ALABASTER                                       AL               35007              1            2
     441.73            59609.27               60200               8       ELIZABETH CITY                                  NC               27909              1            2
     275.19             33945.8               34200               9       REDFORD                                         MI               48239              1            2
     384.57            54404.72               55000             7.5       PHOENIX                                         AZ               85053              1            2
     299.73            37704.59               38100            8.75       HAMPTON                                         GA               30228              1            2
     313.79            43314.71               43800            7.75       ANDERSON                                        CA               96007              1            2
     912.42           109133.88              114676           8.875       THE PLAINS                                      VA               20198              1            2
     548.73             66287.7               66700            9.25       CHESAPEAKE BEACH                                MD               20732              1            2
     209.56            31537.61               31900            6.87       COLORADO SPRINGS                                CO               80922              1            2
     130.22            12850.51               12900           11.75       WENDELL                                         NC               27591              1            2
     977.22           102594.27              103022           10.95       ZIONSVILLE                                      IN               46077              1            2
     804.16             88499.2               89000           10.35       LITTLETON                                       CO               80128              1            2
     236.83            19479.32               20000           11.75       DETROIT                                         MI               48227              1            2
     324.24            31889.37               32000            11.8       PARMA                                           OH               44134              1            2
     545.09            53496.43               54000           11.75       ANKENY                                          IA               50021              1            2
     246.09               37500               37500           7.875       TEMECULA                                        CA               92591              1            2
     230.84            23312.34               23400           11.45       VANDALIA                                        OH               45377              1            2
     301.73             36197.4               37500               9       MONACA                                          PA               15061              1            2
     100.37            11724.33               12000               8       WASHINGTON                                      WV               26181              1            2
     803.79           107048.05              108000            8.15       STAFFORD                                        VA               22554              1            2
     101.11            12853.94               13000           8.625       DOUGLAS                                         AZ               85607              1            2
     233.93            25307.88               26000               9       COQUILLE                                        OR               97423              1            2
     792.52            84598.07               84967           10.74       CHICAGO                                         IL               60618              2            2
     716.58            78903.86               79307           10.35       BRITTON                                         MI               49229              1            2
     337.93            36043.07               36200           10.75       DES MOINES                                      IA               50317              1            2
     181.76            24621.22               24750            7.99       FAYETTEVILLE                                    AR               72703              1            2
     437.28            47633.48               48000           10.45       ROYAL OAK                                       MI               48073              1            2
      348.4            39345.28               40000            8.55       PORT ORANGE                                     FL               32127              1            2
     898.31            98303.33               99850           8.999       MILLERSBURG                                     PA               17061              1            2
     654.37            69753.42               71000           9.339       LOUISVILLE                                      KY               40299              1            2
     647.42            60353.16               62000             9.5       TOMS RIVER                                      NJ                8755              1            2
     466.35            19774.05               23000           7.999       NAPLES                                          FL               34112              1            2
     361.25            33746.01               35000           9.299       PUYALLUP                                        WA               98374              1            2
     345.07            34932.48               36000            8.05       LEONARDO                                        NJ                7737              1            2
      477.3            53781.95               55000             8.5       CHESAPEAKE                                      VA               23322              1            2
     313.92            34523.15               35000           10.25       BROOKLYN PARK                                   MN               55445              1            2
     236.57            22063.07               22100            12.5       WOODBURY                                        MN               55129              1            2
    1141.63           119518.79              120000           10.99       RICHMOND                                        MN               56368              1            2
     310.45            30927.78               31050          11.625       NORTH PORT                                      FL               34287              1            2
     440.49            54345.43               55000            8.95       HESPERIA                                        CA               92345              1            2
        640               64000               64000              12       EAGLE                                           ID               83616              1            2
     293.51            39707.33               40000               8       PENSACOLA                                       FL               32514              1            2
     465.27            68375.21               69060           7.125       DESOTO                                          TX               75115              1            2
      260.6            37765.88               38200            7.25       AURORA                                          CO               80013              1            2
     192.15            26142.31               26500           7.875       SHAWSBORO                                       NC               27973              1            2
     163.05            23455.01               23900            7.25       BEND                                            OR               97702              1            2
     380.91            50737.15               51300           8.125       SPRINGFIELD                                     OR               97478              1            2
     516.41            74839.95               75700            7.25       EVERETT                                         WA               98205              1            2
     250.18            39561.57               40100           6.375       SAN DIEGO                                       CA               92130              1            2
     395.65            60237.14               61000            6.75       HIGHLANDS RANCH                                 CO               80126              1            2
     279.58            39082.78               39500           7.625       TIGARD                                          OR               97223              1            2
      86.29            11780.23               11900           7.875       LEES SUMMIT                                     MO               64086              1            2
     319.95            46367.05               46900            7.25       SAN ANTONIO                                     TX               78259              1            2
     322.95            41626.83               42000             8.5       EL CENTRO                                       CA               92243              1            2
     402.62            45110.66               45400          10.125       LOS ANGELES                                     CA               90065              1            2
     261.03            35596.45               36000           7.875       SIERRA VISTA                                    AZ               85635              1            2
     328.77            46910.48               47600           7.375       DES MOINES                                      WA               98198              1            2
     647.64            87368.41               90400            7.75       LA JOLLA                                        CA               92037              1            2
     698.52            98818.75               99900             7.5       CUMMING                                         GA               30040              1            2
      123.3            18086.89               18300           7.125       LOVELAND                                        CO               80538              1            2
     384.46            49404.82               50000             8.5       OLYMPIA                                         WA               98512              1            2
     237.91            30894.75               31300           8.375       GRAND PRAIRIE                                   TX               75052              1            2
     208.38            26853.67               27100             8.5       ALBUQUERQUE                                     NM               87121              1            2
     273.51            39160.83               39600           7.375       PHOENIX                                         AZ               85022              1            2
     223.76            32427.26               32800            7.25       DENVER                                          CO               80220              1            2
     208.37            29457.03               29800             7.5       HILLSBORO                                       OR               97123              1            2
      373.7            48168.18               48600             8.5       SEATTLE                                         WA               98108              1            2
      216.8            29599.02               29900           7.875       TIGARD                                          OR               97223              1            2
       70.3            10569.22               10700           6.875       ALBUQUERQUE                                     NM               87123              1            2
     240.19            36739.78               38500           6.375       WOLFFORTH                                       TX               79382              1            2
     241.74            34559.74               35000           7.375       FRESNO                                          CA               93727              1            2
     346.75            46251.99               46700           8.125       BRIGHTON                                        CO               80601              1            2
     379.28            49445.48               49900           8.375       SAN DIEGO                                       CA               92139              1            2
     332.47            51907.64               52600             6.5       BROOMFIELD                                      CO               80020              1            2
     216.76            29870.43               31000             7.5       SNELLVILLE                                      GA               30039              1            2
     197.73            27351.88               27600            7.75       KANSAS CITY                                     KS               66102              1            2
      66.35             9530.58               10100           6.875       CENTENNIAL                                      CO               80015              1            2
     276.63            37329.86               37700               8       GREENWOOD VILLAGE                               CO               80111              1            2
     135.02            18219.35               18400               8       CYPRESS                                         TX               77433              1            2
     823.59           128591.47              130300             6.5       OAKLAND                                         CA               94602              3            2
     422.72            57713.63               58300           7.875       SAN DIEGO                                       CA               92101              1            2
     334.66            33359.52               36100             7.5       MAGNOLIA                                        TX               77355              1            2
     272.24             37608.3               38000            7.75       WILMINGTON                                      NC               28405              1            2
     301.58             40483.1               41100               8       LITTLETON                                       CO               80128              1            2
     270.63            34108.93               34400            8.75       SNELLVILLE                                      GA               30039              1            2
     278.72            36753.58               37100            8.25       LITTLETON                                       CO               80126              1            2
     381.56            51458.56               52000               8       TUCSON                                          AZ               85706              1            2
        290            34980.84               35250            9.25       SAINT PETERSBURG                                FL               33710              1            2
     203.77            26264.46               26500             8.5       CHICAGO                                         IL               60616              1            2
     501.12            70052.18               70800           7.625       ESCONDIDO                                       CA               92029              1            2
     156.91            19343.26               19500               9       GOLDEN                                          CO               80401              1            2
     474.46            63285.43               63900           8.125       SAN DIEGO                                       CA               92139              1            2
     449.76            42891.45               45000            8.75       AURORA                                          CO               80012              1            2
      80.85            11610.23               12000           7.125       WOODSTOCK                                       GA               30188              1            2
      426.2            56850.46               57400           8.125       ST LOUIS PARK                                   MN               55416              1            2
      94.33            13510.06               14000           7.125       ALBUQUERQUE                                     NM               87123              1            2
     437.61            54546.87               55000           8.875       MESA                                            AZ               85209              1            2
     631.04            85153.17               86000               8       SHREVEPORT                                      LA               71119              1            2
     400.44            58030.99               58700            7.25       LAS VEGAS                                       NV               89141              1            2
     518.46            75136.49               76000            7.25       CARLSBAD                                        CA               92011              1            2
     176.95            24732.82               25000           7.625       EUGENE                                          OR               97405              1            2
     187.55            20652.54               21700           6.375       HOUSTON                                         TX               77096              1            2
     177.81            28117.31               28500           6.375       VALLEY COTTAGE                                  NY               10989              1            2
     236.65            31183.74               31500            8.25       COLORADO SPRINGS                                CO               80920              1            2
     369.91            54937.14               55600               7       CUMMING                                         GA               30040              1            2
     308.88            42171.59               42600           7.875       WILMINGTON                                      NC               28412              1            2
     111.74            14443.28               14700           8.375       ALBUQUERQUE                                     NM               87105              1            2
     396.24            53470.06               54000               8       SAFETY HARBOR                                   FL               34695              1            2
     402.44            53681.09               54200           8.125       OCEANSIDE                                       CA               92057              1            2
     440.56            55517.61               56000            8.75       SACRAMENTO                                      CA               95824              1            2
     262.57            32714.26               33000           8.875       OMAHA                                           NE               68137              1            2
     268.84            31802.26               32000            9.49       MILAN                                           OH               44846              1            2
     344.62            34659.31               34800            11.5       UTICA                                           MN               55979              1            2
     164.54            12952.09               13350            12.5       RALEIGH                                         NC               27610              1            2
     242.28             28020.4               28200            9.75       MENIFEE                                         CA               92584              1            2
     541.04            53341.03               53600           11.75       REVERE                                          MA                2151              1            2
     384.59               37927               38100           11.75       HONEYBROOK                                      PA               19344              1            2
     329.09            42344.74               42800             8.5       WESLEY CHAPEL                                   FL               33543              1            2
     379.62            41292.26               41500            10.5       KERSEY                                          CO               80644              1            2
     265.29            32774.07               33000            8.99       MARBLE FALLS                                    TX               78654              1            2
     211.95            22019.89               23900          10.125       AUSTIN                                          TX               78748              1            2
     266.03            27537.33               27660          11.125       HUMBLE                                          TX               77338              1            2
     254.39            27657.96               27810            10.5       LONGVIEW                                        TX               75604              1            2
     666.51            71090.67               71400           10.75       SILVERTON                                       OR               97381              1            2
     107.98             10649.5               10800          11.625       BALTIMORE                                       MD               21223              1            2
      137.4            19418.13               19650             7.5       CLAYTON                                         NC               27520              1            2
     131.11            16999.47               17250           8.375       SAN ANTONIO                                     TX               78247              1            2
     145.79            14894.99               16000            7.22       SILVERTON                                       OR               97381              1            2
     1381.2           166048.56              168000            8.75       ROSWELL                                         GA               30076              1            2
     327.48             40446.1               40700               9       DELTONA                                         FL               32725              1            2
     252.75            28332.38               28500          10.125       HAGERSTOWN                                      MD               21740              1            2
     291.71            29547.09               29917            11.3       MARION                                          VA               24354              1            2
    1405.87           149392.97              150000            10.8       CHICAGO                                         IL               60610              1            2
      520.5            53608.42               53800            11.2       JOHNSTOWN                                       CO               80534              1            2
     620.12             60630.3               62600             8.6       NEW BRITAIN                                     CT                6053              1            2
     432.31            41414.93               43000            8.85       HARRISBURG                                      PA               17103              1            2
      199.6               28600               28600           8.375       WASHINGTON                                      DC               20001              1            2
     621.61            89067.49               90000           7.375       PINETOP                                         AZ               85935              1            2
     419.98            52447.19               52785           8.875       SALEM                                           OR               97302              1            2
     668.56            90557.87               91200            7.99       GROVELAND                                       CA               95321              1            2
     584.32            75250.62               76000           8.499       KEY WEST                                        FL               33040              1            2
     824.77            87658.71               88000            10.8       TINTON FALLS                                    NJ                7724              1            2
     419.53            59407.47               60000             7.5       PALMDALE                                        CA               93550              1            2
     231.31            26245.85               26380            9.99       COLLEGE STATION                                 TX               77845              1            2
     212.25            26749.57               26980            8.75       STREAMWOOD                                      IL               60107              1            2
     299.83            28986.18               30000            8.75       EAST FLAT ROCK                                  NC               28726              1            2
     482.67               54707               55000              10       SAN DIEGO                                       CA               92101              1            2
     468.35            50988.29               51200            10.5       PHOENIX                                         AZ               85085              1            2
     616.04            81448.03               82000            8.25       VISALIA                                         CA               93277              1            2
     874.87            99984.99              100000            10.5       LINO LAKES                                      MN               55014              1            2
     117.54            12644.85               13300            8.75       SPARTANBURG                                     SC               29301              1            2
     661.68            88483.04               89115           8.125       KANEOHE                                         HI               96744              1            2
    1521.75           188056.29              189125               9       CANOGA PARK                                     CA               91303              1            2
      405.2             59844.5               59850           8.125       WASHINGTON                                      DC               20002              1            2
     269.72            24392.22               24600          12.875       LAGRANGE                                        GA               30241              1            2
     772.26            87129.03               88000              10       WATERFORD                                       MI               48329              1            2
     584.37            75425.53               76000             8.5       LORTON                                          VA               22079              1            2
     562.66            49854.44               49980           13.25       LAS VEGAS                                       NV               89147              1            2
     239.99            25086.51               25200              11       CAPE CORAL                                      FL               33914              2            2
     240.86            27858.55               27880          10.375       INDIAN TRAIL                                    NC               28079              1            2
     231.56               29250               29250             9.5       OPA LOCKA                                       FL               33056              1            2
     694.07            58965.34               58977          14.125       FERNLEY                                         NV               89408              1            2
     823.57            88834.76               89400          11.125       BRADENTON                                       FL               34208              1            2
     522.93             58373.6               58400           10.75       PORT ST. LUCIE                                  FL               34953              1            2
      101.7              9962.2               10000           12.25       COLUMBIA                                        SC               29203              1            2
     523.23            57771.29               59000          10.125       PLEASANT VIEW                                   TN               37146              1            2
     663.69            71589.25               71980          11.125       ARLINGTON                                       TN               38002              1            2
     256.13            27749.34               28000            10.5       COAL CITY                                       IL               60416              1            2
     399.32             45099.3               45100          10.625       FRANKFORT                                       IL               60423              1            2
     171.76            17780.77               17859          11.125       HOLLYWOOD                                       FL               33024              1            2
     967.64           122115.91              123000            8.75       MIAMI                                           FL               33175              1            2
     810.19               89400               89400          10.875       MIAMI                                           FL               33175              1            2
      262.1            31342.09               31860            9.25       HARRISBURG                                      PA               17109              1            2
     769.96            84961.48               85000          10.875       BELLEROSE                                       NY               11426              1            2
      945.3            91665.33               91670          12.375       MASSAPEQUA                                      NY               11758              1            2
     128.79             16616.6               16750             8.5       BLADENSBURG                                     MD               20710              1            2
     638.03            69366.41               69750            10.5       ASHBURN                                         VA               20148              1            2
    1483.33              160000              160000          11.125       CAVE CREEK                                      AZ               85331              1            2
     695.92            80525.64               81000            9.75       PHOENIX                                         AZ               85050              1            2
     109.84            12844.04               13500           9.125       MARYSVILLE                                      WA               98270              1            2
     196.12            20693.76               20800          10.875       FARMINGTON                                      AR               72730              1            2
     392.95            43080.14               43400          10.375       DELANO                                          MN               55328              1            2
      490.3            53331.73               53600            10.5       SAINT GEORGE                                    UT               84770              1            2
     512.25             55690.8               56000            10.5       LAS VEGAS                                       NV               89110              1            2
     516.71            52962.04               53200           11.25       LAS VEGAS                                       NV               89119              1            2
    1361.65           151997.99              151998           10.75       RANCHO MIRAGE                                   CA               92270              1            2
      411.6            47129.52               47400           9.875       MIDLOTHIAN                                      VA               23114              1            2
     309.26            26935.87               27000            13.5       OREM                                            UT               84057              1            2
     158.07            13750.73               13800            13.5       HENDERSON                                       NV               89015              1            2
     607.92            53864.22               54000           13.25       LAS VEGAS                                       NV               89108              1            2
      221.7            23627.33               23750           10.75       ALBUQUERQUE                                     NM               87111              1            2
     304.68            26536.79               26600            13.5       BEDFORD                                         TX               76021              1            2
     307.85            33447.24               33600           10.52       MERIDIAN                                        ID               83642              1            2
     472.82            41852.96               42000           13.25       EL MIRAGE                                       AZ               85335              1            2
     380.45            39785.97               39950              11       TUCSON                                          AZ               85741              1            2
     407.33            36333.62               36500          13.125       SPANISH FORK                                    UT               84660              1            2
     1045.8            99457.97               99800           12.25       SALINAS                                         CA               93906              1            2
     448.42            56625.81               57000            8.75       PLAINFIELD                                      NJ                7063              1            2
     632.62            47960.01               50000              13       BLOOMFIELD TOWNSHIP                             MI               48304              1            2
     449.87            48778.33               49000          10.545       TREASURE ISLAND                                 FL               33706              1            2
    1329.12           137199.98              137200          11.625       GILROY                                          CA               95020              1            2
     438.96            47348.54               47800          11.125       BAKERSFIELD                                     CA               93308              1            2
     574.42               56850               56850          12.125       STOCKTON                                        CA               95210              1            2
     456.96            35620.14               36400           12.85       SHARON                                          WI               53585              1            2
     806.46            78999.98               79000           12.25       RIVERBANK                                       CA               95367              1            2
     488.32            46453.98               46600           12.25       SACRAMENTO                                      CA               95824              1            2
     755.42            73999.96               74000           12.25       RIO LINDA                                       CA               95673              1            2
     490.52            52734.77               55000           6.875       OCOEE                                           FL               34761              1            2
     413.65            57140.35               57600           7.775       MERIDIAN                                        ID               83642              1            2
     741.35            70075.25               72665             9.1       ATLANTA                                         GA               30315              1            2
     320.98            40506.66               40800            8.75       LAS VEGAS                                       NV               89123              1            2
     304.47            29498.65               29600              12       HOUSTON                                         TX               77049              1            2
     838.28           112064.39              112900            8.13       COLORADO SPRINGS                                CO               80920              1            2
     484.57            64031.65               64500            8.25       EL CAJON                                        CA               92021              1            2
      268.5            32818.24               33000           9.125       SUMMERVILLE                                     SC               29483              1            2
     113.92            16546.33               16700            7.25       HALTOM CITY                                     TX               76137              1            2
     704.17           129999.99              130000             6.5       ACWORTH                                         GA               30101              1            2
     116.01            15874.84               16000           7.875       CANTON                                          GA               30115              1            2
     337.53            45615.75               46000               8       EATONTON                                        GA               31024              1            2
     189.12            27467.85               27723            7.25       BUCKEYE                                         AZ               85326              1            2
     237.67            20700.72               20750            13.5       ALBUQUERQUE                                     NM               87121              1            2
     383.15            49674.53               51000            8.25       DISTRICT HEIGHTS                                MD               20747              1            2
    1073.05           110173.22              114000            7.75       MESA                                            AZ               85203              1            2
     1069.2           142874.16              144000           8.125       EDINA                                           MN               55424              1            2
    1438.18           194504.16              196000               8       LAS VEGAS                                       NV               89130              1            2
     491.54            53726.27               54000           10.44       STOCKTON                                        CA               95209              1            2
     173.01            17210.15               18000           8.095       LA PLATA                                        MD               20646              1            2
     450.58            49249.07               49500           10.44       BAY POINT                                       CA               94565              1            2
     440.68            44335.85               44500            11.5       WOODINVILLE                                     WA               98072              1            2
     546.76            69077.41               69500            8.75       LA QUINTA                                       CA               92253              1            2
     277.87            31491.08               32000           9.875       SAN LUIS                                        AZ               85349              1            2
     212.97            21419.87               21500            11.5       SACRAMENTO                                      CA               95823              1            2
     181.63            24872.42               25050           7.875       SNOHOMISH                                       WA               98290              1            2
      164.6             16364.4               16463          11.625       PHOENIX                                         AZ               85054              1            2
     414.19               39414               39526           12.25       HOMESTEAD                                       FL               33030              1            2
     267.44            22193.62               22350           13.35       MONROE                                          LA               71201              1            2
     591.62            70994.97               71000              10       ADELANTO                                        CA               92301              1            2
     241.04               32500               32500             8.9       LITCHFIELD PARK                                 AZ               85340              1            2
     646.16               89900               90000           8.625       WOODINVILLE                                     WA               98072              1            2
     402.15            38817.85               40000            8.85       CHESAPEAKE                                      VA               23322              1            2
      280.1            27870.39               28700            8.35       STERLING HEIGHTS                                MI               48310              1            2
     355.86            36801.57               37000          11.125       COTTONWOOD                                      AZ               86326              1            2
     572.86            56105.82               56900          10.625       ROWLETT                                         TX               75088              1            2
     225.28            32003.28               32250            7.49       COLUMBUS                                        OH               43235              1            2
     298.45            30295.22               31230               8       TEA                                             SD               57064              1            2
     421.89            49745.72               50000            9.54       TERRE HAUTE                                     IN               47803              1            2
     324.43            36829.66               37000            9.99       HOUSTON                                         TX               77018              1            2
     136.79            15163.29               15600            9.99       MC KINNEY                                       TX               75070              1            2
     783.49            72521.02               72750          12.625       PHOENIX                                         AZ               85050              1            2
     231.55            19462.52               19500              14       COON RAPIDS                                     MN               55433              1            2
     464.79            73647.26               74500           6.375       CHICAGO                                         IL               60625              1            2
     124.77            19751.38               20000           6.375       STAFFORD                                        VA               22554              1            2
     199.08            26287.33               26499            8.25       PORT SAINT LUCIE                                FL               34983              1            2
      371.9            54652.54               55200           7.125       HYDE PARK                                       NY               12538              1            2
     285.96            48240.19               49000            5.75       MURRIETA                                        CA               92562              1            2
     896.44           138339.91              140000           6.625       CHICAGO                                         IL               60641              4            2
     124.46             4183.64               17800             7.5       HARLINGEN                                       TX               78552              1            2
     773.65           105786.32              106700           7.875       CORONA                                          NY               11368              2            2
     298.91            45026.48               45500           6.875       FORT LAUDERDALE                                 FL               33325              1            2
     234.67            34067.04               34400            7.25       REDFORD                                         MI               48240              1            2
     491.82            71754.83               73000            7.12       SAN MARCOS                                      CA               92069              1            2
     438.84            61303.76               62000           7.625       MOBILE                                          AL               36604              1            2
     908.51           104028.07              104625           9.875       BIG PINE KEY                                    FL               33043              1            2
     381.38            58119.14               58800            6.75       BATTLE CREEK                                    MI               49014              1            2
     349.38            41293.74               41550             9.5       KANSAS CITY                                     MO               64151              2            2
     243.23            37100.27               37500            6.75       CEDAR PARK                                      TX               78613              1            2
     257.09            31047.09               31250            9.25       MERIDEN                                         CT                6451              2            2
     141.61            17205.41               18000            8.75       SYRACUSE                                        NY               13210              1            2
      188.1            28690.84               29000            6.75       RICHMOND                                        VA               23238              1            2
     165.85            25608.67               25900           6.625       COMMERCE TOWNSHIP                               MI               48390              1            2
      351.8            51052.29               51570            7.25       AZLE                                            TX               76020              1            2
     734.03           106506.98              107600            7.25       KIRKWOOD                                        MO               63122              1            2
     158.17            22617.39               22900           7.375       TYLER                                           TX               75703              1            2
     170.19            24106.64               24340             7.5       WARREN                                          MI               48092              1            2
     113.79            16518.54               16680            7.25       ALTOONA                                         PA               16602              1            2
      319.4             38962.1               39255           9.125       COTTAGE GROVE                                   MN               55016              1            2
     252.83            39552.89               40000             6.5       PHOENIX                                         AZ               85032              1            2
     264.84            24068.02               25000            9.75       MC HENRY                                        IL               60050              1            2
     242.71            25898.03               26000           10.75       BLAINE                                          MN               55434              1            2
     224.03            24675.09               25000           10.25       LINCOLN PARK                                    MI               48146              1            2
     439.39            34321.98               35000           12.85       LEES SUMMIT                                     MO               64082              1            2
     405.47            38905.58               40000            8.99       LAS VEGAS                                       NV               89131              1            2
     529.76             53987.9               54000          11.775       LOS ANGELES                                     CA               91335              1            2
     364.94             35620.5               43400             9.5       VAIL                                            AZ               85641              1            2
     407.22            41702.99               43000            7.85       RICHMOND                                        VA               23237              1            2
     473.07             59366.1               60000            8.25       MIAMI                                           FL               33186              1            2
     609.65            74841.47               75000           9.775       SIMI VALLEY                                     CA               93063              1            2
     512.57            56381.27               57200           10.25       LAKELAND                                        FL               33803              1            2
     241.07            22478.53               23220             9.4       EL PASO                                         TX               79928              1            2
      245.7            25694.03               25800              11       CAMBRIDGE CITY                                  IN               47327              1            2
     230.96            23823.52               26000          10.145       SEATTLE                                         WA               98108              1            2
     594.57            61373.64               61800           10.75       WILMINGTON                                      CA               90744              2            2
    1408.09           173804.39              175000               9       LAGUNA HILLS                                    CA               92653              1            2
     180.43            14991.27               16800            9.99       TERRELL                                         TX               75160              1            2
     362.87            33860.29               34000            12.5       CHARLOTTE                                       MI               48813              1            2
    1054.97           148937.51              150000             8.5       FORT MYERS                                      FL               33908              1            2
     394.23            49479.29               50000            8.25       SAINT AUGUSTINE                                 FL               32092              1            2
    1881.18            193722.3              197000           10.65       ORLANDO                                         FL               32828              1            2
     463.85               61000               61000           9.125       LOS ANGELES                                     CA               90016              2            2
     139.56            14891.35               14950           10.75       KELLER                                          TX               76248              1            2
     691.89            73711.12               74000           10.77       PORT SAINT LUCIE                                FL               34983              1            2
     1252.9           126902.44              127500            11.4       GLENDALE                                        AZ               85308              1            2
      76.89             9933.37               10000             8.5       HIGH BRIDGE                                     NJ                8829              2            2
     110.48             12485.6               12600            9.99       HOUSTON                                         TX               77067              1            2
     416.83            42344.23               42500          11.375       AVONDALE                                        AZ               85323              1            2
    1069.15           100625.69              101043           12.75       BENTONVILLE                                     VA               22610              1            2
     274.74            21569.93               22000           12.75       TYRONE                                          PA               16686              1            2
     682.67             63186.4               65000             9.6       MIAMI                                           FL               33169              1            2
     827.42            68023.36               69500           11.85       HANOVER                                         PA               17331              1            2
     707.79            90351.65               91000           8.625       DENVER                                          CO               80241              1            2
     474.05            46826.62               48500           8.375       MOHAVE VALLEY                                   AZ               86440              1            2
     205.45            27786.36               28000               8       FORT LUPTON                                     CO               80621              1            2
     350.74            47067.31               47800               8       LAKEWOOD                                        CO               80232              1            2
     480.23            55564.89               75000           6.625       CHICAGO                                         IL               60614              1            2
     381.12            32154.07               32550           12.99       SPENCER                                         MA                1562              1            2
     244.49            20098.84               20250            13.5       CHARLESTON                                      WV               25312              1            2
     395.32            49922.31               50250            8.75       HOWELL                                          MI               48843              1            2
     379.67            43139.16               43300            9.99       OLYMPIA                                         WA               98512              1            2
     467.43            50932.51               51100            10.5       LAS VEGAS                                       NV               89128              1            2
      329.9            40719.82               41000               9       CHARLOTTE                                       NC               28277              1            2
     120.56            15395.62               15500           8.625       CHICAGO                                         IL               60628              1            2
     238.28            19583.66               34500           7.375       CHICAGO                                         IL               60645              3            2
     923.46           127818.34              128900            7.75       PARKER                                          CO               80134              1            2
      179.1            24799.55               25000            7.75       MORRISVILLE                                     NC               27560              1            2
     311.66            30141.55               31000            8.85       SUFFOLK                                         VA               23434              1            2
     161.83               16850               16850          11.525       ESCONDIDO                                       CA               92026              1            2
     198.99            26610.92               26800           8.125       FOXFIRE VILLAGE                                 NC               27281              1            2
     210.92            27371.45               27750           8.375       FLETCHER                                        NC               28732              1            2
     288.02               39500               39500            8.75       BAKERSFIELD                                     CA               93311              1            2
     282.91            28588.68               28600          11.875       HUNTERSVILLE                                    NC               28078              1            2
     711.41               79413               79413           10.75       BAKERSFIELD                                     CA               93312              1            2
     590.62            62999.99               63000           11.25       FRESNO                                          CA               93727              1            2
      98.08             9965.68               10000          11.375       ELKHART                                         IN               46516              1            2
      94.91            12300.73               12400            8.45       SOUTH JORDAN                                    UT               84095              1            2
     209.14             27029.9               27200             8.5       KAYSVILLE                                       UT               84037              1            2
     875.08            94775.07               95508           10.52       MOUNTLAKE TERRACE                               WA               98043              1            2
     180.64            22412.03               22550            8.95       PHOENIX                                         AZ               85041              1            2
     392.42             42559.9               44000           6.875       POST FALLS                                      ID               83854              1            2
     580.06            64713.62               65000            10.2       TACOMA                                          WA               98444              2            2
     281.27             30903.7               30952            10.4       VADNAIS HEIGHTS                                 MN               55127              1            2
      282.8            26879.99               26880          12.625       CHESAPEAKE                                      VA               23323              1            2
        250               25000               25000              12       GILLETTE                                        WY               82718              1            2
     407.29               46000               46000          10.625       PALM SPRINGS                                    CA               92262              1            2
        210               21000               21000              12       HINESVILLE                                      GA               31313              1            2
     379.65            29802.66               30400           12.75       TOOELE                                          UT               84074              1            2
     315.66            35834.29               36000            9.99       AUSTIN                                          TX               78724              4            2
     539.36            50836.29               51000          12.375       BELLFLOWER                                      CA               90706              1            2
     853.57             81943.1               82000            12.5       DEER PARK                                       NY               11729              1            2
     380.67            49876.39               50200            8.35       BELLBLOWER                                      CA               90706              1            2
     215.77            21924.53               22000          11.375       APPLE VALLEY                                    CA               92307              1            2
     542.19            64332.45               64500             9.5       CASTLE ROCK                                     CO               80109              1            2
     691.03            88432.23               90000           6.875       POWAY                                           CA               92064              1            2
     799.52           110785.62              111600            7.75       PICO RIVERA                                     CA               90660              1            2
      300.1               43000               43000           8.375       LAKEWOOD                                        CO               80232              1            2
     164.41            18655.62               18750            9.99       HOUSTON                                         TX               77070              1            2
     461.61            65168.01               65250             8.5       TEMECULA                                        CA               92592              1            2
     512.71               46000               46000          13.375       DEARBORN                                        MI               48124              4            2
     410.92               43350               43350          11.375       MIAMI BEACH                                     FL               33139              1            2
     298.79               40400               40400           8.875       SPRINGVILLE                                     UT               84663              1            2
      236.1               23610               23610              12       CASPER                                          WY               82601              1            2
     522.23            73726.99               73750             8.5       QUEEN CREEK                                     AZ               85242              1            2
      533.9            59287.17               59580           10.25       FRANKLIN                                        NH                3235              1            2
     369.38            44658.99               44900            9.25       PLAINFIELD                                      IL               60586              1            2
     284.62            36924.11               37000            9.25       BREMEN                                          GA               30110              1            2
    1093.75              150000              150000            8.75       CHULA VISTA                                     CA               91915              1            2
     229.13            24275.53               25100            7.25       ELMIRA                                          NY               14904              1            2
     238.65               29000               29000           9.875       WILMINGTON                                      NC               28411              1            2
     311.12            36797.72               37000             9.5       CORTLAND                                        IL               60112              1            2
     811.12            75599.89               75600          12.875       HOLLADAY                                        UT               84121              1            2
     308.58            29910.23               30000              12       COLORADO SPRINGS                                CO               80903              1            2
     470.81               45198               45198            12.5       SAINT PETERSBURG                                FL               33703              1            2
     362.29               47000               47000            9.25       EL MONTE                                        CA               91731              1            2
      74.83             9840.96               10000           9.125       DENVER                                          CO               80219              1            2
     249.01            27165.09               27440              11       PORT ST LUCIE                                   FL               34986              1            2
    1315.25           149309.55              150000            9.99       MONTGOMERY                                      TX               77356              1            2
     170.46            18557.98               18635            10.5       LEXINGTON                                       KY               40511              1            2
        150               20000               20000               9       CLOVIS                                          CA               93611              1            2
      95.23             9962.86               10000              11       SWANSEA                                         SC               29160              1            2
      289.6            32837.51               33000              10       DETROIT                                         MI               48238              1            2
     544.91            51852.59               52000           12.25       LEXINGTON                                       KY               40509              4            2
      666.5            95745.08               96500           7.375       ROHNERT PARK                                    CA               94298              1            2
     496.42            68709.36               69100            7.75       CEDAR PARK                                      TX               78613              1            2
     227.01            23948.04               24800            7.25       COLLEGE STATION                                 TX               77845              1            2
     367.59             37221.2               38350               8       FRISCO                                          TX               75035              1            2
     178.57            23459.09               23700            8.25       FORT WORTH                                      TX               76137              1            2
     193.24            25586.91               25950           8.125       ROWLETT                                         TX               75089              1            2
     138.52            19259.62               20000           7.275       SUGAR LAND                                      TX               77479              1            2
     363.32            34456.24               35158            9.25       HOUSTON                                         TX               77014              1            2
     242.13             22789.7               23431            9.25       HOUSTON                                         TX               77049              1            2
     302.05            34940.11               35040            9.75       DALLAS                                          TX               75206              1            2
     256.34            32317.37               33215             8.5       HOUSTON                                         TX               77075              1            2
     311.98            40832.65               41400            8.25       SPRING                                          TX               77386              1            2
     340.41            45500.63               45685           8.125       LEAGUE CITY                                     TX               77573              1            2
     205.19            22989.75               24000            8.25       ALVIN                                           TX               77511              1            2
     246.75            31540.25               31980             8.5       ROUND ROCK                                      TX               78664              1            2
     138.66            18767.15               20000           7.375       MCALLEN                                         TX               78504              1            2
     193.76            28656.96               29048               7       CYPRESS                                         TX               77429              1            2
     272.99            28869.64               30056           7.125       THE WOODLANDS                                   TX               77382              1            2
     301.76            36600.34               36963           9.125       RICHMOND                                        TX               77469              1            2
     210.76            28124.27               28300           8.125       ROUND ROCK                                      TX               78664              1            2
     125.56             12588.2               13000           8.125       CARROLLTON                                      TX               75006              1            2
     174.68             24005.9               25200           7.375       AUSTIN                                          TX               78729              1            2
      194.8            20798.77               21450           7.125       COLLEGE STATION                                 TX               77845              1            2
     645.38               97353               98000           6.875       AUSTIN                                          TX               78746              1            2
     176.89            24774.55               25200             7.5       KYLE                                            TX               78640              1            2
      204.8             27354.4               27500           8.125       AUSTIN                                          TX               78734              1            2
     169.42            23372.04               23580            7.75       FORT WORTH                                      TX               76110              1            2
     320.16            33356.16               33636            9.75       MANSFIELD                                       TX               76262              1            2
     412.17            39402.96               40500               9       HOUSTON                                         TX               77025              1            2
     385.45            36848.58               37875               9       HOUSTON                                         TX               77025              1            2
     143.37            20103.99               20200           7.625       AUSTIN                                          TX               78748              1            2
      322.7            42107.97               42330           8.375       HOUSTON                                         TX               77044              1            2
     203.61            28875.94               29025             7.5       AUSTIN                                          TX               78748              1            2
     385.65            54537.55               55000             7.5       MAITLAND                                        FL               32751              1            2
     227.15            29732.22               30500           8.125       DENTON                                          TX               76208              1            2
     274.41            32481.95               33000           7.875       SAN ANTONIO                                     TX               78254              1            2
     599.97            37892.39               62600               8       SPRING                                          TX               77379              1            2
     684.08            84108.52               85500           7.375       DALLAS                                          TX               75225              1            2
     238.34               25167               26025            7.25       AUSTIN                                          TX               78748              1            2
     198.08            28448.53               28600           7.375       KYLE                                            TX               78640              1            2
     183.19            17046.29               18000               9       DALLAS                                          TX               75206              1            2
     332.09            50018.96               50400           6.875       ALLEN                                           TX               75013              1            2
     366.48            39899.79               39917            10.5       HUMBLE                                          TX               77396              1            2
     544.99            61488.13               62006           9.975       RICHMOND                                        TX               77469              1            2
     236.14            29167.62               29250               9       FRIENDSWOOD                                     TX               77546              1            2
     172.71            23154.43               23750           7.875       SUGAR LAND                                      TX               77479              1            2
     619.51            74090.16               74200           9.375       AUSTIN                                          TX               78746              1            2
     783.57            89372.64               90785           8.375       MISSOURI CITY                                   TX               77459              1            2
     224.58            26310.47               26600             9.5       ROCKWALL                                        TX               75087              1            2
     200.88            21231.64               21950            7.25       BURLESON                                        TX               76028              1            2
     159.65            19488.37               20000           8.875       SPRING                                          TX               77301              1            2
     492.16            67497.28               68500            7.75       DALLAS                                          TX               75214              1            2
      141.9            16176.71               16300             8.5       KATY                                            TX               77494              1            2
      161.5            15651.56               16100            8.75       MC QUEENEY                                      TX               78123              1            2
     715.27            69364.97               70125           10.75       HOUSTON                                         TX               77027              1            2
     718.49             99004.7              100000            7.75       FORT WORTH                                      TX               76179              1            2
     183.51            16986.64               17500             9.5       FORT WORTH                                      TX               76123              1            2
     266.45             37522.3               38000             7.5       MELISSA                                         TX               75454              1            2
     447.89            43749.68               45000           8.625       SAN ANTONIO                                     TX               78258              1            2
     158.16            15996.73               16500               8       AUSTIN                                          TX               78727              1            2
      753.3            82846.79               83200          10.375       FREMONT                                         CA               94538              1            2
    1089.05           117325.73              117850          10.625       HAYWARD                                         CA               94544              1            2
     512.24            66849.98               66850           9.195       CROSS JUNCTION                                  VA               22625              1            2
     461.37            39185.11               39598           13.75       OCOEE                                           FL               34761              1            2
     292.91            35552.61               36000           9.125       RENO                                            NV               89512              1            2
     334.48            43227.88               43500             8.5       FOUNTAIN HILLS                                  AZ               85268              1            2
     324.35            34268.74               34400          10.875       MIAMI                                           FL               33131              1            2
     203.97            22896.97               23000          10.125       BROOKLYN CENTER                                 MN               55429              1            2
     193.86            18384.83               18500           12.25       GAINES                                          MI               48436              1            2
        390               39000               39000              12       AURORA                                          CO               80013              1            2
     710.69            82199.99               82200          10.375       MOUNT PLEASANT                                  SC               29466              1            2
     190.37            28116.14               28200           8.125       COVENTRY                                        RI                2816              1            2
     460.96            52663.49               52972             9.9       SAVANNAH                                        TX               76227              1            2
     168.47            19250.11               19360             9.9       HOUSTON                                         TX               77079              1            2
     227.65            23717.99               24000           10.95       SLIDELL                                         LA               70460              1            2
     224.52            28949.84               29200             8.5       BOROUGH OF RED BANK                             NJ                7701              1            2
     429.43               48500               48500          10.625       WESTMINSTER                                     CA               92683              1            2
     698.99            87120.15               91750             8.4       EAST NORRITON TOWNSHIP                          PA               19403              1            2
     404.61            45572.92               46300            9.95       TRAPPE                                          PA               19426              1            2
     712.42            72747.36               75000             7.9       STILLWATER                                      NJ                7875              1            2
     486.33               62250               62250           9.375       RIVERSIDE                                       CA               92509              1            2
     707.71               86000               86000           9.875       OAKLAND                                         CA               94608              1            2
     153.13               21000               21000            8.75       SUNNYSIDE                                       WA               98944              1            2
     265.05            28647.98               34000            8.65       RESTON                                          VA               20191              1            2
     303.51            40106.67               40400            8.25       EVESHAM                                         NJ                8053              1            2
      223.5            31078.02               31500            7.65       VILLAGE OF WASHINGTONVILLE                      NY               10992              1            2
     948.45            97298.47              100000           7.875       SACRAMENTO                                      CA               95842              1            2
     409.76            51201.46               51500           8.875       CLARKSTON                                       MI               48348              1            2
     486.87            56999.99               57000           10.25       SAN DIEGO                                       CA               92116              1            2
     615.07            56456.31               56600           12.75       ELBERT                                          CO               80106              1            2
     244.09            27896.49               31000            10.5       PRATTVILLE                                      AL               36066              1            2
      192.9            21898.35               22000            9.99       FORT WORTH                                      TX               76148              1            2
     432.29               50000               50000          10.375       RENO                                            NV               89506              1            2
      382.5            45900.23               46000              10       DUNEDIN                                         FL               34698              1            2
     122.71               19000               19000            7.75       SANTA ANA                                       CA               92704              1            2
     179.22            19921.88               20000           10.25       DENVER                                          CO               80205              1            2
     245.59            26791.27               26800              11       PHOENIX                                         AZ               85044              1            2
    1073.08              130400              130400           9.875       ELIZABETH                                       CO               80107              1            2
     545.53               60896               61000           10.75       KIRKLAND                                        WA               98034              1            2
     411.81            53832.44               54180           8.375       PHOENIX                                         AZ               85339              1            2
     358.81             51525.5               51950           7.375       LAWRENCEVILLE                                   GA               30045              1            2
     374.45            56453.35               57000           6.875       AMHERST                                         NH                3031              1            2
     572.53               88650               88650            7.75       DULUTH                                          GA               30096              1            2
     906.54           109407.81              110000            9.27       PEABODY                                         MA                1960              1            2
     622.71               98000               98000           7.625       RIVERSIDE                                       CA               92503              1            2
     269.32            28411.39               28425          11.375       BIRMINGHAM                                      AL               35205              4            2
     206.21            18701.91               19200            9.99       HOUSTON                                         TX               77007              1            2
     314.93            33272.46               33400          10.875       TROY                                            MI               48083              1            2
     292.55            36473.78               37000           9.625       PORTLAND                                        OR               97203              1            2
     410.16               52500               52500           9.375       NORTH HILLS                                     CA               91343              1            2
     691.28           105337.67              107500           7.875       CHARLOTTE                                       NC               28278              1            2
    1754.06           237168.52              237500           8.875       RANCHO CUCAMONGA                                CA               91739              1            2
    1460.58           155445.83              160000            7.25       ARCADIA                                         CA               91006              1            2
      587.5               60000               60000           11.75       SAN DIEGO                                       CA               92105              1            2
     725.63               81000               81000           10.75       MENIFEE                                         CA               92584              1            2
     537.71               58000               58000          11.125       SUN VALLEY                                      NV               89433              1            2
     579.97            83100.05               83250           8.375       CONCORD                                         CA               94519              1            2
     266.54             33325.9               33500           8.875       WATERFORD                                       MI               48329              1            2
     776.33               78450               78450          11.875       SAN GABRIEL                                     CA               91776              1            2
        135               18000               18000               9       ARLINGTON                                       WA               98223              1            2
      308.8               38500               38500           9.625       CENTENNIAL                                      CO               80015              1            2
     310.81            44574.84               45000           7.375       MANCHESTER                                      MI               48158              1            2
     225.94            31609.25               32000             7.6       CASA GRANDE                                     AZ               85222              1            2
      99.77            12322.66               12400               9       MARIETTA                                        GA               30067              1            2
     202.75            28387.31               28645           7.625       ST CHARLES                                      MO               63301              1            2
     396.61             51223.8               51580             8.5       PEMBROKE PINES                                  FL               33025              1            2
     184.19            26738.65               27000            7.25       GRAND PRAIRIE                                   TX               75052              1            2
     486.18            55118.85               55400              10       LAS VEGAS                                       NV               89156              1            2
     162.16            24448.93               25001            6.75       EARLY                                           TX               76802              1            2
     128.41            17378.99               17500               8       VASSAR                                          MI               48768              1            2
     120.23            13609.69               13700              10       MONTEZUMA                                       GA               31063              1            2
     187.57            26179.06               26500           7.625       KENOSHA                                         WI               53140              1            2
     124.33            17819.18               18000           7.375       GRESHAM                                         OR               97030              1            2
     175.05            21836.31               22000           8.875       FLINT                                           MI               48503              1            2
     310.38            41926.93               42300               8       LENEXA                                          KS               66215              1            2
      620.8             93653.7               94500           6.875       CHICAGO                                         IL               60657              2            2
      192.3            20502.09               20600           10.75       WARREN                                          MI               48091              1            2
     901.82            88227.71               88500          11.875       TOWSON                                          MD               21204              1            2
     551.38            58108.65               60000           7.358       RICHMOND                                        VA               23234              1            2
     453.15            41577.53               41775          12.725       BENTLEY                                         KS               67016              1            2
     274.81            38234.92               38250           8.625       HIGHLAND                                        UT               84003              1            2
     234.06               21000               21000          13.375       PORT ORANGE                                     FL               32129              1            2
     690.22            86104.21               86750           8.875       OLYMPIA                                         WA               98506              1            2
     271.48            32841.22               33000            9.25       DENVER                                          CO               80219              1            2
     179.08            25714.17               25928           7.375       LAVEEN                                          AZ               85339              1            2
     357.88            44719.28               44980           8.875       MESA                                            AZ               85212              1            2
     330.19            36643.55               45000               8       PHOENIX                                         AZ               85040              1            2
     483.71            49464.99               51000           7.875       KAILUA                                          HI               96734              1            2
      404.3            51695.69               51980           8.625       ORLANDO                                         FL               32825              1            2
      522.5               66000               66000             9.5       SAN BERNARDINO                                  CA               92405              1            2
     225.29            27360.31               28000               9       HYATTSVILLE                                     MD               20784              1            2
     755.31            92961.22               93000            9.75       MILFORD                                         MI               48380              1            2
     432.99            57097.82               57200             9.1       SACRAMENTO                                      CA               95864              1            2
     911.36            96517.08               96850           10.85       LUMBERTON                                       NJ                8048              1            2
     164.74            15426.67               15464          12.475       ELMIRA                                          NY               14904              2            2
     150.61            13374.63               13402          13.225       ELMIRA                                          NY               14904              3            2
      216.4            20443.22               20500           12.35       FAIRFIELD                                       CT                6825              1            2
      99.79             9970.79               10000            11.6       SUMTER                                          SC               29150              1            2
     711.08            72569.81               75000           7.875       HICKORY CREEK                                   TX               75065              1            1
     320.25               36600               36600            10.5       OREM                                            UT               84097              1            2
      254.4            20452.11               20475          14.725       VALDOSTA                                        GA               31602              2            2
     223.28            21823.83               21870            11.9       ANOKA                                           MN               55303              1            2
     397.22            42249.34               42375            10.8       MINNEAPOLIS                                     MN               55410              1            2
     400.78             34120.3               34167           13.85       HATBORO                                         PA               19040              1            2
     318.11            24961.19               25000            15.1       BALTIMORE                                       MD               21216              1            2
     553.94            56954.76               57500           9.975       TAMPA                                           FL               33616              1            2
     488.85            52387.43               53000            9.35       COLONIAL HEIGHTS                                VA               23834              1            2
    2024.44           244082.69              245000             9.3       GILBERT                                         AZ               85234              1            2
        254            20206.66               20500            12.6       GREAT FALLS                                     MT               59404              1            2
      613.2            59488.79               60000           10.85       AURORA                                          CO               80015              1            2
     369.39            30123.26               30300          13.663       IOWA CITY                                       IA               52245              1            2
     568.12            59004.83               60000           9.725       NORFOLK                                         VA               23513              1            2
    1158.27           130994.46              132500             8.6       MIDDLEBURG                                      FL               32068              1            2
     365.41            36511.69               36600          11.606       PHOENIX                                         AZ               85048              1            2
     434.23            46402.29               46800          10.675       ALISO VIEJO                                     CA               92656              1            2
     575.25            53755.42               53900            12.5       HERNDON                                         VA               20171              1            2
    1125.28           116620.83              117000          11.125       ALEXANDRIA                                      VA               22305              1            2
     257.17            23703.95               23750            12.7       SOUTH MILWAUKEE                                 WI               53172              1            2
     873.27            93144.79               93550           10.75       LEESBURG                                        VA               20176              1            2
     205.32            20866.97               20950          10.999       WEST VALLEY CITY                                UT               84119              1            2
     978.96           116112.31              116750            8.99       NORTH ATTLEBORO                                 MA                2760              1            2
     216.22            24527.29               24650            9.55       LOS LUNAS                                       NM               87031              1            2
     290.42               39027               39300             7.5       CAPE CORAL                                      FL               33991              1            2
     670.71            79749.53               80250            8.95       ZEBULON                                         NC               27597              1            2
     497.75            44936.57               45000          12.999       BALTIMORE                                       MD               21207              1            2
     1904.5           199562.08              200000          10.999       SHREVEPORT                                      LA               71106              1            2
     603.41            74748.91               75000           8.999       MURRIETA                                        CA               92562              1            2
     202.78            17832.27               17950            13.3       MAYLENE                                         AL               35114              1            2
     340.09            29710.45               30000           13.35       AVON                                            IN               46123              1            2
     432.16            30518.11               30802           15.05       WILKES BARRE                                    PA               18702              3            2
      479.6            59794.56               62000           9.625       STERLING                                        VA               20166              1            2
     133.05            12172.59               12200            12.8       DALLAS                                          TX               75249              1            2
    3218.49           398435.72              400000               9       WASHINGTON                                      DC               20007              1            2
    2613.59           350355.07              352000           8.125       WASHINGTON                                      DC               20016              1            2
     874.14             89649.6               90000           11.25       YONKERS                                         NY               10703              1            2
     290.15            40190.59               40500            7.75       VERNON                                          NJ                7418              1            2
     515.49            59624.68               60000            9.75       SIMPSONVILLE                                    SC               29681              1            2
     261.85            27878.08               28050           10.75       WILMINGTON                                      NC               28412              1            2
     364.84            47679.74               48000           8.375       EAST FALMOUTH                                   MA                2536              1            2
     411.34            49710.86               50000            9.25       POWELL                                          OH               43065              1            2
     215.93            26478.15               26835               9       LAS VEGAS                                       NV               89166              1            2
     322.86            37004.63               37180           9.875       LONDONDERRY                                     NH                3053              1            2
     274.32            32806.73               32980           9.375       LAYTON                                          UT               84041              1            2
     193.11            19413.77               19500            11.5       ROBBINS                                         IL               60472              1            2
      582.9            51033.56               52000           10.75       ROCKY RIVER                                     OH               44116              1            2
     544.22             67502.5               68400           8.875       VAN NUYS                                        CA               91406              1            2
     316.97            30905.48               31000           11.92       NORFOLK                                         VA               23523              1            2
     271.06            29915.22               30000           10.35       BOISE                                           ID               83709              1            2
     358.16            30955.63               31529           10.99       RAVENNA                                         OH               44266              1            2
     502.42            46144.74               46250          12.745       WORCHESTER                                      MA                1609              1            2
     303.34            39223.62               39450             8.5       SACRAMENTO                                      CA               95822              1            2
     480.76            59252.54               61000            8.77       BEVERLY                                         MA                1915              1            2
     168.33            25108.86               25300               7       CONROE                                          TX               77384              1            2
    1032.68           144779.56              145900           7.625       ESCONDIDO                                       CA               92026              1            2
      297.5            34189.66               35000           9.625       DOUGLASVILLE                                    GA               30135              1            2
     184.18            24069.08               25100               8       FORT WORTH                                      TX               76123              1            2
     327.56            42361.01               42600             8.5       HAUGHTON                                        LA               71037              1            2
     680.12            93198.43               93800           7.875       BEAUMONT                                        CA               92223              1            2
     559.45            80423.66               81000           7.375       SAN DIEGO                                       CA               92107              1            2
     853.37           115578.64              116300               8       SYLMAR AREA                                     CA               91342              1            2
      193.6            26527.27               26700           7.875       HAWK POINT                                      MO               63349              1            2
     751.27            99410.04              100000            8.25       PARKER                                          CO               80134              1            2
     369.98            43768.59               44000             9.5       MARYSVILLE                                      CA               95901              1            2
     505.38            57954.04               58200           9.875       MISSION                                         TX               78572              1            2
     401.88            37906.16               38000          12.375       GRIDLEY                                         CA               95948              1            2
     303.72            27637.28               27700          12.875       RIO RANCHO                                      NM               87124              1            2
     240.32            26968.11               27500            9.95       MONROE                                          WA               98272              1            2
      96.13            10959.47               11000            9.95       TACOMA                                          WA               98404              1            2
     447.49             52538.1               53800           9.375       GAITHERSBURG                                    MD               20854              1            2
      169.4            21741.53               21750            9.35       MORTON GROVE                                    IL               60053              1            2
     407.87             47635.4               48507             9.5       SPRING                                          TX               77388              1            2
     385.22            37049.09               37980               9       LANCASTER                                       PA               17601              1            2
     417.69            47676.94               48000             9.9       PASADENA                                        MD               21122              1            2
     314.56            35526.35               36000          10.625       LAS VEGAS                                       NV               89148              1            2
     225.04            23144.57               23400            9.95       WHEELING                                        IL               60090              1            2
     205.68            24437.33               25000            10.1       MARYSVILLE                                      WA               98270              1            2
     549.02            66339.44               67500           7.625       FORT WORTH                                      TX               76111              1            1
     218.53             13259.5               22500           11.25       GURNEE                                          IL               60031              1            2
     263.03            29888.46               29998            9.99       AUBREY                                          TX               76227              1            2
     319.59            29142.63               29200           12.85       LYNCHBURG                                       VA               24504              4            2
     643.26            66121.65               71700            6.97       WEST CHESTER                                    PA               19380              1            2
     360.37            26377.54               30500           7.395       GARFIELD                                        NJ                7026              1            1
     542.06            48003.53               48150           13.25       GRAND PRAIRIE                                   TX               75054              1            2
     219.21             24887.7               25000            9.99       HOUSTON                                         TX               77071              1            2
    1066.97            97990.41              100000           9.875       PALM BEACH                                      FL               33480              1            1
      383.4             53754.6               54000           7.625       HOUSTON                                         TX               77055              1            2
     188.24             16309.4               16500           13.85       SALT LAKE CITY                                  UT               84119              2            2
    1025.14            91400.13               93000           10.45       NORFOLK                                         VA               23518              1            2
     284.71            30367.91               30500           10.75       ROCKY MOUNT                                     NC               27801              1            2
     404.05            41462.68               41600           11.25       LAKE WORTH                                      FL               33460              1            2
      658.1            70252.38               70500           10.75       CHANDLER                                        AZ               85226              1            2
     594.17             59820.7               60000            11.5       SALT LAKE CITY                                  UT               84105              2            2
     655.61            75183.39               75500           9.875       LAKE WORTH                                      FL               33463              1            2
     113.99            12536.11               12590          10.375       RIVERDALE                                       GA               30296              1            2
     614.87            94110.06               94800            6.75       STOCKTON                                        CA               95219              1            2
     438.07            45864.49               46000              11       ORLANDO                                         FL               32808              1            2
     285.08            25555.94               26000          12.875       RICHMOND                                        VA               23224              1            2
      473.1            38447.17               39000            12.2       JEWETT CITY                                     CT                6351              2            2
     330.46            39140.98               39300             9.5       NORTH HAMPTON                                   NH                3862              1            2
     181.51            15742.72               15984          13.375       BLUFFTON                                        SC               29910              1            2
    1724.54           197857.04              198600           9.875       KEY WEST                                        FL               33040              1            2
     403.26            43065.77               43200           10.75       LAWRENCE                                        MA                1841              2            2
     234.45            26887.21               27000           9.875       VANCOUVER                                       WA               98665              1            2
     195.27            23895.09               24000           9.125       AVONDALE                                        AZ               85323              1            2
     678.73            78696.64               79000            9.75       BAKERSFIELD                                     CA               93312              1            2
     296.85             31684.8               31800           10.75       COLORADO SPRINGS                                CO               80919              1            2
     294.23             29918.5               30000          11.375       HAVERHILL                                       MA                1830              1            2
     512.95            46720.33               46800           12.87       MENTOR                                          OH               44060              1            2
     531.21            59660.01               59900          10.125       ERIE                                            CO               80516              1            2
     839.03            99645.55              100000           9.475       DELRAY BEACH                                    FL               33445              1            2
     601.86            53691.84               54600           10.45       LAUREL                                          MS               39443              1            2
    2900.28           397135.84              400000           7.875       TYBEE ISLAND                                    GA               31328              1            2
    1713.08           243699.32              245000             7.5       BRENTWOOD                                       CA               94513              1            2
     712.31            66378.43               66500           12.55       PLYMOUTH                                        MA                2360              1            2
      87.42            11528.45               11580             9.1       ANAHEIM                                         CA               92801              4            2
     190.78            18846.49               18900           11.75       NORTH MYRTLE BEACH                              SC               29582              1            2
     215.35             24703.9               24800           9.875       CARTERSVILLE                                    GA               30121              1            2
     564.43            64749.94               65000           9.875       CHELSEA                                         AL               35043              1            2
        306            35858.07               36000           9.625       STOCKBRIDGE                                     GA               30281              1            2
     282.66            33118.73               33255           9.625       BRUNSWICK                                       GA               31523              1            2
     587.84            65401.96               65600           10.25       LAKE MARY                                       FL               32746              1            2
     222.73            24511.17               24600          10.375       STOCKBRIDGE                                     GA               30281              1            2
    1198.32           137480.24              138000           9.875       CUMMING                                         GA               30041              1            2
      544.7            51848.08               51980           12.25       NORTH BAY VILLAGE                               FL               33141              1            2
     285.76            24668.41               26775            12.5       ATLANTA                                         GA               30309              1            2
     443.93               50637               50800            9.95       LOS ANGELES                                     CA               90044              1            2
     148.46            18920.54               19000           8.675       MANVEL                                          TX               77578              1            2
     415.88            49912.12               50000           9.375       GALT                                            CA               95632              1            2
     166.45            24999.46               25000            7.99       ATWATER                                         CA               95301              1            2
     281.99            36771.71               37100           8.375       COLORADO SPRINGS                                CO               80915              1            2
      409.5            65520.44            65675.78             7.5       MC KINNEY                                       TX               75070              1            2
     504.23            53373.97            54810.58           7.375       FRISCO                                          TX               75035              1            2
     180.59            20721.86               21000           8.375       DALLAS                                          TX               75208              1            2
      246.8            34917.31            35732.71           7.375       PLANO                                           TX               75093              1            2
    2361.06           190756.26              200000           7.375       HOUSTON                                         TX               77057              1            2
     656.77            78200.27               80000            7.75       BOERNE                                          TX               78006              1            2
     684.42            76782.36             78150.6           8.625       AUSTIN                                          TX               78731              1            2
     217.74            24007.81               24863           8.625       BOERNE                                          TX               78006              1            2
     746.85             86801.2               87208            9.25       PEARLAND                                        TX               77584              1            2
     477.84            48637.75               50000               8       LIBERTY HILL                                    TX               78642              1            2
     345.83            42606.42            42936.91             8.5       SPRING                                          TX               77382              1            2
    1220.16           147331.01              150000           7.625       AUSTIN                                          TX               78731              1            2
     836.64            98401.34              100000               8       SAN ANTONIO                                     TX               78253              1            2
     829.66            97602.84              100000           7.875       HOUSTON                                         TX               77030              1            2
     607.67            61446.44               61600           11.45       AVONDALE                                        AZ               85323              1            2
     196.95            20874.55               20930           10.85       JOPLIN                                          MO               64804              1            2
     304.08            36664.73               36800             9.3       SAN DIEGO                                       CA               92105              1            2
     644.47            49426.45               50100           13.32       LARAMIE                                         WY               82070              1            2
    1053.78            91864.03               92000            13.5       SHELBY TWP                                      MI               48316              1            2
     237.37            21621.43               22000          10.071       CHESAPEAKE                                      VA               23320              1            2
      99.98             9970.94               10000          11.625       WEST PALM BEACH                                 FL               33415              1            2
     117.72            13929.84               14000             9.5       ST. PETERSBURG                                  FL               33710              1            2
     229.89            24796.76               25200          11.125       ORLANDO                                         FL               32806              2            2
     147.76            14464.62               14500          11.875       TAMPA                                           FL               33610              1            2
     475.77            49344.25               49468          11.125       LAS VEGAS                                       NV               89178              1            2
    1171.85           114690.81              115000          11.875       NORTH BERGEN                                    NJ                7047              2            2
    1415.42              172000              172000           9.875       ELMHURST                                        NY               11369              3            2
     145.77            20001.27               20100           7.877       MIAMI                                           FL               33174              1            2
     256.79            32799.44               32900           8.625       POTEET                                          TX               78065              1            2
      95.89             9842.46               10000               8       IRVING                                          TX               75062              1            2
     199.76            20518.89               20994           7.875       FRISCO                                          TX               75034              1            2
     343.78             43276.3               46700               8       AUSTIN                                          TX               78746              1            2
     403.63            57367.69               57500             7.5       DALLAS                                          TX               75219              1            2
     395.09            40658.35               41500           7.875       MANSFIELD                                       TX               76063              1            2
     699.48            98749.89               98750             8.5       LITTLETON                                       CO               80127              1            2
     377.05            51693.01               52450            7.75       AUSTIN                                          TX               78734              1            2
      124.8            13598.62               14200           8.625       WEATHERFORD                                     TX               76087              1            2
      189.2            25639.95               25678               8       MCKINNEY                                        TX               75071              1            2
       86.3             9792.05               10000           8.375       CEDAR HILL                                      TX               75104              1            2
     149.65            21517.88               21600           7.375       PLANO                                           TX               75025              1            2
     179.59             21211.9               21600           7.875       MANSFIELD                                       TX               76063              1            2
        290            26497.74               27000             9.9       HOUSTON                                         TX               77086              1            2
     142.98            15593.58               15750           9.125       CEDAR HILL                                      TX               75104              1            2
     222.54            29481.84               29520            8.25       FORT WORTH                                      TX               76248              1            2
     197.46            24418.24               24450               9       BASTROP                                         TX               78602              1            2
        320               48000               48000               8       HOUSTON                                         TX               77027              1            2
     204.88            22096.85               22550           7.125       AUSTIN                                          TX               78746              1            2
      736.6            77047.43               78000            7.75       SPICEWOOD                                       TX               78669              1            2
    1873.74           176725.59              180000           9.446       HAMPDEN                                         MA                1036              1            2
     339.15            34299.98               34380           11.45       SPRINGFIELD                                     MO               65807              1            2
     748.08            72847.66               73000           11.95       RIVERSIDE                                       CA               92505              1            2
      376.4            39894.03               40000           10.85       BELLWOOD                                        IL               60104              1            2
     172.64            17954.71               18000           11.09       COLUMBUS                                        OH               43214              1            2
     155.87             16658.7               16704          10.745       HUMBLE                                          TX               77346              1            2
     366.14            44642.21               45000           9.125       WOODRIDGE                                       IL               60517              1            2
      144.9             20925.1               21240            7.25       NORFOLK                                         VA               23503              1            2
     248.98            28497.09               29610             9.5       WEST PALM BEACH                                 FL               33411              1            2
     306.92            36746.75               36900           9.375       LONGMONT                                        CO               80503              1            2
     670.49            81152.66               81500            9.25       ORLANDO                                         FL               32828              1            2
      728.2            74738.47               74975           11.25       PORT SAINT LUCIE                                FL               34953              1            2
     291.95            32467.36               32580           10.25       ST CHARLES                                      MO               63304              1            2
     525.14             57762.9               58000          10.375       REVERE                                          MA                2151              1            2
     475.97            43698.62               43800           12.75       LAKE VILLA                                      IL               60046              1            2
    1421.67           161409.62              162000              10       MISSION VIEJO                                   CA               92691              1            2
    1017.23           136171.24              137000           8.125       BARRINGTON                                      IL               60010              1            2
     380.27            38285.23               38400            11.5       WASHINGTON                                      DC               20009              1            2
     266.51            36957.47               37200            7.75       BELLEFONTE                                      PA               16823              1            2
    2464.97           279861.42              280885              10       FOLLY BEACH                                     SC               29439              1            2
     217.09            24676.64               25000           9.875       CHICAGO                                         IL               60628              1            2
     461.84            41670.64               41750              13       PHILADELPHIA                                    PA               19136              1            2
     430.44            49882.63               50100            9.75       OAKLAND PARK                                    FL               33309              1            2
     347.34            39850.36               40000           9.875       SARASOTA                                        FL               34234              1            2
     373.21            39839.54               39980           10.75       PHOENIX                                         AZ               85020              1            2
     407.23            49280.62               49500            9.25       PORT ST LUCIE                                   FL               34953              1            2
     695.19            70009.39               70200            11.5       GREENLAND                                       NH                3840              1            2
      155.7            20149.45               20250             8.5       SAN ANTONIO                                     TX               78232              1            2
     652.96            82557.48               83000            8.75       LA PUENTE                                       CA               91744              1            2
     351.03            39500.25               40000              10       NEWTON                                          NH                3858              1            2
    2015.68           201049.73              201600          11.625       STATEN ISLAND                                   NY               10309              2            2
     370.29            38355.79               38500          11.125       LAKE CITY                                       MN               55041              1            2
     189.45            20383.95               22050            9.75       ROCKY HILL                                      CT                6067              1            2
     464.77             43064.4               43155          12.625       STAFFORD SPRINGS                                CT                6076              1            2
    1062.74           120658.71              121100              10       MORENO VALLEY                                   CA               92557              1            2
     196.68             24034.4               25000            8.75       PEARLAND                                        TX               77584              1            2
     958.83           106622.67              107000           10.25       STAFFORD                                        VA               22554              1            2
     624.38            89837.67               90400           7.375       CUMBERLAND                                      RI                2864              1            2
     255.77            30622.27               30750           9.375       VALPARAISO                                      FL               32580              1            2
     969.61           122668.02              123250            8.75       SCOTTSDALE                                      AZ               85262              1            2
     691.59            84592.41               85000           9.125       BAYVILLE                                        NJ                8721              1            2
     891.31            69163.14              106000             9.5       ANAHEIM                                         CA               92806              1            2
     386.22            38872.51               39000            11.5       SPRINGFIELD                                     MA                1151              2            2
     426.45            52749.33               53000               9       SOUTHBRIDGE                                     MA                1550              1            2
    1059.23           107706.56              108000          11.375       HYATTSVILLE                                     MD               20781              1            2
     328.91            39365.06               39980            9.25       MIAMI                                           FL               33125              1            2
    1189.16           129495.36              130000            10.5       LINDEN                                          NJ                7036              1            2
     641.03            66454.84               66650          11.125       OCOEE                                           FL               34761              1            2
    1844.34           189360.97              189891           11.25       CLINTON                                         MD               20735              1            2
     1383.8           142077.36              142475           11.25       SCOTTSDALE                                      AZ               85262              1            2
      69.05             7137.54                7250              11       ROANOKE                                         VA               24013              1            2
     223.39            22898.86               23000           11.25       KERNERSVILLE                                    NC               27284              1            2
     343.72            42983.32               43200           8.875       BROOMFIELD                                      CO               80020              1            2
      427.5            52891.62               53130               9       GASTONIA                                        NC               28056              1            2
     464.29             47668.5               47802           11.25       RIVIERA BEACH                                   FL               33404              1            2
     589.23            59342.65               59500            11.5       BEAVERTON                                       OR               97007              1            2
     839.46            83760.36               83959          11.625       BRISTOL                                         WI               53104              1            2
     638.52            71777.29               72000          10.125       BOYNTON BEACH                                   FL               33426              1            2
     504.36            53862.08               54030           10.75       WEST PALM BEACH                                 FL               33407              1            2
     259.66            19749.04               20000            13.5       PAWTUCKET                                       RI                2860              4            2
     520.37            50297.06               50400           12.05       MOLINE                                          IL               61265              1            2
    1094.91           101644.74              101850            12.6       FRESNO                                          CA               93727              1            2
     229.34             27894.9               28000             9.2       RENO                                            NV               89512              1            2
     544.36            59824.99               60000            10.4       UPPER MARLBORO                                  MD               20774              1            2
     349.82            28532.23               28567            14.5       PANAMA BEACH                                    FL               32408              1            2
     239.59            25906.97               25980            10.6       FRESNO                                          TX               77545              1            2
     328.91            31943.55               32000           11.99       ELKHORN                                         WI               53121              1            2
     883.23            71131.76               71200            14.7       LINO LAKES                                      MN               55014              1            2
     608.86            63619.96               65000            7.67       INDIO                                           CA               92201              1            2
     332.39            27466.03               27500            14.3       LAWRENCEVILLE                                   GA               30043              1            2
     145.17               16144               16200           10.25       ONRLANDO                                        FL               32807              1            2
     356.74            38251.38               40200           6.795       DALLAS                                          TX               75214              1            2
    1634.49           199355.86              200000           9.175       NEW YORK                                        NY               10016              1            2
     236.67             24934.7               25000          10.925       ELIZABETH CITY                                  NC               27909              1            2
      767.3            78779.46               79000           11.25       LOWER LAKE                                      CA               95547              1            2
     465.59            52360.96               52500          10.125       MANCHESTER                                      PA               17402              1            2
     341.19               31800               31800          12.875       SOUTH BEND                                      IN               46628              1            2
     389.91            31712.92               32100          12.225       BEAVER                                          PA               15009              1            2
     337.81            33241.59               33900             8.7       PHOENIX                                         AZ               85040              1            2
     842.33            76554.53               77500            10.2       WINCHESTER                                      VA               22602              1            2
     886.82            99736.07              100000          10.125       LIVERMORE                                       CA               94550              1            2
     475.78            49890.34               50000           10.99       FT MYERS                                        FL               33912              1            2
     236.91            21878.98               21918          12.675       PALM BAY                                        FL               32909              1            2
     337.29            24945.49               25200            14.1       BUFFALO                                         NY               14222              3            2
     673.59            60913.52               61000          12.975       CUMMING                                         GA               30041              1            2
     290.81            19809.35               30000          11.225       REDMOND                                         WA               98052              1            2
     170.11            19347.28               19400            9.99       AUSTIN                                          TX               78724              1            2
     256.47            29170.59               29250            9.99       LEAGUE CITY                                     TX               77573              1            2
     419.58               47500               47500            10.6       LOMPOC                                          CA               93436              1            2
     437.67            36958.17               37000          13.975       LITHONIA                                        GA               30058              1            2
     367.19               37500               37500           11.75       WILLIAMSBURG                                    VA               23188              1            2
     659.13               80300               80300            9.85       CANYON LAKE                                     CA               92587              1            2
        119            13953.81               14000           9.625       SACRAMENTO                                      CA               95817              1            2
    1522.35           147694.51              148000              12       TOLUCA LAKE AREA                                CA               91602              1            2
     123.93            10209.31               10220           14.35       KANSAS CITY                                     MO               64128              4            2
     136.79            15557.61               15600            9.99       ROSENBERG                                       TX               77471              1            2
     196.41            22339.16               22400            9.99       SAN ANTONIO                                     TX               78212              2            2
     561.58            47390.68               47475          13.975       PORT ST. LUCIE                                  FL               34987              1            2
     843.28            72413.19               72500          13.725       FAIRFIELD                                       CT                6825              1            2
     123.93            10209.31               10220           14.35       KANSAS CITY                                     MO               64128              4            2
      192.9            21940.27               22000            9.99       SPRING                                          TX               77386              1            2
     123.93            10209.31               10220           14.35       KANSAS CITY                                     MO               64128              4            2
     375.42               34000               34000           13.25       AURORA                                          CO               80011              1            2
     318.99               37900               37900            10.1       MAPLE GROVE                                     MN               55369              1            2
     136.79             15557.6               15600            9.99       SAN ANTONIO                                     TX               78201              2            2
     415.47            32571.68               32600          15.125       ROCHESTER HILLS                                 MI               48306              1            2
     705.19            57371.21               57600           14.75       SUN VALLEY                                      NV               89433              1            2
     118.14            13703.91               13750            9.75       ADELANTO                                        CA               92301              1            2
     183.68            14963.62               15000            14.5       GRAND RAPIDS                                    MI               49509              2            2
      78.67             9467.02               10000            8.75       SAN DIEGO                                       CA               92128              1            2
     408.56            43579.71               44750           11.25       PHOENIX                                         AZ               85041              1            2
     703.14            54394.73               55000            13.2       WARWICK                                         RI                2886              1            2
     584.05            58863.99               59000          11.495       TEMPLE HILLS                                    MD               20748              1            2
     120.13            13656.55               13700            9.99       CROSBY                                          TX               77532              1            2
     233.05               19320               19320          14.475       DAYTONA BEACH                                   FL               32119              1            2
     297.01            31429.16               31500          10.875       ASHLAND                                         MA                1721              2            2
    1657.29              185000              185000           10.75       MANTECA                                         CA               95337              1            2
     268.21               31400               31400           10.25       LAKE MARY                                       FL               32746              1            2
     357.74            37028.04               37196          11.125       SACRAMENTO                                      CA               95832              1            2
     314.07            25991.62               26000            14.5       VANCOUVER                                       WA               98660              1            2
     311.95            31438.08               31500            11.5       SACRAMENTO                                      CA               95832              1            2
      308.6            26816.56               26850           13.55       RICHMOND                                        TX               77469              1            2
     293.27            28729.86               28791           11.87       PORT SAINT LUCIE                                FL               34983              1            2
     265.07               31888               31888           9.975       LAS VEGAS                                       NV               89123              1            2
     444.17               41000               41000              13       TACOMA                                          WA               98408              1            2
     401.46               47000               47000           10.25       MINNEAPOLIS                                     MN               55447              1            2
      87.68             9972.86               10000            9.99       HOUSTON                                         TX               77048              1            2
     278.72             26234.6               26500            12.3       HARWICH                                         MA                2645              1            2
     251.56             25449.3               25500           11.45       PORTLAND                                        OR               97203              1            2
     441.46            35552.85               35587            14.7       VERO BEACH                                      FL               32960              1            2
     365.27            31959.26               32000           13.45       WAVERLY                                         MN               55390              1            2
     630.75            75665.42               76000            9.35       LOVELAND                                        CO               80538              1            2
        450               60000               60000               9       PALM SPRINGS                                    CA               92262              1            2
      51.83             6479.29               28500             9.6       HEMET                                           CA               92545              1            2
     418.44               39000               39000          12.875       DENVER                                          CO               80239              1            2
     247.67            21970.68               22000           13.25       CHICAGO                                         IL               60633              1            2
     217.02            24682.75               24750            9.99       ROUND ROCK                                      TX               78664              1            2
     125.15            10209.74               10220            14.5       KANSAS CITY                                     MO               64128              4            2
      973.4            78554.57               79500          12.375       SAN DIEGO                                       CA               92111              1            2
     124.69            10338.98               10350           14.25       FORT WAYNE                                      IN               46815              1            2
     480.68            38541.62               39000            12.5       BRIDGEPORT                                      CT                6605              2            2
    1065.45            98501.85              100000            9.85       FITCHBURG                                       MA                1420              1            2
     218.66               25300               25300          10.371       HUGO                                            MN               55038              1            2
     320.03               38500               38500           9.975       PORTLAND                                        OR               97217              1            2
     906.83            65356.32               66000          14.625       GALLOWAY TWP.                                   NJ                8215              1            2
     399.02               35800               35800          13.375       NORTH BAY VILLAGE                               FL               33141              1            2
     181.55            15820.83               15850            13.5       CHESAPEAKE                                      VA               23321              1            2
        500               40000               40000              15       FORT LUPTON                                     CO               80621              1            2
     772.43             77816.9               78000            11.5       NORTHBROOK                                      IL               60062              1            2
     213.83               17250               17250          14.875       RIVERDALE                                       GA               30274              1            2
     757.34            79226.98               79400           11.02       OAK PARK                                        IL               60304              1            2
      292.5            22065.96               22300            13.7       LEESBURG                                        GA               31763              1            2
     364.91            31282.74               31320           13.75       COLORADO SPRINGS                                CO               80909              1            2
     732.46            54439.12               55000              14       POINT PLEASANT                                  NJ                8742              1            2
     299.02               25005               25005           14.35       ROCHESTER                                       NY               14610              2            2
     236.83            26936.66               27010            9.99       HOUSTON                                         TX               77075              1            2
     543.25            48517.03               49214          10.475       HENDERSON                                       NV               89015              1            2
     745.01            94367.03               94700            8.75       SAN DIEGO                                       CA               92109              1            2
      87.68             9972.86               10000            9.99       HOUSTON                                         TX               77072              1            2
     215.87            19794.83               20100            9.99       HOUSTON                                         TX               77079              1            2
     465.24               39525               39525          14.125       WESTMONT                                        IL               60559              1            2
     375.97            39269.06               39479              11       CAPE CORAL                                      FL               33991              1            2
      400.6               46900               46900           10.25       NEW HOPE                                        MN               55428              1            2
     389.38               42000               42000          11.125       ORLANDO                                         FL               32835              1            2
     980.16            72849.45               73600              14       BRENTWOOD                                       NY               11717              1            2
     406.22            33942.31               34000          14.125       TRAVERSE CITY                                   MI               49684              1            2
     266.91            22309.93               22340          14.125       LIVERPOOL                                       NY               13090              3            2
     118.37            13463.36               13500            9.99       SANGER                                          TX               76266              1            2
     414.17            34343.48               34380           14.25       PALM BAY                                        FL               32907              1            2
     382.38            24084.89               24675           13.95       IRVINGTON                                       NJ                7111              1            2
     898.36            124989.7              125000           8.625       SCOTTSDALE                                      AZ               85257              1            2
     185.71            21122.51               21180            9.99       ARLINGTON                                       TX               76001              1            2
     577.81            44947.07               44985           15.25       ORMOND BEACH                                    FL               32174              1            2
     371.23            43997.73               44000          10.125       GERMANTOWN                                      MD               20876              1            2
     274.11            24944.75               25000          12.875       ATHENS                                          GA               30605              1            2
     645.19            52734.99               53400          12.125       GROTON                                          CT                6340              1            2
      172.5               20700               20700              10       DAVENPORT                                       FL               33897              1            2
    1140.81            104823.5              104980           12.75       LOS ANGELES                                     CA               90065              1            2
     493.92            40946.23               41000           14.25       DULUTH                                          GA               30096              1            2
     603.84               51300               51300          14.125       LAKE HAVASU CITY                                AZ               86404              1            2
     303.92            34902.63               35000           9.875       FRESNO                                          CA               93702              3            2
      166.6            18948.12               19000            9.99       HOUSTON                                         TX               77092              1            2
    1372.54           137330.24           137563.75            11.5       MIAMI BEACH                                     FL               33139              1            2
     298.45            23212.19            23410.34           12.99       RALEIGH                                         NC               27610              1            2
     298.45            23212.19            23410.34           12.99       RALEIGH                                         NC               27610              1            2
     288.16            26908.72            26964.65            12.5       RALEIGH                                         NC               27604              1            2
     760.74               82990               82990              11       BOTHELL                                         WA               98012              1            2
     461.88             48281.5            48356.96              11       SYRACUSE                                        UT               84075              1            2
     229.09            19970.38            19987.59            13.5       GRIFFIN                                         GA               30223              1            2
     229.09            19970.38            19987.59            13.5       GRIFFIN                                         GA               30223              1            2
     418.65            38939.64            38970.29           12.58       RICHMOND                                        CA               94804              1            2
     350.29            26590.82            26789.77            13.5       COLUMBIA                                        SC               29229              1            2
     462.02            44870.69            44910.94           11.99       DUNDEE                                          FL               33838              1            2
    1926.61           190261.65           190510.06           11.75       SACRAMENTO                                      CA               95835              1            2
        410               32800               32800              15       FAYETTEVILLE                                    AR               72704              1            2
     639.83            53928.73            53959.99              14       SCOTTSDALE                                      AZ               85258              1            2
    1246.92           112640.58           112721.58           12.99       COMPTON                                         CA               90221              1            2
     856.16            93543.65            93668.63           10.45       LOS ANGELES                                     CA               90047              1            2
     237.67             23924.2               23957            11.5       CHARLOTTE                                       NC               28212              1            2
     229.09            19970.38            19987.59            13.5       GRIFFIN                                         GA               30223              1            2
     678.38            65883.55            65961.95           11.99       ELK GROVE                                       CA               95757              1            2
    1255.69           126342.87           126518.26            11.5       HACIENDA HEIGHTS                                CA               91745              1            2
     346.86            32439.66            32491.68            12.5       LANCASTER                                       CA               93535              1            2
     298.45            23212.19            23410.34           12.99       RALEIGH                                         NC               27610              1            2
     252.92            19675.75             19831.4           12.99       CHARLOTTE                                       NC               28215              1            2
     768.43            71905.33            71981.57            12.5       SEASIDE                                         CA               93955              2            2
     976.93            84028.78            84639.65           10.99       GERMANTOWN                                      MD               20874              1            2
     841.82            79448.78            79514.92          12.375       RANCHO CORDOVA                                  CA               95670              1            2
      467.4            35548.18            35810.69            13.5       FAYETTEVILLE                                    NC               28304              1            2
     525.98            57383.71             57454.1            10.5       LAWNDALE                                        CA               90260              1            2
     795.11             74400.8            74480.04            12.5       SALINAS                                         CA               93905              1            2
     723.05            68898.67            68979.38           12.25       FONTANA                                         CA               92336              1            2
     453.06            37885.65             37906.5          14.125       ARIZONA CITY                                    AZ               85223              1            2
    1227.96           112860.38           112945.04           12.75       BUENA PARK                                      CA               90620              1            2
     549.64             51432.7            51486.82            12.5       LAKEWOOD                                        CA               90712              1            2
     430.07            35655.51            35675.03           14.25       OKLAHOMA CITY                                   OK               73013              1            2
      694.1            52360.63            52387.22           15.75       MESA                                            AZ               85209              1            2
     410.89            38449.72             38480.2            12.5       ROSAMOND                                        CA               93560              1            2
     411.14            39904.94            39953.42           11.99       BUCKEYE                                         AZ               85326              1            2
     358.75               28700               28700              15       LITTLE ROCK                                     AR               72211              1            2
     417.61            39921.02            39966.84            12.2       BAKERSFIELD                                     CA               93312              1            2
     371.43            33544.25            33576.62           12.99       ST. GEORGE                                      SC               29477              1            2
     731.07            68338.67            68413.54            12.5       CANYON COUNTRY                                  CA               91387              1            2
     397.78            35916.51            35942.89           12.99       BELLEVUE                                        WA               98004              1            2
    3425.65           358937.19           359344.85           10.99       WASHINGTON                                      UT               84780              1            2
      575.3            54824.16            54885.14           12.25       ATASCADERO                                      CA               93422              1            2
    1520.84           141543.17            141879.5            12.5       LOS ANGELES                                     CA               91606              4            2
    1629.69              105000              105000          18.625       BANNING                                         CA               92220              4            2
     941.18            91363.94               91473              12       AGOURA HILLS                                    CA               91301              1            2
     487.46            56763.09            57390.26               6       WINCHESTER                                      CA               92596              1            2
    2996.16           291073.62           291416.41           11.99       KAMUELA                                         HI               96743              1            2
     261.97             24965.5            24993.24           12.25       BAKERSFIELD                                     CA               93304              1            2
    2431.26            230845.3           231099.14            12.3       RANCHO CUCAMONGA                                CA               91737              1            2
     609.33            50934.61            50972.63          14.125       ADELANTO                                        CA               92301              1            2
     917.84            85887.64            85977.99            12.5       SAN MATEO                                       CA               94403              1            2
     541.65            48188.65            48542.44            10.5       SEATTLE                                         WA               98188              1            2
     303.73            29497.85            29532.96           11.99       TACOMA                                          WA               98418              1            2
     318.72            27789.89            27807.74            13.5       QUEEN CREEK                                     AZ               85242              1            2
     442.17            39933.69            39962.72           12.99       CLEARFIELD                                      UT               84015              1            2
    1381.77           124853.63           124971.36           12.99       LONG BEACH                                      CA               90813              3            2
     356.84            37417.72            37459.42           10.99       CARLSBAD                                        CA               92009              1            2
     618.52            64158.94            64881.71           10.99       SEATLLE                                         WA               98168              1            2
     961.49           102842.78           102961.22           10.75       SPRING VALLEY                                   CA               91977              1            2
     548.84            59828.67            59878.69            10.5       GOODYEAR                                        AZ               85338              1            2
     615.09             53620.6            53666.74            13.5       STONE MOUNTAIN                                  GA               30087              1            2
        976            112565.5           113050.21            9.75       VACAVILLE                                       CA               95687              1            2
     298.45            23212.19            23410.34           12.99       RALEIGH                                         NC               27610              1            2
    2031.64           198790.83           199032.63           11.89       CORONA                                          CA               92883              1            2
     541.24            41814.59            42319.58           12.99       SILVER SPRING                                   MD               20906              1            2
     388.01            37554.29            37592.83           11.99       OCEANSIDE                                       CA               92057              1            2
     986.73            95699.24            95867.24           11.99       PICO RIVERA                                     CA               90660              1            2
     429.12            41631.42            41685.33           11.99       ALTAMONTE SPRINGS                               FL               32714              1            2
    1651.44           195707.48           196008.96             9.5       HAYWARD                                         CA               94544              1            2
     274.42            29844.08            29896.64            10.5       JACKSONVILLE                                    NC               28540              1            2
      666.5            62317.41            62385.08            12.5       ANAHEIM                                         CA               92805              1            2
      233.6             25713.1             25757.3          10.375       SANTA FE                                        NM               87501              1            2
      816.9            73759.29            73813.48           12.99       ORLANDO                                         FL               32829              1            2
     469.62            40939.09            40974.61            13.5       OREM                                            UT               84057              1            2
     419.16            39910.22            39956.02           12.25       HESPERIA                                        CA               92345              1            2
     968.29            91481.44            91694.77           11.99       HONOLULU                                        HI               96815              1            2
     588.95            57134.08            57233.24           11.99       WAIPAHU                                         HI               96797              1            2
    1279.79           127713.24           127838.51          11.625       PALO ALTO                                       CA               94303              1            2
     282.38             30128.2            30178.85           10.75       ONTARIO                                         CA               91761              1            2
     455.83            43299.53            43387.55           12.25       VALLEJO                                         CA               94590              1            2
     442.17            39903.71            39933.69           12.99       COLUMBIA                                        SC               29229              1            2
     415.29            45231.84            45289.36            10.5       SANGER                                          CA               93657              1            2
     480.27            44866.46            44904.41            12.5       EL MIRAGE                                       AZ               85335              1            2
    4385.75           399617.58              400000          12.875       SAN FRANCISCO                                   CA               94109              3            2
     640.35            59921.64            59969.14            12.5       ARROYO GRANDE                                   CA               93420              1            2
     320.18             29968.8            29992.32            12.5       ELVERTA                                         CA               95626              1            2
    1898.42            168446.1            168563.2           13.24       CANOGA PARK(AREA)                               CA               91306              1            2
     574.37            57806.43            57886.09            11.5       KAILUA-KONA                                     HI               96740              1            2
     777.54            74097.53            74179.92           12.25       LIVERMORE                                       CA               94550              1            2
    2543.91           246828.91           247137.98           11.99       SAN FRANCISCO                                   CA               94124              2            2
    1184.08            99827.91            99906.62           13.99       ROYAL PALM BEACH                                FL               33411              1            2
    2415.43              234295           234585.44           11.99       TORRANCE                                        CA               90501              4            2
     555.39            52365.73            52971.16           12.25       MANTECA                                         CA               95336              1            2
    1606.22           150303.39           150422.58            12.5       REDDING                                         CA               96003              1            2
      414.1            38749.29            38780.03            12.5       PLUMAS LAKE                                     CA               95961              1            2
     266.81            24967.36            24993.61            12.5       BOULDER CREEK                                   CA               95006              1            2
     696.85            66408.16               66482           12.25       SAN JOSE                                        CA               95116              1            2
     702.09            66768.25            66933.96           12.25       DUBLIN                                          CA               94568              1            2
    1313.79           114604.76              114700            13.5       WINTER GARDEN                                   FL               34787              1            2
     563.48            56710.06            56788.21            11.5       KIHEI                                           HI               96753              1            2
    1334.14           129610.14           129725.19           11.99       EWA BEACH                                       HI               96706              1            2
    1758.31           164491.29           164666.15            12.5       EVERGREEN                                       CO               80439              1            2
    1069.51           107675.69           107823.58            11.5       OAKLAND                                         CA               94621              1            2
     231.26             22439.6            22460.33           11.99       VANCOUVER                                       WA               98662              1            2
    1141.88           119781.64           119913.85           10.99       KAILUA                                          HI               96734              1            2
     544.91            51928.16            51985.92           12.25       SAN JOSE                                        CA               95116              1            2
     281.77            24574.33             24589.9            13.5       CAMANO ISLAND                                   WA               98282              1            2
     523.95            49930.95            49986.47           12.25       RICHMOND                                        CA               94803              1            2
    2132.38           199538.98           194587.37            12.5       SALINAS                                         CA               93908              1            2
      485.3            50810.07            50868.88           10.99       CORONA                                          CA               92880              1            2
     371.12            32344.91            32373.07            13.5       INDEPENDENCE                                    OR               97351              1            2
     707.33            67348.54            67406.79           12.25       LAGUNA NIGUEL                                   CA               92677              1            2
     976.46             94774.2            94860.99           11.99       ANNANDALE                                       VA               22003              1            2
    1284.62           134601.44           134804.36           10.99       BUENA PARK                                      CA               90621              4            2
     1558.2            145730.1           145886.72            12.5       NORTH HOLLYWOOD                                 CA               91606              1            2
     426.55            41327.17            41367.23           11.99       ALBUQUERQUE                                     NM               87114              1            2
     410.76            34329.31            34355.25          14.125       KENNEWICK                                       WA               99337              1            2
     606.43            58859.81             58931.3           11.99       BOISE                                           ID               83703              1            2
     434.51            37644.14            37995.08           10.99       SOUTH JORDAN                                    UT               84095              1            2
     380.63            39897.13            39942.02           10.99       PORT SAINT LUCIE                                FL               34983              1            2
     493.01            39529.86            39846.52            12.5       MODESTO                                         CA               95355              1            2
     487.27             46448.9               46500           12.25       LANCASTER                                       CA               93535              1            2
     229.09             19958.8               20000            13.5       EXCELSIOR SPRINGS                               MO               64024              1            2
      800.4            87323.06               87500            10.5       SAN JOSE                                        CA               95132              1            2
     644.46            61415.04               61500           12.25       VALLEJO                                         CA               94589              1            2
     974.54             92897.8               93000           12.25       MORGAN HILL                                     CA               95037              1            2
     366.07            34245.93               34300            12.5       SACRAMENTO                                      CA               95826              1            2
     646.03            61564.84               61650           12.25       PALMDALE                                        CA               93551              1            2
     254.29            22171.99               22200            13.5       ATLANTA                                         GA               30315              1            2
     418.69            43919.93               44000           10.99       FORTUNA                                         CA               95540              1            2
     689.78             62275.8               62400           12.99       CEDAR HILL                                      MO               63016              1            2
      365.9            32493.38               33100           12.99       SACRAMENTO                                      CA               95833              1            2
      358.6            33563.64               33600            12.5       NORTH HIGHLANDS                                 CA               95660              1            2
     533.77            46541.23               46600            13.5       WINTER GARDEN                                   FL               34787              1            2
     574.19            53715.18               53800            12.5       ATLANTA                                         GA               30331              1            2
    3353.77           292445.14              292800            13.5       RENO                                            NV               89511              1            2
     709.21            68784.82               69000           11.99       MENLO PARK                                      CA               94025              1            2
     802.32            77886.14               78000              12       OXNARD                                          CA               93030              1            2
     617.17            59930.28               60000              12       OCEANSIDEAKERSFIELD                             CA               92057              1            2
     673.24            65404.18               65500           11.99       SAN MARCOS                                      CA               92069              1            2
     723.05             68904.7               69000           12.25       HOLLISTER                                       CA               95023              1            2
     364.79            32613.08               33000            10.5       SEATTLE                                         WA               98168              1            2
     467.67            45419.73               45500           11.99       RIALTO                                          CA               92377              1            2
     350.73            39909.85               40000            9.99       SAN JOSE                                        CA               95127              1            2
     544.91            51942.82               52000           12.25       SANTA CLARITA                                   CA               91350              1            2
     423.03            39957.22               40000          12.375       TWAIN HARTE                                     CA               95383              1            2
     329.88            28775.96               28800            13.5       GOODYEAR                                        AZ               85338              1            2
     694.82            67501.13               67600           11.99       SAN JOSE                                        CA               95111              1            2
     458.98            43751.85               43800           12.25       EWA BEACH                                       HI               96706              1            2
    1168.32            101545.4              102000            13.5       PANORAMA CITY                                   CA               91402              1            2
     662.15            59829.84               59900           12.99       SUNNYVALE                                       CA               94087              1            2
     437.16            42450.63               42500              12       RIALTO                                          CA               92377              1            2
     327.89            31843.67               31900           11.99       ARNOLD                                          CA               95223              1            2
     394.18            38189.83               38350           11.99       KAPOLEI                                         HI               96707              1            2
    1601.64           156813.12              157000           11.89       GILROY                                          CA               95020              1            2
     247.41            25952.68               26000           10.99       CONCORD                                         CA               94518              1            2
     769.43            87511.62               87750            9.99       CHANDLER                                        AZ               85248              1            2
     522.89            54849.99               54950           10.99       KAHULUI                                         HI               96732              1            2
     483.07            43638.23               43700           12.99       FONTANA                                         CA               92337              1            2
     459.85            41551.31               41600           12.99       COMMERCE                                        CA               90040              1            2
     675.79            58951.02               59000            13.5       HENDERSON                                       NV               89015              1            2
     268.95            25173.79               25200            12.5       HAWTHORNE                                       CA               90250              2            2
     863.92            79411.52               79500           12.75       LIHUE                                           HI               96766              1            2
     226.47            23756.67               23800           10.99       MODESTO                                         CA               95354              1            2
     573.54            55734.82               55800           11.99       LAS VEGAS                                       NV               89121              1            2
     229.09            19970.38               20000            13.5       GRIFFIN                                         GA               30223              1            2
     352.22            34432.57               34500            11.9       PANORAMA CITY                                   CA               91402              1            2
    1094.37             98860.1               99000           12.99       TORRANCE                                        CA               90502              1            2
     800.44            74902.03               75000            12.5       PARAMOUNT                                       CA               90723              1            2
     715.06            66912.49               67000            12.5       ELK GROVE                                       CA               95757              1            2
     613.67               56930               57000            12.5       LA PUENTE                                       CA               91746              1            2
     421.57            39448.38               39500            12.5       SAN JOSE                                        CA               95111              1            2
     407.43            43931.38               44000           10.65       GLENDALE                                        CA               91205              1            2
     555.45            53921.15               54000              12       OAKLAND                                         CA               94608              1            2
     709.45            75883.99               76000           10.75       COSTA MESA                                      CA               92626              1            2
     416.23            38959.45               39000            12.5       ELK GROVE                                       CA               95624              1            2
     733.53            68225.39               70000           12.25       GOLETA                                          CA               93117              1            2
     488.59            47239.78               47500              12       SOUTH GATE                                      CA               90280              1            2
    1125.78           115800.05              116000           11.24       ROWLAND HEIGHTS                                 CA               91748              1            2
    1082.32           105145.97              105300           11.99       PEARL CITY                                      HI               96782              1            2
     706.52             66113.5               66200            12.5       ROCKLIN                                         CA               95765              1            2
     992.55            92870.97               93000            12.5       TRACY                                           CA               95304              1            2
     667.68            60309.91               60400           12.99       CARSON                                          CA               90745              1            2
      661.7            61918.99               62000            12.5       STOCKTON                                        CA               95209              1            2
     409.29            36956.76               37000              13       MIRA LOMA                                       CA               91752              1            2
     343.66            32166.51               32200            12.5       RANCHO CUCAMONGA                                CA               91730              1            2
    1673.16           152454.12              152600          12.875       CORONA                                          CA               92880              1            2
     275.35            25773.18               25800            12.5       PHOENIX                                         AZ               85022              1            2
     818.35            85811.33               86000           10.99       JUNEAU                                          AK               99801              4            2
     795.11            74422.52               74500            12.5       SAN FRANCISCO                                   CA               94112              1            2
     440.25            42750.26               42800              12       COMPTON                                         CA               90220              1            2
        720               51200               51200          16.875       HIGLEY                                          AZ               85236              1            2
     205.57            19970.74               20000           11.99       BOISE                                           ID               83709              1            2
     205.57            19970.74               20000           11.99       BOISE                                           ID               83709              1            2
     565.65            52909.44               53000            12.5       EL CAJON                                        CA               92020              1            2
     484.52            47941.06               48000           11.75       LEMON GROVE                                     CA               91945              1            2
     381.33            42924.99               43000          10.125       KISSIMMEE                                       FL               34759              1            2
     936.04            90867.17               91000              12       MISSION VIEJO                                   CA               92691              1            2
     316.06            30705.04               30750           11.99       KIHEI                                           HI               96753              1            2
     462.53            44934.18               45000           11.99       MURIETTA                                        CA               92154              1            2
     1062.9           111538.14              111700           10.99       CORONA                                          CA               92883              1            2
     505.88            47350.71               47400            12.5       SAN BERNADINO                                   CA               92408              1            2
     371.11            38929.01               39000           10.99       INDIO                                           CA               92201              1            2
     290.16            29252.25               29300            11.5       STOCKTON                                        CA               95209              1            2
     498.25            43454.62               43500            13.5       GOLDEN                                          CO               80403              1            2
     501.61            46270.64               47000            12.5       ANTELOPE                                        CA               95843              1            2
    2003.69           177485.27              180000          10.625       CHINO HILLS                                     CA               91709              1            2
     892.86            91873.73               92000           11.24       LOS ANGELES                                     CA               90037              1            2
    2054.33           193989.03              194250          12.375       CAMARILLO                                       CA               93012              1            2
    1554.49           152393.92              154000           11.75       VISTA                                           CA               92084              1            2
      596.6             57932.6               58000              12       CHINO                                           CA               91710              1            2
      442.3            42700.63               43000              12       RANCHO CUCAMONGA                                CA               91730              1            2
    1006.76           105646.68              105800           10.99       COVINA                                          CA               91723              1            2
     403.94            39242.48               39300           11.99       CITRUS SPRINGS                                  FL               34433              1            2
     333.52            31209.16               31250            12.5       ANAHEIM                                         CA               92802              1            2
     544.66             54910.4               55000            11.5       WHITTIER                                        CA               90603              1            2
      822.6            78390.34               78500           12.25       LADERA RANCH                                    CA               92694              1            2
     338.06            32454.09               32500           12.15       LONG BEACH                                      CA               90810              1            2
     498.51            48414.41               48500           11.99       CYPRESS                                         CA               90630              1            2
      426.9            39935.75               40000            12.5       SPRING VALLEY                                   CA               91977              1            2
     525.07            47444.37               47500           12.99       MARTINEZ                                        CA               94553              1            2
     426.07            52822.64               53000            8.99       TIGARD                                          OR               97223              1            2
     586.99            54942.82               55000            12.5       ROWLAND HEIGHTS                                 CA               91748              1            2
    1027.84            99883.26              100000           11.99       EWA BEACH                                       HI               96706              1            2
     550.95            48039.37               48100            13.5       CASTLE ROCK                                     CO               80108              1            2
     209.34            21968.14               22000           10.99       OAKDALE                                         CA               95361              2            2
     386.29            36948.34               37000            12.2       RIALTO                                          CA               92376              1            2
    1433.84           139337.58              139500           11.99       KAPOLEI                                         HI               96707              1            2
     404.49            38557.56               38600           12.25       HAYWARD                                         CA               94541              1            2
    1074.39               75900               75900          16.875       ANTELOPE                                        CA               95843              1            2
     646.02            63921.45               64000           11.75       CARSON                                          CA               90745              1            2
     389.24            35466.05               35500          12.875       NATIONAL CITY                                   CA               91950              2            2
    1026.76           116790.36              117000              10       ALTADENA                                        CA               91001              1            2
     948.35             90400.5               90500           12.25       SAN RAMON                                       CA               94582              1            2
     390.58             37944.4               38000           11.99       STOCKTON                                        CA               95204              1            2
     524.45            49088.91               49140            12.5       ALTADENA                                        CA               91001              1            2
     565.26            49309.02               49350            13.5       NORTH LAS VEGAS                                 NV               89031              1            2
     278.75            27068.53               27100              12       CALEXICO                                        CA               92231              1            2
     815.79            77764.42               77850           12.25       OAKLAND                                         CA               94611              1            2
     987.21            92379.14               92500            12.5       CHULA VISTA                                     CA               91913              1            2
     481.07            41965.14               42000            13.5       DENVER                                          CO               80249              1            2
     229.08             19983.4               20000            13.5       LABELLE                                         FL               33935              1            2
    1867.35           178003.47              178200           12.25       GILROY                                          CA               95020              1            2
     190.47            19956.19               20000              11       COLUMBIA                                        SC               29229              1            2
     462.88             44934.3               45000              12       LONG BEACH                                      CA               90805              1            2
     495.15            49898.68               50000            11.5       COTTONWOOD                                      CA               96022              1            2
     720.29            75557.25               75695           10.99       MERIDIAN                                        ID               83642              1            2
     384.21            35941.84               36000            12.5       SACRAMENTO                                      CA               95828              1            2
     754.35            68717.33               68800          12.875       GILBERT                                         AZ               85296              1            2
      326.7            30459.35               30500           12.55       ORANGE                                          CA               92868              1            2
     523.91            59440.51               59700              10       GILBERT                                         AZ               85233              1            2
     742.81            77858.39               78000              11       NORWALK                                         CA               90650              1            2
     924.39            74118.44               75000            12.5       CLINTON                                         MD               20735              1            2
     266.81            24974.02               25000            12.5       LA HABRA                                        CA               90631              1            2
     662.77            62018.85               62100            12.5       TRACY                                           CA               95377              1            2
     781.75            75291.48               76000              12       WALNUT                                          CA               91789              1            2
     503.99            43934.91               44000            13.5       LAS VEGAS                                       NV               89147              1            2
     555.04            53920.99               54000           11.99       KAPOLEI                                         HI               96707              1            2
     808.83            84845.34               85000           10.99       KAPOLEI                                         HI               96707              1            2
     480.85            41917.91               41980            13.5       LAS VEGAS                                       NV               89117              1            2
     335.04            29219.44               29250            13.5       HOMESTEAD                                       FL               33033              1            2
     394.89            36961.52               37000            12.5       ADELANTO                                        CA               92301              1            2
     532.08            56901.19               57000           10.75       SAN DIMAS                                       CA               91773              1            2
    1732.37           157810.17              158000          12.875       ALHAMBRA                                        CA               91801              2            2
     731.06             68907.8               69000            12.4       CHATSWORTH                                      CA               91311              1            2
    2055.69           199767.11              200000           11.99       KANEOHE                                         HI               96744              1            2
     607.46            55845.04               55900           12.75       LONG BEACH                                      CA               90805              1            2
     690.71            67101.71               67200           11.99       KEAAU                                           HI               96749              1            2
     475.33            42949.65               43000           12.99       NAPLES                                          FL               34112              2            2
     723.54               46000               46000          18.875       KINGMAN                                         AZ               86409              1            2
     658.31            63906.61               64000              12       LOS ANGELES                                     CA               91342              1            2
     502.62             48813.7               48900           11.99       NORTH HOLLYWOOD AREA                            CA               91605              1            2
    1687.11           160724.63              161000           12.25       LONG BEACH                                      CA               90802              3            2
     586.99            54942.82               55000            12.5       LEMON GROVE                                     CA               91945              1            2
     385.73            37456.42               37500              12       MORENO VALLEY                                   CA               92553              1            2
     946.33             99302.2               99450           10.99       WAIALUA                                         HI               96791              1            2
      573.1            65497.36               65500            10.5       HERCULES                                        CA               94547              1            2
     521.46            54700.28               54800           10.99       LODI                                            CA               95240              1            2
     506.95            47450.61               47500            12.5       SAN JUAN CAPISTRANO                             CA               92675              1            2
     239.08            21972.78               22000           12.75       HEMET                                           CA               92545              1            2
     240.54            20973.51               21000            13.5       GASTONIA                                        NC               28054              1            2
     835.48             87640.2               87800           10.99       EWA BEACH                                       HI               96706              1            2
     624.42            49621.34               50000           12.75       LOS ANGELES                                     CA               91326              1            2
      355.4            32966.63               33000          12.625       SURPRISE                                        AZ               85374              1            2
     545.17            52922.62               53000              12       AVONDALE                                        AZ               85323              1            2
     672.37             62917.7               63000            12.5       CLOVIS                                          CA               93611              1            2
     272.61            23770.01               23800            13.5       ATLANTA                                         GA               30315              1            2
     236.41            22959.39               23000           11.99       SEATTLE                                         WA               98116              1            2
     331.63            29954.22               30000           12.99       SPARTANBURG                                     SC               29302              1            2
     470.76            45719.16               45800           11.99       BREMERTON                                       WA               98311              1            2
     462.53            44920.62               45000           11.99       SEATTLE                                         WA               98168              1            2
     342.05            28208.98               28500              12       VALLEJO                                         CA               94590              1            2
     712.57            67925.26               68000           12.25       FREMONT                                         CA               94538              1            2
     481.07            41947.07               42000            13.5       ASHBURN`                                        VA               20148              1            2
     266.81            24974.03               25000            12.5       OAKLAND                                         CA               94621              1            2
     398.96             45418.3               45500            9.99       BUENA PARK                                      CA               90621              1            2
     466.74            49437.45               50000           10.75       LONG BEACH                                      CA               90810              1            2
     251.69            26401.87               26450           10.99       FRESNO                                          CA               93722              1            2
     427.53            40453.96               40500           12.35       POMONA                                          CA               91767              1            2
     586.82            55938.46               56000           12.25       STOCKTON                                        CA               95212              1            2
     562.74            54669.91               54750           11.99       LAS VEGAS                                       NV               89123              1            2
    2744.22           299393.37              300000            10.5       SANTA BARBARA                                   CA               93110              1            2
     299.81            26126.33               26175            13.5       RICHMOND                                        VA               23221              1            2
     257.72            22471.64               22500            13.5       BALTIMORE                                       MD               21230              1            2
     318.87            30963.98               31000              12       PALMDALE                                        CA               93591              1            2
     208.81            19977.75               20000            12.2       PALMDALE                                        CA               93550              1            2
     217.72             20378.8               20400            12.5       RIO RICO                                        AZ               85648              1            2
     796.58            77345.99               77500           11.99       KIHEI                                           HI               96753              1            2
     618.29            53854.42               53980            13.5       VIRGINIA BEACH                                  VA               23464              1            2
     638.77            60318.88               60400          12.375       EWA BEACH                                       HI               96706              1            2
     800.18            77736.11               77850           11.99       ARTESIA                                         CA               90701              1            2
    1064.54            90530.91               90600          13.875       PEORIA                                          AZ               85381              1            2
    1356.75           131846.31              132000           11.99       KANEOHE                                         HI               96744              1            2
     601.29            58414.41               58500           11.99       DANVILLE                                        CA               94526              1            2
     285.44            27702.19               27750              12       JACKSONVILLE                                    FL               32244              1            2
     791.72             74898.5               75000           12.35       ANAHEIM                                         CA               92807              1            2
      612.8            53432.58               53500            13.5       EWA BEACH                                       HI               96706              1            2
    1964.81           187241.02              187500           12.25       EL DORADO HILLS                                 CA               95762              1            2
     447.11            43449.36               43500           11.99       SANTA CLARA                                     CA               95051              1            2
     458.17            39958.23               40000            13.5       GRESHAM                                         OR               97080              1            2
     651.82            68375.38               68500           10.99       NORTH LAS VEGAS                                 NV               89032              1            2
     332.17            28975.92               29000            13.5       LAS VEGAS                                       NV               89103              1            2
     247.57            24959.25               25000            11.5       SEATTLE                                         WA               98118              2            2
     370.02            35934.37               36000           11.99       SAN JUAN CAPISTRANO                             CA               92675              1            2
     377.99            32972.58               33000            13.5       FRESNO                                          CA               93726              1            2
     423.47            41139.71               41200           11.99       BUCKLEY                                         WA               98321              1            2
     405.48            35355.36               35400            13.5       PHOENIX                                         AZ               85017              1            2
     419.16            39944.74               40000           12.25       LOS ANGELES                                     CA               90002              1            2
     606.76            64875.44               65000           10.75       SAN JOSE                                        CA               95128              1            2
     235.04             24645.8               24700           10.99       DENVER                                          CO               80221              1            2
        730            68310.62               68400            12.5       STOCKTON                                        CA               95209              1            2
     266.81            24973.83               25000            12.5       SAN BERNARDINO                                  CA               92407              1            2
     341.86            28208.75               28500           11.99       STOCKTON                                        CA               95210              1            2
     340.57            32464.26               32500           12.25       SAN MARCOS                                      CA               92078              1            2
     252.01            24461.18               24500              12       LYNWOOD                                         CA               90262              1            2
     359.75            34948.78               35000           11.99       PITTSBURG                                       CA               94565              2            2
     282.66            27467.96               27500           11.99       HONOLULU                                        HI               96819              1            2
     985.05            85910.25               86000            13.5       STOCKTON                                        CA               95207              2            2
     760.69            69913.48               70000           12.75       MARTINEZ                                        CA               94553              1            2
     605.59             61100.1               61200           11.49       WINNETKA                                        CA               91450              1            2
     552.71            49929.36               50000           12.99       SANTA ANA                                       CA               92701              1            2
     906.44            81923.61               82000           12.99       BURBANK                                         CA               91505              3            2
     587.01             43492.6               44100           13.99       CHARLOTTE                                       NC               28269              1            2
     973.09            74285.71               74950            13.5       KISSIMMEE                                       FL               34746              1            2
     689.43               69000               69000           11.99       LA HABRA                                        CA               90631              1            2
     431.67            41453.37               41500           12.15       PANORAMA CITY                                   CA               91402              1            2
     209.58            19970.66               20000           12.25       NEW CUYAMA                                      CA               93254              1            2
     373.39            39938.96               40000           10.75       COMPTON                                         CA               90220              1            2
     651.65            63326.19               63400           11.99       NORTH LAS VEGAS                                 NV               89030              4            2
    2668.14           249673.37              250000            12.5       POMONA                                          CA               91766              1            2
     868.14            92858.05               93000           10.75       RIVERSIDE                                       CA               92503              1            2
     231.75            20925.52               20950              13       CHINO HILLS                                     CA               91709              1            2
     574.82            51951.54               52000           12.99       LA MIRADA                                       CA               90638              1            2
     595.61            51923.11               52000            13.5       TROUTDALE                                       OR               97060              1            2
     936.86            82429.52               82500          13.375       LAS VEGAS                                       NV               89130              1            2
     452.07            41706.91               41750            12.7       PITTSBURG                                       CA               94656              1            2
     644.46            61432.38               61500           12.25       ANAHEIM                                         CA               92805              1            2
     493.36            47929.77               48000           11.99       PHOENIX                                         AZ               85051              1            2
     360.01            34959.36               35000              12       FONTANA                                         CA               92336              1            2
    1120.18           119816.84              120000           10.75       SANTA ANA                                       CA               92704              1            2
     229.46            21477.64               21500            12.5       WEST COVINA                                     CA               91730              1            2
    4269.03            399477.4              400000            12.5       SAN FRANCISCO                                   CA               94109              2            2
     554.97            51945.96               52000            12.5       SAN DIEGO                                       CA               92154              1            2
     321.12            29520.94               29550           12.75       SALINAS                                         CA               93905              1            2
     914.21            94070.72               94200           11.24       LOS ANGELES                                     CA               90043              1            2
     731.83            71074.37               71200           11.99       STOCKTON                                        CA               95210              1            2
     736.41            68928.25               69000            12.5       HONOLULU                                        HI               96821              1            2
     533.63            49918.34               50000            12.5       QUEEN CREEK                                     AZ               85242              1            2
     362.87            33955.57               34000            12.5       SAN BERNARDINO                                  CA               92411              1            2
     248.35            23667.28               23700           12.25       PHOENIX                                         AZ               85053              1            2
     907.26            89769.66               89880           11.75       SAN JOSE                                        CA               95127              1            2
     522.75            55914.54               56000           10.75       LOS ANGELES                                     CA               91306              1            2
     915.47            79824.28               79925            13.5       APACHE JUNCTION                                 AZ               85220              1            2
     578.43            50436.35               50500            13.5       GILBERT                                         AZ               85229              1            2
     497.44            44958.07               45000           12.99       SAN DIEGO                                       CA               92126              1            2
     425.84             39858.5               39900            12.5       PALMDALE                                        CA               93552              1            2
     567.96            54140.42               54200           12.25       LAKE ELSINORE                                   CA               92530              1            2
    1232.52            99025.65              100000            12.5       CLEARWATER                                      FL               33767              1            2
    1044.62            94366.48               94500           12.99       BLOOMINGTON                                     CA               92316              3            2
    3083.53           299561.17              300000           11.99       BEVERLY HILLS                                   CA               90211              1            2
     554.97            51945.96               52000            12.5       SAN FERNANDO                                    CA               91340              1            2
     650.24            66908.02               67000           11.24       ADELANTO                                        CA               92301              1            2
     733.53            69923.04               70000           12.25       SANTA CLARA                                     CA               95054              1            2
     601.74            58432.02               58500              12       CANYON COUNTRY                                  CA               91351              1            2
    1453.75           146363.23              146800            11.5       HACIENDA HEIGHTS                                CA               91745              1            2
     344.59            33113.02               33500              12       SATELLITE BEACH                                 FL               32937              1            2
     690.71            67101.71               67200           11.99       KAPOLEI                                         HI               96707              1            2
     681.13            64928.56               65000           12.25       CASTAIC                                         CA               91384              1            2
     394.89            36961.52               37000            12.5       LAS VEGAS                                       NV               89103              1            2
     487.27             46448.9               46500           12.25       FAIRFIELD                                       CA               94533              1            2
     444.93            40202.85               40250           12.99       OXNARD                                          CA               93033              1            2
     829.06            74912.17               75000           12.99       CERRITOS                                        CA               90703              1            2
     223.21            21673.97               21700              12       LAS VEGAS                                       NV               89147              1            2
     778.29            75586.37               75720           11.99       HOLLYWOOD                                       FL               33029              1            2
    1542.92           149411.57              150000              12       EL CAJON                                        CA               92109              1            2
    2088.45           196896.94              200000             9.5       BURBANK                                         CA               91504              1            2
    1163.69           110927.94              111050           12.25       RICHMOND                                        CA               94804              1            2
     710.16            61921.87               62000            13.5       LAS VEGAS                                       NV               89123              1            2
        336               25200               25200              16       KINGMAN                                         AZ               86409              1            2
     420.94            36711.63               36750            13.5       SACRAMENTO                                      CA               95820              1            2
     694.78            65014.95               65100            12.5       RANCHO SANTA MARG                               CA               92688              1            2
     495.15            49935.14               50000            11.5       ALTAMONTE SPRINGS                               FL               32714              1            2
      674.3            60928.57               61000           12.99       CANOGA PARK                                     CA               91304              1            2
    3083.53           299561.17              300000           11.99       HALEIWA                                         HI               96712              1            2
     205.72             19966.5               20000              12       FRESNO                                          CA               93725              1            2
     473.49            52610.53               54000            9.99       KAHULUI                                         HI               96732              1            2
     428.38            37360.94               37400            13.5       SPANISH FORK                                    UT               84601              1            2
    1768.98           165577.65              165750            12.5       CHATSWORTH                                      CA               91311              1            2
     796.58            77386.62               77500           11.99       MILILANI                                        HI               96789              1            2
     336.19            31458.83               31500            12.5       SYLMAR                                          CA               91342              1            2
    1607.81           199130.82              200000            8.99       LAHAINA                                         HI               96761              1            2
     591.01            57433.05               57500           11.99       VENTURA                                         CA               93003              1            2
     616.71            59930.12               60000           11.99       KANEOHE                                         HI               96744              1            2
     620.14             56034.3               56100           12.99       RENO                                            NV               89506              1            2
      368.2            34464.15               34500            12.5       ROWLAND HEIGHTS                                 CA               91748              1            2
     603.94            47813.89               49000            12.5       REDDING                                         CA               96003              1            2
     438.17            42948.65               43000          11.875       ALBUQUERQUE                                     NM               87114              1            2
     533.75             58877.2               59000          10.365       LAS VEGAS                                       NV               89123              1            2
     628.74            59934.04               60000           12.25       COVINA                                          CA               91723              2            2
     869.82            81371.53               81500            12.5       LOMITA                                          CA               90717              1            2
     250.81            23458.78               23500            12.5       PORTLAND                                        OR               97266              2            2
     731.07            68428.78               68500            12.5       OAK HILLS                                       CA               92345              1            2
     510.86            44553.41               44600            13.5       MESA                                            AZ               85204              1            2
     229.08            19979.13               20000            13.5       PHOENIX                                         AZ               85044              1            2
      227.2            19476.77               19500           13.75       CAMERON                                         NC               28326              1            2
     804.07            84346.25               84500           10.99       MURRIETA                                        CA               92562              1            2
     924.15            98848.88               99000           10.75       MOUNTAIN VIEW                                   CA               94040              1            2
      265.3             8619.12               24000            10.5       LEAGUE CITY                                     TX               77573              1            2
     597.66             55939.4               56000            12.5       SOLEDAD                                         CA               93960              1            2
     462.88            44830.24               45000              12       LYNWOOD                                         CA               90262              1            2
     304.24            29263.83               29600           11.99       MODESTO                                         CA               95354              1            2
     168.17            19960.19               20000             9.5       LOS ANGELES                                     CA               90001              1            2
     411.14            39941.48               40000           11.99       VALENCIA AREA                                   CA               91355              1            2
     1088.6           101866.76              102000            12.5       EMERYVILLE                                      CA               94608              1            2
     917.96             87503.7               87600           12.25       SACRAMENTO                                      CA               95833              1            2
     559.18            50951.26               51000          12.875       GREENFIELD                                      CA               93927              1            2
     660.63            61835.65               61900            12.5       LAS VEGAS                                       NV               89123              1            2
    1087.81           111846.63              112000           11.25       LOS BANOS                                       CA               93635              1            2
     925.06            89868.34               90000           11.99       GILROY                                          CA               95020              1            2
     336.05            35931.03               36000           10.75       PERRIS                                          CA               92571              1            2
     709.21            68918.05               69000           11.99       SAN JOSE                                        CA               95127              1            2
     406.97            37413.16               37450           12.75       LAWNDALE                                        CA               90260              2            2
      656.6            66887.63               67000          11.365       LAS VEGAS                                       NV               89141              1            2
     257.15            24970.97               25000              12       NORTH FOLK                                      CA               93643              1            2
     748.27             72693.5               72800           11.99       MILILANI                                        HI               96789              1            2
     602.18            47215.99               47250          15.125       NORTH LAS VEGAS                                 NV               89030              1            2
     584.24            44010.37               45000            13.5       KISSIMMEE                                       FL               34758              1            2
     359.75            34959.23               35000           11.99       STOCKTON                                        CA               95210              1            2
     375.84            33960.17               34000           12.99       SACRAMENTO                                      CA               95822              1            2
    2433.35           227762.93              228000            12.5       ANAHEIM                                         CA               92807              1            2
    1030.56            89493.47               90720           10.99       VALLEJO                                         CA               94591              1            2
     672.68            79840.73               80000             9.5       LINCOLN                                         CA               95648              1            2
    4111.37            399414.9              400000           11.99       KAILUA                                          HI               96734              1            2
    1472.04              144200              144200           12.25       ROCKLIN                                         CA               95765              1            2
     618.52            53955.17               54000            13.5       MODESTO                                         CA               95358              1            2
     586.99            54942.82               55000            12.5       CASTRO VALLEY                                   CA               94546              1            2
     259.77             23472.5               23500           12.99       TUCSON                                          AZ               85730              1            2
    1053.12            85928.53               86000            14.5       ALEXANDRIA                                      VA               22301              1            2
     334.79            36479.98               36600            10.5       MADRAS                                          OR               97741              1            2
     618.26            58918.51               59000           12.25       RICHMOND                                        CA               94804              2            2
     805.01            78881.48               79000          11.875       STOCKTON                                        CA               95209              1            2
      668.1             64924.3               65000           11.99       RENO                                            NV               89502              1            2
     438.64            41054.49               41100            12.5       OROVILLE                                        CA               95966              1            2
     619.42            56929.55               57000           12.75       TRACY                                           CA               95304              1            2
     784.84            56221.51               56250          16.625       PHOENIX                                         AZ               85041              1            2
     862.23            77830.21               78000           12.99       NEWCASTLE                                       CA               95658              1            2
    1609.47           183071.38              183400              10       CHINO HILLS                                     CA               91709              1            2
     480.24            52393.84               52500            10.5       OCEANSIDE                                       CA               92056              1            2
    1059.01           101884.74              102000          12.125       LOS ANGELES                                     CA               90043              1            2
     787.48            68663.34               68750            13.5       MERIDIAN                                        ID               83642              1            2
     698.38            77832.63               78000           10.24       SOUTH GATE                                      CA               90280              1            2
     746.01            69808.67               69900            12.5       SAN BERNARDINO                                  CA               92407              1            2
     715.06            66927.48               67000            12.5       ORANGE                                          CA               92867              1            2
     702.09            66926.36               67000           12.25       SAN JOSE                                        CA               95111              1            2
     864.03            83902.43               84000              12       SAN JOSE                                        CA               95127              1            2
     464.33            45929.05               46000           11.75       ROWLAND HEIGHTS                                 CA               91748              1            2
     205.72            19976.78               20000              12       ROSAMOND                                        CA               93560              1            2
    1101.27           108966.05              109100           11.75       PERRIS                                          CA               92570              1            2
     425.93             41041.3               41100            12.1       LOS ANGELES                                     CA               90061              1            2
     277.49            25972.94               26000            12.5       LANCASTER                                       CA               93534              1            2
     513.41            54916.07               55000           10.75       SYLMAR                                          CA               91342              1            2
    1264.25           122820.07              123000           11.99       FREMONT                                         CA               94538              1            2
    1306.03           137050.78              137250           10.99       WAIPAHU                                         HI               96797              1            2
     646.57             58381.7               58450              13       CORONA                                          CA               92883              1            2
     534.43            50943.93               51000           12.25       FAIRFIELD                                       CA               94534              1            2
     880.23            83884.01               84000           12.25       TEMECULA                                        CA               92592              1            2
     763.09            71393.72               71500            12.5       SUNNYVALE                                       CA               94085              1            2
     203.87            23186.82               23250            9.99       PORTSMOUTH                                      VA               23704              1            2
     597.66            55896.45               56000            12.5       SHERMAN OAKS                                    CA               91423              1            2
     472.48               41198               41250            13.5       ANCHORAGE                                       AK               99507              1            2
     228.38            23937.38               24000           10.99       GOODYEAR                                        AZ               85338              1            2
     576.34            54924.06               55000           12.25       IRVINE                                          CA               92604              1            2
     331.63            29964.85               30000           12.99       COMPTON                                         CA               90220              1            2
     469.59            43942.51               44000            12.5       VICTORVILLE                                     CA               92395              1            2
      632.8            66354.07               66500           10.99       DURANGO                                         CO               81301              1            2
     674.73            55675.14               56250           11.99       WAIPAHU                                         HI               96797              1            2
     682.49            66302.86               66400           11.99       DALY CITY                                       CA               94015              1            2
     941.53            82029.81               82200            13.5       OCEAN SPRINGS                                   MS               39564              1            2
    1173.98           109885.59              110000            12.5       FAIR OAKS                                       CA               95628              1            2
     941.28             71857.4               72500            13.5       SUPERIOR                                        CO               80027              1            2
     421.42            40938.82               41000           11.99       CARMICHAEL                                      CA               95608              1            2
     536.75            57389.81               57500           10.75       PACOIMA                                         CA               91331              1            2
     790.33            68927.97               69000            13.5       PASADENA                                        MD               21122              1            2
     714.35            69398.34               69500           11.99       SANTA ANA                                       CA               92704              1            2
     212.07            17676.67               17733           13.34       COLUMBUS                                        OH               43223              1            2
     288.01            27959.14               28000              12       WAKE VILLAGE                                    TX               75501              1            2
     215.87            20583.09               20600           12.25       PASADENA                                        TX               77502              1            2
     155.48            12995.38               13000           14.14       MANSFIELD                                       CT                6268              1            2
     264.95            23772.75               23800           13.09       THE COLONY                                      TX               75056              1            2
     224.24            21768.84               21800              12       COMMERCE                                        GA               30529              1            2
     438.33            56866.37               57006             8.5       CASTLE ROCK                                     CO               80109              1            2
     220.63            21225.96               21250          12.125       HOUSTON                                         TX               77071              1            2
     868.71            64569.89               64600              16       BOWIE                                           MD               20720              1            2
    1254.66            148914.9              149212             9.5       BOGART                                          GA               30622              1            2
     361.97               35100               35100          12.375       LITHONIA                                        GA               30038              1            2
     291.23            19993.27               20000          17.375       WEATHERFORD                                     TX               76086              1            2
     320.35            21992.61               22000          17.375       WEATHERFORD                                     TX               76086              2            2
        875               70000               70000              15       HILTON HEAD ISLAND                              SC               29928              1            2
     303.92            34935.62               35000           9.875       POST FALLS                                      ID               83854              1            2
     1487.5              120000              120000          14.875       GILBERT                                         AZ               85297              1            2
      305.1               29000               29000          12.625       HAMPTON                                         VA               23664              1            2
     301.04            31204.68               31300          11.125       DEMOPOLIS                                       AL               36732              1            2
    1241.72           113169.21              113250          12.875       ANAHEIM                                         CA               92808              1            2
     471.27            41464.54               41500          13.375       PEARBLOSSOM                                     CA               93553              1            2
     723.15            64741.45               64800          13.125       SAINT PAUL                                      MN               55106              1            2
     734.29             82692.1               82800          10.125       WEST BLOOMFIELD                                 MI               48235              1            2
     458.16            39966.81               40000            13.5       LAS VEGAS                                       NV               89147              1            2
      667.8            50774.14               50800          15.625       LAS VEGAS                                       NV               89139              1            2
    1447.18           146241.75              146250          11.875       KEY WEST                                        FL               33040              1            2
    2654.88           239833.57              240000              13       CORONA                                          CA               92881              1            2
     1138.3           101884.13              102000          13.125       KEY WEST                                        FL               33040              1            2
     182.56            16787.69               16800           12.75       AKRON                                           OH               44320              1            2
     682.13            64431.05               64500          12.375       LA PUENTE                                       CA               91744              1            2
    1011.46            92184.22               92250          12.875       THOUSAND OAKS                                   CA               91360              1            2
     651.03            60388.86               60450          12.625       HAWTHORNE                                       CA               90250              1            2
     241.39               29945               30000               9       HOUSTON                                         TX               77083              1            2
      537.4               77000               77000           8.375       RIVERSIDE                                       CA               92509              1            2
     184.25            13394.31               13400          16.375       MOBILE                                          AL               36605              1            2
     495.63               39000               39000           15.25       KANSAS CITY                                     MO               64127              1            2
     624.13            58387.84               58480            12.5       EL CAJON                                        CA               92020              1            2
     476.05             39397.5             39397.5            14.5       FORT LAUDERDALE                                 FL               33308              1            2
    2430.68           178001.71              178080           16.25       HENDERSON                                       NV               89015              1            2
     174.66             16950.1               16980              12       FAIRBURN                                        GA               30213              1            2
      374.1            30779.06               30800          14.375       OGDEN                                           UT               84403              4            2
    2194.89           247068.13              247500          10.125       PARADISE VALLEY                                 AZ               85253              1            2
     194.69               26700               26700            8.75       LITHONIA                                        GA               30038              1            2
     743.44               61000               61000          14.625       MONROE                                          GA               30655              2            2
      296.1            25185.67               25200          13.875       LAS VEGAS                                       NV               89115              1            2
     213.77            20377.58               20400           12.25       KANSAS CITY                                     MO               64123              1            2
     387.17            34967.46               35000              13       PORT CHARLOTTE                                  FL               33952              1            2
      577.4            49916.26               49980          13.625       ORLANDO                                         FL               32835              1            2
    2193.93           249552.05              250000              10       POTOMAC                                         MD               20854              1            2
     272.19               39000               39000           8.375       DECATUR                                         GA               30032              1            2
     442.52            57374.18               57551             8.5       MORENO VALLEY                                   CA               92555              1            2
     869.84            95871.44               96071          10.375       MORENO VALLEY                                   CA               92555              1            2
    1091.33           104000.13              104144           12.25       MORENO VALLEY                                   CA               92551              1            2
     937.72            102304.7              102512            10.5       MORENO VALLEY                                   CA               92555              1            2
     494.71             45868.8               45935          12.625       GOODYEAR                                        AZ               85338              1            2
     691.53            67718.99               67863          11.875       SANTA CLARITA                                   CA               91350              1            2
     639.46            80140.33               80369           8.875       PERRIS                                          CA               92571              1            2
     706.78            71943.38               72064          11.375       LITTLETON                                       CO               80127              1            2
     501.81            62889.56               63069           8.875       MORENO VALLEY                                   CA               92555              1            2
     498.61            40661.81               40717            14.5       SANFORD                                         FL               32771              1            2
     368.28            37851.74               37917           11.25       MIMS                                            FL               32754              1            2
     562.73            48660.54               48710          13.625       TOLLESON                                        AZ               85353              1            2
     895.82            99754.75               99968           10.25       MORENO VALLEY                                   CA               92555              1            2
     458.33            48489.98               48608          10.875       MORENO VALLEY                                   CA               92555              1            2
     289.09            24174.08               24196          14.125       ALBUQUERQUE                                     NM               87121              1            2
     453.97            55036.73               55182            9.25       QUEEN CREEK                                     AZ               85243              1            2
     774.01            88000.63               88199              10       PERRIS                                          CA               92571              1            2
     910.48            85152.31               85310            12.5       HEMET                                           CA               92545              1            2
     728.22            84372.22               84760            9.75       RIVERSIDE                                       CA               92503              1            2
     773.69             77998.4               78127            11.5       RIVERSIDE                                       CA               92503              1            2
     412.87            38634.46               38685            12.5       PFLUGERVILLE                                    TX               78660              1            2
     542.62            52625.91               52752              12       HILLSBORO                                       OR               97123              1            2
     741.44            75419.14               75598          11.375       MURRIETA                                        CA               92563              1            2
     688.41            65565.64               65694           12.25       INDIO                                           CA               92203              1            2
      488.8            42268.07               42311          13.625       ORLANDO                                         FL               32824              1            2
     568.95            57883.87               58010          11.375       BAKERSFIELD                                     CA               93311              1            2
     499.15            48907.02               48984          11.875       QUEEN CREEK                                     AZ               85243              1            2
     828.51            76146.77               76241           12.75       NORTH LAS VEGAS                                 NV               89031              1            2
    1130.34           102062.59              102182              13       WAIANAE                                         HI               96792              1            2
      539.5            66800.74               67049               9       RIVERSIDE                                       CA               92503              1            2
     386.65            34081.95               34493           10.75       SUMMERVILLE                                     SC               29485              1            2
     556.47            61965.51               62098           10.25       MORENO VALLEY                                   CA               92555              1            2
     540.89            57257.98               57365          10.875       CASA GRANDE                                     AZ               85222              1            2
      321.8            27434.88               27735          11.375       AURORA                                          CO               80013              1            2
     679.19               67787               67929          11.625       HEBER                                           CA               92249              1            2
     439.05            48390.25               48491          10.375       TROUTDALE                                       OR               97060              1            2
     926.47           121504.26              121892           8.375       ELK GROVE                                       CA               95757              1            2
     672.61            56245.01               56296          14.125       MIAMI GARDENS                                   FL               33169              1            2
    1177.03           129730.01              130000          10.375       HAVRE DE GRACE                                  MD               21078              1            2
     525.71            46359.96               46898           10.75       SUMMERVILLE                                     SC               29485              1            2
     469.44            44736.11               44798           12.25       SANFORD                                         FL               32773              1            2
     324.71            36916.74               37000              10       RIVIERA BEACH                                   FL               33404              1            2
     458.38            41027.33               41074          13.125       QUEEN CREEK                                     AZ               85243              1            2
     613.96            60160.59               60251          11.875       LAKE ELSINORE                                   CA               92530              1            2
     557.84            57897.45               58000          11.125       LAS VEGAS                                       NV               89141              1            2
     364.16            41840.15               41937           9.875       FIFE                                            WA               98424              1            2
     379.91            41365.89               41532            10.5       BYRON                                           GA               31008              1            2
     415.69            42724.34               42798           11.25       KISSIMMEE                                       FL               34746              1            2
     586.98            58613.94               58707          11.625       HEBER                                           CA               92249              1            2
     573.74            56751.34               56839           11.75       LAS VEGAS                                       NV               89141              1            2
     609.42            80856.79               81119            8.25       LINCOLN                                         CA               95648              1            2
      789.5            87016.89               87198          10.375       STOCKTON                                        CA               95219              1            2
     419.12            43929.18               44010              11       HIRAM                                           GA               30141              1            2
     939.77            89557.12               89681           12.25       WOODBRIDGE                                      VA               22191              1            2
    1052.21           119630.33              119900              10       LAKEVILLE                                       MN               55044              1            2
     247.59            25938.28               25998              11       FLOWERY BRANCH                                  GA               30542              1            2
     458.83            49057.78               49152           10.75       CASA GRANDE                                     AZ               85222              1            2
     388.58             38802.4               38864          11.625       ALBUQUERQUE                                     NM               87121              1            2
     402.24            32528.12               32852          12.375       SUMMERVILLE                                     SC               29485              1            2
     556.71            50712.95               50774          12.875       MOUNT PLEASANT                                  SC               29466              1            2
     514.87            49980.91               50054              12       LAKE ELSINORE                                   CA               92532              1            2
      444.8            39466.33               39510           13.25       KISSIMMEE                                       FL               34744              1            2
     559.65            52335.15               52438            12.5       LITTLETON                                       CO               80127              1            2
     601.32            62410.48               62521          11.125       GOODYEAR                                        AZ               85338              1            2
     367.31            33723.13               33800           12.75       MARICOPA                                        AZ               85239              1            2
     392.09            36659.98               36738            12.5       ST AUGUSTINE                                    FL               32092              1            2
     653.86            61184.93               61265            12.5       LAKE ELSINORE                                   CA               92532              1            2
     893.51            86738.19               86865              12       FIFE                                            WA               98424              1            2
     682.72            66897.44               66998          11.875       LANCASTER                                       CA               93536              1            2
        618             80131.6               81308           8.375       MORENO VALLEY                                   CA               92555              1            2
     694.07            68009.78               68112          11.875       LANCASTER                                       CA               93536              1            2
     289.67            31559.69               31666            10.5       OLYMPIA                                         WA               98502              1            2
     278.99            25844.48               25905          12.625       SAN ANTONIO                                     TX               78254              1            2
     535.86            52507.06               52586          11.875       LAKE ELSINORE                                   CA               92532              1            2
      677.9            84936.33               85201           8.875       SAN JACINTO                                     CA               92582              1            2
     311.26            35055.34               35845           9.875       PERRIS                                          CA               92571              1            2
     333.25            35277.05               35343          10.875       ORLANDO                                         FL               32822              1            2
     508.66            42185.82               42223           14.25       LAS CRUCES                                      NM               88011              1            2
     651.34            72529.93               72685           10.25       LANCASTER                                       CA               93536              1            2
     536.75            50198.88               50292            12.5       NEWNAN                                          GA               30263              1            2
     737.16            90355.19               90600           9.125       ELK GROVE                                       CA               95757              1            2
     486.81            65932.49               66344               8       MURRIETA                                        CA               92562              1            2
     857.95            84859.72               84995           11.75       KENT                                            WA               98031              1            2
    1144.79           115412.69              115601            11.5       STOCKTON                                        CA               95209              1            2
     358.83            36512.11               36586          11.375       LAVEEN                                          AZ               85339              1            2
     469.63            38319.13               38351            14.5       KISSIMMEE                                       FL               34746              1            2
     827.75            87624.21               87788          10.875       LANCASTER                                       CA               93536              1            2
      593.5             55536.3               55609            12.5       FIFE                                            WA               98424              1            2
     180.51             17687.4               17714          11.875       PALMDALE                                        CA               93536              1            2
     816.06            73041.93               73125          13.125       FIFE                                            WA               98424              1            2
     413.11            53560.93               53726             8.5       SAN RAFAEL                                      CA               94903              1            2
     598.75            50068.61               50114          14.125       GLENDALE                                        AZ               85307              1            2
     873.89           109521.53              109834           8.875       MORENO VALLEY                                   CA               92555              1            2
     195.88            19553.56               19591          11.625       JACKSONVILLE                                    FL               32256              1            2
     271.68            24956.25               25000           12.75       SAN ANTONIO                                     TX               78251              1            2
     431.72            38641.03               38685          13.125       PFLUGERVILLE                                    TX               78660              2            2
     318.37            39900.17               40014           8.875       PHOENIX                                         AZ               85053              1            2
     831.85            83863.15               84000            11.5       STOCKTON                                        CA               95219              1            2
     616.86            60444.14               60535          11.875       OXNARD                                          CA               93035              1            2
     454.69            55629.69               55883           9.125       LAS VEGAS                                       NV               89123              1            2
     257.16            24955.95               25000              12       BATON ROUGE                                     LA               70810              1            2
     271.68             24962.7               25000           12.75       PFLUGERVILLE                                    TX               78660              1            2
     261.98            24593.63               25000           12.25       GRAND PRAIRIE                                   TX               75054              1            2
     169.41            15159.16               15180          13.125       COLORADO SPRINGS                                CO               80915              1            2
     457.27            45215.72               45300           11.75       VANCOUVER                                       WA               98661              1            2
     169.41            15159.16               15180          13.125       COLORADO SPRINGS                                CO               80915              1            2
     361.59            34144.03               34190          12.375       ENGLEWOOD                                       CO               80112              1            2
    1358.96           131961.47              132115              12       BYRON                                           CA               94514              1            2
     310.26            28507.39               28550           12.75       COVINGTON                                       GA               30014              1            2
     362.29            46410.99               46579           8.625       PERRIS                                          CA               92571              1            2
     269.25            24961.63               25000          12.625       PFLUGERVILLE                                    TX               78660              2            2
     286.36            24973.87               25000            13.5       MOODY                                           AL               35004              1            2
     523.99            50866.63               50941              12       BUCKEYE                                         AZ               85326              1            2
     476.14            47985.53               48080            11.5       LITTLETON                                       CO               80127              1            2
     277.54            32572.52               32652           9.625       LAKE ELSINORE                                   CA               92530              1            2
      283.9            24286.75               25000          13.375       PROVIDENCE VILLAGE                              TX               76227              1            2
      283.9            24286.75               25000          13.375       PROVIDENCE VILLAGE                              TX               76227              1            2
      300.9            41819.21               42000            7.75       SACRAMENTO                                      CA               95834              1            2
     436.58            43594.75               43664          11.625       MORENO VALLEY                                   CA               92555              1            2
     709.79            68266.91               68364          12.125       LAKE ELSINORE                                   CA               92530              1            2
    1397.78           133204.77              133389           12.25       ELKTON                                          MD               20850              1            2
     495.54            48104.65               48175              12       MORENO VALLEY                                   CA               92555              1            2
     580.36            54306.91               54378            12.5       LOGANVILLE                                      GA               30052              1            2
     635.37             60548.2               60632           12.25       PARKER                                          CO               80134              1            2
     461.06             43937.2               43998           12.25       ORLANDO                                         FL               32822              1            2
     730.88            79738.43               79900            10.5       HESPERIA                                        CA               92344              1            2
      729.2            68857.35               68950          12.375       LAS VEGAS                                       NV               89148              1            2
     581.62            49442.71               49500          13.875       ATLANTIC BEACH                                  FL               32233              1            2
      494.8            43152.89               43198            13.5       KISSIMMEE                                       FL               34741              1            2
     312.07            40896.94               41057           8.375       CANTON                                          GA               30115              1            2
     200.74            19663.31               19699          11.875       RIO RANCHO                                      NM               87144              1            2
     836.23            79689.75               79800           12.25       SORRENTO                                        FL               32776              1            2
     303.66             24978.6               25000          14.375       ORLANDO                                         FL               32822              1            2
     325.04            39841.06               39949           9.125       SPARKS                                          NV               89436              1            2
     635.19             65285.5               65398           11.25       LANCASTER                                       CA               93535              1            2
     528.24            68785.75               70313            8.25       SACRAMENTO                                      CA               95834              1            2
     286.58            30641.16               30700           10.75       SNELLVILLE                                      GA               30039              1            2
     283.32            25138.15               25166           13.25       SAINT AUGUSTINE                                 FL               32092              1            2
     601.98            57897.65               57980          12.125       HENDERSON                                       NV               89015              1            2
     297.02            29729.05               31500          10.875       SPARKS                                          NV               89436              1            2
     356.59            38104.64               38200           10.75       CANTON                                          GA               30115              1            2
     464.87             42341.6               42398          12.875       SANFORD                                         FL               32773              1            2
     287.77            26927.74               26963            12.5       AURORA                                          CO               80013              1            2
     652.58            63944.91               64041          11.875       FIFE                                            WA               98424              1            2
     435.78             43116.4               52392           9.375       HEBER                                           CA               92249              1            2
    1093.79           115786.54              116003          10.875       MITCHELLVILLE                                   MD               20721              1            2
     711.88            69755.16               69860          11.875       BOTHELL                                         WA               98012              1            2
     585.43            48156.74               48198          14.375       KISSIMMEE                                       FL               34741              1            2
     768.92            78268.78               78400          11.375       STOCKTON                                        CA               95219              1            2
     293.75            24976.01               25000          13.875       ORLANDO                                         FL               32822              1            2
     751.09            77197.98               77331           11.25       LANCASTER                                       CA               93536              1            2
     689.72            63960.59               64042          12.625       TOLLESON                                        AZ               85353              1            2
     289.51            28636.76               28681           11.75       BURLESON                                        TX               76028              1            2
     456.69            44333.15               44398              12       KISSIMMEE                                       FL               34746              1            2
     423.83            42728.27               42798            11.5       KISSIMMEE                                       FL               34741              1            2
     280.01            25507.31               25538          12.875       LAS VEGAS                                       NV               89178              1            2
     293.53            38496.27               38618           8.375       INDIO                                           CA               92203              1            2
     415.69            42724.34               42798           11.25       KISSIMMEE                                       FL               34741              1            2
     397.96            42549.26               42631           10.75       GRAND PRAIRIE                                   TX               75054              1            2
     470.83            55854.09               55994             9.5       LAS VEGAS                                       NV               89123              1            2
     824.92            93788.58               94000              10       LAKEVILLE                                       MN               55044              1            2
     281.18             31967.9               32040              10       ALLEN                                           TX               75002              1            2
     439.67            44325.68               44398            11.5       KISSIMMEE                                       FL               34741              1            2
     331.69            34425.73               34487          11.125       SAN ANTONIO                                     TX               78245              1            2
     534.95             50978.4               51049           12.25       JACKSONVILLE                                    FL               32226              1            2
     535.54            57260.05               57370           10.75       MCDONOUGH                                       GA               30252              1            2
     744.33            78010.65               78159              11       STOCKTON                                        CA               95209              1            2
     738.78            90554.69               90800           9.125       LINCOLN                                         CA               95648              1            2
     623.55            85666.76               85998           7.875       SPARKS                                          NV               89436              1            2
     367.35            35995.91               36050          11.875       FORT MILL                                       SC               29715              1            2
     568.94            69011.92               69157            9.25       NORTH LAS VEGAS                                 NV               89084              1            2
     447.99            37780.97               37809              14       NEW BRAUNFELS                                   TX               78130              1            2
     362.21            35827.64               35883           11.75       SAN ANTONIO                                     TX               78254              1            2
    3011.71           249778.98              249999           14.25       CATHARPIN                                       VA               20143              1            2
      383.9            32324.72               32400              14       PLAINFIELD                                      IL               60544              1            2
     472.45             48556.6               48642           11.25       SAINT AUGUSTINE                                 FL               32092              1            2
     504.96            46409.55               46467           12.75       ROCKWALL                                        TX               75087              1            2
     307.27            29828.38               29872              12       MCKINNEY                                        TX               75070              1            2
     845.78             82875.2               83000          11.875       WOODBRIDGE                                      VA               22191              1            2
     483.31            42514.28               42560          13.375       UNION CITY                                      GA               30291              1            2
     521.47            45478.43               45526            13.5       COMMERCE CITY                                   CO               80022              1            2
     576.01            72189.03               72395           8.875       MORENO VALLEY                                   CA               92555              1            2
     652.43            81766.72               82000           8.875       SPARKS                                          NV               89436              1            2
     644.04            70984.25               71132          10.375       LAS VEGAS                                       NV               89141              1            2
        561            70307.38               70508           8.875       LINCOLN                                         CA               95648              1            2
     329.54            28739.94               28770            13.5       WOODBRIDGE                                      VA               22191              1            2
      649.5            54764.92               54816              14       ST AUGUSTINE                                    FL               32092              1            2
     534.76            53912.03               54000            11.5       SORRENTO                                        FL               32776              1            2
     530.37            57862.74               57980            10.5       LAKE ELSINORE                                   CA               92532              1            2
     541.04            67806.54               68000           8.875       MORENO VALLEY                                   CA               92555              1            2
     306.14             24979.2               25000            14.5       CHARLOTTE                                       NC               28273              1            2
     378.27            32709.76               32743          13.625       BESSEMER                                        AL               35022              1            2
     164.46            18895.25               18939           9.875       ROCKWALL                                        TX               75032              1            2
      298.7            24977.33               25000          14.125       ACWORTH                                         GA               30101              1            2
     259.92             28356.5               28414            10.5       ALPHARETTA                                      GA               30004              1            2
     599.75             68085.9               68341              10       LAS VEGAS                                       NV               89084              1            2
     588.97            49660.65               49707              14       NEW PORT RICHEY                                 FL               34654              1            2
     318.71            34420.06               34488          10.625       ALBUQUERQUE                                     NM               87114              1            2
      382.5            38195.37               38256          11.625       HOMESTEAD                                       FL               33032              1            2
     224.03            24946.65               25000           10.25       MCKINNEY                                        TX               75070              1            2
     286.11            34309.74               34398           9.375       POOLER                                          GA               31322              1            2
      305.4             34721.7               34800              10       MC KINNEY                                       TX               75070              1            2
     340.11            34969.02               35017           11.25       FLORENCE                                        AZ               85232              1            2
     411.53            42297.08               42370           11.25       APOPKA                                          FL               32712              1            2
     665.04            61122.35               61198           12.75       VAIL                                            AZ               85641              1            2
     322.86             37094.1               37180           9.875       DOUGLASVILLE                                    GA               30135              1            2
     811.57            66492.07               67170          12.125       LAKE ELSINORE                                   CA               92530              1            2
     387.95            39488.76               39555          11.375       FRISCO                                          TX               75035              1            2
     569.47            54299.42               54344           12.25       MADERA                                          CA               93638              1            2
    1252.61           128834.75              128967           11.25       UPPER MARLBORO                                  MD               20772              1            2
     426.39            42605.83               42646          11.625       PLEASANT GROVE                                  UT               84062              1            2
     465.94            62731.32               63500               8       SURPRISE                                        AZ               85379              1            2
     628.44            59922.82               59972           12.25       MADERA                                          CA               93638              1            2
    1320.05            139844.7              140000          10.875       WOODBRIDGE                                      VA               22193              1            2
     515.49            59273.29               59364           9.875       WEST JORDAN                                     UT               84088              1            2
    1397.14           140402.27              141084            11.5       UPPER MARLBORO                                  MD               20772              1            2
      663.3            70269.99               70348          10.875       DINUBA                                          CA               93618              1            2
     507.03             57699.7               57777              10       NORTH LAS VEGAS                                 NV               89081              1            2
     247.03            26157.47               26199          10.875       LAS VEGAS                                       NV               89139              1            2
     440.26               41034               41034          12.875       BUCKEYE                                         AZ               85326              1            2
     444.06               49000               49000          10.875       TUCSON                                          AZ               85746              1            2
    1512.11              126228              126228          14.375       SURPRISE                                        AZ               85379              1            2
    1189.33              105718              105718            13.5       PHOENIX                                         AZ               85085              1            2
     420.28               44830               44830           11.25       JACKSONVILLE                                    FL               32244              1            2
     645.38               71214               71214          10.875       SURPRISE                                        AZ               85379              1            2
     588.22            45909.57               45939          15.375       BUCKEYE                                         AZ               85326              1            2
     749.44               54921               54921          16.375       TOLLESON                                        AZ               85353              1            2
     712.09            60568.92               60604          13.875       NORTH LAS VEGAS                                 NV               89081              1            2
     823.37            86365.66               86459              11       STOCKTON                                        CA               95206              1            2
     461.34            62011.25               62134           8.125       ORANGE PARK                                     FL               32073              1            2
     435.75            46626.81               46680           10.75       AURORA                                          CO               80018              1            2
     403.85            44547.73               44604          10.375       PLEASANT GROVE                                  UT               84062              1            2
     448.05            47920.47               47998           10.75       NORTH LAS VEGAS                                 NV               89115              1            2
     582.22            76456.15               76600           8.375       AURORA                                          CO               80018              1            2
     452.04            46950.62               47000          11.125       JOLIET                                          IL               60431              1            2
     318.91            46067.95               46174           7.375       COMMERCE CITY                                   CO               80022              1            2
      642.2            66701.85               66772          11.125       LEHI                                            UT               84043              1            2
    1254.09           126451.49              126638            11.5       ANTELOPE                                        CA               95843              1            2
     950.02               97713               97813           11.25       LANCASTER                                       CA               93536              1            2
     412.11            38936.92               38968          12.375       RIVERSIDE                                       CA               92504              1            2
     521.88            36800.56               36868          16.875       FLORENCE                                        AZ               85232              1            2
     331.65            35118.11               35174          10.875       NORTH LAS VEGAS                                 NV               89081              1            2
     520.36               59318               59925           9.875       COMMERCE CITY                                   CO               80022              1            2
     211.59            23766.88               24111              10       LAS VEGAS                                       NV               89130              1            2
     372.44            48851.83               49000           8.375       PHOENIX                                         AZ               85041              1            2
      669.3            59933.56               59974          13.125       BRIGHTON                                        CO               80601              1            2
     952.89            86846.02               86908          12.875       PARKER                                          CO               80134              1            2
     304.65            25913.26               25928          13.875       SOUTH JORDAN                                    UT               84095              1            2
    1099.52           126390.63              126622           9.875       MENIFEE                                         CA               92584              1            2
    1031.44           108191.08              108308              11       HERRIMAN                                        UT               84065              1            2
     716.51            51712.03               51728            16.5       ORANGE PARK                                     FL               32065              1            2
     659.88            52579.24               52603          14.875       JACKSONVILLE                                    FL               32218              1            2
     558.44            64194.26               64311           9.875       NORTH LAS VEGAS                                 NV               89081              1            2
      586.6            52991.22               53028              13       LAS VEGAS                                       NV               89149              1            2
     859.69            94833.72               94951          10.375       AURORA                                          CO               80015              1            2
     502.99            47960.61               48000           12.25       LAS VEGAS                                       NV               89138              1            2
     712.59            81091.34               81200              10       MENIFEE                                         CA               92584              1            2
     929.22            98440.68               98550          10.875       MENIFEE                                         CA               92584              1            2
     597.25            58013.67               58064              12       SURPRISE                                        AZ               85379              1            2
     594.04            52732.41               52767           13.25       MARANA                                          AZ               85653              1            2
     485.09            54628.72               54700          10.125       QUEEN CREEK                                     AZ               85242              1            2
     718.73            82656.27               82770           9.875       VAIL                                            AZ               85641              1            2
     660.95             72830.7               73000          10.375       LAS VEGAS                                       NV               89139              1            2
    1580.68              168606              168606           11.25       FAIRFIELD                                       CA               94534              1            2
     764.17               85303               85303           10.75       SACRAMENTO                                      CA               95828              1            2
     556.25               62093               62093           10.75       LAS VEGAS                                       NV               89131              1            2
     100.26             8671.45               32298          13.875       TUCSON                                          AZ               85706              1            2
     196.68            24956.52               25000            8.75       LAS VEGAS                                       NV               89149              1            2
     278.28             34527.9               34585               9       HOUSTON                                         TX               77044              1            2
     370.98            44005.28               44119             9.5       YULEE                                           FL               32097              1            2
     534.21            64834.24               64936            9.25       MODESTO                                         CA               95355              1            2
     901.12           121124.24              121364           8.125       FOREST HILL                                     MD               21050              1            2
     420.98            54225.83               54750             8.5       PEORIA                                          AZ               85382              1            2
     301.47            41001.74               41085               8       AURORA                                          CO               80013              1            2
     519.43             59110.8               59190              10       CASTLE ROCK                                     CO               80109              1            2
     221.15             30198.5               30500           7.875       FERNANDINA BEACH                                FL               32034              1            2
     152.01            19962.46               20000           8.375       BRIGHTON                                        CO               80601              1            2
     704.11            76104.78               76194          10.625       KAYSVILLE                                       UT               84037              1            2
      731.4            83232.47               83344              10       MENIFEE                                         CA               92584              1            2
     418.26            56886.49               57002               8       LAS VEGAS                                       NV               89149              1            2
     366.06            39969.88               40018            10.5       YULEE                                           FL               32097              1            2
     492.98            57913.96               57998           9.625       ORANGE PARK                                     FL               32065              1            2
      367.7            47190.67               47275           8.625       LAS VEGAS                                       NV               89149              1            2
     175.51            19973.25               20000              10       JACKSONVILLE                                    FL               32225              1            2
     556.95             69881.4               70000           8.875       PHOENIX                                         AZ               85085              1            2
     392.15            50906.64               51000             8.5       CASTLE ROCK                                     CO               80104              1            2
      422.9            54877.89               55000             8.5       ANTELOPE                                        CA               95843              1            2
     389.58            52365.34               52469           8.125       LAS VEGAS                                       NV               89131              1            2
     533.47            70055.22               70187           8.375       PHOENIX                                         AZ               85085              1            2
     389.12            48813.06               48906           8.875       COMMERCE CITY                                   CO               80022              1            2
     423.95             49783.2               49877           9.625       CASA GRANDE                                     AZ               85222              1            2
     397.57             48785.4               48864           9.125       HIGHLANDS RANCH                                 CO               80130              1            2
     419.04            49066.03               49300           9.625       GILBERT                                         AZ               85296              1            2
     323.44            41986.99               42064             8.5       VAIL                                            AZ               85641              1            2
     391.57            45511.69               45576            9.75       MONUMENT                                        CO               80132              1            2
     430.46            55245.27               55344           8.625       LEHI                                            UT               84043              1            2
     695.54            75178.89               75267          10.625       MONUMENT                                        CO               80132              1            2
     296.33            40006.83               40385               8       PARKER                                          CO               80134              1            2
     233.33            29945.48               29999           8.625       LAS VEGAS                                       NV               89149              1            2
     229.52            29795.37               29850             8.5       QUEEN CREEK                                     AZ               85242              1            2
     435.17            55828.13               55950           8.625       MENIFEE                                         CA               92584              1            2
      190.4            26139.82               26259           7.875       GREELEY                                         CO               80634              1            2
     209.72            29211.62               29274            7.75       LAS VEGAS                                       NV               89149              1            2
     476.24            62539.34               62657           8.375       HIGHLANDS RANCH                                 CO               80130              1            2
     247.34            33939.78               34112           7.875       ERIE                                            CO               80516              1            2
     270.24             36310.4               36396           8.125       LAS VEGAS                                       NV               89138              1            2
     303.69            30582.47               30840             8.5       HENDERSON                                       CO               80640              1            2
     374.26            37396.75               37432          11.625       FLORENCE                                        AZ               85232              1            2
      592.1            48328.17               48325            14.5       PALM COAST                                      FL               32164              1            2
    1781.77           155423.59              155557            13.5       GOODYEAR                                        AZ               85338              1            2
     690.84            74670.47               74758          10.625       MENIFEE                                         CA               92584              1            2
     304.06            39495.91               39544             8.5       STOCKTON                                        CA               95206              1            2
     508.04            59076.59               59132            9.75       LAS VEGAS                                       NV               89139              1            2
     437.65            50330.73               50400           9.875       GILBERT                                         AZ               85296              1            2
     578.32            66414.67               66600           9.875       WESTFIELD                                       IN               46074              1            2
     387.64            33392.88               34200           10.95       IRVING                                          TX               75062              1            2
     295.65            31725.75               31800            10.7       FRISCO                                          TX               75034              1            2
     244.21            25805.43               25900          10.875       DALLAS                                          TX               75241              1            2
     492.47            53250.68               53400            10.6       ORLANDO                                         FL               32820              1            2
     254.84            26979.49               27300           10.75       CYPRESS                                         TX               77429              1            2
      234.2            26702.39               26800            9.95       CEDAR PARK                                      TX               78613              1            2
     216.86            24148.37               24200           10.25       AUSTIN                                          TX               78744              1            2
     175.73            18558.39               18600            10.9       HOUSTON                                         TX               77066              1            2
     249.06            28421.91               28500            9.95       SPRING                                          TX               77373              1            2
     171.28            17960.52               18000           10.99       AUSTIN                                          TX               78754              1            2
     236.86            25935.96               26000           10.45       HOUSTON                                         TX               77083              1            2
     376.87            41021.96               41200            10.5       HOUSTON                                         TX               77044              1            2
     346.07            34930.96               35000           11.48       FREEPORT                                        TX               77541              1            2
     379.29            38203.41               38300            11.5       DESOTO                                          TX               75115              1            2
      384.2            41897.59               42000            10.5       FORT WORTH                                      TX               76040              1            2
     338.46            36909.23               37000            10.5       IRVING                                          TX               75060              1            2
     647.18            70577.57               70750            10.5       HIGHLAND VILLAGE                                TX               75077              1            2
     378.37            42269.68               42400            10.2       WEST PALM BEACH                                 FL               33406              1            2
     705.25            75314.89               75550           10.75       MIAMI                                           FL               33129              1            2
     547.03            55215.59               55325           11.48       LAS VEGAS                                       NV               89122              1            2
    1939.75           189599.17              190000            11.9       CAVE CREEK                                      AZ               85331              1            2
     219.54               23930               24000            10.5       ROLLA                                           MO               65401              1            2
     478.42            47618.32               48200           11.53       AVONDALE                                        AZ               85323              1            2
     390.17            39322.64               39400            11.5       QUEEN CREEK                                     AZ               85242              1            2
     215.48            24508.27               24575            9.99       BROOKLYN PARK                                   MN               55445              1            2
     447.14            40939.57               41000            12.8       GLENDALE                                        AZ               85301              1            2
     306.97            29946.37               30000           11.93       ROUND ROCK                                      TX               78664              1            2
     431.98            44109.94               44200           11.33       CENTENNIAL                                      CO               80111              1            2
     481.51            48880.76               49000            11.4       CHESAPEAKE                                      VA               23323              1            2
     242.79            28926.79               29000            9.45       CHARLOTTE                                       NC               28227              1            2
      480.2            54747.61               54950            9.95       SACRAMENTO                                      CA               95864              1            2
    1571.84           149707.03              150000           12.25       TORRANCE                                        CA               90501              1            2
     916.43            96708.06               97000            10.9       LIVERMORE                                       CA               94551              1            2
     514.43             52218.6               52350            11.4       SAN BERNARDINO                                  CA               92404              1            2
     607.07            63858.39               64000           10.95       SACRAMENTO                                      CA               95833              1            2
     466.65            53203.37               53400            9.95       BROOKLYN PARK                                   MN               55445              1            2
     422.96            48162.26               48400            9.95       SKOKIE                                          IL               60077              1            2
     311.01            33917.14               34000            10.5       AURORA                                          OH               44202              1            2
     319.12            35879.34               36000           10.12       OWATONNA                                        MN               55060              1            2
     343.63            34631.86               34700            11.5       BROADVIEW                                       IL               60155              1            2
     311.56            34115.78               34200           10.45       DES PLAINES                                     IL               60016              1            2
     378.37            42279.89               42400            10.2       COTTAGE GROVE                                   MN               55016              1            2
     495.96            54662.68               54800           10.37       COTTAGE GROVE                                   MN               55016              1            2
     392.47            43865.75               43980            10.2       EAST HARTFORD                                   CT                6108              1            2
     376.05            42977.21               42980            10.5       TAMPA                                           FL               33625              1            2
     202.21               21100               21100            11.5       DEARBORN HEIGHTS                                MI               48127              1            2
     432.94            42416.83               43000           8.875       RIVERBANK                                       CA               95367              1            2
        350               40000               40000            10.5       BROOKLYN PARK                                   MN               55428              1            2
     288.14               37380               37380            9.25       NAMPA                                           ID               83686              1            2
     223.19               31980               31980           8.375       WALLA WALLA                                     WA               99362              1            2
     368.32               37220               37220          11.875       LEHI                                            UT               84043              1            2
        385               44000               44000            10.5       MURRAY                                          UT               84123              1            2
     286.75               37200               37200            9.25       CAMP VERDE                                      AZ               86322              1            2
     339.83            31019.18               31400          10.125       MURRELLS INLET                                  SC               29576              1            2
     643.38             51795.2               52200            12.5       TALLAHASSEE                                     FL               32304              1            2
     476.33               50250               50250          11.375       SPRING CITY                                     PA               19475              4            2
        543            51332.86               52000             9.5       HANOVER PARK                                    IL               60133              1            2
    1399.39              179122              179122           9.375       PARKLAND                                        FL               33076              1            2
     473.05            39881.44               40220          11.625       LITHIA                                          FL               33547              1            2
     639.55            82968.01               83000            9.25       TURLOCK                                         CA               95380              1            2
     473.36               62250               62250           9.125       SACRAMENTO                                      CA               95825              1            2
     994.38              129000              129000            9.25       MIAMI                                           FL               33186              1            2
     877.71               85980               85980           12.25       TUALATIN                                        OR               97062              1            2
     348.33               44000               44000             9.5       AUBURN                                          WA               98002              1            2
     300.63               44400               44400           8.125       GLENDORA                                        NJ                8029              1            2
      258.7            32678.14               32680             9.5       CORAL SPRINGS                                   FL               33065              1            2
     166.38            16991.68               17000           11.75       DETROIT                                         MI               48228              1            2
     895.37            80243.67               81000            10.5       WESLEY CHAPEL                                   FL               33543              1            2
    3071.25              364000              364000          10.125       ARROYO GRANDE                                   CA               93420              1            2
     307.96               38900               38900             9.5       WELCHES                                         OR               97067              1            2
     591.35               81100               81100            8.75       RIVERTON                                        UT               84065              1            2
     904.75               92400               92400           11.75       LAKEPARK                                        FL               33403              1            2
     571.17               59600               59600            11.5       MIRAMAR                                         FL               33027              1            2
     1510.9              145046              145046            12.5       PLAINFIELD                                      IL               60585              1            2
        506               55200               55200              11       CARPENTERSVILLE                                 IL               60110              1            2
     199.38               29000               29000            8.25       ELGIN                                           IL               60123              1            2
     376.31               44600               44600          10.125       ELGIN                                           IL               60123              1            2
     303.12            35059.12               35060          10.375       SILT                                            CO               81652              1            2
     581.86            67299.44               67300          10.375       PAYSON                                          AZ               85541              1            2
     609.58               77000               77000             9.5       MIAMI                                           FL               33126              1            2
     697.06            65107.17               65800            9.75       STOCKTON                                        CA               95203              1            2
     339.81            33628.39               34000            8.75       RICHMOND                                        VA               23234              1            2
     280.04               36330               36330            9.25       SALEM                                           OR               97303              1            2
     439.79            36107.61               36400          12.125       ST PETERSBURG                                   FL               33710              1            2
     294.94               36300               36300            9.75       SALEM                                           OR               97301              4            2
     561.19               65700               65700           10.25       WINTER HAVEN                                    FL               33884              1            2
     644.83               84800               84800           9.125       WELLINGTON                                      FL               33414              1            2
     195.08               20580               20580          11.375       LAKEWOOD                                        OH               44107              1            2
     3762.5              420000              420000           10.75       MIAMI BEACH                                     FL               33140              1            2
     540.33            51951.13               52500            9.25       HANOVER PARK                                    IL               60133              1            2
     655.99               82862               82862             9.5       BROOKLINE                                       NH                3033              1            2
     215.62            29999.25               30000           8.625       PLACENTIA                                       CA               92870              1            2
     640.18            59407.02               60000           9.875       PORT SAINT LUCIE                                FL               34983              1            2
     435.66            36004.97               36300              12       WYOMING                                         MI               49519              1            2
     222.42               31400               31400             8.5       LONG BEACH                                      WA               98631              1            2
     265.94               34500               34500            9.25       CHICAGO                                         IL               60612              2            2
     444.03             48996.2               49000          10.875       CORNELIUS                                       OR               97113              1            2
     179.95            15171.17               15300          11.625       DEARBORN                                        MI               48124              1            2
     394.53               59180               59180               8       HERRIMAN                                        UT               84065              1            2
     452.42            66819.55               67400           8.125       CAMDEN-WYOMING                                  DE               19334              1            2
        592               76800               76800            9.25       AURORA                                          CO               80016              1            2
      842.4            86957.86               87000          11.625       MONTICELLO                                      MN               55362              1            2
      409.5               40950               40950              12       DURHAM                                          NC               27704              1            2
     312.75            38992.81               39000           9.625       YOUNGTOWN                                       AZ               85363              1            2
    1213.73              110970              110970          13.125       ORLANDO                                         FL               32835              1            2
     651.41               94750               94800            8.25       RALEIGH                                         NC               27613              1            2
     253.09            29996.34               30000          10.125       DIAMOND BAR                                     CA               91765              1            2
     298.96               41000               41000            8.75       HANCOCK                                         MD               21750              1            2
     609.58            76999.58               77000             9.5       OSSEO                                           MN               55311              1            2
     358.33               40000               40000           10.75       UNIVERSITY PARK                                 IL               60466              1            2
     596.56               83000               83000           8.625       LOS ANGELES                                     CA               90042              1            2
      106.9            10874.12               10900          11.375       BUFFALO                                         NY               14220              1            2
     1066.4           119878.16              120250          10.125       DUNKIRK                                         MD               20754              1            2
     173.29            14758.07               15000          13.625       PORT RICHEY                                     FL               34668              1            2
     338.74            38477.46               38600              10       LAREDO                                          TX               78043              4            2
     205.72            19958.75               20000              12       SWANSEA                                         IL               62226              1            2
     645.19            71783.18               72000           10.25       BLOOMINGTON                                     CA               92316              1            2
     236.01             29790.5               30000            8.75       LITCHFIELD PARK                                 AZ               85340              1            2
     199.31             24934.7               25050           8.875       COLUMBIA                                        MD               21044              1            2
     131.45            12868.58               12900          11.875       OTTAWA                                          IL               61350              1            2
     401.16             38919.5               39000              12       VANCOUVER                                       WA               98684              1            2
     357.78            45768.95               46000           8.625       RIVERTON                                        UT               84065              1            2
     236.01             29876.5               30000            8.75       GOODYEAR                                        AZ               85338              1            2
     366.41            36892.53               37000            11.5       PRINEVILLE                                      OR               97754              1            2
     304.01            30629.38               30700            11.5       TUCKER                                          GA               30084              1            2
    1557.98           118269.14              120000            13.5       HIALEAH                                         FL               33015              1            2
    1046.47           114003.62              114400            10.5       JAMAICA                                         NY               11434              2            2
     464.33            45884.79               46000           11.75       DUMFRIES                                        VA               22026              1            2
     356.87            31643.03               31700           13.25       BREMERTON                                       WA               98312              1            2
     652.46            55921.79               56000           13.75       TACOMA                                          WA               98405              1            2
     336.34            39856.95               40000             9.5       LONGVIEW                                        WA               98632              1            2
     761.86            79794.73               80000              11       SILVER SPRING                                   MD               20902              1            2
     290.37             32968.5               33089              10       SAN ANTONIO                                     TX               78252              1            2
     204.46            20404.24               20450          11.625       CANTON                                          GA               30114              1            2
     630.43            72328.34               72600           9.875       BROOKLYN                                        NY               11236              2            2
     328.05            35401.32               35500          10.625       SEATTLE                                         WA               98106              1            2
     506.59            49148.36               49250              12       PLANT CITY                                      FL               33563              1            2
     624.97            56888.63               57000          12.875       QUEEN CREEK                                     AZ               85242              1            2
      275.1            27706.56               27780            11.5       CHRISTIANA                                      TN               37037              1            2
     764.25             74840.9               75000          11.875       CHICAGO                                         IL               60617              3            2
     381.83            47797.45               47990           8.875       TACOMA                                          WA               98422              1            2
     111.64            11927.65               11960           10.75       HAMILTON                                        AL               35570              1            2
     370.04             33684.1               33750          12.875       ATLANTA                                         GA               30314              1            2
    1522.68           137422.41              137650              13       TRIANGLE                                        VA               22172              1            2
    1427.72           134705.27              135000          12.375       HIGLEY                                          AZ               85236              1            2
     241.43            24299.16               24380            11.5       WESTMORELAND                                    TN               37186              1            2
     621.79            64455.98               64650          11.125       CHICAGO                                         IL               60651              2            2
     483.84            55471.59               55720           9.875       PORTLAND                                        OR               97230              1            2
     302.68            26125.23               26200          13.625       CRESTVIEW                                       FL               32536              1            2
      242.6            20969.45               21000          13.625       FRANKFORT                                       KY               40601              1            2
     317.96            27963.74               28000          13.375       WESTERVILLE                                     OH               43082              1            2
     459.65            48640.43               48750          10.875       BROCKTON                                        MA                2302              1            2
     542.34            61603.76               61800              10       AVONDALE                                        AZ               85323              1            2
     372.56            47697.73               47900           8.625       TROUTDALE                                       OR               97060              1            2
     877.83            92854.63               93100          10.875       BALTIMORE                                       MD               21234              1            2
     387.72            36532.06               37000           12.25       VIRGINIA BEACH                                  VA               23462              1            2
     394.26            41278.06               41400              11       BELTSVILLE                                      MD               20705              1            2
     358.86            44384.45               44600               9       MANDEVILLE                                      LA               70471              1            2
      246.5            28626.33               29000           9.625       ATLANTA                                         GA               30331              1            2
     390.34            39705.88               39800          11.375       EAST HARTFORD                                   CT                6118              1            2
     239.48            20700.24               20730          13.625       PORT HURON                                      MI               48060              1            2
     573.61            70231.32               70500           9.125       ALPHARETTA                                      GA               30005              1            2
    2349.96           199728.52              200000          13.875       UPPER SADDLE RIVER                              NJ                7458              1            2
     644.29            56152.24               56250            13.5       LUSBY                                           MD               20657              1            2
     527.08            53102.47               53225            11.5       SURPRISE                                        AZ               85374              1            2
     236.01             29790.5               30000            8.75       GOODYEAR                                        AZ               85338              1            2
     965.33           109599.14              110000              10       GILBERT                                         AZ               85297              1            2
     779.79            67382.14               67500          13.625       CONYERS                                         GA               30013              1            2
     190.61            16476.33               16500          13.625       POCATELLO                                       ID               83201              2            2
     351.79            34118.87               34200              12       PEORIA                                          AZ               85345              1            2
     148.06             13973.4               14000          12.375       WILKES BARRE                                    PA               18705              4            2
     148.06             13973.4               14000          12.375       WILKES BARRE                                    PA               18705              4            2
     250.46            24985.53               25050          11.625       GLEN BURNIE                                     MD               21061              1            2
     877.78            89288.31               89500          11.375       PORTLAND                                        OR               97213              1            2
     532.09            59814.47               60000          10.125       AVONDALE                                        AZ               85323              1            2
     529.88            51889.68               52000          11.875       DES PLAINES                                     IL               60016              1            2
     247.34            31490.41               31800           8.625       DECATUR                                         AL               35603              1            2
     348.55            36434.11               36600              11       CANTON                                          GA               30115              1            2
     416.35            36258.18               36350            13.5       STONE MOUNTAIN                                  GA               30083              1            2
     504.55            54448.23               54600          10.625       HAMDEN                                          CT                6514              1            2
    1241.45           118238.52              118470           12.25       MARANA                                          AZ               85653              1            2
     381.08            31843.77               32400          11.625       CHICAGO                                         IL               60610              1            2
     356.97            40547.83               40677              10       VERO BEACH                                      FL               32966              1            2
     304.52            41747.83               42000           7.875       CRESTVIEW                                       FL               32536              1            2
     647.12            58403.32               58500              13       CLARKSTON                                       GA               30021              1            2
     422.99            35951.14               36000          13.875       NAMPA                                           ID               83687              1            2
     428.75            54275.68               54500            8.75       MILFORD                                         CT                6460              1            2
     350.49             30494.7               30600            13.5       FOREST PARK                                     GA               30297              1            2
      260.7            28418.63               28500            10.5       DOTHAN                                          AL               36301              1            2
     775.45             73833.9               74000           12.25       CLARENDON HILLS                                 IL               60514              1            2
     767.51            69780.92               70000          12.875       FREDERICK                                       MD               21703              1            2
     294.18            28539.33               28600              12       PEORIA                                          AZ               85345              1            2
     213.11            27267.33               27400           8.625       ENGLEWOOD                                       CO               80113              1            2
     678.11            58613.67               58698          13.625       EAGLE MOUNTAIN                                  UT               84043              1            2
    1039.46            90615.89               90750            13.5       DAVENPORT                                       FL               33897              1            2
     256.25             28231.7               29200              10       PENSACOLA                                       FL               32504              1            2
      734.5             64030.2               64125            13.5       DAVENPORT                                       FL               33897              1            2
     214.04            19313.59               19350              13       KINGSTON                                        NY               12401              2            2
     652.43            81670.97               82000           8.875       HENDERSON                                       NV               89044              1            2
    1124.23            98813.49               99000          13.375       CENTREVILLE                                     MD               21617              1            2
     372.83            31935.38               32000           13.75       SHREVEPORT                                      LA               71106              1            2
     315.38            27260.81               27300          13.625       HIRAM                                           GA               30141              1            2
     723.49            70788.64               71000          11.875       OAK LAWN                                        IL               60453              1            2
      779.8            67402.99               67500          13.625       PORT CHARLOTTE                                  FL               33948              1            2
     602.19            61254.75               61400          11.375       CHICAGO                                         IL               60651              2            2
     450.66            54576.55               54780            9.25       CASSELBERRY                                     FL               32707              1            2
     358.05            44326.02               44500               9       ST LOUIS PARK                                   MN               55426              1            2
      276.8            35821.23               36000             8.5       WESTON                                          OH               43569              1            2
     215.32            28864.52               29000           8.125       LILBURN                                         GA               30047              1            2
      236.2            23299.64               23400           11.75       PASCO                                           WA               99301              1            2
     289.22            25212.66               25250            13.5       MCCULLOM LAKE                                   IL               60050              1            2
      266.3            23210.58               23250            13.5       AURORA                                          IL               60504              1            2
     706.32             83703.8               84000             9.5       TUJUNGA                                         CA               91042              1            2
     605.52             68748.6               69000              10       CAMANO ISLAND                                   WA               98282              1            2
     761.31            65805.33               65900          13.625       RUTHER GLEN                                     VA               22546              1            2
     286.93            25007.41               25050            13.5       EASLEY                                          SC               29642              1            2
     393.33            42777.71               43000            10.5       ANSONIA                                         CT                6401              1            2
     199.32            23133.73               23200            9.75       HEBRON                                          MD               21830              1            2
     200.45            17372.98               17500            13.5       LAKELAND                                        FL               33810              1            2
      989.5           105670.46              106000           10.75       BRONX                                           NY               10467              2            2
     201.39            24673.25               25600            8.75       LANCASTER                                       PA               17601              1            2
     425.45            40520.67               40600           12.25       RICHTON PARK                                    IL               60471              1            2
     481.06            61056.25               61850           8.625       ATLANTA                                         GA               30316              1            2
     164.66            14477.96               14500          13.375       SEVIERVILLE                                     TN               37862              1            2
     1655.1           144252.52              144498            13.5       WOODBRIDGE                                      VA               22192              1            2
    1178.36           101853.45              102000          13.625       QUEEN CREEK                                     AZ               85243              1            2
     600.66            64780.04               65000          10.625       ALACHUA                                         FL               32615              1            2
     619.18            54913.97               55000           13.25       DOYLESTOWN                                      PA               18901              1            2
     353.29            34922.36               35000           11.75       HAGERSTOWN                                      MD               21740              1            2
     116.83            10184.94               10200            13.5       WEST POINT                                      MS               39773              1            2
     388.44            45543.05               45700           9.625       CLEVES                                          OH               45002              1            2
     738.79            64404.69               64500            13.5       BROWNSTOWN                                      MI               48183              1            2
     852.48             77598.1               77750          12.875       ORLANDO                                         FL               32832              1            2
     692.09            73177.83               73400          10.875       BAY SHORE                                       NY               11706              1            2
     313.64            34875.04               35000           10.25       SANTAQUIN                                       UT               84655              1            2
     143.18            12428.54               12500            13.5       BALTIMORE                                       MD               21229              1            2
     302.39            26360.98               26400            13.5       ATLANTA                                         GA               30316              1            2
      460.5             41928.6               42000          12.875       LEBANON                                         OH               45036              1            2
     473.92            47293.83               47400          11.625       SANDY                                           UT               84093              1            2
     228.68             24856.7               25000            10.5       LAYTON                                          UT               84041              1            2
     442.21            46758.14               46900          10.875       ALTAMONTE SPRINGS                               FL               32714              1            2
     690.32            61224.16               61320           13.25       BROOKSVILLE                                     FL               34604              1            2
     260.59            25042.17               25100          12.125       NEW HAVEN                                       CT                6513              1            2
     203.31            18342.74               18380              13       POCATELLO                                       ID               83204              1            2
     285.11             38194.3               38400           8.125       BETHLEHEM                                       NY               12077              1            2
     347.24             34295.6               34400           11.75       EVERGREEN PARK                                  IL               60805              1            2
     593.08            68030.38               68300           9.875       NEWMAN                                          CA               95360              1            2
    1496.98           138750.13              139000          12.625       BRONX                                           NY               10456              3            2
     551.58            56106.97               56240          11.375       HAMPSTEAD                                       MD               21074              1            2
     509.96            45947.34               46100              13       SAN ANTONIO                                     TX               78245              1            2
     286.35            24468.57               25000            13.5       AUSTIN                                          TX               78725              1            2
     993.63            87340.29               87500          13.375       WELLINGTON                                      FL               33414              1            2
     386.58            33289.77               33750            13.5       BEDFORD HEIGHTS                                 OH               44146              1            2
     277.48            34709.65               34875           8.875       POUGHKEEPSIE                                    NY               12603              1            2
    1178.98           123482.34              123800              11       SALEM                                           OR               97306              1            2
    1120.13           124511.75              125000           10.25       TORRANCE AREA                                   CA               90501              3            2
     281.92            27464.36               28000           8.875       ORCHARD PARK                                    NY               14127              1            2
     238.97            29476.19               29700               9       BUFFALO                                         NY               14214              1            2
     336.78            43117.18               43300           8.625       ABINGDON                                        MD               21009              1            2
     312.17            29187.91               29250            12.5       ROCHESTER                                       NY               14607              2            2
     336.04            37331.94               37500           10.25       MORENO VALLEY                                   CA               92553              1            2
     601.34            52410.82               52500            13.5       GRESHAM                                         OR               97030              1            2
     924.04            88794.68               89000          12.125       SANTA ANA                                       CA               92707              1            2
     264.85            29153.52               29252          10.375       SPRINGFIELD                                     TN               37172              1            2
     246.42            27405.02               27500           10.25       QUEEN CREEK                                     AZ               85242              1            2
     176.96            15427.21               15450            13.5       GRAND ISLAND                                    NY               14072              2            2
     377.98             32850.3               33000            13.5       DAYTON                                          OH               45440              1            2
     429.52            37444.65               37500            13.5       POWELL                                          OH               43065              1            2
     344.25            34742.54               35100          11.375       BROOKLYN CENTER                                 MN               55430              1            2
     211.05            25011.52               25100             9.5       JACKSON                                         MS               39272              1            2
     136.87            11897.78               11950            13.5       TONAWANDA                                       NY               14150              1            2
     620.37            55487.31               55590          13.125       TROUTDALE                                       OR               97060              1            2
      859.3           107502.87              108000           8.875       BRONX                                           NY               10469              2            2
     400.67             34920.2               34980            13.5       DELTONA                                         FL               32725              1            2
      468.9            53824.03               54000           9.875       BEACON                                          NY               12508              1            2
     664.47             42301.9               64000          12.125       COVINGTON                                       LA               70433              1            2
     310.45            37108.34               37325           9.375       OCEAN SPRINGS                                   MS               39564              1            2
     202.78            18959.64               19000            12.5       KINGSTON                                        PA               18704              4            2
     220.99             25884.3               26000           9.625       DAWSONVILLE                                     GA               30534              1            2
     206.66            23454.35               23550              10       NORCROSS                                        GA               30071              1            2
     296.84            31501.34               31800           10.75       MOUNT CLEMENS                                   MI               48043              1            2
     279.51            28422.65               28500          11.375       LAWRENCEVILLE                                   GA               30045              1            2
     212.41            26747.35               27000            8.75       PHILADELPHIA                                    PA               19153              1            2
     524.59            50894.76               51000              12       ATLANTA                                         GA               30317              1            2
     450.91            43933.25               44250          11.875       CHICAGO                                         IL               60651              2            2
     252.55            28725.32               30100           9.475       HATTIESBURG                                     MS               39402              1            2
     293.24               37099               37275            8.75       EAGLE MOUNTAIN                                  UT               84043              1            2
      80.46              9901.4               10000               9       ABERDEEN                                        MS               39730              1            2
     259.68            26922.59               27000          11.125       HUNTSVILLE                                      AL               35816              1            2
     437.83            47209.15               47380          10.625       LAKE WORTH                                      FL               33461              1            2
     117.95            10516.32               10750          10.367       CANYON LAKE                                     TX               78133              1            2
     475.85            43181.09               43400          12.875       WINTER GARDEN                                   FL               34787              1            2
     104.63             13038.1               13300            8.75       LANCASTER                                       NY               14086              2            2
      96.29             9643.96               10000           8.125       CHEEKTOWAGA                                     NY               14227              2            2
      274.8            22957.05               23000          14.125       ARLINGTON                                       TX               76002              1            2
     888.29            75450.76               75600          13.875       PLANTATION                                      FL               33324              1            2
     246.96            24108.45               24700          11.625       RIVERVIEW                                       FL               33569              1            2
     670.12            70756.16               71070          10.875       BRONX                                           NY               10469              1            2
     606.55            61045.64               61250            11.5       MESA                                            AZ               85208              1            2
     832.07            92575.39               92855           10.25       WALDORF                                         MD               20603              1            2
     256.05            35670.22               36000           7.675       SAN ANTONIO                                     TX               78248              1            2
     456.34            51809.82               52000              10       KELSO                                           WA               98626              4            2
     465.61             55610.8               55980           9.375       SAN ANTONIO                                     TX               78258              1            2
     103.82             9973.79               10000          12.125       BENTON HARBOR                                   MI               49022              1            2
     286.55            32860.59               33000           9.875       DALLAS                                          GA               30132              1            2
     507.98            58252.82               58500           9.875       SACHSE                                          TX               75048              1            2
      240.6             26732.4               26850           10.25       ORLAND HILLS                                    IL               60477              1            2
     972.96            91773.99               92000          12.375       CHICAGO                                         IL               60653              1            2
      740.6            71829.31               72000              12       CHICAGO                                         IL               60609              4            2
      662.4            67698.78               68200           11.25       CARPENTERSVILLE                                 IL               60110              1            2
     354.95            46462.07               46700           8.375       WARRENTON                                       VA               20187              1            2
     508.69             48008.6               48100          12.375       WOODSTOCK                                       IL               60098              1            2
     220.56            25042.43               25400           9.875       ALTOONA                                         PA               16601              1            2
      661.7            61833.13               62000            12.5       ELMHURST                                        IL               60126              1            2
     1305.6           113791.36              113985            13.5       NEWFOUNDLAND                                    NJ                7435              1            2
     391.78            39851.46               39946          11.375       EAGLE MOUNTAIN                                  UT               84043              1            2
      143.4            12491.35               12520            13.5       COLUMBUS                                        OH               43227              1            2
     282.42            40964.61               41400            7.25       WESTLAND                                        MI               48185              1            2
    1100.57           117485.95              117900           10.75       TAMARAC                                         FL               33321              1            2
     230.15             21733.7               22200           9.375       FARMINGTON                                      NY               14425              1            2
     699.02            69076.56               69250           11.75       BETTENDORF                                      IA               52722              1            2
     514.03            61542.32               61800           9.375       BRONX                                           NY               10469              3            2
     320.99            31710.02               31800           11.75       ARLINGTON                                       TX               76012              2            2
     189.19            22402.33               22500             9.5       BALTIMORE                                       MD               21206              1            2
     268.02            23355.09               23400            13.5       PASCO                                           WA               99301              1            2
     354.03            35643.13               35750            11.5       GARLAND                                         TX               75040              1            2
     858.08            80176.57               80400            12.5       FAR ROCKAWAY                                    NY               11691              2            2
     229.08            19970.46               20000            13.5       ROCHESTER                                       NY               14623              1            2
     395.17            34433.68               34500            13.5       GARFIELD HEIGHTS                                OH               44105              1            2
     331.85            29925.76               30000              13       WINDSOR                                         CT                6095              1            2
     519.69            50874.43               51000          11.875       THE DALLES                                      OR               97058              1            2
     245.45            31071.57               31200            8.75       WEST POINT                                      UT               84015              1            2
     966.55           112123.52              112500            9.75       PHOENIX                                         AZ               85054              1            2
     496.31            48073.09               48250              12       HOODSPORT                                       WA               98548              1            2
     217.09             25991.6               26100           9.375       HUNTSVILLE                                      AL               35810              1            2
     191.32            18561.62               18600              12       SPOKANE                                         WA               99212              1            2
     469.92            46503.96               47000          11.625       WHITMORE LAKE                                   MI               48189              1            2
     731.43            69663.66               69800           12.25       COLORADO SPRINGS                                CO               80921              1            2
    1291.78           132628.75              133000           11.25       GLENVIEW                                        IL               60025              1            2
     953.09            82381.41               82500          13.625       APOPKA                                          FL               32712              1            2
     170.27            18645.33               19200          10.125       NASHVILLE                                       TN               37207              1            2
     841.55            84755.31               84980            11.5       BRENTWOOD                                       TN               37027              1            2
     262.31            32472.26               32600               9       SEATTLE                                         WA               98103              1            2
     138.15            12131.45               12600          12.875       NORTH TONAWANDA                                 NY               14120              1            2
     302.76            34374.29               34500              10       OREM                                            UT               84097              1            2
     809.87            80723.99               81000          11.625       ATLANTA                                         GA               30342              1            2
     367.95            31727.86               31850          13.625       SPRING HILL                                     FL               34608              1            2
        388            39089.75               39180            11.5       CHICAGO                                         IL               60629              1            2
      255.6            22074.79               22125          13.625       SAINT LOUIS                                     MO               63135              1            2
     414.13            38043.42               38110           12.75       SARATOGA SPRINGS                                NY               12866              1            2
     529.87            49098.35               49200          12.625       SYRACUSE                                        UT               84075              1            2
     107.26             9508.07               10050            12.5       WEDOWEE                                         AL               36278              1            2
     473.53            57945.57               58200           9.125       TAMPA                                           FL               33624              1            2
     280.78            26499.57               26550          12.375       LONGMONT                                        CO               80501              1            2
     589.88            51394.11               51500            13.5       NEW BRITAIN                                     CT                6053              2            2
     515.44             44932.9               45000            13.5       LAS VEGAS                                       NV               89101              1            2
     292.29            30412.71               31000          10.875       CALDWELL                                        ID               83605              1            2
     427.98            41910.89               42000          11.875       VILLA RICA                                      GA               30180              1            2
     198.04            21944.89               22100           10.25       CLEARFIELD                                      UT               84015              1            2
      892.4            95227.57               95600           10.75       PLANTATION                                      FL               33317              1            2
     306.79            30898.11               30980            11.5       RIVERVIEW                                       FL               33569              1            2
     277.87            31895.69               32000           9.875       EAST BERLIN                                     PA               17316              1            2
        408            41054.17               41200            11.5       ESTACADA                                        OR               97023              1            2
     184.84            15980.41               16000          13.625       WINSLOW TOWNSHIP                                NJ                8081              1            2
    1047.36           111424.02              112200           10.75       WOODSTOCK                                       GA               30189              1            2
     336.43             34861.4               34980          11.125       GROVETOWN                                       GA               30813              1            2
     252.42            21813.95               21850          13.625       LAREDO                                          TX               78046              1            2
     308.97            28888.55               28950            12.5       STOW                                            OH               44224              1            2
     177.91            15374.54               15400          13.625       FLINT                                           MI               48503              1            2
     622.31            65826.04               66000          10.875       WEYMOUTH                                        MA                2188              1            2
      873.7            97162.95               97500           10.25       SOUTH OZONE PARK                                NY               11420              2            2
     727.23            62846.03               62950          13.625       CINCINNATI                                      OH               45244              1            2
     653.58            61665.05               61800          12.375       PHOENIX                                         AZ               85045              1            2
    1118.91           105569.02              105800          12.375       CHICAGO                                         IL               60657              2            2
     679.84             63563.6               63700            12.5       SCOTTSDALE                                      AZ               85257              1            2
     708.82            78861.75               79100           10.25       MONTGOMERY                                      AL               36117              1            2
     853.44            84178.91               85358          11.625       STAFFORD                                        VA               22554              1            2
     269.18            30709.06               31000           9.875       GLEN BURNIE                                     MD               21061              1            2
      94.18            11160.47               11200             9.5       LEWISTON                                        NY               14092              1            2
     532.61            46421.07               46500            13.5       POWDER SPRINGS                                  GA               30127              1            2
      237.1            25331.27               25400           10.75       DUBLIN                                          TX               76446              1            2
     430.67            37518.66               37600            13.5       JOHNSBURG                                       NY               12853              1            2
      234.6            26953.04               27600           9.625       DUNCANNON                                       PA               17020              1            2
     199.28            23084.04               23700             9.5       SPOKANE                                         WA               99201              1            2
     284.82            32693.07               32800           9.875       SEATTLE                                         WA               98133              1            2
     742.23            64689.89               64800            13.5       RIDLEY PARK                                     PA               19078              1            2
     340.68            33665.46               33750           11.75       IRVINGTON                                       NJ                7111              1            2
     2440.9            298688.3              300000           9.125       LA JOLLA                                        CA               92037              1            2
      740.1            67292.47               67500          12.875       VANCOUVER                                       WA               98662              1            2
     299.87            38599.75               39000             8.5       ETTERS                                          PA               17319              1            2
     486.93            44719.04               44809           12.75       NAMPA                                           ID               83651              1            2
     423.29            49628.97               49800           9.625       BERLIN                                          MD               21811              1            2
       1660           151142.61              151400          12.875       BOISE                                           ID               83714              1            2
     291.89            27547.45               27600          12.375       BLUE ISLAND                                     IL               60406              1            2
     519.92            51866.17               52000          11.625       LAS VEGAS                                       NV               89108              1            2
     918.55            98094.13               98400           10.75       SOUTH OZONE PARK                                NY               11420              2            2
     583.15             63567.9               63750            10.5       GROVELAND                                       MA                1834              1            2
     310.09            33788.94               33900            10.5       HANOVER                                         PA               17331              1            2
     210.21            24911.87               25000             9.5       WASHOUGAL                                       WA               98671              1            2
     556.31            58821.42               59000          10.875       SAN BERNARDINO                                  CA               92405              1            2
     438.92            40309.89               40391           12.75       NAMPA                                           ID               83651              1            2
     290.99            26059.96               26510          10.375       HAMBURG                                         NY               14075              1            2
     488.59            47401.95               47500              12       MAPLE VALLEY                                    WA               98038              1            2
      672.3             58098.9               58195          13.625       PORTLAND                                        OR               97219              1            2
     597.33             61328.3               61500           11.25       WESLEY CHAPEL                                   FL               33544              1            2
    1113.63           127828.95              128247           9.875       WOODBRIDGE                                      VA               22192              1            2
     454.65            31114.53               42600            12.5       SPLENDORA                                       TX               77372              1            2
     357.16            45213.13               45400            8.75       LAYTON                                          UT               84041              1            2
     126.13            14890.59               15000             9.5       SAINT LOUIS                                     MO               63136              1            2
     428.07            44817.58               44950              11       FEDERAL WAY                                     WA               98003              1            2
     194.59            18359.86               18400          12.375       TYLER                                           TX               75708              1            2
     194.59            18359.86               18400          12.375       TYLER                                           TX               75708              1            2
     502.83            59531.27               59800             9.5       MILWAUKIE                                       OR               97222              1            2
     357.25            43935.54               44400               9       NOBLESVILLE                                     IN               46062              1            2
     205.85            24444.55               24750           9.375       ELIZABETHTON                                    TN               37643              1            2
     327.79             36452.9               36580           10.25       CHICAGO                                         IL               60626              1            2
     357.45            33745.27               33800          12.375       LOCKPORT                                        IL               60441              1            2
     477.11            40855.78               40950           13.75       TONEY                                           AL               35773              1            2
    1431.77            124842.5              125000            13.5       MORGAN HILL                                     CA               95037              1            2
     873.12            92391.74               92600          10.875       ROCKVILLE                                       MD               20851              1            2
     238.46            23215.11               23850          11.625       SALEM                                           OR               97301              4            2
     774.45            75862.43               76000          11.875       RIDGE                                           NY               11961              1            2
     155.57            16462.94               16500          10.875       SPOKANE                                         WA               99205              1            2
     336.75            28960.81               29400            13.5       TERRYTOWN                                       LA               70056              1            2
     121.02             10288.1               10300          13.875       JOHNSON CITY                                    TN               37604              2            2
     785.62             76957.5               77097          11.875       BEAVERTON                                       OR               97007              1            2
     757.92            72874.98               73000          12.125       LEBANON                                         OH               45036              1            2
    1996.19           239258.51              240000           9.375       MARIETTA                                        GA               30067              1            2
     337.59            35025.18               35100          11.125       HARRISVILLE                                     UT               84404              1            2
     198.12            24806.98               24900           8.875       CORVALLIS                                       OR               97333              1            2
     209.72            17978.58               18000           13.75       CHATTANOOGA                                     TN               37411              1            2
     486.48            45906.93               46000          12.375       PLAINFIELD                                      IL               60544              1            2
    1193.95           102165.54              102475           13.75       HAGERSTOWN                                      MD               21740              1            2
     298.79            29544.94               29600           11.75       WAUKEGAN                                        IL               60085              1            2
    1195.43           110800.46              111000          12.625       ALEXANDRIA                                      VA               22309              1            2
     102.03            11711.69               11750           9.875       HOUSTON                                         TX               77014              1            2
     152.74             12554.6               13000          13.875       CAMDEN                                          NJ                8104              1            2
     893.57            75962.04               76050          13.875       WALLKILL                                        NY               12589              1            2
     173.23             16945.7               17000          11.875       DANVILLE                                        PA               17821              1            2
     470.76            47903.17               48000          11.375       CHICAGO                                         IL               60615              1            2
     509.08            47611.86               47700            12.5       HYATTSVILLE                                     MD               20785              1            2
    1203.47           131188.27              131564            10.5       ASHBURN                                         VA               20148              1            2
     159.37             18289.2               18550            9.75       BINGHAMTON                                      NY               13902              2            2
     868.09            85840.08               86000           11.75       GLENWOOD SPRINGS                                CO               81601              1            2
     283.21            35873.45               36000            8.75       DILLSBURG                                       PA               17019              1            2
     484.33            50727.53               50858              11       FREDERICK                                       MD               21702              1            2
      673.4            67820.21               68000            11.5       MURFREESBORO                                    TN               37129              1            2
     522.21            44392.57               44444          13.875       LINO LAKES                                      MN               55014              1            2
      176.3            20461.38               20520            9.75       ALTAMONTE SPRINGS                               FL               32701              1            2
     637.63            68836.25               69000          10.625       CENTREVILLE                                     VA               20120              1            2
      252.9            27005.77               27092           10.75       AUSTIN                                          TX               78732              1            2
     295.71            31911.02               32000          10.625       MERIDIAN                                        ID               83642              1            2
     171.81            14977.85               15000            13.5       PIKE ROAD                                       AL               36064              1            2
     927.17           112344.61              112702            9.25       STAFFORD                                        VA               22554              1            2
     836.74            86814.69               87000          11.125       MIDDLEBURY                                      CT                6762              1            2
     228.94            19462.49               19485          13.875       WESTFIELD                                       IN               46074              1            2
      248.2             29101.8               29200           9.625       CHARLOTTE                                       NC               28214              1            2
     254.26            21609.67               21640          13.875       FRANKFORT                                       KY               40601              1            2
    1033.99             87843.4               88000          13.875       SILVER SPRING                                   MD               20902              1            2
     657.12            56332.88               56400           13.75       WINTER HAVEN                                    FL               33884              1            2
     149.24               20019               20100           8.125       MIAMISBURG                                      OH               45342              1            2
     336.31            31748.46               31800          12.375       CHICAGO                                         IL               60620              1            2
     434.59            42175.62               42250              12       EVERETT                                         WA               98204              1            2
     462.88            44920.76               45000              12       OCEAN PARK                                      WA               98640              1            2
     186.18            23319.83               23400           8.875       CELINA                                          OH               45822              1            2
     279.96            27946.46               28000          11.625       SPRINGFIELD                                     MA                1108              3            2
     322.06            40340.36               40479           8.875       BRIGHTON                                        MI               48116              1            2
      347.2            29764.55               29800           13.75       PHILADELPHIA                                    PA               19148              1            2
      308.8            26926.06               26960            13.5       PENDLETON                                       OR               97801              1            2
     743.98            79515.92               79700           10.75       GAINESVILLE                                     GA               30506              1            2
     404.27            35553.86               35600          13.375       LAS VEGAS                                       NV               89108              1            2
     497.79            44925.59               45000              13       FORT WASHINGTON                                 MD               20744              1            2
      928.4            93565.86               93750            11.5       ORLANDO                                         FL               32819              1            2
     267.89            22760.28               22800          13.875       CHISAGO CITY                                    MN               55013              1            2
     391.77            34455.34               34500          13.375       SOUTHFIELD                                      MI               48075              1            2
     417.04            44572.81               44676           10.75       MOLALLA                                         OR               97038              1            2
    1184.92           101557.94              101700           13.75       WOODBRIDGE                                      VA               22193              1            2
     803.93            68917.83               69000           13.75       APOLLO BEACH                                    FL               33572              1            2
     787.24            66881.26               67000          13.875       LAS VEGAS                                       NV               89141              1            2
    2404.62           251947.25              252500              11       LEESBURG                                        VA               20176              1            2
     480.67            56330.73               56550           9.625       FREDERICK                                       MD               21702              1            2
     434.68            39940.35               40000           12.75       HILLSBORO                                       OR               97124              1            2
     228.12            19450.88               19580           13.75       TROY                                            NY               12180              2            2
     579.19            65821.16               66000              10       BALTIMORE                                       MD               21230              1            2
     135.62            11626.13               11640           13.75       SPRINGFIELD                                     TN               37172              1            2
     620.82            63140.93               63300          11.375       CHICAGO                                         IL               60623              3            2
     763.74            64924.79               65000          13.875       BOISE                                           ID               83709              1            2
     823.88            76359.41               76500          12.625       ALEXANDRIA                                      VA               22305              1            2
     228.41            21962.35               22000          12.125       ROCKFORD                                        IL               61101              1            2
     528.74            44947.96               45000          13.875       CRESTVIEW                                       FL               32539              1            2
     139.81               11978               12000           13.75       HEYBURN                                         ID               83336              1            2
     309.12            35877.24               35980            9.75       HENDERSONVILLE                                  TN               37075              1            2
      779.1            72865.07               73000            12.5       RIVERDALE                                       MD               20737              1            2
     293.75            24971.05               25000          13.875       LAGRANGE                                        GA               30240              1            2
     654.03            74290.36               74527              10       LYNWOOD                                         IL               60411              1            2
    1067.26            99759.53              100000            12.5       WASHINGTON                                      DC               20010              1            2
     988.99            123801.2              124300           8.875       LAUREL                                          MD               20723              1            2
     224.03            24510.28               25000           10.25       IDAHO FALLS                                     ID               83402              4            2
     635.41            58843.31               59000          12.625       FRANKLIN PARK                                   IL               60131              1            2
    1227.45           121373.83              121600           11.75       JAMAICA                                         NY               11434              2            2
    1178.61           124718.92              125000          10.875       FREDERICKSBURG                                  VA               22405              1            2
    1279.94           126564.16              126800           11.75       RICHMOND HILL                                   NY               11419              2            2
     842.12            99848.48              100150             9.5       YUMA                                            AZ               85365              1            2
      313.8            38869.78               39000               9       BINGHAMTON                                      NY               13903              1            2
      260.6            28133.07               28200          10.625       COLUMBUS                                        OH               43231              1            2
     455.56            39045.38               39100           13.75       BATON ROUGE                                     LA               70809              1            2
     478.05            52667.88               52800          10.375       VIRGINIA BEACH                                  VA               23456              1            2
     661.38            57179.93               57250          13.625       AUSTELL                                         GA               30106              4            2
     668.69            60364.83               60450              13       JOLIET                                          IL               60433              2            2
      306.5            29201.33               29250           12.25       FARMINGTON                                      MN               55024              1            2
    1260.05           116820.66              117000          12.625       CHICAGO                                         IL               60623              3            2
     204.44             17379.9               17400          13.875       FRANKLIN                                        IN               46131              1            2
     413.59             34350.2               35200          13.875       MACON                                           GA               31220              1            2
    1313.67           112236.59              114000           11.25       PRINCETON                                       NJ                8540              1            2
     456.33            45204.85               46080            11.5       PARKER                                          CO               80134              1            2
     179.34            21637.48               21800            9.25       COVINGTON                                       KY               41017              1            2
     605.65            59817.23               60000           11.75       PORT EWEN                                       NY               12466              1            2
     320.92            31145.12               31200              12       SALEM                                           OR               97301              1            2
     362.81            45425.09               45600           8.875       NEW PRAGUE                                      MN               56071              1            2
     171.85            21525.43               21600           8.875       RAVENNA                                         OH               44266              1            2
     651.46            61482.95               61600          12.375       CHICAGO                                         IL               60623              3            2
     274.49            34082.16               34500           8.875       BOISE                                           ID               83702              1            2
    1209.39           103676.41              103800           13.75       WILMINGTON                                      CA               90744              3            2
     946.32            93575.67               93750           11.75       HONEY BROOK                                     PA               19344              1            2
     426.49            48468.34               48600              10       MILLEDGEVILLE                                   GA               31061              1            2
     430.01            48867.19               49000              10       LAS VEGAS                                       NV               89107              1            2
     455.24            45016.15               45100           11.75       AURORA                                          IL               60505              1            2
     661.38            57179.93               57250          13.625       AUSTELL                                         GA               30106              4            2
      437.1            41973.69               42100          12.125       WILMINGTON                                      NC               28412              1            2
    1221.98           103879.69              104000          13.875       SPOTSYLVANIA                                    VA               22553              1            2
        279            30411.32               30500            10.5       LAS VEGAS                                       NV               89123              1            2
     818.49             90173.2               90400          10.375       ASHBURN                                         VA               20147              1            2
     585.57            56319.93               56400          12.125       CORAL SPRINGS                                   FL               33065              1            2
     182.21            18358.69               18400            11.5       ALGONQUIN                                       IL               60102              1            2
     287.55            24644.58               24680           13.75       RIVERVIEW                                       FL               33569              1            2
    1010.25             85681.7               85980          13.875       ST PETERSBURG                                   FL               33704              1            2
    1542.92           149735.96              150000              12       ORLANDO                                         FL               32828              1            2
     221.84            25581.17               26100           9.625       MECHANICSBURG                                   PA               17050              1            2
     699.27            84730.48               85000            9.25       RICHMOND HILL                                   NY               11418              2            2
     119.85            10186.14               10200          13.875       BRIDGETON                                       NJ                8302              1            2
    2055.82            187228.2              187500          12.875       EDINA                                           MN               55424              1            2
     398.07            50659.29               51180           8.625       SAINT HELENS                                    OR               97051              1            2
     151.66            12780.61               12800              14       ARLINGTON                                       TX               76018              1            2
     221.86             25484.5               25550           9.875       RICHMOND                                        IN               47374              1            2
     298.67            26961.97               27000              13       WEST SAINT PAUL                                 MN               55118              1            2
     186.26            21145.92               21225              10       CYPRESS                                         TX               77429              1            2
     403.76            39925.65               40000           11.75       TALLAHASSEE                                     FL               32309              1            2
      196.9            17774.51               17800              13       CINCINNATI                                      OH               45213              1            2
      259.1            24453.48               24500          12.375       NORTHLAKE                                       IL               60164              1            2
     480.26            44904.61               45000            12.5       NEW HAVEN                                       CT                6511              1            2
     444.17            41925.99               42000          12.375       BURBANK                                         IL               60459              1            2
     219.03               22939               23000              11       CLARENCE                                        NY               14031              1            2
     261.74            22910.08               23250           13.25       HARVARD                                         IL               60033              2            2
     389.67            42496.23               42600            10.5       CANTON                                          GA               30115              1            2
     625.83            61833.26               62000           11.75       HYATTSVILLE                                     MD               20784              1            2
     959.85            65232.44               96000          11.625       BROOKLYN                                        NY               11206              3            2
    1352.61           133750.81              134000           11.75       JAMAICA                                         NY               11436              2            2
     599.58             59289.6               59400           11.75       FRANKLIN PARK                                   IL               60131              1            2
    1012.19            86753.66               86875           13.75       DAVENPORT                                       FL               33897              1            2
     489.65            46198.97               46300          12.375       PHILADELPHIA                                    PA               19127              1            2
     166.67            18552.23               18600           10.25       TWIN FALLS                                      ID               83301              1            2
     315.58            34415.95               34500            10.5       CHICAGO                                         IL               60638              1            2
      519.1             44420.7               44554           13.75       NAMPA                                           ID               83686              1            2
     574.57            48843.39               48900          13.875       OCEAN PARK                                      WA               98640              1            2
     439.25             37628.3               37700           13.75       PORT ORANGE                                     FL               32129              1            2
     358.19            41115.56               41250           9.875       WEST POINT                                      UT               84015              1            2
     332.42             37386.1               37485          10.125       SALISBURY                                       MD               21801              1            2
     789.68            95633.54               95990            9.25       BENNETT                                         CO               80102              1            2
     547.06            62739.25               63000           9.875       CLINTON                                         MD               20735              1            2
     304.27            27958.29               28000           12.75       WOODSTOCK                                       GA               30189              1            2
     282.93            26955.03               27000           12.25       PORT JERVIS                                     NY               12771              1            2
     385.15            39015.06               39700            8.25       CLARKS SUMMIT                                   PA               18411              1            2
     993.29            85842.86               85980          13.625       SAINT PETERSBURG                                FL               33704              1            2
     195.65            26137.99               26350           8.125       SYKESVILLE                                      MD               21784              1            2
     308.38            29902.53               29980              12       MURRELLS INLET                                  SC               29576              1            2
     832.76             82346.6               82500           11.75       MONMOUTH                                        OR               97361              1            2
      568.6            55699.07               55800          11.875       BAKERSFIELD                                     CA               93304              1            2
     417.39            41273.11               41350           11.75       WINFIELD                                        IL               60190              1            2
     519.76            49503.09               49600           12.25       RIVERSIDE                                       IL               60546              1            2
     354.19            30363.84               30400           13.75       GRAND JUNCTION                                  CO               81505              1            2
     425.66            45461.13               45600           10.75       POUGHKEEPSIE                                    NY               12601              2            2
     274.86            28241.35               28300           11.25       COUNTRY CLUB HILLS                              IL               60478              1            2
     1011.9            86746.61               86850           13.75       EAST STROUDSBURG                                PA               18301              1            2
      435.1            42225.56               42300              12       BARTLETT                                        IL               60103              1            2
     332.05            28466.12               28500           13.75       SAINT LOUIS                                     MO               63104              1            2
     309.18            37876.34               38000           9.125       GREENEVILLE                                     TN               37743              1            2
    1445.23           122857.68              123000          13.875       MILWAUKIE                                       OR               97222              1            2
     351.56            45036.99               45200           8.625       ENUMCLAW                                        WA               98022              1            2
     512.91            51201.73               51300          11.625       FINDLAY                                         OH               45840              1            2
     287.94            34796.21               35000            9.25       BROOKSVILLE                                     FL               34601              1            2
     226.01            23449.98               23500          11.125       NEW ORLEANS                                     LA               70115              2            2
     357.12            37365.58               37500              11       HOMER GLEN                                      IL               60491              1            2
     343.55            27414.19               33400              12       CHENEY                                          WA               99004              1            2
        506            43711.18               43800          13.625       BOISE                                           ID               83705              1            2
     240.56            27906.32               28000            9.75       NORTH LAS VEGAS                                 NV               89031              1            2
     960.56           102621.38              102900           10.75       JAMAICA                                         NY               11434              2            2
    1185.53           126656.12              127000           10.75       RICHMOND HILL                                   NY               11419              2            2
     320.51            32919.83               33000           11.25       KALAMAZOO                                       MI               49008              1            2
     344.05             37880.8               38000          10.375       WASHINGTON                                      DC               20002              1            2
     630.43            55848.06               56000           13.25       COLLEGE PARK                                    MD               20740              1            2
     309.17            39138.25               39300            8.75       PAYSON                                          UT               84651              1            2
    1058.57           113092.98              113400           10.75       RICHMOND HILL                                   NY               11419              2            2
     519.92            51883.47               52000          11.625       HESPERIA                                        CA               92345              1            2
     232.47             22560.2               22600              12       SPOKANE                                         WA               99205              1            2
     408.22            36499.88               36580          13.125       CALDWELL                                        ID               83607              1            2
     881.36             88825.2               89000            11.5       BRIDGEPORT                                      CT                6604              3            2
     464.54            48654.87               48780              11       TUALATIN                                        OR               97062              2            2
     524.89            51886.65               52000           11.75       CHICAGO                                         IL               60629              1            2
     581.42            55887.53               56000          12.125       HYATTSVILLE                                     MD               20784              1            2
        326            29947.62               30000           12.75       DECATUR                                         GA               30032              1            2
     481.39            46703.42               46800              12       NEWNAN                                          GA               30265              1            2
     502.53            43437.55               43500          13.625       MACOMB                                          MI               48044              1            2
     399.44            45850.06               46000           9.875       KISSIMMEE                                       FL               34759              1            2
     412.45            35328.97               35400           13.75       TORRINGTON                                      CT                6790              3            2
     230.69            19772.36               19800           13.75       HOUSTON                                         TX               77054              1            2
      235.7            29523.56               29625           8.875       MAPLE GROVE                                     MN               55311              1            2
     451.48            38703.87               38750           13.75       BATON ROUGE                                     LA               70815              1            2
     243.96             27680.8               27800              10       LAKE CHARLES                                    LA               70611              1            2
     472.13             53654.2               53800              10       NAVARRE                                         FL               32566              1            2
     745.67            63923.14               64000           13.75       MESA                                            AZ               85208              1            2
      597.9            59654.96               59800          11.625       GROVE CITY                                      OH               43123              1            2
     694.97            61120.74               61200          13.375       EAST HARTFORD                                   CT                6108              3            2
     707.12            75544.87               75750           10.75       BRONX                                           NY               10460              3            2
     804.65            70146.19               70250            13.5       PROVO                                           UT               84861              4            2
     451.45            42233.34               42300            12.5       MILWAUKIE                                       OR               97267              1            2
     369.43            42856.16               43000            9.75       CRYSTAL LAKE                                    IL               60014              1            2
     537.76            55793.87               55913          11.125       SPOTSYLVANIA                                    VA               22553              1            2
     477.95            59167.67               59400               9       WEST MILFORD                                    NJ                7480              1            2
     359.36            33924.95               33980          12.375       ROMEOVILLE                                      IL               60446              1            2
      187.2            16459.94               16485          13.375       INDIANAPOLIS                                    IN               46241              1            2
     237.44             20338.9               20380           13.75       FRANKLIN                                        OH               45005              1            2
     298.26            25559.22               25600           13.75       POWDER SPRINGS                                  GA               30127              1            2
     549.93            51887.13               52000          12.375       VILLA PARK                                      IL               60181              1            2
     303.02            30221.86               30600            11.5       MARIETTA                                        GA               30062              1            2
     417.93            41720.14               41800          11.625       BOISE                                           ID               83702              3            2
        501            42939.92               43000           13.75       CLEARFIELD                                      UT               84015              1            2
     408.81            35945.28               36000          13.375       SPRINGFIELD                                     MA                1104              2            2
     302.92            25963.74               26000           13.75       ATLANTA                                         GA               30331              1            2
     308.61            34692.41               34800          10.125       PORTLAND                                        OR               97216              1            2
     372.83            31955.35               32000           13.75       ATLANTA                                         GA               30314              1            2
     739.07            63883.11               63975          13.625       AVONDALE                                        AZ               85323              1            2
     914.99           106195.81              106500            9.75       ROSWELL                                         GA               30076              1            2
     701.98            60165.84               60250           13.75       DELTONA                                         FL               32738              1            2
     525.45            53968.52               54100           11.25       FAIRHOPE                                        AL               36532              1            2
     352.64            31549.25               31600          13.125       KELSO                                           WA               98626              1            2
     592.23            55885.03               56000          12.375       NORTHLAKE                                       IL               60164              1            2
     334.17             40474.1               40620            9.25       HYRUM                                           UT               84319              1            2
     565.26            55779.51               56000           11.75       NAUGATUCK                                       CT                6770              1            2
     306.69            28929.26               29000          12.375       CHICAGO                                         IL               60641              1            2
     453.31            54302.73               54500           9.375       SOUTH OZONE PARK                                NY               11420              1            2
     627.27            69789.19               70000           10.25       GAITHERSBURG                                    MD               20877              1            2
     499.11            50283.93               50400            11.5       DELAND                                          FL               32724              1            2
     442.85             42965.2               43054              12       STILLWATER                                      NY               12170              1            2
      242.6            20969.86               21000          13.625       CHUBBUCK                                        ID               83202              2            2
     287.08            28377.98               28440           11.75       ANTIOCH                                         TN               37013              1            2
      999.3            86375.67               86500          13.625       KISSIMMEE                                       FL               34747              1            2
     351.98            37629.05               38090          10.625       RICE                                            MN               56367              1            2
     201.63            21541.53               21600           10.75       LONGVIEW                                        WA               98632              1            2
     873.83            74788.19               75000           13.75       ORLANDO                                         FL               32803              1            2
     435.62            51035.51               51250           9.625       MIDVALE                                         UT               84047              1            2
     452.11             42660.8               42750          12.375       VERNON                                          CT                6066              1            2
     609.95            62647.36               62800           11.25       VICTORVILLE                                     CA               92394              1            2
     272.49            30951.39               31050              10       WALKERSVILLE                                    MD               21793              1            2
      504.6            57317.46               57500              10       BIRMINGHAM                                      AL               35243              1            2
      570.4            57467.44               57600            11.5       GLEN ELLYN                                      IL               60137              1            2
      233.6            22454.85               22500          12.125       CICERO                                          IL               60804              1            2
     218.45            25611.71               25700           9.625       SMYRNA                                          TN               37167              1            2
     187.77            23505.33               23600           8.875       MONTGOMERY                                      AL               36106              1            2
      713.3            69873.35               70000          11.875       CHICAGO                                         IL               60619              4            2
     433.73            45878.77               46000          10.875       WALDORF                                         MD               20602              1            2
     525.68            55058.39               55200              11       AURORA                                          CO               80012              1            2
     287.93            34870.06               35000            9.25       BATON ROUGE                                     LA               70802              1            2
     218.06            21346.11               21400          11.875       CHICAGO                                         IL               60643              1            2
     177.36            19938.18               20000          10.125       ROUND LAKE BEACH                                IL               60073              1            2
      301.7            26758.15               26800           13.25       FRASER                                          MI               48026              1            2
     634.54            59832.23               60000          12.375       BUFFALO GROVE                                   IL               60089              1            2
     938.33            86660.38               88725          12.375       CHANDLER                                        AZ               85248              1            2
     412.15            44494.16               44600          10.625       REEDSPORT                                       OR               97467              1            2
     209.97            20952.92               21000          11.625       OAK FOREST                                      IL               60452              1            2
     413.33            47444.86               47600           9.875       PORTLAND                                        OR               97230              1            2
     286.56            32892.35               33000           9.875       COLORADO SPRINGS                                CO               80907              4            2
     180.78            21884.15               21975            9.25       SWANSEA                                         IL               62226              1            2
     861.55            86727.21               87000            11.5       HAVERTOWN                                       PA               19083              1            2
     285.45            35717.46               35876           8.875       TAYORSVILLE                                     UT               84118              1            2
      227.7            25665.08               26000           8.625       NESQUEHONING                                    PA               18240              1            2
     153.49            15469.59               15500            11.5       EMMAUS                                          PA               18049              1            2
     287.78            36866.56               37000           8.625       SALT LAKE CITY                                  UT               84116              1            2
     677.34             65734.1               65850              12       EVERETT                                         WA               98203              1            2
     175.03            18699.23               18750           10.75       ROCK HILL                                       SC               29730              1            2
     264.16            35633.94               36000               8       ENUMCLAW                                        WA               98022              1            2
     346.58            29950.44               30000          13.625       AUSTIN                                          TX               78717              1            2
     170.96            14533.16               14550          13.875       INDIANAPOLIS                                    IN               46226              1            2
     741.03            86003.87               86250            9.75       JAMAICA                                         NY               11436              1            2
     251.83            21589.33               21615           13.75       WAITE PARK                                      MN               56387              1            2
     555.19            68730.17               69000               9       CLARKSVILLE                                     TN               37043              1            2
      198.9            24422.96               24720               9       CROSSVILLE                                      TN               38572              1            2
    1258.32           107849.16              108000           13.75       PEORIA                                          AZ               85383              1            2
     307.11            38452.44               38600           8.875       CONSTANTINE                                     MI               49042              1            2
    1708.27           182503.07              183000           10.75       WASHINGTON                                      DC               20024              1            2
     613.44            53023.71               53100          13.625       WINSTON SALEM                                   NC               27127              1            2
     367.14             37721.6               37800           11.25       MADISON                                         FL               32340              1            2
     586.99            54886.36               55000            12.5       SAINT JOHN                                      IN               46373              1            2
    1851.07            157259.7              157540          13.875       MINNETRISTA                                     MN               55359              1            2
     475.73            46168.61               46250              12       CASTLE ROCK                                     WA               98611              1            2
     840.77            79348.91               79500          12.375       BERWYN                                          IL               60402              3            2
      698.8            71044.76               71250          11.375       MOKENA                                          IL               60448              1            2
     637.64            48194.79               48800          13.625       GERMANTOWN                                      MD               20874              1            2
     232.07            29378.61               29500            8.75       CLEVES                                          OH               45002              1            2
     255.03            30874.46               31000            9.25       ONTARIO                                         NY               14519              1            2
     240.27            25938.29               26000          10.625       SEATTLE                                         WA               98118              1            2
     424.07            37920.59               38000          13.125       AUSTIN                                          TX               78748              2            2
     469.99            39953.75               40000          13.875       SANDY                                           UT               84094              1            2
     333.22             29560.6               29600           13.25       PORTSMOUTH                                      NH                3801              1            2
     433.54            45875.12               45980          10.875       TERRYVILLE                                      CT                6786              1            2
     468.93            56788.27               57000            9.25       JAMAICA                                         NY               11435              2            2
     508.18            43121.06               43250          13.875       CAPITOL HEIGHTS                                 MD               20743              1            2
     449.95            41692.29               41780          12.625       OAK LAWN                                        IL               60453              1            2
     194.08            16384.96               16800          13.625       NEWARK                                          NY               14513              4            2
     596.21            61832.71               61990          11.125       GLEN ALLEN                                      VA               23059              1            2
     311.15            32909.96               33000          10.875       CLERMONT                                        FL               34711              1            2
    1086.57           116084.89              116400           10.75       DUMFRIES                                        VA               22026              1            2
     308.38            29904.06               29980              12       MURRELLS INLET                                  SC               29576              1            2
     472.01             51382.3               51600            10.5       BUSHKILL                                        PA               18324              1            2
     292.13            32501.46               32600           10.25       PLEASANT VIEW                                   TN               37146              1            2
      477.4            41976.08               42040          13.375       AUSTIN                                          TX               78732              1            2
     432.39            37702.45               37750            13.5       SUGAR HILL                                      GA               30518              1            2
     697.74            73833.58               74000          10.875       LYNNWOOD                                        WA               98036              1            2
     388.16            33558.88               33600          13.625       PRAIRIEVILLE                                    LA               70769              4            2
     266.86            23071.74               23100          13.625       HAVRE DE GRACE                                  MD               21078              4            2
     344.41            31913.23               31980          12.625       DOVER                                           NH                3820              1            2
     202.78            24304.68               24380           9.375       HAMPTON                                         VA               23605              1            2
     337.55            35719.53               35800          10.875       MOUNT VERNON                                    WA               98273              1            2
     116.51              9988.1               10000           13.75       INDIANAPOLIS                                    IN               46235              1            2
    2284.14           219558.22              220000          12.125       IRVINE                                          CA               92620              1            2
     297.21             37469.2               37780            8.75       ELLENVILLE                                      NY               12428              1            2
     188.47            17468.53               17500          12.625       GALVESTON                                       TX               77551              1            2
     337.28            43675.01               43865             8.5       MT. JULIET                                      TN               37122              1            2
     241.23            28296.75               28380           9.625       FARMINGTON                                      UT               84025              1            2
     417.61            40504.23               40600              12       CICERO                                          IL               60804              1            2
     216.73             26536.5               26638           9.125       COLUMBUS                                        MS               39705              1            2
     270.98            27832.19               27900           11.25       LAUREL                                          MD               20707              1            2
     497.37            52611.02               52750          10.875       SNOHOMISH                                       WA               98290              1            2
     161.16            17755.47               17800          10.375       MOUNTAIN HOME                                   ID               83647              1            2
     323.46            40042.77               40200               9       HAMILTON                                        AL               35570              1            2
     117.49             9986.48               10000          13.875       INDIANAPOLIS                                    IN               46229              1            2
     337.38            32732.34               32800              12       MATTAWA                                         WA               99349              1            2
     534.04            61288.53               61500           9.875       SOUTH OZONE PARK                                NY               11420              1            2
     328.95               31914               31980              12       HELENA                                          AL               35080              1            2
    1618.11              164651              164984          11.375       ROCKVILLE                                       MD               20850              1            2
     148.05            17070.45               17800           9.375       SPOKANE                                         WA               99206              1            2
     302.78            33019.33               33100            10.5       PALATINE                                        IL               60074              1            2
     215.63            26710.56               26800               9       CLEVELAND                                       TN               37323              1            2
      327.1            31744.02               31800              12       CASTLE ROCK                                     WA               98611              1            2
     329.53            33532.24               33600          11.375       PLAINFIELD                                      IL               60544              1            2
     981.02           101745.23              102000          11.125       LOS ANGELES                                     CA               90047              1            2
     523.74            49878.83               49980           12.25       SILVER SPRING                                   MD               20902              1            2
     339.44            35905.13               36000          10.875       YORKTOWN                                        VA               23693              1            2
     182.36            16439.89               16485              13       SAN ANTONIO                                     TX               78247              1            2
     160.35            13976.29               14000            13.5       ATLANTA                                         GA               30318              1            2
     281.21            32279.47               32385           9.875       PORTLAND                                        TN               37148              4            2
     388.16            33558.88               33600          13.625       PRAIRIEVILLE                                    LA               70769              4            2
        135            11476.74               11490          13.875       INDIANAPOLIS                                    IN               46235              1            2
     246.26            21468.26               21500            13.5       CENTERVILLE                                     OH               45458              2            2
     407.78             34958.4               35000           13.75       MERIDIAN                                        ID               83642              1            2
      224.4            26885.27               26980           9.375       DOLTON                                          IL               60419              1            2
     452.28            50823.65               51000          10.125       BRONX                                           NY               10452              1            2
    1083.55            92889.31               93000           13.75       PHOENIX                                         AZ               85085              1            2
     882.51            84730.88               85000          12.125       OSSINING                                        NY               10562              1            2
     166.65            17461.52               17500              11       HOLTON                                          MI               49425              1            2
     563.07            74656.38               74950            8.25       TRIANGLE                                        VA               22172              1            2
     191.39            19857.63               19900          11.125       NASHVILLE                                       TN               37208              1            2
     703.81            69595.35               69725           11.75       JOLIET                                          IL               60431              1            2
     121.09            14999.78               15050               9       FAYETTEVILLE                                    OH               45118              1            2
     115.71            11226.31               11250          11.999       SELMA                                           NC               27576              1            2
     154.28            14973.59               15000          11.999       AURORA                                          IL               60505              1            2
      146.1            15608.62               15651           10.75       ELYRIA                                          OH               44035              1            2
     170.24            16505.75               16550              12       JOHNS ISLAND                                    SC               29455              1            2
     178.45             17314.2               17350          11.999       GOFFSTOWN                                       NH                3045              1            2
     168.77            18405.03               18450            10.5       BLOOMINGDALE                                    GA               31302              1            2
     191.31            18557.18               18600          11.999       ATLANTA                                         GA               30312              1            2
     193.38             18761.2               18800              12       IDAHO FALLS                                     ID               83401              1            2
     211.17            19040.16               19180          11.999       SAINT LOUIS                                     MO               63136              1            2
     197.49            19154.51               19200              12       GULFPORT                                        MS               39503              1            2
        209            20278.05               20320          11.999       SANDSTON                                        VA               23150              1            2
     207.92            21157.23               21200          11.375       MILWAUKEE                                       WI               53218              1            2
     222.18            21539.55               21600              12       MCDONOUGH                                       GA               30253              1            2
     242.22            21863.19               22000          11.999       CORINNA                                         ME               49283              1            2
     226.28            21954.57               22000          11.999       GAINESVILLE                                     FL               32607              1            2
     179.82            22275.33               22350           8.999       FAIRFIELD                                       AL               35064              1            2
     227.94            23468.77               23700          11.125       SAN ANTONIO                                     TX               78263              1            2
     286.11            23649.46               24000          11.875       WAYLAND                                         NY               14572              1            2
     246.87            23936.94               24000              12       WELLSVILLE                                      OH               43698              1            2
     197.44            23759.97               24000            9.25       EPHRATA                                         PA               17522              1            2
     271.43            18886.74               26390          11.999       MIAMI                                           FL               33176              1            2
     254.56            24706.44               24750          11.999       EVANSVILLE                                      WI               53536              1            2
     219.38            24920.01               25001           9.999       ROSENBERG                                       TX               77471              1            2
        196             25093.6               25200           8.625       JACKSON                                         MI               49203              1            2
     222.01            25231.39               25300           9.999       SAN ANTONIO                                     TX               78209              1            2
     258.32            25288.22               25350          11.875       NORCROSS                                        GA               30071              1            2
     262.28            25455.09               25500          11.999       STUART                                          FL               34997              1            2
     265.38            25746.77               25800              12       BALTIMORE                                       MD               21239              1            2
     229.92            25613.83               26200              10       MESA                                            AZ               85208              1            2
     238.12            26222.88               26300          10.375       VIRGINIA BEACH                                  VA               23456              1            2
     220.41            26219.97               26500           9.375       COLLEGE PARK                                    GA               30337              1            2
     272.92             26488.3               26535          11.999       COVINGTON                                       GA               30016              1            2
     254.58            26904.32               27000          10.875       COLUMBIA                                        SC               29205              1            2
     279.78            27134.17               27200              12       NEWBURGH                                        NY               12550              1            2
     289.22            28070.52               28120          11.999       LITHONIA                                        GA               30038              1            2
     290.05            28141.76               28200          11.999       AUSTIN                                          TX               78748              1            2
     291.33            28260.29               28325          11.999       FORT LAUDERDALE                                 FL               33308              1            2
     264.72            28292.46               28358           10.75       HIGH POINT                                      NC               27260              1            2
     266.98            28533.91               28600           10.75       CHARLESTON                                      SC               29414              1            2
     266.14            28719.91               28800          10.625       MERIDEN                                         CT               64507              1            2
     273.53            27341.48               31500           9.875       GASTONIA                                        NC               28052              1            2
     232.58            30483.89               30600           8.375       TAMPA                                           FL               33637              1            2
     292.34            30601.44               30700          10.999       HARBOR SPRINGS                                  MI               49740              1            2
     322.96            31334.48               31400          11.999       ATLANTA                                         GA               30311              1            2
     279.35            31416.85               31500          10.125       OCALA                                           FL               34473              1            2
     327.07            31739.27               31800          11.999       PALM BAY                                        FL               32907              1            2
     293.35            32304.98               32400          10.375       BROWNSVILLE                                     TX               78526              1            2
      335.1            32522.62               32580          11.999       MARSHFIELD                                      MO               65706              1            2
     300.03            32706.36               32800            10.5       MILWAUKEE                                       WI               53221              1            2
     339.44            32930.24               33000              12       FORT WORTH                                      TX               76248              1            2
     339.42            32941.88               33000          11.999       BRISTOL                                         CT               60104              1            2
     346.98            33665.34               33735          11.999       MAUMELLE                                        AR               72113              1            2
     352.79            34218.52               34300          11.999       EAST HARTFORD                                   CT               61182              1            2
     305.07            34309.17               34400          10.125       RICHMOND                                        VA               23228              1            2
     350.54            34337.75               34400          11.875       COVINGTON                                       KY               41017              1            2
     353.82             34339.4               34400          11.999       KENOSHA                                         WI               53142              1            2
     353.82            34321.35               34400          11.999       DOUGLASVILLE                                    GA               30135              1            2
     356.39            34578.45               34650          11.999       SOUTH TOMS RIVER                                NJ               87575              1            2
     316.89             34896.3               35000          10.375       GALAX                                           VA               24333              1            2
     338.05            35422.27               35500          10.999       HAMPTON                                         VA               23666              1            2
     366.16            35537.32               35600          11.999       TAMPA                                           FL               33615              1            2
      329.9             35615.3               35700          10.625       LITTLE ROCK                                     AR               72204              1            2
     369.24            35817.99               35900          11.999       CLAYTON                                         NC               27527              1            2
     370.27            35914.66               36000          11.999       BRISTOL                                         PA               19007              1            2
     370.27            35936.63               36000          11.999       PHILADELPHIA                                    PA               19151              1            2
     331.14            36111.75               36200            10.5       GEORGETOWN                                      DE               19947              1            2
     372.33            36125.27               36200          11.999       BIRMINGHAM                                      AL               35205              1            2
     377.99            36674.08               36750          11.999       BONITA SPRINGS                                  FL               34135              1            2
      378.3            36704.03               36780          11.999       WARNER ROBINS                                   GA               31088              1            2
     379.53            36823.82               36900          11.999       HARTFORD                                        CT               61082              1            2
     382.64            37123.26               37200              12       CAPE CORAL                                      FL               33993              1            2
     366.81            37308.24               37400          11.375       HAMPTON                                         VA               23669              1            2
     386.32            37493.85               37560          11.999       BALTIMORE                                       MD               21239              1            2
     337.83            37603.09               37700           10.25       PLAIN CITY                                      OH               43064              1            2
     354.72            37912.24               38000           10.75       JACKSONVILLE                                    NC               28546              1            2
     356.75            38874.96               39000            10.5       SAREPTA                                         LA               71071              1            2
     407.33            39518.27               39600              12       NIXO                                            MO               65714              1            2
     411.21             39909.6               39980          11.999       MIAMI                                           FL               33183              1            2
     416.86            40445.29               40529          11.999       LELAND                                          NC               28451              1            2
     417.59            40528.48               40600          11.999       SEBRING                                         FL               33870              1            2
      420.7            40781.37               40900              12       SAINT CHARLES                                   MO               63303              1            2
     421.73            40915.37               41000              12       KISSIMMEE                                       FL               34741              1            2
     371.22            40885.79               41000          10.375       LANSING                                         NC               28643              1            2
     431.98            41900.92               42000          11.999       GOLDSBORO                                       NC               27530              1            2
     431.98            41926.08               42000          11.999       ORLANDO                                         FL               32810              1            2
     599.64            42432.24               58300          11.999       NEW HAMPTON                                     NH               32560              1            2
     452.56            43909.13               44000          11.999       PLYMOUTH                                        NH               32641              1            2
     455.16            44158.68               44250              12       CAPE CORAL                                      FL               33993              1            2
     464.93            44619.98               45200              12       PEMBROKE                                        NH               32751              1            2
     469.01            45519.73               45600          11.999       TALLAHASSEE                                     FL               32317              1            2
     468.74            45902.41               46000          11.875       STOCKBRIDGE                                     MI               49285              1            2
     418.21            46054.51               46190          10.375       ODENVILLE                                       AL               35120              1            2
     430.63            46489.41               46600          10.625       ORLANDO                                         FL               32824              1            2
     423.73            46682.86               46800          10.375       LOUISA                                          VA               23093              1            2
     427.35            47081.88               47200          10.375       MATTHEWS                                        NC               28105              1            2
     492.67            47815.64               47900          11.999       PORT CHARLOTTE                                  FL               33948              1            2
     493.73            47900.95               48000              12       ATLANTA                                         GA               30318              1            2
     479.97             48822.2               48938          11.375       PALM COAST                                      FL               32164              1            2
     385.01             49170.9               49500           8.625       DECATUR                                         GA               30030              1            2
      508.1            49297.99               49400          11.999       SOLON                                           OH               44139              1            2
     510.15            49512.69               49600          11.999       MATTHEWS                                        NC               28104              1            2
     514.31            49896.78               50000              12       ATLANTA                                         GA               30314              1            2
     514.27            49911.96               50000          11.999       POTTSTOWN                                       PA               19465              1            2
     516.36            50096.42               50200              12       ARLINGTON                                       WA               98223              1            2
     422.11             49847.3               50200             9.5       STEVENSVILLE                                    MD               21666              1            2
     534.88            51892.66               52000              12       CYPRESS                                         TX               77433              1            2
     477.15            52545.43               52700          10.375       STOCKBRIDGE                                     GA               30281              1            2
     488.65               52732               52879          10.625       CASA GRANDE                                     AZ               85222              1            2
     546.32            52986.04               53112              12       CHICO                                           CA               95926              1            2
     555.41            53888.52               54000          11.999       LAUREL                                          MD               20707              1            2
     493.96            53868.38               54000            10.5       KAPOLEI                                         HI               96707              1            2
     555.41            53904.93               54000          11.999       HUNTSVILLE                                      AL               35806              1            2
     585.78            56814.33               56949              12       RAINIER                                         WA               98576              1            2
     586.11            56884.67               56985          11.999       STRASBURG                                       VA               22657              1            2
     602.88            59056.97               59164          11.875       JACKSONVILLE                                    FL               32258              1            2
     720.06            59261.08               60000          11.999       PETERSBURG                                      VA               23803              1            2
     571.29            61058.63               61200           10.75       HOLBROOK                                        MA               23431              1            2
     635.43            61652.45               61780          11.999       MADISON                                         AL               35757              1            2
     563.16            62017.59               62200          10.375       RICHARDSON                                      TX               75082              1            2
     648.03            62889.08               63000              12       MONROE                                          NY               10950              1            2
     653.94            63448.78               63580          11.999       GERMANTOWN                                      MD               20876              1            2
      649.9            64875.74               65000          11.625       LAUREL                                          MD               20723              1            2
      699.4            67880.29               68000          11.999       BLOOMFIELD                                      NJ               70033              1            2
      699.4             67880.3               68000          11.999       WEST HEMPSTEAD                                  NY               11552              1            2
     630.11            67957.28               68186          10.625       COEUR D ALENE                                   ID               83815              1            2
     700.83            67998.35               68139          11.999       BLUFFTON                                        SC               29910              1            2
     715.91            69456.38               69600              12       PALM COAST                                      FL               32137              1            2
     653.25            69756.09               69980           10.75       TARPON SPRINGS                                  FL               34688              1            2
     740.55            71813.18               72000          11.999       ALEXANDRIA                                      VA               22306              1            2
      740.6             71851.4               72000              12       PERKASIE                                        PA               18944              1            2
      740.6             71851.4               72000              12       MIRAMAR                                         FL               33023              1            2
     822.83            79859.13               80000          11.999       SPRINGFIELD                                     VA               22152              1            2
        767            82803.06               83000          10.625       WOODBRIDGE                                      VA               22193              1            2
     871.68             84600.8               84750          11.999       SPRINGFIELD                                     VA               22150              1            2
    1022.36            99194.84               99400          11.999       SPRINGFIELD                                     VA               22151              1            2
     952.32            99743.46              100000              11       VINEYARD HAVEN                                  MA                2568              1            2
    1165.78           113144.46              113344          11.999       CHICAGO                                         IL               60657              1            2
    1180.76           114597.87              114800          11.999       PHOENIX                                         AZ               85085              1            2
    1584.06           153682.16              154000              12       FAIRFAX                                         VA               22033              1            2
     1671.5           162213.94              162500              12       BROOKLYN                                        NY               11233              1            2
    1681.66           163212.11              163500          11.999       HOMESTEAD                                       FL               33032              1            2
    1507.83           166119.14              166536          10.375       RANCHO CORDOVA                                  CA               95742              1            2
    1835.36           192318.01              192740          10.999       VIRGINIA BEACH                                  VA               23456              1            2
    2355.52           228527.36              229000              12       HILTON HEAD ISLAND                              SC               29926              1            2
     684.52            66455.84               66553          11.999       SANFORD                                         FL               32771              1            2
     433.31            40557.78               40600            12.5       CHESAPEAKE                                      VA               23320              1            2
    1935.98           181161.02              181398            12.5       RANCHO CORDOVA                                  CA               95742              1            2
     656.36            61436.08               61500            12.5       WALDORF                                         MD               20603              1            2
     577.17            54023.78               54080            12.5       HOLT                                            FL               32564              1            2
    1939.69           193755.21              194000          11.625       EAST SETAUKET                                   NY               11733              1            2
     778.36            75514.82               75671              12       HOSCHTON                                        GA               30548              1            2
     539.82            50527.41               50580            12.5       FRANKLIN                                        NH               32351              1            2
     986.45            92331.88               92428            12.5       LAKELAND                                        FL               33813              1            2
     245.47            22976.08               23000            12.5       HAYMARKET                                       VA               20169              1            2
     800.44            74892.27               75000            12.5       REDDICK                                         FL               32686              1            2
     458.92            42931.87               43000            12.5       CENTENNIAL                                      CO               80015              1            2
     250.81            23475.55               23500            12.5       GALLOWAY                                        OH               43119              2            2
     738.54            69128.06               69200            12.5       SPRINGFIELD                                     VA               22153              1            2
     559.51            52370.48               52425            12.5       CARROLLTON                                      VA               23314              1            2
     486.34             52020.5               52100           10.75       GALENA                                          OH               43021              1            2
     490.94            45952.17               46000            12.5       BELLEVIEW                                       FL               34420              1            2
    1041.64            97498.54               97600            12.5       COVINA                                          CA               91722              1            2
     863.97            83877.37               84000          11.999       SAN BERNARDINO                                  CA               92407              2            2
     680.91            63716.64               63800            12.5       WEST PALM BEACH                                 FL               33413              1            2
     736.41            68928.25               69000            12.5       TAMARAC                                         FL               33321              1            2
     160.11             14982.4               15002            12.5       COLUMBUS                                        OH               43227              1            2
     608.34            56877.99               57000            12.5       MELBOURNE                                       FL               32935              1            2
     427.12            39956.91               40020            12.5       PORT CHARLOTTE                                  FL               33952              1            2
     329.62             30852.9               30885            12.5       FAIRFIELD                                       OH               45011              1            2
     1036.8           107542.09              107800          11.125       FALLS CHURCH                                    VA               22041              1            2
     378.88            40493.44               41000          10.625       WILMINGTON                                      DE               19802              1            2
     704.35            76844.29               77000            10.5       HEBRON                                          CT                6248              1            2
     508.87             47617.7               47680            12.5       MIDDLEBURG                                      FL               32068              1            2
     565.43            52852.18               52980            12.5       BUCKEYE                                         AZ               85326              1            2
     373.54            34963.61               35000            12.5       ORLANDO                                         FL               32837              1            2
     640.35            59937.63               60000            12.5       SAYREVILLE                                      NJ               88721              1            2
     469.06            43904.31               43950            12.5       HAMILTON                                        OH               45011              1            2
     563.51            52731.03               52800            12.5       MILWAUKEE                                       WI               53211              1            2
     261.35            24448.82            24487.65            12.5       NEW PORT RICHEY                                 FL               34653              1            2
     513.92            51335.14               51400          11.625       LUTZ                                            FL               33559              1            2
     737.43            79674.88               79800          10.625       WOODLAND                                        CA               95695              1            2
     586.15             56832.3               56985              12       PARRISH                                         FL               34219              1            2
     766.29            71725.36               71800            12.5       ALEXANDRIA                                      VA               22302              1            2
     279.25            27110.35               27150          11.999       MCDONOUGH                                       GA               30253              1            2
     637.63            68864.15               69000          10.625       SNOW HILL                                       MD               21863              1            2
     753.48            70524.53               70600            12.5       LANCASTER                                       CA               93535              1            2
     545.36            51045.87               51099            12.5       HUNTERSVILLE                                    NC               28078              1            2
     343.44            32146.56               32180            12.5       SOUTH BEND                                      IN               46617              1            2
     415.84            44929.46               45000          10.625       CLERMONT                                        FL               34714              1            2
     296.97            32731.89               32800          10.375       STONE MOUNTAIN                                  GA               30088              1            2
        238             22276.8               22300            12.5       PORT RICHEY                                     FL               34668              1            2
     535.76            50134.43               50200            12.5       CLERMONT                                        FL               34711              1            2
     621.14            58123.98               58200            12.5       HOLLYWOOD                                       FL               33020              1            2
     448.25             41933.2               42000            12.5       PARMA                                           OH               44134              1            2
     479.81            51243.45               51400           10.75       KISSIMMEE                                       FL               34743              1            2
     601.93            20532.43               56400            12.5       NORFOLK                                         VA               23503              1            2
     300.95             30052.3               30100          11.625       WOODBRIDGE                                      VA               22193              1            2
     534.84            51924.09               52000          11.999       WINCHESTER                                      VA               22602              1            2
     464.41            43457.13               43514            12.5       SUMMERVILLE                                     SC               29483              1            2
     549.62            51419.32               51498            12.5       CAPE CORAL                                      FL               33993              1            2
     208.56            22648.81               22800            10.5       STAUNTON                                        VA               24401              1            2
     462.84             44934.3               45000          11.999       KISSIMMEE                                       FL               34743              1            2
     311.46             34343.1               34400          10.375       MIDDLEBURG                                      FL               32068              1            2
     351.54            32894.56               32939            12.5       INVERNESS                                       FL               34453              1            2
     341.92            36941.97               37000          10.625       BLOOMFIELD                                      CT               60023              1            2
     477.06            44641.63               44700            12.5       RALEIGH                                         NC               27610              1            2
     274.24            29906.93               29980            10.5       OCALA                                           FL               34470              1            2
     309.48            28967.87               28998            12.5       CHARLOTTE                                       NC               28215              1            2
     518.08             55415.3               55500           10.75       CAPE CORAL                                      FL               33904              1            2
      544.3            50933.38               51000            12.5       CAPE CHARLES                                    VA               23310              1            2
     411.41            39941.63               40000          11.999       BOWLING GREEN                                   OH               43402              1            2
     545.24            51034.88               51088            12.5       ROCKLEDGE                                       FL               32955              1            2
     260.14            24343.18               24375            12.5       OBERLIN                                         OH               44074              1            2
      345.9            38498.78               38600           10.25       SAINT PETERSBURG                                FL               33710              1            2
      363.4            34005.53               34050            12.5       SAINT PETERSBURG                                FL               33704              1            2
     390.59            36510.58               36598            12.5       MCDONOUGH                                       GA               30253              1            2
      470.3            44020.17               44066            12.5       RALEIGH                                         NC               27610              1            2
     411.41            39917.45               40000          11.999       STRODSBURG                                      PA               18360              1            2
     464.26            43443.15               43500            12.5       DAVENPORT                                       FL               33837              1            2
     401.29            37550.88               37600            12.5       GLEN ALLEN                                      VA               23060              1            2
     278.41            30699.14               30750          10.375       JEFFERSON                                       LA               70121              1            2
     333.27            32333.13               32400              12       ORANGE CITY                                     FL               32763              1            2
     356.46            33356.39               33400            12.5       TARPON SPRINGS                                  FL               34688              1            2
     393.82            36821.21               36900            12.5       ROANOKE                                         VA               24015              1            2
     249.51            26371.47               27000          10.625       JACKSONVILLE                                    FL               32208              1            2
     329.11            31951.29               31998          11.999       COLUMBIA                                        SC               29223              1            2
     229.89            20763.89               21540            12.5       RAYTOWN                                         MO               64138              1            2
     330.64            30947.78               30980            12.5       PICKERINGTON                                    OH               43147              1            2
     273.51             29225.2               29300           10.75       KALAMAZOO                                       MI               49048              1            2
     291.58            32398.63               32539           10.25       WESTFIELD                                       MA               10854              1            2
     308.44            28869.93               28900            12.5       MINERAL                                         VA               23117              1            2
     317.38            33948.12               34000           10.75       BAINBRIDGE                                      GA               39819              1            2
      182.5            17077.16               17100            12.5       ASH GROVE                                       MO               65604              1            2
     216.12            20228.87               20250            12.5       EUSTIS                                          FL               32726              1            2
     138.18            16579.04               16613           9.375       OPELIKA                                         AL               36801              1            2
     236.93               22171               22200            12.5       INDEPENDENCE                                    MO               64055              1            2
     254.08            31474.49               31580           8.999       JACKSONVILLE                                    FL               32211              1            2
     202.65            23886.17               24100             9.5       JACKSON                                         MI               49203              1            2
     272.23            34852.15               35000           8.625       WEST VALLEY CITY                                UT               84128              1            2
     290.85            36070.09               36150           8.999       SMYRNA                                          GA               30080              1            2
     256.67             31117.9               31200            9.25       MOUNT PLEASANT                                  SC               29466              1            2
     370.34            34663.24               34700            12.5       VIRGINIA BEACH                                  VA               23452              1            2
     257.13            24963.53               25000          11.999       LITHONIA                                        GA               30038              1            2
     338.28            42899.96               43000            8.75       WETHERSFIELD                                    CT               61091              1            2
     358.27            42047.41               42150           9.625       NOTTINGHAM                                      MD               21236              1            2
     358.36            33534.15               33578            12.5       LEHIGH ACRES                                    FL               33936              1            2
     329.95            32958.36               33000          11.625       KALAMAZOO                                       MI               49009              1            2
      445.4            55820.76               55980           8.875       LAS VEGAS                                       NV               89115              1            2
      426.9             39900.1               40000            12.5       HOMESTEAD                                       FL               33034              1            2
     354.73            39894.41               40000          10.125       LAS VEGAS                                       NV               89103              1            2
     230.97            25198.95               25250            10.5       GRAND ISLAND                                    NE               68801              1            2
     347.93            32557.39               32600            12.5       VIRGINIA BEACH                                  VA               23453              1            2
      343.2            33958.26               34000           11.75       RIVERDALE                                       GA               30296              1            2
     441.84            41356.98               41400            12.5       BLUFFTON                                        SC               29910              1            2
     349.49            38536.14               38600          10.375       DURHAM                                          NC               27703              1            2
      320.9            30568.18               31200          11.999       SCRANTON                                        PA               18510              3            2
     208.12             19474.5               19500            12.5       SUNRISE                                         FL               33351              1            2
     308.15            41839.47               42000           7.999       CLERMONT                                        FL               34711              1            2
     249.52            29938.72               30000           9.375       PRINCESS ANNE                                   MD               21853              1            2
     322.94            41870.99               42000             8.5       MIAMI                                           FL               33193              1            2
     271.53            26361.48               26400          11.999       TERRYTOWN                                       LA               70056              1            2
     350.54            34348.38               34400          11.875       WATERVILLE                                      OH               43566              1            2
     356.46             33356.4               33400            12.5       13-12 HIALEAH                                   FL               33016              1            2
     613.25            64306.85               64400          10.999       FREDERICKSBURG                                  VA               22407              1            2
     572.63            62499.16               62600            10.5       LAUREL                                          MD               20707              1            2
     559.24            52331.55               52400            12.5       APOPKA                                          FL               32712              1            2
     369.27             34554.8               34600            12.5       ARNOLD                                          MO               63010              1            2
     478.13            43647.26               44800            12.5       POLAND                                          ME               42746              1            2
     273.59            26553.17               26600          11.999       KNIGHTDALE                                      NC               27545              1            2
     284.09            32311.92               32399            9.99       SPRING                                          TX               77386              1            2
     608.34            56925.51               57000            12.5       CLINTON                                         CT               64132              1            2
     312.17            29203.92               29250            12.5       CAPE CORAL                                      FL               33909              1            2
      352.2            32956.85               33000            12.5       HARTFORD                                        CT                6112              1            2
     420.11            46323.24               46400          10.375       PAWTUCKET                                       RI               28612              1            2
     332.98             31150.4               31200            12.5       SHREVEPORT                                      LA               71107              1            2
     429.58            49881.02               50000            9.75       CHICAGO                                         IL               60617              4            2
      779.1            72904.63               73000            12.5       MIAMI                                           FL               33189              1            2
     263.37            28443.89               28500          10.625       RICHMOND HILL                                   GA               31324              1            2
      643.6               73268               73400            9.99       SCURRY                                          TX               75158              1            2
     719.97            69876.78               70000          11.999       WALDORF                                         MD               20602              1            2
     624.32            60611.39               60700          11.999       NORTH LAS VEGAS                                 NV               89081              1            2
     224.12            20978.18               21000            12.5       FRESNO                                          CA               93706              1            2
     379.94            37951.87               38000          11.625       FLAGSTAFF                                       AZ               86004              1            2
     339.95            33957.08               34000          11.625       ATHENS                                          GA               30605              1            2
     442.27            42440.83               43000          11.999       CLEARWATER                                      FL               33763              1            2
     533.42            49914.68               49980            12.5       CAPE CORAL                                      FL               33991              1            2
     715.06            66930.36               67000            12.5       CHICAGO                                         IL               60644              4            2
     977.11            94861.31               95000          11.999       TEANECK                                         NJ               76666              2            2
     565.65            52944.87               53000            12.5       OAKLAND PARK                                    FL               33334              1            2
     221.99            20778.38               20800            12.5       JACKSONVILLE                                    FL               32210              1            2
     514.27            49926.24               50000          11.999       GORDONSVILLE                                    VA               22942              1            2
      322.6            26382.89               36000           10.25       WEYERS CAVE                                     VA               24486              1            2
     337.13             37173.4               37235          10.375       ROOTSTOWN                                       OH               44272              1            2
     351.81            32929.74               32964            12.5       MARIONVILLE                                     MO               65705              1            2
     323.43            34890.28               35000          10.625       WADSWORTH                                       OH               44281              1            2
     534.84            51924.09               52000          11.999       NEW HAVEN                                       CT               65192              2            2
     224.12            20972.58               21000            12.5       MIAMI GARDENS                                   FL               33055              1            2
     518.38            50326.43               50400          11.999       ASHEVILLE                                       NC               28806              1            2
     469.84            50701.62               50843          10.625       INDIAN TRAIL                                    NC               28079              1            2
      547.1            54133.47               54200           11.75       FALLS CHURCH                                    VA               22044              1            2
     400.22            37430.72               37500            12.5       COCKEYSVILLE                                    MD               21030              1            2
     260.41            24368.13               24400            12.5       HAPEVILLE                                       GA               30354              1            2
     311.46            31604.65               34400          10.375       CHARLOTTE                                       MI               48813              1            2
     478.93            46943.87               47000          11.875       CHICAGO                                         IL               60609              2            2
     853.81             79916.8               80000            12.5       WASHINGTON                                      DC               20020              1            2
     373.54            34952.86               35000            12.5       MIAMI                                           FL               33157              1            2
     279.51            37929.02               38550           7.875       CRYSTAL RIVER                                   FL               34428              1            2
     402.36            37650.73               37700            12.5       LOCUST GROVE                                    GA               30248              1            2
     750.83            72871.48               73000          11.999       SAN DIEGO                                       CA               92105              1            2
     843.13            78917.88               79000            12.5       MIAMI BEACH                                     FL               33140              1            2
     843.13            78896.81               79000            12.5       JAMESTOWN                                       NC               27282              1            2
     814.41            87991.81               88130          10.625       HOSCHTON                                        GA               30548              1            2
     585.55            69953.77               70400           9.375       MIAMI                                           FL               33190              1            2
     694.26            67401.47               67500          11.999       EDGEWATER                                       MD               21037              1            2
     642.84            70882.54               71000          10.375       ROANOKE                                         VA               24019              1            2
     609.19            56997.02               57080            12.5       STEVENSVILLE                                    MT               59870              1            2
     311.43            25575.24               25950          11.999       LYNCHBURG                                       VA               24502              1            2
      538.6            55880.67               56000          11.125       COHUTTA                                         GA               30710              1            2
    1067.26            99869.34              100000            12.5       MIAMI                                           FL               33130              4            2
     727.87            68129.09               68200            12.5       SPRING GREEN                                    WI               53588              1            2
     257.74            24117.98               24150            12.5       COMMERCE TOWNSHIP                               MI               48382              1            2
     383.41            35887.66               35925            12.5       ORLANDO                                         FL               32806              1            2
     511.16            49534.83               49698          11.999       BOERNE                                          TX               78006              1            2
     265.44            29061.15               30250           9.999       SAN ANTONIO                                     TX               78259              1            2
     965.66           101139.82              101400              11       KATY                                            TX               77450              1            2
    1064.17           113781.53              114000           10.75       HOMESTEAD                                       FL               33031              1            2
     399.15            37361.12               37400            12.5       PALM CITY                                       FL               34990              1            2
      661.7            61918.99               62000            12.5       HOOD RIVER                                      OR               97031              1            2
     704.39            65913.77               66000            12.5       FORT LAUDERDALE                                 FL               33305              1            2
     1507.5           141103.14              141250            12.5       ELLENWOOD                                       GA               30294              1            2
     303.42            29456.93               29500          11.999       RALIEGH                                         NC               27610              1            2
     303.42            29456.93               29500          11.999       RALIEGH                                         NC               27610              1            2
      313.7            30455.49               30500          11.999       DURHAM                                          NC               27703              1            2
      313.7            30455.49               30500          11.999       DURHAM                                          NC               27703              1            2
      313.7            30455.49               30500          11.999       DURHAM                                          NC               27703              1            2
    1024.57            95900.17               96000            12.5       PALM BEACH GARDENS                              FL               33418              1            2
     341.91            29831.49               29850            13.5       SACRAMENTO                                      CA               95824              1            2
    1301.19           137781.28              138000          10.875       SAN JOSE                                        CA               95123              1            2
     1008.9           123733.04              124000           9.125       LA MESA                                         CA               91941              1            2
     796.35            82713.03               82800          11.125       LEMON GROVE                                     CA               91945              1            2
     407.33            39539.46               39600              12       YELM                                            WA               98597              1            2
     227.12            21583.39               22500           11.75       OLYMPIA                                         WA               98516              1            2
    1426.02           157239.44              157500          10.375       SAN RAMON                                       CA               94582              1            2
     288.46            29337.86               29700           11.25       SEATTLE                                         WA               98115              1            2
    2290.82           199748.09              200000            13.5       CANYON LAKE                                     CA               92587              1            2
    1578.87           143797.56              144000          12.875       WESTMINSTER                                     CA               92683              2            2
     395.25            40246.28               40300          11.375       PRESCOTT VALLEY                                 AZ               86314              1            2
     144.16            15581.74               15600          10.625       ALBUQUERQUE                                     NM               87123              1            2
     290.38            26224.94               26250              13       ALBUQUERQUE                                     NM               87121              1            2
     802.14            80894.94               81000            11.5       SANTA MARIA                                     CA               93458              1            2
      325.4            38107.49               38200            9.65       KING CITY                                       OR               97224              1            2
     298.81            24996.58               25010          14.125       ALBANY                                          OR               97322              1            2
     652.46            55956.08               56000           13.75       SALEM                                           OR               97303              3            2
     446.36            47269.68               47340          10.875       CORVALLIS                                       OR               97333              1            2
    1066.38            89950.29               90000              14       ROSEBURG                                        OR               97470              1            2
     159.45            20463.42               20500           8.625       SILVERTON                                       OR               97381              1            2
     620.99            67094.63               67200          10.625       EUGENE                                          OR               97402              2            2
     619.13            77893.25               78700            8.75       CLACKAMAS                                       OR               97015              1            2
     321.26            29271.97               29300          12.875       PORTLAND                                        OR               97230              1            2
     411.49            46319.02               46400          10.125       SHERIDAN                                        OR               97378              1            2
      736.4            62103.93               62150              14       BEND                                            OR               97702              1            2
     561.95            50764.77               50800              13       NEWBERG                                         OR               97132              1            2
     219.13            18349.14               18650          13.875       ITALY                                           TX               76651              1            2
      96.88             8371.26                8465          11.125       GRAND PRAIRE                                    TX               75052              1            2
     458.24            38819.23               39000          13.875       KILLEEN                                         TX               76542              4            2
     458.24            38819.23               39000          13.875       KILLEN                                          TX               76542              4            2
     335.95            33546.63               33600          11.625       SPRING                                          TX               77388              1            2
     132.34              9860.3               10000          13.875       WESLACO                                         TX               78596              1            2
     449.66            37929.03               37950              14       LEANDER                                         TX               78641              1            2
     995.01             85299.7               85400           13.75       SELBYVILLE                                      DE               19975              1            2
     1363.2           117928.98              118000          13.625       AUSTIN                                          TX               78704              2            2
     115.72             11235.6               11250              12       DALLAS                                          TX               75216              1            2
     565.78            67735.98               67874             9.4       FRISCO                                          TX               75034              1            2
     243.65            27961.74               28000             9.9       KATY                                            TX               77450              1            2
     651.04            61798.03               61900            12.3       PINE                                            CO               80470              1            2
     200.45            17477.92               17500            13.5       NORTH LAS VEGAS                                 NV               89030              2            2
    1296.61           147417.71              147750              10       GILBERT                                         AZ               85297              1            2
     454.75             43245.3               43800          12.125       MESA                                            AZ               85208              1            2
     540.66            50101.03               50600             9.9       LAS VEGAS                                       NV               89110              1            2
     414.41            59779.64               60000           7.375       PEORIA                                          AZ               85381              1            2
     919.97            76944.56               77000          14.125       QUEEN CREEK                                     AZ               85242              1            2
     840.98            80908.46               81000          12.125       NORTH LAS VEGAS                                 NV               89081              1            2
     487.37            39780.41               39800            14.5       COMMERCE CITY                                   CO               80022              2            2
     452.08            43898.92               43950              12       MARANA                                          AZ               85653              1            2
     405.37             34473.7               34500          13.875       HENDERSON                                       NV               89015              1            2
     596.12            58430.12               58500          11.875       GILBERT                                         AZ               85234              1            2
     392.82            38515.65               38550          11.875       EL MIRAGE                                       AZ               85335              1            2
     636.76            62414.39               62489          11.875       NORTH LAS VEGAS                                 NV               89031              1            2
    1303.36            109897.5              110000              14       DORCHESTER                                      MA                2124              3            2
     474.22            46893.42               46980           11.75       LEICESTER                                       MA                1524              1            2
     732.39            75893.01               76000           11.15       LYNN                                            MA                1904              1            2
     409.21            43334.74               43400          10.875       AVONDALE                                        AZ               85323              1            2
      695.2            72749.85               73000              11       MORGAN HILL                                     CA               95037              1            2
     613.87            56950.74               57000          12.625       BAKERSFIELD                                     CA               93308              1            2
     788.39            87636.38               87980           10.25       AREA OF NEENACH, KERN                           CA               93560              2            2
     586.57            78843.93               79000           8.125       RAMONA                                          CA               92065              1            2
    1010.76           116240.03              116400           9.875       LOS ANGELES                                     CA               90042              1            2
     606.88            58948.85               59000              12       MARYSVILLE                                      WA               98271              1            2
     784.63            76931.38               77000          11.875       PACIFIC                                         WA               98047              1            2
     476.16            49795.84               50000              11       PORT ORCHARD                                    WA               98367              1            2
     337.32            39542.94               39600            9.65       FEDERAL WAY                                     WA               98003              1            2
     259.15            28763.84               28800            10.3       TACOMA                                          WA               98445              1            2
    1190.82           112510.19              112600          12.375       LOS ANGELES                                     CA               90011              4            2
     369.68            31182.76               31200              14       ALBUQUERQUE                                     NM               87108              4            2
      366.6            31182.25               31200          13.875       ALBUQUERQUE                                     NM               87108              4            2
      366.6            31182.25               31200          13.875       ALBUQUERQUE                                     NM               87108              4            2
     323.07            31389.93               31408              12       ALBUQUERQUE                                     NM               87121              1            2
     918.56            90913.71               91000           11.75       ALBUQUERQUE                                     NM               87114              1            2
    2076.01           196090.11              196300          12.375       SAUGUS                                          CA               91390              1            2
    1127.88           114885.59              115000          11.375       CHULA VISTA                                     CA               91913              1            2
     385.57            45833.63               46357           9.375       TULARE                                          CA               93274              1            2
     563.41            56260.69               56350          11.625       FRESNO                                          CA               93722              1            2
     342.89             39834.6               39910            9.75       FRESNO                                          CA               93722              1            2
     582.32            65549.44               65664          10.125       FRESNO                                          CA               93722              1            2
    1195.33           111913.11              112000            12.5       LOS ALAMOS                                      CA               93440              1            2
     295.25            25983.44               26000          13.375       PORTLAND                                        OR               97203              1            2
    1046.45           117846.24              118000          10.125       LAKE OSWEGO                                     OR               97035              1            2
     213.22            18103.08               18300           13.75       SPRINGFIELD                                     OR               97477              1            2
     789.97               87132               87250          10.375       LAKEWOOD                                        WA               98499              1            2
     125.46            16667.84               16700            8.25       PORTLAND                                        OR               97206              1            2
     271.01               36381               36500           8.125       WASCO                                           OR               97065              1            2
     199.09            26448.94               26500            8.25       PORTLAND                                        OR               97206              1            2
      71.64             9978.69               10000            7.75       NEWBURG                                         OR               97132              1            2
      527.4            55320.21               55380              11       OREGON CITY                                     OR               97045              1            2
     345.34            44155.64               44400           8.625       VANCOUVER                                       WA               98661              1            2
     693.24            58966.46               59000          13.875       MOUNT ANGEL                                     OR               97362              1            2
    1053.61            89619.02               89670          13.875       BEND                                            OR               97702              1            2
     496.54            43323.15               43350            13.5       PORTLAND                                        OR               97213              1            2
    1273.75            124888.6              125000          11.875       BATTLEGROUND                                    WA               98604              1            2
     479.81            51341.42               51400           10.75       ALBANY                                          OR               97322              1            2
     242.28            34253.96               34650             7.5       CLACKAMAS                                       OR               97015              1            2
     609.94            52319.36               52350           13.75       SPRING                                          TX               77379              1            2
      339.6            30678.72               30700              13       HOUSTON                                         TX               77095              1            2
      101.9             9991.09               10000          11.875       KATY                                            TX               77449              1            2
     291.38            29969.33               30000           11.25       PRINCETON                                       TX               75407              1            2
     345.27            33537.91               33567              12       HURST                                           TX               76053              1            2
     384.49            32980.69               33000           13.75       KILLEEN                                         TX               76542              2            2
     165.11            16947.75               17000           11.25       ARLINGTON                                       TX               76012              1            2
     133.27            15473.26               15512            9.75       DALLAS                                          TX               75224              1            2
     481.99            49574.25               49625           11.25       LAS VEGAS                                       NV               89179              1            2
     692.63            58914.49               58948          13.875       NORTH LAS VEGAS                                 NV               89081              1            2
    1542.17           131174.53              131250          13.875       GILBERT                                         AZ               85296              1            2
    1237.05            107933.1              108000            13.5       LAS VEGAS                                       NV               89102              1            2
     440.77            37179.45               37200              14       BULLHEAD CITY                                   AZ               86442              1            2
      658.6            99747.76              100000             6.9       LAS VEGAS                                       NV               89149              1            2
     935.76            80951.24               81000          13.625       NLV                                             NV               89084              1            2
      455.3            39725.39               39750            13.5       LAS VEGAS                                       NV               89129              1            2
     678.88            71917.87               72000          10.875       HENDERSON                                       NV               89015              1            2
     466.05            39942.63               40000           13.75       LAS VEGAS                                       NV               89102              1            2
     862.84             77945.9               78000              13       LAS VEGAS                                       NV               89108              1            2
     622.74            52969.87               53000          13.875       PHOENIX                                         AZ               85016              1            2
     867.33            73159.54               73200              14       NORTH LAS VEGAS                                 NV               89081              1            2
     314.27            32964.36               33000              11       MESA                                            AZ               85202              1            2
     153.04            14841.04               15000             9.1       NORTH ADAMS                                     MA                1247              1            2
     346.12            33745.63               34125               9       ORANGE                                          MA                1364              1            2
     675.32            74274.66               75050            10.3       WOBURN                                          MA                1801              1            2
     504.99            70001.98               70150             7.8       NANTUCKET                                       MA                2554              1            2
     998.48           113583.49              114500           9.925       JAMESTOWN                                       RI                2835              1            2
    1746.91           220669.59              221050             8.8       SOUTH KINGSTON                                  RI                2879              1            2
     626.29            86816.44               87000             7.8       WARREN                                          RI                2885              2            2
     383.03            36713.56               37000            9.35       CASCO                                           ME                4015              1            2
     218.12            19985.48               20000            12.8       WEATHERSFIELD                                   VT                5030              1            2
     129.32            15973.85               16000            9.05       JACKSONVILLE                                    VT                5342              1            2
     371.88            43039.82               43100             9.8       WILLIMANTIC                                     CT                6226              1            2
     544.54             58034.5               58100            10.8       NORTH BRANFORD                                  CT                6471              1            2
      92.31            11818.87               11950            8.55       SPRINGFIELD                                     MA                1104              1            2
     228.62            24107.52               24325           7.725       SOUTHINGTON                                     CT                6489              1            2
     855.94            78627.19               79200            10.1       STAMFORD                                        CT                6905              1            2
     596.66             66913.6               67000          10.175       WEST ORANGE                                     NJ                7052              1            2
     220.32            24955.78               25000           10.05       NEWARK                                          NJ                7106              1            2
     336.72            40686.79               40750             9.3       JERSEY CITY                                     NJ                7307              2            2
     194.49            19585.06               19750             8.5       MAHWAH                                          NJ                7430              1            2
     1456.6           131446.67              132700          10.375       TEANECK                                         NJ                7666              1            2
     321.47            34944.23               35000           10.55       HOWELL TWP.                                     NJ                7731              1            2
    1253.38           158313.69              158600             8.8       DENVILLE TOWNSHIP                               NJ                7834              1            2
     457.12             63360.2               63500             7.8       BLACKWOOD                                       NJ                8012              1            2
      412.2            40555.83               41000            8.85       LAUREL SPRINGS                                  NJ                8021              1            2
     283.63             27579.9               27800             9.1       HAINESPORT                                      NJ                8036              1            2
    1033.17           133424.92              133750            8.55       LUMBERTON                                       NJ                8048              1            2
     376.59            40039.78               40100          10.825       SICKLERVILLE                                    NJ                8081              1            2
     586.02            74822.76               75000           8.675       TUCKERTON                                       NJ                8087              1            2
     342.51            40917.07               41000           9.425       TABERNACLE                                      NJ                8088              1            2
      258.8            24806.47               25000            9.35       PENNSAUKEN TOWNSHIP                             NJ                8109              1            2
    1487.12           194375.07              194750           8.425       MILLSTONE TOWNSHIP                              NJ                8510              1            2
     293.05             34631.6               34700            9.55       TRENTON                                         NJ                8618              1            2
     569.71            82905.69               83100             7.3       TOMS RIVER                                      NJ                8753              1            2
     414.08            39581.81               40000            9.35       PHILLIPSBURG                                    NJ                8865              1            2
     218.57            29938.26               30000           7.925       PHILLIPSBURG                                    NJ                8865              1            2
     440.51            62801.24               63000             7.5       RICHMOND BOROUGH                                NY               10306              1            2
     197.07            21872.48               21900            10.3       MONROE                                          NC               28110              1            2
     342.43            39593.11               40000           6.225       RYETOWN                                         NY               10573              1            2
    1488.17           124231.08              125000           11.85       NANUET                                          NY               10954              1            2
     239.77             29949.7               30000           8.925       BROOKLYN                                        NY               11234              2            2
     331.92            41927.71               42000             8.8       ISLIP                                           NY               11779              1            2
    1359.23           167807.22              168175            9.05       CALVERTON                                       NY               11933              1            2
     658.61             64941.1               65000            11.8       NEWBURGH                                        NY               12550              1            2
     160.21            19935.39               20000            8.95       POUGHKEEPSIE                                    NY               12590              1            2
     228.55             30916.8               31000            8.05       ONEONTA                                         NY               13820              1            2
     492.63            48603.33               49000            8.85       OWEGO                                           NY               13827              1            2
     254.93            27158.93               27200            10.8       DELEVAN                                         NY               14042              1            2
     651.95            66238.01               67000             8.3       BIG FLATS                                       NY               14814              1            2
     662.31            59579.28               60000          10.475       DUNCANNON                                       PA               17020              1            2
      359.7             33756.8               34100           9.675       MONT ALTO                                       PA               17237              1            2
     170.85            19612.21               19800             9.8       RED LION                                        PA               17356              1            2
     493.96            66343.46               67000            8.05       EASTON                                          PA               18042              1            2
     803.97            95012.42               95200            9.55       ALLENTOWN                                       PA               18103              1            2
     257.64            27995.11               28050           10.55       ALLENTOWN                                       PA               18109              1            2
     268.45            25923.77               26000           12.05       BLAKELEE                                        PA               18610              1            2
     683.65            67449.51               68000            8.85       BENSALEM                                        PA               19020              1            2
     196.12            18801.34               19000             9.3       PHILADELPHIA                                    PA               19111              1            2
     221.28            27935.51               28000             8.8       PHILADELPHIA                                    PA               19128              1            2
     1148.1           124800.83              125000           10.55       COATESVILLE                                     PA               19320              1            2
     129.32            15962.93               16000            9.05       LEWES                                           DE               19958              1            2
     184.31            25775.52               25850             7.7       SOUTH RIDING                                    VA               20152              1            2
    1335.57           168556.96              169000             8.8       STERLING                                        VA               20165              1            2
     866.95             92055.7               92500            10.8       LOVETTSVILLE                                    VA               20180              1            2
     694.09            99464.77              100000           7.425       WALDORF                                         MD               20601              1            2
     215.97            29915.18               30000             7.8       LEONARDTOWN                                     MD               20650              1            2
     260.41            34434.19               34500             8.3       POCONO PINES                                    PA               18350              1            2
    1543.03           257701.99              258750            5.95       FORT WASHINGTON                                 MD               20744              1            2
     134.98            14950.72               15000            10.3       HYATTSVILLE                                     MD               20785              1            2
     819.81            86504.78               86600          10.925       GLEN BURNIE                                     MD               21060              1            2
     868.01           114780.71              115000             8.3       LUTHERVILLE TIMONIUM                            MD               21093              1            2
     948.85            93881.07               94000           11.75       CROFTON                                         MD               21114              1            2
    1874.49            199722.8              200000            10.8       WESTMINSTER                                     MD               21157              1            2
     502.69            49458.28               50000            8.85       FAIRFAX                                         VA               22032              1            2
    1337.39           154783.57              155000             9.8       FAIRFAX                                         VA               22033              1            2
     279.74            34921.42               35000           8.925       WOODBRIDGE                                      VA               22192              1            2
    1998.09           249438.92              250000           8.925       FALMOUTH                                        VA               22405              1            2
     395.14            49198.26               50000             8.8       STAFFORD                                        VA               22554              1            2
     310.72            28542.04               28750            10.1       MIDLOTHIAN                                      VA               23114              1            2
     632.46            73197.64               73300             9.8       RICHMOND                                        VA               23231              1            2
     547.31            55848.39               56500           8.225       CHESAPEAKE                                      VA               23321              1            2
    1555.69           154806.53              155000          11.675       CHESTERFIELD                                    VA               23838              1            2
     296.95            32958.54               33000            10.3       DINWIDDIE                                       VA               23841              1            2
     157.46            16781.05               16800            10.8       PRINCE GEORGE                                   VA               23875              1            2
     255.59            28662.14               28700          10.175       MAXIE                                           VA               24628              1            2
     204.55            27048.31               27100             8.3       MARTINSBURG                                     WV               25404              1            2
      556.9            65138.43               66100           5.975       HARPERS FERRY                                   WV               25425              1            2
     267.18            27755.08               28000           7.975       GRANDY                                          NC               27939              1            2
     464.01            50643.27               50725            10.5       LUMBERTON                                       NC               28358              1            2
     338.23            39145.27               39200             9.8       JACKSONVILLE                                    NC               28540              1            2
     338.69            32472.88               32500          12.175       HICKORY                                         NC               28602              1            2
    1554.56           176166.42              176400           10.05       HENDERSONVILLE                                  NC               28739              1            2
     259.05             23531.7               23700            10.3       IRMO                                            SC               29063              1            2
     177.86             15762.2               16000            10.6       HARTSVILLE                                      SC               29550              1            2
     430.61             40689.7               41000             9.6       NORTH AUGUSTA                                   SC               29860              1            2
     575.89            63919.65               64000            10.3       SMYRNA                                          GA               30080              1            2
     547.21            52954.18               53000           12.05       GRIFFIN                                         GA               30223              1            2
      495.5            44162.57               44575            10.6       GRIFFIN                                         GA               30223              1            2
     385.77            41933.04               42000           10.55       HAMPTON                                         GA               30228              1            2
     335.87            42426.86               42500             8.8       WILLIAMSON                                      GA               30292              1            2
     888.75            87684.34               88400            8.85       ATLANTA                                         GA               30310              1            2
     545.48            58032.56               58200            10.8       STATESBORO                                      GA               30458              1            2
     189.67            21720.42               21750           9.925       OAKWOOD                                         GA               30566              1            2
     309.58             35451.7               35500           9.925       MILLEDGEVILLE                                   GA               31061              1            2
     405.38            33840.53               34050           11.85       COLUMBUS                                        GA               31907              1            2
     257.06            24118.14               24300           9.725       JACKSONVILLE                                    FL               32277              1            2
     528.38            56311.43               56375            10.8       PERRY                                           FL               32347              1            2
      367.6            34734.01               35000             9.6       CRESTVIEW                                       FL               32539              1            2
     585.39            57337.28               57800           8.975       CRESTVIEW                                       FL               32539              1            2
     497.75            50568.39               51000            8.35       DELAND                                          FL               32720              1            2
     452.08            74655.81               75000            6.05       ORLANDO                                         FL               32828              1            2
     496.74            52919.96               53000            10.8       PALM BAY                                        FL               32907              1            2
     439.79            55499.69               55650             8.8       COCONUT CREEK                                   FL               33066              1            2
     712.42            74339.66               75000             7.9       MIAMI                                           FL               33156              1            2
     222.99            27853.21               27900           8.925       WEST PALM BEACH                                 FL               33417              1            2
     345.14            39376.82               40000             9.8       BRANDON                                         FL               33510              1            2
     624.32            78818.06               79000             8.8       TAMPA                                           FL               33637              1            2
     168.91            19970.54               20000            9.55       SEBRING                                         FL               33876              1            2
     411.68            39312.75               40000            9.25       SUMMERFIELD                                     FL               34491              1            2
     270.25            31952.88               32000            9.55       SPRING HILL                                     FL               34608              1            2
     330.53            39937.93               40000             9.3       LAND O LAKES                                    FL               34638              1            2
     259.86            25715.79               26000            8.75       OLDSMAR                                         FL               34677              1            2
     185.72            23459.55               23500             8.8       PINSON                                          AL               35126              1            2
     187.23            18743.55               18900             8.6       FAYETTE                                         AL               35555              1            2
     270.58            27721.51               27750            11.3       ATHENS                                          AL               35613              1            2
     462.73            55913.14               56000             9.3       ENTERPRISE                                      AL               36330              1            2
     165.64            15876.13               16000            9.35       PETAL                                           MS               39465              1            2
     418.21            45924.69               46000          10.425       COLUMBUS                                        OH               43202              1            2
     855.11            72197.84               73000           11.55       WILLOUGHBY                                      OH               44094              1            2
    1581.36           144894.81              145000            12.8       SHAKER HEIGHTS                                  OH               44122              1            2
     679.82            82744.95               83000             9.2       SOLON                                           OH               44139              1            2
     236.85            27411.67               27450             9.8       WESTLAKE                                        OH               44145              1            2
     226.82            24937.75               25000            10.4       CUYAHOGA FALLS                                  OH               44221              1            2
      236.3             23904.6               24000          11.425       MORROW                                          OH               45152              1            2
     286.95            27050.02               27400            9.55       COOLVILLE                                       OH               45723              1            2
     530.57            60987.54               61100           9.875       WESTFIELD                                       IN               46074              1            2
     2016.2           196394.85              199075           8.975       COLUMBUS                                        IN               47203              1            2
     335.74            27997.57               28200           11.85       CONNERSVILLE                                    IN               47331              1            2
     652.52            63145.79               63200           12.05       CLAWSON                                         MI               48017              1            2
     323.67            31372.54               31725             9.1       FRASER                                          MI               48026              1            2
     552.89            52945.62               53550           12.05       MACOMB TOWNSHIP                                 MI               48044              1            2
     266.07            35160.04               35250             8.3       HARRISON TOWNSHIP                               MI               48045              1            2
     120.36            17934.92               18000            7.05       KIMBALL                                         MI               48074              1            2
     262.93            30755.84               30800           9.675       SAINT CLAIR SHORES                              MI               48081              1            2
     755.85            83858.79               84000            10.3       TROY                                            MI               48085              1            2
     307.68            29774.43               29800           12.05       WARREN                                          MI               48089              1            2
    1142.02           140989.01              141300            9.05       WASHINGTON TWP.                                 MI               48094              1            2
      286.4            27952.45               28000          11.925       DEARBORN HEIGHTS                                MI               48127              1            2
     810.97            94817.68               95000           9.675       IDA                                             MI               48140              1            2
     187.45            19977.45               20000            10.8       LIVONIA                                         MI               48150              1            2
     210.35            21976.48               22000           11.05       MONROE                                          MI               48161              1            2
    1527.95            188636.5              189050            9.05       NORTHVILLE TOWNSHIP                             MI               48167              1            2
     234.33            27389.98               27450           9.675       NORTHVILLE TWP                                  MI               48168              1            2
     134.98            14784.98               15000            10.3       TAYLOR                                          MI               48180              1            2
     173.97            20569.67               20600            9.55       CANTON                                          MI               48187              1            2
     242.63            23471.96               23500           12.05       DETROIT                                         MI               48205              1            2
      97.43            10487.82               10500          10.675       DETROIT                                         MI               48219              1            2
      89.99            12473.61               12500             7.8       DETROIT                                         MI               48235              1            2
     330.51            37848.43               37900           9.925       REDFORD                                         MI               48239              1            2
    1220.22           150634.32              150975            9.05       ROCHESTER HILLS                                 MI               48306              1            2
     184.01            23425.72               23550           8.675       MAPLE FOREST TOWNSHIP                           MI               49733              1            2
     322.12            41615.73               41700            8.55       STERLING HEIGHTS                                MI               48314              1            2
     671.11            64944.24               65000           12.05       WEST BLOOMFIELD                                 MI               48324              1            2
     295.11            41906.84               42000            7.55       WEST BLOOMFIELD                                 MI               48324              1            2
     468.63             49943.6               50000            10.8       NOVI                                            MI               48377              1            2
     339.94            32896.76               32925           12.05       COMMERCE TOWNSHIP                               MI               48390              1            2
      314.3            33163.55               33200          10.925       COMMERCE TOWNSHIP                               MI               48390              1            2
     141.94            18204.97               18375            8.55       CHARLEVOIX                                      MI               49720              1            2
     365.64            44181.36               44250             9.3       ATTICA                                          MI               48412              1            2
     481.37            56887.68               57000            9.55       RICHFIELD TWP.                                  MI               48423              1            2
     159.63            18466.16               18500             9.8       FLUSHING                                        MI               48433              1            2
     118.49            12943.11               13100             7.1       FLUSHING                                        MI               48433              1            2
     203.39            21675.51               21700            10.8       GRAND BLANC                                     MI               48439              1            2
     437.77            42328.81               42400           12.05       IMLAY CITY                                      MI               48444              1            2
      271.8            31455.99               31500             9.8       ORTONVILLE                                      MI               48462              1            2
     234.41             29527.3               30000           8.675       FLINT                                           MI               48506              1            2
     281.18            29897.19               30000            10.8       HOWELL                                          MI               48843              1            2
    1133.85           143144.59              143475             8.8       HOWELL                                          MI               48843              1            2
      488.2            63046.77               63200            8.55       PORTAGE                                         MI               49002              1            2
     324.56            38498.57               43000             8.3       TECUMSEH                                        MI               49286              1            2
     381.69            39476.26               40000           7.975       WHITEHALL                                       MI               49461              1            2
    1280.77           154759.58              155000             9.3       GRAND RAPIDS                                    MI               49506              1            2
     591.61             61449.2               62000           7.975       GRINNELL                                        IA               50112              1            2
      294.3            34696.76               35000             9.5       MILWAUKEE                                       WI               53202              1            2
     476.26            46521.18               47025           8.975       RAPID CITY                                      SD               57702              1            2
     515.15            60910.21               61000            9.55       STEVENSVILLE                                    MT               59870              1            2
     291.61            40881.34               41000           7.675       FOX LAKE                                        IL               60020              1            2
     693.56            73897.08               74000            10.8       SKOKIE                                          IL               60077              1            2
     261.75            32695.08               32750           8.925       OLYMPIA FIELDS                                  IL               60461              1            2
      244.2            24071.52               24100            11.8       CHICAGO                                         IL               60660              1            2
     240.25             30337.6               30400             8.8       SAINT PETERS                                    MO               63376              1            2
     822.07            87661.02               96300           9.675       RAYMORE                                         MO               64083              1            2
     426.16            44602.06               45000            7.85       RAYTOWN                                         MO               64133              1            2
     382.74             38214.3               38500           11.55       OMAHA                                           NE               68135              1            2
     459.25            48478.19               49000            10.8       PEARL RIVER                                     LA               70452              1            2
     343.74            38150.74               38200            10.3       NEW IBERIA                                      LA               70560              1            2
     736.25            74468.63               75100           8.425       LAKE CHARLES                                    LA               70607              1            2
     220.25            18347.51               18500           11.85       OKLAHOMA CITY                                   OK               73142              1            2
     153.57            18875.72               19000            9.05       TULSA                                           OK               74128              1            2
     404.12            49890.62               50000            9.05       TULSA                                           OK               74132              1            2
     298.41            30205.34               30250           11.45       STIGLER                                         OK               74462              1            2
     320.79            42915.88               43000           8.175       WINDSOR                                         CO               80550              1            2
     388.44             40890.1               40950           10.95       COLORADO SPRINGS                                CO               80918              1            2
     154.77            17171.08               17200            10.3       RAWLINS                                         WY               82301              1            2
     513.77            61403.34               61500           9.425       RATHDRUM                                        ID               83858              1            2
     254.36            34430.77               34500            8.05       AMERICAN FORK                                   UT               84003              1            2
     261.62            29945.34               30000           9.925       HYDE PARK                                       UT               84318              1            2
     671.59            65996.83               66800            8.85       HIGLEY                                          AZ               85236              1            2
     531.32            81252.89               81500             6.8       QUEEN CREEK                                     AZ               85242              1            2
     247.59            39886.63               40000             6.3       QUEEN CREEK                                     AZ               85243              1            2
      265.5            29925.88               30000            10.1       GILBERT                                         AZ               85297              1            2
     229.18             28950.1               29000             8.8       BUCKEYE                                         AZ               85326              1            2
     219.35            21026.55               21500             9.1       TUCSON                                          AZ               85710              1            2
      352.8            38750.29               39250               7       ALBUQUERQUE                                     NM               87111              1            2
     213.98             27632.8               27700            8.55       RIO RANCHO                                      NM               87144              1            2
        167            15738.88               15900             9.6       LAS CRUCES                                      NM               88001              1            2
     221.28            27951.81               28000             8.8       N LAS VEGAS                                     NV               89032              1            2
     579.35             74747.4               75000            8.55       LAS VEGAS                                       NV               89131              1            2
     279.74            34941.28               35000           8.925       CANYON COUNTRY                                  CA               91387              1            2
    1389.22           209693.77              210400           6.925       OCEANSIDE                                       CA               92057              1            2
     734.96            92785.82               93000             8.8       EL CENTRO                                       CA               92243              1            2
     527.82               62408               62500            9.55       PALM SPRINGS                                    CA               92262              1            2
      341.3            45630.27               45750           8.175       HELENDALE                                       CA               92342              1            2
     937.25            99887.24              100000            10.8       HIGHLAND                                        CA               92346              1            2
      171.4            24918.39               25000             7.3       VICTORVILLE                                     CA               92392              1            2
     465.88            45507.15               46000           8.975       SAN JACINTO                                     CA               92582              1            2
    2004.94           239514.56              240000           9.425       TEMECULA                                        CA               92592              1            2
     842.46             86312.6               86400            11.3       HANFORD                                         CA               93230              1            2
     165.67            19173.17               19200             9.8       ROSAMOND                                        CA               93560              1            2
     602.89            67583.12               67700          10.175       FRESNO                                          CA               93727              1            2
     215.71            24953.26               25000             9.8       SAN PABLO                                       CA               94806              1            2
     771.63            96977.24               97200            8.85       SAN JOSE                                        CA               95121              1            2
     248.37            26047.32               26500            10.8       STOCKTON                                        CA               95206              1            2
      80.83              9978.1               10000            9.05       LOOMIS                                          CA               95650              1            2
     466.36            58219.02               58350           8.925       SUTTER                                          CA               95982              1            2
     871.68           100883.93              101025             9.8       TRUCKEE                                         CA               96161              1            2
    1194.99           165649.77              166000             7.8       HILO                                            HI               96720              1            2
     405.53            46934.38               47000             9.8       HONOLULU                                        HI               96813              1            2
     271.81            28967.28               29000            10.8       OREGON CITY                                     OR               97045              1            2
     862.83            99860.38              100000             9.8       WILSONVILLE                                     OR               97070              1            2
     192.42            22268.84               22300             9.8       HILLSBORO                                       OR               97124              1            2
      563.9            68890.14               69000           9.175       PORTLAND                                        OR               97206              1            2
     834.15            88898.63               89000            10.8       EMPIRE                                          OR               97420              1            2
     145.28            15476.57               15500            10.8       COTTAGE GROVE                                   OR               97424              1            2
     784.99            94852.64               95000             9.3       WILLIAMS                                        OR               97544              1            2
    2161.67           249652.79              250000           9.825       SNOQUALMIE                                      WA               98065              1            2
     175.82            20947.57               21000            9.45       SEAVIEW                                         WA               98644              1            2
     385.05               40954               41000          10.825       YAKIMA                                          WA               98908              1            2
      286.4            26243.35               26500            10.1       ANCHORAGE                                       AK               99507              1            2
     615.12            62956.66               63500           8.225       PALMER                                          AK               99645              1            2
     261.11            44361.25               44500             5.8       WASILLA                                         AK               99654              1            2
     783.87            89504.63               89700            9.95       WASILLA                                         AK               99654              1            2
    1343.78           124905.17              125000            12.6       CHESTERFIELD TWP.                               MI               48047              1            2
     283.56            25981.12               26000            12.8       SANDUSKY                                        MI               48471              1            2
     348.56            34368.82               34400            11.8       WATERFORD                                       MI               48327              1            2
      161.3            17967.98               18000           10.25       DETROIT                                         MI               48204              1            2
     204.76            18756.74               18775            12.8       DETROIT                                         MI               48240              1            2
     348.99            31976.76               32000            12.8       WESTLAND                                        MI               48185              1            2
    1410.53           148836.49              149000          10.925       BLOOMFIELD TOWNSHIP                             MI               48302              1            2
     444.97            40760.29               40800            12.8       STERLING HEIGHTS                                MI               48314              1            2
     156.11            17071.49               17100          10.475       WATERFORD TWP.                                  MI               48329              1            2
     300.27             34751.4               34800             9.8       MASON                                           MI               48854              1            2
      429.7             39371.4               39400            12.8       STERLING HEIGHTS                                MI               48313              1            2
     188.89            18791.08               19000           11.55       WARREN                                          MI               48089              1            2
      232.4            27348.36               27400             9.6       BIRMINGHAM                                      MI               48009              1            2
     318.21            29575.72               29600            12.6       WARREN                                          MI               48088              1            2
     594.92            54510.27               54550            12.8       TRENTON                                         MI               48183              1            2
      367.4            39936.24               40000           10.55       DETROIT                                         MI               48219              1            2
      730.7            66951.39               67000            12.8       CLARKLAKE                                       MI               49234              1            2
     283.56            25885.02               26000            12.8       BROWN CITY                                      MI               48416              1            2
        497            49005.53               49050            11.8       RICHMOND                                        MI               48062              1            2
     337.54            32970.91               33000          11.925       SWARTZ CREEK                                    MI               48473              1            2
      545.3            49963.72               50000            12.8       ALMONT                                          MI               48003              1            2
     637.07            59753.32               59800          12.475       ROMEO                                           MI               48065              1            2
    1010.53            93928.67               94000            12.6       DETROIT                                         MI               48207              1            2
     396.59            36996.59               37025           12.55       SHELBY TOWNSHIP                                 MI               48316              1            2
     780.87            71548.04               71600            12.8       WESLEY CHAPEL                                   NC               28104              1            2
     537.44            66092.93               66200             9.1       FRANKLIN TWP                                    MI               49287              1            2
     358.81            32876.11               32900            12.8       BOAZ                                            AL               35956              1            2
     336.13            39318.54               39375           9.675       CHALLIS                                         ID               83226              1            2
     427.47            42958.82               43000           11.55       INDEPENDENCE TOWNSHIP                           MI               48346              1            2
      346.5            31976.25               32000            12.7       INDEPENDENCE TWP                                MI               48346              1            2
     418.79            38372.13               38400            12.8       DAVISON TWP                                     MI               48423              1            2
     279.66            27574.98               27600            11.8       EASTPOINTE                                      MI               48021              1            2
     497.01             46364.4               46400           12.55       RALEIGH                                         NC               27616              1            2
     116.57            14724.61               14750             8.8       CLARKSTON                                       MI               48346              1            2
     970.63            88935.43               89000            12.8       SAINT CLAIR SHORES                              MI               48081              1            2
     371.69            35969.12               36000           12.05       ROYAL OAK                                       MI               48067              1            2
       89.5            11305.51               11325             8.8       WARREN                                          MI               48093              1            2
      90.76             10684.4               10700             9.6       AUBURN HILLS                                    MI               48326              1            2
     432.35            39970.14               40000          12.675       BRICK                                           NJ                8723              1            2
     476.66            44463.13               44500           12.55       SAINT AUGUSTINE                                 FL               32092              1            2
     494.04            45261.17               45300            12.8       FARMINGTON HILLS                                MI               48331              1            2
     470.33            43716.79               43750            12.6       COLORADO SPRINGS                                CO               80906              1            2
     321.18            31970.17               32000          11.675       BURBANK                                         IL               60459              1            2
     604.73            62933.45               63000            11.1       STONE MOUNTAIN                                  GA               30087              1            2
     518.45            49681.41               49750          12.175       LOS LUNAS                                       NM               87031              1            2
      183.7            19976.18               20000           10.55       LAKE TWP.                                       IN               46349              1            2
     468.04            59123.09               59225             8.8       MARLBORO                                        MD               20772              1            2
     275.55            29952.18               30000           10.55       JEROME                                          MI               49249              1            2
     177.35            20960.06               21000            9.55       NEW BALTIMORE                                   MI               48047              1            2
    1290.32           120735.16              120900            12.5       LYNN                                            MA                1902              1            2
     351.12            33164.47               33200          12.375       PROCTORVILLE                                    OH               45669              1            2
     384.22            35914.21               36000            12.5       AMANDA                                          OH               43102              1            2
    1297.81           118884.25              119000            12.8       FERNLEY                                         NV               89408              1            2
     225.47            22521.53               22550          11.625       OLATHE                                          KS               66061              1            2
     709.14            71930.05               72025          11.425       N KINGSTOWN                                     RI                2852              1            2
      480.1            46419.72               46500           12.05       LAFAYETTE                                       LA               70501              1            2
     356.47            33265.26               33400            12.5       BROOK PARK                                      OH               44142              1            2
     699.11            79855.11               80000            9.95       ROCKAWAY PARK                                   NY               11694              2            2
      701.6            65432.64               65500           12.55       DEARBORN                                        MI               48124              1            2
        216            22965.45               23000          10.825       HAMILTON                                        OH               45013              1            2
     229.72            22912.19               22975          11.625       WATERFORD                                       MI               48328              1            2
     712.43            79896.83               80000          10.175       WEST JORDAN                                     UT               84088              1            2
     656.24            63213.88               64400          11.875       CHELMSFORD                                      MA                1824              1            2
     303.58            28569.73               28600          12.425       MACEDONIA                                       OH               44056              1            2
    1102.18           119801.13              120000           10.55       EL MONTE                                        CA               91733              2            2
     516.94            46843.16               47400            12.8       FARMINGTON                                      MI               48331              1            2
     383.96            44437.87               44500             9.8       MANCHESTER                                      CT                6040              1            2
     384.02            37865.65               37900            11.8       WILSONVILLE                                     OR               97070              1            2
     386.93            42716.94               43000            10.3       WATERFORD                                       MI               48329              1            2
      394.8            36173.72               36200            12.8       LITTLETON                                       CO               80128              1            2
    2153.92           197356.72              197500            12.8       SAVANNAH                                        GA               31410              1            2
     257.08            23981.57               24000           12.55       OSAGE BEACH                                     MO               65065              1            2
     592.71            74870.93               75000             8.8       FORT LAUDERDALE                                 FL               33351              1            2
     351.85            34685.22               34725            11.8       GROVETOWN                                       GA               30813              1            2
     715.16            65527.42               65575            12.8       GEORGETOWN                                      MA                1833              1            2
     380.28            38960.54               39000            11.3       PITTSFORD                                       VT                5763              1            2
     309.74            29974.26               30000           12.05       DOTHAN                                          AL               36305              1            2
     455.57            56770.11               57000           8.925       GRASS VALLEY                                    CA               95945              1            2
     253.32            24977.32               25000            11.8       HAMPTON BOROUGH                                 NJ                8827              1            2
     834.31            76310.99               76500            12.8       ALBUQUERQUE                                     NM               87114              1            2
      348.7            41849.89               42200             9.3       SANTA ANA                                       CA               92706              1            2
     663.11            80125.53               80250             9.3       SAN BERNARDINO                                  CA               92410              1            2
     430.01            39827.46               40000            12.6       SUMMERSVILLE                                    WV               26651              1            2
     399.11            37570.32               37600          12.425       MADISON HEIGHTS                                 MI               48071              1            2
     442.56            55903.62               56000             8.8       MCCAYSVILLE                                     GA               30555              1            2
      427.7            44878.17               45000          10.975       WEST ORANGE TWP                                 NJ                7052              1            2
     478.06            49946.58               50000           11.05       LAS VEGAS                                       NV               89148              1            2
     338.22            31550.75               31575           12.55       FARMINGTON HILLS                                MI               48336              1            2
     730.61            92281.45               92450             8.8       HOWELL                                          NJ                7731              1            2
     665.05            62949.46               63000           12.35       PALM BAY                                        FL               32905              2            2
    1462.01           184681.65              185000             8.8       MONROE                                          NY               10950              1            2
    1302.63           124895.75              125000          12.175       PARADISE                                        CA               95969              1            2
     402.06            37315.07               37400            12.6       WARREN                                          MI               48088              1            2
     198.95            22542.97               22575           10.05       WORCESTER                                       MA                1606              2            2
     741.68            80653.91               80750           10.55       LAKE HAVASU CITY                                AZ               86406              1            2
     386.15            40763.91               41200            10.8       HENDERSONVILLE                                  NC               28739              1            2
     619.12            65327.34               65400          10.925       SWANZEY                                         NH                3446              1            2
    1489.86           167084.29              167300          10.175       WESTON                                          CT                6883              1            2
     729.41            67798.52               67850            12.6       FARMINGTON HILLS                                MI               48335              1            2
     479.86            43968.08               44000            12.8       GENOA                                           WI               54632              1            2
     253.32            24977.32               25000            11.8       IRVINGTON                                       NJ                7111              1            2
     337.75            38273.99               38325           10.05       NORTH ADAMS                                     MI               49262              1            2
     219.58            20782.44               20800           12.35       DELTON                                          MI               49046              1            2
     812.69             81671.7               81750           11.55       NEW CUYAMA                                      CA               93254              1            2
     937.25            99887.24              100000            10.8       HARRISON TWP.                                   NJ                8062              1            2
     593.82            60830.91               60900            11.3       KENNESAW                                        GA               30144              1            2
     327.18            29977.58               30000            12.8       PRIEST RIVER                                    ID               83856              1            2
     260.96            25769.21               26000          11.675       LEES SUMMIT                                     MO               64082              1            2
     569.46            61926.22               62000           10.55       FENTON                                          MI               48430              1            2
     810.57            75342.79               75400            12.6       WAYLAND                                         MI               49348              1            2
    2385.86           239770.22              240000           11.55       ORLAND PARK                                     IL               60467              1            2
     378.71            34697.18               34725            12.8       MASON CITY                                      IA               50401              1            2
     632.22            79862.34               80000             8.8       BROOKLYN                                        NY               11221              2            2
     599.62            62035.08               62100          11.175       FRESNO                                          CA               93703              1            2
    1262.12           119902.65              120000            12.3       ESCONDIDO                                       CA               92026              1            2
      360.9            33883.63               34000          12.425       ORANGE                                          VA               22960              1            2
     501.56            49255.34               49500            11.8       COLLEGEVILLE                                    PA               19426              1            2
     209.75            20681.22               20700            11.8       REDFORD TWP                                     MI               48240              1            2
     291.84            26979.84               27000          12.675       BROOKLYN                                        MD               21225              1            2
     346.43            32183.22               32225            12.6       PHILADELPHIA                                    PA               19135              1            2
     392.34            37967.41               38000           12.05       WILLIAMSBURG                                    VA               23185              1            2
     501.68            45966.61               46000            12.8       DODGE CITY                                      KS               67801              1            2
     490.77            44967.35               45000            12.8       ENTERPRISE                                      AL               36330              1            2
     272.65            24964.32               25000            12.8       CUMMING                                         GA               30041              1            2
     179.97            19974.88               20000            10.3       FESTUS                                          MO               63028              1            2
    1237.82           113417.67              113500            12.8       VERNON TWP                                      NJ                7422              1            2
     506.63            49934.27               50000            11.8       STURGEON BAY                                    WI               54235              1            2
     196.92            19939.73               20000          11.425       JACKSONVILLE                                    FL               32211              1            2
     390.79             36834.7               37500          12.175       NOBLESVILLE                                     IN               46062              1            2
     425.64            40068.35               40100          12.425       VALRICO                                         FL               33594              1            2
     308.18            30970.31               31000           11.55       CHESTERFIELD                                    VA               23832              1            2
     489.14            45463.72               45500            12.6       FARMINGTON HILLS                                MI               48336              1            2
     655.49            72011.88               72100          10.425       LINDENHURST                                     NY               11757              1            2
     335.74            38447.63               38500           9.925       FLAT ROCK                                       MI               48134              1            2
     436.02            49932.01               50000           9.925       ROSEVILLE                                       CA               95661              1            2
    1343.78           124905.17              125000            12.6       PORT HUENEME                                    CA               93041              1            2
     748.45            74928.96               75000            11.6       OAK PARK                                        IL               60302              1            2
     355.42            40285.93               40500              10       WARREN                                          OH               44484              1            2
     396.33            36954.58               37000           12.55       FEDERAL                                         WA               98001              1            2
     323.41            32070.41               32100          11.725       CHANUTE                                         KS               66720              1            2
     375.94            45926.75               46000           9.175       WESTPOINT                                       IN               47992              1            2
     442.49            49934.48               50000            10.1       LYNWOOD                                         IL               60411              1            2
     122.21            13508.19               13525           10.35       MUSKEGON                                        MI               49441              1            2
      663.6            64867.87               65000            11.9       MANTUA                                          OH               44255              1            2
     652.13            70584.23               71000           10.55       TEANECK                                         NJ                7666              1            2
     131.75            13984.36               14000           10.85       CONVERSE                                        IN               46919              1            2
     320.64            29378.65               29400            12.8       WALLED LAKE                                     MI               48390              1            2
     436.24            39961.09               40000            12.8       EDGEWOOD                                        MD               21040              1            2
     395.62            36239.69               36275            12.8       SYRACUSE                                        UT               84075              1            2
     780.17            73004.48               73100            12.5       NORTH BRANCH                                    MI               48461              1            2
     426.91            39905.56               40000            12.5       CANAL FULTON                                    OH               44614              1            2
      583.5            56134.43               56200          12.125       N. LAS VEGAS                                    NV               89081              1            2
     847.61            79914.92               80000            12.4       CECIL                                           WI               54111              1            2
     902.91            84474.27               84600            12.5       HAMILTON                                        OH               45011              1            2
     639.71            61430.88               61500           12.15       PHOENIX                                         AZ               85085              1            2
    1557.28           152064.58              152250          11.925       LA CRESCENTA                                    CA               91214              1            2
     453.69            41569.81               41600            12.8       ANN ARBOR                                       MI               48103              1            2
     170.41            15514.59               15625            12.8       FLINT                                           MI               48504              1            2
     328.58            30377.32               30400          12.675       GREENVILLE                                      WI               54942              1            2
     176.42             20769.7               20800             9.6       DETROIT                                         MI               48205              1            2
     272.16            25466.65               25500            12.5       SHAKER HEIGHTS                                  OH               44120              1            2
     330.85            30952.91               31000            12.5       BEDFORD HEIGHTS                                 OH               44146              1            2
     252.53            25942.52               26000           11.25       STREETSBORO                                     OH               44241              1            2
     486.43            51831.67               51900            10.8       BROOKLYN                                        NY               11211              1            2
     232.81            21478.59               21500            12.7       NATIONAL CITY                                   MI               48748              1            2
     251.88            23575.43               23600            12.5       SANDUSKY                                        OH               44870              1            2
     577.14            53188.33               53300            12.7       WHITE LAKE TOWNSHIP                             MI               48386              1            2
     851.13            82827.27               82900          11.975       SPRINGFIELD                                     VA               22152              1            2
     412.25            37763.22               37800            12.8       EAST LEROY                                      MI               49051              1            2
     275.04            25368.22               25400            12.7       PERRY TWP                                       OH               44706              1            2
     449.64            46684.18               46750          11.125       JACKSONVILLE                                    FL               32225              1            2
     390.45            40136.12               40200           11.25       ORANGE CITY                                     FL               32763              1            2
     227.91            21111.05               21200            12.6       BRINSON                                         GA               39825              1            2
     360.58            33266.85               33300            12.7       GRAND BLANC                                     MI               48439              1            2
     223.73            21719.55               21750              12       BELLVILLE                                       OH               44813              1            2
     232.22            30144.71               30200             8.5       LAS VEGAS                                       NV               89148              1            2
     652.17            63914.68               64000          11.875       MORGANTOWN                                      PA               19543              1            2
     370.81            33708.52               34000            12.8       ROMULUS                                         MI               48174              1            2
     249.48             23349.6               23375            12.5       ENGLEWOOD                                       OH               45322              1            2
     337.19            40020.13               40100             9.5       PORTSMOUTH                                      OH               45662              1            2
     375.68            35163.38               35200            12.5       MILFORD                                         IN               46542              1            2
     283.56            25974.69               26000            12.8       TALLMADGE                                       OH               44278              1            2
     554.97            65868.56               66000             9.5       ALBUQUERQUE                                     NM               87105              1            2
     967.47            90555.74               90650            12.5       LEROY TOWNSHIP                                  OH               44077              1            2
     269.53            26567.68               26600            11.8       SPRING HILL                                     KS               66083              1            2
     478.77            43868.15               43900            12.8       POMONA                                          NY               10970              1            2
     512.58            46954.28               47000            12.8       HOWELL                                          MI               48843              1            2
     335.25            35941.93               36500           10.55       HYANNIS                                         MA                2601              1            2
     104.41             9988.86               10000            12.2       TALLAHASSEE                                     FL               32304              1            2
     277.38            29234.29               29300          10.925       LATHRUP VILLAGE                                 MI               48076              1            2
     786.22            73313.37               73400           12.55       BROOKLYN                                        NY               11208              1            2
     572.84             52473.9               52525            12.8       CORYDON                                         IN               47112              1            2
      529.7            60887.74               61000           9.875       WITTMAN                                         AZ               85361              1            2
     258.44            25626.52               25700            11.7       CLAIBOURNE TWP                                  OH               43344              1            2
     636.91            65485.18               65575           11.25       LOS MOLINOS                                     CA               96055              1            2
     717.58            66699.36               66750            12.6       POINT PLEASANT BORO                             NJ                8742              1            2
     606.91            55657.97               56050            12.7       JACKSONVILLE                                    FL               32256              1            2
     278.36            27973.16               28000           11.55       TAYLOR                                          MI               48180              1            2
     817.02             74818.2               76000            12.6       NORTHAMPTON                                     MA                1060              1            2
     409.12            44926.32               45000          10.425       VERNON ROCKVILLE                                CT                6066              1            2
     431.88            39561.47               39600            12.8       MISHAWAKA                                       IN               46545              1            2
     290.87            33934.53               34000             9.7       JACKSON                                         MI               49201              1            2
     188.26            18169.61               18200          12.075       NEW HUDSON                                      MI               48165              1            2
     168.78            15688.09               15700            12.6       FLINT                                           MI               48507              1            2
     635.36            61945.64               62000           11.95       BLACK HAWK                                      CO               80422              1            2
     575.56            52704.55               52775            12.8       CLAY TOWNSHIP                                   MI               48001              1            2
     290.81            27079.31               27100          12.575       MELCHER                                         IA               50163              1            2
     227.09            21183.71               21200           12.55       CONYERS                                         GA               30012              1            2
     165.64            21100.26               21150             8.7       DEER PARK TWP.                                  NY               12771              1            2
     377.35            34574.89               34600            12.8       WARREN                                          MI               48092              1            2
     1158.6           106920.62              107000            12.7       CHESTER SPRINGS                                 PA               19425              1            2
     463.48            47876.04               48000          11.175       CANTON TWP                                      MI               48187              1            2
     286.59            26937.63               27000          12.425       INDIANAPOLIS                                    IN               46268              1            2
     311.76            28977.99               29000            12.6       DETROIT                                         MI               48223              1            2
    1266.56           124886.72              125000            11.8       FRANKLIN SQUARE                                 NY               11010              1            2
     505.25            47455.87               47600          12.425       COEUR D'ALENE                                   ID               83815              1            2
     824.12            77361.74               77500           12.45       POUGHKEEPSIE                                    NY               12603              1            2
     444.97            40770.38               40800            12.8       CLINTON                                         MS               39056              1            2
     436.24            39970.98               40000            12.8       ADRIAN                                          MI               49221              1            2
     482.93            44555.65               44600            12.7       PITTSGROVE TWP.                                 NJ                8318              1            2
     315.73            28567.72               28950            12.8       GULF BREEZE                                     FL               32563              1            2
     261.75            23976.63               24000            12.8       URBANA                                          OH               43078              1            2
      503.8             63603.2               63750             8.8       CEDAR HILLS                                     UT               84062              1            2
      249.6            25823.14               25850          11.175       TAMPA                                           FL               33616              1            2
      549.2            63458.25               63650             9.8       STERLING HEIGHTS                                MI               48314              1            2
     589.13             54957.8               55000           12.55       ELMWOOD PARK                                    IL               60707              1            2
     354.76            32974.96               33000            12.6       BILLINGS                                        MT               59105              1            2
     323.03            32966.97               33000           11.35       CLINTON TOWNSHIP                                MI               48035              1            2
      151.6            13889.89               13900            12.8       PITTSBURGH                                      PA               15210              2            2
     188.13            17225.48               17250            12.8       LAKE TOWNSHIP                                   MI               48629              1            2
     370.53            33950.35               33975            12.8       LANSDOWNE                                       PA               19050              1            2
     290.28            29132.82               29200           11.55       WARREN                                          MI               48091              1            2
     271.81            28956.17               29000            10.8       BROKEN ARROW                                    OK               74012              1            2
     739.42            75004.62               75100          11.425       SHELBYVILLE                                     IN               46176              1            2
     365.51             33974.2               34000            12.6       VIRGINIA BEACH                                  VA               23462              1            2
    1090.59            99331.06              100000            12.8       SWEDESBORO                                      NJ                8085              1            2
     328.06            32962.53               33000           11.55       PORT HURON                                      MI               48060              1            2
     924.28            84688.51               84750            12.8       RIO VISTA                                       CA               94571              1            2
     207.22             18981.5               19000            12.8       HAMTRAMCK                                       MI               48212              2            2
     225.24            23076.64               23100            11.3       ALBUQUERQUE                                     NM               87112              1            2
     348.99            31976.78               32000            12.8       INDIANAPOLIS                                    IN               46220              1            2
      359.9            32967.89               33000            12.8       LIBERTY TOWNSHIP                                OH               43357              1            2
     473.97            59871.79               59975             8.8       WINDSOR MILL                                    MD               21244              1            2
     612.92            56159.21               56200            12.8       GRAHAM                                          WA               98338              1            2
     537.02            52951.97               53000            11.8       RINGGOLD                                        GA               30736              1            2
     195.92               21962               22000          10.175       OGDENSBURG                                      NJ                7439              1            2
     175.59            20321.57               20350             9.8       MACKINAW CITY                                   MI               49701              1            2
     330.32            32570.45               32600            11.8       CAMERON                                         MO               64429              1            2
     309.74            29913.62               30000           12.05       WARREN                                          MI               48091              1            2
     380.27            35728.03               35825          12.425       SEATTLE                                         WA               98118              1            2
     174.87            16308.18               16325           12.55       FRANKLIN                                        OH               45005              1            2
     270.91            25167.03               25200            12.6       LACKAWAXEN                                      PA               18435              1            2
     261.75            23982.57               24000            12.8       ROMULUS                                         MI               48174              1            2
     412.25            37721.44               37800            12.8       NEW CUMBERLAND                                  PA               17070              1            2
     315.02            34607.64               34650          10.425       SIERRA VISTA                                    AZ               85635              1            2
     179.11            19434.45               19500           10.55       ROCHESTER                                       NY               14612              1            2
    1363.24           124909.31              125000            12.8       KINGMAN                                         AZ               86401              1            2
     365.51             33974.2               34000            12.6       CHARLOTTE                                       NC               28214              1            2
     370.62            42442.19               42500           9.925       WEST BLOOMFIELD                                 MI               48322              1            2
      903.3            89595.62               90000          11.675       PRINCETON                                       MA                1541              1            2
     995.48            92525.16               92600            12.6       BLOOMFIELD TOWNSHIP                             MI               48304              1            2
      660.9            60556.04               60600            12.8       WILLISTON                                       VT                5495              1            2
     920.56            89920.66               90000          11.925       BEAUMONT                                        CA               92223              1            2
     557.89            61180.16               62000            10.3       LULING                                          LA               70070              1            2
     474.97            54882.05               56000             9.6       DENVER                                          CO               80212              1            2
     250.58            25424.95               25450          11.425       GROSSE ILE                                      MI               48138              1            2
     335.91            30777.63               30800            12.8       MACON TOWNSHIP                                  MI               49229              1            2
     817.95            74945.58               75000            12.8       WAXHAW                                          NC               28173              1            2
     772.83            76928.26               77000          11.675       CARLSBAD                                        CA               92011              1            2
     390.41            44241.32               44300           10.05       GRANTHAM                                        NH                3753              1            2
     354.72            32501.39               32525            12.8       CLINTON                                         IA               52732              1            2
     357.88            35951.08               36000           11.55       DAWSONVILLE                                     GA               30534              1            2
     357.23            38455.39               38500          10.675       WEST PATERSON                                   NJ                7424              1            2
     588.38            53910.23               53950            12.8       HAMPTON                                         VA               23666              1            2
     330.11            31075.46               31100          12.425       STATEN ISLAND                                   NY               10314              1            2
     304.03            28776.87               28800           12.35       COMMERCE TOWNSHIP                               MI               48382              1            2
      214.8            20981.49               21000          11.925       COLLEGE PARK                                    GA               30349              1            2
     348.99            31976.77               32000            12.8       BEAVERTON                                       MI               48612              1            2
     130.48            12981.36               13000          11.675       SAINT JOSEPH                                    MO               64504              1            2
     265.94            25760.59               26000          11.925       REDFORD TWP                                     MI               48239              1            2
     615.33            64928.68               65000          10.925       LONGVIEW                                        WA               98632              1            2
     405.92            49904.84               50000             9.1       RIGBY                                           ID               83442              1            2
     439.83            42962.07               43000          11.925       TUNNEL HILL                                     GA               30755              1            2
     258.01            23981.78               24000            12.6       HAMTRAMCK                                       MI               48212              1            2
     515.37            48960.24               49000            12.3       HOWELL                                          MI               48843              1            2
        957            87686.33               87750            12.8       BALTIMORE                                       MD               21210              1            2
     418.85            52908.79               53000             8.8       INDEPENDENCE TOWNSHIP                           MI               48346              1            2
     322.82            29578.51               29600            12.8       SMITHFIELD                                      UT               84335              1            2
     722.82            67794.87               67850          12.475       MODESTO                                         CA               95356              1            2
     404.14            43947.62               44000           10.55       SOUTHFIELD                                      MI               48034              1            2
     556.43            54323.94               54400          11.925       DURANGO                                         CO               81301              1            2
     335.91            30777.63               30800            12.8       OTTO                                            NC               28763              1            2
     436.08            52096.85               52200           9.425       TROY                                            MI               48098              1            2
     122.01            11590.58               11600            12.3       LOOKOUT MOUNTAIN                                GA               30750              1            2
     348.99            31959.14               32000            12.8       AUSTELL                                         GA               30106              1            2
     633.64            58057.82               58100            12.8       SOUTH BOSTON                                    MA                2127              2            2
     258.44            27270.03               27300          10.925       REDFORD TWP                                     MI               48240              1            2
      615.1            56327.65               56400            12.8       HOPATCONG BOROUGH                               NJ                7843              1            2
     271.81            28967.27               29000            10.8       FRUITLAND PARK                                  FL               34731              1            2
     234.32            24971.79               25000            10.8       HILLSBORO                                       OR               97124              1            2
     379.97            37466.01               37500            11.8       MCDONOUGH                                       GA               30253              1            2
     371.02            42910.73               43000             9.8       RICHMOND HILL                                   NY               11418              2            2
      241.6            27960.88               28000             9.8       MIAMI                                           FL               33150              1            2
     162.97            20962.32               21000             8.6       ELSIE                                           MI               48831              1            2
     505.27            46964.32               47000            12.6       JACKSONVILLE                                    FL               32246              1            2
     356.66            35367.37               35400          11.725       CLINTON TOWNSHIP                                MI               48038              1            2
     636.59            72900.73               73000           9.925       BRANDYWINE                                      MD               20613              1            2
     571.39            63420.28               63500            10.3       PANAMA CITY                                     FL               32404              1            2
     207.22             18986.2               19000            12.8       ROSEVILLE                                       MI               48066              1            2
     401.47            39962.74               40000          11.675       ATLANTA                                         GA               30349              1            2
     715.01            83281.68               83400           9.725       AGOURA HILLS                                    CA               91301              1            2
     522.84            51526.57               51600            11.8       GLENDALE                                        AZ               85306              1            2
     685.84            82871.24               83000             9.3       FREDON TWP.                                     NJ                7860              1            2
     338.48            31575.76               31600           12.55       OXFORD                                          MS               38655              1            2
     296.86            34949.02               35000             9.6       SAINT LEONARD                                   MD               20685              1            2
     273.26            28190.88               28300          11.175       FREMONT                                         CA               94536              1            2
     187.74            19915.24               19950           10.85       WARREN                                          MI               48089              1            2
     489.97            61893.32               62000             8.8       PEMBROKE PINES                                  FL               33029              1            2
     750.77             94836.5               95000             8.8       BRIDGEPORT                                      CT                6606              1            2
     222.91            20983.41               21000          12.425       COHOES                                          NY               12047              1            2
     455.36            42866.15               42900          12.425       MARYSVILLE                                      MI               48040              1            2
     818.87            86404.93               86500          10.925       GILBERT                                         AZ               85297              1            2
     198.09            19332.24               19550            11.8       BIRMINGHAM                                      MI               48009              1            2
     250.23            28959.47               29000             9.8       ROSELLE                                         NJ                7203              1            2
     629.89            68704.37               69000          10.475       SHELBY TWP.                                     MI               48316              1            2
     326.81            30376.93               30400            12.6       DEARBORN HEIGHTS                                MI               48127              1            2
     465.22            43242.16               43275            12.6       PLYMOUTH                                        MI               48170              1            2
     245.57            26848.07               26900          10.475       EVERGREEN TWP.                                  MI               48426              1            2
     510.64            47463.96               47500            12.6       VANCOUVER                                       WA               98662              1            2
     322.51             29931.6               30000            12.6       RAMAPO                                          NY               10977              2            2
      95.86            10483.07               10500          10.475       HIGHLAND PARK                                   MI               48203              2            2
     824.04            97755.12               98000             9.5       LINCOLN PARK                                    NJ                7035              1            2
     562.57               54935               55000          11.925       WALES                                           MA                1081              1            2
     293.32            30754.74               30800              11       ANDERSON                                        CA               96007              1            2
    1068.78            97794.51               98000            12.8       ALEXANDRIA                                      VA               22301              1            2
     296.67             8519.28               36300           9.175       LAGRANGE                                        GA               30240              1            2
     796.09            74940.81               75000          12.425       BULLHEAD CITY                                   AZ               86429              1            2
     966.37           111843.62              112000             9.8       W HARTFORD                                      CT                6119              1            2
     535.57            49946.91               50000           12.55       MADISON HEIGHTS                                 MI               48071              1            2
     224.52            21930.63               21950          11.925       PHILADELPHIA                                    PA               19120              1            2
        733             78908.5               79000          10.675       KEIZER                                          OR               97307              1            2
     218.12            19985.48               20000            12.8       CHADDS FORD                                     PA               19317              1            2
     831.97            84416.84               84500          11.425       MIDDLE VILLAGE                                  NY               11379              1            2
     745.83            74953.18               75025           11.55       PUNTA GORDA                                     FL               33955              1            2
     218.12             19920.7               20000            12.8       WILLIAMSTON                                     NC               27892              1            2
      357.7            39948.96               40000          10.225       MUNCIE                                          IN               47303              1            2
     804.98            75346.58               75425            12.5       BILLINGS                                        MT               59102              1            2
     610.73            55959.38               56000            12.8       HALEDON                                         NJ                7508              1            2
     414.16            47932.98               48000             9.8       LAS VEGAS                                       NV               89134              1            2
     160.49            18565.22               18600             9.8       KENNESAW                                        GA               30144              1            2
     482.02             44953.7               45000           12.55       LONG BEACH                                      CA               90801              1            2
      738.6            91847.31               92000           8.975       HENDERSON                                       NV               89015              1            2
     278.72             26478.5               26500            12.3       CHILLICOTHE                                     IL               61523              1            2
     374.08             34275.1               34300            12.8       BERKLEY                                         MI               48072              1            2
     287.48            27760.93               28000          11.975       TUCSON                                          AZ               85746              1            2
     610.73            55959.38               56000            12.8       FLORENCE                                        KY               41042              1            2
     677.37            64922.92               65000          12.175       FRESNO                                          CA               93722              1            2
     666.98            64544.54               64600           12.05       OVIEDO                                          FL               32766              1            2
    1353.51           124875.17              125000            12.7       MOUNTAIN HOUSE                                  CA               95391              1            2
     483.13            46223.54               46275            12.2       MISSION                                         KS               66202              1            2
      718.7            65835.92               65900            12.8       NORTH WILDWOOD                                  NJ                8260              1            2
     228.65            26463.01               26500             9.8       CAMDEN WYOMING                                  DE               19934              1            2
     318.46             29178.8               29200            12.8       NAPLES                                          FL               34102              1            2
    1135.75           106915.58              107000          12.425       FONTANA                                         CA               92337              1            2
     376.55            35966.81               36000          12.225       YERINGTON                                       NV               89447              1            2
     787.83            81881.79               82400           11.05       PERKASIE                                        PA               18944              1            2
     162.13            15448.94               15500          12.225       WESTMORELAND                                    KS               66549              1            2
     275.21            25580.56               25600            12.6       MONROE                                          WI               53566              1            2
     818.28            79929.47               80000          11.925       MIAMI                                           FL               33170              1            2
     575.21            60312.64               60400              11       HONOLULU                                        HI               96822              1            2
     203.67            19867.57               20100            11.8       FRANKFORT                                       KY               40601              1            2
     179.29            17970.45               18000          11.575       WEAVER                                          AL               36277              1            2
     570.38            52262.06               52300            12.8       TACOMA                                          WA               98404              1            2
     304.61            32463.34               32500            10.8       SAN BERNARDINO                                  CA               92404              1            2
     386.47             39983.4               40025          11.175       STANFORD                                        KY               40484              1            2
     603.77            76268.54               76400             8.8       OVIEDO                                          FL               32765              1            2
     330.53            39937.93               40000             9.3       VIRGINIA BEACH                                  VA               23464              1            2
     761.24            69749.35               69800            12.8       POUGHKEEPSIE                                    NY               12601              1            2
     667.06            61961.52               62050            12.6       CHARLOTTE                                       NC               28277              1            2
     375.92            37066.37               37100            11.8       ROMULUS                                         MI               48174              1            2
     522.99            49958.75               50000          12.225       LAKE CHARLES                                    LA               70611              1            2
     656.08            62099.12               62150           12.35       VANCOUVER                                       WA               98660              1            2
     814.34            26815.36               75750            12.6       PALM BAY                                        FL               32909              1            2
     403.52            36973.16               37000            12.8       ADRIAN                                          MI               49221              1            2
     261.62            29920.16               30000           9.925       CONWAY TWP.                                     MI               48836              1            2
     592.71            74870.93               75000             8.8       ORANGE BEACH                                    AL               36561              1            2
     735.49            76842.83               76925           11.05       SANTA ROSA                                      CA               95409              1            2
     553.64            51460.92               51500            12.6       BRONX                                           NY               10454              1            2
     633.38             74889.6               75000            9.55       BIG BEAR LAKE                                   CA               92315              1            2
      645.3            63990.99               64050          11.725       CHARLOTTE                                       NC               28273              1            2
     379.53            34396.81               34800            12.8       MERRILL                                         WI               54452              1            2
     477.78            48933.62               49000            11.3       STOCKBRIDGE                                     GA               30281              1            2
     379.42             35503.5               35550            12.5       NEWARK                                          OH               43055              1            2
     597.82            58946.52               59000            11.8       MONTCLAIR                                       NJ                7043              1            2
      511.2            53915.19               54000          10.925       SAVANNAH                                        GA               31405              1            2
      241.3            22103.46               22125            12.8       DOWNE TOWNSHIP                                  NJ                8345              1            2
      448.8            52723.49               52800           9.625       PROVIDENCE                                      RI                2903              3            2
     177.04             21345.3               21425             9.3       TAYLOR                                          MI               48180              1            2
     343.49            33755.87               33900            11.8       WATERBURY                                       CT                6704              1            2
     717.85            66370.66               66775            12.6       RICHMOND                                        VA               23231              1            2
     305.85             28428.4               28450            12.6       HIGHLAND TOWNSHIP                               MI               48357              1            2
     173.25            15984.08               16000            12.7       JOLIET                                          IL               60436              1            2
     665.26            60649.24               61000            12.8       DORCHESTER                                      MA                2122              3            2
     201.57            18735.78               18750            12.6       GARDEN CITY                                     MI               48135              1            2
     274.54            28942.22               29000          10.925       DES PLAINES                                     IL               60016              1            2
    1075.03            99924.12              100000            12.6       ASHBURN                                         VA               20147              1            2
     781.37            78524.75               78600           11.55       WINTERS                                         CA               95694              1            2
      299.4             27678.1               27700          12.675       TRAVERSE CITY                                   MI               49684              1            2
     822.25            83915.96               84000           11.35       PUYALLUP                                        WA               98374              1            2
    1167.69           132265.06              132500           10.05       CLINTON                                         MD               20735              1            2
     149.76            18852.83               18950             8.8       BALLSTON SPA                                    NY               12020              1            2
     423.63            42409.77               42450            11.6       DEARBORN                                        MI               48124              1            2
     294.46            26968.14               27000            12.8       CITRUS SPRINGS                                  FL               34434              1            2
     383.57            37466.94               37500          11.925       THE VILLAGES                                    FL               32162              1            2
     297.87            33755.25               33800           10.05       DELMAR                                          MD               21875              1            2
     370.81            33975.31               34000            12.8       RICHTON                                         MS               39476              1            2
     275.75            25630.53               25650            12.6       DAVENPORT                                       IA               50806              2            2
     298.83            27174.62               27400            12.8       GAINESVILLE                                     GA               30504              1            2
     242.96            26915.21               27000            10.3       GRAYSLAKE                                       IL               60030              1            2
      277.2            33325.93               33400            9.35       PUTNAM                                          CT                6260              1            2
     229.03            20979.56               21000            12.8       JACKSON                                         MI               49201              1            2
     283.33            28463.41               28500           11.55       MACOMB TOWNSHIP                                 MI               48044              1            2
      209.2            19982.67               20000          12.225       LODI TWP                                        MI               48176              1            2
     731.11            79505.29               79600           10.55       SOUTHFIELD                                      MI               48034              1            2
     263.24            24780.43               24800          12.425       WOLVERINE LAKE                                  MI               48390              1            2
     371.14            39953.67               40000          10.675       SAINT JOHNS                                     MI               48879              1            2
     430.69            55400.47               55500             8.6       TAYLOR                                          MI               48180              1            2
     333.26            30976.48               31000            12.6       DETROIT                                         MI               48223              1            2
     162.01             18475.1               18500           9.975       TAYLOR                                          MI               48180              1            2
     376.71            44660.28               44800             9.5       WESTLAND                                        MI               48185              1            2
     291.34            27676.87               27700            12.3       WESTLAND                                        MI               48186              1            2
     216.41            20533.73               20575            12.3       GRAND BLANC TOWNSHIP                            MI               48439              1            2
     195.66            18186.17               18200            12.6       REDFORD                                         MI               48239              1            2
     319.17            31445.42               31800          11.675       HARPER WOODS                                    MI               48225              1            2
     283.05            30165.95               30200            10.8       CANTON TWP                                      MI               48188              1            2
     306.35            28578.05               28600           12.55       DETROIT                                         MI               48238              1            2
     333.73            30241.91               30600            12.8       OWOSSO                                          MI               48867              1            2
     496.67            46161.52               46200            12.6       STERLING HEIGHTS                                MI               48310              1            2
     243.73            25871.09               25900           10.85       REDFORD TWP                                     MI               48239              1            2
     244.76            27165.83               27200            10.3       TAYLOR                                          MI               48180              1            2
     662.62            62948.49               63000            12.3       FARMINGTON HILLS                                MI               48335              1            2
      355.9            35765.71               35800           11.55       WHITE LAKE TWP                                  MI               48383              1            2
     641.58            60949.14               61000            12.3       WESTLAND                                        MI               48186              1            2
     217.45            23173.26               23200            10.8       HUDSON                                          MI               49247              1            2
     291.34            27079.42               27100            12.6       NOVI                                            MI               48375              1            2
     273.58            26947.89               27000            11.8       DETROIT                                         MI               48219              1            2
     421.41            39170.26               39200            12.6       LAKE TOMAHAWK                                   WI               54539              1            2
     861.57            78942.69               79000            12.8       SOUTH LYON                                      MI               48178              1            2
     368.89            39952.92               40000            10.6       FARMINGTON HILLS                                MI               48335              1            2
     1128.4           111896.79              112000          11.725       WALLED LAKE                                     MI               48390              1            2
     399.45            45915.33               46000           9.875       AUSTIN                                          TX               78758              1            2
     473.58             46589.6               46650          11.825       OAKWOOD VILLAGE                                 OH               44146              1            2
     416.57            39855.65               39900            12.2       WORCESTER                                       MA                1602              1            2
     636.66             56505.3               56750            13.2       MONTGOMERY                                      IL               60538              1            2
     734.45               63750               63750          13.825       JAMAICA                                         NY               11435              1            2
     811.04               80600               80600          12.075       HENDERSON                                       NV               89044              1            2
        668               59050               59050          13.575       MARICOPA                                        AZ               85239              1            2
     289.21            26972.22               27000           12.55       ARLINGTON                                       VA               22207              1            2
     393.89            38753.12               38800          11.825       PHOENIX                                         AZ               85031              1            2
     395.92            38952.88               39000          11.825       HAMPTON                                         VA               23669              1            2
     962.31            98367.26               98500          11.325       ASHBURN                                         VA               20147              1            2
     828.03            82396.63               82500          11.675       ALISO VIEJO                                     CA               92656              1            2
    1194.83            122135.2              122300          11.325       PATTERSON                                       CA               95363              1            2
     473.02            46526.39               46600            12.2       ARVADA                                          CO               80005              1            2
     476.27            49376.17               49400          11.575       TORRANCE                                        CA               90502              1            2
        636               72000               72000            10.6       STILLWATER                                      MN               55082              1            2
     268.35            24800.17               25150           9.875       HOUSTON                                         TX               77085              1            2
     220.13            25303.34               25350           9.875       LAREDO                                          TX               78046              1            2
     202.31            23255.13               23298           9.875       LAREDO                                          TX               78045              1            2
     680.16            66884.74               67000          11.825       WOODBRIDGE                                      VA               22193              1            2
     439.97            44541.52               44600           11.45       WORCESTER                                       MA                1604              1            2
     205.67            24947.55               25000            9.25       MEMPHIS                                         TN               38134              2            2
     173.67             19963.2               20000           9.875       HUTTO                                           TX               78634              1            2
     187.22            21520.32               21560           9.875       SAN ANTONIO                                     TX               78252              1            2
     191.04            21959.51               22000           9.875       WACO                                            TX               76708              1            2
     246.52             24718.4               24750          11.575       NOBLESVILLE                                     IN               46060              1            2
     215.36            24754.33               24800           9.875       KATY                                            TX               77449              1            2
     260.07            29894.89               29950           9.875       AUBREY                                          TX               76227              1            2
     306.97            35284.93               35350           9.875       AUBREY                                          TX               76227              1            2
      356.9            41024.35               41100           9.875       GRAND PRAIRIE                                   TX               75052              1            2
     1332.2           129847.27              130000           11.95       FREDERICKSBURG                                  VA               22401              1            2
     417.69            43437.02               43600          11.075       CARTERSVILLE                                    GA               30120              1            2
     361.51            35905.37               35950            11.7       SANFORD                                         FL               32771              1            2
     379.07            38747.69               38800          11.325       ST PETERSBURG                                   FL               33714              1            2
     404.04            39751.92               39800          11.825       NEW BEDFORD                                     MA                2740              2            2
     472.63            46891.64               47000            11.7       WESTLAKE                                        OH               44145              1            2
     505.31            50187.61               50250            11.7       GREENWOOD                                       IN               46143              1            2
    1018.65            90739.79               90800            13.2       FRAMINGHAM                                      MA                1702              1            2
    1624.21           149850.81              150000            12.7       CORONA                                          NY               11368              2            2
     189.71            19970.76               20000           10.95       AKRON                                           OH               44312              3            2
     321.06            29607.77               29650            12.7       DANVILLE                                        IN               46122              1            2
     274.84            31591.73               31650           9.875       SAGINAW                                         TX               76131              1            2
    1098.84              111510              111510          11.825       LAWNSIDE                                        NJ                8045              1            2
    1469.13              146000              146000          12.075       MONROE TOWNSHIP                                 NJ                8831              1            2
     304.56               33000               33000          11.075       FAIRBURN                                        GA               30213              1            2
     427.97               49500               49500          10.375       BLAINE                                          MN               55014              1            2
     451.48               52600               52600            10.3       TUCSON                                          AZ               85705              1            2
     236.54            23271.82               23300          11.825       RIVERDALE                                       GA               30274              1            2
     466.98            45958.53               46000          11.825       PORT SAINT LUCIE                                FL               34983              1            2
     432.02            40901.15               41000          12.325       MIAMI                                           FL               33184              1            2
     665.81            55537.31               56000          11.825       MIAMI                                           FL               33190              1            2
     555.74            51999.25               52000          12.825       WESTON                                          FL               33326              1            2
     514.02            48531.17               48750          11.325       PLANTATION                                      FL               33317              1            2
     542.28            49590.77               49800          11.825       BOYNTON BEACH                                   FL               33437              1            2
     612.33            63740.89               64000           9.875       HOUSTON                                         TX               77095              1            2
     253.95            24073.91               24100          12.325       KISSIMMEE                                       FL               34758              1            2
      253.8            24969.77               25000          11.825       CANTONMENT                                      FL               32533              1            2
     230.99            26246.06               26600           9.875       SAN ANTONIO                                     TX               78261              1            2
     313.22            29975.09               30000            12.2       SKOKIE                                          IL               60077              1            2
     343.13            33769.52               33800          11.825       NEW PORT RICHEY                                 FL               34654              1            2
     335.71            36609.24               36700            10.5       COON RAPIDS                                     MN               55433              1            2
     385.32             37207.4               37250          12.075       PUEBLO WEST                                     CO               81007              1            2
     391.35            38503.44               38550          11.825       TACOMA                                          WA               98404              1            2
     426.09            38958.37               39000          12.825       LOVELAND                                        CO               80538              1            2
     395.67            40445.42               40500          11.325       PORT SAINT LUCIE                                FL               34953              1            2
     442.62             43547.3               43600          11.825       VANCOUVER                                       WA               98682              1            2
     469.01            46144.19               46200          11.825       YORKTOWN                                        VA               23693              1            2
     495.24            46949.18               47000          12.325       MIAMI                                           FL               33015              1            2
     558.34            54627.63               55000          11.825       MIAMI                                           FL               33157              1            2
      609.1            59905.02               60000          11.825       SAINT PETERSBURG                                FL               33702              1            2
     615.19            60545.38               60600          11.825       CHESAPEAKE                                      VA               23320              1            2
     629.41             61925.1               62000          11.825       MODESTO                                         CA               95355              1            2
     663.92            65341.05               65400          11.825       HESPERIA                                        CA               92345              1            2
     695.39            68417.27               68500          11.825       PORT SAINT LUCIE                                FL               34986              1            2
     722.53            69770.16               69850          12.075       NEW PORT RICHEY                                 FL               34654              1            2
     732.08            73406.21               73500          11.575       LAS VEGAS                                       NV               89113              1            2
     874.09            78528.13               78600          13.075       BROOMFIELD                                      CO               80020              1            2
     776.69            79420.02               79500          11.325       CORONA                                          CA               92880              1            2
    1086.97           110254.46              110400          11.425       FONTANA                                         CA               92336              1            2
    1091.76           111599.41              111750          11.325       GAINESVILLE                                     VA               20155              1            2
     287.15            31098.47               31200          10.575       AURORA                                          CO               80010              1            2
     860.05            92771.82               92880           10.65       BELLE PLAINE                                    MN               56011              1            2
     174.33            18721.04               18750            10.7       CINCINNATI                                      OH               45217              1            2
     282.19            25575.92               25600           12.95       COVINGTON                                       GA               30016              1            2
     237.46            25759.06               25800          10.575       CINCINNATI                                      OH               45239              1            2
     276.11            29904.03               30000          10.575       KALAMAZOO                                       MI               49009              1            2
     247.63            30036.84               30100            9.25       ARLINGTON                                       TN               38002              1            2
     278.87            30251.91               30300          10.575       TUSCALOOSA                                      AL               35405              1            2
     283.47            30546.74               30800          10.575       DALTON                                          GA               30720              1            2
     308.51             37421.3               37500            9.25       SEVIERVILLE                                     TN               37876              1            2
     424.36            41730.78               42200            11.7       COLORADO SPRINGS                                CO               80918              1            2
     407.31            42539.03               42600           11.05       CHESAPEAKE                                      VA               23322              1            2
     403.12            43730.56               43800          10.575       ALEXANDRIA                                      VA               22310              1            2
     423.37            45891.56               46000          10.575       SOUTH LYON                                      MI               48178              1            2
     460.18            49920.73               50000          10.575       MIAMI                                           FL               33186              1            2
     459.86            50914.71               51000          10.325       PALM HARBOR                                     FL               34683              1            2
     581.67            63125.18               63200          10.575       MIAMI                                           FL               33173              1            2
     791.83            77880.81               78000          11.825       COVINGTON                                       WA               98042              1            2
    1115.04           121206.55              121400           10.55       SEMINOLE                                        FL               33776              1            2
    1486.25           147616.53              147800            11.7       STUDIO CITY                                     CA               91604              1            2
     427.12               38829               39000            13.2       PENNSVILLE                                      NJ                8070              1            2
     480.38               47250               47250            12.2       HOLLYWOOD                                       FL               33024              1            2
     548.95            61998.96               62000          10.625       OTSEGO                                          MN               55301              1            2
     689.58               66200               66200            12.5       MORENO VALLEY                                   CA               92553              1            2
      734.9               83000               83000          10.625       FOREST LAKE                                     MN               55025              1            2
     757.92               85600               85600          10.625       CARVER                                          MN               55315              1            2
      360.1               41650               41650          10.375       YOUNG AMERICA                                   MN               55397              1            2
     613.85            70999.85               71000          10.375       BROOKLYN PARK                                   MN               55443              1            2
     309.74            29965.52               30000           12.05       IMPERIAL                                        PA               15126              1            2
     210.74            19978.38               20000          12.325       HENDERSONVILLE                                  NC               28792              1            2
     251.33             30485.9               30550            9.25       KNOXVILLE                                       TN               37923              1            2
     328.69            32957.88               33000          11.575       THEODORE                                        AL               36582              1            2
     564.44            55532.82               55600          11.825       DANVILLE                                        NH                3819              1            2
     330.69            29971.79               30000           12.95       LAWRENCVILLE                                    GA               30044              1            2
     368.92            35941.21               36000           11.95       GONZALES                                        LA               70737              1            2
     840.31            81903.67               82000           11.95       SNELLVILLE                                      GA               30039              1            2
     313.75            31161.24               31200            11.7       OSCODA                                          MI               48750              1            2
        449            44594.54               44650            11.7       JEFFERSON                                       GA               30549              1            2
     455.52            55253.83               55370            9.25       MEMPHIS                                         TN               38119              1            2
     607.16            59572.36               69950            9.87       AUSTIN                                          TX               78738              1            2
     700.06            73805.98               73950          10.925       PALMETTO                                        GA               30268              1            2
     827.26            76324.04               76400            12.7       BROOMFIELD                                      CO               80020              1            2
     376.92               38250               38250          11.825       ORLANDO                                         FL               32828              1            2
     348.69               33950               33950          12.325       BORDEN                                          IN               47106              1            2
     358.75               41000               41000            10.5       SUMMERVILLE                                     SC               29483              1            2
     368.79            29825.58               30000           12.45       CORNELIUS                                       NC               28031              1            2
      235.7            22979.23               23000           11.95       STONE MOUNTAIN                                  GA               30083              1            2
     193.62            23485.62               23535            9.25       CHRISTIANA                                      TN               37037              1            2
     284.89            27752.21               27800           11.95       FAIRFIELD                                       OH               45014              1            2
      287.5            29161.49               29200          11.425       VALLEY                                          AL               36854              1            2
     299.05            36273.72               36350            9.25       GOODLETTSVILLE                                  TN               37072              1            2
     424.14             40654.5               40700          12.175       MEDINA                                          OH               44256              1            2
     594.97            55891.14               55950           12.45       CANTON                                          GA               30115              1            2
     593.74             57334.4               57400          12.075       WAXHAW                                          NC               28173              1            2
     638.03            59936.91               60000           12.45       HUNTERSVILLE                                    NC               28078              1            2
     891.55            86897.78               87000           11.95       SENOIA                                          GA               30276              1            2
     233.95            21976.84               22000           12.45       ATLANTA                                         GA               30342              1            2
     234.46             26950.3               27000           9.875       ANNA                                            TX               75409              1            2
     282.58             28606.6               28700          11.425       CHARLOTTE                                       NC               28269              1            2
     338.03            34553.38               34600          11.325       KENNESAW                                        GA               30144              1            2
     391.43            38951.32               39000          11.675       MIAMI                                           FL               33193              1            2
     561.58             54735.6               54800           11.95       BILLERICA                                       MA                1821              1            2
     567.99             55882.4               55950          11.825       AUBURN                                          GA               30011              1            2
     614.47            68880.86               69000          10.175       WEST PALM BEACH                                 FL               33412              1            2
     750.75            70525.76               70600           12.45       VIENNA                                          VA               22181              1            2
     848.75            74935.19               75000          13.325       COMMERCE CITY                                   CO               80022              1            2
     833.05            82896.38               83000          11.675       BOCA RATON                                      FL               33433              1            2
      195.4            19973.02               20000          11.325       SAUCIER                                         MS               39574              1            2
     212.68             22168.4               22200          11.075       POWELL                                          OH               43065              1            2
     284.11            28741.84               28800           11.45       NEW CASTLE                                      DE               19720              1            2
     335.65            30421.37               30450           12.95       LITHIA SPRINGS                                  GA               30122              1            2
     317.68            30963.58               31000           11.95       VILLA RICA                                      GA               30180              1            2
     518.24            45371.54               45400           13.45       BONNEY LAKE                                     WA               98391              1            2
      391.6            47525.38               47600            9.25       NASHVILLE                                       TN               37214              1            2
     546.56            54803.98               54874          11.575       LAWRENCEVILLE                                   GA               30045              1            2
     936.95            84920.09               85000           12.95       PEMBROKE PINES                                  FL               33027              1            2
     175.41            20162.82               20200           9.875       HOUSTON                                         TX               77072              1            2
     212.98            21770.62               21800          11.325       GRIFFIN                                         GA               30224              1            2
     225.78            25952.12               26000           9.875       SAN ANTONIO                                     TX               78221              1            2
     285.28            29160.62               29200          11.325       FORT MYERS                                      FL               33907              1            2
     289.26             30753.7               30800          10.825       MONROE                                          GA               30655              1            2
     319.73            30843.61               31200           11.95       COLUMBIA                                        VA               23038              1            2
     301.87            32943.92               33000            10.5       NEWBERRY                                        SC               29108              1            2
     348.71            33362.86               33400            12.2       BRANFORD                                        CT                6405              1            2
     491.48            50729.11               50800            11.2       FAIRBURN                                        GA               30213              1            2
     585.44             63896.9               64000            10.5       CHARLESTON                                      SC               29412              1            2
     727.65            67150.13               67200            12.7       ORLANDO                                         FL               32828              1            2
     694.62             71004.2               71100          11.325       PALMETTO                                        GA               30268              1            2
     944.75            93852.29               93950            11.7       MARIETTA                                        GA               30066              1            2
     945.25            93883.31               94000            11.7       NOVI                                            MI               48377              1            2
    1015.17            99879.22              100000          11.825       KILAUEA                                         HI               96754              1            2
     172.94            19962.78               20000           9.825       JESUP                                           GA               31545              1            2
     191.32            20965.77               21000           10.45       LEBANON                                         PA               17042              1            2
     217.21            23540.65               23600          10.575       BIRMINGHAM                                      AL               35215              1            2
      199.5            24198.62               24250            9.25       JACKSON                                         TN               38305              1            2
     262.05            30442.35               30500            9.75       MARIETTA                                        GA               30066              1            2
     292.72            31948.45               32000            10.5       SUMMERVILLE                                     SC               29485              1            2
     421.76            38910.99               38950            12.7       BYRAM                                           MS               39272              1            2
     365.29            41724.27               41800            9.95       MEDINA                                          OH               44256              1            2
     422.14            47715.67               47800          10.075       FREDERICK                                       CO               80504              1            2
     749.62            71720.19               71800            12.2       CUMMING                                         GA               30041              1            2
    1179.83           120836.05              121000            11.3       ALPHARETTA                                      GA               30004              1            2
     764.16               71500               71500          12.825       ORLANDO                                         FL               32832              1            2
     354.75               36000               36000          11.825       KISSIMMEE                                       FL               34759              1            2
    1133.23              115000              115000          11.825       SEVERNA PARK                                    MD               21146              1            2
     185.28            19985.42               20000          11.125       CLEVELAND                                       OH               44109              1            2
     290.21               29450               29450          11.825       ATLANTA                                         GA               30311              1            2
        429               44000               44000            11.7       DECATUR                                         GA               30034              1            2
      962.5              110000              110000            10.5       HILTON HEAD ISLAND                              SC               29928              1            2
      203.2               22950               23000          10.625       FOLEY                                           MN               56329              1            2
     316.74            31162.29               31200          11.825       FARMINGTON HILLS                                MI               48336              1            2
     418.96            41284.91               41348            11.8       SNELLVILLE                                      GA               30039              1            2
     173.67            19944.34               20000           9.875       NEW BRAUNFELS                                   TX               78130              1            2
     950.81            93645.38               93838            11.8       INDIO                                           CA               92203              1            2
     554.94            56250.44               56363          11.425       LAKE ELSINORE                                   CA               92530              1            2
     762.79             75856.3               76000          11.675       LAS VEGAS                                       NV               89143              1            2
    2368.33           213996.08              214247           12.99       SYKESVILLE                                      MD               21784              1            2
     245.88               28100               28100            10.5       SIMPSONVILLE                                    SC               29681              1            2
     258.22            24111.96               24150          12.525       RIVERDALE                                       GA               30274              1            2
     311.95            28173.78               28200              13       LITHONIA                                        GA               30058              1            2
     321.67            29570.86               29600           12.75       COLUMBIA                                        SC               29229              1            2
     523.01            47642.64               47700          12.875       PLAINFIELD                                      NJ                7063              1            2
    1058.37            92323.24               92400            13.5       MAPLEWOOD                                       NJ                7040              1            2
     223.81            22563.16               22600            11.5       IRMO                                            SC               29063              1            2
        307            30959.76               31000            11.5       CHARLESTON                                      SC               29403              1            2
     493.14            40771.74               40800            14.3       HUNTERSVILLE                                    NC               28078              1            2
     530.33            42445.03               42478            14.8       MCDONOUGH                                       GA               30253              1            2
     572.71            49958.47               50000            13.5       BROCKTON                                        MA                2302              1            2
     562.91            51749.06               51800           12.75       BLOWING ROCK                                    NC               28605              1            2
     581.15            52288.76               52350           13.05       MARIETTA                                        GA               30062              1            2
      617.3            53755.54               53800          13.525       REDFORD TOWNSHIP                                MI               48239              1            2
     878.11            77931.43               78000           13.25       DORCHESTER                                      MA                2125              1            2
      909.3            88270.95               88400              12       NEWARK                                          NJ                7112              2            2
     978.03            89911.48               90000           12.75       AURORA                                          CO               80016              1            2
     248.35            28522.43               28600           9.875       BAYTOWN                                         TX               77520              1            2
     289.17            33238.69               33300           9.875       HOUSTON                                         TX               77031              1            2
     486.39            47026.94               47109           12.05       LAS VEGAS                                       NV               89178              1            2
     785.79            69738.67               69800           13.25       FITCHBURG                                       MA                1420              4            2
     821.79            76837.12               77000            12.5       STOCKTON                                        CA               95219              1            2
      278.2             30537.1               30600          10.425       FLORISSANT                                      MO               63031              1            2
     390.69            39236.65               39300           11.55       COVINGTON                                       GA               30016              1            2
     547.75            56060.76               56176            11.3       TOLLESON                                        AZ               85353              1            2
     403.08            35942.24               35992          13.175       FLORENCE                                        AZ               85232              1            2
     397.46            39537.89               39600          11.675       CONYERS                                         GA               30094              1            2
     173.67            19944.34               20000           9.875       GARLAND                                         TX               75043              1            2
     212.03            24360.59               24417           9.875       FORT WORTH                                      TX               76179              1            2
     213.62            24474.02               24600           9.875       ROUND ROCK                                      TX               78664              1            2
     250.45            28760.65               28841           9.875       KATY                                            TX               77449              1            2
     332.56            30438.89               30493            12.8       ALBANY                                          OR               97322              1            2
     502.14            50880.58               51000          11.425       ORLANDO                                         FL               32824              1            2
     518.87            52594.66               52700          11.425       UNION CITY                                      GA               30291              1            2
    1014.74            97987.88               98100          12.075       ELLENWOOD                                       GA               30294              1            2
     335.21            35009.05               35060           11.05       PORTSMOUTH                                      VA               23704              1            2
     799.98               78687               78687            12.2       FERNANDINA BEACH                                FL               32034              1            2
    1174.77              116990              116990           12.05       WATERFORD                                       CA               95386              1            2
      309.2               34758               34758          10.675       STOCKBRIDGE                                     GA               30281              1            2
     128.32            12183.31               12200            12.3       NORTH CHARLESTON                                SC               29418              1            2
     147.92            17932.65               17980            9.25       PORTLAND                                        TN               37148              1            2
     842.18            67749.43               68000          14.675       GLENDALE                                        AZ               85310              1            2
     238.37            27389.66               27450           9.875       LAREDO                                          TX               78046              1            2
     175.41            20162.82               20200           9.875       CYPRESS                                         TX               77433              1            2
     217.87            21971.45               22000            11.5       MYRTLE BEACH                                    SC               29588              1            2
     196.25            22558.41               22600           9.875       PORT ARTHUR                                     TX               77642              1            2
     410.78            37758.54               37800           12.75       NORTH CHARLESTON                                SC               29418              1            2
     360.37            41423.63               41500           9.875       SPRING                                          TX               77382              1            2
     381.64            43869.13               43950           9.875       RICHMOND                                        TX               77469              1            2
     681.49            62523.47               62600          12.775       CONCORD                                         NH                3301              2            2
     722.66            66434.57               66500           12.75       SOUTH DENNIS                                    MA                2660              1            2
     324.42            29770.84               29800          12.775       TERRYTOWN                                       LA               70056              1            2
     167.18            14832.93               14850           13.25       PITTSBURGH                                      PA               15211              1            2
     280.02            25856.44               26000          12.625       STONE MOUNTAIN                                  GA               30088              1            2
     365.13            33566.96               33600           12.75       FAYETTEVILLE                                    GA               30215              1            2
     530.85            48801.97               48850           12.75       CHARLOTTE                                       NC               28278              1            2
     455.24             49645.7               49767            10.5       BLUFFTON                                        SC               29909              1            2
     630.83            58923.34               59000          12.525       VILLA RICA                                      GA               30180              1            2
     804.16            73927.21               74000           12.75       NORTH PROVIDENCE                                RI                2911              1            2
     208.81            19977.75               20000            12.2       COLUMBUS                                        IN               47203              1            2
     161.19            13988.55               14000          13.575       ROANOKE                                         VA               24016              1            2
     977.55            90579.93               90768          12.625       PERRIS                                          CA               92571              1            2
     424.42            36896.68               36927           13.55       ALBUQUERQUE                                     NM               87114              1            2
     466.47            51434.55               51520          10.375       SHAKOPEE                                        MN               55379              1            2
     561.46               55000               55000           12.25       BRONX                                           NY               10472              4            2
     383.74            37765.91               37800          11.825       TAMARAC                                         FL               33319              1            2
     774.07            70781.47               70850          12.825       DACULA                                          GA               30019              1            2
      784.6            90748.82               90750          10.375       MINNEAPOLIS                                     MN               55401              1            2
     489.11            44397.14               44450          12.925       CONYERS                                         GA               30012              1            2
     354.24            36935.72               37050           11.05       RIVIERA BEACH                                   FL               33404              1            2
     429.62             42335.3               42400            11.8       SANFORD                                         FL               32773              1            2
     615.54            63886.89               64000          11.125       SNELLVILLE                                      GA               30039              1            2
     384.96            34767.64               34800              13       ELLENWOOD                                       GA               30294              1            2
     474.02            42650.65               42700           13.05       DOUGLASVILLE                                    GA               30135              1            2
      435.7            42934.09               43000            11.8       CANTON                                          GA               30115              1            2
      510.4            46742.79               46800            12.8       VILLA RICA                                      GA               30180              1            2
     297.21            27962.77               28000          12.425       GAINESVILLE                                     GA               30507              1            2
     139.36             16010.9               16048           9.875       PRINCETON                                       TX               75407              1            2
     786.67               80000               80000            11.8       ROSWELL                                         GA               30075              1            2
     864.76            80913.44               81000          12.825       PLAINFIELD                                      IL               60544              1            2
     317.52            30258.11               30300           12.25       OKLAHOMA CITY                                   OK               73142              1            2
      326.8            32953.96               33000            11.5       SUMMERVILLE                                     SC               29485              1            2
     289.18            35075.39               35150            9.25       NASHVILLE                                       TN               37207              1            2
     487.38            45951.06               46000            12.4       BALTIMORE                                       MD               21206              1            2
     571.61            52548.25               52600           12.75       LEES SUMMIT                                     MO               64082              1            2
     453.16            41658.97               41700           12.75       VIRGINIA BEACH                                  VA               23452              1            2
     392.95             43328.2               43400          10.375       MAPLE GROVE                                     MN               55311              1            2
     372.46            34852.36               34898            12.5       SACRAMENTO                                      CA               95834              1            2
     544.31            50933.33               51000            12.5       DELANO                                          CA               93215              1            2
     198.83            19936.16               20000           11.55       JACKSONVILLE                                    AL               36265              1            2
     220.23            21872.79               21900            11.7       RADFORD                                         VA               24141              1            2
     214.05            23362.31               23400            10.5       COLUMBIA                                        SC               29204              1            2
     259.41            23969.82               24000          12.675       AUGUSTA                                         GA               30907              1            2
     282.65             26117.1               26150          12.675       FAIRBURN                                        GA               30213              1            2
     308.07             37348.4               37447            9.25       KNOXVILLE                                       TN               37924              1            2
      384.2            33920.67               33950          13.325       ORANGE PARK                                     FL               32003              1            2
     431.17            38064.52               38100          13.325       HILBERT                                         WI               54129              1            2
      402.7            41229.74               41300            11.3       UNION CITY                                      GA               30291              1            2
     429.57             42732.9               42800          11.675       DALLAS                                          GA               30132              1            2
     560.97            51834.75               51900          12.675       DECATUR                                         GA               30035              1            2
     592.77            56802.13               56882          12.175       PLAINFIELD                                      IL               60544              1            2
    1047.83            104269.7              104400          11.675       ROSWELL                                         GA               30075              1            2
      252.1            24472.86               24600           11.95       ANNISTON                                        AL               36207              1            2
     274.36            25617.11               25800           12.45       CHARLOTTE                                       NC               28227              1            2
     542.03            49639.24               49700            12.8       DECATUR                                         GA               30035              1            2
     557.28            55873.12               55950          11.575       ATLANTA                                         GA               30360              1            2
     254.52            25807.15               25850          11.425       CONCORD                                         NC               28027              1            2
     273.13             33112.6               33200            9.25       KNOXVILLE                                       TN               37919              1            2
     327.48            35742.33               35800            10.5       COLUMBIA                                        SC               29229              1            2
     385.04            37953.83               38000            11.8       COVINGTON                                       GA               30014              1            2
     502.34            49383.19               49955            11.7       STRONGSVILLE                                    OH               44136              1            2
     329.79            36155.97               36200           10.45       PAINESVILLE                                     OH               44077              1            2
     294.06               28400               28400          12.425       DELTONA                                         FL               32725              1            2
     434.64               42839               42839          12.175       LOCUST GROVE                                    GA               30248              1            2
     173.67            19953.81               20000           9.875       UNIVERSAL CITY                                  TX               78148              1            2
     159.75            14685.52               14700           12.75       WEST MONROE                                     LA               71292              1            2
     241.71            21829.66               21850              13       CINCINNATI                                      OH               45246              1            2
     265.49            23977.68               24000              13       WATERFORD                                       MI               48327              1            2
        276            24926.79               24950              13       MOBILE                                          AL               36618              1            2
     298.85             27469.4               27500           12.75       BLUE SPRINGS                                    MO               64014              1            2
     326.56            30020.42               30050           12.75       KERNERSVILLE                                    NC               27284              1            2
     323.44            30202.34               30250          12.525       DALLAS                                          GA               30132              1            2
     332.53            31067.81               31100          12.525       EVERGREEN                                       CO               80439              1            2
     383.21            35165.54               35200          12.775       ROANOKE                                         VA               24018              1            2
     394.92            35666.78               35700              13       LADY LAKE                                       FL               32159              1            2
     442.48            39962.81               40000              13       SAINT CLOUD                                     FL               34769              1            2
     639.39            59738.12               59800          12.525       DAHLONEGA                                       GA               30533              1            2
     758.29             70976.1               71050            12.5       LANCASTER                                       CA               93535              1            2
     436.97             34978.4               35000            14.8       ELBERTA                                         AL               36530              1            2
     453.55            40961.76               41000              13       FLINT                                           MI               48532              1            2
      470.3            43157.73               43200          12.775       JACKSONVILLE                                    FL               32257              1            2
     686.97            54982.28               55025            14.8       TOLLESON                                        AZ               85353              1            2
     666.15            61224.21               61300           12.75       NORTH MIAMI                                     FL               33161              1            2
      911.2            83767.52               83850           12.75       ORLANDO                                         FL               32828              1            2
     232.44            21671.95               21700           12.55       SUWANEE                                         GA               30024              1            2
     980.81            91779.17               91900            12.5       BEAUMONT                                        CA               92223              1            2
     114.33            13423.89               13450           9.625       SOUTH EUCLID                                    OH               44121              1            2
     157.52            15377.14               15400          11.925       OLIVE BRANCH                                    MS               38654              1            2
     246.98            26956.52               27000            10.5       FLORENCE                                        SC               29506              1            2
     845.88            75314.23               75400            13.2       WEST ROXBURY                                    MA                2132              1            2
     527.79               47800               47800           13.25       DE LEON SPRINGS                                 FL               32130              1            2
      405.5            47309.51               47400             9.7       ORLANDO                                         FL               32806              1            2
     442.37            41463.11               41600           12.45       CHICAGO                                         IL               60623              1            2
     273.97            31491.89               31550           9.875       LAREDO                                          TX               78045              1            2
     518.83               52100               52100           11.95       DELTONA                                         FL               32725              1            2
     360.24            33963.81               34000            12.4       FITCHBURG                                       MA                1420              4            2
    1462.83              131000              131000            13.4       FREEHOLD                                        NJ                7728              1            2
      508.2               46200               46200            13.2       DELTONA                                         FL               32738              1            2
     307.43            29955.82               30000           11.95       SHEFFIELD LAKE                                  OH               44054              1            2
     829.28            95324.28               95500           9.875       MISSOURI CITY                                   TX               77459              1            2
     238.37            27399.46               27450           9.875       RICHMOND                                        TX               77469              1            2
     217.09               24954               25000           9.875       HUMBLE                                          TX               77338              1            2
     298.72            34336.66               34400           9.875       LITTLE ELM                                      TX               75068              1            2
     372.39            35958.83               36000          12.075       SPRINGFIELD                                     MA                1104              1            2
     247.92            28497.45               28550           9.875       SAN ANTONIO                                     TX               78233              1            2
     280.05            32190.64               32250           9.875       HOUSTON                                         TX               77047              1            2
    1725.36           174670.65              174900           11.45       PLEASANT HILL                                   CA               94523              1            2
     623.46            61923.05               62000            11.7       KISSIMMEE                                       FL               34759              1            2
    1020.89            90919.12               91000            13.2       SURPRISE                                        AZ               85388              1            2
     255.23            26761.22               26800              11       NEW BRITAIN                                     CT                6051              2            2
     347.78            30972.43               31000            13.2       SPRINGFIELD                                     MA                1118              1            2
     381.44            33969.75               34000            13.2       MIAMI                                           FL               33142              1            2
     519.28            59622.94               59800           9.875       SAN ANTONIO                                     TX               78209              1            2
     762.32            78186.49               79000            11.7       MANASSAS                                        VA               20111              1            2
     201.22            22996.21               23000            10.5       SUMMERVILLE                                     SC               29485              1            2
     487.63               47000               47000           12.45       DELTONA                                         FL               32738              1            2
     770.78               77400               77400           11.95       NORTH LAS VEGAS                                 NV               89085              1            2
     417.21               41896               41896           11.95       UNION CITY                                      GA               30291              1            2
      697.7               67930               67930          12.325       LAS VEGAS                                       NV               89178              1            2
      547.4            41705.96               42000          13.575       NEW BRITAIN                                     CT                6053              1            2
     176.28            20262.63               20300           9.875       HOUSTON                                         TX               77080              1            2
     210.15            24155.45               24200           9.875       RICHMOND                                        TX               77469              1            2
     242.27            27848.66               27900           9.875       MISSOURI CITY                                   TX               77489              1            2
     469.85            42659.61               42700          12.925       BRIDGEPORT                                      CT                6608              4            2
     111.72            10688.06               10700            12.2       MCDONOUGH                                       GA               30253              1            2
     273.97            31506.62               31550           9.875       SPRING                                          TX               77386              1            2
     752.41            59255.32               59700          12.925       FLORISSANT                                      MO               63034              1            2
     418.33            41946.42               42000          11.575       SAINT LOUIS                                     MO               63110              1            2
     368.52            38793.18               38850           10.95       SAVANNAH                                        GA               31405              1            2
     472.38            49727.18               49800           10.95       POMPANO BEACH                                   FL               33064              1            2
     734.27            68977.37               69050           12.45       RUSKIN                                          FL               33570              1            2
     225.03            24560.36               24600            10.5       GOOSE CREEK                                     SC               29445              1            2
     316.57            30913.45               30950          11.925       ATLANTA                                         GA               30349              1            2
     175.85            20139.66               20250           9.875       EL PASO                                         TX               79936              1            2
     245.87            24419.63               24450            11.7       MOBILE                                          AL               36693              1            2
      396.5            41738.87               41800           10.95       KISSIMMEE                                       FL               34758              1            2
     856.11            81908.86               82000            12.2       MANASSAS                                        VA               20109              1            2
     276.84               27800               27800           11.95       JEFFERSON                                       GA               30549              1            2
     1067.5              105000              105000            12.2       AURORA                                          CO               80016              1            2
     847.95            73589.86               73650          13.575       EVERETT                                         WA               98205              1            2
     250.68             26759.3               26800          10.775       MALAD CITY                                      ID               83252              1            2
     173.67             19963.2               20000           9.875       ARANSAS PASS                                    TX               78336              1            2
     308.27            30907.01               30950          11.575       CHARLOTTE                                       NC               28227              1            2
     368.58            37748.76               37800            11.3       LAWRENCEVILLE                                   GA               30045              1            2
     792.35            76512.44               76600          12.075       ORLANDO                                         FL               32828              1            2
     233.52            21976.72               22000          12.425       DOUGLASVILLE                                    GA               30135              1            2
     239.67            26157.77               26200            10.5       BEAUFORT                                        SC               29907              1            2
     321.21            29371.56               29400          12.825       TERRYTOWN                                       LA               70056              1            2
     333.43            33755.68               33800           11.45       KANSAS CITY                                     MO               64157              1            2
     311.02             33945.2               34000            10.5       SUMMERVILLE                                     SC               29483              1            2
     505.58            53222.07               53300           10.95       PALM SPRINGS                                    FL               33461              1            2
     868.11            87784.59               88000           11.45       VIRGINIA BEACH                                  VA               23456              1            2
     265.85             24963.5               25000           12.45       ORLANDO                                         FL               32808              1            2
     241.88            25462.72               25500           10.95       TIVERTON                                        RI                2878              1            2
     538.54            53085.47               53150            11.8       HUNTERSVILLE                                    NC               28078              1            2
     724.08            69919.99               70000          12.075       HEMET                                           CA               92545              1            2
      301.1            29962.56               30000          11.675       OKEECHOBEE                                      FL               34972              1            2
     278.09               30351               30400            10.5       LITTLE RIVER                                    SC               29566              1            2
     329.92            31564.86               31600            12.2       KERNERSVILLE                                    NC               27284              1            2
     388.93             38701.6               38750          11.675       LOGANVILLE                                      GA               30052              1            2
     731.98            67532.75               67600            12.7       AVENTURA                                        FL               33180              1            2
     994.36             97831.7               97950          11.825       MURRIETTA                                       CA               92563              1            2
     222.26            23166.98               23200          11.075       GREENWOOD                                       IN               46142              1            2
     220.89            23961.94               24000          10.575       MARIETTA                                        GA               30066              1            2
     222.73            24161.62               24200          10.575       GRIFFIN                                         GA               30224              1            2
     249.01            24719.08               25000          11.575       AVONDALE ESTATES                                GA               30002              1            2
     237.42               22000               22000           12.95       WEST PALM BEACH                                 FL               33417              1            2
     849.36            89998.14               90000          11.325       NORWALK                                         CA               90650              1            2
     268.88               27000               27000           11.95       LILBURN                                         GA               30047              1            2
        975              100000              100000            11.7       INDIO                                           CA               92203              1            2
     326.83               37000               37000            10.6       ZIMMERMAN                                       MN               55398              1            2
      217.3            19325.09               20250          12.575       COLORADO SPRINGS                                CO               80909              1            2
      306.1            35185.12               35250           9.875       GEORGETOWN                                      TX               78628              1            2
     679.28            58951.82               59000          13.575       MANCHESTER                                      NH                3104              1            2
     137.58            13981.42               14000            11.4       NEW CASTLE                                      PA               16101              1            2
     156.61            14983.31               15000            12.2       ATLANTA                                         GA               30316              1            2
     187.57            22749.73               22800            9.25       HERMITAGE                                       TN               37076              1            2
     293.37            26126.74               26150            13.2       DOTHAN                                          AL               36303              1            2
     268.24            27960.16               28000          11.075       FLAGSTAFF                                       AZ               86004              1            2
     385.04            36814.14               38000            11.8       PHOENIX                                         AZ               85032              1            2
     418.13            37964.07               38000          12.925       RICHMOND                                        VA               23231              1            2
     540.38            47957.17               48000           13.25       ARLINGTON                                       VA               22204              1            2
     268.76            30893.03               30950           9.875       RICHMOND                                        TX               77469              1            2
      341.7            39277.58               39350           9.875       SAN ANTONIO                                     TX               78254              1            2
     299.98            28966.83               29000          12.075       OCALA                                           FL               34470              1            2
     402.74            40000.28               40050            11.7       NOBLESVILLE                                     IN               46060              1            2
     258.74            31383.99               31450            9.25       EADS                                            TN               38028              1            2
     371.25            37948.79               38000          11.325       DEBARY                                          FL               32713              1            2
     335.79            35348.23               35400           10.95       ORLANDO                                         FL               32808              1            2
     362.97            28787.57               28950          12.825       LAKELAND                                        FL               33810              1            2
     213.67            20825.48               20850           11.95       STONE MOUNTAIN                                  GA               30088              1            2
     208.41            23955.82               24000           9.875       GARLAND                                         TX               75043              1            2
     284.38            27725.64               27750           11.95       ATLANTA                                         GA               30314              1            2
     179.75            20671.55               20700           9.875       SAN ANTONIO                                     TX               78238              1            2
     318.71             31072.7               31100           11.95       SPRINGFIELD                                     MO               65810              1            2
     268.95            25977.81               26000          12.075       CHARLOTTE                                       NC               28227              1            2
     278.39            27923.38               27950          11.575       HAMILTON                                        OH               45015              1            2
     299.98            28975.25               29000          12.075       FAYETTEVILLE                                    NY               13066              1            2
     315.22            36250.09               36300           9.875       HIGHLAND VILLAGE                                TX               75077              1            2
     278.77            26976.84               27000           12.05       ROCKY FACE                                      GA               30740              1            2
     491.03            46562.38               46600          12.325       WEST BABYLON                                    NY               11704              1            2
     225.78            25952.12               26000           9.875       SAN ANTONIO                                     TX               78240              1            2
     795.78            77684.52               77800          11.925       BEND                                            OR               97701              1            2
    1494.03           149808.63              150000          11.575       CAPE CORAL                                      FL               33914              1            2
     213.62            24559.69               24600           9.875       CYPRESS                                         TX               77429              1            2
     628.31            56960.02               57000           12.95       PORT SAINT LUCIE                                FL               34983              1            2
     368.92             35949.8               36000           11.95       SPRING HILL                                     FL               34608              1            2
     430.01            44024.93               44100            11.3       ATLANTA                                         GA               30331              1            2
     259.41            23975.98               24000          12.675       COVINGTON                                       GA               30014              1            2
     453.09            42953.52               43000          12.325       GREEN BAY                                       WI               54313              1            2
     278.18            26378.69               26400          12.325       GOLDSBORO                                       NC               27534              1            2
    1161.53           127345.01              127500           10.45       ASHBURN                                         VA               20148              1            2
        476            41673.87               41700           13.45       KISSIMMEE                                       FL               34759              1            2
     453.28            52128.26               52200           9.875       AUSTIN                                          TX               78741              1            2
      952.7            87137.08               87200          12.825       REUNION                                         FL               34747              1            2
     531.19            55918.13               56000           10.95       CORNELIA                                        GA               30531              1            2
     340.75            33907.61               33950          11.675       ACWORTH                                         GA               30101              1            2
     484.57             48587.9               48650          11.575       LOGANVILLE                                      GA               30052              1            2
     526.34            53063.42               53150            11.5       LOGANVILLE                                      GA               30052              1            2
     246.04            28268.55               28334           9.875       KATY                                            TX               77449              1            2
    1102.24            97337.23               97400          13.325       PEMBROKE PINES                                  FL               33029              1            2
     483.68            55623.42               55700           9.875       ROUND ROCK                                      TX               78664              1            2
     380.71             37117.4               37150           11.95       ORANGE PARK                                     FL               32065              1            2
     406.61            41063.38               41700            11.3       COVINGTON                                       GA               30014              1            2
     305.15            30070.05               30116            11.8       MC LEANSVILLE                                   NC               27301              1            2
     488.28            42025.09               42050            13.7       SOUTHFIELD                                      MI               48075              1            2
     436.34            45949.78               46000           10.95       PORT SAINT LUCIE                                FL               34983              1            2
     345.61            39745.28               39800           9.875       BOERNE                                          TX               78006              1            2
     374.16            38696.05               38750          11.175       ALPHARETTA                                      GA               30004              1            2
    1065.92           104905.38              105000          11.825       LOXAHATCHEE                                     FL               33470              1            2
     540.64            47140.51               47200            13.5       KISSIMMEE                                       FL               34746              1            2
     218.83            25165.36               25200           9.875       LAREDO                                          TX               78045              1            2
      390.6            42648.64               42700            10.5       LONGS                                           SC               29568              1            2
     426.38            42028.88               42080            11.8       CONYERS                                         GA               30012              1            2
     765.64             71943.5               72000           12.45       MURRIETA                                        CA               92563              1            2
     332.67            32838.68               33400          11.575       TUCSON                                          AZ               85706              1            2
     218.83            25153.62               25200           9.875       SAN ANTONIO                                     TX               78247              1            2
     373.79            33886.22               33910           12.95       COVINGTON                                       GA               30016              1            2
     335.15            31990.59               32400          12.075       BETHLEHEM                                       GA               30620              1            2
     997.49            82742.02               82800           14.25       STAFFORD                                        VA               22554              1            2
     302.11            30037.54               30100          11.675       CONYERS                                         GA               30012              1            2
     819.82            79929.85               80000           11.95       MIAMI                                           FL               33186              1            2
     277.89            27873.21               27900          11.575       WHITESTOWN                                      IN               46075              1            2
     189.81            20686.63               20750            10.5       ROCK HILL                                       SC               29732              1            2
    1019.45           117135.86              117400           9.875       IRVING                                          TX               75038              1            2
     317.77            31570.71               31600            11.7       EASTLAKE                                        OH               44095              1            2
     522.91            51935.42               52000            11.7       DAYTON                                          OH               45424              1            2
     363.33            34734.59               34800            12.2       COMMERCE                                        GA               30530              1            2
     657.75            62947.72               63000            12.2       SOUTH PASADENA                                  FL               33707              1            2
     388.14            40924.29               41000          10.925       KENNESAW                                        GA               30152              1            2
    1792.73           159694.06              159800            13.2       UPPER MARLBORO                                  MD               20774              1            2
     486.34            49251.73               49300           11.45       LAS VEGAS                                       NV               89129              1            2
     412.15            44547.78               44600          10.625       BROOKLYN PARK                                   MN               55443              1            2
     258.77            29759.05               29800           9.875       BROWNSVILLE                                     TX               78521              1            2
     273.55            27971.83               28000          11.325       PHILADELPHIA                                    PA               19148              1            2
     868.83            86319.93               86400            11.7       HIALEAH                                         FL               33015              1            2
     233.64            28304.72               28400            9.25       MEMPHIS                                         TN               38135              1            2
     310.08            29675.36               29700            12.2       FRENCH LICK                                     IN               47432              1            2
      653.3            61949.96               62000          12.325       SOUTH PLAINFIELD                                NJ                7080              1            2
     658.62            71911.99               72000            10.5       BLUFFTON                                        SC               29910              1            2
     677.53            64248.12               64300          12.325       LAS VEGAS                                       NV               89178              1            2
     424.52            42957.99               43000           11.46       MERIDIAN                                        ID               83646              1            2
     362.97            41742.56               41800           9.875       WYLIE                                           TX               75098              1            2
      553.4            53454.37               53500          12.075       PINEHURST                                       NC               28374              1            2
     264.66            30407.59               30478           9.875       SAN ANTONIO                                     TX               78254              1            2
     201.12            19980.58               20000            11.7       GUTHRIE                                         OK               73044              1            2
     318.77            31670.62               31700            11.7       FROSTPROOF                                      FL               33843              1            2
     516.49            50355.79               50400           11.95       LANGLEY                                         WA               98260              1            2
      193.5            19979.31               20000            11.2       SPRING HILL                                     FL               34608              1            2
     229.17            24860.53               24900          10.575       LOGANVILLE                                      GA               30052              1            2
     679.45            77644.82               77750            9.95       FAYETTEVILLE                                    GA               30214              1            2
     384.51            43940.48               44000            9.95       SAVANNAH                                        GA               31406              1            2
     200.57            21375.44               21400            10.8       CHARLOTTE                                       NC               28213              1            2
     320.86            28580.87               28600            13.2       KING                                            NC               27021              1            2
     304.55            34786.88               34850            9.95       DOUGLASVILLE                                    GA               30135              1            2
      185.1            22365.23               22400             9.3       ANTIOCH                                         TN               37013              1            2
      185.1            22365.23               22400             9.3       ANTIOCH                                         TN               37013              1            2
     937.87            83544.58               83600            13.2       OVIEDO                                          FL               32766              1            2
     182.21            19975.67               20000           10.45       CLEVELAND                                       OH               44135              1            2
     243.58            28011.43               28050           9.875       COLLEGE STATION                                 TX               77845              1            2
     243.58            28011.43               28050           9.875       COLLEGE STATION                                 TX               77845              1            2
     273.53            31456.71               31500           9.875       SAN ANTONIO                                     TX               78238              1            2
     239.63            27531.23               27595           9.875       SAN ANTONIO                                     TX               78245              1            2
     286.23            31063.19               31100          10.575       LEXINGTON                                       KY               40511              1            2
     417.97            38571.35               38600            12.7       LAWRENCEVILLE                                   GA               30043              1            2
     212.61            23072.64               23100          10.575       FLORENCE                                        KY               41042              1            2
     325.24            33896.55               33950          11.075       HIRAM                                           GA               30141              1            2
     233.77            25369.94               25400          10.575       SAVANNAH                                        GA               31406              1            2
     557.67               56000               56000           11.95       ORLANDO                                         FL               32825              1            2
     463.84               43400               43400          12.825       ORLANDO                                         FL               32832              1            2
     203.18               23500               23500          10.375       ANDOVER                                         MN               55304              1            2
     378.42               38000               38000           11.95       ORLANDO                                         FL               32822              1            2
     426.27            41928.68               41950            12.2       SANDSTON                                        VA               23150              1            2
    1535.28              155800              155800          11.825       ROSWELL                                         GA               30075              1            2
    1303.75              149000              149000            10.5       GREER                                           SC               29650              1            2
     660.23               67000               67000          11.825       HOLLYWOOD                                       FL               33024              1            2
        462               42000               42000            13.2       POMPANO BEACH                                   FL               33060              1            2
     755.81               76700               76700          11.825       RANCHO MIRAGE                                   CA               92270              1            2
     497.92               50000               50000           11.95       LAKE WORTH                                      FL               33461              1            2
      274.8               29775               29775          11.075       ALPHARETTA                                      GA               30022              1            2
       1449              144000              144000          12.075       GILBERT                                         AZ               85296              1            2
     249.11               27300               27300           10.95       OSPREY                                          FL               34229              1            2
     569.33               61000               61000            11.2       WEST PALM BEACH                                 FL               33417              1            2
     570.94               52400               52400          13.075       TAMPA                                           FL               33625              1            2
     301.04               34000               34000          10.625       ISLE                                            MN               56342              1            2
    1039.73              111400              111400            11.2       FORT LAUDERDALE                                 FL               33304              1            2
     638.46               77000               77000            9.95       BATON ROUGE                                     LA               70818              1            2
     253.09               28450               28450          10.675       RIVERDALE                                       GA               30296              1            2
     309.01               34900               34900          10.625       BROOKLYN CENTER                                 MN               55429              1            2
     308.03               35800               35800          10.325       KEENESBURG                                      CO               80643              1            2
     299.32            27230.65               27250            12.9       LAWRENCEVILLE                                   GA               30044              1            2
     298.24            28162.09               28200          12.375       JONESBORO                                       GA               30238              1            2
     215.36            24754.33               24800           9.875       DALLAS                                          TX               75253              1            2
     278.77            25176.54               25200              13       MARIETTA                                        GA               30008              1            2
     845.45             77723.5               77800           12.75       DOTHAN                                          AL               36303              1            2
     373.46            33975.86               34000            12.9       MIAMI                                           FL               33147              1            2
     255.63            23091.95               23108              13       ROANOKE                                         VA               24014              1            2
     237.11            20682.78               20700            13.5       CANAL WINCHESTER                                OH               43110              1            2
     435.21            46945.25               47000           10.65       SOUTH SAINT PAUL                                MN               55075              1            2
     311.95            28180.44               28200              13       ASHEVILLE                                       NC               28806              1            2
     407.89            37372.84               37400            12.8       ATLANTA                                         GA               30316              1            2
     279.79            25681.23               25700          12.775       JONESBORO                                       GA               30236              1            2
     184.09               21161               21200           9.875       SAN ANTONIO                                     TX               78227              1            2
     637.23             53105.6               53780              14       KISSIMMEE                                       FL               34758              1            2
     411.51            37174.19               37200              13       CHARLOTTESVILLE                                 VA               22902              1            2
     537.06            47568.96               48550              13       CONCORD                                         NC               28027              1            2
     303.96            26976.28               27000           13.25       STONE MOUNTAIN                                  GA               30083              1            2
     293.51            33753.53               33800           9.875       EAST BERNARD                                    TX               77435              1            2
     425.93            48862.57               49050           9.875       PEARLAND                                        TX               77581              1            2
     123.75             9922.96               10000          12.575       FAYETTEVILLE                                    NC               28301              2            2
     307.55            27972.93               28000            12.9       ERIE                                            PA               16509              1            2
     402.97             34971.4               35000          13.575       GAINESVILLE                                     FL               32605              1            2
     514.62            44661.49               44698          13.575       MCDONOUGH                                       GA               30253              1            2
     313.13            29460.79               29500          12.425       GROVETOWN                                       GA               30813              1            2
      374.7            33377.86               33400            13.2       KENT CITY                                       MI               49330              1            2
     181.46             19975.4               20000            10.4       TUCSON                                          AZ               85742              1            2
     155.44            17875.39               17900           9.875       SAN ANTONIO                                     TX               78239              1            2
     304.12             29374.9               29400          12.075       HALETHORPE                                      MD               21227              1            2
        209            18479.76               18500            13.3       TUSCALOOSA                                      AL               35405              1            2
     144.15            16577.17               16600           9.875       CLEVELAND                                       OH               44111              1            2
     192.96             17188.6               17200            13.2       LAWTON                                          OK               73507              1            2
     221.76            18011.61               18050           14.55       PITTSBURGH                                      PA               15212              3            2
      356.4            37907.44               37950          10.825       HOUMA                                           LA               70364              1            2
    1097.04              113000              113000           11.65       EL CAJON                                        CA               92020              1            2
     173.67            19972.51               20000           9.875       KATY                                            TX               77449              1            2
     860.81            83926.34               84000           11.95       MIAMI                                           FL               33155              1            2
     874.46            78857.05               79050              13       TRINITY                                         FL               34655              1            2
     913.65            89891.31               90000          11.825       ELK GROVE                                       CA               95624              1            2
     325.54             32967.7               33000           11.45       OVIEDO                                          FL               32765              1            2
     582.71            57348.25               57400          11.825       SANFORD                                         FL               32771              1            2
     416.22            40963.04               41000          11.825       PALM BAY                                        FL               32907              1            2
     586.18            59939.64               60000          11.325       MIAMI                                           FL               33177              1            2
    1020.44            93332.59               93400          12.825       BEAVERTON                                       OR               97007              1            2
    1000.78            96667.48               96750          12.075       POWDER SPRINGS                                  GA               30127              1            2
    1116.68           109900.87              110000          11.825       MISSION HILLS                                   CA               91345              1            2
     727.06            68907.97               69000          12.325       WINTERS                                         CA               95694              1            2
        686            78891.42               79000           9.875       AUSTIN                                          TX               78732              1            2
     530.98            48564.92               48600          12.825       PITTSBURGH                                      PA               15238              1            2
     842.59            82925.19               83000          11.825       PALM BAY                                        FL               32907              1            2
     356.33            35068.34               35100          11.825       PALM BAY                                        FL               32907              1            2
     208.81            14921.34               20000            12.2       MANASSA                                         CO               81141              1            2
      609.1            59741.42               60000          11.825       BOCA RATON                                      FL               33428              1            2
      322.4             32966.8               33000          11.325       CHANDLER                                        AZ               85224              1            2
     937.89            95903.42               96000          11.325       PEMBROKE PINES                                  FL               33028              1            2
     748.13            70942.72               71000          12.325       ESCONDIDO                                       CA               92025              1            2
     658.66            65439.31               65500            11.7       SAN JOSE                                        CA               95138              1            2
      361.4            35567.91               35600          11.825       NEW PORT RICHEY                                 FL               34653              1            2
     507.59            49954.91               50000          11.825       SPARKS                                          NV               89431              1            2
     495.07            49703.22               49800           11.55       FEASTERVILLE TREVOSE                            PA               19053              1            2
     318.45            34559.02               34600          10.575       WESTFIELD                                       IN               46074              1            2
     349.74               37955               38000          10.575       SYLVAN LAKE                                     MI               48320              1            2
      354.1            36562.15               36600            11.2       LAWRENCEVILLE                                   GA               30044              1            2
     185.95            19976.95               20000            10.7       TAYLOR                                          MI               48180              1            2
     776.78            83303.96               84400          10.575       NEW ALBANY                                      OH               43054              1            2
     899.75            92903.85               93000            11.2       MIAMI                                           FL               33155              1            2
      318.3            32865.99               32900            11.2       WESTERVILLE                                     OH               43081              1            2
      584.1            70888.72               71000            9.25       PLEASANT VIEW                                   TN               37146              1            2
     993.98           107872.19              108000          10.575       MIDLOTHIAN                                      VA               23113              1            2
     646.27            66730.95               66800            11.2       GLENDALE                                        AZ               85304              1            2
      574.3            62326.15               62400          10.575       CANTON                                          GA               30114              1            2
     316.11            33960.82               34000            10.7       EAST POINT                                      GA               30344              1            2
     237.12            26814.63               26850          10.075       LIVONIA                                         MI               48150              1            2
     989.58               95000               95000            12.5       CARSON                                          CA               90746              1            2
    1031.06              105750              105750            11.7       CULVER CITY                                     CA               90232              1            2
     650.67               64000               64000            12.2       POMPANO BEACH                                   FL               33064              1            2
     499.38               56400               56400          10.625       NORTH ST PAUL                                   MN               55109              1            2
     465.67               44000               44000            12.7       WILMINGTON                                      DE               19804              1            2
     731.94               73500               73500           11.95       LOS ANGELES                                     CA               90062              1            2
      724.5               72000               72000          12.075       CORONA                                          CA               92883              1            2
     915.45               92900               93000          11.825       SANTA ANA                                       CA               92707              1            2
        581               56000               56000           12.45       BAKERSFIELD                                     CA               93308              1            2
     782.42               82000               82000           11.45       HOLLISTER                                       CA               95023              1            2
     368.47               38200               38200          11.575       BESSEMER                                        AL               35022              1            2
      588.8            57947.71               58000          11.825       LAUDERDALE LAKES                                FL               33309              1            2
     187.13            21520.39               21550           9.875       SAN ANTONIO                                     TX               78250              1            2
     650.65            56964.27               57000           13.45       NEWARK                                          NJ                7112              3            2
     396.02            35775.17               35800              13       BATON ROUGE                                     LA               70809              1            2
    1058.76            95982.62               96050           12.95       CONYERS                                         GA               30094              1            2
     563.74            50216.67               50250            13.2       MORGANTON                                       GA               30560              1            2
     199.73            22968.36               23000           9.875       ELGIN                                           TX               78621              1            2
      923.8            90917.98               91000          11.825       PEMBROKE PINES                                  FL               33028              1            2
     523.24            47267.18               47300              13       KISSIMMEE                                       FL               34758              1            2
      256.5            27667.73               27700           10.65       INVER GROVE HEIGHTS                             MN               55076              1            2
     892.13               87750               87750            12.2       PLAYA DEL REY                                   CA               90293              1            2
     909.56            83937.66               84000            12.7       WOODBRIDGE                                      VA               22192              1            2
    1257.81              125000              125000          12.075       GLENDALE                                        AZ               85308              1            2
     243.34               25373               25400          11.075       COLUMBUS                                        OH               43214              1            2
     865.93             79342.4               79400            12.8       TWINSBURG                                       OH               44087              1            2
     548.35            59872.88               59945            10.5       CHAPEL HILL                                     NC               27516              1            2
     824.74            79652.74               79653          12.425       LANCASTER                                       CA               93536              1            2
     482.81               45000               45000          12.875       NORTH PORT                                      FL               34286              1            2
     323.83            31572.28               31600           11.95       ARNOLD                                          MO               63010              1            2
     345.02            37887.88               37950          10.425       COLLEGE PARK                                    GA               30349              1            2
     353.16            38388.72               38450           10.55       COLLEGE PARK                                    GA               30349              1            2
     291.37             27378.5               27400           12.45       ORANGE                                          MA                1364              1            2
     297.85            34252.84               34300           9.875       MESQUITE                                        TX               75181              1            2
      335.1            32671.33               32700           11.95       WATKINSVILLE                                    GA               30677              1            2
     532.46            50957.69               51000            12.2       MANCHESTER                                      CT                6042              1            2
     293.22            28358.99               28400           12.05       HOBBS                                           NM               88240              1            2
     264.55            26417.05               26459          11.625       ALBUQUERQUE                                     NM               87121              1            2
      419.5            42076.88               42117          11.575       MCDONOUGH                                       GA               30253              1            2
     477.33            45163.44               45300          12.325       NEW BRUNSWICK                                   NJ                8901              1            2
     329.18            30377.41               30400            12.7       MACON                                           GA               31206              1            2
    1149.47            97410.25               97500          13.925       REVERE                                          MA                2151              4            2
     490.78             49350.8               49750           11.45       COVINGTON                                       GA               30016              1            2
     821.87            71954.88               72000           13.45       WEST ORANGE                                     NJ                7052              1            2
     891.65            84343.18               86200          12.075       WINDERMERE                                      FL               34786              1            2
     552.07            54849.12               54900            11.7       JACKSONVILLE                                    FL               32219              1            2
     322.73            31161.12               31200          12.075       MOORESVILLE                                     NC               28115              1            2
     804.96            78481.12               78550           11.95       AVON                                            OH               44011              1            2
     693.05            66942.85               67000          12.075       HENDERSON                                       NV               89014              1            2
     178.88            20571.69               20600           9.875       HOUSTON                                         TX               77041              1            2
     248.06            23175.99               23200          12.525       OAK PARK                                        MI               48237              1            2
     291.69            25982.74               26000            13.2       MOUNT WASHINGTON                                KY               40047              1            2
      274.6            24982.26               25000            12.9       COLORADO SPRINGS                                CO               80906              1            2
     460.82               51923               52000           10.65       BURNSVILLE                                      MN               55306              1            2
    1029.72           105293.98              105400          11.325       LADERA RANCH                                    CA               92694              1            2
     247.92            28497.45               28550           9.875       SAN ANTONIO                                     TX               78251              1            2
     266.15            30607.87               30650           9.875       RICHMOND                                        TX               77469              1            2
     242.36            23629.26               23650           11.95       DECATUR                                         GA               30034              1            2
     304.65             31766.2               31800          11.075       EATON RAPIDS                                    MI               48827              1            2
     587.13               57750               57750            12.2       LOGANVILLE                                      GA               30052              1            2
     356.87            37957.38               38000          10.825       SAINT LOUIS                                     MO               63129              1            2
     307.83            35401.28               35450           9.875       HOUSTON                                         TX               77041              1            2
      422.3            38971.05               39000            12.7       MILFORD                                         DE               19963              1            2
     204.07            23467.69               23500           9.875       SAN ANTONIO                                     TX               78251              1            2
    1071.98            98926.53               99000            12.7       VIRGINIA BEACH                                  VA               23464              1            2
    1539.35           154402.82              154550          11.575       SPRINGFIELD                                     MO               65809              1            2
     276.03            25374.99               25400           12.75       MIMS                                            FL               32754              1            2
     156.58            13591.72               13600          13.575       MC KEES ROCKS                                   PA               15136              1            2
     266.86            29582.41               29650          10.825       METTER                                          GA               30439              1            2
     240.94            25123.27               25150          11.075       CASTLE ROCK                                     CO               80104              1            2
     403.39            40448.32               40500          11.575       HAMPTON                                         GA               30228              1            2
     303.95            26383.82               26400          13.575       HAMPTON                                         GA               30228              1            2
     522.27               53000               53000          11.825       SACRAMENTO                                      CA               95842              1            2
     945.54            95755.73               95850           11.45       AUBURN                                          WA               98001              1            2
     717.25               76000               76000          11.325       LAUDERHILL                                      FL               33319              1            2
     503.05            50470.67               50603           11.55       LAS VEGAS                                       NV               89178              1            2
     807.63               91000               91000           10.65       COTTAGE GROVE                                   MN               55016              1            2
     199.21            19980.94               20000          11.575       CHARLESTOWN                                     RI                2813              1            2
     215.36            24765.89               24800           9.875       SAN ANTONIO                                     TX               78245              1            2
     360.89            33107.57               33150          12.775       TACOMA                                          WA               98404              1            2
     976.06            86305.64               86400            13.3       BROCKTON                                        MA                2301              2            2
     364.04            37959.64               38000          11.075       MIAMI                                           FL               33175              1            2
     588.38               54000               54000          13.075       KISSIMMEE                                       FL               34744              1            2
     325.34            28980.77               29000            13.2       COLLEGE PARK                                    GA               30349              1            2
     264.95             26574.6               26600          11.575       INDEPENDENCE                                    MO               64056              1            2
     321.18            31960.03               32000          11.675       GLOUCESTER TOWNSHIP                             NJ                8081              1            2
     279.01            25973.38               26000          12.575       COLUMBIA                                        MD               21045              1            2
      332.5               38000               38000            10.5       CHARLESTON                                      SC               29414              1            2
     133.37            14675.19               14700            10.4       MAYFIELD HEIGHTS                                OH               44124              1            2
     347.78            39994.95               40050           9.875       RICHMOND                                        TX               77469              1            2
      457.5               45000               45000            12.2       ORLANDO                                         FL               32809              1            2
     673.01            61555.54               61600          12.825       JACKSONVILLE                                    FL               32222              1            2
     700.77             65848.3               65900           12.45       CAPE CORAL                                      FL               33993              1            2
     135.45            13985.52               14000            11.2       GRAY                                            GA               31032              1            2
     246.53            28337.74               28390           9.875       DENTON                                          TX               76207              1            2
     330.84            29729.71               29750          13.075       PAWTUCKET                                       RI                2860              3            2
     378.11            33976.79               34000          13.075       LEOMINSTER                                      MA                1453              3            2
     413.14            38470.62               38500          12.575       GARDEN CITY                                     GA               31408              1            2
     648.31            56564.93               56600            13.5       BELVIDERE                                       IL               61008              1            2
     270.06            31057.25               31100           9.875       GRAND PRAIRIE                                   TX               75052              1            2
     201.12            19981.46               20000            11.7       MILLEDGEVILLE                                   GA               31061              1            2
     377.93            36358.83               36400          12.125       LITHIA SPRINGS                                  GA               30122              1            2
     413.03            41861.28               41950          11.425       ATLANTA                                         GA               30331              1            2
     320.16            34957.91               35000            10.5       LONGS                                           SC               29568              1            2
     171.29            19679.41               19725           9.875       FORT WORTH                                      TX               76179              1            2
     175.41            20172.23               20200           9.875       SPRING                                          TX               77380              1            2
     307.83               28637               28850           9.875       SAN ANTONIO                                     TX               78252              1            2
     304.54            34989.99               35071           9.875       SAN ANTONIO                                     TX               78223              1            2
     294.25            26581.55               26600              13       NORTH CANTON                                    OH               44720              1            2
     318.44            30450.14               30500            12.2       LEHIGH ACRES                                    FL               33936              1            2
     501.68            45966.61               46000            12.8       PRATTVILLE                                      AL               36066              1            2
     503.63            51498.13               51550          11.325       MANASSAS                                        VA               20110              1            2
      289.7            31761.33               31800           10.45       STONE MOUNTAIN                                  GA               30083              1            2
     443.92            44955.96               45000           11.45       ORLANDO                                         FL               32812              1            2
     369.69            40948.81               41000          10.325       LAKELAND                                        FL               33813              1            2
     184.08             19976.3               20000          10.575       LAVONIA                                         GA               30553              1            2
     460.56            45724.07               45800            11.7       FAIRBURN                                        GA               30213              1            2
     448.94            42962.17               43000            12.2       PETERBOROUGH                                    NH                3458              1            2
      686.6            66941.25               67000           11.95       TEMECULA                                        CA               92591              1            2
     539.22               52500               52500          12.325       SAN DIEGO                                       CA               92154              1            2
     191.48            22019.67               22050           9.875       FORT WORTH                                      TX               76106              1            2
     295.07            33917.46               33980           9.875       PEARLAND                                        TX               77584              1            2
     277.44            31906.08               31950           9.875       HOUSTON                                         TX               77095              1            2
     1179.4           107872.12              107950          12.825       BOWIE                                           MD               20720              1            2
     240.83               27200               27200          10.625       EAGAN                                           MN               55121              1            2
     420.28            41362.68               41400          11.825       ATLANTA                                         GA               30315              1            2
    1084.21           105197.22              105800           11.95       MOORESVILLE                                     NC               28117              1            2
    1305.05            124896.3              125000            12.2       WELLINGTON                                      NV               89444              1            2
     879.94             89112.7               89200           11.45       LA PLATA                                        MD               20646              1            2
     990.48            93924.16               94000          12.325       CHULA VISTA                                     CA               91913              1            2
    1022.85            99911.83              100000          11.925       MENIFEE                                         CA               92584              1            2
     343.92             31178.1               31200           12.95       NOBLESVILLE                                     IN               46062              1            2
     907.04            90116.42               90200            11.7       AVON                                            OH               44011              1            2
     319.73            31172.64               31200           11.95       FOLEY                                           AL               36535              1            2
     314.71            30972.04               31000          11.825       IMPERIAL                                        PA               15126              1            2
     606.22            33297.89               60400          11.675       LOGANVILLE                                      GA               30052              1            2
     246.81            21985.41               22000            13.2       CORINTH                                         MS               38834              1            2
     745.44            71340.78               71400            12.2       MIAMI                                           FL               33184              1            2
     211.62            26212.13               26300               9       KNOXVILLE                                       TN               37922              1            2
       1020            94130.12               94200            12.7       PEMBROKE PINES                                  FL               33029              1            2
     407.96            46915.41               46980           9.875       CORPUS CHRISTI                                  TX               78414              1            2
    1427.46           137882.32              138000          12.075       LEESBURG                                        VA               20176              1            2
     341.94            34964.78               35000          11.325       JOSHUA TREE                                     CA               92252              1            2
     225.05            25868.28               25916           9.875       LAREDO                                          TX               78045              1            2
     583.92            56401.85               56450          12.075       NORTH LAS VEGAS                                 NV               89081              1            2
     281.57            27974.04               28000            11.7       CHICKAMAUGA                                     GA               30707              1            2
     943.85              106600              106600          10.625       MOUND                                           MN               55364              1            2
     468.13            46955.24               47000          11.575       KISSIMMEE                                       FL               34743              1            2
     606.38            55745.12               55800           12.75       MIAMI GARDENS                                   FL               33056              1            2
    1053.78           103808.65              104000            11.8       ELK GROVE                                       CA               95757              1            2
     283.96            32655.03               32700           9.875       HOUSTON                                         TX               77049              1            2
     285.08            25975.12               26000          12.875       ROCKFORD                                        IL               61107              2            2
     488.13               55000               55000           10.65       BLAINE                                          MN               55449              1            2
     275.71               27400               27400          12.075       DENVER                                          CO               80239              1            2
     417.84            40801.72               40850          11.925       COLLEGE PARK                                    GA               30349              1            2
     392.29            38234.98               38280           11.95       CONYERS                                         GA               30012              1            2
     399.19             37170.8               37200          12.575       HIALEAH                                         FL               33016              1            2
     444.51            46350.71               46400          11.075       TYNGSBORO                                       MA                1879              1            2
     429.39            42659.79               42700            11.7       NORFOLK                                         VA               23513              1            2
     403.79            46436.08               46500           9.875       MURPHY                                          TX               75094              1            2
     383.74            37765.91               37800          11.825       POMPANO BEACH                                   FL               33064              1            2
     553.38            53952.64               54000           11.95       ORLANDO                                         FL               32824              1            2
     808.92            81919.73               82000           11.45       MIAMI                                           FL               33189              1            2
     407.86             39765.1               39800           11.95       EL MIRAGE                                       AZ               85335              1            2
     196.25            22568.93               22600           9.875       DUNCANVILLE                                     TX               75116              1            2
    1389.91           146431.58              148000          10.825       SAN FRANCISCO                                   CA               94124              1            2
     914.49            80815.57               80950            13.3       NEWARK                                          NJ                7107              3            2
     362.56            36365.32               36400          11.575       GALION                                          OH               44833              1            2
     274.87               31000               31000           10.64       FARMINGTON                                      MN               55024              1            2
    1118.76            102324.9              102400          12.825       SOUTH JORDAN                                    UT               84095              1            2
     183.21            18120.85               18150           11.75       MESA                                            AZ               85207              1            2
    1323.56           129168.42              129400          11.925       ASHEVILLE                                       NC               28803              1            2
     868.19            97823.69               97950           10.65       WOODBURY                                        MN               55125              1            2
     442.56            41966.09               42000          12.325       CORAL SPRINGS                                   FL               33065              1            2
     357.26            32676.41               32700          12.825       PITTSBURGH                                      PA               15236              1            2
     501.78            47149.98               47187           12.45       CUMMING                                         GA               30040              1            2
    1328.67           135769.54              136000          11.325       DUMFRIES                                        VA               22026              1            2
     331.91            38134.72               38223           9.875       KILLEEN                                         TX               76542              1            2
     626.43             59950.2               60000            12.2       COLONIA                                         NJ                7067              1            2
     972.28            104877.7              105000           10.65       CARVER                                          MN               55315              1            2
     349.87            30630.78               30650           13.45       INDIANAPOLIS                                    IN               46239              1            2
     280.05            32205.66               32250           9.875       THE WOODLANDS                                   TX               77382              1            2
     262.92            30222.29               30278           9.875       SPRING                                          TX               77373              1            2
     811.29            73548.38               73600           12.95       ELLENWOOD                                       GA               30294              1            2
     329.65            35557.83               35600           10.65       LINO LAKES                                      MN               55014              1            2
     525.62               51700               51700            12.2       COLORADO SPRINGS                                CO               80922              1            2
     259.07            29779.08               29834           9.875       CEDAR PARK                                      TX               78613              1            2
     571.69            51644.15               51680              13       PORT SAINT LUCIE                                FL               34983              1            2
     455.18            44434.95               44501          11.925       CEDAR PARK                                      TX               78613              1            2
     442.62            43560.67               43600          11.825       EUSTIS                                          FL               32726              1            2
    1028.39           103151.68              103250          11.575       HAYMARKET                                       VA               20169              1            2
     427.76            41153.42               41200          12.125       WINDSOR LOCKS                                   CT                6096              1            2
     508.66               61500               61500           9.925       WORCESTER                                       MA                1602              1            2
     286.09            25981.66               26000          12.925       WINDER                                          GA               30680              1            2
     191.04            21969.76               22000           9.875       AUSTIN                                          TX               78744              1            2
     278.83            25730.87               25750            12.7       JONESBORO                                       GA               30236              1            2
    1052.06               93000               93000          13.575       YULEE                                           FL               32097              1            2
     243.24            26667.53               26700           10.45       WINSTON SALEM                                   NC               27103              1            2
     336.49            38696.74               38750           9.875       PEARLAND                                        TX               77584              1            2
     393.69            39113.72               39150            11.7       FAIRBURN                                        GA               30213              1            2
     182.21            19975.67               20000           10.45       BOX SPRINGS                                     GA               31801              1            2
    1278.67              137000              137000            11.2       SPRING VALLEY                                   CA               91977              1            2
     456.35            41145.95               41400           12.95       MIAMI                                           FL               33126              1            2
     332.91            30769.17               30800          12.675       WAYNESVILLE                                     NC               28786              1            2
     403.55            38267.09               38298          12.325       LOGANVILLE                                      GA               30052              1            2
     237.93            27362.34               27400           9.875       LYTLE                                           TX               78052              1            2
      195.4             19914.4               20000          11.325       WARREN                                          MI               48089              1            2
     714.41             67745.3               67800          12.325       ARBUCKLE                                        CA               95912              1            2
     286.45            29868.22               29900          11.075       COVINGTON                                       GA               30016              1            2
     317.82            36549.69               36600           9.875       RICHMOND                                        TX               77469              1            2
     286.99            32903.34               33050           9.875       HOUSTON                                         TX               77070              1            2
      213.7             23670.4               23700          10.325       ROME                                            GA               30161              1            2
     303.71            28171.46               28200          12.625       POWDER SPRINGS                                  GA               30127              1            2
     255.09            27965.94               28000           10.45       OWASSO                                          OK               74055              1            2
     220.13            25315.15               25350           9.875       KYLE                                            TX               78640              1            2
      932.1            79953.17               80000           13.75       NEW SMYRNA BEACH                                FL               32168              1            2
     385.12            44289.03               44350           9.875       TEXARKANA                                       TX               75503              1            2
     165.27            19968.95               20000             9.3       NASHVILLE                                       TN               37214              1            2
     372.07            36965.71               37000            11.7       TAMPA                                           FL               33603              1            2
     809.93             73946.9               74000           12.85       BRASELTON                                       GA               30517              1            2
     518.93               55600               55600            11.2       NORTH LAS VEGAS                                 NV               89032              1            2
     165.27            19968.95               20000             9.3       MEMPHIS                                         TN               38128              1            2
     184.08             19976.3               20000          10.575       GREENVILLE                                      NC               27834              1            2
    1090.58            103416.5              103500          12.325       SOUTH ORANGE                                    NJ                7079              1            2
      314.6             35951.3               36000            9.95       OCOEE                                           FL               34761              1            2
     762.43            74334.77               74400           11.95       TAMPA                                           FL               33647              1            2
     476.65             44533.9               44580          12.525       FAIRBURN                                        GA               30213              1            2
     209.81            21876.71               21900          11.075       CHARDON                                         OH               44024              1            2
     456.76            52527.69               52600           9.875       HOUSTON                                         TX               77007              1            2
     518.58               49000               49000            12.7       COLORADO SPRINGS                                CO               80922              1            2
       1173            113303.3              113400          12.075       SAINT ALBANS                                    NY               11412              2            2
     332.18            29081.75               29100           13.45       DURHAM                                          NC               27704              1            2
     343.66            33874.79               33916            11.8       SAN ANTONIO                                     TX               78223              1            2
     374.11            34515.62               34550            12.7       ATLANTA                                         GA               30311              1            2
      320.8            28979.89               29000              13       NEW ORLEANS                                     LA               70127              1            2
     258.77            29758.58               29800           9.875       FORT WORTH                                      TX               76052              1            2
     394.58            39945.52               39998           11.45       CONYERS                                         GA               30012              1            2
     345.62            32758.84               32800          12.325       GROVE CITY                                      OH               43123              1            2
     273.95            25281.23               25300            12.7       AUSTELL                                         GA               30168              1            2
      545.3            49963.72               50000            12.8       JACKSON                                         MO               63755              2            2
     451.33            40762.07               40800              13       HOOVER                                          AL               35226              1            2
     403.18            46344.56               46430           9.875       SAN ANTONIO                                     TX               78255              1            2
     351.15            31279.22               31300            13.2       DELTONA                                         FL               32725              1            2
     509.49            53301.22               53500              11       LAS VEGAS                                       NV               89108              4            2
     634.63            58327.83               58400           12.75       BROCKTON                                        MA                2302              1            2
     133.09            14669.49               14700          10.375       DECATUR                                         GA               30035              1            2
     178.25            16527.23               18000            11.5       LAS VEGAS                                       NV               89120              1            2
     218.45            25624.63               25700           9.625       KINGMAN                                         AZ               86401              1            2
      224.4            25578.96               26400           9.625       LITHIA                                          FL               33547              1            2
     279.79            26632.23               26700           12.25       SANTA FE                                        NM               87501              1            2
     228.73            28019.67               28112           9.125       MCDONOUGH                                       GA               30252              1            2
     260.32            28975.32               29050           10.25       ALTAMONTE SPRINGS                               FL               32701              1            2
     248.47            29461.06               29550             9.5       TUCSON                                          AZ               85706              1            2
     270.06            31013.45               31100           9.875       RIVERTON                                        UT               84065              1            2
     244.23            31283.58               31400           8.625       ALBUQUERQUE                                     NM               87105              1            2
     368.18            31555.09               31600           13.75       FENNIMORE                                       WI               53809              1            2
     366.76            34900.85               35000           12.25       PHOENIX                                         AZ               85053              1            2
     407.51            37224.53               37500           12.75       HYATTSVILLE                                     MD               20785              1            2
     327.25            38383.33               38500           9.625       OLYMPIA                                         WA               98506              1            2
     270.47            41119.45               41700            6.75       HENDERSON                                       NV               89052              1            2
     348.11            41257.43               41400             9.5       LOGANVILLE                                      GA               30052              1            2
      397.3            44681.73               44800          10.125       PHOENIX                                         AZ               85029              1            2
     549.93            47143.83               47200           13.75       NORCROSS                                        GA               30071              1            2
     425.67            47873.33               48000          10.125       LAS VEGAS                                       NV               89107              1            2
     581.39            49850.79               49900           13.75       AUBURN                                          GA               30011              1            2
     433.49            50850.47               51000           9.625       PAHRUMP                                         NV               89048              1            2
     415.19            51278.02               51600               9       WHEAT RIDGE                                     CO               80212              1            2
     382.58            51551.45               52140               8       DACULA                                          GA               30019              1            2
     534.99            52814.75               53000           11.75       LAS VEGAS                                       NV               89139              1            2
     467.43            57294.81               57450           9.125       CLINTON                                         UT               84015              1            2
      671.1             57538.6               57600           13.75       LUTZ                                            FL               33558              1            2
     435.04            59748.17               60000           7.875       WEST HAVEN                                      UT               84401              1            2
     584.59            61860.59               62000          10.875       CAPE CORAL                                      FL               33991              1            2
     600.66            64845.79               65000          10.625       SAINT GEORGE                                    UT               84790              1            2
     930.92            79804.92               79900           13.75       LOGANVILLE                                      GA               30052              1            2
     244.28             24115.4               24200           11.75       MCDONOUGH                                       GA               30253              1            2
     194.93            24416.07               24500           8.875       CLARKSVILLE                                     TN               37043              1            2
     289.46            26361.73               26400          12.875       WINDER                                          GA               30680              1            2
     311.18            26349.01               26820          11.375       GUYTON                                          GA               31312              1            2
     243.28            29600.71               29900           9.125       BUFORD                                          GA               30519              1            2
     269.45            31607.02               31700           9.625       MARTINSBURG                                     WV               25401              1            2
     322.08            38878.69               39150            9.25       HENDERSON                                       NV               89105              1            2
     407.87            41582.58               42408          11.125       FORT COLLINS                                    CO               80528              1            2
     496.34            42549.28               42600           13.75       ATLANTA                                         GA               30349              1            2
     420.07            44786.33               45000           10.75       ST MARYS                                        GA               31558              1            2
      543.1            66532.78               66750           9.125       THURMONT                                        MD               21788              1            2
     775.32            83627.57               83900          10.625       BOUNTIFUL                                       UT               84010              1            2
      89.61             9947.24               10000           10.25       MALDEN                                          MA                2148              2            2
     115.27            10975.31               11000           12.25       JACKSON                                         GA               30233              1            2
      94.51            10963.73               11000            9.75       PROVO                                           UT               84601              1            2
     109.54            12719.79               12750            9.75       KANSAS CITY                                     MO               64134              1            2
     121.98            13168.68               13200          10.625       KANSAS CITY                                     MO               64134              1            2
     129.84            13454.39               13500          11.125       LITHIA SPRINGS                                  GA               30122              1            2
     118.56             13753.9               13800            9.75       ST. JOSEPH                                      MO               64504              1            2
     154.04            14662.71               14700           12.25       COLORADO SPRINGS                                CO               80915              1            2
     186.24            18372.97               18450           11.75       JONESBORO                                       GA               30238              1            2
     170.96            18419.44               18500          10.625       MIDDLETOWN                                      PA               17057              1            2
     167.59            19199.49               19300           9.875       AURORA                                          CO               80013              1            2
     233.61            20026.11               20050           13.75       LITHONIA                                        GA               30058              1            2
     144.74            20509.17               20700             7.5       PHILADELPHIA                                    PA               19137              1            2
     207.94            20548.41               20600           11.75       LILBURN                                         GA               30047              1            2
     207.13            21701.48               21750              11       OLDSMAR                                         FL               34677              1            2
     266.34            22837.48               22860           13.75       TALLAHASSEE                                     FL               32301              1            2
     199.72               22936               23000           9.875       DENVER                                          CO               80218              1            2
     198.91            24206.46               25000           8.875       ACWORTH                                         GA               30101              1            2
     198.91            24870.07               25000           8.875       SPANISH FORK                                    UT               84660              1            2
     219.68            26725.47               27000           9.125       PORT RICHEY                                     FL               34668              1            2
     315.48            26818.96               26850          13.875       BRUNSWICK                                       GA               31525              1            2
     232.05            27219.92               27300           9.625       CONCORD                                         NC               28027              1            2
     234.81            27251.91               27330            9.75       OREM                                            UT               84058              1            2
     285.49            28135.62               28283           11.75       BESSEMER                                        AL               35022              1            2
     260.76            28228.63               28800          10.375       BILOXI                                          MS               39532              1            2
      295.9            28425.67               28500          12.125       VANCOUVER                                       WA               98686              1            2
     222.75            29880.24               30000           8.125       FRONT ROYAL                                     VA               22630              1            2
     224.53            30282.31               30600               8       DECATUR                                         GA               30032              1            2
     312.41            30892.45               30950           11.75       NAMPA                                           ID               83687              1            2
     326.42            31020.07               31150           12.25       CONYERS                                         GA               30012              1            2
     322.81            31920.52               31980           11.75       DENVER                                          CO               80237              1            2
      237.6            31882.02               32000           8.125       LAYTON                                          UT               84041              1            2
     284.75            33401.74               33500           9.625       SAINT PETERSBURG                                FL               33712              1            2
     347.93            36791.49               36900          10.875       BUFORD                                          GA               30518              1            2
     436.92            37455.34               37500           13.75       ENGLEWOOD                                       FL               34224              1            2
     283.63            38046.78               38200           8.125       WATERBURY                                       CT                6705              4            2
     311.21            38125.54               38250           9.125       BOULDER                                         CO               80303              1            2
     294.15            38553.13               38700           8.375       KISSIMMEE                                       FL               34743              1            2
     367.14            40282.31               41400          10.125       AURORA                                          CO               80013              1            2
     492.84            42249.66               42300           13.75       OCALA                                           FL               34471              1            2
     453.05             42383.1               42450            12.5       SUWANEE                                         GA               30024              1            2
      363.8            42674.46               42800           9.625       ARVADA                                          CO               80003              1            2
     499.65            43197.02               43250          13.625       WOODSTOCK                                       GA               30188              1            2
     378.03            43768.21               44000            9.75       MESA                                            AZ               85202              1            2
     463.41            47151.42               47250          11.375       FRAMINGHAM                                      MA                1701              1            2
     360.27            47127.36               47400           8.375       SALEM                                           UT               84653              1            2
     423.32            48447.42               48750           9.875       SURPRISE                                        AZ               85379              1            2
      396.5            50036.44               50400            8.75       ILLINOIS CITY                                   IL               61259              1            2
     398.17            52594.38               53000            8.25       STRATFORD                                       CT                6614              1            2
     431.71            52885.87               53060           9.125       NORTH PROVIDENCE                                RI                2911              1            2
     413.29            52121.21               57000           7.875       CHESHIRE                                        CT                6410              1            2
     633.34            54127.82               56500           10.75       LAGRANGE                                        GA               30241              1            2
     398.79            54769.13               55000           7.875       NEW ORLEANS                                     LA               70130              1            2
     516.83             54646.3               56500            10.5       FULLERTON                                       CA               92833              1            2
     512.14            57597.58               57750          10.125       BOWIE                                           MD               20715              1            2
     471.24            61435.38               62000           8.375       KISSIMMEE                                       FL               34741              1            2
     793.47            61379.76               82500          11.125       SCOTTSDALE                                      AZ               85260              1            2
     539.81            47941.42               74450           7.875       KENT                                            WA               98031              1            2
     822.89            79859.18               80000              12       CONIFER                                         CO               80433              1            2
      780.4            87751.98               88000          10.125       JACKSONVILLE                                    FL               32216              1            2
     700.01            89136.15               90000           8.625       LAS VEGAS                                       NV               89135              1            2
     1048.6             89716.3               90000           13.75       OGDEN                                           UT               84414              1            2
      911.8           106576.62              107272           9.625       ORLANDO                                         FL               34787              1            2
     181.69            16490.57               18000           11.75       SPOKANE                                         WA               99207              1            2
     198.07            16979.76               17000           13.75       PLANT CITY                                      FL               33565              1            2
     267.56            32557.54               34400           8.625       LUTZ                                            FL               33549              1            2
     294.05            34606.51               65000             9.5       DOUGLASVILLE                                    GA               30135              1            2
      266.9            31307.89               31400           9.625       LAWRENCEVILLE                                   GA               30044              1            2
     484.52            47879.78               48000           11.75       ATLANTA                                         GA               30310              1            2
    1001.64           115136.74              115349           9.875       OAKLEY                                          CA               94561              1            2
     443.38            34770.11               34790          15.125       MARICOPA                                        AZ               85239              1            2
     525.58            45816.71               45885            13.5       ORLANDO                                         FL               32824              1            2
     910.66           119509.95              119811           8.375       ELK GROVE                                       CA               95757              1            2
     478.11            60631.57               60773            8.75       MORENO VALLEY                                   CA               92555              1            2
     569.36             57974.6               58052          11.375       PHOENIX                                         AZ               85043              1            2
    1080.15           105873.37              106000          11.875       BOTHELL                                         WA               98012              1            2
     583.14            55023.02               56691              12       LAKE ELSINORE                                   CA               92532              1            2
     488.29            46899.91               47470              12       LAKE ELSINORE                                   CA               92532              1            2
     583.09             55581.8               55643           12.25       FIFE                                            WA               98424              1            2
    1639.53           170228.09              170468          11.125       BRENTWOOD                                       CA               94513              1            2
     340.76            43198.43               43315            8.75       PERRIS                                          CA               92571              1            2
     595.55            74680.25               74850           8.875       PERRIS                                          CA               92571              1            2
     875.29            89994.54               90118           11.25       PERRIS                                          CA               92571              1            2
     638.31             69667.6               69780            10.5       OCEANSIDE                                       CA               92054              1            2
     911.43            91038.77               92036            11.5       PERRIS                                          CA               92571              1            2
    1091.35           106972.09              107100          11.875       MORENO VALLEY                                   CA               92555              1            2
     453.41            53376.95               54512           9.375       MORENO VALLEY                                   CA               92555              1            2
     672.28             65280.3               65357              12       HIGH POINT                                      NC               27265              1            2
     273.78            26585.06               26616              12       LAKE ELSINORE                                   CA               92532              1            2
     837.27            77712.08               78450            12.5       PERRIS                                          CA               92571              1            2
     637.32            79918.34               80100           8.875       PERRIS                                          CA               92571              1            2
     926.68            94359.06               94485          11.375       PERRIS                                          CA               92571              1            2
     670.47            65717.39               65796          11.875       BYRON                                           CA               94514              1            2
    1440.54           120483.16              120570          14.125       MITCHELLVILLE                                   MD               20721              1            2
     511.53            46608.16               46653          12.875       REDMOND                                         WA               98053              1            2
     421.06             40886.4               40934              12       DURHAM                                          NC               27704              1            2
     825.96            80958.12               81055          11.875       BAKERSFIELD                                     CA               93311              1            2
     593.16            60987.36               61071           11.25       BAKERSFIELD                                     CA               93311              1            2
     396.67            35824.62               35858              13       SUMMERVILLE                                     SC               29485              1            2
     490.61            45507.91               45554          12.625       MESA                                            AZ               85208              1            2
     615.63               66819               67301            10.5       THORNTON                                        CO               80602              1            2
     667.16            60254.94               60311              13       LAS VEGAS                                       NV               89122              1            2
     521.03            44309.16               44343          13.875       RIO RANCHO                                      NM               87144              1            2
    1054.63           114042.42              115292            10.5       STOCKTON                                        CA               95209              1            2
     683.49            85708.19               85903           8.875       PERRIS                                          CA               92571              1            2
      694.5            74284.41               74398           10.75       LANCASTER                                       CA               93536              1            2
    1617.22           171262.17              171517          10.875       BRENTWOOD                                       CA               94513              1            2
     976.28            95692.55               95807          11.875       STOCKTON                                        CA               95209              1            2
     599.86            75221.02               75392           8.875       SAN JACINTO                                     CA               92582              1            2
     963.23            95204.89               95425           11.75       PERRIS                                          CA               92571              1            2
     622.55            62185.39               62264          11.625       GOODYEAR                                        AZ               85338              1            2
     719.13            75403.81               75513              11       SAN JACINTO                                     CA               92582              1            2
     611.13            55683.67               55737          12.875       NEWBERG                                         OR               97132              1            2
     820.15            76766.08               76846            12.5       THORNTON                                        CO               80602              1            2
     452.71            49917.27               50000          10.375       LAS VEGAS                                       NV               89123              1            2
     613.11            59535.73               59605              12       LAS VEGAS                                       NV               89123              1            2
     672.69            76459.87               76653              10       SAN JACINTO                                     CA               92582              1            2
     613.11             73560.4               73713           9.375       WEST JORDAN                                     UT               84088              1            2
      875.6               89158               89277          11.375       MORENO VALLEY                                   CA               92555              1            2
     605.41            59902.36               59976           11.75       LAS VEGAS                                       NV               89123              1            2
     760.55            82171.92               82301          10.625       SAN JACINTO                                     CA               92582              1            2
     704.06            76068.51               76188          10.625       SAN JACINTO                                     CA               92582              1            2
      298.7             24921.9               25000          14.125       PFLUGERVILLE                                    TX               78660              1            2
     568.83            54190.97               54283           12.25       OLYMPIA                                         WA               98502              1            2
     610.29            67292.46               67404          10.375       HEBER                                           CA               92249              1            2
      544.4             55973.2               56050           11.25       PLAINFIELD                                      IL               60544              1            2
     777.18            73408.41               73487          12.375       LITTLETON                                       CO               80421              1            2
     935.15            91641.14               91771          11.875       HAPPY VALLEY                                    OR               97015              1            2
     448.34            49892.99               50032           10.25       PHOENIX                                         AZ               85043              1            2
     347.31            36775.83               36834          10.875       ALBUQUERQUE                                     NM               87114              1            2
     628.97            70069.73               70189           10.25       LAKE ELSINORE                                   CA               92532              1            2
     434.74            43425.09               43480          11.625       THORNTON                                        CO               80241              1            2
     280.56            34790.94               34868               9       ROCKWALL                                        TX               75032              1            2
     303.25            24546.19               24564          14.625       KISSIMMEE                                       FL               34746              1            2
     564.84            50567.22               50613          13.125       MARICOPA                                        AZ               85239              1            2
     616.11            75227.74               75723           9.125       LAKE ELSINORE                                   CA               92532              1            2
     616.92            70172.03               70298              10       LAKE ELSINORE                                   CA               92530              1            2
     631.62            64314.15               64400          11.375       SAN ANTONIO                                     TX               78258              1            2
     327.69            33047.08               33090            11.5       CHARLOTTE                                       NC               28213              1            2
     665.82            62517.18               63538           12.25       ERIE                                            CO               80516              1            2
     389.02            36742.69               36784          12.375       NORTH LAS VEGAS                                 NV               89031              1            2
      531.2            55152.24               55230          11.125       MILPITAS                                        CA               95035              1            2
     567.41            56678.39               56750          11.625       KISSIMMEE                                       FL               34744              1            2
     630.45            73241.36               73380            9.75       HEBER                                           CA               92249              1            2
     285.64            26735.13               26763            12.5       CONVERSE                                        TX               78109              1            2
     421.77            42129.74               42183          11.625       QUEEN CREEK                                     AZ               85243              1            2
     675.12            62064.91               62126           12.75       AURORA                                          CO               80013              1            2
     629.59            68023.17               68130          10.625       SANGER                                          CA               93657              1            2
     555.36             69640.7               69799           8.875       SACRAMENTO                                      CA               95834              1            2
     358.68            34829.48               34870              12       ALBUQUERQUE                                     NM               87121              1            2
      615.5            67867.52               67980          10.375       HEBER                                           CA               92249              1            2
     675.88            91860.26               92110               8       SPARKS                                          NV               89436              1            2
     530.56             68829.2               69000             8.5       MURRIETA                                        CA               92562              1            2
     534.98            55004.53               55080           11.25       OAKLEY                                          CA               94561              1            2
      635.5            78805.45               78980               9       HEBER                                           CA               92249              1            2
      498.1            52227.34               52303              11       HOMESTEAD                                       FL               33032              1            2
     892.44            85858.83               85956          12.125       BERRYVILLE                                      VA               22611              1            2
        279            24977.39               25000          13.125       ALBUQUERQUE                                     NM               87121              1            2
       1368            135357.6              135524           11.75       HENDERSON                                       NV               89052              1            2
     701.24            90974.62               91198             8.5       ELK GROVE                                       CA               95757              1            2
     818.37            78010.14               78096           12.25       RIVERSIDE                                       CA               92503              1            2
     332.78            34551.29               34600          11.125       GLENN HEIGHTS                                   TX               75154              1            2
    1183.04           124046.34              124226              11       DISCOVERY BAY                                   CA               94514              1            2
     438.06            58842.05               58998           8.125       LINCOLN                                         CA               95648              1            2
      354.2            34393.96               34434              12       SAN ANTONIO                                     TX               78254              1            2
     701.76            67337.75               67591          12.125       MURRIETA                                        CA               92562              1            2
     404.43            42405.56               42467              11       TOLLESON                                        AZ               85353              1            2
     508.37            43459.51               44383            13.5       HIRAM                                           GA               30141              1            2
     358.25            39501.52               39567          10.375       CASTLE ROCK                                     CO               80104              1            2
     375.28            39740.84               39800          10.875       GREENFIELD                                      WI               53220              1            2
     557.31            57301.42               57380           11.25       HEBER                                           CA               92249              1            2
     444.25             53886.7               54000            9.25       LAS VEGAS                                       NV               89183              1            2
     413.42            47504.67               49166             9.5       FIFE                                            WA               98424              1            2
     486.95            51058.02               51132              11       QUEEN CREEK                                     AZ               85243              1            2
     519.72            67425.45               67591             8.5       MURRIETA                                        CA               92562              1            2
     625.64            61903.88               61980           11.75       HEBER                                           CA               92249              1            2
      552.6            61562.23               61667           10.25       SANGER                                          CA               93657              1            2
     477.39            59863.94               60000           8.875       MITCHELLVILLE                                   MD               20721              1            2
     295.13            31248.51               31300          10.875       FORT WORTH                                      TX               76248              1            2
      315.9            30962.94               31000          11.875       NORTH AURORA                                    IL               60542              1            2
     277.12            30871.42               30924           10.25       NEW BRAUNFELS                                   TX               78130              1            2
     237.82            20394.96               20411           13.75       ORLANDO                                         FL               32822              1            2
     389.39            44291.48               44371              10       UNION CITY                                      GA               30291              1            2
     539.25            50020.37               50071          12.625       NORTH LAS VEGAS                                 NV               89031              1            2
     637.35            63062.46               63140           11.75       MORENO VALLEY                                   CA               92555              1            2
     627.67            63299.79               63382            11.5       MIAMI GARDENS                                   FL               33169              1            2
      724.8               82443               82591              10       STOCKTON                                        CA               95209              1            2
     516.91            54174.77               54278              11       HOMESTEAD                                       FL               33032              1            2
     340.63             44181.5               44300             8.5       MARIETTA                                        GA               30062              1            2
        599            66045.47               66157          10.375       SAN JACINTO                                     CA               92582              1            2
     815.84            79966.35               80062          11.875       BOTHELL                                         WA               98012              1            2
      650.2            66206.64               66295          11.375       LAKE ELSINORE                                   CA               92530              1            2
      653.6            65914.38               66000            11.5       HEBER                                           CA               92249              1            2
     351.93            37642.42               37700           10.75       RIVERA BEACH                                    FL               33404              1            2
     237.06            20678.79               20696            13.5       MARICOPA                                        AZ               85239              1            2
     362.42            36549.53               36597            11.5       SAN ANTONIO                                     TX               78254              1            2
     469.44            58866.18               59000           8.875       NORTH LAS VEGAS                                 NV               89032              1            2
     395.63            39898.15               39950            11.5       GRAND PRAIRIE                                   TX               75052              1            2
     394.21            34095.44               34123          13.625       HOMESTEAD                                       FL               33032              1            2
     574.32               46869               46900            14.5       LACEY                                           WA               98513              1            2
     364.57             39790.8               39855            10.5       QUEEN CREEK                                     AZ               85243              1            2
     466.52            50917.84               51000            10.5       LAS VEGAS                                       NV               89149              1            2
     562.47            55132.07               55198          11.875       LANCASTER                                       CA               93535              1            2
     489.61            65002.01               65170            8.25       INDIO                                           CA               92203              1            2
    1096.45           104517.97              104633           12.25       OAKLEY                                          CA               94561              1            2
      405.3            40423.67               40536          11.625       OLIVEHURST                                      CA               95961              1            2
    1331.68           122423.49              122544           12.75       WEST PALM BEACH                                 FL               33413              1            2
      396.3            29236.72               29250          16.125       AURORA                                          CO               80013              1            2
     512.02            66426.92               66590             8.5       MURRIETA                                        CA               92562              1            2
     386.39            38966.37               39017            11.5       MARICOPA                                        AZ               85239              1            2
     716.36            60702.63               62008          13.625       ORANGE                                          VA               22960              1            2
     289.38            30952.68               31000           10.75       FORT WORTH                                      TX               76179              1            2
     621.91            75437.42               75596            9.25       CHOWCHILLA                                      CA               93610              1            2
     398.22            40943.84               41000           11.25       LOCUST GROVE                                    GA               30248              1            2
      442.6            46407.77               46475              11       PHOENIX                                         AZ               85043              1            2
     350.98            37920.42               37980          10.625       UNION CITY                                      GA               30291              1            2
     228.69            24959.51               25000            10.5       DALLAS                                          TX               75218              1            2
     755.56            82464.96               82598            10.5       STOCKTON                                        CA               95219              1            2
    1096.97           112787.28              112942           11.25       HAVRE DE GRACE                                  MD               21078              1            2
     724.46            76718.82               76833          10.875       FIFE                                            WA               98424              1            2
     355.44            29483.32               29504           14.25       CASA GRANDE                                     AZ               85222              1            2
     483.09            50157.29               50228          11.125       HILLSBORO                                       OR               97123              1            2
     605.21            49389.31               49422            14.5       SAINT CLOUD                                     FL               34769              1            2
     592.19            60299.51               60380          11.375       LAKE ELSINORE                                   CA               92532              1            2
     443.35            66417.56               66638               7       INDIO                                           CA               92203              1            2
     671.32            71092.23               71198          10.875       SORRENTO                                        FL               32776              1            2
     210.24            26965.46               27030           8.625       CEDAR PARK                                      TX               78613              1            2
     263.37            26817.19               26853          11.375       FRISCO                                          TX               75035              1            2
     742.63             77867.2               77980              11       HEBER                                           CA               92249              1            2
     386.42             44418.1               44500           9.875       GAINESVILLE                                     GA               30507              1            2
     417.65            33634.83               33831          14.625       MYRTLE BEACH                                    SC               29579              1            2
     444.24            37464.19               37492              14       MYRTLE BEACH                                    SC               29579              1            2
     617.37            51036.26               51247           14.25       PHOENIX                                         AZ               85053              1            2
     557.31            54117.02               54180              12       AURORA                                          CO               80013              1            2
     435.08            46074.44               46143          10.875       TUCSON                                          AZ               85746              1            2
      483.9            53908.23               54000           10.25       MORENO VALLEY                                   CA               92555              1            2
      566.9            50752.06               50798          13.125       DELAND                                          FL               32720              1            2
     820.74            80197.59               80543          11.875       SAN JACINTO                                     CA               92582              1            2
     795.82            83280.03               83400          11.025       SAN JACINTO                                     CA               92582              1            2
     772.61            81010.65               81128              11       STOCKTON                                        CA               95219              1            2
     301.02            32853.98               32907            10.5       MARICOPA                                        AZ               85239              1            2
     561.02             58824.8               58910              11       LAS CRUCES                                      NM               88011              1            2
     744.81            69088.07               69158          12.625       NEWBERG                                         OR               97132              1            2
     429.39            42890.78               42945          11.625       STANWOOD                                        WA               98292              1            2
     334.14            33315.36               33419          11.625       SAN ANTONIO                                     TX               78254              1            2
      245.2            24966.64               25000          11.375       PROVIDENCE VILLAGE                              TX               76227              1            2
     327.57            34689.38               34741          10.875       CASA GRANDE                                     AZ               85222              1            2
     692.72             67898.8               67980          11.875       OCEANSIDE                                       CA               92054              1            2
    1155.17           102520.82              102611           13.25       WOODBRIDGE                                      VA               22191              1            2
      383.3            42263.94               42334          10.375       QUEEN CREEK                                     AZ               85243              1            2
    1029.98              104877              105017          11.375       STOCKTON                                        CA               95209              1            2
     241.78            25528.73               25900           10.75       FORT WORTH                                      TX               76108              1            2
     715.19            68174.98               68250           12.25       INDIO                                           CA               92203              1            2
     254.76            24970.11               25000          11.875       SACHSE                                          TX               75048              1            2
     884.41            87508.43               87616           11.75       MORENO VALLEY                                   CA               92555              1            2
     540.36             44457.1               44488          14.375       JOLIET                                          IL               60435              1            2
     461.35            43977.59               44026           12.25       MARICOPA                                        AZ               85239              1            2
     471.53            49934.71               50009          10.875       HILLSBORO                                       OR               97123              1            2
     688.55             66861.2               66939              12       FORT COLLINS                                    CO               80525              1            2
     536.26            42722.08               42748          14.875       ST. CLOUD                                       FL               34769              1            2
     899.61            81969.14               82048          12.875       WEST JORDAN                                     UT               84088              1            2
     509.46            49470.43               49528              12       LAS VEGAS                                       NV               89149              1            2
     625.67            51475.94               51511          14.375       OLYMPIA                                         WA               98502              1            2
     301.52            32250.68               32300           10.75       SAN ANTONIO                                     TX               78245              1            2
     671.85            77999.02               78198            9.75       STOCKTON                                        CA               95219              1            2
     281.45               24978               25000           13.25       HELENA                                          AL               35080              1            2
     856.58            83178.24               83275              12       INDIO                                           CA               92203              1            2
    1071.64           104061.96              104183              12       WEST PALM BEACH                                 FL               33413              1            2
     403.54            42733.48               42798          10.875       ST. CLOUD                                       FL               34769              1            2
     716.75            69600.04               69681              12       LAS VEGAS                                       NV               89131              1            2
     504.27            53401.53               53481          10.875       DOUGLASVILLE                                    GA               30134              1            2
     807.33            92801.94               92973           9.875       SAN JACINTO                                     CA               92582              1            2
     575.22            48109.29               48144          14.125       MORRISVILLE                                     NC               27560              1            2
     476.06            50920.16               50998           10.75       KISSIMMEE                                       FL               34744              1            2
     444.98            40907.73               40948           12.75       ST. CLOUD                                       FL               34769              1            2
     327.62            37659.58               37729           9.875       POOLER                                          GA               31322              1            2
     652.96            75856.42               76000            9.75       SAN JACINTO                                     CA               92582              1            2
     219.44            25223.48               25270           9.875       FLOWERY BRANCH                                  GA               30542              1            2
      519.9            56743.44               56835            10.5       LAKE ELSINORE                                   CA               92532              1            2
     339.02            36261.54               36317           10.75       SPANISH FORK                                    UT               84660              1            2
     726.94            84451.15               84611            9.75       SAN JACINTO                                     CA               92582              1            2
     362.99            31225.46               31500           11.25       SUMMERVILLE                                     SC               29485              1            2
     288.12            37810.74               37906           8.375       LINCOLN                                         CA               95648              1            2
     811.53            85090.31               85215              11       SAN JACINTO                                     CA               92582              1            2
     978.78            97769.46               97893          11.625       SAN ANTONIO                                     TX               78254              1            2
     372.88            34846.16               35198            9.75       COLUMBIA                                        SC               29229              1            2
     783.29            82131.05               82250              11       PERRIS                                          CA               92571              1            2
     288.49            31439.53               31537            10.5       FORT WORTH                                      TX               76177              1            2
     812.02            75321.72               75398          12.625       WEST JORDAN                                     UT               84088              1            2
      283.9            24978.64               25000          13.375       POOLER                                          GA               31322              1            2
     308.72            33701.78               33750            10.5       THREE RIVERS                                    MI               49093              1            2
     448.01            35983.26               36000           14.75       HOMESTEAD                                       FL               33030              2            2
     393.34            42928.44               43000            10.5       OPA LOCKA                                       FL               33054              1            2
     850.52            67769.38               67800          14.875       SALT LAKE CITY                                  UT               84103              1            2
     702.96            47892.67               47940            17.5       PORT SAINT LUCIE                                FL               34952              1            2
     731.75            64957.41               65000           13.25       FRASER                                          CO               80442              1            2
     334.79            29979.79               30000          13.125       DENVER                                          CO               80205              1            2
      360.3            27189.97               27200           15.75       AURORA                                          CO               80010              1            2
     502.12            36238.81               36250            16.5       SAN ANTONIO                                     TX               78237              2            2
     519.43            37488.43               37500            16.5       SAN ANTONIO                                     TX               78244              1            2
     520.86            51552.71               51600           11.75       GOLDEN                                          CO               80403              1            2
      346.3            24993.28               25001            16.5       OMAHA                                           NE               68124              1            2
        880               66000               66000              16       NORTH LAS VEGAS                                 NV               89030              1            2
     228.54            26562.45               26600            9.75       SPRING                                          TX               77386              1            2
     523.31            43776.48               43800          14.125       PHOENIX                                         AZ               85043              1            2
     1705.9           168845.17              169000           11.75       SCOTTSDALE                                      AZ               85255              1            2
    1454.19           101972.04              102000              17       GILBERT                                         AZ               85296              1            2
      236.5               25800               25800              11       PAWTUCKET                                       RI                2860              1            2
     443.48            59591.58               60439               8       YORK                                            PA               17404              1            2
     977.27            96647.03               97000          11.725       IRVINGTON                                       NJ                7111              2            2
      179.3            16791.36               16800            12.5       HINESVILLE                                      GA               31313              1            2
     156.08            17724.05               17800            9.99       HOUSTON                                         TX               77076              1            2
     202.78            18990.23               19000            12.5       TITUSVILLE                                      FL               32796              1            2
     201.56            19765.15               19780          11.875       THOMPSONVILLE                                   MI               49683              1            2
     216.12            20234.51               20250            12.5       COLUMBUS                                        OH               43209              1            2
     226.26            21183.55               21200            12.5       TILLAMOOK                                       OR               97141              1            2
     230.53            21588.88               21600            12.5       SLIDELL                                         LA               70458              1            2
     238.53             22338.5               22350            12.5       ATLANTA                                         GA               30305              1            2
     245.47            22994.11               23000            12.5       BESSEMER                                        AL               35020              1            2
     238.62            23625.65               23640           11.75       HASLETT                                         MI               48840              1            2
     254.01            23781.53               23800            12.5       RICHLAND                                        MI               49083              1            2
     206.97            23824.17               23835           9.875       HIALEAH                                         FL               33015              1            2
     231.95            25596.99               25618          10.375       DAVENPORT                                       IA               52806              1            2
     264.18            27181.55               27200           11.25       WEST WARWICK                                    RI               28934              2            2
     251.25            27727.24               27750          10.375       KISSIMMEE                                       FL               34747              1            2
     263.37            28466.63               28500          10.625       PASADENA                                        MD               21122              1            2
     271.68            29377.16               29400          10.625       BRYSON CITY                                     NC               28713              1            2
     241.65            29668.26               29700           9.125       MIAMI                                           FL               33186              1            2
     320.18            29984.56               30000            12.5       ST. ROSE                                        LA               70087              1            2
     335.12            31383.84               31400            12.5       NEW PORT RICHEY                                 FL               34652              1            2
     335.12            31391.96               31400            12.5       COLUMBUS                                        OH               43229              2            2
     325.02            31581.81               31600          11.999       WESTOVER                                        MD               21871              1            2
     287.66            31744.94               31771          10.375       SIMPSONVILLE                                    SC               29680              1            2
     289.55            31953.77               31980          10.375       SEBRING                                         FL               33872              1            2
     316.89            31979.46               32000            11.5       WHITE LAKE                                      MI               48386              1            2
     341.52            31991.81               32000            12.5       CHESTER                                         VA               23831              1            2
     341.52            31991.81               32000            12.5       EVANS                                           CO               80620              1            2
     350.06            32783.13               32800            12.5       LYNN                                            MA               19051              1            2
     350.06            32783.13               32800            12.5       MARSHALLVILLE                                   OH               44645              1            2
     350.38            32813.11               32830            12.5       BALTIMORE                                       MD               21211              1            2
     292.65            32957.01               33000          10.125       SAINT LOUIS                                     MO               63116              4            2
     265.34            32961.98               32980           8.999       THORNTON                                        CO               80229              1            2
        349            32973.66               33000          12.375       PEWAUKEE                                        WI               53072              1            2
     308.05            32987.57               33000           10.75       DAVENPORT                                       FL               33897              1            2
     354.33            33182.91               33200            12.5       DOUGLASVILLE                                    GA               30134              1            2
      290.9            33469.43               33500           9.875       CINCINNATI                                      OH               45224              4            2
     294.44             33550.1               33580            9.99       WICHITA FALLS                                   TX               76310              1            2
      358.6            33546.61               33600            12.5       PLAINFIELD                                      IL               60544              1            2
     307.66            33966.13               33980          10.375       PALM BAY                                        FL               32909              1            2
     307.84            33972.12               34000          10.375       COLLINSVILLE                                    OK               74021              1            2
     358.08            34459.92               34489          12.125       COMMERCE CITY                                   CO               80603              1            2
     315.59             34458.5               34500            10.5       ROSWELL                                         GA               30075              1            2
     328.53            34475.27               34500          10.999       LAKE WORTH                                      FL               33467              1            2
      368.2            34491.18               34500            12.5       GROVETOWN                                       GA               30813              1            2
     373.54            34981.99               35000            12.5       WILMINGTON                                      OH               45177              1            2
     322.18            35192.88               35221            10.5       PLATTE CITY                                     MO               64079              1            2
     384.21            35972.08               36000            12.5       SUMMERVILLE                                     SC               29485              1            2
     329.31            35956.69               36000            10.5       NORTH PORT                                      FL               34286              1            2
     366.94            36655.53               36700          11.625       CLEARWATER                                      FL               33764              1            2
     333.19            36769.83               36800          10.375       FORT MEADE                                      FL               33841              1            2
     392.75            36781.07               36800            12.5       FORT PIERCE                                     FL               34982              1            2
     324.43            36967.06               37000            9.99       DENTON                                          TX               76207              1            2
     329.69            37583.33               37600            9.99       CYPRESS                                         TX               77429              1            2
     401.29            37590.38               37600            12.5       NAPLES                                          FL               34116              1            2
     352.86            37756.91               37800           10.75       HARTFORD                                        WI               53027              1            2
     292.19            37976.98               38000             8.5       LOWELL                                          MI               49331              1            2
     409.83               38270               38400            12.5       SARASOTA                                        FL               34235              1            2
      336.7            38365.82               38400            9.99       DENTON                                          TX               76207              1            2
     411.96            38580.14               38600            12.5       MILWAUKEE                                       WI               53218              2            2
      360.4            38969.69               39000          10.625       MIAMI GARDENS                                   FL               33056              1            2
     418.37             38790.5               39200            12.5       LARGO                                           FL               33777              1            2
     418.37            39189.96               39200            12.5       ORLANDO                                         FL               32807              1            2
     330.62             39709.7               39750           9.375       MIAMI                                           FL               33130              1            2
     424.23            39729.56               39750            12.5       WINDSOR MILL                                    MD               21244              1            2
     425.04             39804.5               39825            12.5       SNELLVILLE                                      GA               30039              1            2
     347.34            39981.83               40000           9.875       MIAMI                                           FL               33193              1            2
     400.44            40024.96               40050          11.625       COEUR D ALENE                                   ID               83814              1            2
     430.64            40329.23               40350            12.5       OCALA                                           FL               34476              1            2
     306.52            40620.41               40800            8.25       LEHIGH ACRES                                    FL               33971              1            2
     437.58            40978.89               41000            12.5       DELTONA                                         FL               32738              1            2
     448.25            41989.25               42000            12.5       ALTAMONTE SPRINGS                               FL               32714              1            2
     391.82            42367.05               42400          10.625       ORANGE                                          VA               22960              1            2
      454.3            42556.11               42567            12.5       ALLENTOWN                                       PA               18102              1            2
     429.93            42986.63               43000          11.625       ALEXANDRIA                                      VA               22304              1            2
        397            43365.35               43400            10.5       CAPE CORAL                                      FL               33914              1            2
     439.09            43473.57               43500           11.75       DELHI                                           CA               95315              1            2
     466.39            43677.52               43700            12.5       MYRTLE BEACH                                    SC               29577              1            2
     468.53             43830.3               43900            12.5       TAMPA                                           FL               33634              1            2
     382.07            43980.01               44000           9.875       HIALEAH                                         FL               33016              1            2
     384.24            44209.64               44250           9.875       HOMESTEAD                                       FL               33032              1            2
      482.4            45164.87               45200            12.5       TACOMA                                          WA               98409              1            2
     395.21            45956.91               46000            9.75       CARRIERE                                        MS               39426              1            2
     501.16            46933.85               46958            12.5       LEHIGH ACRES                                    FL               33971              1            2
     438.74             46982.3               47000           10.75       MONCKS CORNER                                   SC               29461              1            2
      504.6            47255.67               47280            12.5       PORT SAINT LUCIE                                FL               34952              1            2
     435.42            47561.99               47600            10.5       ORLANDO                                         FL               32828              1            2
     437.25            47761.83               47800            10.5       CAPE CORAL                                      FL               33990              1            2
     510.15            47775.41               47800            12.5       FREDERICKSBURG                                  VA               22405              1            2
     443.57            47940.32               48000          10.625       EFFORT                                          PA               18330              1            2
     512.28            47959.78               48000            12.5       HULL                                            MA               20452              1            2
     459.77            49215.74               49253           10.75       SPOKANE                                         WA               99224              1            2
     447.87             49937.9               49980           10.25       CAPE CORAL                                      FL               33909              1            2
     533.63            49974.27               50000            12.5       LAS VEGAS                                       NV               89138              1            2
     463.58            50127.03               50166          10.625       CAPE CORAL                                      FL               33993              1            2
     470.47             50380.5               50400           10.75       BOWIE                                           MD               20716              1            2
     468.33            50640.63               50680          10.625       PORT ST LUCIE                                   FL               34952              1            2
      541.4            50715.02               50728            12.5       CAPE CORAL                                      FL               33993              1            2
     543.15            50878.98               50892            12.5       KENNESAW                                        GA               30144              1            2
     466.52            50959.28               51000            10.5       KEARNEY                                         MO               64060              1            2
     475.66            51912.01               52000            10.5       FORT MYERS                                      FL               33967              1            2
     486.14            52038.61               52078           10.75       AUBURNDALE                                      FL               33823              1            2
     460.34            52453.25               52500            9.99       FORT WORTH                                      TX               76140              1            2
     560.31               52473               52500            12.5       OXON HILL                                       MD               20745              1            2
     561.16            52552.96               52580            12.5       AVONDALO                                        AZ               85323              1            2
     572.05            53586.28               53600            12.5       FOREST CITY                                     NC               28043              1            2
     511.53            54756.55               54798           10.75       UPPER MARLBORO                                  MD               20774              1            2
     515.91            56354.98               56400            10.5       WOODBRIDGE                                      VA               22193              1            2
     549.73            56561.62               56600           11.25       SACRAMENTO                                      CA               95838              1            2
     451.12            57931.27               58000           8.625       NORTH MIAMI BEACH                               FL               33162              1            2
     605.19            59373.53               59391          11.875       ELLINGTON                                       CT               60293              1            2
     547.01            59752.27               59800            10.5       JOPPA                                           MD               21085              1            2
     646.76            60552.15               60600            12.5       OCALA                                           FL               34476              1            2
     653.52             61202.5               61234            12.5       IONE                                            CA               95640              1            2
     659.57             61768.2               61800            12.5       LANHAM                                          MD               20706              1            2
     543.64            61944.79               62000            9.99       LEWISVILLE                                      TX               75077              1            2
     517.26            62809.55               62875            9.25       LAVEEN                                          AZ               85339              1            2
     672.37            62951.13               63000            12.5       WESLEY CHAPEL                                   FL               33544              1            2
     680.91            63783.67               63800            12.5       BLADENSBURG                                     MD               20710              1            2
     674.86            64963.64               65000          12.125       CHICAGO                                         IL               60609              4            2
     596.41            65147.95               65200            10.5       SACRAMENTO                                      CA               95828              1            2
     603.73            65920.62               66000            10.5       ALEXANDRIA                                      VA               22310              1            2
     603.73            65947.31               66000            10.5       WORTHINGTON                                     OH               43085              1            2
     704.39            65966.04               66000            12.5       CHICAGO                                         IL               60623              3            2
     612.68            66248.47               66300          10.625       BRADENTON                                       FL               34212              1            2
     650.08            71770.69               71800          10.375       RIVERVIEW                                       FL               33569              1            2
     625.18            71931.33               71997           9.875       MIAMI                                           FL               33032              1            2
     768.43            71962.95               72000            12.5       FORT WASHINGTON                                 MD               20744              1            2
     781.23            73143.57               73200            12.5       ALTOONA                                         IA               50009              1            2
     784.43               73443               73500            12.5       MARSHALL                                        VA               20115              1            2
     673.25            73514.26               73600            10.5       GAINESVILLE                                     GA               30506              1            2
     785.92             74959.2               75000           12.25       CHICAGO                                         IL               60639              3            2
     808.98             75779.6               75800            12.5       LOS ANGELES                                     CA               90003              1            2
     675.16            76931.45               77000            9.99       DEL RIO                                         TX               78840              4            2
     821.79            76960.38               77000            12.5       HIALEAH                                         FL               33013              1            2
     832.46            77939.49               78000            12.5       FORT LAUDERDALE                                 FL               33317              1            2
     832.46            77980.04               78000            12.5       STONE MOUNTAIN                                  GA               30087              1            2
     849.12            79520.07               79561            12.5       BRADENTON                                       FL               34203              1            2
     858.08            80358.63               80400            12.5       FORT MILL                                       SC               29708              1            2
     721.19            82176.78               82250            9.99       EDINBURG                                        TX               78539              4            2
      807.9            83941.43               84000          11.125       EAST LYME                                       CT               63331              1            2
      897.3            84053.48               84075            12.5       KING GEORGE                                     VA               22485              1            2
     818.93            85938.38               86000          10.999       ANNANDALE                                       VA               22003              1            2
     746.78            85960.93               86000           9.875       GAITHERSBURG                                    MD               20879              1            2
     729.83            89555.69               89700           9.125       ADAMSTOWN                                       MD               21710              1            2
     960.53            89976.97               90000            12.5       HARRIMAN                                        NY               10926              1            2
      730.4             91696.7               91800           8.875       MIAMI                                           FL               33165              1            2
     740.19            91949.73               92000           8.999       GATLINBURG                                      TN               37738              1            2
     863.41            92459.18               92494           10.75       HARTSDALE                                       NY               10530              1            2
     864.65            97372.95               97500          10.125       FORT LAUDERDALE                                 FL               33315              1            2
      933.2            97929.78               98000          10.999       RIVERHEAD                                       NY               11901              1            2
    1067.26            99948.55              100000            12.5       LINDEN                                          MI               48451              1            2
    1114.22            104313.1              104400            12.5       CHESAPEAKE                                      VA               23322              1            2
    1179.92           110527.71              110556            12.5       FAIRFIELD                                       CA               94534              1            2
    1107.82           110695.66              110800          11.625       ELK GROVE                                       CA               95757              1            2
    1287.11           120569.14              120600            12.5       DIXON                                           CA               95620              3            2
    1289.25           120769.08              120800            12.5       BOWIE                                           MD               20721              1            2
    1302.05           121937.24              122000            12.5       STAMFORD                                        CT               69024              2            2
    1275.38           123928.68              124000          11.999       VIENNA                                          VA               22181              1            2
    1335.35           125055.63              125120            12.5       CLINTON                                         MD               20735              1            2
    1344.97           125988.75              126021            12.5       HIGHLAND                                        MI               48357              1            2
    1773.78           166157.47              166200            12.5       VIENNA                                          VA               22182              1            2
       1801           168663.17              168750            12.5       APACHE JUNCTION                                 AZ               85218              1            2
    1744.35           184863.81              185000          10.875       FORT MYERS                                      FL               33908              1            2
    2134.52           199897.09              200000            12.5       WOODBRIDGE                                      VA               22193              1            2
     520.42            61829.86               61891             9.5       OAKLEY                                          CA               94561              1            2
    1103.91           113579.88              113657           11.25       RICHMOND                                        CA               94806              1            2
    1129.98           116262.07              116341           11.25       MITCHELLVILLE                                   MD               20721              1            2
    1028.86           100907.29              100967          11.875       MORENO VALLEY                                   CA               92555              1            2
        638               66946               66994              11       PERRIS                                          CA               92571              1            2
    1073.84           105334.99              105381          11.875       WILDOMAR                                        CA               92595              1            2
    1306.26            128114.2              128190          11.875       BYRON                                           CA               94514              1            2
     695.17            70130.04               70198            11.5       LANCASTER                                       CA               93535              1            2
     625.22            71902.06               72001           9.875       LANCASTER                                       CA               93535              1            2
     688.25            76739.29               76804           10.25       PERRIS                                          CA               92571              1            2
     570.78            70859.21               70937               9       CHINO                                           CA               91710              1            2
     762.27            74760.76               74805          11.875       LANCASTER                                       CA               93535              1            2
     307.32            27286.13               27298           13.25       RIVERVIEW                                       FL               33569              1            2
     675.04            77667.07               77738           9.875       WEST JORDAN                                     UT               84084              1            2
     886.39            81527.31               81567           12.75       AURORA                                          CO               80016              1            2
      590.2            67905.99               67968           9.875       LANCASTER                                       CA               93535              1            2
     468.95            52833.24               52879          10.125       MORENO VALLEY                                   CA               92555              1            2
     780.81             89794.4               89918           9.875       PERRIS                                          CA               92571              1            2
     913.51           104002.51              104095              10       PERRIS                                          CA               92571              1            2
     841.94            91038.19               91109          10.625       PERRIS                                          CA               92571              1            2
     540.88            53537.09               53583           11.75       FIFE                                            WA               98424              1            2
    1182.84              137545              137674            9.75       CORONA                                          CA               92880              1            2
     376.47            32853.49               32867            13.5       RIVERVIEW                                       FL               33569              1            2
     305.25            31102.44               31123          11.375       RIVERVIEW                                       FL               33569              1            2
     882.08           108178.24              108412           9.125       RICHMOND                                        CA               94806              1            2
     612.08            62976.24               63019           11.25       LAS VEGAS                                       NV               89122              1            2
      947.6            99432.71               99504              11       OAKLEY                                          CA               94561              1            2
     259.79            28377.32               28400            10.5       FORT WORTH                                      TX               76120              1            2
     454.87            40395.22               40579           10.75       MYRTLE BEACH                                    SC               29579              1            2
     559.74            50576.73               50600              13       TUCSON                                          AZ               85741              1            2
     836.53             89545.2               89613           10.75       INDIO                                           CA               92201              1            2
     591.05            63267.15               63316           10.75       MORENO VALLEY                                   CA               92555              1            2
     783.59            97279.22               97386               9       STOCKTON                                        CA               95219              1            2
     792.52            90227.76               90308              10       MORENO VALLEY                                   CA               92551              1            2
     762.07            74044.39               74087              12       LAS VEGAS                                       NV               89122              1            2
     778.38            80902.92               80931          11.125       MORENO VALLEY                                   CA               92555              1            2
     930.92            87969.22               88024          12.375       OAKLEY                                          CA               94561              1            2
     318.62            40453.21               40500            8.75       RIO RANCHO                                      NM               87124              1            2
     777.58            81546.45               81650              11       PERRIS                                          CA               92571              1            2
     769.06            78362.24               78414          11.375       LANCASTER                                       CA               93535              1            2
     644.86            73416.71               73482              10       LANCASTER                                       CA               93535              1            2
     408.04            49521.27               49599            9.25       HILLSBORO                                       OR               97123              1            2
     577.27             63704.7               63757          10.375       BAKERSFIELD                                     CA               93311              1            2
     813.15            96609.48               96705             9.5       CHINO                                           CA               91710              1            2
     998.38           125337.15              125480           8.875       BYRON                                           CA               94514              1            2
     810.36            85031.02               85092              11       SAN JACINTO                                     CA               92582              1            2
      957.7           117580.24              117706           9.125       OAKLEY                                          CA               94561              1            2
    1024.69            107520.9              107598              11       RICHMOND                                        CA               94806              1            2
     800.25            78485.45               78532          11.875       LANCASTER                                       CA               93535              1            2
     988.63             98816.2               98878          11.625       HEMET                                           CA               92545              1            2
     372.36            46746.32               46799           8.875       CHINO                                           CA               91710              1            2
     699.54            79642.18               79713              10       SAN JACINTO                                     CA               92582              1            2
      757.8            87188.36               87268           9.875       SAN JACINTO                                     CA               92582              1            2
     589.97             63153.2               63201           10.75       BUCKEYE                                         AZ               85326              1            2
    1315.06            130030.1              130280           11.75       CORONA                                          CA               92880              1            2
     767.99            78253.31               78305          11.375       SAN JACINTO                                     CA               92582              1            2
     789.79            81259.82               81315           11.25       SAN JACINTO                                     CA               92582              1            2
      783.1            94054.53               94150           9.375       BRENTWOOD                                       CA               94513              1            2
      804.5            78167.02               78212              12       SAN JACINTO                                     CA               92582              1            2
     404.03            45998.09               46039              10       LAS VEGAS                                       NV               89122              1            2
     786.61            85054.84               85121          10.625       SAN JACINTO                                     CA               92582              1            2
     354.92            33237.73               33255            12.5       JACKSONVILLE                                    FL               32256              1            2
     381.91            41716.66               41750            10.5       LAS VEGAS                                       NV               89122              1            2
      353.4            36718.38               36744          11.125       TRUSSVILLE                                      AL               35173              1            2
     475.08            41458.96               41476            13.5       CASA GRANDE                                     AZ               85222              1            2
    1030.53            97391.44               97443          12.375       REHOBOTH BEACH                                  DE               19971              1            2
     821.99            84573.57               84631           11.25       WOODBRIDGE                                      VA               22191              1            2
     531.71            44112.94               44136           14.25       QUEEN CREEK                                     AZ               85243              1            2
     814.77            83830.08               83887           11.25       LANCASTER                                       CA               93536              1            2
     773.55            84462.27               84564            10.5       STOCKTON                                        CA               95219              1            2
    1082.69           125885.26              126018            9.75       OAKLEY                                          CA               94561              1            2
     317.89            34373.27               34400          10.625       MURPHY                                          TX               75094              1            2
     242.82            24983.04               25000           11.25       ROUND ROCK                                      TX               78664              1            2
     945.53           117317.98              117512               9       OAKLEY                                          CA               94561              1            2
     604.53             74219.6               74299           9.125       INDIO                                           CA               92203              1            2
     606.65            56300.81               56329          12.625       LAS VEGAS                                       NV               89183              1            2
      412.8            51246.73               51303               9       NEWBERG                                         OR               97132              1            2
     344.37            40475.02               40514           9.625       FORT WORTH                                      TX               76248              1            2
     420.91            44166.33               44198              11       RIVERVIEW                                       FL               33569              1            2
    1409.99           169261.15              169520           9.375       BRENTWOOD                                       CA               94513              1            2
     460.06            57113.29               57176               9       LAS VEGAS                                       NV               89183              1            2
     380.29             41539.8               41573            10.5       UNION CITY                                      GA               30291              1            2
     653.17             61168.5               61200            12.5       WEST PALM BEACH                                 FL               33413              1            2
     405.37            35374.66               35390            13.5       ENGLEWOOD                                       CO               80112              1            2
     823.94            90001.09               90073            10.5       OAKLEY                                          CA               94561              1            2
     508.19            44348.78               44367            13.5       CASA GRANDE                                     AZ               85222              1            2
     742.03            88158.82               88246             9.5       MORENO VALLEY                                   CA               92555              1            2
     387.92            40304.87               40333          11.125       LAS VEGAS                                       NV               89122              1            2
     910.48            82949.71               83039          12.875       SAN JACINTO                                     CA               92582              1            2
     656.13            54000.83               54019          14.375       OLYMPIA                                         WA               98502              1            2
     281.45            24989.12               25000           13.25       ATLANTA                                         GA               30315              1            2
     779.86            78699.42               78750            11.5       MIAMI GARDENS                                   FL               33169              1            2
     620.04            83397.37               83507           8.125       OAKLEY                                          CA               94561              1            2
     474.44             60925.7               60998           8.625       SPARKS                                          NV               89436              1            2
     474.35            52347.03               52390          10.375       OLYMPIA                                         WA               98502              1            2
     503.59            59830.85               59890             9.5       SACRAMENTO                                      CA               95834              1            2
     979.42           113891.19              113998            9.75       CORONA                                          CA               92880              1            2
     674.09             66739.4               66780           11.75       HEBER                                           CA               92249              1            2
     406.74             40269.5               40294           11.75       UNION CITY                                      GA               30291              1            2
     428.88            49344.93               49390           9.875       AURORA                                          CO               80013              1            2
     522.23            45574.28               45593            13.5       LACEY                                           WA               98513              1            2
     522.23            45574.28               45593            13.5       LACEY                                           WA               98513              1            2
     836.65               73013               73043            13.5       LAS VEGAS                                       NV               89141              1            2
      893.5            86814.03               86864              12       BAKERSFIELD                                     CA               93311              1            2
     860.03           103295.15              103400           9.375       STOCKTON                                        CA               95209              1            2
      550.7            69919.14               70000            8.75       LAS VEGAS                                       NV               89131              1            2
     396.92            32402.41               32413            14.5       HUTTO                                           TX               78634              1            2
     511.02            53621.55               53660              11       MIAMI GARDENS                                   FL               33169              1            2
    1095.65           103545.17              103600          12.375       STANWOOD                                        WA               98292              1            2
     292.16            25070.16               25075           13.75       FLORENCE                                        AZ               85232              1            2
     892.58            95545.68               95618           10.75       STOCKTON                                        CA               95210              1            2
     401.35            37929.37               37950          12.375       PFLUGERVILLE                                    TX               78660              1            2
    1134.19           115566.66              115643          11.375       RICHMOND                                        CA               94806              1            2
      330.2            41453.28               41500           8.875       SAN JACINTO                                     CA               92582              1            2
      840.5            75945.05               75980              13       LAKE ELSINORE                                   CA               92532              1            2
     580.12            56365.56               56398              12       SANFORD                                         FL               32773              1            2
     350.47            34698.89               34720           11.75       BEACH PARK                                      IL               60083              1            2
     495.42            46820.21               46845          12.375       PHOENIX                                         AZ               85043              1            2
     321.03            30618.32               30635           12.25       ENGLEWOOD                                       CO               80112              1            2
     225.82            21737.83               21750          12.125       ROUND ROCK                                      TX               78664              1            2
      682.8            73089.67               73145           10.75       LANCASTER                                       CA               93535              1            2
     280.41            26744.43               26759           12.25       FLORENCE                                        AZ               85232              1            2
     342.41            28418.11               28423           14.25       RIVERVIEW                                       FL               33569              1            2
     473.17             40658.6               46000              12       LAS VEGAS                                       NV               89122              1            2
     572.54            58337.45               58376          11.375       MARICOPA                                        AZ               85239              1            2
     648.64            74629.84               74698           9.875       LANCASTER                                       CA               93535              1            2
     282.38            27435.19               27452              12       SAN ANTONIO                                     TX               78245              1            2
     668.48            74535.15               74598           10.25       LANCASTER                                       CA               93535              1            2
     328.58            29174.31               29187           13.25       RIO RANCHO                                      NM               87144              1            2
     407.15            39106.92               39215          12.125       SAN ANTONIO                                     TX               78245              1            2
     490.99             49075.3               49106          11.625       LAS VEGAS                                       NV               89122              1            2
      586.3            59739.53               59779          11.375       MARICOPA                                        AZ               85239              1            2
     433.57            39524.28               39543          12.875       UNION CITY                                      GA               30291              1            2
     540.09            51989.89               52019          12.125       LAS VEGAS                                       NV               89183              1            2
     487.39            40113.52               40127          14.375       NEWNAN                                          GA               30263              1            2
    2619.75           249863.97              250000           12.25       BRENTWOOD                                       CA               94513              1            2
     465.74            45251.95               45278              12       RIVIERA BEACH                                   FL               33404              1            2
     683.93            70978.12               71110          11.125       SAN JACINTO                                     CA               92582              1            2
     437.56            40976.89               40998            12.5       CANTON                                          GA               30115              1            2
     549.18            69726.37               69807            8.75       NORTH LAS VEGAS                                 NV               89031              1            2
    1392.57           141894.28              141988          11.375       HENDERSON                                       NV               89052              1            2
     289.91            29827.74               29848           11.25       RIVERVIEW                                       FL               33569              1            2
      644.2            74909.74               74980            9.75       HEBER                                           CA               92249              1            2
     517.31            63479.38               63580           9.125       HEBER                                           CA               92249              1            2
     580.81            70487.99               70600            9.25       AURORA                                          CO               80013              1            2
     395.65            36390.28               36408           12.75       SPANISH FORK                                    UT               84660              1            2
     660.34            74396.57               74461          10.125       LANCASTER                                       CA               93535              1            2
     1117.4           125422.57              126000          10.125       WEST PALM BEACH                                 FL               33413              1            2
     630.64            61273.72               61309              12       THORNTON                                        CO               80602              1            2
     452.03            49884.05               49925          10.375       NORTH LAS VEGAS                                 NV               89031              1            2
     394.64             44461.5               44500          10.125       QUEEN CREEK                                     AZ               85243              1            2
     418.03            51896.02               51953               9       MORENO VALLEY                                   CA               92555              1            2
     399.62            40327.07               40353            11.5       ATLANTA                                         GA               30331              1            2
     424.56            42435.45               42462          11.625       SAN JACINTO                                     CA               92582              1            2
     262.41             31499.8               31548           9.375       TUCSON                                          AZ               85706              1            2
      230.4            25957.52               25980          10.125       FORT WORTH                                      TX               76052              1            2
     391.78            45557.27               45600            9.75       PLAINFIELD                                      IL               60544              1            2
     534.82            53965.95               54006            11.5       LAS VEGAS                                       NV               89141              1            2
      505.8            51042.18               51075            11.5       FIFE                                            WA               98424              1            2
     499.74            52960.97               53000          10.875       LAS VEGAS                                       NV               89141              1            2
     399.51            46405.53               46500            9.75       PLAINFIELD                                      IL               60544              1            2
      245.2             24975.1               25000          11.375       AURORA                                          CO               80013              1            2
     806.84            90901.27               90980          10.125       WEST PALM BEACH                                 FL               33413              1            2
     181.37            18843.84               18857          11.125       MARICOPA                                        AZ               85239              1            2
     355.22            38409.12               38439          10.625       ROCKLIN                                         CA               95677              1            2
     366.06            39985.04               40017            10.5       CASA GRANDE                                     AZ               85222              1            2
     421.17            46960.41               47000           10.25       ST. CLOUD                                       FL               34769              1            2
      373.2            31485.47               31497              14       DALLAS                                          GA               30132              1            2
     478.92            55690.77               55743            9.75       SANGER                                          CA               93657              1            2
      592.8            68933.36               68998            9.75       LANCASTER                                       CA               93535              1            2
     488.56            48370.57               48400           11.75       ST. AUGUSTINE                                   FL               32092              1            2
     614.31            69937.79               70000              10       NORTH LAS VEGAS                                 NV               89084              1            2
     473.63             61522.1               61597             8.5       OAKLEY                                          CA               94561              1            2
    1190.96           115716.41              115783              12       RICHMOND                                        CA               94806              1            2
     274.46            28799.35               28820              11       CHARLOTTE                                       NC               28273              1            2
     868.82            79911.09               79950           12.75       FIFE                                            WA               98424              1            2
     535.76            55123.57               55161           11.25       SANGER                                          CA               93657              1            2
     353.21            37808.37               37837           10.75       SARATOGA SPRINGS                                UT               84043              1            2
     402.18             42185.4               42231              11       QUEEN CREEK                                     AZ               85243              1            2
     475.09            64658.81               64746               8       BYRON                                           CA               94514              1            2
     847.27               80810               80854           12.25       BUCKEYE                                         AZ               85326              1            2
     192.23            24952.69               25000             8.5       FLOWERY BRANCH                                  GA               30542              1            2
     622.03             67945.7               68000            10.5       NORTH LAS VEGAS                                 NV               89084              1            2
    1063.71           117387.66              117484          10.375       OAKLEY                                          CA               94561              1            2
     259.57            24985.99               25000          12.125       MELISSA                                         TX               75454              1            2
     781.62            77409.58               77433           11.75       LANCASTER                                       CA               93535              1            2
     787.29            84307.25               84339           10.75       PERRIS                                          CA               92571              1            2
     703.55            80098.77               80170              10       ELK RIVER                                       MN               55330              1            2
     378.63            38209.44               38234            11.5       CASA GRANDE                                     AZ               85222              1            2
     493.96            53956.89               54000            10.5       SACRAMENTO                                      CA               95834              1            2
     506.26            76746.11               77064           6.875       INDIO                                           CA               92203              1            2
     403.79            46953.96               46998            9.75       SANFORD                                         FL               32773              1            2
     609.79            78260.13               78400           8.625       STOCKTON                                        CA               95219              1            2
    1274.31           128597.35              128680            11.5       CORONA                                          CA               92880              1            2
     555.95            56103.95               56140            11.5       JOLIET                                          IL               60435              1            2
     742.72            74951.83               75000            11.5       SAN JACINTO                                     CA               92582              1            2
      347.9            38392.48               38424          10.375       ROCKLIN                                         CA               95677              1            2
     796.44            81944.36               82000           11.25       STOCKTON                                        CA               95209              1            2
     603.75            53605.68               53629           13.25       COMMERCE CITY                                   CO               80022              1            2
     507.47            56581.75               56630           10.25       SANGER                                          CA               93657              1            2
     314.18            29157.39               29172          12.625       ROUND ROCK                                      TX               78681              1            2
     475.97            48971.75               49005           11.25       HAPPY VALLEY                                    OR               97015              1            2
     395.33            42316.28               42349           10.75       COLORADO SPRINGS                                CO               80915              1            2
     524.09            60840.61               61000            9.75       SANFORD                                         FL               32773              1            2
     438.61            44618.12               44721          11.375       PHOENIX                                         AZ               85043              1            2
     558.29            71692.92               71778           8.625       STOCKTON                                        CA               95219              1            2
     709.75             68960.3               69000              12       SAN JACINTO                                     CA               92582              1            2
     260.74            27632.64               27653          10.875       MURRELLS INLET                                  SC               29579              1            2
     285.02             25982.7               25995          12.875       REDMOND                                         WA               98053              1            2
     763.46            80110.56               80168              11       SPARKS                                          NV               89436              1            2
      283.9            24353.71               25000          13.375       CEDAR PARK                                      TX               78613              1            2
     697.62            84709.72               84798            9.25       INDIO                                           CA               92203              1            2
     448.51            43173.82               43198          12.125       SAINT CLOUD                                     FL               34769              1            2
     351.83            33555.71               33574           12.25       MARICOPA                                        AZ               85239              1            2
     770.95            84212.71               84280            10.5       STOCKTON                                        CA               95209              1            2
     500.16            56349.19               56398          10.125       SANFORD                                         FL               32771              1            2
     689.86            81081.91               81160           9.625       CASTLE ROCK                                     CO               80108              1            2
     554.18            51431.25               51457          12.625       AURORA                                          CO               80013              1            2
     800.93             85767.7               85800           10.75       SAN JACINTO                                     CA               92582              1            2
     408.02            44568.38               44604            10.5       RIO RANCHO                                      NM               87124              1            2
     744.64            93483.67               93589           8.875       STOCKTON                                        CA               95209              1            2
     944.59            83868.52               83905           13.25       WOODBRIDGE                                      VA               22191              1            2
     590.31            67917.96               67980           9.875       LAKE ELSINORE                                   CA               92532              1            2
     764.74            75714.95               75761           11.75       STANWOOD                                        WA               98292              1            2
     497.99            54396.53               54440            10.5       MCDONOUGH                                       GA               30252              1            2
        484             49798.2               49832           11.25       COVINGTON                                       GA               30014              1            2
     757.06            74977.32               75000           11.75       HENDERSON                                       NV               89012              1            2
     293.75            24990.57               25000          13.875       ANNA                                            TX               75409              1            2
    1214.28            117982.1              118050              12       BYRON                                           CA               94514              1            2
     722.64            59964.24               59985           14.25       OCEANSIDE                                       CA               92054              1            2
     236.45            25058.54               25077          10.875       MYRTLE BEACH                                    SC               29579              1            2
    1040.13            89872.34               90262           11.25       BLUFFTON                                        SC               29910              1            2
     282.91            25338.65               25350          13.125       LAS VEGAS                                       NV               89122              1            2
     283.36            30332.04               30355           10.75       FORT WORTH                                      TX               76179              1            2
     496.96            57151.35               57230           9.875       OAKLEY                                          CA               94561              1            2
     327.24            29316.48               29323          13.125       RIVERVIEW                                       FL               33569              1            2
     770.51            87721.99               87800              10       ERIE                                            CO               80516              1            2
     836.35            69924.64               70000          14.125       PARKER                                          CO               80134              1            2
     373.39            44383.15               44405             9.5       RIVERVIEW                                       FL               33569              1            2
     987.93            96892.66               96950          11.875       MORENO VALLEY                                   CA               92555              1            2
     550.33               74899               75000               8       LAS VEGAS                                       NV               89143              1            2
     666.61            69947.85               69998              11       LANCASTER                                       CA               93535              1            2
     749.07             99579.4               99707            8.25       SPARKS                                          NV               89436              1            2
     308.59            29982.73               30000              12       KISSIMMEE                                       FL               34746              1            2
     443.83            56994.36               57062           8.625       AURORA                                          CO               80013              1            2
     431.46            58720.82               58800               8       NORTH LAS VEGAS                                 NV               89031              1            2
      695.2             72947.7               73000              11       SAN JACINTO                                     CA               92582              1            2
      381.5            38872.32               38898          11.375       RIVERVIEW                                       FL               33569              1            2
     695.43            71551.41               71600           11.25       LAS VEGAS                                       NV               89122              1            2
     773.13            79545.99               79600           11.25       SAN JACINTO                                     CA               92582              1            2
     801.77            87580.03               87650            10.5       PERRIS                                          CA               92571              1            2
     878.32            86143.03               86194          11.875       PERRIS                                          CA               92571              1            2
     510.14            58052.19               58130              10       LAS VEGAS                                       NV               89122              1            2
     494.11            46410.78               46642            9.75       BLUFFTON                                        SC               29909              1            2
     286.36            24989.72               25000            13.5       MCKINNEY                                        TX               75070              1            2
     513.85            51360.88               51393          11.625       FORT MILL                                       SC               29715              1            2
     687.33            79925.04               80000            9.75       SAN JACINTO                                     CA               92582              1            2
     483.02            50665.24               50720              11       LAS VEGAS                                       NV               89122              1            2
     274.11            24988.18               25000          12.875       PROVIDENCE VILLAGE                              TX               76227              1            2
     730.32             6689.48               71000              12       SAN JACINTO                                     CA               92582              1            2
     693.14            74948.71               75007          10.625       WOODBRIDGE                                      VA               22191              1            2
     272.84            35034.25               35078           8.625       SPANISH FORK                                    UT               84660              1            2
     377.96            40864.12               40900          10.625       UNION CITY                                      GA               30291              1            2
     468.99            51733.99               51798          10.375       ORLANDO                                         FL               32824              1            2
     437.25            51948.63               52000             9.5       MORENO VALLEY                                   CA               92555              1            2
     378.49            43090.68               43129              10       ELK RIVER                                       MN               55330              1            2
     568.08            71317.64               71398           8.875       LANCASTER                                       CA               93535              1            2
      519.9            46987.25               46998              13       SANFORD                                         FL               32773              1            2
     796.37            89722.31               89800          10.125       MORENO VALLEY                                   CA               92555              1            2
     308.63            24992.07               25000          14.625       JACKSONVILLE                                    FL               32277              1            2
     366.15               44021               44021           9.375       MESA                                            AZ               85208              1            2
     844.73            70559.43               72311            11.5       SANTA CLARITA                                   CA               91350              1            2
    1201.39           114615.96              114647           12.25       PHOENIX                                         AZ               85085              1            2
     358.27            37237.07               37250          11.125       TEMPE                                           AZ               85281              1            2
     308.95            35942.22               35959            9.75       MESA                                            AZ               85208              1            2
    1279.69           132961.23              133054          11.125       MITCHELLVILLE                                   MD               20721              1            2
     345.94            34910.56               34933            11.5       RIO RANCHO                                      NM               87144              1            2
     480.48            44203.29               44214           12.75       PHOENIX                                         AZ               85039              1            2
     210.03            19317.59               19327           12.75       NORTH CHARLESTON                                SC               29406              1            2
     403.87            39181.92               39263              12       ATLANTA                                         GA               30331              1            2
     475.24            53564.91               53588          10.125       PHOENIX                                         AZ               85039              1            2
     581.27            56493.83               56510              12       LAKE ELSINORE                                   CA               92532              1            2
     646.34            64477.64               64644          11.625       MURRIETA                                        CA               92562              1            2
     350.71            39120.59               39137           10.25       QUEEN CREEK                                     AZ               85242              1            2
     266.82             24993.6               25000            12.5       TUCSON                                          AZ               85706              1            2
     423.19            43984.73               44000          11.125       LAS VEGAS                                       NV               89122              1            2
     878.92            96871.06               97074          10.375       BAKERSFIELD                                     CA               93311              1            2
     669.35            83142.56               83188               9       WILDOMAR                                        CA               92595              1            2
     604.55            51411.73               51451          13.875       ORLANDO                                         FL               32822              1            2
     662.73            58855.27               58868           13.25       FIFE                                            WA               98424              1            2
     261.34            29150.76               29163           10.25       CASA GRANDE                                     AZ               85222              1            2
     312.66            35989.64               36006           9.875       COOLIDGE                                        AZ               85228              1            2
     575.68            61646.78               61670           10.75       FIFE                                            WA               98424              1            2
     915.52           106510.28              106560            9.75       ELK GROVE                                       CA               95757              1            2
     317.99            32727.94               32739           11.25       GRAND PRAIRIE                                   TX               75054              1            2
        415            48776.01               48823           9.625       LAS CRUCES                                      NM               88011              1            2
     422.67            43930.75               43946          11.125       QUEEN CREEK                                     AZ               85242              1            2
     606.53            64949.53               64974           10.75       INDIO                                           CA               92203              1            2
     611.44            56252.39               56266           12.75       FIFE                                            WA               98424              1            2
     210.22            24947.92               25000             9.5       FORT WORTH                                      TX               76248              1            2
     914.95            81255.44               81273           13.25       KAPOLEI                                         HI               96707              1            2
     339.31             33288.2               33298          11.875       JACKSONVILLE                                    FL               32256              1            2
     556.22            55595.23               55630          11.625       PHOENIX                                         AZ               85307              1            2
     663.86            76415.26               76450           9.875       SAN JACINTO                                     CA               92582              1            2
     440.59             46247.5               46264              11       LAS VEGAS                                       NV               89122              1            2
     364.25            32920.47               32928              13       CASA GRANDE                                     AZ               85222              1            2
     820.53            83634.52               83662          11.375       KAPOLEI                                         HI               96707              1            2
     425.04            36472.96               36480           13.75       MARICOPA                                        AZ               85239              1            2
     385.98            30758.78               30768          14.875       ALBUQUERQUE                                     NM               87121              1            2
     367.31            40121.94               40154            10.5       UNION CITY                                      GA               30291              1            2
     523.62            43457.15               43465           14.25       GOODYEAR                                        AZ               85338              1            2
      704.6            80217.66               80289              10       LAS VEGAS                                       NV               89123              1            2
     242.82            24991.56               25000           11.25       FORT WORTH                                      TX               76108              1            2
     315.18            35882.07               35914              10       BIRMINGHAM                                      AL               35211              1            2
     767.99            80614.24               80643              11       BOTHELL                                         WA               98012              1            2
     272.91             26523.4               26531              12       FLORENCE                                        AZ               85232              1            2
     301.91             29342.6               29351              12       FLORENCE                                        AZ               85232              1            2
     611.28            71081.33               71148            9.75       NORTH LAS VEGAS                                 NV               89031              1            2
     491.49            53708.65               53730            10.5       BAKERSFIELD                                     CA               93311              1            2
     316.85            26509.55               26519          14.125       FORT MILL                                       SC               29708              1            2
     304.62            37837.32               37858               9       SAN ANTONIO                                     TX               78223              1            2
     307.51            27303.12               27315           13.25       ALBUQUERQUE                                     NM               87121              1            2
     419.16             33144.2               33149              15       ST. CLOUD                                       FL               34769              1            2
     442.56            46454.42               46471              11       SAN ANTONIO                                     TX               78254              1            2
     978.09            95060.79               95088              12       BAKERSFIELD                                     CA               93311              1            2
     223.47            22343.05               22350          11.625       ROUND ROCK                                      TX               78664              1            2
     680.46            73577.78               73635          10.625       LAS VEGAS                                       NV               89178              1            2
     534.66             64956.3               64990            9.25       GREENWOOD VILLAGE                               CO               80111              1            2
     466.09             53087.5               53111              10       UNION CITY                                      GA               30291              1            2
      412.4             47977.6               48000            9.75       AURORA                                          CO               80013              1            2
     265.08            32544.18               32579           9.125       CONVERSE                                        TX               78109              1            2
     431.32            45274.85               45291              11       PALM COAST                                      FL               32164              1            2
     293.75            24990.07               25000          13.875       FT WORTH                                        TX               76177              1            2
     715.02            70147.35               70168          11.875       INDIO                                           CA               92203              1            2
     480.99             39586.7               39600          14.375       LAS VEGAS                                       NV               89149              1            2
     387.73            39140.49               39153            11.5       UNION CITY                                      GA               30291              1            2
     452.88            58826.37               58898             8.5       LINCOLN                                         CA               95648              1            2
     876.91               86055               86055          11.875       BAKERSFIELD                                     CA               93311              1            2
     439.48            51654.26               51704           9.625       ST AUGUSTINE                                    FL               32092              1            2
      811.9             97563.7               97613           9.375       SPARKS                                          NV               89436              1            2
     548.82             57022.2               57062          11.125       TROUTDALE                                       OR               97060              1            2
     718.94             67962.1               67980          12.375       HEBER                                           CA               92249              1            2
      607.1            72164.48               72200             9.5       THORNTON                                        CO               80602              1            2
     876.27           111320.91              111385            8.75       STOCKTON                                        CA               95209              1            2
     436.12             42373.6               42398              12       APOPKA                                          FL               32712              1            2
     510.29            65568.26               65607           8.625       LAS VEGAS                                       NV               89131              1            2
     849.91            84172.44               84198           11.75       WEST PALM BEACH                                 FL               33413              1            2
     500.49            46044.86               46056           12.75       LAS VEGAS                                       NV               89122              1            2
     621.35            72994.07               73100           9.625       LAS VEGAS                                       NV               89123              1            2
     201.65            23200.81               23222           9.875       ALBUQUERQUE                                     NM               87114              1            2
      473.5            60604.13               60877           8.625       SENOIA                                          GA               30276              1            2
     553.51             50002.3               50037              13       LAS VEGAS                                       NV               89178              1            2
        279            24994.44               25000          13.125       PFLUGERVILLE                                    TX               78660              1            2
     579.02            60778.31               60800              11       SANFORD                                         FL               32773              1            2
     418.02            43023.46               43038           11.25       SANFORD                                         FL               32771              1            2
      283.9            24994.75               25000          13.375       PFLUGERVILLE                                    TX               78660              1            2
     383.91            39130.13               39143          11.375       QUEEN CREEK                                     AZ               85242              1            2
     384.51            40764.05               40779          10.875       UNION CITY                                      GA               30291              1            2
     549.21            59992.07               60040            10.5       FIFE                                            WA               98424              1            2
     355.68            49610.95               49646            7.75       AURORA                                          CO               80013              1            2
     506.53            53075.56               53188              11       SAINT AUGUSTINE                                 FL               32092              1            2
     302.03            31703.69               31715              11       MONCKS CORNER                                   SC               29461              1            2
     417.08             52985.5               53016            8.75       PHOENIX                                         AZ               85043              1            2
     274.11            24994.12               25000          12.875       HUTTO                                           TX               78634              1            2
     725.39            64920.39               65000          13.125       LAS VEGAS                                       NV               89143              1            2
     676.03            72365.22               72420           10.75       SACRAMENTO                                      CA               95834              1            2
     935.72             93527.5               93586          11.625       NEWBERG                                         OR               97132              1            2
     618.37            75959.55               76000           9.125       LAS VEGAS                                       NV               89123              1            2
     355.62            33011.78               33020          12.625       CHARLOTTE                                       NC               28213              1            2
     314.45            32039.82               32061          11.375       ALBUQUERQUE                                     NM               87121              1            2
     396.13               49787               49787           8.875       TUCSON                                          AZ               85735              1            2
        279            24923.44               25000          13.125       FORT WORTH                                      TX               76177              1            2
     365.72            37264.38               37289          11.375       ALBUQUERQUE                                     NM               87121              1            2
     350.46               36764               36800              11       PINGREE GROVE                                   IL               60140              1            2
     753.86            73958.23               73980          11.875       HEBER                                           CA               92249              1            2
     667.72            61884.57               62000          12.625       SANFORD                                         FL               32773              1            2
      671.9            67826.31               67848            11.5       LAS VEGAS                                       NV               89122              1            2
     576.35            54985.11               55000           12.25       LAS VEGAS                                       NV               89141              1            2
      262.7            32252.51               32287           9.125       ROUND ROCK                                      TX               78664              1            2
     362.42            45498.73               45550           8.875       POOLER                                          GA               31322              1            2
     398.29               40219               40219            11.5       UNION CITY                                      GA               30291              1            2
     689.97            64631.45               64648            12.5       WEST PALM BEACH                                 FL               33413              1            2
     281.82            27382.24               27398              12       MCKINNEY                                        TX               75070              1            2
     418.82            43530.71               43546          11.125       MARICOPA                                        AZ               85239              1            2
     274.11            24994.12               25000          12.875       ALBUQUERQUE                                     NM               87114              1            2
     640.32            69972.18               70000            10.5       SAN JACINTO                                     CA               92582              1            2
    1227.97           123960.36              124000            11.5       LAS VEGAS                                       NV               89131              1            2
     459.15            38106.44               38113           14.25       SANFORD                                         FL               32773              1            2
     333.46            37964.24               37998              10       APOPKA                                          FL               32712              1            2
     338.66               38864               39000           9.875       APOPKA                                          FL               32712              1            2
     965.69           102380.47              102418          10.875       OAKLEY                                          CA               94561              1            2
     837.15            75032.72               75204          10.625       LAS VEGAS                                       NV               89143              1            2
     322.01            31571.82               31600          11.875       FORT WORTH                                      TX               76123              1            2
     404.14            47523.22               47546           9.625       AUBURN                                          GA               30011              1            2
      459.2            43408.57               43420          12.375       FOX LAKE                                        IL               60020              1            2
     261.33            31403.13               31419           9.375       ALBUQUERQUE                                     NM               87121              1            2
     268.06            31185.44               31200            9.75       FORT WORTH                                      TX               76131              1            2
     972.66            90291.52               90314          12.625       PHOENIX                                         AZ               85085              1            2
     507.43            61648.02               61680            9.25       HEBER                                           CA               92249              1            2
     558.75            56932.38               56970          11.375       CASA GRANDE                                     AZ               85222              1            2
      391.7             45330.8               45591            9.75       STOCKTON                                        CA               95209              1            2
     647.43            61766.27               61783           12.25       LAKE ELSINORE                                   CA               92530              1            2
     244.75            27020.96               27032          10.375       ACWORTH                                         GA               30101              1            2
     329.92            38382.08               38400            9.75       ALPHARETTA                                      GA               30004              1            2
     575.26            49785.12               49795          13.625       TUCSON                                          AZ               85706              1            2
     493.96            53978.54               54000            10.5       ST. CLOUD                                       FL               34769              1            2
    1130.23           117473.22              117514          11.125       PHOENIX                                         AZ               85085              1            2
     358.09            39533.85               39550          10.375       TUCSON                                          AZ               85706              1            2
      429.6            45528.46               45562          10.875       PHOENIX                                         AZ               85043              1            2
     240.45            24982.56               25000          11.125       PROVIDENCE VILLAGE                              TX               76227              1            2
     244.46            26988.98               27000          10.375       BURLESON                                        TX               76028              1            2
     652.53            71306.65               71335            10.5       SPARKS                                          NV               89436              1            2
     809.55            88464.83               88500            10.5       LINCOLN                                         CA               95648              1            2
     563.27            60928.69               60953          10.625       GOODYEAR                                        AZ               85338              1            2
     379.61            38320.75               38333            11.5       QUEEN CREEK                                     AZ               85243              1            2
     875.14            81977.01               81998            12.5       STOCKTON                                        CA               95219              1            2
      193.6            18987.77               18999          11.875       MC KINNEY                                       TX               75070              1            2
     626.21            65708.89               65756              11       TUCSON                                          AZ               85735              1            2
     568.37            62748.36               62774          10.375       PHOENIX                                         AZ               85085              1            2
     450.34            45901.91               45917          11.375       SAN ANTONIO                                     TX               78245              1            2
     364.74            33858.57               33867          12.625       GOODYEAR                                        AZ               85338              1            2
     691.05            83912.56               84000            9.25       LAS VEGAS                                       NV               89131              1            2
     850.58            92948.04               92985            10.5       INDIO                                           CA               92203              1            2
        275            33780.01               33798           9.125       BYRON                                           GA               31008              1            2
      495.6            49527.17               49567          11.625       QUEEN CREEK                                     AZ               85243              1            2
      426.7            50175.95               50200           9.625       CASA GRANDE                                     AZ               85222              1            2
     951.99            98946.65               98981          11.125       PARKER                                          CO               80134              1            2
     294.68            37015.23               37036           8.875       ALPHARETTA                                      GA               30004              1            2
     263.44            29373.23               29398           10.25       ARLINGTON                                       TX               76002              1            2
     508.26            54957.25               55000          10.625       LAS VEGAS                                       NV               89149              1            2
      298.7            24995.57               25000          14.125       JACKSONVILLE                                    FL               32277              1            2
     786.81            85979.81               86014            10.5       PARKER                                          CO               80134              1            2
     532.57            52247.62               52263          11.875       INDIO                                           CA               92203              1            2
     580.88            69802.73               69838           9.375       STOCKTON                                        CA               95219              1            2
     537.41            61210.91               61238              10       ELK RIVER                                       MN               55330              1            2
    2292.74           222832.22              222896              12       REDMOND                                         WA               98053              1            2
    1137.28            89919.35               90000           14.99       LAS VEGAS                                       NV               89128              1            2
      85.92             9668.74               10000            9.75       FRISCO                                          TX               75034              1            2
    1073.49            77476.09               77500            16.5       RADCLIFF                                        KY               40160              4            2
     815.52            62974.67               63000          15.375       SAINT PAUL PARK                                 MN               55071              1            2
     740.46            59951.29               59980          14.625       BROOKLYN CENTER                                 MN               55430              1            2
    1748.64           169852.61              170000              12       CHANTILLY                                       VA               20151              1            2
     450.42               46000               46000           11.75       LAS VEGAS                                       NV               89142              1            2
    1096.44            99928.67              100000          12.875       CHICAGO                                         IL               60624              3            2
      524.3            44973.68               45000           13.75       SURPRISE                                        AZ               85374              1            2
     569.54            69886.47               70000           9.125       HYATTSVILLE                                     MD               20784              1            2
     472.82            41972.48               42000           13.25       STILLWATER                                      MN               55082              1            2
     472.82            41972.48               42000           13.25       STILLWATER                                      MN               55082              1            2
     398.38            43945.64               44000          10.375       DISTRICT HEIGHTS                                MD               20747              1            2
     932.77            88129.65               88200          12.375       GREAT MILLS                                     MD               20634              1            2
        353            26240.88               26250              16       MINNEAPOLIS                                     MN               55411              1            2
        569            44980.26               45000              15       ST. PAUL                                        MN               55117              2            2
     268.53            22462.92               22475          14.125       KEMAH                                           TX               77565              1            2
     463.52            41516.44               41535          13.125       BUFFALO                                         MN               55313              1            2
     834.01            65970.96               66000           14.99       BRANDON                                         MS               39042              1            2
     543.37            42981.09               43000           14.99       BRANDON                                         MS               39047              1            2
        556            43980.66               44000           14.99       BRANDON                                         MS               39047              1            2
     885.82            82869.19               83000            12.5       NEWARK                                          NJ                7107              3            2
      403.8            34054.76               34080              14       BROADWAY                                        VA               22815              1            2
      848.6            89933.76               90000          10.875       SILVER SPRING                                   MD               20902              1            2
     178.36            15171.38               15180          13.875       DETROIT                                         MI               48223              1            2
     316.89            34864.87               35000          10.375       UPPER MARLBORO                                  MD               20772              1            2
     647.27            57960.15               58000          13.125       MONTGOMERY VILLAGE                              MD               20886              1            2
     320.91            22344.05               22350          17.125       CAMDEN                                          NJ                8105              2            2
     308.59            25191.77               25200            14.5       GLENN HEIGHTS                                   TX               75154              1            2
     595.61            42986.74               43000            16.5       JONESBORO                                       GA               30236              1            2
     895.75            94894.61               95000          10.875       FORT WASHINGTON                                 MD               20744              1            2
      509.5            49955.44               50000          11.875       MINNEAPOLIS                                     MN               55420              1            2
      403.8            34054.76               34080              14       BROADWAY                                        VA               22815              1            2
     609.33            50972.63               51000          14.125       ALBERTVILLE                                     MN               55301              1            2
     336.01            30361.03               30375              13       DOUGLASVILLE                                    GA               30134              1            2
     442.95            29992.93               30000          17.625       WINTER GARDEN                                   FL               34787              2            2
    1270.67           120054.15              120150          12.375       FORT WASHINGTON                                 MD               20744              1            2
     117.89            11240.77               11250           12.25       SAN ANTONIO                                     TX               78239              1            2
     196.48            18734.61               18750           12.25       SAN ANTONIO                                     TX               78251              1            2
     533.79            55441.68               55500          11.125       LANHAM                                          MD               20706              1            2
     247.99            33356.17               33400           8.125       RICHMOND                                        VA               23228              1            2
     1442.5           101152.25              101180              17       OAK GROVE                                       MN               55011              1            2
     465.09            37961.29               37980            14.5       ALTAMONTE SPRINGS                               FL               32714              1            2
     250.92            18793.28               18800          15.875       TYLER                                           TX               75708              1            2
     316.24            24999.02               25010              15       ALBUQUERQUE                                     NM               87120              1            2
     382.33            29991.54               30000          15.125       MINNEAPOLIS                                     MN               55412              1            2
     619.29            46383.41               46400          15.875       BROOKLYN PARK                                   MN               55428              1            2
     625.75             47222.6               47240           15.75       MAPLEWOOD                                       MN               55109              1            2
     237.96            23777.59               23800          11.625       RICHMOND                                        VA               23223              1            2
     637.99            58457.57               58500            12.8       MARIETTA                                        GA               30060              1            2
     811.27            66217.36               66250            14.5       SACRAMENTO                                      CA               95820              1            2
    1520.28           139893.32              140000           12.74       CAPE CORAL                                      FL               33991              1            2
    1969.26           217231.32              217500          10.375       LAVEEN                                          VA               20176              1            2
     245.68            25033.47               25050          11.375       MONTICELLO                                      MN               55362              1            2
    1012.08            93904.11               93975          12.625       CULPEPER                                        VA               22701              1            2
     417.07            35180.56               35200              14       DENTON                                          TX               76207              1            2
     227.74            18740.49               18750          14.375       GRAND JUNCTION                                  CO               81503              1            2
     505.78            39982.44               40000              15       GLENDALE                                        AZ               85304              1            2
     978.25           103673.62              103750          10.875       COLLEGE PARK                                    MD               20740              1            2
    1737.62           112977.74              113000          18.375       WASHINGTON                                      DC               20002              4            2
     537.07            46859.96               46889            13.5       BOISE                                           ID               83709              1            2
     494.96            56921.66               57000           9.875       JACKSONVILLE                                    FL               33218              1            2
     669.89            66958.14               67000          11.625       LEESBURG                                        VA               20176              1            2
     593.95            72922.01               73000           9.125       PORTLAND                                        OR               97239              1            2
    1347.12           129677.43              129750          12.125       FREDERICK                                       MD               21702              1            2
     326.05            26187.82               26200           14.75       LAVERGNE                                        TN               37086              1            2
     641.47            56452.01               56488          13.375       DOUGLASVILLE                                    GA               30135              1            2
     613.74            51779.03               51798              14       OLYMPIA                                         WA               98502              1            2
     352.07            44200.21               44250           8.875       MIDLOTHIAN                                      VA               23112              1            2
     663.96            63896.06               63950          12.125       LUSBY                                           MD               20657              1            2
     650.59            68923.47               69000          10.875       BRONX                                           NY               10466              3            2
     280.85            22739.12               22750          14.625       MCKINNEY                                        TX               75069              1            2
     407.13            40694.57               40720          11.625       HARRISBURG                                      PA               17111              1            2
    1252.25            89723.11               89750          16.625       JACKSONVILLE                                    FL               32206              4            2
     556.89            40791.16               40800           16.25       BROOKLYN CENTER                                 MN               55429              1            2
    1870.92           116231.48              116250           19.25       LAS VEGAS                                       NV               89115              4            2
     387.06            28993.13               29000          15.875       THORNTON                                        CO               80229              1            2
    1870.92           116231.48              116250           19.25       LAS VEGAS                                       NV               89115              4            2
     339.49            27486.84               27500          14.625       CHEYENNE                                        WY               82007              3            2
     467.49             54947.1               55000           9.625       SILVER SPRING                                   MD               20906              1            2
      230.8            22622.76               22650          11.875       SALT LAKE CITY                                  UT               84118              1            2
    1674.38           156877.93              157000           12.49       TUSTIN                                          CA               92780              1            2
      341.4            26988.15               27000              15       ROY                                             UT               84067              1            2
    1671.32           113952.27              113980            17.5       SPRING PARK                                     MN               55384              1            2
     836.98            74949.45               75000          13.125       BOWIE                                           MD               20716              1            2
     326.05            26187.82               26200           14.75       LA VERGNE                                       TN               37086              1            2
     631.57            44291.97               44300              17       BROOKLYN CENTER                                 MN               55429              1            2
     479.03            62224.25               62300             8.5       JUSTIN                                          TX               76247              1            2
     1066.6           111879.09              112000              11       FONTANA                                         CA               92336              1            2
     178.98            12731.29               12735           16.75       CHARLOTTE                                       NC               28210              1            2
     408.37            54927.81               55000           8.125       SAINT AUGUSTINE                                 FL               32092              1            2
      641.7            51963.52               51980          14.625       DENVER                                          CO               80241              1            2
      655.2            58030.14               58200           13.25       WEST PALM BEACH                                 FL               33407              1            2
     906.15            65886.13               65900          16.375       BUCKEYE                                         AZ               85326              1            2
     390.87            37957.84               38000              12       PALM SPRINGS                                    CA               92262              1            2
     489.17            41968.72               41985           13.75       JOHNSTOWN                                       CO               80534              1            2
     326.93            25058.53            25061.75            15.5       MINNEAPOLIS                                     MN               55407              1            2
     622.17            71584.63               71650           9.875       SPRING                                          TX               77386              1            2
     380.61            44258.49               44300            9.75       GRANBURY                                        TX               76049              1            2
     836.34            69962.42               70000          14.125       WOODBRIDGE                                      VA               22193              1            2
    1056.98            78591.02               78600              16       DUMFRIES                                        VA               22025              1            2
     164.38            12996.22               13000              15       CHARLOTTE                                       NC               28214              1            2
     539.44            66229.16               66300           9.125       SAN DIEGO                                       CA               92128              1            2
     365.71            39882.59               39980            10.5       MERIDEN                                         CT                6450              1            2
     666.21            65846.43               66000           11.75       MAITLAND                                        FL               32751              1            2
     140.95            15560.76               15600           10.35       DETROIT                                         MI               48210              3            2
        549            55755.84               55868            11.4       MURFREESBORO                                    TN               37128              1            2
     603.54            66086.82               66250           10.45       HERNDON                                         VA               20170              1            2
    1461.36           157066.71              157500          10.675       DORCHESTER                                      MA                2125              3            2
     1400.1            149635.4              149987           10.75       WASHINGTON                                      DC               20003              1            2
     874.32            84823.14               85000              12       WASHINGTON                                      DC               20019              4            2
      285.7             29934.3               30000              11       TEMPLE HILLS                                    MD               20748              1            2
    1797.46           154047.57              154200          13.757       HANOVER                                         MD               21076              1            2
    1443.46            142688.2              143000           11.75       SPRINGFIELD                                     VA               22150              1            2
     399.14            41411.57               41500          11.125       NEW SMYRNA BEACH                                FL               32168              1            2
      412.6            38609.51               38660            12.5       EAST HARTFORD                                   CT                6108              2            2
     209.19            22447.46               22500            10.7       HOLLYWOOD                                       FL               33021              1            2
     631.32            64865.21               65000           11.25       WOODBRIDGE                                      VA               22191              1            2
     215.01            24422.18               24500              10       LINCOLN PARK                                    MI               48146              1            2
     546.33            56133.38               56250           11.25       SILVER SPRING                                   MD               20906              1            2
    1628.96           166008.62              166414           11.35       SUN CITY WEST                                   AZ               85375              1            2
     843.28            69938.41               70000           14.25       NEW BRITAIN                                     CT                6052              3            2
     354.72            40812.73               40850           9.875       HUMBLE                                          TX               77396              1            2
     330.63            26991.19               27000            14.5       AURORA                                          CO               80010              1            2
     521.55            39969.65               39980            15.5       AURORA                                          CO               80013              1            2
     613.12            46987.85               47000            15.5       LAKE HAVASU CITY                                AZ               86406              1            2
     413.28            31192.39               31200           15.75       GRAND RAPIDS                                    MI               49504              1            2
     846.82             94420.4               94500           10.25       EVANSTON                                        IL               60201              1            2
     295.53            32947.72               32980           10.25       ELK RIVER                                       MN               55330              1            2
     307.12            32226.91               32250              11       UTICA                                           MI               48317              1            2
     683.29            52770.95               52785          15.375       CANTON                                          MI               48187              1            2
     264.59            23090.52               23100            13.5       ST. PAUL                                        MN               55117              1            2
     966.07            61992.38               62000          18.625       MINNEAPOLIS                                     MN               55411              2            2
     442.56            34989.82               35000              15       CLINTON TOWNSHIP                                MI               48035              1            2
     872.95            70689.58               70712          14.625       MARICOPA                                        AZ               85239              1            2
     646.17            52749.77               52767            14.5       COVINGTON                                       GA               30014              1            2
     337.17             26242.8               26250           15.25       AURORA                                          CO               80011              1            2
    1727.07           107988.27              108000          19.125       OAKLAND                                         CA               94601              3            2
     457.94            39971.84               39980            13.5       HASTINGS                                        MN               55033              1            2
     700.03            64967.48               65000          12.625       SAN BERNARDINO                                  CA               92407              1            2
     545.96            60275.38               60300          10.375       SEAL BEACH                                      CA               90740              1            2
    1108.66            95928.72               95967          13.625       SOUTH BURLINGTON                                VT                5403              1            2
     448.41            42377.56               42400          12.375       SANFORD                                         FL               32771              1            2
     534.57            42264.71               42277              15       PRIOR LAKE                                      MN               55372              1            2
        497            43381.14               43390            13.5       LACEY                                           WA               98513              1            2
     330.04            25296.75               25300            15.5       MINNEAPOLIS                                     MN               55407              1            2
     321.12            24993.13               25000           15.25       GREENVILLE                                      TX               75402              1            2
     321.12            24993.13               25000           15.25       GREENVILLE                                      TX               75402              1            2
     476.39            38274.14               38280           14.75       LAWRENCEVILLE                                   GA               30045              1            2
     433.81            32742.01               32750           15.75       HARRISVILLE                                     UT               84404              1            2
     201.71            14998.29               15000              16       HARLINGEN                                       TX               78550              4            2
     501.48            34194.49               34200            17.5       FORT WORTH                                      TX               76119              4            2
     535.01            36996.87               37000           17.25       CRESTLINE                                       CA               92325              3            2
     1927.1           165368.11              165400           13.75       OZONE PARK                                      NY               11417              2            2
    1166.27            92957.95               93000           14.87       BOWIE                                           MD               20715              1            2
     625.22            47194.28               47200           15.75       NORTHFIELD                                      MN               55057              1            2
     352.85            24747.77               24750              17       MILWAUKEE                                       WI               53216              2            2
    2008.46           144985.28              145000            16.5       LOS ANGELES                                     CA               90027              2            2
     443.82            35094.93               35100              15       AUSTIN                                          TX               78702              1            2
     669.05            43797.08               43800           18.25       BATON ROUGE                                     LA               70820              4            2
      429.4            45965.21               46000           10.75       FRESNO                                          CA               93727              1            2
      901.7            62794.51               62800          17.125       SYRACUSE                                        UT               84075              1            2
     503.98            37486.95               37500           15.99       SPRING HILL                                     FL               34608              1            2
      944.2            78999.88               79028          14.125       ATLANTA                                         GA               30331              1            2
     214.67            18266.58               18270          13.875       MINNEAPOLIS                                     MN               55406              1            2
    1027.58           101769.21              101800           11.75       LONG BEACH                                      CA               90815              1            2
     614.49            45015.16               45020           16.25       CLINTON                                         UT               84015              1            2
     355.74            31593.17               31600           13.25       CONYERS                                         GA               30013              2            2
     449.73            31996.94               32000           16.75       COLUMBUS                                        OH               43207              1            2
     372.49            28992.05               29000           15.25       SAN ANTONIO                                     TX               78237              2            2
     494.78             41750.4               41758              14       NEWNAN                                          GA               30263              1            2
     386.68            29638.19               29642            15.5       HUMBLE                                          TX               77396              1            2
     349.53            29994.22               30000           13.75       FISHERS                                         IN               46038              1            2
     1192.3           115966.74              116000           11.99       LOS BANOS                                       CA               93635              1            2
     609.97            52789.53               52800          13.625       BRANDON                                         MS               39042              1            2
     394.74            29796.39               29800           15.75       TEMPLE                                          GA               30176              1            2
     541.26            39941.08               39950          16.125       CHESAPEAKE                                      VA               23324              2            2
     634.49            53989.89               54000          13.875       RIVERDALE                                       MD               20737              1            2
     258.45            17998.43               18000          17.125       MILWAUKEE                                       WI               53210              2            2
     422.86            38217.26               38226              13       FOUNTAIN                                        CO               80817              1            2
     421.82            36505.76               36513          13.625       CHARLOTTE                                       NC               28278              1            2
     635.81            49493.25               49500           15.25       WEST PALM BEACH                                 FL               33415              1            2
     583.24               44709               44709            15.5       WINTER HAVEN                                    FL               33880              1            2
     619.16            47094.12               47100          15.625       ARLINGTON                                       TX               76017              1            2
     572.33            50356.96               50400          13.375       AZLE                                            TX               76020              1            2
    1534.93            92986.87               93000           19.75       NEW ORLEANS                                     LA               70117              2            2
    1762.66           121879.16              121900           17.25       KIRKLAND                                        WA               98034              1            2

    PI               FDUEDATE              MDATE               ODATE              ASOFDATE            FICO          EMPLOY            RTERM            ATERM           OTERM            PPOTERM
    --               --------              -----               -----              --------            ----          ------            -----            -----           -----            -------
      123.8             4/1/2006            3/1/2036           2/16/2006            12/1/2006           768       N                       351              351             360                   0
      320.8             4/1/2006            3/1/2036           2/27/2006            12/1/2006           663       N                       351              351             360                   0
     978.54             5/1/2006            4/1/2036            3/6/2006            12/1/2006           754       N                       352              352             360                   0
     556.31             4/1/2006            3/1/2036           2/28/2006            12/1/2006           753       N                       351              351             360                   0
     363.66             4/1/2006            3/1/2021           2/13/2006            12/1/2006           571       N                       171              342             180                   0
     287.05             3/1/2006            2/1/2021           1/30/2006            12/1/2006           638       N                       170              350             180                   0
    1110.62             3/1/2006            2/1/2021           1/23/2006            12/1/2006           636       N                       170              350             180                   0
     1834.2             4/1/2006            3/1/2036           2/15/2006            12/1/2006           725       N                       351              351             360                   0
     694.56             5/1/2006            4/1/2036           3/16/2006            12/1/2006           665       N                       352              352             360                   0
      630.3             4/1/2006            3/1/2036            2/1/2006            12/1/2006           709       Y                       351              351             360                   0
     891.04             3/1/2006            2/1/2021           1/31/2006            12/1/2006           694       Y                       170              350             180                   0
     438.93             3/1/2006            2/1/2021           1/27/2006            12/1/2006           775       N                       170              350             180                   0
      178.8             4/1/2006            3/1/2036           2/17/2006            12/1/2006           788       Y                       351              351             360                   0
     393.52             4/1/2006            3/1/2036            2/7/2006            12/1/2006           802       N                       351              335             360                   0
     298.67             3/1/2006            2/1/2021           1/24/2006            12/1/2006           679       N                       170              350             180                   0
      301.1             3/1/2006            2/1/2036            2/3/2006            12/1/2006           681       N                       350              330             360                   0
     199.54             3/1/2006            2/1/2036           1/31/2006            12/1/2006           765       N                       350              349             360                   0
     266.04             5/1/2006            4/1/2036           3/13/2006            12/1/2006           727       N                       352              352             360                   0
      901.2             4/1/2006            3/1/2021           2/20/2006            12/1/2006           633       N                       171              327             180                   0
     354.26             4/1/2006            3/1/2021           2/13/2006            12/1/2006           786       N                       171              351             180                   0
     320.52             4/1/2006            3/1/2036           2/15/2006            12/1/2006           575       N                       351              351             360                   0
     433.66             4/1/2006            3/1/2036           2/17/2006            12/1/2006           729       Y                       351              351             360                   0
     345.46             4/1/2006            3/1/2021            2/7/2006            12/1/2006           503       N                       171              348             180                   0
     891.04             3/1/2006            2/1/2021           1/31/2006            12/1/2006           694       Y                       170              350             180                   0
     533.75             5/1/2006            4/1/2036           3/15/2006            12/1/2006           586       N                       352              351             360                   0
     300.02             3/1/2006            2/1/2021           1/31/2006            12/1/2006           654       N                       170              350             180                   0
     747.54             3/1/2006            2/1/2036           1/23/2006            12/1/2006           624       N                       350              350             360                   0
     457.12             4/1/2006            3/1/2021            2/1/2006            12/1/2006           604       N                       171              351             180                   0
     268.02             4/1/2006            3/1/2036           2/22/2006            12/1/2006           774       Y                       351              351             360                   0
     400.43             3/1/2006            2/1/2021           1/31/2006            12/1/2006           750       N                       170              350             180                   0
     421.16             3/1/2006            2/1/2021           2/13/2006            12/1/2006           605       N                       170              350             180                   0
     184.08             3/1/2006            2/1/2036           1/19/2006            12/1/2006           773       N                       350              341             360                   0
    1086.82             3/1/2006            2/1/2036           1/10/2006            12/1/2006           673       N                       350              349             360                   0
     339.44             4/1/2006            3/1/2036           2/13/2006            12/1/2006           641       N                       351              349             360                   0
     306.56             4/1/2006            3/1/2036            2/9/2006            12/1/2006           743       N                       351              351             360                   0
     268.02             4/1/2006            3/1/2036           2/23/2006            12/1/2006           774       Y                       351              351             360                   0
     742.72             3/1/2006            2/1/2021           1/31/2006            12/1/2006           621       N                       170              350             180                   0
      300.9             5/1/2006            4/1/2036           3/31/2006            12/1/2006           740       N                       352              352             360                   0
     171.81             4/1/2006            3/1/2036           2/10/2006            12/1/2006           688       Y                       351              351             360                   0
     348.87             4/1/2006            3/1/2036            2/1/2006            12/1/2006           659       N                       351              347             360                   0
     206.68             3/1/2006            2/1/2021            2/1/2006            12/1/2006           672       N                       170              350             180                   0
     368.84             4/1/2006            3/1/2021           2/28/2006            12/1/2006           724       N                       171              351             180                   0
     627.33             5/1/2006            4/1/2036            3/9/2006            12/1/2006           797       N                       352              352             360                   0
    1322.33             4/1/2006            3/1/2036            2/9/2006            12/1/2006           583       N                       351              349             360                   0
     417.64             4/1/2006            3/1/2036            2/1/2006            12/1/2006           672       N                       351              351             360                   0
     376.55             4/1/2006            3/1/2021            2/6/2006            12/1/2006           748       N                       171              256             180                   0
     303.95             3/1/2006            2/1/2036           1/24/2006            12/1/2006           718       N                       350              346             360                   0
     391.21             3/1/2006            2/1/2036            2/1/2006            12/1/2006           667       N                       350              350             360                   0
     891.09             3/1/2006            2/1/2021            2/1/2006            12/1/2006           743       Y                       170              350             180                   0
     576.44             3/1/2006            2/1/2036           1/13/2006            12/1/2006           510       N                       350              350             360                   0
     130.58             4/1/2006            3/1/2036           2/28/2006            12/1/2006           638       N                       351              351             360                   0
     543.26             4/1/2006            3/1/2021            2/2/2006            12/1/2006           725       N                       171              347             180                   0
     978.52             4/1/2006            3/1/2021           2/10/2006            12/1/2006           658       N                       171              351             180                   0
     714.24             4/1/2006            3/1/2036           2/16/2006            12/1/2006           648       N                       351              351             360                   0
     503.57             5/1/2006            4/1/2036           3/23/2006            12/1/2006           685       N                       352              352             360                   0
     698.96             3/1/2006            2/1/2036           1/27/2006            12/1/2006           709       N                       350              350             360                   0
     627.79             4/1/2006            3/1/2036           2/10/2006            12/1/2006           735       N                       351              350             360                   0
     470.77             4/1/2006            3/1/2036            2/3/2006            12/1/2006           536       N                       351              351             360                   0
     844.09             5/1/2006            4/1/2036            3/7/2006            12/1/2006           695       Y                       352              352             360                   0
     948.59             3/1/2006            2/1/2036           1/24/2006            12/1/2006           677       N                       350              350             360                   0
    1358.11             4/1/2006            3/1/2021            2/2/2006            12/1/2006           716       N                       171              347             180                   0
     111.04             4/1/2006            3/1/2036           2/22/2006            12/1/2006           681       N                       351              351             360                   0
     750.89             4/1/2006            3/1/2036            2/8/2006            12/1/2006           514       N                       351              351             360                   0
     298.37             4/1/2006            3/1/2036            2/8/2006            12/1/2006           752       N                       351              351             360                   0
        349             3/1/2006            2/1/2021           1/30/2006            12/1/2006           787       N                       170              285             180                   0
     370.56             4/1/2006            3/1/2036            2/6/2006            12/1/2006           699       N                       351              351             360                   0
     158.24             5/1/2006            4/1/2036            3/3/2006            12/1/2006           642       N                       352              352             360                   0
     561.35             5/1/2006            4/1/2036           3/14/2006            12/1/2006           532       N                       352              352             360                   0
     145.46             4/1/2006            3/1/2036           2/10/2006            12/1/2006           698       N                       351              349             360                   0
     801.79             4/1/2006            3/1/2036           2/24/2006            12/1/2006           591       N                       351              351             360                   0
     307.18             3/1/2006            2/1/2021           1/26/2006            12/1/2006           638       N                       170              347             180                   0
     472.48             4/1/2006            3/1/2036           2/21/2006            12/1/2006           779       Y                       351              351             360                   0
      755.1             4/1/2006            3/1/2036           2/16/2006            12/1/2006           639       N                       351              351             360                   0
     225.21             4/1/2006            3/1/2036           2/24/2006            12/1/2006           728       Y                       351              347             360                   0
     631.74             4/1/2006            3/1/2036           2/16/2006            12/1/2006           701       Y                       351              350             360                   0
        306             5/1/2006            4/1/2036           3/14/2006            12/1/2006           706       N                       352              352             360                   0
     474.17             4/1/2006            3/1/2036           2/20/2006            12/1/2006           740       N                       351              307             360                   0
     249.73             4/1/2006            3/1/2021            2/9/2006            12/1/2006           668       Y                       171              346             180                   0
      271.9             4/1/2006            3/1/2036           2/22/2006            12/1/2006           774       N                       351              345             360                   0
     269.91             4/1/2006            3/1/2021           2/27/2006            12/1/2006           798       N                       171              346             180                   0
     212.51             4/1/2006            3/1/2036           2/14/2006            12/1/2006           676       N                       351              351             360                   0
     432.44             4/1/2006            3/1/2036           2/15/2006            12/1/2006           743       N                       351              351             360                   0
     813.63             4/1/2006            3/1/2021           2/17/2006            12/1/2006           686       N                       171              351             180                   0
     954.35             3/1/2006            2/1/2036           1/30/2006            12/1/2006           795       N                       350              350             360                   0
     343.92             4/1/2006            3/1/2021           2/17/2006            12/1/2006           800       N                       171              171             180                   0
     837.02             3/1/2006            2/1/2021           1/26/2006            12/1/2006           665       N                       170              350             180                   0
     258.62             4/1/2006            3/1/2036           2/15/2006            12/1/2006           717       N                       351              243             360                   0
     544.09             3/1/2006            2/1/2036           1/27/2006            12/1/2006           770       N                       350              349             360                   0
     728.12             3/1/2006            2/1/2036           1/30/2006            12/1/2006           742       N                       350              350             360                   0
      447.4             5/1/2006            4/1/2036           3/10/2006            12/1/2006           681       N                       352              352             360                   0
     452.27             5/1/2006            4/1/2036            3/6/2006            12/1/2006           662       Y                       352              352             360                   0
     250.11             4/1/2006            3/1/2036           2/24/2006            12/1/2006           686       N                       351              351             360                   0
     312.92             4/1/2006            3/1/2036            3/2/2006            12/1/2006           718       N                       351              349             360                   0
     424.78             3/1/2006            2/1/2036           1/25/2006            12/1/2006           682       N                       350              350             360                   0
     337.95             4/1/2006            3/1/2021           2/27/2006            12/1/2006           682       N                       171              351             180                   0
     336.34             4/1/2006            3/1/2036           2/17/2006            12/1/2006           756       N                       351              350             360                   0
     524.46             4/1/2006            3/1/2021            2/6/2006            12/1/2006           691       N                       171              343             180                   0
     629.89             4/1/2006            3/1/2036           2/24/2006            12/1/2006           654       N                       351              351             360                   0
      192.1             3/1/2006            2/1/2021            2/3/2006            12/1/2006           762       N                       170              349             180                   0
     360.01             4/1/2006            3/1/2036           2/14/2006            12/1/2006           699       N                       351              349             360                   0
     715.06             5/1/2006            4/1/2021           3/17/2006            12/1/2006           697       N                       172              352             180                   0
     304.17             4/1/2006            3/1/2036           2/14/2006            12/1/2006           727       N                       351              351             360                   0
     326.24             3/1/2006            2/1/2036            2/1/2006            12/1/2006           730       N                       350              350             360                   0
      807.4             4/1/2006            3/1/2036            2/1/2006            12/1/2006           629       Y                       351              351             360                   0
     220.79             3/1/2006            2/1/2036           1/30/2006            12/1/2006           689       N                       350              328             360                   0
     820.31             4/1/2006            3/1/2036           2/17/2006            12/1/2006           711       N                       351              351             360                   0
     354.72             4/1/2006            3/1/2036           2/15/2006            12/1/2006           765       N                       351              351             360                   0
     520.78             4/1/2006            3/1/2036            2/7/2006            12/1/2006           670       N                       351              351             360                   0
     259.96             3/1/2006            2/1/2021           1/23/2006            12/1/2006           599       N                       170              350             180                   0
     652.16             4/1/2006            3/1/2036            2/7/2006            12/1/2006           726       N                       351              351             360                   0
     200.16             5/1/2006            4/1/2036           3/16/2006            12/1/2006           629       N                       352              352             360                   0
     330.01             3/1/2006            2/1/2036           1/26/2006            12/1/2006           670       N                       350              350             360                   0
     215.35             4/1/2006            3/1/2036           2/28/2006            12/1/2006           698       N                       351              351             360                   0
     521.01             2/1/2006            1/1/2036           12/6/2005            12/1/2006           732       N                       349               69             360                   0
      296.3             3/1/2006            2/1/2021           1/12/2006            12/1/2006           657       N                       170              350             180                   0
     608.85             3/1/2006            2/1/2021           1/10/2006            12/1/2006           676       N                       170              350             180                   0
     492.88             3/1/2006            2/1/2021           1/23/2006            12/1/2006           682       N                       170              350             180                   0
     259.51             4/1/2006            3/1/2021            2/1/2006            12/1/2006           586       N                       171              351             180                   0
     128.87             2/1/2006            1/1/2036          12/29/2005            12/1/2006           646       N                       349              347             360                   0
     246.05             4/1/2006            3/1/2036           2/15/2006            12/1/2006           769       N                       351              351             360                   0
     273.63             5/1/2006            4/1/2036            3/2/2006            12/1/2006           736       N                       352              352             360                   0
     450.31             2/1/2006            1/1/2036          12/13/2005            12/1/2006           647       N                       349              349             360                   0
     382.76             2/1/2006            1/1/2036          12/19/2005            12/1/2006           676       N                       349              349             360                   0
     383.58             2/1/2006            1/1/2021          12/21/2005            12/1/2006           700       N                       169              346             180                   0
     239.97             2/1/2006            1/1/2021           12/9/2005            12/1/2006           735       N                       169              343             180                   0
    1734.96             3/1/2006            2/1/2021           2/13/2006            12/1/2006           695       N                       170              350             180                   0
     180.62             3/1/2006            2/1/2021           1/30/2006            12/1/2006           757       N                       170              170             180                   0
     570.62             2/1/2006            1/1/2021          12/16/2005            12/1/2006           703       N                       169              349             180                   0
     670.12             5/1/2006            4/1/2036            3/3/2006            12/1/2006           710       N                       352              352             360                   0
     326.21             3/1/2006            2/1/2036            1/3/2006            12/1/2006           663       Y                       350              348             360                   0
        352             2/1/2006            1/1/2036          12/27/2005            12/1/2006           732       N                       349              349             360                   0
     815.63             1/1/2006           12/1/2035          11/30/2005            12/1/2006           745       N                       348              348             360                   0
     374.98             3/1/2006            2/1/2036           1/31/2006            12/1/2006           793       N                       350              350             360                   0
     178.25             3/1/2006            2/1/2036           1/23/2006            12/1/2006           750       N                       350              349             360                   0
     289.79             3/1/2006            2/1/2021            2/3/2006            12/1/2006           678       N                       170              309             180                   0
     311.85             3/1/2006            2/1/2036           1/31/2006            12/1/2006           761       N                       350              350             360                   0
     344.31             2/1/2006            1/1/2021          12/28/2005            12/1/2006           540       N                       169              349             180                   0
     443.41             3/1/2006            2/1/2036           1/31/2006            12/1/2006           588       N                       350              349             360                   0
      626.4             4/1/2006            3/1/2021            2/3/2006            12/1/2006           780       Y                       171              321             180                   0
     144.62             2/1/2006            1/1/2021          12/19/2005            12/1/2006           713       N                       169              349             180                   0
    1505.86             3/1/2006            2/1/2021           1/17/2006            12/1/2006           682       N                       170              350             180                   0
     1230.8             5/1/2006            4/1/2021           3/16/2006            12/1/2006           748       N                       172              352             180                   0
     201.01             3/1/2006            2/1/2021            1/6/2006            12/1/2006           796       N                       170              347             180                   0
     457.97             2/1/2006            1/1/2021          12/22/2005            12/1/2006           676       N                       169              349             180                   0
      463.5             2/1/2006            1/1/2021          12/22/2005            12/1/2006           676       N                       169              349             180                   0
     409.56             2/1/2006            1/1/2021          12/22/2005            12/1/2006           715       N                       169              349             180                   0
    1153.75             4/1/2006            3/1/2036           2/20/2006            12/1/2006           657       N                       351              351             360                   0
      279.2             2/1/2006            1/1/2021          12/29/2005            12/1/2006           673       N                       169              348             180                   0
     252.81             3/1/2006            2/1/2021           1/20/2006            12/1/2006           755       N                       170              308             180                   0
     570.82             3/1/2006            2/1/2021           1/12/2006            12/1/2006           682       N                       170              350             180                   0
     657.86             2/1/2006            1/1/2021          12/30/2005            12/1/2006           719       N                       169              325             180                   0
     306.78             2/1/2006            1/1/2036          12/29/2005            12/1/2006           766       N                       349              349             360                   0
     197.22             8/1/2005            7/1/2020           6/17/2005            12/1/2006           791       N                       163              343             180                   0
      485.8            11/1/2005           10/1/2035            9/8/2005            12/1/2006           628       N                       346              346             360                   0
      96.11            12/1/2005           11/1/2035          10/28/2005            12/1/2006           768       N                       347              338             360                   0
     592.06             3/1/2006            2/1/2036           1/30/2006            12/1/2006           755       N                       350              349             360                   0
     246.87            10/1/2005            9/1/2035           8/26/2005            12/1/2006           700       N                       345              344             360                   0
     452.47            11/1/2005           10/1/2035            9/6/2005            12/1/2006           730       N                       346              346             360                   0
     863.99            10/1/2005            9/1/2020            9/1/2005            12/1/2006           608       N                       165              345             180                   0
     259.87            10/1/2005            9/1/2020            8/8/2005            12/1/2006           670       N                       165              345             180                   0
     404.27             2/1/2006            1/1/2021          12/27/2005            12/1/2006           695       N                       169              344             180                   0
     304.35             9/1/2005            8/1/2020           7/25/2005            12/1/2006           743       N                       164              344             180                   0
      76.18             8/1/2005            7/1/2035           6/27/2005            12/1/2006           575       N                       343              331             360                   0
     312.95             8/1/2005            7/1/2020           6/10/2005            12/1/2006           772       N                       163              335             180                   0
     497.49             8/1/2005            7/1/2035           6/17/2005            12/1/2006           794       N                       343              343             360                   0
     208.86            10/1/2005            9/1/2035            8/3/2005            12/1/2006           641       N                       345              333             360                   0
     154.76             7/1/2005            6/1/2020           5/27/2005            12/1/2006           720       N                       162              341             180                   0
     157.79             4/1/2005            3/1/2020            2/4/2005            12/1/2006           738       N                       159              339             180                   0
     253.84             4/1/2005            3/1/2020            2/4/2005            12/1/2006           738       N                       159              339             180                   0
     395.13             4/1/2006            3/1/2036           2/22/2006            12/1/2006           813       N                       351              351             360                   0
     232.72             9/1/2005            8/1/2020            7/8/2005            12/1/2006           654       N                       164              343             180                   0
     413.74             1/1/2006           12/1/2035          11/11/2005            12/1/2006           660       N                       348              347             360                   0
      91.34             2/1/2006            1/1/2021            1/3/2006            12/1/2006           709       N                       169              349             180                   0
      698.4             4/1/2006            3/1/2021            2/2/2006            12/1/2006           738       N                       171              351             180                   0
     238.42             2/1/2006            1/1/2036          11/29/2005            12/1/2006           633       N                       349              341             360                   0
     246.24             5/1/2006            4/1/2036            3/1/2006            12/1/2006           719       N                       352              352             360                   0
    2549.97             4/1/2006            3/1/2036           2/28/2006            12/1/2006           760       N                       351              351             360                   0
     158.23             2/1/2006            1/1/2021           12/1/2005            12/1/2006           777       N                       169              349             180                   0
     237.02             3/1/2006            2/1/2021           1/24/2006            12/1/2006           521       N                       170              350             180                   0
     275.65             4/1/2006            3/1/2021           2/14/2006            12/1/2006           658       N                       171              351             180                   0
     188.34             1/1/2006           12/1/2035           11/4/2005            12/1/2006           756       N                       348              348             360                   0
     137.23             3/1/2006            2/1/2036            1/5/2006            12/1/2006           724       Y                       350              350             360                   0
     430.26             2/1/2006            1/1/2036          12/22/2005            12/1/2006           729       N                       349              339             360                   0
     138.04            12/1/2005           11/1/2020          10/21/2005            12/1/2006           729       N                       167              164             180                   0
     587.01            12/1/2005           11/1/2035          10/28/2005            12/1/2006           827       N                       347              337             360                   0
      82.17            12/1/2005           11/1/2035          10/28/2005            12/1/2006           785       N                       347              347             360                   0
     588.85            10/1/2005            9/1/2035           9/27/2005            12/1/2006           782       N                       345              339             360                   0
      242.5             2/1/2006            1/1/2036          12/22/2005            12/1/2006           705       N                       349              345             360                   0
     370.92             1/1/2006           12/1/2035          11/16/2005            12/1/2006           764       N                       348              348             360                   0
     480.44             3/1/2006            2/1/2036            2/2/2006            12/1/2006           706       N                       350              350             360                   0
      268.2             4/1/2006            3/1/2036           2/14/2006            12/1/2006           752       N                       351              320             360                   0
     173.67             3/1/2006            2/1/2021           1/26/2006            12/1/2006           683       N                       170              346             180                   0
     798.48             5/1/2006            4/1/2021            3/1/2006            12/1/2006           736       N                       172              322             180                   0
     448.22             4/1/2006            3/1/2036            2/3/2006            12/1/2006           783       N                       351              351             360                   0
     783.54             4/1/2006            3/1/2021           2/21/2006            12/1/2006           763       N                       171              296             180                   0
     323.65             4/1/2006            3/1/2036            2/3/2006            12/1/2006           562       N                       351              351             360                   0
      363.6             3/1/2006            2/1/2021           1/12/2006            12/1/2006           691       N                       170              349             180                   0
     565.55             4/1/2006            3/1/2036            2/8/2006            12/1/2006           664       N                       351              350             360                   0
     561.62             3/1/2006            2/1/2021           1/26/2006            12/1/2006           631       N                       170              350             180                   0
     244.66             5/1/2006            4/1/2036            3/8/2006            12/1/2006           765       N                       352              352             360                   0
      518.2             3/1/2006            2/1/2036           1/25/2006            12/1/2006           622       Y                       350              350             360                   0
     696.16             3/1/2006            2/1/2036           2/28/2006            12/1/2006           669       N                       350              346             360                   0
      793.8             3/1/2006            2/1/2021           1/19/2006            12/1/2006           715       N                       170              350             180                   0
     539.42             3/1/2006            2/1/2021           1/17/2006            12/1/2006           705       N                       170              350             180                   0
     460.22             4/1/2006            3/1/2036            2/3/2006            12/1/2006           728       N                       351              351             360                   0
     336.62             5/1/2006            4/1/2036            3/2/2006            12/1/2006           568       N                       352              352             360                   0
     417.23             4/1/2006            3/1/2036           2/16/2006            12/1/2006           698       N                       351              351             360                   0
     316.89             3/1/2006            2/1/2021           1/25/2006            12/1/2006           657       N                       170              350             180                   0
     158.67             4/1/2006            3/1/2036            2/6/2006            12/1/2006           690       N                       351              351             360                   0
     785.01             4/1/2006            3/1/2036           2/28/2006            12/1/2006           647       N                       351              350             360                   0
     195.33             3/1/2006            2/1/2021           1/31/2006            12/1/2006           716       N                       170              349             180                   0
     345.77             3/1/2006            2/1/2036           1/24/2006            12/1/2006           730       N                       350              337             360                   0
     812.23             3/1/2006            2/1/2021           1/17/2006            12/1/2006           693       N                       170              350             180                   0
     540.03             4/1/2006            3/1/2036           2/17/2006            12/1/2006           637       N                       351              351             360                   0
     285.07             3/1/2006            2/1/2021           1/26/2006            12/1/2006           664       N                       170              348             180                   0
     338.07             4/1/2006            3/1/2036            2/2/2006            12/1/2006           637       N                       351              351             360                   0
     126.69             3/1/2006            2/1/2036            2/3/2006            12/1/2006           790       N                       350              349             360                   0
     429.17             3/1/2006            2/1/2021           1/13/2006            12/1/2006           743       N                       170              350             180                   0
     279.62             4/1/2006            3/1/2021            2/3/2006            12/1/2006           602       N                       171              351             180                   0
     141.19             4/1/2006            3/1/2021            2/3/2006            12/1/2006           745       N                       171              171             180                   0
    1274.69             3/1/2006            2/1/2036            2/1/2006            12/1/2006           528       N                       350              349             360                   0
      598.9             4/1/2006            3/1/2036           2/15/2006            12/1/2006           743       Y                       351              351             360                   0
     662.51             3/1/2006            2/1/2021           1/27/2006            12/1/2006           666       N                       170              349             180                   0
     153.46             3/1/2006            2/1/2021            2/1/2006            12/1/2006           684       N                       170              350             180                   0
      93.35             4/1/2006            3/1/2036            2/7/2006            12/1/2006           686       Y                       351              302             360                   0
     298.42             4/1/2006            3/1/2036            2/9/2006            12/1/2006           680       Y                       351              346             360                   0
     532.05             3/1/2006            2/1/2036           1/12/2006            12/1/2006           700       N                       350              350             360                   0
     884.33             4/1/2006            3/1/2021           2/15/2006            12/1/2006           721       N                       171              351             180                   0
     594.26             3/1/2006            2/1/2021            1/4/2006            12/1/2006           649       N                       170              350             180                   0
     373.33             4/1/2006            3/1/2036           2/22/2006            12/1/2006           785       N                       351              351             360                   0
    1286.45             3/1/2006            2/1/2021            1/3/2006            12/1/2006           720       N                       170              336             180                   0
     596.59             4/1/2006            3/1/2021           1/31/2006            12/1/2006           687       Y                       171              351             180                   0
     272.44             4/1/2006            3/1/2036           1/26/2006            12/1/2006           714       Y                       351              332             360                   0
     509.08             2/1/2006            1/1/2021          12/30/2005            12/1/2006           661       N                       169              349             180                   0
      355.9             3/1/2006            2/1/2021           1/24/2006            12/1/2006           698       N                       170              350             180                   0
     703.36             2/1/2006            1/1/2021           1/26/2006            12/1/2006           719       Y                       169              349             180                   0
     186.91             3/1/2006            2/1/2021           1/13/2006            12/1/2006           799       N                       170              107             180                   0
     417.56             2/1/2006            1/1/2036          12/28/2005            12/1/2006           739       N                       349              349             360                   0
      239.8             2/1/2006            1/1/2021          12/23/2005            12/1/2006           597       N                       169              348             180                   0
     187.42             2/1/2006            1/1/2021          12/27/2005            12/1/2006           647       N                       169              349             180                   0
      381.9             3/1/2006            2/1/2036            2/1/2006            12/1/2006           699       N                       350              349             360                   0
     655.61             3/1/2006            2/1/2021           1/20/2006            12/1/2006           728       N                       170              350             180                   0
     329.31             3/1/2006            2/1/2036           1/19/2006            12/1/2006           655       N                       350              350             360                   0
     498.31             2/1/2006            1/1/2036          12/28/2005            12/1/2006           756       N                       349              349             360                   0
     279.15             4/1/2006            3/1/2036           2/23/2006            12/1/2006           762       N                       351              350             360                   0
     209.18             4/1/2006            3/1/2036           2/17/2006            12/1/2006           789       N                       351              351             360                   0
     163.02             4/1/2006            3/1/2021           2/14/2006            12/1/2006           791       N                       171              307             180                   0
     310.18             3/1/2006            2/1/2036           1/20/2006            12/1/2006           710       N                       350              348             360                   0
     238.17             4/1/2006            3/1/2036            2/7/2006            12/1/2006           745       N                       351              334             360                   0
     127.71             4/1/2006            3/1/2036            2/2/2006            12/1/2006           804       N                       351              351             360                   0
     171.11             4/1/2006            3/1/2036            2/3/2006            12/1/2006           739       N                       351              351             360                   0
     150.25             3/1/2006            2/1/2036           1/20/2006            12/1/2006           742       N                       350              350             360                   0
     604.79             5/1/2006            4/1/2021            3/3/2006            12/1/2006           663       N                       172              351             180                   0
     183.42             3/1/2006            2/1/2021            1/6/2006            12/1/2006           635       N                       170              350             180                   0
     620.95             2/1/2006            1/1/2021          12/29/2005            12/1/2006           693       N                       169              349             180                   0
     388.12             3/1/2006            2/1/2021           1/13/2006            12/1/2006           679       Y                       170              341             180                   0
    1193.12             3/1/2006            2/1/2021            1/9/2006            12/1/2006           668       N                       170              344             180                   0
     240.53             4/1/2006            3/1/2021            2/8/2006            12/1/2006           681       N                       171              351             180                   0
      206.2             4/1/2006            3/1/2036            2/6/2006            12/1/2006           706       N                       351              351             360                   0
     187.82             4/1/2006            3/1/2036            2/7/2006            12/1/2006           755       N                       351              351             360                   0
     658.61             3/1/2006            2/1/2021           1/11/2006            12/1/2006           682       N                       170              350             180                   0
     144.61             3/1/2006            2/1/2021           1/20/2006            12/1/2006           746       N                       170              340             180                   0
     586.99             3/1/2006            2/1/2021           1/26/2006            12/1/2006           707       N                       170              348             180                   0
     331.33             4/1/2006            3/1/2036           2/10/2006            12/1/2006           744       N                       351              351             360                   0
     166.45             4/1/2006            3/1/2021           2/24/2006            12/1/2006           731       N                       171              351             180                   0
     256.59             4/1/2006            3/1/2021           2/28/2006            12/1/2006           581       N                       171              351             180                   0
     474.85             5/1/2006            4/1/2036           3/24/2006            12/1/2006           602       N                       352              351             360                   0
     226.22             5/1/2006            4/1/2036           3/24/2006            12/1/2006           689       N                       352              352             360                   0
      391.3             5/1/2006            4/1/2036           3/15/2006            12/1/2006           694       N                       352              352             360                   0
     683.93             5/1/2006            4/1/2036           3/29/2006            12/1/2006           727       N                       352              352             360                   0
     423.24             5/1/2006            4/1/2036           3/27/2006            12/1/2006           782       N                       352              351             360                   0
     414.63             5/1/2006            4/1/2021           3/17/2006            12/1/2006           679       Y                       172              352             180                   0
     555.39             5/1/2006            4/1/2036           3/15/2006            12/1/2006           712       N                       352              352             360                   0
     251.99             4/1/2006            3/1/2036           2/28/2006            12/1/2006           672       N                       351              351             360                   0
     435.03             5/1/2006            4/1/2036            3/3/2006            12/1/2006           586       N                       352              349             360                   0
     267.44             5/1/2006            4/1/2021           3/10/2006            12/1/2006           717       N                       172              351             180                   0
     300.87             5/1/2006            4/1/2036           3/10/2006            12/1/2006           780       N                       352              352             360                   0
     369.07             4/1/2006            3/1/2021            3/1/2006            12/1/2006           673       N                       171              351             180                   0
     515.44             5/1/2006            4/1/2021            3/8/2006            12/1/2006           695       N                       172              349             180                   0
     915.76             5/1/2006            4/1/2036           3/20/2006            12/1/2006           680       Y                       352              352             360                   0
     277.85             5/1/2006            4/1/2036           3/13/2006            12/1/2006           706       Y                       352              352             360                   0
     348.58             5/1/2006            4/1/2036            3/6/2006            12/1/2006           748       N                       352              352             360                   0
     412.35             5/1/2006            4/1/2021           3/10/2006            12/1/2006           668       N                       172              349             180                   0
     365.49             4/1/2006            3/1/2036           2/24/2006            12/1/2006           633       Y                       351              351             360                   0
     758.84             5/1/2006            4/1/2036           3/24/2006            12/1/2006           766       N                       352              352             360                   0
     364.89             5/1/2006            4/1/2021           3/24/2006            12/1/2006           709       N                       172              352             180                   0
     240.66             5/1/2006            4/1/2021           3/22/2006            12/1/2006           700       N                       172              352             180                   0
     259.87             5/1/2006            4/1/2021           3/22/2006            12/1/2006           700       N                       172              352             180                   0
     277.43             5/1/2006            4/1/2036           3/30/2006            12/1/2006           762       N                       352              348             360                   0
     329.89             5/1/2006            4/1/2036           3/24/2006            12/1/2006           759       N                       352              349             360                   0
     258.47             5/1/2006            4/1/2036           3/14/2006            12/1/2006           728       N                       352              351             360                   0
    1008.16             5/1/2006            4/1/2036           3/13/2006            12/1/2006           730       N                       352              327             360                   0
      608.1             5/1/2006            4/1/2036           3/23/2006            12/1/2006           683       Y                       352              338             360                   0
     307.76             5/1/2006            4/1/2036           3/17/2006            12/1/2006           753       N                       352              352             360                   0
     410.15             5/1/2006            4/1/2036            3/1/2006            12/1/2006           643       N                       352              348             360                   0
     281.23             5/1/2006            4/1/2036           3/10/2006            12/1/2006           788       N                       352              352             360                   0
     405.88             5/1/2006            4/1/2021            3/8/2006            12/1/2006           768       N                       172              351             180                   0
     391.23             5/1/2006            4/1/2021            3/9/2006            12/1/2006           718       N                       172              352             180                   0
     189.98             5/1/2006            4/1/2036           3/29/2006            12/1/2006           657       N                       352              352             360                   0
     301.86             5/1/2006            4/1/2036            3/9/2006            12/1/2006           595       Y                       352              350             360                   0
     407.57             4/1/2006            3/1/2036           2/23/2006            12/1/2006           709       N                       351              351             360                   0
      282.7             5/1/2006            4/1/2036           3/13/2006            12/1/2006           706       Y                       352              352             360                   0
     319.84             5/1/2006            4/1/2036           3/22/2006            12/1/2006           685       N                       352              352             360                   0
     421.53             5/1/2006            4/1/2036           3/17/2006            12/1/2006           724       N                       352              351             360                   0
    1658.26             4/1/2006            3/1/2036           2/28/2006            12/1/2006           695       N                       351              342             360                   0
     567.64             5/1/2006            4/1/2036            3/8/2006            12/1/2006           770       N                       352              350             360                   0
     629.98             4/1/2006            3/1/2036           2/24/2006            12/1/2006           671       N                       351              351             360                   0
     568.84             4/1/2006            3/1/2036           2/28/2006            12/1/2006           737       N                       351              351             360                   0
     384.46             5/1/2006            4/1/2036            3/1/2006            12/1/2006           667       N                       352              352             360                   0
     956.09             5/1/2006            4/1/2021           3/13/2006            12/1/2006           731       Y                       172              352             180                   0
     234.76             4/1/2006            3/1/2021           2/23/2006            12/1/2006           672       N                       171              350             180                   0
     320.51             4/1/2006            3/1/2036            3/3/2006            12/1/2006           680       Y                       351              351             360                   0
     749.67             5/1/2006            4/1/2036           3/10/2006            12/1/2006           793       N                       352              352             360                   0
     748.66             4/1/2006            3/1/2021           2/27/2006            12/1/2006           713       Y                       171              325             180                   0
     497.81             5/1/2006            4/1/2036           3/22/2006            12/1/2006           589       N                       352              348             360                   0
     676.31             4/1/2006            3/1/2036            3/1/2006            12/1/2006           592       N                       351              351             360                   0
     330.95             4/1/2006            3/1/2036           2/22/2006            12/1/2006           766       N                       351              351             360                   0
     630.93             5/1/2006            4/1/2036            3/8/2006            12/1/2006           705       N                       352              351             360                   0
     271.22             5/1/2006            4/1/2036            3/1/2006            12/1/2006           606       N                       352              310             360                   0
     258.21             4/1/2006            3/1/2036            3/1/2006            12/1/2006           716       Y                       351              330             360                   0
     567.09             4/1/2006            3/1/2021            3/2/2006            12/1/2006           654       N                       171              351             180                   0
     877.78             4/1/2006            3/1/2036            3/1/2006            12/1/2006           600       N                       351              351             360                   0
     737.65             5/1/2006            4/1/2021            3/8/2006            12/1/2006           696       N                       172              352             180                   0
     418.49             5/1/2006            4/1/2021           3/14/2006            12/1/2006           774       N                       172              352             180                   0
     930.64             5/1/2006            4/1/2021           3/10/2006            12/1/2006           745       N                       172              352             180                   0
     288.33             5/1/2006            4/1/2021           3/15/2006            12/1/2006           776       N                       172              352             180                   0
     447.12             4/1/2006            3/1/2021           2/27/2006            12/1/2006           720       N                       171              348             180                   0
      537.3             4/1/2006            3/1/2036            3/2/2006            12/1/2006           691       Y                       351              336             360                   0
     415.38             5/1/2006            4/1/2036            3/2/2006            12/1/2006           778       N                       352              352             360                   0
     942.89             5/1/2006            4/1/2021            3/8/2006            12/1/2006           729       N                       172              352             180                   0
     559.51             4/1/2006            3/1/2036            3/3/2006            12/1/2006           780       N                       351              351             360                   0
     438.21             4/1/2006            3/1/2036            3/2/2006            12/1/2006           728       N                       351              325             360                   0
     354.86             5/1/2006            4/1/2021           3/10/2006            12/1/2006           677       N                       172              352             180                   0
     515.49             5/1/2006            4/1/2021           2/28/2006            12/1/2006           687       N                       172              352             180                   0
     513.71             5/1/2006            4/1/2036           3/13/2006            12/1/2006           777       N                       352              344             360                   0
     624.25             5/1/2006            4/1/2036           3/15/2006            12/1/2006           741       N                       352              352             360                   0
     490.64             4/1/2006            3/1/2036           2/17/2006            12/1/2006           752       N                       351              351             360                   0
     412.92             5/1/2006            4/1/2036           3/13/2006            12/1/2006           758       N                       352              352             360                   0
     410.04             5/1/2006            4/1/2036           3/24/2006            12/1/2006           677       N                       352              352             360                   0
     739.36             5/1/2006            4/1/2036           3/28/2006            12/1/2006           726       N                       352              352             360                   0
     677.05             5/1/2006            4/1/2036           3/23/2006            12/1/2006           749       N                       352              352             360                   0
     939.24             5/1/2006            4/1/2036           3/24/2006            12/1/2006           635       Y                       352              352             360                   0
     115.53             5/1/2006            4/1/2036           3/31/2006            12/1/2006           734       N                       352              241             360                   0
     886.82             5/1/2006            4/1/2036           3/23/2006            12/1/2006           678       N                       352              352             360                   0
     385.55             5/1/2006            4/1/2021           3/29/2006            12/1/2006           775       N                       172              352             180                   0
     923.81             5/1/2006            4/1/2021           3/27/2006            12/1/2006           726       N                       172              352             180                   0
     286.78             5/1/2006            4/1/2036           3/30/2006            12/1/2006           738       N                       352              349             360                   0
     340.85             5/1/2006            4/1/2036           3/20/2006            12/1/2006           715       N                       352              352             360                   0
     295.52             5/1/2006            4/1/2036           3/29/2006            12/1/2006           720       N                       352              352             360                   0
     343.62             5/1/2006            4/1/2036           3/24/2006            12/1/2006           623       Y                       352              352             360                   0
     849.58             5/1/2006            4/1/2036           3/24/2006            12/1/2006           736       N                       352              352             360                   0
     255.95             5/1/2006            4/1/2036           3/17/2006            12/1/2006           700       N                       352              352             360                   0
     323.03             5/1/2006            4/1/2036           3/20/2006            12/1/2006           762       N                       352              352             360                   0
     262.84             5/1/2006            4/1/2036           3/17/2006            12/1/2006           697       N                       352              351             360                   0
    1061.95             5/1/2006            4/1/2036           3/20/2006            12/1/2006           641       N                       352              352             360                   0
     546.83             5/1/2006            4/1/2036           3/14/2006            12/1/2006           633       N                       352              352             360                   0
      648.9             5/1/2006            4/1/2036           3/23/2006            12/1/2006           666       Y                       352              353             360                   0
    1118.02             5/1/2006            4/1/2021           3/28/2006            12/1/2006           726       N                       172              352             180                   0
    2291.29             6/1/2006            5/1/2021            4/3/2006            12/1/2006           638       N                       173              353             180                   0
     300.36             5/1/2006            4/1/2036           3/30/2006            12/1/2006           691       Y                       352              349             360                   0
      881.8             5/1/2006            4/1/2036           3/31/2006            12/1/2006           728       N                       352              352             360                   0
     772.86             5/1/2006            4/1/2036           3/29/2006            12/1/2006           773       N                       352              352             360                   0
     292.08             5/1/2006            4/1/2036           3/30/2006            12/1/2006           656       N                       352              352             360                   0
     460.46             5/1/2006            4/1/2036           3/31/2006            12/1/2006           711       Y                       352              352             360                   0
      289.7             5/1/2006            4/1/2036           3/29/2006            12/1/2006           774       Y                       352              352             360                   0
     496.76             5/1/2006            4/1/2036           3/31/2006            12/1/2006           716       N                       352              352             360                   0
     687.83             5/1/2006            4/1/2036           3/24/2006            12/1/2006           654       N                       352              352             360                   0
     274.04             5/1/2006            4/1/2036           3/23/2006            12/1/2006           738       N                       352              352             360                   0
     930.23             5/1/2006            4/1/2021           3/20/2006            12/1/2006           710       N                       172              351             180                   0
     360.01             5/1/2006            4/1/2036           3/30/2006            12/1/2006           601       N                       352              347             360                   0
     644.05             5/1/2006            4/1/2036           3/31/2006            12/1/2006           713       N                       352              351             360                   0
     328.26             5/1/2006            4/1/2036           3/28/2006            12/1/2006           589       N                       352              323             360                   0
     289.77             5/1/2006            4/1/2036           3/23/2006            12/1/2006           655       N                       352              352             360                   0
      713.3             5/1/2006            4/1/2036           3/30/2006            12/1/2006           644       N                       352              352             360                   0
     309.26             5/1/2006            4/1/2036           3/20/2006            12/1/2006           691       Y                       352              349             360                   0
     291.98             5/1/2006            4/1/2021           3/20/2006            12/1/2006           722       N                       172              172             180                   0
     828.43             5/1/2006            4/1/2036           3/17/2006            12/1/2006           740       N                       352              352             360                   0
     273.47             5/1/2006            4/1/2021           3/20/2006            12/1/2006           697       N                       172              349             180                   0
     637.12             5/1/2006            4/1/2021           3/13/2006            12/1/2006           720       N                       172              351             180                   0
     655.74             5/1/2006            4/1/2036           3/27/2006            12/1/2006           701       Y                       352              352             360                   0
    1125.44             5/1/2006            4/1/2036           3/14/2006            12/1/2006           644       N                       352              352             360                   0
     152.24             5/1/2006            4/1/2021            3/9/2006            12/1/2006           678       Y                       172              352             180                   0
     383.14             5/1/2006            4/1/2036           3/10/2006            12/1/2006           769       N                       352              352             360                   0
     543.06             5/1/2006            4/1/2021            3/7/2006            12/1/2006           743       N                       172              352             180                   0
     883.77             5/1/2006            4/1/2021            3/9/2006            12/1/2006           683       N                       172              349             180                   0
     708.14             5/1/2006            4/1/2021            3/8/2006            12/1/2006           667       N                       172              172             180                   0
     264.41             5/1/2006            4/1/2036            3/9/2006            12/1/2006           728       Y                       352              341             360                   0
     297.08             5/1/2006            4/1/2036           3/30/2006            12/1/2006           720       N                       352              352             360                   0
     252.54             4/1/2006            3/1/2021           2/15/2006            12/1/2006           743       N                       171              351             180                   0
     390.76             5/1/2006            4/1/2036           3/31/2006            12/1/2006           638       N                       352              352             360                   0
      623.1             4/1/2006            3/1/2036           2/23/2006            12/1/2006           683       N                       351              351             360                   0
     641.43             5/1/2006            4/1/2036           3/27/2006            12/1/2006           685       N                       352              352             360                   0
     360.47             5/1/2006            4/1/2036           3/30/2006            12/1/2006           731       N                       352              352             360                   0
     177.82             5/1/2006            4/1/2036           3/22/2006            12/1/2006           701       N                       352              352             360                   0
     442.23             5/1/2006            4/1/2021           3/17/2006            12/1/2006           706       N                       172              352             180                   0
     146.04             5/1/2006            4/1/2036           3/10/2006            12/1/2006           750       N                       352              352             360                   0
     978.81             5/1/2006            4/1/2036            3/6/2006            12/1/2006           738       N                       352              352             360                   0
     610.89             5/1/2006            4/1/2036           3/10/2006            12/1/2006           656       N                       352              352             360                   0
     486.93             5/1/2006            4/1/2036           3/30/2006            12/1/2006           766       N                       352              352             360                   0
     1120.6             5/1/2006            4/1/2036           3/16/2006            12/1/2006           669       N                       352              352             360                   0
     514.25             5/1/2006            4/1/2036           3/21/2006            12/1/2006           585       N                       352              352             360                   0
     367.37             5/1/2006            4/1/2021           3/23/2006            12/1/2006           731       Y                       172              349             180                   0
      655.7             5/1/2006            4/1/2036            3/8/2006            12/1/2006           585       N                       352              326             360                   0
     396.01             5/1/2006            4/1/2036           3/22/2006            12/1/2006           761       N                       352               64             360                   0
     1030.6             5/1/2006            4/1/2021            3/8/2006            12/1/2006           628       Y                       172               28             180                   0
     592.52             5/1/2006            4/1/2036           3/15/2006            12/1/2006           644       N                       352              352             360                   0
     942.93             5/1/2006            4/1/2036           3/17/2006            12/1/2006           630       Y                       352              350             360                   0
     660.37             5/1/2006            4/1/2036           3/13/2006            12/1/2006           672       N                       352              352             360                   0
     472.48             5/1/2006            4/1/2036           3/17/2006            12/1/2006           589       N                       352              349             360                   0
      526.8             5/1/2006            4/1/2036           3/10/2006            12/1/2006           659       N                       352              352             360                   0
     215.77             5/1/2006            4/1/2036           3/24/2006            12/1/2006           701       N                       352              352             360                   0
     665.51             5/1/2006            4/1/2036           3/17/2006            12/1/2006           560       N                       352              351             360                   0
     106.88             5/1/2006            4/1/2036           3/17/2006            12/1/2006           771       N                       352              245             360                   0
     312.62             5/1/2006            4/1/2036           3/20/2006            12/1/2006           727       N                       352              351             360                   0
      98.56             5/1/2006            4/1/2036           3/22/2006            12/1/2006           709       N                       352              352             360                   0
     407.43             5/1/2006            4/1/2036           3/21/2006            12/1/2006           726       N                       352              352             360                   0
     416.31             4/1/2006            3/1/2036           2/22/2006            12/1/2006           553       Y                       351              350             360                   0
     361.31             4/1/2006            3/1/2036            2/7/2006            12/1/2006           761       N                       351              351             360                   0
     862.66             4/1/2006            3/1/2036           2/23/2006            12/1/2006           608       N                       351              351             360                   0
     840.03             4/1/2006            3/1/2036           2/15/2006            12/1/2006           594       N                       351              351             360                   0
      265.2             4/1/2006            3/1/2036           2/27/2006            12/1/2006           680       N                       351              351             360                   0
     138.38             3/1/2006            2/1/2036            2/6/2006            12/1/2006           689       N                       350              350             360                   0
     320.18             4/1/2006            3/1/2036           2/24/2006            12/1/2006           636       N                       351              349             360                   0
      285.6             4/1/2006            3/1/2036           2/10/2006            12/1/2006           767       Y                       351              329             360                   0
     732.83             4/1/2006            3/1/2036           2/16/2006            12/1/2006           753       Y                       351              351             360                   0
     560.09             4/1/2006            3/1/2021           2/21/2006            12/1/2006           733       N                       171              351             180                   0
     104.12             4/1/2006            3/1/2036           2/17/2006            12/1/2006           661       N                       351              314             360                   0
     248.58             5/1/2006            4/1/2036           3/23/2006            12/1/2006           676       N                       352              347             360                   0
     142.74             4/1/2006            3/1/2036            3/2/2006            12/1/2006           653       N                       351              351             360                   0
     189.05             4/1/2006            3/1/2036           2/10/2006            12/1/2006           681       N                       351              351             360                   0
     794.82             4/1/2006            3/1/2036           2/20/2006            12/1/2006           693       N                       351              345             360                   0
     409.13             4/1/2006            3/1/2021           2/16/2006            12/1/2006           707       N                       171              345             180                   0
     207.94             5/1/2006            4/1/2036            3/9/2006            12/1/2006           638       N                       352              352             360                   0
     170.79             4/1/2006            3/1/2036            2/9/2006            12/1/2006           728       N                       351              351             360                   0
     328.93             5/1/2006            4/1/2036           3/14/2006            12/1/2006           651       Y                       352              350             360                   0
     382.62             4/1/2006            3/1/2021           2/17/2006            12/1/2006           720       Y                       171              335             180                   0
     880.54             4/1/2006            3/1/2021            2/3/2006            12/1/2006           740       N                       171              351             180                   0
     903.87             4/1/2006            3/1/2036           2/14/2006            12/1/2006           692       Y                       351              351             360                   0
     665.12             4/1/2006            3/1/2036            3/1/2006            12/1/2006           715       N                       351              333             360                   0
     498.83             4/1/2006            3/1/2036           2/28/2006            12/1/2006           660       Y                       351              351             360                   0
     225.77             5/1/2006            4/1/2021            3/9/2006            12/1/2006           647       N                       172              352             180                   0
     168.35             4/1/2006            3/1/2021            2/8/2006            12/1/2006           728       N                       171              351             180                   0
     373.77             5/1/2006            4/1/2036            3/1/2006            12/1/2006           658       Y                       352              352             360                   0
     409.49             5/1/2006            4/1/2036           3/16/2006            12/1/2006           649       N                       352              348             360                   0
     283.61             5/1/2006            4/1/2036           3/10/2006            12/1/2006           680       N                       352              352             360                   0
     818.49             4/1/2006            3/1/2036            2/9/2006            12/1/2006           691       N                       351              350             360                   0
     447.59             4/1/2006            3/1/2021            2/3/2006            12/1/2006           650       N                       171              351             180                   0
     970.96             4/1/2006            3/1/2021            2/3/2006            12/1/2006           722       N                       171              351             180                   0
     636.84             5/1/2006            4/1/2036           3/10/2006            12/1/2006           645       N                       352              352             360                   0
     440.26             4/1/2006            3/1/2036           2/24/2006            12/1/2006           695       N                       351              351             360                   0
     311.15             4/1/2006            3/1/2036           2/10/2006            12/1/2006           731       N                       351              351             360                   0
     107.59             4/1/2006            3/1/2036           2/15/2006            12/1/2006           724       Y                       351              199             360                   0
     731.07             3/1/2006            2/1/2021           1/30/2006            12/1/2006           707       N                       170              350             180                   0
     608.77             4/1/2006            3/1/2036           2/17/2006            12/1/2006           775       N                       351              351             360                   0
     151.12             4/1/2006            3/1/2036           2/24/2006            12/1/2006           563       N                       351              351             360                   0
     308.77             4/1/2006            3/1/2036           2/24/2006            12/1/2006           657       N                       351              348             360                   0
     1207.3             5/1/2006            4/1/2021           3/15/2006            12/1/2006           500       N                       172              352             180                   0
     265.27             5/1/2006            4/1/2036            3/2/2006            12/1/2006           774       Y                       352              352             360                   0
     274.89             4/1/2006            3/1/2036           2/20/2006            12/1/2006           774       Y                       351              351             360                   0
    1241.34             4/1/2006            3/1/2036           2/24/2006            12/1/2006           741       N                       351              351             360                   0
     397.58             5/1/2006            4/1/2036           3/30/2006            12/1/2006           688       N                       352              352             360                   0
     268.02             5/1/2006            4/1/2036            3/1/2006            12/1/2006           774       Y                       352              352             360                   0
     274.89             4/1/2006            3/1/2036           2/20/2006            12/1/2006           774       Y                       351              351             360                   0
     270.31             4/1/2006            3/1/2036           2/22/2006            12/1/2006           774       Y                       351              351             360                   0
     268.02             4/1/2006            3/1/2036           2/23/2006            12/1/2006           774       Y                       351              351             360                   0
     552.35             4/1/2006            3/1/2036            2/6/2006            12/1/2006           632       N                       351              316             360                   0
     206.51             4/1/2006            3/1/2036           2/17/2006            12/1/2006           772       N                       351              306             360                   0
        235             4/1/2006            3/1/2021            2/7/2006            12/1/2006           598       N                       171              351             180                   0
     180.76             4/1/2006            3/1/2036           2/10/2006            12/1/2006           639       N                       351              351             360                   0
     343.19             4/1/2006            3/1/2036           2/17/2006            12/1/2006           614       N                       351              351             360                   0
     446.37             4/1/2006            3/1/2021           2/15/2006            12/1/2006           669       N                       171              346             180                   0
     747.99             4/1/2006            3/1/2036            3/2/2006            12/1/2006           741       Y                       351              351             360                   0
     510.29             4/1/2006            3/1/2036           2/13/2006            12/1/2006           597       Y                       351              351             360                   0
     718.09             3/1/2006            2/1/2036           1/27/2006            12/1/2006           740       N                       350              350             360                   0
     453.71             4/1/2006            3/1/2036           2/17/2006            12/1/2006           651       N                       351              351             360                   0
     884.65             4/1/2006            3/1/2021           2/28/2006            12/1/2006           649       N                       171              351             180                   0
     270.45             4/1/2006            3/1/2036           2/24/2006            12/1/2006           573       N                       351              351             360                   0
     910.02             4/1/2006            3/1/2021            3/1/2006            12/1/2006           720       Y                       171              349             180                   0
     331.09             4/1/2006            3/1/2036           2/17/2006            12/1/2006           686       N                       351              349             360                   0
     189.53             4/1/2006            3/1/2036           2/23/2006            12/1/2006           785       N                       351              351             360                   0
     386.21             4/1/2006            3/1/2021           2/16/2006            12/1/2006           646       N                       171              350             180                   0
     371.36             4/1/2006            3/1/2036           2/21/2006            12/1/2006           666       N                       351              347             360                   0
     236.72             3/1/2006            2/1/2021           1/30/2006            12/1/2006           635       N                       170              336             180                   0
      188.7             4/1/2006            3/1/2036           2/23/2006            12/1/2006           727       N                       351              346             360                   0
     181.04             5/1/2006            4/1/2036           3/15/2006            12/1/2006           762       N                       352              352             360                   0
     553.91             4/1/2006            3/1/2036           2/24/2006            12/1/2006           686       Y                       351              350             360                   0
     219.83             4/1/2006            3/1/2036           2/27/2006            12/1/2006           649       N                       351              351             360                   0
     472.56             4/1/2006            3/1/2036           2/28/2006            12/1/2006           706       Y                       351              351             360                   0
     559.18             5/1/2006            4/1/2036            3/9/2006            12/1/2006           663       N                       352              346             360                   0
    1161.45             5/1/2006            4/1/2036            3/2/2006            12/1/2006           783       N                       352              352             360                   0
     631.53             4/1/2006            3/1/2036           2/10/2006            12/1/2006           736       N                       351              351             360                   0
    2214.39             4/1/2006            3/1/2036           2/16/2006            12/1/2006           688       N                       351              351             360                   0
     382.73             4/1/2006            3/1/2036           2/22/2006            12/1/2006           721       N                       351              351             360                   0
     678.69             5/1/2006            4/1/2036           3/30/2006            12/1/2006           693       N                       352              352             360                   0
     431.36             5/1/2006            4/1/2036           3/27/2006            12/1/2006           674       N                       352              351             360                   0
    2185.45             4/1/2006            3/1/2021           2/21/2006            12/1/2006           635       N                       171              336             180                   0
     680.37             4/1/2006            3/1/2036           2/28/2006            12/1/2006           667       Y                       351              341             360                   0
      174.5             4/1/2006            3/1/2036           2/27/2006            12/1/2006           684       N                       351              351             360                   0
     431.41             4/1/2006            3/1/2036           2/28/2006            12/1/2006           640       N                       351              351             360                   0
     109.31             4/1/2006            3/1/2036            3/3/2006            12/1/2006           692       N                       351              351             360                   0
     265.37             4/1/2006            3/1/2021           2/15/2006            12/1/2006           736       N                       171              333             180                   0
     755.59             5/1/2006            4/1/2021           3/10/2006            12/1/2006           756       N                       172              352             180                   0
     219.94             4/1/2006            3/1/2021           2/15/2006            12/1/2006           681       N                       171              346             180                   0
     225.77             4/1/2006            3/1/2036           2/28/2006            12/1/2006           688       N                       351              350             360                   0
     879.86             5/1/2006            4/1/2021            3/1/2006            12/1/2006           618       N                       172              352             180                   0
     245.72             4/1/2006            3/1/2021           2/23/2006            12/1/2006           621       N                       171              351             180                   0
     238.56             5/1/2006            4/1/2036           3/20/2006            12/1/2006           646       N                       352              352             360                   0
        193             4/1/2006            3/1/2036            3/2/2006            12/1/2006           766       N                       351              351             360                   0
     226.35             4/1/2006            3/1/2036           2/28/2006            12/1/2006           676       N                       351              351             360                   0
     260.81             5/1/2006            4/1/2036           3/22/2006            12/1/2006           570       N                       352              349             360                   0
     676.14             5/1/2006            4/1/2036           3/31/2006            12/1/2006           704       N                       352              352             360                   0
     556.83             4/1/2006            3/1/2021            2/8/2006            12/1/2006           698       N                       171              351             180                   0
     310.41             4/1/2006            3/1/2021           2/20/2006            12/1/2006           682       N                       171              351             180                   0
     488.47             4/1/2006            3/1/2036           2/24/2006            12/1/2006           657       N                       351              351             360                   0
     478.14             5/1/2006            4/1/2036           3/13/2006            12/1/2006           671       N                       352              316             360                   0
     689.54             5/1/2006            4/1/2036            3/2/2006            12/1/2006           714       N                       352              352             360                   0
     301.35             4/1/2006            3/1/2021            3/3/2006            12/1/2006           599       Y                       171              351             180                   0
     763.74             5/1/2006            4/1/2036            3/2/2006            12/1/2006           670       N                       352              352             360                   0
     446.33             4/1/2006            3/1/2036           2/27/2006            12/1/2006           740       N                       351              350             360                   0
     580.81             4/1/2006            3/1/2036           2/27/2006            12/1/2006           757       N                       351              351             360                   0
     620.77             5/1/2006            4/1/2021            3/1/2006            12/1/2006           654       N                       172              352             180                   0
     110.99             4/1/2006            3/1/2036           2/23/2006            12/1/2006           738       N                       351              351             360                   0
     338.46             4/1/2006            3/1/2036            3/2/2006            12/1/2006           648       N                       351              351             360                   0
     497.75             4/1/2006            3/1/2036           2/28/2006            12/1/2006           627       Y                       351              351             360                   0
     189.26             5/1/2006            4/1/2036            3/9/2006            12/1/2006           636       N                       352              352             360                   0
     481.23             5/1/2006            4/1/2036           3/27/2006            12/1/2006           647       N                       352              337             360                   0
     516.09             4/1/2006            3/1/2036           2/28/2006            12/1/2006           625       N                       351              347             360                   0
     400.32             4/1/2006            3/1/2036           2/16/2006            12/1/2006           744       N                       351              280             360                   0
     529.61             4/1/2006            3/1/2036           2/17/2006            12/1/2006           676       N                       351              330             360                   0
     601.34             4/1/2006            3/1/2036           2/28/2006            12/1/2006           698       Y                       351              351             360                   0
    1073.53             5/1/2006            4/1/2036           3/21/2006            12/1/2006           675       N                       352              352             360                   0
      509.5             5/1/2006            4/1/2021           3/10/2006            12/1/2006           653       N                       172              352             180                   0
        383             5/1/2006            4/1/2036            3/8/2006            12/1/2006           737       N                       352              352             360                   0
     146.74             4/1/2006            3/1/2036           2/14/2006            12/1/2006           665       N                       351              334             360                   0
     168.34             4/1/2006            3/1/2036           2/15/2006            12/1/2006           656       N                       351              351             360                   0
     462.02             4/1/2006            3/1/2036           2/22/2006            12/1/2006           708       N                       351              351             360                   0
     513.14             4/1/2006            3/1/2021           2/24/2006            12/1/2006           661       N                       171              351             180                   0
     424.07             4/1/2006            3/1/2021           2/16/2006            12/1/2006           747       N                       171              351             180                   0
     389.36             5/1/2006            4/1/2036            3/6/2006            12/1/2006           689       N                       352              352             360                   0
     232.88             4/1/2006            3/1/2036           2/22/2006            12/1/2006           754       N                       351              351             360                   0
     901.17             5/1/2006            4/1/2036            3/8/2006            12/1/2006           608       N                       352              352             360                   0
      215.1             4/1/2006            3/1/2021           2/24/2006            12/1/2006           781       N                       171              289             180                   0
     581.86             4/1/2006            3/1/2036           2/28/2006            12/1/2006           762       Y                       351              351             360                   0
    1069.76             5/1/2006            4/1/2036           3/24/2006            12/1/2006           652       Y                       352              352             360                   0
     907.17             4/1/2006            3/1/2036           2/21/2006            12/1/2006           660       Y                       351              351             360                   0
     268.59             5/1/2006            4/1/2036            3/2/2006            12/1/2006           774       Y                       352              352             360                   0
     200.64             4/1/2006            3/1/2021           2/17/2006            12/1/2006           670       Y                       171              351             180                   0
     790.14             5/1/2006            4/1/2036           3/20/2006            12/1/2006           770       N                       352              352             360                   0
     757.75             5/1/2006            4/1/2036           3/20/2006            12/1/2006           592       N                       352              352             360                   0
    1991.89             3/1/2006            2/1/2021           2/23/2006            12/1/2006           720       Y                       170              350             180                   0
     211.51             5/1/2006            4/1/2036            3/3/2006            12/1/2006           696       Y                       352              352             360                   0
     818.78             5/1/2006            4/1/2036            3/9/2006            12/1/2006           697       N                       352              352             360                   0
    1062.49             4/1/2006            3/1/2036           2/27/2006            12/1/2006           631       N                       351              351             360                   0
      543.8             9/1/2005            8/1/2020           7/28/2005            12/1/2006           696       N                       164              331             180                   0
      262.7             8/1/2005            7/1/2020           6/30/2005            12/1/2006           689       N                       163              163             180                   0
     441.73            11/1/2005           10/1/2020           9/21/2005            12/1/2006           682       N                       166              346             180                   0
     275.19            12/1/2005           11/1/2020          10/14/2005            12/1/2006           661       N                       167              347             180                   0
     384.57            11/1/2005           10/1/2020           9/28/2005            12/1/2006           779       N                       166              346             180                   0
     299.73             8/1/2005            7/1/2020           6/30/2005            12/1/2006           653       N                       163              343             180                   0
     313.79            10/1/2005            9/1/2035           7/29/2005            12/1/2006           761       N                       345              345             360                   0
     912.42            12/1/2005           11/1/2020          10/13/2005            12/1/2006           639       N                       167              293             180                   0
     548.73             1/1/2006           12/1/2020          11/17/2005            12/1/2006           660       N                       168              349             180                   0
     209.56            12/1/2005           11/1/2020          10/13/2005            12/1/2006           706       N                       167              346             180                   0
     130.22             1/1/2006           12/1/2020          11/22/2005            12/1/2006           682       Y                       168              348             180                   0
     977.22             2/1/2006            1/1/2021          11/28/2005            12/1/2006           624       N                       169              349             180                   0
     804.16            12/1/2005           11/1/2020          10/11/2005            12/1/2006           634       N                       167              347             180                  36
     236.83             1/1/2006           12/1/2020          11/11/2005            12/1/2006           621       N                       168              168             180                   0
     324.24             2/1/2006            1/1/2021           12/5/2005            12/1/2006           636       N                       169              349             180                   0
     545.09             1/1/2006           12/1/2020          11/22/2005            12/1/2006           636       N                       168              333             180                   0
     246.09            12/1/2005           11/1/2030          10/28/2005            12/1/2006           653       N                       287                0             300                   0
     230.84             2/1/2006            1/1/2021          12/12/2005            12/1/2006           624       N                       169              349             180                   0
     301.73            12/1/2005           11/1/2020          10/26/2005            12/1/2006           650       N                       167              308             180                   0
     100.37            12/1/2005           11/1/2025          10/28/2005            12/1/2006           798       N                       227              227             240                   0
     803.79            12/1/2005           11/1/2020          10/28/2005            12/1/2006           724       N                       167              347             180                   0
     101.11            12/1/2005           11/1/2020          10/25/2005            12/1/2006           689       N                       167              342             180                  24
     233.93             2/1/2006            1/1/2026           12/6/2005            12/1/2006           754       N                       229              223             240                   0
     792.52             2/1/2006            1/1/2021          12/23/2005            12/1/2006           670       Y                       169              349             180                   0
     716.58             2/1/2006            1/1/2021          12/23/2005            12/1/2006           687       N                       169              348             180                  36
     337.93             2/1/2006            1/1/2021          12/19/2005            12/1/2006           656       N                       169              349             180                  12
     181.76            2/15/2006           1/15/2021            1/6/2006            12/1/2006           730       N                       169              350             180                  12
     437.28            7/10/2005           6/10/2020           6/10/2005            12/1/2006           627       N                       162              342             180                  36
      348.4             2/9/2006            1/9/2026            1/4/2006            12/1/2006           666       N                       229              230             240                   0
     898.31             2/3/2006            1/3/2026          12/28/2005            12/1/2006           733       N                       229              230             240                   0
     654.37            1/29/2006          12/29/2025          12/23/2005            12/1/2006           704       N                       228              228             240                   0
     647.42            2/17/2006           1/17/2021           1/11/2006            12/1/2006           668       N                       169              170             180                   0
     466.35            2/18/2006           1/18/2011           1/12/2006            12/1/2006           673       N                        49               50              60                   0
     361.25            2/11/2006           1/11/2021            1/6/2006            12/1/2006           643       N                       169              167             180                  36
     345.07            2/17/2006           1/17/2021           1/10/2006            12/1/2006           687       N                       169              170             180                   0
      477.3            2/19/2006           1/19/2026           1/13/2006            12/1/2006           678       N                       229              227             240                   0
     313.92            2/15/2006           1/15/2021            1/6/2006            12/1/2006           684       Y                       169              330             180                  12
     236.57            2/15/2006           1/15/2021          12/30/2005            12/1/2006           634       N                       169              343             180                  12
    1141.63             2/9/2006            1/9/2021            1/4/2006            12/1/2006           696       Y                       169              350             180                  12
     310.45             1/1/2006           12/1/2035           11/4/2005            12/1/2006           723       N                       348              348             360                   6
     440.49            2/24/2006           1/24/2021           1/19/2006            12/1/2006           657       Y                       169              340             180                  12
        640             2/1/2006            1/1/2031           12/7/2005            12/1/2006           683       N                       289                0             300                   0
     293.51            2/19/2006           1/19/2021           1/13/2006            12/1/2006           723       N                       169              349             180                  12
     465.27             1/1/2006           12/1/2020          11/21/2005            12/1/2006           751       N                       168              348             180                   0
      260.6            11/1/2005           10/1/2020           9/23/2005            12/1/2006           813       N                       166              346             180                   0
     192.15            12/1/2005           11/1/2035          10/28/2005            12/1/2006           718       N                       347              341             360                   0
     163.05            11/1/2005           10/1/2020            9/1/2005            12/1/2006           667       N                       166              338             180                   0
     380.91            11/1/2005           10/1/2020           9/14/2005            12/1/2006           661       N                       166              344             180                   0
     516.41            11/1/2005           10/1/2020           9/12/2005            12/1/2006           744       Y                       166              346             180                   0
     250.18            11/1/2005           10/1/2020            9/8/2005            12/1/2006           784       N                       166              346             180                   0
     395.65            11/1/2005           10/1/2020            9/6/2005            12/1/2006           720       N                       166              346             180                   0
     279.58            11/1/2005           10/1/2020           9/16/2005            12/1/2006           689       N                       166              346             180                   0
      86.29            11/1/2005           10/1/2020            9/7/2005            12/1/2006           656       N                       166              346             180                   0
     319.95            11/1/2005           10/1/2020            9/9/2005            12/1/2006           741       N                       166              346             180                   0
     322.95            11/1/2005           10/1/2020            9/7/2005            12/1/2006           799       Y                       166              346             180                   0
     402.62            11/1/2005           10/1/2020           9/16/2005            12/1/2006           675       N                       166              346             180                   0
     261.03            11/1/2005           10/1/2020           9/14/2005            12/1/2006           678       N                       166              344             180                   0
     328.77            11/1/2005           10/1/2020           9/19/2005            12/1/2006           687       N                       166              342             180                   0
     647.64            11/1/2005           10/1/2020            9/8/2005            12/1/2006           714       N                       166              318             180                   0
     698.52            11/1/2005           10/1/2020           9/13/2005            12/1/2006           656       Y                       166              346             180                   0
      123.3            11/1/2005           10/1/2020           9/23/2005            12/1/2006           739       N                       166              346             180                   0
     384.46            11/1/2005           10/1/2020           9/14/2005            12/1/2006           652       Y                       166              342             180                   0
     237.91            11/1/2005           10/1/2020            9/9/2005            12/1/2006           643       N                       166              340             180                   0
     208.38            11/1/2005           10/1/2020           9/21/2005            12/1/2006           644       N                       166              346             180                   0
     273.51            11/1/2005           10/1/2020            9/8/2005            12/1/2006           712       N                       166              346             180                   0
     223.76            11/1/2005           10/1/2020            9/7/2005            12/1/2006           792       N                       166              346             180                   0
     208.37            11/1/2005           10/1/2020           9/22/2005            12/1/2006           700       N                       166              345             180                   0
      373.7            11/1/2005           10/1/2020           9/13/2005            12/1/2006           665       N                       166              346             180                   0
      216.8            11/1/2005           10/1/2020            9/2/2005            12/1/2006           723       N                       166              346             180                   0
       70.3            11/1/2005           10/1/2020           9/19/2005            12/1/2006           782       N                       166              346             180                   0
     240.19            11/1/2005           10/1/2020           9/23/2005            12/1/2006           772       N                       166              316             180                   0
     241.74            10/1/2005            9/1/2020           8/22/2005            12/1/2006           681       N                       165              344             180                   0
     346.75            11/1/2005           10/1/2020           9/14/2005            12/1/2006           673       N                       166              346             180                   0
     379.28            11/1/2005           10/1/2020           9/12/2005            12/1/2006           675       N                       166              346             180                   0
     332.47            11/1/2005           10/1/2020            9/8/2005            12/1/2006           768       N                       166              346             180                   0
     216.76            11/1/2005           10/1/2020           9/16/2005            12/1/2006           759       N                       166              317             180                   0
     197.73            11/1/2005           10/1/2020           9/23/2005            12/1/2006           685       N                       166              348             180                   0
      66.35            10/1/2005            9/1/2020           8/31/2005            12/1/2006           729       N                       165              303             180                   0
     276.63            11/1/2005           10/1/2020           9/16/2005            12/1/2006           680       N                       166              346             180                   0
     135.02            11/1/2005           10/1/2020            9/6/2005            12/1/2006           638       N                       166              346             180                   0
     823.59            11/1/2005           10/1/2020           9/16/2005            12/1/2006           789       N                       166              346             180                   0
     422.72            11/1/2005           10/1/2020           9/15/2005            12/1/2006           683       Y                       166              346             180                   0
     334.66            11/1/2005           10/1/2020           9/15/2005            12/1/2006           674       N                       166              157             180                   0
     272.24            11/1/2005           10/1/2020           9/19/2005            12/1/2006           730       N                       166              346             180                   0
     301.58            11/1/2005           10/1/2020           9/16/2005            12/1/2006           729       N                       166              339             180                   0
     270.63            11/1/2005           10/1/2020            9/9/2005            12/1/2006           692       N                       166              346             180                   0
     278.72            11/1/2005           10/1/2020           9/12/2005            12/1/2006           726       N                       166              346             180                   0
     381.56            11/1/2005           10/1/2020           9/15/2005            12/1/2006           730       N                       166              345             180                  36
        290            11/1/2005           10/1/2020           9/19/2005            12/1/2006           680       N                       166              346             180                   0
     203.77            11/1/2005           10/1/2020           9/23/2005            12/1/2006           730       N                       166              346             180                   0
     501.12            11/1/2005           10/1/2020           9/16/2005            12/1/2006           707       N                       166              346             180                   0
     156.91            11/1/2005           10/1/2020           9/21/2005            12/1/2006           689       Y                       166              346             180                   0
     474.46            11/1/2005           10/1/2020            9/1/2005            12/1/2006           704       N                       166              346             180                   0
     449.76            11/1/2005           10/1/2020            9/9/2005            12/1/2006           684       N                       166              164             180                   0
      80.85            10/1/2005            9/1/2020           8/30/2005            12/1/2006           757       N                       165              323             180                   0
      426.2            11/1/2005           10/1/2020           9/19/2005            12/1/2006           699       N                       166              346             180                   0
      94.33            11/1/2005           10/1/2020           9/12/2005            12/1/2006           690       N                       166              321             180                   0
     437.61            11/1/2005           10/1/2020            9/1/2005            12/1/2006           683       N                       166              346             180                   0
     631.04            11/1/2005           10/1/2020           9/15/2005            12/1/2006           685       N                       166              346             180                   0
     400.44            11/1/2005           10/1/2020            9/9/2005            12/1/2006           690       N                       166              346             180                   0
     518.46            11/1/2005           10/1/2020           9/13/2005            12/1/2006           722       Y                       166              346             180                   0
     176.95            11/1/2005           10/1/2020           9/20/2005            12/1/2006           679       N                       166              346             180                   0
     187.55            11/1/2005           10/1/2020            9/8/2005            12/1/2006           781       N                       166              166             180                   0
     177.81            11/1/2005           10/1/2020           9/23/2005            12/1/2006           779       N                       166              346             180                   0
     236.65            10/1/2005            9/1/2020            9/2/2005            12/1/2006           684       N                       165              345             180                   0
     369.91            11/1/2005           10/1/2020            9/9/2005            12/1/2006           766       N                       166              346             180                   0
     308.88            11/1/2005           10/1/2020           9/15/2005            12/1/2006           692       N                       166              346             180                   0
     111.74            11/1/2005           10/1/2020            9/8/2005            12/1/2006           705       N                       166              334             180                   0
     396.24            11/1/2005           10/1/2020           9/15/2005            12/1/2006           774       N                       166              346             180                   0
     402.44            11/1/2005           10/1/2020           9/13/2005            12/1/2006           709       N                       166              346             180                   0
     440.56            11/1/2005           10/1/2020            9/9/2005            12/1/2006           734       N                       166              346             180                   0
     262.57            11/1/2005           10/1/2020            9/9/2005            12/1/2006           789       N                       166              345             180                   0
     268.84             1/1/2006           12/1/2020           11/9/2005            12/1/2006           714       N                       168              348             180                  36
     344.62             1/1/2006           12/1/2020          11/18/2005            12/1/2006           655       N                       168              348             180                   0
     164.54            11/1/2005           10/1/2020           9/22/2005            12/1/2006           669       N                       166              165             180                   0
     242.28            12/1/2005           11/1/2020          10/17/2005            12/1/2006           716       Y                       167              347             180                  36
     541.04            11/1/2005           10/1/2020           9/30/2005            12/1/2006           647       N                       166              345             180                  36
     384.59            12/1/2005           11/1/2020          10/31/2005            12/1/2006           638       N                       167              346             180                   0
     329.09            10/1/2005            9/1/2020           8/18/2005            12/1/2006           714       N                       165              343             180                  36
     379.62             1/1/2006           12/1/2020          11/10/2005            12/1/2006           757       N                       168              348             180                  36
     265.29             1/1/2006           12/1/2020           12/5/2005            12/1/2006           765       N                       168              348             180                   0
     211.95            11/1/2005           10/1/2020           10/6/2005            12/1/2006           660       Y                       166              249             180                   0
     266.03             1/1/2006           12/1/2020          11/30/2005            12/1/2006           674       N                       168              348             180                   0
     254.39             1/1/2006           12/1/2020          11/10/2005            12/1/2006           678       N                       168              347             180                   0
     666.51             2/1/2006            1/1/2021           12/2/2005            12/1/2006           639       N                       169              349             180                   0
     107.98             1/1/2006           12/1/2020          11/10/2005            12/1/2006           688       N                       168              323             180                   0
      137.4            11/1/2005           10/1/2035           10/3/2005            12/1/2006           807       N                       346              345             360                   0
     131.11            11/1/2005           10/1/2035           9/27/2005            12/1/2006           672       N                       346              338             360                   0
     145.79             2/1/2005            1/1/2020          12/22/2004            12/1/2006           717       N                       157              159             180                   0
     1381.2             1/1/2006           12/1/2030          11/30/2005            12/1/2006           691       N                       288              288             300                   0
     327.48            1/12/2006          12/12/2020           12/6/2005            12/1/2006           660       N                       168              349             180                  36
     252.75             2/1/2006            1/1/2021           12/7/2005            12/1/2006           680       N                       169              347             180                   0
     291.71            1/15/2006          12/15/2020          12/10/2005            12/1/2006           640       N                       168              328             180                  36
    1405.87             3/1/2006            2/1/2021          12/30/2005            12/1/2006           660       N                       170              350             180                   0
      520.5             3/1/2006            2/1/2021            1/3/2006            12/1/2006           629       N                       170              350             180                  36
     620.12             1/8/2006           12/8/2020           12/2/2005            12/1/2006           683       N                       168              169             180                  36
     432.31            1/12/2006          12/12/2020           12/7/2005            12/1/2006           636       N                       168              167             180                  36
      199.6             3/1/2006            2/1/2031           1/20/2006            12/1/2006           697       Y                       290                0             300                   0
     621.61             1/1/2006           12/1/2020          11/30/2005            12/1/2006           633       N                       168              347             180                   0
     419.98             2/1/2006            1/1/2021          11/23/2005            12/1/2006           637       N                       169              349             180                   0
     668.56            2/26/2006           1/26/2021           1/23/2006            12/1/2006           735       N                       169              350             180                  36
     584.32            2/24/2006           1/24/2021           1/19/2006            12/1/2006           763       N                       169              345             180                  36
     824.77            2/24/2006           1/24/2021           1/19/2006            12/1/2006           676       N                       169              350             180                   0
     419.53             1/1/2006           12/1/2020          11/21/2005            12/1/2006           637       N                       168              347             180                   0
     231.31             2/1/2006            1/1/2021          12/22/2005            12/1/2006           622       N                       169              349             180                   0
     212.25            11/1/2005           10/1/2035           9/19/2005            12/1/2006           695       N                       346              346             360                   0
     299.83             1/1/2006           12/1/2020          11/23/2005            12/1/2006           674       N                       168              168             180                   0
     482.67             3/1/2006            2/1/2021            1/6/2006            12/1/2006           622       N                       170              348             180                   0
     468.35             3/1/2006            2/1/2021           1/19/2006            12/1/2006           629       N                       170              350             180                   0
     616.04             3/1/2006            2/1/2021            1/4/2006            12/1/2006           624       N                       170              350             180                   0
     874.87             2/1/2006            1/1/2031          12/22/2005            12/1/2006           660       Y                       289                0             300                   0
     117.54             1/1/2006           12/1/2025          11/28/2005            12/1/2006           769       N                       228              211             240                   0
     661.68             3/1/2006            2/1/2021           1/19/2006            12/1/2006           698       N                       170              349             180                   0
    1521.75             3/1/2006            2/1/2021            1/1/2006            12/1/2006           662       Y                       170              350             180                   0
      405.2             3/1/2006            2/1/2031           1/20/2006            12/1/2006           816       N                       290                0             300                   0
     269.72             2/1/2006            1/1/2021          12/30/2005            12/1/2006           627       N                       169              330             180                   0
     772.26             2/1/2006            1/1/2021          12/20/2005            12/1/2006           705       N                       169              339             180                   0
     584.37             1/1/2006           12/1/2020           11/7/2005            12/1/2006           709       Y                       168              348             180                  24
     562.66             2/1/2006            1/1/2021           12/7/2005            12/1/2006           648       Y                       169              349             180                   0
     239.99             1/1/2006           12/1/2020           11/8/2005            12/1/2006           731       Y                       168              348             180                   0
     240.86             1/1/2006           12/1/2030          11/29/2005            12/1/2006           664       N                       288                0             300                   0
     231.56             1/1/2006           12/1/2030          11/17/2005            12/1/2006           649       N                       288                0             300                  24
     694.07             1/1/2006           12/1/2030          11/21/2005            12/1/2006           639       N                       288                0             300                   0
     823.57            11/1/2005           10/1/2030           9/28/2005            12/1/2006           664       Y                       286                0             300                   0
     522.93            12/1/2005           11/1/2030          10/13/2005            12/1/2006           680       N                       287                0             300                   0
      101.7             1/1/2006           12/1/2030          11/28/2005            12/1/2006           802       Y                       288                0             300                   0
     523.23             1/1/2006           12/1/2020           11/8/2005            12/1/2006           660       Y                       168              319             180                  24
     663.69             1/1/2006           12/1/2030          11/22/2005            12/1/2006           671       N                       288                0             300                  36
     256.13             2/1/2006            1/1/2021           12/6/2005            12/1/2006           681       N                       169              339             180                   0
     399.32             1/1/2006           12/1/2030          11/23/2005            12/1/2006           763       N                       288                0             300                   0
     171.76             1/1/2006           12/1/2020          11/10/2005            12/1/2006           794       Y                       168              348             180                  12
     967.64             1/1/2006           12/1/2020          11/15/2005            12/1/2006           738       N                       168              348             180                  24
     810.19             1/1/2006           12/1/2030          11/23/2005            12/1/2006           682       Y                       288                0             300                  12
      262.1            12/1/2005           11/1/2020          10/17/2005            12/1/2006           708       Y                       167              332             180                   0
     769.96             1/1/2006           12/1/2030          11/28/2005            12/1/2006           686       N                       288                0             300                  24
      945.3             1/1/2006           12/1/2030          11/30/2005            12/1/2006           666       N                       288                0             300                   0
     128.79             1/1/2006           12/1/2020          11/14/2005            12/1/2006           699       N                       168              347             180                   0
     638.03             1/1/2006           12/1/2020          11/29/2005            12/1/2006           663       N                       168              347             180                   0
    1483.33             2/1/2006            1/1/2031           12/6/2005            12/1/2006           740       Y                       289                0             300                  12
     695.92             1/1/2006           12/1/2020          11/29/2005            12/1/2006           721       Y                       168              348             180                   0
     109.84             1/1/2006           12/1/2020          11/10/2005            12/1/2006           660       Y                       168              290             180                  24
     196.12             1/1/2006           12/1/2020           11/7/2005            12/1/2006           660       N                       168              347             180                   0
     392.95             1/1/2006           12/1/2020          11/15/2005            12/1/2006           686       N                       168              343             180                   0
      490.3             1/1/2006           12/1/2020           11/7/2005            12/1/2006           699       N                       168              348             180                   0
     512.25             1/1/2006           12/1/2020           11/8/2005            12/1/2006           660       N                       168              347             180                  24
     516.71             2/1/2006            1/1/2021           12/2/2005            12/1/2006           663       N                       169              347             180                  12
    1361.65             1/1/2006           12/1/2030           11/8/2005            12/1/2006           695       N                       288                0             300                  12
      411.6             1/1/2006           12/1/2020          11/21/2005            12/1/2006           691       N                       168              348             180                   0
     309.26             2/1/2006            1/1/2021           12/7/2005            12/1/2006           719       Y                       169              349             180                   0
     158.07             2/1/2006            1/1/2021           12/7/2005            12/1/2006           629       N                       169              344             180                  12
     607.92             2/1/2006            1/1/2021          12/13/2005            12/1/2006           643       N                       169              349             180                  12
      221.7            12/1/2005           11/1/2020          10/21/2005            12/1/2006           766       N                       167              347             180                   0
     304.68             2/1/2006            1/1/2021           12/7/2005            12/1/2006           657       Y                       169              349             180                   0
     307.85            1/29/2006          12/29/2020          12/22/2005            12/1/2006           719       Y                       168              349             180                   0
     472.82             1/1/2006           12/1/2020          11/16/2005            12/1/2006           800       N                       168              345             180                  36
     380.45             2/1/2006            1/1/2021          12/19/2005            12/1/2006           635       N                       169              349             180                   0
     407.33             1/1/2006           12/1/2020           11/1/2005            12/1/2006           647       N                       168              341             180                   0
     1045.8             1/1/2006           12/1/2020          11/16/2005            12/1/2006           659       Y                       168              348             180                  12
     448.42             2/1/2006            1/1/2021          12/22/2005            12/1/2006           622       N                       169              349             180                   0
     632.62             2/1/2006            1/1/2021          12/30/2005            12/1/2006           633       N                       169              160             180                   0
     449.87             2/1/2006            1/1/2021          12/30/2005            12/1/2006           664       Y                       169              349             180                   0
    1329.12             2/1/2006            1/1/2021          12/19/2005            12/1/2006           724       Y                       169                0             180                  12
     438.96             2/1/2006            1/1/2021           12/9/2005            12/1/2006           642       N                       169                0             180                  36
     574.42             2/1/2006            1/1/2021          12/15/2005            12/1/2006           692       N                       169                0             180                  12
     456.96            1/20/2006          12/20/2020          12/14/2005            12/1/2006           638       N                       168              169             180                  36
     806.46             2/1/2006            1/1/2021           12/9/2005            12/1/2006           648       N                       169                0             180                   6
     488.32             2/1/2006            1/1/2021          12/13/2005            12/1/2006           623       N                       169              349             180                  24
     755.42             2/1/2006            1/1/2021           12/1/2005            12/1/2006           650       N                       169                0             180                   6
     490.52             2/3/2006            1/3/2021            1/3/2006            12/1/2006           688       N                       169              168             180                  36
     413.65             2/1/2006            1/1/2021           12/8/2005            12/1/2006           769       N                       169              349             180                   0
     741.35            12/1/2005           11/1/2020          10/26/2005            12/1/2006           694       N                       167              167             180                   0
     320.98             1/1/2006           12/1/2020          11/29/2005            12/1/2006           704       N                       168              348             180                   0
     304.47             2/1/2006            1/1/2021          12/16/2005            12/1/2006           667       N                       169              349             180                   0
     838.28             2/1/2006            1/1/2021          12/16/2005            12/1/2006           705       N                       169              350             180                   0
     484.57             2/1/2006            1/1/2021          12/15/2005            12/1/2006           713       N                       169              349             180                   0
      268.5             3/1/2006            2/1/2021            1/3/2006            12/1/2006           749       N                       170              350             180                   0
     113.92             2/1/2006            1/1/2021          12/15/2005            12/1/2006           706       N                       169              349             180                   0
     704.17            10/1/2005            9/1/2030           8/26/2005            12/1/2006           726       N                       285                0             300                   0
     116.01             2/1/2006            1/1/2021           12/5/2005            12/1/2006           643       N                       169              349             180                   0
     337.53             1/1/2006           12/1/2020           12/1/2005            12/1/2006           679       N                       168              348             180                   0
     189.12             2/1/2006            1/1/2021          12/15/2005            12/1/2006           649       N                       169              349             180                   0
     237.67             2/1/2006            1/1/2021          12/30/2005            12/1/2006           663       Y                       169              349             180                   0
     383.15             2/1/2006            1/1/2021          12/28/2005            12/1/2006           679       N                       169              324             180                   0
    1073.05             2/1/2006            1/1/2021          12/21/2005            12/1/2006           678       N                       169              169             180                   0
     1069.2             2/1/2006            1/1/2021           12/7/2005            12/1/2006           700       Y                       169              348             180                   0
    1438.18             2/1/2006            1/1/2021           12/5/2005            12/1/2006           688       N                       169              349             180                   0
     491.54             1/1/2006           12/1/2020          11/16/2005            12/1/2006           678       N                       168              348             180                   0
     173.01             2/1/2006            1/1/2021          12/28/2005            12/1/2006           680       N                       169              165             180                   0
     450.58             1/1/2006           12/1/2020          11/23/2005            12/1/2006           673       N                       168              348             180                   0
     440.68             2/1/2006            1/1/2021          12/20/2005            12/1/2006           636       Y                       169              349             180                   0
     546.76             3/1/2006            2/1/2021           1/24/2006            12/1/2006           627       N                       170              350             180                   0
     277.87             2/1/2006            1/1/2021           12/6/2005            12/1/2006           761       N                       169              329             180                  24
     212.97             2/1/2006            1/1/2021           12/7/2005            12/1/2006           654       N                       169              348             180                   0
     181.63             3/1/2006            2/1/2021            1/9/2006            12/1/2006           740       N                       170              350             180                   0
      164.6             1/1/2006           12/1/2020          11/30/2005            12/1/2006           718       N                       168              342             180                   0
     414.19             3/1/2006            2/1/2021           1/13/2006            12/1/2006           625       N                       170              350             180                   0
     267.44             4/9/2006            3/9/2026            3/4/2006            12/1/2006           626       N                       231              232             240                   0
     591.62             3/1/2006            2/1/2031            1/4/2006            12/1/2006           728       Y                       290                0             300                  24
     241.04             2/1/2006            1/1/2031          12/23/2005            12/1/2006           746       N                       289                0             300                   0
     646.16             3/1/2006            2/1/2031            1/9/2006            12/1/2006           667       N                       290                0             300                   0
     402.15            2/12/2006           1/12/2021          12/17/2005            12/1/2006           639       N                       169              169             180                  36
      280.1            2/16/2006           1/16/2021           1/10/2006            12/1/2006           720       N                       169              170             180                  36
     355.86             2/1/2006            1/1/2021          12/29/2005            12/1/2006           635       N                       169              345             180                  24
     572.86             2/1/2006            1/1/2026           12/9/2005            12/1/2006           645       Y                       229              229             240                   0
     225.28             2/6/2006            1/6/2021            1/6/2006            12/1/2006           793       N                       169              350             180                   0
     298.45             3/1/2006            2/1/2021           1/13/2006            12/1/2006           778       N                       170              170             180                  36
     421.89            2/10/2006           1/10/2021            1/5/2006            12/1/2006           695       N                       169              350             180                   0
     324.43             3/1/2006            2/1/2021           1/18/2006            12/1/2006           703       N                       170              350             180                   0
     136.79             3/1/2006            2/1/2021           1/18/2006            12/1/2006           784       N                       170              309             180                   0
     783.49             3/1/2006            2/1/2021           1/11/2006            12/1/2006           632       N                       170              348             180                   0
     231.55            4/25/2006           3/25/2021           3/14/2006            12/1/2006           674       Y                       171              340             180                  12
     464.79             1/1/2006           12/1/2020           11/7/2005            12/1/2006           741       N                       168              348             180                   0
     124.77            12/1/2005           11/1/2020          10/14/2005            12/1/2006           643       N                       167              347             180                   0
     199.08             1/1/2006           12/1/2020           11/3/2005            12/1/2006           656       N                       168              348             180                   0
      371.9             1/1/2006           12/1/2020          11/21/2005            12/1/2006           710       N                       168              348             180                   0
     285.96             1/1/2006           12/1/2020           11/7/2005            12/1/2006           718       N                       168              346             180                   0
     896.44            12/1/2005           11/1/2020          10/20/2005            12/1/2006           690       N                       167              347             180                   0
     124.46            12/1/2005           11/1/2020          10/27/2005            12/1/2006           781       N                       167               38             180                   0
     773.65             1/1/2006           12/1/2020          11/14/2005            12/1/2006           790       N                       168              348             180                   0
     298.91             1/1/2006           12/1/2020          11/15/2005            12/1/2006           717       N                       168              348             180                   0
     234.67             1/1/2006           12/1/2020           11/4/2005            12/1/2006           800       N                       168              348             180                   0
     491.82             1/1/2006           12/1/2020          11/10/2005            12/1/2006           790       N                       168              339             180                   0
     438.84            12/1/2005           11/1/2020           11/1/2005            12/1/2006           719       N                       167              345             180                   0
     908.51             1/1/2006           12/1/2020          11/10/2005            12/1/2006           710       N                       168              348             180                   0
     381.38            12/1/2005           11/1/2020          10/31/2005            12/1/2006           785       N                       167              347             180                   0
     349.38             1/1/2006           12/1/2020          11/18/2005            12/1/2006           730       N                       168              348             180                   0
     243.23             1/1/2006           12/1/2020          11/16/2005            12/1/2006           748       N                       168              348             180                   0
     257.09             1/1/2006           12/1/2020          11/18/2005            12/1/2006           685       N                       168              348             180                   0
     141.61            12/1/2005           11/1/2020          10/28/2005            12/1/2006           801       N                       167              299             180                   0
      188.1             1/1/2006           12/1/2020          11/21/2005            12/1/2006           790       N                       168              348             180                   0
     165.85             1/1/2006           12/1/2020          11/30/2005            12/1/2006           797       N                       168              348             180                   0
      351.8             1/1/2006           12/1/2020           11/4/2005            12/1/2006           748       N                       168              348             180                   0
     734.03             1/1/2006           12/1/2020          11/15/2005            12/1/2006           727       N                       168              347             180                   0
     158.17             2/1/2006            1/1/2021           12/8/2005            12/1/2006           725       N                       169              344             180                   0
     170.19             1/1/2006           12/1/2020          11/29/2005            12/1/2006           796       N                       168              348             180                   0
     113.79             1/1/2006           12/1/2020          11/30/2005            12/1/2006           787       N                       168              348             180                   0
      319.4             1/1/2006           12/1/2020          11/18/2005            12/1/2006           711       N                       168              347             180                   0
     252.83             1/1/2006           12/1/2020          11/30/2005            12/1/2006           765       N                       168              348             180                   0
     264.84            2/19/2006           1/19/2021           1/13/2006            12/1/2006           661       Y                       169              166             180                   0
     242.71             3/1/2006            2/1/2021           1/17/2006            12/1/2006           692       Y                       170              350             180                   0
     224.03             3/1/2006            2/1/2021           1/13/2006            12/1/2006           693       N                       170              332             180                   0
     439.39            2/17/2006           1/17/2021           1/11/2006            12/1/2006           635       N                       169              170             180                  36
     405.47            2/18/2006           1/18/2021           1/12/2006            12/1/2006           629       N                       169              170             180                  36
     529.76             3/1/2006            2/1/2031            1/3/2006            12/1/2006           758       N                       290                0             300                  12
     364.94             2/1/2006            1/1/2021          12/15/2005            12/1/2006           770       N                       169              188             180                   0
     407.22             2/4/2006            1/4/2021          12/29/2005            12/1/2006           695       N                       169              170             180                  36
     473.07            2/20/2006           1/20/2031            1/3/2006            12/1/2006           646       N                       289              290             300                  36
     609.65             3/1/2006            2/1/2031            1/1/2006            12/1/2006           703       Y                       290                0             300                  12
     512.57             1/1/2006           12/1/2035          11/22/2005            12/1/2006           640       Y                       348              330             360                  36
     241.07             2/1/2006            1/1/2021          12/22/2005            12/1/2006           645       N                       169              168             180                   0
      245.7             2/1/2006            1/1/2021          12/23/2005            12/1/2006           625       N                       169              349             180                  36
     230.96             3/1/2006            2/1/2021            1/9/2006            12/1/2006           663       N                       170              244             180                   0
     594.57            2/13/2006           1/13/2031            1/6/2006            12/1/2006           724       Y                       289              290             300                  12
    1408.09             1/1/2006           12/1/2020           12/1/2005            12/1/2006           746       N                       168              348             180                   0
     180.43             3/1/2006            2/1/2021           1/13/2006            12/1/2006           687       N                       170              142             180                   0
     362.87             3/1/2006            2/1/2021           1/17/2006            12/1/2006           638       N                       170              345             180                   0
    1054.97             3/1/2006            2/1/2031           1/20/2006            12/1/2006           676       N                       290                0             300                   0
     394.23            2/24/2006           1/24/2031          12/30/2005            12/1/2006           638       N                       289              290             300                   0
    1881.18            1/13/2006          12/13/2030           12/6/2005            12/1/2006           703       N                       288              278             300                  36
     463.85             3/1/2006            2/1/2031           1/18/2006            12/1/2006           739       Y                       290                0             300                   0
     139.56             3/1/2006            2/1/2021            1/4/2006            12/1/2006           766       Y                       170              350             180                   0
     691.89            2/23/2006           1/23/2021           1/18/2006            12/1/2006           645       N                       169              350             180                   0
     1252.9             1/1/2006           12/1/2035          11/23/2005            12/1/2006           665       N                       348              346             360                  36
      76.89             3/1/2006            2/1/2021           1/10/2006            12/1/2006           687       N                       170              349             180                   0
     110.48             3/1/2006            2/1/2021           1/19/2006            12/1/2006           647       N                       170              341             180                   0
     416.83             3/1/2006            2/1/2021           1/11/2006            12/1/2006           656       N                       170              349             180                   0
    1069.15             3/1/2006            2/1/2031           1/19/2006            12/1/2006           663       N                       290                0             300                   0
     274.74             3/1/2006            2/1/2021           1/19/2006            12/1/2006           623       N                       170              170             180                   0
     682.67            2/22/2006           1/22/2021           1/13/2006            12/1/2006           695       N                       169              169             180                  36
     827.42            2/23/2006           1/23/2021           1/17/2006            12/1/2006           656       N                       169              170             180                  36
     707.79             2/1/2006            1/1/2021          12/22/2005            12/1/2006           685       N                       169              348             180                   0
     474.05             2/1/2006            1/1/2021          12/16/2005            12/1/2006           637       N                       169              168             180                   0
     205.45             2/1/2006            1/1/2021          12/30/2005            12/1/2006           685       N                       169              349             180                   0
     350.74             2/1/2006            1/1/2021          12/15/2005            12/1/2006           699       N                       169              339             180                   0
     480.23             2/1/2006            1/1/2021          12/16/2005            12/1/2006           700       N                       169              185             180                   0
     381.12            4/28/2006           3/28/2026           3/23/2006            12/1/2006           628       N                       231              227             240                   0
     244.49            4/29/2006           3/29/2026           3/24/2006            12/1/2006           625       N                       231              231             240                   0
     395.32             3/1/2006            2/1/2021           1/20/2006            12/1/2006           697       N                       170              349             180                   0
     379.67            4/24/2006           3/24/2021           3/20/2006            12/1/2006           645       N                       171              352             180                   0
     467.43            4/27/2006           3/27/2021           3/21/2006            12/1/2006           642       N                       171              352             180                   0
      329.9             1/1/2006           12/1/2020          11/10/2005            12/1/2006           702       N                       168              348             180                   0
     120.56             2/1/2006            1/1/2021          12/30/2005            12/1/2006           678       N                       169              349             180                   0
     238.28             2/1/2006            1/1/2021          12/16/2005            12/1/2006           751       N                       169              115             180                   0
     923.46             2/1/2006            1/1/2021          12/30/2005            12/1/2006           694       N                       169              349             180                   0
      179.1             2/1/2006            1/1/2021          12/22/2005            12/1/2006           725       N                       169              349             180                   0
     311.66            2/22/2006           1/22/2021           1/14/2006            12/1/2006           697       N                       169              170             180                  36
     161.83             3/1/2006            2/1/2031            1/9/2006            12/1/2006           695       N                       290                0             300                   0
     198.99             3/1/2006            2/1/2021            1/6/2006            12/1/2006           709       N                       170              350             180                   0
     210.92             3/1/2006            2/1/2036            1/6/2006            12/1/2006           752       Y                       350              340             360                   0
     288.02             3/1/2006            2/1/2031           1/24/2006            12/1/2006           660       N                       290                0             300                   0
     282.91             3/1/2006            2/1/2031           1/26/2006            12/1/2006           722       N                       290                0             300                   0
     711.41             3/1/2006            2/1/2031           1/18/2006            12/1/2006           674       N                       290                0             300                  36
     590.62             3/1/2006            2/1/2031           1/23/2006            12/1/2006           701       N                       290                0             300                   0
      98.08             3/1/2006            2/1/2021           1/26/2006            12/1/2006           700       N                       170              350             180                   0
      94.91             3/1/2006            2/1/2021           1/26/2006            12/1/2006           733       N                       170              347             180                   0
     209.14             3/1/2006            2/1/2021           1/26/2006            12/1/2006           732       N                       170              350             180                   0
     875.08            2/26/2006           1/26/2021           1/19/2006            12/1/2006           692       N                       169              342             180                   0
     180.64             3/1/2006            2/1/2021           1/18/2006            12/1/2006           744       N                       170              349             180                   0
     392.42            2/27/2006           1/27/2021           1/20/2006            12/1/2006           683       N                       169              170             180                   0
     580.06             3/1/2006            2/1/2021            1/6/2006            12/1/2006           761       N                       170              350             180                   0
     281.27             3/1/2006            2/1/2021           1/25/2006            12/1/2006           721       N                       170              352             180                  12
      282.8             3/1/2006            2/1/2031           1/27/2006            12/1/2006           705       N                       290                0             300                   0
        250             3/1/2006            2/1/2031           1/27/2006            12/1/2006           754       N                       290                0             300                   0
     407.29             3/1/2006            2/1/2031            1/9/2006            12/1/2006           652       N                       290                0             300                   0
        210             3/1/2006            2/1/2031           1/27/2006            12/1/2006           686       N                       290                0             300                   0
     379.65             3/1/2006            2/1/2021           1/20/2006            12/1/2006           642       N                       170              170             180                   0
     315.66             3/1/2006            2/1/2021           1/24/2006            12/1/2006           792       N                       170              350             180                   0
     539.36             3/1/2006            2/1/2021           1/23/2006            12/1/2006           622       N                       170              348             180                   0
     853.57             3/1/2006            2/1/2031           1/27/2006            12/1/2006           665       N                       290                0             300                   0
     380.67             3/1/2006            2/1/2021           1/23/2006            12/1/2006           653       Y                       170              350             180                   0
     215.77             3/1/2006            2/1/2021           1/12/2006            12/1/2006           716       N                       170              350             180                   0
     542.19            1/19/2006          12/19/2035          12/15/2005            12/1/2006           662       N                       348              355             360                   0
     691.03            1/15/2006          12/15/2025          12/10/2005            12/1/2006           721       N                       228              231             240                   0
     799.52            1/15/2006          12/15/2020          12/12/2005            12/1/2006           748       N                       168              350             180                   0
      300.1             3/1/2006            2/1/2031           1/30/2006            12/1/2006           751       N                       290                0             300                   0
     164.41             3/1/2006            2/1/2021           1/23/2006            12/1/2006           626       N                       170              349             180                   0
     461.61             3/1/2006            2/1/2031           1/25/2006            12/1/2006           701       N                       290                0             300                  36
     512.71             3/1/2006            2/1/2031           1/30/2006            12/1/2006           664       N                       290                0             300                   0
     410.92             3/1/2006            2/1/2031           1/30/2006            12/1/2006           796       N                       290                0             300                   0
     298.79             3/1/2006            2/1/2031           1/26/2006            12/1/2006           786       N                       290                0             300                   0
      236.1             3/1/2006            2/1/2031           1/26/2006            12/1/2006           754       N                       290                0             300                   0
     522.23             3/1/2006            2/1/2031           1/24/2006            12/1/2006           682       N                       290                0             300                   0
      533.9             3/1/2006            2/1/2021           1/30/2006            12/1/2006           756       N                       170              349             180                   0
     369.38             3/1/2006            2/1/2021           1/18/2006            12/1/2006           690       N                       170              350             180                   0
     284.62             3/1/2006            2/1/2031           1/26/2006            12/1/2006           751       N                       290                0             300                   0
    1093.75             3/1/2006            2/1/2031           1/25/2006            12/1/2006           751       N                       290                0             300                   0
     229.13             3/1/2006            2/1/2021           1/26/2006            12/1/2006           756       N                       170              170             180                   0
     238.65             3/1/2006            2/1/2031           1/31/2006            12/1/2006           748       N                       290                0             300                   0
     311.12             3/1/2006            2/1/2021           1/26/2006            12/1/2006           702       N                       170              349             180                   0
     811.12             3/1/2006            2/1/2031           1/26/2006            12/1/2006           662       N                       290                0             300                   0
     308.58             3/1/2006            2/1/2021           1/31/2006            12/1/2006           779       N                       170              350             180                   0
     470.81             3/1/2006            2/1/2031           1/31/2006            12/1/2006           675       N                       290                0             300                   0
     362.29             3/1/2006            2/1/2031           1/24/2006            12/1/2006           713       N                       290                0             300                  36
      74.83             3/1/2006            2/1/2031           1/30/2006            12/1/2006           680       N                       290                0             300                   0
     249.01             3/1/2006            2/1/2031           1/31/2006            12/1/2006           721       N                       290                0             300                   0
    1315.25             3/1/2006            2/1/2021           1/27/2006            12/1/2006           722       N                       170              350             180                   0
     170.46             3/1/2006            2/1/2021           1/31/2006            12/1/2006           682       N                       170              350             180                   0
        150             3/1/2006            2/1/2031           1/26/2006            12/1/2006           671       N                       290                0             300                   0
      95.23             3/1/2006            2/1/2021           1/31/2006            12/1/2006           727       N                       170              350             180                   0
      289.6             3/1/2006            2/1/2021           1/31/2006            12/1/2006           729       Y                       170              349             180                   0
     544.91             3/1/2006            2/1/2021           1/31/2006            12/1/2006           729       N                       170              350             180                   0
      666.5             3/1/2006            2/1/2021            1/9/2006            12/1/2006           716       N                       170              350             180                   0
     496.42             2/4/2006            1/4/2021          12/21/2005            12/1/2006           633       N                       169              348             180                   0
     227.01            1/14/2006          12/14/2020          11/23/2005            12/1/2006           644       N                       168              168             180                   0
     367.59            1/29/2006          12/29/2020          12/15/2005            12/1/2006           653       N                       168              169             180                   0
     178.57            2/11/2006           1/11/2021          12/28/2005            12/1/2006           657       N                       169              341             180                   0
     193.24            2/10/2006           1/10/2021          12/20/2005            12/1/2006           661       N                       169              336             180                   0
     138.52            1/28/2006          12/28/2020          12/14/2005            12/1/2006           664       Y                       168              306             180                   0
     363.32             2/2/2006            1/2/2021          12/16/2005            12/1/2006           664       N                       169              171             180                   0
     242.13             2/1/2006            1/1/2021          12/15/2005            12/1/2006           667       N                       169              168             180                   0
     302.05            1/22/2006          12/22/2035           12/7/2005            12/1/2006           668       N                       348              347             360                   0
     256.34             2/2/2006            1/2/2021          12/16/2005            12/1/2006           681       N                       169              317             180                   0
     311.98            1/23/2006          12/23/2020           12/8/2005            12/1/2006           705       N                       168              336             180                   0
     340.41             2/2/2006            1/2/2021          12/16/2005            12/1/2006           705       N                       169              349             180                   0
     205.19             2/1/2006            1/1/2026          12/16/2005            12/1/2006           706       N                       229              215             240                   0
     246.75             2/1/2006            1/1/2021          12/16/2005            12/1/2006           712       N                       169              334             180                   0
     138.66             2/1/2006            1/1/2021          12/12/2005            12/1/2006           720       N                       169              291             180                   0
     193.76            1/29/2006          12/29/2020          12/15/2005            12/1/2006           702       N                       168              341             180                   0
     272.99            1/22/2006          12/22/2020           12/8/2005            12/1/2006           733       N                       168              167             180                   0
     301.76            1/14/2006          12/14/2020          11/30/2005            12/1/2006           736       N                       168              337             180                   0
     210.76            1/14/2006          12/14/2020           12/5/2005            12/1/2006           737       N                       168              347             180                   0
     125.56            1/23/2006          12/23/2020           12/5/2005            12/1/2006           739       Y                       168              168             180                   0
     174.68             2/1/2006            1/1/2021          12/13/2005            12/1/2006           739       N                       169              304             180                   0
      194.8             2/3/2006            1/3/2021          12/14/2005            12/1/2006           748       Y                       169              170             180                   0
     645.38            2/10/2006           1/10/2021          12/27/2005            12/1/2006           749       Y                       169              350             180                   0
     176.89             2/1/2006            1/1/2021           12/7/2005            12/1/2006           750       N                       169              334             180                   0
      204.8            1/23/2006          12/23/2020           12/5/2005            12/1/2006           754       N                       168              348             180                   0
     169.42            1/26/2006          12/26/2035           12/5/2005            12/1/2006           758       N                       348              344             360                   0
     320.16             2/2/2006            1/2/2026          12/16/2005            12/1/2006           777       N                       229              232             240                   0
     412.17            1/14/2006          12/14/2020          11/30/2005            12/1/2006           780       N                       168              169             180                   0
     385.45            1/16/2006          12/16/2020           12/2/2005            12/1/2006           780       Y                       168              169             180                   0
     143.37            2/12/2006           1/12/2021          12/23/2005            12/1/2006           781       N                       169              350             180                   0
      322.7            2/12/2006           1/12/2021          12/29/2005            12/1/2006           783       N                       169              347             180                   0
     203.61             2/1/2006            1/1/2021          12/15/2005            12/1/2006           785       N                       169              349             180                   0
     385.65            1/23/2006          12/23/2035           12/9/2005            12/1/2006           788       N                       348              346             360                   0
     227.15            1/14/2006          12/14/2020          11/30/2005            12/1/2006           789       N                       168              322             180                   0
     274.41             2/1/2006            1/1/2026          12/15/2005            12/1/2006           790       N                       229              229             240                   0
     599.97             2/4/2006            1/4/2021          12/21/2005            12/1/2006           797       Y                       169               82             180                   0
     684.08             2/3/2006            1/3/2026          12/20/2005            12/1/2006           804       N                       229              230             240                   0
     238.34             2/1/2006            1/1/2021          12/13/2005            12/1/2006           806       N                       169              169             180                   0
     198.08            1/14/2006          12/14/2020          11/30/2005            12/1/2006           807       N                       168              350             180                   0
     183.19            1/16/2006          12/16/2020           12/1/2005            12/1/2006           808       Y                       168              160             180                   0
     332.09             2/1/2006            1/1/2021          12/15/2005            12/1/2006           839       N                       169              348             180                   0
     366.48             2/2/2006            1/2/2021          12/19/2005            12/1/2006           668       N                       169              350             180                   0
     544.99            1/23/2006          12/23/2020           12/9/2005            12/1/2006           670       N                       168              336             180                   0
     236.14            1/15/2006          12/15/2020           12/1/2005            12/1/2006           671       N                       168              349             180                   0
     172.71            1/22/2006          12/22/2020           12/8/2005            12/1/2006           677       N                       168              324             180                   0
     619.51             2/1/2006            1/1/2021          12/16/2005            12/1/2006           682       N                       169              350             180                   0
     783.57             2/2/2006            1/2/2026          12/16/2005            12/1/2006           682       Y                       229              229             240                   0
     224.58             2/1/2006            1/1/2021          12/15/2005            12/1/2006           695       N                       169              333             180                   0
     200.88            1/25/2006          12/25/2020           12/7/2005            12/1/2006           712       N                       168              169             180                   0
     159.65            1/20/2006          12/20/2020           12/5/2005            12/1/2006           718       N                       168              316             180                   0
     492.16            1/14/2006          12/14/2020          11/30/2005            12/1/2006           731       N                       168              337             180                   0
      141.9            1/29/2006          12/29/2025          12/14/2005            12/1/2006           738       N                       228              233             240                   0
      161.5             2/1/2006            1/1/2021          12/16/2005            12/1/2006           741       Y                       169              169             180                   0
     715.27             2/2/2006            1/2/2026          12/16/2005            12/1/2006           728       Y                       229              228             240                   0
     718.49            1/19/2006          12/19/2020           12/5/2005            12/1/2006           753       N                       168              343             180                   0
     183.51             2/1/2006            1/1/2021          12/15/2005            12/1/2006           759       N                       169              167             180                   0
     266.45            1/15/2006          12/15/2020           12/1/2005            12/1/2006           775       N                       168              340             180                   0
     447.89            1/16/2006          12/16/2020          11/28/2005            12/1/2006           793       N                       168              169             180                   0
     158.16            1/19/2006          12/19/2020           12/1/2005            12/1/2006           794       Y                       168              169             180                   0
      753.3             3/1/2006            2/1/2021           1/11/2006            12/1/2006           748       N                       170              350             180                   0
    1089.05             2/1/2006            1/1/2021          12/23/2005            12/1/2006           763       N                       169              349             180                   0
     512.24             3/1/2006            2/1/2031           1/27/2006            12/1/2006           693       N                       290                0             300                   0
     461.37             3/1/2006            2/1/2021           1/24/2006            12/1/2006           701       Y                       170              318             180                  36
     292.91             3/1/2006            2/1/2021           1/24/2006            12/1/2006           793       N                       170              338             180                   0
     334.48             3/1/2006            2/1/2021           1/24/2006            12/1/2006           763       N                       170              350             180                   0
     324.35             3/1/2006            2/1/2021            2/1/2006            12/1/2006           694       N                       170              350             180                   0
     203.97             3/1/2006            2/1/2021           1/27/2006            12/1/2006           702       N                       170              350             180                   0
     193.86             3/1/2006            2/1/2021           1/27/2006            12/1/2006           649       N                       170              339             180                   0
        390             3/1/2006            2/1/2031           1/27/2006            12/1/2006           652       N                       290                0             300                   0
     710.69             3/1/2006            2/1/2031           1/31/2006            12/1/2006           778       Y                       290                0             300                   0
     190.37             3/1/2006            2/1/2031           1/27/2006            12/1/2006           711       N                       290                0             300                   0
     460.96             1/1/2006           12/1/2020           11/2/2005            12/1/2006           663       N                       168              348             180                   0
     168.47             1/1/2006           12/1/2020           11/8/2005            12/1/2006           638       N                       168              348             180                   0
     227.65             9/1/2005            8/1/2020            8/2/2005            12/1/2006           658       N                       164              331             180                  24
     224.52             3/1/2006            2/1/2021           1/12/2006            12/1/2006           688       N                       170              346             180                   0
     429.43             3/1/2006            2/1/2031           1/25/2006            12/1/2006           689       Y                       290                0             300                   0
     698.99             3/1/2006            2/1/2021           1/19/2006            12/1/2006           783       N                       170              295             180                   0
     404.61             3/1/2006            2/1/2021            1/6/2006            12/1/2006           679       N                       170              329             180                   0
     712.42             3/1/2006            2/1/2021            1/9/2006            12/1/2006           678       N                       170              170             180                   0
     486.33             3/1/2006            2/1/2031           1/26/2006            12/1/2006           777       N                       290                0             300                   0
     707.71             3/1/2006            2/1/2031           1/25/2006            12/1/2006           659       N                       290                0             300                  36
     153.13             3/3/2006            2/3/2031           1/31/2006            12/1/2006           691       N                       290                0             300                   0
     265.05             3/1/2006            2/1/2021           1/20/2006            12/1/2006           807       N                       170              210             180                   0
     303.51             2/1/2006            1/1/2021          12/30/2005            12/1/2006           749       N                       169              349             180                   0
      223.5             3/1/2006            2/1/2021           1/17/2006            12/1/2006           771       N                       170              342             180                   0
     948.45             3/4/2006            2/4/2021           1/27/2006            12/1/2006           718       N                       170              171             180                  36
     409.76             3/1/2006            2/1/2021           1/27/2006            12/1/2006           732       N                       170              350             180                   0
     486.87             3/1/2006            2/1/2031           1/30/2006            12/1/2006           760       N                       290                0             300                   0
     615.07             3/1/2006            2/1/2021           1/31/2006            12/1/2006           626       N                       170              350             180                   0
     244.09             3/1/2006            2/1/2031           1/30/2006            12/1/2006           689       N                       290                0             300                   0
      192.9             3/1/2006            2/1/2021            2/3/2006            12/1/2006           723       N                       170              350             180                   0
     432.29             3/1/2006            2/1/2031           1/30/2006            12/1/2006           665       N                       290                0             300                   0
      382.5             3/1/2006            2/1/2031            2/1/2006            12/1/2006           681       N                       290                0             300                   0
     122.71             3/1/2006            2/1/2031           1/26/2006            12/1/2006           676       N                       290                0             300                  36
     179.22             4/1/2006            3/1/2021            2/1/2006            12/1/2006           630       N                       171              351             180                   0
     245.59             3/1/2006            2/1/2031           1/26/2006            12/1/2006           660       N                       290                0             300                  36
    1073.08             3/1/2006            2/1/2031           1/30/2006            12/1/2006           751       N                       290                0             300                   0
     545.53             3/3/2006            2/3/2031           1/27/2006            12/1/2006           663       N                       290                0             300                   0
     411.81             3/1/2006            2/1/2021           1/24/2006            12/1/2006           732       N                       170              350             180                   0
     358.81             3/1/2006            2/1/2021           1/13/2006            12/1/2006           672       N                       170              350             180                   0
     374.45             2/1/2006            1/1/2021          12/23/2005            12/1/2006           770       N                       169              349             180                   0
     572.53             3/1/2006            2/1/2031            1/6/2006            12/1/2006           732       N                       290                0             300                   0
     906.54             3/1/2006            2/1/2021           1/20/2006            12/1/2006           628       N                       170              350             180                   0
     622.71             4/1/2006            3/1/2031            2/1/2006            12/1/2006           680       N                       291                0             300                   0
     269.32             3/1/2006            2/1/2031            2/6/2006            12/1/2006           756       N                       290                0             300                   0
     206.21             3/1/2006            2/1/2021            2/1/2006            12/1/2006           677       Y                       170              170             180                   0
     314.93             3/1/2006            2/1/2021            2/3/2006            12/1/2006           732       N                       170              350             180                   0
     292.55             4/1/2006            3/1/2031           1/31/2006            12/1/2006           654       N                       291                0             300                   0
     410.16             4/1/2006            3/1/2031           1/31/2006            12/1/2006           732       N                       291                0             300                   0
     691.28             3/1/2006            2/1/2031           1/27/2006            12/1/2006           787       N                       290                0             300                   0
    1754.06             4/1/2006            3/1/2031           1/31/2006            12/1/2006           688       N                       291                0             300                  36
    1460.58            3/10/2006           2/10/2021           1/26/2006            12/1/2006           682       N                       170              171             180                  36
      587.5             3/1/2006            2/1/2031            2/1/2006            12/1/2006           776       N                       290                0             300                   0
     725.63             3/1/2006            2/1/2031           1/24/2006            12/1/2006           658       N                       290                0             300                  36
     537.71             4/1/2006            3/1/2031            2/1/2006            12/1/2006           710       N                       291                0             300                   0
     579.97             4/1/2006            3/1/2031            2/1/2006            12/1/2006           715       N                       291                0             300                   0
     266.54             4/1/2006            3/1/2021            2/2/2006            12/1/2006           691       N                       171              351             180                   0
     776.33             3/1/2006            2/1/2031           1/31/2006            12/1/2006           776       N                       290                0             300                   0
        135             3/7/2006            2/7/2031            2/1/2006            12/1/2006           685       N                       290                0             300                   0
      308.8             4/1/2006            3/1/2031            2/1/2006            12/1/2006           683       Y                       291                0             300                   0
     310.81             1/1/2006           12/1/2020          11/15/2005            12/1/2006           724       N                       168              348             180                   0
     225.94             9/1/2005            8/1/2020           7/21/2005            12/1/2006           729       N                       164              344             180                   0
      99.77             2/1/2006            1/1/2021          12/16/2005            12/1/2006           698       N                       169              349             180                   0
     202.75             1/1/2006           12/1/2020          11/30/2005            12/1/2006           783       N                       168              348             180                   0
     396.61             2/1/2006            1/1/2021          12/30/2005            12/1/2006           694       N                       169              349             180                   0
     184.19             1/1/2006           12/1/2020          11/29/2005            12/1/2006           743       N                       168              348             180                   0
     486.18             2/1/2006            1/1/2021          12/22/2005            12/1/2006           631       N                       169              349             180                   0
     162.16             2/1/2006            1/1/2036          12/21/2005            12/1/2006           805       N                       349              336             360                   0
     128.41             3/1/2006            2/1/2021            1/5/2006            12/1/2006           716       N                       170              350             180                   0
     120.23             2/1/2006            1/1/2021          12/30/2005            12/1/2006           783       N                       169              346             180                   0
     187.57             2/1/2006            1/1/2021          12/29/2005            12/1/2006           757       N                       169              344             180                   0
     124.33             3/1/2006            2/1/2021            1/5/2006            12/1/2006           784       N                       170              347             180                   0
     175.05             1/1/2006           12/1/2020          11/10/2005            12/1/2006           693       Y                       168              347             180                   0
     310.38            12/1/2005           11/1/2020          10/28/2005            12/1/2006           791       N                       167              347             180                   0
      620.8             3/1/2006            2/1/2021           1/13/2006            12/1/2006           770       N                       170              350             180                   0
      192.3             1/1/2006           12/1/2020           11/9/2005            12/1/2006           655       N                       168              348             180                   0
     901.82             3/1/2006            2/1/2021            1/9/2006            12/1/2006           632       N                       170              350             180                   0
     551.38             3/1/2006            2/1/2021           1/28/2006            12/1/2006           753       N                       170              170             180                   0
     453.15             4/1/2006            3/1/2021            2/8/2006            12/1/2006           687       Y                       171              342             180                   0
     274.81             4/1/2006            3/1/2031            2/3/2006            12/1/2006           710       N                       291                0             300                   0
     234.06             3/1/2006            2/1/2031            2/8/2006            12/1/2006           681       N                       290                0             300                   0
     690.22             3/6/2006            2/6/2021           1/31/2006            12/1/2006           768       N                       170              347             180                   0
     271.48             4/1/2006            3/1/2021            2/2/2006            12/1/2006           736       N                       171              351             180                   0
     179.08             3/1/2006            2/1/2021            1/5/2006            12/1/2006           759       N                       170              349             180                   0
     357.88             3/1/2006            2/1/2021           1/24/2006            12/1/2006           681       N                       170              350             180                   0
     330.19             3/1/2006            2/1/2021           1/27/2006            12/1/2006           724       N                       170              203             180                   0
     483.71             3/1/2006            2/1/2021           1/30/2006            12/1/2006           699       N                       170              170             180                   0
      404.3             4/1/2006            3/1/2021            2/9/2006            12/1/2006           736       N                       171              351             180                   0
      522.5             4/1/2006            3/1/2031            2/1/2006            12/1/2006           728       N                       291                0             300                   0
     225.29             4/1/2006            3/1/2021            2/7/2006            12/1/2006           744       N                       171              324             180                   0
     755.31             4/1/2006            3/1/2031            2/3/2006            12/1/2006           695       N                       291                0             300                   0
     432.99             4/1/2006            3/1/2031           2/10/2006            12/1/2006           714       N                       291                0             300                   0
     911.36             4/1/2006            3/1/2021            2/9/2006            12/1/2006           641       N                       171              351             180                   0
     164.74             4/1/2006            3/1/2021           2/14/2006            12/1/2006           747       N                       171              351             180                   0
     150.61             4/1/2006            3/1/2021           2/14/2006            12/1/2006           747       N                       171              351             180                   0
      216.4             3/1/2006            2/1/2021           2/10/2006            12/1/2006           633       N                       170              350             180                   0
      99.79             4/1/2006            3/1/2021           2/15/2006            12/1/2006           714       N                       171              351             180                   0
     711.08            2/10/2006           1/10/2021            1/6/2006            12/1/2006           704       N                       169              169             180                   0
     320.25             4/1/2006            3/1/2031           2/13/2006            12/1/2006           650       N                       291                0             300                   0
      254.4             6/1/2006            5/1/2021           4/28/2006            12/1/2006           660       N                       173              353             180                   0
     223.28            5/26/2006           4/26/2021           4/26/2006            12/1/2006           668       N                       172              353             180                   0
     397.22            5/18/2006           4/18/2021           4/18/2006            12/1/2006           727       N                       172              352             180                  12
     400.78            5/26/2006           4/26/2021           4/21/2006            12/1/2006           680       N                       172              353             180                   0
     318.11            5/28/2006           4/28/2021           4/28/2006            12/1/2006           704       N                       172              350             180                   0
     553.94            5/21/2006           4/21/2026           4/11/2006            12/1/2006           665       N                       232              233             240                  36
     488.85            5/13/2006           4/13/2026            4/6/2006            12/1/2006           652       N                       232              232             240                   0
    2024.44            5/26/2006           4/26/2021           4/19/2006            12/1/2006           744       N                       172              353             180                   0
        254            5/28/2006           4/28/2021           4/21/2006            12/1/2006           670       N                       172              173             180                  36
      613.2            5/11/2006           4/11/2026            4/4/2006            12/1/2006           696       N                       232              233             240                   0
     369.39            5/26/2006           4/26/2026           4/19/2006            12/1/2006           713       N                       232              233             240                   0
     568.12            5/12/2006           4/12/2026            4/3/2006            12/1/2006           712       N                       232              228             240                  36
    1158.27            4/29/2006           3/29/2026           3/30/2006            12/1/2006           743       N                       231              233             240                  36
     365.41             6/1/2006            5/1/2021           4/19/2006            12/1/2006           672       N                       173              353             180                   0
     434.23             6/1/2006            5/1/2021           4/17/2006            12/1/2006           709       Y                       173              340             180                   0
     575.25             3/1/2006            2/1/2021           1/25/2006            12/1/2006           677       N                       170              350             180                   0
    1125.28             4/1/2006            3/1/2021            2/7/2006            12/1/2006           715       N                       171              351             180                   0
     257.17             7/1/2006            6/1/2021            5/6/2006            12/1/2006           692       Y                       174              352             180                  36
     873.27             2/1/2006            1/1/2021          12/22/2005            12/1/2006           649       N                       169              349             180                   0
     205.32             6/8/2006            5/8/2031            5/2/2006            12/1/2006           645       N                       293              294             300                   0
     978.96            6/15/2006           5/15/2031            5/9/2006            12/1/2006           732       N                       293              294             300                   0
     216.22             6/8/2006            5/8/2031            5/3/2006            12/1/2006           651       N                       293              294             300                   0
     290.42            6/15/2006           5/15/2031            5/9/2006            12/1/2006           667       N                       293              294             300                  36
     670.71            6/15/2006           5/15/2031            5/9/2006            12/1/2006           737       N                       293              293             300                   0
     497.75            6/15/2006           5/15/2021           5/10/2006            12/1/2006           626       N                       173              354             180                   0
     1904.5             6/8/2006            5/8/2021            5/2/2006            12/1/2006           683       Y                       173              354             180                   0
     603.41             6/8/2006            5/8/2021            5/2/2006            12/1/2006           649       Y                       173              354             180                  36
     202.78            6/10/2006           5/10/2021            5/5/2006            12/1/2006           648       N                       173              333             180                  36
     340.09            5/29/2006           4/29/2021           4/25/2006            12/1/2006           684       Y                       172              323             180                  36
     432.16             6/8/2006            5/8/2021            5/5/2006            12/1/2006           750       Y                       173              174             180                   0
      479.6             6/1/2006            5/1/2031            4/4/2006            12/1/2006           663       N                       293                0             300                   0
     133.05             4/1/2006            3/1/2021           2/28/2006            12/1/2006           698       N                       171              351             180                   0
    3218.49             6/1/2006            5/1/2021           4/19/2006            12/1/2006           738       N                       173              353             180                   0
    2613.59             6/1/2006            5/1/2021            4/5/2006            12/1/2006           765       N                       173              353             180                   0
     874.14             2/1/2006            1/1/2021          12/29/2005            12/1/2006           698       N                       169              349             180                   0
     290.15             3/1/2006            2/1/2021           1/25/2006            12/1/2006           696       N                       170              349             180                   0
     515.49             2/1/2006            1/1/2021          12/21/2005            12/1/2006           699       N                       169              347             180                   0
     261.85             2/1/2006            1/1/2021          12/12/2005            12/1/2006           688       N                       169              345             180                   0
     364.84             3/1/2006            2/1/2021           1/24/2006            12/1/2006           667       N                       170              350             180                   0
     411.34             3/1/2006            2/1/2021           1/27/2006            12/1/2006           693       N                       170              349             180                   0
     215.93             4/1/2006            3/1/2021           1/31/2006            12/1/2006           684       N                       171              337             180                   0
     322.86             3/1/2006            2/1/2021           1/26/2006            12/1/2006           669       N                       170              350             180                   0
     274.32             3/1/2006            2/1/2021           1/13/2006            12/1/2006           681       N                       170              350             180                   0
     193.11             3/1/2006            2/1/2021           1/20/2006            12/1/2006           624       N                       170              347             180                   0
      582.9             5/1/2006            4/1/2021           2/28/2006            12/1/2006           668       N                       172              172             180                   0
     544.22             4/1/2006            3/1/2036            2/1/2006            12/1/2006           699       N                       351              338             360                   0
     316.97             3/1/2006            2/1/2021           1/23/2006            12/1/2006           630       Y                       170              350             180                   0
     271.06            6/24/2006           5/24/2021           5/12/2006            12/1/2006           691       Y                       173              353             180                  36
     358.16             4/8/2006            3/8/2021            3/3/2006            12/1/2006           628       N                       171              172             180                  36
     502.42             4/1/2006            3/1/2021            3/3/2006            12/1/2006           670       N                       171              351             180                   0
     303.34             4/1/2006            3/1/2021           2/13/2006            12/1/2006           627       N                       171              351             180                   0
     480.76             5/1/2006            4/1/2021           3/15/2006            12/1/2006           752       N                       172              317             180                   0
     168.33             4/1/2006            3/1/2021            2/7/2006            12/1/2006           718       N                       171              351             180                   0
    1032.68             4/1/2006            3/1/2021           2/13/2006            12/1/2006           718       N                       171              350             180                   0
      297.5             4/1/2006            3/1/2021            2/9/2006            12/1/2006           664       N                       171              319             180                   0
     184.18             4/1/2006            3/1/2021           2/16/2006            12/1/2006           744       N                       171              308             180                   0
     327.56             4/1/2006            3/1/2021           2/24/2006            12/1/2006           679       N                       171              351             180                   0
     680.12             4/1/2006            3/1/2021           2/16/2006            12/1/2006           736       N                       171              351             180                   0
     559.45             4/1/2006            3/1/2021           2/23/2006            12/1/2006           683       N                       171              351             180                   0
     853.37             4/1/2006            3/1/2021           2/22/2006            12/1/2006           737       N                       171              351             180                   0
      193.6             4/1/2006            3/1/2021           2/28/2006            12/1/2006           737       N                       171              351             180                   0
     751.27             4/1/2006            3/1/2021           2/23/2006            12/1/2006           702       N                       171              351             180                   0
     369.98             4/1/2006            3/1/2036           2/13/2006            12/1/2006           756       N                       351              350             360                   0
     505.38             4/1/2006            3/1/2036           2/16/2006            12/1/2006           719       N                       351              351             360                   0
     401.88             4/1/2006            3/1/2021           2/17/2006            12/1/2006           675       N                       171              351             180                   0
     303.72             4/1/2006            3/1/2021           2/24/2006            12/1/2006           664       N                       171              351             180                   0
     240.32             5/1/2006            4/1/2021           3/10/2006            12/1/2006           667       N                       172              323             180                   0
      96.13             5/1/2006            4/1/2021           3/13/2006            12/1/2006           664       N                       172              352             180                   0
     447.49             3/1/2006            2/1/2021            2/2/2006            12/1/2006           709       N                       170              320             180                   0
      169.4             5/1/2006            4/1/2031           3/22/2006            12/1/2006           707       Y                       292                0             300                   0
     407.87             4/1/2006            3/1/2021            2/9/2006            12/1/2006           681       N                       171              328             180                   0
     385.22             4/1/2006            3/1/2021           2/27/2006            12/1/2006           762       N                       171              171             180                   0
     417.69            12/1/2005           11/1/2035          10/27/2005            12/1/2006           663       N                       347              346             360                  24
     314.56            4/28/2006           3/28/2031           3/21/2006            12/1/2006           735       Y                       291                0             300                  36
     225.04             5/1/2006            4/1/2026           3/22/2006            12/1/2006           679       N                       232              232             240                   0
     205.68            4/29/2006           3/29/2031           3/24/2006            12/1/2006           770       N                       291                0             300                   0
     549.02             3/9/2006            2/9/2026            2/2/2006            12/1/2006           734       N                       230              231             240                   0
     218.53             4/1/2006            3/1/2021            3/7/2006            12/1/2006           680       N                       171               90             180                   0
     263.03             5/1/2006            4/1/2021           3/25/2006            12/1/2006           669       N                       172              352             180                   0
     319.59             5/1/2006            4/1/2021           3/29/2006            12/1/2006           755       N                       172              352             180                   0
     643.26             2/1/2005            1/1/2020          12/17/2004            12/1/2006           783       N                       157              157             180                   0
     360.37             3/1/2005            2/1/2015            1/6/2005            12/1/2006           699       N                        98               98             120                   0
     542.06             5/1/2006            4/1/2021           3/22/2006            12/1/2006           690       N                       172              347             180                   0
     219.21             5/1/2006            4/1/2021           3/28/2006            12/1/2006           691       N                       172              350             180                   0
    1066.97            4/30/2006           3/30/2021           3/23/2006            12/1/2006           717       N                       171              172             180                   0
      383.4            4/13/2006           3/13/2036           2/20/2006            12/1/2006           768       Y                       351              350             360                   0
     188.24             5/1/2006            4/1/2031           3/27/2006            12/1/2006           634       N                       292                0             300                   0
    1025.14             5/4/2006            4/4/2021           3/29/2006            12/1/2006           695       N                       172              173             180                   0
     284.71             2/1/2006            1/1/2021          12/23/2005            12/1/2006           642       N                       169              349             180                   0
     404.05             4/1/2006            3/1/2021           2/21/2006            12/1/2006           663       N                       171              351             180                   0
      658.1             4/1/2006            3/1/2021           2/15/2006            12/1/2006           657       N                       171              351             180                   0
     594.17             4/1/2006            3/1/2021           2/13/2006            12/1/2006           638       N                       171              351             180                   0
     655.61             5/1/2006            4/1/2021           3/11/2006            12/1/2006           688       N                       172              351             180                   0
     113.99             4/1/2006            3/1/2021           2/15/2006            12/1/2006           688       N                       171              350             180                   0
     614.87             4/1/2006            3/1/2021           2/13/2006            12/1/2006           691       N                       171              352             180                   0
     438.07             5/1/2006            4/1/2021           3/10/2006            12/1/2006           667       N                       172              352             180                   0
     285.08             5/1/2006            4/1/2021            3/7/2006            12/1/2006           658       N                       172              306             180                   0
      473.1             5/3/2006            4/3/2021           3/27/2006            12/1/2006           623       N                       172              173             180                  36
     330.46             5/1/2006            4/1/2036           3/29/2006            12/1/2006           681       Y                       352              352             360                   0
     181.51             4/1/2006            3/1/2036           2/22/2006            12/1/2006           661       N                       351              307             360                   0
    1724.54             5/1/2006            4/1/2036           3/31/2006            12/1/2006           784       N                       352              352             360                   0
     403.26             5/1/2006            4/1/2036           3/27/2006            12/1/2006           667       N                       352              352             360                  12
     234.45             5/1/2006            4/1/2021           3/20/2006            12/1/2006           672       Y                       172              351             180                   0
     195.27             5/1/2006            4/1/2021           3/14/2006            12/1/2006           681       N                       172              352             180                   0
     678.73             5/1/2006            4/1/2036            3/2/2006            12/1/2006           698       Y                       352              352             360                   0
     296.85             5/1/2006            4/1/2021           3/20/2006            12/1/2006           650       N                       172              351             180                   0
     294.23             5/1/2006            4/1/2036           3/30/2006            12/1/2006           664       N                       352              352             360                   0
     512.95             6/1/2006            5/1/2021            4/3/2006            12/1/2006           695       Y                       173              353             180                   0
     531.21             6/1/2006            5/1/2021            4/4/2006            12/1/2006           660       N                       173              351             180                   0
     839.03             6/1/2006            5/1/2021           4/13/2006            12/1/2006           644       N                       173              353             180                   0
     601.86             5/7/2006            4/7/2021           3/31/2006            12/1/2006           680       N                       172              173             180                  36
    2900.28             3/1/2006            2/1/2021          12/29/2005            12/1/2006           708       Y                       170              350             180                   0
    1713.08             6/1/2006            5/1/2021           3/29/2006            12/1/2006           725       N                       173              353             180                   0
     712.31             6/1/2006            5/1/2021           4/14/2006            12/1/2006           675       Y                       173              353             180                   0
      87.42             6/1/2006            5/1/2031            4/6/2006            12/1/2006           766       N                       293                0             300                   0
     190.78             4/1/2006            3/1/2021            3/1/2006            12/1/2006           624       Y                       171              351             180                   0
     215.35             5/1/2006            4/1/2021           3/20/2006            12/1/2006           628       N                       172              352             180                   0
     564.43             5/1/2006            4/1/2021            3/3/2006            12/1/2006           646       N                       172              352             180                   0
        306             5/1/2006            4/1/2021           3/10/2006            12/1/2006           704       N                       172              352             180                   0
     282.66             6/1/2006            5/1/2021           4/13/2006            12/1/2006           686       N                       173              352             180                   0
     587.84             6/1/2006            5/1/2021           4/13/2006            12/1/2006           620       N                       173              353             180                   0
     222.73             6/1/2006            5/1/2021           4/12/2006            12/1/2006           748       N                       173              351             180                   0
    1198.32             5/1/2006            4/1/2021           3/22/2006            12/1/2006           678       Y                       172              352             180                   0
      544.7             4/1/2006            3/1/2021            3/1/2006            12/1/2006           665       Y                       171              351             180                   0
     285.76             4/1/2006            3/1/2021            3/3/2006            12/1/2006           688       N                       171              221             180                   0
     443.93             6/1/2006            5/1/2021            4/6/2006            12/1/2006           666       N                       173              353             180                   0
     148.46             6/1/2006            5/1/2021           4/13/2006            12/1/2006           696       N                       173              353             180                   0
     415.88            4/21/2006           3/21/2036            3/3/2006            12/1/2006           666       N                       351              357             360                   0
     166.45            4/17/2006           3/17/2031           3/13/2006            12/1/2006           705       N                       291                0             300                   0
     281.99             4/6/2006            3/6/2021            3/2/2006            12/1/2006           741       N                       171              346             180                   0
      409.5            3/31/2006           2/28/2031           2/24/2006            12/1/2006           715       N                       290                0             300                   0
     504.23             4/5/2006            3/5/2021            3/1/2006            12/1/2006           694       N                       171              172             180                   0
     180.59            4/12/2006           3/12/2026            3/8/2006            12/1/2006           701       N                       231              232             240                   0
      246.8             4/6/2006            3/6/2021            3/2/2006            12/1/2006           797       N                       171              332             180                   0
    2361.06            4/12/2006           3/12/2016            3/7/2006            12/1/2006           744       N                       111              112             120                   0
     656.77            4/12/2006           3/12/2026            3/8/2006            12/1/2006           732       N                       231              228             240                   0
     684.42            4/14/2006           3/14/2026           3/10/2006            12/1/2006           639       N                       231              229             240                   0
     217.74            4/14/2006           3/14/2026           3/10/2006            12/1/2006           698       N                       231              220             240                   0
     746.85            4/19/2006           3/19/2031           3/15/2006            12/1/2006           643       N                       291              295             300                   0
     477.84            4/19/2006           3/19/2021           3/15/2006            12/1/2006           704       N                       171              171             180                   0
     345.83            4/15/2006           3/15/2031           3/10/2006            12/1/2006           699       N                       291              292             300                   0
    1220.16            4/24/2006           3/24/2026           3/20/2006            12/1/2006           736       N                       231              230             240                   0
     836.64            4/24/2006           3/24/2026           3/20/2006            12/1/2006           790       N                       231              231             240                   0
     829.66             5/1/2006            4/1/2026           3/21/2006            12/1/2006           819       N                       232              226             240                   0
     607.67             6/1/2006            5/1/2021           4/10/2006            12/1/2006           628       Y                       173              353             180                   0
     196.95             6/1/2006            5/1/2021           4/19/2006            12/1/2006           661       N                       173              353             180                   0
     304.08             6/1/2006            5/1/2021            4/7/2006            12/1/2006           774       N                       173              353             180                   0
     644.47             6/1/2006            5/1/2021           4/21/2006            12/1/2006           634       Y                       173              173             180                   0
    1053.78             6/1/2006            5/1/2021           4/21/2006            12/1/2006           660       N                       173              353             180                  36
     237.37             6/1/2006            5/1/2021           4/21/2006            12/1/2006           680       N                       173              173             180                   0
      99.98             4/1/2006            3/1/2021           2/23/2006            12/1/2006           636       N                       171              351             180                  36
     117.72             4/1/2006            3/1/2021           2/17/2006            12/1/2006           651       N                       171              350             180                   0
     229.89             5/1/2006            4/1/2031           3/13/2006            12/1/2006           795       N                       292                0             300                  24
     147.76             5/1/2006            4/1/2021            4/5/2006            12/1/2006           670       N                       172              352             180                   0
     475.77             6/1/2006            5/1/2021            4/4/2006            12/1/2006           643       N                       173              353             180                  24
    1171.85             5/1/2006            4/1/2021           3/17/2006            12/1/2006           646       Y                       172              351             180                   0
    1415.42             6/1/2006            5/1/2031           4/24/2006            12/1/2006           749       N                       293                0             300                   0
     145.77             6/1/2006            5/1/2021           4/25/2006            12/1/2006           731       N                       173              353             180                   0
     256.79            4/14/2006           3/14/2021           2/28/2006            12/1/2006           800       N                       171              349             180                   0
      95.89             5/6/2006            4/6/2021           3/17/2006            12/1/2006           762       N                       172              174             180                   0
     199.76            4/24/2006           3/24/2021            3/6/2006            12/1/2006           674       N                       171              171             180                   0
     343.78            4/20/2006           3/20/2021            3/6/2006            12/1/2006           693       N                       171              275             180                   0
     403.63             5/1/2006            4/1/2021           3/10/2006            12/1/2006           718       Y                       172              352             180                   0
     395.09             5/1/2006            4/1/2021           3/15/2006            12/1/2006           667       Y                       172              172             180                   0
     699.48            4/17/2006           3/17/2031           3/17/2006            12/1/2006           743       N                       291                0             300                   0
     377.05             5/1/2006            4/1/2036           3/16/2006            12/1/2006           751       Y                       352              337             360                   0
      124.8            4/24/2006           3/24/2026           3/10/2006            12/1/2006           670       N                       231              213             240                   0
      189.2             5/1/2006            4/1/2021           3/13/2006            12/1/2006           681       N                       172              352             180                   0
       86.3            5/11/2006           4/11/2026           3/21/2006            12/1/2006           695       N                       232              226             240                   0
     149.65             5/6/2006            4/6/2021           3/17/2006            12/1/2006           783       N                       172              351             180                   0
     179.59            5/15/2006           4/15/2026           3/27/2006            12/1/2006           797       N                       232              228             240                   0
        290             5/1/2006            4/1/2021            3/7/2006            12/1/2006           670       N                       172              171             180                   0
     142.98            4/21/2006           3/21/2026           3/17/2006            12/1/2006           678       N                       231              233             240                   0
     222.54            5/12/2006           4/12/2021           3/23/2006            12/1/2006           675       N                       172              353             180                   0
     197.46            5/15/2006           4/15/2021           3/27/2006            12/1/2006           691       Y                       172              351             180                   0
        320            4/28/2006           3/28/2031           3/24/2006            12/1/2006           790       Y                       291                0             300                   0
     204.88            5/15/2006           4/15/2021           3/27/2006            12/1/2006           745       N                       172              173             180                   0
      736.6            5/14/2006           4/14/2021           3/27/2006            12/1/2006           791       Y                       172              175             180                   0
    1873.74             6/1/2006            5/1/2021           4/24/2006            12/1/2006           688       N                       173              173             180                   0
     339.15             6/1/2006            5/1/2021           4/28/2006            12/1/2006           650       N                       173              353             180                   0
     748.08             6/1/2006            5/1/2021           4/26/2006            12/1/2006           620       N                       173              353             180                   0
      376.4             6/1/2006            5/1/2021           4/25/2006            12/1/2006           669       N                       173              353             180                   0
     172.64            5/26/2006           4/26/2021           4/21/2006            12/1/2006           634       N                       172              353             180                   0
     155.87             6/1/2006            5/1/2021           4/19/2006            12/1/2006           672       N                       173              353             180                   0
     366.14             1/1/2006           12/1/2020           11/9/2005            12/1/2006           729       Y                       168              346             180                   0
      144.9             1/1/2006           12/1/2020          11/30/2005            12/1/2006           773       N                       168              342             180                   0
     248.98             4/1/2006            3/1/2021           2/23/2006            12/1/2006           648       N                       171              300             180                   0
     306.92             5/1/2006            4/1/2021           3/28/2006            12/1/2006           672       N                       172              352             180                   0
     670.49             5/1/2006            4/1/2021           3/31/2006            12/1/2006           699       N                       172              352             180                   0
      728.2             4/1/2006            3/1/2021           2/17/2006            12/1/2006           649       N                       171              351             180                   0
     291.95             5/1/2006            4/1/2021           3/21/2006            12/1/2006           679       N                       172              352             180                   0
     525.14             4/1/2006            3/1/2021            3/1/2006            12/1/2006           671       N                       171              350             180                   0
     475.97             5/1/2006            4/1/2021           3/16/2006            12/1/2006           633       N                       172              351             180                   0
    1421.67             5/1/2006            4/1/2021            3/7/2006            12/1/2006           652       N                       172              352             180                   0
    1017.23             4/1/2006            3/1/2021           2/10/2006            12/1/2006           686       N                       171              351             180                   0
     380.27             4/1/2006            3/1/2021           2/10/2006            12/1/2006           675       N                       171              351             180                   0
     266.51             4/1/2006            3/1/2021            3/2/2006            12/1/2006           750       N                       171              351             180                   0
    2464.97             5/1/2006            4/1/2021           3/20/2006            12/1/2006           747       N                       172              352             180                   0
     217.09             5/1/2006            4/1/2021           3/30/2006            12/1/2006           695       N                       172              334             180                   0
     461.84             5/1/2006            4/1/2021           3/10/2006            12/1/2006           653       Y                       172              352             180                   0
     430.44             4/1/2006            3/1/2021           2/17/2006            12/1/2006           681       N                       171              351             180                   0
     347.34             5/1/2006            4/1/2021           3/30/2006            12/1/2006           681       N                       172              352             180                   0
     373.21             4/1/2006            3/1/2021           2/27/2006            12/1/2006           656       N                       171              351             180                   0
     407.23             5/1/2006            4/1/2021           3/15/2006            12/1/2006           675       N                       172              352             180                   0
     695.19             5/1/2006            4/1/2021           3/22/2006            12/1/2006           643       N                       172              352             180                   0
      155.7             5/1/2006            4/1/2021           3/13/2006            12/1/2006           701       N                       172              352             180                   0
     652.96             4/1/2006            3/1/2021           2/23/2006            12/1/2006           694       N                       171              351             180                   0
     351.03             5/1/2006            4/1/2021           3/31/2006            12/1/2006           642       N                       172              335             180                   0
    2015.68             5/1/2006            4/1/2021           3/21/2006            12/1/2006           648       N                       172              352             180                   0
     370.29             4/1/2006            3/1/2021           2/28/2006            12/1/2006           686       N                       171              350             180                   0
     189.45             5/1/2006            4/1/2021           3/20/2006            12/1/2006           694       N                       172              256             180                   0
     464.77             5/1/2006            4/1/2021           3/24/2006            12/1/2006           679       N                       172              352             180                   0
    1062.74             5/1/2006            4/1/2021           2/27/2006            12/1/2006           692       N                       172              352             180                   0
     196.68             5/1/2006            4/1/2021           3/16/2006            12/1/2006           668       N                       172              305             180                   0
     958.83             5/1/2006            4/1/2021           3/21/2006            12/1/2006           685       N                       172              352             180                   0
     624.38             5/1/2006            4/1/2021           3/28/2006            12/1/2006           757       N                       172              352             180                   0
     255.77             5/1/2006            4/1/2021           3/14/2006            12/1/2006           682       N                       172              352             180                   0
     969.61             5/1/2006            4/1/2021            3/6/2006            12/1/2006           684       N                       172              352             180                   0
     691.59             5/1/2006            4/1/2021           3/17/2006            12/1/2006           644       N                       172              351             180                   0
     891.31             5/1/2006            4/1/2021            3/1/2006            12/1/2006           699       N                       172              121             180                   0
     386.22             5/1/2006            4/1/2021           3/31/2006            12/1/2006           669       N                       172              350             180                   0
     426.45             5/1/2006            4/1/2021           3/28/2006            12/1/2006           654       N                       172              352             180                   0
    1059.23             5/1/2006            4/1/2021           3/24/2006            12/1/2006           631       N                       172              352             180                   0
     328.91             5/1/2006            4/1/2021            3/9/2006            12/1/2006           696       N                       172              333             180                   0
    1189.16             5/1/2006            4/1/2021           3/27/2006            12/1/2006           652       Y                       172              351             180                   0
     641.03             5/1/2006            4/1/2021           3/31/2006            12/1/2006           674       N                       172              352             180                   0
    1844.34             5/1/2006            4/1/2021           3/24/2006            12/1/2006           673       N                       172              352             180                   0
     1383.8             5/1/2006            4/1/2021           3/20/2006            12/1/2006           671       N                       172              352             180                   0
      69.05             6/1/2006            5/1/2021           4/10/2006            12/1/2006           663       N                       173              323             180                   0
     223.39             5/1/2006            4/1/2021            4/6/2006            12/1/2006           635       N                       172              348             180                   0
     343.72             5/1/2006            4/1/2021           3/21/2006            12/1/2006           699       N                       172              351             180                   0
      427.5             5/1/2006            4/1/2021           3/23/2006            12/1/2006           674       N                       172              352             180                   0
     464.29             5/1/2006            4/1/2021           3/31/2006            12/1/2006           640       N                       172              352             180                   0
     589.23             5/1/2006            4/1/2021           3/30/2006            12/1/2006           651       N                       172              352             180                   0
     839.46             6/1/2006            5/1/2021            4/4/2006            12/1/2006           653       N                       173              353             180                   0
     638.52             6/1/2006            5/1/2021           4/14/2006            12/1/2006           638       N                       173              353             180                   0
     504.36             5/1/2006            4/1/2021            4/4/2006            12/1/2006           670       N                       172              352             180                   0
     259.66             6/1/2006            5/1/2021           4/24/2006            12/1/2006           682       N                       173              173             180                   0
     520.37             6/1/2006            5/1/2021           4/12/2006            12/1/2006           624       N                       173              353             180                   0
    1094.91             6/1/2006            5/1/2021           4/27/2006            12/1/2006           683       Y                       173              352             180                   0
     229.34             6/1/2006            5/1/2021           4/20/2006            12/1/2006           697       N                       173              353             180                   0
     544.36             6/1/2006            5/1/2021           4/25/2006            12/1/2006           659       N                       173              353             180                   0
     349.82             6/1/2006            5/1/2021           4/20/2006            12/1/2006           717       N                       173              353             180                   0
     239.59             6/1/2006            5/1/2021           4/27/2006            12/1/2006           669       N                       173              353             180                   0
     328.91             7/1/2006            6/1/2021            5/5/2006            12/1/2006           676       N                       174              354             180                  24
     883.23             7/1/2006            6/1/2021            5/9/2006            12/1/2006           676       Y                       174              354             180                   0
     608.86             6/1/2006            5/1/2021           4/25/2006            12/1/2006           686       Y                       173              173             180                   0
     332.39             6/1/2006            5/1/2021           4/19/2006            12/1/2006           662       N                       173              353             180                   0
     145.17             5/1/2006            4/1/2021           3/31/2006            12/1/2006           665       N                       172              352             180                   0
     356.74             5/1/2006            4/1/2021           3/24/2006            12/1/2006           722       N                       172              165             180                   0
    1634.49             7/1/2006            6/1/2021            5/2/2006            12/1/2006           670       N                       174              354             180                   0
     236.67             6/1/2006            5/1/2021           4/17/2006            12/1/2006           660       N                       173              353             180                   0
      767.3             5/1/2006            4/1/2021            3/3/2006            12/1/2006           638       N                       172              352             180                   0
     465.59             7/1/2006            6/1/2021            5/2/2006            12/1/2006           652       N                       174              354             180                   0
     341.19             6/1/2006            5/1/2031           4/28/2006            12/1/2006           732       Y                       293                0             300                   0
     389.91             7/1/2006            6/1/2021            5/2/2006            12/1/2006           692       N                       174              174             180                   0
     337.81             6/1/2006            5/1/2021           4/22/2006            12/1/2006           676       N                       173              173             180                  36
     842.33            6/10/2006           5/10/2021            5/4/2006            12/1/2006           690       N                       173              175             180                  36
     886.82             7/1/2006            6/1/2021            5/1/2006            12/1/2006           661       Y                       174              354             180                   0
     475.78             7/1/2006            6/1/2021            5/8/2006            12/1/2006           621       N                       174              354             180                  12
     236.91             6/1/2006            5/1/2021           4/28/2006            12/1/2006           697       N                       173              353             180                   0
     337.29             7/1/2006            6/1/2021           5/12/2006            12/1/2006           719       N                       174              174             180                   0
     673.59             7/1/2006            6/1/2021            5/8/2006            12/1/2006           684       N                       174              354             180                   0
     290.81            6/12/2006           5/12/2021            5/8/2006            12/1/2006           655       N                       173              109             180                   0
     170.11             7/1/2006            6/1/2021           5/11/2006            12/1/2006           642       N                       174              354             180                   0
     256.47             7/1/2006            6/1/2021           5/10/2006            12/1/2006           706       Y                       174              354             180                   0
     419.58             7/1/2006            6/1/2031           4/27/2006            12/1/2006           644       N                       294                0             300                  36
     437.67             7/1/2006            6/1/2021            5/8/2006            12/1/2006           668       N                       174              354             180                   0
     367.19             7/1/2006            6/1/2031           5/10/2006            12/1/2006           675       N                       294                0             300                   0
     659.13             7/1/2006            6/1/2031            5/3/2006            12/1/2006           674       N                       294                0             300                  36
        119             7/1/2006            6/1/2021            5/8/2006            12/1/2006           712       N                       174              353             180                   0
    1522.35             6/1/2006            5/1/2021           4/17/2006            12/1/2006           728       N                       173              353             180                   0
     123.93             7/1/2006            6/1/2021           5/15/2006            12/1/2006           706       N                       174              354             180                   0
     136.79             7/1/2006            6/1/2021           5/10/2006            12/1/2006           627       N                       174              354             180                   0
     196.41             7/1/2006            6/1/2021           5/12/2006            12/1/2006           753       Y                       174              354             180                   0
     561.58             7/1/2006            6/1/2021           5/15/2006            12/1/2006           678       N                       174              351             180                   0
     843.28             7/1/2006            6/1/2021           5/15/2006            12/1/2006           687       N                       174              354             180                   0
     123.93             7/1/2006            6/1/2021           5/15/2006            12/1/2006           706       N                       174              354             180                   0
      192.9             7/1/2006            6/1/2021           5/10/2006            12/1/2006           643       N                       174              354             180                   0
     123.93             7/1/2006            6/1/2021           5/15/2006            12/1/2006           706       N                       174              354             180                   0
     375.42             7/1/2006            6/1/2031           5/10/2006            12/1/2006           693       N                       294                0             300                   0
     318.99             7/1/2006            6/1/2031           5/15/2006            12/1/2006           776       N                       294                0             300                   0
     136.79             7/1/2006            6/1/2021           5/12/2006            12/1/2006           753       N                       174              354             180                   0
     415.47             7/1/2006            6/1/2021           5/15/2006            12/1/2006           667       N                       174              354             180                   0
     705.19             7/1/2006            6/1/2031            5/5/2006            12/1/2006           661       N                       294                0             300                   0
     118.14             6/1/2006            5/1/2021           4/19/2006            12/1/2006           683       N                       173              353             180                  12
     183.68             7/1/2006            6/1/2021           5/16/2006            12/1/2006           628       N                       174              346             180                   0
      78.67             7/1/2006            6/1/2021           5/10/2006            12/1/2006           802       N                       174              289             180                   0
     408.56             7/1/2006            6/1/2031           5/11/2006            12/1/2006           645       N                       294                0             300                  36
     703.14            6/15/2006           5/15/2021           4/28/2006            12/1/2006           660       N                       173              174             180                  36
     584.05             6/1/2006            5/1/2021           4/21/2006            12/1/2006           693       N                       173              353             180                   0
     120.13             7/1/2006            6/1/2021           5/12/2006            12/1/2006           693       N                       174              353             180                   0
     233.05             7/1/2006            6/1/2031           5/17/2006            12/1/2006           697       N                       294                0             300                   0
     297.01             7/1/2006            6/1/2021           5/12/2006            12/1/2006           652       Y                       174              354             180                   0
    1657.29             7/1/2006            6/1/2031           5/11/2006            12/1/2006           681       N                       294                0             300                   0
     268.21             7/1/2006            6/1/2031           5/16/2006            12/1/2006           724       N                       294                0             300                   0
     357.74             7/1/2006            6/1/2021           5/11/2006            12/1/2006           654       N                       174              348             180                   0
     314.07            6/17/2006           5/17/2031           5/17/2006            12/1/2006           671       N                       293                0             300                   0
     311.95             7/1/2006            6/1/2021            5/1/2006            12/1/2006           632       N                       174              354             180                  12
      308.6             7/1/2006            6/1/2021            5/4/2006            12/1/2006           662       N                       174              354             180                   0
     293.27             6/1/2006            5/1/2021           4/17/2006            12/1/2006           688       Y                       173              353             180                   0
     265.07             7/1/2006            6/1/2031            5/5/2006            12/1/2006           727       N                       294                0             300                  36
     444.17            6/18/2006           5/18/2031           5/15/2006            12/1/2006           682       N                       293                0             300                   0
     401.46             7/1/2006            6/1/2031           5/18/2006            12/1/2006           776       N                       294                0             300                   0
      87.68             7/1/2006            6/1/2021           5/18/2006            12/1/2006           677       N                       174              354             180                   0
     278.72             6/1/2006            5/1/2021           4/24/2006            12/1/2006           684       Y                       173              328             180                   0
     251.56             7/1/2006            6/1/2021            5/3/2006            12/1/2006           680       Y                       174              354             180                   0
     441.46             7/1/2006            6/1/2021            5/5/2006            12/1/2006           665       N                       174              354             180                   0
     365.27             7/1/2006            6/1/2021           5/17/2006            12/1/2006           695       N                       174              354             180                   0
     630.75             7/1/2006            6/1/2021           5/12/2006            12/1/2006           690       N                       174              352             180                   0
        450             7/1/2006            6/1/2031           5/12/2006            12/1/2006           665       N                       294                0             300                   0
      51.83             7/1/2006            6/1/2031           5/10/2006            12/1/2006           719       N                       294                0             300                   0
     418.44             7/1/2006            6/1/2031           5/15/2006            12/1/2006           695       N                       294                0             300                   0
     247.67             7/1/2006            6/1/2021           5/23/2006            12/1/2006           699       N                       174              354             180                   0
     217.02             7/1/2006            6/1/2021           5/15/2006            12/1/2006           696       N                       174              354             180                   0
     125.15             7/1/2006            6/1/2021           5/19/2006            12/1/2006           706       N                       174              354             180                   0
      973.4             7/1/2006            6/1/2021           5/12/2006            12/1/2006           679       N                       174              174             180                  36
     124.69             7/1/2006            6/1/2021           5/22/2006            12/1/2006           687       N                       174              354             180                   0
     480.68             7/1/2006            6/1/2021            5/9/2006            12/1/2006           681       N                       174              174             180                   0
    1065.45             7/1/2006            6/1/2021           5/18/2006            12/1/2006           620       N                       174              174             180                   0
     218.66             7/1/2006            6/1/2031           5/23/2006            12/1/2006           700       N                       294                0             300                   0
     320.03             7/1/2006            6/1/2031           5/17/2006            12/1/2006           736       N                       294                0             300                   0
     906.83             7/1/2006            6/1/2021           5/18/2006            12/1/2006           671       N                       174              174             180                   0
     399.02             7/1/2006            6/1/2031           5/23/2006            12/1/2006           682       N                       294                0             300                   0
     181.55             7/1/2006            6/1/2021           5/23/2006            12/1/2006           685       N                       174              351             180                   0
        500             7/1/2006            6/1/2031           5/18/2006            12/1/2006           675       N                       294                0             300                   0
     772.43             7/1/2006            6/1/2021           5/23/2006            12/1/2006           712       N                       174              353             180                   0
     213.83             7/1/2006            6/1/2031           5/23/2006            12/1/2006           705       N                       294                0             300                   0
     757.34             7/1/2006            6/1/2021           5/13/2006            12/1/2006           667       N                       174              354             180                   0
      292.5            6/19/2006           5/19/2021           5/15/2006            12/1/2006           622       N                       173              174             180                   0
     364.91             7/1/2006            6/1/2021           5/24/2006            12/1/2006           696       Y                       174              354             180                   0
     732.46             7/1/2006            6/1/2021           5/19/2006            12/1/2006           627       N                       174              174             180                   0
     299.02             7/1/2006            6/1/2031           5/24/2006            12/1/2006           713       Y                       294                0             300                   0
     236.83             7/1/2006            6/1/2021           5/24/2006            12/1/2006           661       N                       174              354             180                   0
     543.25             7/1/2006            6/1/2021           5/15/2006            12/1/2006           751       N                       174              174             180                   0
     745.01             7/1/2006            6/1/2021           5/22/2006            12/1/2006           740       N                       174              354             180                   0
      87.68             7/1/2006            6/1/2021           5/23/2006            12/1/2006           757       N                       174              354             180                   0
     215.87             7/1/2006            6/1/2021           5/23/2006            12/1/2006           663       N                       174              174             180                   0
     465.24             7/1/2006            6/1/2031           5/25/2006            12/1/2006           719       N                       294                0             300                   0
     375.97             7/1/2006            6/1/2021           5/25/2006            12/1/2006           675       N                       174              346             180                   0
      400.6             7/1/2006            6/1/2031           5/25/2006            12/1/2006           764       N                       294                0             300                   0
     389.38             7/1/2006            6/1/2031           5/26/2006            12/1/2006           684       N                       294                0             300                   0
     980.16             7/1/2006            6/1/2021           5/26/2006            12/1/2006           675       N                       174              174             180                   0
     406.22             7/1/2006            6/1/2021           5/22/2006            12/1/2006           668       N                       174              351             180                   0
     266.91             7/1/2006            6/1/2021           5/26/2006            12/1/2006           712       N                       174              353             180                   0
     118.37             7/1/2006            6/1/2021           5/30/2006            12/1/2006           682       N                       174              354             180                   0
     414.17             7/1/2006            6/1/2021           5/26/2006            12/1/2006           698       N                       174              354             180                   0
     382.38             7/1/2006            6/1/2016           5/26/2006            12/1/2006           695       N                       114              114             120                   0
     898.36             7/1/2006            6/1/2031           5/22/2006            12/1/2006           771       N                       294                0             300                   0
     185.71             7/1/2006            6/1/2021           5/26/2006            12/1/2006           690       N                       174              354             180                   0
     577.81             7/1/2006            6/1/2021           5/26/2006            12/1/2006           679       N                       174              354             180                   0
     371.23             7/1/2006            6/1/2031           5/26/2006            12/1/2006           750       N                       294                0             300                   0
     274.11             7/1/2006            6/1/2021           5/23/2006            12/1/2006           695       N                       174              351             180                   0
     645.19             7/1/2006            6/1/2021           5/24/2006            12/1/2006           674       N                       174              174             180                   0
      172.5             7/1/2006            6/1/2031           5/26/2006            12/1/2006           718       N                       294                0             300                   0
    1140.81             7/1/2006            6/1/2021           5/22/2006            12/1/2006           672       N                       174              354             180                   0
     493.92             7/1/2006            6/1/2021           5/30/2006            12/1/2006           677       N                       174              353             180                   0
     603.84             7/1/2006            6/1/2031           5/23/2006            12/1/2006           657       N                       294                0             300                   0
     303.92             7/1/2006            6/1/2021           5/19/2006            12/1/2006           770       N                       174              354             180                   0
      166.6             8/1/2006            7/1/2021            6/8/2006            12/1/2006           662       N                       175              354             180                   0
    1372.54             1/1/2006           12/1/2020          10/31/2006            12/1/2006           712       N                       168              335             180                   0
     298.45             5/1/2006            4/1/2021           3/31/2006            12/1/2006           699       N                       172              171             180                   0
     298.45             5/1/2006            4/1/2021           3/31/2006            12/1/2006           699       N                       172              171             180                   0
     288.16             6/1/2006            5/1/2036            4/7/2006            12/1/2006           699       N                       353              348             360                   0
     760.74             6/1/2006            5/1/2036           4/14/2006            12/1/2006           710       N                       353                0             360                   0
     461.88             1/1/2006           12/1/2020          11/30/2005            12/1/2006           634       N                       168              348             180                   0
     229.09             6/1/2006            5/1/2036           4/25/2006            12/1/2006           668       N                       353              353             360                   0
     229.09             6/1/2006            5/1/2036           4/25/2006            12/1/2006           668       N                       353              353             360                   0
     418.65             7/1/2006            6/1/2036           5/10/2006            12/1/2006           659       N                       354              354             360                   0
     350.29             5/1/2006            4/1/2021           3/31/2006            12/1/2006           770       N                       172              172             180                   0
     462.02             7/1/2006            6/1/2036            5/1/2006            12/1/2006           690       N                       354              354             360                   0
    1926.61             3/1/2006            2/1/2036          12/27/2005            12/1/2006           726       N                       350              350             360                   0
        410             7/1/2006            6/1/2036            5/8/2006            12/1/2006           684       N                       354                0             360                   0
     639.83             6/1/2006            5/1/2036           4/11/2006            12/1/2006           725       N                       353              353             360                   0
    1246.92             7/1/2006            6/1/2036           5/25/2006            12/1/2006           670       N                       354              354             360                   0
     856.16             2/1/2006            1/1/2021           12/1/2005            12/1/2006           678       N                       169              349             180                   0
     237.67             5/1/2006            4/1/2036            4/7/2006            12/1/2006           722       N                       352              351             360                   0
     229.09             6/1/2006            5/1/2036           4/25/2006            12/1/2006           668       N                       353              353             360                   0
     678.38             7/1/2006            6/1/2036           5/24/2006            12/1/2006           623       N                       354              354             360                   0
    1255.69             6/1/2006            5/1/2036           4/11/2006            12/1/2006           696       N                       353              349             360                  12
     346.86             8/1/2006            7/1/2036            6/7/2006            12/1/2006           632       N                       355              353             360                   6
     298.45             5/1/2006            4/1/2021           3/31/2006            12/1/2006           699       N                       172              171             180                   0
     252.92             5/1/2006            4/1/2021           3/27/2006            12/1/2006           653       N                       172              171             180                   0
     768.43             8/1/2006            7/1/2036           6/16/2006            12/1/2006           663       N                       355              355             360                   0
     976.93             4/1/2006            3/1/2021            2/6/2006            12/1/2006           730       N                       171              170             180                   0
     841.82             6/1/2006            5/1/2036           4/11/2006            12/1/2006           643       N                       353              353             360                   0
      467.4             6/1/2006            5/1/2021            6/1/2006            12/1/2006           624       N                       173              173             180                   0
     525.98             8/1/2006            7/1/2036           6/14/2006            12/1/2006           741       N                       355              355             360                   6
     795.11             8/1/2006            7/1/2036           6/20/2006            12/1/2006           634       N                       355              355             360                   0
     723.05             8/1/2006            7/1/2036           6/13/2006            12/1/2006           693       N                       355              355             360                   0
     453.06             8/1/2006            7/1/2036            6/7/2006            12/1/2006           703       N                       355              355             360                   0
    1227.96             8/1/2006            7/1/2036           6/20/2006            12/1/2006           630       N                       355              355             360                   0
     549.64             8/1/2006            7/1/2036           6/13/2006            12/1/2006           658       N                       355              355             360                   6
     430.07             6/1/2006            5/1/2021           4/11/2006            12/1/2006           651       N                       173              353             180                   0
      694.1             7/1/2006            6/1/2036            5/5/2006            12/1/2006           705       N                       354              354             360                   0
     410.89             8/1/2006            7/1/2036            6/9/2006            12/1/2006           656       N                       355              355             360                   6
     411.14             5/1/2006            4/1/2036           3/22/2006            12/1/2006           650       N                       352              352             360                   0
     358.75             7/1/2006            6/1/2036            5/5/2006            12/1/2006           744       N                       354                0             360                   0
     417.61             6/1/2006            5/1/2036            4/4/2006            12/1/2006           649       N                       353              353             360                   6
     371.43             6/1/2006            5/1/2036           4/25/2006            12/1/2006           637       N                       353              353             360                   0
     731.07             8/1/2006            7/1/2036           6/13/2006            12/1/2006           664       N                       355              351             360                   0
     397.78             9/1/2005            8/1/2020            7/6/2005            12/1/2006           763       N                       164              352             180                   0
    3425.65             5/1/2006            4/1/2036           3/10/2006            12/1/2006           708       N                       352              352             360                   0
      575.3             8/1/2006            7/1/2036           6/13/2006            12/1/2006           701       N                       355              355             360                   0
    1520.84             3/1/2006            2/1/2036            1/6/2006            12/1/2006           689       N                       350              337             360                   0
    1629.69             6/1/2006            5/1/2036            4/5/2006            12/1/2006           753       N                       353                0             360                   0
     941.18             8/1/2006            7/1/2036           6/14/2006            12/1/2006           662       N                       355              355             360                   0
     487.46             8/1/2006            7/1/2021            6/7/2006            12/1/2006           628       N                       175              175             180                   0
    2996.16             8/1/2006            7/1/2036           6/13/2006            12/1/2006           700       N                       355              355             360                   0
     261.97             8/1/2006            7/1/2036            6/9/2006            12/1/2006           638       N                       355              355             360                   0
    2431.26             8/1/2006            7/1/2036           6/15/2006            12/1/2006           664       N                       355              355             360                   6
     609.33             6/1/2006            5/1/2036            4/3/2006            12/1/2006           755       N                       353              353             360                   0
     917.84             8/1/2006            7/1/2036           6/13/2006            12/1/2006           621       N                       355              355             360                   0
     541.65             6/1/2006            5/1/2021           4/17/2006            12/1/2006           640       N                       173              173             180                   0
     303.73             7/1/2006            6/1/2036            5/4/2006            12/1/2006           627       N                       354              354             360                   0
     318.72             7/1/2006            6/1/2036           5/22/2006            12/1/2006           745       N                       354              354             360                   0
     442.17             6/1/2006            5/1/2036           4/18/2006            12/1/2006           656       N                       353              353             360                   0
    1381.77             8/1/2006            7/1/2036            6/9/2006            12/1/2006           712       N                       355              355             360                   0
     356.84             7/1/2006            6/1/2036           5/17/2006            12/1/2006           678       N                       354              354             360                   0
     618.52             1/1/2006           12/1/2020           11/7/2005            12/1/2006           693       N                       168              329             180                   0
     961.49             9/1/2006            8/1/2036           7/10/2006            12/1/2006           669       N                       356              356             360                  24
     548.84             5/1/2006            4/1/2036           3/16/2006            12/1/2006           649       N                       352              353             360                   0
     615.09             6/1/2006            5/1/2036           4/24/2006            12/1/2006           661       N                       353              353             360                   0
        976            11/1/2005           10/1/2035            9/8/2005            12/1/2006           738       N                       346              342             360                   0
     298.45             5/1/2006            4/1/2021           3/31/2006            12/1/2006           699       N                       172              171             180                   0
    2031.64             7/1/2006            6/1/2036            5/3/2006            12/1/2006           661       N                       354              354             360                   6
     541.24             3/1/2006            2/1/2021           1/26/2006            12/1/2006           697       N                       170              168             180                   0
     388.01            12/1/2005           11/1/2035           10/7/2005            12/1/2006           689       N                       347              343             360                   0
     986.73             6/1/2006            5/1/2036           4/17/2006            12/1/2006           614       N                       353              350             360                  24
     429.12             4/1/2006            3/1/2036            2/6/2006            12/1/2006           663       N                       351              351             360                   0
    1651.44             6/1/2006            5/1/2036           4/20/2006            12/1/2006           666       N                       353              353             360                   0
     274.42             1/1/2006           12/1/2020          11/30/2005            12/1/2006           707       N                       168              348             180                   0
      666.5             5/1/2006            4/1/2036           3/16/2006            12/1/2006           677       N                       352              352             360                   0
      233.6             5/1/2006            4/1/2036            3/1/2006            12/1/2006           723       N                       352              352             360                   0
      816.9             5/1/2006            4/1/2036           3/30/2006            12/1/2006           750       N                       352              352             360                   0
     469.62             6/1/2006            5/1/2036           4/10/2006            12/1/2006           771       N                       353              353             360                   0
     419.16             5/1/2006            4/1/2036            3/8/2006            12/1/2006           655       N                       352              352             360                   0
     968.29             3/1/2006            2/1/2031           1/23/2006            12/1/2006           703       N                       290              290             300                   6
     588.95             5/1/2006            4/1/2036            3/6/2006            12/1/2006           680       N                       352              350             360                   0
    1279.79             6/1/2006            5/1/2036           4/28/2006            12/1/2006           638       N                       353              353             360                   0
     282.38             2/1/2006            1/1/2036          12/12/2005            12/1/2006           663       N                       349              350             360                   0
     455.83             8/1/2006            7/1/2036           6/23/2006            12/1/2006           646       N                       355              344             360                   0
     442.17             3/1/2006            2/1/2036           1/25/2006            12/1/2006           652       N                       350              350             360                   0
     415.29             4/1/2006            3/1/2036            2/6/2006            12/1/2006           670       N                       351              351             360                   0
     480.27             2/1/2006            1/1/2021          12/23/2005            12/1/2006           703       N                       169              349             180                   0
    4385.75             9/1/2006            8/1/2036           6/30/2006            12/1/2006           649       N                       356              356             360                   0
     640.35             8/1/2006            7/1/2036            6/5/2006            12/1/2006           668       N                       355              355             360                   0
     320.18             9/1/2006            8/1/2036            7/5/2006            12/1/2006           646       N                       356              356             360                   0
    1898.42             1/1/2006           12/1/2020          11/23/2005            12/1/2006           768       N                       168              352             180                   0
     574.37             3/1/2006            2/1/2036           1/14/2006            12/1/2006           689       N                       350              350             360                   6
     777.54             8/1/2006            7/1/2036           6/13/2006            12/1/2006           692       N                       355              355             360                   0
    2543.91             4/1/2006            3/1/2036           2/24/2006            12/1/2006           765       N                       351              351             360                   0
    1184.08             4/1/2006            3/1/2036           2/23/2006            12/1/2006           658       N                       351              351             360                   0
    2415.43             3/1/2006            2/1/2036           1/20/2006            12/1/2006           632       N                       350              350             360                   0
     555.39             8/1/2006            7/1/2036           6/16/2006            12/1/2006           666       N                       355              323             360                   0
    1606.22             8/1/2006            7/1/2036           6/14/2006            12/1/2006           682       N                       355              355             360                   0
      414.1             8/1/2006            7/1/2036            6/7/2006            12/1/2006           761       N                       355              355             360                   0
     266.81             8/1/2006            7/1/2036           6/14/2006            12/1/2006           667       N                       355              355             360                   0
     696.85             8/1/2006            7/1/2036            6/5/2006            12/1/2006           645       N                       355              355             360                   0
     702.09             8/1/2006            7/1/2036           6/19/2006            12/1/2006           654       N                       355              348             360                   0
    1313.79             9/1/2006            8/1/2036            7/5/2006            12/1/2006           685       N                       356              356             360                   0
     563.48             3/1/2006            2/1/2036           1/13/2006            12/1/2006           655       N                       350              350             360                   6
    1334.14             8/1/2006            7/1/2036           6/14/2006            12/1/2006           637       N                       355              355             360                   0
    1758.31             8/1/2006            7/1/2036           6/13/2006            12/1/2006           646       N                       355              354             360                   0
    1069.51             4/1/2006            3/1/2036           2/13/2006            12/1/2006           720       N                       351              351             360                   0
     231.26             4/1/2006            3/1/2036            2/3/2006            12/1/2006           649       N                       351              351             360                   0
    1141.88             8/1/2006            7/1/2036           6/14/2006            12/1/2006           623       N                       355              355             360                   0
     544.91             8/1/2006            7/1/2036            6/8/2006            12/1/2006           649       N                       355              355             360                   0
     281.77             8/1/2006            7/1/2036           6/12/2006            12/1/2006           674       N                       355              355             360                   0
     523.95             8/1/2006            7/1/2036           6/22/2006            12/1/2006           682       N                       355              355             360                   0
    2132.38             8/1/2006            7/1/2036           6/20/2006            12/1/2006           729       N                       355              355             360                   0
      485.3             3/1/2006            2/1/2036            1/4/2006            12/1/2006           783       N                       350              350             360                   0
     371.12             5/1/2006            4/1/2036           3/29/2006            12/1/2006           760       N                       352              352             360                   0
     707.33             5/1/2006            4/1/2036           3/21/2006            12/1/2006           664       N                       352              352             360                   0
     976.46             5/1/2006            4/1/2036            3/7/2006            12/1/2006           676       N                       352              352             360                   0
    1284.62             5/1/2006            4/1/2036           3/30/2006            12/1/2006           683       N                       352              352             360                   0
     1558.2             6/1/2006            5/1/2036           3/30/2006            12/1/2006           616       N                       353              353             360                   0
     426.55             1/1/2006           12/1/2035           11/4/2005            12/1/2006           663       N                       348              346             360                   0
     410.76             5/1/2006            4/1/2036           3/28/2006            12/1/2006           655       N                       352              352             360                   0
     606.43             5/1/2006            4/1/2036           3/20/2006            12/1/2006           666       N                       352              352             360                   0
     434.51             6/1/2006            5/1/2021           4/10/2006            12/1/2006           707       N                       173              173             180                   0
     380.63             6/1/2006            5/1/2036           4/12/2006            12/1/2006           622       N                       353              353             360                   0
     493.01             7/1/2006            6/1/2021           5/17/2006            12/1/2006           632       N                       174              174             180                   0
     487.27             9/1/2006            8/1/2036            7/6/2006            12/1/2006           627       N                       356              356             360                   0
     229.09             6/1/2006            5/1/2036           4/18/2006            12/1/2006           668       N                       353              350             360                   0
      800.4             8/1/2006            7/1/2036            6/6/2006            12/1/2006           711       N                       355              355             360                   0
     644.46             8/1/2006            7/1/2036           6/21/2006            12/1/2006           684       N                       355              355             360                   0
     974.54             9/1/2006            8/1/2036           7/18/2006            12/1/2006           721       N                       356              356             360                   0
     366.07             7/1/2006            6/1/2036           5/18/2006            12/1/2006           774       N                       354              354             360                   0
     646.03             8/1/2006            7/1/2036           6/26/2006            12/1/2006           636       N                       355              355             360                   6
     254.29             7/1/2006            6/1/2036           5/23/2006            12/1/2006           789       N                       354              354             360                   0
     418.69             8/1/2006            7/1/2036           6/22/2006            12/1/2006           630       N                       355              355             360                   0
     689.78             6/1/2006            5/1/2036           4/25/2006            12/1/2006           676       N                       353              352             360                   0
      365.9             7/1/2006            6/1/2036           5/18/2006            12/1/2006           668       N                       354              302             360                   0
      358.6             9/1/2006            8/1/2036           6/27/2006            12/1/2006           622       N                       356              356             360                   6
     533.77             7/1/2006            6/1/2036           5/10/2006            12/1/2006           763       N                       354              354             360                   0
     574.19             7/1/2006            6/1/2036           5/26/2006            12/1/2006           728       N                       354              354             360                   0
    3353.77             8/1/2006            7/1/2036           6/19/2006            12/1/2006           629       N                       355              354             360                   0
     709.21             8/1/2006            7/1/2036           6/19/2006            12/1/2006           628       N                       355              350             360                   0
     802.32             8/1/2006            7/1/2036           6/22/2006            12/1/2006           671       N                       355              355             360                   6
     617.17             9/1/2006            8/1/2036           6/30/2006            12/1/2006           673       N                       356              356             360                   0
     673.24             8/1/2006            7/1/2036           6/23/2006            12/1/2006           662       N                       355              355             360                   0
     723.05             8/1/2006            7/1/2036           6/30/2006            12/1/2006           673       N                       355              355             360                   0
     364.79             8/1/2006            7/1/2021           6/19/2006            12/1/2006           778       N                       175              175             180                   0
     467.67             7/1/2006            6/1/2036            5/5/2006            12/1/2006           655       N                       354              354             360                   0
     350.73             8/1/2006            7/1/2036            6/5/2006            12/1/2006           690       N                       355              355             360                   0
     544.91             9/1/2006            8/1/2036            7/6/2006            12/1/2006           634       N                       356              356             360                   0
     423.03             9/1/2006            8/1/2036           7/27/2006            12/1/2006           618       N                       356              356             360                   0
     329.88             9/1/2006            8/1/2036           6/30/2006            12/1/2006           654       N                       356              356             360                   0
     694.82             8/1/2006            7/1/2036           6/26/2006            12/1/2006           632       N                       355              355             360                   0
     458.98             9/1/2006            8/1/2036           7/10/2006            12/1/2006           644       N                       356              356             360                   0
    1168.32             8/1/2006            7/1/2036           6/16/2006            12/1/2006           689       N                       355              340             360                   0
     662.15             8/1/2006            7/1/2036           6/26/2006            12/1/2006           764       N                       355              355             360                   0
     437.16             9/1/2006            8/1/2036            7/7/2006            12/1/2006           664       N                       356              356             360                   0
     327.89             7/1/2006            6/1/2036            5/8/2006            12/1/2006           679       N                       354              354             360                   0
     394.18             8/1/2006            7/1/2036           6/22/2006            12/1/2006           750       N                       355              346             360                   0
    1601.64             9/1/2006            8/1/2036           7/24/2006            12/1/2006           623       N                       356              356             360                   0
     247.41             8/1/2006            7/1/2036           6/20/2006            12/1/2006           726       N                       355              355             360                   0
     769.43             7/1/2006            6/1/2036           5/23/2006            12/1/2006           677       N                       354              354             360                   0
     522.89             8/1/2006            7/1/2036            6/6/2006            12/1/2006           729       N                       355              355             360                   0
     483.07             7/1/2006            6/1/2036           5/25/2006            12/1/2006           722       N                       354              354             360                   0
     459.85             8/1/2006            7/1/2036           6/15/2006            12/1/2006           671       N                       355              355             360                   0
     675.79             9/1/2006            8/1/2036           7/21/2006            12/1/2006           672       N                       356              356             360                   0
     268.95             9/1/2006            8/1/2036           7/19/2006            12/1/2006           662       N                       356              356             360                   0
     863.92             9/1/2006            8/1/2036           7/19/2006            12/1/2006           648       N                       356              355             360                   0
     226.47             8/1/2006            7/1/2036            6/9/2006            12/1/2006           663       N                       355              355             360                   0
     573.54             9/1/2006            8/1/2036            7/6/2006            12/1/2006           695       N                       356              356             360                   0
     229.09             6/1/2006            5/1/2036           4/25/2006            12/1/2006           668       N                       353              353             360                   0
     352.22             8/1/2006            7/1/2036           6/13/2006            12/1/2006           674       N                       355              353             360                   6
    1094.37             7/1/2006            6/1/2036           5/23/2006            12/1/2006           698       N                       354              354             360                   0
     800.44             8/1/2006            7/1/2036           6/23/2006            12/1/2006           666       N                       355              355             360                   0
     715.06             8/1/2006            7/1/2036           6/15/2006            12/1/2006           753       N                       355              355             360                   0
     613.67             9/1/2006            8/1/2036           7/18/2006            12/1/2006           642       N                       356              327             360                   6
     421.57             8/1/2006            7/1/2036           6/15/2006            12/1/2006           622       N                       355              355             360                   0
     407.43             9/1/2006            8/1/2036            7/7/2006            12/1/2006           700       N                       356              356             360                   6
     555.45             8/1/2006            7/1/2036           6/12/2006            12/1/2006           709       N                       355              355             360                   0
     709.45             9/1/2006            8/1/2036           7/17/2006            12/1/2006           725       N                       356              356             360                   0
     416.23             9/1/2006            8/1/2036           7/12/2006            12/1/2006           670       N                       356              356             360                   0
     733.53             9/1/2006            8/1/2036           7/18/2006            12/1/2006           639       N                       356              294             360                   0
     488.59             9/1/2006            8/1/2036           7/12/2006            12/1/2006           687       N                       356              342             360                   6
    1125.78             8/1/2006            7/1/2036           6/23/2006            12/1/2006           625       N                       355              355             360                  24
    1082.32             8/1/2006            7/1/2036           6/23/2006            12/1/2006           699       N                       355              355             360                   0
     706.52             8/1/2006            7/1/2036           6/13/2006            12/1/2006           640       N                       355              355             360                   0
     992.55             8/1/2006            7/1/2021           6/14/2006            12/1/2006           687       N                       175              355             180                   0
     667.68             7/1/2006            6/1/2036           5/25/2006            12/1/2006           648       N                       354              354             360                   0
      661.7             8/1/2006            7/1/2036           6/29/2006            12/1/2006           612       N                       355              355             360                   0
     409.29             8/1/2006            7/1/2036           6/12/2006            12/1/2006           671       N                       355              355             360                   0
     343.66             9/1/2006            8/1/2036           7/13/2006            12/1/2006           654       N                       356              356             360                   6
    1673.16             9/1/2006            8/1/2036           7/14/2006            12/1/2006           631       N                       356              356             360                   0
     275.35             9/1/2006            8/1/2036           7/17/2006            12/1/2006           628       N                       356              356             360                   0
     818.35             7/1/2006            6/1/2036            5/3/2006            12/1/2006           671       N                       354              354             360                   0
     795.11             9/1/2006            8/1/2036           7/11/2006            12/1/2006           658       N                       356              356             360                   0
     440.25             9/1/2006            8/1/2036           6/26/2006            12/1/2006           670       N                       356              356             360                   0
        720             9/1/2006            8/1/2036           7/17/2006            12/1/2006           738       N                       356                0             360                   0
     205.57             8/1/2006            7/1/2036           6/14/2006            12/1/2006           726       N                       355              355             360                   0
     205.57             8/1/2006            7/1/2036            6/5/2006            12/1/2006           726       N                       355              355             360                   0
     565.65             9/1/2006            8/1/2036            7/5/2006            12/1/2006           647       N                       356              353             360                   0
     484.52             9/1/2006            8/1/2036           7/10/2006            12/1/2006           689       N                       356              356             360                   6
     381.33             9/1/2006            8/1/2036           7/24/2006            12/1/2006           740       N                       356              356             360                  24
     936.04             8/1/2006            7/1/2036           6/15/2006            12/1/2006           666       N                       355              355             360                   0
     316.06             8/1/2006            7/1/2036           6/20/2006            12/1/2006           684       N                       355              355             360                   0
     462.53             8/1/2006            7/1/2036           4/24/2006            12/1/2006           679       N                       355              355             360                   0
     1062.9             9/1/2006            8/1/2036           7/21/2006            12/1/2006           664       N                       356              356             360                   0
     505.88             9/1/2006            8/1/2036           7/20/2006            12/1/2006           599       N                       356              356             360                   0
     371.11             8/1/2006            7/1/2036            6/7/2006            12/1/2006           640       N                       355              355             360                   0
     290.16             8/1/2006            7/1/2036           6/21/2006            12/1/2006           644       N                       355              355             360                   0
     498.25             8/1/2006            7/1/2036           6/26/2006            12/1/2006           694       N                       355              355             360                   0
     501.61             8/1/2006            7/1/2036            6/1/2006            12/1/2006           644       N                       355              313             360                   0
    2003.69             7/1/2006            6/1/2021            5/2/2006            12/1/2006           596       N                       174              174             180                   0
     892.86             9/1/2006            8/1/2036            7/7/2006            12/1/2006           630       N                       356              356             360                  24
    2054.33             8/1/2006            7/1/2036           6/15/2006            12/1/2006           673       N                       355              355             360                   0
    1554.49             8/1/2006            7/1/2036           6/13/2006            12/1/2006           699       N                       355              330             360                   6
      596.6             9/1/2006            8/1/2036           7/12/2006            12/1/2006           691       N                       356              356             360                   6
      442.3             8/1/2006            7/1/2036            6/9/2006            12/1/2006           680       N                       355              338             360                   0
    1006.76             9/1/2006            8/1/2036           7/12/2006            12/1/2006           634       N                       356              356             360                   0
     403.94             8/1/2006            7/1/2036            6/7/2006            12/1/2006           681       N                       355              355             360                   0
     333.52             8/1/2006            7/1/2036            6/7/2006            12/1/2006           678       N                       355              355             360                   0
     544.66             8/1/2006            7/1/2036           6/19/2006            12/1/2006           665       N                       355              355             360                   0
      822.6             8/1/2006            7/1/2036            6/9/2006            12/1/2006           645       N                       355              355             360                   0
     338.06             9/1/2006            8/1/2036           6/29/2006            12/1/2006           666       N                       356              355             360                   0
     498.51             7/1/2006            6/1/2036           5/22/2006            12/1/2006           691       N                       354              354             360                   0
      426.9             9/1/2006            8/1/2036           7/19/2006            12/1/2006           689       N                       356              354             360                   0
     525.07             8/1/2006            7/1/2036            6/2/2006            12/1/2006           628       N                       355              355             360                   0
     426.07             7/1/2006            6/1/2036           5/25/2006            12/1/2006           639       N                       354              354             360                   0
     586.99             9/1/2006            8/1/2036           7/14/2006            12/1/2006           639       N                       356              356             360                   0
    1027.84             9/1/2006            8/1/2036           7/18/2006            12/1/2006           615       N                       356              356             360                   0
     550.95             7/1/2006            6/1/2036           5/25/2006            12/1/2006           679       N                       354              354             360                   0
     209.34             9/1/2006            8/1/2036           7/11/2006            12/1/2006           650       N                       356              356             360                   0
     386.29             8/1/2006            7/1/2036           6/20/2006            12/1/2006           629       N                       355              355             360                   0
    1433.84             9/1/2006            8/1/2036           7/11/2006            12/1/2006           717       N                       356              356             360                   0
     404.49             9/1/2006            8/1/2036           7/14/2006            12/1/2006           637       N                       356              356             360                   0
    1074.39             8/1/2006            7/1/2021           6/14/2006            12/1/2006           683       N                       175              360             180                   0
     646.02             9/1/2006            8/1/2036           6/28/2006            12/1/2006           681       N                       356              356             360                   6
     389.24             9/1/2006            8/1/2036           6/30/2006            12/1/2006           762       N                       356              356             360                   0
    1026.76             9/1/2006            8/1/2036           6/29/2006            12/1/2006           712       N                       356              356             360                  24
     948.35             9/1/2006            8/1/2036            7/5/2006            12/1/2006           682       N                       356              356             360                   0
     390.58             8/1/2006            7/1/2036           6/15/2006            12/1/2006           629       N                       355              355             360                   0
     524.45             9/1/2006            8/1/2036           7/21/2006            12/1/2006           655       N                       356              356             360                   0
     565.26             9/1/2006            8/1/2036            7/7/2006            12/1/2006           672       N                       356              356             360                   0
     278.75             9/1/2006            8/1/2036            7/7/2006            12/1/2006           667       N                       356              356             360                   0
     815.79             9/1/2006            8/1/2036           6/30/2006            12/1/2006           635       N                       356              356             360                   0
     987.21             8/1/2006            7/1/2036           6/19/2006            12/1/2006           721       N                       355              355             360                   0
     481.07             9/1/2006            8/1/2036           7/12/2006            12/1/2006           677       N                       356              356             360                   0
     229.08             9/1/2006            8/1/2036            7/7/2006            12/1/2006           624       N                       356              356             360                   0
    1867.35             9/1/2006            8/1/2036           7/14/2006            12/1/2006           661       N                       356              356             360                   0
     190.47             7/1/2006            6/1/2021           5/10/2006            12/1/2006           648       N                       174              354             180                   0
     462.88             8/1/2006            7/1/2036           6/26/2006            12/1/2006           666       N                       355              355             360                   6
     495.15             8/1/2006            7/1/2036           6/19/2006            12/1/2006           659       N                       355              354             360                   0
     720.29             8/1/2006            7/1/2036            6/6/2006            12/1/2006           743       N                       355              355             360                   0
     384.21             8/1/2006            7/1/2036           6/21/2006            12/1/2006           623       N                       355              354             360                   6
     754.35             8/1/2006            7/1/2036           6/19/2006            12/1/2006           656       N                       355              355             360                   0
      326.7             8/1/2006            7/1/2036           5/26/2006            12/1/2006           628       N                       355              355             360                   0
     523.91             9/1/2006            8/1/2021           7/10/2006            12/1/2006           772       N                       176              351             180                   0
     742.81             8/1/2006            7/1/2036           6/23/2006            12/1/2006           671       N                       355              355             360                   0
     924.39             7/1/2006            6/1/2021           5/26/2006            12/1/2006           645       N                       174              174             180                   0
     266.81             9/1/2006            8/1/2021            7/1/2006            12/1/2006           635       N                       176              356             180                   0
     662.77             8/1/2006            7/1/2036           6/22/2006            12/1/2006           699       N                       355              355             360                   0
     781.75             8/1/2006            7/1/2036           6/22/2006            12/1/2006           685       N                       355              332             360                   0
     503.99             6/1/2006            5/1/2036           4/28/2006            12/1/2006           664       N                       353              353             360                   0
     555.04             8/1/2006            7/1/2036           6/22/2006            12/1/2006           706       N                       355              355             360                   0
     808.83             8/1/2006            7/1/2036           6/22/2006            12/1/2006           706       N                       355              355             360                   0
     480.85             6/1/2006            5/1/2036           4/21/2006            12/1/2006           682       N                       353              353             360                   0
     335.04             8/1/2006            7/1/2036            6/5/2006            12/1/2006           661       N                       355              355             360                   0
     394.89             9/1/2006            8/1/2036            7/7/2006            12/1/2006           636       N                       356              356             360                   6
     532.08             9/1/2006            8/1/2036           7/13/2006            12/1/2006           720       N                       356              355             360                   6
    1732.37             8/1/2006            7/1/2036           6/13/2006            12/1/2006           778       N                       355              355             360                   0
     731.06             8/1/2006            7/1/2036           6/21/2006            12/1/2006           625       N                       355              355             360                   6
    2055.69             9/1/2006            8/1/2036           7/20/2006            12/1/2006           670       N                       356              356             360                   0
     607.46             9/1/2006            8/1/2036           7/27/2006            12/1/2006           635       N                       356              356             360                   0
     690.71             8/1/2006            7/1/2036           6/20/2006            12/1/2006           739       N                       355              355             360                   0
     475.33             8/1/2006            7/1/2036            6/7/2006            12/1/2006           664       N                       355              355             360                   0
     723.54             8/1/2006            7/1/2021           6/16/2006            12/1/2006           678       N                       175                0             180                   0
     658.31             8/1/2006            7/1/2036           6/14/2006            12/1/2006           664       N                       355              355             360                   0
     502.62             7/1/2006            6/1/2036           5/19/2006            12/1/2006           672       N                       354              354             360                   0
    1687.11             8/1/2006            7/1/2036           6/20/2006            12/1/2006           681       N                       355              354             360                   0
     586.99             9/1/2006            8/1/2036            7/5/2006            12/1/2006           635       N                       356              356             360                   6
     385.73             9/1/2006            8/1/2036           7/12/2006            12/1/2006           672       N                       356              356             360                   0
     946.33             9/1/2006            8/1/2036            7/5/2006            12/1/2006           656       N                       356              356             360                   0
      573.1             8/1/2006            7/1/2036           6/13/2006            12/1/2006           687       N                       355                0             360                   0
     521.46             8/1/2006            7/1/2036           6/22/2006            12/1/2006           708       N                       355              355             360                   0
     506.95             9/1/2006            8/1/2036            7/5/2006            12/1/2006           620       N                       356              356             360                   0
     239.08             8/1/2006            7/1/2036           5/27/2006            12/1/2006           664       N                       355              355             360                   0
     240.54             7/1/2006            6/1/2036            6/2/2006            12/1/2006           745       N                       354              354             360                   0
     835.48             8/1/2006            7/1/2036           6/20/2006            12/1/2006           712       N                       355              355             360                   0
     624.42             9/1/2006            8/1/2021           7/11/2006            12/1/2006           655       N                       176              176             180                   0
      355.4             9/1/2006            8/1/2036           6/30/2006            12/1/2006           643       N                       356              356             360                   6
     545.17             8/1/2006            7/1/2036           6/21/2006            12/1/2006           732       N                       355              355             360                   0
     672.37             8/1/2006            7/1/2036           6/22/2006            12/1/2006           753       N                       355              355             360                   0
     272.61             7/1/2006            6/1/2036           5/30/2006            12/1/2006           701       N                       354              354             360                   0
     236.41             7/1/2006            6/1/2036           5/10/2006            12/1/2006           644       N                       354              354             360                   0
     331.63             7/1/2006            6/1/2036           5/25/2006            12/1/2006           659       N                       354              353             360                   0
     470.76             7/1/2006            6/1/2036           5/24/2006            12/1/2006           681       N                       354              354             360                   0
     462.53             7/1/2006            6/1/2036            5/4/2006            12/1/2006           787       N                       354              354             360                   0
     342.05             8/1/2006            7/1/2021           6/21/2006            12/1/2006           665       N                       175              175             180                   0
     712.57             9/1/2006            8/1/2036           6/30/2006            12/1/2006           647       N                       356              356             360                   0
     481.07             7/1/2006            6/1/2036           5/31/2006            12/1/2006           647       N                       354              354             360                   0
     266.81             9/1/2006            8/1/2036           7/18/2006            12/1/2006           641       N                       356              356             360                   0
     398.96             9/1/2006            8/1/2036           7/11/2006            12/1/2006           797       N                       356              356             360                   0
     466.74             8/1/2006            7/1/2036           6/26/2006            12/1/2006           785       N                       355              333             360                   0
     251.69             8/1/2006            7/1/2036            6/5/2006            12/1/2006           724       N                       355              355             360                   0
     427.53             9/1/2006            8/1/2036           6/27/2006            12/1/2006           643       N                       356              356             360                   6
     586.82             9/1/2006            8/1/2036            7/6/2006            12/1/2006           621       N                       356              356             360                   0
     562.74             8/1/2006            7/1/2036            6/7/2006            12/1/2006           670       N                       355              355             360                   0
    2744.22             8/1/2006            7/1/2036           6/20/2006            12/1/2006           674       N                       355              355             360                   0
     299.81             7/1/2006            6/1/2036           5/16/2006            12/1/2006           693       N                       354              351             360                   0
     257.72             7/1/2006            6/1/2036            5/9/2006            12/1/2006           772       N                       354              354             360                   0
     318.87             9/1/2006            8/1/2036           6/26/2006            12/1/2006           691       N                       356              356             360                   0
     208.81             9/1/2006            8/1/2036           7/19/2006            12/1/2006           642       N                       356              356             360                   6
     217.72             9/1/2006            8/1/2036           7/17/2006            12/1/2006           719       N                       356              356             360                   0
     796.58             8/1/2006            7/1/2036           6/23/2006            12/1/2006           680       N                       355              353             360                   0
     618.29             7/1/2006            6/1/2036           5/31/2006            12/1/2006           685       N                       354              349             360                   0
     638.77             8/1/2006            7/1/2036            6/9/2006            12/1/2006           698       N                       355              355             360                   0
     800.18             8/1/2006            7/1/2036           6/12/2006            12/1/2006           681       N                       355              355             360                   0
    1064.54             9/1/2006            8/1/2036           7/11/2006            12/1/2006           675       N                       356              356             360                   0
    1356.75             9/1/2006            8/1/2036           7/19/2006            12/1/2006           688       N                       356              356             360                   0
     601.29             8/1/2006            7/1/2036            6/8/2006            12/1/2006           603       N                       355              355             360                   0
     285.44             9/1/2006            8/1/2036           7/31/2006            12/1/2006           691       N                       356              354             360                   6
     791.72             8/1/2006            7/1/2036            6/1/2006            12/1/2006           639       N                       355              355             360                   6
      612.8             7/1/2006            6/1/2036           5/15/2006            12/1/2006           635       N                       354              354             360                   0
    1964.81             8/1/2006            7/1/2036           6/20/2006            12/1/2006           677       N                       355              355             360                   0
     447.11             9/1/2006            8/1/2036            7/1/2006            12/1/2006           684       N                       356              356             360                   0
     458.17             8/1/2006            7/1/2036            6/5/2006            12/1/2006           759       N                       355              355             360                   0
     651.82             8/1/2006            7/1/2036           6/15/2006            12/1/2006           712       N                       355              355             360                   0
     332.17             9/1/2006            8/1/2036           7/21/2006            12/1/2006           708       N                       356              356             360                   0
     247.57             8/1/2006            7/1/2036           6/20/2006            12/1/2006           715       N                       355              355             360                   0
     370.02             8/1/2006            7/1/2036            6/7/2006            12/1/2006           694       N                       355              354             360                   0
     377.99             9/1/2006            8/1/2036           7/14/2006            12/1/2006           666       N                       356              356             360                   0
     423.47             8/1/2006            7/1/2036            6/7/2006            12/1/2006           638       N                       355              355             360                   0
     405.48             7/1/2006            6/1/2036           5/25/2006            12/1/2006           658       N                       354              354             360                   0
     419.16             8/1/2006            7/1/2036            6/7/2006            12/1/2006           630       N                       355              355             360                   0
     606.76             8/1/2006            7/1/2036           6/21/2006            12/1/2006           727       N                       355              355             360                   6
     235.04             7/1/2006            6/1/2036           5/24/2006            12/1/2006           634       N                       354              354             360                   0
        730             8/1/2006            7/1/2036            6/8/2006            12/1/2006           637       N                       355              355             360                   0
     266.81             9/1/2006            8/1/2036            7/5/2006            12/1/2006           640       N                       356              356             360                   0
     341.86             8/1/2006            7/1/2021           6/22/2006            12/1/2006           655       N                       175              175             180                   0
     340.57             9/1/2006            8/1/2036           7/21/2006            12/1/2006           676       N                       356              356             360                   0
     252.01             8/1/2006            7/1/2036           6/12/2006            12/1/2006           681       N                       355              355             360                   6
     359.75             8/1/2006            7/1/2036           6/23/2006            12/1/2006           685       N                       355              355             360                   0
     282.66             9/1/2006            8/1/2036           7/17/2006            12/1/2006           720       N                       356              356             360                   0
     985.05             8/1/2006            7/1/2036           6/22/2006            12/1/2006           689       N                       355              355             360                   0
     760.69             8/1/2006            7/1/2036           6/27/2006            12/1/2006           660       N                       355              355             360                   0
     605.59             8/1/2006            7/1/2036           6/23/2006            12/1/2006           632       N                       355              355             360                   0
     552.71             7/1/2006            6/1/2036           5/25/2006            12/1/2006           631       N                       354              354             360                   0
     906.44             9/1/2006            8/1/2036           7/21/2006            12/1/2006           719       N                       356              356             360                   0
     587.01             5/1/2006            4/1/2021            4/5/2006            12/1/2006           764       N                       172              172             180                   0
     973.09             8/1/2006            7/1/2021           6/15/2006            12/1/2006           620       N                       175              175             180                   0
     689.43             8/1/2006            7/1/2036           6/15/2006            12/1/2006           632       N                       355                0             360                   0
     431.67             9/1/2006            8/1/2036            7/7/2006            12/1/2006           682       N                       356              356             360                   0
     209.58             8/1/2006            7/1/2036           6/21/2006            12/1/2006           635       N                       355              355             360                   0
     373.39             9/1/2006            8/1/2036           6/30/2006            12/1/2006           719       N                       356              356             360                   6
     651.65             9/1/2006            8/1/2036           7/27/2006            12/1/2006           718       N                       356              356             360                   0
    2668.14             8/1/2006            7/1/2036           6/14/2006            12/1/2006           627       N                       355              355             360                   0
     868.14             9/1/2006            8/1/2036           7/21/2006            12/1/2006           670       N                       356              356             360                  24
     231.75             8/1/2006            7/1/2036           6/21/2006            12/1/2006           638       N                       355              355             360                   0
     574.82             9/1/2006            8/1/2036           7/21/2006            12/1/2006           659       N                       356              356             360                   0
     595.61             6/1/2006            5/1/2036           4/25/2006            12/1/2006           654       N                       353              353             360                   0
     936.86             9/1/2006            8/1/2036           7/17/2006            12/1/2006           631       N                       356              356             360                   0
     452.07             9/1/2006            8/1/2036            7/7/2006            12/1/2006           635       N                       356              356             360                   0
     644.46             9/1/2006            8/1/2036            7/7/2006            12/1/2006           634       N                       356              356             360                   0
     493.36             8/1/2006            7/1/2036           6/23/2006            12/1/2006           712       N                       355              355             360                   0
     360.01             9/1/2006            8/1/2036           7/24/2006            12/1/2006           666       N                       356              356             360                   0
    1120.18             9/1/2006            8/1/2036           7/18/2006            12/1/2006           677       N                       356              356             360                   0
     229.46             9/1/2006            8/1/2036           7/17/2006            12/1/2006           620       N                       356              356             360                   0
    4269.03             8/1/2006            7/1/2036           6/23/2006            12/1/2006           634       N                       355              355             360                   0
     554.97             9/1/2006            8/1/2036           7/19/2006            12/1/2006           653       N                       356              356             360                   0
     321.12             9/1/2006            8/1/2036           7/26/2006            12/1/2006           645       N                       356              356             360                   0
     914.21             9/1/2006            8/1/2036           7/12/2006            12/1/2006           644       N                       356              356             360                  36
     731.83             7/1/2006            6/1/2036           5/22/2006            12/1/2006           668       N                       354              354             360                   0
     736.41             9/1/2006            8/1/2036           7/13/2006            12/1/2006           633       N                       356              356             360                   0
     533.63             7/1/2006            6/1/2036           5/11/2006            12/1/2006           693       N                       354              354             360                   0
     362.87             8/1/2006            7/1/2036           6/20/2006            12/1/2006           642       N                       355              355             360                   6
     248.35             8/1/2006            7/1/2036           6/23/2006            12/1/2006           640       N                       355              355             360                   0
     907.26             9/1/2006            8/1/2036           7/13/2006            12/1/2006           690       N                       356              356             360                   6
     522.75             9/1/2006            8/1/2036            7/7/2006            12/1/2006           702       N                       356              356             360                   0
     915.47             7/1/2006            6/1/2036           5/24/2006            12/1/2006           749       N                       354              354             360                   0
     578.43             7/1/2006            6/1/2036           5/30/2006            12/1/2006           749       N                       354              354             360                   0
     497.44             9/1/2006            8/1/2036           7/17/2006            12/1/2006           630       N                       356              356             360                   0
     425.84             9/1/2006            8/1/2036           7/13/2006            12/1/2006           652       N                       356              356             360                   6
     567.96             9/1/2006            8/1/2036           6/27/2006            12/1/2006           660       N                       356              356             360                   6
    1232.52             8/1/2006            7/1/2021           6/27/2006            12/1/2006           645       N                       175              175             180                   0
    1044.62             7/1/2006            6/1/2021           5/12/2006            12/1/2006           699       N                       174              354             180                   0
    3083.53             8/1/2006            7/1/2036            6/2/2006            12/1/2006           652       N                       355              355             360                   0
     554.97             9/1/2006            8/1/2036           7/12/2006            12/1/2006           645       N                       356              356             360                   6
     650.24             9/1/2006            8/1/2036           7/10/2006            12/1/2006           627       N                       356              356             360                  24
     733.53             9/1/2006            8/1/2036            7/7/2006            12/1/2006           673       N                       356              356             360                   0
     601.74             9/1/2006            8/1/2036           6/26/2006            12/1/2006           680       N                       356              356             360                   6
    1453.75             8/1/2006            7/1/2036           6/14/2006            12/1/2006           696       N                       355              351             360                  12
     344.59             9/1/2006            8/1/2036           7/11/2006            12/1/2006           698       N                       356              326             360                   6
     690.71             8/1/2006            7/1/2036           6/21/2006            12/1/2006           667       N                       355              355             360                   0
     681.13             9/1/2006            8/1/2036           6/28/2006            12/1/2006           672       N                       356              356             360                   0
     394.89             9/1/2006            8/1/2036            7/7/2006            12/1/2006           643       N                       356              356             360                   6
     487.27             9/1/2006            8/1/2036           7/13/2006            12/1/2006           648       N                       356              356             360                   0
     444.93             8/1/2006            7/1/2036           5/30/2006            12/1/2006           689       N                       355              355             360                   0
     829.06             8/1/2006            7/1/2036            6/2/2006            12/1/2006           718       N                       355              355             360                   0
     223.21             9/1/2006            8/1/2036           6/29/2006            12/1/2006           688       N                       356              356             360                   6
     778.29             7/1/2006            6/1/2036            6/1/2006            12/1/2006           657       N                       354              354             360                   0
    1542.92             9/1/2006            8/1/2036           7/13/2006            12/1/2006           676       N                       356              347             360                   0
    2088.45             7/1/2006            6/1/2021           5/10/2006            12/1/2006           732       N                       174              174             180                   0
    1163.69             9/1/2006            8/1/2036           7/20/2006            12/1/2006           662       N                       356              356             360                   0
     710.16             7/1/2006            6/1/2036           5/31/2006            12/1/2006           696       N                       354              354             360                   0
        336             8/1/2006            7/1/2036           6/13/2006            12/1/2006           731       N                       355                0             360                   0
     420.94             8/1/2006            7/1/2036           6/23/2006            12/1/2006           780       N                       355              355             360                   0
     694.78             8/1/2006            7/1/2036           6/14/2006            12/1/2006           640       N                       355              355             360                   0
     495.15             9/1/2006            8/1/2036           7/20/2006            12/1/2006           647       N                       356              356             360                   0
      674.3             8/1/2006            7/1/2036           6/12/2006            12/1/2006           677       N                       355              355             360                   0
    3083.53             8/1/2006            7/1/2036           6/22/2006            12/1/2006           654       N                       355              355             360                   0
     205.72             9/1/2006            8/1/2036           7/14/2006            12/1/2006           688       N                       356              354             360                   6
     473.49             9/1/2006            8/1/2036           7/21/2006            12/1/2006           701       N                       356              312             360                   0
     428.38             8/1/2006            7/1/2036           6/22/2006            12/1/2006           722       N                       355              355             360                   0
    1768.98             9/1/2006            8/1/2036           7/12/2006            12/1/2006           692       N                       356              356             360                   0
     796.58             8/1/2006            7/1/2036           6/20/2006            12/1/2006           757       N                       355              355             360                   0
     336.19             8/1/2006            7/1/2021           6/22/2006            12/1/2006           637       N                       175              355             180                   0
    1607.81             9/1/2006            8/1/2036           6/29/2006            12/1/2006           690       N                       356              352             360                   0
     591.01             9/1/2006            8/1/2036           7/11/2006            12/1/2006           687       N                       356              356             360                   0
     616.71             9/1/2006            8/1/2036           7/12/2006            12/1/2006           581       N                       356              356             360                   0
     620.14             8/1/2006            7/1/2036           6/14/2006            12/1/2006           781       N                       355              355             360                   0
      368.2             9/1/2006            8/1/2036           7/20/2006            12/1/2006           640       N                       356              356             360                   0
     603.94             7/1/2006            6/1/2021            5/3/2006            12/1/2006           701       N                       174              168             180                   0
     438.17             9/1/2006            8/1/2036           7/20/2006            12/1/2006           668       N                       356              356             360                   0
     533.75             8/1/2006            7/1/2036           6/15/2006            12/1/2006           687       N                       355              355             360                  24
     628.74             9/1/2006            8/1/2036           6/30/2006            12/1/2006           699       N                       356              356             360                   0
     869.82             7/1/2006            6/1/2036            5/9/2006            12/1/2006           657       N                       354              354             360                   0
     250.81             8/1/2006            7/1/2036            6/2/2006            12/1/2006           737       N                       355              353             360                   0
     731.07             9/1/2006            8/1/2036           7/14/2006            12/1/2006           626       N                       356              356             360                   0
     510.86             8/1/2006            7/1/2036            6/8/2006            12/1/2006           732       N                       355              355             360                   0
     229.08             8/1/2006            7/1/2036           6/14/2006            12/1/2006           718       N                       355              355             360                   0
      227.2             7/1/2006            6/1/2021            6/2/2006            12/1/2006           636       N                       174              354             180                   0
     804.07             8/1/2006            7/1/2036           6/23/2006            12/1/2006           684       N                       355              355             360                   0
     924.15             9/1/2006            8/1/2036           7/17/2006            12/1/2006           721       N                       356              356             360                   0
      265.3             6/1/2006            5/1/2021           4/12/2006            12/1/2006           701       N                       173               38             180                   0
     597.66             9/1/2006            8/1/2036           7/19/2006            12/1/2006           600       N                       356              356             360                   0
     462.88             8/1/2006            7/1/2036           6/23/2006            12/1/2006           665       N                       355              348             360                   6
     304.24             9/1/2006            8/1/2036           7/11/2006            12/1/2006           698       N                       356              326             360                   0
     168.17             9/1/2006            8/1/2036           7/17/2006            12/1/2006           721       N                       356              356             360                   0
     411.14             8/1/2006            7/1/2036            6/9/2006            12/1/2006           654       N                       355              355             360                   0
     1088.6             8/1/2006            7/1/2036           6/20/2006            12/1/2006           702       N                       355              355             360                   0
     917.96             9/1/2006            8/1/2036           7/10/2006            12/1/2006           759       N                       356              356             360                   0
     559.18             9/1/2006            8/1/2036           7/19/2006            12/1/2006           621       N                       356              356             360                   0
     660.63             9/1/2006            8/1/2036           7/20/2006            12/1/2006           648       N                       356              356             360                   0
    1087.81             9/1/2006            8/1/2036            7/7/2006            12/1/2006           672       N                       356              356             360                   0
     925.06             8/1/2006            7/1/2036           6/20/2006            12/1/2006           681       N                       355              355             360                   0
     336.05             8/1/2006            7/1/2036           6/14/2006            12/1/2006           722       N                       355              355             360                   0
     709.21             9/1/2006            8/1/2036           7/12/2006            12/1/2006           629       N                       356              356             360                   0
     406.97             9/1/2006            8/1/2036           6/28/2006            12/1/2006           653       N                       356              356             360                   6
      656.6             8/1/2006            7/1/2036           6/13/2006            12/1/2006           644       N                       355              355             360                   0
     257.15             9/1/2006            8/1/2036            7/6/2006            12/1/2006           667       N                       356              356             360                   6
     748.27             8/1/2006            7/1/2036           6/21/2006            12/1/2006           655       N                       355              355             360                   0
     602.18             8/1/2006            7/1/2021           6/15/2006            12/1/2006           737       N                       175              355             180                   0
     584.24             8/1/2006            7/1/2021           6/14/2006            12/1/2006           620       N                       175              168             180                   0
     359.75             9/1/2006            8/1/2036           7/21/2006            12/1/2006           672       N                       356              356             360                   0
     375.84             8/1/2006            7/1/2036           6/14/2006            12/1/2006           666       N                       355              355             360                   0
    2433.35             9/1/2006            8/1/2036           7/12/2006            12/1/2006           636       N                       356              356             360                   0
    1030.56             7/1/2006            6/1/2021           5/26/2006            12/1/2006           649       N                       174              174             180                   0
     672.68             9/1/2006            8/1/2036           7/17/2006            12/1/2006           679       N                       356              356             360                   0
    4111.37             8/1/2006            7/1/2036            6/8/2006            12/1/2006           635       N                       355              355             360                   0
    1472.04             9/1/2006            8/1/2036           6/29/2006            12/1/2006           677       N                       356                0             360                   0
     618.52             9/1/2006            8/1/2036           7/12/2006            12/1/2006           701       N                       356              356             360                   0
     586.99             9/1/2006            8/1/2036           7/21/2006            12/1/2006           624       N                       356              356             360                   0
     259.77             8/1/2006            7/1/2036           6/14/2006            12/1/2006           750       N                       355              355             360                   0
    1053.12             8/1/2006            7/1/2036            6/8/2006            12/1/2006           683       N                       355              355             360                   0
     334.79             5/1/2006            4/1/2036           3/21/2006            12/1/2006           625       N                       352              352             360                   0
     618.26             8/1/2006            7/1/2036           6/16/2006            12/1/2006           647       N                       355              355             360                   0
     805.01             8/1/2006            7/1/2036           6/16/2006            12/1/2006           738       N                       355              355             360                   0
      668.1             9/1/2006            8/1/2036           6/28/2006            12/1/2006           721       N                       356              356             360                   0
     438.64             9/1/2006            8/1/2036           6/29/2006            12/1/2006           646       N                       356              356             360                   0
     619.42             8/1/2006            7/1/2036           6/26/2006            12/1/2006           624       N                       355              355             360                   0
     784.84             8/1/2006            7/1/2036           6/14/2006            12/1/2006           697       N                       355              355             360                   0
     862.23             8/1/2006            7/1/2036            6/9/2006            12/1/2006           651       N                       355              351             360                   0
    1609.47             9/1/2006            8/1/2036           7/12/2006            12/1/2006           734       N                       356              356             360                  24
     480.24             8/1/2006            7/1/2036           6/23/2006            12/1/2006           730       N                       355              355             360                   6
    1059.01             9/1/2006            8/1/2036           7/11/2006            12/1/2006           660       N                       356              356             360                   0
     787.48             7/1/2006            6/1/2036           5/30/2006            12/1/2006           667       N                       354              354             360                   0
     698.38             8/1/2006            7/1/2036           6/23/2006            12/1/2006           690       N                       355              355             360                   0
     746.01             8/1/2006            7/1/2036            6/1/2006            12/1/2006           640       N                       355              355             360                   0
     715.06             9/1/2006            8/1/2036           7/19/2006            12/1/2006           649       N                       356              356             360                   0
     702.09             9/1/2006            8/1/2036            7/5/2006            12/1/2006           679       N                       356              356             360                   0
     864.03             9/1/2006            8/1/2036           7/18/2006            12/1/2006           670       N                       356              356             360                   0
     464.33             8/1/2006            7/1/2036           6/16/2006            12/1/2006           691       N                       355              355             360                   0
     205.72             9/1/2006            8/1/2036            7/7/2006            12/1/2006           682       N                       356              356             360                   6
    1101.27             9/1/2006            8/1/2036           7/17/2006            12/1/2006           669       N                       356              356             360                   0
     425.93             8/1/2006            7/1/2036           6/20/2006            12/1/2006           645       N                       355              355             360                   0
     277.49             9/1/2006            8/1/2036           7/17/2006            12/1/2006           628       N                       356              356             360                   6
     513.41             9/1/2006            8/1/2036           6/26/2006            12/1/2006           749       N                       356              356             360                   6
    1264.25             8/1/2006            7/1/2036           6/27/2006            12/1/2006           719       N                       355              355             360                   0
    1306.03             9/1/2006            8/1/2036           7/10/2006            12/1/2006           705       N                       356              356             360                   0
     646.57             8/1/2006            7/1/2036           6/15/2006            12/1/2006           664       N                       355              355             360                   0
     534.43             9/1/2006            8/1/2036           7/18/2006            12/1/2006           631       N                       356              356             360                   0
     880.23             8/1/2006            7/1/2036           6/27/2006            12/1/2006           682       N                       355              355             360                   0
     763.09             8/1/2006            7/1/2036           6/26/2006            12/1/2006           702       N                       355              354             360                   0
     203.87             7/1/2006            6/1/2036           5/25/2006            12/1/2006           644       N                       354              354             360                   0
     597.66             6/1/2006            5/1/2036           4/13/2006            12/1/2006           679       N                       353              353             360                   0
     472.48             7/1/2006            6/1/2036           5/18/2006            12/1/2006           686       N                       354              354             360                   0
     228.38             8/1/2006            7/1/2036            6/6/2006            12/1/2006           647       N                       355              353             360                   0
     576.34             8/1/2006            7/1/2036           6/20/2006            12/1/2006           783       N                       355              355             360                   0
     331.63             8/1/2006            7/1/2036            6/7/2006            12/1/2006           687       N                       355              355             360                   0
     469.59             8/1/2006            7/1/2036            6/2/2006            12/1/2006           652       N                       355              355             360                   0
      632.8             7/1/2006            6/1/2036            5/4/2006            12/1/2006           664       N                       354              354             360                   0
     674.73             7/1/2006            6/1/2021           5/13/2006            12/1/2006           664       N                       174              175             180                   0
     682.49             8/1/2006            7/1/2036           6/21/2006            12/1/2006           649       N                       355              355             360                   0
     941.53             6/1/2006            5/1/2036           4/27/2006            12/1/2006           630       N                       353              350             360                   0
    1173.98             9/1/2006            8/1/2036            7/6/2006            12/1/2006           614       N                       356              356             360                   0
     941.28             8/1/2006            7/1/2021           6/19/2006            12/1/2006           656       N                       175              175             180                   0
     421.42             8/1/2006            7/1/2036           6/23/2006            12/1/2006           652       N                       355              355             360                   0
     536.75             8/1/2006            7/1/2036           6/20/2006            12/1/2006           721       N                       355              355             360                   6
     790.33             8/1/2006            7/1/2036            6/7/2006            12/1/2006           686       N                       355              355             360                   0
     714.35             8/1/2006            7/1/2036           6/22/2006            12/1/2006           746       N                       355              355             360                   0
     212.07             9/1/2006            8/1/2026            7/7/2006            12/1/2006           600       N                       236              236             240                  24
     288.01             7/1/2006            6/1/2021           5/16/2006            12/1/2006           650       N                       174              355             180                   0
     215.87             9/1/2006            8/1/2021           7/24/2006            12/1/2006           661       N                       176              357             180                   0
     155.48            10/1/2006            9/1/2021           8/10/2006            12/1/2006           647       N                       177              358             180                  12
     264.95             7/1/2006            6/1/2021           5/22/2006            12/1/2006           601       N                       174              355             180                   0
     224.24             9/1/2006            8/1/2036           7/21/2006            12/1/2006           660       N                       356              355             360                  36
     438.33             9/1/2006            8/1/2036           7/31/2006            12/1/2006           766       N                       356              356             360                  36
     220.63             9/1/2006            8/1/2036           7/27/2006            12/1/2006           765       N                       356              356             360                   0
     868.71             9/1/2006            8/1/2036           7/12/2006            12/1/2006           703       Y                       356              356             360                   0
    1254.66             9/1/2006            8/1/2036           7/28/2006            12/1/2006           731       N                       356              356             360                  36
     361.97             6/1/2006            5/1/2036           4/19/2006            12/1/2006           640       N                       353                0             360                  36
     291.23             9/1/2006            8/1/2036           7/20/2006            12/1/2006           676       Y                       356              356             360                   0
     320.35             9/1/2006            8/1/2036           7/20/2006            12/1/2006           676       Y                       356              356             360                   0
        875            10/1/2006            9/1/2036           8/10/2006            12/1/2006           727       N                       357                0             360                   0
     303.92             9/1/2006            8/1/2036           7/25/2006            12/1/2006           717       Y                       356              356             360                  36
     1487.5             9/1/2006            8/1/2036           7/17/2006            12/1/2006           699       Y                       356                0             360                   0
      305.1             7/1/2006            6/1/2036            5/8/2006            12/1/2006           635       N                       354                0             360                  36
     301.04             9/1/2006            8/1/2036           7/17/2006            12/1/2006           713       N                       356              351             360                  36
    1241.72            10/1/2006            9/1/2036            8/4/2006            12/1/2006           653       Y                       357              357             360                   0
     471.27             9/1/2006            8/1/2036           7/24/2006            12/1/2006           674       N                       356              356             360                  36
     723.15             9/1/2006            8/1/2036           7/13/2006            12/1/2006           690       N                       356              356             360                  36
     734.29            10/1/2006            9/1/2036            8/8/2006            12/1/2006           692       N                       357              357             360                  36
     458.16             9/1/2006            8/1/2036           7/24/2006            12/1/2006           672       N                       356              356             360                  24
      667.8             9/1/2006            8/1/2036            8/2/2006            12/1/2006           672       N                       356              356             360                   0
    1447.18             9/1/2006            8/1/2036           7/14/2006            12/1/2006           662       N                       356                0             360                   0
    2654.88            10/1/2006            9/1/2036            8/2/2006            12/1/2006           658       Y                       357              357             360                  36
     1138.3             8/1/2006            7/1/2036           6/28/2006            12/1/2006           644       N                       355              355             360                   0
     182.56            10/1/2006            9/1/2036            8/9/2006            12/1/2006           663       N                       357              357             360                  36
     682.13             9/1/2006            8/1/2036           7/17/2006            12/1/2006           707       Y                       356              356             360                  36
    1011.46            10/1/2006            9/1/2036            8/4/2006            12/1/2006           707       Y                       357              357             360                  36
     651.03             9/1/2006            8/1/2036           7/26/2006            12/1/2006           680       N                       356              356             360                  36
     241.39            10/1/2006            9/1/2036            8/9/2006            12/1/2006           750       N                       357              357             360                  36
      537.4             9/1/2006            8/1/2036           7/28/2006            12/1/2006           712       N                       356                0             360                  36
     184.25             9/1/2006            8/1/2036           7/20/2006            12/1/2006           675       N                       356              356             360                   0
     495.63             9/1/2006            8/1/2036            8/2/2006            12/1/2006           624       N                       356                0             360                  36
     624.13             7/1/2006            6/1/2036           5/16/2006            12/1/2006           627       N                       354              354             360                  36
     476.05            10/1/2006            9/1/2036            8/8/2006            12/1/2006           700       N                       357                0             360                   0
    2430.68             9/1/2006            8/1/2036           7/26/2006            12/1/2006           672       Y                       356              356             360                   0
     174.66             7/1/2006            6/1/2036           5/26/2006            12/1/2006           691       N                       354              354             360                  36
      374.1             9/1/2006            8/1/2036           7/28/2006            12/1/2006           712       Y                       356              356             360                  36
    2194.89             9/1/2006            8/1/2036           7/26/2006            12/1/2006           680       Y                       356              356             360                  12
     194.69             9/1/2006            8/1/2036           7/12/2006            12/1/2006           730       N                       356                0             360                  24
     743.44             8/1/2006            7/1/2036           6/19/2006            12/1/2006           713       N                       355                0             360                  36
      296.1            10/1/2006            9/1/2036           8/15/2006            12/1/2006           640       Y                       357              357             360                   0
     213.77             9/1/2006            8/1/2036           7/11/2006            12/1/2006           629       Y                       356              356             360                  36
     387.17             9/1/2006            8/1/2036           7/28/2006            12/1/2006           704       N                       356              356             360                  36
      577.4             9/1/2006            8/1/2036           7/31/2006            12/1/2006           705       Y                       356              354             360                  36
    2193.93            10/1/2006            9/1/2036           7/13/2006            12/1/2006           664       Y                       357              356             360                  36
     272.19             9/1/2006            8/1/2036            8/3/2006            12/1/2006           699       N                       356                0             360                  36
     442.52             8/1/2006            7/1/2021          11/28/2005            12/1/2006           672       N                       175              355             180                   0
     869.84             8/1/2006            7/1/2021          11/15/2005            12/1/2006           692       Y                       175              355             180                   0
    1091.33             8/1/2006            7/1/2021          11/15/2005            12/1/2006           701       N                       175              355             180                   0
     937.72             8/1/2006            7/1/2021           1/11/2006            12/1/2006           659       N                       175              355             180                   0
     494.71             8/1/2006            7/1/2021           1/12/2006            12/1/2006           666       Y                       175              354             180                   0
     691.53             6/1/2006            5/1/2021           2/17/2006            12/1/2006           489       N                       173              353             180                   0
     639.46             8/1/2006            7/1/2021          11/23/2005            12/1/2006           701       N                       175              355             180                   0
     706.78             8/1/2006            7/1/2021           1/18/2006            12/1/2006           680       Y                       175              355             180                   0
     501.81             8/1/2006            7/1/2021            6/1/2006            12/1/2006           733       N                       175              355             180                   0
     498.61             5/1/2006            4/1/2021           3/31/2006            12/1/2006           564       N                       172              352             180                   0
     368.28             8/1/2006            7/1/2021           6/28/2006            12/1/2006           653       N                       175              355             180                   0
     562.73             8/1/2006            7/1/2021           2/17/2006            12/1/2006           651       N                       175              355             180                   0
     895.82             8/1/2006            7/1/2021           2/14/2006            12/1/2006           699       Y                       175              355             180                   0
     458.33             8/1/2006            7/1/2021            6/1/2006            12/1/2006           698       N                       175              353             180                   0
     289.09             8/1/2006            7/1/2021           3/28/2006            12/1/2006           703       N                       175              355             180                   0
     453.97             8/1/2006            7/1/2021            3/7/2006            12/1/2006           762       N                       175              355             180                   0
     774.01             8/1/2006            7/1/2021           2/23/2006            12/1/2006           699       Y                       175              355             180                   0
     910.48             6/1/2006            5/1/2021            3/8/2006            12/1/2006           615       N                       173              353             180                   0
     728.22             6/1/2006            5/1/2021            3/9/2006            12/1/2006           717       N                       173              351             180                   0
     773.69             8/1/2006            7/1/2021           3/22/2006            12/1/2006           676       N                       175              355             180                   0
     412.87             8/1/2006            7/1/2021           5/13/2006            12/1/2006           761       Y                       175              355             180                   0
     542.62             6/1/2006            5/1/2021           4/12/2006            12/1/2006           715       N                       173              352             180                   0
     741.44             6/1/2006            5/1/2021           3/20/2003            12/1/2006           675       N                       173              353             180                   0
     688.41             6/1/2006            5/1/2021            4/6/2006            12/1/2006           605       N                       173              353             180                   0
      488.8             8/1/2006            7/1/2021           6/23/2006            12/1/2006           626       N                       175              355             180                   0
     568.95             8/1/2006            7/1/2021           4/20/2006            12/1/2006           700       N                       175              354             180                   0
     499.15             8/1/2006            7/1/2021           4/26/2006            12/1/2006           709       N                       175              355             180                   0
     828.51             8/1/2006            7/1/2021           4/21/2006            12/1/2006           739       N                       175              355             180                   0
    1130.34             8/1/2006            7/1/2021           6/23/2006            12/1/2006           655       N                       175              355             180                   0
      539.5             8/1/2006            7/1/2021            6/1/2006            12/1/2006           700       N                       175              353             180                   0
     386.65             8/1/2006            7/1/2021           6/27/2006            12/1/2006           710       N                       175              175             180                   0
     556.47             8/1/2006            7/1/2021            6/1/2006            12/1/2006           667       N                       175              355             180                   0
     540.89             8/1/2006            7/1/2021           6/22/2006            12/1/2006           692       N                       175              355             180                   0
      321.8             8/1/2006            7/1/2021            2/2/2006            12/1/2006           805       N                       175              175             180                   0
     679.19             8/1/2006            7/1/2021           5/19/2006            12/1/2006           711       N                       175              353             180                   0
     439.05             8/1/2006            7/1/2021           5/26/2006            12/1/2006           731       N                       175              355             180                   0
     926.47             8/1/2006            7/1/2021           5/24/2006            12/1/2006           734       N                       175              355             180                   0
     672.61             8/1/2006            7/1/2021           6/27/2006            12/1/2006           635       N                       175              355             180                   0
    1177.03             8/1/2006            7/1/2021           6/10/2006            12/1/2006           661       N                       175              355             180                   0
     525.71             8/1/2006            7/1/2021           6/23/2006            12/1/2006           685       N                       175              175             180                   0
     469.44             8/1/2006            7/1/2021           5/28/2006            12/1/2006           668       Y                       175              355             180                   0
     324.71             8/1/2006            7/1/2021           6/23/2006            12/1/2006           659       N                       175              355             180                   0
     458.38             8/1/2006            7/1/2021            6/1/2006            12/1/2006           628       N                       175              355             180                   0
     613.96             8/1/2006            7/1/2021            6/2/2006            12/1/2006           632       N                       175              355             180                   0
     557.84             8/1/2006            7/1/2021            6/8/2006            12/1/2006           736       N                       175              355             180                   0
     364.16             8/1/2006            7/1/2021           6/13/2006            12/1/2006           700       N                       175              355             180                   0
     379.91             8/1/2006            7/1/2021           6/22/2006            12/1/2006           699       N                       175              350             180                   0
     415.69             8/1/2006            7/1/2021           6/26/2006            12/1/2006           713       N                       175              355             180                   0
     586.98             8/1/2006            7/1/2021            6/6/2006            12/1/2006           632       N                       175              355             180                   0
     573.74             8/1/2006            7/1/2021            6/8/2006            12/1/2006           703       N                       175              355             180                   0
     609.42             8/1/2006            7/1/2021            6/7/2006            12/1/2006           747       N                       175              355             180                   0
      789.5             8/1/2006            7/1/2021            6/8/2006            12/1/2006           635       N                       175              355             180                   0
     419.12             8/1/2006            7/1/2021           6/13/2006            12/1/2006           707       N                       175              355             180                   0
     939.77             8/1/2006            7/1/2021           6/12/2006            12/1/2006           668       N                       175              355             180                   0
    1052.21             8/1/2006            7/1/2021           6/14/2006            12/1/2006           759       N                       175              355             180                   0
     247.59             8/1/2006            7/1/2021           6/16/2006            12/1/2006           733       N                       175              354             180                   0
     458.83             8/1/2006            7/1/2021           6/20/2006            12/1/2006           666       N                       175              355             180                   0
     388.58             8/1/2006            7/1/2021           6/20/2006            12/1/2006           678       N                       175              355             180                   0
     402.24             8/1/2006            7/1/2021           6/20/2006            12/1/2006           668       N                       175              175             180                   0
     556.71             8/1/2006            7/1/2021           6/28/2006            12/1/2006           698       Y                       175              355             180                   0
     514.87             8/1/2006            7/1/2021           6/13/2006            12/1/2006           732       N                       175              355             180                   0
      444.8             8/1/2006            7/1/2021           6/28/2006            12/1/2006           757       N                       175              355             180                   0
     559.65             7/1/2006            6/1/2021           6/12/2006            12/1/2006           674       N                       174              353             180                   0
     601.32             8/1/2006            7/1/2021           6/26/2006            12/1/2006           732       N                       175              355             180                   0
     367.31             4/1/2006            3/1/2021            2/2/2006            12/1/2006           631       N                       171              351             180                   0
     392.09             5/1/2006            4/1/2021           3/10/2006            12/1/2006           675       N                       172              352             180                   0
     653.86             8/1/2006            7/1/2021           6/23/2006            12/1/2006           674       N                       175              355             180                   0
     893.51             8/1/2006            7/1/2021           6/22/2006            12/1/2006           712       N                       175              355             180                   0
     682.72             8/1/2006            7/1/2021           6/26/2006            12/1/2006           673       Y                       175              355             180                   0
        618             4/1/2006            3/1/2021            2/7/2006            12/1/2006           699       N                       171              338             180                   0
     694.07             8/1/2006            7/1/2021            6/8/2006            12/1/2006           684       N                       175              355             180                   0
     289.67             8/1/2006            7/1/2021           6/28/2006            12/1/2006           711       N                       175              352             180                   0
     278.99             4/1/2006            3/1/2021            2/2/2006            12/1/2006           738       N                       171              351             180                   0
     535.86             8/1/2006            7/1/2021           6/15/2006            12/1/2006           637       N                       175              355             180                  12
      677.9             8/1/2006            7/1/2021            6/6/2006            12/1/2006           724       N                       175              355             180                   0
     311.26             8/1/2006            7/1/2021            6/1/2006            12/1/2006           763       N                       175              319             180                   0
     333.25             8/1/2006            7/1/2021           6/30/2006            12/1/2006           765       N                       175              355             180                   0
     508.66             8/1/2006            7/1/2021           6/28/2006            12/1/2006           673       Y                       175              355             180                   0
     651.34             8/1/2006            7/1/2021            6/8/2006            12/1/2006           629       N                       175              355             180                   0
     536.75             8/1/2006            7/1/2021           1/29/2006            12/1/2006           747       N                       175              353             180                   0
     737.16             8/1/2006            7/1/2021            6/9/2006            12/1/2006           763       N                       175              355             180                   0
     486.81             4/1/2006            3/1/2021           2/17/2006            12/1/2006           644       N                       171              351             180                   0
     857.95             8/1/2006            7/1/2021            6/9/2006            12/1/2006           661       N                       175              355             180                   0
    1144.79             8/1/2006            7/1/2021           6/27/2006            12/1/2006           699       Y                       175              355             180                   0
     358.83             7/1/2006            6/1/2021           5/24/2006            12/1/2006           679       Y                       174              354             180                   0
     469.63             8/1/2006            7/1/2021           6/28/2006            12/1/2006           704       N                       175              355             180                   0
     827.75             8/1/2006            7/1/2021           6/15/2006            12/1/2006           704       N                       175              355             180                   0
      593.5             8/1/2006            7/1/2021           6/28/2006            12/1/2006           662       N                       175              355             180                   0
     180.51             8/1/2006            7/1/2021           6/15/2006            12/1/2006           627       N                       175              355             180                   0
     816.06             8/1/2006            7/1/2021           6/23/2006            12/1/2006           680       N                       175              355             180                   0
     413.11             8/1/2006            7/1/2021            6/5/2006            12/1/2006           724       N                       175              355             180                   0
     598.75             8/1/2006            7/1/2021           6/26/2006            12/1/2006           636       N                       175              355             180                   0
     873.89             8/1/2006            7/1/2021            6/2/2006            12/1/2006           750       N                       175              355             180                   0
     195.88             7/1/2006            6/1/2021            5/2/2006            12/1/2006           791       N                       174              354             180                   0
     271.68             6/1/2006            5/1/2021           4/10/2006            12/1/2006           732       N                       173              353             180                   0
     431.72             8/1/2006            7/1/2021           6/22/2006            12/1/2006           725       Y                       175              355             180                   0
     318.37             8/1/2006            7/1/2021           6/14/2006            12/1/2006           776       N                       175              355             180                   0
     831.85             8/1/2006            7/1/2021           6/19/2006            12/1/2006           684       Y                       175              355             180                   0
     616.86             8/1/2006            7/1/2021           6/28/2006            12/1/2006           714       N                       175              355             180                   0
     454.69             8/1/2006            7/1/2021           6/26/2006            12/1/2006           716       N                       175              352             180                   0
     257.16             7/1/2006            6/1/2021            5/4/2006            12/1/2006           670       N                       174              354             180                   0
     271.68             7/1/2006            6/1/2021           5/22/2006            12/1/2006           721       N                       174              354             180                   0
     261.98             7/1/2006            6/1/2021           5/22/2006            12/1/2006           658       N                       174              313             180                   0
     169.41             7/1/2006            6/1/2021            5/5/2006            12/1/2006           697       N                       174              354             180                   0
     457.27             7/1/2006            6/1/2021           5/10/2006            12/1/2006           641       N                       174              354             180                   0
     169.41             7/1/2006            6/1/2021            5/5/2006            12/1/2006           697       N                       174              354             180                   0
     361.59             8/1/2006            7/1/2021            6/8/2006            12/1/2006           695       N                       175              355             180                   0
    1358.96             9/1/2006            8/1/2021           7/10/2006            12/1/2006           671       N                       176              356             180                   0
     310.26             7/1/2006            6/1/2021           5/30/2006            12/1/2006           659       N                       174              354             180                   0
     362.29             7/1/2006            6/1/2021           4/25/2006            12/1/2006           754       N                       174              354             180                   0
     269.25             7/1/2006            6/1/2021           5/24/2006            12/1/2006           706       Y                       174              354             180                   0
     286.36             8/1/2006            7/1/2021           6/22/2006            12/1/2006           717       N                       175              355             180                   0
     523.99             8/1/2006            7/1/2021           6/15/2006            12/1/2006           701       N                       175              355             180                   0
     476.14             7/1/2006            6/1/2021           5/22/2006            12/1/2006           701       N                       174              354             180                   0
     277.54             8/1/2006            7/1/2021           6/21/2006            12/1/2006           733       N                       175              355             180                   0
      283.9             7/1/2006            6/1/2021           5/12/2006            12/1/2006           747       Y                       174              277             180                   0
      283.9             7/1/2006            6/1/2021           5/12/2006            12/1/2006           747       Y                       174              277             180                   0
      300.9             7/1/2006            6/1/2021           5/12/2006            12/1/2006           736       N                       174              354             180                   0
     436.58             8/1/2006            7/1/2021           6/14/2006            12/1/2006           662       Y                       175              355             180                   0
     709.79             8/1/2006            7/1/2021            6/8/2006            12/1/2006           655       N                       175              355             180                   0
    1397.78             8/1/2006            7/1/2021           6/30/2006            12/1/2006           641       N                       175              355             180                   0
     495.54             8/1/2006            7/1/2021            6/9/2006            12/1/2006           690       N                       175              355             180                   0
     580.36             8/1/2006            7/1/2021           6/30/2006            12/1/2006           667       N                       175              355             180                   0
     635.37             8/1/2006            7/1/2021            6/8/2006            12/1/2006           666       N                       175              355             180                   0
     461.06             8/1/2006            7/1/2021           6/30/2006            12/1/2006           691       N                       175              355             180                   0
     730.88             8/1/2006            7/1/2021           6/13/2006            12/1/2006           725       N                       175              355             180                   0
      729.2             8/1/2006            7/1/2021            6/8/2006            12/1/2006           699       N                       175              355             180                   0
     581.62             7/1/2006            6/1/2021            6/6/2006            12/1/2006           636       N                       174              354             180                   0
      494.8             8/1/2006            7/1/2021           6/28/2006            12/1/2006           689       N                       175              355             180                   0
     312.07             8/1/2006            7/1/2021           6/30/2006            12/1/2006           700       N                       175              354             180                   0
     200.74             7/1/2006            6/1/2021           5/26/2006            12/1/2006           697       Y                       174              354             180                   0
     836.23             8/1/2006            7/1/2021            6/9/2006            12/1/2006           637       N                       175              355             180                   0
     303.66             8/1/2006            7/1/2021           6/30/2006            12/1/2006           671       N                       175              355             180                   0
     325.04             8/1/2006            7/1/2021           6/21/2006            12/1/2006           688       N                       175              355             180                   0
     635.19             8/1/2006            7/1/2021           6/20/2006            12/1/2006           649       N                       175              355             180                   0
     528.24             8/1/2006            7/1/2021           6/13/2006            12/1/2006           769       N                       175              329             180                   0
     286.58             8/1/2006            7/1/2021           6/13/2006            12/1/2006           696       N                       175              355             180                   0
     283.32             8/1/2006            7/1/2021           6/28/2006            12/1/2006           771       N                       175              355             180                   0
     601.98             8/1/2006            7/1/2021           6/26/2006            12/1/2006           672       N                       175              355             180                   0
     297.02             8/1/2006            7/1/2021           6/12/2006            12/1/2006           666       Y                       175              263             180                   0
     356.59             8/1/2006            7/1/2021           6/29/2006            12/1/2006           640       Y                       175              354             180                   0
     464.87             8/1/2006            7/1/2021           6/29/2006            12/1/2006           677       N                       175              354             180                   0
     287.77             8/1/2006            7/1/2021           6/23/2006            12/1/2006           651       N                       175              355             180                   0
     652.58             8/1/2006            7/1/2021           6/23/2006            12/1/2006           644       N                       175              355             180                   0
     435.78             8/1/2006            7/1/2021           6/14/2006            12/1/2006           695       Y                       175              191             180                  12
    1093.79             8/1/2006            7/1/2021           6/30/2006            12/1/2006           647       N                       175              355             180                   0
     711.88             8/1/2006            7/1/2021           6/28/2006            12/1/2006           655       N                       175              355             180                   0
     585.43             8/1/2006            7/1/2021           6/28/2006            12/1/2006           685       N                       175              355             180                   0
     768.92             8/1/2006            7/1/2021           6/14/2006            12/1/2006           700       N                       175              355             180                   0
     293.75             8/1/2006            7/1/2021           6/29/2006            12/1/2006           705       N                       175              355             180                   0
     751.09             8/1/2006            7/1/2021           6/20/2006            12/1/2006           773       N                       175              355             180                   0
     689.72             8/1/2006            7/1/2021           6/23/2006            12/1/2006           657       N                       175              355             180                   0
     289.51             8/1/2006            7/1/2021           6/29/2006            12/1/2006           635       N                       175              355             180                   0
     456.69             8/1/2006            7/1/2021           6/28/2006            12/1/2006           661       N                       175              355             180                   0
     423.83             8/1/2006            7/1/2021           6/30/2006            12/1/2006           711       N                       175              355             180                   0
     280.01             8/1/2006            7/1/2021           6/27/2006            12/1/2006           629       N                       175              355             180                   0
     293.53             8/1/2006            7/1/2021           6/29/2006            12/1/2006           765       N                       175              355             180                   0
     415.69             8/1/2006            7/1/2021           6/28/2006            12/1/2006           746       N                       175              355             180                   0
     397.96             8/1/2006            7/1/2021           6/30/2006            12/1/2006           665       N                       175              355             180                   0
     470.83             8/1/2006            7/1/2021           6/29/2006            12/1/2006           691       N                       175              355             180                   0
     824.92             8/1/2006            7/1/2021           6/30/2006            12/1/2006           703       Y                       175              355             180                   0
     281.18             8/1/2006            7/1/2021           6/29/2006            12/1/2006           722       N                       175              355             180                   0
     439.67             8/1/2006            7/1/2021           6/28/2006            12/1/2006           687       N                       175              355             180                   0
     331.69             8/1/2006            7/1/2021           6/30/2006            12/1/2006           693       N                       175              355             180                   0
     534.95             8/1/2006            7/1/2021           6/28/2006            12/1/2006           683       N                       175              355             180                   0
     535.54             8/1/2006            7/1/2021           6/30/2006            12/1/2006           801       N                       175              355             180                   0
     744.33             8/1/2006            7/1/2021           6/23/2006            12/1/2006           685       N                       175              355             180                   0
     738.78             8/1/2006            7/1/2021           6/19/2006            12/1/2006           707       N                       175              355             180                  36
     623.55             8/1/2006            7/1/2021           6/19/2006            12/1/2006           794       N                       175              354             180                  24
     367.35             8/1/2006            7/1/2021           6/29/2006            12/1/2006           670       N                       175              355             180                   0
     568.94             9/1/2006            8/1/2021            7/1/2006            12/1/2006           761       N                       176              356             180                  12
     447.99             9/1/2006            8/1/2021            7/3/2006            12/1/2006           628       N                       176              356             180                   0
     362.21             8/1/2006            7/1/2021           6/28/2006            12/1/2006           650       N                       175              355             180                   0
    3011.71             8/1/2006            7/1/2021           6/29/2006            12/1/2006           627       Y                       175              355             180                   0
      383.9             8/1/2006            7/1/2021           6/30/2006            12/1/2006           638       N                       175              348             180                   0
     472.45             8/1/2006            7/1/2021           6/27/2006            12/1/2006           758       N                       175              355             180                   0
     504.96             8/1/2006            7/1/2021           6/28/2006            12/1/2006           766       N                       175              355             180                   0
     307.27             8/1/2006            7/1/2021           6/26/2006            12/1/2006           726       N                       175              355             180                   0
     845.78             8/1/2006            7/1/2021           6/29/2006            12/1/2006           686       N                       175              355             180                   0
     483.31             8/1/2006            7/1/2021           6/30/2006            12/1/2006           697       N                       175              355             180                   0
     521.47             8/1/2006            7/1/2021           6/30/2006            12/1/2006           634       Y                       175              355             180                   0
     576.01             8/1/2006            7/1/2021           6/21/2006            12/1/2006           726       N                       175              355             180                   0
     652.43             8/1/2006            7/1/2021           6/19/2006            12/1/2006           704       N                       175              355             180                   0
     644.04             8/1/2006            7/1/2021           6/28/2006            12/1/2006           645       N                       175              355             180                   0
        561             8/1/2006            7/1/2021           6/27/2006            12/1/2006           779       N                       175              355             180                   0
     329.54             8/1/2006            7/1/2021           6/29/2006            12/1/2006           630       N                       175              355             180                   0
      649.5             8/1/2006            7/1/2021           6/30/2006            12/1/2006           637       N                       175              355             180                   0
     534.76             8/1/2006            7/1/2021           6/28/2006            12/1/2006           715       N                       175              355             180                   0
     530.37             8/1/2006            7/1/2021           6/27/2006            12/1/2006           705       N                       175              355             180                   0
     541.04             8/1/2006            7/1/2021           6/21/2006            12/1/2006           740       N                       175              355             180                   0
     306.14             8/1/2006            7/1/2021           6/23/2006            12/1/2006           689       N                       175              355             180                   0
     378.27             8/1/2006            7/1/2021           6/27/2006            12/1/2006           628       N                       175              355             180                   0
     164.46             8/1/2006            7/1/2021           6/30/2006            12/1/2006           757       N                       175              355             180                   0
      298.7             8/1/2006            7/1/2021           6/30/2006            12/1/2006           624       Y                       175              355             180                   0
     259.92             8/1/2006            7/1/2021           6/30/2006            12/1/2006           643       Y                       175              355             180                   0
     599.75             8/1/2006            7/1/2021           6/28/2006            12/1/2006           759       N                       175              352             180                   0
     588.97             8/1/2006            7/1/2021           6/30/2006            12/1/2006           713       Y                       175              355             180                   0
     318.71             8/1/2006            7/1/2021           6/30/2006            12/1/2006           656       N                       175              355             180                   0
      382.5             8/1/2006            7/1/2021           6/30/2006            12/1/2006           722       Y                       175              355             180                   0
     224.03             8/1/2006            7/1/2021           6/30/2006            12/1/2006           796       Y                       175              355             180                   0
     286.11             8/1/2006            7/1/2021           6/30/2006            12/1/2006           734       N                       175              355             180                   0
      305.4             8/1/2006            7/1/2021           6/30/2006            12/1/2006           678       N                       175              355             180                   0
     340.11             9/1/2006            8/1/2021            7/3/2006            12/1/2006           730       N                       176              356             180                   0
     411.53             8/1/2006            7/1/2021           6/29/2006            12/1/2006           783       N                       175              355             180                   0
     665.04             8/1/2006            7/1/2021           6/30/2006            12/1/2006           685       N                       175              355             180                   0
     322.86             8/1/2006            7/1/2021           6/30/2006            12/1/2006           728       N                       175              355             180                   0
     811.57             8/1/2006            7/1/2021           6/29/2006            12/1/2006           671       N                       175              175             180                   0
     387.95             8/1/2006            7/1/2021           6/30/2006            12/1/2006           658       N                       175              355             180                   0
     569.47            10/1/2006            9/1/2036            8/2/2006            12/1/2006           649       N                       357              357             360                   0
    1252.61            10/1/2006            9/1/2036           8/29/2006            12/1/2006           672       N                       357              357             360                   0
     426.39            10/1/2006            9/1/2036           8/28/2006            12/1/2006           740       N                       357              357             360                   0
     465.94            10/1/2006            9/1/2036           8/22/2006            12/1/2006           723       N                       357              343             360                   0
     628.44            10/1/2006            9/1/2036           8/30/2006            12/1/2006           637       N                       357              357             360                   0
    1320.05            10/1/2006            9/1/2036           8/31/2006            12/1/2006           705       N                       357              357             360                   0
     515.49            10/1/2006            9/1/2036           8/31/2006            12/1/2006           733       N                       357              357             360                   0
    1397.14            10/1/2006            9/1/2036           8/29/2006            12/1/2006           710       N                       357              346             360                   0
      663.3            10/1/2006            9/1/2036           8/21/2006            12/1/2006           707       N                       357              357             360                   0
     507.03            10/1/2006            9/1/2036           8/16/2006            12/1/2006           739       N                       357              357             360                   0
     247.03            10/1/2006            9/1/2036           8/25/2006            12/1/2006           694       N                       357              356             360                   0
     440.26            10/1/2006            9/1/2036           8/29/2006            12/1/2006           721       N                       357                0             360                   0
     444.06            10/1/2006            9/1/2036           8/20/2006            12/1/2006           692       N                       357                0             360                   0
    1512.11            10/1/2006            9/1/2036           8/23/2006            12/1/2006           719       N                       357                0             360                   0
    1189.33            10/1/2006            9/1/2036           8/31/2006            12/1/2006           659       N                       357                0             360                   0
     420.28            10/1/2006            9/1/2036           8/30/2006            12/1/2006           686       N                       357                0             360                   0
     645.38            10/1/2006            9/1/2036           8/16/2006            12/1/2006           729       N                       357                0             360                   0
     588.22            10/1/2006            9/1/2036           8/18/2006            12/1/2006           627       N                       357                0             360                   0
     749.44            10/1/2006            9/1/2036           8/28/2006            12/1/2006           726       N                       357                0             360                   0
     712.09            10/1/2006            9/1/2021           8/29/2006            12/1/2006           647       N                       177              357             180                   0
     823.37            10/1/2006            9/1/2021           8/24/2006            12/1/2006           774       N                       177              357             180                   0
     461.34            10/1/2006            9/1/2021           8/30/2006            12/1/2006           717       N                       177              357             180                   0
     435.75            10/1/2006            9/1/2021           8/29/2006            12/1/2006           662       N                       177              357             180                   0
     403.85            10/1/2006            9/1/2021           8/30/2006            12/1/2006           727       N                       177              357             180                   0
     448.05            10/1/2006            9/1/2021           8/24/2006            12/1/2006           681       N                       177              356             180                   0
     582.22            10/1/2006            9/1/2021           8/28/2006            12/1/2006           792       N                       177              357             180                   0
     452.04            10/1/2006            9/1/2021           8/31/2006            12/1/2006           689       N                       177              357             180                   0
     318.91            10/1/2006            9/1/2021           8/30/2006            12/1/2006           741       N                       177              357             180                   0
      642.2            10/1/2006            9/1/2021           8/31/2006            12/1/2006           692       N                       177              357             180                   0
    1254.09            10/1/2006            9/1/2021           8/25/2006            12/1/2006           675       N                       177              355             180                   0
     950.02            10/1/2006            9/1/2021           8/23/2006            12/1/2006           694       N                       177              357             180                   0
     412.11            10/1/2006            9/1/2021           8/28/2006            12/1/2006           656       N                       177              357             180                   0
     521.88            10/1/2006            9/1/2021           8/21/2006            12/1/2006           810       N                       177              342             180                   0
     331.65            10/1/2006            9/1/2021           8/14/2006            12/1/2006           633       N                       177              356             180                   0
     520.36            10/1/2006            9/1/2021           8/29/2006            12/1/2006           704       N                       177              339             180                   0
     211.59            10/1/2006            9/1/2021           8/23/2006            12/1/2006           694       N                       177              331             180                   0
     372.44            10/1/2006            9/1/2021           8/24/2006            12/1/2006           701       N                       177              355             180                   0
      669.3            10/1/2006            9/1/2021           8/30/2006            12/1/2006           650       N                       177              357             180                   0
     952.89            10/1/2006            9/1/2021           8/30/2006            12/1/2006           710       N                       177              357             180                   0
     304.65            10/1/2006            9/1/2021           8/14/2006            12/1/2006           686       N                       177              357             180                   0
    1099.52            10/1/2006            9/1/2021            8/9/2006            12/1/2006           698       N                       177              356             180                   0
    1031.44            10/1/2006            9/1/2021           8/28/2006            12/1/2006           756       N                       177              357             180                   0
     716.51            10/1/2006            9/1/2021           8/29/2006            12/1/2006           690       N                       177              357             180                   0
     659.88            10/1/2006            9/1/2021           8/30/2006            12/1/2006           628       N                       177              357             180                   0
     558.44            10/1/2006            9/1/2021           8/25/2006            12/1/2006           666       N                       177              356             180                   0
      586.6            10/1/2006            9/1/2021            8/9/2006            12/1/2006           747       N                       177              357             180                   0
     859.69            10/1/2006            9/1/2021           8/29/2006            12/1/2006           760       N                       177              357             180                   0
     502.99            10/1/2006            9/1/2021            8/3/2006            12/1/2006           676       N                       177              357             180                   0
     712.59            10/1/2006            9/1/2021           8/21/2006            12/1/2006           755       N                       177              357             180                   0
     929.22            10/1/2006            9/1/2021           8/21/2006            12/1/2006           694       N                       177              357             180                   0
     597.25            10/1/2006            9/1/2021           8/24/2006            12/1/2006           706       N                       177              357             180                   0
     594.04            10/1/2006            9/1/2021           8/10/2006            12/1/2006           720       N                       177              357             180                   0
     485.09            10/1/2006            9/1/2021           8/23/2006            12/1/2006           790       N                       177              357             180                   0
     718.73            10/1/2006            9/1/2021           8/20/2006            12/1/2006           796       N                       177              357             180                   0
     660.95            10/1/2006            9/1/2021           8/25/2006            12/1/2006           712       N                       177              354             180                   0
    1580.68            10/1/2006            9/1/2021           8/29/2006            12/1/2006           760       N                       177                0             180                   0
     764.17            10/1/2006            9/1/2021           8/14/2006            12/1/2006           691       N                       177                0             180                   0
     556.25            10/1/2006            9/1/2021           8/14/2006            12/1/2006           684       N                       177                0             180                   0
     100.26            10/1/2006            9/1/2021           8/18/2006            12/1/2006           677       N                       177                0             180                   0
     196.68            10/1/2006            9/1/2021           8/15/2006            12/1/2006           813       N                       177              357             180                   0
     278.28            10/1/2006            9/1/2021            9/1/2006            12/1/2006           745       N                       177              357             180                   0
     370.98            10/1/2006            9/1/2021           8/30/2006            12/1/2006           779       N                       177              355             180                   0
     534.21            10/1/2006            9/1/2021           8/18/2006            12/1/2006           773       N                       177              357             180                   0
     901.12            10/1/2006            9/1/2021           8/25/2006            12/1/2006           672       N                       177              357             180                   0
     420.98            10/1/2006            9/1/2021           8/23/2006            12/1/2006           798       N                       177              345             180                   0
     301.47            10/1/2006            9/1/2021           8/29/2006            12/1/2006           684       N                       177              357             180                   0
     519.43            10/1/2006            9/1/2021           8/30/2006            12/1/2006           665       N                       177              357             180                   0
     221.15            10/1/2006            9/1/2021           8/25/2006            12/1/2006           795       N                       177              346             180                   0
     152.01            10/1/2006            9/1/2021           8/28/2006            12/1/2006           754       N                       177              357             180                   0
     704.11            10/1/2006            9/1/2021           8/28/2006            12/1/2006           713       N                       177              357             180                   0
      731.4            10/1/2006            9/1/2021            8/9/2006            12/1/2006           799       N                       177              357             180                   0
     418.26            10/1/2006            9/1/2021           8/17/2006            12/1/2006           702       N                       177              357             180                   0
     366.06            10/1/2006            9/1/2021           8/30/2006            12/1/2006           703       N                       177              357             180                   0
     492.98            10/1/2006            9/1/2021           8/31/2006            12/1/2006           755       N                       177              357             180                   0
      367.7            10/1/2006            9/1/2021            8/7/2006            12/1/2006           748       N                       177              357             180                   0
     175.51            10/1/2006            9/1/2021           8/25/2006            12/1/2006           742       N                       177              357             180                   0
     556.95            10/1/2006            9/1/2021           8/25/2006            12/1/2006           766       N                       177              357             180                   0
     392.15            10/1/2006            9/1/2021           8/31/2006            12/1/2006           773       N                       177              357             180                   0
      422.9            10/1/2006            9/1/2021           8/24/2006            12/1/2006           784       N                       177              356             180                   0
     389.58            10/1/2006            9/1/2021           8/28/2006            12/1/2006           768       N                       177              357             180                   0
     533.47            10/1/2006            9/1/2021           8/24/2006            12/1/2006           731       N                       177              357             180                   0
     389.12            10/1/2006            9/1/2021           8/30/2006            12/1/2006           692       N                       177              357             180                   0
     423.95            10/1/2006            9/1/2021           8/29/2006            12/1/2006           766       N                       177              356             180                   0
     397.57            10/1/2006            9/1/2021           8/28/2006            12/1/2006           672       N                       177              357             180                   0
     419.04            10/1/2006            9/1/2021           8/29/2006            12/1/2006           769       N                       177              350             180                   0
     323.44            10/1/2006            9/1/2021           8/17/2006            12/1/2006           723       N                       177              357             180                   0
     391.57            10/1/2006            9/1/2021           8/30/2006            12/1/2006           761       N                       177              357             180                   0
     430.46            10/1/2006            9/1/2021           8/22/2006            12/1/2006           789       N                       177              357             180                   0
     695.54            10/1/2006            9/1/2021           8/28/2006            12/1/2006           739       N                       177              357             180                   0
     296.33            10/1/2006            9/1/2021           8/30/2006            12/1/2006           780       N                       177              347             180                   0
     233.33            10/1/2006            9/1/2021           8/18/2006            12/1/2006           755       N                       177              357             180                   0
     229.52            10/1/2006            9/1/2021           8/25/2006            12/1/2006           757       N                       177              357             180                   0
     435.17            10/1/2006            9/1/2021           8/21/2006            12/1/2006           767       N                       177              356             180                   0
      190.4            10/1/2006            9/1/2021           8/31/2006            12/1/2006           786       N                       177              353             180                   0
     209.72            10/1/2006            9/1/2021           8/16/2006            12/1/2006           723       N                       177              357             180                   0
     476.24            10/1/2006            9/1/2021           8/30/2006            12/1/2006           786       N                       177              357             180                   0
     247.34            10/1/2006            9/1/2021           8/30/2006            12/1/2006           783       N                       177              353             180                   0
     270.24            10/1/2006            9/1/2021            8/1/2006            12/1/2006           726       N                       177              356             180                   0
     303.69            10/1/2006            9/1/2021           8/29/2006            12/1/2006           792       N                       177              177             180                   0
     374.26            10/1/2006            9/1/2021           8/28/2006            12/1/2006           758       N                       177              357             180                   0
      592.1            10/1/2006            9/1/2021           8/31/2006            12/1/2006           759       N                       177              357             180                   0
    1781.77            10/1/2006            9/1/2021           8/31/2006            12/1/2006           670       N                       177              356             180                   0
     690.84            10/1/2006            9/1/2021           8/24/2006            12/1/2006           732       N                       177              357             180                   0
     304.06            11/1/2006           10/1/2021            9/1/2006            12/1/2006           737       N                       178              358             180                   0
     508.04            11/1/2006           10/1/2021            9/1/2006            12/1/2006           756       N                       178              358             180                   0
     437.65            10/1/2006            9/1/2021           8/17/2006            12/1/2006           794       N                       177              357             180                   0
     578.32             7/1/2006            6/1/2021           5/19/2006            12/1/2006           709       Y                       174              354             180                   0
     387.64             7/1/2006            6/1/2021           5/30/2006            12/1/2006           720       Y                       174              170             180                   0
     295.65             7/1/2006            6/1/2021           5/26/2006            12/1/2006           727       Y                       174              354             180                   0
     244.21             5/1/2006            4/1/2021           3/28/2006            12/1/2006           740       Y                       172              350             180                   0
     492.47             6/1/2006            5/1/2021           4/14/2006            12/1/2006           704       Y                       173              353             180                   0
     254.84             7/1/2006            6/1/2021           5/26/2006            12/1/2006           736       Y                       174              332             180                   0
      234.2             7/1/2006            6/1/2021           5/19/2006            12/1/2006           688       Y                       174              352             180                   0
     216.86             8/1/2006            7/1/2021            6/1/2006            12/1/2006           647       Y                       175              355             180                   0
     175.73             7/1/2006            6/1/2021           5/26/2006            12/1/2006           662       Y                       174              354             180                   0
     249.06             7/1/2006            6/1/2021            6/2/2006            12/1/2006           694       Y                       174              354             180                   0
     171.28             7/1/2006            6/1/2021            6/5/2006            12/1/2006           672       Y                       174              354             180                   0
     236.86             7/1/2006            6/1/2021            5/4/2006            12/1/2006           742       Y                       174              354             180                   0
     376.87             7/1/2006            6/1/2021           5/12/2006            12/1/2006           705       Y                       174              350             180                   0
     346.07             7/1/2006            6/1/2021            5/4/2006            12/1/2006           770       Y                       174              354             180                   0
     379.29             7/1/2006            6/1/2021           5/18/2006            12/1/2006           651       Y                       174              352             180                   0
      384.2             7/1/2006            6/1/2021           5/22/2006            12/1/2006           695       Y                       174              354             180                   0
     338.46             7/1/2006            6/1/2021           5/30/2006            12/1/2006           706       Y                       174              354             180                   0
     647.18             7/1/2006            6/1/2021           5/23/2006            12/1/2006           685       Y                       174              354             180                   0
     378.37             6/1/2006            5/1/2021           4/21/2006            12/1/2006           748       Y                       173              353             180                  36
     705.25             7/1/2006            6/1/2021           5/15/2006            12/1/2006           683       Y                       174              352             180                  36
     547.03             7/1/2006            6/1/2021           5/15/2006            12/1/2006           754       Y                       174              354             180                  36
    1939.75             6/1/2006            5/1/2021            4/4/2006            12/1/2006           656       Y                       173              353             180                   0
     219.54             6/1/2006            5/1/2021           4/21/2006            12/1/2006           690       Y                       173              353             180                  36
     478.42             7/1/2006            6/1/2021            5/4/2006            12/1/2006           707       Y                       174              327             180                  36
     390.17             7/1/2006            6/1/2021           5/16/2006            12/1/2006           642       Y                       174              354             180                  36
     215.48             7/1/2006            6/1/2021            5/3/2006            12/1/2006           757       Y                       174              354             180                   0
     447.14             7/1/2006            6/1/2021           5/19/2006            12/1/2006           658       Y                       174              354             180                  36
     306.97             7/1/2006            6/1/2021            5/5/2006            12/1/2006           671       Y                       174              354             180                   0
     431.98             7/1/2006            6/1/2021           5/25/2006            12/1/2006           723       Y                       174              354             180                   0
     481.51             7/1/2006            6/1/2021           5/12/2006            12/1/2006           673       Y                       174              353             180                   0
     242.79             8/1/2006            7/1/2021            6/2/2006            12/1/2006           757       Y                       175              355             180                   0
      480.2             5/1/2006            4/1/2021           3/17/2006            12/1/2006           685       Y                       172              352             180                  36
    1571.84             6/1/2006            5/1/2021           3/28/2006            12/1/2006           662       Y                       173              353             180                  36
     916.43             5/1/2006            4/1/2021           3/20/2006            12/1/2006           656       Y                       172              352             180                   0
     514.43             7/1/2006            6/1/2021            5/2/2006            12/1/2006           666       Y                       174              353             180                   0
     607.07             7/1/2006            6/1/2021            5/5/2006            12/1/2006           720       Y                       174              354             180                   0
     466.65             5/1/2006            4/1/2021            3/8/2006            12/1/2006           693       Y                       172              352             180                   0
     422.96             5/1/2006            4/1/2021           3/31/2006            12/1/2006           694       Y                       172              349             180                   0
     311.01             7/1/2006            6/1/2021           5/17/2006            12/1/2006           693       Y                       174              354             180                   0
     319.12             7/1/2006            6/1/2036           5/15/2006            12/1/2006           689       Y                       354              352             360                   0
     343.63             7/1/2006            6/1/2021           5/18/2006            12/1/2006           647       Y                       174              354             180                   0
     311.56             7/1/2006            6/1/2021           5/23/2006            12/1/2006           719       Y                       174              354             180                   0
     378.37             7/1/2006            6/1/2036           5/23/2006            12/1/2006           779       Y                       354              353             360                   0
     495.96             7/1/2006            6/1/2036           5/24/2006            12/1/2006           684       Y                       354              354             360                   0
     392.47             7/1/2006            6/1/2021           5/26/2006            12/1/2006           750       Y                       174              354             180                  36
     376.05             9/1/2006            8/1/2031           7/21/2006            12/1/2006           752       N                       296                0             300                   0
     202.21             9/1/2006            8/1/2031            7/7/2006            12/1/2006           627       N                       296                0             300                   0
     432.94             8/1/2006            7/1/2021           6/20/2006            12/1/2006           731       N                       175              175             180                   0
        350             8/1/2006            7/1/2031            7/7/2006            12/1/2006           683       Y                       295                0             300                   0
     288.14             9/1/2006            8/1/2031            7/6/2006            12/1/2006           747       Y                       296                0             300                   0
     223.19             9/1/2006            8/1/2031            7/6/2006            12/1/2006           771       N                       296                0             300                   0
     368.32             9/1/2006            8/1/2031           7/20/2006            12/1/2006           686       Y                       296                0             300                   0
        385             9/1/2006            8/1/2031           7/25/2006            12/1/2006           668       N                       296                0             300                   0
     286.75             9/1/2006            8/1/2031            7/3/2006            12/1/2006           747       N                       296                0             300                  12
     339.83             8/1/2006            7/1/2021           6/26/2006            12/1/2006           774       N                       175              175             180                   0
     643.38             9/1/2006            8/1/2021           7/24/2006            12/1/2006           668       N                       176              176             180                  36
     476.33             9/1/2006            8/1/2031           7/20/2006            12/1/2006           769       Y                       296                0             300                   0
        543             8/1/2006            7/1/2021           5/31/2006            12/1/2006           738       N                       175              175             180                   0
    1399.39             9/1/2006            8/1/2031           7/13/2006            12/1/2006           792       Y                       296                0             300                   0
     473.05             9/1/2006            8/1/2021           7/21/2006            12/1/2006           635       N                       176              176             180                  12
     639.55             9/1/2006            8/1/2031           7/13/2006            12/1/2006           789       N                       296                0             300                   0
     473.36             9/1/2006            8/1/2031           7/12/2006            12/1/2006           755       N                       296                0             300                  36
     994.38             9/1/2006            8/1/2031           7/13/2006            12/1/2006           750       N                       296                0             300                   0
     877.71             8/1/2006            7/1/2031           5/31/2006            12/1/2006           632       N                       295                0             300                   0
     348.33             9/1/2006            8/1/2031           7/11/2006            12/1/2006           705       Y                       296                0             300                   0
     300.63             9/1/2006            8/1/2031           7/14/2006            12/1/2006           740       N                       296                0             300                   0
      258.7             9/1/2006            8/1/2031           7/14/2006            12/1/2006           720       Y                       296                0             300                   0
     166.38             8/1/2006            7/1/2031           6/30/2006            12/1/2006           622       N                       295                0             300                   0
     895.37             9/1/2006            8/1/2021           7/17/2006            12/1/2006           668       N                       176              176             180                  36
    3071.25             9/1/2006            8/1/2031           7/12/2006            12/1/2006           775       N                       296                0             300                   0
     307.96             9/1/2006            8/1/2031            7/7/2006            12/1/2006           711       N                       296                0             300                   0
     591.35             9/1/2006            8/1/2031           7/13/2006            12/1/2006           764       N                       296                0             300                   0
     904.75             8/1/2006            7/1/2031           6/29/2006            12/1/2006           627       N                       295                0             300                  36
     571.17             9/1/2006            8/1/2031           7/24/2006            12/1/2006           676       N                       296                0             300                  12
     1510.9             9/1/2006            8/1/2031           7/18/2006            12/1/2006           638       N                       296                0             300                   0
        506             9/1/2006            8/1/2031           7/14/2006            12/1/2006           664       N                       296                0             300                   0
     199.38             9/1/2006            8/1/2031           7/14/2006            12/1/2006           792       N                       296                0             300                   0
     376.31             9/1/2006            8/1/2031           7/14/2006            12/1/2006           671       N                       296                0             300                   0
     303.12             9/1/2006            8/1/2031           7/14/2006            12/1/2006           676       N                       296                0             300                   0
     581.86             9/1/2006            8/1/2031           7/10/2006            12/1/2006           690       N                       296                0             300                   0
     609.58             9/1/2006            8/1/2031           7/27/2006            12/1/2006           680       N                       296                0             300                   0
     697.06             9/1/2006            8/1/2021            7/6/2006            12/1/2006           733       N                       176              176             180                  36
     339.81             9/1/2006            8/1/2021           7/13/2006            12/1/2006           706       N                       176              176             180                   6
     280.04             9/1/2006            8/1/2031            7/3/2006            12/1/2006           752       N                       296                0             300                   0
     439.79             9/1/2006            8/1/2021           7/19/2006            12/1/2006           695       N                       176              176             180                   0
     294.94             9/1/2006            8/1/2031           7/20/2006            12/1/2006           719       Y                       296                0             300                   0
     561.19             9/1/2006            8/1/2031           7/21/2006            12/1/2006           661       Y                       296                0             300                  12
     644.83             9/1/2006            8/1/2031           7/11/2006            12/1/2006           738       N                       296                0             300                   0
     195.08             8/1/2006            7/1/2031           6/15/2006            12/1/2006           693       N                       295                0             300                   0
     3762.5             9/1/2006            8/1/2031           7/25/2006            12/1/2006           711       Y                       296                0             300                   0
     540.33             9/1/2006            8/1/2021           7/26/2006            12/1/2006           736       N                       176              176             180                   0
     655.99             9/1/2006            8/1/2031           7/27/2006            12/1/2006           705       N                       296                0             300                   0
     215.62             9/1/2006            8/1/2031            7/3/2006            12/1/2006           695       Y                       296                0             300                  12
     640.18             9/1/2006            8/1/2021           7/18/2006            12/1/2006           776       N                       176              176             180                   0
     435.66             9/1/2006            8/1/2021           7/24/2006            12/1/2006           683       N                       176              176             180                   0
     222.42             9/1/2006            8/1/2031            7/6/2006            12/1/2006           749       N                       296                0             300                   0
     265.94             9/1/2006            8/1/2031           7/26/2006            12/1/2006           772       N                       296                0             300                   0
     444.03             9/1/2006            8/1/2031           7/12/2006            12/1/2006           696       N                       296                0             300                   0
     179.95             9/1/2006            8/1/2021           7/20/2006            12/1/2006           732       N                       176              176             180                  12
     394.53             9/1/2006            8/1/2031           7/14/2006            12/1/2006           765       N                       296                0             300                   0
     452.42             9/1/2006            8/1/2031           7/17/2006            12/1/2006           773       N                       296                0             300                   0
        592             7/1/2006            6/1/2031            6/2/2006            12/1/2006           682       Y                       294                0             300                   0
      842.4             8/1/2006            7/1/2031           6/30/2006            12/1/2006           642       Y                       295                0             300                   0
      409.5             9/1/2006            8/1/2031           7/18/2006            12/1/2006           632       N                       296                0             300                   0
     312.75             9/1/2006            8/1/2031            7/6/2006            12/1/2006           745       N                       296                0             300                  36
    1213.73             9/1/2006            8/1/2031           7/18/2006            12/1/2006           676       N                       296                0             300                   0
     651.41             9/1/2006            8/1/2031           7/24/2006            12/1/2006           741       N                       296                0             300                   0
     253.09             9/1/2006            8/1/2031           7/14/2006            12/1/2006           689       N                       296                0             300                   0
     298.96             9/1/2006            8/1/2031           7/20/2006            12/1/2006           731       N                       296                0             300                   0
     609.58             9/1/2006            8/1/2031           7/11/2006            12/1/2006           720       Y                       296                0             300                   0
     358.33             9/1/2006            8/1/2031           7/18/2006            12/1/2006           671       N                       296                0             300                   0
     596.56             9/1/2006            8/1/2031            7/3/2006            12/1/2006           788       N                       296                0             300                   0
      106.9             6/1/2006            5/1/2036           4/11/2006            12/1/2006           685       N                       353              353             360                   0
     1066.4             6/1/2006            5/1/2036           4/20/2006            12/1/2006           648       N                       353              353             360                   0
     173.29             6/1/2006            5/1/2036            4/7/2006            12/1/2006           726       N                       353              302             360                   0
     338.74             6/1/2006            5/1/2036            4/3/2006            12/1/2006           779       N                       353              353             360                   0
     205.72             6/1/2006            5/1/2036           4/13/2006            12/1/2006           651       N                       353              353             360                   0
     645.19             6/1/2006            5/1/2021            4/6/2006            12/1/2006           701       N                       173              353             180                   0
     236.01             6/1/2006            5/1/2036           4/10/2006            12/1/2006           755       N                       353              348             360                   0
     199.31             5/1/2006            4/1/2036           3/30/2006            12/1/2006           668       N                       352              352             360                   0
     131.45             5/1/2006            4/1/2036            4/3/2006            12/1/2006           780       N                       352              352             360                   0
     401.16             6/1/2006            5/1/2036            4/3/2006            12/1/2006           516       N                       353              353             360                   0
     357.78             6/1/2006            5/1/2021           4/20/2006            12/1/2006           696       N                       173              352             180                   0
     236.01             6/1/2006            5/1/2036           4/13/2006            12/1/2006           736       N                       353              353             360                   0
     366.41             6/1/2006            5/1/2036           4/13/2006            12/1/2006           661       N                       353              351             360                   0
     304.01             6/1/2006            5/1/2021           4/27/2006            12/1/2006           757       N                       173              353             180                   0
    1557.98             5/1/2006            4/1/2021           3/27/2006            12/1/2006           669       Y                       172              172             180                   0
    1046.47             5/1/2006            4/1/2036           3/17/2006            12/1/2006           718       N                       352              352             360                   0
     464.33             5/1/2006            4/1/2021           3/29/2006            12/1/2006           702       N                       172              352             180                   0
     356.87             5/1/2006            4/1/2036           3/30/2006            12/1/2006           566       N                       352              352             360                   0
     652.46             6/1/2006            5/1/2036            4/6/2006            12/1/2006           723       N                       353              353             360                   0
     336.34             6/1/2006            5/1/2036            4/5/2006            12/1/2006           691       Y                       353              353             360                   0
     761.86             6/1/2006            5/1/2036           4/12/2006            12/1/2006           800       N                       353              353             360                   0
     290.37             5/1/2006            4/1/2036           3/31/2006            12/1/2006           726       N                       352              352             360                   0
     204.46             6/1/2006            5/1/2021           4/13/2006            12/1/2006           645       N                       173              353             180                   0
     630.43             5/1/2006            4/1/2021           3/16/2006            12/1/2006           742       N                       172              352             180                   0
     328.05             6/1/2006            5/1/2036           4/18/2006            12/1/2006           701       N                       353              353             360                   0
     506.59             6/1/2006            5/1/2036           4/14/2006            12/1/2006           744       N                       353              353             360                   0
     624.97             5/1/2006            4/1/2036           3/31/2006            12/1/2006           706       N                       352              352             360                   0
      275.1             5/1/2006            4/1/2021           3/31/2006            12/1/2006           590       N                       172              352             180                   0
     764.25             6/1/2006            5/1/2036            4/7/2006            12/1/2006           762       N                       353              353             360                   0
     381.83             6/1/2006            5/1/2021            4/6/2006            12/1/2006           769       N                       173              353             180                   0
     111.64             6/1/2006            5/1/2036            4/7/2006            12/1/2006           705       N                       353              353             360                   0
     370.04             5/1/2006            4/1/2036            4/5/2006            12/1/2006           718       N                       352              352             360                   0
    1522.68             6/1/2006            5/1/2021           4/20/2006            12/1/2006           607       N                       173              353             180                   0
    1427.72             5/1/2006            4/1/2036           3/24/2006            12/1/2006           732       N                       352              352             360                   0
     241.43             6/1/2006            5/1/2021            4/6/2006            12/1/2006           642       N                       173              350             180                   0
     621.79             6/1/2006            5/1/2036           4/25/2006            12/1/2006           764       N                       353              352             360                   0
     483.84             6/1/2006            5/1/2036           4/26/2006            12/1/2006           677       N                       353              351             360                   0
     302.68             5/1/2006            4/1/2036           3/17/2006            12/1/2006           687       Y                       352              347             360                   0
      242.6             6/1/2006            5/1/2036           4/19/2006            12/1/2006           574       N                       353              353             360                   0
     317.96             7/1/2006            6/1/2036            5/8/2006            12/1/2006           646       N                       354              354             360                   0
     459.65             7/1/2006            6/1/2036            5/4/2006            12/1/2006           665       N                       354              354             360                   0
     542.34             6/1/2006            5/1/2021           4/12/2006            12/1/2006           680       N                       173              353             180                   0
     372.56             6/1/2006            5/1/2036           4/14/2006            12/1/2006           683       N                       353              353             360                   0
     877.83             6/1/2006            5/1/2036           4/10/2006            12/1/2006           632       Y                       353              353             360                   0
     387.72             6/1/2006            5/1/2036           4/21/2006            12/1/2006           673       N                       353              322             360                   0
     394.26             5/1/2006            4/1/2036           3/30/2006            12/1/2006           746       N                       352              352             360                   0
     358.86             6/1/2006            5/1/2036           4/12/2006            12/1/2006           636       N                       353              351             360                   0
      246.5             6/1/2006            5/1/2021            4/3/2006            12/1/2006           668       N                       173              336             180                   0
     390.34             6/1/2006            5/1/2021           4/21/2006            12/1/2006           709       N                       173              353             180                   0
     239.48             6/1/2006            5/1/2036            4/5/2006            12/1/2006           678       N                       353              353             360                   0
     573.61             6/1/2006            5/1/2036            4/7/2006            12/1/2006           771       N                       353              353             360                   0
    2349.96             6/1/2006            5/1/2021            5/2/2006            12/1/2006           720       Y                       173              353             180                   0
     644.29             5/1/2006            4/1/2036           3/23/2006            12/1/2006           543       Y                       352              352             360                   0
     527.08             6/1/2006            5/1/2021           4/21/2006            12/1/2006           698       N                       173              353             180                   0
     236.01             6/1/2006            5/1/2036           4/10/2006            12/1/2006           755       N                       353              348             360                   0
     965.33             5/1/2006            4/1/2036           3/27/2006            12/1/2006           763       N                       352              352             360                   0
     779.79             6/1/2006            5/1/2036           4/11/2006            12/1/2006           595       N                       353              352             360                   0
     190.61             6/1/2006            5/1/2036           4/11/2006            12/1/2006           697       Y                       353              353             360                   0
     351.79             5/1/2006            4/1/2036           3/24/2006            12/1/2006           691       N                       352              352             360                   0
     148.06             6/1/2006            5/1/2021           4/11/2006            12/1/2006           714       Y                       173              353             180                   0
     148.06             6/1/2006            5/1/2021           4/11/2006            12/1/2006           714       Y                       173              353             180                   0
     250.46             5/1/2006            4/1/2036           3/23/2006            12/1/2006           641       N                       352              352             360                   0
     877.78             6/1/2006            5/1/2036           3/31/2006            12/1/2006           705       Y                       353              353             360                   0
     532.09             6/1/2006            5/1/2021           4/14/2006            12/1/2006           727       Y                       173              353             180                   0
     529.88             6/1/2006            5/1/2036           4/17/2006            12/1/2006           663       N                       353              353             360                   0
     247.34             6/1/2006            5/1/2036           4/12/2006            12/1/2006           787       N                       353              344             360                   0
     348.55             6/1/2006            5/1/2036            4/5/2006            12/1/2006           526       Y                       353              348             360                   0
     416.35             6/1/2006            5/1/2036            4/6/2006            12/1/2006           694       N                       353              348             360                   0
     504.55             6/1/2006            5/1/2021           4/25/2006            12/1/2006           674       N                       173              353             180                   0
    1241.45             6/1/2006            5/1/2021           4/10/2006            12/1/2006           653       N                       173              353             180                   0
     381.08             5/1/2006            4/1/2021           3/28/2006            12/1/2006           782       N                       172              172             180                   0
     356.97             6/1/2006            5/1/2036            4/5/2006            12/1/2006           738       N                       353              353             360                   0
     304.52             5/1/2006            4/1/2036           3/31/2006            12/1/2006           764       Y                       352              352             360                   0
     647.12             6/1/2006            5/1/2036           4/25/2006            12/1/2006           616       N                       353              353             360                   0
     422.99             6/1/2006            5/1/2036           4/18/2006            12/1/2006           611       N                       353              353             360                   0
     428.75             6/1/2006            5/1/2021            4/7/2006            12/1/2006           724       N                       173              353             180                   0
     350.49             5/1/2006            4/1/2036            4/4/2006            12/1/2006           694       N                       352              345             360                   0
      260.7             6/1/2006            5/1/2036            4/5/2006            12/1/2006           752       N                       353              353             360                   0
     775.45             5/1/2006            4/1/2021           3/24/2006            12/1/2006           686       N                       172              352             180                   0
     767.51             5/1/2006            4/1/2036           3/27/2006            12/1/2006           681       N                       352              347             360                   0
     294.18             6/1/2006            5/1/2036           4/24/2006            12/1/2006           697       N                       353              353             360                   0
     213.11             5/1/2006            4/1/2021           3/28/2006            12/1/2006           722       N                       172              352             180                   0
     678.11             6/1/2006            5/1/2036           4/12/2006            12/1/2006           748       N                       353              353             360                   0
    1039.46             6/1/2006            5/1/2036           4/28/2006            12/1/2006           734       N                       353              353             360                   0
     256.25             6/1/2006            5/1/2036           4/14/2006            12/1/2006           779       N                       353              302             360                   0
      734.5             6/1/2006            5/1/2036           4/28/2006            12/1/2006           734       N                       353              353             360                   0
     214.04             6/1/2006            5/1/2036           4/26/2006            12/1/2006           696       N                       353              352             360                   0
     652.43             6/1/2006            5/1/2036           4/25/2006            12/1/2006           783       N                       353              353             360                   0
    1124.23             6/1/2006            5/1/2036            4/7/2006            12/1/2006           660       N                       353              351             360                   0
     372.83             6/1/2006            5/1/2036           4/13/2006            12/1/2006           588       N                       353              350             360                   0
     315.38             6/1/2006            5/1/2036           4/13/2006            12/1/2006           743       N                       353              353             360                   0
     723.49             5/1/2006            4/1/2036           3/31/2006            12/1/2006           657       N                       352              350             360                   0
      779.8             6/1/2006            5/1/2036           4/14/2006            12/1/2006           731       N                       353              353             360                   0
     602.19             6/1/2006            5/1/2036           4/21/2006            12/1/2006           733       N                       353              353             360                   0
     450.66             6/1/2006            5/1/2036           4/12/2006            12/1/2006           720       N                       353              353             360                   0
     358.05             6/1/2006            5/1/2036            4/7/2006            12/1/2006           673       N                       353              353             360                   0
      276.8             5/1/2006            4/1/2036           3/31/2006            12/1/2006           719       N                       352              352             360                   0
     215.32             6/1/2006            5/1/2036           4/18/2006            12/1/2006           750       N                       353              353             360                   0
      236.2             6/1/2006            5/1/2036           4/27/2006            12/1/2006           730       N                       353              347             360                   0
     289.22             6/1/2006            5/1/2036           4/11/2006            12/1/2006           691       Y                       353              353             360                   0
      266.3             5/1/2006            4/1/2036            4/4/2006            12/1/2006           704       N                       352              352             360                   0
     706.32             6/1/2006            5/1/2021            4/6/2006            12/1/2006           752       N                       173              353             180                   0
     605.52             5/1/2006            4/1/2036           3/29/2006            12/1/2006           699       N                       352              352             360                   0
     761.31             6/1/2006            5/1/2036            4/7/2006            12/1/2006           658       N                       353              353             360                   0
     286.93             5/1/2006            4/1/2036           3/31/2006            12/1/2006           471       Y                       352              352             360                   0
     393.33             6/1/2006            5/1/2021           4/11/2006            12/1/2006           540       N                       173              348             180                   0
     199.32             7/1/2006            6/1/2036            5/4/2006            12/1/2006           737       N                       354              354             360                   0
     200.45             6/1/2006            5/1/2036           4/17/2006            12/1/2006           675       N                       353              330             360                   0
      989.5             5/1/2006            4/1/2036           3/24/2006            12/1/2006           751       N                       352              352             360                   0
     201.39             6/1/2006            5/1/2036           4/28/2006            12/1/2006           784       N                       353              308             360                   0
     425.45             6/1/2006            5/1/2036           4/25/2006            12/1/2006           696       N                       353              353             360                   0
     481.06             5/1/2006            4/1/2021           3/31/2006            12/1/2006           776       N                       172              340             180                   0
     164.66             6/1/2006            5/1/2021           4/13/2006            12/1/2006           762       N                       173              353             180                   0
     1655.1             5/1/2006            4/1/2021           3/31/2006            12/1/2006           642       N                       172              352             180                   0
    1178.36             6/1/2006            5/1/2021            4/4/2006            12/1/2006           708       N                       173              353             180                   0
     600.66             6/1/2006            5/1/2036           4/20/2006            12/1/2006           688       N                       353              352             360                   0
     619.18             6/1/2006            5/1/2036           4/21/2006            12/1/2006           739       N                       353              353             360                   0
     353.29             6/1/2006            5/1/2036            4/7/2006            12/1/2006           651       N                       353              353             360                   0
     116.83             6/1/2006            5/1/2036           4/13/2006            12/1/2006           750       N                       353              353             360                   0
     388.44             6/1/2006            5/1/2021            4/4/2006            12/1/2006           626       Y                       173              353             180                   0
     738.79             6/1/2006            5/1/2036           4/13/2006            12/1/2006           647       N                       353              353             360                   0
     852.48             5/1/2006            4/1/2036           3/27/2006            12/1/2006           627       N                       352              352             360                   0
     692.09             5/1/2006            4/1/2021           3/29/2006            12/1/2006           659       N                       172              352             180                   0
     313.64             6/1/2006            5/1/2036           3/31/2006            12/1/2006           746       N                       353              352             360                   0
     143.18             6/1/2006            5/1/2036           4/20/2006            12/1/2006           663       N                       353              335             360                   0
     302.39             6/1/2006            5/1/2036           4/20/2006            12/1/2006           750       Y                       353              353             360                   0
      460.5             6/1/2006            5/1/2036           4/11/2006            12/1/2006           611       N                       353              353             360                   0
     473.92             6/1/2006            5/1/2036            4/4/2006            12/1/2006           743       N                       353              353             360                   0
     228.68             6/1/2006            5/1/2036           4/13/2006            12/1/2006           736       N                       353              346             360                   0
     442.21             5/1/2006            4/1/2036           3/30/2006            12/1/2006           728       N                       352              352             360                   0
     690.32             6/1/2006            5/1/2036           4/14/2006            12/1/2006           610       N                       353              353             360                   0
     260.59             5/1/2006            4/1/2036            3/7/2006            12/1/2006           675       N                       352              352             360                   0
     203.31             6/1/2006            5/1/2021           4/12/2006            12/1/2006           669       N                       173              352             180                   0
     285.11             5/1/2006            4/1/2036           3/29/2006            12/1/2006           790       N                       352              352             360                   0
     347.24             5/1/2006            4/1/2036            3/8/2006            12/1/2006           696       N                       352              350             360                   0
     593.08             5/1/2006            4/1/2021            3/9/2006            12/1/2006           706       N                       172              352             180                   0
    1496.98             6/1/2006            5/1/2036            4/4/2006            12/1/2006           582       N                       353              353             360                   0
     551.58             6/1/2006            5/1/2036           4/28/2006            12/1/2006           709       N                       353              353             360                   0
     509.96             4/1/2006            3/1/2021           2/24/2006            12/1/2006           734       N                       171              346             180                   0
     286.35             5/1/2006            4/1/2021            3/2/2006            12/1/2006           647       N                       172              291             180                   0
     993.63             5/1/2006            4/1/2036           3/10/2006            12/1/2006           693       N                       352              352             360                   0
     386.58             4/1/2006            3/1/2021           2/13/2006            12/1/2006           657       N                       171              310             180                   0
     277.48             6/1/2006            5/1/2036            4/7/2006            12/1/2006           726       N                       353              352             360                   0
    1178.98             6/1/2006            5/1/2036           4/26/2006            12/1/2006           684       Y                       353              353             360                   0
    1120.13             4/1/2006            3/1/2021           2/14/2006            12/1/2006           659       N                       171              351             180                   0
     281.92             6/1/2006            5/1/2021            4/6/2006            12/1/2006           793       N                       173              173             180                   0
     238.97             5/1/2006            4/1/2036           3/23/2006            12/1/2006           741       N                       352              347             360                   0
     336.78             6/1/2006            5/1/2036            4/7/2006            12/1/2006           777       N                       353              353             360                   0
     312.17             5/1/2006            4/1/2036           3/23/2006            12/1/2006           678       N                       352              352             360                   0
     336.04             4/1/2006            3/1/2021           2/17/2006            12/1/2006           646       N                       171              350             180                   0
     601.34             5/1/2006            4/1/2036           3/15/2006            12/1/2006           636       N                       352              352             360                   0
     924.04             5/1/2006            4/1/2021            3/7/2006            12/1/2006           786       N                       172              352             180                   0
     264.85             5/1/2006            4/1/2021           3/10/2006            12/1/2006           661       N                       172              352             180                   0
     246.42             5/1/2006            4/1/2036           3/13/2006            12/1/2006           622       N                       352              352             360                   0
     176.96             6/1/2006            5/1/2036           4/25/2006            12/1/2006           760       N                       353              353             360                   0
     377.98             5/1/2006            4/1/2036           3/14/2006            12/1/2006           682       Y                       352              340             360                   0
     429.52             6/1/2006            5/1/2036            4/4/2006            12/1/2006           728       N                       353              353             360                   0
     344.25             5/1/2006            4/1/2036           3/17/2006            12/1/2006           734       N                       352              333             360                   0
     211.05             6/1/2006            5/1/2036           4/17/2006            12/1/2006           715       N                       353              353             360                   0
     136.87             5/1/2006            4/1/2036           3/29/2006            12/1/2006           652       N                       352              341             360                   0
     620.37             5/1/2006            4/1/2036           3/27/2006            12/1/2006           674       Y                       352              352             360                   0
      859.3             5/1/2006            4/1/2021           3/15/2006            12/1/2006           666       N                       172              352             180                   0
     400.67             5/1/2006            4/1/2036            3/9/2006            12/1/2006           604       N                       352              352             360                   0
      468.9             6/1/2006            5/1/2036           4/17/2006            12/1/2006           752       N                       353              353             360                   0
     664.47             6/1/2006            5/1/2036            4/6/2006            12/1/2006           699       Y                       353              103             360                   0
     310.45             5/1/2006            4/1/2036           3/30/2006            12/1/2006           677       N                       352              349             360                   0
     202.78             5/1/2006            4/1/2021           3/14/2006            12/1/2006           714       Y                       172              352             180                   0
     220.99             4/1/2006            3/1/2036            3/3/2006            12/1/2006           727       N                       351              351             360                   0
     206.66             5/1/2006            4/1/2021           3/24/2006            12/1/2006           730       N                       172              351             180                   0
     296.84             4/1/2006            3/1/2036           2/28/2006            12/1/2006           730       Y                       351              337             360                   0
     279.51             5/1/2006            4/1/2036           3/20/2006            12/1/2006           591       N                       352              352             360                   0
     212.41             5/1/2006            4/1/2036           3/10/2006            12/1/2006           782       N                       352              345             360                   0
     524.59             6/1/2006            5/1/2036            4/7/2006            12/1/2006           763       N                       353              353             360                   0
     450.91             5/1/2006            4/1/2036           3/17/2006            12/1/2006           724       N                       352              338             360                   0
     252.55             8/1/2005            7/1/2020           6/20/2005            12/1/2006           635       N                       163              290             180                   0
     293.24             5/1/2006            4/1/2021           3/29/2006            12/1/2006           776       N                       172              352             180                   0
      80.46             8/1/2005            7/1/2020           6/29/2005            12/1/2006           753       Y                       163              343             180                   0
     259.68             5/1/2006            4/1/2036           3/21/2006            12/1/2006           815       N                       352              352             360                   0
     437.83             4/1/2006            3/1/2036           2/28/2006            12/1/2006           656       Y                       351              351             360                   0
     117.95             4/1/2006            3/1/2021           2/10/2006            12/1/2006           635       N                       171              171             180                   0
     475.85             3/1/2006            2/1/2021           1/27/2006            12/1/2006           732       N                       170              341             180                   0
     104.63             5/1/2006            4/1/2036           3/17/2006            12/1/2006           747       N                       352              329             360                   0
      96.29             1/1/2006           12/1/2020          11/14/2005            12/1/2006           774       N                       168              168             180                   0
      274.8             3/1/2006            2/1/2021           1/10/2006            12/1/2006           576       Y                       170              350             180                   0
     888.29             3/1/2006            2/1/2021           1/19/2006            12/1/2006           692       Y                       170              350             180                   0
     246.96             4/1/2006            3/1/2036            3/3/2006            12/1/2006           630       N                       351              302             360                   0
     670.12             3/1/2006            2/1/2021           1/24/2006            12/1/2006           626       N                       170              348             180                   0
     606.55             3/1/2006            2/1/2021           1/25/2006            12/1/2006           723       N                       170              350             180                   0
     832.07             6/1/2006            5/1/2021           4/28/2006            12/1/2006           631       N                       173              353             180                   0
     256.05             2/1/2006            1/1/2021          12/29/2005            12/1/2006           748       N                       169              348             180                   0
     456.34             5/1/2006            4/1/2021           3/21/2006            12/1/2006           670       N                       172              352             180                   0
     465.61             2/1/2006            1/1/2021          12/21/2005            12/1/2006           720       N                       169              348             180                   0
     103.82             4/1/2006            3/1/2036            2/2/2006            12/1/2006           563       Y                       351              351             360                   0
     286.55             4/1/2006            3/1/2036           2/10/2006            12/1/2006           695       Y                       351              351             360                   0
     507.98             4/1/2006            3/1/2021           2/10/2006            12/1/2006           767       N                       171              351             180                   0
      240.6             4/1/2006            3/1/2036           2/28/2006            12/1/2006           729       N                       351              350             360                   0
     972.96             6/1/2006            5/1/2036           4/20/2006            12/1/2006           605       N                       353              351             360                   0
      740.6             5/1/2006            4/1/2036           3/29/2006            12/1/2006           605       N                       352              352             360                   0
      662.4             5/1/2006            4/1/2036           3/24/2006            12/1/2006           695       Y                       352              340             360                   0
     354.95             5/1/2006            4/1/2021           3/31/2006            12/1/2006           809       N                       172              352             180                   0
     508.69             6/1/2006            5/1/2036           4/27/2006            12/1/2006           712       N                       353              353             360                   0
     220.56             5/1/2006            4/1/2021           3/22/2006            12/1/2006           691       N                       172              332             180                   0
      661.7             5/1/2006            4/1/2036           3/10/2006            12/1/2006           660       N                       352              350             360                   0
     1305.6             5/1/2006            4/1/2036            3/6/2006            12/1/2006           724       Y                       352              352             360                   0
     391.78             6/1/2006            5/1/2036            4/7/2006            12/1/2006           629       N                       353              353             360                   0
      143.4             5/1/2006            4/1/2036           3/10/2006            12/1/2006           645       N                       352              350             360                   0
     282.42            12/1/2005           11/1/2035           9/29/2005            12/1/2006           722       N                       347              347             360                   0
    1100.57             4/1/2006            3/1/2021            2/8/2006            12/1/2006           706       N                       171              351             180                   0
     230.15             5/1/2006            4/1/2021           3/29/2006            12/1/2006           751       N                       172              172             180                   0
     699.02             5/1/2006            4/1/2036           3/30/2006            12/1/2006           644       N                       352              352             360                   0
     514.03             5/1/2006            4/1/2021           3/24/2006            12/1/2006           702       N                       172              352             180                   0
     320.99             4/1/2006            3/1/2021            3/1/2006            12/1/2006           706       N                       171              351             180                   0
     189.19             5/1/2006            4/1/2036           3/14/2006            12/1/2006           766       N                       352              351             360                   0
     268.02             4/1/2006            3/1/2036           2/23/2006            12/1/2006           774       Y                       351              351             360                   0
     354.03             4/1/2006            3/1/2021            2/3/2006            12/1/2006           723       N                       171              351             180                   0
     858.08             3/1/2006            2/1/2036           1/25/2006            12/1/2006           555       N                       350              350             360                   0
     229.08             6/1/2006            5/1/2036            4/5/2006            12/1/2006           711       N                       353              353             360                   0
     395.17             4/1/2006            3/1/2021           2/16/2006            12/1/2006           700       Y                       171              351             180                   0
     331.85             5/1/2006            4/1/2036           3/31/2006            12/1/2006           706       Y                       352              350             360                   0
     519.69             5/1/2006            4/1/2036           3/23/2006            12/1/2006           703       N                       352              352             360                   0
     245.45             6/1/2006            5/1/2021            4/3/2006            12/1/2006           757       N                       173              353             180                   0
     966.55             6/1/2006            5/1/2036           4/12/2006            12/1/2006           735       N                       353              353             360                   0
     496.31             5/1/2006            4/1/2036           3/29/2006            12/1/2006           687       N                       352              348             360                   0
     217.09             5/1/2006            4/1/2036           3/30/2006            12/1/2006           673       N                       352              352             360                   0
     191.32             6/1/2006            5/1/2036           4/13/2006            12/1/2006           619       Y                       353              353             360                   0
     469.92             6/1/2006            5/1/2021           4/11/2006            12/1/2006           697       N                       173              331             180                   0
     731.43             6/1/2006            5/1/2036           4/25/2006            12/1/2006           746       N                       353              353             360                   0
    1291.78             5/1/2006            4/1/2036           3/10/2006            12/1/2006           736       N                       352              352             360                   0
     953.09             6/1/2006            5/1/2036            4/7/2006            12/1/2006           766       N                       353              353             360                   0
     170.27             5/1/2006            4/1/2021           3/15/2006            12/1/2006           683       N                       172              307             180                   0
     841.55             5/1/2006            4/1/2021           3/24/2006            12/1/2006           641       N                       172              352             180                   0
     262.31             6/1/2006            5/1/2036           4/11/2006            12/1/2006           700       N                       353              353             360                   0
     138.15             6/1/2006            5/1/2036           4/13/2006            12/1/2006           736       N                       353              267             360                   0
     302.76             5/1/2006            4/1/2021           3/28/2006            12/1/2006           764       N                       172              352             180                   0
     809.87             6/1/2006            5/1/2021           4/20/2006            12/1/2006           599       N                       173              350             180                   0
     367.95             6/1/2006            5/1/2036            4/7/2006            12/1/2006           679       N                       353              342             360                   0
        388             6/1/2006            5/1/2036           4/12/2006            12/1/2006           683       N                       353              353             360                   0
      255.6             5/1/2006            4/1/2036           3/20/2006            12/1/2006           684       N                       352              349             360                   0
     414.13             6/1/2006            5/1/2036           4/24/2006            12/1/2006           557       N                       353              353             360                   0
     529.87             5/1/2006            4/1/2021           3/20/2006            12/1/2006           803       N                       172              352             180                   0
     107.26             6/1/2006            5/1/2036           4/11/2006            12/1/2006           671       Y                       353              248             360                   0
     473.53             5/1/2006            4/1/2036           3/23/2006            12/1/2006           735       N                       352              352             360                   0
     280.78             6/1/2006            5/1/2036            4/6/2006            12/1/2006           684       Y                       353              353             360                   0
     589.88             6/1/2006            5/1/2036           4/13/2006            12/1/2006           627       N                       353              350             360                   0
     515.44             6/1/2006            5/1/2036            4/5/2006            12/1/2006           580       N                       353              353             360                   0
     292.29             5/1/2006            4/1/2036           3/23/2006            12/1/2006           737       N                       352              317             360                   0
     427.98             6/1/2006            5/1/2036            5/2/2006            12/1/2006           636       Y                       353              353             360                   0
     198.04             6/1/2006            5/1/2036           4/13/2006            12/1/2006           725       N                       353              344             360                   0
      892.4             5/1/2006            4/1/2036           3/30/2006            12/1/2006           715       Y                       352              350             360                   0
     306.79             5/1/2006            4/1/2036           3/16/2006            12/1/2006           692       N                       352              352             360                   0
     277.87             6/1/2006            5/1/2036           4/21/2006            12/1/2006           784       N                       353              353             360                   0
        408             6/1/2006            5/1/2036           4/12/2006            12/1/2006           629       N                       353              349             360                   0
     184.84             7/1/2006            6/1/2036            5/5/2006            12/1/2006           696       N                       354              354             360                   0
    1047.36             5/1/2006            4/1/2021            4/3/2006            12/1/2006           702       N                       172              343             180                   0
     336.43             5/1/2006            4/1/2021           3/16/2006            12/1/2006           664       N                       172              351             180                   0
     252.42             5/1/2006            4/1/2021           3/30/2006            12/1/2006           730       N                       172              352             180                   0
     308.97             5/1/2006            4/1/2021           3/13/2006            12/1/2006           713       N                       172              352             180                   0
     177.91             5/1/2006            4/1/2021           3/16/2006            12/1/2006           725       N                       172              352             180                   0
     622.31             6/1/2006            5/1/2021           4/12/2006            12/1/2006           689       N                       173              353             180                   0
      873.7             5/1/2006            4/1/2036            3/7/2006            12/1/2006           659       N                       352              352             360                   0
     727.23             5/1/2006            4/1/2036           3/24/2006            12/1/2006           585       N                       352              352             360                   0
     653.58             5/1/2006            4/1/2036           3/28/2006            12/1/2006           685       N                       352              352             360                   0
    1118.91             5/1/2006            4/1/2036           3/15/2006            12/1/2006           724       Y                       352              352             360                   0
     679.84             5/1/2006            4/1/2021           3/17/2006            12/1/2006           689       N                       172              352             180                   0
     708.82             6/1/2006            5/1/2036            4/3/2006            12/1/2006           615       N                       353              353             360                   0
     853.44             5/1/2006            4/1/2036           3/29/2006            12/1/2006           698       N                       352              323             360                   0
     269.18             5/1/2006            4/1/2036           3/14/2006            12/1/2006           685       N                       352              341             360                   0
      94.18             6/1/2006            5/1/2021           4/20/2006            12/1/2006           766       N                       173              353             180                   0
     532.61             5/1/2006            4/1/2036           3/10/2006            12/1/2006           675       Y                       352              352             360                   0
      237.1             6/1/2006            5/1/2036           4/13/2006            12/1/2006           780       Y                       353              353             360                   0
     430.67             5/1/2006            4/1/2021           3/23/2006            12/1/2006           753       N                       172              350             180                   0
      234.6             5/1/2006            4/1/2036           3/17/2006            12/1/2006           722       N                       352              319             360                   0
     199.28             5/1/2006            4/1/2036            3/9/2006            12/1/2006           689       N                       352              316             360                   0
     284.82             6/1/2006            5/1/2036           3/28/2006            12/1/2006           684       N                       353              353             360                   0
     742.23             5/1/2006            4/1/2021           3/13/2006            12/1/2006           555       N                       172              352             180                   0
     340.68             5/1/2006            4/1/2036           3/10/2006            12/1/2006           588       Y                       352              352             360                   0
     2440.9             5/1/2006            4/1/2036           3/23/2006            12/1/2006           743       N                       352              352             360                   0
      740.1             5/1/2006            4/1/2036           3/21/2006            12/1/2006           778       N                       352              348             360                   0
     299.87             5/1/2006            4/1/2036           3/30/2006            12/1/2006           636       N                       352              344             360                   0
     486.93             5/1/2006            4/1/2036            3/7/2006            12/1/2006           600       N                       352              352             360                   0
     423.29             6/1/2006            5/1/2036           4/17/2006            12/1/2006           692       N                       353              353             360                   0
       1660             6/1/2006            5/1/2036            4/7/2006            12/1/2006           513       Y                       353              353             360                   0
     291.89             6/1/2006            5/1/2036            4/7/2006            12/1/2006           661       Y                       353              353             360                   0
     519.92             5/1/2006            4/1/2036           3/22/2006            12/1/2006           605       N                       352              352             360                   0
     918.55             5/1/2006            4/1/2036            3/3/2006            12/1/2006           708       N                       352              352             360                   0
     583.15             6/1/2006            5/1/2036           4/20/2006            12/1/2006           607       N                       353              353             360                   0
     310.09             5/1/2006            4/1/2036           3/31/2006            12/1/2006           661       N                       352              352             360                   0
     210.21             6/1/2006            5/1/2036            4/5/2006            12/1/2006           767       Y                       353              353             360                   0
     556.31             5/1/2006            4/1/2021            3/7/2006            12/1/2006           674       N                       172              352             180                   0
     438.92             5/1/2006            4/1/2036            3/7/2006            12/1/2006           600       N                       352              352             360                   0
     290.99             6/1/2006            5/1/2021           4/17/2006            12/1/2006           624       N                       173              173             180                   0
     488.59             6/1/2006            5/1/2036           3/31/2006            12/1/2006           657       Y                       353              353             360                   0
      672.3             5/1/2006            4/1/2036           3/23/2006            12/1/2006           703       Y                       352              352             360                   0
     597.33             5/1/2006            4/1/2036           3/24/2006            12/1/2006           721       N                       352              352             360                   0
    1113.63             6/1/2006            5/1/2021           4/28/2006            12/1/2006           704       N                       173              353             180                   0
     454.65             5/1/2006            4/1/2021            3/7/2006            12/1/2006           703       N                       172              120             180                   0
     357.16             6/1/2006            5/1/2021            4/5/2006            12/1/2006           748       N                       173              353             180                   0
     126.13             5/1/2006            4/1/2036           3/24/2006            12/1/2006           611       N                       352              346             360                   0
     428.07             5/1/2006            4/1/2036           3/14/2006            12/1/2006           682       N                       352              352             360                   0
     194.59             5/1/2006            4/1/2021           3/21/2006            12/1/2006           724       N                       172              352             180                   0
     194.59             5/1/2006            4/1/2021           3/21/2006            12/1/2006           724       Y                       172              352             180                   0
     502.83             5/1/2006            4/1/2021           3/24/2006            12/1/2006           773       N                       172              351             180                   0
     357.25             5/1/2006            4/1/2036           3/24/2006            12/1/2006           682       N                       352              342             360                   0
     205.85             7/1/2006            6/1/2036           5/22/2006            12/1/2006           695       N                       354              338             360                   0
     327.79             6/1/2006            5/1/2036           4/24/2006            12/1/2006           713       N                       353              352             360                   0
     357.45             7/1/2006            6/1/2036           5/16/2006            12/1/2006           722       Y                       354              354             360                   0
     477.11             7/1/2006            6/1/2036           5/12/2006            12/1/2006           628       N                       354              349             360                   0
    1431.77             7/1/2006            6/1/2021            5/9/2006            12/1/2006           695       N                       174              354             180                   0
     873.12             7/1/2006            6/1/2036           5/11/2006            12/1/2006           695       N                       354              354             360                   0
     238.46             7/1/2006            6/1/2036           5/30/2006            12/1/2006           748       N                       354              297             360                   0
     774.45             7/1/2006            6/1/2021           5/18/2006            12/1/2006           620       Y                       174              354             180                   0
     155.57             7/1/2006            6/1/2036           5/18/2006            12/1/2006           813       N                       354              354             360                   0
     336.75             7/1/2006            6/1/2036           5/23/2006            12/1/2006           660       N                       354              306             360                   0
     121.02             7/1/2006            6/1/2036           5/24/2006            12/1/2006           691       N                       354              354             360                   0
     785.62             7/1/2006            6/1/2036           5/22/2006            12/1/2006           732       N                       354              354             360                   0
     757.92             7/1/2006            6/1/2036           5/19/2006            12/1/2006           683       N                       354              354             360                   0
    1996.19             7/1/2006            6/1/2036           5/18/2006            12/1/2006           709       Y                       354              354             360                   0
     337.59             7/1/2006            6/1/2036           5/17/2006            12/1/2006           650       N                       354              354             360                   0
     198.12             7/1/2006            6/1/2036           5/11/2006            12/1/2006           766       N                       354              353             360                   0
     209.72             7/1/2006            6/1/2036           5/25/2006            12/1/2006           791       Y                       354              354             360                   0
     486.48             7/1/2006            6/1/2036           5/18/2006            12/1/2006           665       N                       354              353             360                   0
    1193.95             7/1/2006            6/1/2036           5/25/2006            12/1/2006           700       N                       354              346             360                   0
     298.79             7/1/2006            6/1/2036           5/19/2006            12/1/2006           719       N                       354              354             360                   0
    1195.43             6/1/2006            5/1/2021           4/20/2006            12/1/2006           675       N                       173              353             180                   0
     102.03             5/1/2006            4/1/2036           3/31/2006            12/1/2006           735       N                       352              353             360                   0
     152.74             7/1/2006            6/1/2021           5/12/2006            12/1/2006           662       N                       174              261             180                   0
     893.57             7/1/2006            6/1/2036           5/25/2006            12/1/2006           694       N                       354              354             360                   0
     173.23             5/1/2006            4/1/2021           3/10/2006            12/1/2006           740       N                       172              350             180                   0
     470.76             7/1/2006            6/1/2036            5/8/2006            12/1/2006           621       Y                       354              354             360                   0
     509.08             6/1/2006            5/1/2036           4/21/2006            12/1/2006           775       N                       353              353             360                   0
    1203.47             6/1/2006            5/1/2021           4/26/2006            12/1/2006           709       N                       173              353             180                   0
     159.37             7/1/2006            6/1/2036           5/12/2006            12/1/2006           707       N                       354              333             360                   0
     868.09             7/1/2006            6/1/2036           5/12/2006            12/1/2006           637       N                       354              354             360                   0
     283.21             7/1/2006            6/1/2036           5/15/2006            12/1/2006           730       N                       354              354             360                   0
     484.33             6/1/2006            5/1/2021           4/27/2006            12/1/2006           660       N                       173              353             180                   0
      673.4             5/1/2006            4/1/2021           3/24/2006            12/1/2006           652       N                       172              352             180                   0
     522.21             7/1/2006            6/1/2036           5/25/2006            12/1/2006           688       Y                       354              354             360                   0
      176.3             7/1/2006            6/1/2021            5/1/2006            12/1/2006           757       N                       174              354             180                   0
     637.63             7/1/2006            6/1/2036           5/26/2006            12/1/2006           718       N                       354              354             360                   0
      252.9             6/1/2006            5/1/2021            4/6/2006            12/1/2006           689       N                       173              352             180                   0
     295.71             6/1/2006            5/1/2036           4/19/2006            12/1/2006           661       Y                       353              353             360                   0
     171.81             6/1/2006            5/1/2036           4/28/2006            12/1/2006           734       Y                       353              353             360                   0
     927.17             7/1/2006            6/1/2036           5/16/2006            12/1/2006           730       N                       354              354             360                   0
     836.74             7/1/2006            6/1/2021           5/26/2006            12/1/2006           689       Y                       174              354             180                   0
     228.94             7/1/2006            6/1/2036           5/17/2006            12/1/2006           749       N                       354              354             360                   0
      248.2             7/1/2006            6/1/2021           5/22/2006            12/1/2006           669       N                       174              353             180                   0
     254.26             7/1/2006            6/1/2036           5/26/2006            12/1/2006           638       Y                       354              353             360                   0
    1033.99             7/1/2006            6/1/2036           5/30/2006            12/1/2006           639       Y                       354              351             360                   0
     657.12             7/1/2006            6/1/2036           5/19/2006            12/1/2006           697       Y                       354              354             360                   0
     149.24             7/1/2006            6/1/2036           5/15/2006            12/1/2006           726       N                       354              354             360                   0
     336.31             7/1/2006            6/1/2036           5/16/2006            12/1/2006           694       N                       354              354             360                   0
     434.59             7/1/2006            6/1/2036           5/11/2006            12/1/2006           624       N                       354              354             360                   0
     462.88             7/1/2006            6/1/2036           5/10/2006            12/1/2006           737       N                       354              354             360                   0
     186.18             7/1/2006            6/1/2036           5/15/2006            12/1/2006           766       N                       354              354             360                   0
     279.96             7/1/2006            6/1/2036           5/17/2006            12/1/2006           741       N                       354              354             360                   0
     322.06             7/1/2006            6/1/2036           5/23/2006            12/1/2006           774       N                       354              354             360                   0
      347.2             7/1/2006            6/1/2021           5/24/2006            12/1/2006           711       Y                       174              354             180                   0
      308.8             7/1/2006            6/1/2036           5/15/2006            12/1/2006           788       Y                       354              354             360                   0
     743.98             7/1/2006            6/1/2036           5/24/2006            12/1/2006           785       N                       354              354             360                   0
     404.27             7/1/2006            6/1/2036           5/16/2006            12/1/2006           670       N                       354              354             360                   0
     497.79             6/1/2006            5/1/2036           4/14/2006            12/1/2006           719       N                       353              353             360                   0
      928.4             7/1/2006            6/1/2036           5/22/2006            12/1/2006           667       N                       354              354             360                   0
     267.89             7/1/2006            6/1/2036           5/23/2006            12/1/2006           752       Y                       354              351             360                   0
     391.77             7/1/2006            6/1/2036           5/22/2006            12/1/2006           779       N                       354              354             360                   0
     417.04             7/1/2006            6/1/2036           5/17/2006            12/1/2006           744       N                       354              354             360                   0
    1184.92             6/1/2006            5/1/2036           4/27/2006            12/1/2006           637       N                       353              353             360                   0
     803.93             7/1/2006            6/1/2036           5/19/2006            12/1/2006           745       N                       354              354             360                   0
     787.24             7/1/2006            6/1/2021           5/18/2006            12/1/2006           771       N                       174              351             180                   0
    2404.62             7/1/2006            6/1/2036           5/18/2006            12/1/2006           641       Y                       354              354             360                   0
     480.67             6/1/2006            5/1/2036           4/26/2006            12/1/2006           726       N                       353              352             360                   0
     434.68             7/1/2006            6/1/2036            5/9/2006            12/1/2006           658       N                       354              354             360                   0
     228.12             7/1/2006            6/1/2036           5/16/2006            12/1/2006           695       N                       354              331             360                   0
     579.19             7/1/2006            6/1/2036           5/31/2006            12/1/2006           699       N                       354              354             360                   0
     135.62             7/1/2006            6/1/2021           5/19/2006            12/1/2006           670       N                       174              354             180                   0
     620.82             7/1/2006            6/1/2036           5/25/2006            12/1/2006           723       Y                       354              353             360                   0
     763.74             7/1/2006            6/1/2036            5/9/2006            12/1/2006           707       Y                       354              354             360                   0
     823.88             6/1/2006            5/1/2021            5/1/2006            12/1/2006           680       N                       173              353             180                   0
     228.41             7/1/2006            6/1/2036            5/9/2006            12/1/2006           682       N                       354              354             360                   0
     528.74             7/1/2006            6/1/2036           5/24/2006            12/1/2006           672       N                       354              354             360                   0
     139.81             7/1/2006            6/1/2036           5/16/2006            12/1/2006           635       N                       354              351             360                   0
     309.12             7/1/2006            6/1/2021           5/19/2006            12/1/2006           772       N                       174              354             180                   0
      779.1             6/1/2006            5/1/2021           4/26/2006            12/1/2006           637       N                       173              353             180                   0
     293.75             7/1/2006            6/1/2036           5/25/2006            12/1/2006           696       N                       354              354             360                   0
     654.03             6/1/2006            5/1/2021           4/17/2006            12/1/2006           627       N                       173              353             180                   0
    1067.26             6/1/2006            5/1/2036           4/20/2006            12/1/2006           689       N                       353              351             360                   0
     988.99             6/1/2006            5/1/2036           4/21/2006            12/1/2006           721       N                       353              353             360                   0
     224.03             7/1/2006            6/1/2021            5/8/2006            12/1/2006           793       N                       174              320             180                   0
     635.41             7/1/2006            6/1/2036           5/25/2006            12/1/2006           653       N                       354              350             360                   0
    1227.45             7/1/2006            6/1/2036           5/12/2006            12/1/2006           690       N                       354              354             360                   0
    1178.61             7/1/2006            6/1/2036           5/16/2006            12/1/2006           689       N                       354              354             360                   0
    1279.94             7/1/2006            6/1/2036            5/5/2006            12/1/2006           694       N                       354              354             360                   0
     842.12             7/1/2006            6/1/2021           5/15/2006            12/1/2006           696       N                       174              354             180                   0
      313.8             7/1/2006            6/1/2036           5/23/2006            12/1/2006           809       N                       354              354             360                   0
      260.6             7/1/2006            6/1/2036           5/31/2006            12/1/2006           751       N                       354              354             360                   0
     455.56             6/1/2006            5/1/2036           4/21/2006            12/1/2006           740       N                       353              353             360                   0
     478.05             7/1/2006            6/1/2036           5/17/2006            12/1/2006           674       N                       354              354             360                   0
     661.38             7/1/2006            6/1/2036           5/31/2006            12/1/2006           738       N                       354              354             360                   0
     668.69             7/1/2006            6/1/2036           5/31/2006            12/1/2006           764       N                       354              354             360                   0
      306.5             7/1/2006            6/1/2036           5/25/2006            12/1/2006           660       N                       354              354             360                   0
    1260.05             7/1/2006            6/1/2036           5/25/2006            12/1/2006           708       Y                       354              354             360                   0
     204.44             7/1/2006            6/1/2036           5/12/2006            12/1/2006           801       N                       354              354             360                   0
     413.59             7/1/2006            6/1/2036           5/31/2006            12/1/2006           648       N                       354              281             360                   0
    1313.67             6/1/2006            5/1/2021           5/31/2006            12/1/2006           716       N                       173              173             180                   0
     456.33             7/1/2006            6/1/2036           5/31/2006            12/1/2006           626       N                       354              313             360                   0
     179.34             7/1/2006            6/1/2036           5/26/2006            12/1/2006           741       N                       354              346             360                   0
     605.65             7/1/2006            6/1/2036           5/26/2006            12/1/2006           664       N                       354              350             360                   0
     320.92             7/1/2006            6/1/2036           5/22/2006            12/1/2006           626       N                       354              354             360                   0
     362.81             7/1/2006            6/1/2036           5/30/2006            12/1/2006           781       N                       354              353             360                   0
     171.85             7/1/2006            6/1/2036           5/26/2006            12/1/2006           741       N                       354              354             360                   0
     651.46             6/1/2006            5/1/2036           4/24/2006            12/1/2006           747       Y                       353              353             360                   0
     274.49             7/1/2006            6/1/2036           5/26/2006            12/1/2006           762       N                       354              340             360                   0
    1209.39             7/1/2006            6/1/2036           5/18/2006            12/1/2006           782       N                       354              354             360                   0
     946.32             7/1/2006            6/1/2036           5/25/2006            12/1/2006           733       N                       354              354             360                   0
     426.49             7/1/2006            6/1/2021           5/19/2006            12/1/2006           719       N                       174              354             180                   0
     430.01             7/1/2006            6/1/2036            5/5/2006            12/1/2006           728       N                       354              354             360                   0
     455.24             7/1/2006            6/1/2036           5/31/2006            12/1/2006           700       N                       354              354             360                   0
     661.38             7/1/2006            6/1/2036           5/31/2006            12/1/2006           738       N                       354              354             360                   0
      437.1             7/1/2006            6/1/2021           5/31/2006            12/1/2006           678       N                       174              350             180                   0
    1221.98             7/1/2006            6/1/2021           5/31/2006            12/1/2006           741       Y                       174              354             180                   0
        279             7/1/2006            6/1/2036           5/17/2006            12/1/2006           697       N                       354              353             360                   0
     818.49             7/1/2006            6/1/2036           5/26/2006            12/1/2006           756       N                       354              354             360                   0
     585.57             8/1/2006            7/1/2036            6/2/2006            12/1/2006           652       N                       355              355             360                   0
     182.21             7/1/2006            6/1/2036           5/19/2006            12/1/2006           739       Y                       354              353             360                   0
     287.55             6/1/2006            5/1/2036           4/28/2006            12/1/2006           666       N                       353              353             360                   0
    1010.25             6/1/2006            5/1/2036           4/21/2006            12/1/2006           735       N                       353              343             360                   0
    1542.92             7/1/2006            6/1/2021            5/5/2006            12/1/2006           644       N                       174              354             180                   0
     221.84             6/1/2006            5/1/2036           4/27/2006            12/1/2006           695       N                       353              324             360                   0
     699.27             7/1/2006            6/1/2036           5/12/2006            12/1/2006           724       N                       354              354             360                   0
     119.85             6/1/2006            5/1/2036           4/21/2006            12/1/2006           743       N                       353              353             360                   0
    2055.82             7/1/2006            6/1/2036           5/19/2006            12/1/2006           786       N                       354              354             360                   0
     398.07             7/1/2006            6/1/2021           5/30/2006            12/1/2006           717       N                       174              344             180                   0
     151.66             5/1/2006            4/1/2036            3/1/2006            12/1/2006           677       N                       352              352             360                   0
     221.86             8/1/2006            7/1/2036            6/1/2006            12/1/2006           672       Y                       355              354             360                   0
     298.67             7/1/2006            6/1/2036            6/1/2006            12/1/2006           769       Y                       354              354             360                   0
     186.26             7/1/2006            6/1/2021           5/26/2006            12/1/2006           700       N                       174              352             180                   0
     403.76             7/1/2006            6/1/2036           5/26/2006            12/1/2006           631       N                       354              354             360                   0
      196.9             7/1/2006            6/1/2036           5/31/2006            12/1/2006           719       N                       354              354             360                   0
      259.1             6/1/2006            5/1/2036           4/27/2006            12/1/2006           653       N                       353              353             360                   0
     480.26             7/1/2006            6/1/2036           5/22/2006            12/1/2006           733       N                       354              352             360                   0
     444.17             7/1/2006            6/1/2036           5/16/2006            12/1/2006           676       Y                       354              354             360                   0
     219.03             7/1/2006            6/1/2036           5/11/2006            12/1/2006           667       Y                       354              353             360                   0
     261.74             7/1/2006            6/1/2036           5/16/2006            12/1/2006           741       Y                       354              309             360                   0
     389.67             7/1/2006            6/1/2036           5/17/2006            12/1/2006           776       N                       354              354             360                   0
     625.83             6/1/2006            5/1/2036           4/28/2006            12/1/2006           752       N                       353              351             360                   0
     959.85             7/1/2006            6/1/2036            5/2/2006            12/1/2006           677       N                       354              111             360                   0
    1352.61             7/1/2006            6/1/2036            5/5/2006            12/1/2006           716       N                       354              354             360                   0
     599.58             7/1/2006            6/1/2036           5/30/2006            12/1/2006           734       N                       354              354             360                   0
    1012.19             6/1/2006            5/1/2036            5/4/2006            12/1/2006           754       N                       353              353             360                   0
     489.65             5/1/2006            4/1/2036           3/23/2006            12/1/2006           666       N                       352              352             360                   0
     166.67             7/1/2006            6/1/2036           5/11/2006            12/1/2006           715       N                       354              354             360                   0
     315.58             7/1/2006            6/1/2036           5/12/2006            12/1/2006           643       N                       354              354             360                   0
      519.1             7/1/2006            6/1/2036           5/11/2006            12/1/2006           682       N                       354              346             360                   0
     574.57             7/1/2006            6/1/2036            5/5/2006            12/1/2006           781       N                       354              354             360                   0
     439.25             7/1/2006            6/1/2036           5/15/2006            12/1/2006           733       N                       354              351             360                   0
     358.19             6/1/2006            5/1/2036           4/27/2006            12/1/2006           678       N                       353              353             360                   0
     332.42             7/1/2006            6/1/2036           5/10/2006            12/1/2006           703       Y                       354              354             360                   0
     789.68             6/1/2006            5/1/2036           4/27/2006            12/1/2006           801       N                       353              353             360                   0
     547.06             6/1/2006            5/1/2036           4/14/2006            12/1/2006           645       N                       353              351             360                   0
     304.27             7/1/2006            6/1/2021           5/18/2006            12/1/2006           644       N                       174              354             180                   0
     282.93             7/1/2006            6/1/2036           5/25/2006            12/1/2006           655       N                       354              354             360                   0
     385.15             7/1/2006            6/1/2021           5/30/2006            12/1/2006           763       N                       174              174             180                   0
     993.29             6/1/2006            5/1/2036           4/21/2006            12/1/2006           786       N                       353              352             360                   0
     195.65             6/1/2006            5/1/2036            5/1/2006            12/1/2006           704       N                       353              348             360                   0
     308.38             6/1/2006            5/1/2021           4/27/2006            12/1/2006           725       N                       173              351             180                   0
     832.76             7/1/2006            6/1/2036           5/22/2006            12/1/2006           634       N                       354              354             360                   0
      568.6             7/1/2006            6/1/2036           5/19/2006            12/1/2006           676       Y                       354              354             360                   0
     417.39             7/1/2006            6/1/2036           5/30/2006            12/1/2006           667       N                       354              354             360                   0
     519.76             6/1/2006            5/1/2036           4/13/2006            12/1/2006           645       N                       353              353             360                   0
     354.19             7/1/2006            6/1/2036           5/22/2006            12/1/2006           684       Y                       354              354             360                   0
     425.66             7/1/2006            6/1/2036           5/18/2006            12/1/2006           713       Y                       354              352             360                   0
     274.86             7/1/2006            6/1/2036            5/4/2006            12/1/2006           787       N                       354              354             360                   0
     1011.9             7/1/2006            6/1/2021           5/19/2006            12/1/2006           622       N                       174              354             180                   0
      435.1             7/1/2006            6/1/2036           5/10/2006            12/1/2006           699       Y                       354              354             360                   0
     332.05             7/1/2006            6/1/2036           5/12/2006            12/1/2006           729       N                       354              354             360                   0
     309.18             7/1/2006            6/1/2036           5/12/2006            12/1/2006           784       N                       354              354             360                   0
    1445.23             7/1/2006            6/1/2036           5/10/2006            12/1/2006           684       Y                       354              354             360                   0
     351.56             7/1/2006            6/1/2021            5/9/2006            12/1/2006           712       N                       174              354             180                   0
     512.91             7/1/2006            6/1/2036           5/19/2006            12/1/2006           724       N                       354              354             360                   0
     287.94             6/1/2006            5/1/2036           4/26/2006            12/1/2006           687       N                       353              349             360                   0
     226.01             7/1/2006            6/1/2036           5/12/2006            12/1/2006           635       Y                       354              354             360                   0
     357.12             7/1/2006            6/1/2036           5/23/2006            12/1/2006           656       N                       354              350             360                   0
     343.55             6/1/2006            5/1/2036           4/24/2006            12/1/2006           648       Y                       353              161             360                   0
        506             6/1/2006            5/1/2036           4/20/2006            12/1/2006           582       Y                       353              350             360                   0
     240.56             6/1/2006            5/1/2036           4/27/2006            12/1/2006           721       N                       353              353             360                   0
     960.56             6/1/2006            5/1/2036           4/11/2006            12/1/2006           668       N                       353              353             360                   0
    1185.53             6/1/2006            5/1/2036           4/12/2006            12/1/2006           749       N                       353              353             360                   0
     320.51             6/1/2006            5/1/2036           4/26/2006            12/1/2006           624       N                       353              353             360                   0
     344.05             6/1/2006            5/1/2036           4/21/2006            12/1/2006           677       N                       353              353             360                   0
     630.43             6/1/2006            5/1/2036           4/28/2006            12/1/2006           634       N                       353              348             360                   0
     309.17             6/1/2006            5/1/2021           4/26/2006            12/1/2006           765       N                       173              353             180                   0
    1058.57             6/1/2006            5/1/2036           4/10/2006            12/1/2006           708       N                       353              353             360                   0
     519.92             6/1/2006            5/1/2036           4/17/2006            12/1/2006           733       Y                       353              353             360                   0
     232.47             7/1/2006            6/1/2036           4/28/2006            12/1/2006           670       N                       354              354             360                   0
     408.22             6/1/2006            5/1/2036           4/26/2006            12/1/2006           696       N                       353              351             360                   0
     881.36             7/1/2006            6/1/2036            5/2/2006            12/1/2006           726       N                       354              354             360                   0
     464.54             6/1/2006            5/1/2036           4/28/2006            12/1/2006           726       N                       353              353             360                   0
     524.89             6/1/2006            5/1/2036           4/21/2006            12/1/2006           650       N                       353              353             360                   0
     581.42             6/1/2006            5/1/2036           4/28/2006            12/1/2006           716       N                       353              353             360                   0
        326             6/1/2006            5/1/2036            5/1/2006            12/1/2006           720       N                       353              353             360                   0
     481.39             6/1/2006            5/1/2036           4/27/2006            12/1/2006           696       N                       353              353             360                   0
     502.53             6/1/2006            5/1/2021           4/25/2006            12/1/2006           737       N                       173              353             180                   0
     399.44             6/1/2006            5/1/2036           4/28/2006            12/1/2006           651       N                       353              353             360                   0
     412.45             6/1/2006            5/1/2036            5/1/2006            12/1/2006           740       N                       353              350             360                   0
     230.69             6/1/2006            5/1/2036           4/27/2006            12/1/2006           699       N                       353              353             360                   0
      235.7             7/1/2006            6/1/2036           5/22/2006            12/1/2006           752       N                       354              354             360                   0
     451.48             7/1/2006            6/1/2036            5/9/2006            12/1/2006           742       N                       354              354             360                   0
     243.96             6/1/2006            5/1/2036            5/2/2006            12/1/2006           755       N                       353              351             360                   0
     472.13             7/1/2006            6/1/2036            5/8/2006            12/1/2006           785       Y                       354              354             360                   0
     745.67             7/1/2006            6/1/2036            5/5/2006            12/1/2006           692       N                       354              354             360                   0
      597.9             7/1/2006            6/1/2036            5/9/2006            12/1/2006           664       N                       354              352             360                   0
     694.97             7/1/2006            6/1/2021            5/5/2006            12/1/2006           722       N                       174              354             180                   0
     707.12             6/1/2006            5/1/2036           4/17/2006            12/1/2006           680       N                       353              353             360                   0
     804.65             6/1/2006            5/1/2036           4/28/2006            12/1/2006           758       N                       353              353             360                   0
     451.45             7/1/2006            6/1/2036           4/28/2006            12/1/2006           655       N                       354              354             360                   0
     369.43             6/1/2006            5/1/2036           4/21/2006            12/1/2006           681       N                       353              353             360                   0
     537.76             7/1/2006            6/1/2021            5/1/2006            12/1/2006           726       N                       174              354             180                   0
     477.95             6/1/2006            5/1/2021           4/27/2006            12/1/2006           773       N                       173              353             180                   0
     359.36             7/1/2006            6/1/2036            5/3/2006            12/1/2006           714       N                       354              354             360                   0
      187.2             6/1/2006            5/1/2036            5/1/2006            12/1/2006           723       Y                       353              353             360                   0
     237.44             6/1/2006            5/1/2036           4/27/2006            12/1/2006           632       Y                       353              350             360                   0
     298.26             6/1/2006            5/1/2036           4/26/2006            12/1/2006           710       N                       353              352             360                   0
     549.93             7/1/2006            6/1/2036            5/4/2006            12/1/2006           701       N                       354              352             360                   0
     303.02             6/1/2006            5/1/2036           4/13/2006            12/1/2006           735       Y                       353              327             360                   0
     417.93             7/1/2006            6/1/2036            5/5/2006            12/1/2006           706       Y                       354              354             360                   0
        501             6/1/2006            5/1/2036           4/12/2006            12/1/2006           767       N                       353              353             360                   0
     408.81             6/1/2006            5/1/2036           4/21/2006            12/1/2006           606       N                       353              353             360                   0
     302.92             6/1/2006            5/1/2036           4/21/2006            12/1/2006           697       N                       353              353             360                   0
     308.61             6/1/2006            5/1/2021           4/21/2006            12/1/2006           669       N                       173              353             180                   0
     372.83             6/1/2006            5/1/2036           4/21/2006            12/1/2006           697       N                       353              353             360                   0
     739.07             6/1/2006            5/1/2036           4/20/2006            12/1/2006           725       N                       353              353             360                   0
     914.99             7/1/2006            6/1/2036            5/4/2006            12/1/2006           715       N                       354              354             360                   0
     701.98             6/1/2006            5/1/2036           4/21/2006            12/1/2006           754       N                       353              353             360                   0
     525.45             6/1/2006            5/1/2036           4/26/2006            12/1/2006           629       N                       353              353             360                   0
     352.64             6/1/2006            5/1/2036           4/11/2006            12/1/2006           694       Y                       353              353             360                   0
     592.23             7/1/2006            6/1/2036           4/28/2006            12/1/2006           646       Y                       354              353             360                   0
     334.17             7/1/2006            6/1/2036            5/1/2006            12/1/2006           709       N                       354              353             360                   0
     565.26             7/1/2006            6/1/2036            5/4/2006            12/1/2006           724       Y                       354              348             360                   0
     306.69             6/1/2006            5/1/2036           4/18/2006            12/1/2006           664       N                       353              351             360                   0
     453.31             6/1/2006            5/1/2036            4/3/2006            12/1/2006           659       N                       353              353             360                   0
     627.27             6/1/2006            5/1/2036           4/21/2006            12/1/2006           683       N                       353              353             360                   0
     499.11             6/1/2006            5/1/2036           4/27/2006            12/1/2006           720       Y                       353              353             360                   0
     442.85             6/1/2006            5/1/2036           4/28/2006            12/1/2006           639       N                       353              353             360                   0
      242.6             6/1/2006            5/1/2036           4/11/2006            12/1/2006           639       Y                       353              353             360                   0
     287.08             6/1/2006            5/1/2021           4/14/2006            12/1/2006           634       N                       173              353             180                   0
      999.3             6/1/2006            5/1/2036           4/19/2006            12/1/2006           715       N                       353              353             360                   0
     351.98             6/1/2006            5/1/2036            5/1/2006            12/1/2006           698       N                       353              332             360                   0
     201.63             6/1/2006            5/1/2036           4/12/2006            12/1/2006           745       N                       353              353             360                   0
     873.83             6/1/2006            5/1/2036           4/21/2006            12/1/2006           701       Y                       353              346             360                   0
     435.62             6/1/2006            5/1/2021           4/20/2006            12/1/2006           750       N                       173              352             180                   0
     452.11             6/1/2006            5/1/2021           4/24/2006            12/1/2006           620       N                       173              352             180                   0
     609.95             6/1/2006            5/1/2021           4/11/2006            12/1/2006           719       N                       173              353             180                   0
     272.49             6/1/2006            5/1/2021           4/27/2006            12/1/2006           655       N                       173              353             180                   0
      504.6             6/1/2006            5/1/2036           4/19/2006            12/1/2006           705       N                       353              353             360                   0
      570.4             6/1/2006            5/1/2036            5/5/2006            12/1/2006           800       N                       353              353             360                   0
      233.6             6/1/2006            5/1/2036           4/18/2006            12/1/2006           702       N                       353              353             360                   0
     218.45             6/1/2006            5/1/2021           4/14/2006            12/1/2006           690       N                       173              353             180                   0
     187.77             6/1/2006            5/1/2036           4/24/2006            12/1/2006           789       N                       353              353             360                   0
      713.3             7/1/2006            6/1/2036            6/2/2006            12/1/2006           752       N                       354              354             360                   0
     433.73             6/1/2006            5/1/2036           4/14/2006            12/1/2006           599       N                       353              353             360                   0
     525.68             6/1/2006            5/1/2036           4/28/2006            12/1/2006           620       N                       353              353             360                   0
     287.93             6/1/2006            5/1/2036           4/12/2006            12/1/2006           754       N                       353              353             360                   0
     218.06             6/1/2006            5/1/2036           4/25/2006            12/1/2006           731       N                       353              352             360                   0
     177.36             6/1/2006            5/1/2036           4/27/2006            12/1/2006           750       N                       353              353             360                   0
      301.7             6/1/2006            5/1/2021            5/1/2006            12/1/2006           610       N                       173              353             180                   0
     634.54             6/1/2006            5/1/2036           4/25/2006            12/1/2006           635       N                       353              350             360                   0
     938.33             6/1/2006            5/1/2036           4/13/2006            12/1/2006           737       N                       353              297             360                   0
     412.15             7/1/2006            6/1/2036           4/28/2006            12/1/2006           695       Y                       354              354             360                   0
     209.97             6/1/2006            5/1/2021           4/14/2006            12/1/2006           670       N                       173              353             180                   0
     413.33             6/1/2006            5/1/2036           4/20/2006            12/1/2006           638       N                       353              353             360                   0
     286.56             6/1/2006            5/1/2036           4/26/2006            12/1/2006           753       N                       353              353             360                   0
     180.78             6/1/2006            5/1/2036            5/2/2006            12/1/2006           760       N                       353              352             360                   0
     861.55             7/1/2006            6/1/2021           5/12/2006            12/1/2006           686       N                       174              351             180                   0
     285.45             7/1/2006            6/1/2036           5/17/2006            12/1/2006           763       N                       354              352             360                   0
      227.7             5/1/2006            4/1/2026           3/13/2006            12/1/2006           677       N                       232              232             240                   0
     153.49             7/1/2006            6/1/2021           5/15/2006            12/1/2006           796       N                       174              354             180                   0
     287.78             7/1/2006            6/1/2021            5/9/2006            12/1/2006           748       N                       174              354             180                   0
     677.34             7/1/2006            6/1/2036            5/8/2006            12/1/2006           624       Y                       354              354             360                   0
     175.03             6/1/2006            5/1/2036           4/27/2006            12/1/2006           717       N                       353              353             360                   0
     264.16             7/1/2006            6/1/2021           4/19/2006            12/1/2006           733       N                       174              345             180                   0
     346.58             5/1/2006            4/1/2021           3/27/2006            12/1/2006           615       N                       172              352             180                   0
     170.96             7/1/2006            6/1/2036           5/11/2006            12/1/2006           749       N                       354              354             360                   0
     741.03             7/1/2006            6/1/2036            5/3/2006            12/1/2006           772       N                       354              354             360                   0
     251.83             7/1/2006            6/1/2036           5/12/2006            12/1/2006           757       Y                       354              354             360                   0
     555.19             6/1/2006            5/1/2021           4/28/2006            12/1/2006           650       N                       173              353             180                   0
      198.9             6/1/2006            5/1/2036            5/3/2006            12/1/2006           737       N                       353              340             360                   0
    1258.32             6/1/2006            5/1/2036           4/28/2006            12/1/2006           718       N                       353              353             360                   0
     307.11             7/1/2006            6/1/2036            5/3/2006            12/1/2006           733       N                       354              353             360                   0
    1708.27             6/1/2006            5/1/2021           4/20/2006            12/1/2006           759       N                       173              353             180                   0
     613.44             6/1/2006            5/1/2036           4/24/2006            12/1/2006           659       N                       353              353             360                   0
     367.14             7/1/2006            6/1/2036            5/4/2006            12/1/2006           759       N                       354              354             360                   0
     586.99             7/1/2006            6/1/2036            5/5/2006            12/1/2006           643       N                       354              352             360                   0
    1851.07             7/1/2006            6/1/2036           5/12/2006            12/1/2006           674       N                       354              351             360                   0
     475.73             7/1/2006            6/1/2036           5/11/2006            12/1/2006           631       N                       354              354             360                   0
     840.77             6/1/2006            5/1/2036           4/28/2006            12/1/2006           744       N                       353              353             360                   0
      698.8             6/1/2006            5/1/2036           4/17/2006            12/1/2006           646       N                       353              352             360                   0
     637.64             6/1/2006            5/1/2021           4/18/2006            12/1/2006           749       N                       173              173             180                   0
     232.07             6/1/2006            5/1/2036           4/21/2006            12/1/2006           798       Y                       353              353             360                   0
     255.03             6/1/2006            5/1/2036           4/27/2006            12/1/2006           655       N                       353              352             360                   0
     240.27             7/1/2006            6/1/2036           5/17/2006            12/1/2006           653       N                       354              354             360                   0
     424.07             4/1/2006            3/1/2021           2/16/2006            12/1/2006           747       N                       171              351             180                   0
     469.99             7/1/2006            6/1/2021           5/17/2006            12/1/2006           715       N                       174              354             180                   0
     333.22             7/1/2006            6/1/2036           5/19/2006            12/1/2006           735       N                       354              354             360                   0
     433.54             7/1/2006            6/1/2021           5/17/2006            12/1/2006           667       N                       174              354             180                   0
     468.93             6/1/2006            5/1/2036           4/27/2006            12/1/2006           701       N                       353              353             360                   0
     508.18             7/1/2006            6/1/2036           5/17/2006            12/1/2006           684       N                       354              345             360                   0
     449.95             7/1/2006            6/1/2036           5/22/2006            12/1/2006           723       N                       354              352             360                   0
     194.08             7/1/2006            6/1/2021           5/19/2006            12/1/2006           716       N                       174              282             180                   0
     596.21             6/1/2006            5/1/2036           4/18/2006            12/1/2006           724       N                       353              353             360                   0
     311.15             7/1/2006            6/1/2036           5/15/2006            12/1/2006           686       N                       354              353             360                   0
    1086.57             6/1/2006            5/1/2021           4/14/2006            12/1/2006           727       N                       173              353             180                   0
     308.38             6/1/2006            5/1/2021           4/27/2006            12/1/2006           744       N                       173              351             180                   0
     472.01             7/1/2006            6/1/2036           5/22/2006            12/1/2006           651       N                       354              350             360                   0
     292.13             7/1/2006            6/1/2021           5/16/2006            12/1/2006           694       N                       174              353             180                   0
      477.4             6/1/2006            5/1/2036            4/4/2006            12/1/2006           693       N                       353              353             360                   0
     432.39             7/1/2006            6/1/2036           5/23/2006            12/1/2006           708       Y                       354              354             360                   0
     697.74             7/1/2006            6/1/2036            5/4/2006            12/1/2006           694       N                       354              354             360                   0
     388.16             7/1/2006            6/1/2036           5/10/2006            12/1/2006           771       Y                       354              354             360                   0
     266.86             7/1/2006            6/1/2036           5/11/2006            12/1/2006           701       N                       354              354             360                   0
     344.41             7/1/2006            6/1/2036           5/12/2006            12/1/2006           656       N                       354              352             360                   0
     202.78             7/1/2006            6/1/2036            5/5/2006            12/1/2006           689       N                       354              354             360                   0
     337.55             7/1/2006            6/1/2036            5/9/2006            12/1/2006           674       N                       354              354             360                   0
     116.51             7/1/2006            6/1/2036           5/10/2006            12/1/2006           664       N                       354              354             360                   0
    2284.14             6/1/2006            5/1/2036           4/18/2006            12/1/2006           656       N                       353              353             360                   0
     297.21             6/1/2006            5/1/2036            4/7/2006            12/1/2006           785       N                       353              346             360                   0
     188.47             6/1/2006            5/1/2036            4/6/2006            12/1/2006           555       N                       353              353             360                   0
     337.28             6/1/2006            5/1/2021           4/18/2006            12/1/2006           618       N                       173              353             180                   0
     241.23             7/1/2006            6/1/2021            5/4/2006            12/1/2006           682       N                       174              354             180                   0
     417.61             7/1/2006            6/1/2036           5/17/2006            12/1/2006           629       N                       354              352             360                   0
     216.73             6/1/2006            5/1/2036           4/28/2006            12/1/2006           642       N                       353              353             360                   0
     270.98             6/1/2006            5/1/2036           4/27/2006            12/1/2006           571       N                       353              353             360                   0
     497.37             6/1/2006            5/1/2021           4/26/2006            12/1/2006           739       N                       173              353             180                   0
     161.16             7/1/2006            6/1/2021           4/28/2006            12/1/2006           758       N                       174              354             180                   0
     323.46             6/1/2006            5/1/2036           4/27/2006            12/1/2006           681       N                       353              353             360                   0
     117.49             6/1/2006            5/1/2036            5/1/2006            12/1/2006           667       N                       353              353             360                   0
     337.38             6/1/2006            5/1/2036           4/26/2006            12/1/2006           730       N                       353              353             360                   0
     534.04             6/1/2006            5/1/2036           4/20/2006            12/1/2006           791       N                       353              353             360                   0
     328.95             6/1/2006            5/1/2036            5/3/2006            12/1/2006           670       N                       353              353             360                   0
    1618.11             7/1/2006            6/1/2036            5/8/2006            12/1/2006           728       N                       354              354             360                   0
     148.05             7/1/2006            6/1/2036            5/1/2006            12/1/2006           686       N                       354              297             360                   0
     302.78             7/1/2006            6/1/2036            5/2/2006            12/1/2006           766       N                       354              354             360                   0
     215.63             7/1/2006            6/1/2036           5/10/2006            12/1/2006           786       N                       354              354             360                   0
      327.1             7/1/2006            6/1/2036            5/8/2006            12/1/2006           627       Y                       354              354             360                   0
     329.53             7/1/2006            6/1/2036            5/2/2006            12/1/2006           661       N                       354              354             360                   0
     981.02             6/1/2006            5/1/2036           4/25/2006            12/1/2006           658       N                       353              353             360                   0
     523.74             7/1/2006            6/1/2036            5/2/2006            12/1/2006           644       N                       354              353             360                   0
     339.44             6/1/2006            5/1/2036           4/27/2006            12/1/2006           713       N                       353              353             360                   0
     182.36             6/1/2006            5/1/2021            4/6/2006            12/1/2006           688       N                       173              349             180                   0
     160.35             5/1/2006            4/1/2036            4/4/2006            12/1/2006           735       Y                       352              352             360                   0
     281.21             6/1/2006            5/1/2036           4/19/2006            12/1/2006           712       N                       353              353             360                   0
     388.16             7/1/2006            6/1/2036           5/10/2006            12/1/2006           771       N                       354              354             360                   0
        135             7/1/2006            6/1/2036            5/5/2006            12/1/2006           667       N                       354              354             360                   0
     246.26             6/1/2006            5/1/2036            4/5/2006            12/1/2006           688       N                       353              353             360                   0
     407.78             7/1/2006            6/1/2036            5/4/2006            12/1/2006           692       Y                       354              354             360                   0
      224.4             7/1/2006            6/1/2036            5/8/2006            12/1/2006           771       N                       354              353             360                   0
     452.28             6/1/2006            5/1/2021           4/26/2006            12/1/2006           644       N                       173              352             180                   0
    1083.55             7/1/2006            6/1/2036            5/2/2006            12/1/2006           722       N                       354              354             360                   0
     882.51             7/1/2006            6/1/2036            5/2/2006            12/1/2006           654       N                       354              349             360                   0
     166.65             7/1/2006            6/1/2036           5/10/2006            12/1/2006           704       N                       354              354             360                   0
     563.07             7/1/2006            6/1/2021            5/4/2006            12/1/2006           762       N                       174              354             180                   0
     191.39             7/1/2006            6/1/2021            5/9/2006            12/1/2006           751       N                       174              354             180                   0
     703.81             7/1/2006            6/1/2036           5/25/2006            12/1/2006           676       N                       354              354             360                   0
     121.09             7/1/2006            6/1/2036            5/4/2006            12/1/2006           760       Y                       354              354             360                   0
     115.71             6/1/2006            5/1/2036           4/26/2006            12/1/2006           714       N                       353              353             360                   0
     154.28             7/1/2006            6/1/2036           5/11/2006            12/1/2006           671       N                       354              354             360                   0
      146.1             6/1/2006            5/1/2036           4/10/2006            12/1/2006           698       N                       353              353             360                   0
     170.24             6/1/2006            5/1/2036           4/14/2006            12/1/2006           708       N                       353              351             360                   0
     178.45             6/1/2006            5/1/2036           4/27/2006            12/1/2006           752       N                       353              353             360                   0
     168.77             7/1/2006            6/1/2036           5/22/2006            12/1/2006           646       N                       354              354             360                   0
     191.31             7/1/2006            6/1/2036           4/28/2006            12/1/2006           676       N                       354              352             360                   0
     193.38             6/1/2006            5/1/2036           4/13/2006            12/1/2006           615       N                       353              353             360                   0
     211.17             6/1/2006            5/1/2026           4/19/2006            12/1/2006           648       N                       233              233             240                   0
     197.49             5/1/2006            4/1/2036           3/29/2006            12/1/2006           655       N                       352              352             360                   0
        209             6/1/2006            5/1/2036           4/11/2006            12/1/2006           641       N                       353              353             360                   0
     207.92             7/1/2006            6/1/2036            5/3/2006            12/1/2006           718       N                       354              354             360                   0
     222.18             6/1/2006            5/1/2036           4/13/2006            12/1/2006           764       N                       353              351             360                   0
     242.22             7/1/2006            6/1/2026           5/11/2006            12/1/2006           654       N                       234              234             240                   0
     226.28             6/1/2006            5/1/2036            5/4/2006            12/1/2006           747       N                       353              353             360                   0
     179.82             7/1/2006            6/1/2036            5/4/2006            12/1/2006           778       N                       354              354             360                   0
     227.94             6/1/2006            5/1/2036           4/19/2006            12/1/2006           680       N                       353              335             360                   0
     286.11             6/1/2006            5/1/2021            4/3/2006            12/1/2006           748       N                       173              173             180                   0
     246.87             6/1/2006            5/1/2036           4/24/2006            12/1/2006           687       N                       353              351             360                   0
     197.44             7/1/2006            6/1/2036           5/16/2006            12/1/2006           729       N                       354              342             360                   0
     271.43             7/1/2006            6/1/2036            5/8/2006            12/1/2006           682       Y                       354              120             360                   0
     254.56             7/1/2006            6/1/2036            5/9/2006            12/1/2006           696       N                       354              354             360                   0
     219.38             7/1/2006            6/1/2036           5/10/2006            12/1/2006           738       N                       354              353             360                   0
        196             6/1/2006            5/1/2036           4/26/2006            12/1/2006           752       N                       353              353             360                   0
     222.01             7/1/2006            6/1/2036           5/16/2006            12/1/2006           704       N                       354              354             360                   0
     258.32             5/1/2006            4/1/2036           3/29/2006            12/1/2006           714       Y                       352              352             360                   0
     262.28             7/1/2006            6/1/2036           5/19/2006            12/1/2006           694       Y                       354              354             360                   0
     265.38             6/1/2006            5/1/2036            4/7/2006            12/1/2006           712       N                       353              353             360                   0
     229.92             6/1/2006            5/1/2036            4/7/2006            12/1/2006           688       N                       353              318             360                   0
     238.12             6/1/2006            5/1/2036            5/5/2006            12/1/2006           687       N                       353              353             360                   0
     220.41             6/1/2006            5/1/2036           3/31/2006            12/1/2006           780       Y                       353              341             360                   0
     272.92             7/1/2006            6/1/2036           5/11/2006            12/1/2006           706       N                       354              354             360                   0
     254.58             5/1/2006            4/1/2036            4/3/2006            12/1/2006           582       N                       352              351             360                   0
     279.78             5/1/2006            4/1/2036            3/7/2006            12/1/2006           651       N                       352              352             360                   0
     289.22             7/1/2006            6/1/2036           5/15/2006            12/1/2006           672       Y                       354              354             360                   0
     290.05             6/1/2006            5/1/2036           4/19/2006            12/1/2006           701       N                       353              353             360                   0
     291.33             7/1/2006            6/1/2036           5/24/2006            12/1/2006           678       N                       354              352             360                   0
     264.72             7/1/2006            6/1/2036            5/4/2006            12/1/2006           691       N                       354              354             360                   0
     266.98             7/1/2006            6/1/2036           5/19/2006            12/1/2006           683       Y                       354              354             360                   0
     266.14             6/1/2006            5/1/2036           4/27/2006            12/1/2006           662       N                       353              353             360                   0
     273.53             6/1/2006            5/1/2036           4/25/2006            12/1/2006           695       N                       353              211             360                   0
     232.58             7/1/2006            6/1/2036            5/8/2006            12/1/2006           765       N                       354              354             360                   0
     292.34             7/1/2006            6/1/2036           5/18/2006            12/1/2006           668       N                       354              351             360                   0
     322.96             7/1/2006            6/1/2036           5/12/2006            12/1/2006           792       N                       354              353             360                   0
     279.35             7/1/2006            6/1/2036           5/24/2006            12/1/2006           641       Y                       354              354             360                   0
     327.07             7/1/2006            6/1/2036           5/11/2006            12/1/2006           647       N                       354              354             360                   0
     293.35             6/1/2006            5/1/2036            4/7/2006            12/1/2006           642       Y                       353              353             360                   0
      335.1             7/1/2006            6/1/2036            5/8/2006            12/1/2006           674       N                       354              354             360                   0
     300.03             6/1/2006            5/1/2036           4/27/2006            12/1/2006           673       Y                       353              353             360                   0
     339.44             6/1/2006            5/1/2036           4/20/2006            12/1/2006           667       N                       353              353             360                   0
     339.42             7/1/2006            6/1/2036           5/30/2006            12/1/2006           673       N                       354              354             360                   0
     346.98             6/1/2006            5/1/2036           4/28/2006            12/1/2006           630       N                       353              353             360                   0
     352.79             7/1/2006            6/1/2036           5/17/2006            12/1/2006           670       N                       354              352             360                   0
     305.07             7/1/2006            6/1/2036           5/25/2006            12/1/2006           727       N                       354              354             360                   0
     350.54             7/1/2006            6/1/2036           5/23/2006            12/1/2006           654       N                       354              354             360                   0
     353.82             7/1/2006            6/1/2036           5/12/2006            12/1/2006           644       N                       354              354             360                   0
     353.82             7/1/2006            6/1/2036           5/23/2006            12/1/2006           661       N                       354              352             360                   0
     356.39             6/1/2006            5/1/2036           4/27/2006            12/1/2006           655       N                       353              353             360                   0
     316.89             7/1/2006            6/1/2036           5/23/2006            12/1/2006           722       Y                       354              353             360                   0
     338.05             7/1/2006            6/1/2036           5/23/2006            12/1/2006           674       Y                       354              354             360                   0
     366.16             7/1/2006            6/1/2036           5/24/2006            12/1/2006           671       N                       354              354             360                   0
      329.9             7/1/2006            6/1/2036           5/12/2006            12/1/2006           683       N                       354              354             360                   0
     369.24             7/1/2006            6/1/2036           5/31/2006            12/1/2006           680       N                       354              352             360                   0
     370.27             5/1/2006            4/1/2036            4/7/2006            12/1/2006           726       N                       352              352             360                   0
     370.27             7/1/2006            6/1/2036           5/12/2006            12/1/2006           659       N                       354              354             360                   0
     331.14             7/1/2006            6/1/2036           5/12/2006            12/1/2006           715       N                       354              354             360                   0
     372.33             6/1/2006            5/1/2036           4/11/2006            12/1/2006           654       N                       353              353             360                   0
     377.99             6/1/2006            5/1/2036           4/27/2006            12/1/2006           618       N                       353              353             360                   0
      378.3             6/1/2006            5/1/2036           4/18/2006            12/1/2006           676       N                       353              353             360                   0
     379.53             6/1/2006            5/1/2036            5/4/2006            12/1/2006           599       N                       353              353             360                   0
     382.64             6/1/2006            5/1/2036            4/6/2006            12/1/2006           746       N                       353              353             360                   0
     366.81             6/1/2006            5/1/2036           4/18/2006            12/1/2006           707       Y                       353              353             360                   0
     386.32             7/1/2006            6/1/2036           5/22/2006            12/1/2006           661       N                       354              354             360                   0
     337.83             7/1/2006            6/1/2036           5/15/2006            12/1/2006           641       N                       354              354             360                   0
     354.72             7/1/2006            6/1/2036           5/30/2006            12/1/2006           684       N                       354              354             360                   0
     356.75             6/1/2006            5/1/2036            4/7/2006            12/1/2006           713       N                       353              352             360                   0
     407.33             6/1/2006            5/1/2036           4/10/2006            12/1/2006           659       N                       353              353             360                   0
     411.21             7/1/2006            6/1/2036            5/1/2006            12/1/2006           643       N                       354              354             360                   0
     416.86             6/1/2006            5/1/2036           4/24/2006            12/1/2006           679       N                       353              353             360                   0
     417.59             7/1/2006            6/1/2036           5/15/2006            12/1/2006           761       N                       354              354             360                   0
      420.7             5/1/2006            4/1/2036            4/3/2006            12/1/2006           635       Y                       352              350             360                   0
     421.73             6/1/2006            5/1/2036            4/3/2006            12/1/2006           673       N                       353              353             360                   0
     371.22             7/1/2006            6/1/2036           5/22/2006            12/1/2006           721       Y                       354              353             360                   0
     431.98             6/1/2006            5/1/2036           4/25/2006            12/1/2006           665       N                       353              352             360                   0
     431.98             7/1/2006            6/1/2036           5/10/2006            12/1/2006           709       N                       354              354             360                   0
     599.64             7/1/2006            6/1/2036           5/10/2006            12/1/2006           672       N                       354              124             360                   0
     452.56             6/1/2006            5/1/2036           4/24/2006            12/1/2006           621       N                       353              353             360                   0
     455.16             6/1/2006            5/1/2036           4/18/2006            12/1/2006           657       N                       353              353             360                   0
     464.93             6/1/2006            5/1/2036           4/19/2006            12/1/2006           760       N                       353              323             360                   0
     469.01             7/1/2006            6/1/2036           5/22/2006            12/1/2006           760       N                       354              354             360                   0
     468.74             6/1/2006            5/1/2036           4/10/2006            12/1/2006           628       N                       353              353             360                   0
     418.21             6/1/2006            5/1/2036           4/20/2006            12/1/2006           720       N                       353              353             360                   0
     430.63             7/1/2006            6/1/2036           5/22/2006            12/1/2006           666       N                       354              354             360                   0
     423.73             7/1/2006            6/1/2036           5/17/2006            12/1/2006           717       Y                       354              354             360                   0
     427.35             7/1/2006            6/1/2036           5/26/2006            12/1/2006           727       N                       354              354             360                   0
     492.67             7/1/2006            6/1/2036           5/11/2006            12/1/2006           646       N                       354              354             360                   0
     493.73             6/1/2006            5/1/2036           4/11/2006            12/1/2006           698       Y                       353              353             360                   0
     479.97             6/1/2006            5/1/2036           4/28/2006            12/1/2006           669       N                       353              353             360                   0
     385.01             6/1/2006            5/1/2036            4/6/2006            12/1/2006           773       N                       353              349             360                   0
      508.1             6/1/2006            5/1/2036            5/3/2006            12/1/2006           577       N                       353              353             360                   0
     510.15             7/1/2006            6/1/2036           5/30/2006            12/1/2006           642       N                       354              354             360                   0
     514.31             6/1/2006            5/1/2036           4/12/2006            12/1/2006           698       Y                       353              353             360                   0
     514.27             7/1/2006            6/1/2036           5/24/2006            12/1/2006           710       N                       354              354             360                   0
     516.36             6/1/2006            5/1/2036           4/20/2006            12/1/2006           677       N                       353              353             360                   0
     422.11             7/1/2006            6/1/2036           5/10/2006            12/1/2006           659       N                       354              346             360                   0
     534.88             6/1/2006            5/1/2036           4/18/2006            12/1/2006           697       N                       353              353             360                   0
     477.15             6/1/2006            5/1/2036            4/4/2006            12/1/2006           724       N                       353              353             360                   0
     488.65             6/1/2006            5/1/2036           4/21/2006            12/1/2006           541       N                       353              353             360                   0
     546.32             5/1/2006            4/1/2036           3/29/2006            12/1/2006           671       N                       352              352             360                   0
     555.41             6/1/2006            5/1/2036           4/20/2006            12/1/2006           641       N                       353              353             360                   0
     493.96             7/1/2006            6/1/2036           5/18/2006            12/1/2006           704       N                       354              354             360                   0
     555.41             7/1/2006            6/1/2036           5/10/2006            12/1/2006           721       N                       354              354             360                   0
     585.78             6/1/2006            5/1/2036           4/13/2006            12/1/2006           652       N                       353              352             360                   0
     586.11             7/1/2006            6/1/2036           5/30/2006            12/1/2006           661       N                       354              354             360                   0
     602.88             7/1/2006            6/1/2036           5/25/2006            12/1/2006           667       N                       354              354             360                   0
     720.06             7/1/2006            6/1/2021           5/25/2006            12/1/2006           679       N                       174              174             180                   0
     571.29             7/1/2006            6/1/2036           5/11/2006            12/1/2006           674       N                       354              354             360                   0
     635.43             6/1/2006            5/1/2036            5/1/2006            12/1/2006           721       N                       353              353             360                   0
     563.16             6/1/2006            5/1/2036           4/12/2006            12/1/2006           670       N                       353              353             360                   0
     648.03             7/1/2006            6/1/2036            5/4/2006            12/1/2006           680       N                       354              354             360                   0
     653.94             6/1/2006            5/1/2036            5/4/2006            12/1/2006           663       N                       353              353             360                   0
      649.9             7/1/2006            6/1/2036            5/4/2006            12/1/2006           677       N                       354              354             360                   0
      699.4             7/1/2006            6/1/2036           5/10/2006            12/1/2006           716       N                       354              354             360                   0
      699.4             7/1/2006            6/1/2036           5/18/2006            12/1/2006           702       N                       354              354             360                   0
     630.11             6/1/2006            5/1/2036           4/14/2006            12/1/2006           681       N                       353              352             360                   0
     700.83             6/1/2006            5/1/2036           4/21/2006            12/1/2006           619       N                       353              353             360                   0
     715.91             6/1/2006            5/1/2036            4/6/2006            12/1/2006           675       N                       353              353             360                   0
     653.25             6/1/2006            5/1/2036           4/20/2006            12/1/2006           603       N                       353              352             360                   0
     740.55             6/1/2006            5/1/2036           4/28/2006            12/1/2006           715       Y                       353              351             360                   0
      740.6             6/1/2006            5/1/2036            4/6/2006            12/1/2006           735       N                       353              353             360                   0
      740.6             6/1/2006            5/1/2036            4/6/2006            12/1/2006           667       N                       353              353             360                   0
     822.83             7/1/2006            6/1/2036           5/30/2006            12/1/2006           673       N                       354              354             360                   0
        767             7/1/2006            6/1/2036           5/24/2006            12/1/2006           742       N                       354              354             360                   0
     871.68             7/1/2006            6/1/2036            5/2/2006            12/1/2006           659       N                       354              354             360                   0
    1022.36             6/1/2006            5/1/2036           4/11/2006            12/1/2006           488       N                       353              353             360                   0
     952.32             6/1/2006            5/1/2036            4/4/2006            12/1/2006           804       N                       353              353             360                   0
    1165.78             7/1/2006            6/1/2036           5/10/2006            12/1/2006           746       N                       354              354             360                   0
    1180.76             7/1/2006            6/1/2036            5/2/2006            12/1/2006           669       N                       354              354             360                   0
    1584.06             6/1/2006            5/1/2036           4/14/2006            12/1/2006           712       N                       353              353             360                   0
     1671.5             7/1/2006            6/1/2036            5/1/2006            12/1/2006           681       Y                       354              354             360                   0
    1681.66             7/1/2006            6/1/2036           4/27/2006            12/1/2006           738       N                       354              354             360                   0
    1507.83             7/1/2006            6/1/2036           5/15/2006            12/1/2006           799       N                       354              354             360                   0
    1835.36             7/1/2006            6/1/2036           5/15/2006            12/1/2006           711       N                       354              354             360                   0
    2355.52             6/1/2006            5/1/2036           4/26/2006            12/1/2006           574       N                       353              353             360                   0
     684.52             8/1/2006            7/1/2036           6/21/2006            12/1/2006           662       N                       355              355             360                   0
     433.31             9/1/2006            8/1/2036           7/28/2006            12/1/2006           680       Y                       356              356             360                   0
    1935.98             8/1/2006            7/1/2036           6/23/2006            12/1/2006           672       N                       355              355             360                   0
     656.36             9/1/2006            8/1/2036           7/14/2006            12/1/2006           670       Y                       356              356             360                   0
     577.17             9/1/2006            8/1/2036           7/25/2006            12/1/2006           696       N                       356              356             360                   0
    1939.69             9/1/2006            8/1/2036           7/25/2006            12/1/2006           687       N                       356              356             360                   0
     778.36             6/1/2006            5/1/2036           4/26/2006            12/1/2006           742       N                       353              353             360                   0
     539.82             9/1/2006            8/1/2036           7/31/2006            12/1/2006           734       N                       356              356             360                   0
     986.45             9/1/2006            8/1/2036           7/14/2006            12/1/2006           677       N                       356              356             360                   0
     245.47             9/1/2006            8/1/2036           7/26/2006            12/1/2006           681       Y                       356              356             360                   0
     800.44             8/1/2006            7/1/2036           6/28/2006            12/1/2006           685       N                       355              355             360                   0
     458.92             9/1/2006            8/1/2036           7/10/2006            12/1/2006           713       N                       356              354             360                   0
     250.81             9/1/2006            8/1/2036            7/7/2006            12/1/2006           694       N                       356              356             360                   0
     738.54             9/1/2006            8/1/2036           7/13/2006            12/1/2006           667       N                       356              356             360                   0
     559.51             9/1/2006            8/1/2036           7/28/2006            12/1/2006           780       N                       356              356             360                   0
     486.34             9/1/2006            8/1/2036           7/31/2006            12/1/2006           735       N                       356              356             360                   0
     490.94             9/1/2006            8/1/2036           7/19/2006            12/1/2006           699       N                       356              356             360                   0
    1041.64             9/1/2006            8/1/2036            8/1/2006            12/1/2006           728       N                       356              356             360                   0
     863.97             8/1/2006            7/1/2036            6/9/2006            12/1/2006           653       N                       355              355             360                   0
     680.91             8/1/2006            7/1/2036           6/14/2006            12/1/2006           721       N                       355              355             360                   0
     736.41             9/1/2006            8/1/2036            8/2/2006            12/1/2006           660       N                       356              356             360                   0
     160.11             8/1/2006            7/1/2036            6/6/2006            12/1/2006           679       N                       355              355             360                   0
     608.34             9/1/2006            8/1/2036           7/18/2006            12/1/2006           683       N                       356              352             360                   0
     427.12             7/1/2006            6/1/2036            6/2/2006            12/1/2006           687       N                       354              354             360                   0
     329.62             9/1/2006            8/1/2036           7/24/2006            12/1/2006           646       N                       356              356             360                   0
     1036.8             9/1/2006            8/1/2036           7/31/2006            12/1/2006           705       N                       356              353             360                   0
     378.88             9/1/2006            8/1/2036            7/5/2006            12/1/2006           686       N                       356              332             360                   0
     704.35             8/1/2006            7/1/2036           6/13/2006            12/1/2006           792       N                       355              355             360                   0
     508.87             8/1/2006            7/1/2036            6/5/2006            12/1/2006           665       N                       355              355             360                   0
     565.43             8/1/2006            7/1/2036           6/14/2006            12/1/2006           652       N                       355              351             360                   0
     373.54             9/1/2006            8/1/2036           7/19/2006            12/1/2006           701       N                       356              356             360                   0
     640.35             9/1/2006            8/1/2036           7/26/2006            12/1/2006           691       N                       356              356             360                   0
     469.06             9/1/2006            8/1/2036           7/25/2006            12/1/2006           654       N                       356              356             360                   0
     563.51             8/1/2006            7/1/2036           6/26/2006            12/1/2006           650       Y                       355              355             360                   0
     261.35             9/1/2006            8/1/2036           7/19/2006            12/1/2006           645       N                       356              354             360                   0
     513.92             9/1/2006            8/1/2036           7/31/2006            12/1/2006           702       N                       356              356             360                   0
     737.43             9/1/2006            8/1/2036           7/25/2006            12/1/2006           753       N                       356              356             360                   0
     586.15             4/1/2006            3/1/2036           2/13/2006            12/1/2006           699       N                       351              351             360                   0
     766.29             9/1/2006            8/1/2036           7/24/2006            12/1/2006           716       N                       356              356             360                   0
     279.25             8/1/2006            7/1/2036            6/9/2006            12/1/2006           669       N                       355              355             360                   0
     637.63             8/1/2006            7/1/2036           6/23/2006            12/1/2006           691       N                       355              355             360                   0
     753.48             9/1/2006            8/1/2036           7/31/2006            12/1/2006           755       N                       356              356             360                   0
     545.36             9/1/2006            8/1/2036           7/25/2006            12/1/2006           666       N                       356              356             360                   0
     343.44             9/1/2006            8/1/2036           7/24/2006            12/1/2006           717       N                       356              356             360                   0
     415.84             9/1/2006            8/1/2036           7/12/2006            12/1/2006           684       N                       356              356             360                   0
     296.97             8/1/2006            7/1/2036           6/15/2006            12/1/2006           711       N                       355              355             360                   0
        238             9/1/2006            8/1/2036           7/31/2006            12/1/2006           681       N                       356              356             360                   0
     535.76             8/1/2006            7/1/2036           6/14/2006            12/1/2006           668       N                       355              355             360                   0
     621.14             8/1/2006            7/1/2036           6/15/2006            12/1/2006           644       N                       355              355             360                   0
     448.25             9/1/2006            8/1/2036           7/26/2006            12/1/2006           713       N                       356              354             360                   0
     479.81             7/1/2006            6/1/2036            6/5/2006            12/1/2006           683       N                       354              352             360                   0
     601.93             9/1/2006            8/1/2036           7/27/2006            12/1/2006           700       N                       356               42             360                   0
     300.95             8/1/2006            7/1/2036           6/19/2006            12/1/2006           753       N                       355              355             360                   0
     534.84             8/1/2006            7/1/2036           6/14/2006            12/1/2006           725       N                       355              355             360                   0
     464.41             8/1/2006            7/1/2036           6/29/2006            12/1/2006           726       N                       355              355             360                   0
     549.62             8/1/2006            7/1/2036           6/30/2006            12/1/2006           699       N                       355              354             360                   0
     208.56             8/1/2006            7/1/2036            6/8/2006            12/1/2006           692       N                       355              344             360                   0
     462.84             8/1/2006            7/1/2036           6/12/2006            12/1/2006           661       N                       355              355             360                   0
     311.46             9/1/2006            8/1/2036           7/26/2006            12/1/2006           754       N                       356              356             360                   0
     351.54             8/1/2006            7/1/2036           6/29/2006            12/1/2006           665       N                       355              355             360                   0
     341.92             9/1/2006            8/1/2036           7/31/2006            12/1/2006           703       N                       356              356             360                   0
     477.06             8/1/2006            7/1/2036           6/30/2006            12/1/2006           716       N                       355              355             360                   0
     274.24             7/1/2006            6/1/2036           5/31/2006            12/1/2006           710       N                       354              354             360                   0
     309.48             9/1/2006            8/1/2036           7/27/2006            12/1/2006           725       N                       356              356             360                   0
     518.08             9/1/2006            8/1/2036            8/2/2006            12/1/2006           693       N                       356              356             360                   0
      544.3             8/1/2006            7/1/2036           6/29/2006            12/1/2006           782       N                       355              355             360                   0
     411.41             8/1/2006            7/1/2036           6/29/2006            12/1/2006           674       N                       355              355             360                   0
     545.24             9/1/2006            8/1/2036            8/2/2006            12/1/2006           660       N                       356              356             360                   0
     260.14             8/1/2006            7/1/2036           6/30/2006            12/1/2006           672       N                       355              355             360                   0
      345.9             8/1/2006            7/1/2036           6/16/2006            12/1/2006           723       N                       355              354             360                   0
      363.4             8/1/2006            7/1/2036           6/23/2006            12/1/2006           754       N                       355              355             360                   0
     390.59             9/1/2006            8/1/2036           7/28/2006            12/1/2006           686       N                       356              351             360                   0
      470.3             9/1/2006            8/1/2036           7/31/2006            12/1/2006           686       N                       356              356             360                   0
     411.41             6/1/2006            5/1/2036           4/18/2006            12/1/2006           726       N                       353              353             360                   0
     464.26             8/1/2006            7/1/2036           6/15/2006            12/1/2006           667       N                       355              355             360                   0
     401.29             8/1/2006            7/1/2036           6/27/2006            12/1/2006           736       N                       355              355             360                   0
     278.41             9/1/2006            8/1/2036            8/1/2006            12/1/2006           698       N                       356              356             360                   0
     333.27             6/1/2006            5/1/2036           4/25/2006            12/1/2006           746       N                       353              353             360                   0
     356.46             8/1/2006            7/1/2036           6/12/2006            12/1/2006           699       N                       355              355             360                   0
     393.82             9/1/2006            8/1/2036           7/27/2006            12/1/2006           741       N                       356              352             360                   0
     249.51             9/1/2006            8/1/2036           7/13/2006            12/1/2006           702       N                       356              312             360                   0
     329.11             8/1/2006            7/1/2036           6/14/2006            12/1/2006           720       N                       355              355             360                   0
     229.89             8/1/2006            7/1/2036           6/28/2006            12/1/2006           745       N                       355              273             360                   0
     330.64             9/1/2006            8/1/2036           7/26/2006            12/1/2006           732       N                       356              356             360                   0
     273.51            10/1/2006            9/1/2036            8/2/2006            12/1/2006           682       N                       357              353             360                   0
     291.58             8/1/2006            7/1/2036           6/13/2006            12/1/2006           733       N                       355              350             360                   0
     308.44             9/1/2006            8/1/2036           7/24/2006            12/1/2006           694       N                       356              356             360                   0
     317.38             9/1/2006            8/1/2036           7/31/2006            12/1/2006           684       N                       356              356             360                   0
      182.5             8/1/2006            7/1/2036           6/13/2006            12/1/2006           699       N                       355              355             360                   0
     216.12             9/1/2006            8/1/2036            8/2/2006            12/1/2006           680       N                       356              356             360                   0
     138.18             9/1/2006            8/1/2036           7/31/2006            12/1/2006           744       N                       356              356             360                   0
     236.93             8/1/2006            7/1/2036            7/3/2006            12/1/2006           673       Y                       355              355             360                   0
     254.08             7/1/2006            6/1/2036            6/7/2006            12/1/2006           703       N                       354              354             360                   0
     202.65             8/1/2006            7/1/2036           6/20/2006            12/1/2006           681       N                       355              343             360                   0
     272.23             6/1/2006            5/1/2036           4/25/2006            12/1/2006           750       N                       353              353             360                   0
     290.85             9/1/2006            8/1/2036           7/19/2006            12/1/2006           671       N                       356              356             360                   0
     256.67             8/1/2006            7/1/2036           6/28/2006            12/1/2006           672       N                       355              355             360                   0
     370.34             9/1/2006            8/1/2036           7/12/2006            12/1/2006           653       N                       356              356             360                   0
     257.13             8/1/2006            7/1/2036           6/20/2006            12/1/2006           739       N                       355              355             360                   0
     338.28             9/1/2006            8/1/2036            8/2/2006            12/1/2006           716       N                       356              356             360                   0
     358.27             8/1/2006            7/1/2036           6/30/2006            12/1/2006           667       N                       355              355             360                   0
     358.36             8/1/2006            7/1/2036           6/28/2006            12/1/2006           658       N                       355              355             360                   0
     329.95             9/1/2006            8/1/2036           7/14/2006            12/1/2006           685       N                       356              356             360                   0
      445.4             8/1/2006            7/1/2036           6/26/2006            12/1/2006           692       N                       355              355             360                   0
      426.9             8/1/2006            7/1/2036            6/9/2006            12/1/2006           655       N                       355              351             360                   0
     354.73             7/1/2006            6/1/2036            6/7/2006            12/1/2006           748       N                       354              354             360                   0
     230.97             8/1/2006            7/1/2036            6/9/2006            12/1/2006           703       N                       355              355             360                   0
     347.93             8/1/2006            7/1/2036           6/28/2006            12/1/2006           669       N                       355              355             360                   0
      343.2             9/1/2006            8/1/2036           7/19/2006            12/1/2006           688       N                       356              356             360                   0
     441.84             9/1/2006            8/1/2036           7/20/2006            12/1/2006           641       N                       356              356             360                   0
     349.49             9/1/2006            8/1/2036           7/27/2006            12/1/2006           729       N                       356              356             360                   0
      320.9             8/1/2006            7/1/2036            6/6/2006            12/1/2006           682       Y                       355              306             360                   0
     208.12             8/1/2006            7/1/2036           6/30/2006            12/1/2006           665       N                       355              355             360                   0
     308.15             9/1/2006            8/1/2036           7/24/2006            12/1/2006           758       N                       356              354             360                   0
     249.52             9/1/2006            8/1/2036            8/1/2006            12/1/2006           722       Y                       356              356             360                   0
     322.94             8/1/2006            7/1/2036           6/26/2006            12/1/2006           722       N                       355              355             360                   0
     271.53             8/1/2006            7/1/2036            6/5/2006            12/1/2006           643       Y                       355              355             360                   0
     350.54             8/1/2006            7/1/2036           6/16/2006            12/1/2006           647       N                       355              355             360                   0
     356.46             8/1/2006            7/1/2036           6/19/2006            12/1/2006           701       N                       355              355             360                   0
     613.25             9/1/2006            8/1/2036           7/14/2006            12/1/2006           734       N                       356              356             360                   0
     572.63             9/1/2006            8/1/2036           7/31/2006            12/1/2006           706       N                       356              356             360                   0
     559.24             8/1/2006            7/1/2036           6/30/2006            12/1/2006           680       N                       355              355             360                   0
     369.27             8/1/2006            7/1/2036           6/16/2006            12/1/2006           664       N                       355              355             360                   0
     478.13             9/1/2006            8/1/2036           7/11/2006            12/1/2006           783       N                       356              291             360                   0
     273.59             7/1/2006            6/1/2036            6/5/2006            12/1/2006           645       N                       354              354             360                   0
     284.09             9/1/2006            8/1/2036           7/31/2006            12/1/2006           719       N                       356              354             360                   0
     608.34             8/1/2006            7/1/2036           6/30/2006            12/1/2006           726       N                       355              355             360                   0
     312.17             7/1/2006            6/1/2036            6/5/2006            12/1/2006           689       N                       354              354             360                   0
      352.2             8/1/2006            7/1/2036           6/28/2006            12/1/2006           657       N                       355              355             360                   0
     420.11             9/1/2006            8/1/2036           7/31/2006            12/1/2006           729       Y                       356              356             360                   0
     332.98             9/1/2006            8/1/2036           7/26/2006            12/1/2006           663       N                       356              354             360                   0
     429.58             8/1/2006            7/1/2036           6/23/2006            12/1/2006           720       N                       355              355             360                   0
      779.1             8/1/2006            7/1/2036           6/15/2006            12/1/2006           672       N                       355              355             360                   0
     263.37             8/1/2006            7/1/2036           6/26/2006            12/1/2006           650       N                       355              355             360                   0
      643.6             9/1/2006            8/1/2036           7/31/2006            12/1/2006           686       Y                       356              356             360                   0
     719.97             7/1/2006            6/1/2036           5/30/2006            12/1/2006           722       N                       354              354             360                   0
     624.32             8/1/2006            7/1/2036           6/15/2006            12/1/2006           641       N                       355              355             360                   0
     224.12             9/1/2006            8/1/2036            8/1/2006            12/1/2006           680       Y                       356              356             360                   0
     379.94             9/1/2006            8/1/2036           7/20/2006            12/1/2006           674       N                       356              356             360                   0
     339.95             9/1/2006            8/1/2036           7/11/2006            12/1/2006           681       N                       356              356             360                   0
     442.27             7/1/2006            6/1/2036           5/10/2006            12/1/2006           696       N                       354              322             360                   0
     533.42             8/1/2006            7/1/2036           6/30/2006            12/1/2006           668       N                       355              355             360                   0
     715.06             9/1/2006            8/1/2036           7/31/2006            12/1/2006           641       Y                       356              356             360                   0
     977.11             8/1/2006            7/1/2036            6/2/2006            12/1/2006           716       N                       355              355             360                   0
     565.65             9/1/2006            8/1/2036           7/31/2006            12/1/2006           675       Y                       356              356             360                   0
     221.99             9/1/2006            8/1/2036           7/28/2006            12/1/2006           687       N                       356              356             360                   0
     514.27             8/1/2006            7/1/2036           6/30/2006            12/1/2006           664       N                       355              355             360                   0
      322.6             9/1/2006            8/1/2036           7/24/2006            12/1/2006           771       Y                       356              141             360                   0
     337.13             9/1/2006            8/1/2036            8/3/2006            12/1/2006           705       N                       356              356             360                   0
     351.81             9/1/2006            8/1/2036            8/1/2006            12/1/2006           672       N                       356              356             360                   0
     323.43             9/1/2006            8/1/2036           7/11/2006            12/1/2006           696       Y                       356              352             360                   0
     534.84             8/1/2006            7/1/2036            6/1/2006            12/1/2006           657       N                       355              355             360                   0
     224.12             8/1/2006            7/1/2036           6/23/2006            12/1/2006           670       N                       355              355             360                   0
     518.38             8/1/2006            7/1/2036           6/20/2006            12/1/2006           736       N                       355              355             360                   0
     469.84             6/1/2006            5/1/2036            4/5/2006            12/1/2006           695       N                       353              353             360                   0
      547.1             9/1/2006            8/1/2036           7/31/2006            12/1/2006           720       Y                       356              356             360                   0
     400.22             8/1/2006            7/1/2036           6/22/2006            12/1/2006           714       Y                       355              353             360                   0
     260.41             8/1/2006            7/1/2036           6/29/2006            12/1/2006           645       Y                       355              355             360                   0
     311.46             8/1/2006            7/1/2036            6/7/2006            12/1/2006           714       Y                       355              244             360                   0
     478.93             9/1/2006            8/1/2036            7/3/2006            12/1/2006           738       Y                       356              356             360                   0
     853.81             9/1/2006            8/1/2036            7/7/2006            12/1/2006           685       N                       356              356             360                   0
     373.54             8/1/2006            7/1/2036           6/19/2006            12/1/2006           712       N                       355              355             360                   0
     279.51             8/1/2006            7/1/2036           6/28/2006            12/1/2006           740       N                       355              338             360                   0
     402.36             8/1/2006            7/1/2036            7/5/2006            12/1/2006           677       N                       355              355             360                   0
     750.83             7/1/2006            6/1/2036           6/12/2006            12/1/2006           675       N                       354              354             360                   0
     843.13             9/1/2006            8/1/2036           7/11/2006            12/1/2006           697       Y                       356              356             360                   0
     843.13             8/1/2006            7/1/2036           6/26/2006            12/1/2006           667       N                       355              355             360                   0
     814.41             9/1/2006            8/1/2036           7/27/2006            12/1/2006           739       Y                       356              356             360                   0
     585.55             9/1/2006            8/1/2036           7/31/2006            12/1/2006           778       N                       356              348             360                   0
     694.26             8/1/2006            7/1/2036            6/9/2006            12/1/2006           643       N                       355              355             360                   0
     642.84             9/1/2006            8/1/2036           7/28/2006            12/1/2006           759       Y                       356              356             360                   0
     609.19             8/1/2006            7/1/2036           6/13/2006            12/1/2006           680       N                       355              354             360                   0
     311.43             6/1/2006            5/1/2021           4/25/2006            12/1/2006           686       N                       173              173             180                   0
      538.6             7/1/2006            6/1/2036           5/31/2006            12/1/2006           706       Y                       354              354             360                   0
    1067.26             8/1/2006            7/1/2036            6/2/2006            12/1/2006           659       N                       355              355             360                   0
     727.87             9/1/2006            8/1/2036           7/21/2006            12/1/2006           661       N                       356              356             360                   0
     257.74             9/1/2006            8/1/2036           7/14/2006            12/1/2006           668       Y                       356              355             360                   0
     383.41             9/1/2006            8/1/2036           7/10/2006            12/1/2006           713       Y                       356              356             360                   0
     511.16             8/1/2006            7/1/2036           6/15/2006            12/1/2006           760       N                       355              349             360                   0
     265.44             7/1/2006            6/1/2036            6/2/2006            12/1/2006           704       N                       354              293             360                   0
     965.66             6/1/2006            5/1/2036            5/2/2006            12/1/2006           702       Y                       353              353             360                   0
    1064.17             8/1/2006            7/1/2036            6/1/2006            12/1/2006           727       N                       355              355             360                   0
     399.15             9/1/2006            8/1/2036           7/17/2006            12/1/2006           698       Y                       356              356             360                   0
      661.7             8/1/2006            7/1/2036           6/21/2006            12/1/2006           704       Y                       355              355             360                   0
     704.39             8/1/2006            7/1/2036           6/27/2006            12/1/2006           692       N                       355              355             360                   0
     1507.5             9/1/2006            8/1/2036            8/1/2006            12/1/2006           696       N                       356              356             360                   0
     303.42             8/1/2006            7/1/2036            6/9/2006            12/1/2006           667       Y                       355              355             360                   0
     303.42             8/1/2006            7/1/2036            6/9/2006            12/1/2006           667       Y                       355              355             360                   0
      313.7             8/1/2006            7/1/2036           6/15/2006            12/1/2006           667       Y                       355              355             360                   0
      313.7             8/1/2006            7/1/2036           6/15/2006            12/1/2006           667       Y                       355              355             360                   0
      313.7             8/1/2006            7/1/2036           6/15/2006            12/1/2006           667       Y                       355              355             360                   0
    1024.57             9/1/2006            8/1/2036            8/1/2006            12/1/2006           749       N                       356              356             360                   0
     341.91            10/1/2006            9/1/2021           7/27/2006            12/1/2006           724       N                       177              357             180                   0
    1301.19            10/1/2006            9/1/2021           7/27/2006            12/1/2006           695       N                       177              356             180                   0
     1008.9             9/1/2006            8/1/2021           7/26/2006            12/1/2006           686       N                       176              356             180                   0
     796.35            10/1/2006            9/1/2021            8/3/2006            12/1/2006           669       N                       177              357             180                  12
     407.33             8/1/2006            7/1/2021           6/12/2006            12/1/2006           703       N                       175              355             180                   0
     227.12             7/1/2006            6/1/2021           5/25/2006            12/1/2006           671       N                       174              274             180                   0
    1426.02             9/1/2006            8/1/2021           7/27/2006            12/1/2006           634       N                       176              356             180                   0
     288.46             9/1/2006            8/1/2021           7/26/2006            12/1/2006           664       Y                       176              329             180                   0
    2290.82             7/1/2006            6/1/2021           5/17/2006            12/1/2006           766       N                       174              354             180                  60
    1578.87             9/1/2006            8/1/2021           7/17/2006            12/1/2006           685       N                       176              354             180                   0
     395.25             9/1/2006            8/1/2021           7/31/2006            12/1/2006           708       N                       176              356             180                   0
     144.16            10/1/2006            9/1/2021            8/3/2006            12/1/2006           736       N                       177              357             180                   0
     290.38             9/1/2006            8/1/2021           7/28/2006            12/1/2006           698       N                       176              356             180                   0
     802.14             9/1/2006            8/1/2021           7/27/2006            12/1/2006           755       N                       176              356             180                  36
      325.4             8/1/2006            7/1/2021           6/22/2006            12/1/2006           678       N                       175              355             180                   0
     298.81            10/1/2006            9/1/2021            8/1/2006            12/1/2006           794       N                       177              357             180                   0
     652.46             9/1/2006            8/1/2021           7/18/2006            12/1/2006           753       N                       176              356             180                   0
     446.36             9/1/2006            8/1/2021           7/27/2006            12/1/2006           785       N                       176              356             180                   0
    1066.38            10/1/2006            9/1/2021           7/27/2006            12/1/2006           656       Y                       177              357             180                   0
     159.45            10/1/2006            9/1/2021           7/28/2006            12/1/2006           762       N                       177              357             180                   0
     620.99             9/1/2006            8/1/2021           7/26/2006            12/1/2006           654       N                       176              356             180                  36
     619.13             9/1/2006            8/1/2021           7/25/2006            12/1/2006           785       N                       176              343             180                   0
     321.26             9/1/2006            8/1/2021           7/31/2006            12/1/2006           766       N                       176              356             180                   0
     411.49             9/1/2006            8/1/2021           7/27/2006            12/1/2006           674       N                       176              356             180                   0
      736.4             9/1/2006            8/1/2021           7/28/2006            12/1/2006           744       N                       176              356             180                   0
     561.95            10/1/2006            9/1/2021            8/2/2006            12/1/2006           678       N                       177              357             180                   0
     219.13             7/1/2006            6/1/2021           5/19/2006            12/1/2006           660       N                       174              300             180                   0
      96.88             8/1/2006            7/1/2021            6/7/2006            12/1/2006           773       N                       175              175             180                   0
     458.24             8/1/2006            7/1/2021            6/9/2006            12/1/2006           733       N                       175              338             180                  36
     458.24             8/1/2006            7/1/2021            6/9/2006            12/1/2006           733       Y                       175              338             180                  36
     335.95             8/1/2006            7/1/2021           6/16/2006            12/1/2006           709       N                       175              355             180                   0
     132.34             9/1/2006            8/1/2021           7/24/2006            12/1/2006           737       N                       176              172             180                   0
     449.66            10/1/2006            9/1/2021            8/6/2006            12/1/2006           631       Y                       177              357             180                   0
     995.01            10/1/2006            9/1/2021            8/4/2006            12/1/2006           666       N                       177              354             180                   0
     1363.2            10/1/2006            9/1/2021            8/4/2006            12/1/2006           663       N                       177              357             180                   0
     115.72            10/1/2006            9/1/2021            8/3/2006            12/1/2006           723       N                       177              356             180                   0
     565.78             9/1/2006            8/1/2021           7/31/2006            12/1/2006           749       N                       176              356             180                   0
     243.65            10/1/2006            9/1/2021            8/4/2006            12/1/2006           677       N                       177              357             180                   0
     651.04             7/1/2006            6/1/2021           5/19/2006            12/1/2006           627       Y                       174              354             180                   0
     200.45             7/1/2006            6/1/2021           5/30/2006            12/1/2006           714       N                       174              354             180                   0
    1296.61             8/1/2006            7/1/2021            6/2/2006            12/1/2006           702       Y                       175              355             180                   0
     454.75             8/1/2006            7/1/2021           6/14/2006            12/1/2006           707       N                       175              322             180                   0
     540.66             9/1/2006            8/1/2021           7/25/2006            12/1/2006           706       N                       176              176             180                   0
     414.41             9/1/2006            8/1/2021           7/26/2006            12/1/2006           704       N                       176              355             180                   0
     919.97             9/1/2006            8/1/2021           7/25/2006            12/1/2006           646       N                       176              356             180                   0
     840.98             9/1/2006            8/1/2021           7/24/2006            12/1/2006           721       N                       176              356             180                   0
     487.37            10/1/2006            9/1/2021            8/4/2006            12/1/2006           654       N                       177              357             180                   0
     452.08             9/1/2006            8/1/2021           7/27/2006            12/1/2006           719       N                       176              356             180                   0
     405.37             9/1/2006            8/1/2021           7/31/2006            12/1/2006           701       N                       176              356             180                   0
     596.12             9/1/2006            8/1/2021           7/28/2006            12/1/2006           675       Y                       176              356             180                   0
     392.82            10/1/2006            9/1/2021            8/1/2006            12/1/2006           763       N                       177              357             180                   0
     636.76             9/1/2006            8/1/2021           7/31/2006            12/1/2006           724       N                       176              356             180                   0
    1303.36             8/1/2006            7/1/2021           6/23/2006            12/1/2006           724       N                       175              355             180                   0
     474.22             9/1/2006            8/1/2021           7/31/2006            12/1/2006           773       N                       176              354             180                   0
     732.39             9/1/2006            8/1/2021           7/28/2006            12/1/2006           669       N                       176              356             180                   0
     409.21             9/1/2006            8/1/2021           7/25/2006            12/1/2006           650       N                       176              356             180                   0
      695.2             5/1/2006            4/1/2021           3/10/2006            12/1/2006           670       N                       172              351             180                   0
     613.87            10/1/2006            9/1/2021            8/1/2006            12/1/2006           631       N                       177              357             180                   0
     788.39             4/1/2006            3/1/2021            2/3/2006            12/1/2006           788       N                       171              351             180                   0
     586.57            10/1/2006            9/1/2021            8/9/2006            12/1/2006           699       N                       177              357             180                   0
    1010.76            10/1/2006            9/1/2021            8/9/2006            12/1/2006           689       N                       177              357             180                  36
     606.88            10/1/2006            9/1/2021            8/7/2006            12/1/2006           745       N                       177              357             180                  36
     784.63            10/1/2006            9/1/2021           8/11/2006            12/1/2006           657       Y                       177              357             180                   0
     476.16            10/1/2006            9/1/2021           8/11/2006            12/1/2006           781       N                       177              349             180                   0
     337.32            10/1/2006            9/1/2021           8/10/2006            12/1/2006           700       N                       177              357             180                   0
     259.15            10/1/2006            9/1/2021           8/16/2006            12/1/2006           717       N                       177              357             180                   0
    1190.82            10/1/2006            9/1/2021            8/9/2006            12/1/2006           678       N                       177              357             180                  60
     369.68            10/1/2006            9/1/2021            8/9/2006            12/1/2006           694       N                       177              357             180                   0
      366.6            10/1/2006            9/1/2021            8/9/2006            12/1/2006           694       N                       177              357             180                   0
      366.6            10/1/2006            9/1/2021            8/9/2006            12/1/2006           694       N                       177              357             180                   0
     323.07            10/1/2006            9/1/2021            8/3/2006            12/1/2006           704       N                       177              358             180                   0
     918.56            10/1/2006            9/1/2021           8/11/2006            12/1/2006           662       N                       177              357             180                   0
    2076.01             9/1/2006            8/1/2021           7/27/2006            12/1/2006           725       N                       176              356             180                   0
    1127.88            10/1/2006            9/1/2021           8/11/2006            12/1/2006           688       Y                       177              357             180                  36
     385.57             7/1/2006            6/1/2021            5/8/2006            12/1/2006           687       N                       174              339             180                   0
     563.41             8/1/2006            7/1/2021            6/8/2006            12/1/2006           696       N                       175              355             180                   0
     342.89             9/1/2006            8/1/2021            7/1/2006            12/1/2006           660       N                       176              356             180                   0
     582.32             9/1/2006            8/1/2021            7/5/2006            12/1/2006           682       N                       176              356             180                   0
    1195.33            10/1/2006            9/1/2021            8/7/2006            12/1/2006           688       Y                       177              357             180                   0
     295.25            10/1/2006            9/1/2021            8/8/2006            12/1/2006           680       N                       177              357             180                   0
    1046.45            10/1/2006            9/1/2021            8/2/2006            12/1/2006           737       N                       177              357             180                   0
     213.22            10/1/2006            9/1/2021            8/7/2006            12/1/2006           757       N                       177              317             180                   0
     789.97            10/1/2006            9/1/2021           8/10/2006            12/1/2006           642       N                       177              357             180                   0
     125.46            10/1/2006            9/1/2021            8/8/2006            12/1/2006           705       N                       177              357             180                   0
     271.01            10/1/2006            9/1/2021           8/10/2006            12/1/2006           781       N                       177              355             180                   0
     199.09            10/1/2006            9/1/2021           8/14/2006            12/1/2006           718       N                       177              357             180                   0
      71.64            10/1/2006            9/1/2021           8/11/2006            12/1/2006           741       N                       177              357             180                   0
      527.4            10/1/2006            9/1/2021           8/11/2006            12/1/2006           676       Y                       177              357             180                   0
     345.34            10/1/2006            9/1/2021           8/10/2006            12/1/2006           809       N                       177              351             180                   0
     693.24            10/1/2006            9/1/2021           8/14/2006            12/1/2006           751       Y                       177              357             180                   0
    1053.61            10/1/2006            9/1/2021           8/15/2006            12/1/2006           718       N                       177              357             180                   0
     496.54            10/1/2006            9/1/2021           8/10/2006            12/1/2006           745       N                       177              357             180                   0
    1273.75            10/1/2006            9/1/2021           8/15/2006            12/1/2006           763       N                       177              357             180                   0
     479.81            10/1/2006            9/1/2021           8/14/2006            12/1/2006           676       N                       177              357             180                   0
     242.28            10/1/2006            9/1/2021           8/16/2006            12/1/2006           788       N                       177              345             180                   0
     609.94            10/1/2006            9/1/2021            8/9/2006            12/1/2006           695       Y                       177              357             180                   0
      339.6            10/1/2006            9/1/2021           8/18/2006            12/1/2006           672       N                       177              357             180                   0
      101.9            10/1/2006            9/1/2021            8/9/2006            12/1/2006           625       N                       177              357             180                   0
     291.38            10/1/2006            9/1/2021           8/15/2006            12/1/2006           704       N                       177              357             180                   0
     345.27            10/1/2006            9/1/2021           8/17/2006            12/1/2006           629       N                       177              357             180                   0
     384.49            10/1/2006            9/1/2021           8/16/2006            12/1/2006           731       Y                       177              357             180                   0
     165.11            10/1/2006            9/1/2021           8/17/2006            12/1/2006           775       N                       177              351             180                   0
     133.27            10/1/2006            9/1/2021           8/18/2006            12/1/2006           700       N                       177              355             180                   0
     481.99            10/1/2006            9/1/2021            8/8/2006            12/1/2006           708       N                       177              357             180                   0
     692.63            10/1/2006            9/1/2021           8/10/2006            12/1/2006           699       Y                       177              357             180                  36
    1542.17            10/1/2006            9/1/2021            8/3/2006            12/1/2006           641       Y                       177              357             180                   0
    1237.05            10/1/2006            9/1/2021           8/11/2006            12/1/2006           645       N                       177              357             180                   0
     440.77            10/1/2006            9/1/2036           8/10/2006            12/1/2006           779       N                       357              357             360                   0
      658.6            10/1/2006            9/1/2021           8/11/2006            12/1/2006           766       Y                       177              357             180                  36
     935.76            10/1/2006            9/1/2021            8/2/2006            12/1/2006           673       Y                       177              357             180                   0
      455.3            10/1/2006            9/1/2021            8/7/2006            12/1/2006           649       N                       177              357             180                   0
     678.88            10/1/2006            9/1/2021           8/14/2006            12/1/2006           720       N                       177              357             180                  36
     466.05            10/1/2006            9/1/2021            8/4/2006            12/1/2006           623       N                       177              353             180                   0
     862.84            10/1/2006            9/1/2021           8/14/2006            12/1/2006           695       N                       177              357             180                   0
     622.74            10/1/2006            9/1/2021           8/15/2006            12/1/2006           728       N                       177              357             180                   0
     867.33            10/1/2006            9/1/2021           8/11/2006            12/1/2006           669       N                       177              357             180                   0
     314.27            10/1/2006            9/1/2021           8/16/2006            12/1/2006           748       N                       177              357             180                  36
     153.04             9/1/2006            8/1/2021           7/25/2006            12/1/2006           642       N                       176              176             180                   0
     346.12             9/1/2006            8/1/2021           7/22/2006            12/1/2006           667       N                       176              176             180                   0
     675.32            10/1/2006            9/1/2021            8/4/2006            12/1/2006           662       N                       177              337             180                   0
     504.99            10/1/2006            9/1/2021           7/31/2006            12/1/2006           666       N                       177              357             180                   0
     998.48            10/1/2006            9/1/2021           8/14/2006            12/1/2006           668       N                       177              343             180                   0
    1746.91            10/1/2006            9/1/2021           8/11/2006            12/1/2006           650       N                       177              357             180                   0
     626.29            10/1/2006            9/1/2021           8/14/2006            12/1/2006           672       N                       177              357             180                   0
     383.03            10/1/2006            9/1/2021           8/11/2006            12/1/2006           648       N                       177              177             180                   0
     218.12            10/1/2006            9/1/2021            8/5/2006            12/1/2006           630       N                       177              357             180                   0
     129.32            10/1/2006            9/1/2021           7/31/2006            12/1/2006           641       N                       177              357             180                   0
     371.88            10/1/2006            9/1/2021           8/14/2006            12/1/2006           663       N                       177              357             180                   0
     544.54            10/1/2006            9/1/2021            8/3/2006            12/1/2006           661       N                       177              357             180                   0
      92.31             9/1/2006            8/1/2021           7/28/2006            12/1/2006           665       N                       176              343             180                   0
     228.62            10/1/2006            9/1/2021            8/4/2006            12/1/2006           666       N                       177              177             180                   0
     855.94            10/1/2006            9/1/2021           7/31/2006            12/1/2006           665       N                       177              177             180                   0
     596.66            10/1/2006            9/1/2021            8/5/2006            12/1/2006           665       N                       177              357             180                   0
     220.32            10/1/2006            9/1/2021           7/28/2006            12/1/2006           620       N                       177              356             180                   0
     336.72            10/1/2006            9/1/2021           8/14/2006            12/1/2006           662       N                       177              357             180                   0
     194.49            10/1/2006            9/1/2021           7/31/2006            12/1/2006           665       N                       177              177             180                   0
     1456.6             9/1/2006            8/1/2021           7/24/2006            12/1/2006           669       N                       176              176             180                   0
     321.47             9/1/2006            8/1/2021           7/27/2006            12/1/2006           632       N                       176              356             180                   0
    1253.38            10/1/2006            9/1/2021           8/10/2006            12/1/2006           666       N                       177              357             180                   0
     457.12            10/1/2006            9/1/2021            8/3/2006            12/1/2006           662       N                       177              357             180                   0
      412.2             9/1/2006            8/1/2021           7/22/2006            12/1/2006           640       N                       176              176             180                   0
     283.63            10/1/2006            9/1/2021            8/9/2006            12/1/2006           662       N                       177              177             180                   0
    1033.17             9/1/2006            8/1/2021           7/24/2006            12/1/2006           648       N                       176              356             180                   0
     376.59             9/1/2006            8/1/2021           7/26/2006            12/1/2006           642       N                       176              356             180                   0
     586.02             9/1/2006            8/1/2021           7/21/2006            12/1/2006           650       N                       176              356             180                   0
     342.51             9/1/2006            8/1/2021           7/26/2006            12/1/2006           646       N                       176              356             180                   0
      258.8            10/1/2006            9/1/2021            8/8/2006            12/1/2006           641       N                       177              177             180                   0
    1487.12            10/1/2006            9/1/2021           8/10/2006            12/1/2006           688       N                       177              357             180                   0
     293.05             9/1/2006            8/1/2021           7/22/2006            12/1/2006           674       N                       176              356             180                   0
     569.71            10/1/2006            9/1/2021            8/7/2006            12/1/2006           663       N                       177              357             180                   0
     414.08             9/1/2006            8/1/2021           7/24/2006            12/1/2006           656       N                       176              176             180                   0
     218.57            10/1/2006            9/1/2021           8/10/2006            12/1/2006           663       N                       177              357             180                   0
     440.51             9/1/2006            8/1/2021           7/18/2006            12/1/2006           646       N                       176              356             180                   0
     197.07            10/1/2006            9/1/2021            8/3/2006            12/1/2006           779       N                       177              357             180                   0
     342.43            10/1/2006            9/1/2021            8/4/2006            12/1/2006           738       N                       177              177             180                   0
    1488.17            10/1/2006            9/1/2021            8/2/2006            12/1/2006           674       N                       177              177             180                   0
     239.77            10/1/2006            9/1/2021           7/31/2006            12/1/2006           651       N                       177              357             180                   0
     331.92            10/1/2006            9/1/2021           8/12/2006            12/1/2006           663       N                       177              357             180                   0
    1359.23             9/1/2006            8/1/2021           7/26/2006            12/1/2006           661       N                       176              356             180                   0
     658.61            10/1/2006            9/1/2021           7/31/2006            12/1/2006           621       N                       177              357             180                   0
     160.21             9/1/2006            8/1/2021            7/6/2006            12/1/2006           672       N                       176              354             180                   0
     228.55             9/1/2006            8/1/2021            8/3/2006            12/1/2006           649       N                       176              356             180                   0
     492.63            10/1/2006            9/1/2021            8/9/2006            12/1/2006           674       N                       177              177             180                   0
     254.93             9/1/2006            8/1/2021           7/25/2006            12/1/2006           649       N                       176              356             180                   0
     651.95             9/1/2006            8/1/2021            7/7/2006            12/1/2006           664       N                       176              176             180                   0
     662.31            10/1/2006            9/1/2021            8/4/2006            12/1/2006           673       N                       177              177             180                   0
      359.7             9/1/2006            8/1/2021           7/15/2006            12/1/2006           640       N                       176              176             180                   0
     170.85             9/1/2006            8/1/2021           7/14/2006            12/1/2006           659       N                       176              341             180                   0
     493.96            10/1/2006            9/1/2021           8/11/2006            12/1/2006           648       N                       177              346             180                   0
     803.97             9/1/2006            8/1/2021           7/25/2006            12/1/2006           669       N                       176              356             180                   0
     257.64             9/1/2006            8/1/2021           7/19/2006            12/1/2006           680       N                       176              355             180                   0
     268.45            10/1/2006            9/1/2021            8/5/2006            12/1/2006           635       N                       177              350             180                   0
     683.65            10/1/2006            9/1/2021            8/8/2006            12/1/2006           641       N                       177              177             180                   0
     196.12             9/1/2006            8/1/2021           7/22/2006            12/1/2006           674       N                       176              176             180                   0
     221.28             9/1/2006            8/1/2021           7/27/2006            12/1/2006           665       N                       176              356             180                   0
     1148.1             9/1/2006            8/1/2021           7/27/2006            12/1/2006           699       N                       176              356             180                   0
     129.32             9/1/2006            8/1/2021           7/17/2006            12/1/2006           657       N                       176              356             180                   0
     184.31             9/1/2006            8/1/2021           7/24/2006            12/1/2006           768       N                       176              356             180                   0
    1335.57            10/1/2006            9/1/2021            8/8/2006            12/1/2006           702       N                       177              355             180                   0
     866.95             9/1/2006            8/1/2021           7/22/2006            12/1/2006           672       N                       176              348             180                   0
     694.09            10/1/2006            9/1/2021            8/9/2006            12/1/2006           663       Y                       177              353             180                   0
     215.97             9/1/2006            8/1/2021           7/24/2006            12/1/2006           662       N                       176              356             180                   0
     260.41            10/1/2006            9/1/2021           8/11/2006            12/1/2006           775       N                       177              357             180                   0
    1543.03             9/1/2006            8/1/2021           7/25/2006            12/1/2006           764       N                       176              356             180                   0
     134.98            10/1/2006            9/1/2021            8/5/2006            12/1/2006           646       N                       177              352             180                   0
     819.81            10/1/2006            9/1/2021            8/8/2006            12/1/2006           645       N                       177              357             180                   0
     868.01            10/1/2006            9/1/2021           8/12/2006            12/1/2006           661       N                       177              357             180                   0
     948.85             9/1/2006            8/1/2021           7/28/2006            12/1/2006           672       N                       176              356             180                   0
    1874.49            10/1/2006            9/1/2021           7/31/2006            12/1/2006           674       N                       177              356             180                   0
     502.69             9/1/2006            8/1/2021           7/10/2006            12/1/2006           641       N                       176              176             180                   0
    1337.39            10/1/2006            9/1/2021            8/5/2006            12/1/2006           703       N                       177              357             180                   0
     279.74             9/1/2006            8/1/2021           7/29/2006            12/1/2006           649       N                       176              356             180                   0
    1998.09             9/1/2006            8/1/2021           7/27/2006            12/1/2006           771       N                       176              356             180                   0
     395.14            10/1/2006            9/1/2021           8/12/2006            12/1/2006           667       N                       177              334             180                   0
     310.72            10/1/2006            9/1/2021            8/5/2006            12/1/2006           661       N                       177              177             180                   0
     632.46            10/1/2006            9/1/2021            8/3/2006            12/1/2006           713       N                       177              357             180                   0
     547.31             9/1/2006            8/1/2021           7/17/2006            12/1/2006           661       N                       176              176             180                   0
    1555.69             9/1/2006            8/1/2021           7/20/2006            12/1/2006           641       N                       176              356             180                   0
     296.95            10/1/2006            9/1/2021            8/4/2006            12/1/2006           670       N                       177              357             180                   0
     157.46            10/1/2006            9/1/2021            8/4/2006            12/1/2006           666       N                       177              357             180                   0
     255.59            10/1/2006            9/1/2021           8/12/2006            12/1/2006           698       N                       177              357             180                   0
     204.55            10/1/2006            9/1/2021            8/4/2006            12/1/2006           662       N                       177              357             180                   0
      556.9             9/1/2006            8/1/2021           7/24/2006            12/1/2006           689       N                       176              176             180                   0
     267.18            10/1/2006            9/1/2021            8/8/2006            12/1/2006           671       N                       177              177             180                   0
     464.01             9/1/2006            8/1/2021           7/21/2006            12/1/2006           658       N                       176              356             180                   0
     338.23            10/1/2006            9/1/2021            8/4/2006            12/1/2006           650       N                       177              357             180                   0
     338.69            10/1/2006            9/1/2021           7/28/2006            12/1/2006           655       N                       177              357             180                   0
    1554.56            10/1/2006            9/1/2021            8/9/2006            12/1/2006           697       N                       177              357             180                   0
     259.05            10/1/2006            9/1/2021            8/3/2006            12/1/2006           649       N                       177              177             180                   0
     177.86             9/1/2006            8/1/2021           7/28/2006            12/1/2006           668       N                       176              174             180                   0
     430.61            10/1/2006            9/1/2021           7/31/2006            12/1/2006           671       N                       177              177             180                   0
     575.89            10/1/2006            9/1/2021           8/11/2006            12/1/2006           672       N                       177              357             180                   0
     547.21            10/1/2006            9/1/2021           8/14/2006            12/1/2006           670       N                       177              357             180                   0
      495.5             9/1/2006            8/1/2021           7/25/2006            12/1/2006           672       N                       176              176             180                   0
     385.77             9/1/2006            8/1/2021           7/20/2006            12/1/2006           668       N                       176              356             180                   0
     335.87            10/1/2006            9/1/2021           8/14/2006            12/1/2006           673       N                       177              357             180                   0
     888.75            10/1/2006            9/1/2021           8/15/2006            12/1/2006           672       N                       177              177             180                   0
     545.48            10/1/2006            9/1/2021            8/7/2006            12/1/2006           644       N                       177              352             180                   0
     189.67            10/1/2006            9/1/2021            8/9/2006            12/1/2006           667       N                       177              357             180                   0
     309.58            10/1/2006            9/1/2021            8/4/2006            12/1/2006           638       N                       177              357             180                   0
     405.38            10/1/2006            9/1/2021           7/31/2006            12/1/2006           662       N                       177              177             180                   0
     257.06            10/1/2006            9/1/2021           7/28/2006            12/1/2006           665       N                       177              177             180                   0
     528.38            10/1/2006            9/1/2021            8/4/2006            12/1/2006           657       N                       177              357             180                   0
      367.6            10/1/2006            9/1/2021            8/5/2006            12/1/2006           661       N                       177              177             180                   0
     585.39            10/1/2006            9/1/2021           8/11/2006            12/1/2006           655       Y                       177              177             180                   0
     497.75            10/1/2006            9/1/2021            8/3/2006            12/1/2006           674       N                       177              177             180                   0
     452.08            10/1/2006            9/1/2021            8/5/2006            12/1/2006           649       N                       177              355             180                   0
     496.74             9/1/2006            8/1/2021           7/26/2006            12/1/2006           665       N                       176              356             180                   0
     439.79             9/1/2006            8/1/2021           7/28/2006            12/1/2006           668       N                       176              355             180                   0
     712.42            10/1/2006            9/1/2021           8/14/2006            12/1/2006           643       N                       177              177             180                   0
     222.99            10/1/2006            9/1/2021            8/3/2006            12/1/2006           755       N                       177              357             180                   0
     345.14             9/1/2006            8/1/2021           7/31/2006            12/1/2006           620       N                       176              330             180                   0
     624.32             9/1/2006            8/1/2021           7/26/2006            12/1/2006           669       N                       176              356             180                   0
     168.91            10/1/2006            9/1/2021            8/4/2006            12/1/2006           646       N                       177              357             180                   0
     411.68             9/1/2006            8/1/2021            7/7/2006            12/1/2006           647       N                       176              173             180                   0
     270.25            10/1/2006            9/1/2021            8/8/2006            12/1/2006           673       N                       177              357             180                   0
     330.53            10/1/2006            9/1/2021            8/3/2006            12/1/2006           674       N                       177              357             180                   0
     259.86             9/1/2006            8/1/2021           7/17/2006            12/1/2006           641       N                       176              176             180                   0
     185.72            10/1/2006            9/1/2021           8/16/2006            12/1/2006           673       N                       177              357             180                   0
     187.23            10/1/2006            9/1/2021           8/11/2006            12/1/2006           660       N                       177              177             180                   0
     270.58            10/1/2006            9/1/2021           7/31/2006            12/1/2006           672       N                       177              357             180                   0
     462.73            10/1/2006            9/1/2021           8/11/2006            12/1/2006           675       N                       177              357             180                   0
     165.64            10/1/2006            9/1/2021            8/3/2006            12/1/2006           651       N                       177              177             180                   0
     418.21             9/1/2006            8/1/2021           7/24/2006            12/1/2006           626       N                       176              356             180                   0
     855.11             8/1/2006            7/1/2021           6/20/2006            12/1/2006           665       N                       175              175             180                   0
    1581.36            10/1/2006            9/1/2021           8/10/2006            12/1/2006           634       N                       177              357             180                   0
     679.82             8/1/2006            7/1/2021           6/23/2006            12/1/2006           664       N                       175              354             180                   0
     236.85            10/1/2006            9/1/2021            8/1/2006            12/1/2006           636       N                       177              357             180                   0
     226.82             7/1/2006            6/1/2021           5/20/2006            12/1/2006           661       N                       174              354             180                   0
      236.3            10/1/2006            9/1/2021           7/31/2006            12/1/2006           645       N                       177              348             180                   0
     286.95             8/1/2006            7/1/2021            6/6/2006            12/1/2006           665       N                       175              175             180                   0
     530.57             9/1/2006            8/1/2021           7/19/2006            12/1/2006           662       N                       176              356             180                   0
     2016.2            10/1/2006            9/1/2021           7/31/2006            12/1/2006           668       N                       177              175             180                   0
     335.74            10/1/2006            9/1/2021            8/8/2006            12/1/2006           668       N                       177              176             180                   0
     652.52            10/1/2006            9/1/2021            8/8/2006            12/1/2006           673       N                       177              357             180                   0
     323.67             9/1/2006            8/1/2021           7/20/2006            12/1/2006           669       N                       176              176             180                   0
     552.89            10/1/2006            9/1/2021           8/15/2006            12/1/2006           663       N                       177              326             180                   0
     266.07             9/1/2006            8/1/2021           7/25/2006            12/1/2006           662       N                       176              356             180                   0
     120.36             9/1/2006            8/1/2021           7/31/2006            12/1/2006           654       N                       176              356             180                   0
     262.93            10/1/2006            9/1/2021            8/9/2006            12/1/2006           666       N                       177              357             180                   0
     755.85             9/1/2006            8/1/2021           7/20/2006            12/1/2006           666       N                       176              356             180                   0
     307.68            10/1/2006            9/1/2021           7/31/2006            12/1/2006           664       N                       177              357             180                   0
    1142.02             9/1/2006            8/1/2021           7/31/2006            12/1/2006           670       N                       176              356             180                   0
      286.4             9/1/2006            8/1/2021           7/24/2006            12/1/2006           661       N                       176              354             180                   0
     810.97             9/1/2006            8/1/2021           7/22/2006            12/1/2006           658       N                       176              356             180                   0
     187.45            10/1/2006            9/1/2021           7/29/2006            12/1/2006           661       N                       177              357             180                   0
     210.35            10/1/2006            9/1/2021           7/28/2006            12/1/2006           659       N                       177              357             180                   0
    1527.95             9/1/2006            8/1/2021           7/27/2006            12/1/2006           702       N                       176              356             180                   0
     234.33            10/1/2006            9/1/2021            8/7/2006            12/1/2006           651       N                       177              355             180                   0
     134.98            10/1/2006            9/1/2021           7/31/2006            12/1/2006           667       N                       177              330             180                   0
     173.97            10/1/2006            9/1/2021            8/4/2006            12/1/2006           648       N                       177              357             180                   0
     242.63             9/1/2006            8/1/2021           7/29/2006            12/1/2006           672       N                       176              356             180                   0
      97.43            10/1/2006            9/1/2021           8/10/2006            12/1/2006           638       N                       177              357             180                   0
      89.99            10/1/2006            9/1/2021           8/11/2006            12/1/2006           652       N                       177              357             180                   0
     330.51            10/1/2006            9/1/2021            8/5/2006            12/1/2006           670       N                       177              357             180                   0
    1220.22             9/1/2006            8/1/2021           7/31/2006            12/1/2006           664       N                       176              356             180                   0
     184.01            10/1/2006            9/1/2021            8/3/2006            12/1/2006           772       Y                       177              351             180                   0
     322.12            10/1/2006            9/1/2021           7/29/2006            12/1/2006           658       N                       177              357             180                   0
     671.11            10/1/2006            9/1/2021           7/28/2006            12/1/2006           670       N                       177              357             180                   0
     295.11            10/1/2006            9/1/2021            8/8/2006            12/1/2006           645       N                       177              357             180                   0
     468.63            10/1/2006            9/1/2021            8/5/2006            12/1/2006           622       N                       177              357             180                   0
     339.94            10/1/2006            9/1/2021            8/4/2006            12/1/2006           665       N                       177              357             180                   0
      314.3            10/1/2006            9/1/2021           7/31/2006            12/1/2006           688       N                       177              357             180                   0
     141.94             9/1/2006            8/1/2021           7/31/2006            12/1/2006           768       N                       176              345             180                   0
     365.64            10/1/2006            9/1/2021           8/10/2006            12/1/2006           663       N                       177              357             180                   0
     481.37             9/1/2006            8/1/2021           7/28/2006            12/1/2006           630       N                       176              356             180                   0
     159.63            10/1/2006            9/1/2021           8/14/2006            12/1/2006           671       N                       177              356             180                   0
     118.49            10/1/2006            9/1/2021            8/9/2006            12/1/2006           662       N                       177              176             180                   0
     203.39            10/1/2006            9/1/2021           8/10/2006            12/1/2006           666       N                       177              357             180                   0
     437.77             9/1/2006            8/1/2021           7/24/2006            12/1/2006           662       N                       176              354             180                   0
      271.8            10/1/2006            9/1/2021            8/7/2006            12/1/2006           668       N                       177              357             180                   0
     234.41             9/1/2006            8/1/2021           7/21/2006            12/1/2006           654       N                       176              335             180                   0
     281.18             9/1/2006            8/1/2021           7/19/2006            12/1/2006           664       N                       176              351             180                   0
    1133.85             9/1/2006            8/1/2021           7/25/2006            12/1/2006           710       N                       176              356             180                   0
      488.2             9/1/2006            8/1/2021           7/20/2006            12/1/2006           648       N                       176              356             180                   0
     324.56             9/1/2006            8/1/2021           7/22/2006            12/1/2006           698       N                       176              249             180                   0
     381.69             9/1/2006            8/1/2021           7/26/2006            12/1/2006           648       N                       176              176             180                   0
    1280.77            10/1/2006            9/1/2021            8/3/2006            12/1/2006           661       N                       177              357             180                   0
     591.61            10/1/2006            9/1/2021            8/3/2006            12/1/2006           710       N                       177              177             180                   0
      294.3             8/1/2006            7/1/2021           6/23/2006            12/1/2006           770       N                       175              343             180                   0
     476.26             9/1/2006            8/1/2021           7/27/2006            12/1/2006           668       N                       176              176             180                   0
     515.15            10/1/2006            9/1/2021            8/1/2006            12/1/2006           650       N                       177              357             180                   0
     291.61             9/1/2006            8/1/2021           7/27/2006            12/1/2006           664       N                       176              356             180                   0
     693.56            10/1/2006            9/1/2021           7/31/2006            12/1/2006           663       N                       177              356             180                   0
     261.75            10/1/2006            9/1/2021            8/3/2006            12/1/2006           652       N                       177              357             180                   0
      244.2            10/1/2006            9/1/2021            8/9/2006            12/1/2006           632       N                       177              356             180                   0
     240.25            10/1/2006            9/1/2021            8/3/2006            12/1/2006           663       N                       177              356             180                   0
     822.07            10/1/2006            9/1/2021           8/12/2006            12/1/2006           660       N                       177              245             180                   0
     426.16            10/1/2006            9/1/2021           7/28/2006            12/1/2006           691       N                       177              177             180                   0
     382.74             9/1/2006            8/1/2021           7/24/2006            12/1/2006           662       N                       176              339             180                   0
     459.25            10/1/2006            9/1/2021           7/31/2006            12/1/2006           665       N                       177              334             180                   0
     343.74            10/1/2006            9/1/2021            8/9/2006            12/1/2006           674       N                       177              357             180                   0
     736.25            10/1/2006            9/1/2021           7/28/2006            12/1/2006           685       N                       177              177             180                   0
     220.25             9/1/2006            8/1/2021           7/21/2006            12/1/2006           667       N                       176              176             180                   0
     153.57            10/1/2006            9/1/2021            8/7/2006            12/1/2006           674       N                       177              348             180                   0
     404.12             9/1/2006            8/1/2021           7/27/2006            12/1/2006           651       N                       176              356             180                   0
     298.41            10/1/2006            9/1/2021           7/28/2006            12/1/2006           654       N                       177              356             180                   0
     320.79            10/1/2006            9/1/2021           8/12/2006            12/1/2006           654       N                       177              357             180                   0
     388.44             9/1/2006            8/1/2021           7/26/2006            12/1/2006           646       N                       176              356             180                   0
     154.77             9/1/2006            8/1/2021           7/26/2006            12/1/2006           665       N                       176              356             180                   0
     513.77            10/1/2006            9/1/2021           8/12/2006            12/1/2006           645       N                       177              357             180                   0
     254.36            10/1/2006            9/1/2021            8/9/2006            12/1/2006           670       N                       177              357             180                   0
     261.62             9/1/2006            8/1/2021           7/21/2006            12/1/2006           667       N                       176              356             180                   0
     671.59             9/1/2006            8/1/2021           7/11/2006            12/1/2006           651       N                       176              176             180                   0
     531.32            10/1/2006            9/1/2021            8/3/2006            12/1/2006           672       N                       177              356             180                   0
     247.59            10/1/2006            9/1/2021            8/4/2006            12/1/2006           662       N                       177              357             180                   0
      265.5            10/1/2006            9/1/2021           8/14/2006            12/1/2006           647       N                       177              354             180                   0
     229.18            10/1/2006            9/1/2021           8/11/2006            12/1/2006           645       N                       177              357             180                   0
     219.35             9/1/2006            8/1/2021           7/26/2006            12/1/2006           661       N                       176              172             180                   0
      352.8             9/1/2006            8/1/2021           7/15/2006            12/1/2006           800       N                       176              176             180                   0
     213.98             9/1/2006            8/1/2021           7/27/2006            12/1/2006           661       N                       176              356             180                   0
        167             9/1/2006            8/1/2021           7/25/2006            12/1/2006           673       N                       176              176             180                   0
     221.28            10/1/2006            9/1/2021            8/9/2006            12/1/2006           658       N                       177              357             180                   0
     579.35             9/1/2006            8/1/2021           7/25/2006            12/1/2006           644       N                       176              354             180                   0
     279.74            10/1/2006            9/1/2021           7/31/2006            12/1/2006           620       N                       177              357             180                   0
    1389.22             9/1/2006            8/1/2021            8/5/2006            12/1/2006           722       N                       176              356             180                   0
     734.96             9/1/2006            8/1/2021           7/28/2006            12/1/2006           654       N                       176              356             180                   0
     527.82            10/1/2006            9/1/2021            8/5/2006            12/1/2006           643       N                       177              357             180                   0
      341.3             9/1/2006            8/1/2021            8/5/2006            12/1/2006           673       N                       176              356             180                   0
     937.25            10/1/2006            9/1/2021           8/10/2006            12/1/2006           673       N                       177              357             180                   0
      171.4             9/1/2006            8/1/2021           7/17/2006            12/1/2006           649       N                       176              356             180                   0
     465.88             9/1/2006            8/1/2021           7/25/2006            12/1/2006           646       N                       176              176             180                   0
    2004.94             9/1/2006            8/1/2021           7/31/2006            12/1/2006           752       N                       176              356             180                   0
     842.46            10/1/2006            9/1/2021            8/5/2006            12/1/2006           660       N                       177              357             180                   0
     165.67            10/1/2006            9/1/2021            8/9/2006            12/1/2006           672       N                       177              357             180                   0
     602.89             9/1/2006            8/1/2021           7/24/2006            12/1/2006           665       N                       176              356             180                   0
     215.71             9/1/2006            8/1/2021           7/21/2006            12/1/2006           633       N                       176              356             180                   0
     771.63            10/1/2006            9/1/2021           8/12/2006            12/1/2006           658       N                       177              356             180                   0
     248.37             9/1/2006            8/1/2021           7/29/2006            12/1/2006           653       N                       176              321             180                   0
      80.83             9/1/2006            8/1/2021           7/24/2006            12/1/2006           653       N                       176              356             180                   0
     466.36             9/1/2006            8/1/2021           7/24/2006            12/1/2006           622       N                       176              356             180                   0
     871.68            10/1/2006            9/1/2021           8/10/2006            12/1/2006           720       Y                       177              357             180                   0
    1194.99            10/1/2006            9/1/2021            8/7/2006            12/1/2006           712       N                       177              357             180                   0
     405.53            10/1/2006            9/1/2021           8/14/2006            12/1/2006           649       N                       177              357             180                   0
     271.81            10/1/2006            9/1/2021           7/28/2006            12/1/2006           671       N                       177              357             180                   0
     862.83            10/1/2006            9/1/2021           7/31/2006            12/1/2006           661       Y                       177              357             180                   0
     192.42            10/1/2006            9/1/2021            8/5/2006            12/1/2006           632       N                       177              357             180                   0
      563.9            10/1/2006            9/1/2021           8/10/2006            12/1/2006           645       N                       177              357             180                   0
     834.15            10/1/2006            9/1/2021            8/9/2006            12/1/2006           648       N                       177              357             180                   0
     145.28             9/1/2006            8/1/2021           7/11/2006            12/1/2006           668       N                       176              356             180                   0
     784.99            10/1/2006            9/1/2021           7/31/2006            12/1/2006           661       N                       177              357             180                   0
    2161.67            10/1/2006            9/1/2021           7/28/2006            12/1/2006           746       N                       177              357             180                   0
     175.82             9/1/2006            8/1/2021           7/12/2006            12/1/2006           647       N                       176              355             180                   0
     385.05            10/1/2006            9/1/2021            8/7/2006            12/1/2006           664       N                       177              357             180                   0
      286.4             9/1/2006            8/1/2021           7/25/2006            12/1/2006           640       N                       176              176             180                   0
     615.12            10/1/2006            9/1/2021            8/7/2006            12/1/2006           670       N                       177              177             180                   0
     261.11            10/1/2006            9/1/2021           8/14/2006            12/1/2006           672       N                       177              357             180                   0
     783.87             9/1/2006            8/1/2021           7/12/2006            12/1/2006           674       N                       176              355             180                   0
    1343.78            10/1/2006            9/1/2021           8/26/2006            12/1/2006           694       N                       177              357             180                   0
     283.56            10/1/2006            9/1/2021           8/25/2006            12/1/2006           649       N                       177              357             180                   0
     348.56            10/1/2006            9/1/2021           8/21/2006            12/1/2006           643       N                       177              357             180                   0
      161.3             9/1/2006            8/1/2021           7/12/2006            12/1/2006           661       N                       176              356             180                   0
     204.76             9/1/2006            8/1/2021           7/31/2006            12/1/2006           627       N                       176              356             180                   0
     348.99            10/1/2006            9/1/2021           8/21/2006            12/1/2006           644       N                       177              357             180                   0
    1410.53            10/1/2006            9/1/2021           8/14/2006            12/1/2006           622       Y                       177              357             180                   0
     444.97             9/1/2006            8/1/2021           7/27/2006            12/1/2006           658       N                       176              356             180                   0
     156.11            10/1/2006            9/1/2021           8/23/2006            12/1/2006           628       N                       177              356             180                   0
     300.27            10/1/2006            9/1/2021           8/10/2006            12/1/2006           622       N                       177              357             180                   0
      429.7            10/1/2006            9/1/2021           8/14/2006            12/1/2006           654       N                       177              357             180                   0
     188.89            10/1/2006            9/1/2021           8/14/2006            12/1/2006           627       N                       177              330             180                   0
      232.4            10/1/2006            9/1/2021           8/24/2006            12/1/2006           644       N                       177              356             180                   0
     318.21            10/1/2006            9/1/2021           8/30/2006            12/1/2006           620       N                       177              357             180                   0
     594.92            10/1/2006            9/1/2021           8/11/2006            12/1/2006           638       N                       177              357             180                   0
      367.4             9/1/2006            8/1/2021           7/24/2006            12/1/2006           669       N                       176              356             180                   0
      730.7            10/1/2006            9/1/2021           8/15/2006            12/1/2006           642       N                       177              357             180                   0
     283.56            10/1/2006            9/1/2021           8/11/2006            12/1/2006           643       N                       177              343             180                   0
        497            10/1/2006            9/1/2021            8/7/2006            12/1/2006           646       N                       177              357             180                   0
     337.54            10/1/2006            9/1/2021            8/8/2006            12/1/2006           666       N                       177              357             180                   0
      545.3            10/1/2006            9/1/2021            8/3/2006            12/1/2006           624       N                       177              357             180                   0
     637.07            10/1/2006            9/1/2021           8/25/2006            12/1/2006           628       N                       177              357             180                   0
    1010.53            10/1/2006            9/1/2021           8/24/2006            12/1/2006           632       N                       177              357             180                   0
     396.59            10/1/2006            9/1/2021           8/11/2006            12/1/2006           650       N                       177              357             180                   0
     780.87            10/1/2006            9/1/2021           8/17/2006            12/1/2006           643       N                       177              357             180                   0
     537.44            10/1/2006            9/1/2021           8/23/2006            12/1/2006           696       N                       177              357             180                   0
     358.81            10/1/2006            9/1/2021           8/18/2006            12/1/2006           676       N                       177              357             180                   0
     336.13            10/1/2006            9/1/2021           8/22/2006            12/1/2006           665       N                       177              357             180                   0
     427.47            10/1/2006            9/1/2021           8/14/2006            12/1/2006           670       N                       177              357             180                   0
      346.5            10/1/2006            9/1/2021            8/7/2006            12/1/2006           644       N                       177              357             180                   0
     418.79            10/1/2006            9/1/2021           8/11/2006            12/1/2006           631       N                       177              357             180                   0
     279.66            10/1/2006            9/1/2021           8/18/2006            12/1/2006           677       N                       177              357             180                   0
     497.01            10/1/2006            9/1/2021           8/14/2006            12/1/2006           666       N                       177              357             180                   0
     116.57            10/1/2006            9/1/2021            8/9/2006            12/1/2006           713       N                       177              357             180                   0
     970.63            10/1/2006            9/1/2021           8/11/2006            12/1/2006           661       N                       177              357             180                   0
     371.69            10/1/2006            9/1/2021           8/15/2006            12/1/2006           627       N                       177              357             180                   0
       89.5            10/1/2006            9/1/2021           8/16/2006            12/1/2006           697       N                       177              357             180                   0
      90.76            10/1/2006            9/1/2021           8/23/2006            12/1/2006           760       N                       177              357             180                   0
     432.35            10/1/2006            9/1/2021           8/10/2006            12/1/2006           687       N                       177              357             180                   0
     476.66            10/1/2006            9/1/2021           8/22/2006            12/1/2006           651       N                       177              357             180                   0
     494.04            10/1/2006            9/1/2021            8/3/2006            12/1/2006           641       N                       177              356             180                   0
     470.33            10/1/2006            9/1/2021           8/14/2006            12/1/2006           645       N                       177              357             180                   0
     321.18            10/1/2006            9/1/2021           8/25/2006            12/1/2006           644       Y                       177              357             180                   0
     604.73            10/1/2006            9/1/2021           8/25/2006            12/1/2006           692       N                       177              357             180                   0
     518.45            10/1/2006            9/1/2021            8/8/2006            12/1/2006           638       N                       177              355             180                   0
      183.7            10/1/2006            9/1/2021           8/16/2006            12/1/2006           641       N                       177              357             180                   0
     468.04            10/1/2006            9/1/2021            8/8/2006            12/1/2006           635       N                       177              357             180                   0
     275.55             9/1/2006            8/1/2021           7/12/2006            12/1/2006           695       Y                       176              356             180                   0
     177.35            10/1/2006            9/1/2021            8/9/2006            12/1/2006           641       N                       177              356             180                   0
    1290.32             9/1/2006            8/1/2021           7/12/2006            12/1/2006           637       N                       176              355             180                   0
     351.12             9/1/2006            8/1/2021           6/30/2006            12/1/2006           649       N                       176              356             180                   0
     384.22             9/1/2006            8/1/2021           7/24/2006            12/1/2006           646       N                       176              351             180                   0
    1297.81             9/1/2006            8/1/2021           7/14/2006            12/1/2006           626       N                       176              356             180                   0
     225.47             9/1/2006            8/1/2021           7/10/2006            12/1/2006           686       N                       176              356             180                   0
     709.14             9/1/2006            8/1/2021           7/22/2006            12/1/2006           684       N                       176              356             180                   0
      480.1            10/1/2006            9/1/2021           8/10/2006            12/1/2006           645       N                       177              354             180                   0
     356.47             9/1/2006            8/1/2021           7/27/2006            12/1/2006           629       N                       176              345             180                   0
     699.11             9/1/2006            8/1/2021           7/27/2006            12/1/2006           720       N                       176              356             180                   0
      701.6             9/1/2006            8/1/2021           7/14/2006            12/1/2006           630       N                       176              356             180                   0
        216             9/1/2006            8/1/2021           7/11/2006            12/1/2006           642       N                       176              356             180                   0
     229.72            10/1/2006            9/1/2021            8/8/2006            12/1/2006           632       N                       177              351             180                   0
     712.43            10/1/2006            9/1/2021           8/14/2006            12/1/2006           632       N                       177              357             180                   0
     656.24             9/1/2006            8/1/2021            7/7/2006            12/1/2006           650       N                       176              311             180                   0
     303.58             9/1/2006            8/1/2021            7/8/2006            12/1/2006           655       N                       176              356             180                   0
    1102.18            10/1/2006            9/1/2021           8/17/2006            12/1/2006           649       N                       177              356             180                   0
     516.94            10/1/2006            9/1/2021           7/31/2006            12/1/2006           648       N                       177              320             180                   0
     383.96            10/1/2006            9/1/2021           8/25/2006            12/1/2006           683       N                       177              357             180                   0
     384.02            10/1/2006            9/1/2021           8/10/2006            12/1/2006           660       N                       177              357             180                   0
     386.93            10/1/2006            9/1/2021           8/15/2006            12/1/2006           640       N                       177              345             180                   0
      394.8            10/1/2006            9/1/2021            8/8/2006            12/1/2006           663       N                       177              357             180                   0
    2153.92            10/1/2006            9/1/2021           8/14/2006            12/1/2006           656       N                       177              357             180                   0
     257.08            10/1/2006            9/1/2021           8/22/2006            12/1/2006           624       N                       177              357             180                   0
     592.71            10/1/2006            9/1/2021           8/22/2006            12/1/2006           723       N                       177              357             180                   0
     351.85            10/1/2006            9/1/2021           8/10/2006            12/1/2006           699       N                       177              356             180                   0
     715.16            10/1/2006            9/1/2021            8/9/2006            12/1/2006           643       N                       177              357             180                   0
     380.28            10/1/2006            9/1/2021           8/14/2006            12/1/2006           650       N                       177              357             180                   0
     309.74            10/1/2006            9/1/2021           8/10/2006            12/1/2006           620       N                       177              357             180                   0
     455.57            10/1/2006            9/1/2021           8/10/2006            12/1/2006           662       N                       177              353             180                   0
     253.32            10/1/2006            9/1/2021           8/10/2006            12/1/2006           689       N                       177              357             180                   0
     834.31            10/1/2006            9/1/2021           8/24/2006            12/1/2006           626       N                       177              350             180                   0
      348.7            10/1/2006            9/1/2021           8/11/2006            12/1/2006           633       N                       177              345             180                   0
     663.11            10/1/2006            9/1/2021           8/17/2006            12/1/2006           657       N                       177              357             180                   0
     430.01            10/1/2006            9/1/2021           8/16/2006            12/1/2006           622       N                       177              344             180                   0
     399.11            10/1/2006            9/1/2021           8/16/2006            12/1/2006           656       N                       177              357             180                   0
     442.56            10/1/2006            9/1/2021           8/23/2006            12/1/2006           662       N                       177              357             180                   0
      427.7            10/1/2006            9/1/2021           8/22/2006            12/1/2006           638       N                       177              353             180                   0
     478.06            10/1/2006            9/1/2021           8/10/2006            12/1/2006           660       N                       177              357             180                   0
     338.22            10/1/2006            9/1/2021           8/18/2006            12/1/2006           667       Y                       177              357             180                   0
     730.61            10/1/2006            9/1/2021           8/14/2006            12/1/2006           746       N                       177              357             180                   0
     665.05            10/1/2006            9/1/2021           8/19/2006            12/1/2006           670       N                       177              357             180                   0
    1462.01            10/1/2006            9/1/2021           8/21/2006            12/1/2006           675       Y                       177              357             180                   0
    1302.63            10/1/2006            9/1/2021            8/9/2006            12/1/2006           641       N                       177              357             180                   0
     402.06            10/1/2006            9/1/2021           8/23/2006            12/1/2006           631       N                       177              351             180                   0
     198.95            10/1/2006            9/1/2021           8/24/2006            12/1/2006           747       N                       177              357             180                   0
     741.68            10/1/2006            9/1/2021           8/18/2006            12/1/2006           650       N                       177              357             180                   0
     386.15            10/1/2006            9/1/2021           8/11/2006            12/1/2006           622       N                       177              335             180                   0
     619.12            10/1/2006            9/1/2021            8/9/2006            12/1/2006           647       N                       177              357             180                   0
    1489.86            10/1/2006            9/1/2021            8/9/2006            12/1/2006           665       N                       177              357             180                   0
     729.41            10/1/2006            9/1/2021           8/18/2006            12/1/2006           629       N                       177              357             180                   0
     479.86            10/1/2006            9/1/2021           8/25/2006            12/1/2006           681       N                       177              357             180                   0
     253.32            10/1/2006            9/1/2021           8/22/2006            12/1/2006           652       N                       177              357             180                   0
     337.75            10/1/2006            9/1/2021           8/26/2006            12/1/2006           690       N                       177              357             180                   0
     219.58            10/1/2006            9/1/2021           8/16/2006            12/1/2006           631       N                       177              357             180                   0
     812.69            10/1/2006            9/1/2021           8/15/2006            12/1/2006           658       N                       177              357             180                   0
     937.25            10/1/2006            9/1/2021           8/12/2006            12/1/2006           709       N                       177              357             180                   0
     593.82            10/1/2006            9/1/2021           8/22/2006            12/1/2006           693       N                       177              357             180                   0
     327.18            10/1/2006            9/1/2021           8/28/2006            12/1/2006           674       N                       177              357             180                   0
     260.96            10/1/2006            9/1/2021           8/12/2006            12/1/2006           596       N                       177              334             180                   0
     569.46            10/1/2006            9/1/2021           8/12/2006            12/1/2006           684       N                       177              357             180                   0
     810.57            10/1/2006            9/1/2021           8/21/2006            12/1/2006           620       N                       177              357             180                   0
    2385.86            10/1/2006            9/1/2021           8/15/2006            12/1/2006           668       N                       177              357             180                   0
     378.71            10/1/2006            9/1/2021           8/10/2006            12/1/2006           656       N                       177              357             180                   0
     632.22            10/1/2006            9/1/2021           8/24/2006            12/1/2006           706       N                       177              357             180                   0
     599.62            10/1/2006            9/1/2021           8/24/2006            12/1/2006           626       N                       177              357             180                   0
    1262.12            10/1/2006            9/1/2021           8/23/2006            12/1/2006           625       N                       177              357             180                   0
      360.9            10/1/2006            9/1/2021           8/21/2006            12/1/2006           643       Y                       177              348             180                   0
     501.56            10/1/2006            9/1/2021           8/25/2006            12/1/2006           650       N                       177              345             180                   0
     209.75            10/1/2006            9/1/2021           8/17/2006            12/1/2006           655       N                       177              357             180                   0
     291.84            10/1/2006            9/1/2021           8/23/2006            12/1/2006           621       N                       177              357             180                   0
     346.43            10/1/2006            9/1/2021           8/23/2006            12/1/2006           704       N                       177              355             180                   0
     392.34            10/1/2006            9/1/2021           8/21/2006            12/1/2006           637       N                       177              357             180                   0
     501.68            10/1/2006            9/1/2021           8/25/2006            12/1/2006           626       N                       177              357             180                   0
     490.77            10/1/2006            9/1/2021           8/15/2006            12/1/2006           623       N                       177              357             180                   0
     272.65            10/1/2006            9/1/2021           8/21/2006            12/1/2006           649       N                       177              354             180                   0
     179.97            10/1/2006            9/1/2021           8/19/2006            12/1/2006           671       N                       177              357             180                   0
    1237.82            10/1/2006            9/1/2021           8/26/2006            12/1/2006           688       N                       177              357             180                   0
     506.63            10/1/2006            9/1/2021           8/16/2006            12/1/2006           650       N                       177              356             180                   0
     196.92            10/1/2006            9/1/2021           8/25/2006            12/1/2006           665       N                       177              351             180                   0
     390.79            10/1/2006            9/1/2021           8/23/2006            12/1/2006           651       N                       177              310             180                   0
     425.64            10/1/2006            9/1/2021           8/15/2006            12/1/2006           639       N                       177              357             180                   0
     308.18            10/1/2006            9/1/2021           8/19/2006            12/1/2006           772       N                       177              357             180                   0
     489.14            10/1/2006            9/1/2021           8/25/2006            12/1/2006           622       N                       177              357             180                   0
     655.49            10/1/2006            9/1/2021           8/16/2006            12/1/2006           761       N                       177              357             180                   0
     335.74            10/1/2006            9/1/2021           8/23/2006            12/1/2006           686       N                       177              357             180                   0
     436.02            10/1/2006            9/1/2021           8/21/2006            12/1/2006           664       N                       177              357             180                   0
    1343.78            10/1/2006            9/1/2021           8/25/2006            12/1/2006           646       Y                       177              357             180                   0
     748.45            10/1/2006            9/1/2021           8/25/2006            12/1/2006           733       N                       177              357             180                   0
     355.42             9/1/2006            8/1/2021           7/28/2006            12/1/2006           665       N                       176              349             180                   0
     396.33             9/1/2006            8/1/2021           7/11/2006            12/1/2006           709       Y                       176              355             180                   0
     323.41            10/1/2006            9/1/2021           8/23/2006            12/1/2006           689       N                       177              357             180                   0
     375.94            10/1/2006            9/1/2021            8/1/2006            12/1/2006           754       N                       177              357             180                   0
     442.49            10/1/2006            9/1/2021           8/11/2006            12/1/2006           676       N                       177              357             180                   0
     122.21            10/1/2006            9/1/2021           8/28/2006            12/1/2006           648       N                       177              357             180                   0
      663.6             7/1/2006            6/1/2021            5/9/2006            12/1/2006           633       N                       174              353             180                   0
     652.13             9/1/2006            8/1/2021           7/31/2006            12/1/2006           778       N                       176              346             180                   0
     131.75            10/1/2006            9/1/2021           8/25/2006            12/1/2006           666       Y                       177              357             180                   0
     320.64            10/1/2006            9/1/2021           8/15/2006            12/1/2006           672       N                       177              357             180                   0
     436.24             9/1/2006            8/1/2021           7/28/2006            12/1/2006           630       N                       176              356             180                   0
     395.62             9/1/2006            8/1/2021           7/28/2006            12/1/2006           693       N                       176              356             180                   0
     780.17             8/1/2006            7/1/2021           6/19/2006            12/1/2006           625       N                       175              355             180                   0
     426.91             7/1/2006            6/1/2021           5/24/2006            12/1/2006           668       N                       174              351             180                   0
      583.5             9/1/2006            8/1/2021           7/12/2006            12/1/2006           633       N                       176              356             180                   0
     847.61             9/1/2006            8/1/2021           6/30/2006            12/1/2006           661       Y                       176              356             180                   0
     902.91             8/1/2006            7/1/2021           5/31/2006            12/1/2006           638       N                       175              354             180                   0
     639.71             9/1/2006            8/1/2021           7/11/2006            12/1/2006           640       N                       176              356             180                   0
    1557.28             9/1/2006            8/1/2021           7/14/2006            12/1/2006           620       N                       176              356             180                   0
     453.69            10/1/2006            9/1/2021           8/25/2006            12/1/2006           659       N                       177              357             180                   0
     170.41            10/1/2006            9/1/2021           8/11/2006            12/1/2006           671       Y                       177              334             180                   0
     328.58            10/1/2006            9/1/2021           8/18/2006            12/1/2006           697       N                       177              357             180                   0
     176.42            10/1/2006            9/1/2021           8/17/2006            12/1/2006           636       N                       177              357             180                   0
     272.16             8/1/2006            7/1/2021            6/5/2006            12/1/2006           630       N                       175              355             180                   0
     330.85             8/1/2006            7/1/2021           5/30/2006            12/1/2006           622       N                       175              354             180                   0
     252.53             8/1/2006            7/1/2021            6/6/2006            12/1/2006           669       N                       175              354             180                   0
     486.43            10/1/2006            9/1/2021            8/7/2006            12/1/2006           627       Y                       177              356             180                   0
     232.81             9/1/2006            8/1/2021           7/14/2006            12/1/2006           651       N                       176              356             180                   0
     251.88             9/1/2006            8/1/2021           6/29/2006            12/1/2006           659       N                       176              356             180                   0
     577.14             9/1/2006            8/1/2021           7/14/2006            12/1/2006           662       N                       176              352             180                   0
     851.13            10/1/2006            9/1/2021           8/21/2006            12/1/2006           628       N                       177              357             180                   0
     412.25             9/1/2006            8/1/2021           6/30/2006            12/1/2006           640       N                       176              356             180                   0
     275.04             8/1/2006            7/1/2021           6/22/2006            12/1/2006           622       N                       175              355             180                   0
     449.64             9/1/2006            8/1/2021           7/12/2006            12/1/2006           700       N                       176              356             180                   0
     390.45             9/1/2006            8/1/2021           7/14/2006            12/1/2006           661       N                       176              355             180                   0
     227.91            10/1/2006            9/1/2021           8/14/2006            12/1/2006           620       Y                       177              344             180                   0
     360.58             9/1/2006            8/1/2021           7/14/2006            12/1/2006           631       N                       176              356             180                   0
     223.73             9/1/2006            8/1/2021           7/15/2006            12/1/2006           676       Y                       176              355             180                   0
     232.22            10/1/2006            9/1/2021           8/18/2006            12/1/2006           706       N                       177              357             180                   0
     652.17             9/1/2006            8/1/2021            7/6/2006            12/1/2006           675       N                       176              355             180                   0
     370.81             9/1/2006            8/1/2021            8/1/2006            12/1/2006           641       N                       176              329             180                   0
     249.48             9/1/2006            8/1/2021           6/27/2006            12/1/2006           626       N                       176              356             180                   0
     337.19             9/1/2006            8/1/2021            7/7/2006            12/1/2006           733       N                       176              356             180                   0
     375.68             9/1/2006            8/1/2021           6/27/2006            12/1/2006           650       N                       176              356             180                   0
     283.56             9/1/2006            8/1/2021           7/27/2006            12/1/2006           642       N                       176              356             180                   0
     554.97             9/1/2006            8/1/2021           7/10/2006            12/1/2006           685       N                       176              356             180                   0
     967.47             9/1/2006            8/1/2021           7/24/2006            12/1/2006           623       N                       176              356             180                   0
     269.53             9/1/2006            8/1/2021           7/15/2006            12/1/2006           633       N                       176              356             180                   0
     478.77            10/1/2006            9/1/2021           8/23/2006            12/1/2006           623       N                       177              357             180                   0
     512.58             9/1/2006            8/1/2021           7/14/2006            12/1/2006           630       N                       176              356             180                   0
     335.25            10/1/2006            9/1/2021           8/15/2006            12/1/2006           686       Y                       177              326             180                   0
     104.41             9/1/2006            8/1/2021            7/1/2006            12/1/2006           650       N                       176              356             180                   0
     277.38             9/1/2006            8/1/2021           7/14/2006            12/1/2006           714       N                       176              354             180                   0
     786.22            10/1/2006            9/1/2021            8/8/2006            12/1/2006           703       N                       177              355             180                   0
     572.84             9/1/2006            8/1/2021           7/18/2006            12/1/2006           642       N                       176              356             180                   0
      529.7             9/1/2006            8/1/2021           7/11/2006            12/1/2006           629       N                       176              356             180                   0
     258.44             9/1/2006            8/1/2021           6/30/2006            12/1/2006           665       N                       176              351             180                   0
     636.91             9/1/2006            8/1/2021           7/13/2006            12/1/2006           662       N                       176              356             180                   0
     717.58            10/1/2006            9/1/2021           8/19/2006            12/1/2006           659       N                       177              357             180                   0
     606.91             9/1/2006            8/1/2021           7/10/2006            12/1/2006           620       N                       176              335             180                   0
     278.36            10/1/2006            9/1/2021           8/18/2006            12/1/2006           652       N                       177              357             180                   0
     817.02            10/1/2006            9/1/2021           8/22/2006            12/1/2006           638       Y                       177              312             180                   0
     409.12             9/1/2006            8/1/2021           7/31/2006            12/1/2006           665       N                       176              356             180                   0
     431.88             9/1/2006            8/1/2021           7/17/2006            12/1/2006           650       N                       176              356             180                   0
     290.87             9/1/2006            8/1/2021           7/14/2006            12/1/2006           699       N                       176              356             180                   0
     188.26             9/1/2006            8/1/2021           7/14/2006            12/1/2006           679       N                       176              354             180                   0
     168.78            10/1/2006            9/1/2021           8/26/2006            12/1/2006           643       N                       177              357             180                   0
     635.36            10/1/2006            9/1/2021           8/10/2006            12/1/2006           673       N                       177              357             180                   0
     575.56             9/1/2006            8/1/2021           7/27/2006            12/1/2006           630       Y                       176              355             180                   0
     290.81            10/1/2006            9/1/2021           8/22/2006            12/1/2006           680       N                       177              357             180                   0
     227.09            10/1/2006            9/1/2021           8/14/2006            12/1/2006           763       N                       177              357             180                   0
     165.64             9/1/2006            8/1/2021           7/13/2006            12/1/2006           689       N                       176              356             180                   0
     377.35            10/1/2006            9/1/2021           8/16/2006            12/1/2006           646       N                       177              357             180                   0
     1158.6            10/1/2006            9/1/2021           7/31/2006            12/1/2006           627       N                       177              357             180                   0
     463.48            10/1/2006            9/1/2021            8/8/2006            12/1/2006           644       N                       177              353             180                   0
     286.59             9/1/2006            8/1/2021           7/22/2006            12/1/2006           653       N                       176              351             180                   0
     311.76            10/1/2006            9/1/2021           8/29/2006            12/1/2006           676       N                       177              357             180                   0
    1266.56            10/1/2006            9/1/2021           8/15/2006            12/1/2006           685       N                       177              357             180                   0
     505.25            10/1/2006            9/1/2021           8/11/2006            12/1/2006           680       N                       177              349             180                   0
     824.12            10/1/2006            9/1/2021            8/7/2006            12/1/2006           663       N                       177              353             180                   0
     444.97            10/1/2006            9/1/2021           8/30/2006            12/1/2006           628       N                       177              357             180                   0
     436.24            10/1/2006            9/1/2021           8/15/2006            12/1/2006           664       N                       177              357             180                   0
     482.93             9/1/2006            8/1/2021           7/17/2006            12/1/2006           633       N                       176              356             180                   0
     315.73             9/1/2006            8/1/2021           7/27/2006            12/1/2006           673       N                       176              316             180                   0
     261.75             9/1/2006            8/1/2021           6/30/2006            12/1/2006           681       N                       176              356             180                   0
      503.8             9/1/2006            8/1/2021           7/27/2006            12/1/2006           672       N                       176              356             180                   0
      249.6            10/1/2006            9/1/2021           8/11/2006            12/1/2006           637       N                       177              357             180                   0
      549.2            10/1/2006            9/1/2021           8/11/2006            12/1/2006           650       N                       177              354             180                   0
     589.13            10/1/2006            9/1/2021           7/31/2006            12/1/2006           662       N                       177              357             180                   0
     354.76            10/1/2006            9/1/2021           8/23/2006            12/1/2006           636       N                       177              357             180                   0
     323.03            10/1/2006            9/1/2021           8/25/2006            12/1/2006           625       N                       177              357             180                   0
      151.6            10/1/2006            9/1/2021            8/3/2006            12/1/2006           681       N                       177              357             180                   0
     188.13            10/1/2006            9/1/2021           8/10/2006            12/1/2006           654       N                       177              354             180                   0
     370.53            10/1/2006            9/1/2021           8/25/2006            12/1/2006           661       N                       177              357             180                   0
     290.28             9/1/2006            8/1/2021           7/26/2006            12/1/2006           680       N                       176              353             180                   0
     271.81             9/1/2006            8/1/2021           7/14/2006            12/1/2006           640       N                       176              356             180                   0
     739.42            10/1/2006            9/1/2021           8/10/2006            12/1/2006           646       N                       177              356             180                   0
     365.51            10/1/2006            9/1/2021           8/18/2006            12/1/2006           666       N                       177              357             180                   0
    1090.59            10/1/2006            9/1/2021            8/7/2006            12/1/2006           643       N                       177              335             180                   0
     328.06            10/1/2006            9/1/2021           8/14/2006            12/1/2006           631       N                       177              356             180                   0
     924.28            10/1/2006            9/1/2021           8/23/2006            12/1/2006           660       N                       177              357             180                   0
     207.22             9/1/2006            8/1/2021           7/28/2006            12/1/2006           625       N                       176              356             180                   0
     225.24            10/1/2006            9/1/2021           8/17/2006            12/1/2006           630       N                       177              357             180                   0
     348.99            10/1/2006            9/1/2021           8/14/2006            12/1/2006           664       Y                       177              357             180                   0
      359.9             9/1/2006            8/1/2021           7/28/2006            12/1/2006           668       N                       176              356             180                   0
     473.97            10/1/2006            9/1/2021           8/11/2006            12/1/2006           641       N                       177              357             180                   0
     612.92            10/1/2006            9/1/2021           8/17/2006            12/1/2006           681       N                       177              357             180                   0
     537.02            10/1/2006            9/1/2021            8/4/2006            12/1/2006           669       N                       177              357             180                   0
     195.92             9/1/2006            8/1/2021           7/27/2006            12/1/2006           669       N                       176              356             180                   0
     175.59            10/1/2006            9/1/2021           8/11/2006            12/1/2006           772       N                       177              357             180                   0
     330.32            10/1/2006            9/1/2021           8/21/2006            12/1/2006           655       N                       177              357             180                   0
     309.74             9/1/2006            8/1/2021           7/25/2006            12/1/2006           665       N                       176              350             180                   0
     380.27            10/1/2006            9/1/2021           8/10/2006            12/1/2006           626       N                       177              350             180                   0
     174.87             9/1/2006            8/1/2021           7/25/2006            12/1/2006           653       N                       176              356             180                   0
     270.91            10/1/2006            9/1/2021           8/18/2006            12/1/2006           666       N                       177              355             180                   0
     261.75            10/1/2006            9/1/2021            8/4/2006            12/1/2006           629       N                       177              357             180                   0
     412.25             9/1/2006            8/1/2021           7/26/2006            12/1/2006           631       N                       176              352             180                   0
     315.02            10/1/2006            9/1/2021            8/8/2006            12/1/2006           643       N                       177              357             180                   0
     179.11            10/1/2006            9/1/2021           8/11/2006            12/1/2006           635       N                       177              352             180                   0
    1363.24            10/1/2006            9/1/2021           8/28/2006            12/1/2006           633       N                       177              357             180                   0
     365.51            10/1/2006            9/1/2021           8/28/2006            12/1/2006           653       N                       177              357             180                   0
     370.62            10/1/2006            9/1/2021           8/12/2006            12/1/2006           639       N                       177              357             180                   0
      903.3            10/1/2006            9/1/2021           8/10/2006            12/1/2006           675       N                       177              346             180                   0
     995.48            10/1/2006            9/1/2021           8/15/2006            12/1/2006           650       N                       177              357             180                   0
      660.9            10/1/2006            9/1/2021           8/12/2006            12/1/2006           669       N                       177              357             180                   0
     920.56            10/1/2006            9/1/2021           8/17/2006            12/1/2006           639       N                       177              357             180                   0
     557.89            10/1/2006            9/1/2021           8/12/2006            12/1/2006           661       N                       177              332             180                   0
     474.97            10/1/2006            9/1/2021           8/22/2006            12/1/2006           695       N                       177              324             180                   0
     250.58            10/1/2006            9/1/2021           8/18/2006            12/1/2006           657       N                       177              357             180                   0
     335.91            10/1/2006            9/1/2021            8/7/2006            12/1/2006           621       N                       177              357             180                   0
     817.95            10/1/2006            9/1/2021           8/11/2006            12/1/2006           634       N                       177              357             180                   0
     772.83            10/1/2006            9/1/2021           7/28/2006            12/1/2006           650       N                       177              357             180                   0
     390.41            10/1/2006            9/1/2021           8/11/2006            12/1/2006           667       N                       177              357             180                   0
     354.72            10/1/2006            9/1/2021            8/5/2006            12/1/2006           623       N                       177              357             180                   0
     357.88            10/1/2006            9/1/2021           8/22/2006            12/1/2006           643       N                       177              356             180                   0
     357.23            10/1/2006            9/1/2021           8/10/2006            12/1/2006           634       N                       177              357             180                   0
     588.38            10/1/2006            9/1/2021            8/8/2006            12/1/2006           644       N                       177              357             180                   0
     330.11            10/1/2006            9/1/2021           8/10/2006            12/1/2006           707       N                       177              357             180                   0
     304.03            10/1/2006            9/1/2021           8/17/2006            12/1/2006           639       N                       177              357             180                   0
      214.8            10/1/2006            9/1/2021           8/14/2006            12/1/2006           627       N                       177              357             180                   0
     348.99            10/1/2006            9/1/2021            8/9/2006            12/1/2006           631       N                       177              357             180                   0
     130.48            10/1/2006            9/1/2021           8/11/2006            12/1/2006           633       N                       177              355             180                   0
     265.94            10/1/2006            9/1/2021           8/21/2006            12/1/2006           644       Y                       177              332             180                   0
     615.33            10/1/2006            9/1/2021           8/10/2006            12/1/2006           665       N                       177              357             180                   0
     405.92            10/1/2006            9/1/2021           8/25/2006            12/1/2006           659       N                       177              356             180                   0
     439.83            10/1/2006            9/1/2021           8/11/2006            12/1/2006           607       N                       177              357             180                   0
     258.01            10/1/2006            9/1/2021           8/15/2006            12/1/2006           646       N                       177              357             180                   0
     515.37            10/1/2006            9/1/2021           8/10/2006            12/1/2006           655       N                       177              357             180                   0
        957            10/1/2006            9/1/2021           8/18/2006            12/1/2006           664       N                       177              357             180                   0
     418.85            10/1/2006            9/1/2021           8/10/2006            12/1/2006           681       N                       177              357             180                   0
     322.82            10/1/2006            9/1/2021            8/9/2006            12/1/2006           666       N                       177              357             180                   0
     722.82            10/1/2006            9/1/2021           8/26/2006            12/1/2006           644       N                       177              357             180                   0
     404.14            10/1/2006            9/1/2021           8/16/2006            12/1/2006           685       N                       177              357             180                   0
     556.43            10/1/2006            9/1/2021           8/24/2006            12/1/2006           642       N                       177              355             180                   0
     335.91            10/1/2006            9/1/2021           8/25/2006            12/1/2006           649       N                       177              357             180                   0
     436.08            10/1/2006            9/1/2021            8/8/2006            12/1/2006           620       N                       177              356             180                   0
     122.01            10/1/2006            9/1/2021           8/14/2006            12/1/2006           770       N                       177              357             180                   0
     348.99            10/1/2006            9/1/2021           8/18/2006            12/1/2006           624       N                       177              355             180                   0
     633.64            10/1/2006            9/1/2021           8/11/2006            12/1/2006           676       N                       177              357             180                   0
     258.44            10/1/2006            9/1/2021           8/16/2006            12/1/2006           682       N                       177              357             180                   0
      615.1            10/1/2006            9/1/2021           8/18/2006            12/1/2006           671       N                       177              355             180                   0
     271.81            10/1/2006            9/1/2021           8/23/2006            12/1/2006           661       N                       177              357             180                   0
     234.32            10/1/2006            9/1/2021           8/23/2006            12/1/2006           669       N                       177              357             180                   0
     379.97            10/1/2006            9/1/2021           8/15/2006            12/1/2006           622       N                       177              357             180                   0
     371.02            10/1/2006            9/1/2021           8/15/2006            12/1/2006           663       N                       177              356             180                   0
      241.6            10/1/2006            9/1/2021           8/11/2006            12/1/2006           631       N                       177              357             180                   0
     162.97            10/1/2006            9/1/2021           8/17/2006            12/1/2006           693       N                       177              357             180                   0
     505.27            10/1/2006            9/1/2021           8/25/2006            12/1/2006           643       N                       177              357             180                   0
     356.66            10/1/2006            9/1/2021           8/24/2006            12/1/2006           692       Y                       177              357             180                   0
     636.59            10/1/2006            9/1/2021           8/11/2006            12/1/2006           659       N                       177              357             180                   0
     571.39            10/1/2006            9/1/2021            8/7/2006            12/1/2006           801       N                       177              357             180                   0
     207.22            10/1/2006            9/1/2021           8/25/2006            12/1/2006           660       N                       177              357             180                   0
     401.47            10/1/2006            9/1/2021           8/17/2006            12/1/2006           640       N                       177              357             180                   0
     715.01            10/1/2006            9/1/2021           8/18/2006            12/1/2006           625       N                       177              357             180                   0
     522.84            10/1/2006            9/1/2021           8/23/2006            12/1/2006           633       N                       177              355             180                   0
     685.84            10/1/2006            9/1/2021           8/11/2006            12/1/2006           648       N                       177              357             180                   0
     338.48            10/1/2006            9/1/2021           8/25/2006            12/1/2006           667       N                       177              357             180                   0
     296.86            10/1/2006            9/1/2021           8/18/2006            12/1/2006           775       N                       177              357             180                   0
     273.26            10/1/2006            9/1/2021           8/24/2006            12/1/2006           653       N                       177              349             180                   0
     187.74            10/1/2006            9/1/2021           8/18/2006            12/1/2006           622       N                       177              355             180                   0
     489.97            10/1/2006            9/1/2021           8/14/2006            12/1/2006           755       N                       177              357             180                   0
     750.77            10/1/2006            9/1/2021           8/23/2006            12/1/2006           654       N                       177              357             180                   0
     222.91            10/1/2006            9/1/2021           8/25/2006            12/1/2006           655       N                       177              357             180                   0
     455.36            10/1/2006            9/1/2021           8/10/2006            12/1/2006           630       N                       177              357             180                   0
     818.87            10/1/2006            9/1/2021           8/19/2006            12/1/2006           646       N                       177              357             180                   0
     198.09            10/1/2006            9/1/2021           8/22/2006            12/1/2006           629       N                       177              328             180                   0
     250.23            10/1/2006            9/1/2021           8/14/2006            12/1/2006           674       N                       177              357             180                   0
     629.89            10/1/2006            9/1/2021           8/16/2006            12/1/2006           652       N                       177              350             180                   0
     326.81            10/1/2006            9/1/2021           8/22/2006            12/1/2006           650       N                       177              357             180                   0
     465.22            10/1/2006            9/1/2021           8/28/2006            12/1/2006           632       N                       177              357             180                   0
     245.57            10/1/2006            9/1/2021           8/23/2006            12/1/2006           697       N                       177              355             180                   0
     510.64            10/1/2006            9/1/2021           8/25/2006            12/1/2006           673       N                       177              357             180                   0
     322.51            10/1/2006            9/1/2021           8/25/2006            12/1/2006           677       N                       177              351             180                   0
      95.86            10/1/2006            9/1/2021           8/25/2006            12/1/2006           728       N                       177              356             180                   0
     824.04             8/1/2006            7/1/2021           6/24/2006            12/1/2006           656       Y                       175              355             180                   0
     562.57             9/1/2006            8/1/2021           7/28/2006            12/1/2006           672       N                       176              356             180                   0
     293.32             9/1/2006            8/1/2021            7/6/2006            12/1/2006           651       N                       176              356             180                   0
    1068.78             9/1/2006            8/1/2021           7/31/2006            12/1/2006           681       N                       176              352             180                   0
     296.67             9/1/2006            8/1/2021           7/31/2006            12/1/2006           705       N                       176               33             180                   0
     796.09            10/1/2006            9/1/2021           8/22/2006            12/1/2006           659       N                       177              357             180                   0
     966.37            10/1/2006            9/1/2021           8/21/2006            12/1/2006           658       N                       177              357             180                   0
     535.57            10/1/2006            9/1/2021           8/15/2006            12/1/2006           705       N                       177              356             180                   0
     224.52            10/1/2006            9/1/2021           8/14/2006            12/1/2006           718       N                       177              357             180                   0
        733            10/1/2006            9/1/2021            8/7/2006            12/1/2006           640       N                       177              357             180                   0
     218.12            10/1/2006            9/1/2021           8/10/2006            12/1/2006           634       N                       177              357             180                   0
     831.97            10/1/2006            9/1/2021           8/16/2006            12/1/2006           627       N                       177              357             180                   0
     745.83            10/1/2006            9/1/2021           8/15/2006            12/1/2006           726       N                       177              357             180                   0
     218.12            10/1/2006            9/1/2021           8/23/2006            12/1/2006           623       N                       177              345             180                   0
      357.7            10/1/2006            9/1/2021           8/23/2006            12/1/2006           621       N                       177              357             180                   0
     804.98             9/1/2006            8/1/2021           7/14/2006            12/1/2006           625       N                       176              356             180                   0
     610.73            10/1/2006            9/1/2021            8/9/2006            12/1/2006           651       N                       177              357             180                   0
     414.16            10/1/2006            9/1/2021            8/2/2006            12/1/2006           693       N                       177              357             180                   0
     160.49             9/1/2006            8/1/2021           7/21/2006            12/1/2006           694       N                       176              356             180                   0
     482.02             9/1/2006            8/1/2021           7/13/2006            12/1/2006           637       N                       176              356             180                   0
      738.6            10/1/2006            9/1/2021           8/24/2006            12/1/2006           753       N                       177              357             180                   0
     278.72            10/1/2006            9/1/2021            8/7/2006            12/1/2006           690       N                       177              357             180                   0
     374.08            10/1/2006            9/1/2021           8/21/2006            12/1/2006           666       N                       177              357             180                   0
     287.48            10/1/2006            9/1/2021           8/17/2006            12/1/2006           682       N                       177              334             180                   0
     610.73            10/1/2006            9/1/2021           8/14/2006            12/1/2006           677       N                       177              357             180                   0
     677.37            10/1/2006            9/1/2021           8/14/2006            12/1/2006           694       N                       177              356             180                   0
     666.98            10/1/2006            9/1/2021           8/11/2006            12/1/2006           620       N                       177              357             180                   0
    1353.51             9/1/2006            8/1/2021           7/11/2006            12/1/2006           661       N                       176              356             180                   0
     483.13             9/1/2006            8/1/2021           7/11/2006            12/1/2006           679       N                       176              356             180                   0
      718.7             9/1/2006            8/1/2021           7/14/2006            12/1/2006           620       N                       176              356             180                   0
     228.65            10/1/2006            9/1/2021            8/7/2006            12/1/2006           640       N                       177              357             180                   0
     318.46            10/1/2006            9/1/2021           8/18/2006            12/1/2006           627       N                       177              357             180                   0
    1135.75            10/1/2006            9/1/2021           8/12/2006            12/1/2006           669       N                       177              357             180                   0
     376.55            10/1/2006            9/1/2021           8/28/2006            12/1/2006           694       N                       177              357             180                   0
     787.83            10/1/2006            9/1/2021           8/17/2006            12/1/2006           685       N                       177              343             180                   0
     162.13            10/1/2006            9/1/2021           8/26/2006            12/1/2006           623       N                       177              348             180                   0
     275.21            10/1/2006            9/1/2021           8/30/2006            12/1/2006           664       N                       177              357             180                   0
     818.28            10/1/2006            9/1/2021           8/10/2006            12/1/2006           621       N                       177              357             180                   0
     575.21             9/1/2006            8/1/2021           7/17/2006            12/1/2006           685       N                       176              356             180                   0
     203.67             9/1/2006            8/1/2021           7/27/2006            12/1/2006           662       N                       176              327             180                   0
     179.29             9/1/2006            8/1/2021           7/10/2006            12/1/2006           642       N                       176              355             180                   0
     570.38            10/1/2006            9/1/2021           8/24/2006            12/1/2006           675       N                       177              357             180                   0
     304.61            10/1/2006            9/1/2021            8/9/2006            12/1/2006           647       N                       177              357             180                   0
     386.47            10/1/2006            9/1/2021           8/19/2006            12/1/2006           651       N                       177              357             180                   0
     603.77            10/1/2006            9/1/2021           8/15/2006            12/1/2006           673       N                       177              357             180                   0
     330.53            10/1/2006            9/1/2021           8/17/2006            12/1/2006           675       N                       177              357             180                   0
     761.24            10/1/2006            9/1/2021            8/9/2006            12/1/2006           655       N                       177              357             180                   0
     667.06            10/1/2006            9/1/2021           8/16/2006            12/1/2006           659       N                       177              354             180                   0
     375.92            10/1/2006            9/1/2021           8/15/2006            12/1/2006           653       N                       177              357             180                   0
     522.99            10/1/2006            9/1/2021           8/12/2006            12/1/2006           626       N                       177              357             180                   0
     656.08            10/1/2006            9/1/2021           8/23/2006            12/1/2006           640       N                       177              357             180                   0
     814.34            10/1/2006            9/1/2021           8/18/2006            12/1/2006           625       N                       177               41             180                   0
     403.52            10/1/2006            9/1/2021           8/11/2006            12/1/2006           655       N                       177              357             180                   0
     261.62            10/1/2006            9/1/2021           8/21/2006            12/1/2006           644       N                       177              354             180                   0
     592.71            10/1/2006            9/1/2021           8/26/2006            12/1/2006           677       N                       177              357             180                   0
     735.49            10/1/2006            9/1/2021           8/24/2006            12/1/2006           729       N                       177              357             180                   0
     553.64            10/1/2006            9/1/2021           8/26/2006            12/1/2006           638       N                       177              357             180                   0
     633.38            10/1/2006            9/1/2021           8/23/2006            12/1/2006           744       N                       177              357             180                   0
      645.3            10/1/2006            9/1/2021           8/22/2006            12/1/2006           714       N                       177              357             180                   0
     379.53            10/1/2006            9/1/2021           8/17/2006            12/1/2006           652       N                       177              321             180                   0
     477.78             9/1/2006            8/1/2021           7/25/2006            12/1/2006           644       N                       176              356             180                   0
     379.42             8/1/2006            7/1/2021           6/16/2006            12/1/2006           690       N                       175              355             180                   0
     597.82            10/1/2006            9/1/2021           8/10/2006            12/1/2006           632       N                       177              357             180                   0
      511.2            10/1/2006            9/1/2021           8/14/2006            12/1/2006           641       N                       177              356             180                   0
      241.3             9/1/2006            8/1/2021           7/28/2006            12/1/2006           697       N                       176              356             180                   0
      448.8            10/1/2006            9/1/2021           8/24/2006            12/1/2006           679       N                       177              357             180                   0
     177.04            10/1/2006            9/1/2021           8/25/2006            12/1/2006           653       N                       177              353             180                   0
     343.49             9/1/2006            8/1/2021           7/17/2006            12/1/2006           638       N                       176              347             180                   0
     717.85            10/1/2006            9/1/2021           8/25/2006            12/1/2006           682       N                       177              338             180                   0
     305.85            10/1/2006            9/1/2021           8/25/2006            12/1/2006           624       N                       177              357             180                   0
     173.25             9/1/2006            8/1/2021           7/11/2006            12/1/2006           730       Y                       176              356             180                   0
     665.26             9/1/2006            8/1/2021           7/29/2006            12/1/2006           724       N                       176              338             180                   0
     201.57            10/1/2006            9/1/2021           8/29/2006            12/1/2006           633       N                       177              357             180                   0
     274.54            10/1/2006            9/1/2021           8/16/2006            12/1/2006           790       N                       177              355             180                   0
    1075.03            10/1/2006            9/1/2021           8/15/2006            12/1/2006           659       N                       177              357             180                   0
     781.37            10/1/2006            9/1/2021           8/14/2006            12/1/2006           668       N                       177              357             180                   0
      299.4            10/1/2006            9/1/2021           7/29/2006            12/1/2006           634       N                       177              357             180                   0
     822.25            10/1/2006            9/1/2021           8/18/2006            12/1/2006           676       N                       177              357             180                   0
    1167.69             9/1/2006            8/1/2021            8/5/2006            12/1/2006           640       N                       176              356             180                   0
     149.76            10/1/2006            9/1/2021           8/14/2006            12/1/2006           747       N                       177              351             180                   0
     423.63            10/1/2006            9/1/2021           8/29/2006            12/1/2006           766       N                       177              357             180                   0
     294.46             9/1/2006            8/1/2021           7/14/2006            12/1/2006           628       N                       176              355             180                   0
     383.57            10/1/2006            9/1/2021           8/17/2006            12/1/2006           675       N                       177              357             180                   0
     297.87            10/1/2006            9/1/2021            8/8/2006            12/1/2006           643       N                       177              357             180                   0
     370.81            10/1/2006            9/1/2021           8/11/2006            12/1/2006           627       N                       177              357             180                   0
     275.75            10/1/2006            9/1/2021           8/21/2006            12/1/2006           674       N                       177              357             180                   0
     298.83            10/1/2006            9/1/2021           8/14/2006            12/1/2006           632       N                       177              330             180                   0
     242.96            10/1/2006            9/1/2021           8/18/2006            12/1/2006           667       N                       177              353             180                   0
      277.2            10/1/2006            9/1/2021           8/25/2006            12/1/2006           622       N                       177              356             180                   0
     229.03             9/1/2006            8/1/2021           7/14/2006            12/1/2006           632       N                       176              356             180                   0
     283.33             9/1/2006            8/1/2021           7/11/2006            12/1/2006           658       N                       176              356             180                   0
      209.2            10/1/2006            9/1/2021           8/25/2006            12/1/2006           684       N                       177              357             180                   0
     731.11            10/1/2006            9/1/2021           8/12/2006            12/1/2006           624       N                       177              357             180                   0
     263.24            10/1/2006            9/1/2021           8/15/2006            12/1/2006           672       N                       177              357             180                   0
     371.14            10/1/2006            9/1/2021           8/10/2006            12/1/2006           659       N                       177              357             180                   0
     430.69            10/1/2006            9/1/2021           8/19/2006            12/1/2006           694       N                       177              357             180                   0
     333.26            10/1/2006            9/1/2021           8/22/2006            12/1/2006           628       N                       177              357             180                   0
     162.01            10/1/2006            9/1/2021           8/17/2006            12/1/2006           678       N                       177              357             180                   0
     376.71             9/1/2006            8/1/2021           7/22/2006            12/1/2006           700       N                       176              354             180                   0
     291.34            10/1/2006            9/1/2021           8/11/2006            12/1/2006           661       N                       177              357             180                   0
     216.41             9/1/2006            8/1/2021            8/1/2006            12/1/2006           648       N                       176              353             180                   0
     195.66            10/1/2006            9/1/2021           8/29/2006            12/1/2006           646       N                       177              357             180                   0
     319.17            10/1/2006            9/1/2021           8/10/2006            12/1/2006           637       N                       177              329             180                   0
     283.05            10/1/2006            9/1/2021           8/18/2006            12/1/2006           642       N                       177              357             180                   0
     306.35            10/1/2006            9/1/2021            8/4/2006            12/1/2006           650       N                       177              357             180                   0
     333.73            10/1/2006            9/1/2021           8/12/2006            12/1/2006           697       N                       177              320             180                   0
     496.67            10/1/2006            9/1/2021           8/31/2006            12/1/2006           634       N                       177              357             180                   0
     243.73            10/1/2006            9/1/2021           8/17/2006            12/1/2006           666       N                       177              357             180                   0
     244.76            10/1/2006            9/1/2021            8/4/2006            12/1/2006           631       N                       177              357             180                   0
     662.62            10/1/2006            9/1/2021           8/10/2006            12/1/2006           587       N                       177              357             180                   0
      355.9            10/1/2006            9/1/2021           8/28/2006            12/1/2006           651       N                       177              357             180                   0
     641.58            10/1/2006            9/1/2021           8/18/2006            12/1/2006           671       Y                       177              357             180                   0
     217.45            10/1/2006            9/1/2021           8/15/2006            12/1/2006           680       Y                       177              357             180                   0
     291.34            10/1/2006            9/1/2021           8/25/2006            12/1/2006           681       N                       177              357             180                   0
     273.58            10/1/2006            9/1/2021           8/24/2006            12/1/2006           634       N                       177              354             180                   0
     421.41            10/1/2006            9/1/2021           8/22/2006            12/1/2006           634       N                       177              357             180                   0
     861.57            10/1/2006            9/1/2021           8/25/2006            12/1/2006           665       N                       177              357             180                   0
     368.89            10/1/2006            9/1/2021           8/21/2006            12/1/2006           625       N                       177              357             180                   0
     1128.4            10/1/2006            9/1/2021           8/25/2006            12/1/2006           656       N                       177              357             180                   0
     399.45             9/1/2006            8/1/2036           7/28/2006            12/1/2006           652       N                       356              356             360                  36
     473.58             9/1/2006            8/1/2036           7/28/2006            12/1/2006           675       N                       356              356             360                  36
     416.57             9/1/2006            8/1/2036           7/25/2006            12/1/2006           662       N                       356              356             360                   0
     636.66             9/1/2006            8/1/2036           7/24/2006            12/1/2006           645       N                       356              342             360                   0
     734.45             9/1/2006            8/1/2036           7/27/2006            12/1/2006           648       N                       356                0             360                   0
     811.04             9/1/2006            8/1/2036           7/11/2006            12/1/2006           687       N                       356                0             360                   0
        668             9/1/2006            8/1/2036           7/24/2006            12/1/2006           657       N                       356                0             360                   0
     289.21             9/1/2006            8/1/2036           7/12/2006            12/1/2006           709       N                       356              356             360                   0
     393.89             9/1/2006            8/1/2036           7/19/2006            12/1/2006           741       N                       356              356             360                  36
     395.92             9/1/2006            8/1/2036           7/28/2006            12/1/2006           759       N                       356              356             360                  36
     962.31             9/1/2006            8/1/2036           7/21/2006            12/1/2006           746       N                       356              356             360                  36
     828.03             9/1/2006            8/1/2036           7/24/2006            12/1/2006           697       N                       356              356             360                   0
    1194.83             9/1/2006            8/1/2036           7/19/2006            12/1/2006           666       N                       356              356             360                  36
     473.02             9/1/2006            8/1/2036           7/24/2006            12/1/2006           706       N                       356                0             360                   0
     476.27             9/1/2006            8/1/2036           7/19/2006            12/1/2006           742       N                       356                0             360                  36
        636             9/1/2006            8/1/2036           7/31/2006            12/1/2006           738       N                       356                0             360                   0
     268.35             9/1/2006            8/1/2021           7/21/2006            12/1/2006           681       N                       176              174             180                  36
     220.13             9/1/2006            8/1/2036           7/28/2006            12/1/2006           688       N                       356              356             360                  36
     202.31             9/1/2006            8/1/2036           7/28/2006            12/1/2006           700       N                       356              356             360                  36
     680.16             9/1/2006            8/1/2036           7/19/2006            12/1/2006           670       N                       356              354             360                  36
     439.97             9/1/2006            8/1/2036            8/3/2006            12/1/2006           730       N                       356              356             360                   0
     205.67             9/1/2006            8/1/2036           7/28/2006            12/1/2006           706       N                       356              356             360                  36
     173.67             9/1/2006            8/1/2036           7/31/2006            12/1/2006           648       N                       356              356             360                  36
     187.22             9/1/2006            8/1/2036           7/31/2006            12/1/2006           709       N                       356              356             360                  36
     191.04             9/1/2006            8/1/2036           7/19/2006            12/1/2006           745       N                       356              356             360                  36
     246.52             9/1/2006            8/1/2036            8/3/2006            12/1/2006           710       N                       356              356             360                  36
     215.36             9/1/2006            8/1/2036           7/28/2006            12/1/2006           710       N                       356              356             360                  36
     260.07             9/1/2006            8/1/2036           7/28/2006            12/1/2006           727       N                       356              356             360                  36
     306.97             9/1/2006            8/1/2036           7/20/2006            12/1/2006           740       N                       356              356             360                   0
      356.9             9/1/2006            8/1/2036           7/27/2006            12/1/2006           665       N                       356              356             360                   0
     1332.2             9/1/2006            8/1/2036           7/24/2006            12/1/2006           683       N                       356              356             360                  36
     417.69             9/1/2006            8/1/2036           7/24/2006            12/1/2006           700       N                       356              350             360                  36
     361.51             9/1/2006            8/1/2036           7/28/2006            12/1/2006           674       N                       356              356             360                   0
     379.07             9/1/2006            8/1/2036            8/3/2006            12/1/2006           783       N                       356              356             360                   0
     404.04             9/1/2006            8/1/2036           7/26/2006            12/1/2006           699       N                       356              356             360                   0
     472.63             9/1/2006            8/1/2036           7/21/2006            12/1/2006           686       N                       356              353             360                   0
     505.31             9/1/2006            8/1/2036           7/27/2006            12/1/2006           675       Y                       356              356             360                  36
    1018.65            10/1/2006            9/1/2036            8/3/2006            12/1/2006           642       N                       357              357             360                   0
    1624.21             9/1/2006            8/1/2036           7/24/2006            12/1/2006           675       N                       356              356             360                   0
     189.71             9/1/2006            8/1/2036           7/21/2006            12/1/2006           727       N                       356              356             360                  36
     321.06            10/1/2006            9/1/2036            8/4/2006            12/1/2006           616       N                       357              354             360                  36
     274.84             9/1/2006            8/1/2036           7/28/2006            12/1/2006           777       N                       356              356             360                  36
    1098.84             9/1/2006            8/1/2036            8/4/2006            12/1/2006           744       Y                       356                0             360                   0
    1469.13             9/1/2006            8/1/2036           7/27/2006            12/1/2006           687       Y                       356                0             360                   0
     304.56             9/1/2006            8/1/2036            8/3/2006            12/1/2006           754       N                       356                0             360                  36
     427.97            10/1/2006            9/1/2036            8/4/2006            12/1/2006           759       N                       357                0             360                  36
     451.48             9/1/2006            8/1/2036           7/21/2006            12/1/2006           752       N                       356                0             360                  36
     236.54             9/1/2006            8/1/2036           7/28/2006            12/1/2006           762       N                       356              356             360                  36
     466.98            10/1/2006            9/1/2036            8/2/2006            12/1/2006           724       Y                       357              357             360                  36
     432.02             9/1/2006            8/1/2036           7/31/2006            12/1/2006           733       N                       356              351             360                  36
     665.81             9/1/2006            8/1/2021           7/20/2006            12/1/2006           731       N                       176              176             180                  36
     555.74             9/1/2006            8/1/2021           7/26/2006            12/1/2006           734       N                       176                0             180                  36
     514.02             9/1/2006            8/1/2026           7/25/2006            12/1/2006           729       Y                       236              236             240                  36
     542.28             9/1/2006            8/1/2026           7/25/2006            12/1/2006           764       N                       236              236             240                  36
     612.33            10/1/2006            9/1/2026            8/3/2006            12/1/2006           697       N                       237              237             240                  36
     253.95             9/1/2006            8/1/2036           7/26/2006            12/1/2006           774       N                       356              356             360                   0
      253.8             9/1/2006            8/1/2036           7/27/2006            12/1/2006           717       N                       356              356             360                  36
     230.99             9/1/2006            8/1/2036            8/1/2006            12/1/2006           713       N                       356              334             360                  36
     313.22            10/1/2006            9/1/2036           7/28/2006            12/1/2006           797       N                       357              357             360                   0
     343.13            10/1/2006            9/1/2036            8/3/2006            12/1/2006           703       Y                       357              357             360                  36
     335.71             9/1/2006            8/1/2036           7/25/2006            12/1/2006           722       N                       356              354             360                   0
     385.32             9/1/2006            8/1/2036           7/31/2006            12/1/2006           693       N                       356              356             360                   0
     391.35             9/1/2006            8/1/2036           7/24/2006            12/1/2006           716       N                       356              356             360                   0
     426.09             9/1/2006            8/1/2036           7/31/2006            12/1/2006           753       N                       356              356             360                   0
     395.67             9/1/2006            8/1/2036           7/26/2006            12/1/2006           712       N                       356              356             360                  36
     442.62             9/1/2006            8/1/2036           7/28/2006            12/1/2006           731       N                       356              356             360                   0
     469.01             9/1/2006            8/1/2036           7/27/2006            12/1/2006           752       N                       356              356             360                  36
     495.24             9/1/2006            8/1/2036            8/1/2006            12/1/2006           748       N                       356              356             360                  36
     558.34             9/1/2006            8/1/2036           7/21/2006            12/1/2006           733       N                       356              339             360                  36
      609.1            10/1/2006            9/1/2036            8/2/2006            12/1/2006           769       N                       357              355             360                  36
     615.19            10/1/2006            9/1/2036            8/2/2006            12/1/2006           791       N                       357              357             360                  36
     629.41             9/1/2006            8/1/2036           7/21/2006            12/1/2006           706       Y                       356              356             360                  36
     663.92            10/1/2006            9/1/2036           7/31/2006            12/1/2006           701       N                       357              357             360                  36
     695.39             9/1/2006            8/1/2036           7/31/2006            12/1/2006           708       N                       356              356             360                  36
     722.53             9/1/2006            8/1/2036           7/31/2006            12/1/2006           681       Y                       356              356             360                  36
     732.08             9/1/2006            8/1/2036           7/27/2006            12/1/2006           695       N                       356              356             360                  36
     874.09             9/1/2006            8/1/2036           7/31/2006            12/1/2006           685       N                       356              356             360                   0
     776.69            10/1/2006            9/1/2036           7/28/2006            12/1/2006           741       N                       357              357             360                  36
    1086.97             9/1/2006            8/1/2036           7/11/2006            12/1/2006           680       Y                       356              356             360                  36
    1091.76             9/1/2006            8/1/2036           7/20/2006            12/1/2006           703       Y                       356              356             360                  36
     287.15             9/1/2006            8/1/2036           7/20/2006            12/1/2006           769       N                       356              352             360                  36
     860.05            10/1/2006            9/1/2036            8/4/2006            12/1/2006           683       N                       357              357             360                   0
     174.33             9/1/2006            8/1/2036           7/18/2006            12/1/2006           667       N                       356              356             360                  36
     282.19             9/1/2006            8/1/2036           7/26/2006            12/1/2006           659       N                       356              356             360                   0
     237.46             9/1/2006            8/1/2036           7/27/2006            12/1/2006           769       N                       356              356             360                  36
     276.11             9/1/2006            8/1/2036           7/31/2006            12/1/2006           710       N                       356              352             360                  36
     247.63             9/1/2006            8/1/2036           7/28/2006            12/1/2006           754       N                       356              356             360                   0
     278.87             9/1/2006            8/1/2036           7/21/2006            12/1/2006           769       N                       356              356             360                  36
     283.47             9/1/2006            8/1/2036           7/27/2006            12/1/2006           703       N                       356              341             360                  36
     308.51             9/1/2006            8/1/2036           7/28/2006            12/1/2006           733       N                       356              356             360                   0
     424.36            10/1/2006            9/1/2036           7/28/2006            12/1/2006           670       N                       357              329             360                  12
     407.31             9/1/2006            8/1/2036           7/18/2006            12/1/2006           678       N                       356              356             360                  36
     403.12             9/1/2006            8/1/2036           7/26/2006            12/1/2006           679       N                       356              356             360                  36
     423.37            10/1/2006            9/1/2036           7/28/2006            12/1/2006           721       N                       357              354             360                  36
     460.18             9/1/2006            8/1/2036           7/25/2006            12/1/2006           707       N                       356              356             360                  36
     459.86             9/1/2006            8/1/2036           7/26/2006            12/1/2006           689       N                       356              356             360                  36
     581.67            10/1/2006            9/1/2036            8/4/2006            12/1/2006           751       N                       357              357             360                  36
     791.83             9/1/2006            8/1/2036           7/21/2006            12/1/2006           667       N                       356              355             360                   0
    1115.04             9/1/2006            8/1/2036           7/21/2006            12/1/2006           757       N                       356              356             360                  36
    1486.25             9/1/2006            8/1/2036           7/19/2006            12/1/2006           671       N                       356              356             360                  36
     427.12             9/1/2006            8/1/2036           7/28/2006            12/1/2006           787       N                       356                0             360                   0
     480.38             9/1/2006            8/1/2036           7/21/2006            12/1/2006           707       N                       356                0             360                  12
     548.95            10/1/2006            9/1/2036            8/2/2006            12/1/2006           726       Y                       357                0             360                   0
     689.58             9/1/2006            8/1/2036           7/25/2006            12/1/2006           734       N                       356                0             360                   0
      734.9             9/1/2006            8/1/2036           7/24/2006            12/1/2006           682       Y                       356                0             360                   0
     757.92            10/1/2006            9/1/2036            8/2/2006            12/1/2006           760       N                       357                0             360                  36
      360.1             9/1/2006            8/1/2036           7/26/2006            12/1/2006           735       N                       356                0             360                   0
     613.85             9/1/2006            8/1/2036           7/27/2006            12/1/2006           689       N                       356                0             360                   0
     309.74             9/1/2006            8/1/2036           7/31/2006            12/1/2006           697       N                       356              356             360                   0
     210.74             9/1/2006            8/1/2036           7/28/2006            12/1/2006           695       N                       356              356             360                   0
     251.33             9/1/2006            8/1/2036            8/2/2006            12/1/2006           646       N                       356              356             360                  36
     328.69             9/1/2006            8/1/2036            8/4/2006            12/1/2006           716       N                       356              356             360                  36
     564.44             9/1/2006            8/1/2036            8/4/2006            12/1/2006           692       N                       356              356             360                   0
     330.69             9/1/2006            8/1/2036           7/27/2006            12/1/2006           695       N                       356              356             360                   0
     368.92             9/1/2006            8/1/2036           7/19/2006            12/1/2006           670       Y                       356              354             360                  36
     840.31             9/1/2006            8/1/2036           7/26/2006            12/1/2006           676       Y                       356              356             360                  36
     313.75             9/1/2006            8/1/2036           7/21/2006            12/1/2006           683       N                       356              356             360                  36
        449             9/1/2006            8/1/2036           7/28/2006            12/1/2006           692       N                       356              356             360                  36
     455.52             9/1/2006            8/1/2036           7/21/2006            12/1/2006           695       N                       356              356             360                  36
     607.16             9/1/2006            8/1/2036           7/31/2006            12/1/2006           741       N                       356              201             360                   0
     700.06             9/1/2006            8/1/2036           7/31/2006            12/1/2006           662       N                       356              355             360                   0
     827.26             9/1/2006            8/1/2036           7/26/2006            12/1/2006           636       N                       356              356             360                   0
     376.92             9/1/2006            8/1/2036            8/4/2006            12/1/2006           684       N                       356                0             360                  36
     348.69             9/1/2006            8/1/2036           7/20/2006            12/1/2006           723       N                       356                0             360                   0
     358.75             9/1/2006            8/1/2036            8/3/2006            12/1/2006           692       N                       356                0             360                   0
     368.79            10/1/2006            9/1/2021            8/4/2006            12/1/2006           682       N                       177              177             180                   0
      235.7            10/1/2006            9/1/2036            8/4/2006            12/1/2006           691       N                       357              357             360                  36
     193.62             9/1/2006            8/1/2036           7/27/2006            12/1/2006           671       N                       356              356             360                  36
     284.89             9/1/2006            8/1/2036            8/1/2006            12/1/2006           687       N                       356              354             360                  36
      287.5             9/1/2006            8/1/2036           7/26/2006            12/1/2006           708       N                       356              356             360                  36
     299.05             9/1/2006            8/1/2036           7/24/2006            12/1/2006           760       N                       356              356             360                   0
     424.14             9/1/2006            8/1/2036           7/28/2006            12/1/2006           710       N                       356              356             360                   0
     594.97             9/1/2006            8/1/2036           7/27/2006            12/1/2006           697       N                       356              356             360                   0
     593.74             9/1/2006            8/1/2036           7/31/2006            12/1/2006           735       N                       356              356             360                   0
     638.03             9/1/2006            8/1/2036           7/26/2006            12/1/2006           684       N                       356              356             360                   0
     891.55             9/1/2006            8/1/2036           7/21/2006            12/1/2006           685       N                       356              356             360                  36
     233.95             9/1/2006            8/1/2036           7/21/2006            12/1/2006           705       N                       356              356             360                   0
     234.46             9/1/2006            8/1/2036           7/27/2006            12/1/2006           720       N                       356              356             360                  36
     282.58             9/1/2006            8/1/2036           7/27/2006            12/1/2006           711       N                       356              350             360                   0
     338.03             9/1/2006            8/1/2036           7/27/2006            12/1/2006           717       N                       356              356             360                  36
     391.43             9/1/2006            8/1/2036           7/27/2006            12/1/2006           677       N                       356              356             360                  36
     561.58             9/1/2006            8/1/2036           7/26/2006            12/1/2006           711       N                       356              356             360                   0
     567.99             9/1/2006            8/1/2036           7/26/2006            12/1/2006           686       N                       356              356             360                  36
     614.47             9/1/2006            8/1/2036           7/21/2006            12/1/2006           740       Y                       356              356             360                  36
     750.75             9/1/2006            8/1/2036           7/31/2006            12/1/2006           693       N                       356              356             360                   0
     848.75             9/1/2006            8/1/2036           7/24/2006            12/1/2006           651       N                       356              356             360                   0
     833.05             9/1/2006            8/1/2036           7/27/2006            12/1/2006           666       Y                       356              356             360                  36
      195.4             9/1/2006            8/1/2036           7/24/2006            12/1/2006           662       N                       356              356             360                  36
     212.68             9/1/2006            8/1/2036           7/31/2006            12/1/2006           743       N                       356              356             360                  36
     284.11             9/1/2006            8/1/2036           7/20/2006            12/1/2006           684       N                       356              354             360                   0
     335.65             9/1/2006            8/1/2036           7/28/2006            12/1/2006           642       N                       356              356             360                  36
     317.68             9/1/2006            8/1/2036           7/26/2006            12/1/2006           679       N                       356              356             360                  36
     518.24            10/1/2006            9/1/2036            8/2/2006            12/1/2006           643       N                       357              357             360                   0
      391.6            10/1/2006            9/1/2036            8/3/2006            12/1/2006           647       N                       357              357             360                  36
     546.56             9/1/2006            8/1/2036           7/20/2006            12/1/2006           728       N                       356              356             360                  36
     936.95             9/1/2006            8/1/2036            8/3/2006            12/1/2006           702       N                       356              356             360                  36
     175.41             9/1/2006            8/1/2036           7/31/2006            12/1/2006           648       N                       356              356             360                  36
     212.98             9/1/2006            8/1/2036            8/2/2006            12/1/2006           716       Y                       356              356             360                  36
     225.78             9/1/2006            8/1/2036           7/19/2006            12/1/2006           772       Y                       356              356             360                   0
     285.28             9/1/2006            8/1/2036           7/25/2006            12/1/2006           734       N                       356              356             360                  36
     289.26             9/1/2006            8/1/2036           7/28/2006            12/1/2006           707       N                       356              356             360                  36
     319.73             9/1/2006            8/1/2036           7/26/2006            12/1/2006           720       Y                       356              327             360                   0
     301.87             9/1/2006            8/1/2036           7/21/2006            12/1/2006           675       N                       356              356             360                   0
     348.71             9/1/2006            8/1/2036           7/28/2006            12/1/2006           669       N                       356              356             360                  36
     491.48             9/1/2006            8/1/2036           7/31/2006            12/1/2006           695       N                       356              356             360                  36
     585.44             9/1/2006            8/1/2036           7/31/2006            12/1/2006           646       Y                       356              356             360                   0
     727.65             9/1/2006            8/1/2036            8/2/2006            12/1/2006           650       Y                       356              357             360                  36
     694.62             9/1/2006            8/1/2036           7/31/2006            12/1/2006           698       N                       356              356             360                  36
     944.75            10/1/2006            9/1/2036            8/4/2006            12/1/2006           691       Y                       357              357             360                  36
     945.25             9/1/2006            8/1/2036           7/25/2006            12/1/2006           694       N                       356              356             360                  36
    1015.17             9/1/2006            8/1/2036           7/20/2006            12/1/2006           764       Y                       356              356             360                   0
     172.94             9/1/2006            8/1/2036           7/25/2006            12/1/2006           678       N                       356              356             360                  36
     191.32             9/1/2006            8/1/2036           7/28/2006            12/1/2006           663       N                       356              356             360                   0
     217.21             9/1/2006            8/1/2036           7/20/2006            12/1/2006           703       N                       356              354             360                  36
      199.5             9/1/2006            8/1/2036            8/3/2006            12/1/2006           723       N                       356              356             360                   0
     262.05             9/1/2006            8/1/2036            8/4/2006            12/1/2006           773       N                       356              356             360                  36
     292.72             9/1/2006            8/1/2036            8/3/2006            12/1/2006           648       N                       356              356             360                   0
     421.76             9/1/2006            8/1/2036           7/31/2006            12/1/2006           602       N                       356              356             360                  36
     365.29             9/1/2006            8/1/2036           7/31/2006            12/1/2006           689       N                       356              356             360                  36
     422.14             9/1/2006            8/1/2036           7/28/2006            12/1/2006           721       N                       356              356             360                   0
     749.62             9/1/2006            8/1/2036           7/26/2006            12/1/2006           649       N                       356              356             360                  36
    1179.83             9/1/2006            8/1/2036           7/17/2006            12/1/2006           660       N                       356              356             360                  36
     764.16             9/1/2006            8/1/2036           7/28/2006            12/1/2006           687       N                       356                0             360                   0
     354.75             9/1/2006            8/1/2036            8/1/2006            12/1/2006           714       N                       356                0             360                  36
    1133.23             9/1/2006            8/1/2036           7/31/2006            12/1/2006           744       N                       356                0             360                   0
     185.28             9/1/2006            8/1/2036           7/21/2006            12/1/2006           720       N                       356                0             360                  36
     290.21             9/1/2006            8/1/2026            8/4/2006            12/1/2006           701       Y                       236                0             240                   0
        429             9/1/2006            8/1/2036           7/21/2006            12/1/2006           708       N                       356                0             360                   0
      962.5             9/1/2006            8/1/2036           7/28/2006            12/1/2006           705       Y                       356                0             360                   0
      203.2             9/1/2006            8/1/2036           7/24/2006            12/1/2006           687       N                       356                0             360                   0
     316.74             9/1/2006            8/1/2036           7/31/2006            12/1/2006           704       N                       356              356             360                  36
     418.96             8/1/2006            7/1/2036           6/30/2006            12/1/2006           694       N                       355              355             360                  36
     173.67             7/1/2006            6/1/2036           5/19/2006            12/1/2006           696       N                       354              354             360                  36
     950.81             7/1/2006            6/1/2036           5/30/2006            12/1/2006           714       N                       354              353             360                   0
     554.94             7/1/2006            6/1/2036           5/29/2006            12/1/2006           751       N                       354              354             360                   0
     762.79             7/1/2006            6/1/2036           5/17/2006            12/1/2006           752       Y                       354              354             360                   0
    2368.33             8/1/2006            7/1/2036           6/16/2006            12/1/2006           643       Y                       355              355             360                   0
     245.88             8/1/2006            7/1/2036           6/22/2006            12/1/2006           682       N                       355                0             360                   0
     258.22             9/1/2006            8/1/2036           7/14/2006            12/1/2006           638       N                       356              354             360                  24
     311.95             9/1/2006            8/1/2036           7/27/2006            12/1/2006           613       N                       356              356             360                  24
     321.67             9/1/2006            8/1/2036           7/28/2006            12/1/2006           600       N                       356              356             360                   0
     523.01             8/1/2006            7/1/2036            7/6/2006            12/1/2006           600       N                       355              355             360                   0
    1058.37             9/1/2006            8/1/2036           7/31/2006            12/1/2006           612       N                       356              356             360                   0
     223.81             8/1/2006            7/1/2036           6/29/2006            12/1/2006           621       N                       355              355             360                   0
        307             9/1/2006            8/1/2036           7/12/2006            12/1/2006           616       N                       356              356             360                   0
     493.14             9/1/2006            8/1/2036           7/18/2006            12/1/2006           613       N                       356              356             360                   0
     530.33             8/1/2006            7/1/2036           6/23/2006            12/1/2006           600       N                       355              355             360                  24
     572.71             9/1/2006            8/1/2036           7/27/2006            12/1/2006           619       N                       356              356             360                   0
     562.91             9/1/2006            8/1/2036           7/19/2006            12/1/2006           605       N                       356              356             360                   0
     581.15             8/1/2006            7/1/2036           6/14/2006            12/1/2006           651       N                       355              355             360                  24
      617.3             9/1/2006            8/1/2036            8/3/2006            12/1/2006           631       Y                       356              356             360                  12
     878.11             9/1/2006            8/1/2036           7/26/2006            12/1/2006           603       N                       356              356             360                   0
      909.3             8/1/2006            7/1/2036           6/30/2006            12/1/2006           652       N                       355              355             360                   0
     978.03             9/1/2006            8/1/2036           7/17/2006            12/1/2006           602       Y                       356              356             360                   0
     248.35             8/1/2006            7/1/2036           6/16/2006            12/1/2006           627       N                       355              354             360                  24
     289.17             9/1/2006            8/1/2036           7/18/2006            12/1/2006           623       N                       356              356             360                   0
     486.39             7/1/2006            6/1/2036           5/22/2006            12/1/2006           655       N                       354              354             360                  24
     785.79             9/1/2006            8/1/2036           7/31/2006            12/1/2006           667       N                       356              356             360                   0
     821.79             7/1/2006            6/1/2036           5/25/2006            12/1/2006           631       N                       354              352             360                  24
      278.2             8/1/2006            7/1/2036            6/6/2006            12/1/2006           743       N                       355              355             360                  36
     390.69             8/1/2006            7/1/2036           6/28/2006            12/1/2006           685       N                       355              355             360                   0
     547.75             7/1/2006            6/1/2036           5/16/2006            12/1/2006           717       N                       354              354             360                   0
     403.08             7/1/2006            6/1/2036           5/26/2006            12/1/2006           657       N                       354              354             360                   0
     397.46             8/1/2006            7/1/2036            7/7/2006            12/1/2006           686       N                       355              355             360                  36
     173.67             7/1/2006            6/1/2036           5/31/2006            12/1/2006           683       N                       354              354             360                  36
     212.03             8/1/2006            7/1/2036            6/9/2006            12/1/2006           640       N                       355              355             360                  36
     213.62             8/1/2006            7/1/2036           6/22/2006            12/1/2006           742       N                       355              349             360                  36
     250.45             7/1/2006            6/1/2036           5/31/2006            12/1/2006           732       N                       354              354             360                  36
     332.56             8/1/2006            7/1/2036            6/8/2006            12/1/2006           676       N                       355              353             360                  36
     502.14             6/1/2006            5/1/2036           4/27/2006            12/1/2006           732       N                       353              353             360                  36
     518.87             7/1/2006            6/1/2036           5/31/2006            12/1/2006           720       N                       354              354             360                   0
    1014.74             9/1/2006            8/1/2036           7/13/2006            12/1/2006           745       N                       356              356             360                   0
     335.21             9/1/2006            8/1/2036           7/17/2006            12/1/2006           684       N                       356              356             360                  36
     799.98             9/1/2006            8/1/2036           7/26/2006            12/1/2006           770       N                       356                0             360                   0
    1174.77             9/1/2006            8/1/2036           7/17/2006            12/1/2006           695       N                       356                0             360                   0
      309.2             7/1/2006            6/1/2036           5/26/2006            12/1/2006           766       N                       354                0             360                  36
     128.32             8/1/2006            7/1/2036           6/28/2006            12/1/2006           594       N                       355              355             360                   0
     147.92             8/1/2006            7/1/2036           6/15/2006            12/1/2006           584       N                       355              355             360                   0
     842.18             7/1/2006            6/1/2036           5/25/2006            12/1/2006           604       Y                       354              339             360                  24
     238.37             9/1/2006            8/1/2036            8/2/2006            12/1/2006           608       N                       356              355             360                  24
     175.41             9/1/2006            8/1/2036            8/4/2006            12/1/2006           618       N                       356              356             360                  24
     217.87             9/1/2006            8/1/2036            8/3/2006            12/1/2006           634       N                       356              356             360                   0
     196.25             9/1/2006            8/1/2036           7/21/2006            12/1/2006           610       Y                       356              356             360                  24
     410.78             9/1/2006            8/1/2036            8/1/2006            12/1/2006           603       N                       356              355             360                   0
     360.37             9/1/2006            8/1/2036           7/12/2006            12/1/2006           601       N                       356              356             360                  24
     381.64             9/1/2006            8/1/2036           7/31/2006            12/1/2006           617       N                       356              356             360                  24
     681.49             9/1/2006            8/1/2036           7/28/2006            12/1/2006           624       N                       356              355             360                  24
     722.66             9/1/2006            8/1/2036           7/13/2006            12/1/2006           616       N                       356              356             360                   0
     324.42             9/1/2006            8/1/2036            8/4/2006            12/1/2006           636       Y                       356              356             360                  24
     167.18             8/1/2006            7/1/2036           6/20/2006            12/1/2006           605       N                       355              355             360                   0
     280.02             9/1/2006            8/1/2036           7/17/2006            12/1/2006           599       N                       356              340             360                   0
     365.13             9/1/2006            8/1/2036           7/17/2006            12/1/2006           618       N                       356              356             360                  24
     530.85             9/1/2006            8/1/2036           7/20/2006            12/1/2006           605       N                       356              356             360                   0
     455.24             7/1/2006            6/1/2036           5/31/2006            12/1/2006           604       Y                       354              354             360                   0
     630.83             8/1/2006            7/1/2036           7/14/2006            12/1/2006           628       N                       355              355             360                  24
     804.16             9/1/2006            8/1/2036           7/24/2006            12/1/2006           616       Y                       356              356             360                  12
     208.81             9/1/2006            8/1/2036           7/12/2006            12/1/2006           632       Y                       356              356             360                  24
     161.19             9/1/2006            8/1/2036           7/13/2006            12/1/2006           642       N                       356              356             360                  36
     977.55             7/1/2006            6/1/2036           5/24/2006            12/1/2006           679       N                       354              352             360                  24
     424.42             9/1/2006            8/1/2036            7/7/2006            12/1/2006           605       N                       356              356             360                   0
     466.47             9/1/2006            8/1/2036           7/14/2006            12/1/2006           597       N                       356              356             360                   0
     561.46             9/1/2006            8/1/2036           7/19/2006            12/1/2006           685       N                       356                0             360                   0
     383.74            10/1/2006            9/1/2036            8/2/2006            12/1/2006           760       N                       357              357             360                  36
     774.07             9/1/2006            8/1/2036           7/27/2006            12/1/2006           749       N                       356              356             360                   0
      784.6             9/1/2006            8/1/2036            7/6/2006            12/1/2006           725       Y                       356                0             360                   0
     489.11             8/1/2006            7/1/2036           6/28/2006            12/1/2006           627       N                       355              355             360                  36
     354.24             8/1/2006            7/1/2036            6/2/2006            12/1/2006           674       N                       355              352             360                   0
     429.62             8/1/2006            7/1/2036           6/28/2006            12/1/2006           699       N                       355              355             360                   0
     615.54             8/1/2006            7/1/2036           6/27/2006            12/1/2006           731       N                       355              355             360                   0
     384.96             9/1/2006            8/1/2036           7/10/2006            12/1/2006           656       N                       356              356             360                   0
     474.02             8/1/2006            7/1/2036           6/19/2006            12/1/2006           641       N                       355              355             360                  36
      435.7             8/1/2006            7/1/2036           6/23/2006            12/1/2006           709       N                       355              355             360                   0
      510.4             8/1/2006            7/1/2036            7/7/2006            12/1/2006           656       N                       355              355             360                  36
     297.21             8/1/2006            7/1/2036           6/30/2006            12/1/2006           654       Y                       355              355             360                  36
     139.36             8/1/2006            7/1/2036            6/1/2006            12/1/2006           809       N                       355              355             360                  36
     786.67             9/1/2006            8/1/2036           7/14/2006            12/1/2006           795       N                       356                0             360                   0
     864.76             9/1/2006            8/1/2036            8/1/2006            12/1/2006           661       N                       356                0             360                   0
     317.52             8/1/2006            7/1/2036           6/30/2006            12/1/2006           612       N                       355              355             360                  24
      326.8             9/1/2006            8/1/2036           7/18/2006            12/1/2006           637       N                       356              356             360                   0
     289.18             9/1/2006            8/1/2036           7/31/2006            12/1/2006           601       N                       356              356             360                   0
     487.38             9/1/2006            8/1/2036           7/31/2006            12/1/2006           607       N                       356              356             360                   0
     571.61             9/1/2006            8/1/2036           7/17/2006            12/1/2006           601       N                       356              356             360                  24
     453.16             9/1/2006            8/1/2036           7/27/2006            12/1/2006           619       N                       356              356             360                  24
     392.95             9/1/2006            8/1/2036           7/17/2006            12/1/2006           609       N                       356              356             360                  24
     372.46             8/1/2006            7/1/2036           6/20/2006            12/1/2006           628       N                       355              355             360                  24
     544.31             8/1/2006            7/1/2036            6/7/2006            12/1/2006           631       N                       355              355             360                  24
     198.83             8/1/2006            7/1/2036           6/27/2006            12/1/2006           706       N                       355              350             360                   0
     220.23             9/1/2006            8/1/2036           7/14/2006            12/1/2006           723       N                       356              356             360                  36
     214.05             9/1/2006            8/1/2036           7/14/2006            12/1/2006           705       N                       356              356             360                   0
     259.41             8/1/2006            7/1/2036           6/30/2006            12/1/2006           656       N                       355              355             360                  36
     282.65             8/1/2006            7/1/2036           6/28/2006            12/1/2006           644       N                       355              355             360                  36
     308.07             8/1/2006            7/1/2036           6/30/2006            12/1/2006           742       N                       355              355             360                  36
      384.2             9/1/2006            8/1/2036           7/28/2006            12/1/2006           652       N                       356              356             360                  36
     431.17             9/1/2006            8/1/2036           7/26/2006            12/1/2006           651       N                       356              356             360                   0
      402.7             8/1/2006            7/1/2036            6/7/2006            12/1/2006           714       N                       355              355             360                   0
     429.57             8/1/2006            7/1/2036           6/30/2006            12/1/2006           699       N                       355              355             360                  36
     560.97             8/1/2006            7/1/2036           6/27/2006            12/1/2006           627       N                       355              355             360                  36
     592.77             8/1/2006            7/1/2036           6/20/2006            12/1/2006           688       N                       355              355             360                   0
    1047.83             9/1/2006            8/1/2036           7/17/2006            12/1/2006           666       N                       356              356             360                  36
      252.1             9/1/2006            8/1/2036           7/18/2006            12/1/2006           674       N                       356              343             360                  36
     274.36             9/1/2006            8/1/2036            8/1/2006            12/1/2006           667       N                       356              336             360                   0
     542.03             8/1/2006            7/1/2036           6/30/2006            12/1/2006           640       N                       355              355             360                  36
     557.28            10/1/2006            9/1/2036            8/3/2006            12/1/2006           715       N                       357              356             360                   0
     254.52             8/1/2006            7/1/2036            6/8/2006            12/1/2006           752       Y                       355              355             360                   0
     273.13             8/1/2006            7/1/2036           6/26/2006            12/1/2006           663       Y                       355              355             360                  36
     327.48             9/1/2006            8/1/2036           7/19/2006            12/1/2006           683       N                       356              356             360                   0
     385.04             9/1/2006            8/1/2036           7/14/2006            12/1/2006           652       Y                       356              356             360                  36
     502.34             9/1/2006            8/1/2036            8/2/2006            12/1/2006           666       N                       356              328             360                  36
     329.79            10/1/2006            9/1/2036           7/31/2006            12/1/2006           667       N                       357              357             360                  36
     294.06             9/1/2006            8/1/2036           7/19/2006            12/1/2006           770       N                       356                0             360                   0
     434.64             8/1/2006            7/1/2036           6/30/2006            12/1/2006           649       N                       355                0             360                  60
     173.67             8/1/2006            7/1/2036           6/19/2006            12/1/2006           611       N                       355              355             360                  24
     159.75             9/1/2006            8/1/2036           7/19/2006            12/1/2006           614       N                       356              356             360                  24
     241.71             9/1/2006            8/1/2036           7/21/2006            12/1/2006           611       N                       356              356             360                  24
     265.49             9/1/2006            8/1/2036           7/28/2006            12/1/2006           607       N                       356              356             360                  36
        276             9/1/2006            8/1/2036           7/28/2006            12/1/2006           604       N                       356              356             360                  24
     298.85             9/1/2006            8/1/2036           7/20/2006            12/1/2006           600       N                       356              355             360                  24
     326.56             9/1/2006            8/1/2036           7/24/2006            12/1/2006           613       N                       356              356             360                   0
     323.44             9/1/2006            8/1/2036           7/19/2006            12/1/2006           622       N                       356              354             360                  24
     332.53             9/1/2006            8/1/2036           7/14/2006            12/1/2006           624       N                       356              356             360                   0
     383.21             9/1/2006            8/1/2036           7/31/2006            12/1/2006           631       N                       356              356             360                  24
     394.92             9/1/2006            8/1/2036            8/1/2006            12/1/2006           617       N                       356              356             360                  24
     442.48             9/1/2006            8/1/2036           7/28/2006            12/1/2006           618       N                       356              356             360                  24
     639.39             9/1/2006            8/1/2036           7/17/2006            12/1/2006           621       N                       356              356             360                  24
     758.29             9/1/2006            8/1/2036           7/18/2006            12/1/2006           611       N                       356              356             360                  24
     436.97             9/1/2006            8/1/2036           7/20/2006            12/1/2006           618       Y                       356              356             360                  24
     453.55             9/1/2006            8/1/2036           7/27/2006            12/1/2006           612       N                       356              356             360                  24
      470.3             9/1/2006            8/1/2036           7/28/2006            12/1/2006           628       N                       356              356             360                  24
     686.97             8/1/2006            7/1/2036            6/1/2006            12/1/2006           612       N                       355              355             360                  12
     666.15             8/1/2006            7/1/2036           6/30/2006            12/1/2006           614       N                       355              355             360                  36
      911.2             9/1/2006            8/1/2036           7/28/2006            12/1/2006           612       N                       356              356             360                  24
     232.44             8/1/2006            7/1/2036           6/30/2006            12/1/2006           653       N                       355              355             360                   0
     980.81             8/1/2006            7/1/2036           6/20/2006            12/1/2006           628       N                       355              355             360                  24
     114.33             9/1/2006            8/1/2036           7/11/2006            12/1/2006           712       N                       356              356             360                  36
     157.52             8/1/2006            7/1/2036           6/29/2006            12/1/2006           625       N                       355              355             360                  24
     246.98             9/1/2006            8/1/2036           7/28/2006            12/1/2006           642       N                       356              356             360                   0
     845.88             9/1/2006            8/1/2036           7/14/2006            12/1/2006           624       N                       356              355             360                   0
     527.79             9/1/2006            8/1/2036           7/11/2006            12/1/2006           676       N                       356                0             360                  24
      405.5             9/1/2006            8/1/2036           7/24/2006            12/1/2006           691       N                       356              356             360                   0
     442.37             9/1/2006            8/1/2036           7/21/2006            12/1/2006           694       N                       356              348             360                   0
     273.97             9/1/2006            8/1/2036           7/24/2006            12/1/2006           670       N                       356              356             360                  36
     518.83             9/1/2006            8/1/2036           7/27/2006            12/1/2006           713       N                       356                0             360                  12
     360.24             9/1/2006            8/1/2036           7/31/2006            12/1/2006           660       N                       356              356             360                   0
    1462.83             9/1/2006            8/1/2036           7/26/2006            12/1/2006           671       N                       356                0             360                   0
      508.2             9/1/2006            8/1/2036           7/31/2006            12/1/2006           655       N                       356                0             360                  36
     307.43             9/1/2006            8/1/2036           7/25/2006            12/1/2006           622       N                       356              355             360                  36
     829.28             9/1/2006            8/1/2036           7/21/2006            12/1/2006           653       N                       356              356             360                  36
     238.37             9/1/2006            8/1/2036           7/31/2006            12/1/2006           689       N                       356              356             360                  36
     217.09             9/1/2006            8/1/2036           7/20/2006            12/1/2006           721       N                       356              356             360                  36
     298.72             9/1/2006            8/1/2036           7/31/2006            12/1/2006           689       N                       356              356             360                  36
     372.39             9/1/2006            8/1/2036            8/3/2006            12/1/2006           705       N                       356              356             360                   0
     247.92             9/1/2006            8/1/2036           7/28/2006            12/1/2006           640       N                       356              356             360                   0
     280.05             9/1/2006            8/1/2036           7/26/2006            12/1/2006           661       N                       356              356             360                   0
    1725.36             9/1/2006            8/1/2036           7/26/2006            12/1/2006           759       N                       356              356             360                   0
     623.46             9/1/2006            8/1/2036            8/3/2006            12/1/2006           623       N                       356              356             360                  12
    1020.89             9/1/2006            8/1/2036           7/24/2006            12/1/2006           647       N                       356              356             360                   0
     255.23             9/1/2006            8/1/2036           7/28/2006            12/1/2006           767       N                       356              356             360                   0
     347.78             9/1/2006            8/1/2036           7/28/2006            12/1/2006           656       N                       356              356             360                   0
     381.44             9/1/2006            8/1/2036           7/31/2006            12/1/2006           650       N                       356              356             360                  36
     519.28             9/1/2006            8/1/2036           7/18/2006            12/1/2006           698       N                       356              354             360                   0
     762.32             9/1/2006            8/1/2036           7/28/2006            12/1/2006           692       N                       356                0             360                  36
     201.22             9/1/2006            8/1/2036            8/3/2006            12/1/2006           695       N                       356                0             360                   0
     487.63             9/1/2006            8/1/2036           7/24/2006            12/1/2006           724       N                       356                0             360                   0
     770.78             9/1/2006            8/1/2036           7/26/2006            12/1/2006           720       N                       356                0             360                  36
     417.21             9/1/2006            8/1/2036           7/25/2006            12/1/2006           721       N                       356                0             360                   0
      697.7             9/1/2006            8/1/2036           7/24/2006            12/1/2006           742       Y                       356                0             360                   0
      547.4             9/1/2006            8/1/2021           7/28/2006            12/1/2006           658       N                       176              176             180                  24
     176.28             9/1/2006            8/1/2036           7/31/2006            12/1/2006           677       Y                       356              356             360                  24
     210.15             9/1/2006            8/1/2036           7/31/2006            12/1/2006           644       N                       356              356             360                  24
     242.27             9/1/2006            8/1/2036            8/3/2006            12/1/2006           647       N                       356              356             360                  24
     469.85             9/1/2006            8/1/2036           7/25/2006            12/1/2006           652       Y                       356              356             360                  24
     111.72             9/1/2006            8/1/2036           7/31/2006            12/1/2006           601       N                       356              356             360                  36
     273.97            10/1/2006            9/1/2036            8/4/2006            12/1/2006           651       N                       357              357             360                  24
     752.41             9/1/2006            8/1/2021           7/28/2006            12/1/2006           649       N                       176              176             180                  36
     418.33             9/1/2006            8/1/2036           7/24/2006            12/1/2006           714       N                       356              356             360                  36
     368.52             9/1/2006            8/1/2036           7/25/2006            12/1/2006           791       N                       356              356             360                  36
     472.38             9/1/2006            8/1/2036            8/1/2006            12/1/2006           707       Y                       356              356             360                  36
     734.27             9/1/2006            8/1/2036           7/31/2006            12/1/2006           670       N                       356              356             360                   0
     225.03             9/1/2006            8/1/2036           7/25/2006            12/1/2006           645       N                       356              356             360                   0
     316.57             9/1/2006            8/1/2036           7/28/2006            12/1/2006           756       N                       356              356             360                   0
     175.85             9/1/2006            8/1/2036           7/28/2006            12/1/2006           645       N                       356              348             360                   0
     245.87             9/1/2006            8/1/2036           7/21/2006            12/1/2006           664       N                       356              356             360                  36
      396.5             9/1/2006            8/1/2036            8/4/2006            12/1/2006           712       Y                       356              356             360                  36
     856.11             9/1/2006            8/1/2036           7/28/2006            12/1/2006           665       N                       356              356             360                   0
     276.84             9/1/2006            8/1/2036           7/24/2006            12/1/2006           725       N                       356                0             360                  36
     1067.5             9/1/2006            8/1/2036           7/27/2006            12/1/2006           696       N                       356                0             360                   0
     847.95             9/1/2006            8/1/2036           7/20/2006            12/1/2006           635       N                       356              356             360                   0
     250.68             9/1/2006            8/1/2036           7/20/2006            12/1/2006           744       N                       356              356             360                   0
     173.67             9/1/2006            8/1/2036           7/25/2006            12/1/2006           755       N                       356              356             360                  36
     308.27             9/1/2006            8/1/2036           7/24/2006            12/1/2006           716       N                       356              356             360                  30
     368.58             9/1/2006            8/1/2036           7/18/2006            12/1/2006           700       N                       356              356             360                  36
     792.35             9/1/2006            8/1/2036           7/28/2006            12/1/2006           717       N                       356              356             360                   0
     233.52             9/1/2006            8/1/2036           7/31/2006            12/1/2006           659       N                       356              356             360                  36
     239.67             9/1/2006            8/1/2036           7/20/2006            12/1/2006           779       N                       356              356             360                   0
     321.21             9/1/2006            8/1/2036            8/3/2006            12/1/2006           659       N                       356              356             360                  36
     333.43             9/1/2006            8/1/2036           7/31/2006            12/1/2006           707       N                       356              356             360                  36
     311.02             9/1/2006            8/1/2036           7/31/2006            12/1/2006           652       N                       356              356             360                   0
     505.58             9/1/2006            8/1/2036           7/27/2006            12/1/2006           723       N                       356              356             360                  36
     868.11             9/1/2006            8/1/2036           7/21/2006            12/1/2006           706       N                       356              353             360                  36
     265.85             9/1/2006            8/1/2036           7/31/2006            12/1/2006           687       N                       356              354             360                  36
     241.88             9/1/2006            8/1/2036           7/20/2006            12/1/2006           716       N                       356              356             360                   0
     538.54             9/1/2006            8/1/2036           7/28/2006            12/1/2006           703       Y                       356              356             360                   0
     724.08             9/1/2006            8/1/2036           7/18/2006            12/1/2006           801       N                       356              356             360                   0
      301.1             9/1/2006            8/1/2036           7/21/2006            12/1/2006           718       N                       356              356             360                   0
     278.09             9/1/2006            8/1/2036            8/3/2006            12/1/2006           664       N                       356              356             360                   0
     329.92             9/1/2006            8/1/2036           7/24/2006            12/1/2006           690       N                       356              356             360                   0
     388.93             9/1/2006            8/1/2036           7/21/2006            12/1/2006           680       N                       356              356             360                  36
     731.98             9/1/2006            8/1/2036           7/21/2006            12/1/2006           682       Y                       356              356             360                   0
     994.36             9/1/2006            8/1/2036           7/21/2006            12/1/2006           753       N                       356              356             360                   0
     222.26             9/1/2006            8/1/2036           7/21/2006            12/1/2006           816       N                       356              356             360                   0
     220.89             9/1/2006            8/1/2036           7/24/2006            12/1/2006           736       N                       356              356             360                  36
     222.73             9/1/2006            8/1/2036           7/21/2006            12/1/2006           745       N                       356              356             360                  36
     249.01             9/1/2006            8/1/2036           7/31/2006            12/1/2006           803       N                       356              329             360                   0
     237.42             9/1/2006            8/1/2036           7/28/2006            12/1/2006           710       N                       356                0             360                   0
     849.36             9/1/2006            8/1/2036           7/28/2006            12/1/2006           701       N                       356                0             360                  36
     268.88             9/1/2006            8/1/2036           7/24/2006            12/1/2006           723       N                       356                0             360                   0
        975             9/1/2006            8/1/2036           7/27/2006            12/1/2006           736       N                       356                0             360                  36
     326.83             9/1/2006            8/1/2036           7/27/2006            12/1/2006           683       N                       356                0             360                   0
      217.3            10/1/2006            9/1/2036            8/4/2006            12/1/2006           644       N                       357              258             360                   0
      306.1             9/1/2006            8/1/2036           7/31/2006            12/1/2006           656       Y                       356              356             360                  24
     679.28             9/1/2006            8/1/2036            8/4/2006            12/1/2006           640       N                       356              356             360                  24
     137.58             9/1/2006            8/1/2036            8/3/2006            12/1/2006           674       N                       356              356             360                   0
     156.61             9/1/2006            8/1/2036           7/21/2006            12/1/2006           631       N                       356              356             360                  36
     187.57             9/1/2006            8/1/2036           7/21/2006            12/1/2006           641       N                       356              356             360                   0
     293.37             9/1/2006            8/1/2036            8/4/2006            12/1/2006           626       N                       356              356             360                  24
     268.24             9/1/2006            8/1/2036           7/28/2006            12/1/2006           621       N                       356              356             360                  24
     385.04             9/1/2006            8/1/2036           7/11/2006            12/1/2006           662       N                       356              288             360                   0
     418.13             9/1/2006            8/1/2036           7/25/2006            12/1/2006           636       N                       356              356             360                  24
     540.38             9/1/2006            8/1/2036           7/20/2006            12/1/2006           619       N                       356              356             360                  36
     268.76             9/1/2006            8/1/2036           7/21/2006            12/1/2006           668       N                       356              356             360                  36
      341.7             9/1/2006            8/1/2036           7/28/2006            12/1/2006           684       N                       356              356             360                  36
     299.98             9/1/2006            8/1/2036            8/4/2006            12/1/2006           706       N                       356              356             360                   0
     402.74             9/1/2006            8/1/2036           7/31/2006            12/1/2006           651       N                       356              356             360                  36
     258.74             9/1/2006            8/1/2036           7/28/2006            12/1/2006           704       Y                       356              356             360                  36
     371.25             9/1/2006            8/1/2036           7/17/2006            12/1/2006           728       N                       356              356             360                  36
     335.79             9/1/2006            8/1/2036           7/28/2006            12/1/2006           690       N                       356              356             360                   0
     362.97            10/1/2006            9/1/2021            8/9/2006            12/1/2006           657       N                       177              177             180                  36
     213.67             9/1/2006            8/1/2036            8/4/2006            12/1/2006           685       N                       356              356             360                  36
     208.41             9/1/2006            8/1/2036            8/7/2006            12/1/2006           680       N                       356              356             360                  36
     284.38            10/1/2006            9/1/2036            8/8/2006            12/1/2006           664       N                       357              357             360                  36
     179.75            10/1/2006            9/1/2036            8/9/2006            12/1/2006           679       N                       357              357             360                  36
     318.71            10/1/2006            9/1/2036           8/10/2006            12/1/2006           688       N                       357              357             360                  36
     268.95            10/1/2006            9/1/2036           8/10/2006            12/1/2006           803       N                       357              357             360                   0
     278.39            10/1/2006            9/1/2036           8/11/2006            12/1/2006           784       N                       357              357             360                  36
     299.98            10/1/2006            9/1/2036           8/11/2006            12/1/2006           708       N                       357              357             360                   0
     315.22            10/1/2006            9/1/2036           8/11/2006            12/1/2006           664       N                       357              357             360                  36
     278.77            10/1/2006            9/1/2036           8/11/2006            12/1/2006           687       N                       357              357             360                  36
     491.03            10/1/2006            9/1/2036           8/11/2006            12/1/2006           661       N                       357              357             360                   0
     225.78             9/1/2006            8/1/2036           8/11/2006            12/1/2006           720       N                       356              356             360                  36
     795.78             8/1/2006            7/1/2036           8/11/2006            12/1/2006           700       N                       355              355             360                   0
    1494.03             9/1/2006            8/1/2036           8/14/2006            12/1/2006           709       N                       356              356             360                  36
     213.62            10/1/2006            9/1/2036           8/15/2006            12/1/2006           693       N                       357              356             360                  36
     628.31            10/1/2006            9/1/2036           8/15/2006            12/1/2006           650       N                       357              357             360                  36
     368.92            10/1/2006            9/1/2036           8/16/2006            12/1/2006           686       N                       357              355             360                  36
     430.01             8/1/2006            7/1/2036           8/16/2006            12/1/2006           792       N                       355              355             360                  36
     259.41             9/1/2006            8/1/2036           7/12/2006            12/1/2006           641       N                       356              356             360                  36
     453.09             9/1/2006            8/1/2036            8/7/2006            12/1/2006           661       N                       356              356             360                   0
     278.18            10/1/2006            9/1/2036            8/7/2006            12/1/2006           661       N                       357              357             360                   0
    1161.53            10/1/2006            9/1/2036            8/8/2006            12/1/2006           774       N                       357              357             360                  36
        476            10/1/2006            9/1/2036            8/8/2006            12/1/2006           650       N                       357              357             360                   0
     453.28            10/1/2006            9/1/2036            8/8/2006            12/1/2006           661       N                       357              357             360                  36
      952.7            10/1/2006            9/1/2036            8/9/2006            12/1/2006           653       N                       357              357             360                  36
     531.19             9/1/2006            8/1/2036            8/9/2006            12/1/2006           726       N                       356              356             360                  36
     340.75             9/1/2006            8/1/2036           8/10/2006            12/1/2006           683       N                       356              356             360                  36
     484.57             9/1/2006            8/1/2036           8/10/2006            12/1/2006           724       N                       356              356             360                   0
     526.34             8/1/2006            7/1/2036           8/10/2006            12/1/2006           653       N                       355              355             360                  36
     246.04             8/1/2006            7/1/2036           8/10/2006            12/1/2006           704       N                       355              355             360                  36
    1102.24            10/1/2006            9/1/2036           8/11/2006            12/1/2006           649       N                       357              357             360                   0
     483.68            10/1/2006            9/1/2036           8/11/2006            12/1/2006           647       N                       357              357             360                   0
     380.71            10/1/2006            9/1/2036           8/11/2006            12/1/2006           772       N                       357              357             360                   0
     406.61             8/1/2006            7/1/2036           8/11/2006            12/1/2006           757       N                       355              322             360                  36
     305.15             8/1/2006            7/1/2036           8/11/2006            12/1/2006           726       N                       355              355             360                   0
     488.28            10/1/2006            9/1/2036           8/14/2006            12/1/2006           640       N                       357              357             360                   0
     436.34            10/1/2006            9/1/2036           8/14/2006            12/1/2006           758       N                       357              357             360                  36
     345.61            10/1/2006            9/1/2036           8/14/2006            12/1/2006           688       N                       357              357             360                  36
     374.16             9/1/2006            8/1/2036           8/14/2006            12/1/2006           719       N                       356              356             360                  36
    1065.92            10/1/2006            9/1/2036           8/15/2006            12/1/2006           687       N                       357              357             360                   0
     540.64             7/1/2006            6/1/2036           8/15/2006            12/1/2006           687       N                       354              354             360                   0
     218.83            10/1/2006            9/1/2036           8/16/2006            12/1/2006           673       N                       357              357             360                  36
      390.6            10/1/2006            9/1/2036           8/16/2006            12/1/2006           710       N                       357              357             360                   0
     426.38             9/1/2006            8/1/2036           8/16/2006            12/1/2006           708       N                       356              356             360                   0
     765.64            10/1/2006            9/1/2036            8/7/2006            12/1/2006           677       Y                       357              357             360                   0
     332.67            10/1/2006            9/1/2036            8/9/2006            12/1/2006           714       N                       357              317             360                  36
     218.83             9/1/2006            8/1/2036            8/9/2006            12/1/2006           735       N                       356              356             360                  36
     373.79            10/1/2006            9/1/2036           8/10/2006            12/1/2006           653       N                       357              357             360                  36
     335.15            10/1/2006            9/1/2036           8/11/2006            12/1/2006           746       N                       357              323             360                   0
     997.49             9/1/2006            8/1/2036           8/15/2006            12/1/2006           657       N                       356              356             360                   0
     302.11             8/1/2006            7/1/2036           8/15/2006            12/1/2006           665       N                       355              353             360                  36
     819.82            10/1/2006            9/1/2036           8/16/2006            12/1/2006           649       N                       357              357             360                  36
     277.89            10/1/2006            9/1/2036           8/16/2006            12/1/2006           684       N                       357              357             360                  36
     189.81             8/1/2006            7/1/2036           6/16/2006            12/1/2006           687       N                       355              353             360                   0
    1019.45            10/1/2006            9/1/2036            8/7/2006            12/1/2006           641       Y                       357              355             360                  36
     317.77            10/1/2006            9/1/2036            8/7/2006            12/1/2006           666       Y                       357              357             360                  36
     522.91             9/1/2006            8/1/2036            8/7/2006            12/1/2006           675       N                       356              356             360                  36
     363.33            10/1/2006            9/1/2036            8/8/2006            12/1/2006           671       N                       357              353             360                   0
     657.75            10/1/2006            9/1/2036            8/8/2006            12/1/2006           682       N                       357              357             360                  36
     388.14             8/1/2006            7/1/2036            8/8/2006            12/1/2006           682       Y                       355              355             360                  36
    1792.73            10/1/2006            9/1/2036            8/9/2006            12/1/2006           659       N                       357              357             360                   0
     486.34            10/1/2006            9/1/2036            8/9/2006            12/1/2006           700       N                       357              357             360                  36
     412.15            10/1/2006            9/1/2036           8/10/2006            12/1/2006           677       N                       357              357             360                  36
     258.77            10/1/2006            9/1/2036           8/10/2006            12/1/2006           649       N                       357              357             360                  36
     273.55            10/1/2006            9/1/2036           8/11/2006            12/1/2006           728       N                       357              357             360                   0
     868.83            10/1/2006            9/1/2036           8/11/2006            12/1/2006           710       N                       357              357             360                  36
     233.64            10/1/2006            9/1/2036           8/11/2006            12/1/2006           666       N                       357              354             360                  36
     310.08            10/1/2006            9/1/2036           8/11/2006            12/1/2006           671       N                       357              357             360                   0
      653.3            10/1/2006            9/1/2036           8/11/2006            12/1/2006           663       N                       357              357             360                   0
     658.62            10/1/2006            9/1/2036           8/11/2006            12/1/2006           657       N                       357              357             360                   0
     677.53            10/1/2006            9/1/2036           8/11/2006            12/1/2006           667       N                       357              357             360                   0
     424.52            10/1/2006            9/1/2036           8/14/2006            12/1/2006           775       N                       357              357             360                   0
     362.97            10/1/2006            9/1/2036           8/14/2006            12/1/2006           676       N                       357              357             360                  36
      553.4            10/1/2006            9/1/2036           8/14/2006            12/1/2006           683       N                       357              357             360                   0
     264.66             8/1/2006            7/1/2036           8/14/2006            12/1/2006           678       N                       355              355             360                  36
     201.12            10/1/2006            9/1/2036           8/15/2006            12/1/2006           667       N                       357              357             360                  36
     318.77            10/1/2006            9/1/2036           8/15/2006            12/1/2006           665       N                       357              357             360                  36
     516.49            10/1/2006            9/1/2036           8/16/2006            12/1/2006           778       N                       357              357             360                   0
      193.5            10/1/2006            9/1/2036           8/17/2006            12/1/2006           773       N                       357              357             360                  36
     229.17             9/1/2006            8/1/2036            8/7/2006            12/1/2006           762       N                       356              356             360                  36
     679.45            10/1/2006            9/1/2036            8/7/2006            12/1/2006           679       N                       357              357             360                  36
     384.51            10/1/2006            9/1/2036            8/9/2006            12/1/2006           690       N                       357              357             360                  36
     200.57            10/1/2006            9/1/2036            8/9/2006            12/1/2006           654       N                       357              357             360                   0
     320.86            10/1/2006            9/1/2036            8/9/2006            12/1/2006           600       N                       357              357             360                   0
     304.55             9/1/2006            8/1/2036           8/10/2006            12/1/2006           657       N                       356              356             360                  36
      185.1            10/1/2006            9/1/2036           8/11/2006            12/1/2006           737       N                       357              357             360                   0
      185.1            10/1/2006            9/1/2036           8/11/2006            12/1/2006           737       N                       357              357             360                   0
     937.87            10/1/2006            9/1/2036           8/11/2006            12/1/2006           600       N                       357              357             360                   0
     182.21            10/1/2006            9/1/2036           8/11/2006            12/1/2006           676       N                       357              357             360                  36
     243.58            10/1/2006            9/1/2036           8/14/2006            12/1/2006           731       N                       357              357             360                  36
     243.58            10/1/2006            9/1/2036           8/14/2006            12/1/2006           731       N                       357              357             360                  36
     273.53            10/1/2006            9/1/2036           8/14/2006            12/1/2006           690       N                       357              357             360                  36
     239.63             8/1/2006            7/1/2036           8/14/2006            12/1/2006           748       N                       355              355             360                  36
     286.23            10/1/2006            9/1/2036           8/15/2006            12/1/2006           726       N                       357              357             360                  36
     417.97            10/1/2006            9/1/2036           8/15/2006            12/1/2006           621       N                       357              357             360                  36
     212.61            10/1/2006            9/1/2036           8/16/2006            12/1/2006           751       N                       357              357             360                  36
     325.24             9/1/2006            8/1/2036           8/16/2006            12/1/2006           772       N                       356              356             360                   0
     233.77            10/1/2006            9/1/2036           8/17/2006            12/1/2006           686       N                       357              357             360                   0
     557.67            10/1/2006            9/1/2036           8/11/2006            12/1/2006           722       N                       357                0             360                  36
     463.84            10/1/2006            9/1/2036           8/11/2006            12/1/2006           663       N                       357                0             360                   0
     203.18             9/1/2006            8/1/2036            8/7/2006            12/1/2006           668       N                       356                0             360                  36
     378.42             9/1/2006            8/1/2036            8/7/2006            12/1/2006           708       N                       356                0             360                  36
     426.27            10/1/2006            9/1/2036            8/9/2006            12/1/2006           660       N                       357                0             360                  36
    1535.28            10/1/2006            9/1/2036           8/11/2006            12/1/2006           749       N                       357                0             360                   0
    1303.75            10/1/2006            9/1/2036           8/11/2006            12/1/2006           655       N                       357                0             360                   0
     660.23            10/1/2006            9/1/2036           8/11/2006            12/1/2006           692       N                       357                0             360                   0
        462            10/1/2006            9/1/2036           8/16/2006            12/1/2006           653       N                       357                0             360                  36
     755.81            10/1/2006            9/1/2036           8/17/2006            12/1/2006           706       N                       357                0             360                   0
     497.92            10/1/2006            9/1/2036            8/9/2006            12/1/2006           717       N                       357                0             360                   0
      274.8            10/1/2006            9/1/2036            8/4/2006            12/1/2006           682       N                       357                0             360                  36
       1449            10/1/2006            9/1/2036           8/10/2006            12/1/2006           685       N                       357                0             360                   0
     249.11            10/1/2006            9/1/2036           8/14/2006            12/1/2006           777       N                       357                0             360                  36
     569.33            10/1/2006            9/1/2036           8/14/2006            12/1/2006           743       N                       357                0             360                  36
     570.94            10/1/2006            9/1/2036           8/15/2006            12/1/2006           645       N                       357                0             360                  36
     301.04            10/1/2006            9/1/2036           8/16/2006            12/1/2006           670       N                       357                0             360                  36
    1039.73            10/1/2006            9/1/2036           8/16/2006            12/1/2006           730       N                       357                0             360                  36
     638.46            10/1/2006            9/1/2036           8/10/2006            12/1/2006           703       N                       357                0             360                  36
     253.09             8/1/2006            7/1/2036           8/11/2006            12/1/2006           780       N                       355                0             360                  36
     309.01            10/1/2006            9/1/2036           8/14/2006            12/1/2006           662       N                       357                0             360                  36
     308.03            10/1/2006            9/1/2036           8/16/2006            12/1/2006           689       N                       357                0             360                  36
     299.32            10/1/2006            9/1/2036           8/15/2006            12/1/2006           576       N                       357              357             360                  24
     298.24             8/1/2006            7/1/2036           6/30/2006            12/1/2006           632       N                       355              355             360                  24
     215.36             9/1/2006            8/1/2036            8/7/2006            12/1/2006           600       N                       356              356             360                  24
     278.77             9/1/2006            8/1/2036           7/24/2006            12/1/2006           601       Y                       356              356             360                   0
     845.45             9/1/2006            8/1/2036            8/9/2006            12/1/2006           613       Y                       356              356             360                  24
     373.46            10/1/2006            9/1/2036           8/14/2006            12/1/2006           615       N                       357              357             360                   0
     255.63            10/1/2006            9/1/2036            8/7/2006            12/1/2006           617       N                       357              357             360                  24
     237.11             9/1/2006            8/1/2036            8/7/2006            12/1/2006           618       N                       356              356             360                  24
     435.21            10/1/2006            9/1/2036            8/9/2006            12/1/2006           618       N                       357              357             360                   0
     311.95            10/1/2006            9/1/2036           8/16/2006            12/1/2006           618       Y                       357              357             360                   0
     407.89            10/1/2006            9/1/2036           8/14/2006            12/1/2006           633       Y                       357              357             360                  24
     279.79            10/1/2006            9/1/2036           8/10/2006            12/1/2006           635       N                       357              357             360                  24
     184.09             9/1/2006            8/1/2036           7/26/2006            12/1/2006           628       N                       356              356             360                  24
     637.23            10/1/2006            9/1/2036            8/9/2006            12/1/2006           601       Y                       357              309             360                   0
     411.51            10/1/2006            9/1/2036            8/9/2006            12/1/2006           605       N                       357              357             360                  24
     537.06             9/1/2006            8/1/2036           8/11/2006            12/1/2006           611       N                       356              298             360                   0
     303.96             9/1/2006            8/1/2036            8/7/2006            12/1/2006           619       N                       356              356             360                   0
     293.51            10/1/2006            9/1/2036           8/11/2006            12/1/2006           621       N                       357              357             360                  24
     425.93            10/1/2006            9/1/2036            8/9/2006            12/1/2006           625       Y                       357              352             360                  24
     123.75             9/1/2006            8/1/2021           8/11/2006            12/1/2006           657       Y                       176              176             180                   0
     307.55             9/1/2006            8/1/2036            8/4/2006            12/1/2006           678       N                       356              356             360                   0
     402.97             9/1/2006            8/1/2036            8/7/2006            12/1/2006           644       Y                       356              356             360                  24
     514.62             9/1/2006            8/1/2036           8/14/2006            12/1/2006           653       N                       356              356             360                  36
     313.13             8/1/2006            7/1/2036           6/12/2006            12/1/2006           644       Y                       355              355             360                  12
      374.7            10/1/2006            9/1/2036            8/7/2006            12/1/2006           636       N                       357              357             360                  36
     181.46            10/1/2006            9/1/2036            8/9/2006            12/1/2006           676       N                       357              357             360                  36
     155.44            10/1/2006            9/1/2036           8/10/2006            12/1/2006           668       N                       357              357             360                  24
     304.12            10/1/2006            9/1/2036           8/10/2006            12/1/2006           644       N                       357              357             360                   0
        209             8/1/2006            7/1/2036           8/11/2006            12/1/2006           600       N                       355              355             360                  12
     144.15            10/1/2006            9/1/2036           8/14/2006            12/1/2006           627       N                       357              357             360                  24
     192.96            10/1/2006            9/1/2036           8/16/2006            12/1/2006           620       N                       357              357             360                   0
     221.76             8/1/2006            7/1/2036           6/16/2006            12/1/2006           591       N                       355              347             360                   0
      356.4            10/1/2006            9/1/2036           8/11/2006            12/1/2006           646       N                       357              357             360                  24
    1097.04            10/1/2006            9/1/2036           8/15/2006            12/1/2006           670       N                       357                0             360                  24
     173.67            10/1/2006            9/1/2036            8/7/2006            12/1/2006           602       N                       357              357             360                  24
     860.81            10/1/2006            9/1/2036            8/7/2006            12/1/2006           798       N                       357              357             360                  36
     874.46            10/1/2006            9/1/2036           8/15/2006            12/1/2006           720       N                       357              350             360                   0
     913.65             9/1/2006            8/1/2036           7/28/2006            12/1/2006           724       N                       356              356             360                  36
     325.54            10/1/2006            9/1/2036            8/7/2006            12/1/2006           684       Y                       357              357             360                  36
     582.71            10/1/2006            9/1/2036            8/7/2006            12/1/2006           691       N                       357              357             360                  36
     416.22            10/1/2006            9/1/2036            8/8/2006            12/1/2006           736       N                       357              357             360                  36
     586.18            10/1/2006            9/1/2036            8/8/2006            12/1/2006           701       N                       357              357             360                  36
    1020.44            10/1/2006            9/1/2036            8/8/2006            12/1/2006           724       N                       357              357             360                   0
    1000.78            10/1/2006            9/1/2036           8/10/2006            12/1/2006           692       Y                       357              357             360                  36
    1116.68            10/1/2006            9/1/2036           8/10/2006            12/1/2006           766       N                       357              357             360                  36
     727.06            10/1/2006            9/1/2036           8/10/2006            12/1/2006           713       N                       357              355             360                  12
        686            10/1/2006            9/1/2036           8/11/2006            12/1/2006           688       Y                       357              357             360                  36
     530.98            10/1/2006            9/1/2036           8/11/2006            12/1/2006           725       Y                       357              357             360                   0
     842.59            10/1/2006            9/1/2036           8/11/2006            12/1/2006           680       Y                       357              357             360                  36
     356.33            10/1/2006            9/1/2036           8/11/2006            12/1/2006           692       Y                       357              357             360                  36
     208.81            10/1/2006            9/1/2036           8/11/2006            12/1/2006           745       Y                       357              128             360                   0
      609.1            10/1/2006            9/1/2036           8/15/2006            12/1/2006           817       N                       357              346             360                  36
      322.4            10/1/2006            9/1/2036           8/15/2006            12/1/2006           703       N                       357              357             360                  36
     937.89            10/1/2006            9/1/2036           8/15/2006            12/1/2006           750       Y                       357              357             360                  36
     748.13            10/1/2006            9/1/2036           8/16/2006            12/1/2006           702       N                       357              357             360                  36
     658.66            10/1/2006            9/1/2036           8/16/2006            12/1/2006           738       N                       357              357             360                  12
      361.4            10/1/2006            9/1/2036           8/17/2006            12/1/2006           750       N                       357              357             360                  36
     507.59            10/1/2006            9/1/2036           8/17/2006            12/1/2006           742       N                       357              357             360                  36
     495.07             7/1/2006            6/1/2036           5/25/2006            12/1/2006           710       N                       354              354             360                   0
     318.45            10/1/2006            9/1/2036            8/7/2006            12/1/2006           737       N                       357              357             360                  36
     349.74            10/1/2006            9/1/2036            8/7/2006            12/1/2006           717       N                       357              357             360                  36
      354.1            10/1/2006            9/1/2036            8/7/2006            12/1/2006           667       N                       357              357             360                  36
     185.95            10/1/2006            9/1/2036            8/7/2006            12/1/2006           677       N                       357              357             360                  36
     776.78            10/1/2006            9/1/2036            8/8/2006            12/1/2006           717       N                       357              331             360                  36
     899.75            10/1/2006            9/1/2036            8/8/2006            12/1/2006           667       N                       357              357             360                  36
      318.3            10/1/2006            9/1/2036            8/8/2006            12/1/2006           678       N                       357              357             360                  36
      584.1            10/1/2006            9/1/2036            8/8/2006            12/1/2006           709       N                       357              357             360                   0
     993.98            10/1/2006            9/1/2036            8/9/2006            12/1/2006           776       Y                       357              357             360                  36
     646.27            10/1/2006            9/1/2036           8/11/2006            12/1/2006           674       N                       357              357             360                  36
      574.3            10/1/2006            9/1/2036           8/14/2006            12/1/2006           716       N                       357              357             360                  36
     316.11            10/1/2006            9/1/2036           8/14/2006            12/1/2006           672       N                       357              357             360                  36
     237.12            10/1/2006            9/1/2036           8/16/2006            12/1/2006           708       N                       357              357             360                  36
     989.58            10/1/2006            9/1/2036            8/8/2006            12/1/2006           686       Y                       357                0             360                   0
    1031.06            10/1/2006            9/1/2036            8/8/2006            12/1/2006           745       N                       357                0             360                  36
     650.67            10/1/2006            9/1/2036            8/8/2006            12/1/2006           780       N                       357                0             360                  36
     499.38            10/1/2006            9/1/2036            8/8/2006            12/1/2006           712       N                       357                0             360                  36
     465.67            10/1/2006            9/1/2036            8/8/2006            12/1/2006           707       N                       357                0             360                  36
     731.94            10/1/2006            9/1/2036           8/10/2006            12/1/2006           704       Y                       357                0             360                  36
      724.5            10/1/2006            9/1/2036           8/11/2006            12/1/2006           767       N                       357                0             360                  12
     915.45            10/1/2006            9/1/2036           8/14/2006            12/1/2006           746       N                       357                0             360                  36
        581            10/1/2006            9/1/2036           8/15/2006            12/1/2006           693       Y                       357                0             360                  36
     782.42            10/1/2006            9/1/2036            8/8/2006            12/1/2006           770       N                       357                0             360                  36
     368.47            10/1/2006            9/1/2036           8/11/2006            12/1/2006           678       N                       357                0             360                  36
      588.8            10/1/2006            9/1/2036           8/17/2006            12/1/2006           706       Y                       357              357             360                  36
     187.13            10/1/2006            9/1/2036           8/22/2006            12/1/2006           652       N                       357              357             360                  36
     650.65            10/1/2006            9/1/2036           8/22/2006            12/1/2006           664       N                       357              357             360                   0
     396.02            10/1/2006            9/1/2036           8/18/2006            12/1/2006           601       N                       357              357             360                  24
    1058.76            10/1/2006            9/1/2036           8/18/2006            12/1/2006           641       N                       357              357             360                  36
     563.74            10/1/2006            9/1/2036           8/21/2006            12/1/2006           652       N                       357              357             360                   0
     199.73            10/1/2006            9/1/2036           8/21/2006            12/1/2006           729       N                       357              357             360                  36
      923.8            10/1/2006            9/1/2036           8/22/2006            12/1/2006           720       N                       357              357             360                  36
     523.24            10/1/2006            9/1/2036           8/24/2006            12/1/2006           573       N                       357              357             360                  24
      256.5            10/1/2006            9/1/2036           8/18/2006            12/1/2006           629       N                       357              357             360                   0
     892.13             9/1/2006            8/1/2036           8/22/2006            12/1/2006           782       N                       356                0             360                   0
     909.56            10/1/2006            9/1/2036           8/18/2006            12/1/2006           652       N                       357              357             360                  36
    1257.81            10/1/2006            9/1/2036           8/24/2006            12/1/2006           677       N                       357                0             360                  36
     243.34            10/1/2006            9/1/2036           8/22/2006            12/1/2006           714       N                       357              357             360                   0
     865.93            10/1/2006            9/1/2036           8/21/2006            12/1/2006           636       N                       357              357             360                  24
     548.35            10/1/2006            9/1/2036           8/21/2006            12/1/2006           664       N                       357              357             360                   0
     824.74             9/1/2006            8/1/2036           8/23/2006            12/1/2006           689       N                       356                0             360                  36
     482.81             9/1/2006            8/1/2036           8/22/2006            12/1/2006           719       N                       356                0             360                   0
     323.83            10/1/2006            9/1/2036           8/17/2006            12/1/2006           699       N                       357              357             360                  36
     345.02             9/1/2006            8/1/2036           8/22/2006            12/1/2006           780       N                       356              356             360                  36
     353.16             9/1/2006            8/1/2036           8/22/2006            12/1/2006           780       N                       356              356             360                  36
     291.37            10/1/2006            9/1/2036           8/15/2006            12/1/2006           695       N                       357              357             360                   0
     297.85            10/1/2006            9/1/2036           8/15/2006            12/1/2006           691       N                       357              357             360                  36
      335.1            10/1/2006            9/1/2036           8/18/2006            12/1/2006           663       N                       357              357             360                  36
     532.46            10/1/2006            9/1/2036           8/24/2006            12/1/2006           663       Y                       357              357             360                   0
     293.22             8/1/2006            7/1/2036           8/23/2006            12/1/2006           703       N                       355              355             360                   0
     264.55             8/1/2006            7/1/2036           8/24/2006            12/1/2006           647       N                       355              355             360                   0
      419.5            10/1/2006            9/1/2036           8/25/2006            12/1/2006           764       N                       357              357             360                   0
     477.33            10/1/2006            9/1/2036           8/25/2006            12/1/2006           705       N                       357              349             360                   0
     329.18            10/1/2006            9/1/2036           8/18/2006            12/1/2006           646       N                       357              357             360                  36
    1149.47            10/1/2006            9/1/2036           8/14/2006            12/1/2006           658       Y                       357              355             360                   0
     490.78             9/1/2006            8/1/2036           8/21/2006            12/1/2006           701       N                       356              338             360                  36
     821.87            10/1/2006            9/1/2036           8/23/2006            12/1/2006           655       N                       357              357             360                   0
     891.65            10/1/2006            9/1/2036           8/22/2006            12/1/2006           766       N                       357              303             360                   0
     552.07            10/1/2006            9/1/2036           8/17/2006            12/1/2006           660       N                       357              357             360                  36
     322.73            10/1/2006            9/1/2036           8/21/2006            12/1/2006           711       N                       357              356             360                   0
     804.96            10/1/2006            9/1/2036           8/21/2006            12/1/2006           673       N                       357              357             360                  36
     693.05            10/1/2006            9/1/2036           8/25/2006            12/1/2006           796       Y                       357              357             360                   0
     178.88            10/1/2006            9/1/2036           8/25/2006            12/1/2006           612       N                       357              357             360                  24
     248.06             9/1/2006            8/1/2036           7/25/2006            12/1/2006           623       N                       356              356             360                  24
     291.69            10/1/2006            9/1/2036           8/25/2006            12/1/2006           627       N                       357              357             360                  24
      274.6            10/1/2006            9/1/2036           8/21/2006            12/1/2006           668       Y                       357              357             360                   0
     460.82            10/1/2006            9/1/2036           8/24/2006            12/1/2006           653       N                       357                0             360                   0
    1029.72            10/1/2006            9/1/2036           8/18/2006            12/1/2006           669       N                       357              357             360                  36
     247.92             9/1/2006            8/1/2036           7/14/2006            12/1/2006           586       N                       356              356             360                  24
     266.15            10/1/2006            9/1/2036           8/21/2006            12/1/2006           605       N                       357              357             360                  24
     242.36            10/1/2006            9/1/2036           8/24/2006            12/1/2006           660       N                       357              357             360                  36
     304.65            10/1/2006            9/1/2036           8/17/2006            12/1/2006           786       N                       357              357             360                  12
     587.13            10/1/2006            9/1/2036           8/17/2006            12/1/2006           713       N                       357                0             360                  36
     356.87            10/1/2006            9/1/2036           8/25/2006            12/1/2006           686       N                       357              357             360                  36
     307.83            10/1/2006            9/1/2036           8/18/2006            12/1/2006           652       N                       357              357             360                  36
      422.3            10/1/2006            9/1/2036           8/23/2006            12/1/2006           646       N                       357              357             360                  36
     204.07            10/1/2006            9/1/2036           8/23/2006            12/1/2006           713       N                       357              357             360                  36
    1071.98            10/1/2006            9/1/2036           8/23/2006            12/1/2006           656       Y                       357              357             360                   0
    1539.35            10/1/2006            9/1/2036           8/21/2006            12/1/2006           691       Y                       357              357             360                  36
     276.03             9/1/2006            8/1/2036           7/24/2006            12/1/2006           608       N                       356              356             360                  24
     156.58            10/1/2006            9/1/2036           8/21/2006            12/1/2006           645       N                       357              357             360                   0
     266.86            10/1/2006            9/1/2036           8/23/2006            12/1/2006           668       N                       357                0             360                  36
     240.94            10/1/2006            9/1/2036           8/22/2006            12/1/2006           659       N                       357              357             360                  24
     403.39             9/1/2006            8/1/2036           8/25/2006            12/1/2006           713       N                       356              356             360                  36
     303.95            10/1/2006            9/1/2036           8/25/2006            12/1/2006           645       N                       357              357             360                  24
     522.27            10/1/2006            9/1/2036           8/18/2006            12/1/2006           711       Y                       357                0             360                  36
     945.54            10/1/2006            9/1/2036           8/25/2006            12/1/2006           767       N                       357              357             360                   0
     717.25            10/1/2006            9/1/2036           8/22/2006            12/1/2006           719       N                       357                0             360                  36
     503.05             8/1/2006            7/1/2036           8/22/2006            12/1/2006           717       Y                       355              352             360                   0
     807.63            10/1/2006            9/1/2036           8/24/2006            12/1/2006           659       N                       357                0             360                   0
     199.21            10/1/2006            9/1/2036           8/18/2006            12/1/2006           669       N                       357              357             360                   0
     215.36            10/1/2006            9/1/2036           8/23/2006            12/1/2006           639       N                       357              357             360                  24
     360.89            10/1/2006            9/1/2036           8/25/2006            12/1/2006           639       N                       357              355             360                   0
     976.06             8/1/2006            7/1/2036           6/30/2006            12/1/2006           653       N                       355              355             360                   0
     364.04            10/1/2006            9/1/2036           8/23/2006            12/1/2006           644       N                       357              357             360                  12
     588.38            10/1/2006            9/1/2036           8/25/2006            12/1/2006           645       Y                       357                0             360                  36
     325.34            10/1/2006            9/1/2036           8/23/2006            12/1/2006           636       N                       357              357             360                  24
     264.95            10/1/2006            9/1/2036           8/18/2006            12/1/2006           737       N                       357              357             360                   0
     321.18             9/1/2006            8/1/2036           7/14/2006            12/1/2006           627       N                       356              356             360                   0
     279.01             9/1/2006            8/1/2036           8/18/2006            12/1/2006           642       N                       356              356             360                   0
      332.5            10/1/2006            9/1/2036           8/18/2006            12/1/2006           636       N                       357                0             360                   0
     133.37            10/1/2006            9/1/2036           8/17/2006            12/1/2006           679       N                       357              356             360                  24
     347.78            10/1/2006            9/1/2036           8/21/2006            12/1/2006           611       N                       357              357             360                  24
      457.5            10/1/2006            9/1/2036           8/24/2006            12/1/2006           740       N                       357                0             360                  36
     673.01            10/1/2006            9/1/2036           8/25/2006            12/1/2006           656       N                       357              357             360                  36
     700.77            10/1/2006            9/1/2036           8/18/2006            12/1/2006           651       N                       357              357             360                  12
     135.45            10/1/2006            9/1/2036           8/18/2006            12/1/2006           672       N                       357              357             360                  12
     246.53             9/1/2006            8/1/2036           7/21/2006            12/1/2006           622       N                       356              356             360                  24
     330.84            10/1/2006            9/1/2036           8/21/2006            12/1/2006           643       N                       357              357             360                  12
     378.11            10/1/2006            9/1/2036           8/17/2006            12/1/2006           643       N                       357              357             360                   0
     413.14            10/1/2006            9/1/2036           8/24/2006            12/1/2006           684       N                       357              357             360                   0
     648.31            10/1/2006            9/1/2036           8/25/2006            12/1/2006           605       N                       357              357             360                   0
     270.06            10/1/2006            9/1/2036           8/25/2006            12/1/2006           683       N                       357              357             360                  36
     201.12            10/1/2006            9/1/2036           8/17/2006            12/1/2006           709       N                       357              357             360                  36
     377.93             9/1/2006            8/1/2036           7/14/2006            12/1/2006           597       N                       356              356             360                  24
     413.03             8/1/2006            7/1/2036           8/21/2006            12/1/2006           745       N                       355              354             360                   0
     320.16            10/1/2006            9/1/2036           8/15/2006            12/1/2006           706       N                       357              357             360                   0
     171.29             8/1/2006            7/1/2036           8/25/2006            12/1/2006           706       N                       355              355             360                  36
     175.41            10/1/2006            9/1/2036           8/18/2006            12/1/2006           652       N                       357              357             360                  36
     307.83            10/1/2006            9/1/2021           8/24/2006            12/1/2006           647       N                       177              177             180                  36
     304.54             8/1/2006            7/1/2036           8/24/2006            12/1/2006           686       N                       355              355             360                  36
     294.25            10/1/2006            9/1/2036           8/23/2006            12/1/2006           613       Y                       357              357             360                  24
     318.44             9/1/2006            8/1/2036           8/25/2006            12/1/2006           626       N                       356              354             360                  36
     501.68            10/1/2006            9/1/2036           8/15/2006            12/1/2006           629       Y                       357              357             360                  24
     503.63            10/1/2006            9/1/2036           8/21/2006            12/1/2006           679       N                       357              357             360                  36
      289.7            10/1/2006            9/1/2036           8/23/2006            12/1/2006           676       N                       357              357             360                  36
     443.92            10/1/2006            9/1/2036           8/23/2006            12/1/2006           726       Y                       357              357             360                  36
     369.69            10/1/2006            9/1/2036           8/23/2006            12/1/2006           683       N                       357              357             360                  36
     184.08            10/1/2006            9/1/2036           8/18/2006            12/1/2006           766       N                       357              357             360                   0
     460.56             9/1/2006            8/1/2036           8/22/2006            12/1/2006           680       N                       356              355             360                  36
     448.94            10/1/2006            9/1/2036           8/24/2006            12/1/2006           737       N                       357              357             360                   0
      686.6            10/1/2006            9/1/2036           8/21/2006            12/1/2006           718       N                       357              357             360                  36
     539.22            10/1/2006            9/1/2036           8/23/2006            12/1/2006           702       N                       357                0             360                  36
     191.48            10/1/2006            9/1/2036           8/21/2006            12/1/2006           620       N                       357              357             360                  24
     295.07             9/1/2006            8/1/2036           8/24/2006            12/1/2006           604       N                       356              356             360                  24
     277.44            10/1/2006            9/1/2036           8/25/2006            12/1/2006           652       N                       357              357             360                  36
     1179.4            10/1/2006            9/1/2036           8/21/2006            12/1/2006           701       N                       357              357             360                   0
     240.83            10/1/2006            9/1/2036           8/24/2006            12/1/2006           704       N                       357                0             360                   0
     420.28            10/1/2006            9/1/2036           8/24/2006            12/1/2006           758       N                       357              357             360                  36
    1084.21            10/1/2006            9/1/2036           8/22/2006            12/1/2006           652       N                       357              342             360                   0
    1305.05            10/1/2006            9/1/2036           8/21/2006            12/1/2006           673       N                       357              357             360                   0
     879.94            10/1/2006            9/1/2036           8/22/2006            12/1/2006           738       N                       357              357             360                   0
     990.48            10/1/2006            9/1/2036           8/18/2006            12/1/2006           747       Y                       357              357             360                  36
    1022.85            10/1/2006            9/1/2036           8/23/2006            12/1/2006           699       Y                       357              357             360                  36
     343.92            10/1/2006            9/1/2036           8/25/2006            12/1/2006           644       N                       357              357             360                  12
     907.04            10/1/2006            9/1/2036           8/23/2006            12/1/2006           672       N                       357              357             360                  36
     319.73            10/1/2006            9/1/2036           8/15/2006            12/1/2006           720       N                       357              357             360                   0
     314.71            10/1/2006            9/1/2036           8/21/2006            12/1/2006           714       N                       357              357             360                   0
     606.22             9/1/2006            8/1/2036           7/14/2006            12/1/2006           750       Y                       356               79             360                   0
     246.81            10/1/2006            9/1/2036           8/21/2006            12/1/2006           636       N                       357              357             360                  24
     745.44            10/1/2006            9/1/2036           8/18/2006            12/1/2006           653       N                       357              357             360                   0
     211.62             7/1/2006            6/1/2036            6/8/2006            12/1/2006           736       N                       354              354             360                  36
       1020            10/1/2006            9/1/2036           8/25/2006            12/1/2006           642       N                       357              357             360                  36
     407.96            10/1/2006            9/1/2036           8/23/2006            12/1/2006           626       N                       357              357             360                  24
    1427.46            10/1/2006            9/1/2036           8/14/2006            12/1/2006           724       N                       357              357             360                   0
     341.94            10/1/2006            9/1/2036           8/17/2006            12/1/2006           727       Y                       357              357             360                  36
     225.05             9/1/2006            8/1/2036           8/23/2006            12/1/2006           693       N                       356              356             360                  36
     583.92            10/1/2006            9/1/2036           8/24/2006            12/1/2006           683       N                       357              357             360                  36
     281.57            10/1/2006            9/1/2036           8/18/2006            12/1/2006           661       N                       357              357             360                  36
     943.85            10/1/2006            9/1/2036           8/25/2006            12/1/2006           702       N                       357                0             360                   0
     468.13            10/1/2006            9/1/2036           8/21/2006            12/1/2006           740       N                       357              357             360                  36
     606.38             9/1/2006            8/1/2036           7/14/2006            12/1/2006           619       N                       356              356             360                  24
    1053.78             7/1/2006            6/1/2036           8/23/2006            12/1/2006           684       N                       354              354             360                  36
     283.96            10/1/2006            9/1/2036           8/22/2006            12/1/2006           606       N                       357              357             360                  24
     285.08             9/1/2006            8/1/2036           7/21/2006            12/1/2006           626       N                       356              356             360                   0
     488.13            10/1/2006            9/1/2036           8/25/2006            12/1/2006           745       N                       357                0             360                   0
     275.71            10/1/2006            9/1/2036           8/15/2006            12/1/2006           664       N                       357                0             360                   0
     417.84             9/1/2006            8/1/2036           8/23/2006            12/1/2006           681       N                       356              356             360                  36
     392.29             9/1/2006            8/1/2036           8/25/2006            12/1/2006           741       N                       356              356             360                   0
     399.19            10/1/2006            9/1/2036           8/18/2006            12/1/2006           780       N                       357              357             360                   0
     444.51            10/1/2006            9/1/2036           8/18/2006            12/1/2006           748       N                       357              357             360                   0
     429.39            10/1/2006            9/1/2036           8/18/2006            12/1/2006           681       N                       357              357             360                   0
     403.79            10/1/2006            9/1/2036           8/18/2006            12/1/2006           716       N                       357              357             360                  36
     383.74            10/1/2006            9/1/2036           8/18/2006            12/1/2006           777       N                       357              357             360                  36
     553.38            10/1/2006            9/1/2036           8/22/2006            12/1/2006           686       N                       357              357             360                  36
     808.92            10/1/2006            9/1/2036           8/18/2006            12/1/2006           800       N                       357              357             360                  36
     407.86            10/1/2006            9/1/2036           8/21/2006            12/1/2006           740       N                       357              357             360                  36
     196.25            10/1/2006            9/1/2036           8/18/2006            12/1/2006           611       N                       357              357             360                  24
    1389.91            10/1/2006            9/1/2036           8/23/2006            12/1/2006           687       N                       357              334             360                  36
     914.49             8/1/2006            7/1/2036            6/8/2006            12/1/2006           648       N                       355              352             360                   0
     362.56            10/1/2006            9/1/2036           8/16/2006            12/1/2006           732       Y                       357              357             360                  36
     274.87            10/1/2006            9/1/2036           8/25/2006            12/1/2006           790       N                       357                0             360                  36
    1118.76            10/1/2006            9/1/2036           8/25/2006            12/1/2006           786       N                       357              357             360                   0
     183.21             9/1/2006            8/1/2036           8/22/2006            12/1/2006           666       N                       356              355             360                  24
    1323.56             7/1/2006            6/1/2036           5/31/2006            12/1/2006           662       Y                       354              354             360                   0
     868.19            10/1/2006            9/1/2036           8/16/2006            12/1/2006           683       N                       357                0             360                  24
     442.56            10/1/2006            9/1/2036           8/21/2006            12/1/2006           763       N                       357              357             360                  36
     357.26            10/1/2006            9/1/2036           8/15/2006            12/1/2006           714       N                       357              357             360                   0
     501.78            10/1/2006            9/1/2036           8/18/2006            12/1/2006           693       N                       357              357             360                   0
    1328.67            10/1/2006            9/1/2036           8/25/2006            12/1/2006           675       N                       357              355             360                  36
     331.91             8/1/2006            7/1/2036           8/18/2006            12/1/2006           645       N                       355              355             360                  36
     626.43            10/1/2006            9/1/2036           8/22/2006            12/1/2006           669       N                       357              357             360                   0
     972.28            10/1/2006            9/1/2036           8/23/2006            12/1/2006           629       N                       357              357             360                  24
     349.87            10/1/2006            9/1/2036           8/21/2006            12/1/2006           654       N                       357              357             360                   0
     280.05            10/1/2006            9/1/2036           8/22/2006            12/1/2006           697       N                       357              357             360                  36
     262.92             9/1/2006            8/1/2036           8/22/2006            12/1/2006           767       N                       356              356             360                   0
     811.29            10/1/2006            9/1/2036           8/16/2006            12/1/2006           640       Y                       357              357             360                  36
     329.65            10/1/2006            9/1/2036           8/17/2006            12/1/2006           663       N                       357              357             360                  36
     525.62            10/1/2006            9/1/2036           8/18/2006            12/1/2006           734       N                       357                0             360                   0
     259.07             9/1/2006            8/1/2036           8/23/2006            12/1/2006           775       N                       356              356             360                  36
     571.69            10/1/2006            9/1/2036           8/18/2006            12/1/2006           608       N                       357              357             360                  24
     455.18             8/1/2006            7/1/2036           8/24/2006            12/1/2006           771       N                       355              355             360                   0
     442.62            10/1/2006            9/1/2036           8/24/2006            12/1/2006           702       N                       357              357             360                  36
    1028.39            10/1/2006            9/1/2036           8/25/2006            12/1/2006           686       Y                       357              357             360                  36
     427.76             9/1/2006            8/1/2036           7/14/2006            12/1/2006           583       N                       356              356             360                  36
     508.66             7/1/2006            6/1/2036           5/22/2006            12/1/2006           685       N                       354                0             360                   0
     286.09            10/1/2006            9/1/2036           8/24/2006            12/1/2006           623       N                       357              357             360                  12
     191.04            10/1/2006            9/1/2036           8/23/2006            12/1/2006           612       N                       357              357             360                  24
     278.83            10/1/2006            9/1/2036           8/23/2006            12/1/2006           640       N                       357              357             360                  36
    1052.06            10/1/2006            9/1/2036           8/25/2006            12/1/2006           658       N                       357                0             360                   0
     243.24            10/1/2006            9/1/2036           8/16/2006            12/1/2006           692       N                       357              357             360                   0
     336.49            10/1/2006            9/1/2036           8/18/2006            12/1/2006           646       N                       357              357             360                  36
     393.69            10/1/2006            9/1/2036           8/25/2006            12/1/2006           690       N                       357              357             360                  36
     182.21            10/1/2006            9/1/2036           8/21/2006            12/1/2006           665       N                       357              357             360                  36
    1278.67            10/1/2006            9/1/2036           8/23/2006            12/1/2006           665       Y                       357                0             360                  36
     456.35            10/1/2006            9/1/2036           8/21/2006            12/1/2006           750       Y                       357              337             360                  36
     332.91             9/1/2006            8/1/2036           8/22/2006            12/1/2006           639       N                       356              356             360                   0
     403.55            10/1/2006            9/1/2036           8/15/2006            12/1/2006           681       N                       357              357             360                   0
     237.93            10/1/2006            9/1/2036           8/21/2006            12/1/2006           600       N                       357              357             360                  24
      195.4            10/1/2006            9/1/2036           8/25/2006            12/1/2006           688       N                       357              348             360                  36
     714.41            10/1/2006            9/1/2036           8/23/2006            12/1/2006           762       N                       357              357             360                  12
     286.45            10/1/2006            9/1/2036           8/21/2006            12/1/2006           725       N                       357              357             360                  36
     317.82            10/1/2006            9/1/2036           8/18/2006            12/1/2006           629       N                       357              357             360                  24
     286.99            10/1/2006            9/1/2036           8/23/2006            12/1/2006           648       N                       357              351             360                  36
      213.7            10/1/2006            9/1/2036           8/15/2006            12/1/2006           690       N                       357              357             360                  36
     303.71             9/1/2006            8/1/2036           7/14/2006            12/1/2006           588       N                       356              356             360                  24
     255.09            10/1/2006            9/1/2036           8/22/2006            12/1/2006           660       N                       357              357             360                  36
     220.13            10/1/2006            9/1/2036           8/25/2006            12/1/2006           725       N                       357              357             360                  36
      932.1            10/1/2006            9/1/2036           8/24/2006            12/1/2006           612       N                       357              357             360                  12
     385.12            10/1/2006            9/1/2036           8/18/2006            12/1/2006           734       N                       357              357             360                  36
     165.27            10/1/2006            9/1/2036           8/24/2006            12/1/2006           712       N                       357              357             360                  36
     372.07            10/1/2006            9/1/2036           8/22/2006            12/1/2006           676       N                       357              357             360                  36
     809.93            10/1/2006            9/1/2036           8/24/2006            12/1/2006           651       N                       357              357             360                  36
     518.93            10/1/2006            9/1/2036           8/18/2006            12/1/2006           691       N                       357                0             360                  36
     165.27            10/1/2006            9/1/2036           8/22/2006            12/1/2006           702       N                       357              357             360                   0
     184.08            10/1/2006            9/1/2036           8/18/2006            12/1/2006           725       N                       357              357             360                   0
    1090.58            10/1/2006            9/1/2036           8/22/2006            12/1/2006           668       N                       357              357             360                   0
      314.6            10/1/2006            9/1/2036           8/18/2006            12/1/2006           802       N                       357              357             360                  36
     762.43            10/1/2006            9/1/2036           8/17/2006            12/1/2006           691       N                       357              357             360                  36
     476.65             9/1/2006            8/1/2036           8/22/2006            12/1/2006           625       Y                       356              356             360                  24
     209.81            10/1/2006            9/1/2036           8/24/2006            12/1/2006           654       N                       357              357             360                  24
     456.76            10/1/2006            9/1/2036           8/22/2006            12/1/2006           614       N                       357              357             360                  24
     518.58            10/1/2006            9/1/2036           8/21/2006            12/1/2006           686       N                       357                0             360                   0
       1173            10/1/2006            9/1/2036           8/18/2006            12/1/2006           702       N                       357              357             360                   0
     332.18            10/1/2006            9/1/2036           8/25/2006            12/1/2006           659       N                       357              357             360                   0
     343.66             9/1/2006            8/1/2036           8/23/2006            12/1/2006           774       Y                       356              356             360                   0
     374.11             9/1/2006            8/1/2036           8/23/2006            12/1/2006           609       N                       356              356             360                  36
      320.8            10/1/2006            9/1/2036           8/21/2006            12/1/2006           615       N                       357              357             360                  24
     258.77            10/1/2006            9/1/2036           8/18/2006            12/1/2006           686       N                       357              357             360                  36
     394.58             9/1/2006            8/1/2036           8/22/2006            12/1/2006           736       N                       356              356             360                  36
     345.62            10/1/2006            9/1/2036           8/25/2006            12/1/2006           624       N                       357              355             360                  36
     273.95            10/1/2006            9/1/2036           8/23/2006            12/1/2006           602       N                       357              357             360                  36
      545.3            10/1/2006            9/1/2036           8/15/2006            12/1/2006           634       N                       357              357             360                  24
     451.33             9/1/2006            8/1/2036           8/22/2006            12/1/2006           616       Y                       356              356             360                  24
     403.18             9/1/2006            8/1/2036           8/23/2006            12/1/2006           728       N                       356              356             360                   0
     351.15            10/1/2006            9/1/2036           8/23/2006            12/1/2006           654       N                       357              357             360                   0
     509.49             3/1/2006            2/1/2021           1/30/2006            12/1/2006           573       Y                       170              350             180                   0
     634.63             8/1/2006            7/1/2021           6/12/2006            12/1/2006           630       N                       175              355             180                   0
     133.09             8/1/2006            7/1/2036           6/19/2006            12/1/2006           664       Y                       355              355             360                   0
     178.25             3/1/2006            2/1/2021            2/1/2006            12/1/2006           717       N                       170              230             180                   0
     218.45             7/1/2006            6/1/2021            5/9/2006            12/1/2006           727       N                       174              354             180                   0
      224.4             7/1/2006            6/1/2036            6/1/2006            12/1/2006           760       N                       354              308             360                   0
     279.79             4/1/2006            3/1/2021           2/22/2006            12/1/2006           654       Y                       171              351             180                   0
     228.73             7/1/2006            6/1/2036           5/31/2006            12/1/2006           661       N                       354              354             360                   0
     260.32             7/1/2006            6/1/2021           5/26/2006            12/1/2006           682       N                       174              354             180                   0
     248.47             7/1/2006            6/1/2036           5/11/2006            12/1/2006           704       Y                       354              354             360                   0
     270.06             7/1/2006            6/1/2021           5/15/2006            12/1/2006           665       Y                       174              354             180                   0
     244.23             7/1/2006            6/1/2021           5/23/2006            12/1/2006           705       N                       174              354             180                   0
     368.18             7/1/2006            6/1/2036           5/17/2006            12/1/2006           654       Y                       354              353             360                   0
     366.76             3/1/2006            2/1/2021           1/10/2006            12/1/2006           701       N                       170              350             180                   0
     407.51             7/1/2006            6/1/2021           5/25/2006            12/1/2006           678       N                       174              334             180                   0
     327.25             8/1/2006            7/1/2021            6/2/2006            12/1/2006           672       Y                       175              354             180                   0
     270.47             1/1/2006           12/1/2020           11/9/2005            12/1/2006           778       N                       168              344             180                   0
     348.11             7/1/2006            6/1/2021            5/4/2006            12/1/2006           665       Y                       174              353             180                   0
      397.3             7/1/2006            6/1/2021           5/18/2006            12/1/2006           673       N                       174              354             180                   0
     549.93             7/1/2006            6/1/2021           5/25/2006            12/1/2006           633       N                       174              354             180                   0
     425.67             7/1/2006            6/1/2021           5/26/2006            12/1/2006           672       N                       174              354             180                   0
     581.39             8/1/2006            7/1/2036           6/19/2006            12/1/2006           656       Y                       355              355             360                   0
     433.49             7/1/2006            6/1/2021            5/4/2006            12/1/2006           662       N                       174              354             180                   0
     415.19             2/1/2006            1/1/2021          12/23/2005            12/1/2006           647       N                       169              349             180                   0
     382.58             9/1/2005            8/1/2020           7/29/2005            12/1/2006           748       N                       164              344             180                   0
     534.99             2/1/2006            1/1/2021            1/5/2006            12/1/2006           689       N                       169              349             180                   0
     467.43             8/1/2006            7/1/2021           6/13/2006            12/1/2006           674       N                       175              355             180                   0
      671.1             8/1/2006            7/1/2036           6/23/2006            12/1/2006           641       N                       355              355             360                   0
     435.04             7/1/2006            6/1/2021           5/22/2006            12/1/2006           670       N                       174              354             180                   0
     584.59             7/1/2006            6/1/2021           5/25/2006            12/1/2006           733       N                       174              354             180                   0
     600.66             7/1/2006            6/1/2021           5/24/2006            12/1/2006           671       Y                       174              354             180                   0
     930.92             7/1/2006            6/1/2036           5/19/2006            12/1/2006           644       Y                       354              354             360                   0
     244.28             1/1/2006           12/1/2035           12/6/2005            12/1/2006           751       N                       348              349             360                   0
     194.93             7/1/2006            6/1/2036           5/10/2006            12/1/2006           652       Y                       354              354             360                   0
     289.46             7/1/2006            6/1/2036           5/31/2006            12/1/2006           632       N                       354              354             360                   0
     311.18             5/1/2006            4/1/2021           3/23/2006            12/1/2006           672       Y                       172              172             180                   0
     243.28             8/1/2006            7/1/2036            6/9/2006            12/1/2006           785       N                       355              342             360                   0
     269.45             7/1/2006            6/1/2036           5/26/2006            12/1/2006           662       N                       354              354             360                   0
     322.08             1/1/2006           12/1/2020          11/18/2005            12/1/2006           512       N                       168              347             180                   0
     407.87             7/1/2006            6/1/2036            6/1/2006            12/1/2006           658       N                       354              315             360                   0
     496.34             7/1/2006            6/1/2036            6/6/2006            12/1/2006           656       N                       354              354             360                   0
     420.07             1/1/2006           12/1/2035           11/8/2005            12/1/2006           663       N                       348              348             360                   0
      543.1             7/1/2006            6/1/2036           5/22/2006            12/1/2006           667       N                       354              354             360                   0
     775.32             6/1/2006            5/1/2036            5/4/2006            12/1/2006           777       N                       353              352             360                   0
      89.61             1/1/2006           12/1/2035          11/23/2005            12/1/2006           653       N                       348              348             360                   0
     115.27             5/1/2006            4/1/2021            3/7/2006            12/1/2006           674       N                       172              352             180                   0
      94.51             7/1/2006            6/1/2021           5/26/2006            12/1/2006           710       Y                       174              353             180                   0
     109.54             8/1/2006            7/1/2021           6/12/2006            12/1/2006           684       N                       175              355             180                   0
     121.98             7/1/2006            6/1/2036           5/17/2006            12/1/2006           684       N                       354              354             360                   0
     129.84             7/1/2006            6/1/2021           5/19/2006            12/1/2006           666       Y                       174              351             180                   0
     118.56             7/1/2006            6/1/2036           5/30/2006            12/1/2006           763       N                       354              353             360                   0
     154.04             4/1/2006            3/1/2021           2/16/2006            12/1/2006           726       N                       171              351             180                   0
     186.24            12/1/2005           11/1/2020          10/31/2005            12/1/2006           667       N                       167              347             180                   0
     170.96             7/1/2006            6/1/2036           5/31/2006            12/1/2006           663       N                       354              349             360                   0
     167.59             2/1/2006            1/1/2021          12/28/2005            12/1/2006           773       N                       169              349             180                   0
     233.61             7/1/2006            6/1/2036           5/19/2006            12/1/2006           645       N                       354              354             360                   0
     144.74             1/1/2006           12/1/2035           12/5/2005            12/1/2006           691       N                       348              348             360                   0
     207.94             5/1/2006            4/1/2021           3/29/2006            12/1/2006           711       N                       172              352             180                   0
     207.13             7/1/2006            6/1/2021           5/23/2006            12/1/2006           699       N                       174              354             180                   0
     266.34             8/1/2006            7/1/2036           6/28/2006            12/1/2006           657       N                       355              355             360                   0
     199.72             7/1/2006            6/1/2021           5/22/2006            12/1/2006           756       Y                       174              354             180                   0
     198.91             2/1/2006            1/1/2036          12/30/2005            12/1/2006           680       Y                       349              313             360                   0
     198.91             4/1/2006            3/1/2021            2/8/2006            12/1/2006           641       Y                       171              351             180                   0
     219.68             9/1/2005            8/1/2020           7/29/2005            12/1/2006           742       N                       164              342             180                   0
     315.48             7/1/2006            6/1/2021           5/11/2006            12/1/2006           716       N                       174              354             180                   0
     232.05             7/1/2006            6/1/2036           5/30/2006            12/1/2006           743       Y                       354              354             360                   0
     234.81             7/1/2006            6/1/2021           5/24/2006            12/1/2006           689       N                       174              354             180                   0
     285.49             9/1/2005            8/1/2020           7/18/2005            12/1/2006           705       N                       164              344             180                   0
     260.76             2/1/2006            1/1/2036            1/4/2006            12/1/2006           767       N                       349              319             360                   0
      295.9             4/1/2006            3/1/2021           2/10/2006            12/1/2006           638       N                       171              351             180                   0
     222.75             7/1/2006            6/1/2021           5/24/2006            12/1/2006           770       N                       174              354             180                   0
     224.53            12/1/2005           11/1/2020          10/18/2005            12/1/2006           750       N                       167              345             180                   0
     312.41             7/1/2006            6/1/2021           5/24/2006            12/1/2006           743       Y                       174              354             180                   0
     326.42             5/1/2006            4/1/2021           3/24/2006            12/1/2006           640       N                       172              346             180                   0
     322.81             7/1/2006            6/1/2021            6/1/2006            12/1/2006           632       N                       174              354             180                   0
      237.6             8/1/2006            7/1/2036            6/8/2006            12/1/2006           742       N                       355              354             360                   0
     284.75             7/1/2006            6/1/2021           5/30/2006            12/1/2006           731       Y                       174              354             180                   0
     347.93             6/1/2006            5/1/2021           4/10/2006            12/1/2006           693       N                       173              352             180                   0
     436.92             7/1/2006            6/1/2021           5/31/2006            12/1/2006           650       N                       174              354             180                   0
     283.63             7/1/2006            6/1/2036           5/26/2006            12/1/2006           775       N                       354              354             360                   0
     311.21             7/1/2006            6/1/2036           5/31/2006            12/1/2006           798       Y                       354              354             360                   0
     294.15             7/1/2006            6/1/2036            5/3/2006            12/1/2006           802       N                       354              354             360                   0
     367.14             7/1/2006            6/1/2021           5/19/2006            12/1/2006           674       N                       174              309             180                   0
     492.84             7/1/2006            6/1/2021           5/31/2006            12/1/2006           641       Y                       174              354             180                   0
     453.05             7/1/2006            6/1/2021           5/31/2006            12/1/2006           706       N                       174              354             180                   0
      363.8             7/1/2006            6/1/2021           5/31/2006            12/1/2006           675       Y                       174              354             180                   0
     499.65             7/1/2006            6/1/2021           5/26/2006            12/1/2006           636       N                       174              354             180                   0
     378.03             8/1/2006            7/1/2021           6/30/2006            12/1/2006           692       Y                       175              349             180                   0
     463.41             7/1/2006            6/1/2036            5/5/2006            12/1/2006           762       N                       354              354             360                   0
     360.27             4/1/2006            3/1/2021           2/14/2006            12/1/2006           688       N                       171              351             180                   0
     423.32            12/1/2005           11/1/2020          10/14/2005            12/1/2006           732       N                       167              347             180                   0
      396.5             2/1/2006            1/1/2021          12/13/2005            12/1/2006           723       N                       169              348             180                   0
     398.17             2/1/2006            1/1/2036           12/2/2005            12/1/2006           761       N                       349              348             360                   0
     431.71             7/1/2006            6/1/2021            6/2/2006            12/1/2006           732       N                       174              354             180                   0
     413.29             8/1/2005            7/1/2035            6/2/2005            12/1/2006           779       N                       343              269             360                   0
     633.34            12/1/2005           11/1/2020          10/31/2005            12/1/2006           717       N                       167              163             180                   0
     398.79             7/1/2006            6/1/2036           5/23/2006            12/1/2006           670       N                       354              354             360                   0
     516.83             2/1/2006            1/1/2036            1/4/2006            12/1/2006           603       Y                       349              298             360                   0
     512.14             7/1/2006            6/1/2036            5/8/2006            12/1/2006           706       Y                       354              354             360                   0
     471.24            11/1/2005           10/1/2035           9/23/2005            12/1/2006           772       N                       346              346             360                   0
     793.47             7/1/2006            6/1/2021           5/11/2006            12/1/2006           739       N                       174              137             180                   0
     539.81             7/1/2006            6/1/2021           5/22/2006            12/1/2006           658       N                       174              134             180                   0
     822.89             7/1/2006            6/1/2021           5/24/2006            12/1/2006           644       N                       174              354             180                   0
      780.4             7/1/2006            6/1/2036            6/1/2006            12/1/2006           664       N                       354              354             360                   0
     700.01             3/1/2006            2/1/2021           1/30/2006            12/1/2006           780       Y                       170              345             180                   0
     1048.6             7/1/2006            6/1/2021            6/6/2006            12/1/2006           636       N                       174              345             180                   0
      911.8             7/1/2006            6/1/2036           5/10/2006            12/1/2006           742       Y                       354              347             360                   0
     181.69             1/1/2006           12/1/2020          11/29/2005            12/1/2006           671       Y                       168              225             180                   0
     198.07             7/1/2006            6/1/2021           5/24/2006            12/1/2006           734       N                       174              354             180                   0
     267.56            10/1/2005            9/1/2035           8/19/2005            12/1/2006           758       N                       345              290             360                   0
     294.05             7/1/2006            6/1/2036           5/26/2006            12/1/2006           655       N                       354              340             360                   0
      266.9             7/1/2006            6/1/2036            6/1/2006            12/1/2006           661       N                       354              354             360                   0
     484.52             5/1/2006            4/1/2021           3/10/2006            12/1/2006           692       Y                       172              352             180                   0
    1001.64             9/1/2006            8/1/2021            6/3/2005            12/1/2006           690       N                       176              356             180                   0
     443.38             9/1/2006            8/1/2021            7/1/2006            12/1/2006           633       N                       176              356             180                   0
     525.58             6/1/2006            5/1/2021           4/19/2006            12/1/2006           671       Y                       173              353             180                   0
     910.66             9/1/2006            8/1/2021          10/12/2005            12/1/2006           783       N                       176              356             180                   0
     478.11             9/1/2006            8/1/2021          11/16/2005            12/1/2006           704       N                       176              356             180                   0
     569.36             9/1/2006            8/1/2021           11/4/2005            12/1/2006           728       Y                       176              356             180                   0
    1080.15             9/1/2006            8/1/2021           2/16/2006            12/1/2006           718       N                       176              356             180                   0
     583.14             9/1/2006            8/1/2021          12/21/2005            12/1/2006           680       Y                       176              289             180                   0
     488.29             9/1/2006            8/1/2021          12/21/2005            12/1/2006           630       N                       176              325             180                   0
     583.09             9/1/2006            8/1/2021          12/31/2005            12/1/2006           691       N                       176              356             180                   0
    1639.53             9/1/2006            8/1/2021          12/28/2005            12/1/2006           738       N                       176              356             180                   0
     340.76             9/1/2006            8/1/2021           12/9/2005            12/1/2006           796       Y                       176              355             180                   0
     595.55             9/1/2006            8/1/2021          12/10/2005            12/1/2006           736       N                       176              356             180                   0
     875.29             9/1/2006            8/1/2021          11/28/2005            12/1/2006           660       N                       176              356             180                   0
     638.31             9/1/2006            8/1/2021           1/24/2006            12/1/2006           666       N                       176              356             180                  24
     911.43             9/1/2006            8/1/2021          12/10/2005            12/1/2006           765       N                       176              330             180                   0
    1091.35             9/1/2006            8/1/2021            1/3/2006            12/1/2006           672       N                       176              356             180                   0
     453.41             9/1/2006            8/1/2021           1/16/2006            12/1/2006           734       Y                       176              324             180                   0
     672.28             9/1/2006            8/1/2021           7/13/2006            12/1/2006           719       N                       176              356             180                   0
     273.78             9/1/2006            8/1/2021            2/7/2006            12/1/2006           648       Y                       176              356             180                   0
     837.27             9/1/2006            8/1/2021           12/9/2005            12/1/2006           670       N                       176              329             180                   0
     637.32             9/1/2006            8/1/2021          12/10/2005            12/1/2006           735       N                       176              356             180                   0
     926.68             9/1/2006            8/1/2021           12/9/2005            12/1/2006           755       N                       176              356             180                   0
     670.47             9/1/2006            8/1/2021           2/14/2006            12/1/2006           630       N                       176              356             180                   0
    1440.54             9/1/2006            8/1/2021            4/7/2006            12/1/2006           760       N                       176              356             180                   0
     511.53             9/1/2006            8/1/2021           6/30/2006            12/1/2006           624       N                       176              356             180                   0
     421.06             9/1/2006            8/1/2021           7/11/2006            12/1/2006           692       Y                       176              356             180                   0
     825.96             9/1/2006            8/1/2021            3/7/2006            12/1/2006           650       N                       176              356             180                   0
     593.16             9/1/2006            8/1/2021           3/27/2006            12/1/2006           679       N                       176              356             180                   0
     396.67             9/1/2006            8/1/2021           7/21/2006            12/1/2006           757       N                       176              356             180                   0
     490.61             9/1/2006            8/1/2021           4/10/2006            12/1/2006           648       N                       176              356             180                   0
     615.63             9/1/2006            8/1/2021           3/30/2006            12/1/2006           705       N                       176              343             180                   0
     667.16             9/1/2006            8/1/2021           3/16/2006            12/1/2006           683       N                       176              356             180                   0
     521.03             9/1/2006            8/1/2021            4/3/2006            12/1/2006           628       N                       176              356             180                   0
    1054.63             9/1/2006            8/1/2021           3/20/2006            12/1/2006           663       N                       176              335             180                   0
     683.49             9/1/2006            8/1/2021          11/23/2005            12/1/2006           749       Y                       176              356             180                   0
      694.5             9/1/2006            8/1/2021           7/11/2006            12/1/2006           775       N                       176              356             180                   0
    1617.22             9/1/2006            8/1/2021           7/26/2006            12/1/2006           733       N                       176              356             180                   0
     976.28             9/1/2006            8/1/2021           3/27/2006            12/1/2006           670       N                       176              356             180                   0
     599.86             9/1/2006            8/1/2021          11/22/2005            12/1/2006           710       Y                       176              356             180                   0
     963.23             9/1/2006            8/1/2021           3/29/2006            12/1/2006           687       N                       176              353             180                   0
     622.55             9/1/2006            8/1/2021           4/25/2006            12/1/2006           671       N                       176              356             180                   0
     719.13             9/1/2006            8/1/2021           4/11/2006            12/1/2006           659       N                       176              356             180                   0
     611.13             9/1/2006            8/1/2021           6/27/2006            12/1/2006           652       N                       176              356             180                   0
     820.15             9/1/2006            8/1/2021           5/24/2006            12/1/2006           631       N                       176              356             180                   0
     452.71             9/1/2006            8/1/2021           4/24/2006            12/1/2006           694       N                       176              356             180                   0
     613.11             9/1/2006            8/1/2021           4/25/2006            12/1/2006           677       N                       176              356             180                   0
     672.69             9/1/2006            8/1/2021           4/25/2006            12/1/2006           675       N                       176              354             180                  12
     613.11             9/1/2006            8/1/2021           4/26/2006            12/1/2006           721       N                       176              356             180                   0
      875.6             9/1/2006            8/1/2021           4/26/2006            12/1/2006           661       N                       176              356             180                   0
     605.41             9/1/2006            8/1/2021            5/4/2006            12/1/2006           660       N                       176              356             180                   0
     760.55             9/1/2006            8/1/2021            5/2/2006            12/1/2006           664       N                       176              356             180                   0
     704.06             9/1/2006            8/1/2021            5/3/2006            12/1/2006           780       N                       176              356             180                   0
      298.7             9/1/2006            8/1/2021            7/1/2006            12/1/2006           665       N                       176              344             180                   0
     568.83             9/1/2006            8/1/2021            6/1/2006            12/1/2006           640       N                       176              354             180                   0
     610.29             9/1/2006            8/1/2021            7/1/2006            12/1/2006           654       N                       176              356             180                  12
      544.4             9/1/2006            8/1/2021           7/12/2006            12/1/2006           749       N                       176              356             180                   0
     777.18             9/1/2006            8/1/2021            7/3/2006            12/1/2006           675       Y                       176              356             180                   0
     935.15             9/1/2006            8/1/2021           6/19/2006            12/1/2006           705       Y                       176              355             180                   0
     448.34             9/1/2006            8/1/2021           5/18/2006            12/1/2006           731       N                       176              354             180                   0
     347.31             9/1/2006            8/1/2021            6/2/2006            12/1/2006           778       N                       176              356             180                   0
     628.97             9/1/2006            8/1/2021           5/22/2006            12/1/2006           723       N                       176              356             180                   0
     434.74             9/1/2006            8/1/2021           5/23/2006            12/1/2006           732       N                       176              356             180                   0
     280.56             9/1/2006            8/1/2021            6/7/2006            12/1/2006           773       Y                       176              356             180                   0
     303.25             9/1/2006            8/1/2021           7/20/2006            12/1/2006           657       Y                       176              355             180                   0
     564.84             9/1/2006            8/1/2021           5/27/2006            12/1/2006           620       N                       176              356             180                   0
     616.11             9/1/2006            8/1/2021           5/26/2006            12/1/2006           742       N                       176              348             180                   0
     616.92             9/1/2006            8/1/2021           6/11/2006            12/1/2006           684       N                       176              356             180                   0
     631.62             9/1/2006            8/1/2021           7/10/2006            12/1/2006           624       N                       176              356             180                   0
     327.69             9/1/2006            8/1/2021           7/31/2006            12/1/2006           715       N                       176              356             180                   0
     665.82             9/1/2006            8/1/2021            6/3/2006            12/1/2006           622       N                       176              313             180                   0
     389.02             9/1/2006            8/1/2021            6/6/2006            12/1/2006           659       N                       176              356             180                   0
      531.2             9/1/2006            8/1/2021           6/17/2006            12/1/2006           791       N                       176              356             180                   0
     567.41             9/1/2006            8/1/2021            6/4/2006            12/1/2006           685       N                       176              356             180                   0
     630.45             9/1/2006            8/1/2021            6/4/2006            12/1/2006           769       N                       176              356             180                   0
     285.64             9/1/2006            8/1/2021            6/5/2006            12/1/2006           649       N                       176              356             180                   0
     421.77             9/1/2006            8/1/2021            6/6/2006            12/1/2006           708       N                       176              356             180                   0
     675.12             9/1/2006            8/1/2021           6/26/2006            12/1/2006           636       N                       176              356             180                   0
     629.59             9/1/2006            8/1/2021            6/7/2006            12/1/2006           634       Y                       176              356             180                   0
     555.36             9/1/2006            8/1/2021            6/6/2006            12/1/2006           757       N                       176              356             180                   0
     358.68             9/1/2006            8/1/2021            7/6/2006            12/1/2006           626       N                       176              356             180                   0
      615.5             9/1/2006            8/1/2021            6/9/2006            12/1/2006           665       N                       176              356             180                   0
     675.88             9/1/2006            8/1/2021            6/9/2006            12/1/2006           747       N                       176              356             180                   0
     530.56             9/1/2006            8/1/2021           6/10/2006            12/1/2006           722       Y                       176              356             180                   0
     534.98             9/1/2006            8/1/2021           6/11/2006            12/1/2006           663       Y                       176              356             180                   0
      635.5             9/1/2006            8/1/2021           7/13/2006            12/1/2006           726       N                       176              356             180                  12
      498.1             9/1/2006            8/1/2021           7/24/2006            12/1/2006           773       N                       176              356             180                   0
     892.44             9/1/2006            8/1/2021           6/12/2006            12/1/2006           682       N                       176              356             180                   0
        279             9/1/2006            8/1/2021           6/30/2006            12/1/2006           656       N                       176              356             180                   0
       1368             9/1/2006            8/1/2021           6/13/2006            12/1/2006           720       Y                       176              356             180                   0
     701.24             9/1/2006            8/1/2021            7/1/2006            12/1/2006           722       N                       176              356             180                   0
     818.37             9/1/2006            8/1/2021           6/12/2006            12/1/2006           654       N                       176              356             180                   0
     332.78             9/1/2006            8/1/2021           6/22/2006            12/1/2006           794       N                       176              356             180                   0
    1183.04             9/1/2006            8/1/2021           6/13/2006            12/1/2006           734       N                       176              356             180                   0
     438.06             9/1/2006            8/1/2021           6/13/2006            12/1/2006           780       N                       176              356             180                   0
      354.2             9/1/2006            8/1/2021           7/18/2006            12/1/2006           658       N                       176              356             180                   0
     701.76             9/1/2006            8/1/2021           6/14/2006            12/1/2006           663       Y                       176              347             180                   0
     404.43             9/1/2006            8/1/2021           6/29/2006            12/1/2006           729       N                       176              356             180                   0
     508.37             9/1/2006            8/1/2021           6/22/2006            12/1/2006           652       Y                       176              292             180                   0
     358.25             9/1/2006            8/1/2021           6/30/2006            12/1/2006           755       N                       176              356             180                   0
     375.28             9/1/2006            8/1/2021           6/26/2006            12/1/2006           726       N                       176              356             180                   0
     557.31             9/1/2006            8/1/2021           6/16/2006            12/1/2006           672       N                       176              356             180                   0
     444.25             9/1/2006            8/1/2021           6/20/2006            12/1/2006           703       N                       176              356             180                   0
     413.42             9/1/2006            8/1/2021           6/22/2006            12/1/2006           730       N                       176              305             180                   0
     486.95             9/1/2006            8/1/2021           6/23/2006            12/1/2006           693       N                       176              356             180                   0
     519.72             9/1/2006            8/1/2021           6/18/2006            12/1/2006           726       Y                       176              356             180                   0
     625.64             9/1/2006            8/1/2021           7/21/2006            12/1/2006           681       N                       176              356             180                   0
      552.6             9/1/2006            8/1/2021           6/21/2006            12/1/2006           669       N                       176              356             180                   0
     477.39             9/1/2006            8/1/2021           7/25/2006            12/1/2006           670       N                       176              356             180                   0
     295.13             9/1/2006            8/1/2021           6/26/2006            12/1/2006           728       Y                       176              356             180                   0
      315.9             9/1/2006            8/1/2021           7/28/2006            12/1/2006           772       N                       176              356             180                   0
     277.12             9/1/2006            8/1/2021           6/27/2006            12/1/2006           745       N                       176              356             180                   0
     237.82             9/1/2006            8/1/2021           7/28/2006            12/1/2006           740       Y                       176              356             180                   0
     389.39             9/1/2006            8/1/2021            7/7/2006            12/1/2006           690       N                       176              356             180                   0
     539.25             9/1/2006            8/1/2021           6/29/2006            12/1/2006           699       N                       176              356             180                   0
     637.35             9/1/2006            8/1/2021           6/22/2006            12/1/2006           634       N                       176              356             180                   0
     627.67             9/1/2006            8/1/2021           6/23/2006            12/1/2006           675       N                       176              356             180                   0
      724.8             9/1/2006            8/1/2021           6/22/2006            12/1/2006           730       N                       176              356             180                   0
     516.91             9/1/2006            8/1/2021           7/14/2006            12/1/2006           719       N                       176              355             180                   0
     340.63             9/1/2006            8/1/2021           6/24/2006            12/1/2006           726       N                       176              356             180                   0
        599             9/1/2006            8/1/2021           6/22/2006            12/1/2006           652       N                       176              356             180                   0
     815.84             9/1/2006            8/1/2021           7/19/2006            12/1/2006           643       Y                       176              356             180                   0
      650.2             9/1/2006            8/1/2021           6/23/2006            12/1/2006           663       N                       176              356             180                   0
      653.6             9/1/2006            8/1/2021           6/23/2006            12/1/2006           650       Y                       176              356             180                   0
     351.93             9/1/2006            8/1/2021           6/26/2006            12/1/2006           776       N                       176              356             180                   0
     237.06             9/1/2006            8/1/2021           6/26/2006            12/1/2006           650       N                       176              356             180                   0
     362.42             9/1/2006            8/1/2021           7/11/2006            12/1/2006           751       N                       176              356             180                   0
     469.44             9/1/2006            8/1/2021            7/6/2006            12/1/2006           705       N                       176              356             180                   0
     395.63             9/1/2006            8/1/2021            7/3/2006            12/1/2006           692       N                       176              356             180                   0
     394.21             9/1/2006            8/1/2021           6/26/2006            12/1/2006           642       Y                       176              356             180                   0
     574.32             9/1/2006            8/1/2021           6/26/2006            12/1/2006           691       N                       176              356             180                   0
     364.57             9/1/2006            8/1/2021           6/28/2006            12/1/2006           668       N                       176              356             180                   0
     466.52             9/1/2006            8/1/2021           6/28/2006            12/1/2006           696       Y                       176              356             180                   0
     562.47             9/1/2006            8/1/2021           6/26/2006            12/1/2006           754       Y                       176              356             180                   0
     489.61             9/1/2006            8/1/2021           6/27/2006            12/1/2006           713       N                       176              356             180                  24
    1096.45             9/1/2006            8/1/2021            9/9/2005            12/1/2006           643       Y                       176              356             180                   0
      405.3             9/1/2006            8/1/2021           6/26/2006            12/1/2006           674       Y                       176              351             180                   0
    1331.68             9/1/2006            8/1/2021           7/12/2006            12/1/2006           665       Y                       176              356             180                   0
      396.3             9/1/2006            8/1/2021           6/30/2006            12/1/2006           620       Y                       176              356             180                   0
     512.02             9/1/2006            8/1/2021           6/28/2006            12/1/2006           733       Y                       176              356             180                   0
     386.39             9/1/2006            8/1/2021           6/28/2006            12/1/2006           699       Y                       176              356             180                   0
     716.36             9/1/2006            8/1/2021           7/31/2006            12/1/2006           631       N                       176              290             180                   0
     289.38             9/1/2006            8/1/2021           6/29/2006            12/1/2006           729       N                       176              356             180                   0
     621.91             9/1/2006            8/1/2021           6/28/2006            12/1/2006           720       N                       176              356             180                   0
     398.22             9/1/2006            8/1/2021           7/31/2006            12/1/2006           775       N                       176              356             180                   0
      442.6             9/1/2006            8/1/2021            7/7/2006            12/1/2006           705       N                       176              356             180                   0
     350.98             9/1/2006            8/1/2021           7/24/2006            12/1/2006           643       N                       176              356             180                   0
     228.69             9/1/2006            8/1/2021           6/29/2006            12/1/2006           704       Y                       176              356             180                   0
     755.56             9/1/2006            8/1/2021           6/29/2006            12/1/2006           748       N                       176              356             180                   0
    1096.97             9/1/2006            8/1/2021           7/24/2006            12/1/2006           758       N                       176              356             180                   0
     724.46             9/1/2006            8/1/2021            7/7/2006            12/1/2006           674       Y                       176              356             180                   0
     355.44             9/1/2006            8/1/2021           6/30/2006            12/1/2006           724       N                       176              356             180                   0
     483.09             9/1/2006            8/1/2021            7/6/2006            12/1/2006           664       N                       176              356             180                   0
     605.21             9/1/2006            8/1/2021           7/21/2006            12/1/2006           663       N                       176              356             180                   0
     592.19             9/1/2006            8/1/2021            7/6/2006            12/1/2006           694       N                       176              356             180                   0
     443.35             9/1/2006            8/1/2021            7/7/2006            12/1/2006           752       N                       176              356             180                  24
     671.32             9/1/2006            8/1/2021           7/21/2006            12/1/2006           674       N                       176              356             180                   0
     210.24            9/10/2006           8/10/2021            7/3/2006            12/1/2006           776       N                       176              356             180                   0
     263.37             9/1/2006            8/1/2021            7/5/2006            12/1/2006           712       N                       176              356             180                   0
     742.63             9/1/2006            8/1/2021            7/3/2006            12/1/2006           681       N                       176              356             180                   0
     386.42             9/1/2006            8/1/2021            7/7/2006            12/1/2006           636       N                       176              356             180                   0
     417.65             9/1/2006            8/1/2021           7/14/2006            12/1/2006           696       N                       176              329             180                   0
     444.24             9/1/2006            8/1/2021           7/17/2006            12/1/2006           743       Y                       176              356             180                   0
     617.37             9/1/2006            8/1/2021           7/10/2006            12/1/2006           628       N                       176              339             180                   0
     557.31             9/1/2006            8/1/2021           7/17/2006            12/1/2006           558       N                       176              356             180                   0
     435.08             9/1/2006            8/1/2021            7/8/2006            12/1/2006           671       N                       176              356             180                   0
      483.9             9/1/2006            8/1/2021            7/6/2006            12/1/2006           691       N                       176              356             180                   0
      566.9             9/1/2006            8/1/2021            7/6/2006            12/1/2006           620       N                       176              356             180                   0
     820.74             9/1/2006            8/1/2021            7/8/2006            12/1/2006           654       Y                       176              346             180                   0
     795.82             9/1/2006            8/1/2021           7/11/2006            12/1/2006           671       N                       176              356             180                   0
     772.61             9/1/2006            8/1/2021            7/7/2006            12/1/2006           707       N                       176              356             180                   0
     301.02             9/1/2006            8/1/2021            7/7/2006            12/1/2006           696       N                       176              356             180                   0
     561.02             9/1/2006            8/1/2021           7/19/2006            12/1/2006           687       N                       176              356             180                   0
     744.81             9/1/2006            8/1/2021           7/10/2006            12/1/2006           667       N                       176              356             180                   0
     429.39             9/1/2006            8/1/2021            7/8/2006            12/1/2006           673       N                       176              356             180                   0
     334.14             9/1/2006            8/1/2021           7/13/2006            12/1/2006           660       Y                       176              350             180                   0
      245.2             9/1/2006            8/1/2021            7/7/2006            12/1/2006           797       Y                       176              356             180                   0
     327.57             9/1/2006            8/1/2021            7/8/2006            12/1/2006           747       N                       176              356             180                   0
     692.72             9/1/2006            8/1/2021            7/9/2006            12/1/2006           646       N                       176              356             180                   0
    1155.17             9/1/2006            8/1/2021           7/28/2006            12/1/2006           678       N                       176              356             180                   0
      383.3             9/1/2006            8/1/2021           7/28/2006            12/1/2006           682       N                       176              356             180                   0
    1029.98             9/1/2006            8/1/2021           7/10/2006            12/1/2006           686       N                       176              356             180                   0
     241.78             9/1/2006            8/1/2021           7/28/2006            12/1/2006           691       N                       176              327             180                   0
     715.19             9/1/2006            8/1/2021           7/11/2006            12/1/2006           634       N                       176              356             180                   0
     254.76             9/1/2006            8/1/2021           7/26/2006            12/1/2006           747       N                       176              356             180                   0
     884.41             9/1/2006            8/1/2021           7/12/2006            12/1/2006           695       N                       176              356             180                   0
     540.36             9/1/2006            8/1/2021           7/17/2006            12/1/2006           637       N                       176              356             180                   0
     461.35             9/1/2006            8/1/2021           7/11/2006            12/1/2006           677       N                       176              356             180                   0
     471.53             9/1/2006            8/1/2021           7/14/2006            12/1/2006           690       N                       176              356             180                   0
     688.55             9/1/2006            8/1/2021           7/18/2006            12/1/2006           655       N                       176              356             180                   0
     536.26             9/1/2006            8/1/2021           7/28/2006            12/1/2006           628       N                       176              356             180                   0
     899.61             9/1/2006            8/1/2021           7/14/2006            12/1/2006           688       N                       176              356             180                   0
     509.46             9/1/2006            8/1/2021           7/12/2006            12/1/2006           678       N                       176              356             180                   0
     625.67             9/1/2006            8/1/2021           7/13/2006            12/1/2006           695       Y                       176              356             180                   0
     301.52             9/1/2006            8/1/2021           7/17/2006            12/1/2006           703       N                       176              356             180                   0
     671.85             9/1/2006            8/1/2021           7/13/2006            12/1/2006           782       N                       176              355             180                   0
     281.45             9/1/2006            8/1/2021           7/28/2006            12/1/2006           752       Y                       176              356             180                   0
     856.58             9/1/2006            8/1/2021           7/14/2006            12/1/2006           674       N                       176              356             180                   0
    1071.64             9/1/2006            8/1/2021           7/28/2006            12/1/2006           671       Y                       176              356             180                   0
     403.54             9/1/2006            8/1/2021           7/28/2006            12/1/2006           733       N                       176              356             180                   0
     716.75             9/1/2006            8/1/2021           7/17/2006            12/1/2006           664       N                       176              356             180                   0
     504.27             9/1/2006            8/1/2021           7/17/2006            12/1/2006           747       Y                       176              356             180                   0
     807.33             9/1/2006            8/1/2021           7/19/2006            12/1/2006           719       Y                       176              356             180                   0
     575.22             9/1/2006            8/1/2021           7/27/2006            12/1/2006           691       N                       176              356             180                   0
     476.06             9/1/2006            8/1/2021           7/28/2006            12/1/2006           743       N                       176              356             180                   0
     444.98             9/1/2006            8/1/2021           7/24/2006            12/1/2006           620       N                       176              356             180                   0
     327.62             9/1/2006            8/1/2021           7/31/2006            12/1/2006           731       N                       176              356             180                   0
     652.96             9/1/2006            8/1/2021           7/17/2006            12/1/2006           758       N                       176              356             180                   0
     219.44             9/1/2006            8/1/2021           7/24/2006            12/1/2006           740       N                       176              356             180                   0
      519.9             9/1/2006            8/1/2021           7/26/2006            12/1/2006           678       N                       176              356             180                   0
     339.02             9/1/2006            8/1/2021           7/18/2006            12/1/2006           770       N                       176              356             180                   0
     726.94             9/1/2006            8/1/2021           7/18/2006            12/1/2006           675       Y                       176              356             180                   0
     362.99             9/1/2006            8/1/2021           7/22/2006            12/1/2006           678       N                       176              176             180                   0
     288.12             9/1/2006            8/1/2021           7/19/2006            12/1/2006           745       N                       176              356             180                   0
     811.53             9/1/2006            8/1/2021           7/19/2006            12/1/2006           691       N                       176              356             180                   0
     978.78             9/1/2006            8/1/2021           7/22/2006            12/1/2006           687       N                       176              356             180                   0
     372.88             9/1/2006            8/1/2021           7/31/2006            12/1/2006           730       N                       176              176             180                   0
     783.29             9/1/2006            8/1/2021           7/24/2006            12/1/2006           677       Y                       176              356             180                   0
     288.49             9/1/2006            8/1/2021           7/28/2006            12/1/2006           714       N                       176              352             180                   0
     812.02             9/1/2006            8/1/2021           7/25/2006            12/1/2006           678       N                       176              356             180                   0
      283.9             9/1/2006            8/1/2021           7/27/2006            12/1/2006           760       Y                       176              356             180                   0
     308.72            10/1/2006            9/1/2021           8/15/2006            12/1/2006           659       N                       177              356             180                  36
     448.01            10/1/2006            9/1/2036           8/14/2006            12/1/2006           761       N                       357              357             360                  36
     393.34            10/1/2006            9/1/2036           8/17/2006            12/1/2006           743       N                       357              356             360                  36
     850.52            10/1/2006            9/1/2021           8/15/2006            12/1/2006           739       N                       177              357             180                  36
     702.96            10/1/2006            9/1/2036           8/11/2006            12/1/2006           690       N                       357              349             360                   6
     731.75            10/1/2006            9/1/2036           8/14/2006            12/1/2006           649       N                       357              357             360                   0
     334.79            10/1/2006            9/1/2036           8/22/2006            12/1/2006           722       N                       357              357             360                   0
      360.3            10/1/2006            9/1/2036           8/16/2006            12/1/2006           688       N                       357              357             360                  36
     502.12            10/1/2006            9/1/2036           8/15/2006            12/1/2006           718       N                       357              357             360                  36
     519.43            10/1/2006            9/1/2036           8/22/2006            12/1/2006           754       N                       357              357             360                  36
     520.86            10/1/2006            9/1/2036            8/7/2006            12/1/2006           685       N                       357              357             360                   0
      346.3            10/1/2006            9/1/2021            8/1/2006            12/1/2006           716       N                       177              357             180                  36
        880            10/1/2006            9/1/2036           8/11/2006            12/1/2006           722       N                       357                0             360                  36
     228.54            10/1/2006            9/1/2021           8/17/2006            12/1/2006           744       N                       177              357             180                  36
     523.31            10/1/2006            9/1/2036           8/11/2006            12/1/2006           725       N                       357              357             360                  36
     1705.9            10/1/2006            9/1/2021           8/10/2006            12/1/2006           768       N                       177              357             180                  36
    1454.19            10/1/2006            9/1/2021           8/14/2006            12/1/2006           693       Y                       177              357             180                   6
      236.5             1/1/2006           12/1/2030          11/23/2005            12/1/2006           679       N                       288                0             300                  12
     443.48             8/1/2005            7/1/2035           6/20/2005            12/1/2006           721       N                       343              340             360                   0
     977.27             4/1/2006            3/1/2021           2/28/2006            12/1/2006           680       N                       171              349             180                   0
      179.3            10/1/2006            9/1/2036           8/22/2006            12/1/2006           647       N                       357              358             360                   0
     156.08            10/1/2006            9/1/2036            8/8/2006            12/1/2006           707       N                       357              351             360                   0
     202.78            10/1/2006            9/1/2036           8/31/2006            12/1/2006           684       N                       357              358             360                   0
     201.56            10/1/2006            9/1/2036           8/11/2006            12/1/2006           681       Y                       357              357             360                   0
     216.12            11/1/2006           10/1/2036           9/13/2006            12/1/2006           682       Y                       358              357             360                   0
     226.26            10/1/2006            9/1/2036           8/29/2006            12/1/2006           684       N                       357              357             360                   0
     230.53            10/1/2006            9/1/2036            8/9/2006            12/1/2006           758       N                       357              358             360                   0
     238.53            10/1/2006            9/1/2036           8/29/2006            12/1/2006           728       Y                       357              358             360                   0
     245.47            11/1/2006           10/1/2036           9/11/2006            12/1/2006           700       N                       358              359             360                   0
     238.62            10/1/2006            9/1/2036            8/8/2006            12/1/2006           682       Y                       357              358             360                   0
     254.01            10/1/2006            9/1/2036           8/25/2006            12/1/2006           643       N                       357              357             360                   0
     206.97            11/1/2006           10/1/2036            9/7/2006            12/1/2006           695       N                       358              359             360                   0
     231.95            10/1/2006            9/1/2036           8/10/2006            12/1/2006           746       N                       357              358             360                   0
     264.18            10/1/2006            9/1/2036            9/5/2006            12/1/2006           723       Y                       357              358             360                   0
     251.25            10/1/2006            9/1/2036           8/21/2006            12/1/2006           707       N                       357              358             360                   0
     263.37            10/1/2006            9/1/2036           8/30/2006            12/1/2006           782       Y                       357              357             360                   0
     271.68            10/1/2006            9/1/2036           8/11/2006            12/1/2006           706       N                       357              358             360                   0
     241.65            10/1/2006            9/1/2036           8/28/2006            12/1/2006           695       N                       357              358             360                   0
     320.18            10/1/2006            9/1/2036           8/25/2006            12/1/2006           663       N                       357              358             360                   0
     335.12            10/1/2006            9/1/2036            8/4/2006            12/1/2006           739       N                       357              358             360                   0
     335.12            11/1/2006           10/1/2036           9/11/2006            12/1/2006           747       N                       358              359             360                   0
     325.02            10/1/2006            9/1/2036           8/14/2006            12/1/2006           736       N                       357              358             360                   0
     287.66            10/1/2006            9/1/2036           8/31/2006            12/1/2006           731       Y                       357              358             360                   0
     289.55            11/1/2006           10/1/2036           9/14/2006            12/1/2006           765       N                       358              358             360                   0
     316.89            10/1/2006            9/1/2036            9/7/2006            12/1/2006           644       Y                       357              358             360                   0
     341.52            11/1/2006           10/1/2036           9/11/2006            12/1/2006           680       N                       358              359             360                   0
     341.52            11/1/2006           10/1/2036           9/11/2006            12/1/2006           802       N                       358              359             360                   0
     350.06            10/1/2006            9/1/2036           8/30/2006            12/1/2006           696       N                       357              358             360                   0
     350.06            11/1/2006           10/1/2036           9/14/2006            12/1/2006           700       N                       358              358             360                   0
     350.38            10/1/2006            9/1/2036           8/23/2006            12/1/2006           779       N                       357              358             360                   0
     292.65             9/1/2006            8/1/2036           8/10/2006            12/1/2006           695       N                       356              357             360                   0
     265.34            11/1/2006           10/1/2036           9/14/2006            12/1/2006           692       N                       358              359             360                   0
        349            10/1/2006            9/1/2036           8/14/2006            12/1/2006           671       N                       357              357             360                   0
     308.05            11/1/2006           10/1/2036            9/8/2006            12/1/2006           687       N                       358              359             360                   0
     354.33            10/1/2006            9/1/2036            8/7/2006            12/1/2006           647       N                       357              358             360                   0
      290.9            10/1/2006            9/1/2036            8/8/2006            12/1/2006           722       N                       357              358             360                   0
     294.44            10/1/2006            9/1/2036           8/31/2006            12/1/2006           686       N                       357              358             360                   0
      358.6            10/1/2006            9/1/2036           8/25/2006            12/1/2006           700       N                       357              354             360                   0
     307.66            11/1/2006           10/1/2036           9/12/2006            12/1/2006           731       N                       358              359             360                   0
     307.84            10/1/2006            9/1/2036           8/18/2006            12/1/2006           792       N                       357              358             360                   0
     358.08            10/1/2006            9/1/2036           8/23/2006            12/1/2006           708       N                       357              357             360                   0
     315.59            10/1/2006            9/1/2036            9/6/2006            12/1/2006           704       N                       357              357             360                   0
     328.53            10/1/2006            9/1/2036           8/31/2006            12/1/2006           672       N                       357              358             360                   0
      368.2            11/1/2006           10/1/2036           9/14/2006            12/1/2006           682       N                       358              359             360                   0
     373.54            10/1/2006            9/1/2036            9/5/2006            12/1/2006           648       Y                       357              358             360                   0
     322.18            10/1/2006            9/1/2036           8/25/2006            12/1/2006           742       N                       357              358             360                   0
     384.21             9/1/2006            8/1/2036            8/4/2006            12/1/2006           646       N                       356              357             360                   0
     329.31            10/1/2006            9/1/2036           8/30/2006            12/1/2006           717       N                       357              357             360                   0
     366.94            11/1/2006           10/1/2036           9/11/2006            12/1/2006           650       N                       358              356             360                   0
     333.19            10/1/2006            9/1/2036            9/1/2006            12/1/2006           757       N                       357              358             360                   0
     392.75            10/1/2006            9/1/2036           8/17/2006            12/1/2006           664       N                       357              358             360                   0
     324.43            10/1/2006            9/1/2036           8/10/2006            12/1/2006           761       N                       357              358             360                   0
     329.69            11/1/2006           10/1/2036           9/11/2006            12/1/2006           692       N                       358              359             360                   0
     401.29            11/1/2006           10/1/2036            9/5/2006            12/1/2006           710       N                       358              359             360                   0
     352.86            10/1/2006            9/1/2036           8/25/2006            12/1/2006           697       N                       357              357             360                   0
     292.19            11/1/2006           10/1/2036            9/8/2006            12/1/2006           742       N                       358              359             360                   0
     409.83            11/1/2006           10/1/2036           9/13/2006            12/1/2006           672       N                       358              348             360                   0
      336.7            10/1/2006            9/1/2036           8/10/2006            12/1/2006           780       N                       357              358             360                   0
     411.96            10/1/2006            9/1/2036           8/31/2006            12/1/2006           769       N                       357              358             360                   0
      360.4            10/1/2006            9/1/2036           8/17/2006            12/1/2006           700       N                       357              358             360                   0
     418.37             9/1/2006            8/1/2036            8/4/2006            12/1/2006           714       N                       356              326             360                   0
     418.37            11/1/2006           10/1/2036            9/6/2006            12/1/2006           706       N                       358              359             360                   0
     330.62            10/1/2006            9/1/2036           8/16/2006            12/1/2006           710       N                       357              358             360                   0
     424.23            10/1/2006            9/1/2036           8/29/2006            12/1/2006           754       N                       357              358             360                   0
     425.04            10/1/2006            9/1/2036           8/25/2006            12/1/2006           684       N                       357              358             360                   0
     347.34            11/1/2006           10/1/2036            9/7/2006            12/1/2006           684       N                       358              359             360                   0
     400.44            10/1/2006            9/1/2036            8/8/2006            12/1/2006           745       N                       357              358             360                   0
     430.64            10/1/2006            9/1/2036           8/21/2006            12/1/2006           665       N                       357              358             360                   0
     306.52            10/1/2006            9/1/2036           8/17/2006            12/1/2006           702       N                       357              353             360                   0
     437.58            11/1/2006           10/1/2036           9/12/2006            12/1/2006           780       N                       358              358             360                   0
     448.25            11/1/2006           10/1/2036            9/8/2006            12/1/2006           678       N                       358              359             360                   0
     391.82            10/1/2006            9/1/2036            9/5/2006            12/1/2006           700       N                       357              358             360                   0
      454.3            10/1/2006            9/1/2036           8/31/2006            12/1/2006           734       N                       357              359             360                   0
     429.93            11/1/2006           10/1/2036           9/13/2006            12/1/2006           730       N                       358              359             360                   0
        397            10/1/2006            9/1/2036           8/31/2006            12/1/2006           743       N                       357              358             360                   0
     439.09            10/1/2006            9/1/2036            8/9/2006            12/1/2006           708       N                       357              358             360                   0
     466.39            10/1/2006            9/1/2036            8/8/2006            12/1/2006           734       Y                       357              358             360                   0
     468.53            10/1/2006            9/1/2036           8/11/2006            12/1/2006           696       N                       357              354             360                   0
     382.07            11/1/2006           10/1/2036            9/7/2006            12/1/2006           691       N                       358              359             360                   0
     384.24            10/1/2006            9/1/2036           8/25/2006            12/1/2006           668       N                       357              358             360                   0
      482.4             9/1/2006            8/1/2036            8/3/2006            12/1/2006           743       N                       356              357             360                   0
     395.21            10/1/2006            9/1/2036           8/29/2006            12/1/2006           688       N                       357              358             360                   0
     501.16            10/1/2006            9/1/2036            8/9/2006            12/1/2006           651       N                       357              358             360                   0
     438.74            11/1/2006           10/1/2036            9/1/2006            12/1/2006           682       N                       358              359             360                   0
      504.6            10/1/2006            9/1/2036           8/21/2006            12/1/2006           777       N                       357              358             360                   0
     435.42            10/1/2006            9/1/2036           8/30/2006            12/1/2006           723       Y                       357              358             360                   0
     437.25             9/1/2006            8/1/2036            8/4/2006            12/1/2006           745       N                       356              358             360                   0
     510.15            10/1/2006            9/1/2036           8/31/2006            12/1/2006           694       Y                       357              358             360                   0
     443.57            10/1/2006            9/1/2036           8/11/2006            12/1/2006           701       N                       357              357             360                   0
     512.28            10/1/2006            9/1/2036           8/31/2006            12/1/2006           660       Y                       357              357             360                   0
     459.77            10/1/2006            9/1/2036           8/31/2006            12/1/2006           688       Y                       357              358             360                   0
     447.87            10/1/2006            9/1/2036           8/16/2006            12/1/2006           758       Y                       357              358             360                   0
     533.63            10/1/2006            9/1/2036           8/30/2006            12/1/2006           735       N                       357              358             360                   0
     463.58            10/1/2006            9/1/2036           8/11/2006            12/1/2006           719       N                       357              358             360                   0
     470.47            11/1/2006           10/1/2036           9/13/2006            12/1/2006           685       N                       358              359             360                   0
     468.33            10/1/2006            9/1/2036           8/25/2006            12/1/2006           702       N                       357              358             360                   0
      541.4            10/1/2006            9/1/2036           8/25/2006            12/1/2006           690       N                       357              359             360                   0
     543.15            11/1/2006           10/1/2036            9/7/2006            12/1/2006           723       N                       358              359             360                   0
     466.52            10/1/2006            9/1/2036           8/15/2006            12/1/2006           729       N                       357              358             360                   0
     475.66            10/1/2006            9/1/2036           8/29/2006            12/1/2006           704       N                       357              356             360                   0
     486.14            10/1/2006            9/1/2036           8/24/2006            12/1/2006           683       N                       357              358             360                   0
     460.34            10/1/2006            9/1/2036           8/31/2006            12/1/2006           695       N                       357              358             360                   0
     560.31            10/1/2006            9/1/2036           8/30/2006            12/1/2006           662       N                       357              358             360                   0
     561.16            10/1/2006            9/1/2036           8/17/2006            12/1/2006           728       N                       357              358             360                   0
     572.05            11/1/2006           10/1/2036            9/8/2006            12/1/2006           667       Y                       358              359             360                   0
     511.53            10/1/2006            9/1/2036           8/22/2006            12/1/2006           691       N                       357              358             360                   0
     515.91            10/1/2006            9/1/2036           8/29/2006            12/1/2006           728       N                       357              358             360                   0
     549.73            10/1/2006            9/1/2036            8/9/2006            12/1/2006           717       N                       357              358             360                   0
     451.12            10/1/2006            9/1/2036           8/17/2006            12/1/2006           747       N                       357              358             360                   0
     605.19            11/1/2006           10/1/2036           9/14/2006            12/1/2006           714       N                       358              359             360                   0
     547.01            10/1/2006            9/1/2036           8/24/2006            12/1/2006           782       N                       357              358             360                   0
     646.76            11/1/2006           10/1/2036           9/11/2006            12/1/2006           673       N                       358              357             360                   0
     653.52            10/1/2006            9/1/2036           8/31/2006            12/1/2006           674       N                       357              358             360                   0
     659.57            10/1/2006            9/1/2036           8/28/2006            12/1/2006           711       N                       357              358             360                   0
     543.64            10/1/2006            9/1/2036           8/16/2006            12/1/2006           661       N                       357              358             360                   0
     517.26            10/1/2006            9/1/2036           8/29/2006            12/1/2006           771       N                       357              358             360                   0
     672.37            10/1/2006            9/1/2036            8/8/2006            12/1/2006           704       Y                       357              357             360                   0
     680.91            11/1/2006           10/1/2036            9/8/2006            12/1/2006           678       N                       358              359             360                   0
     674.86            11/1/2006           10/1/2036           9/14/2006            12/1/2006           752       N                       358              358             360                   0
     596.41            10/1/2006            9/1/2036           8/29/2006            12/1/2006           778       N                       357              358             360                   0
     603.73             9/1/2006            8/1/2036            8/9/2006            12/1/2006           718       N                       356              357             360                   0
     603.73            10/1/2006            9/1/2036           8/31/2006            12/1/2006           709       N                       357              358             360                   0
     704.39            10/1/2006            9/1/2036           8/10/2006            12/1/2006           662       N                       357              358             360                   0
     612.68            10/1/2006            9/1/2036           8/30/2006            12/1/2006           658       Y                       357              358             360                   0
     650.08            11/1/2006           10/1/2036           9/13/2006            12/1/2006           763       N                       358              359             360                   0
     625.18            10/1/2006            9/1/2036           8/11/2006            12/1/2006           739       N                       357              358             360                   0
     768.43            10/1/2006            9/1/2036           8/15/2006            12/1/2006           645       N                       357              358             360                   0
     781.23            10/1/2006            9/1/2036           8/16/2006            12/1/2006           664       N                       357              357             360                   0
     784.43            10/1/2006            9/1/2036            9/1/2006            12/1/2006           690       N                       357              357             360                   0
     673.25            10/1/2006            9/1/2036            8/8/2006            12/1/2006           704       Y                       357              357             360                   0
     785.92            10/1/2006            9/1/2036           8/18/2006            12/1/2006           734       N                       357              358             360                   0
     808.98            11/1/2006           10/1/2036            9/7/2006            12/1/2006           668       N                       358              359             360                   0
     675.16            10/1/2006            9/1/2036           8/16/2006            12/1/2006           675       N                       357              358             360                   0
     821.79            10/1/2006            9/1/2036            8/3/2006            12/1/2006           747       N                       357              358             360                   0
     832.46            10/1/2006            9/1/2036           8/16/2006            12/1/2006           752       N                       357              357             360                   0
     832.46            11/1/2006           10/1/2036           9/14/2006            12/1/2006           682       N                       358              359             360                   0
     849.12            10/1/2006            9/1/2036            8/9/2006            12/1/2006           774       N                       357              358             360                   0
     858.08            10/1/2006            9/1/2036           8/30/2006            12/1/2006           665       N                       357              358             360                   0
     721.19            10/1/2006            9/1/2036           8/16/2006            12/1/2006           781       N                       357              358             360                   0
      807.9            10/1/2006            9/1/2036           8/29/2006            12/1/2006           689       N                       357              358             360                   0
      897.3            11/1/2006           10/1/2036            9/7/2006            12/1/2006           645       N                       358              359             360                   0
     818.93            10/1/2006            9/1/2036           8/31/2006            12/1/2006           686       N                       357              358             360                   0
     746.78            11/1/2006           10/1/2036            9/6/2006            12/1/2006           658       N                       358              359             360                   0
     729.83            10/1/2006            9/1/2036           8/24/2006            12/1/2006           685       N                       357              357             360                   0
     960.53            11/1/2006           10/1/2036            9/8/2006            12/1/2006           814       N                       358              359             360                   0
      730.4            10/1/2006            9/1/2036            8/4/2006            12/1/2006           732       N                       357              358             360                   0
     740.19            11/1/2006           10/1/2036           9/13/2006            12/1/2006           708       N                       358              359             360                   0
     863.41            11/1/2006           10/1/2036            9/6/2006            12/1/2006           772       N                       358              359             360                   0
     864.65            10/1/2006            9/1/2036            9/5/2006            12/1/2006           714       Y                       357              357             360                   0
      933.2            10/1/2006            9/1/2036           8/25/2006            12/1/2006           738       N                       357              358             360                   0
    1067.26            10/1/2006            9/1/2036           8/10/2006            12/1/2006           680       N                       357              358             360                   0
    1114.22             9/1/2006            8/1/2036            8/4/2006            12/1/2006           655       N                       356              357             360                   0
    1179.92            11/1/2006           10/1/2036            9/8/2006            12/1/2006           650       N                       358              359             360                   0
    1107.82            10/1/2006            9/1/2036            8/9/2006            12/1/2006           683       N                       357              357             360                   0
    1287.11            11/1/2006           10/1/2036            9/6/2006            12/1/2006           686       N                       358              359             360                   0
    1289.25            11/1/2006           10/1/2036            9/6/2006            12/1/2006           702       N                       358              359             360                   0
    1302.05            10/1/2006            9/1/2036           8/31/2006            12/1/2006           682       N                       357              358             360                   0
    1275.38            10/1/2006            9/1/2036           8/28/2006            12/1/2006           729       N                       357              358             360                   0
    1335.35            10/1/2006            9/1/2036           8/30/2006            12/1/2006           676       N                       357              358             360                   0
    1344.97            11/1/2006           10/1/2036            9/7/2006            12/1/2006           680       N                       358              359             360                   0
    1773.78            10/1/2006            9/1/2036           8/22/2006            12/1/2006           674       Y                       357              359             360                   0
       1801            10/1/2006            9/1/2036            8/4/2006            12/1/2006           661       Y                       357              358             360                   0
    1744.35            10/1/2006            9/1/2036           8/15/2006            12/1/2006           733       N                       357              358             360                   0
    2134.52            10/1/2006            9/1/2036           8/30/2006            12/1/2006           721       N                       357              358             360                   0
     520.42            10/1/2006            9/1/2021           9/28/2005            12/1/2006           739       N                       177              358             180                   0
    1103.91            10/1/2006            9/1/2021          12/17/2005            12/1/2006           724       N                       177              358             180                   0
    1129.98            10/1/2006            9/1/2021            2/3/2006            12/1/2006           731       N                       177              358             180                   0
    1028.86            10/1/2006            9/1/2021           6/13/2006            12/1/2006           698       N                       177              358             180                   0
        638            10/1/2006            9/1/2021          11/27/2005            12/1/2006           665       N                       177              358             180                   0
    1073.84            10/1/2006            9/1/2021           3/20/2006            12/1/2006           656       Y                       177              358             180                   0
    1306.26            10/1/2006            9/1/2021           1/23/2006            12/1/2006           678       N                       177              358             180                   0
     695.17            10/1/2006            9/1/2021           2/22/2006            12/1/2006           723       N                       177              357             180                   0
     625.22            10/1/2006            9/1/2021           2/23/2006            12/1/2006           759       N                       177              357             180                   0
     688.25            10/1/2006            9/1/2021            2/2/2006            12/1/2006           736       N                       177              358             180                   0
     570.78            10/1/2006            9/1/2021            2/1/2006            12/1/2006           688       N                       177              358             180                   0
     762.27            10/1/2006            9/1/2021           3/24/2006            12/1/2006           649       N                       177              358             180                   0
     307.32            10/1/2006            9/1/2021           4/25/2006            12/1/2006           642       N                       177              358             180                   0
     675.04            10/1/2006            9/1/2021           2/16/2006            12/1/2006           696       N                       177              358             180                   0
     886.39            10/1/2006            9/1/2021           8/16/2006            12/1/2006           682       N                       177              358             180                   0
      590.2            10/1/2006            9/1/2021            3/7/2006            12/1/2006           703       N                       177              358             180                   0
     468.95            10/1/2006            9/1/2021            2/9/2006            12/1/2006           669       N                       177              358             180                   0
     780.81            10/1/2006            9/1/2021           2/14/2006            12/1/2006           737       N                       177              357             180                   0
     913.51            10/1/2006            9/1/2021            3/1/2006            12/1/2006           683       N                       177              358             180                   0
     841.94            10/1/2006            9/1/2021           2/17/2006            12/1/2006           728       N                       177              358             180                   0
     540.88            10/1/2006            9/1/2021            8/2/2006            12/1/2006           632       N                       177              357             180                   0
    1182.84            10/1/2006            9/1/2021           4/12/2006            12/1/2006           660       N                       177              358             180                   0
     376.47            10/1/2006            9/1/2021           5/18/2006            12/1/2006           720       N                       177              358             180                   0
     305.25            10/1/2006            9/1/2021           5/11/2006            12/1/2006           748       N                       177              358             180                   0
     882.08            10/1/2006            9/1/2021           3/17/2006            12/1/2006           732       N                       177              356             180                  12
     612.08            10/1/2006            9/1/2021           3/21/2006            12/1/2006           697       N                       177              358             180                   0
      947.6            10/1/2006            9/1/2021           3/23/2006            12/1/2006           737       N                       177              358             180                   0
     259.79           10/15/2006           9/15/2021           3/28/2006            12/1/2006           688       N                       177              358             180                   0
     454.87            10/1/2006            9/1/2021            4/7/2006            12/1/2006           723       Y                       177              178             180                   0
     559.74            10/1/2006            9/1/2021           6/20/2006            12/1/2006           640       N                       177              358             180                   0
     836.53            10/1/2006            9/1/2021           5/12/2006            12/1/2006           686       N                       177              358             180                   0
     591.05            10/1/2006            9/1/2021          11/30/2005            12/1/2006           665       N                       177              358             180                   0
     783.59            10/2/2006            9/2/2021           3/27/2006            12/1/2006           713       N                       177              358             180                   0
     792.52            10/1/2006            9/1/2021           3/16/2006            12/1/2006           695       N                       177              358             180                   0
     762.07            10/1/2006            9/1/2021           7/11/2006            12/1/2006           717       N                       177              358             180                   0
     778.38            10/1/2006            9/1/2021            4/3/2006            12/1/2006           703       N                       177              359             180                   0
     930.92            10/1/2006            9/1/2021            4/5/2006            12/1/2006           676       N                       177              358             180                   0
     318.62            10/1/2006            9/1/2021            4/8/2006            12/1/2006           739       N                       177              358             180                   0
     777.58            10/1/2006            9/1/2021           4/19/2006            12/1/2006           704       N                       177              356             180                   0
     769.06            10/1/2006            9/1/2021            5/4/2006            12/1/2006           804       N                       177              358             180                   0
     644.86            10/1/2006            9/1/2021           7/11/2006            12/1/2006           761       N                       177              358             180                   0
     408.04            10/1/2006            9/1/2021           7/18/2006            12/1/2006           682       N                       177              357             180                   0
     577.27            10/1/2006            9/1/2021            6/8/2006            12/1/2006           737       N                       177              358             180                   0
     813.15            10/1/2006            9/1/2021           4/17/2006            12/1/2006           693       N                       177              358             180                   0
     998.38            10/1/2006            9/1/2021           4/14/2006            12/1/2006           735       N                       177              358             180                   0
     810.36            10/1/2006            9/1/2021           4/25/2006            12/1/2006           775       N                       177              358             180                   0
      957.7            10/1/2006            9/1/2021           4/27/2006            12/1/2006           740       N                       177              358             180                   0
    1024.69            10/1/2006            9/1/2021           4/28/2006            12/1/2006           691       N                       177              358             180                   0
     800.25            10/1/2006            9/1/2021           5/24/2006            12/1/2006           629       Y                       177              358             180                   0
     988.63            10/1/2006            9/1/2021            5/3/2006            12/1/2006           706       Y                       177              358             180                   0
     372.36            10/1/2006            9/1/2021            5/4/2006            12/1/2006           680       N                       177              358             180                  36
     699.54            10/1/2006            9/1/2021           5/10/2006            12/1/2006           696       N                       177              358             180                   0
      757.8            10/1/2006            9/1/2021           5/12/2006            12/1/2006           746       N                       177              358             180                   0
     589.97            10/1/2006            9/1/2021           6/14/2006            12/1/2006           710       Y                       177              358             180                   0
    1315.06            10/1/2006            9/1/2021           5/10/2006            12/1/2006           663       N                       177              354             180                   0
     767.99            10/1/2006            9/1/2021           5/11/2006            12/1/2006           669       Y                       177              358             180                   0
     789.79            10/1/2006            9/1/2021           5/12/2006            12/1/2006           650       N                       177              358             180                   0
      783.1            10/1/2006            9/1/2021           5/15/2006            12/1/2006           684       N                       177              358             180                   0
      804.5            10/1/2006            9/1/2021           5/22/2006            12/1/2006           648       Y                       177              358             180                   0
     404.03            10/1/2006            9/1/2021           5/22/2006            12/1/2006           692       N                       177              358             180                   0
     786.61            10/1/2006            9/1/2021           5/23/2006            12/1/2006           743       N                       177              358             180                   0
     354.92            10/1/2006            9/1/2021           5/30/2006            12/1/2006           697       N                       177              358             180                   0
     381.91            10/1/2006            9/1/2021           5/24/2006            12/1/2006           688       N                       177              358             180                   0
      353.4            10/1/2006            9/1/2021           7/18/2006            12/1/2006           707       N                       177              358             180                   0
     475.08            10/1/2006            9/1/2021           5/25/2006            12/1/2006           744       N                       177              358             180                   0
    1030.53            10/1/2006            9/1/2021            6/6/2006            12/1/2006           687       Y                       177              358             180                   0
     821.99            10/1/2006            9/1/2021            6/9/2006            12/1/2006           725       N                       177              358             180                   0
     531.71            10/1/2006            9/1/2021           6/15/2006            12/1/2006           704       N                       177              357             180                   0
     814.77            10/1/2006            9/1/2021           7/17/2006            12/1/2006           724       N                       177              358             180                   0
     773.55            10/1/2006            9/1/2021           5/25/2006            12/1/2006           683       N                       177              357             180                   0
    1082.69            10/1/2006            9/1/2021            6/9/2006            12/1/2006           695       N                       177              358             180                   0
     317.89            10/1/2006            9/1/2021           7/18/2006            12/1/2006           664       N                       177              358             180                   0
     242.82            10/1/2006            9/1/2021           7/10/2006            12/1/2006           795       N                       177              358             180                   0
     945.53            10/1/2006            9/1/2021           6/26/2006            12/1/2006           753       N                       177              357             180                   0
     604.53            10/1/2006            9/1/2021           7/26/2006            12/1/2006           670       N                       177              358             180                  24
     606.65            10/1/2006            9/1/2021            7/3/2006            12/1/2006           665       N                       177              358             180                   0
      412.8            10/1/2006            9/1/2021           7/19/2006            12/1/2006           779       N                       177              358             180                   0
     344.37            10/1/2006            9/1/2021           6/30/2006            12/1/2006           702       N                       177              358             180                   0
     420.91            10/1/2006            9/1/2021           7/21/2006            12/1/2006           686       Y                       177              358             180                   0
    1409.99            10/1/2006            9/1/2021            7/6/2006            12/1/2006           683       Y                       177              357             180                   0
     460.06            10/1/2006            9/1/2021            7/7/2006            12/1/2006           729       N                       177              358             180                   0
     380.29            10/1/2006            9/1/2021           7/10/2006            12/1/2006           760       N                       177              358             180                   0
     653.17            10/1/2006            9/1/2021            8/3/2006            12/1/2006           645       Y                       177              358             180                   0
     405.37            10/1/2006            9/1/2021           7/12/2006            12/1/2006           641       N                       177              358             180                   0
     823.94            10/1/2006            9/1/2021           7/11/2006            12/1/2006           649       N                       177              358             180                   0
     508.19            10/1/2006            9/1/2021           8/14/2006            12/1/2006           794       N                       177              358             180                   0
     742.03            10/1/2006            9/1/2021            8/1/2006            12/1/2006           749       Y                       177              358             180                   0
     387.92            10/1/2006            9/1/2021           7/14/2006            12/1/2006           761       N                       177              358             180                   0
     910.48            10/1/2006            9/1/2021           7/13/2006            12/1/2006           655       N                       177              355             180                   0
     656.13            10/1/2006            9/1/2021           7/31/2006            12/1/2006           695       Y                       177              358             180                   0
     281.45            10/1/2006            9/1/2021           8/16/2006            12/1/2006           705       N                       177              358             180                   0
     779.86            10/1/2006            9/1/2021           7/16/2006            12/1/2006           668       N                       177              358             180                   0
     620.04            10/1/2006            9/1/2021           7/16/2006            12/1/2006           763       N                       177              358             180                   0
     474.44            10/1/2006            9/1/2021           7/28/2006            12/1/2006           729       N                       177              358             180                   0
     474.35            10/1/2006            9/1/2021           7/19/2006            12/1/2006           666       N                       177              358             180                   0
     503.59            10/1/2006            9/1/2021           7/21/2006            12/1/2006           685       N                       177              358             180                   0
     979.42            10/1/2006            9/1/2021           7/25/2006            12/1/2006           775       N                       177              358             180                   0
     674.09            10/1/2006            9/1/2021           7/18/2006            12/1/2006           740       N                       177              358             180                   0
     406.74            10/1/2006            9/1/2021            8/3/2006            12/1/2006           713       N                       177              358             180                   0
     428.88            10/1/2006            9/1/2021           7/19/2006            12/1/2006           760       N                       177              358             180                   0
     522.23            10/1/2006            9/1/2021           7/27/2006            12/1/2006           720       N                       177              358             180                   0
     522.23            10/1/2006            9/1/2021           7/26/2006            12/1/2006           720       N                       177              358             180                   0
     836.65            10/1/2006            9/1/2021           7/28/2006            12/1/2006           641       N                       177              358             180                   0
      893.5            10/1/2006            9/1/2021           8/16/2006            12/1/2006           673       N                       177              358             180                   0
     860.03            10/1/2006            9/1/2021           7/20/2006            12/1/2006           688       Y                       177              358             180                   0
      550.7            10/1/2006            9/1/2021            8/4/2006            12/1/2006           768       N                       177              358             180                   0
     396.92            10/1/2006            9/1/2021           7/20/2006            12/1/2006           658       Y                       177              358             180                   0
     511.02            10/1/2006            9/1/2021           7/26/2006            12/1/2006           768       N                       177              358             180                   0
    1095.65            10/1/2006            9/1/2021           7/22/2006            12/1/2006           713       N                       177              358             180                   0
     292.16            10/1/2006            9/1/2021           7/25/2006            12/1/2006           675       N                       177              359             180                   0
     892.58            10/1/2006            9/1/2021           7/24/2006            12/1/2006           687       N                       177              358             180                   0
     401.35            10/1/2006            9/1/2021            8/1/2006            12/1/2006           716       Y                       177              358             180                   0
    1134.19            10/1/2006            9/1/2021           7/26/2006            12/1/2006           714       Y                       177              358             180                   0
      330.2            10/1/2006            9/1/2021           7/25/2006            12/1/2006           693       N                       177              358             180                   0
      840.5            10/1/2006            9/1/2021           7/12/2006            12/1/2006           640       N                       177              358             180                   0
     580.12            10/1/2006            9/1/2021           7/28/2006            12/1/2006           676       N                       177              358             180                   0
     350.47            10/1/2006            9/1/2021           7/26/2006            12/1/2006           799       N                       177              358             180                   0
     495.42            10/1/2006            9/1/2021           7/31/2006            12/1/2006           633       N                       177              358             180                   0
     321.03            10/1/2006            9/1/2021           7/27/2006            12/1/2006           662       N                       177              358             180                   0
     225.82            10/1/2006            9/1/2021           8/10/2006            12/1/2006           724       Y                       177              358             180                   0
      682.8            10/1/2006            9/1/2021           7/28/2006            12/1/2006           651       Y                       177              358             180                   0
     280.41            10/1/2006            9/1/2021            8/1/2006            12/1/2006           704       N                       177              358             180                   0
     342.41            10/1/2006            9/1/2021           8/23/2006            12/1/2006           698       N                       177              359             180                   0
     473.17            10/1/2006            9/1/2021           7/28/2006            12/1/2006           662       N                       177              197             180                   0
     572.54            10/1/2006            9/1/2021           7/29/2006            12/1/2006           641       N                       177              358             180                   0
     648.64            10/1/2006            9/1/2021           7/30/2006            12/1/2006           755       N                       177              358             180                   0
     282.38            10/1/2006            9/1/2021            8/1/2006            12/1/2006           671       N                       177              358             180                   0
     668.48            10/1/2006            9/1/2021           8/11/2006            12/1/2006           716       N                       177              358             180                   0
     328.58            10/1/2006            9/1/2021            8/8/2006            12/1/2006           748       Y                       177              358             180                   0
     407.15            10/1/2006            9/1/2021            8/1/2006            12/1/2006           629       N                       177              350             180                   0
     490.99            10/1/2006            9/1/2021            8/7/2006            12/1/2006           641       N                       177              358             180                   0
      586.3            10/1/2006            9/1/2021           8/10/2006            12/1/2006           672       N                       177              358             180                   0
     433.57            10/1/2006            9/1/2021            8/1/2006            12/1/2006           798       N                       177              358             180                   0
     540.09            10/1/2006            9/1/2021            8/2/2006            12/1/2006           742       N                       177              358             180                   0
     487.39            10/1/2006            9/1/2021           8/19/2006            12/1/2006           689       N                       177              358             180                   0
    2619.75            10/1/2006            9/1/2021           7/31/2006            12/1/2006           677       Y                       177              358             180                   0
     465.74            10/1/2006            9/1/2021            8/1/2006            12/1/2006           669       N                       177              358             180                   0
     683.93            10/1/2006            9/1/2021            8/1/2006            12/1/2006           622       N                       177              355             180                   0
     437.56            10/1/2006            9/1/2021            8/2/2006            12/1/2006           699       Y                       177              358             180                   0
     549.18            10/1/2006            9/1/2021            8/3/2006            12/1/2006           716       N                       177              358             180                  12
    1392.57            10/1/2006            9/1/2021            8/4/2006            12/1/2006           728       N                       177              358             180                   0
     289.91            10/1/2006            9/1/2021            8/8/2006            12/1/2006           663       N                       177              358             180                   0
      644.2            10/1/2006            9/1/2021            8/2/2006            12/1/2006           730       N                       177              358             180                   0
     517.31            10/1/2006            9/1/2021            8/3/2006            12/1/2006           697       N                       177              357             180                   0
     580.81            10/1/2006            9/1/2021           8/15/2006            12/1/2006           735       N                       177              357             180                   0
     395.65            10/1/2006            9/1/2021            8/7/2006            12/1/2006           645       N                       177              358             180                   0
     660.34            10/1/2006            9/1/2021            8/2/2006            12/1/2006           730       N                       177              358             180                   0
     1117.4            10/1/2006            9/1/2021            8/3/2006            12/1/2006           688       Y                       177              350             180                   0
     630.64            10/1/2006            9/1/2021            8/4/2006            12/1/2006           713       N                       177              358             180                   0
     452.03            10/1/2006            9/1/2021            8/3/2006            12/1/2006           698       N                       177              358             180                  12
     394.64            10/1/2006            9/1/2021            8/8/2006            12/1/2006           766       N                       177              358             180                   0
     418.03            10/1/2006            9/1/2021            8/4/2006            12/1/2006           700       N                       177              358             180                   0
     399.62            10/1/2006            9/1/2021            8/7/2006            12/1/2006           689       N                       177              358             180                   0
     424.56            10/1/2006            9/1/2021            8/4/2006            12/1/2006           640       N                       177              358             180                   0
     262.41            10/1/2006            9/1/2021            8/5/2006            12/1/2006           747       N                       177              357             180                   0
      230.4            10/1/2006            9/1/2021           8/21/2006            12/1/2006           752       Y                       177              358             180                   0
     391.78            10/1/2006            9/1/2021           8/10/2006            12/1/2006           737       Y                       177              358             180                   0
     534.82            10/1/2006            9/1/2021           8/21/2006            12/1/2006           679       N                       177              358             180                   0
      505.8            10/1/2006            9/1/2021            8/5/2006            12/1/2006           662       N                       177              358             180                   0
     499.74            10/1/2006            9/1/2021            8/6/2006            12/1/2006           659       N                       177              358             180                   0
     399.51            10/1/2006            9/1/2021            8/4/2006            12/1/2006           704       Y                       177              356             180                   0
      245.2            10/1/2006            9/1/2021            8/4/2006            12/1/2006           658       N                       177              357             180                   0
     806.84            10/1/2006            9/1/2021            8/5/2006            12/1/2006           764       N                       177              358             180                   0
     181.37            10/1/2006            9/1/2021            8/4/2006            12/1/2006           730       N                       177              358             180                   0
     355.22            10/1/2006            9/1/2021            8/4/2006            12/1/2006           732       N                       177              358             180                   0
     366.06            10/1/2006            9/1/2021            8/8/2006            12/1/2006           748       N                       177              358             180                   0
     421.17            10/1/2006            9/1/2021            8/6/2006            12/1/2006           771       Y                       177              358             180                   0
      373.2            10/1/2006            9/1/2021            8/7/2006            12/1/2006           699       N                       177              358             180                   0
     478.92            10/1/2006            9/1/2021            8/8/2006            12/1/2006           674       N                       177              358             180                   0
      592.8            10/1/2006            9/1/2021            8/7/2006            12/1/2006           655       N                       177              358             180                   0
     488.56            10/1/2006            9/1/2021           8/17/2006            12/1/2006           646       N                       177              358             180                   0
     614.31            10/1/2006            9/1/2021            8/7/2006            12/1/2006           751       N                       177              358             180                  12
     473.63            10/1/2006            9/1/2021            8/7/2006            12/1/2006           717       N                       177              358             180                   0
    1190.96            10/1/2006            9/1/2021            8/8/2006            12/1/2006           697       N                       177              358             180                   0
     274.46            10/1/2006            9/1/2021            8/8/2006            12/1/2006           686       N                       177              358             180                   0
     868.82            10/1/2006            9/1/2021            8/9/2006            12/1/2006           639       N                       177              358             180                   0
     535.76            10/1/2006            9/1/2021           8/14/2006            12/1/2006           646       Y                       177              358             180                   0
     353.21            10/1/2006            9/1/2021            8/9/2006            12/1/2006           724       N                       177              358             180                   0
     402.18            10/1/2006            9/1/2021           8/11/2006            12/1/2006           684       N                       177              357             180                   0
     475.09            10/1/2006            9/1/2021           8/11/2006            12/1/2006           680       N                       177              358             180                   0
     847.27            10/1/2006            9/1/2021            8/8/2006            12/1/2006           664       N                       177              358             180                   0
     192.23            10/1/2006            9/1/2021           8/10/2006            12/1/2006           798       N                       177              357             180                   0
     622.03            10/1/2006            9/1/2021           8/10/2006            12/1/2006           685       N                       177              358             180                  12
    1063.71            10/1/2006            9/1/2021            8/9/2006            12/1/2006           673       N                       177              358             180                   0
     259.57            10/1/2006            9/1/2021           8/10/2006            12/1/2006           709       N                       177              358             180                   0
     781.62            10/1/2006            9/1/2021            8/9/2006            12/1/2006           652       N                       177              359             180                   0
     787.29            10/1/2006            9/1/2021            8/9/2006            12/1/2006           678       N                       177              359             180                   0
     703.55            10/1/2006            9/1/2021           8/17/2006            12/1/2006           679       N                       177              358             180                   0
     378.63            10/1/2006            9/1/2021            8/9/2006            12/1/2006           706       N                       177              358             180                   0
     493.96            10/1/2006            9/1/2021           8/10/2006            12/1/2006           689       N                       177              358             180                   0
     506.26            10/1/2006            9/1/2021           8/10/2006            12/1/2006           739       N                       177              355             180                  24
     403.79            10/1/2006            9/1/2021           8/10/2006            12/1/2006           773       N                       177              358             180                   0
     609.79            10/1/2006            9/1/2021           8/10/2006            12/1/2006           750       N                       177              357             180                   0
    1274.31            10/1/2006            9/1/2021           8/10/2006            12/1/2006           768       N                       177              358             180                   0
     555.95            10/1/2006            9/1/2021           8/14/2006            12/1/2006           686       Y                       177              358             180                   0
     742.72            10/1/2006            9/1/2021           8/11/2006            12/1/2006           690       N                       177              358             180                   0
      347.9            10/1/2006            9/1/2021           8/16/2006            12/1/2006           776       N                       177              358             180                   0
     796.44            10/1/2006            9/1/2021           8/11/2006            12/1/2006           672       N                       177              358             180                   0
     603.75            10/1/2006            9/1/2021           8/11/2006            12/1/2006           638       Y                       177              358             180                   0
     507.47            10/1/2006            9/1/2021           8/15/2006            12/1/2006           684       N                       177              358             180                   0
     314.18            10/1/2006            9/1/2021           8/22/2006            12/1/2006           708       N                       177              358             180                   0
     475.97            10/1/2006            9/1/2021           8/26/2006            12/1/2006           694       N                       177              358             180                   0
     395.33            10/1/2006            9/1/2021           8/17/2006            12/1/2006           659       N                       177              358             180                   0
     524.09            10/1/2006            9/1/2021           8/17/2006            12/1/2006           688       Y                       177              354             180                   0
     438.61            10/1/2006            9/1/2021           8/17/2006            12/1/2006           636       N                       177              353             180                   0
     558.29            10/1/2006            9/1/2021           8/14/2006            12/1/2006           733       N                       177              358             180                   0
     709.75            10/1/2006            9/1/2021           8/11/2006            12/1/2006           694       N                       177              358             180                   0
     260.74            10/1/2006            9/1/2021           8/14/2006            12/1/2006           702       Y                       177              358             180                   0
     285.02            10/1/2006            9/1/2021           8/14/2006            12/1/2006           654       N                       177              358             180                   0
     763.46            10/1/2006            9/1/2021           8/14/2006            12/1/2006           698       N                       177              358             180                   0
      283.9            10/1/2006            9/1/2021           8/16/2006            12/1/2006           676       Y                       177              282             180                   0
     697.62            10/1/2006            9/1/2021           8/14/2006            12/1/2006           738       Y                       177              358             180                   0
     448.51            10/1/2006            9/1/2021           8/15/2006            12/1/2006           682       N                       177              358             180                   0
     351.83            10/1/2006            9/1/2021           8/15/2006            12/1/2006           670       N                       177              358             180                   0
     770.95            10/1/2006            9/1/2021           8/14/2006            12/1/2006           714       N                       177              358             180                   0
     500.16            10/1/2006            9/1/2021           8/14/2006            12/1/2006           758       Y                       177              358             180                   0
     689.86            10/1/2006            9/1/2021           8/14/2006            12/1/2006           623       N                       177              358             180                   0
     554.18            10/1/2006            9/1/2021           8/15/2006            12/1/2006           677       Y                       177              358             180                   0
     800.93            10/1/2006            9/1/2021           8/15/2006            12/1/2006           661       N                       177              359             180                   0
     408.02            10/1/2006            9/1/2021           8/16/2006            12/1/2006           733       N                       177              358             180                   0
     744.64            10/1/2006            9/1/2021           8/15/2006            12/1/2006           707       N                       177              358             180                   0
     944.59            10/1/2006            9/1/2021           8/16/2006            12/1/2006           628       Y                       177              358             180                   0
     590.31            10/1/2006            9/1/2021           8/15/2006            12/1/2006           751       N                       177              358             180                   0
     764.74            10/1/2006            9/1/2021           8/16/2006            12/1/2006           650       N                       177              358             180                   0
     497.99            10/1/2006            9/1/2021           8/17/2006            12/1/2006           650       N                       177              358             180                   0
        484            10/1/2006            9/1/2021           8/17/2006            12/1/2006           678       N                       177              358             180                   0
     757.06            10/1/2006            9/1/2021           8/17/2006            12/1/2006           673       N                       177              359             180                   0
     293.75            10/1/2006            9/1/2021           8/16/2006            12/1/2006           671       N                       177              358             180                   0
    1214.28            10/1/2006            9/1/2021           8/16/2006            12/1/2006           648       N                       177              358             180                   0
     722.64            10/1/2006            9/1/2021           8/16/2006            12/1/2006           642       Y                       177              358             180                   0
     236.45            10/1/2006            9/1/2021           8/22/2006            12/1/2006           712       N                       177              358             180                   0
    1040.13            10/1/2006            9/1/2021           8/16/2006            12/1/2006           699       N                       177              178             180                   0
     282.91            10/1/2006            9/1/2021           8/22/2006            12/1/2006           650       N                       177              358             180                   0
     283.36           10/15/2006           9/15/2021           8/17/2006            12/1/2006           692       N                       177              358             180                   0
     496.96            10/1/2006            9/1/2021           8/17/2006            12/1/2006           748       N                       177              357             180                   0
     327.24            10/1/2006            9/1/2021           8/18/2006            12/1/2006           632       N                       177              359             180                   0
     770.51            10/1/2006            9/1/2021           8/22/2006            12/1/2006           711       N                       177              358             180                   0
     836.35            10/1/2006            9/1/2021           8/22/2006            12/1/2006           620       N                       177              354             180                   0
     373.39            11/1/2006           10/1/2021           8/24/2006            12/1/2006           697       N                       178              359             180                   0
     987.93            10/1/2006            9/1/2021           8/18/2006            12/1/2006           647       Y                       177              358             180                   0
     550.33            10/1/2006            9/1/2021           8/21/2006            12/1/2006           708       N                       177              358             180                   0
     666.61            10/1/2006            9/1/2021           8/18/2006            12/1/2006           742       N                       177              358             180                   0
     749.07            10/1/2006            9/1/2021           8/18/2006            12/1/2006           715       N                       177              358             180                   0
     308.59            10/1/2006            9/1/2021           8/21/2006            12/1/2006           707       Y                       177              358             180                   0
     443.83            10/1/2006            9/1/2021           8/18/2006            12/1/2006           661       N                       177              358             180                   0
     431.46            10/1/2006            9/1/2021           8/21/2006            12/1/2006           748       N                       177              358             180                  12
      695.2            10/1/2006            9/1/2021           8/23/2006            12/1/2006           663       N                       177              358             180                   0
      381.5            10/1/2006            9/1/2021           8/21/2006            12/1/2006           673       N                       177              358             180                   0
     695.43            10/1/2006            9/1/2021           8/22/2006            12/1/2006           683       N                       177              358             180                   0
     773.13            10/1/2006            9/1/2021           8/21/2006            12/1/2006           695       Y                       177              358             180                   0
     801.77            10/1/2006            9/1/2021           8/22/2006            12/1/2006           738       N                       177              358             180                   0
     878.32            10/1/2006            9/1/2021           8/23/2006            12/1/2006           663       N                       177              358             180                   0
     510.14            10/1/2006            9/1/2021           8/22/2006            12/1/2006           679       N                       177              357             180                   0
     494.11            10/1/2006            9/1/2021           8/22/2006            12/1/2006           793       N                       177              178             180                   0
     286.36            10/1/2006            9/1/2021           8/23/2006            12/1/2006           777       N                       177              358             180                   0
     513.85            10/1/2006            9/1/2021           8/25/2006            12/1/2006           668       N                       177              358             180                   0
     687.33            10/1/2006            9/1/2021           8/22/2006            12/1/2006           664       N                       177              358             180                   0
     483.02            10/1/2006            9/1/2021           8/23/2006            12/1/2006           705       N                       177              357             180                   0
     274.11            10/1/2006            9/1/2021           8/22/2006            12/1/2006           725       Y                       177              358             180                   0
     730.32            10/1/2006            9/1/2021           8/24/2006            12/1/2006           678       N                       177               10             180                   0
     693.14            10/1/2006            9/1/2021           8/23/2006            12/1/2006           660       Y                       177              358             180                   0
     272.84            10/1/2006            9/1/2021           8/23/2006            12/1/2006           780       N                       177              358             180                   0
     377.96            10/1/2006            9/1/2021           8/24/2006            12/1/2006           794       Y                       177              358             180                   0
     468.99            10/1/2006            9/1/2021           8/25/2006            12/1/2006           725       N                       177              357             180                   0
     437.25            10/1/2006            9/1/2021           8/26/2006            12/1/2006           790       N                       177              358             180                   0
     378.49            10/1/2006            9/1/2021           8/29/2006            12/1/2006           778       N                       177              358             180                   0
     568.08            10/1/2006            9/1/2021           8/29/2006            12/1/2006           723       N                       177              358             180                   0
      519.9            10/1/2006            9/1/2021           8/29/2006            12/1/2006           656       N                       177              359             180                   0
     796.37            10/1/2006            9/1/2021           8/29/2006            12/1/2006           678       N                       177              358             180                   0
     308.63            10/1/2006            9/1/2021           8/30/2006            12/1/2006           697       N                       177              358             180                   0
     366.15            11/1/2006           10/1/2021          10/11/2005            12/1/2006           723       N                       178              360             180                   0
     844.73             2/1/2006            1/1/2021          11/10/2005            12/1/2006           729       N                       169              169             180                   0
    1201.39            11/1/2006           10/1/2021           10/7/2005            12/1/2006           670       Y                       178              359             180                   0
     358.27            11/1/2006           10/1/2021           10/4/2005            12/1/2006           790       N                       178              359             180                   0
     308.95            11/1/2006           10/1/2021          10/17/2005            12/1/2006           713       N                       178              359             180                   0
    1279.69            10/1/2006            9/1/2021          10/30/2005            12/1/2006           731       N                       177              358             180                   0
     345.94            11/1/2006           10/1/2021           12/7/2005            12/1/2006           631       N                       178              358             180                   0
     480.48            11/1/2006           10/1/2021            1/9/2006            12/1/2006           659       N                       178              359             180                   0
     210.03            10/1/2006            9/1/2021            1/9/2006            12/1/2006           773       Y                       177              358             180                   0
     403.87             5/1/2006            4/1/2021           1/20/2006            12/1/2006           733       N                       172              353             180                   0
     475.24            11/1/2006           10/1/2021           1/26/2006            12/1/2006           738       N                       178              359             180                   0
     581.27            11/1/2006           10/1/2021           1/30/2006            12/1/2006           712       N                       178              359             180                   0
     646.34             4/1/2006            3/1/2021           2/13/2006            12/1/2006           635       Y                       171              352             180                   0
     350.71            11/1/2006           10/1/2021           2/24/2006            12/1/2006           676       N                       178              359             180                   0
     266.82            11/1/2006           10/1/2021           6/24/2006            12/1/2006           630       N                       178              359             180                   0
     423.19            11/1/2006           10/1/2021           5/10/2006            12/1/2006           709       N                       178              359             180                   0
     878.92             8/1/2006            7/1/2021           3/30/2006            12/1/2006           681       N                       175              355             180                   0
     669.35            11/1/2006           10/1/2021            4/9/2006            12/1/2006           686       Y                       178              359             180                   0
     604.55             8/1/2006            7/1/2021           4/12/2006            12/1/2006           658       N                       175              356             180                   0
     662.73            11/1/2006           10/1/2021           8/29/2006            12/1/2006           628       N                       178              359             180                   0
     261.34            11/1/2006           10/1/2021            4/7/2006            12/1/2006           741       N                       178              359             180                   0
     312.66            11/1/2006           10/1/2021           4/18/2006            12/1/2006           703       N                       178              359             180                   0
     575.68            11/1/2006           10/1/2021           5/26/2006            12/1/2006           736       N                       178              359             180                   0
     915.52            11/1/2006           10/1/2021            8/9/2006            12/1/2006           693       N                       178              359             180                   0
     317.99            11/1/2006           10/1/2021            9/5/2006            12/1/2006           654       N                       178              359             180                   0
        415            11/1/2006           10/1/2021           5/11/2006            12/1/2006           673       N                       178              358             180                   0
     422.67            11/1/2006           10/1/2021           8/16/2006            12/1/2006           667       N                       178              359             180                   0
     606.53            11/1/2006           10/1/2021           5/24/2006            12/1/2006           675       N                       178              359             180                  24
     611.44            11/1/2006           10/1/2021            8/2/2006            12/1/2006           643       N                       178              359             180                   0
     210.22            11/1/2006           10/1/2021           5/26/2006            12/1/2006           699       Y                       178              356             180                   0
     914.95            11/1/2006           10/1/2021            6/9/2006            12/1/2006           630       Y                       178              359             180                   0
     339.31            11/1/2006           10/1/2021           7/21/2006            12/1/2006           766       N                       178              359             180                   0
     556.22            11/1/2006           10/1/2021           7/21/2006            12/1/2006           678       N                       178              358             180                   0
     663.86            11/1/2006           10/1/2021           6/24/2006            12/1/2006           729       N                       178              359             180                   0
     440.59            11/1/2006           10/1/2021            7/6/2006            12/1/2006           677       N                       178              359             180                   0
     364.25            11/1/2006           10/1/2021           6/26/2006            12/1/2006           628       N                       178              359             180                   0
     820.53            11/1/2006           10/1/2021            7/5/2006            12/1/2006           686       N                       178              359             180                   0
     425.04            11/1/2006           10/1/2021           7/10/2006            12/1/2006           778       N                       178              359             180                   0
     385.98            10/1/2006            9/1/2021           7/10/2006            12/1/2006           656       Y                       177              358             180                   0
     367.31            10/1/2006            9/1/2021           7/13/2006            12/1/2006           760       N                       177              358             180                   0
     523.62            11/1/2006           10/1/2021           7/19/2006            12/1/2006           689       N                       178              359             180                   0
      704.6            10/1/2006            9/1/2021           7/19/2006            12/1/2006           682       Y                       177              358             180                   0
     242.82            11/1/2006           10/1/2021           7/18/2006            12/1/2006           666       Y                       178              359             180                   0
     315.18            11/1/2006           10/1/2021           7/21/2006            12/1/2006           688       N                       178              358             180                   0
     767.99            11/1/2006           10/1/2021           8/14/2006            12/1/2006           660       N                       178              359             180                   0
     272.91            11/1/2006           10/1/2021           7/31/2006            12/1/2006           728       Y                       178              359             180                   0
     301.91            11/1/2006           10/1/2021            8/1/2006            12/1/2006           728       Y                       178              359             180                   0
     611.28            11/1/2006           10/1/2021           7/27/2006            12/1/2006           739       N                       178              358             180                   0
     491.49            11/1/2006           10/1/2021           7/26/2006            12/1/2006           702       Y                       178              359             180                   0
     316.85            10/1/2006            9/1/2021           8/14/2006            12/1/2006           703       N                       177              358             180                   0
     304.62            11/1/2006           10/1/2021           7/26/2006            12/1/2006           666       N                       178              359             180                   0
     307.51            10/1/2006            9/1/2021            8/1/2006            12/1/2006           808       N                       177              358             180                   0
     419.16            11/1/2006           10/1/2021           7/27/2006            12/1/2006           641       N                       178              359             180                   0
     442.56            11/1/2006           10/1/2021           8/17/2006            12/1/2006           642       N                       178              359             180                   0
     978.09            11/1/2006           10/1/2021           7/27/2006            12/1/2006           624       N                       178              359             180                   0
     223.47            11/1/2006           10/1/2021           8/11/2006            12/1/2006           724       Y                       178              359             180                   0
     680.46            10/1/2006            9/1/2021           7/28/2006            12/1/2006           802       N                       177              358             180                   0
     534.66            11/1/2006           10/1/2021           7/28/2006            12/1/2006           730       Y                       178              359             180                   0
     466.09            11/1/2006           10/1/2021           8/11/2006            12/1/2006           728       N                       178              359             180                   0
      412.4            11/1/2006           10/1/2021            8/4/2006            12/1/2006           691       N                       178              359             180                   0
     265.08            10/1/2006            9/1/2021            8/1/2006            12/1/2006           725       N                       177              358             180                   0
     431.32            11/1/2006           10/1/2021            8/9/2006            12/1/2006           642       N                       178              359             180                   0
     293.75            10/1/2006            9/1/2021            8/9/2006            12/1/2006           696       N                       177              358             180                   0
     715.02            11/1/2006           10/1/2021            8/2/2006            12/1/2006           645       N                       178              359             180                   0
     480.99            10/1/2006            9/1/2021            8/9/2006            12/1/2006           697       N                       177              358             180                   0
     387.73            11/1/2006           10/1/2021            8/7/2006            12/1/2006           680       N                       178              359             180                   0
     452.88            11/1/2006           10/1/2021            8/7/2006            12/1/2006           808       N                       178              358             180                   0
     876.91            11/1/2006           10/1/2021            8/4/2006            12/1/2006           622       Y                       178              360             180                   0
     439.48            10/1/2006            9/1/2021           8/10/2006            12/1/2006           704       N                       177              358             180                   0
      811.9            11/1/2006           10/1/2021            8/8/2006            12/1/2006           742       N                       178              359             180                   0
     548.82            10/1/2006            9/1/2021            8/9/2006            12/1/2006           688       N                       177              358             180                   0
     718.94            11/1/2006           10/1/2021            8/8/2006            12/1/2006           644       N                       178              359             180                   0
      607.1            11/1/2006           10/1/2021            8/9/2006            12/1/2006           784       N                       178              359             180                   0
     876.27            11/1/2006           10/1/2021            8/8/2006            12/1/2006           781       N                       178              359             180                   0
     436.12            10/1/2006            9/1/2021            8/9/2006            12/1/2006           692       N                       177              358             180                   0
     510.29            11/1/2006           10/1/2021           8/14/2006            12/1/2006           693       Y                       178              359             180                   0
     849.91            11/1/2006           10/1/2021           8/10/2006            12/1/2006           682       N                       178              359             180                   0
     500.49            11/1/2006           10/1/2021            8/9/2006            12/1/2006           649       N                       178              359             180                  24
     621.35            10/1/2006            9/1/2021           8/10/2006            12/1/2006           708       N                       177              357             180                   0
     201.65            10/1/2006            9/1/2021           8/15/2006            12/1/2006           727       N                       177              358             180                   0
      473.5            11/1/2006           10/1/2021           8/11/2006            12/1/2006           652       Y                       178              353             180                   0
     553.51            10/1/2006            9/1/2021           8/10/2006            12/1/2006           684       N                       177              357             180                   0
        279            11/1/2006           10/1/2021           8/15/2006            12/1/2006           667       N                       178              359             180                   0
     579.02            11/1/2006           10/1/2021           8/11/2006            12/1/2006           655       N                       178              359             180                   0
     418.02            11/1/2006           10/1/2021           8/23/2006            12/1/2006           646       N                       178              359             180                   0
      283.9            11/1/2006           10/1/2021           8/16/2006            12/1/2006           667       N                       178              359             180                   0
     383.91            11/1/2006           10/1/2021           8/22/2006            12/1/2006           670       N                       178              359             180                   0
     384.51            11/1/2006           10/1/2021           8/13/2006            12/1/2006           772       N                       178              359             180                   0
     549.21            11/1/2006           10/1/2021           8/21/2006            12/1/2006           712       N                       178              358             180                   0
     355.68            11/1/2006           10/1/2021           8/14/2006            12/1/2006           703       N                       178              359             180                   0
     506.53            11/1/2006           10/1/2021           8/17/2006            12/1/2006           652       N                       178              354             180                   0
     302.03            11/1/2006           10/1/2021           8/15/2006            12/1/2006           762       Y                       178              359             180                   0
     417.08            11/1/2006           10/1/2021           8/15/2006            12/1/2006           730       N                       178              359             180                   0
     274.11            11/1/2006           10/1/2021           8/21/2006            12/1/2006           685       N                       178              359             180                   0
     725.39            11/1/2006           10/1/2021           8/21/2006            12/1/2006           627       N                       178              355             180                   0
     676.03            11/1/2006           10/1/2021           8/29/2006            12/1/2006           704       N                       178              358             180                   0
     935.72            11/1/2006           10/1/2021           8/15/2006            12/1/2006           707       N                       178              358             180                   0
     618.37            11/1/2006           10/1/2021           8/22/2006            12/1/2006           804       N                       178              359             180                   0
     355.62            11/1/2006           10/1/2021           8/16/2006            12/1/2006           642       N                       178              359             180                   0
     314.45            10/1/2006            9/1/2021           8/18/2006            12/1/2006           672       Y                       177              358             180                   0
     396.13            11/1/2006           10/1/2021           8/18/2006            12/1/2006           710       N                       178              360             180                   0
        279            11/1/2006           10/1/2021           8/16/2006            12/1/2006           709       N                       178              347             180                   0
     365.72            10/1/2006            9/1/2021           8/16/2006            12/1/2006           667       N                       177              358             180                   0
     350.46            10/1/2006            9/1/2021           8/17/2006            12/1/2006           757       N                       177              357             180                   0
     753.86            11/1/2006           10/1/2021           8/17/2006            12/1/2006           654       N                       178              359             180                   0
     667.72            11/1/2006           10/1/2021           8/21/2006            12/1/2006           623       Y                       178              353             180                   0
      671.9            11/1/2006           10/1/2021           8/17/2006            12/1/2006           777       N                       178              359             180                   0
     576.35            11/1/2006           10/1/2021           8/24/2006            12/1/2006           650       N                       178              359             180                   0
      262.7            11/1/2006           10/1/2021           8/23/2006            12/1/2006           749       N                       178              358             180                   0
     362.42            11/1/2006           10/1/2021           8/21/2006            12/1/2006           732       N                       178              358             180                   0
     398.29            11/1/2006           10/1/2021           8/18/2006            12/1/2006           691       N                       178              360             180                   0
     689.97            11/1/2006           10/1/2021           8/21/2006            12/1/2006           651       N                       178              359             180                   0
     281.82            10/1/2006            9/1/2021           8/21/2006            12/1/2006           694       N                       177              358             180                   0
     418.82            11/1/2006           10/1/2021           8/21/2006            12/1/2006           707       N                       178              359             180                   0
     274.11            11/1/2006           10/1/2021           8/22/2006            12/1/2006           760       N                       178              359             180                   0
     640.32            11/1/2006           10/1/2021           8/22/2006            12/1/2006           642       N                       178              359             180                   0
    1227.97            11/1/2006           10/1/2021           8/21/2006            12/1/2006           747       N                       178              359             180                   0
     459.15            11/1/2006           10/1/2021           8/23/2006            12/1/2006           686       Y                       178              359             180                   0
     333.46            10/1/2006            9/1/2021           8/24/2006            12/1/2006           710       N                       177              358             180                   0
     338.66            11/1/2006           10/1/2021           8/28/2006            12/1/2006           699       N                       178              353             180                   0
     965.69            11/1/2006           10/1/2021           8/22/2006            12/1/2006           716       N                       178              359             180                   0
     837.15            11/1/2006           10/1/2021           8/25/2006            12/1/2006           652       N                       178              179             180                   0
     322.01            10/1/2006            9/1/2021           8/22/2006            12/1/2006           661       N                       177              357             180                   0
     404.14            11/1/2006           10/1/2021           8/27/2006            12/1/2006           788       N                       178              359             180                   0
      459.2            11/1/2006           10/1/2021           8/22/2006            12/1/2006           697       N                       178              359             180                   0
     261.33            11/1/2006           10/1/2021           8/29/2006            12/1/2006           775       N                       178              359             180                   0
     268.06            11/1/2006           10/1/2021           8/23/2006            12/1/2006           705       N                       178              359             180                   0
     972.66            11/1/2006           10/1/2021           8/30/2006            12/1/2006           625       N                       178              359             180                   0
     507.43            11/1/2006           10/1/2021           8/24/2006            12/1/2006           716       Y                       178              359             180                   0
     558.75            11/1/2006           10/1/2021           8/29/2006            12/1/2006           669       Y                       178              358             180                   0
      391.7            11/1/2006           10/1/2021           8/26/2006            12/1/2006           754       N                       178              348             180                   0
     647.43            11/1/2006           10/1/2021           8/24/2006            12/1/2006           636       N                       178              359             180                   0
     244.75            11/1/2006           10/1/2021           8/24/2006            12/1/2006           651       N                       178              359             180                   0
     329.92            11/1/2006           10/1/2021            9/1/2006            12/1/2006           704       N                       178              359             180                   0
     575.26            11/1/2006           10/1/2021           8/29/2006            12/1/2006           624       N                       178              359             180                   0
     493.96            11/1/2006           10/1/2021           8/29/2006            12/1/2006           725       N                       178              359             180                   0
    1130.23            11/1/2006           10/1/2021           8/25/2006            12/1/2006           665       Y                       178              359             180                   0
     358.09            11/1/2006           10/1/2021           8/25/2006            12/1/2006           754       N                       178              359             180                   0
      429.6            11/1/2006           10/1/2021           8/25/2006            12/1/2006           672       N                       178              358             180                   0
     240.45            11/1/2006           10/1/2021           8/26/2006            12/1/2006           794       N                       178              358             180                   0
     244.46            11/1/2006           10/1/2021           8/29/2006            12/1/2006           686       N                       178              359             180                   0
     652.53            11/1/2006           10/1/2021           8/28/2006            12/1/2006           679       N                       178              359             180                   0
     809.55            11/1/2006           10/1/2021           8/29/2006            12/1/2006           705       N                       178              359             180                   0
     563.27            11/1/2006           10/1/2021           8/28/2006            12/1/2006           688       N                       178              359             180                   0
     379.61            11/1/2006           10/1/2021            9/5/2006            12/1/2006           634       N                       178              359             180                   0
     875.14            11/1/2006           10/1/2021           8/31/2006            12/1/2006           625       N                       178              359             180                   0
      193.6            10/1/2006            9/1/2021           8/28/2006            12/1/2006           765       Y                       177              358             180                   0
     626.21            11/1/2006           10/1/2021           8/28/2006            12/1/2006           677       Y                       178              358             180                   0
     568.37            11/1/2006           10/1/2021           8/28/2006            12/1/2006           689       N                       178              359             180                   0
     450.34            11/1/2006           10/1/2021           8/31/2006            12/1/2006           690       N                       178              359             180                   0
     364.74            11/1/2006           10/1/2021           8/31/2006            12/1/2006           752       Y                       178              359             180                   0
     691.05            11/1/2006           10/1/2021           8/30/2006            12/1/2006           739       N                       178              358             180                   0
     850.58            11/1/2006           10/1/2021           8/30/2006            12/1/2006           772       N                       178              359             180                   0
        275            11/1/2006           10/1/2021           8/31/2006            12/1/2006           691       N                       178              359             180                   0
      495.6            11/1/2006           10/1/2021            9/1/2006            12/1/2006           681       N                       178              357             180                   0
      426.7            11/1/2006           10/1/2021            9/1/2006            12/1/2006           696       N                       178              359             180                   0
     951.99            11/1/2006           10/1/2021            9/5/2006            12/1/2006           658       N                       178              359             180                   0
     294.68            11/1/2006           10/1/2021            9/8/2006            12/1/2006           726       N                       178              359             180                   0
     263.44            11/1/2006           10/1/2021           9/11/2006            12/1/2006           739       Y                       178              358             180                   0
     508.26            11/1/2006           10/1/2021            9/5/2006            12/1/2006           680       N                       178              358             180                   0
      298.7            11/1/2006           10/1/2021            9/6/2006            12/1/2006           693       N                       178              359             180                   0
     786.81            11/1/2006           10/1/2021            9/7/2006            12/1/2006           671       Y                       178              359             180                   0
     532.57            11/1/2006           10/1/2021            9/6/2006            12/1/2006           627       Y                       178              359             180                  24
     580.88            11/1/2006           10/1/2021            9/6/2006            12/1/2006           733       N                       178              359             180                   0
     537.41            11/1/2006           10/1/2021            9/7/2006            12/1/2006           645       N                       178              359             180                   0
    2292.74            11/1/2006           10/1/2021            9/7/2006            12/1/2006           729       N                       178              359             180                   0
    1137.28             7/1/2006            6/1/2021            6/1/2006            12/1/2006           727       N                       174              354             180                  24
      85.92             8/1/2006            7/1/2036            7/1/2006            12/1/2006           736       Y                       355              304             360                   0
    1073.49            10/1/2006            9/1/2036            9/1/2006            12/1/2006           687       N                       357              357             360                  36
     815.52            10/1/2006            9/1/2036            9/1/2006            12/1/2006           704       N                       357              357             360                   0
     740.46            10/1/2006            9/1/2036            9/1/2006            12/1/2006           785       N                       357              357             360                   0
    1748.64            10/1/2006            9/1/2036            9/1/2006            12/1/2006           736       Y                       357              357             360                   0
     450.42             9/1/2006            8/1/2036            8/1/2006            12/1/2006           689       Y                       356                0             360                  36
    1096.44            10/1/2006            9/1/2036            9/1/2006            12/1/2006           752       N                       357              357             360                   0
      524.3            10/1/2006            9/1/2036            9/1/2006            12/1/2006           641       N                       357              357             360                   6
     569.54            10/1/2006            9/1/2021            9/1/2006            12/1/2006           706       N                       177              357             180                   0
     472.82            10/1/2006            9/1/2036            9/1/2006            12/1/2006           765       N                       357              357             360                   0
     472.82            10/1/2006            9/1/2036            9/1/2006            12/1/2006           765       N                       357              357             360                   0
     398.38            10/1/2006            9/1/2021            9/1/2006            12/1/2006           704       N                       177              357             180                   0
     932.77            10/1/2006            9/1/2021            9/1/2006            12/1/2006           637       Y                       177              357             180                   0
        353            10/1/2006            9/1/2036            9/1/2006            12/1/2006           661       N                       357              357             360                   0
        569            10/1/2006            9/1/2036            9/1/2006            12/1/2006           728       Y                       357              357             360                   0
     268.53            10/1/2006            9/1/2036            9/1/2006            12/1/2006           788       N                       357              357             360                   0
     463.52            11/1/2006           10/1/2036           10/1/2006            12/1/2006           626       N                       358              358             360                   0
     834.01            10/1/2006            9/1/2021            9/1/2006            12/1/2006           714       N                       177              357             180                  12
     543.37            10/1/2006            9/1/2021            9/1/2006            12/1/2006           714       N                       177              357             180                  12
        556            10/1/2006            9/1/2021            9/1/2006            12/1/2006           714       N                       177              357             180                  12
     885.82             7/1/2006            6/1/2021            6/1/2006            12/1/2006           725       N                       174              354             180                  36
      403.8             9/1/2006            8/1/2021            8/1/2006            12/1/2006           740       N                       176              356             180                  36
      848.6            11/1/2006           10/1/2021           10/1/2006            12/1/2006           696       N                       178              358             180                   0
     178.36            10/1/2006            9/1/2036            9/1/2006            12/1/2006           752       N                       357              357             360                   0
     316.89            10/1/2006            9/1/2021            9/1/2006            12/1/2006           642       Y                       177              351             180                   0
     647.27            10/1/2006            9/1/2021            9/1/2006            12/1/2006           630       N                       177              357             180                   0
     320.91            10/1/2006            9/1/2036            9/1/2006            12/1/2006           681       N                       357              357             360                  36
     308.59            11/1/2006           10/1/2036           10/1/2006            12/1/2006           759       Y                       358              358             360                   0
     595.61            10/1/2006            9/1/2021            9/1/2006            12/1/2006           689       N                       177              357             180                  36
     895.75            10/1/2006            9/1/2021            9/1/2006            12/1/2006           687       N                       177              357             180                   0
      509.5            10/1/2006            9/1/2036            9/1/2006            12/1/2006           704       Y                       357              357             360                   0
      403.8             9/1/2006            8/1/2021            8/1/2006            12/1/2006           740       N                       176              356             180                  36
     609.33            10/1/2006            9/1/2036            9/1/2006            12/1/2006           750       Y                       357              357             360                   0
     336.01            11/1/2006           10/1/2021           10/1/2006            12/1/2006           686       N                       178              358             180                  36
     442.95            10/1/2006            9/1/2036            9/1/2006            12/1/2006           699       Y                       357              357             360                   6
    1270.67            10/1/2006            9/1/2021            9/1/2006            12/1/2006           621       N                       177              357             180                   0
     117.89            10/1/2006            9/1/2021            9/1/2006            12/1/2006           680       N                       177              357             180                   0
     196.48            10/1/2006            9/1/2021            9/1/2006            12/1/2006           651       Y                       177              357             180                   0
     533.79            10/1/2006            9/1/2021            9/1/2006            12/1/2006           660       N                       177              357             180                   0
     247.99            11/1/2006           10/1/2021           10/1/2006            12/1/2006           728       N                       178              358             180                  36
     1442.5            10/1/2006            9/1/2036            9/1/2006            12/1/2006           740       N                       357              357             360                  36
     465.09            10/1/2006            9/1/2036            9/1/2006            12/1/2006           697       Y                       357              357             360                  36
     250.92            10/1/2006            9/1/2036            9/1/2006            12/1/2006           739       N                       357              357             360                   0
     316.24            10/1/2006            9/1/2036            9/1/2006            12/1/2006           723       N                       357              357             360                   0
     382.33            11/1/2006           10/1/2036           10/1/2006            12/1/2006           663       N                       358              358             360                   0
     619.29            10/1/2006            9/1/2036            9/1/2006            12/1/2006           633       N                       357              357             360                   0
     625.75            10/1/2006            9/1/2036            9/1/2006            12/1/2006           789       N                       357              357             360                   0
     237.96            10/1/2006            9/1/2021            9/1/2006            12/1/2006           650       Y                       177              357             180                  36
     637.99            10/1/2006            9/1/2021            9/1/2006            12/1/2006           678       Y                       177              357             180                  36
     811.27            10/1/2006            9/1/2036            9/1/2006            12/1/2006           730       Y                       357              357             360                  36
    1520.28            10/1/2006            9/1/2021            9/1/2006            12/1/2006           676       Y                       177              357             180                   0
    1969.26            10/1/2006            9/1/2021            9/1/2006            12/1/2006           682       N                       177              357             180                  36
     245.68            11/1/2006           10/1/2036           10/1/2006            12/1/2006           674       N                       358              358             360                   0
    1012.08            10/1/2006            9/1/2021            9/1/2006            12/1/2006           635       N                       177              357             180                  36
     417.07            10/1/2006            9/1/2036            9/1/2006            12/1/2006           721       N                       357              357             360                   0
     227.74            10/1/2006            9/1/2036            9/1/2006            12/1/2006           708       N                       357              357             360                   0
     505.78            10/1/2006            9/1/2036            9/1/2006            12/1/2006           701       Y                       357              357             360                   0
     978.25            11/1/2006           10/1/2021           10/1/2006            12/1/2006           699       Y                       178              358             180                   0
    1737.62            10/1/2006            9/1/2036            9/1/2006            12/1/2006           736       N                       357              357             360                   0
     537.07            10/1/2006            9/1/2021            9/1/2006            12/1/2006           741       N                       177              357             180                  36
     494.96            10/1/2006            9/1/2021            9/1/2006            12/1/2006           688       N                       177              357             180                  36
     669.89            11/1/2006           10/1/2021           10/1/2006            12/1/2006           644       N                       178              358             180                  36
     593.95            11/1/2006           10/1/2021           10/1/2006            12/1/2006           739       N                       178              358             180                   0
    1347.12            11/1/2006           10/1/2021           10/1/2006            12/1/2006           648       Y                       178              358             180                   0
     326.05            10/1/2006            9/1/2021            9/1/2006            12/1/2006           741       N                       177              357             180                   0
     641.47            10/1/2006            9/1/2021            9/1/2006            12/1/2006           702       N                       177              357             180                   0
     613.74            11/1/2006           10/1/2021           10/1/2006            12/1/2006           726       Y                       178              358             180                   0
     352.07            11/1/2006           10/1/2021           10/1/2006            12/1/2006           687       N                       178              358             180                  36
     663.96            10/1/2006            9/1/2021            9/1/2006            12/1/2006           664       N                       177              357             180                   0
     650.59            10/1/2006            9/1/2021            9/1/2006            12/1/2006           686       N                       177              357             180                   0
     280.85            10/1/2006            9/1/2036            9/1/2006            12/1/2006           799       N                       357              357             360                   0
     407.13            11/1/2006           10/1/2021           10/1/2006            12/1/2006           640       Y                       178              358             180                   0
    1252.25            10/1/2006            9/1/2021            9/1/2006            12/1/2006           645       N                       177              357             180                   6
     556.89            11/1/2006           10/1/2036           10/1/2006            12/1/2006           680       N                       358              358             360                   0
    1870.92            10/1/2006            9/1/2036            9/1/2006            12/1/2006           730       Y                       357              357             360                  36
     387.06            11/1/2006           10/1/2036           10/1/2006            12/1/2006           709       N                       358              358             360                   0
    1870.92            10/1/2006            9/1/2036            9/1/2006            12/1/2006           730       Y                       357              357             360                  36
     339.49            10/1/2006            9/1/2036            9/1/2006            12/1/2006           700       N                       357              357             360                   0
     467.49            11/1/2006           10/1/2021           10/1/2006            12/1/2006           748       N                       178              358             180                   0
      230.8             9/1/2006            8/1/2021            8/1/2006            12/1/2006           728       Y                       176              356             180                  36
    1674.38            10/1/2006            9/1/2021            9/1/2006            12/1/2006           636       N                       177              357             180                  24
      341.4            10/1/2006            9/1/2021            9/1/2006            12/1/2006           736       Y                       177              357             180                  36
    1671.32            10/1/2006            9/1/2021            9/1/2006            12/1/2006           788       N                       177              357             180                  36
     836.98            10/1/2006            9/1/2021            9/1/2006            12/1/2006           681       N                       177              357             180                  36
     326.05            10/1/2006            9/1/2021            9/1/2006            12/1/2006           740       N                       177              357             180                   0
     631.57            11/1/2006           10/1/2036           10/1/2006            12/1/2006           684       N                       358              358             360                   0
     479.03            11/1/2006           10/1/2021           10/1/2006            12/1/2006           755       N                       178              358             180                   0
     1066.6            10/1/2006            9/1/2021            9/1/2006            12/1/2006           715       N                       177              357             180                  36
     178.98            10/1/2006            9/1/2021            9/1/2006            12/1/2006           702       N                       177              357             180                   0
     408.37            11/1/2006           10/1/2021           10/1/2006            12/1/2006           729       N                       178              358             180                  36
      641.7            11/1/2006           10/1/2036           10/1/2006            12/1/2006           726       N                       358              358             360                   0
      655.2            11/1/2006           10/1/2021           10/1/2006            12/1/2006           636       N                       178              347             180                  36
     906.15            11/1/2006           10/1/2036           10/1/2006            12/1/2006           712       N                       358              358             360                   0
     390.87            10/1/2006            9/1/2021            9/1/2006            12/1/2006           673       N                       177              356             180                   0
     489.17            11/1/2006           10/1/2021           10/1/2006            12/1/2006           752       N                       178              358             180                  36
     326.93            12/1/2006           11/1/2036           11/1/2006            12/1/2006           799       N                       359              359             360                   0
     622.17            11/1/2006           10/1/2036           10/1/2006            12/1/2006           682       N                       358              358             360                  36
     380.61            11/1/2006           10/1/2021           10/1/2006            12/1/2006           675       N                       178              358             180                  36
     836.34            10/1/2006            9/1/2021            9/1/2006            12/1/2006           793       Y                       177              357             180                  12
    1056.98            12/1/2006           11/1/2021           11/1/2006            12/1/2006           691       N                       179              359             180                   0
     164.38            11/1/2006           10/1/2021           10/1/2006            12/1/2006           756       N                       178              358             180                   0
     539.44            11/1/2006           10/1/2021           10/1/2006            12/1/2006           773       N                       178              358             180                   0
     365.71             7/1/2006            6/1/2021            6/1/2006            12/1/2006           673       N                       174              354             180                   0
     666.21             7/1/2006            6/1/2021            6/1/2006            12/1/2006           641       N                       174              353             180                   0
     140.95             7/1/2006            6/1/2021            6/1/2006            12/1/2006           742       N                       174              354             180                  36
        549             7/1/2006            6/1/2021            6/1/2006            12/1/2006           703       Y                       174              354             180                   0
     603.54             7/1/2006            6/1/2021            6/1/2006            12/1/2006           721       Y                       174              354             180                   0
    1461.36             6/1/2006            5/1/2021            5/1/2006            12/1/2006           719       N                       173              353             180                  36
     1400.1             7/1/2006            6/1/2021            6/1/2006            12/1/2006           760       N                       174              354             180                   0
     874.32             6/1/2006            5/1/2021            5/1/2006            12/1/2006           749       N                       173              353             180                  36
      285.7             7/1/2006            6/1/2021            6/1/2006            12/1/2006           744       N                       174              354             180                   0
    1797.46             8/1/2006            7/1/2021            7/1/2006            12/1/2006           714       N                       175              355             180                   0
    1443.46             6/1/2006            5/1/2021            5/1/2006            12/1/2006           668       N                       173              353             180                   0
     399.14             7/1/2006            6/1/2021            6/1/2006            12/1/2006           706       N                       174              354             180                   0
      412.6             8/1/2006            7/1/2021            7/1/2006            12/1/2006           668       N                       175              355             180                   0
     209.19             7/1/2006            6/1/2021            6/1/2006            12/1/2006           708       N                       174              354             180                  36
     631.32             7/1/2006            6/1/2021            6/1/2006            12/1/2006           667       N                       174              354             180                   0
     215.01             6/1/2006            5/1/2021            5/1/2006            12/1/2006           743       N                       173              353             180                   0
     546.33             7/1/2006            6/1/2021            6/1/2006            12/1/2006           670       Y                       174              354             180                  36
    1628.96             7/1/2006            6/1/2021            6/1/2006            12/1/2006           686       N                       174              353             180                   0
     843.28             8/1/2006            7/1/2021            7/1/2006            12/1/2006           683       N                       175              355             180                  36
     354.72            11/1/2006           10/1/2036           10/1/2006            12/1/2006           672       N                       358              358             360                   0
     330.63            11/1/2006           10/1/2036           10/1/2006            12/1/2006           621       N                       358              358             360                   0
     521.55            11/1/2006           10/1/2036           10/1/2006            12/1/2006           707       N                       358              358             360                  12
     613.12            11/1/2006           10/1/2021           10/1/2006            12/1/2006           757       N                       178              358             180                  36
     413.28            11/1/2006           10/1/2036           10/1/2006            12/1/2006           696       N                       358              358             360                   0
     846.82            11/1/2006           10/1/2036           10/1/2006            12/1/2006           753       N                       358              358             360                   0
     295.53            11/1/2006           10/1/2036           10/1/2006            12/1/2006           721       N                       358              358             360                   0
     307.12            11/1/2006           10/1/2036           10/1/2006            12/1/2006           722       N                       358              358             360                  36
     683.29            11/1/2006           10/1/2036           10/1/2006            12/1/2006           694       N                       358              358             360                   0
     264.59            11/1/2006           10/1/2036           10/1/2006            12/1/2006           761       N                       358              358             360                   0
     966.07            11/1/2006           10/1/2036           10/1/2006            12/1/2006           665       Y                       358              358             360                   0
     442.56            11/1/2006           10/1/2036           10/1/2006            12/1/2006           803       N                       358              358             360                   0
     872.95            11/1/2006           10/1/2021           10/1/2006            12/1/2006           647       Y                       178              358             180                   0
     646.17            11/1/2006           10/1/2021           10/1/2006            12/1/2006           723       N                       178              358             180                   0
     337.17            11/1/2006           10/1/2036           10/1/2006            12/1/2006           772       N                       358              358             360                   0
    1727.07            11/1/2006           10/1/2036           10/1/2006            12/1/2006           708       N                       358              358             360                   0
     457.94            12/1/2006           11/1/2036           11/1/2006            12/1/2006           728       N                       359              359             360                   0
     700.03            11/1/2006           10/1/2021           10/1/2006            12/1/2006           670       N                       178              358             180                   0
     545.96            12/1/2006           11/1/2021           11/1/2006            12/1/2006           768       N                       179              359             180                  36
    1108.66            11/1/2006           10/1/2021           10/1/2006            12/1/2006           624       N                       178              358             180                   0
     448.41            11/1/2006           10/1/2021           10/1/2006            12/1/2006           665       N                       178              358             180                   0
     534.57            11/1/2006           10/1/2036           10/1/2006            12/1/2006           750       N                       358              358             360                   0
        497            12/1/2006           11/1/2021           11/1/2006            12/1/2006           747       N                       179              359             180                   0
     330.04            12/1/2006           11/1/2036           11/1/2006            12/1/2006           762       N                       359              359             360                   0
     321.12            11/1/2006           10/1/2021           10/1/2006            12/1/2006           785       N                       178              358             180                   0
     321.12            11/1/2006           10/1/2021           10/1/2006            12/1/2006           785       N                       178              358             180                   0
     476.39            12/1/2006           11/1/2036           11/1/2006            12/1/2006           681       N                       359              359             360                  12
     433.81            11/1/2006           10/1/2021           10/1/2006            12/1/2006           702       Y                       178              358             180                   0
     201.71            12/1/2006           11/1/2036           11/1/2006            12/1/2006           766       N                       359              359             360                   0
     501.48            11/1/2006           10/1/2036           10/1/2006            12/1/2006           680       Y                       358              358             360                  24
     535.01            12/1/2006           11/1/2021           11/1/2006            12/1/2006           696       N                       179              359             180                   6
     1927.1            12/1/2006           11/1/2021           11/1/2006            12/1/2006           709       N                       179              359             180                   0
    1166.27            10/1/2006            9/1/2021            9/1/2006            12/1/2006           679       Y                       177              357             180                  36
     625.22            12/1/2006           11/1/2036           11/1/2006            12/1/2006           681       Y                       359              359             360                   0
     352.85            12/1/2006           11/1/2036           11/1/2006            12/1/2006           661       N                       359              359             360                   0
    2008.46            12/1/2006           11/1/2036           11/1/2006            12/1/2006           756       N                       359              359             360                   0
     443.82            12/1/2006           11/1/2036           11/1/2006            12/1/2006           740       N                       359              359             360                   0
     669.05            12/1/2006           11/1/2036           11/1/2006            12/1/2006           724       N                       359              359             360                   0
      429.4            11/1/2006           10/1/2021           10/1/2006            12/1/2006           782       N                       178              358             180                  36
      901.7            12/1/2006           11/1/2021           11/1/2006            12/1/2006           685       N                       179              359             180                   0
     503.98            10/1/2006            9/1/2021            9/1/2006            12/1/2006           674       N                       177              357             180                  36
      944.2            11/1/2006           10/1/2021           10/1/2006            12/1/2006           763       N                       178              358             180                  36
     214.67            12/1/2006           11/1/2036           11/1/2006            12/1/2006           782       N                       359              359             360                   0
    1027.58            12/1/2006           11/1/2021           11/1/2006            12/1/2006           783       N                       179              359             180                   0
     614.49            12/1/2006           11/1/2021           11/1/2006            12/1/2006           803       Y                       179              359             180                   0
     355.74            12/1/2006           11/1/2021           11/1/2006            12/1/2006           715       N                       179              359             180                  36
     449.73            12/1/2006           11/1/2021           11/1/2006            12/1/2006           666       N                       179              359             180                  24
     372.49            11/1/2006           10/1/2036           10/1/2006            12/1/2006           655       N                       358              358             360                  36
     494.78            12/1/2006           11/1/2021           11/1/2006            12/1/2006           708       N                       179              359             180                   0
     386.68            12/1/2006           11/1/2036           11/1/2006            12/1/2006           679       N                       359              359             360                   0
     349.53            12/1/2006           11/1/2021           11/1/2006            12/1/2006           693       N                       179              359             180                  36
     1192.3            12/1/2006           11/1/2021           11/1/2006            12/1/2006           630       N                       179              359             180                   0
     609.97            12/1/2006           11/1/2021           11/1/2006            12/1/2006           726       N                       179              359             180                  36
     394.74            12/1/2006           11/1/2036           11/1/2006            12/1/2006           707       Y                       359              359             360                   0
     541.26            11/1/2006           10/1/2036           10/1/2006            12/1/2006           743       Y                       358              358             360                  36
     634.49            12/1/2006           11/1/2021           11/1/2006            12/1/2006           734       N                       179              359             180                   0
     258.45            12/1/2006           11/1/2036           11/1/2006            12/1/2006           688       N                       359              359             360                   0
     422.86            12/1/2006           11/1/2021           11/1/2006            12/1/2006           745       N                       179              359             180                   0
     421.82            12/1/2006           11/1/2021           11/1/2006            12/1/2006           765       N                       179              359             180                   0
     635.81            12/1/2006           11/1/2021           11/1/2006            12/1/2006           692       N                       179              359             180                  36
     583.24             1/1/2007           12/1/2036           12/1/2006            12/1/2006           711       N                       360              360             360                   0
     619.16            12/1/2006           11/1/2036           11/1/2006            12/1/2006           710       N                       359              359             360                   0
     572.33             9/1/2006            8/1/2036            8/1/2006            12/1/2006           692       Y                       356              356             360                   0
    1534.93            10/1/2006            9/1/2021            9/1/2006            12/1/2006           740       N                       177              357             180                   6
    1762.66            11/1/2006           10/1/2036           10/1/2006            12/1/2006           711       Y                       358              358             360                   0

    PI              AGE           ARMFLAG             BALLFLAG           IOFLAG           IOTERM            GSOLTV            GSCOLTV                 MTM_OCCLIT                  MTM_PROPLIT
    --              ---           -------             --------           ------           ------            ------            -------                 ----------                  -----------
      123.8            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      320.8            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     978.54            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     556.31            9        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     363.66            9        FIXED               Y                   N                        0             30.01               99.97       INVESTOR                       PUD
     287.05           10        FIXED               Y                   N                        0                25                  95       OWNER OCCUPIED                 PUD
    1110.62           10        FIXED               Y                   N                        0             18.19               93.19       INVESTOR                       SINGLE FAMILY
     1834.2            9        FIXED               N                   N                        0             21.69                 100       OWNER OCCUPIED                 SINGLE FAMILY
     694.56            8        FIXED               N                   N                        0             21.28                 100       INVESTOR                       PUD
      630.3            9        FIXED               N                   N                        0             22.98                 100       OWNER OCCUPIED                 SINGLE FAMILY
     891.04           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     438.93           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      178.8            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     393.52            9        FIXED               N                   N                        0              8.28               73.44       OWNER OCCUPIED                 SINGLE FAMILY
     298.67           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      301.1           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     199.54           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     266.04            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      901.2            9        FIXED               Y                   N                        0             29.98               99.98       SECOND HOME                    PUD
     354.26            9        FIXED               Y                   N                        0              9.99               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     320.52            9        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
     433.66            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     345.46            9        FIXED               Y                   N                        0             24.98               94.95       INVESTOR                       2-4 FAMILY
     891.04           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     533.75            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     300.02           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     747.54           10        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     457.12            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     268.02            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     400.43           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     421.16           10        FIXED               Y                   N                        0             13.06               93.06       OWNER OCCUPIED                 CONDO
     184.08           10        FIXED               N                   N                        0              12.9               91.49       OWNER OCCUPIED                 PUD
    1086.82           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     339.44            9        FIXED               N                   N                        0             17.93               97.94       OWNER OCCUPIED                 SINGLE FAMILY
     306.56            9        FIXED               N                   N                        0                25                 100       INVESTOR                       2-4 FAMILY
     268.02            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     742.72           10        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 PUD
      300.9            8        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     171.81            9        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     348.87            9        FIXED               N                   N                        0              7.63               87.63       OWNER OCCUPIED                 SINGLE FAMILY
     206.68           10        FIXED               Y                   N                        0             14.97               94.98       OWNER OCCUPIED                 CONDO
     368.84            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     627.33            8        FIXED               N                   N                        0                15                  95       SECOND HOME                    CONDO
    1322.33            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     417.64            9        FIXED               N                   N                        0             12.25               89.75       OWNER OCCUPIED                 SINGLE FAMILY
     376.55            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     303.95           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     391.21           10        FIXED               N                   N                        0             20.01                 100       INVESTOR                       SINGLE FAMILY
     891.09           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     576.44           10        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 2-4 FAMILY
     130.58            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     543.26            9        FIXED               Y                   N                        0             24.98               94.97       INVESTOR                       PUD
     978.52            9        FIXED               Y                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     714.24            9        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     503.57            8        FIXED               N                   N                        0                17                  97       INVESTOR                       SINGLE FAMILY
     698.96           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     627.79            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     470.77            9        FIXED               N                   N                        0             10.91                  85       OWNER OCCUPIED                 SINGLE FAMILY
     844.09            8        FIXED               N                   N                        0             29.64                98.8       INVESTOR                       SINGLE FAMILY
     948.59           10        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1358.11            9        FIXED               Y                   N                        0             19.87               99.34       OWNER OCCUPIED                 SINGLE FAMILY
     111.04            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     750.89            9        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     298.37            9        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
        349           10        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     370.56            9        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     158.24            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     561.35            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     145.46            9        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     801.79            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     307.18           10        FIXED               Y                   N                        0             24.99               94.98       INVESTOR                       SINGLE FAMILY
     472.48            9        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
      755.1            9        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 2-4 FAMILY
     225.21            9        FIXED               N                   N                        0                10                  90       INVESTOR                       PUD
     631.74            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
        306            8        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     474.17            9        FIXED               N                   N                        0             26.38                 100       OWNER OCCUPIED                 SINGLE FAMILY
     249.73            9        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
      271.9            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     269.91            9        FIXED               Y                   N                        0             17.24               87.25       INVESTOR                       PUD
     212.51            9        FIXED               N                   N                        0              7.46               87.47       OWNER OCCUPIED                 SINGLE FAMILY
     432.44            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     813.63            9        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 PUD
     954.35           10        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
     343.92            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     837.02           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     258.62            9        FIXED               N                   N                        0             14.97               89.81       OWNER OCCUPIED                 CONDO
     544.09           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     728.12           10        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
      447.4            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     452.27            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     250.11            9        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     312.92            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     424.78           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     337.95            9        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     336.34            9        FIXED               N                   N                        0             17.78               87.78       OWNER OCCUPIED                 PUD
     524.46            9        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     629.89            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
      192.1           10        FIXED               Y                   N                        0                20                 100       SECOND HOME                    CONDO
     360.01            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     715.06            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     304.17            9        FIXED               N                   N                        0                30                 100       INVESTOR                       PUD
     326.24           10        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
      807.4            9        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     220.79           10        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     820.31            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     354.72            9        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     520.78            9        FIXED               N                   N                        0             19.97               99.97       OWNER OCCUPIED                 PUD
     259.96           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     652.16            9        FIXED               N                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
     200.16            8        FIXED               N                   N                        0             25.19                 100       INVESTOR                       SINGLE FAMILY
     330.01           10        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     215.35            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     521.01           11        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 2-4 FAMILY
      296.3           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     608.85           10        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     492.88           10        FIXED               Y                   N                        0             19.99               99.99       SECOND HOME                    PUD
     259.51            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     128.87           11        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     246.05            9        FIXED               N                   N                        0             20.13                 100       OWNER OCCUPIED                 SINGLE FAMILY
     273.63            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     450.31           11        FIXED               N                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     382.76           11        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     383.58           11        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     239.97           11        FIXED               Y                   N                        0             31.41                 100       INVESTOR                       SINGLE FAMILY
    1734.96           10        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     180.62           10        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     570.62           11        FIXED               Y                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
     670.12            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     326.21           10        FIXED               N                   N                        0             15.09                  95       OWNER OCCUPIED                 SINGLE FAMILY
        352           11        FIXED               N                   N                        0             19.96                99.8       OWNER OCCUPIED                 SINGLE FAMILY
     815.63           12        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     374.98           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     178.25           10        FIXED               N                   N                        0             30.05                 100       INVESTOR                       SINGLE FAMILY
     289.79           10        FIXED               Y                   N                        0             19.97               99.97       INVESTOR                       PUD
     311.85           10        FIXED               N                   N                        0                17                  97       OWNER OCCUPIED                 SINGLE FAMILY
     344.31           11        FIXED               Y                   N                        0             29.98               99.96       INVESTOR                       SINGLE FAMILY
     443.41           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      626.4            9        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     144.62           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1505.86           10        FIXED               Y                   N                        0             19.53               99.54       INVESTOR                       CONDO
     1230.8            8        FIXED               Y                   N                        0             19.99                 100       OWNER OCCUPIED                 PUD
     201.01           10        FIXED               Y                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     457.97           11        FIXED               Y                   N                        0             24.95               94.93       INVESTOR                       PUD
      463.5           11        FIXED               Y                   N                        0             24.96               94.96       INVESTOR                       PUD
     409.56           11        FIXED               Y                   N                        0                25               94.97       INVESTOR                       PUD
    1153.75            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      279.2           11        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     252.81           10        FIXED               Y                   N                        0              30.4                73.6       OWNER OCCUPIED                 SINGLE FAMILY
     570.82           10        FIXED               Y                   N                        0             19.99               99.99       SECOND HOME                    PUD
     657.86           11        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     306.78           11        FIXED               N                   N                        0             22.17                  95       OWNER OCCUPIED                 SINGLE FAMILY
     197.22           17        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      485.8           14        FIXED               N                   N                        0             12.62               87.86       OWNER OCCUPIED                 PUD
      96.11           13        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     592.06           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     246.87           15        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     452.47           14        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     863.99           15        FIXED               Y                   N                        0             14.53               89.53       OWNER OCCUPIED                 PUD
     259.87           15        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     404.27           11        FIXED               Y                   N                        0             24.99               94.98       INVESTOR                       PUD
     304.35           16        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
      76.18           17        FIXED               N                   N                        0              5.41               85.41       OWNER OCCUPIED                 SINGLE FAMILY
     312.95           17        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     497.49           17        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     208.86           15        FIXED               N                   N                        0             14.92               94.51       OWNER OCCUPIED                 SINGLE FAMILY
     154.76           18        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     157.79           21        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     253.84           21        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     395.13            9        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     232.72           16        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     413.74           12        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      91.34           11        FIXED               Y                   N                        0              9.28               82.71       INVESTOR                       SINGLE FAMILY
      698.4            9        FIXED               Y                   N                        0             19.99               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     238.42           11        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     246.24            8        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
    2549.97            9        FIXED               N                   N                        0             13.11               78.12       SECOND HOME                    SINGLE FAMILY
     158.23           11        FIXED               Y                   N                        0             19.95               99.94       INVESTOR                       SINGLE FAMILY
     237.02           10        FIXED               Y                   N                        0              9.99               89.99       OWNER OCCUPIED                 PUD
     275.65            9        FIXED               Y                   N                        0             19.98               99.96       INVESTOR                       2-4 FAMILY
     188.34           12        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     137.23           10        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     430.26           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     138.04           13        FIXED               N                   N                        0              9.98               89.98       OWNER OCCUPIED                 PUD
     587.01           13        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      82.17           13        FIXED               N                   N                        0              5.02               84.95       OWNER OCCUPIED                 SINGLE FAMILY
     588.85           15        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
      242.5           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     370.92           12        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     480.44           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      268.2            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     173.67           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     798.48            8        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     448.22            9        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     783.54            9        FIXED               Y                   N                        0             15.01                  95       OWNER OCCUPIED                 2-4 FAMILY
     323.65            9        FIXED               N                   N                        0              5.84               85.85       OWNER OCCUPIED                 SINGLE FAMILY
      363.6           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     565.55            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     561.62           10        FIXED               Y                   N                        0             14.99               94.99       SECOND HOME                    PUD
     244.66            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      518.2           10        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     696.16           10        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 2-4 FAMILY
      793.8           10        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     539.42           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     460.22            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     336.62            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     417.23            9        FIXED               N                   N                        0                30                 100       SECOND HOME                    PUD
     316.89           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     158.67            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     785.01            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     195.33           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     345.77           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     812.23           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     540.03            9        FIXED               N                   N                        0             19.92               89.65       INVESTOR                       SINGLE FAMILY
     285.07           10        FIXED               Y                   N                        0               9.7               89.18       OWNER OCCUPIED                 SINGLE FAMILY
     338.07            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     126.69           10        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     429.17           10        FIXED               Y                   N                        0             29.99               99.99       INVESTOR                       SINGLE FAMILY
     279.62            9        FIXED               Y                   N                        0             29.97               99.93       INVESTOR                       PUD
     141.19            9        FIXED               N                   N                        0              9.62               89.71       OWNER OCCUPIED                 SINGLE FAMILY
    1274.69           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
      598.9            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     662.51           10        FIXED               Y                   N                        0                30                 100       SECOND HOME                    SINGLE FAMILY
     153.46           10        FIXED               Y                   N                        0              9.29                89.3       INVESTOR                       PUD
      93.35            9        FIXED               N                   N                        0              8.55               84.96       OWNER OCCUPIED                 SINGLE FAMILY
     298.42            9        FIXED               N                   N                        0              9.82               89.83       OWNER OCCUPIED                 PUD
     532.05           10        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     884.33            9        FIXED               Y                   N                        0             19.99                 100       SECOND HOME                    SINGLE FAMILY
     594.26           10        FIXED               Y                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     373.33            9        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    1286.45           10        FIXED               Y                   N                        0                15                  85       SECOND HOME                    CONDO
     596.59            9        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     272.44            9        FIXED               N                   N                        0             20.01                 100       SECOND HOME                    SINGLE FAMILY
     509.08           11        FIXED               Y                   N                        0             29.98               99.96       INVESTOR                       PUD
      355.9           10        FIXED               Y                   N                        0             24.98               94.99       INVESTOR                       PUD
     703.36           11        FIXED               Y                   N                        0                30                 100       SECOND HOME                    SINGLE FAMILY
     186.91           10        FIXED               Y                   N                        0              18.3                88.3       INVESTOR                       SINGLE FAMILY
     417.56           11        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
      239.8           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     187.42           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      381.9           10        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     655.61           10        FIXED               Y                   N                        0             25.01               99.99       INVESTOR                       SINGLE FAMILY
     329.31           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     498.31           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     279.15            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     209.18            9        FIXED               N                   N                        0                25                 100       INVESTOR                       2-4 FAMILY
     163.02            9        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     310.18           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     238.17            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     127.71            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     171.11            9        FIXED               N                   N                        0              4.58               84.59       OWNER OCCUPIED                 SINGLE FAMILY
     150.25           10        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     604.79            8        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     183.42           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     620.95           11        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     388.12           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1193.12           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     240.53            9        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
      206.2            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     187.82            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     658.61           10        FIXED               Y                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
     144.61           10        FIXED               Y                   N                        0             12.11               92.11       INVESTOR                       SINGLE FAMILY
     586.99           10        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     331.33            9        FIXED               N                   N                        0             18.56                98.6       OWNER OCCUPIED                 SINGLE FAMILY
     166.45            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     256.59            9        FIXED               Y                   N                        0              9.63               89.63       OWNER OCCUPIED                 PUD
     474.85            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     226.22            8        FIXED               N                   N                        0                25                  95       SECOND HOME                    SINGLE FAMILY
      391.3            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     683.93            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     423.24            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     414.63            8        FIXED               Y                   N                        0                20                  95       INVESTOR                       2-4 FAMILY
     555.39            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     251.99            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     435.03            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     267.44            8        FIXED               Y                   N                        0             20.01               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     300.87            8        FIXED               N                   N                        0             20.02                 100       INVESTOR                       PUD
     369.07            9        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 CONDO
     515.44            8        FIXED               Y                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     915.76            8        FIXED               N                   N                        0             19.99               99.99       INVESTOR                       SINGLE FAMILY
     277.85            8        FIXED               N                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     348.58            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     412.35            8        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     365.49            9        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     758.84            8        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     364.89            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     240.66            8        FIXED               Y                   N                        0             20.01               99.97       INVESTOR                       PUD
     259.87            8        FIXED               Y                   N                        0             19.98               99.97       INVESTOR                       PUD
     277.43            8        FIXED               N                   N                        0                15                  95       SECOND HOME                    CONDO
     329.89            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     258.47            8        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
    1008.16            8        FIXED               N                   N                        0             20.57                 100       OWNER OCCUPIED                 SINGLE FAMILY
      608.1            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     307.76            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     410.15            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     281.23            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     405.88            8        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     391.23            8        FIXED               Y                   N                        0             17.98               97.91       OWNER OCCUPIED                 SINGLE FAMILY
     189.98            8        FIXED               N                   N                        0                10               89.99       SECOND HOME                    SINGLE FAMILY
     301.86            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     407.57            9        FIXED               N                   N                        0              17.3                97.3       OWNER OCCUPIED                 PUD
      282.7            8        FIXED               N                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     319.84            8        FIXED               N                   N                        0             19.51                 100       OWNER OCCUPIED                 SINGLE FAMILY
     421.53            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1658.26            9        FIXED               N                   N                        0             20.48                  90       OWNER OCCUPIED                 PUD
     567.64            8        FIXED               N                   N                        0                15                  80       INVESTOR                       2-4 FAMILY
     629.98            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     568.84            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     384.46            8        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 2-4 FAMILY
     956.09            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     234.76            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     320.51            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     749.67            8        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 PUD
     748.66            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     497.81            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     676.31            9        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     330.95            9        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     630.93            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     271.22            8        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     258.21            9        FIXED               N                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     567.09            9        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     877.78            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     737.65            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     418.49            8        FIXED               Y                   N                        0                30                 100       INVESTOR                       2-4 FAMILY
     930.64            8        FIXED               Y                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
     288.33            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     447.12            9        FIXED               Y                   N                        0             19.57               99.57       OWNER OCCUPIED                 CONDO
      537.3            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     415.38            8        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     942.89            8        FIXED               Y                   N                        0             21.65               88.31       OWNER OCCUPIED                 PUD
     559.51            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     438.21            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     354.86            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     515.49            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     513.71            8        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     624.25            8        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     490.64            9        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     412.92            8        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     410.04            8        FIXED               N                   N                        0             30.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     739.36            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     677.05            8        FIXED               N                   N                        0                25                 100       INVESTOR                       PUD
     939.24            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     115.53            8        FIXED               N                   N                        0             21.28                 100       INVESTOR                       SINGLE FAMILY
     886.82            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     385.55            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     923.81            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       CONDO
     286.78            8        FIXED               N                   N                        0              32.1               99.99       INVESTOR                       SINGLE FAMILY
     340.85            8        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 CONDO
     295.52            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     343.62            8        FIXED               N                   N                        0                20                 100       INVESTOR                       CONDO
     849.58            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     255.95            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     323.03            8        FIXED               N                   N                        0             20.09                 100       INVESTOR                       PUD
     262.84            8        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
    1061.95            8        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     546.83            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      648.9            8        FIXED               N                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
    1118.02            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
    2291.29            7        FIXED               Y                   N                        0                20                89.9       OWNER OCCUPIED                 SINGLE FAMILY
     300.36            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      881.8            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     772.86            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     292.08            8        FIXED               N                   N                        0             20.65                 100       OWNER OCCUPIED                 SINGLE FAMILY
     460.46            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      289.7            8        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     496.76            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     687.83            8        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 PUD
     274.04            8        FIXED               N                   N                        0                30                 100       INVESTOR                       CONDO
     930.23            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     360.01            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     644.05            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     328.26            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     289.77            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      713.3            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     309.26            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     291.98            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     828.43            8        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     273.47            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     637.12            8        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     655.74            8        FIXED               N                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
    1125.44            8        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 2-4 FAMILY
     152.24            8        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     383.14            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     543.06            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     883.77            8        FIXED               Y                   N                        0                30                 100       INVESTOR                       PUD
     708.14            8        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     264.41            8        FIXED               N                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     297.08            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     252.54            9        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     390.76            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      623.1            9        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     641.43            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     360.47            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     177.82            8        FIXED               N                   N                        0             10.01                  80       INVESTOR                       SINGLE FAMILY
     442.23            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     146.04            8        FIXED               N                   N                        0                15                  95       INVESTOR                       CONDO
     978.81            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     610.89            8        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     486.93            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     1120.6            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     514.25            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     367.37            8        FIXED               Y                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
      655.7            8        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     396.01            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1030.6            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     592.52            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     942.93            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     660.37            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     472.48            8        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
      526.8            8        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     215.77            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     665.51            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     106.88            8        FIXED               N                   N                        0                10                  90       INVESTOR                       PUD
     312.62            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      98.56            8        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     407.43            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     416.31            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     361.31            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     862.66            9        FIXED               N                   N                        0                30                 100       SECOND HOME                    CONDO
     840.03            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      265.2            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     138.38           10        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     320.18            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      285.6            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     732.83            9        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     560.09            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     104.12            9        FIXED               N                   N                        0              7.37               87.38       OWNER OCCUPIED                 CONDO
     248.58            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     142.74            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     189.05            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     794.82            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     409.13            9        FIXED               Y                   N                        0             29.99               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     207.94            8        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     170.79            9        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     328.93            8        FIXED               N                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     382.62            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     880.54            9        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     903.87            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     665.12            9        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 PUD
     498.83            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     225.77            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     168.35            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     373.77            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     409.49            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     283.61            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     818.49            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     447.59            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     970.96            9        FIXED               Y                   N                        0              19.8                89.8       OWNER OCCUPIED                 SINGLE FAMILY
     636.84            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     440.26            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     311.15            9        FIXED               N                   N                        0             17.37                  95       OWNER OCCUPIED                 PUD
     107.59            9        FIXED               N                   N                        0                 5                  80       SECOND HOME                    PUD
     731.07           10        FIXED               Y                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
     608.77            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     151.12            9        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     308.77            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     1207.3            8        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 CONDO
     265.27            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     274.89            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1241.34            9        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     397.58            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     268.02            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     274.89            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     270.31            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     268.02            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     552.35            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     206.51            9        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
        235            9        FIXED               Y                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     180.76            9        FIXED               N                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     343.19            9        FIXED               N                   N                        0               8.1                88.1       OWNER OCCUPIED                 SINGLE FAMILY
     446.37            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     747.99            9        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     510.29            9        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     718.09           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     453.71            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     884.65            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     270.45            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     910.02            9        FIXED               Y                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     331.09            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     189.53            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     386.21            9        FIXED               Y                   N                        0             18.57               88.58       OWNER OCCUPIED                 SINGLE FAMILY
     371.36            9        FIXED               N                   N                        0             10.56               90.57       OWNER OCCUPIED                 SINGLE FAMILY
     236.72           10        FIXED               Y                   N                        0             20.02                 100       SECOND HOME                    PUD
      188.7            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     181.04            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     553.91            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     219.83            9        FIXED               N                   N                        0             20.04                 100       OWNER OCCUPIED                 PUD
     472.56            9        FIXED               N                   N                        0                20               99.99       INVESTOR                       PUD
     559.18            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1161.45            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     631.53            9        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
    2214.39            9        FIXED               N                   N                        0             23.08                 100       OWNER OCCUPIED                 PUD
     382.73            9        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     678.69            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     431.36            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
    2185.45            9        FIXED               Y                   N                        0             19.99                  95       OWNER OCCUPIED                 PUD
     680.37            9        FIXED               N                   N                        0                30                 100       INVESTOR                       PUD
      174.5            9        FIXED               N                   N                        0             12.22               92.23       OWNER OCCUPIED                 SINGLE FAMILY
     431.41            9        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     109.31            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     265.37            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     755.59            8        FIXED               Y                   N                        0                20               99.99       SECOND HOME                    SINGLE FAMILY
     219.94            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     225.77            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     879.86            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     245.72            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     238.56            8        FIXED               N                   N                        0             20.88                 100       OWNER OCCUPIED                 SINGLE FAMILY
        193            9        FIXED               N                   N                        0             22.82                 100       OWNER OCCUPIED                 SINGLE FAMILY
     226.35            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     260.81            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     676.14            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     556.83            9        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 2-4 FAMILY
     310.41            9        FIXED               Y                   N                        0             19.98               99.96       INVESTOR                       PUD
     488.47            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     478.14            8        FIXED               N                   N                        0               7.1                87.1       OWNER OCCUPIED                 2-4 FAMILY
     689.54            8        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     301.35            9        FIXED               Y                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     763.74            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     446.33            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     580.81            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     620.77            8        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     110.99            9        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     338.46            9        FIXED               N                   N                        0             20.01                 100       INVESTOR                       SINGLE FAMILY
     497.75            9        FIXED               N                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     189.26            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     481.23            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     516.09            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     400.32            9        FIXED               N                   N                        0             19.98               99.98       INVESTOR                       PUD
     529.61            9        FIXED               N                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     601.34            9        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
    1073.53            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
      509.5            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
        383            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     146.74            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     168.34            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     462.02            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     513.14            9        FIXED               Y                   N                        0                30               99.98       INVESTOR                       PUD
     424.07            9        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     389.36            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     232.88            9        FIXED               N                   N                        0             18.67               93.34       OWNER OCCUPIED                 SINGLE FAMILY
     901.17            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      215.1            9        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     581.86            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1069.76            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     907.17            9        FIXED               N                   N                        0             19.36               96.82       OWNER OCCUPIED                 SINGLE FAMILY
     268.59            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     200.64            9        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     790.14            8        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     757.75            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
    1991.89           10        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     211.51            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     818.78            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1062.49            9        FIXED               N                   N                        0             19.53               99.54       OWNER OCCUPIED                 2-4 FAMILY
      543.8           16        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
      262.7           17        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     441.73           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     275.19           13        FIXED               Y                   N                        0             19.98               99.95       OWNER OCCUPIED                 SINGLE FAMILY
     384.57           14        FIXED               Y                   N                        0                20               92.73       OWNER OCCUPIED                 SINGLE FAMILY
     299.73           17        FIXED               Y                   N                        0             19.98               99.97       OWNER OCCUPIED                 PUD
     313.79           15        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     912.42           13        FIXED               Y                   N                        0             27.97                  90       OWNER OCCUPIED                 SINGLE FAMILY
     548.73           12        FIXED               Y                   N                        0             14.99               94.99       OWNER OCCUPIED                 PUD
     209.56           13        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     130.22           12        FIXED               Y                   N                        0               9.7                89.7       INVESTOR                       SINGLE FAMILY
     977.22           11        FIXED               Y                   N                        0             15.26                 100       OWNER OCCUPIED                 SINGLE FAMILY
     804.16           13        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     236.83           12        FIXED               N                   N                        0             18.52                99.7       OWNER OCCUPIED                 SINGLE FAMILY
     324.24           11        FIXED               Y                   N                        0             23.02               98.09       OWNER OCCUPIED                 SINGLE FAMILY
     545.09           12        FIXED               Y                   N                        0              21.6               99.67       OWNER OCCUPIED                 SINGLE FAMILY
     246.09           13        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     230.84           11        FIXED               Y                   N                        0             15.39               95.39       OWNER OCCUPIED                 SINGLE FAMILY
     301.73           13        FIXED               Y                   N                        0              16.3                96.3       OWNER OCCUPIED                 SINGLE FAMILY
     100.37           13        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     803.79           13        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     101.11           13        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     233.93           11        FIXED               N                   N                        0             14.77               94.77       OWNER OCCUPIED                 SINGLE FAMILY
     792.52           11        FIXED               Y                   N                        0              9.71               71.43       OWNER OCCUPIED                 2-4 FAMILY
     716.58           11        FIXED               Y                   N                        0             31.41               99.78       OWNER OCCUPIED                 SINGLE FAMILY
     337.93           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     181.76           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     437.28           18        FIXED               Y                   N                        0             27.91               99.97       OWNER OCCUPIED                 SINGLE FAMILY
      348.4           11        FIXED               N                   N                        0             23.58               76.34       OWNER OCCUPIED                 SINGLE FAMILY
     898.31           11        FIXED               N                   N                        0             54.27                 100       OWNER OCCUPIED                 SINGLE FAMILY
     654.37           12        FIXED               N                   N                        0             28.06               99.65       OWNER OCCUPIED                 SINGLE FAMILY
     647.42           11        FIXED               N                   N                        0             15.85               99.83       OWNER OCCUPIED                 SINGLE FAMILY
     466.35           11        FIXED               N                   N                        0              7.08               59.15       OWNER OCCUPIED                 SINGLE FAMILY
     361.25           11        FIXED               N                   N                        0             14.34               82.65       OWNER OCCUPIED                 SINGLE FAMILY
     345.07           11        FIXED               N                   N                        0             11.32               76.35       OWNER OCCUPIED                 SINGLE FAMILY
      477.3           11        FIXED               N                   N                        0             15.11               89.84       OWNER OCCUPIED                 SINGLE FAMILY
     313.92           11        FIXED               Y                   N                        0              9.92               89.76       OWNER OCCUPIED                 SINGLE FAMILY
     236.57           11        FIXED               Y                   N                        0                10               94.43       OWNER OCCUPIED                 CONDO
    1141.63           11        FIXED               Y                   N                        0             29.27               99.88       OWNER OCCUPIED                 SINGLE FAMILY
     310.45           12        FIXED               N                   N                        0             15.01                  95       INVESTOR                       SINGLE FAMILY
     440.49           11        FIXED               Y                   N                        0             16.92               73.71       OWNER OCCUPIED                 SINGLE FAMILY
        640           11        FIXED               N                   Y                       60                20                 100       INVESTOR                       PUD
     293.51           11        FIXED               Y                   N                        0             25.17               89.31       OWNER OCCUPIED                 SINGLE FAMILY
     465.27           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      260.6           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     192.15           13        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     163.05           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     380.91           14        FIXED               Y                   N                        0             23.53               92.02       OWNER OCCUPIED                 SINGLE FAMILY
     516.41           14        FIXED               Y                   N                        0             18.93                  95       OWNER OCCUPIED                 SINGLE FAMILY
     250.18           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     395.65           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     279.58           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
      86.29           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     319.95           14        FIXED               Y                   N                        0             14.99               94.99       OWNER OCCUPIED                 PUD
     322.95           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     402.62           14        FIXED               Y                   N                        0             14.98               94.98       SECOND HOME                    SINGLE FAMILY
     261.03           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     328.77           14        FIXED               Y                   N                        0             15.38               97.45       OWNER OCCUPIED                 PUD
     647.64           14        FIXED               Y                   N                        0             18.08               88.08       SECOND HOME                    CONDO
     698.52           14        FIXED               Y                   N                        0             21.74               99.99       OWNER OCCUPIED                 PUD
      123.3           14        FIXED               Y                   N                        0              7.12               87.12       OWNER OCCUPIED                 PUD
     384.46           14        FIXED               Y                   N                        0             33.33               96.77       OWNER OCCUPIED                 PUD
     237.91           14        FIXED               Y                   N                        0             19.95               99.95       OWNER OCCUPIED                 PUD
     208.38           14        FIXED               Y                   N                        0             21.17               99.93       OWNER OCCUPIED                 PUD
     273.51           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     223.76           14        FIXED               Y                   N                        0             13.67               93.67       OWNER OCCUPIED                 SINGLE FAMILY
     208.37           14        FIXED               Y                   N                        0             19.97               99.93       OWNER OCCUPIED                 CONDO
      373.7           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      216.8           14        FIXED               Y                   N                        0             19.95               99.93       OWNER OCCUPIED                 CONDO
       70.3           14        FIXED               Y                   N                        0              5.63               84.58       OWNER OCCUPIED                 PUD
     240.19           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     241.74           15        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 CONDO
     346.75           14        FIXED               Y                   N                        0             19.97                 100       OWNER OCCUPIED                 PUD
     379.28           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     332.47           14        FIXED               Y                   N                        0              9.98               89.97       OWNER OCCUPIED                 PUD
     216.76           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     197.73           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      66.35           15        FIXED               Y                   N                        0              4.65               84.65       OWNER OCCUPIED                 SINGLE FAMILY
     276.63           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     135.02           14        FIXED               Y                   N                        0              9.95               89.51       OWNER OCCUPIED                 PUD
     823.59           14        FIXED               Y                   N                        0             15.03                  90       OWNER OCCUPIED                 2-4 FAMILY
     422.72           14        FIXED               Y                   N                        0             14.98               94.98       OWNER OCCUPIED                 CONDO
     334.66           14        FIXED               N                   N                        0             14.98               94.98       OWNER OCCUPIED                 PUD
     272.24           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     301.58           14        FIXED               Y                   N                        0             19.96               99.95       OWNER OCCUPIED                 SINGLE FAMILY
     270.63           14        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     278.72           14        FIXED               Y                   N                        0             14.27               90.52       OWNER OCCUPIED                 PUD
     381.56           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        290           14        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     203.77           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     501.12           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     156.91           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     474.46           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     449.76           14        FIXED               N                   N                        0                20               98.33       OWNER OCCUPIED                 SINGLE FAMILY
      80.85           15        FIXED               Y                   N                        0              3.77               83.77       OWNER OCCUPIED                 PUD
      426.2           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      94.33           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     437.61           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     631.04           14        FIXED               Y                   N                        0             18.49               92.47       OWNER OCCUPIED                 SINGLE FAMILY
     400.44           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     518.46           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     176.95           14        FIXED               Y                   N                        0             10.15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     187.55           14        FIXED               N                   N                        0              9.98               89.98       OWNER OCCUPIED                 PUD
     177.81           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     236.65           15        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     369.91           14        FIXED               Y                   N                        0             14.98               94.98       OWNER OCCUPIED                 PUD
     308.88           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     111.74           14        FIXED               Y                   N                        0             19.95               99.93       OWNER OCCUPIED                 SINGLE FAMILY
     396.24           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     402.44           14        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 CONDO
     440.56           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     262.57           14        FIXED               Y                   N                        0             27.05               99.71       OWNER OCCUPIED                 SINGLE FAMILY
     268.84           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     344.62           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     164.54           14        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     242.28           13        FIXED               Y                   N                        0                10                  90       SECOND HOME                    PUD
     541.04           14        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     384.59           13        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     329.09           15        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     379.62           12        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     265.29           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     211.95           14        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     266.03           12        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     254.39           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     666.51           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     107.98           12        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
      137.4           14        FIXED               N                   N                        0             19.97               99.95       OWNER OCCUPIED                 PUD
     131.11           14        FIXED               N                   N                        0             15.04               94.99       OWNER OCCUPIED                 SINGLE FAMILY
     145.79           23        FIXED               N                   N                        0              8.89               83.67       OWNER OCCUPIED                 SINGLE FAMILY
     1381.2           12        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     327.48           12        FIXED               Y                   N                        0             19.98                66.9       OWNER OCCUPIED                 SINGLE FAMILY
     252.75           11        FIXED               Y                   N                        0               9.9               89.06       OWNER OCCUPIED                 SINGLE FAMILY
     291.71           12        FIXED               Y                   N                        0             37.87               99.89       OWNER OCCUPIED                 SINGLE FAMILY
    1405.87           10        FIXED               Y                   N                        0             18.75               89.75       OWNER OCCUPIED                 CONDO
      520.5           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     620.12           12        FIXED               N                   N                        0             24.65               94.99       OWNER OCCUPIED                 SINGLE FAMILY
     432.31           12        FIXED               N                   N                        0             31.62               79.76       OWNER OCCUPIED                 SINGLE FAMILY
      199.6           10        FIXED               N                   Y                       60              9.97               89.95       OWNER OCCUPIED                 CONDO
     621.61           12        FIXED               Y                   N                        0             21.28                81.8       OWNER OCCUPIED                 PUD
     419.98           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     668.56           11        FIXED               Y                   N                        0                30               71.86       OWNER OCCUPIED                 SINGLE FAMILY
     584.32           11        FIXED               Y                   N                        0              6.44               19.88       OWNER OCCUPIED                 SINGLE FAMILY
     824.77           11        FIXED               Y                   N                        0             19.98               99.92       OWNER OCCUPIED                 SINGLE FAMILY
     419.53           12        FIXED               Y                   N                        0             17.14               69.61       OWNER OCCUPIED                 SINGLE FAMILY
     231.31           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     212.25           14        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     299.83           12        FIXED               N                   N                        0             27.78               99.79       OWNER OCCUPIED                 SINGLE FAMILY
     482.67           10        FIXED               Y                   N                        0              12.5                  90       OWNER OCCUPIED                 CONDO
     468.35           10        FIXED               Y                   N                        0             14.99               94.98       OWNER OCCUPIED                 PUD
     616.04           10        FIXED               Y                   N                        0              24.7               90.21       INVESTOR                       PUD
     874.87           11        FIXED               N                   Y                       60             18.52               86.09       OWNER OCCUPIED                 SINGLE FAMILY
     117.54           12        FIXED               N                   N                        0              9.97               89.96       OWNER OCCUPIED                 PUD
     661.68           10        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
    1521.75           10        FIXED               Y                   N                        0             33.18               93.25       OWNER OCCUPIED                 SINGLE FAMILY
      405.2           10        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     269.72           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     772.26           11        FIXED               Y                   N                        0             38.77               99.71       OWNER OCCUPIED                 SINGLE FAMILY
     584.37           12        FIXED               Y                   N                        0              8.84               84.42       OWNER OCCUPIED                 PUD
     562.66           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     239.99           12        FIXED               Y                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     240.86           12        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     231.56           12        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     694.07           12        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     823.57           14        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     522.93           13        FIXED               N                   Y                       60             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
      101.7           12        FIXED               N                   Y                       60             12.82                  88       INVESTOR                       SINGLE FAMILY
     523.23           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     663.69           12        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     256.13           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     399.32           12        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     171.76           12        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     967.64           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     810.19           12        FIXED               N                   Y                       60                20               75.84       OWNER OCCUPIED                 SINGLE FAMILY
      262.1           13        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     769.96           12        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      945.3           12        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     128.79           12        FIXED               Y                   N                        0                 5                  85       OWNER OCCUPIED                 SINGLE FAMILY
     638.03           12        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    1483.33           11        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     695.92           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     109.84           12        FIXED               Y                   N                        0              8.71               88.71       OWNER OCCUPIED                 SINGLE FAMILY
     196.12           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     392.95           12        FIXED               Y                   N                        0             19.91               99.91       OWNER OCCUPIED                 SINGLE FAMILY
      490.3           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     512.25           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     516.71           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1361.65           12        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
      411.6           12        FIXED               Y                   N                        0             19.99               99.97       OWNER OCCUPIED                 PUD
     309.26           11        FIXED               Y                   N                        0                20                  95       INVESTOR                       CONDO
     158.07           11        FIXED               Y                   N                        0                10                  90       INVESTOR                       CONDO
     607.92           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      221.7           13        FIXED               Y                   N                        0             19.97               99.96       INVESTOR                       SINGLE FAMILY
     304.68           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     307.85           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     472.82           12        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     380.45           11        FIXED               Y                   N                        0             19.98               99.97       OWNER OCCUPIED                 PUD
     407.33           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1045.8           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     448.42           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     632.62           11        FIXED               N                   N                        0             17.48               99.92       OWNER OCCUPIED                 CONDO
     449.87           11        FIXED               Y                   N                        0             17.25               89.95       SECOND HOME                    CONDO
    1329.12           11        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     438.96           11        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     574.42           11        FIXED               N                   Y                       60                30                 100       OWNER OCCUPIED                 CONDO
     456.96           12        FIXED               N                   N                        0             30.27               99.84       OWNER OCCUPIED                 SINGLE FAMILY
     806.46           11        FIXED               N                   Y                       60                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     488.32           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     755.42           11        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     490.52           11        FIXED               N                   N                        0             25.46               75.56       OWNER OCCUPIED                 SINGLE FAMILY
     413.65           11        FIXED               Y                   N                        0             19.97               99.93       OWNER OCCUPIED                 SINGLE FAMILY
     741.35           13        FIXED               N                   N                        0             61.33                  95       OWNER OCCUPIED                 SINGLE FAMILY
     320.98           12        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     304.47           11        FIXED               Y                   N                        0             19.95               99.95       OWNER OCCUPIED                 PUD
     838.28           11        FIXED               Y                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     484.57           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      268.5           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     113.92           11        FIXED               Y                   N                        0             12.56               92.56       OWNER OCCUPIED                 SINGLE FAMILY
     704.17           15        FIXED               N                   Y                       60             18.84                94.2       OWNER OCCUPIED                 PUD
     116.01           11        FIXED               Y                   N                        0               9.2                89.2       OWNER OCCUPIED                 SINGLE FAMILY
     337.53           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     189.12           11        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     237.67           11        FIXED               Y                   N                        0                15               94.97       INVESTOR                       PUD
     383.15           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1073.05           11        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 PUD
     1069.2           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1438.18           11        FIXED               Y                   N                        0             33.22               94.92       OWNER OCCUPIED                 PUD
     491.54           12        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     173.01           11        FIXED               N                   N                        0              4.56               66.38       OWNER OCCUPIED                 SINGLE FAMILY
     450.58           12        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     440.68           11        FIXED               Y                   N                        0              9.18               89.18       OWNER OCCUPIED                 PUD
     546.76           10        FIXED               Y                   N                        0                10                  90       SECOND HOME                    CONDO
     277.87           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     212.97           11        FIXED               Y                   N                        0              6.89               86.89       OWNER OCCUPIED                 PUD
     181.63           10        FIXED               Y                   N                        0              9.63               84.63       OWNER OCCUPIED                 SINGLE FAMILY
      164.6           12        FIXED               Y                   N                        0                10                  90       INVESTOR                       CONDO
     414.19           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     267.44            9        FIXED               N                   N                        0             14.31               99.65       OWNER OCCUPIED                 SINGLE FAMILY
     591.62           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     241.04           11        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 PUD
     646.16           10        FIXED               N                   Y                       60             18.37               79.59       INVESTOR                       SINGLE FAMILY
     402.15           11        FIXED               N                   N                        0             13.75               79.73       OWNER OCCUPIED                 SINGLE FAMILY
      280.1           11        FIXED               N                   N                        0             15.24               79.96       OWNER OCCUPIED                 SINGLE FAMILY
     355.86           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     572.86           11        FIXED               N                   N                        0             29.03               79.85       OWNER OCCUPIED                 SINGLE FAMILY
     225.28           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     298.45           10        FIXED               N                   N                        0             22.31                  95       OWNER OCCUPIED                 SINGLE FAMILY
     421.89           11        FIXED               Y                   N                        0             33.33               99.71       OWNER OCCUPIED                 SINGLE FAMILY
     324.43           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     136.79           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     783.49           10        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     231.55            9        FIXED               Y                   N                        0                10                  95       OWNER OCCUPIED                 SINGLE FAMILY
     464.79           12        FIXED               Y                   N                        0              16.3                  95       OWNER OCCUPIED                 SINGLE FAMILY
     124.77           13        FIXED               Y                   N                        0              4.44               78.89       INVESTOR                       SINGLE FAMILY
     199.08           12        FIXED               Y                   N                        0                10                  85       OWNER OCCUPIED                 SINGLE FAMILY
      371.9           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     285.96           12        FIXED               Y                   N                        0                10                  80       OWNER OCCUPIED                 SINGLE FAMILY
     896.44           13        FIXED               Y                   N                        0                20                  80       INVESTOR                       2-4 FAMILY
     124.46           13        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     773.65           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     298.91           12        FIXED               Y                   N                        0             10.11                  90       OWNER OCCUPIED                 SINGLE FAMILY
     234.67           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     491.82           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     438.84           13        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     908.51           12        FIXED               Y                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     381.38           13        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     349.38           12        FIXED               Y                   N                        0                15                  90       INVESTOR                       2-4 FAMILY
     243.23           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     257.09           12        FIXED               Y                   N                        0                25                  90       INVESTOR                       2-4 FAMILY
     141.61           13        FIXED               Y                   N                        0                15                  95       SECOND HOME                    CONDO
      188.1           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     165.85           12        FIXED               Y                   N                        0              9.96               89.96       OWNER OCCUPIED                 SINGLE FAMILY
      351.8           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     734.03           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     158.17           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     170.19           12        FIXED               Y                   N                        0             14.18               94.18       OWNER OCCUPIED                 SINGLE FAMILY
     113.79           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      319.4           12        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     252.83           12        FIXED               Y                   N                        0             19.51               78.05       OWNER OCCUPIED                 SINGLE FAMILY
     264.84           11        FIXED               N                   N                        0             12.14               79.07       OWNER OCCUPIED                 SINGLE FAMILY
     242.71           10        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     224.03           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     439.39           11        FIXED               N                   N                        0             10.54               92.03       OWNER OCCUPIED                 PUD
     405.47           11        FIXED               N                   N                        0             11.49               53.75       OWNER OCCUPIED                 SINGLE FAMILY
     529.76           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     364.94           11        FIXED               Y                   N                        0             14.99               94.99       OWNER OCCUPIED                 PUD
     407.22           11        FIXED               N                   N                        0             22.28               60.51       OWNER OCCUPIED                 SINGLE FAMILY
     473.07           11        FIXED               N                   N                        0             14.29               66.53       OWNER OCCUPIED                 SINGLE FAMILY
     609.65           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     512.57           12        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     241.07           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      245.7           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     230.96           10        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     594.57           11        FIXED               N                   N                        0                15                  90       INVESTOR                       2-4 FAMILY
    1408.09           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     180.43           10        FIXED               N                   N                        0             19.09               95.45       INVESTOR                       SINGLE FAMILY
     362.87           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1054.97           10        FIXED               N                   Y                       60             23.08               71.25       SECOND HOME                    PUD
     394.23           11        FIXED               N                   N                        0             17.54               79.42       OWNER OCCUPIED                 PUD
    1881.18           12        FIXED               N                   N                        0             52.53               99.93       OWNER OCCUPIED                 PUD
     463.85           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 2-4 FAMILY
     139.56           10        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     691.89           11        FIXED               Y                   N                        0                37                  95       OWNER OCCUPIED                 SINGLE FAMILY
     1252.9           12        FIXED               N                   N                        0                51               98.39       OWNER OCCUPIED                 SINGLE FAMILY
      76.89           10        FIXED               Y                   N                        0              2.67               82.67       OWNER OCCUPIED                 2-4 FAMILY
     110.48           10        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     416.83           10        FIXED               Y                   N                        0             17.56               82.64       INVESTOR                       SINGLE FAMILY
    1069.15           10        FIXED               N                   Y                       60             26.24                 100       OWNER OCCUPIED                 SINGLE FAMILY
     274.74           10        FIXED               N                   N                        0                20               99.88       OWNER OCCUPIED                 SINGLE FAMILY
     682.67           11        FIXED               N                   N                        0             28.63               91.87       OWNER OCCUPIED                 SINGLE FAMILY
     827.42           11        FIXED               N                   N                        0             43.44               99.79       OWNER OCCUPIED                 SINGLE FAMILY
     707.79           11        FIXED               Y                   N                        0             35.69                 100       OWNER OCCUPIED                 SINGLE FAMILY
     474.05           11        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     205.45           11        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     350.74           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     480.23           11        FIXED               Y                   N                        0             13.93               89.99       OWNER OCCUPIED                 CONDO
     381.12            9        FIXED               N                   N                        0             14.47               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     244.49            9        FIXED               N                   N                        0             14.46               99.92       OWNER OCCUPIED                 SINGLE FAMILY
     395.32           10        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     379.67            9        FIXED               Y                   N                        0             23.55               87.95       OWNER OCCUPIED                 SINGLE FAMILY
     467.43            9        FIXED               Y                   N                        0             17.62               87.29       OWNER OCCUPIED                 SINGLE FAMILY
      329.9           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     120.56           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     238.28           11        FIXED               Y                   N                        0                 5                  85       OWNER OCCUPIED                 2-4 FAMILY
     923.46           11        FIXED               Y                   N                        0             23.61               99.98       OWNER OCCUPIED                 PUD
      179.1           11        FIXED               Y                   N                        0             15.06                  90       INVESTOR                       SINGLE FAMILY
     311.66           11        FIXED               N                   N                        0             17.23                92.5       OWNER OCCUPIED                 SINGLE FAMILY
     161.83           10        FIXED               N                   Y                       60              3.09               83.09       INVESTOR                       SINGLE FAMILY
     198.99           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     210.92           10        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     288.02           10        FIXED               N                   Y                       60                10               89.96       OWNER OCCUPIED                 SINGLE FAMILY
     282.91           10        FIXED               N                   Y                       60                20                 100       INVESTOR                       PUD
     711.41           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     590.62           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      98.08           10        FIXED               Y                   N                        0              13.7                  90       INVESTOR                       SINGLE FAMILY
      94.91           10        FIXED               Y                   N                        0              5.12               85.12       OWNER OCCUPIED                 SINGLE FAMILY
     209.14           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     875.08           11        FIXED               Y                   N                        0              38.2               94.38       OWNER OCCUPIED                 SINGLE FAMILY
     180.64           10        FIXED               Y                   N                        0              9.99               89.96       INVESTOR                       PUD
     392.42           11        FIXED               N                   N                        0             23.53               79.95       OWNER OCCUPIED                 SINGLE FAMILY
     580.06           10        FIXED               Y                   N                        0             22.81               83.44       INVESTOR                       2-4 FAMILY
     281.27           10        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
      282.8           10        FIXED               N                   Y                       60                20                 100       INVESTOR                       CONDO
        250           10        FIXED               N                   Y                       60                20                 100       INVESTOR                       SINGLE FAMILY
     407.29           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 PUD
        210           10        FIXED               N                   Y                       60                20                 100       INVESTOR                       SINGLE FAMILY
     379.65           10        FIXED               N                   N                        0             24.52               99.79       OWNER OCCUPIED                 CONDO
     315.66           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     539.36           10        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     853.57           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     380.67           10        FIXED               Y                   N                        0             11.54               38.25       OWNER OCCUPIED                 SINGLE FAMILY
     215.77           10        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     542.19           12        FIXED               N                   N                        0             20.25               99.91       OWNER OCCUPIED                 SINGLE FAMILY
     691.03           12        FIXED               N                   N                        0             13.33               84.44       OWNER OCCUPIED                 SINGLE FAMILY
     799.52           12        FIXED               Y                   N                        0             21.75               89.98       OWNER OCCUPIED                 SINGLE FAMILY
      300.1           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     164.41           10        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     461.61           10        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 PUD
     512.71           10        FIXED               N                   Y                       60             14.94               94.94       INVESTOR                       2-4 FAMILY
     410.92           10        FIXED               N                   Y                       60                15                  95       INVESTOR                       CONDO
     298.79           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      236.1           10        FIXED               N                   Y                       60                20                 100       INVESTOR                       SINGLE FAMILY
     522.23           10        FIXED               N                   Y                       60                25                  95       OWNER OCCUPIED                 PUD
      533.9           10        FIXED               Y                   N                        0             19.87               99.87       OWNER OCCUPIED                 SINGLE FAMILY
     369.38           10        FIXED               Y                   N                        0                20                  90       INVESTOR                       PUD
     284.62           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
    1093.75           10        FIXED               N                   Y                       60             20.69               89.66       OWNER OCCUPIED                 PUD
     229.13           10        FIXED               N                   N                        0             27.28               85.41       OWNER OCCUPIED                 SINGLE FAMILY
     238.65           10        FIXED               N                   Y                       60                20                  90       INVESTOR                       SINGLE FAMILY
     311.12           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     811.12           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     308.58           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     470.81           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     362.29           10        FIXED               N                   Y                       60                10               89.15       OWNER OCCUPIED                 SINGLE FAMILY
      74.83           10        FIXED               N                   Y                       60              6.06                  80       INVESTOR                       SINGLE FAMILY
     249.01           10        FIXED               N                   Y                       60                15               94.99       INVESTOR                       CONDO
    1315.25           10        FIXED               Y                   N                        0             18.47               98.47       OWNER OCCUPIED                 PUD
     170.46           10        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
        150           10        FIXED               N                   Y                       60              6.25               86.25       OWNER OCCUPIED                 SINGLE FAMILY
      95.23           10        FIXED               Y                   N                        0              12.5                  90       INVESTOR                       SINGLE FAMILY
      289.6           10        FIXED               Y                   N                        0             50.77                87.6       INVESTOR                       SINGLE FAMILY
     544.91           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
      666.5           10        FIXED               Y                   N                        0             14.51                89.7       OWNER OCCUPIED                 SINGLE FAMILY
     496.42           11        FIXED               Y                   N                        0             10.99               98.95       OWNER OCCUPIED                 PUD
     227.01           12        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     367.59           12        FIXED               N                   N                        0             14.99               94.99       OWNER OCCUPIED                 PUD
     178.57           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     193.24           11        FIXED               Y                   N                        0             15.04               94.72       OWNER OCCUPIED                 PUD
     138.52           12        FIXED               Y                   N                        0              8.51               88.51       OWNER OCCUPIED                 SINGLE FAMILY
     363.32           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     242.13           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     302.05           12        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     256.34           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     311.98           12        FIXED               Y                   N                        0                20               99.71       OWNER OCCUPIED                 PUD
     340.41           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     205.19           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     246.75           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     138.66           11        FIXED               Y                   N                        0             15.04                  95       OWNER OCCUPIED                 SINGLE FAMILY
     193.76           12        FIXED               Y                   N                        0             10.89               97.99       OWNER OCCUPIED                 PUD
     272.99           12        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     301.76           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     210.76           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     125.56           12        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     174.68           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      194.8           11        FIXED               N                   N                        0             10.46               90.46       OWNER OCCUPIED                 SINGLE FAMILY
     645.38           11        FIXED               Y                   N                        0             14.02               73.68       OWNER OCCUPIED                 SINGLE FAMILY
     176.89           11        FIXED               Y                   N                        0             11.45               91.45       OWNER OCCUPIED                 PUD
      204.8           12        FIXED               Y                   N                        0             14.03               91.84       OWNER OCCUPIED                 PUD
     169.42           12        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     320.16           11        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     412.17           12        FIXED               N                   N                        0                15                  90       INVESTOR                       PUD
     385.45           12        FIXED               N                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     143.37           11        FIXED               Y                   N                        0             14.97               94.97       OWNER OCCUPIED                 SINGLE FAMILY
      322.7           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     203.61           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     385.65           12        FIXED               N                   N                        0             12.79               92.79       OWNER OCCUPIED                 SINGLE FAMILY
     227.15           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     274.41           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     599.97           11        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
     684.08           11        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     238.34           11        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     198.08           12        FIXED               Y                   N                        0             14.97               94.95       OWNER OCCUPIED                 PUD
     183.19           12        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     332.09           11        FIXED               Y                   N                        0                15                  85       OWNER OCCUPIED                 PUD
     366.48           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     544.99           12        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     236.14           12        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     172.71           12        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     619.51           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     783.57           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     224.58           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     200.88           12        FIXED               N                   N                        0              7.62               87.62       OWNER OCCUPIED                 SINGLE FAMILY
     159.65           12        FIXED               Y                   N                        0             17.39                  95       SECOND HOME                    PUD
     492.16           12        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      141.9           12        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
      161.5           11        FIXED               N                   N                        0                10                  90       SECOND HOME                    SINGLE FAMILY
     715.27           11        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
     718.49           12        FIXED               Y                   N                        0             17.39               79.91       SECOND HOME                    SINGLE FAMILY
     183.51           11        FIXED               N                   N                        0              9.96                89.6       INVESTOR                       PUD
     266.45           12        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     447.89           12        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     158.16           12        FIXED               N                   N                        0              9.43               89.43       OWNER OCCUPIED                 SINGLE FAMILY
      753.3           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1089.05           11        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     512.24           10        FIXED               N                   Y                       60             19.99               99.97       OWNER OCCUPIED                 PUD
     461.37           10        FIXED               Y                   N                        0                20                 100       SECOND HOME                    CONDO
     292.91           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     334.48           10        FIXED               Y                   N                        0                 6                  86       OWNER OCCUPIED                 SINGLE FAMILY
     324.35           10        FIXED               Y                   N                        0                10                  90       INVESTOR                       CONDO
     203.97           10        FIXED               Y                   N                        0                10               88.61       OWNER OCCUPIED                 SINGLE FAMILY
     193.86           10        FIXED               Y                   N                        0              6.88                97.3       OWNER OCCUPIED                 SINGLE FAMILY
        390           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     710.69           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     190.37           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     460.96           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     168.47           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     227.65           16        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     224.52           10        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     429.43           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 CONDO
     698.99           10        FIXED               Y                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     404.61           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     712.42           10        FIXED               N                   N                        0             17.73               73.21       OWNER OCCUPIED                 SINGLE FAMILY
     486.33           10        FIXED               N                   Y                       60                15                  95       SECOND HOME                    SINGLE FAMILY
     707.71           10        FIXED               N                   Y                       60             18.11               87.37       OWNER OCCUPIED                 SINGLE FAMILY
     153.13           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     265.05           10        FIXED               Y                   N                        0               8.1                88.1       OWNER OCCUPIED                 PUD
     303.51           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      223.5           10        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     948.45           10        FIXED               N                   N                        0             57.14               72.39       INVESTOR                       SINGLE FAMILY
     409.76           10        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     486.87           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 CONDO
     615.07           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     244.09           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      192.9           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     432.29           10        FIXED               N                   Y                       60             11.24               89.89       OWNER OCCUPIED                 SINGLE FAMILY
      382.5           10        FIXED               N                   Y                       60                20                  90       INVESTOR                       SINGLE FAMILY
     122.71           10        FIXED               N                   Y                       60              4.63               79.57       OWNER OCCUPIED                 CONDO
     179.22            9        FIXED               Y                   N                        0             13.79               72.41       INVESTOR                       SINGLE FAMILY
     245.59           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    1073.08           10        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     545.53           10        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 PUD
     411.81           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     358.81           10        FIXED               Y                   N                        0             22.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     374.45           11        FIXED               Y                   N                        0             10.56               87.78       OWNER OCCUPIED                 SINGLE FAMILY
     572.53           10        FIXED               N                   Y                       60             25.01                 100       OWNER OCCUPIED                 PUD
     906.54           10        FIXED               Y                   N                        0             29.33               67.85       OWNER OCCUPIED                 SINGLE FAMILY
     622.71            9        FIXED               N                   Y                       60             10.48                  80       OWNER OCCUPIED                 PUD
     269.32           10        FIXED               N                   Y                       60                15                  95       INVESTOR                       2-4 FAMILY
     206.21           10        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     314.93           10        FIXED               Y                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     292.55            9        FIXED               N                   Y                       60              8.79               88.64       OWNER OCCUPIED                 SINGLE FAMILY
     410.16            9        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     691.28           10        FIXED               N                   Y                       60              9.95               89.58       OWNER OCCUPIED                 PUD
    1754.06            9        FIXED               N                   Y                       60             17.27                  90       OWNER OCCUPIED                 SINGLE FAMILY
    1460.58           10        FIXED               N                   N                        0              9.09                59.8       OWNER OCCUPIED                 SINGLE FAMILY
      587.5           10        FIXED               N                   Y                       60                15                  95       INVESTOR                       SINGLE FAMILY
     725.63           10        FIXED               N                   Y                       60                18                  90       OWNER OCCUPIED                 PUD
     537.71            9        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     579.97            9        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     266.54            9        FIXED               Y                   N                        0             23.19               94.77       OWNER OCCUPIED                 SINGLE FAMILY
     776.33           10        FIXED               N                   Y                       60                15                  95       INVESTOR                       SINGLE FAMILY
        135           10        FIXED               N                   Y                       60               6.9                84.9       OWNER OCCUPIED                 SINGLE FAMILY
      308.8            9        FIXED               N                   Y                       60                10                  80       INVESTOR                       PUD
     310.81           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     225.94           16        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      99.77           11        FIXED               Y                   N                        0             14.96               94.93       SECOND HOME                    CONDO
     202.75           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     396.61           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     184.19           12        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     486.18           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     162.16           11        FIXED               N                   N                        0             12.99               88.83       OWNER OCCUPIED                 SINGLE FAMILY
     128.41           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     120.23           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     187.57           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     124.33           10        FIXED               Y                   N                        0              9.23               85.13       OWNER OCCUPIED                 SINGLE FAMILY
     175.05           12        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     310.38           13        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
      620.8           10        FIXED               Y                   N                        0              12.6                77.6       INVESTOR                       2-4 FAMILY
      192.3           12        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 CONDO
     901.82           10        FIXED               Y                   N                        0                30                  90       OWNER OCCUPIED                 PUD
     551.38           10        FIXED               N                   N                        0             31.25               69.96       OWNER OCCUPIED                 SINGLE FAMILY
     453.15            9        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     274.81            9        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     234.06           10        FIXED               N                   Y                       60                15                  95       INVESTOR                       PUD
     690.22           10        FIXED               Y                   N                        0              20.7               82.76       OWNER OCCUPIED                 SINGLE FAMILY
     271.48            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     179.08           10        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     357.88           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     330.19           10        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 PUD
     483.71           10        FIXED               N                   N                        0              6.04               44.71       OWNER OCCUPIED                 SINGLE FAMILY
      404.3            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      522.5            9        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     225.29            9        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     755.31            9        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     432.99            9        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     911.36            9        FIXED               Y                   N                        0             11.26               80.84       OWNER OCCUPIED                 SINGLE FAMILY
     164.74            9        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     150.61            9        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
      216.4           10        FIXED               Y                   N                        0                 5               84.21       OWNER OCCUPIED                 SINGLE FAMILY
      99.79            9        FIXED               Y                   N                        0             13.16                  90       INVESTOR                       SINGLE FAMILY
     711.08           11        FIXED               N                   N                        0             57.25               57.25       OWNER OCCUPIED                 SINGLE FAMILY
     320.25            9        FIXED               N                   Y                       60             13.56               93.56       OWNER OCCUPIED                 SINGLE FAMILY
      254.4            7        FIXED               Y                   N                        0                21                  95       INVESTOR                       2-4 FAMILY
     223.28            8        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     397.22            8        FIXED               Y                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     400.78            8        FIXED               Y                   N                        0             15.19                  90       OWNER OCCUPIED                 SINGLE FAMILY
     318.11            8        FIXED               Y                   N                        0             33.33                  95       INVESTOR                       SINGLE FAMILY
     553.94            8        FIXED               N                   N                        0             30.91               82.22       OWNER OCCUPIED                 SINGLE FAMILY
     488.85            8        FIXED               N                   N                        0             31.18               77.82       OWNER OCCUPIED                 SINGLE FAMILY
    2024.44            8        FIXED               Y                   N                        0             23.11               58.67       OWNER OCCUPIED                 SINGLE FAMILY
        254            8        FIXED               N                   N                        0              16.4               99.99       OWNER OCCUPIED                 SINGLE FAMILY
      613.2            8        FIXED               N                   N                        0             19.93                 100       OWNER OCCUPIED                 PUD
     369.39            8        FIXED               N                   N                        0             23.86               99.71       OWNER OCCUPIED                 CONDO
     568.12            8        FIXED               N                   N                        0                40               84.07       OWNER OCCUPIED                 SINGLE FAMILY
    1158.27            9        FIXED               N                   N                        0             44.02               71.34       OWNER OCCUPIED                 SINGLE FAMILY
     365.41            7        FIXED               Y                   N                        0             13.31                 100       OWNER OCCUPIED                 PUD
     434.23            7        FIXED               Y                   N                        0                10                  90       SECOND HOME                    CONDO
     575.25           10        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 CONDO
    1125.28            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     257.17            6        FIXED               Y                   N                        0             14.48               94.55       OWNER OCCUPIED                 SINGLE FAMILY
     873.27           11        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     205.32            7        FIXED               N                   N                        0              9.74               81.62       OWNER OCCUPIED                 SINGLE FAMILY
     978.96            7        FIXED               N                   N                        0              26.3                94.9       OWNER OCCUPIED                 SINGLE FAMILY
     216.22            7        FIXED               N                   N                        0              15.7               70.36       OWNER OCCUPIED                 SINGLE FAMILY
     290.42            7        FIXED               N                   N                        0             16.94               70.05       OWNER OCCUPIED                 SINGLE FAMILY
     670.71            7        FIXED               N                   N                        0             25.64               99.52       OWNER OCCUPIED                 SINGLE FAMILY
     497.75            7        FIXED               Y                   N                        0             26.32               93.68       OWNER OCCUPIED                 SINGLE FAMILY
     1904.5            7        FIXED               Y                   N                        0             27.59               83.05       SECOND HOME                    SINGLE FAMILY
     603.41            7        FIXED               Y                   N                        0             13.23               65.19       OWNER OCCUPIED                 SINGLE FAMILY
     202.78            7        FIXED               Y                   N                        0              9.55                 100       OWNER OCCUPIED                 SINGLE FAMILY
     340.09            8        FIXED               Y                   N                        0             14.02               88.79       OWNER OCCUPIED                 CONDO
     432.16            7        FIXED               N                   N                        0             32.42                  95       INVESTOR                       2-4 FAMILY
      479.6            7        FIXED               N                   Y                       60             14.42               94.42       OWNER OCCUPIED                 PUD
     133.05            9        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
    3218.49            7        FIXED               Y                   N                        0                 8                  68       OWNER OCCUPIED                 SINGLE FAMILY
    2613.59            7        FIXED               Y                   N                        0             20.11               77.26       OWNER OCCUPIED                 SINGLE FAMILY
     874.14           11        FIXED               Y                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
     290.15           10        FIXED               Y                   N                        0                15                  30       OWNER OCCUPIED                 SINGLE FAMILY
     515.49           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     261.85           11        FIXED               Y                   N                        0                15                  90       INVESTOR                       PUD
     364.84           10        FIXED               Y                   N                        0                16                  85       OWNER OCCUPIED                 SINGLE FAMILY
     411.34           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     215.93            9        FIXED               Y                   N                        0                15                  90       SECOND HOME                    CONDO
     322.86           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     274.32           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     193.11           10        FIXED               Y                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
      582.9            8        FIXED               N                   N                        0             16.05               84.19       OWNER OCCUPIED                 SINGLE FAMILY
     544.22            9        FIXED               N                   N                        0                12                  92       OWNER OCCUPIED                 SINGLE FAMILY
     316.97           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     271.06            7        FIXED               Y                   N                        0             12.61               84.87       OWNER OCCUPIED                 SINGLE FAMILY
     358.16            9        FIXED               N                   N                        0             21.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     502.42            9        FIXED               Y                   N                        0                25                  95       OWNER OCCUPIED                 CONDO
     303.34            9        FIXED               Y                   N                        0              9.99               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     480.76            8        FIXED               Y                   N                        0             15.56               76.41       OWNER OCCUPIED                 SINGLE FAMILY
     168.33            9        FIXED               Y                   N                        0              9.97               89.97       OWNER OCCUPIED                 PUD
    1032.68            9        FIXED               Y                   N                        0             33.16               93.16       OWNER OCCUPIED                 SINGLE FAMILY
      297.5            9        FIXED               Y                   N                        0              7.69               86.34       OWNER OCCUPIED                 SINGLE FAMILY
     184.18            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     327.56            9        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     680.12            9        FIXED               Y                   N                        0             19.67               98.39       OWNER OCCUPIED                 PUD
     559.45            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     853.37            9        FIXED               Y                   N                        0             19.99               99.98       OWNER OCCUPIED                 SINGLE FAMILY
      193.6            9        FIXED               Y                   N                        0             19.94               99.93       OWNER OCCUPIED                 SINGLE FAMILY
     751.27            9        FIXED               Y                   N                        0              20.2                99.9       OWNER OCCUPIED                 PUD
     369.98            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     505.38            9        FIXED               N                   N                        0             14.99               94.99       OWNER OCCUPIED                 PUD
     401.88            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     303.72            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     240.32            8        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
      96.13            8        FIXED               Y                   N                        0                 5                  85       OWNER OCCUPIED                 SINGLE FAMILY
     447.49           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      169.4            8        FIXED               N                   Y                       60                 5                  80       INVESTOR                       SINGLE FAMILY
     407.87            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     385.22            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     417.69           13        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     314.56            9        FIXED               N                   Y                       60                10                  90       SECOND HOME                    PUD
     225.04            8        FIXED               N                   N                        0              9.29               89.29       OWNER OCCUPIED                 SINGLE FAMILY
     205.68            9        FIXED               N                   Y                       60                10                  90       SECOND HOME                    SINGLE FAMILY
     549.02           10        FIXED               N                   N                        0             63.98               63.98       OWNER OCCUPIED                 SINGLE FAMILY
     218.53            9        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     263.03            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     319.59            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     643.26           23        FIXED               N                   N                        0             28.68               80.03       OWNER OCCUPIED                 SINGLE FAMILY
     360.37           22        FIXED               N                   N                        0               9.3                 9.3       OWNER OCCUPIED                 SINGLE FAMILY
     542.06            8        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     219.21            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1066.97            9        FIXED               N                   N                        0                20                  20       INVESTOR                       CONDO
      383.4            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     188.24            8        FIXED               N                   Y                       60                10                  90       INVESTOR                       2-4 FAMILY
    1025.14            8        FIXED               N                   N                        0             33.33               94.16       OWNER OCCUPIED                 SINGLE FAMILY
     284.71           11        FIXED               Y                   N                        0                25                  90       OWNER OCCUPIED                 SINGLE FAMILY
     404.05            9        FIXED               Y                   N                        0             19.53               92.77       OWNER OCCUPIED                 SINGLE FAMILY
      658.1            9        FIXED               Y                   N                        0             24.91               94.88       OWNER OCCUPIED                 PUD
     594.17            9        FIXED               Y                   N                        0                20                  90       INVESTOR                       2-4 FAMILY
     655.61            8        FIXED               Y                   N                        0                25                  90       OWNER OCCUPIED                 PUD
     113.99            9        FIXED               Y                   N                        0              8.87               91.15       OWNER OCCUPIED                 SINGLE FAMILY
     614.87            9        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 PUD
     438.07            8        FIXED               Y                   N                        0             24.88               89.88       INVESTOR                       SINGLE FAMILY
     285.08            8        FIXED               Y                   N                        0             24.76               89.14       INVESTOR                       SINGLE FAMILY
      473.1            8        FIXED               N                   N                        0             20.31               85.42       OWNER OCCUPIED                 2-4 FAMILY
     330.46            8        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     181.51            9        FIXED               N                   N                        0             19.98               84.92       INVESTOR                       CONDO
    1724.54            8        FIXED               N                   N                        0                20                  85       INVESTOR                       SINGLE FAMILY
     403.26            8        FIXED               N                   N                        0                12                  82       OWNER OCCUPIED                 2-4 FAMILY
     234.45            8        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     195.27            8        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     678.73            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     296.85            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     294.23            8        FIXED               N                   N                        0              9.49               85.44       OWNER OCCUPIED                 SINGLE FAMILY
     512.95            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     531.21            7        FIXED               Y                   N                        0             19.97               99.97       OWNER OCCUPIED                 PUD
     839.03            7        FIXED               Y                   N                        0             18.87               73.77       OWNER OCCUPIED                 SINGLE FAMILY
     601.86            8        FIXED               N                   N                        0             33.29               97.11       OWNER OCCUPIED                 SINGLE FAMILY
    2900.28           10        FIXED               Y                   N                        0             20.51               71.79       OWNER OCCUPIED                 SINGLE FAMILY
    1713.08            7        FIXED               Y                   N                        0             21.78                 100       OWNER OCCUPIED                 SINGLE FAMILY
     712.31            7        FIXED               Y                   N                        0             22.54               89.94       OWNER OCCUPIED                 SINGLE FAMILY
      87.42            7        FIXED               N                   Y                       60               1.2                  75       INVESTOR                       2-4 FAMILY
     190.78            9        FIXED               Y                   N                        0                15                  95       SECOND HOME                    CONDO
     215.35            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     564.43            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        306            8        FIXED               Y                   N                        0                20               97.78       OWNER OCCUPIED                 SINGLE FAMILY
     282.66            7        FIXED               Y                   N                        0                15               94.99       OWNER OCCUPIED                 PUD
     587.84            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     222.73            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1198.32            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      544.7            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     285.76            9        FIXED               Y                   N                        0                15                  90       INVESTOR                       CONDO
     443.93            7        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     148.46            7        FIXED               Y                   N                        0              7.76               87.76       OWNER OCCUPIED                 PUD
     415.88            9        FIXED               N                   N                        0             13.82               84.14       OWNER OCCUPIED                 SINGLE FAMILY
     166.45            9        FIXED               N                   Y                       60              5.49               82.64       OWNER OCCUPIED                 SINGLE FAMILY
     281.99            9        FIXED               Y                   N                        0             20.05               97.81       OWNER OCCUPIED                 PUD
      409.5           10        FIXED               N                   Y                       60             18.61               87.44       OWNER OCCUPIED                 PUD
     504.23            9        FIXED               N                   N                        0             18.27               88.77       OWNER OCCUPIED                 PUD
     180.59            9        FIXED               N                   N                        0             13.55               79.75       OWNER OCCUPIED                 SINGLE FAMILY
      246.8            9        FIXED               Y                   N                        0               6.3               69.73       OWNER OCCUPIED                 PUD
    2361.06            9        FIXED               N                   N                        0             17.02               78.88       OWNER OCCUPIED                 PUD
     656.77            9        FIXED               N                   N                        0             11.43                  71       OWNER OCCUPIED                 SINGLE FAMILY
     684.42            9        FIXED               N                   N                        0             12.75                80.6       OWNER OCCUPIED                 PUD
     217.74            9        FIXED               N                   N                        0             13.81                  80       OWNER OCCUPIED                 SINGLE FAMILY
     746.85            9        FIXED               N                   N                        0             23.89                  80       OWNER OCCUPIED                 SINGLE FAMILY
     477.84            9        FIXED               N                   N                        0              12.5               79.23       OWNER OCCUPIED                 PUD
     345.83            9        FIXED               N                   N                        0             21.55               91.02       OWNER OCCUPIED                 SINGLE FAMILY
    1220.16            9        FIXED               N                   N                        0              21.9               69.03       OWNER OCCUPIED                 SINGLE FAMILY
     836.64            9        FIXED               N                   N                        0             40.82               81.83       OWNER OCCUPIED                 SINGLE FAMILY
     829.66            8        FIXED               N                   N                        0             21.74               77.57       OWNER OCCUPIED                 SINGLE FAMILY
     607.67            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     196.95            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     304.08            7        FIXED               Y                   N                        0              7.59               93.57       OWNER OCCUPIED                 SINGLE FAMILY
     644.47            7        FIXED               N                   N                        0             21.78               86.06       OWNER OCCUPIED                 SINGLE FAMILY
    1053.78            7        FIXED               Y                   N                        0             22.44               94.61       OWNER OCCUPIED                 SINGLE FAMILY
     237.37            7        FIXED               N                   N                        0             11.34               89.89       OWNER OCCUPIED                 CONDO
      99.98            9        FIXED               Y                   N                        0              2.94                  90       OWNER OCCUPIED                 PUD
     117.72            9        FIXED               Y                   N                        0              5.09               85.09       OWNER OCCUPIED                 SINGLE FAMILY
     229.89            8        FIXED               N                   Y                       60                10                  90       INVESTOR                       2-4 FAMILY
     147.76            8        FIXED               Y                   N                        0                10                  90       SECOND HOME                    SINGLE FAMILY
     475.77            7        FIXED               Y                   N                        0             10.78               97.06       OWNER OCCUPIED                 PUD
    1171.85            8        FIXED               Y                   N                        0             19.33               86.55       OWNER OCCUPIED                 2-4 FAMILY
    1415.42            7        FIXED               N                   Y                       60                20                  85       OWNER OCCUPIED                 2-4 FAMILY
     145.77            7        FIXED               Y                   N                        0               9.1               52.92       OWNER OCCUPIED                 CONDO
     256.79            9        FIXED               Y                   N                        0             12.65               92.65       OWNER OCCUPIED                 SINGLE FAMILY
      95.89            8        FIXED               N                   N                        0              7.63               86.37       OWNER OCCUPIED                 SINGLE FAMILY
     199.76            9        FIXED               N                   N                        0              9.13               89.13       OWNER OCCUPIED                 SINGLE FAMILY
     343.78            9        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     403.63            8        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     395.09            8        FIXED               N                   N                        0                10                  90       SECOND HOME                    PUD
     699.48            9        FIXED               N                   Y                       60             18.81                  95       OWNER OCCUPIED                 SINGLE FAMILY
     377.05            8        FIXED               N                   N                        0              8.82               88.82       OWNER OCCUPIED                 PUD
      124.8            9        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      189.2            8        FIXED               Y                   N                        0              7.76               87.76       OWNER OCCUPIED                 PUD
       86.3            8        FIXED               N                   N                        0             11.49                  90       OWNER OCCUPIED                 PUD
     149.65            8        FIXED               Y                   N                        0              8.61               88.61       OWNER OCCUPIED                 PUD
     179.59            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
        290            8        FIXED               N                   N                        0             19.71               99.71       OWNER OCCUPIED                 SINGLE FAMILY
     142.98            9        FIXED               N                   N                        0              9.97               89.97       OWNER OCCUPIED                 SINGLE FAMILY
     222.54            8        FIXED               Y                   N                        0              9.28               87.27       OWNER OCCUPIED                 PUD
     197.46            8        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
        320            9        FIXED               N                   Y                       60              7.38               87.38       OWNER OCCUPIED                 SINGLE FAMILY
     204.88            8        FIXED               N                   N                        0               9.4                89.4       OWNER OCCUPIED                 CONDO
      736.6            8        FIXED               N                   N                        0              12.6               79.97       SECOND HOME                    SINGLE FAMILY
    1873.74            7        FIXED               N                   N                        0             41.47               89.83       OWNER OCCUPIED                 SINGLE FAMILY
     339.15            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     748.08            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      376.4            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     172.64            8        FIXED               Y                   N                        0             14.29               98.41       OWNER OCCUPIED                 CONDO
     155.87            7        FIXED               Y                   N                        0             14.91               88.09       INVESTOR                       PUD
     366.14           12        FIXED               Y                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
      144.9           12        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     248.98            9        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     306.92            8        FIXED               Y                   N                        0                30                  95       OWNER OCCUPIED                 CONDO
     670.49            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      728.2            9        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     291.95            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     525.14            9        FIXED               Y                   N                        0             25.05                 100       OWNER OCCUPIED                 CONDO
     475.97            8        FIXED               Y                   N                        0             24.89               94.89       INVESTOR                       SINGLE FAMILY
    1421.67            8        FIXED               Y                   N                        0             20.12               90.56       OWNER OCCUPIED                 SINGLE FAMILY
    1017.23            9        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 PUD
     380.27            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     266.51            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    2464.97            8        FIXED               Y                   N                        0                20                  85       SECOND HOME                    PUD
     217.09            8        FIXED               Y                   N                        0             21.74               82.61       INVESTOR                       SINGLE FAMILY
     461.84            8        FIXED               Y                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
     430.44            9        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 CONDO
     347.34            8        FIXED               Y                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
     373.21            9        FIXED               Y                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     407.23            8        FIXED               Y                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     695.19            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      155.7            8        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     652.96            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     351.03            8        FIXED               Y                   N                        0             10.67               85.67       OWNER OCCUPIED                 SINGLE FAMILY
    2015.68            8        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 2-4 FAMILY
     370.29            9        FIXED               Y                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
     189.45            8        FIXED               Y                   N                        0                15                  90       SECOND HOME                    CONDO
     464.77            8        FIXED               Y                   N                        0              31.5                  90       INVESTOR                       SINGLE FAMILY
    1062.74            8        FIXED               Y                   N                        0                35                 100       OWNER OCCUPIED                 SINGLE FAMILY
     196.68            8        FIXED               Y                   N                        0             14.29               94.29       OWNER OCCUPIED                 PUD
     958.83            8        FIXED               Y                   N                        0             21.15               86.15       OWNER OCCUPIED                 SINGLE FAMILY
     624.38            8        FIXED               Y                   N                        0                20               99.87       OWNER OCCUPIED                 SINGLE FAMILY
     255.77            8        FIXED               Y                   N                        0                15                  90       INVESTOR                       PUD
     969.61            8        FIXED               Y                   N                        0              17.8                  90       OWNER OCCUPIED                 PUD
     691.59            8        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     891.31            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     386.22            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     426.45            8        FIXED               Y                   N                        0             24.65               89.65       OWNER OCCUPIED                 SINGLE FAMILY
    1059.23            8        FIXED               Y                   N                        0                30                  95       OWNER OCCUPIED                 SINGLE FAMILY
     328.91            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1189.16            8        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     641.03            8        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
    1844.34            8        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 PUD
     1383.8            8        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
      69.05            7        FIXED               Y                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
     223.39            8        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 PUD
     343.72            8        FIXED               Y                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
      427.5            8        FIXED               Y                   N                        0                15                  90       OWNER OCCUPIED                 PUD
     464.29            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     589.23            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     839.46            7        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 CONDO
     638.52            7        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     504.36            8        FIXED               Y                   N                        0             29.21               97.35       OWNER OCCUPIED                 SINGLE FAMILY
     259.66            7        FIXED               N                   N                        0              5.38               89.55       OWNER OCCUPIED                 2-4 FAMILY
     520.37            7        FIXED               Y                   N                        0             16.05               81.05       OWNER OCCUPIED                 SINGLE FAMILY
    1094.91            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     229.34            7        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     544.36            7        FIXED               Y                   N                        0             14.12               74.87       INVESTOR                       PUD
     349.82            7        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     239.59            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     328.91            6        FIXED               Y                   N                        0              8.21               84.05       OWNER OCCUPIED                 SINGLE FAMILY
     883.23            6        FIXED               Y                   N                        0             30.96               94.83       INVESTOR                       SINGLE FAMILY
     608.86            7        FIXED               N                   N                        0             18.06               64.73       OWNER OCCUPIED                 SINGLE FAMILY
     332.39            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     145.17            8        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     356.74            8        FIXED               N                   N                        0              5.99               85.99       OWNER OCCUPIED                 SINGLE FAMILY
    1634.49            6        FIXED               Y                   N                        0             12.99               77.92       OWNER OCCUPIED                 CONDO
     236.67            7        FIXED               Y                   N                        0             17.99                  90       SECOND HOME                    SINGLE FAMILY
      767.3            8        FIXED               Y                   N                        0             12.91                92.9       OWNER OCCUPIED                 SINGLE FAMILY
     465.59            6        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 PUD
     341.19            7        FIXED               N                   Y                       60                15               94.99       INVESTOR                       SINGLE FAMILY
     389.91            6        FIXED               N                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     337.81            7        FIXED               N                   N                        0             17.38               79.35       OWNER OCCUPIED                 SINGLE FAMILY
     842.33            7        FIXED               N                   N                        0             16.93               97.24       OWNER OCCUPIED                 PUD
     886.82            6        FIXED               Y                   N                        0             14.81               88.89       OWNER OCCUPIED                 SINGLE FAMILY
     475.78            6        FIXED               Y                   N                        0              8.13               49.62       OWNER OCCUPIED                 PUD
     236.91            7        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     337.29            6        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     673.59            6        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 PUD
     290.81            7        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     170.11            6        FIXED               Y                   N                        0             13.47               88.47       INVESTOR                       SINGLE FAMILY
     256.47            6        FIXED               Y                   N                        0                15                  90       INVESTOR                       PUD
     419.58            6        FIXED               N                   Y                       60             13.19                  90       OWNER OCCUPIED                 SINGLE FAMILY
     437.67            6        FIXED               Y                   N                        0             19.79               98.93       OWNER OCCUPIED                 SINGLE FAMILY
     367.19            6        FIXED               N                   Y                       60                10                  90       SECOND HOME                    SINGLE FAMILY
     659.13            6        FIXED               N                   Y                       60                10                  80       INVESTOR                       PUD
        119            6        FIXED               Y                   N                        0              4.91               73.68       INVESTOR                       SINGLE FAMILY
    1522.35            7        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     123.93            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     136.79            6        FIXED               Y                   N                        0             16.42               96.42       OWNER OCCUPIED                 SINGLE FAMILY
     196.41            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     561.58            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     843.28            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     123.93            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
      192.9            6        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     123.93            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     375.42            6        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     318.99            6        FIXED               N                   Y                       60                20                  90       INVESTOR                       PUD
     136.79            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     415.47            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     705.19            6        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     118.14            7        FIXED               Y                   N                        0                 5                  75       INVESTOR                       SINGLE FAMILY
     183.68            6        FIXED               Y                   N                        0             10.71               86.23       INVESTOR                       2-4 FAMILY
      78.67            6        FIXED               Y                   N                        0               2.5                82.5       OWNER OCCUPIED                 CONDO
     408.56            6        FIXED               N                   Y                       60             26.25                84.9       INVESTOR                       SINGLE FAMILY
     703.14            7        FIXED               N                   N                        0             13.85               94.88       OWNER OCCUPIED                 SINGLE FAMILY
     584.05            7        FIXED               Y                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     120.13            6        FIXED               Y                   N                        0             11.71               91.71       OWNER OCCUPIED                 PUD
     233.05            6        FIXED               N                   Y                       60                15                  95       INVESTOR                       CONDO
     297.01            6        FIXED               Y                   N                        0              7.33               82.33       OWNER OCCUPIED                 2-4 FAMILY
    1657.29            6        FIXED               N                   Y                       60             29.69               85.68       OWNER OCCUPIED                 SINGLE FAMILY
     268.21            6        FIXED               N                   Y                       60                10                  90       INVESTOR                       PUD
     357.74            6        FIXED               Y                   N                        0             11.81                  85       OWNER OCCUPIED                 SINGLE FAMILY
     314.07            7        FIXED               N                   Y                       60                17                  95       INVESTOR                       SINGLE FAMILY
     311.95            6        FIXED               Y                   N                        0              9.84               89.84       OWNER OCCUPIED                 SINGLE FAMILY
      308.6            6        FIXED               Y                   N                        0             14.98               94.98       OWNER OCCUPIED                 PUD
     293.27            7        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     265.07            6        FIXED               N                   Y                       60                10                  90       SECOND HOME                    PUD
     444.17            7        FIXED               N                   Y                       60                20                 100       INVESTOR                       SINGLE FAMILY
     401.46            6        FIXED               N                   Y                       60                20                  90       INVESTOR                       SINGLE FAMILY
      87.68            6        FIXED               Y                   N                        0             10.99               83.68       INVESTOR                       SINGLE FAMILY
     278.72            7        FIXED               Y                   N                        0              7.57               94.66       OWNER OCCUPIED                 SINGLE FAMILY
     251.56            6        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     441.46            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     365.27            6        FIXED               Y                   N                        0              6.88               91.72       OWNER OCCUPIED                 SINGLE FAMILY
     630.75            6        FIXED               Y                   N                        0             27.34               99.13       OWNER OCCUPIED                 PUD
        450            6        FIXED               N                   Y                       60                 5                  75       SECOND HOME                    SINGLE FAMILY
      51.83            6        FIXED               N                   Y                       60              6.63                  75       INVESTOR                       SINGLE FAMILY
     418.44            6        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     247.67            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     217.02            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     125.15            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
      973.4            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     124.69            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     480.68            6        FIXED               N                   N                        0             13.45                  90       OWNER OCCUPIED                 2-4 FAMILY
    1065.45            6        FIXED               N                   N                        0             17.86               54.93       OWNER OCCUPIED                 SINGLE FAMILY
     218.66            6        FIXED               N                   Y                       60                10                  90       INVESTOR                       PUD
     320.03            6        FIXED               N                   Y                       60                22                  90       INVESTOR                       SINGLE FAMILY
     906.83            6        FIXED               N                   N                        0              16.5               94.75       OWNER OCCUPIED                 PUD
     399.02            6        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 CONDO
     181.55            6        FIXED               Y                   N                        0             14.95               94.95       SECOND HOME                    CONDO
        500            6        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     772.43            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     213.83            6        FIXED               N                   Y                       60                15                  95       INVESTOR                       SINGLE FAMILY
     757.34            6        FIXED               Y                   N                        0             17.49               89.99       OWNER OCCUPIED                 SINGLE FAMILY
      292.5            7        FIXED               N                   N                        0             20.01               99.85       OWNER OCCUPIED                 SINGLE FAMILY
     364.91            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     732.46            6        FIXED               N                   N                        0             13.75                89.3       OWNER OCCUPIED                 SINGLE FAMILY
     299.02            6        FIXED               N                   Y                       60             25.01                  95       INVESTOR                       2-4 FAMILY
     236.83            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     543.25            6        FIXED               N                   N                        0                10                  90       SECOND HOME                    PUD
     745.01            6        FIXED               Y                   N                        0             15.13                  95       OWNER OCCUPIED                 CONDO
      87.68            6        FIXED               Y                   N                        0              8.47               87.71       INVESTOR                       PUD
     215.87            6        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 PUD
     465.24            6        FIXED               N                   Y                       60                15                  95       INVESTOR                       SINGLE FAMILY
     375.97            6        FIXED               Y                   N                        0                10                  90       SECOND HOME                    SINGLE FAMILY
      400.6            6        FIXED               N                   Y                       60                20                  90       INVESTOR                       SINGLE FAMILY
     389.38            6        FIXED               N                   Y                       60                20                  90       INVESTOR                       CONDO
     980.16            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     406.22            6        FIXED               Y                   N                        0             25.56               99.73       OWNER OCCUPIED                 SINGLE FAMILY
     266.91            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     118.37            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     414.17            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     382.38            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     898.36            6        FIXED               N                   Y                       60                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     185.71            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     577.81            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     371.23            6        FIXED               N                   Y                       60                20                  90       INVESTOR                       CONDO
     274.11            6        FIXED               Y                   N                        0             13.02               92.19       OWNER OCCUPIED                 SINGLE FAMILY
     645.19            6        FIXED               N                   N                        0             16.69               89.99       OWNER OCCUPIED                 SINGLE FAMILY
      172.5            6        FIXED               N                   Y                       60              9.97               89.97       SECOND HOME                    PUD
    1140.81            6        FIXED               Y                   N                        0             15.33                 100       OWNER OCCUPIED                 SINGLE FAMILY
     493.92            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     603.84            6        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     303.92            6        FIXED               Y                   N                        0                10                  80       INVESTOR                       2-4 FAMILY
      166.6            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1372.54           12        FIXED               Y                   N                        0             14.89                84.7       OWNER OCCUPIED                 CONDO
     298.45            8        FIXED               N                   N                        0             19.84                  90       INVESTOR                       SINGLE FAMILY
     298.45            8        FIXED               N                   N                        0             19.84                  90       INVESTOR                       SINGLE FAMILY
     288.16            7        FIXED               N                   N                        0             19.97                 100       OWNER OCCUPIED                 SINGLE FAMILY
     760.74            7        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     461.88           12        FIXED               Y                   N                        0             17.91               97.96       OWNER OCCUPIED                 SINGLE FAMILY
     229.09            7        FIXED               N                   N                        0             16.38                  90       INVESTOR                       SINGLE FAMILY
     229.09            7        FIXED               N                   N                        0             16.38                  90       INVESTOR                       SINGLE FAMILY
     418.65            6        FIXED               N                   N                        0              9.99                  98       OWNER OCCUPIED                 SINGLE FAMILY
     350.29            8        FIXED               N                   N                        0             19.86                 100       SECOND HOME                    PUD
     462.02            6        FIXED               N                   N                        0             19.96               89.96       INVESTOR                       SINGLE FAMILY
    1926.61           10        FIXED               N                   N                        0             28.06                94.4       OWNER OCCUPIED                 PUD
        410            6        FIXED               N                   Y                      120                20                 100       INVESTOR                       SINGLE FAMILY
     639.83            7        FIXED               N                   N                        0             19.99                 100       SECOND HOME                    CONDO
    1246.92            6        FIXED               N                   N                        0             19.99                 100       OWNER OCCUPIED                 PUD
     856.16           11        FIXED               Y                   N                        0             19.93                 100       OWNER OCCUPIED                 SINGLE FAMILY
     237.67            8        FIXED               N                   N                        0             20.65                93.1       INVESTOR                       SINGLE FAMILY
     229.09            7        FIXED               N                   N                        0             16.38                  90       INVESTOR                       SINGLE FAMILY
     678.38            6        FIXED               N                   N                        0              9.99                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1255.69            7        FIXED               N                   N                        0             19.96                 100       OWNER OCCUPIED                 SINGLE FAMILY
     346.86            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     298.45            8        FIXED               N                   N                        0             19.84                  90       INVESTOR                       SINGLE FAMILY
     252.92            8        FIXED               N                   N                        0             22.03                  90       INVESTOR                       SINGLE FAMILY
     768.43            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 2-4 FAMILY
     976.93            9        FIXED               N                   N                        0              24.6                  90       INVESTOR                       PUD
     841.82            7        FIXED               N                   N                        0             19.98                 100       OWNER OCCUPIED                 PUD
      467.4            7        FIXED               N                   N                        0             19.89                 100       OWNER OCCUPIED                 SINGLE FAMILY
     525.98            5        FIXED               N                   N                        0              9.99                  98       OWNER OCCUPIED                 SINGLE FAMILY
     795.11            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     723.05            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     453.06            5        FIXED               N                   N                        0             19.99                 100       SECOND HOME                    SINGLE FAMILY
    1227.96            5        FIXED               N                   N                        0             19.99                 100       OWNER OCCUPIED                 SINGLE FAMILY
     549.64            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     430.07            7        FIXED               Y                   N                        0             19.97               99.94       INVESTOR                       SINGLE FAMILY
      694.1            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     410.89            5        FIXED               N                   N                        0              9.99                  98       OWNER OCCUPIED                 SINGLE FAMILY
     411.14            8        FIXED               N                   N                        0             16.65               89.72       OWNER OCCUPIED                 SINGLE FAMILY
     358.75            6        FIXED               N                   Y                      120                20                 100       INVESTOR                       SINGLE FAMILY
     417.61            7        FIXED               N                   N                        0              9.99                  98       OWNER OCCUPIED                 SINGLE FAMILY
     371.43            7        FIXED               N                   N                        0             19.99                 100       OWNER OCCUPIED                 SINGLE FAMILY
     731.07            5        FIXED               N                   N                        0              9.99                  98       OWNER OCCUPIED                 PUD
     397.78           16        FIXED               Y                   N                        0             29.96                 100       INVESTOR                       CONDO
    3425.65            8        FIXED               N                   N                        0             14.97               82.71       OWNER OCCUPIED                 SINGLE FAMILY
      575.3            5        FIXED               N                   N                        0                10               97.96       OWNER OCCUPIED                 SINGLE FAMILY
    1520.84           10        FIXED               N                   N                        0             14.93                97.5       OWNER OCCUPIED                 2-4 FAMILY
    1629.69            7        FIXED               N                   Y                      120                20                 100       INVESTOR                       2-4 FAMILY
     941.18            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     487.46            5        FIXED               N                   N                        0              9.98                  98       OWNER OCCUPIED                 SINGLE FAMILY
    2996.16            5        FIXED               N                   N                        0             20.31               96.97       OWNER OCCUPIED                 SINGLE FAMILY
     261.97            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    2431.26            5        FIXED               N                   N                        0             16.89               97.31       OWNER OCCUPIED                 SINGLE FAMILY
     609.33            7        FIXED               N                   N                        0             19.99                 100       INVESTOR                       SINGLE FAMILY
     917.84            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     541.65            7        FIXED               N                   N                        0             19.81                 100       OWNER OCCUPIED                 SINGLE FAMILY
     303.73            6        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     318.72            6        FIXED               N                   N                        0             14.99                  95       INVESTOR                       PUD
     442.17            7        FIXED               N                   N                        0             22.97                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1381.77            5        FIXED               N                   N                        0             19.08               84.08       INVESTOR                       2-4 FAMILY
     356.84            6        FIXED               N                   N                        0              9.99                  90       OWNER OCCUPIED                 CONDO
     618.52           12        FIXED               Y                   N                        0             19.96                 100       INVESTOR                       SINGLE FAMILY
     961.49            4        FIXED               N                   N                        0             19.99                 100       OWNER OCCUPIED                 SINGLE FAMILY
     548.84            8        FIXED               N                   N                        0             13.61               93.64       OWNER OCCUPIED                 PUD
     615.09            7        FIXED               N                   N                        0             19.99                 100       OWNER OCCUPIED                 SINGLE FAMILY
        976           14        FIXED               N                   N                        0             14.92                  95       OWNER OCCUPIED                 SINGLE FAMILY
     298.45            8        FIXED               N                   N                        0             19.84                  90       INVESTOR                       SINGLE FAMILY
    2031.64            6        FIXED               N                   N                        0             19.98               99.99       OWNER OCCUPIED                 PUD
     541.24           10        FIXED               N                   N                        0             19.78                 100       INVESTOR                       CONDO
     388.01           13        FIXED               N                   N                        0              9.96                  98       OWNER OCCUPIED                 SINGLE FAMILY
     986.73            7        FIXED               N                   N                        0             19.97                 100       OWNER OCCUPIED                 SINGLE FAMILY
     429.12            9        FIXED               N                   N                        0             24.96                  90       INVESTOR                       PUD
    1651.44            7        FIXED               N                   N                        0             20.85               79.98       OWNER OCCUPIED                 SINGLE FAMILY
     274.42           12        FIXED               Y                   N                        0             35.59                 100       INVESTOR                       PUD
      666.5            8        FIXED               N                   N                        0              9.98               97.99       OWNER OCCUPIED                 SINGLE FAMILY
      233.6            8        FIXED               N                   N                        0             14.98                  80       INVESTOR                       CONDO
      816.9            8        FIXED               N                   N                        0             14.98               94.93       SECOND HOME                    PUD
     469.62            7        FIXED               N                   N                        0             19.99                 100       INVESTOR                       SINGLE FAMILY
     419.16            8        FIXED               N                   N                        0              9.87               96.79       OWNER OCCUPIED                 SINGLE FAMILY
     968.29           10        FIXED               N                   N                        0              9.97               89.89       INVESTOR                       CONDO
     588.95            8        FIXED               N                   N                        0             14.98                  90       INVESTOR                       CONDO
    1279.79            7        FIXED               N                   N                        0             19.97                 100       OWNER OCCUPIED                 SINGLE FAMILY
     282.38           11        FIXED               N                   N                        0              4.99                  93       OWNER OCCUPIED                 SINGLE FAMILY
     455.83            5        FIXED               N                   N                        0              9.97                  98       OWNER OCCUPIED                 SINGLE FAMILY
     442.17           10        FIXED               N                   N                        0             18.57               90.33       OWNER OCCUPIED                 SINGLE FAMILY
     415.29            9        FIXED               N                   N                        0             19.95                 100       OWNER OCCUPIED                 SINGLE FAMILY
     480.27           11        FIXED               Y                   N                        0             19.96                  90       INVESTOR                       SINGLE FAMILY
    4385.75            4        FIXED               N                   N                        0             10.13               60.76       INVESTOR                       2-4 FAMILY
     640.35            5        FIXED               N                   N                        0             11.31               97.87       OWNER OCCUPIED                 PUD
     320.18            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1898.42           12        FIXED               Y                   N                        0             24.97                 100       INVESTOR                       SINGLE FAMILY
     574.37           10        FIXED               N                   N                        0             19.96                  90       OWNER OCCUPIED                 CONDO
     777.54            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    2543.91            9        FIXED               N                   N                        0             30.89                  90       INVESTOR                       2-4 FAMILY
    1184.08            9        FIXED               N                   N                        0             19.98                 100       OWNER OCCUPIED                 SINGLE FAMILY
    2415.43           10        FIXED               N                   N                        0              20.4                  90       OWNER OCCUPIED                 2-4 FAMILY
     555.39            5        FIXED               N                   N                        0              9.99                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1606.22            5        FIXED               N                   N                        0              27.6                  90       OWNER OCCUPIED                 SINGLE FAMILY
      414.1            5        FIXED               N                   N                        0                10               86.99       INVESTOR                       SINGLE FAMILY
     266.81            5        FIXED               N                   N                        0              5.88               93.88       OWNER OCCUPIED                 SINGLE FAMILY
     696.85            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     702.09            5        FIXED               N                   N                        0              9.99                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1313.79            4        FIXED               N                   N                        0             25.72               89.99       OWNER OCCUPIED                 PUD
     563.48           10        FIXED               N                   N                        0             12.08               87.78       OWNER OCCUPIED                 CONDO
    1334.14            5        FIXED               N                   N                        0             19.99                 100       OWNER OCCUPIED                 PUD
    1758.31            5        FIXED               N                   N                        0             34.96               99.98       OWNER OCCUPIED                 SINGLE FAMILY
    1069.51            9        FIXED               N                   N                        0             19.97                 100       OWNER OCCUPIED                 SINGLE FAMILY
     231.26            9        FIXED               N                   N                        0              9.98                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1141.88            5        FIXED               N                   N                        0              17.4                78.3       OWNER OCCUPIED                 SINGLE FAMILY
     544.91            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 CONDO
     281.77            5        FIXED               N                   N                        0              6.68               94.21       OWNER OCCUPIED                 PUD
     523.95            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    2132.38            5        FIXED               N                   N                        0             19.48                 100       OWNER OCCUPIED                 SINGLE FAMILY
      485.3           10        FIXED               N                   N                        0              9.97                  98       INVESTOR                       SINGLE FAMILY
     371.12            8        FIXED               N                   N                        0             19.98                 100       SECOND HOME                    PUD
     707.33            8        FIXED               N                   N                        0             14.98                  95       OWNER OCCUPIED                 CONDO
     976.46            8        FIXED               N                   N                        0             21.56                  80       INVESTOR                       PUD
    1284.62            8        FIXED               N                   N                        0             14.98                  80       INVESTOR                       2-4 FAMILY
     1558.2            7        FIXED               N                   N                        0             19.98                  85       OWNER OCCUPIED                 SINGLE FAMILY
     426.55           12        FIXED               N                   N                        0             24.92                  95       INVESTOR                       PUD
     410.76            8        FIXED               N                   N                        0             19.99                 100       SECOND HOME                    SINGLE FAMILY
     606.43            8        FIXED               N                   N                        0             19.98                 100       OWNER OCCUPIED                 SINGLE FAMILY
     434.51            7        FIXED               N                   N                        0              14.9                  95       INVESTOR                       SINGLE FAMILY
     380.63            7        FIXED               N                   N                        0             16.64                  75       OWNER OCCUPIED                 SINGLE FAMILY
     493.01            6        FIXED               N                   N                        0             10.63                  90       OWNER OCCUPIED                 SINGLE FAMILY
     487.27            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     229.09            7        FIXED               N                   N                        0             15.81                  95       INVESTOR                       SINGLE FAMILY
      800.4            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     644.46            5        FIXED               N                   N                        0                15                97.5       OWNER OCCUPIED                 SINGLE FAMILY
     974.54            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
     366.07            6        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     646.03            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     254.29            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     418.69            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     689.78            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      365.9            6        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
      358.6            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     533.77            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     574.19            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
    3353.77            5        FIXED               N                   N                        0              24.4                  95       OWNER OCCUPIED                 SINGLE FAMILY
     709.21            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     802.32            5        FIXED               N                   N                        0              9.29               97.29       OWNER OCCUPIED                 SINGLE FAMILY
     617.17            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
     673.24            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     723.05            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     364.79            5        FIXED               N                   N                        0              9.91               89.91       INVESTOR                       SINGLE FAMILY
     467.67            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     350.73            5        FIXED               N                   N                        0              5.48               93.48       OWNER OCCUPIED                 SINGLE FAMILY
     544.91            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     423.03            4        FIXED               N                   N                        0             11.11               76.12       OWNER OCCUPIED                 SINGLE FAMILY
     329.88            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     694.82            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     458.98            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
    1168.32            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     662.15            5        FIXED               N                   N                        0              11.3               97.87       OWNER OCCUPIED                 CONDO
     437.16            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     327.89            6        FIXED               N                   N                        0                10                  85       INVESTOR                       SINGLE FAMILY
     394.18            5        FIXED               N                   N                        0              5.69               85.09       INVESTOR                       CONDO
    1601.64            4        FIXED               N                   N                        0             21.51                  90       OWNER OCCUPIED                 SINGLE FAMILY
     247.41            5        FIXED               N                   N                        0              2.72               89.11       OWNER OCCUPIED                 SINGLE FAMILY
     769.43            6        FIXED               N                   N                        0                15                  80       OWNER OCCUPIED                 SINGLE FAMILY
     522.89            5        FIXED               N                   N                        0                 7                  95       OWNER OCCUPIED                 PUD
     483.07            6        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     459.85            5        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     675.79            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     268.95            4        FIXED               N                   N                        0                 4                  92       OWNER OCCUPIED                 2-4 FAMILY
     863.92            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     226.47            5        FIXED               N                   N                        0              7.02               87.02       OWNER OCCUPIED                 SINGLE FAMILY
     573.54            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     229.09            7        FIXED               N                   N                        0             16.39                  90       INVESTOR                       SINGLE FAMILY
     352.22            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1094.37            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     800.44            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     715.06            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     613.67            4        FIXED               N                   N                        0              9.91               97.91       OWNER OCCUPIED                 SINGLE FAMILY
     421.57            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     407.43            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 CONDO
     555.45            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     709.45            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     416.23            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     733.53            4        FIXED               N                   N                        0              7.78                  80       OWNER OCCUPIED                 SINGLE FAMILY
     488.59            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1125.78            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1082.32            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     706.52            5        FIXED               N                   N                        0              9.99               89.97       OWNER OCCUPIED                 SINGLE FAMILY
     992.55            5        FIXED               Y                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     667.68            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      661.7            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     409.29            5        FIXED               N                   N                        0              4.98               92.98       OWNER OCCUPIED                 SINGLE FAMILY
     343.66            4        FIXED               N                   N                        0                 7                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1673.16            4        FIXED               N                   N                        0                20               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     275.35            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
     818.35            6        FIXED               N                   N                        0              18.7               79.84       INVESTOR                       2-4 FAMILY
     795.11            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     440.25            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
        720            4        FIXED               N                   Y                      120             20.01                 100       INVESTOR                       PUD
     205.57            5        FIXED               N                   N                        0             10.81                  90       INVESTOR                       PUD
     205.57            5        FIXED               N                   N                        0              10.5                  90       INVESTOR                       SINGLE FAMILY
     565.65            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     484.52            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     381.33            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     936.04            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     316.06            5        FIXED               N                   N                        0              9.98               89.98       OWNER OCCUPIED                 CONDO
     462.53            5        FIXED               N                   N                        0              9.18               97.18       OWNER OCCUPIED                 SINGLE FAMILY
     1062.9            4        FIXED               N                   N                        0             16.62               84.99       OWNER OCCUPIED                 PUD
     505.88            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     371.11            5        FIXED               N                   N                        0              6.24               81.05       OWNER OCCUPIED                 PUD
     290.16            5        FIXED               N                   N                        0              4.93               92.93       OWNER OCCUPIED                 SINGLE FAMILY
     498.25            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
     501.61            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    2003.69            6        FIXED               N                   N                        0             27.69               68.31       OWNER OCCUPIED                 SINGLE FAMILY
     892.86            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    2054.33            5        FIXED               N                   N                        0                15                97.5       OWNER OCCUPIED                 SINGLE FAMILY
    1554.49            5        FIXED               N                   N                        0             14.95                  98       OWNER OCCUPIED                 SINGLE FAMILY
      596.6            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
      442.3            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    1006.76            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     403.94            5        FIXED               N                   N                        0             19.98               99.96       SECOND HOME                    SINGLE FAMILY
     333.52            5        FIXED               N                   N                        0                 5                93.8       OWNER OCCUPIED                 SINGLE FAMILY
     544.66            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
      822.6            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     338.06            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 CONDO
     498.51            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
      426.9            4        FIXED               N                   N                        0              6.96               94.96       OWNER OCCUPIED                 SINGLE FAMILY
     525.07            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     426.07            6        FIXED               N                   N                        0             17.67               87.67       OWNER OCCUPIED                 SINGLE FAMILY
     586.99            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1027.84            4        FIXED               N                   N                        0             24.69               76.74       OWNER OCCUPIED                 SINGLE FAMILY
     550.95            6        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
     209.34            4        FIXED               N                   N                        0                10                  75       INVESTOR                       2-4 FAMILY
     386.29            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1433.84            4        FIXED               N                   N                        0             21.63               89.92       OWNER OCCUPIED                 PUD
     404.49            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
    1074.39            5        FIXED               Y                   N                        0             19.98               99.97       INVESTOR                       SINGLE FAMILY
     646.02            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     389.24            4        FIXED               N                   N                        0              6.57               94.57       OWNER OCCUPIED                 2-4 FAMILY
    1026.76            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     948.35            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     390.58            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     524.45            4        FIXED               N                   N                        0              7.12               95.12       OWNER OCCUPIED                 SINGLE FAMILY
     565.26            4        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     278.75            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     815.79            4        FIXED               N                   N                        0               9.3               91.15       OWNER OCCUPIED                 SINGLE FAMILY
     987.21            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     481.07            4        FIXED               N                   N                        0                10               97.99       OWNER OCCUPIED                 SINGLE FAMILY
     229.08            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1867.35            4        FIXED               N                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     190.47            6        FIXED               Y                   N                        0              15.5                  90       OWNER OCCUPIED                 SINGLE FAMILY
     462.88            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     495.15            5        FIXED               N                   N                        0              8.77               77.19       OWNER OCCUPIED                 PUD
     720.29            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     384.21            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     754.35            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      326.7            5        FIXED               N                   N                        0                 5                  93       OWNER OCCUPIED                 SINGLE FAMILY
     523.91            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     742.81            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     924.39            6        FIXED               N                   N                        0             11.76               96.83       OWNER OCCUPIED                 PUD
     266.81            4        FIXED               Y                   N                        0              7.14               92.79       OWNER OCCUPIED                 CONDO
     662.77            5        FIXED               N                   N                        0              9.55               97.55       OWNER OCCUPIED                 SINGLE FAMILY
     781.75            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     503.99            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     555.04            5        FIXED               N                   N                        0                10                  90       INVESTOR                       CONDO
     808.83            5        FIXED               N                   N                        0             13.93               81.64       INVESTOR                       PUD
     480.85            7        FIXED               N                   N                        0                20                 100       SECOND HOME                    CONDO
     335.04            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     394.89            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     532.08            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1732.37            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     731.06            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    2055.69            4        FIXED               N                   N                        0             13.33               86.67       OWNER OCCUPIED                 SINGLE FAMILY
     607.46            4        FIXED               N                   N                        0              9.99               97.99       OWNER OCCUPIED                 SINGLE FAMILY
     690.71            5        FIXED               N                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     475.33            5        FIXED               N                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     723.54            5        FIXED               N                   Y                       60                20                 100       INVESTOR                       SINGLE FAMILY
     658.31            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     502.62            6        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1687.11            5        FIXED               N                   N                        0                23                  88       OWNER OCCUPIED                 2-4 FAMILY
     586.99            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     385.73            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     946.33            4        FIXED               N                   N                        0                15               76.54       OWNER OCCUPIED                 SINGLE FAMILY
      573.1            5        FIXED               N                   Y                      120                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     521.46            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     506.95            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 CONDO
     239.08            5        FIXED               N                   N                        0                 5               93.07       OWNER OCCUPIED                 PUD
     240.54            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     835.48            5        FIXED               N                   N                        0             19.95               99.77       OWNER OCCUPIED                 CONDO
     624.42            4        FIXED               N                   N                        0               5.7                93.7       OWNER OCCUPIED                 SINGLE FAMILY
      355.4            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
     545.17            5        FIXED               N                   N                        0                20                  95       SECOND HOME                    PUD
     672.37            5        FIXED               N                   N                        0                10                  87       INVESTOR                       SINGLE FAMILY
     272.61            6        FIXED               N                   N                        0             31.73                 100       INVESTOR                       SINGLE FAMILY
     236.41            6        FIXED               N                   N                        0                 5                  85       OWNER OCCUPIED                 SINGLE FAMILY
     331.63            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     470.76            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     462.53            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     342.05            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 CONDO
     712.57            4        FIXED               N                   N                        0                 8                  96       OWNER OCCUPIED                 SINGLE FAMILY
     481.07            6        FIXED               N                   N                        0                15                  95       INVESTOR                       CONDO
     266.81            4        FIXED               N                   N                        0              4.63               84.63       OWNER OCCUPIED                 SINGLE FAMILY
     398.96            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     466.74            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     251.69            5        FIXED               N                   N                        0                 5                87.5       INVESTOR                       SINGLE FAMILY
     427.53            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     586.82            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     562.74            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    2744.22            5        FIXED               N                   N                        0             16.67               72.22       OWNER OCCUPIED                 SINGLE FAMILY
     299.81            6        FIXED               N                   N                        0                15                  95       SECOND HOME                    CONDO
     257.72            6        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     318.87            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     208.81            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 CONDO
     217.72            4        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     796.58            5        FIXED               N                   N                        0                10                  87       INVESTOR                       SINGLE FAMILY
     618.29            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     638.77            5        FIXED               N                   N                        0             13.95               79.83       INVESTOR                       CONDO
     800.18            5        FIXED               N                   N                        0             12.91                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1064.54            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1356.75            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     601.29            5        FIXED               N                   N                        0              8.01               73.01       OWNER OCCUPIED                 PUD
     285.44            4        FIXED               N                   N                        0                15                97.5       OWNER OCCUPIED                 SINGLE FAMILY
     791.72            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
      612.8            6        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
    1964.81            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     447.11            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 CONDO
     458.17            5        FIXED               N                   N                        0             15.08               94.61       INVESTOR                       PUD
     651.82            5        FIXED               N                   N                        0             30.72               78.62       INVESTOR                       PUD
     332.17            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     247.57            5        FIXED               N                   N                        0                 5                  85       OWNER OCCUPIED                 2-4 FAMILY
     370.02            5        FIXED               N                   N                        0              7.91               87.03       OWNER OCCUPIED                 CONDO
     377.99            4        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     423.47            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     405.48            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     419.16            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     606.76            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     235.04            6        FIXED               N                   N                        0                13                  93       OWNER OCCUPIED                 SINGLE FAMILY
        730            5        FIXED               N                   N                        0                10               89.95       OWNER OCCUPIED                 PUD
     266.81            4        FIXED               N                   N                        0              6.76               94.76       OWNER OCCUPIED                 SINGLE FAMILY
     341.86            5        FIXED               N                   N                        0               7.4                95.4       OWNER OCCUPIED                 SINGLE FAMILY
     340.57            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     252.01            5        FIXED               N                   N                        0                 5                  93       OWNER OCCUPIED                 SINGLE FAMILY
     359.75            5        FIXED               N                   N                        0              6.73               94.73       OWNER OCCUPIED                 2-4 FAMILY
     282.66            4        FIXED               N                   N                        0                 5                  85       OWNER OCCUPIED                 SINGLE FAMILY
     985.05            5        FIXED               N                   N                        0                20                  86       INVESTOR                       2-4 FAMILY
     760.69            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     605.59            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     552.71            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     906.44            4        FIXED               N                   N                        0                10                92.5       OWNER OCCUPIED                 2-4 FAMILY
     587.01            8        FIXED               N                   N                        0              36.6                 100       INVESTOR                       PUD
     973.09            5        FIXED               N                   N                        0             24.74               89.74       SECOND HOME                    SINGLE FAMILY
     689.43            5        FIXED               N                   Y                      120                20                  80       OWNER OCCUPIED                 CONDO
     431.67            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 CONDO
     209.58            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     373.39            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     651.65            4        FIXED               N                   N                        0             15.01               86.34       INVESTOR                       2-4 FAMILY
    2668.14            5        FIXED               N                   N                        0             42.02               77.82       OWNER OCCUPIED                 SINGLE FAMILY
     868.14            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     231.75            5        FIXED               N                   N                        0              4.99               92.98       OWNER OCCUPIED                 CONDO
     574.82            4        FIXED               N                   N                        0              9.37               97.37       OWNER OCCUPIED                 SINGLE FAMILY
     595.61            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     936.86            4        FIXED               N                   N                        0                25                  90       OWNER OCCUPIED                 SINGLE FAMILY
     452.07            4        FIXED               N                   N                        0                 5                  85       OWNER OCCUPIED                 SINGLE FAMILY
     644.46            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     493.36            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     360.01            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1120.18            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     229.46            4        FIXED               N                   N                        0                 5                  93       OWNER OCCUPIED                 SINGLE FAMILY
    4269.03            5        FIXED               N                   N                        0             14.29               71.79       OWNER OCCUPIED                 2-4 FAMILY
     554.97            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     321.12            4        FIXED               N                   N                        0                 5                  93       OWNER OCCUPIED                 SINGLE FAMILY
     914.21            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     731.83            6        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     736.41            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     533.63            6        FIXED               N                   N                        0                20                  90       INVESTOR                       PUD
     362.87            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     248.35            5        FIXED               N                   N                        0              9.96               97.59       OWNER OCCUPIED                 SINGLE FAMILY
     907.26            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     522.75            4        FIXED               N                   N                        0              8.24               96.24       OWNER OCCUPIED                 SINGLE FAMILY
     915.47            6        FIXED               N                   N                        0             31.34               94.94       INVESTOR                       PUD
     578.43            6        FIXED               N                   N                        0              18.7               94.77       INVESTOR                       PUD
     497.44            4        FIXED               N                   N                        0              7.32               93.35       OWNER OCCUPIED                 SINGLE FAMILY
     425.84            4        FIXED               N                   N                        0              8.87               96.87       OWNER OCCUPIED                 SINGLE FAMILY
     567.96            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1232.52            5        FIXED               N                   N                        0             23.53               70.44       SECOND HOME                    CONDO
    1044.62            6        FIXED               Y                   N                        0                30                  95       INVESTOR                       2-4 FAMILY
    3083.53            5        FIXED               N                   N                        0             27.27               80.82       OWNER OCCUPIED                 SINGLE FAMILY
     554.97            4        FIXED               N                   N                        0               9.2               97.13       OWNER OCCUPIED                 SINGLE FAMILY
     650.24            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     733.53            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     601.74            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1453.75            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     344.59            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     690.71            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     681.13            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     394.89            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     487.27            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     444.93            5        FIXED               N                   N                        0                 7                  95       OWNER OCCUPIED                 SINGLE FAMILY
     829.06            5        FIXED               N                   N                        0              9.96               89.64       OWNER OCCUPIED                 SINGLE FAMILY
     223.21            4        FIXED               N                   N                        0                 7                  95       OWNER OCCUPIED                 SINGLE FAMILY
     778.29            6        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
    1542.92            4        FIXED               N                   N                        0                15                97.5       OWNER OCCUPIED                 SINGLE FAMILY
    2088.45            6        FIXED               N                   N                        0             13.22               79.34       OWNER OCCUPIED                 PUD
    1163.69            4        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     710.16            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
        336            5        FIXED               N                   Y                      120                20                 100       INVESTOR                       SINGLE FAMILY
     420.94            5        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     694.78            5        FIXED               N                   N                        0             10.02               98.02       OWNER OCCUPIED                 SINGLE FAMILY
     495.15            4        FIXED               N                   N                        0             10.53               63.16       OWNER OCCUPIED                 PUD
      674.3            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    3083.53            5        FIXED               N                   N                        0             19.35               83.87       OWNER OCCUPIED                 SINGLE FAMILY
     205.72            4        FIXED               N                   N                        0              4.21               92.21       OWNER OCCUPIED                 SINGLE FAMILY
     473.49            4        FIXED               N                   N                        0              6.95               79.89       OWNER OCCUPIED                 SINGLE FAMILY
     428.38            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1768.98            4        FIXED               N                   N                        0                15                97.5       OWNER OCCUPIED                 SINGLE FAMILY
     796.58            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
     336.19            5        FIXED               Y                   N                        0              5.38               93.38       OWNER OCCUPIED                 CONDO
    1607.81            4        FIXED               N                   N                        0             17.02               48.59       OWNER OCCUPIED                 PUD
     591.01            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     616.71            4        FIXED               N                   N                        0              5.31               59.56       OWNER OCCUPIED                 SINGLE FAMILY
     620.14            5        FIXED               N                   N                        0             24.99               94.99       INVESTOR                       SINGLE FAMILY
      368.2            4        FIXED               N                   N                        0                 5                  93       OWNER OCCUPIED                 SINGLE FAMILY
     603.94            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     438.17            4        FIXED               N                   N                        0                25                  90       SECOND HOME                    SINGLE FAMILY
     533.75            5        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     628.74            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 2-4 FAMILY
     869.82            6        FIXED               N                   N                        0                10               89.76       OWNER OCCUPIED                 SINGLE FAMILY
     250.81            5        FIXED               N                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     731.07            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     510.86            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     229.08            5        FIXED               N                   N                        0             11.63               97.84       INVESTOR                       CONDO
      227.2            6        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     804.07            5        FIXED               N                   N                        0             21.02               89.84       OWNER OCCUPIED                 PUD
     924.15            4        FIXED               N                   N                        0              9.95               91.98       OWNER OCCUPIED                 SINGLE FAMILY
      265.3            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     597.66            4        FIXED               N                   N                        0                10               79.96       OWNER OCCUPIED                 SINGLE FAMILY
     462.88            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     304.24            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     168.17            4        FIXED               N                   N                        0              4.44               89.27       OWNER OCCUPIED                 SINGLE FAMILY
     411.14            5        FIXED               N                   N                        0              6.84               72.65       OWNER OCCUPIED                 PUD
     1088.6            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     917.96            4        FIXED               N                   N                        0                20                  95       SECOND HOME                    SINGLE FAMILY
     559.18            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     660.63            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1087.81            4        FIXED               N                   N                        0             26.54               79.62       INVESTOR                       SINGLE FAMILY
     925.06            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     336.05            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     709.21            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     406.97            4        FIXED               N                   N                        0                 5                  93       OWNER OCCUPIED                 2-4 FAMILY
      656.6            5        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     257.15            4        FIXED               N                   N                        0               5.6                93.6       OWNER OCCUPIED                 SINGLE FAMILY
     748.27            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     602.18            5        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     584.24            5        FIXED               N                   N                        0                25                  90       SECOND HOME                    SINGLE FAMILY
     359.75            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     375.84            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    2433.35            4        FIXED               N                   N                        0             19.96               89.97       OWNER OCCUPIED                 SINGLE FAMILY
    1030.56            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     672.68            4        FIXED               N                   N                        0             20.25               64.56       OWNER OCCUPIED                 SINGLE FAMILY
    4111.37            5        FIXED               N                   N                        0             19.66               77.78       OWNER OCCUPIED                 SINGLE FAMILY
    1472.04            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     618.52            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     586.99            4        FIXED               N                   N                        0              9.75               95.57       OWNER OCCUPIED                 SINGLE FAMILY
     259.77            5        FIXED               N                   N                        0                10                  87       INVESTOR                       SINGLE FAMILY
    1053.12            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     334.79            8        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     618.26            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 2-4 FAMILY
     805.01            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      668.1            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     438.64            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     619.42            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     784.84            5        FIXED               N                   N                        0                25                 100       INVESTOR                       PUD
     862.23            5        FIXED               N                   N                        0             10.03               89.97       OWNER OCCUPIED                 SINGLE FAMILY
    1609.47            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     480.24            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1059.01            4        FIXED               N                   N                        0               9.9                  90       OWNER OCCUPIED                 SINGLE FAMILY
     787.48            6        FIXED               N                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
     698.38            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     746.01            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     715.06            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     702.09            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     864.03            4        FIXED               N                   N                        0              9.84               96.39       OWNER OCCUPIED                 SINGLE FAMILY
     464.33            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     205.72            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1101.27            4        FIXED               N                   N                        0             18.91               95.91       OWNER OCCUPIED                 SINGLE FAMILY
     425.93            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     277.49            4        FIXED               N                   N                        0              8.97               96.97       OWNER OCCUPIED                 SINGLE FAMILY
     513.41            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
    1264.25            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1306.03            4        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
     646.57            5        FIXED               N                   N                        0                 7                  95       OWNER OCCUPIED                 PUD
     534.43            4        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     880.23            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     763.09            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     203.87            6        FIXED               N                   N                        0                15                  80       OWNER OCCUPIED                 SINGLE FAMILY
     597.66            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     472.48            6        FIXED               N                   N                        0                25                  95       INVESTOR                       CONDO
     228.38            5        FIXED               N                   N                        0              8.14               87.05       OWNER OCCUPIED                 PUD
     576.34            5        FIXED               N                   N                        0              7.59               95.59       OWNER OCCUPIED                 CONDO
     331.63            5        FIXED               N                   N                        0              6.85               86.76       OWNER OCCUPIED                 SINGLE FAMILY
     469.59            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
      632.8            6        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     674.73            6        FIXED               N                   N                        0                25                  90       OWNER OCCUPIED                 CONDO
     682.49            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     941.53            7        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1173.98            4        FIXED               N                   N                        0             18.33               67.33       OWNER OCCUPIED                 SINGLE FAMILY
     941.28            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 PUD
     421.42            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     536.75            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     790.33            5        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     714.35            5        FIXED               N                   N                        0                10                  98       OWNER OCCUPIED                 SINGLE FAMILY
     212.07            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     288.01            6        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     215.87            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     155.48            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     264.95            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     224.24            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     438.33            4        FIXED               N                   N                        0                20               87.88       OWNER OCCUPIED                 PUD
     220.63            4        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     868.71            4        FIXED               N                   N                        0                20                 100       INVESTOR                       CONDO
    1254.66            4        FIXED               N                   N                        0                25                  50       OWNER OCCUPIED                 PUD
     361.97            7        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 PUD
     291.23            4        FIXED               N                   N                        0                20                  95       INVESTOR                       SINGLE FAMILY
     320.35            4        FIXED               N                   N                        0                20                  95       INVESTOR                       2-4 FAMILY
        875            3        FIXED               N                   Y                       60                20                 100       SECOND HOME                    CONDO
     303.92            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     1487.5            4        FIXED               N                   Y                       60                20                 100       SECOND HOME                    PUD
      305.1            6        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     301.04            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
    1241.72            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     471.27            4        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     723.15            4        FIXED               N                   N                        0             27.69                  60       OWNER OCCUPIED                 SINGLE FAMILY
     734.29            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     458.16            4        FIXED               N                   N                        0             10.15                  90       INVESTOR                       PUD
      667.8            4        FIXED               N                   N                        0             14.99               94.99       INVESTOR                       PUD
    1447.18            4        FIXED               N                   Y                       60                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
    2654.88            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1138.3            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     182.56            3        FIXED               N                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     682.13            4        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
    1011.46            3        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     651.03            4        FIXED               N                   N                        0                10                  90       INVESTOR                       PUD
     241.39            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      537.4            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     184.25            4        FIXED               N                   N                        0                20                  95       INVESTOR                       SINGLE FAMILY
     495.63            4        FIXED               N                   Y                       60                20                  90       INVESTOR                       SINGLE FAMILY
     624.13            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     476.05            3        FIXED               N                   Y                       60                15                  95       INVESTOR                       CONDO
    2430.68            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     174.66            6        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
      374.1            4        FIXED               N                   N                        0                20                  95       INVESTOR                       2-4 FAMILY
    2194.89            4        FIXED               N                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     194.69            4        FIXED               N                   Y                       60             14.43               94.43       OWNER OCCUPIED                 SINGLE FAMILY
     743.44            5        FIXED               N                   Y                       60                20                  95       INVESTOR                       2-4 FAMILY
      296.1            3        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     213.77            4        FIXED               N                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     387.17            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
      577.4            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    CONDO
    2193.93            3        FIXED               N                   N                        0              9.19               64.34       OWNER OCCUPIED                 SINGLE FAMILY
     272.19            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     442.52            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     869.84            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1091.33            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     937.72            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     494.71            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     691.53            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     639.46            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     706.78            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     501.81            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     498.61            8        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     368.28            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     562.73            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     895.82            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     458.33            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     289.09            5        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     453.97            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     774.01            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     910.48            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     728.22            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     773.69            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     412.87            5        FIXED               Y                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     542.62            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     741.44            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     688.41            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      488.8            5        FIXED               Y                   N                        0             15.11               95.68       OWNER OCCUPIED                 PUD
     568.95            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     499.15            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     828.51            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1130.34            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      539.5            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     386.65            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     556.47            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     540.89            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      321.8            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     679.19            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     439.05            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     926.47            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     672.61            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1177.03            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     525.71            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     469.44            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     324.71            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     458.38            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     613.96            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     557.84            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     364.16            5        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     379.91            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     415.69            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     586.98            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     573.74            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     609.42            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      789.5            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     419.12            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     939.77            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    1052.21            5        FIXED               Y                   N                        0             21.22                  95       OWNER OCCUPIED                 SINGLE FAMILY
     247.59            5        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     458.83            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     388.58            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     402.24            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     556.71            5        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     514.87            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      444.8            5        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     559.65            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     601.32            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     367.31            9        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     392.09            8        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     653.86            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     893.51            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     682.72            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        618            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     694.07            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     289.67            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     278.99            9        FIXED               Y                   N                        0                20                  95       INVESTOR                       PUD
     535.86            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      677.9            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     311.26            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     333.25            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     508.66            5        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     651.34            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     536.75            5        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     737.16            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     486.81            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     857.95            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1144.79            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     358.83            6        FIXED               Y                   N                        0                10                  90       SECOND HOME                    PUD
     469.63            5        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     827.75            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      593.5            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     180.51            5        FIXED               Y                   N                        0                 5                  85       OWNER OCCUPIED                 SINGLE FAMILY
     816.06            5        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     413.11            5        FIXED               Y                   N                        0             10.12               88.69       OWNER OCCUPIED                 CONDO
     598.75            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     873.89            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     195.88            6        FIXED               Y                   N                        0                10                  90       SECOND HOME                    CONDO
     271.68            7        FIXED               Y                   N                        0             22.94                  95       INVESTOR                       PUD
     431.72            5        FIXED               Y                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     318.37            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     831.85            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     616.86            5        FIXED               Y                   N                        0                10                  90       SECOND HOME                    CONDO
     454.69            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     257.16            6        FIXED               Y                   N                        0             20.85                 100       OWNER OCCUPIED                 SINGLE FAMILY
     271.68            6        FIXED               Y                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     261.98            6        FIXED               Y                   N                        0             15.92                  90       SECOND HOME                    PUD
     169.41            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     457.27            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     169.41            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     361.59            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1358.96            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     310.26            6        FIXED               Y                   N                        0              9.99               89.98       OWNER OCCUPIED                 PUD
     362.29            6        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     269.25            6        FIXED               Y                   N                        0                10               89.92       INVESTOR                       2-4 FAMILY
     286.36            5        FIXED               Y                   N                        0             16.19                  95       INVESTOR                       PUD
     523.99            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     476.14            6        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     277.54            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
      283.9            6        FIXED               Y                   N                        0             17.45                  90       INVESTOR                       PUD
      283.9            6        FIXED               Y                   N                        0             18.23                  90       INVESTOR                       PUD
      300.9            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     436.58            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     709.79            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1397.78            5        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     495.54            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     580.36            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     635.37            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     461.06            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     730.88            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      729.2            5        FIXED               Y                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     581.62            6        FIXED               Y                   N                        0                30                  95       INVESTOR                       SINGLE FAMILY
      494.8            5        FIXED               Y                   N                        0                20                 100       SECOND HOME                    CONDO
     312.07            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     200.74            6        FIXED               Y                   N                        0                10               89.85       INVESTOR                       PUD
     836.23            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     303.66            5        FIXED               Y                   N                        0             10.92               89.95       INVESTOR                       CONDO
     325.04            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     635.19            5        FIXED               Y                   N                        0                20               99.12       OWNER OCCUPIED                 SINGLE FAMILY
     528.24            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     286.58            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     283.32            5        FIXED               Y                   N                        0             10.43                  90       SECOND HOME                    PUD
     601.98            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     297.02            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     356.59            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     464.87            5        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     287.77            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     652.58            5        FIXED               Y                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     435.78            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1093.79            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     711.88            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     585.43            5        FIXED               Y                   N                        0                20                 100       SECOND HOME                    CONDO
     768.92            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     293.75            5        FIXED               Y                   N                        0             10.61                  90       SECOND HOME                    CONDO
     751.09            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     689.72            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     289.51            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     456.69            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     423.83            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     280.01            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     293.53            5        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     415.69            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     397.96            5        FIXED               Y                   N                        0                20               99.83       OWNER OCCUPIED                 PUD
     470.83            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     824.92            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     281.18            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     439.67            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     331.69            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     534.95            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     535.54            5        FIXED               Y                   N                        0                20               99.99       SECOND HOME                    PUD
     744.33            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     738.78            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     623.55            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     367.35            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     568.94            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     447.99            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     362.21            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    3011.71            5        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 PUD
      383.9            5        FIXED               Y                   N                        0             14.96               94.96       OWNER OCCUPIED                 PUD
     472.45            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     504.96            5        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     307.27            5        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     845.78            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     483.31            5        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     521.47            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     576.01            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     652.43            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     644.04            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        561            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     329.54            5        FIXED               Y                   N                        0                 5               84.91       OWNER OCCUPIED                 PUD
      649.5            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     534.76            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     530.37            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     541.04            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     306.14            5        FIXED               Y                   N                        0             18.33                  95       INVESTOR                       PUD
     378.27            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     164.46            5        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
      298.7            5        FIXED               Y                   N                        0             16.16                  95       SECOND HOME                    PUD
     259.92            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     599.75            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     588.97            5        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     318.71            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      382.5            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     224.03            5        FIXED               Y                   N                        0             16.39               88.86       SECOND HOME                    PUD
     286.11            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      305.4            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     340.11            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     411.53            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     665.04            5        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     322.86            5        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     811.57            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     387.95            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     569.47            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1252.61            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     426.39            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     465.94            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     628.44            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1320.05            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     515.49            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1397.14            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      663.3            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     507.03            3        FIXED               N                   N                        0                15                  95       SECOND HOME                    PUD
     247.03            3        FIXED               N                   N                        0                10                  90       SECOND HOME                    PUD
     440.26            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     444.06            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
    1512.11            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
    1189.33            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     420.28            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     645.38            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     588.22            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     749.44            3        FIXED               N                   Y                      120                20                 100       SECOND HOME                    PUD
     712.09            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     823.37            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     461.34            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     435.75            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     403.85            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     448.05            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     582.22            3        FIXED               Y                   N                        0              19.8               99.01       OWNER OCCUPIED                 PUD
     452.04            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     318.91            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      642.2            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1254.09            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     950.02            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     412.11            3        FIXED               Y                   N                        0                10                  90       SECOND HOME                    PUD
     521.88            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     331.65            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     520.36            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     211.59            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     372.44            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      669.3            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     952.89            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     304.65            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
    1099.52            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1031.44            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     716.51            3        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     659.88            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     558.44            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      586.6            3        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     859.69            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     502.99            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     712.59            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     929.22            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     597.25            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     594.04            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     485.09            3        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     718.73            3        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 PUD
     660.95            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1580.68            3        FIXED               Y                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     764.17            3        FIXED               Y                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     556.25            3        FIXED               Y                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     100.26            3        FIXED               Y                   Y                       60                15                  95       SECOND HOME                    PUD
     196.68            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     278.28            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     370.98            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     534.21            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     901.12            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     420.98            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     301.47            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     519.43            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     221.15            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     152.01            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     704.11            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      731.4            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     418.26            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     366.06            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     492.98            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      367.7            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     175.51            3        FIXED               Y                   N                        0              5.08               85.08       OWNER OCCUPIED                 PUD
     556.95            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     392.15            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
      422.9            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     389.58            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     533.47            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     389.12            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     423.95            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     397.57            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     419.04            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     323.44            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     391.57            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     430.46            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     695.54            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     296.33            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     233.33            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     229.52            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     435.17            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      190.4            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     209.72            3        FIXED               Y                   N                        0                10                  90       SECOND HOME                    PUD
     476.24            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     247.34            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     270.24            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     303.69            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     374.26            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      592.1            3        FIXED               Y                   N                        0             19.99                 100       INVESTOR                       PUD
    1781.77            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     690.84            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     304.06            2        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     508.04            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     437.65            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     578.32            6        FIXED               Y                   N                        0                15               94.99       OWNER OCCUPIED                 PUD
     387.64            6        FIXED               N                   N                        0             19.95               99.92       OWNER OCCUPIED                 PUD
     295.65            6        FIXED               Y                   N                        0             14.95               94.94       SECOND HOME                    SINGLE FAMILY
     244.21            8        FIXED               Y                   N                        0             19.99               99.95       SECOND HOME                    PUD
     492.47            7        FIXED               Y                   N                        0             19.98               99.97       OWNER OCCUPIED                 PUD
     254.84            6        FIXED               Y                   N                        0             19.94               99.86       SECOND HOME                    SINGLE FAMILY
      234.2            6        FIXED               Y                   N                        0              9.99               89.99       INVESTOR                       SINGLE FAMILY
     216.86            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     175.73            6        FIXED               Y                   N                        0             19.93               99.87       OWNER OCCUPIED                 SINGLE FAMILY
     249.06            6        FIXED               Y                   N                        0             19.95               99.91       OWNER OCCUPIED                 PUD
     171.28            6        FIXED               Y                   N                        0              9.97               89.97       OWNER OCCUPIED                 SINGLE FAMILY
     236.86            6        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     376.87            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     346.07            6        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     379.29            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      384.2            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     338.46            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     647.18            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     378.37            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     705.25            6        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 CONDO
     547.03            6        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
    1939.75            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     219.54            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     478.42            6        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     390.17            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     215.48            6        FIXED               Y                   N                        0                20               99.98       OWNER OCCUPIED                 CONDO
     447.14            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     306.97            6        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     431.98            6        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     481.51            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     242.79            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      480.2            8        FIXED               Y                   N                        0             19.99               99.98       OWNER OCCUPIED                 SINGLE FAMILY
    1571.84            7        FIXED               Y                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     916.43            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     514.43            6        FIXED               Y                   N                        0             19.99                 100       OWNER OCCUPIED                 SINGLE FAMILY
     607.07            6        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     466.65            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     422.96            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     311.01            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     319.12            6        FIXED               N                   N                        0             16.14               96.14       OWNER OCCUPIED                 SINGLE FAMILY
     343.63            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     311.56            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     378.37            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     495.96            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     392.47            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     376.05            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     202.21            4        FIXED               N                   Y                      120              9.95               89.58       OWNER OCCUPIED                 SINGLE FAMILY
     432.94            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        350            5        FIXED               N                   Y                      120                20                  90       INVESTOR                       SINGLE FAMILY
     288.14            4        FIXED               N                   Y                      120                20                  90       INVESTOR                       PUD
     223.19            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     368.32            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
        385            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     286.75            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     339.83            5        FIXED               N                   N                        0                20                  90       INVESTOR                       CONDO
     643.38            4        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     476.33            4        FIXED               N                   Y                      120                15                  90       INVESTOR                       2-4 FAMILY
        543            5        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
    1399.39            4        FIXED               N                   Y                      120                20                  90       INVESTOR                       PUD
     473.05            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     639.55            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     473.36            4        FIXED               N                   Y                      120                20                  90       INVESTOR                       SINGLE FAMILY
     994.38            4        FIXED               N                   Y                      120                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     877.71            5        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     348.33            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     300.63            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      258.7            4        FIXED               N                   Y                      120                20                  90       INVESTOR                       CONDO
     166.38            5        FIXED               N                   Y                      120                20                  90       INVESTOR                       SINGLE FAMILY
     895.37            4        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 PUD
    3071.25            4        FIXED               N                   Y                      120             26.69                 100       OWNER OCCUPIED                 SINGLE FAMILY
     307.96            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     591.35            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     904.75            5        FIXED               N                   Y                      120                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     571.17            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 CONDO
     1510.9            4        FIXED               N                   Y                      120                25                  95       OWNER OCCUPIED                 PUD
        506            4        FIXED               N                   Y                      120                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     199.38            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     376.31            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     303.12            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     581.86            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     609.58            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     697.06            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     339.81            4        FIXED               N                   N                        0             19.77                 100       OWNER OCCUPIED                 SINGLE FAMILY
     280.04            4        FIXED               N                   Y                      120                20                 100       SECOND HOME                    SINGLE FAMILY
     439.79            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     294.94            4        FIXED               N                   Y                      120                11                  81       INVESTOR                       2-4 FAMILY
     561.19            4        FIXED               N                   Y                      120                20                  90       INVESTOR                       PUD
     644.83            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     195.08            5        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     3762.5            4        FIXED               N                   Y                      120                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     540.33            4        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 PUD
     655.99            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     215.62            4        FIXED               N                   Y                      120              2.73               82.73       OWNER OCCUPIED                 PUD
     640.18            4        FIXED               N                   N                        0             23.53               94.12       OWNER OCCUPIED                 SINGLE FAMILY
     435.66            4        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     222.42            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     265.94            4        FIXED               N                   Y                      120                10                  90       INVESTOR                       2-4 FAMILY
     444.03            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     179.95            4        FIXED               N                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     394.53            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     452.42            4        FIXED               N                   Y                      120             19.98               99.96       OWNER OCCUPIED                 SINGLE FAMILY
        592            6        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
      842.4            5        FIXED               N                   Y                      120                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
      409.5            4        FIXED               N                   Y                      120                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     312.75            4        FIXED               N                   Y                      120             17.33               97.33       OWNER OCCUPIED                 PUD
    1213.73            4        FIXED               N                   Y                      120                30                 100       SECOND HOME                    CONDO
     651.41            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     253.09            4        FIXED               N                   Y                      120              8.82               78.82       OWNER OCCUPIED                 CONDO
     298.96            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     609.58            4        FIXED               N                   Y                      120                20                  90       OWNER OCCUPIED                 PUD
     358.33            4        FIXED               N                   Y                      120                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     596.56            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 CONDO
      106.9            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1066.4            7        FIXED               N                   N                        0                13                  83       OWNER OCCUPIED                 SINGLE FAMILY
     173.29            7        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     338.74            7        FIXED               N                   N                        0                20                  90       INVESTOR                       2-4 FAMILY
     205.72            7        FIXED               N                   N                        0               9.9               89.11       OWNER OCCUPIED                 SINGLE FAMILY
     645.19            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     236.01            7        FIXED               N                   N                        0                10                  80       INVESTOR                       PUD
     199.31            8        FIXED               N                   N                        0             10.44                  80       INVESTOR                       CONDO
     131.45            8        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     401.16            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     357.78            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     236.01            7        FIXED               N                   N                        0                10                  80       INVESTOR                       PUD
     366.41            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     304.01            7        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1557.98            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1046.47            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     464.33            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       CONDO
     356.87            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     652.46            7        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     336.34            7        FIXED               N                   N                        0                10                  90       SECOND HOME                    SINGLE FAMILY
     761.86            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     290.37            8        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     204.46            7        FIXED               Y                   N                        0              9.99               79.95       OWNER OCCUPIED                 PUD
     630.43            8        FIXED               Y                   N                        0                15               94.99       OWNER OCCUPIED                 2-4 FAMILY
     328.05            7        FIXED               N                   N                        0                10                  80       INVESTOR                       SINGLE FAMILY
     506.59            7        FIXED               N                   N                        0             19.99               89.98       INVESTOR                       PUD
     624.97            8        FIXED               N                   N                        0                20               99.66       INVESTOR                       PUD
      275.1            8        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     764.25            7        FIXED               N                   N                        0             19.74               89.74       INVESTOR                       2-4 FAMILY
     381.83            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     111.64            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     370.04            8        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
    1522.68            7        FIXED               Y                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
    1427.72            8        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 PUD
     241.43            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     621.79            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
     483.84            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     302.68            8        FIXED               N                   N                        0              19.7                98.5       SECOND HOME                    SINGLE FAMILY
      242.6            7        FIXED               N                   N                        0                20                  95       INVESTOR                       SINGLE FAMILY
     317.96            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     459.65            6        FIXED               N                   N                        0             14.13                89.5       OWNER OCCUPIED                 SINGLE FAMILY
     542.34            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     372.56            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     877.83            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     387.72            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     394.26            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     358.86            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      246.5            7        FIXED               Y                   N                        0              6.71               86.72       OWNER OCCUPIED                 PUD
     390.34            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     239.48            7        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     573.61            7        FIXED               N                   N                        0             24.31               94.83       OWNER OCCUPIED                 PUD
    2349.96            7        FIXED               Y                   N                        0             22.22               94.45       INVESTOR                       SINGLE FAMILY
     644.29            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     527.08            7        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     236.01            7        FIXED               N                   N                        0                10                  80       INVESTOR                       PUD
     965.33            8        FIXED               N                   N                        0                20                  90       INVESTOR                       PUD
     779.79            7        FIXED               N                   N                        0             30.01                 100       OWNER OCCUPIED                 PUD
     190.61            7        FIXED               N                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     351.79            8        FIXED               N                   N                        0                20                  95       INVESTOR                       SINGLE FAMILY
     148.06            7        FIXED               Y                   N                        0              9.03               72.26       INVESTOR                       2-4 FAMILY
     148.06            7        FIXED               Y                   N                        0              9.03               72.26       INVESTOR                       2-4 FAMILY
     250.46            8        FIXED               N                   N                        0               7.3               87.29       OWNER OCCUPIED                 SINGLE FAMILY
     877.78            7        FIXED               N                   N                        0             19.93               94.93       OWNER OCCUPIED                 SINGLE FAMILY
     532.09            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     529.88            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     247.34            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     348.55            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     416.35            7        FIXED               N                   N                        0             30.02                 100       INVESTOR                       SINGLE FAMILY
     504.55            7        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1241.45            7        FIXED               Y                   N                        0                30                 100       SECOND HOME                    PUD
     381.08            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     356.97            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     304.52            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     647.12            7        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     422.99            7        FIXED               N                   N                        0             21.43                 100       SECOND HOME                    SINGLE FAMILY
     428.75            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     350.49            8        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
      260.7            7        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     775.45            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     767.51            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     294.18            7        FIXED               N                   N                        0                20                  95       INVESTOR                       PUD
     213.11            8        FIXED               Y                   N                        0             19.98               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     678.11            7        FIXED               N                   N                        0                30                 100       INVESTOR                       PUD
    1039.46            7        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     256.25            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      734.5            7        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     214.04            7        FIXED               N                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     652.43            7        FIXED               N                   N                        0             16.08               96.08       OWNER OCCUPIED                 PUD
    1124.23            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     372.83            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     315.38            7        FIXED               N                   N                        0             29.99               99.97       INVESTOR                       SINGLE FAMILY
     723.49            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      779.8            7        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     602.19            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     450.66            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     358.05            7        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
      276.8            8        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     215.32            7        FIXED               N                   N                        0                10                  90       SECOND HOME                    SINGLE FAMILY
      236.2            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     289.22            7        FIXED               N                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
      266.3            8        FIXED               N                   N                        0                15                  95       INVESTOR                       CONDO
     706.32            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     605.52            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     761.31            7        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     286.93            8        FIXED               N                   N                        0             20.89                 100       INVESTOR                       PUD
     393.33            7        FIXED               Y                   N                        0             14.98               94.99       OWNER OCCUPIED                 SINGLE FAMILY
     199.32            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     200.45            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      989.5            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     201.39            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     425.45            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     481.06            8        FIXED               Y                   N                        0              9.95                  90       OWNER OCCUPIED                 PUD
     164.66            7        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     1655.1            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1178.36            7        FIXED               Y                   N                        0                30                 100       INVESTOR                       PUD
     600.66            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     619.18            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     353.29            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     116.83            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     388.44            7        FIXED               Y                   N                        0             10.09               90.08       OWNER OCCUPIED                 PUD
     738.79            7        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     852.48            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     692.09            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     313.64            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     143.18            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     302.39            7        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
      460.5            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     473.92            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     228.68            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     442.21            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     690.32            7        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 PUD
     260.59            8        FIXED               N                   N                        0             20.92                 100       OWNER OCCUPIED                 CONDO
     203.31            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     285.11            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     347.24            8        FIXED               N                   N                        0                20               99.54       OWNER OCCUPIED                 SINGLE FAMILY
     593.08            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1496.98            7        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 2-4 FAMILY
     551.58            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     509.96            9        FIXED               Y                   N                        0             25.02                  95       SECOND HOME                    PUD
     286.35            8        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     993.63            8        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
     386.58            9        FIXED               Y                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     277.48            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1178.98            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1120.13            9        FIXED               Y                   N                        0             19.84               99.85       OWNER OCCUPIED                 2-4 FAMILY
     281.92            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     238.97            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     336.78            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     312.17            8        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 2-4 FAMILY
     336.04            9        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     601.34            8        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     924.04            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     264.85            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     246.42            8        FIXED               N                   N                        0                10                  80       OWNER OCCUPIED                 PUD
     176.96            7        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     377.98            8        FIXED               N                   N                        0             19.88                99.4       OWNER OCCUPIED                 SINGLE FAMILY
     429.52            7        FIXED               N                   N                        0              5.47               85.48       OWNER OCCUPIED                 SINGLE FAMILY
     344.25            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     211.05            7        FIXED               N                   N                        0             20.92                  90       INVESTOR                       SINGLE FAMILY
     136.87            8        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     620.37            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      859.3            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     400.67            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      468.9            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     664.47            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     310.45            8        FIXED               N                   N                        0                25                  95       INVESTOR                       CONDO
     202.78            8        FIXED               Y                   N                        0                10                  80       INVESTOR                       2-4 FAMILY
     220.99            9        FIXED               N                   N                        0             17.11                  95       OWNER OCCUPIED                 SINGLE FAMILY
     206.66            8        FIXED               Y                   N                        0             14.93               94.93       OWNER OCCUPIED                 PUD
     296.84            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     279.51            8        FIXED               N                   N                        0             14.54                82.4       OWNER OCCUPIED                 PUD
     212.41            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     524.59            7        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     450.91            8        FIXED               N                   N                        0                15                  85       INVESTOR                       2-4 FAMILY
     252.55           17        FIXED               Y                   N                        0             19.05               99.06       OWNER OCCUPIED                 SINGLE FAMILY
     293.24            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      80.46           17        FIXED               Y                   N                        0              6.07                  95       OWNER OCCUPIED                 SINGLE FAMILY
     259.68            8        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
     437.83            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     117.95            9        FIXED               N                   N                        0                10                  90       SECOND HOME                    PUD
     475.85           10        FIXED               Y                   N                        0                35                 100       INVESTOR                       CONDO
     104.63            8        FIXED               N                   N                        0             14.94               94.95       OWNER OCCUPIED                 2-4 FAMILY
      96.29           12        FIXED               N                   N                        0             11.11                  90       OWNER OCCUPIED                 2-4 FAMILY
      274.8           10        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     888.29           10        FIXED               Y                   N                        0                35               99.99       INVESTOR                       CONDO
     246.96            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     670.12           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     606.55           10        FIXED               Y                   N                        0                25                 100       SECOND HOME                    PUD
     832.07            7        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     256.05           11        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     456.34            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     465.61           11        FIXED               Y                   N                        0                20               99.75       OWNER OCCUPIED                 PUD
     103.82            9        FIXED               N                   N                        0              12.5                  90       OWNER OCCUPIED                 SINGLE FAMILY
     286.55            9        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     507.98            9        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 PUD
      240.6            9        FIXED               N                   N                        0                15                  90       OWNER OCCUPIED                 CONDO
     972.96            7        FIXED               N                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
      740.6            8        FIXED               N                   N                        0                20                  90       INVESTOR                       2-4 FAMILY
      662.4            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     354.95            8        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     508.69            7        FIXED               N                   N                        0                20                  90       INVESTOR                       CONDO
     220.56            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      661.7            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     1305.6            8        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     391.78            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      143.4            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     282.42           13        FIXED               N                   N                        0             13.06               92.56       OWNER OCCUPIED                 CONDO
    1100.57            9        FIXED               Y                   N                        0                30               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     230.15            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     699.02            8        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     514.03            8        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 2-4 FAMILY
     320.99            9        FIXED               Y                   N                        0                30                 100       INVESTOR                       2-4 FAMILY
     189.19            8        FIXED               N                   N                        0              9.78               89.79       OWNER OCCUPIED                 SINGLE FAMILY
     268.02            9        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     354.03            9        FIXED               Y                   N                        0             19.97               99.95       OWNER OCCUPIED                 PUD
     858.08           10        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     229.08            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     395.17            9        FIXED               Y                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     331.85            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     519.69            8        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     245.45            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     966.55            7        FIXED               N                   N                        0             14.94               84.63       INVESTOR                       PUD
     496.31            8        FIXED               N                   N                        0                25                  95       SECOND HOME                    PUD
     217.09            8        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     191.32            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     469.92            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     731.43            7        FIXED               N                   N                        0             19.99               99.99       SECOND HOME                    PUD
    1291.78            8        FIXED               N                   N                        0             24.18                 100       OWNER OCCUPIED                 SINGLE FAMILY
     953.09            7        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     170.27            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     841.55            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     262.31            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     138.15            7        FIXED               N                   N                        0             19.87               99.85       OWNER OCCUPIED                 SINGLE FAMILY
     302.76            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     809.87            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     367.95            7        FIXED               N                   N                        0                15               94.99       INVESTOR                       SINGLE FAMILY
        388            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      255.6            8        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     414.13            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     529.87            8        FIXED               Y                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     107.26            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     473.53            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     280.78            7        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     589.88            7        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     515.44            7        FIXED               N                   N                        0             19.82               99.12       OWNER OCCUPIED                 SINGLE FAMILY
     292.29            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     427.98            7        FIXED               N                   N                        0                20                  90       INVESTOR                       PUD
     198.04            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      892.4            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     306.79            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     277.87            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        408            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     184.84            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
    1047.36            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     336.43            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     252.42            8        FIXED               Y                   N                        0             24.97               94.98       INVESTOR                       SINGLE FAMILY
     308.97            8        FIXED               Y                   N                        0             19.98               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     177.91            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     622.31            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      873.7            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
     727.23            8        FIXED               N                   N                        0             19.99               99.99       INVESTOR                       PUD
     653.58            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    1118.91            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     679.84            8        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     708.82            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     853.44            8        FIXED               N                   N                        0             16.99                  97       OWNER OCCUPIED                 PUD
     269.18            8        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      94.18            7        FIXED               Y                   N                        0              8.24               88.24       OWNER OCCUPIED                 SINGLE FAMILY
     532.61            8        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
      237.1            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     430.67            8        FIXED               Y                   N                        0             19.95                99.9       SECOND HOME                    CONDO
      234.6            8        FIXED               N                   N                        0              18.4                  92       OWNER OCCUPIED                 SINGLE FAMILY
     199.28            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     284.82            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     742.23            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     340.68            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     2440.9            8        FIXED               N                   N                        0                12                  77       OWNER OCCUPIED                 SINGLE FAMILY
      740.1            8        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     299.87            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     486.93            8        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     423.29            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
       1660            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     291.89            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     519.92            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     918.55            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
     583.15            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     310.09            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     210.21            7        FIXED               N                   N                        0             13.09               93.09       OWNER OCCUPIED                 SINGLE FAMILY
     556.31            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     438.92            8        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     290.99            7        FIXED               N                   N                        0                22                 100       OWNER OCCUPIED                 SINGLE FAMILY
     488.59            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      672.3            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     597.33            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    1113.63            7        FIXED               Y                   N                        0                15                  90       OWNER OCCUPIED                 PUD
     454.65            8        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     357.16            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     126.13            8        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     428.07            8        FIXED               N                   N                        0             14.99               94.99       OWNER OCCUPIED                 SINGLE FAMILY
     194.59            8        FIXED               Y                   N                        0                20                  90       INVESTOR                       PUD
     194.59            8        FIXED               Y                   N                        0                20                  90       INVESTOR                       PUD
     502.83            8        FIXED               Y                   N                        0                23                  93       OWNER OCCUPIED                 SINGLE FAMILY
     357.25            8        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     205.85            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     327.79            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     357.45            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     477.11            6        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1431.77            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     873.12            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     238.46            6        FIXED               N                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     774.45            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     155.57            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     336.75            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     121.02            6        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     785.62            6        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 CONDO
     757.92            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1996.19            6        FIXED               N                   N                        0             15.48                  80       OWNER OCCUPIED                 SINGLE FAMILY
     337.59            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     198.12            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     209.72            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     486.48            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1193.95            6        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     298.79            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1195.43            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     102.03            8        FIXED               N                   N                        0              9.99               89.99       INVESTOR                       SINGLE FAMILY
     152.74            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     893.57            6        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     173.23            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     470.76            6        FIXED               N                   N                        0                15                  80       OWNER OCCUPIED                 CONDO
     509.08            7        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
    1203.47            7        FIXED               Y                   N                        0             15.15                  90       OWNER OCCUPIED                 PUD
     159.37            6        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 2-4 FAMILY
     868.09            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     283.21            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     484.33            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      673.4            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     522.21            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
      176.3            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       CONDO
     637.63            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      252.9            7        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     295.71            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     171.81            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     927.17            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     836.74            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     228.94            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
      248.2            6        FIXED               Y                   N                        0             14.97               94.98       OWNER OCCUPIED                 PUD
     254.26            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1033.99            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     657.12            6        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     149.24            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     336.31            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     434.59            6        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 CONDO
     462.88            6        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     186.18            6        FIXED               N                   N                        0             15.02               94.99       OWNER OCCUPIED                 SINGLE FAMILY
     279.96            6        FIXED               N                   N                        0                20                  90       INVESTOR                       2-4 FAMILY
     322.06            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      347.2            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      308.8            6        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     743.98            6        FIXED               N                   N                        0                30               99.99       OWNER OCCUPIED                 PUD
     404.27            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     497.79            7        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
      928.4            6        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 PUD
     267.89            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     391.77            6        FIXED               N                   N                        0                30                 100       INVESTOR                       CONDO
     417.04            6        FIXED               N                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
    1184.92            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     803.93            6        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     787.24            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
    2404.62            6        FIXED               N                   N                        0             21.04               83.34       OWNER OCCUPIED                 PUD
     480.67            7        FIXED               N                   N                        0             13.79               88.58       OWNER OCCUPIED                 PUD
     434.68            6        FIXED               N                   N                        0             22.22                 100       OWNER OCCUPIED                 SINGLE FAMILY
     228.12            6        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     579.19            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     135.62            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     620.82            6        FIXED               N                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     763.74            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     823.88            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     228.41            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     528.74            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     139.81            6        FIXED               N                   N                        0             15.79               94.74       OWNER OCCUPIED                 SINGLE FAMILY
     309.12            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      779.1            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     293.75            6        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     654.03            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1067.26            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     988.99            7        FIXED               N                   N                        0                22                  92       OWNER OCCUPIED                 SINGLE FAMILY
     224.03            6        FIXED               Y                   N                        0              9.99               89.99       INVESTOR                       2-4 FAMILY
     635.41            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1227.45            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
    1178.61            6        FIXED               N                   N                        0             21.84               94.69       OWNER OCCUPIED                 PUD
    1279.94            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     842.12            6        FIXED               Y                   N                        0             19.99                 100       OWNER OCCUPIED                 SINGLE FAMILY
      313.8            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      260.6            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     455.56            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     478.05            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     661.38            6        FIXED               N                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
     668.69            6        FIXED               N                   N                        0                30                 100       INVESTOR                       2-4 FAMILY
      306.5            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
    1260.05            6        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 2-4 FAMILY
     204.44            6        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
     413.59            6        FIXED               N                   N                        0                30               99.96       SECOND HOME                    PUD
    1313.67            7        FIXED               N                   N                        0             14.81               94.81       OWNER OCCUPIED                 SINGLE FAMILY
     456.33            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     179.34            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     605.65            6        FIXED               N                   N                        0             19.74               88.82       OWNER OCCUPIED                 SINGLE FAMILY
     320.92            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     362.81            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     171.85            6        FIXED               N                   N                        0             17.21               97.22       OWNER OCCUPIED                 SINGLE FAMILY
     651.46            7        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     274.49            6        FIXED               N                   N                        0              9.85               89.86       OWNER OCCUPIED                 SINGLE FAMILY
    1209.39            6        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     946.32            6        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
     426.49            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     430.01            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     455.24            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     661.38            6        FIXED               N                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
      437.1            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1221.98            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
        279            6        FIXED               N                   N                        0                10                  90       SECOND HOME                    PUD
     818.49            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     585.57            5        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 CONDO
     182.21            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     287.55            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1010.25            7        FIXED               N                   N                        0                20                  90       INVESTOR                       CONDO
    1542.92            6        FIXED               Y                   N                        0             13.64               93.64       OWNER OCCUPIED                 PUD
     221.84            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     699.27            6        FIXED               N                   N                        0             12.88                  90       OWNER OCCUPIED                 2-4 FAMILY
     119.85            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    2055.82            6        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
     398.07            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     151.66            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     221.86            5        FIXED               N                   N                        0             15.03               95.03       OWNER OCCUPIED                 SINGLE FAMILY
     298.67            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     186.26            6        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     403.76            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      196.9            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      259.1            7        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     480.26            6        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     444.17            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     219.03            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     261.74            6        FIXED               N                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
     389.67            6        FIXED               N                   N                        0             19.37               89.36       OWNER OCCUPIED                 SINGLE FAMILY
     625.83            7        FIXED               N                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     959.85            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
    1352.61            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     599.58            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1012.19            7        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     489.65            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     166.67            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     315.58            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      519.1            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     574.57            6        FIXED               N                   N                        0                30                 100       INVESTOR                       PUD
     439.25            6        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     358.19            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     332.42            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     789.68            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     547.06            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     304.27            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     282.93            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     385.15            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     993.29            7        FIXED               N                   N                        0                20                  90       INVESTOR                       CONDO
     195.65            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     308.38            7        FIXED               Y                   N                        0                20                 100       INVESTOR                       CONDO
     832.76            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      568.6            6        FIXED               N                   N                        0             19.94               99.94       OWNER OCCUPIED                 SINGLE FAMILY
     417.39            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     519.76            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     354.19            6        FIXED               N                   N                        0                20                 100       SECOND HOME                    CONDO
     425.66            6        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     274.86            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1011.9            6        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
      435.1            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     332.05            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     309.18            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1445.23            6        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     351.56            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     512.91            6        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     287.94            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     226.01            6        FIXED               N                   N                        0                10                  80       INVESTOR                       2-4 FAMILY
     357.12            6        FIXED               N                   N                        0              8.15               88.16       OWNER OCCUPIED                 SINGLE FAMILY
     343.55            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        506            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     240.56            7        FIXED               N                   N                        0              9.82               79.83       INVESTOR                       SINGLE FAMILY
     960.56            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
    1185.53            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     320.51            7        FIXED               N                   N                        0             30.03                 100       INVESTOR                       SINGLE FAMILY
     344.05            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     630.43            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     309.17            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1058.57            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     519.92            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     232.47            6        FIXED               N                   N                        0             20.01                 100       SECOND HOME                    SINGLE FAMILY
     408.22            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     881.36            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     464.54            7        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     524.89            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     581.42            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        326            7        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     481.39            7        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 PUD
     502.53            7        FIXED               Y                   N                        0                30                 100       INVESTOR                       CONDO
     399.44            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     412.45            7        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     230.69            7        FIXED               N                   N                        0                20                 100       INVESTOR                       CONDO
      235.7            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     451.48            6        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     243.96            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     472.13            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     745.67            6        FIXED               N                   N                        0                25                 100       INVESTOR                       PUD
      597.9            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     694.97            6        FIXED               Y                   N                        0                30                 100       INVESTOR                       2-4 FAMILY
     707.12            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
     804.65            7        FIXED               N                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
     451.45            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     369.43            7        FIXED               N                   N                        0             16.54               86.54       OWNER OCCUPIED                 PUD
     537.76            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     477.95            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     359.36            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      187.2            7        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
     237.44            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     298.26            7        FIXED               N                   N                        0             30.03                 100       INVESTOR                       SINGLE FAMILY
     549.93            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     303.02            7        FIXED               N                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     417.93            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
        501            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     408.81            7        FIXED               N                   N                        0                20                  90       INVESTOR                       2-4 FAMILY
     302.92            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     308.61            7        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     372.83            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     739.07            7        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     914.99            6        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 PUD
     701.98            7        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     525.45            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     352.64            7        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     592.23            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     334.17            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     565.26            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     306.69            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     453.31            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     627.27            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     499.11            7        FIXED               N                   N                        0                30                  95       INVESTOR                       SINGLE FAMILY
     442.85            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      242.6            7        FIXED               N                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     287.08            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      999.3            7        FIXED               N                   N                        0                25                  95       INVESTOR                       PUD
     351.98            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     201.63            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     873.83            7        FIXED               N                   N                        0                30                 100       INVESTOR                       SINGLE FAMILY
     435.62            7        FIXED               Y                   N                        0                25                  95       INVESTOR                       PUD
     452.11            7        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     609.95            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     272.49            7        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
      504.6            7        FIXED               N                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
      570.4            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      233.6            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     218.45            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     187.77            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      713.3            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     433.73            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     525.68            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     287.93            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     218.06            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     177.36            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      301.7            7        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 CONDO
     634.54            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     938.33            7        FIXED               N                   N                        0                25                 100       INVESTOR                       PUD
     412.15            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     209.97            7        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     413.33            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     286.56            7        FIXED               N                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     180.78            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     861.55            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     285.45            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      227.7            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     153.49            6        FIXED               Y                   N                        0             20.67                 100       INVESTOR                       SINGLE FAMILY
     287.78            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     677.34            6        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     175.03            7        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     264.16            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     346.58            8        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     170.96            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     741.03            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     251.83            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     555.19            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      198.9            7        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
    1258.32            7        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     307.11            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1708.27            7        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     613.44            7        FIXED               N                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     367.14            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     586.99            6        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1851.07            6        FIXED               N                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     475.73            6        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     840.77            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
      698.8            7        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 PUD
     637.64            7        FIXED               N                   N                        0                20                 100       INVESTOR                       CONDO
     232.07            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     255.03            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     240.27            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     424.07            9        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     469.99            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     333.22            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     433.54            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     468.93            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 2-4 FAMILY
     508.18            6        FIXED               N                   N                        0                20               99.98       INVESTOR                       SINGLE FAMILY
     449.95            6        FIXED               N                   N                        0                20                  90       INVESTOR                       CONDO
     194.08            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     596.21            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     311.15            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1086.57            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     308.38            7        FIXED               Y                   N                        0                20                 100       SECOND HOME                    CONDO
     472.01            6        FIXED               N                   N                        0             19.76               99.76       OWNER OCCUPIED                 PUD
     292.13            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      477.4            7        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
     432.39            6        FIXED               N                   N                        0             20.02                 100       INVESTOR                       PUD
     697.74            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     388.16            6        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     266.86            6        FIXED               N                   N                        0                20                  90       INVESTOR                       2-4 FAMILY
     344.41            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     202.78            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     337.55            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     116.51            6        FIXED               N                   N                        0             11.78                  90       INVESTOR                       SINGLE FAMILY
    2284.14            7        FIXED               N                   N                        0             24.44               94.45       OWNER OCCUPIED                 PUD
     297.21            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     188.47            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     337.28            7        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     241.23            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     417.61            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     216.73            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     270.98            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     497.37            7        FIXED               Y                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
     161.16            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     323.46            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     117.49            7        FIXED               N                   N                        0             10.01                  90       INVESTOR                       PUD
     337.38            7        FIXED               N                   N                        0             19.94                99.7       SECOND HOME                    PUD
     534.04            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     328.95            7        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
    1618.11            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     148.05            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     302.78            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     215.63            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      327.1            6        FIXED               N                   N                        0             18.71               93.53       OWNER OCCUPIED                 SINGLE FAMILY
     329.53            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     981.02            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     523.74            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     339.44            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     182.36            7        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     160.35            8        FIXED               N                   N                        0             20.03                 100       INVESTOR                       SINGLE FAMILY
     281.21            7        FIXED               N                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     388.16            6        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
        135            6        FIXED               N                   N                        0                10                  90       INVESTOR                       PUD
     246.26            7        FIXED               N                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     407.78            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
      224.4            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     452.28            7        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1083.55            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     882.51            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     166.65            6        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     563.07            6        FIXED               Y                   N                        0              9.86               89.72       OWNER OCCUPIED                 PUD
     191.39            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     703.81            6        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 PUD
     121.09            6        FIXED               N                   N                        0             10.31                  90       OWNER OCCUPIED                 PUD
     115.71            7        FIXED               N                   N                        0                15                  90       INVESTOR                       SINGLE FAMILY
     154.28            6        FIXED               N                   N                        0             15.15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      146.1            7        FIXED               N                   N                        0             12.18                  90       OWNER OCCUPIED                 SINGLE FAMILY
     170.24            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     178.45            7        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     168.77            6        FIXED               N                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     191.31            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     193.38            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     211.17            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     197.49            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
        209            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     207.92            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     222.18            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     242.22            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     226.28            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     179.82            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     227.94            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     286.11            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     246.87            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     197.44            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     271.43            6        FIXED               N                   N                        0                13                  90       INVESTOR                       CONDO
     254.56            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     219.38            6        FIXED               N                   N                        0             17.54                  95       OWNER OCCUPIED                 SINGLE FAMILY
        196            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     222.01            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     258.32            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     262.28            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     265.38            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     229.92            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     238.12            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     220.41            7        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     272.92            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     254.58            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     279.78            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     289.22            6        FIXED               N                   N                        0                19                  95       INVESTOR                       SINGLE FAMILY
     290.05            7        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     291.33            6        FIXED               N                   N                        0                10                  90       INVESTOR                       CONDO
     264.72            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     266.98            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     266.14            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     273.53            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     232.58            6        FIXED               N                   N                        0                17                  95       OWNER OCCUPIED                 SINGLE FAMILY
     292.34            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     322.96            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     279.35            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     327.07            6        FIXED               N                   N                        0             12.57                  93       OWNER OCCUPIED                 SINGLE FAMILY
     293.35            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      335.1            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     300.03            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     339.44            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     339.42            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     346.98            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     352.79            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     305.07            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     350.54            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     353.82            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     353.82            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     356.39            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     316.89            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     338.05            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     366.16            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      329.9            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     369.24            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     370.27            8        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     370.27            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     331.14            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     372.33            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     377.99            7        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
      378.3            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     379.53            7        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     382.64            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     366.81            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     386.32            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     337.83            6        FIXED               N                   N                        0             14.12                  94       OWNER OCCUPIED                 SINGLE FAMILY
     354.72            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     356.75            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     407.33            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     411.21            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     416.86            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     417.59            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      420.7            8        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     421.73            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     371.22            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     431.98            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     431.98            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     599.64            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     452.56            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     455.16            7        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     464.93            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     469.01            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     468.74            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     418.21            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     430.63            6        FIXED               N                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     423.73            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     427.35            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     492.67            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     493.73            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     479.97            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     385.01            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      508.1            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     510.15            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     514.31            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     514.27            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     516.36            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     422.11            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     534.88            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     477.15            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     488.65            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     546.32            8        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     555.41            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     493.96            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     555.41            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     585.78            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     586.11            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     602.88            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     720.06            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     571.29            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     635.43            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     563.16            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     648.03            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     653.94            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      649.9            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      699.4            6        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      699.4            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     630.11            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     700.83            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     715.91            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     653.25            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     740.55            7        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      740.6            7        FIXED               N                   N                        0             19.46                  98       OWNER OCCUPIED                 SINGLE FAMILY
      740.6            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     822.83            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        767            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     871.68            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1022.36            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     952.32            7        FIXED               N                   N                        0             18.29                  82       SECOND HOME                    SINGLE FAMILY
    1165.78            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1180.76            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1584.06            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1671.5            6        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1681.66            6        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1507.83            6        FIXED               N                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1835.36            6        FIXED               N                   N                        0                23                 100       OWNER OCCUPIED                 SINGLE FAMILY
    2355.52            7        FIXED               N                   N                        0             26.05                 100       OWNER OCCUPIED                 SINGLE FAMILY
     684.52            5        FIXED               N                   N                        0                20                  95       INVESTOR                       PUD
     433.31            4        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
    1935.98            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     656.36            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     577.17            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1939.69            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     778.36            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     539.82            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     986.45            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     245.47            4        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     800.44            5        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     458.92            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     250.81            4        FIXED               N                   N                        0             15.16               85.16       INVESTOR                       2-4 FAMILY
     738.54            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     559.51            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     486.34            4        FIXED               N                   N                        0             19.96               99.95       OWNER OCCUPIED                 SINGLE FAMILY
     490.94            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1041.64            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     863.97            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     680.91            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     736.41            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     160.11            5        FIXED               N                   N                        0             11.54                  90       INVESTOR                       SINGLE FAMILY
     608.34            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     427.12            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     329.62            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     1036.8            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     378.88            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     704.35            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     508.87            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     565.43            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     373.54            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     640.35            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     469.06            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     563.51            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     261.35            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     513.92            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     737.43            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     586.15            9        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     766.29            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     279.25            5        FIXED               N                   N                        0                15                  95       SECOND HOME                    PUD
     637.63            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     753.48            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     545.36            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     343.44            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     415.84            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     296.97            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        238            4        FIXED               N                   N                        0              9.97               89.95       OWNER OCCUPIED                 PUD
     535.76            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     621.14            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     448.25            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     479.81            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     601.93            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     300.95            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     534.84            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     464.41            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     549.62            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     208.56            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     462.84            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     311.46            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     351.54            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     341.92            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     477.06            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     274.24            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     309.48            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     518.08            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      544.3            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     411.41            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     545.24            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     260.14            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      345.9            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      363.4            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     390.59            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      470.3            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     411.41            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     464.26            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     401.29            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     278.41            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     333.27            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     356.46            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     393.82            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     249.51            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     329.11            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     229.89            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     330.64            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     273.51            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     291.58            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     308.44            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     317.38            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      182.5            5        FIXED               N                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     216.12            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     138.18            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     236.93            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     254.08            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     202.65            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     272.23            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     290.85            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     256.67            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     370.34            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     257.13            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     338.28            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     358.27            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     358.36            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     329.95            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      445.4            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      426.9            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     354.73            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     230.97            5        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     347.93            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      343.2            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     441.84            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     349.49            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      320.9            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     208.12            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     308.15            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     249.52            4        FIXED               N                   N                        0             13.76               88.75       OWNER OCCUPIED                 SINGLE FAMILY
     322.94            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     271.53            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     350.54            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     356.46            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     613.25            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     572.63            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     559.24            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     369.27            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     478.13            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     273.59            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     284.09            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     608.34            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     312.17            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
      352.2            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     420.11            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     332.98            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     429.58            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
      779.1            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     263.37            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      643.6            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     719.97            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     624.32            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     224.12            4        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     379.94            4        FIXED               N                   N                        0             18.23                 100       OWNER OCCUPIED                 SINGLE FAMILY
     339.95            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     442.27            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     533.42            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     715.06            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     977.11            5        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     565.65            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     221.99            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     514.27            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      322.6            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     337.13            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     351.81            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     323.43            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     534.84            5        FIXED               N                   N                        0              19.7               98.48       OWNER OCCUPIED                 2-4 FAMILY
     224.12            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     518.38            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     469.84            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      547.1            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     400.22            5        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     260.41            5        FIXED               N                   N                        0              16.6                  90       INVESTOR                       SINGLE FAMILY
     311.46            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     478.93            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     853.81            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     373.54            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     279.51            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     402.36            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     750.83            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     843.13            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     843.13            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     814.41            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     585.55            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     694.26            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     642.84            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     609.19            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     311.43            7        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
      538.6            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1067.26            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     727.87            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     257.74            4        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     383.41            4        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     511.16            5        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     265.44            6        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     965.66            7        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1064.17            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     399.15            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      661.7            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     704.39            5        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     1507.5            4        FIXED               N                   N                        0             20.93                  95       OWNER OCCUPIED                 PUD
     303.42            5        FIXED               N                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
     303.42            5        FIXED               N                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
      313.7            5        FIXED               N                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
      313.7            5        FIXED               N                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
      313.7            5        FIXED               N                   N                        0                25                  90       INVESTOR                       SINGLE FAMILY
    1024.57            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     341.91            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
    1301.19            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1008.9            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     796.35            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     407.33            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     227.12            6        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
    1426.02            4        FIXED               Y                   N                        0             16.58                  85       OWNER OCCUPIED                 PUD
     288.46            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
    2290.82            6        FIXED               Y                   N                        0             23.53               98.53       INVESTOR                       PUD
    1578.87            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     395.25            4        FIXED               Y                   N                        0              9.99               89.97       OWNER OCCUPIED                 PUD
     144.16            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     290.38            4        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     802.14            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      325.4            5        FIXED               Y                   N                        0              9.97               89.97       OWNER OCCUPIED                 PUD
     298.81            3        FIXED               Y                   N                        0             25.01                 100       INVESTOR                       SINGLE FAMILY
     652.46            4        FIXED               Y                   N                        0             24.35               94.56       INVESTOR                       2-4 FAMILY
     446.36            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1066.38            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     159.45            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     620.99            4        FIXED               Y                   N                        0             26.56               71.94       INVESTOR                       2-4 FAMILY
     619.13            4        FIXED               Y                   N                        0             25.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     321.26            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     411.49            4        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
      736.4            4        FIXED               Y                   N                        0             19.99               99.98       INVESTOR                       SINGLE FAMILY
     561.95            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     219.13            6        FIXED               Y                   N                        0             20.04               99.99       INVESTOR                       SINGLE FAMILY
      96.88            5        FIXED               N                   N                        0             10.04                  90       INVESTOR                       SINGLE FAMILY
     458.24            5        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     458.24            5        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     335.95            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     132.34            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     449.66            3        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     995.01            3        FIXED               Y                   N                        0             19.97               99.86       SECOND HOME                    PUD
     1363.2            3        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 2-4 FAMILY
     115.72            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     565.78            4        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     243.65            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     651.04            6        FIXED               Y                   N                        0             21.34                  95       OWNER OCCUPIED                 SINGLE FAMILY
     200.45            6        FIXED               Y                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
    1296.61            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     454.75            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     540.66            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     414.41            4        FIXED               Y                   N                        0             20.41               54.72       OWNER OCCUPIED                 SINGLE FAMILY
     919.97            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     840.98            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     487.37            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     452.08            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     405.37            4        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     596.12            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     392.82            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     636.76            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1303.36            5        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     474.22            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     732.39            4        FIXED               Y                   N                        0                20                  90       OWNER OCCUPIED                 SINGLE FAMILY
     409.21            4        FIXED               Y                   N                        0                 7                  87       OWNER OCCUPIED                 PUD
      695.2            8        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     613.87            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     788.39            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     586.57            3        FIXED               Y                   N                        0              15.8                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1010.76            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     606.88            3        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     784.63            3        FIXED               Y                   N                        0             28.95                 100       OWNER OCCUPIED                 SINGLE FAMILY
     476.16            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     337.32            3        FIXED               Y                   N                        0                12                  92       OWNER OCCUPIED                 SINGLE FAMILY
     259.15            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1190.82            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     369.68            3        FIXED               Y                   N                        0             24.96                  95       INVESTOR                       2-4 FAMILY
      366.6            3        FIXED               Y                   N                        0             24.96                  95       INVESTOR                       2-4 FAMILY
      366.6            3        FIXED               Y                   N                        0             24.96                  95       INVESTOR                       2-4 FAMILY
     323.07            3        FIXED               Y                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     918.56            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    2076.01            4        FIXED               Y                   N                        0             25.01                  90       INVESTOR                       SINGLE FAMILY
    1127.88            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     385.57            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     563.41            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     342.89            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     582.32            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1195.33            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     295.25            3        FIXED               Y                   N                        0              12.5                  90       INVESTOR                       SINGLE FAMILY
    1046.45            3        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 PUD
     213.22            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     789.97            3        FIXED               Y                   N                        0             31.16               94.51       OWNER OCCUPIED                 SINGLE FAMILY
     125.46            3        FIXED               Y                   N                        0              9.99               89.98       OWNER OCCUPIED                 SINGLE FAMILY
     271.01            3        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     199.09            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      71.64            3        FIXED               Y                   N                        0              4.62               84.61       OWNER OCCUPIED                 SINGLE FAMILY
      527.4            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     345.34            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     693.24            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1053.61            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     496.54            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
    1273.75            3        FIXED               Y                   N                        0             19.94               99.68       OWNER OCCUPIED                 SINGLE FAMILY
     479.81            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     242.28            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     609.94            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
      339.6            3        FIXED               Y                   N                        0                20               99.96       OWNER OCCUPIED                 PUD
      101.9            3        FIXED               Y                   N                        0              6.24               84.98       OWNER OCCUPIED                 PUD
     291.38            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     345.27            3        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     384.49            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     165.11            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     133.27            3        FIXED               Y                   N                        0                20               99.94       OWNER OCCUPIED                 SINGLE FAMILY
     481.99            3        FIXED               Y                   N                        0                15               94.98       OWNER OCCUPIED                 PUD
     692.63            3        FIXED               Y                   N                        0             14.81               93.81       INVESTOR                       SINGLE FAMILY
    1542.17            3        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 PUD
    1237.05            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     440.77            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      658.6            3        FIXED               Y                   N                        0             15.38               55.31       OWNER OCCUPIED                 SINGLE FAMILY
     935.76            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      455.3            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     678.88            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     466.05            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     862.84            3        FIXED               Y                   N                        0                20                 120       OWNER OCCUPIED                 SINGLE FAMILY
     622.74            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     867.33            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     314.27            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     153.04            4        FIXED               N                   N                        0              9.93               50.96       OWNER OCCUPIED                 SINGLE FAMILY
     346.12            4        FIXED               N                   N                        0             11.45                  90       OWNER OCCUPIED                 SINGLE FAMILY
     675.32            3        FIXED               Y                   N                        0             18.93               79.96       SECOND HOME                    SINGLE FAMILY
     504.99            3        FIXED               Y                   N                        0              7.19               84.53       OWNER OCCUPIED                 SINGLE FAMILY
     998.48            3        FIXED               Y                   N                        0             28.27                86.7       OWNER OCCUPIED                 SINGLE FAMILY
    1746.91            3        FIXED               Y                   N                        0             43.34                71.9       OWNER OCCUPIED                 SINGLE FAMILY
     626.29            3        FIXED               Y                   N                        0              27.8               89.76       OWNER OCCUPIED                 2-4 FAMILY
     383.03            3        FIXED               N                   N                        0             13.95               79.66       OWNER OCCUPIED                 SINGLE FAMILY
     218.12            3        FIXED               Y                   N                        0             13.51               81.84       OWNER OCCUPIED                 SINGLE FAMILY
     129.32            3        FIXED               Y                   N                        0              5.72               61.27       OWNER OCCUPIED                 SINGLE FAMILY
     371.88            3        FIXED               Y                   N                        0             22.97               84.45       OWNER OCCUPIED                 SINGLE FAMILY
     544.54            3        FIXED               Y                   N                        0              20.1                  90       OWNER OCCUPIED                 SINGLE FAMILY
      92.31            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     228.62            3        FIXED               N                   N                        0              9.22                  90       OWNER OCCUPIED                 SINGLE FAMILY
     855.94            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     596.66            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     220.32            3        FIXED               Y                   N                        0              9.62               89.62       OWNER OCCUPIED                 SINGLE FAMILY
     336.72            3        FIXED               Y                   N                        0             11.05               70.28       OWNER OCCUPIED                 2-4 FAMILY
     194.49            3        FIXED               N                   N                        0              4.31               67.56       OWNER OCCUPIED                 CONDO
     1456.6            4        FIXED               N                   N                        0             26.54               95.63       OWNER OCCUPIED                 SINGLE FAMILY
     321.47            4        FIXED               Y                   N                        0               6.8               67.87       OWNER OCCUPIED                 SINGLE FAMILY
    1253.38            3        FIXED               Y                   N                        0             26.43               74.09       OWNER OCCUPIED                 SINGLE FAMILY
     457.12            3        FIXED               Y                   N                        0             23.46               68.76       OWNER OCCUPIED                 SINGLE FAMILY
      412.2            4        FIXED               N                   N                        0             12.21               79.16       OWNER OCCUPIED                 SINGLE FAMILY
     283.63            3        FIXED               N                   N                        0              4.75               84.75       OWNER OCCUPIED                 PUD
    1033.17            4        FIXED               Y                   N                        0             28.89               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     376.59            4        FIXED               Y                   N                        0             15.42               94.98       OWNER OCCUPIED                 SINGLE FAMILY
     586.02            4        FIXED               Y                   N                        0             16.09               79.79       OWNER OCCUPIED                 SINGLE FAMILY
     342.51            4        FIXED               Y                   N                        0              9.65               81.21       OWNER OCCUPIED                 SINGLE FAMILY
      258.8            3        FIXED               N                   N                        0             11.36               52.88       OWNER OCCUPIED                 SINGLE FAMILY
    1487.12            3        FIXED               Y                   N                        0             23.18               92.45       OWNER OCCUPIED                 SINGLE FAMILY
     293.05            4        FIXED               Y                   N                        0             17.35               88.25       OWNER OCCUPIED                 SINGLE FAMILY
     569.71            3        FIXED               Y                   N                        0             17.68               86.62       OWNER OCCUPIED                 SINGLE FAMILY
     414.08            4        FIXED               N                   N                        0             14.98               78.16       OWNER OCCUPIED                 SINGLE FAMILY
     218.57            3        FIXED               Y                   N                        0              8.22               77.96       OWNER OCCUPIED                 SINGLE FAMILY
     440.51            4        FIXED               Y                   N                        0             14.17               79.85       OWNER OCCUPIED                 SINGLE FAMILY
     197.07            3        FIXED               Y                   N                        0             14.96               94.91       SECOND HOME                    PUD
     342.43            3        FIXED               N                   N                        0              6.57               82.37       OWNER OCCUPIED                 SINGLE FAMILY
    1488.17            3        FIXED               N                   N                        0             19.38               98.61       OWNER OCCUPIED                 SINGLE FAMILY
     239.77            3        FIXED               Y                   N                        0              6.42               78.97       OWNER OCCUPIED                 2-4 FAMILY
     331.92            3        FIXED               Y                   N                        0             10.37               84.77       OWNER OCCUPIED                 SINGLE FAMILY
    1359.23            4        FIXED               Y                   N                        0             31.73               89.55       OWNER OCCUPIED                 SINGLE FAMILY
     658.61            3        FIXED               Y                   N                        0             27.66               88.22       OWNER OCCUPIED                 SINGLE FAMILY
     160.21            4        FIXED               Y                   N                        0              7.08                75.8       OWNER OCCUPIED                 SINGLE FAMILY
     228.55            4        FIXED               Y                   N                        0             28.65               89.34       OWNER OCCUPIED                 SINGLE FAMILY
     492.63            3        FIXED               N                   N                        0              14.2               68.47       OWNER OCCUPIED                 SINGLE FAMILY
     254.93            4        FIXED               Y                   N                        0             23.65                89.7       OWNER OCCUPIED                 SINGLE FAMILY
     651.95            4        FIXED               N                   N                        0             35.26               83.16       OWNER OCCUPIED                 SINGLE FAMILY
     662.31            3        FIXED               N                   N                        0             33.86               88.09       OWNER OCCUPIED                 SINGLE FAMILY
      359.7            4        FIXED               N                   N                        0             19.49                  90       OWNER OCCUPIED                 SINGLE FAMILY
     170.85            4        FIXED               Y                   N                        0             11.39               89.98       OWNER OCCUPIED                 SINGLE FAMILY
     493.96            3        FIXED               Y                   N                        0             15.23               73.97       OWNER OCCUPIED                 SINGLE FAMILY
     803.97            4        FIXED               Y                   N                        0             45.33               95.95       OWNER OCCUPIED                 SINGLE FAMILY
     257.64            4        FIXED               Y                   N                        0              25.5               98.82       OWNER OCCUPIED                 PUD
     268.45            3        FIXED               Y                   N                        0             14.69               89.83       OWNER OCCUPIED                 PUD
     683.65            3        FIXED               N                   N                        0              14.7               57.62       OWNER OCCUPIED                 SINGLE FAMILY
     196.12            4        FIXED               N                   N                        0              8.64               88.64       OWNER OCCUPIED                 SINGLE FAMILY
     221.28            4        FIXED               Y                   N                        0             11.24                73.8       OWNER OCCUPIED                 SINGLE FAMILY
     1148.1            4        FIXED               Y                   N                        0             29.34               99.77       OWNER OCCUPIED                 SINGLE FAMILY
     129.32            4        FIXED               Y                   N                        0              6.31               57.22       OWNER OCCUPIED                 SINGLE FAMILY
     184.31            4        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 CONDO
    1335.57            3        FIXED               Y                   N                        0             19.93               99.93       OWNER OCCUPIED                 PUD
     866.95            4        FIXED               Y                   N                        0             12.86                85.2       OWNER OCCUPIED                 SINGLE FAMILY
     694.09            3        FIXED               Y                   N                        0             16.83               75.44       OWNER OCCUPIED                 SINGLE FAMILY
     215.97            4        FIXED               Y                   N                        0             11.11               89.48       OWNER OCCUPIED                 SINGLE FAMILY
     260.41            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
    1543.03            4        FIXED               Y                   N                        0             18.48               64.91       OWNER OCCUPIED                 SINGLE FAMILY
     134.98            3        FIXED               Y                   N                        0              6.25               83.78       OWNER OCCUPIED                 PUD
     819.81            3        FIXED               Y                   N                        0             27.76               94.86       OWNER OCCUPIED                 SINGLE FAMILY
     868.01            3        FIXED               Y                   N                        0                23               58.93       OWNER OCCUPIED                 SINGLE FAMILY
     948.85            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1874.49            3        FIXED               Y                   N                        0             34.78                  91       OWNER OCCUPIED                 PUD
     502.69            4        FIXED               N                   N                        0              8.93               71.35       OWNER OCCUPIED                 SINGLE FAMILY
    1337.39            3        FIXED               Y                   N                        0             22.11               94.37       OWNER OCCUPIED                 SINGLE FAMILY
     279.74            4        FIXED               Y                   N                        0              9.21               81.58       OWNER OCCUPIED                 PUD
    1998.09            4        FIXED               Y                   N                        0             51.98               93.53       OWNER OCCUPIED                 SINGLE FAMILY
     395.14            3        FIXED               Y                   N                        0             14.34               61.42       OWNER OCCUPIED                 SINGLE FAMILY
     310.72            3        FIXED               N                   N                        0              15.1               89.87       OWNER OCCUPIED                 SINGLE FAMILY
     632.46            3        FIXED               Y                   N                        0             33.55                82.2       OWNER OCCUPIED                 SINGLE FAMILY
     547.31            4        FIXED               N                   N                        0             16.87               85.22       OWNER OCCUPIED                 SINGLE FAMILY
    1555.69            4        FIXED               Y                   N                        0             26.14               87.25       OWNER OCCUPIED                 SINGLE FAMILY
     296.95            3        FIXED               Y                   N                        0              14.1               88.91       OWNER OCCUPIED                 SINGLE FAMILY
     157.46            3        FIXED               Y                   N                        0              9.46               89.47       OWNER OCCUPIED                 SINGLE FAMILY
     255.59            3        FIXED               Y                   N                        0             31.33               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     204.55            3        FIXED               Y                   N                        0             11.66                88.4       OWNER OCCUPIED                 SINGLE FAMILY
      556.9            4        FIXED               N                   N                        0              19.5               63.84       OWNER OCCUPIED                 SINGLE FAMILY
     267.18            3        FIXED               N                   N                        0              6.67               79.88       OWNER OCCUPIED                 SINGLE FAMILY
     464.01            4        FIXED               Y                   N                        0             30.93                  90       OWNER OCCUPIED                 SINGLE FAMILY
     338.23            3        FIXED               Y                   N                        0              21.3               84.61       OWNER OCCUPIED                 SINGLE FAMILY
     338.69            3        FIXED               Y                   N                        0             25.59               95.21       OWNER OCCUPIED                 SINGLE FAMILY
    1554.56            3        FIXED               Y                   N                        0              33.6               90.44       OWNER OCCUPIED                 SINGLE FAMILY
     259.05            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     177.86            4        FIXED               N                   N                        0             10.01               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     430.61            3        FIXED               N                   N                        0             15.77               84.72       OWNER OCCUPIED                 PUD
     575.89            3        FIXED               Y                   N                        0             28.26               83.16       OWNER OCCUPIED                 SINGLE FAMILY
     547.21            3        FIXED               Y                   N                        0             28.65               99.97       OWNER OCCUPIED                 SINGLE FAMILY
      495.5            4        FIXED               N                   N                        0             33.62               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     385.77            4        FIXED               Y                   N                        0             21.26               84.01       OWNER OCCUPIED                 SINGLE FAMILY
     335.87            3        FIXED               Y                   N                        0             18.48               83.66       OWNER OCCUPIED                 SINGLE FAMILY
     888.75            3        FIXED               N                   N                        0             33.61               89.88       OWNER OCCUPIED                 SINGLE FAMILY
     545.48            3        FIXED               Y                   N                        0             15.32               94.81       OWNER OCCUPIED                 SINGLE FAMILY
     189.67            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     309.58            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     405.38            3        FIXED               N                   N                        0             26.19               99.86       OWNER OCCUPIED                 SINGLE FAMILY
     257.06            3        FIXED               N                   N                        0              7.39               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     528.38            3        FIXED               Y                   N                        0             32.64                85.6       OWNER OCCUPIED                 SINGLE FAMILY
      367.6            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     585.39            3        FIXED               N                   N                        0             29.19                  80       OWNER OCCUPIED                 SINGLE FAMILY
     497.75            3        FIXED               N                   N                        0             18.35               77.59       OWNER OCCUPIED                 SINGLE FAMILY
     452.08            3        FIXED               Y                   N                        0              25.6               78.78       OWNER OCCUPIED                 SINGLE FAMILY
     496.74            4        FIXED               Y                   N                        0             23.31               89.93       OWNER OCCUPIED                 SINGLE FAMILY
     439.79            4        FIXED               Y                   N                        0             25.53               64.66       OWNER OCCUPIED                 CONDO
     712.42            3        FIXED               N                   N                        0             15.15               78.53       OWNER OCCUPIED                 SINGLE FAMILY
     222.99            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     345.14            4        FIXED               Y                   N                        0             13.56               77.51       OWNER OCCUPIED                 PUD
     624.32            4        FIXED               Y                   N                        0             28.38               79.92       OWNER OCCUPIED                 SINGLE FAMILY
     168.91            3        FIXED               Y                   N                        0             11.42               65.25       OWNER OCCUPIED                 SINGLE FAMILY
     411.68            4        FIXED               N                   N                        0             10.58               71.43       OWNER OCCUPIED                 SINGLE FAMILY
     270.25            3        FIXED               Y                   N                        0             13.91               91.32       OWNER OCCUPIED                 SINGLE FAMILY
     330.53            3        FIXED               Y                   N                        0              12.2               79.85       OWNER OCCUPIED                 PUD
     259.86            4        FIXED               N                   N                        0             10.82               58.59       OWNER OCCUPIED                 SINGLE FAMILY
     185.72            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     187.23            3        FIXED               N                   N                        0             11.58               79.91       OWNER OCCUPIED                 SINGLE FAMILY
     270.58            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     462.73            3        FIXED               Y                   N                        0             18.67                  90       OWNER OCCUPIED                 SINGLE FAMILY
     165.64            3        FIXED               N                   N                        0             19.51               77.82       OWNER OCCUPIED                 SINGLE FAMILY
     418.21            4        FIXED               Y                   N                        0                23               69.11       OWNER OCCUPIED                 SINGLE FAMILY
     855.11            5        FIXED               N                   N                        0             54.07               99.49       OWNER OCCUPIED                 CONDO
    1581.36            3        FIXED               Y                   N                        0             23.02               89.76       OWNER OCCUPIED                 SINGLE FAMILY
     679.82            5        FIXED               Y                   N                        0             37.73               82.94       OWNER OCCUPIED                 SINGLE FAMILY
     236.85            3        FIXED               Y                   N                        0             16.84                  90       OWNER OCCUPIED                 CONDO
     226.82            6        FIXED               Y                   N                        0             18.08               85.88       OWNER OCCUPIED                 SINGLE FAMILY
      236.3            3        FIXED               Y                   N                        0                15                94.5       OWNER OCCUPIED                 SINGLE FAMILY
     286.95            5        FIXED               N                   N                        0             14.97               94.97       OWNER OCCUPIED                 SINGLE FAMILY
     530.57            4        FIXED               Y                   N                        0             38.55               89.98       OWNER OCCUPIED                 SINGLE FAMILY
     2016.2            3        FIXED               N                   N                        0             38.28               86.53       OWNER OCCUPIED                 SINGLE FAMILY
     335.74            3        FIXED               N                   N                        0              23.9               98.16       OWNER OCCUPIED                 SINGLE FAMILY
     652.52            3        FIXED               Y                   N                        0             35.97               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     323.67            4        FIXED               N                   N                        0              22.4               79.97       OWNER OCCUPIED                 SINGLE FAMILY
     552.89            3        FIXED               Y                   N                        0             16.73               97.27       OWNER OCCUPIED                 SINGLE FAMILY
     266.07            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     120.36            4        FIXED               Y                   N                        0              7.26               72.87       OWNER OCCUPIED                 SINGLE FAMILY
     262.93            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     755.85            4        FIXED               Y                   N                        0             29.47               89.92       OWNER OCCUPIED                 SINGLE FAMILY
     307.68            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1142.02            4        FIXED               Y                   N                        0             41.56               96.08       OWNER OCCUPIED                 SINGLE FAMILY
      286.4            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     810.97            4        FIXED               Y                   N                        0             21.11               86.45       OWNER OCCUPIED                 SINGLE FAMILY
     187.45            3        FIXED               Y                   N                        0             10.95               89.81       OWNER OCCUPIED                 SINGLE FAMILY
     210.35            3        FIXED               Y                   N                        0             14.38               94.38       OWNER OCCUPIED                 SINGLE FAMILY
    1527.95            4        FIXED               Y                   N                        0              21.4                  95       OWNER OCCUPIED                 SINGLE FAMILY
     234.33            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     134.98            3        FIXED               Y                   N                        0              7.14               82.79       OWNER OCCUPIED                 SINGLE FAMILY
     173.97            3        FIXED               Y                   N                        0              9.66               51.15       OWNER OCCUPIED                 SINGLE FAMILY
     242.63            4        FIXED               Y                   N                        0             19.34               99.34       OWNER OCCUPIED                 SINGLE FAMILY
      97.43            3        FIXED               Y                   N                        0              9.46               86.94       OWNER OCCUPIED                 SINGLE FAMILY
      89.99            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     330.51            3        FIXED               Y                   N                        0             32.96               89.97       OWNER OCCUPIED                 SINGLE FAMILY
    1220.22            4        FIXED               Y                   N                        0             19.87               99.87       OWNER OCCUPIED                 SINGLE FAMILY
     184.01            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     322.12            3        FIXED               Y                   N                        0             28.27               66.13       OWNER OCCUPIED                 CONDO
     671.11            3        FIXED               Y                   N                        0             20.31                 100       OWNER OCCUPIED                 SINGLE FAMILY
     295.11            3        FIXED               Y                   N                        0              13.5               77.16       OWNER OCCUPIED                 SINGLE FAMILY
     468.63            3        FIXED               Y                   N                        0             16.61               84.72       OWNER OCCUPIED                 SINGLE FAMILY
     339.94            3        FIXED               Y                   N                        0             19.99               99.98       OWNER OCCUPIED                 CONDO
      314.3            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     141.94            4        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     365.64            3        FIXED               Y                   N                        0             21.44               74.38       OWNER OCCUPIED                 SINGLE FAMILY
     481.37            4        FIXED               Y                   N                        0                38               89.61       OWNER OCCUPIED                 SINGLE FAMILY
     159.63            3        FIXED               Y                   N                        0              8.28               89.91       OWNER OCCUPIED                 SINGLE FAMILY
     118.49            3        FIXED               N                   N                        0              7.49               87.49       OWNER OCCUPIED                 CONDO
     203.39            3        FIXED               Y                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     437.77            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      271.8            3        FIXED               Y                   N                        0             15.75               87.75       OWNER OCCUPIED                 SINGLE FAMILY
     234.41            4        FIXED               Y                   N                        0             18.84               79.77       OWNER OCCUPIED                 SINGLE FAMILY
     281.18            4        FIXED               Y                   N                        0             11.81               88.34       OWNER OCCUPIED                 SINGLE FAMILY
    1133.85            4        FIXED               Y                   N                        0             49.71               99.99       OWNER OCCUPIED                 SINGLE FAMILY
      488.2            4        FIXED               Y                   N                        0             31.21               79.95       OWNER OCCUPIED                 SINGLE FAMILY
     324.56            4        FIXED               Y                   N                        0             16.23               90.26       OWNER OCCUPIED                 SINGLE FAMILY
     381.69            4        FIXED               N                   N                        0             16.88               78.65       OWNER OCCUPIED                 SINGLE FAMILY
    1280.77            3        FIXED               Y                   N                        0             40.36               93.25       OWNER OCCUPIED                 SINGLE FAMILY
     591.61            3        FIXED               N                   N                        0             41.06               95.94       OWNER OCCUPIED                 SINGLE FAMILY
      294.3            5        FIXED               Y                   N                        0             17.95               97.95       OWNER OCCUPIED                 CONDO
     476.26            4        FIXED               N                   N                        0             28.57               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     515.15            3        FIXED               Y                   N                        0             27.35               77.35       OWNER OCCUPIED                 SINGLE FAMILY
     291.61            4        FIXED               Y                   N                        0             24.82               78.69       OWNER OCCUPIED                 SINGLE FAMILY
     693.56            3        FIXED               Y                   N                        0             20.62               88.47       OWNER OCCUPIED                 SINGLE FAMILY
     261.75            3        FIXED               Y                   N                        0             12.13               79.98       OWNER OCCUPIED                 SINGLE FAMILY
      244.2            3        FIXED               Y                   N                        0             13.03               88.27       OWNER OCCUPIED                 CONDO
     240.25            3        FIXED               Y                   N                        0             17.27               94.87       OWNER OCCUPIED                 PUD
     822.07            3        FIXED               Y                   N                        0             44.79               89.97       OWNER OCCUPIED                 SINGLE FAMILY
     426.16            3        FIXED               N                   N                        0             29.66               85.34       OWNER OCCUPIED                 SINGLE FAMILY
     382.74            4        FIXED               Y                   N                        0             17.66                 100       OWNER OCCUPIED                 SINGLE FAMILY
     459.25            3        FIXED               Y                   N                        0             14.58               89.82       OWNER OCCUPIED                 SINGLE FAMILY
     343.74            3        FIXED               Y                   N                        0             19.79               89.79       OWNER OCCUPIED                 SINGLE FAMILY
     736.25            3        FIXED               N                   N                        0             17.47               43.82       OWNER OCCUPIED                 SINGLE FAMILY
     220.25            4        FIXED               N                   N                        0             14.08                97.7       OWNER OCCUPIED                 SINGLE FAMILY
     153.57            3        FIXED               Y                   N                        0             24.84               97.27       OWNER OCCUPIED                 SINGLE FAMILY
     404.12            4        FIXED               Y                   N                        0             19.46               76.08       OWNER OCCUPIED                 SINGLE FAMILY
     298.41            3        FIXED               Y                   N                        0             20.17               89.96       OWNER OCCUPIED                 SINGLE FAMILY
     320.79            3        FIXED               Y                   N                        0             24.49               69.92       OWNER OCCUPIED                 SINGLE FAMILY
     388.44            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     154.77            4        FIXED               Y                   N                        0              9.97               89.97       OWNER OCCUPIED                 SINGLE FAMILY
     513.77            3        FIXED               Y                   N                        0             32.54               89.98       OWNER OCCUPIED                 SINGLE FAMILY
     254.36            3        FIXED               Y                   N                        0             17.82               78.41       OWNER OCCUPIED                 SINGLE FAMILY
     261.62            4        FIXED               Y                   N                        0                10               89.94       OWNER OCCUPIED                 SINGLE FAMILY
     671.59            4        FIXED               N                   N                        0             10.28               62.26       OWNER OCCUPIED                 SINGLE FAMILY
     531.32            3        FIXED               Y                   N                        0             24.55               73.35       OWNER OCCUPIED                 SINGLE FAMILY
     247.59            3        FIXED               Y                   N                        0             12.94               75.23       OWNER OCCUPIED                 SINGLE FAMILY
      265.5            3        FIXED               Y                   N                        0             10.74               85.65       OWNER OCCUPIED                 SINGLE FAMILY
     229.18            3        FIXED               Y                   N                        0              9.83               89.83       OWNER OCCUPIED                 PUD
     219.35            4        FIXED               N                   N                        0              9.33               85.45       OWNER OCCUPIED                 SINGLE FAMILY
      352.8            4        FIXED               N                   N                        0             14.98               94.75       SECOND HOME                    SINGLE FAMILY
     213.98            4        FIXED               Y                   N                        0             13.51               87.32       OWNER OCCUPIED                 SINGLE FAMILY
        167            4        FIXED               N                   N                        0             18.28                  90       OWNER OCCUPIED                 SINGLE FAMILY
     221.28            3        FIXED               Y                   N                        0              8.63               78.92       OWNER OCCUPIED                 SINGLE FAMILY
     579.35            4        FIXED               Y                   N                        0             13.82               69.22       OWNER OCCUPIED                 SINGLE FAMILY
     279.74            3        FIXED               Y                   N                        0              6.09               70.35       OWNER OCCUPIED                 PUD
    1389.22            4        FIXED               Y                   N                        0             37.57               97.16       OWNER OCCUPIED                 PUD
     734.96            4        FIXED               Y                   N                        0             22.14               83.12       OWNER OCCUPIED                 SINGLE FAMILY
     527.82            3        FIXED               Y                   N                        0             13.16                75.5       OWNER OCCUPIED                 SINGLE FAMILY
      341.3            4        FIXED               Y                   N                        0             13.07               78.09       OWNER OCCUPIED                 SINGLE FAMILY
     937.25            3        FIXED               Y                   N                        0              20.6               88.69       OWNER OCCUPIED                 SINGLE FAMILY
      171.4            4        FIXED               Y                   N                        0              7.41               54.82       OWNER OCCUPIED                 SINGLE FAMILY
     465.88            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    2004.94            4        FIXED               Y                   N                        0             33.57                96.5       OWNER OCCUPIED                 SINGLE FAMILY
     842.46            3        FIXED               Y                   N                        0             45.71               92.74       OWNER OCCUPIED                 SINGLE FAMILY
     165.67            3        FIXED               Y                   N                        0              7.65               87.65       OWNER OCCUPIED                 SINGLE FAMILY
     602.89            4        FIXED               Y                   N                        0             22.34                  90       OWNER OCCUPIED                 SINGLE FAMILY
     215.71            4        FIXED               Y                   N                        0                 5                  85       OWNER OCCUPIED                 SINGLE FAMILY
     771.63            3        FIXED               Y                   N                        0             15.19                  95       OWNER OCCUPIED                 SINGLE FAMILY
     248.37            4        FIXED               Y                   N                        0              5.25                85.2       OWNER OCCUPIED                 SINGLE FAMILY
      80.83            4        FIXED               Y                   N                        0              2.56               65.39       OWNER OCCUPIED                 SINGLE FAMILY
     466.36            4        FIXED               Y                   N                        0             23.34               89.34       OWNER OCCUPIED                 SINGLE FAMILY
     871.68            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1194.99            3        FIXED               Y                   N                        0             41.09               99.51       OWNER OCCUPIED                 SINGLE FAMILY
     405.53            3        FIXED               Y                   N                        0             13.82               87.15       OWNER OCCUPIED                 CONDO
     271.81            3        FIXED               Y                   N                        0             13.88               85.32       OWNER OCCUPIED                 SINGLE FAMILY
     862.83            3        FIXED               Y                   N                        0              27.1               86.56       OWNER OCCUPIED                 SINGLE FAMILY
     192.42            3        FIXED               Y                   N                        0              7.82                87.4       OWNER OCCUPIED                 SINGLE FAMILY
      563.9            3        FIXED               Y                   N                        0              30.4               87.85       OWNER OCCUPIED                 SINGLE FAMILY
     834.15            3        FIXED               Y                   N                        0             17.81                89.2       OWNER OCCUPIED                 SINGLE FAMILY
     145.28            4        FIXED               Y                   N                        0              6.39               86.39       OWNER OCCUPIED                 SINGLE FAMILY
     784.99            3        FIXED               Y                   N                        0             23.75               56.86       OWNER OCCUPIED                 SINGLE FAMILY
    2161.67            3        FIXED               Y                   N                        0             22.73               97.73       OWNER OCCUPIED                 SINGLE FAMILY
     175.82            4        FIXED               Y                   N                        0              6.89               79.98       OWNER OCCUPIED                 SINGLE FAMILY
     385.05            3        FIXED               Y                   N                        0             26.11               99.59       OWNER OCCUPIED                 SINGLE FAMILY
      286.4            4        FIXED               N                   N                        0              9.81               83.52       OWNER OCCUPIED                 SINGLE FAMILY
     615.12            3        FIXED               N                   N                        0             20.82               99.24       OWNER OCCUPIED                 SINGLE FAMILY
     261.11            3        FIXED               Y                   N                        0             15.85               74.78       OWNER OCCUPIED                 SINGLE FAMILY
     783.87            4        FIXED               Y                   N                        0             32.86               84.77       OWNER OCCUPIED                 SINGLE FAMILY
    1343.78            3        FIXED               Y                   N                        0              46.3               98.88       OWNER OCCUPIED                 SINGLE FAMILY
     283.56            3        FIXED               Y                   N                        0             35.14               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     348.56            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      161.3            4        FIXED               Y                   N                        0             13.85               87.85       OWNER OCCUPIED                 SINGLE FAMILY
     204.76            4        FIXED               Y                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     348.99            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1410.53            3        FIXED               Y                   N                        0             15.68               94.63       OWNER OCCUPIED                 CONDO
     444.97            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     156.11            3        FIXED               Y                   N                        0              12.3                92.3       OWNER OCCUPIED                 SINGLE FAMILY
     300.27            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      429.7            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     188.89            3        FIXED               Y                   N                        0                20               98.95       OWNER OCCUPIED                 SINGLE FAMILY
      232.4            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     318.21            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     594.92            3        FIXED               Y                   N                        0             29.33               99.98       OWNER OCCUPIED                 SINGLE FAMILY
      367.4            4        FIXED               Y                   N                        0             30.77               84.08       INVESTOR                       SINGLE FAMILY
      730.7            3        FIXED               Y                   N                        0             27.69               99.67       OWNER OCCUPIED                 SINGLE FAMILY
     283.56            3        FIXED               Y                   N                        0              20.6               96.04       OWNER OCCUPIED                 SINGLE FAMILY
        497            3        FIXED               Y                   N                        0             17.84                95.5       OWNER OCCUPIED                 SINGLE FAMILY
     337.54            3        FIXED               Y                   N                        0             16.84               95.83       OWNER OCCUPIED                 SINGLE FAMILY
      545.3            3        FIXED               Y                   N                        0             21.28               92.71       OWNER OCCUPIED                 SINGLE FAMILY
     637.07            3        FIXED               Y                   N                        0                26               99.98       OWNER OCCUPIED                 SINGLE FAMILY
    1010.53            3        FIXED               Y                   N                        0             52.22               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     396.59            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     780.87            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     537.44            3        FIXED               Y                   N                        0             40.12                98.3       OWNER OCCUPIED                 SINGLE FAMILY
     358.81            3        FIXED               Y                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     336.13            3        FIXED               Y                   N                        0             29.32               89.78       SECOND HOME                    SINGLE FAMILY
     427.47            3        FIXED               Y                   N                        0             19.89               99.89       OWNER OCCUPIED                 CONDO
      346.5            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     418.79            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     279.66            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     497.01            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     116.57            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     970.63            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     371.69            3        FIXED               Y                   N                        0             18.37                94.9       OWNER OCCUPIED                 SINGLE FAMILY
       89.5            3        FIXED               Y                   N                        0              9.99               89.99       OWNER OCCUPIED                 SINGLE FAMILY
      90.76            3        FIXED               Y                   N                        0              6.11               86.11       OWNER OCCUPIED                 SINGLE FAMILY
     432.35            3        FIXED               Y                   N                        0             13.11               99.15       OWNER OCCUPIED                 SINGLE FAMILY
     476.66            3        FIXED               Y                   N                        0             22.42               99.39       OWNER OCCUPIED                 CONDO
     494.04            3        FIXED               Y                   N                        0             20.13                 100       OWNER OCCUPIED                 CONDO
     470.33            3        FIXED               Y                   N                        0             24.72               99.18       OWNER OCCUPIED                 SINGLE FAMILY
     321.18            3        FIXED               Y                   N                        0             16.16               91.59       OWNER OCCUPIED                 SINGLE FAMILY
     604.73            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     518.45            3        FIXED               Y                   N                        0             16.26               99.44       OWNER OCCUPIED                 SINGLE FAMILY
      183.7            3        FIXED               Y                   N                        0              9.22               75.54       OWNER OCCUPIED                 SINGLE FAMILY
     468.04            3        FIXED               Y                   N                        0             28.61               84.99       OWNER OCCUPIED                 CONDO
     275.55            4        FIXED               Y                   N                        0             15.23               99.92       OWNER OCCUPIED                 SINGLE FAMILY
     177.35            3        FIXED               Y                   N                        0              7.66               89.36       OWNER OCCUPIED                 SINGLE FAMILY
    1290.32            4        FIXED               Y                   N                        0              40.3               94.98       OWNER OCCUPIED                 SINGLE FAMILY
     351.12            4        FIXED               Y                   N                        0             13.28               97.74       OWNER OCCUPIED                 SINGLE FAMILY
     384.22            4        FIXED               Y                   N                        0             16.07               99.95       OWNER OCCUPIED                 SINGLE FAMILY
    1297.81            4        FIXED               Y                   N                        0             40.34               99.04       OWNER OCCUPIED                 SINGLE FAMILY
     225.47            4        FIXED               Y                   N                        0             15.77               99.96       OWNER OCCUPIED                 PUD
     709.14            4        FIXED               Y                   N                        0             22.16               89.99       OWNER OCCUPIED                 SINGLE FAMILY
      480.1            3        FIXED               Y                   N                        0             25.41               99.16       OWNER OCCUPIED                 SINGLE FAMILY
     356.47            4        FIXED               Y                   N                        0             25.89               94.81       OWNER OCCUPIED                 SINGLE FAMILY
     699.11            4        FIXED               Y                   N                        0             13.33               84.62       INVESTOR                       2-4 FAMILY
      701.6            4        FIXED               Y                   N                        0             18.71               89.99       OWNER OCCUPIED                 SINGLE FAMILY
        216            4        FIXED               Y                   N                        0             23.47               89.43       OWNER OCCUPIED                 SINGLE FAMILY
     229.72            3        FIXED               Y                   N                        0             11.26                 100       OWNER OCCUPIED                 SINGLE FAMILY
     712.43            3        FIXED               Y                   N                        0             27.12               81.86       OWNER OCCUPIED                 SINGLE FAMILY
     656.24            4        FIXED               Y                   N                        0             16.06               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     303.58            4        FIXED               Y                   N                        0             16.82               98.89       OWNER OCCUPIED                 PUD
    1102.18            3        FIXED               Y                   N                        0             23.81               78.37       OWNER OCCUPIED                 2-4 FAMILY
     516.94            3        FIXED               Y                   N                        0             10.97                94.3       OWNER OCCUPIED                 SINGLE FAMILY
     383.96            3        FIXED               Y                   N                        0             18.78               93.78       OWNER OCCUPIED                 SINGLE FAMILY
     384.02            3        FIXED               Y                   N                        0             27.46               94.93       OWNER OCCUPIED                 CONDO
     386.93            3        FIXED               Y                   N                        0             22.28               96.98       OWNER OCCUPIED                 SINGLE FAMILY
      394.8            3        FIXED               Y                   N                        0              18.1                 100       OWNER OCCUPIED                 CONDO
    2153.92            3        FIXED               Y                   N                        0             36.92               89.85       OWNER OCCUPIED                 SINGLE FAMILY
     257.08            3        FIXED               Y                   N                        0              6.15               87.18       OWNER OCCUPIED                 PUD
     592.71            3        FIXED               Y                   N                        0             19.31               65.21       OWNER OCCUPIED                 PUD
     351.85            3        FIXED               Y                   N                        0             16.69               98.55       OWNER OCCUPIED                 SINGLE FAMILY
     715.16            3        FIXED               Y                   N                        0             20.18               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     380.28            3        FIXED               Y                   N                        0             19.02               83.59       OWNER OCCUPIED                 SINGLE FAMILY
     309.74            3        FIXED               Y                   N                        0             15.71               98.47       OWNER OCCUPIED                 SINGLE FAMILY
     455.57            3        FIXED               Y                   N                        0             16.06               58.54       INVESTOR                       SINGLE FAMILY
     253.32            3        FIXED               Y                   N                        0              7.14                95.1       OWNER OCCUPIED                 SINGLE FAMILY
     834.31            3        FIXED               Y                   N                        0             38.25                 100       OWNER OCCUPIED                 PUD
      348.7            3        FIXED               Y                   N                        0              5.94               58.14       OWNER OCCUPIED                 SINGLE FAMILY
     663.11            3        FIXED               Y                   N                        0             28.97               84.19       OWNER OCCUPIED                 SINGLE FAMILY
     430.01            3        FIXED               Y                   N                        0             18.93               87.58       OWNER OCCUPIED                 SINGLE FAMILY
     399.11            3        FIXED               Y                   N                        0             31.33               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     442.56            3        FIXED               Y                   N                        0             35.44               79.45       INVESTOR                       SINGLE FAMILY
      427.7            3        FIXED               Y                   N                        0             10.95                81.4       OWNER OCCUPIED                 SINGLE FAMILY
     478.06            3        FIXED               Y                   N                        0             17.86               72.48       SECOND HOME                    PUD
     338.22            3        FIXED               Y                   N                        0             18.57               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     730.61            3        FIXED               Y                   N                        0             36.25               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     665.05            3        FIXED               Y                   N                        0             39.38                  90       OWNER OCCUPIED                 2-4 FAMILY
    1462.01            3        FIXED               Y                   N                        0             33.64               83.07       OWNER OCCUPIED                 SINGLE FAMILY
    1302.63            3        FIXED               Y                   N                        0             36.23               94.09       OWNER OCCUPIED                 SINGLE FAMILY
     402.06            3        FIXED               Y                   N                        0             24.61               94.88       OWNER OCCUPIED                 SINGLE FAMILY
     198.95            3        FIXED               Y                   N                        0              9.82                  90       INVESTOR                       2-4 FAMILY
     741.68            3        FIXED               Y                   N                        0             26.13                  90       OWNER OCCUPIED                 SINGLE FAMILY
     386.15            3        FIXED               Y                   N                        0             17.24               73.04       OWNER OCCUPIED                 SINGLE FAMILY
     619.12            3        FIXED               Y                   N                        0             26.16                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1489.86            3        FIXED               Y                   N                        0             19.96               83.95       OWNER OCCUPIED                 SINGLE FAMILY
     729.41            3        FIXED               Y                   N                        0             34.62                 100       OWNER OCCUPIED                 SINGLE FAMILY
     479.86            3        FIXED               Y                   N                        0             27.08               99.69       OWNER OCCUPIED                 SINGLE FAMILY
     253.32            3        FIXED               Y                   N                        0             11.36               73.53       INVESTOR                       SINGLE FAMILY
     337.75            3        FIXED               Y                   N                        0             32.21                 100       OWNER OCCUPIED                 SINGLE FAMILY
     219.58            3        FIXED               Y                   N                        0                10                99.9       OWNER OCCUPIED                 SINGLE FAMILY
     812.69            3        FIXED               Y                   N                        0             29.73                  85       OWNER OCCUPIED                 SINGLE FAMILY
     937.25            3        FIXED               Y                   N                        0             29.41               72.85       OWNER OCCUPIED                 SINGLE FAMILY
     593.82            3        FIXED               Y                   N                        0             30.15               99.65       OWNER OCCUPIED                 PUD
     327.18            3        FIXED               Y                   N                        0             17.86               97.91       OWNER OCCUPIED                 SINGLE FAMILY
     260.96            3        FIXED               Y                   N                        0              9.32                91.4       OWNER OCCUPIED                 PUD
     569.46            3        FIXED               Y                   N                        0             21.75               97.13       OWNER OCCUPIED                 SINGLE FAMILY
     810.57            3        FIXED               Y                   N                        0             25.34               97.95       OWNER OCCUPIED                 SINGLE FAMILY
    2385.86            3        FIXED               Y                   N                        0              32.7               84.29       OWNER OCCUPIED                 SINGLE FAMILY
     378.71            3        FIXED               Y                   N                        0             18.28                 100       OWNER OCCUPIED                 SINGLE FAMILY
     632.22            3        FIXED               Y                   N                        0             14.55               72.98       INVESTOR                       2-4 FAMILY
     599.62            3        FIXED               Y                   N                        0             28.23               94.51       OWNER OCCUPIED                 SINGLE FAMILY
    1262.12            3        FIXED               Y                   N                        0                24                 100       OWNER OCCUPIED                 SINGLE FAMILY
      360.9            3        FIXED               Y                   N                        0             10.06               94.95       OWNER OCCUPIED                 PUD
     501.56            3        FIXED               Y                   N                        0             26.19               89.94       OWNER OCCUPIED                 PUD
     209.75            3        FIXED               Y                   N                        0             16.05                83.6       OWNER OCCUPIED                 SINGLE FAMILY
     291.84            3        FIXED               Y                   N                        0             16.77               99.34       OWNER OCCUPIED                 SINGLE FAMILY
     346.43            3        FIXED               Y                   N                        0             23.18               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     392.34            3        FIXED               Y                   N                        0             10.38               89.27       OWNER OCCUPIED                 PUD
     501.68            3        FIXED               Y                   N                        0             25.41               99.84       OWNER OCCUPIED                 SINGLE FAMILY
     490.77            3        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
     272.65            3        FIXED               Y                   N                        0             14.37               96.93       OWNER OCCUPIED                 SINGLE FAMILY
     179.97            3        FIXED               Y                   N                        0             12.83               99.98       OWNER OCCUPIED                 SINGLE FAMILY
    1237.82            3        FIXED               Y                   N                        0             31.53                 100       OWNER OCCUPIED                 SINGLE FAMILY
     506.63            3        FIXED               Y                   N                        0             24.75               88.63       OWNER OCCUPIED                 SINGLE FAMILY
     196.92            3        FIXED               Y                   N                        0             13.25               97.41       OWNER OCCUPIED                 SINGLE FAMILY
     390.79            3        FIXED               Y                   N                        0             24.19               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     425.64            3        FIXED               Y                   N                        0             22.78               96.52       OWNER OCCUPIED                 SINGLE FAMILY
     308.18            3        FIXED               Y                   N                        0             18.24               74.49       INVESTOR                       SINGLE FAMILY
     489.14            3        FIXED               Y                   N                        0             25.28                 100       OWNER OCCUPIED                 SINGLE FAMILY
     655.49            3        FIXED               Y                   N                        0             17.17               80.61       OWNER OCCUPIED                 SINGLE FAMILY
     335.74            3        FIXED               Y                   N                        0             24.21               97.67       OWNER OCCUPIED                 SINGLE FAMILY
     436.02            3        FIXED               Y                   N                        0             14.08               82.23       OWNER OCCUPIED                 SINGLE FAMILY
    1343.78            3        FIXED               Y                   N                        0             20.33               94.49       OWNER OCCUPIED                 SINGLE FAMILY
     748.45            3        FIXED               Y                   N                        0                20               89.24       OWNER OCCUPIED                 SINGLE FAMILY
     355.42            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     396.33            4        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     323.41            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     375.94            3        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     442.49            3        FIXED               Y                   N                        0             13.33               93.33       OWNER OCCUPIED                 SINGLE FAMILY
     122.21            3        FIXED               Y                   N                        0             19.97               99.91       OWNER OCCUPIED                 SINGLE FAMILY
      663.6            6        FIXED               Y                   N                        0             26.53                 100       OWNER OCCUPIED                 SINGLE FAMILY
     652.13            4        FIXED               Y                   N                        0             19.98               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     131.75            3        FIXED               Y                   N                        0             10.69                89.7       OWNER OCCUPIED                 SINGLE FAMILY
     320.64            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     436.24            4        FIXED               Y                   N                        0             23.27                 100       OWNER OCCUPIED                 PUD
     395.62            4        FIXED               Y                   N                        0                15               94.99       SECOND HOME                    SINGLE FAMILY
     780.17            5        FIXED               Y                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     426.91            6        FIXED               Y                   N                        0             21.05                 100       OWNER OCCUPIED                 SINGLE FAMILY
      583.5            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     847.61            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     902.91            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     639.71            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1557.28            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     453.69            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     170.41            3        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     328.58            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     176.42            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     272.16            5        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     330.85            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     252.53            5        FIXED               Y                   N                        0             11.06               91.06       OWNER OCCUPIED                 SINGLE FAMILY
     486.43            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     232.81            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     251.88            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     577.14            4        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 CONDO
     851.13            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     412.25            4        FIXED               Y                   N                        0             20.66                 100       OWNER OCCUPIED                 SINGLE FAMILY
     275.04            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     449.64            4        FIXED               Y                   N                        0             25.13                 100       OWNER OCCUPIED                 PUD
     390.45            4        FIXED               Y                   N                        0             17.18               97.18       OWNER OCCUPIED                 PUD
     227.91            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     360.58            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     223.73            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     232.22            3        FIXED               Y                   N                        0             10.13                  90       INVESTOR                       PUD
     652.17            4        FIXED               Y                   N                        0             19.88                 100       OWNER OCCUPIED                 SINGLE FAMILY
     370.81            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     249.48            4        FIXED               Y                   N                        0             19.48               99.48       OWNER OCCUPIED                 SINGLE FAMILY
     337.19            4        FIXED               Y                   N                        0             20.67                 100       OWNER OCCUPIED                 SINGLE FAMILY
     375.68            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     283.56            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     554.97            4        FIXED               Y                   N                        0             20.82               89.91       OWNER OCCUPIED                 SINGLE FAMILY
     967.47            4        FIXED               Y                   N                        0             18.89               98.89       OWNER OCCUPIED                 SINGLE FAMILY
     269.53            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     478.77            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     512.58            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     335.25            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     104.41            4        FIXED               Y                   N                        0                 8                84.8       SECOND HOME                    PUD
     277.38            4        FIXED               Y                   N                        0             11.49               91.18       OWNER OCCUPIED                 SINGLE FAMILY
     786.22            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     572.84            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      529.7            4        FIXED               Y                   N                        0             14.88                93.9       OWNER OCCUPIED                 SINGLE FAMILY
     258.44            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     636.91            4        FIXED               Y                   N                        0             25.72               99.64       OWNER OCCUPIED                 SINGLE FAMILY
     717.58            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     606.91            4        FIXED               Y                   N                        0             17.35                 100       OWNER OCCUPIED                 PUD
     278.36            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     817.02            3        FIXED               Y                   N                        0             17.43               89.87       OWNER OCCUPIED                 CONDO
     409.12            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     431.88            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     290.87            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     188.26            4        FIXED               Y                   N                        0             15.04               95.04       OWNER OCCUPIED                 CONDO
     168.78            3        FIXED               Y                   N                        0             19.63               98.13       OWNER OCCUPIED                 SINGLE FAMILY
     635.36            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     575.56            4        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     290.81            3        FIXED               Y                   N                        0             31.88                 100       OWNER OCCUPIED                 SINGLE FAMILY
     227.09            3        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     165.64            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     377.35            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1158.6            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     463.48            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     286.59            4        FIXED               Y                   N                        0             19.49                99.5       OWNER OCCUPIED                 SINGLE FAMILY
     311.76            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1266.56            3        FIXED               Y                   N                        0             24.27               99.27       OWNER OCCUPIED                 SINGLE FAMILY
     505.25            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     824.12            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     444.97            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     436.24            3        FIXED               Y                   N                        0             20.41                 100       OWNER OCCUPIED                 SINGLE FAMILY
     482.93            4        FIXED               Y                   N                        0             16.83               89.81       OWNER OCCUPIED                 SINGLE FAMILY
     315.73            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     261.75            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      503.8            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      249.6            3        FIXED               Y                   N                        0             15.67                  95       OWNER OCCUPIED                 SINGLE FAMILY
      549.2            3        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 CONDO
     589.13            3        FIXED               Y                   N                        0             21.57                 100       OWNER OCCUPIED                 CONDO
     354.76            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     323.03            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      151.6            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     188.13            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    CONDO
     370.53            3        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     290.28            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     271.81            4        FIXED               Y                   N                        0             18.07               97.82       OWNER OCCUPIED                 SINGLE FAMILY
     739.42            3        FIXED               Y                   N                        0             19.51               99.51       OWNER OCCUPIED                 SINGLE FAMILY
     365.51            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1090.59            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     328.06            3        FIXED               Y                   N                        0             27.27               94.66       OWNER OCCUPIED                 SINGLE FAMILY
     924.28            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     207.22            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     225.24            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     348.99            3        FIXED               Y                   N                        0             19.63               98.16       OWNER OCCUPIED                 SINGLE FAMILY
      359.9            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     473.97            3        FIXED               Y                   N                        0                15               94.99       OWNER OCCUPIED                 PUD
     612.92            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     537.02            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     195.92            4        FIXED               Y                   N                        0              5.96               85.96       OWNER OCCUPIED                 SINGLE FAMILY
     175.59            3        FIXED               Y                   N                        0                20               99.99       SECOND HOME                    SINGLE FAMILY
     330.32            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     309.74            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     380.27            3        FIXED               Y                   N                        0             10.54               84.65       OWNER OCCUPIED                 SINGLE FAMILY
     174.87            4        FIXED               Y                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     270.91            3        FIXED               Y                   N                        0                10                  90       SECOND HOME                    PUD
     261.75            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     412.25            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     315.02            3        FIXED               Y                   N                        0             19.47               99.47       OWNER OCCUPIED                 SINGLE FAMILY
     179.11            3        FIXED               Y                   N                        0             13.54               93.54       OWNER OCCUPIED                 SINGLE FAMILY
    1363.24            3        FIXED               Y                   N                        0             19.23               99.23       OWNER OCCUPIED                 SINGLE FAMILY
     365.51            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     370.62            3        FIXED               Y                   N                        0             15.74               93.48       OWNER OCCUPIED                 SINGLE FAMILY
      903.3            3        FIXED               Y                   N                        0             18.56               98.56       OWNER OCCUPIED                 SINGLE FAMILY
     995.48            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      660.9            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     920.56            3        FIXED               Y                   N                        0                18               99.43       OWNER OCCUPIED                 SINGLE FAMILY
     557.89            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     474.97            3        FIXED               Y                   N                        0             21.13               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     250.58            3        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     335.91            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     817.95            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     772.83            3        FIXED               Y                   N                        0             14.95               94.95       OWNER OCCUPIED                 CONDO
     390.41            3        FIXED               Y                   N                        0             14.72               94.52       OWNER OCCUPIED                 SINGLE FAMILY
     354.72            3        FIXED               Y                   N                        0              27.1               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     357.88            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     357.23            3        FIXED               Y                   N                        0               7.4                87.4       OWNER OCCUPIED                 SINGLE FAMILY
     588.38            3        FIXED               Y                   N                        0             20.51               96.24       OWNER OCCUPIED                 SINGLE FAMILY
     330.11            3        FIXED               Y                   N                        0              6.55               86.55       OWNER OCCUPIED                 SINGLE FAMILY
     304.03            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      214.8            3        FIXED               Y                   N                        0             12.73               92.73       OWNER OCCUPIED                 PUD
     348.99            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     130.48            3        FIXED               Y                   N                        0             20.03                 100       OWNER OCCUPIED                 SINGLE FAMILY
     265.94            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     615.33            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     405.92            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     439.83            3        FIXED               Y                   N                        0             19.03               95.13       OWNER OCCUPIED                 SINGLE FAMILY
     258.01            3        FIXED               Y                   N                        0             19.67               99.67       OWNER OCCUPIED                 SINGLE FAMILY
     515.37            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        957            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     418.85            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     322.82            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     722.82            3        FIXED               Y                   N                        0             19.96               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     404.14            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     556.43            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     335.91            3        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     436.08            3        FIXED               Y                   N                        0             12.43               91.48       OWNER OCCUPIED                 SINGLE FAMILY
     122.01            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     348.99            3        FIXED               Y                   N                        0             20.25               96.33       OWNER OCCUPIED                 SINGLE FAMILY
     633.64            3        FIXED               Y                   N                        0             11.41                  90       OWNER OCCUPIED                 2-4 FAMILY
     258.44            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      615.1            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     271.81            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     234.32            3        FIXED               Y                   N                        0              9.88               89.88       OWNER OCCUPIED                 PUD
     379.97            3        FIXED               Y                   N                        0             20.05                 100       OWNER OCCUPIED                 PUD
     371.02            3        FIXED               Y                   N                        0              6.42               86.42       OWNER OCCUPIED                 2-4 FAMILY
      241.6            3        FIXED               Y                   N                        0             14.74               94.74       OWNER OCCUPIED                 SINGLE FAMILY
     162.97            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     505.27            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     356.66            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     636.59            3        FIXED               Y                   N                        0              9.13               87.13       OWNER OCCUPIED                 SINGLE FAMILY
     571.39            3        FIXED               Y                   N                        0             12.33                  90       OWNER OCCUPIED                 SINGLE FAMILY
     207.22            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     401.47            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     715.01            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     522.84            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     685.84            3        FIXED               Y                   N                        0             18.86               98.86       OWNER OCCUPIED                 SINGLE FAMILY
     338.48            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     296.86            3        FIXED               Y                   N                        0              9.02               83.76       OWNER OCCUPIED                 SINGLE FAMILY
     273.26            3        FIXED               Y                   N                        0              7.55               87.55       OWNER OCCUPIED                 PUD
     187.74            3        FIXED               Y                   N                        0             15.59               95.59       OWNER OCCUPIED                 SINGLE FAMILY
     489.97            3        FIXED               Y                   N                        0             11.48               86.48       OWNER OCCUPIED                 PUD
     750.77            3        FIXED               Y                   N                        0             30.16                 100       OWNER OCCUPIED                 SINGLE FAMILY
     222.91            3        FIXED               Y                   N                        0             14.09               94.14       OWNER OCCUPIED                 SINGLE FAMILY
     455.36            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     818.87            3        FIXED               Y                   N                        0             18.21               96.36       OWNER OCCUPIED                 PUD
     198.09            3        FIXED               Y                   N                        0             13.44               93.44       OWNER OCCUPIED                 CONDO
     250.23            3        FIXED               Y                   N                        0              7.63               87.63       OWNER OCCUPIED                 SINGLE FAMILY
     629.89            3        FIXED               Y                   N                        0              14.9                94.9       OWNER OCCUPIED                 SINGLE FAMILY
     326.81            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     465.22            3        FIXED               Y                   N                        0             19.67               99.67       OWNER OCCUPIED                 SINGLE FAMILY
     245.57            3        FIXED               Y                   N                        0             20.03                 100       OWNER OCCUPIED                 SINGLE FAMILY
     510.64            3        FIXED               Y                   N                        0             16.96               91.25       OWNER OCCUPIED                 SINGLE FAMILY
     322.51            3        FIXED               Y                   N                        0              7.06               82.06       INVESTOR                       2-4 FAMILY
      95.86            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     824.04            5        FIXED               Y                   N                        0             29.25               79.98       OWNER OCCUPIED                 SINGLE FAMILY
     562.57            4        FIXED               Y                   N                        0                22                85.3       OWNER OCCUPIED                 SINGLE FAMILY
     293.32            4        FIXED               Y                   N                        0             11.28                65.7       OWNER OCCUPIED                 SINGLE FAMILY
    1068.78            4        FIXED               Y                   N                        0             20.63               99.79       OWNER OCCUPIED                 SINGLE FAMILY
     296.67            4        FIXED               Y                   N                        0             31.57                76.1       INVESTOR                       SINGLE FAMILY
     796.09            3        FIXED               Y                   N                        0             22.39               80.24       OWNER OCCUPIED                 SINGLE FAMILY
     966.37            3        FIXED               Y                   N                        0             21.29               67.45       OWNER OCCUPIED                 SINGLE FAMILY
     535.57            3        FIXED               Y                   N                        0             31.25               99.94       OWNER OCCUPIED                 SINGLE FAMILY
     224.52            3        FIXED               Y                   N                        0             23.86               89.99       INVESTOR                       SINGLE FAMILY
        733            3        FIXED               Y                   N                        0             35.39               94.38       OWNER OCCUPIED                 SINGLE FAMILY
     218.12            3        FIXED               Y                   N                        0              4.73                88.3       OWNER OCCUPIED                 SINGLE FAMILY
     831.97            3        FIXED               Y                   N                        0             14.57                81.5       OWNER OCCUPIED                 SINGLE FAMILY
     745.83            3        FIXED               Y                   N                        0             17.37               89.51       OWNER OCCUPIED                 PUD
     218.12            3        FIXED               Y                   N                        0             14.98               98.78       OWNER OCCUPIED                 SINGLE FAMILY
      357.7            3        FIXED               Y                   N                        0             38.83               81.72       OWNER OCCUPIED                 SINGLE FAMILY
     804.98            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     610.73            3        FIXED               Y                   N                        0             13.03               92.86       OWNER OCCUPIED                 SINGLE FAMILY
     414.16            3        FIXED               Y                   N                        0             14.77               93.54       OWNER OCCUPIED                 SINGLE FAMILY
     160.49            4        FIXED               Y                   N                        0              8.44               88.44       OWNER OCCUPIED                 PUD
     482.02            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      738.6            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     278.72            3        FIXED               Y                   N                        0             19.94               99.93       OWNER OCCUPIED                 SINGLE FAMILY
     374.08            3        FIXED               Y                   N                        0             22.57               93.75       OWNER OCCUPIED                 SINGLE FAMILY
     287.48            3        FIXED               Y                   N                        0              9.84                88.6       SECOND HOME                    PUD
     610.73            3        FIXED               Y                   N                        0             13.18               93.18       OWNER OCCUPIED                 SINGLE FAMILY
     677.37            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     666.98            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1353.51            4        FIXED               Y                   N                        0             13.72               93.68       OWNER OCCUPIED                 SINGLE FAMILY
     483.13            4        FIXED               Y                   N                        0             29.85               99.27       OWNER OCCUPIED                 SINGLE FAMILY
      718.7            4        FIXED               Y                   N                        0              9.98                  90       SECOND HOME                    SINGLE FAMILY
     228.65            3        FIXED               Y                   N                        0              5.69                80.9       OWNER OCCUPIED                 SINGLE FAMILY
     318.46            3        FIXED               Y                   N                        0                10                  90       SECOND HOME                    CONDO
    1135.75            3        FIXED               Y                   N                        0             19.45               99.46       OWNER OCCUPIED                 SINGLE FAMILY
     376.55            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     787.83            3        FIXED               Y                   N                        0             19.74               99.74       OWNER OCCUPIED                 PUD
     162.13            3        FIXED               Y                   N                        0             14.35               94.35       OWNER OCCUPIED                 SINGLE FAMILY
     275.21            3        FIXED               Y                   N                        0             14.38               94.38       OWNER OCCUPIED                 SINGLE FAMILY
     818.28            3        FIXED               Y                   N                        0                25               94.58       OWNER OCCUPIED                 SINGLE FAMILY
     575.21            4        FIXED               Y                   N                        0             23.97               94.97       OWNER OCCUPIED                 CONDO
     203.67            4        FIXED               Y                   N                        0             18.61               99.93       OWNER OCCUPIED                 SINGLE FAMILY
     179.29            4        FIXED               Y                   N                        0             15.25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     570.38            3        FIXED               Y                   N                        0             21.97               89.93       INVESTOR                       SINGLE FAMILY
     304.61            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     386.47            3        FIXED               Y                   N                        0             21.07               84.99       OWNER OCCUPIED                 SINGLE FAMILY
     603.77            3        FIXED               Y                   N                        0             17.98               72.87       INVESTOR                       PUD
     330.53            3        FIXED               Y                   N                        0             10.81               86.49       OWNER OCCUPIED                 SINGLE FAMILY
     761.24            3        FIXED               Y                   N                        0             21.95               93.65       OWNER OCCUPIED                 SINGLE FAMILY
     667.06            3        FIXED               Y                   N                        0             25.33               99.99       OWNER OCCUPIED                 PUD
     375.92            3        FIXED               Y                   N                        0             29.68                 100       OWNER OCCUPIED                 SINGLE FAMILY
     522.99            3        FIXED               Y                   N                        0             35.97               89.49       OWNER OCCUPIED                 SINGLE FAMILY
     656.08            3        FIXED               Y                   N                        0             17.03               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     814.34            3        FIXED               Y                   N                        0             30.92               96.22       OWNER OCCUPIED                 SINGLE FAMILY
     403.52            3        FIXED               Y                   N                        0             32.17               98.76       OWNER OCCUPIED                 SINGLE FAMILY
     261.62            3        FIXED               Y                   N                        0              7.69               78.72       OWNER OCCUPIED                 SINGLE FAMILY
     592.71            3        FIXED               Y                   N                        0              6.82               31.57       OWNER OCCUPIED                 SINGLE FAMILY
     735.49            3        FIXED               Y                   N                        0             26.53               60.97       INVESTOR                       CONDO
     553.64            3        FIXED               Y                   N                        0             12.88               93.93       OWNER OCCUPIED                 SINGLE FAMILY
     633.38            3        FIXED               Y                   N                        0             17.65               36.55       OWNER OCCUPIED                 SINGLE FAMILY
      645.3            3        FIXED               Y                   N                        0             20.01               99.99       OWNER OCCUPIED                 PUD
     379.53            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     477.78            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     379.42            5        FIXED               Y                   N                        0             25.04                 100       OWNER OCCUPIED                 SINGLE FAMILY
     597.82            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      511.2            3        FIXED               Y                   N                        0              6.63               86.63       OWNER OCCUPIED                 PUD
      241.3            4        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
      448.8            3        FIXED               Y                   N                        0                16                  90       INVESTOR                       2-4 FAMILY
     177.04            3        FIXED               Y                   N                        0             19.49               99.48       OWNER OCCUPIED                 SINGLE FAMILY
     343.49            4        FIXED               Y                   N                        0             22.62                 100       OWNER OCCUPIED                 SINGLE FAMILY
     717.85            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     305.85            3        FIXED               Y                   N                        0             14.98               94.97       OWNER OCCUPIED                 SINGLE FAMILY
     173.25            4        FIXED               Y                   N                        0             12.31               77.23       INVESTOR                       SINGLE FAMILY
     665.26            4        FIXED               Y                   N                        0                10                  90       INVESTOR                       2-4 FAMILY
     201.57            3        FIXED               Y                   N                        0             19.99               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     274.54            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
    1075.03            3        FIXED               Y                   N                        0              19.8                99.8       OWNER OCCUPIED                 PUD
     781.37            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      299.4            3        FIXED               Y                   N                        0             20.37               99.27       OWNER OCCUPIED                 SINGLE FAMILY
     822.25            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    1167.69            4        FIXED               Y                   N                        0             24.22               84.19       OWNER OCCUPIED                 SINGLE FAMILY
     149.76            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     423.63            3        FIXED               Y                   N                        0             19.98               99.98       OWNER OCCUPIED                 CONDO
     294.46            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     383.57            3        FIXED               Y                   N                        0             19.98               99.97       OWNER OCCUPIED                 PUD
     297.87            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     370.81            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     275.75            3        FIXED               Y                   N                        0             19.96                  90       INVESTOR                       2-4 FAMILY
     298.83            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     242.96            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      277.2            3        FIXED               Y                   N                        0             15.75                  95       OWNER OCCUPIED                 SINGLE FAMILY
     229.03            4        FIXED               Y                   N                        0             18.75                 100       OWNER OCCUPIED                 SINGLE FAMILY
     283.33            4        FIXED               Y                   N                        0               9.9                 100       OWNER OCCUPIED                 SINGLE FAMILY
      209.2            3        FIXED               Y                   N                        0               5.6               98.48       OWNER OCCUPIED                 SINGLE FAMILY
     731.11            3        FIXED               Y                   N                        0             27.26                 100       OWNER OCCUPIED                 SINGLE FAMILY
     263.24            3        FIXED               Y                   N                        0              15.9               99.88       OWNER OCCUPIED                 SINGLE FAMILY
     371.14            3        FIXED               Y                   N                        0             23.81               92.46       OWNER OCCUPIED                 SINGLE FAMILY
     430.69            3        FIXED               Y                   N                        0             30.83               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     333.26            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     162.01            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     376.71            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     291.34            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     216.41            4        FIXED               Y                   N                        0                20               99.98       OWNER OCCUPIED                 CONDO
     195.66            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     319.17            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     283.05            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     306.35            3        FIXED               Y                   N                        0             25.88                 100       OWNER OCCUPIED                 SINGLE FAMILY
     333.73            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     496.67            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     243.73            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     244.76            3        FIXED               Y                   N                        0             18.63               98.63       OWNER OCCUPIED                 SINGLE FAMILY
     662.62            3        FIXED               Y                   N                        0             20.19                 100       OWNER OCCUPIED                 SINGLE FAMILY
      355.9            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     641.58            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     217.45            3        FIXED               Y                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     291.34            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     273.58            3        FIXED               Y                   N                        0             20.61                 100       OWNER OCCUPIED                 SINGLE FAMILY
     421.41            3        FIXED               Y                   N                        0              20.1               96.41       OWNER OCCUPIED                 SINGLE FAMILY
     861.57            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     368.89            3        FIXED               Y                   N                        0              9.41               89.41       OWNER OCCUPIED                 SINGLE FAMILY
     1128.4            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     399.45            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     473.58            4        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     416.57            4        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     636.66            4        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     734.45            4        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     811.04            4        FIXED               N                   Y                       60             19.75               98.77       OWNER OCCUPIED                 PUD
        668            4        FIXED               N                   Y                       60             19.99               99.98       OWNER OCCUPIED                 PUD
     289.21            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     393.89            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     395.92            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     962.31            4        FIXED               N                   N                        0             15.63                  95       OWNER OCCUPIED                 PUD
     828.03            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
    1194.83            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     473.02            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     476.27            4        FIXED               N                   Y                      120                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
        636            4        FIXED               N                   Y                      120                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     268.35            4        FIXED               N                   N                        0             19.96               99.93       OWNER OCCUPIED                 PUD
     220.13            4        FIXED               N                   N                        0             19.96               99.93       OWNER OCCUPIED                 SINGLE FAMILY
     202.31            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     680.16            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     439.97            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     205.67            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     173.67            4        FIXED               N                   N                        0             13.57               93.16       OWNER OCCUPIED                 SINGLE FAMILY
     187.22            4        FIXED               N                   N                        0                20               99.96       OWNER OCCUPIED                 PUD
     191.04            4        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     246.52            4        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     215.36            4        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 PUD
     260.07            4        FIXED               N                   N                        0             19.97               99.94       OWNER OCCUPIED                 PUD
     306.97            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
      356.9            4        FIXED               N                   N                        0             14.99               94.97       OWNER OCCUPIED                 PUD
     1332.2            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     417.69            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     361.51            4        FIXED               N                   N                        0             14.98               94.96       OWNER OCCUPIED                 PUD
     379.07            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     404.04            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     472.63            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     505.31            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1018.65            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1624.21            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     189.71            4        FIXED               N                   N                        0             10.99                  90       INVESTOR                       2-4 FAMILY
     321.06            3        FIXED               N                   N                        0             19.96               99.91       OWNER OCCUPIED                 PUD
     274.84            4        FIXED               N                   N                        0             19.98               99.97       INVESTOR                       PUD
    1098.84            4        FIXED               N                   Y                       60             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1469.13            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     304.56            4        FIXED               N                   Y                       60                20                 100       INVESTOR                       PUD
     427.97            3        FIXED               N                   Y                       60                20                 100       INVESTOR                       SINGLE FAMILY
     451.48            4        FIXED               N                   Y                       60                20                 100       SECOND HOME                    SINGLE FAMILY
     236.54            4        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 PUD
     466.98            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     432.02            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     665.81            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     555.74            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 CONDO
     514.02            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     542.28            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     612.33            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     253.95            4        FIXED               N                   N                        0              9.96               89.95       OWNER OCCUPIED                 PUD
      253.8            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     230.99            4        FIXED               N                   N                        0             14.99               94.98       OWNER OCCUPIED                 PUD
     313.22            3        FIXED               N                   N                        0                 8                  88       OWNER OCCUPIED                 SINGLE FAMILY
     343.13            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     335.71            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     385.32            4        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     391.35            4        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     426.09            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     395.67            4        FIXED               N                   N                        0             14.62                92.6       OWNER OCCUPIED                 SINGLE FAMILY
     442.62            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     469.01            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     495.24            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     558.34            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      609.1            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     615.19            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     629.41            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     663.92            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     695.39            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     722.53            4        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     732.08            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     874.09            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     776.69            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1086.97            4        FIXED               N                   N                        0             14.72               94.71       OWNER OCCUPIED                 PUD
    1091.76            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     287.15            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     860.05            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     174.33            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     282.19            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     237.46            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     276.11            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     247.63            4        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 PUD
     278.87            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     283.47            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     308.51            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     424.36            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     407.31            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     403.12            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     423.37            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     460.18            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     459.86            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     581.67            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     791.83            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1115.04            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1486.25            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     427.12            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     480.38            4        FIXED               N                   Y                      120                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     548.95            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     689.58            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      734.9            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     757.92            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      360.1            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     613.85            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     309.74            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     210.74            4        FIXED               N                   N                        0             24.39                 100       SECOND HOME                    SINGLE FAMILY
     251.33            4        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     328.69            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     564.44            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     330.69            4        FIXED               N                   N                        0             20.01                 100       SECOND HOME                    CONDO
     368.92            4        FIXED               N                   N                        0             19.05               95.24       OWNER OCCUPIED                 SINGLE FAMILY
     840.31            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     313.75            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
        449            4        FIXED               N                   N                        0             19.98               99.98       SECOND HOME                    PUD
     455.52            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     607.16            4        FIXED               N                   N                        0             19.99               99.99       SECOND HOME                    PUD
     700.06            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     827.26            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     376.92            4        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     348.69            4        FIXED               N                   Y                       60             19.98               99.97       SECOND HOME                    SINGLE FAMILY
     358.75            4        FIXED               N                   Y                       60                20                 100       SECOND HOME                    PUD
     368.79            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
      235.7            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     193.62            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     284.89            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      287.5            4        FIXED               N                   N                        0             19.97               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     299.05            4        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     424.14            4        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     594.97            4        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     593.74            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     638.03            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     891.55            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     233.95            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    CONDO
     234.46            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     282.58            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     338.03            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     391.43            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     561.58            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     567.99            4        FIXED               N                   N                        0             20.01                 100       SECOND HOME                    PUD
     614.47            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     750.75            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     848.75            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     833.05            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      195.4            4        FIXED               N                   N                        0             11.93               89.98       OWNER OCCUPIED                 SINGLE FAMILY
     212.68            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     284.11            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     335.65            4        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     317.68            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     518.24            3        FIXED               N                   N                        0             14.99               94.97       OWNER OCCUPIED                 PUD
      391.6            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     546.56            4        FIXED               N                   N                        0                20               99.98       SECOND HOME                    PUD
     936.95            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     175.41            4        FIXED               N                   N                        0                15               94.97       SECOND HOME                    PUD
     212.98            4        FIXED               N                   N                        0             20.02                 100       SECOND HOME                    CONDO
     225.78            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     285.28            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     289.26            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     319.73            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     301.87            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     348.71            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     491.48            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     585.44            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     727.65            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     694.62            4        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     944.75            3        FIXED               N                   N                        0             19.99               99.99       SECOND HOME                    PUD
     945.25            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
    1015.17            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     172.94            4        FIXED               N                   N                        0             17.54               87.72       OWNER OCCUPIED                 SINGLE FAMILY
     191.32            4        FIXED               N                   N                        0             15.01                  95       OWNER OCCUPIED                 SINGLE FAMILY
     217.21            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      199.5            4        FIXED               N                   N                        0                20               99.98       INVESTOR                       SINGLE FAMILY
     262.05            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     292.72            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     421.76            4        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     365.29            4        FIXED               N                   N                        0              19.9               99.52       OWNER OCCUPIED                 SINGLE FAMILY
     422.14            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     749.62            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1179.83            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     764.16            4        FIXED               N                   Y                       60                20               99.99       OWNER OCCUPIED                 PUD
     354.75            4        FIXED               N                   Y                       60                20                 100       SECOND HOME                    SINGLE FAMILY
    1133.23            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     185.28            4        FIXED               N                   Y                       60             22.22                 100       OWNER OCCUPIED                 SINGLE FAMILY
     290.21            4        FIXED               N                   Y                       60             19.97               99.97       SECOND HOME                    PUD
        429            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
      962.5            4        FIXED               N                   Y                       60                20                 100       SECOND HOME                    CONDO
      203.2            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     316.74            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     418.96            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     173.67            6        FIXED               N                   N                        0             12.55               89.81       SECOND HOME                    PUD
     950.81            6        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     554.94            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     762.79            6        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
    2368.33            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     245.88            5        FIXED               N                   Y                       60                10               89.84       OWNER OCCUPIED                 PUD
     258.22            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     311.95            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     321.67            4        FIXED               N                   N                        0             20.03                 100       OWNER OCCUPIED                 PUD
     523.01            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1058.37            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     223.81            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        307            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     493.14            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     530.33            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     572.71            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     562.91            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     581.15            5        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 CONDO
      617.3            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     878.11            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      909.3            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     978.03            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     248.35            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     289.17            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     486.39            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     785.79            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     821.79            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      278.2            5        FIXED               N                   N                        0             19.93               99.67       OWNER OCCUPIED                 SINGLE FAMILY
     390.69            5        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     547.75            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     403.08            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     397.46            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     173.67            6        FIXED               N                   N                        0             26.67                  95       OWNER OCCUPIED                 PUD
     212.03            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     213.62            5        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     250.45            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     332.56            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     502.14            7        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     518.87            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1014.74            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     335.21            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     799.98            4        FIXED               N                   Y                       60             20.01                 100       SECOND HOME                    PUD
    1174.77            4        FIXED               N                   Y                       60                20               99.99       OWNER OCCUPIED                 PUD
      309.2            6        FIXED               N                   Y                       60                20                 100       INVESTOR                       PUD
     128.32            5        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     147.92            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     842.18            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     238.37            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     175.41            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     217.87            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     196.25            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     410.78            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     360.37            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     381.64            4        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
     681.49            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     722.66            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     324.42            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     167.18            5        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     280.02            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     365.13            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     530.85            4        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     455.24            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     630.83            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     804.16            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     208.81            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     161.19            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     977.55            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     424.42            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     466.47            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     561.46            4        FIXED               N                   Y                       60                10                 100       OWNER OCCUPIED                 2-4 FAMILY
     383.74            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     774.07            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
      784.6            4        FIXED               N                   Y                      120                15                  95       OWNER OCCUPIED                 CONDO
     489.11            5        FIXED               N                   N                        0             19.99               99.98       SECOND HOME                    PUD
     354.24            5        FIXED               N                   N                        0             20.03               99.98       OWNER OCCUPIED                 PUD
     429.62            5        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
     615.54            5        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     384.96            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     474.02            5        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
      435.7            5        FIXED               N                   N                        0                20               99.98       SECOND HOME                    SINGLE FAMILY
      510.4            5        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     297.21            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     139.36            5        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
     786.67            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     864.76            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     317.52            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      326.8            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     289.18            4        FIXED               N                   N                        0             19.97               99.95       OWNER OCCUPIED                 SINGLE FAMILY
     487.38            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     571.61            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     453.16            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     392.95            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     372.46            5        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 CONDO
     544.31            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     198.83            5        FIXED               N                   N                        0             21.16                 100       OWNER OCCUPIED                 SINGLE FAMILY
     220.23            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     214.05            4        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     259.41            5        FIXED               N                   N                        0             15.01                  95       OWNER OCCUPIED                 SINGLE FAMILY
     282.65            5        FIXED               N                   N                        0             15.01               94.98       OWNER OCCUPIED                 PUD
     308.07            5        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
      384.2            4        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 CONDO
     431.17            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      402.7            5        FIXED               N                   N                        0                20               99.98       SECOND HOME                    PUD
     429.57            5        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     560.97            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     592.77            5        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
    1047.83            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      252.1            4        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     274.36            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     542.03            5        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
     557.28            3        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     254.52            5        FIXED               N                   N                        0              9.99               89.98       INVESTOR                       PUD
     273.13            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     327.48            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     385.04            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     502.34            4        FIXED               N                   N                        0                20               99.88       OWNER OCCUPIED                 SINGLE FAMILY
     329.79            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     294.06            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     434.64            5        FIXED               N                   Y                       60                15               94.99       OWNER OCCUPIED                 PUD
     173.67            5        FIXED               N                   N                        0             23.53                 100       OWNER OCCUPIED                 SINGLE FAMILY
     159.75            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     241.71            4        FIXED               N                   N                        0             19.99               99.95       OWNER OCCUPIED                 SINGLE FAMILY
     265.49            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        276            4        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     298.85            4        FIXED               N                   N                        0             19.99               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     326.56            4        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 PUD
     323.44            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     332.53            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     383.21            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     394.92            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     442.48            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     639.39            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     758.29            4        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     436.97            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     453.55            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      470.3            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     686.97            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     666.15            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      911.2            4        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     232.44            5        FIXED               N                   N                        0              9.99               99.98       OWNER OCCUPIED                 PUD
     980.81            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     114.33            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     157.52            5        FIXED               N                   N                        0             10.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     246.98            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     845.88            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     527.79            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      405.5            4        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     442.37            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     273.97            4        FIXED               N                   N                        0             19.99               99.97       OWNER OCCUPIED                 PUD
     518.83            4        FIXED               N                   Y                       60             19.99               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     360.24            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 2-4 FAMILY
    1462.83            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      508.2            4        FIXED               N                   Y                       60             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     307.43            4        FIXED               N                   N                        0                15                 100       OWNER OCCUPIED                 SINGLE FAMILY
     829.28            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     238.37            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     217.09            4        FIXED               N                   N                        0             20.03                 100       OWNER OCCUPIED                 PUD
     298.72            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     372.39            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     247.92            4        FIXED               N                   N                        0             19.99               99.97       OWNER OCCUPIED                 PUD
     280.05            4        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
    1725.36            4        FIXED               N                   N                        0             25.91                 100       OWNER OCCUPIED                 SINGLE FAMILY
     623.46            4        FIXED               N                   N                        0                20               99.99       SECOND HOME                    PUD
    1020.89            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     255.23            4        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     347.78            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     381.44            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     519.28            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     762.32            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     201.22            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     487.63            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     770.78            4        FIXED               N                   Y                       60                20               99.99       OWNER OCCUPIED                 PUD
     417.21            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
      697.7            4        FIXED               N                   Y                       60                20                 100       SECOND HOME                    PUD
      547.4            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     176.28            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     210.15            4        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 PUD
     242.27            4        FIXED               N                   N                        0             19.99               99.97       OWNER OCCUPIED                 PUD
     469.85            4        FIXED               N                   N                        0                10               99.99       OWNER OCCUPIED                 2-4 FAMILY
     111.72            4        FIXED               N                   N                        0             10.01                 100       OWNER OCCUPIED                 PUD
     273.97            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     752.41            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     418.33            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     368.52            4        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     472.38            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     734.27            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     225.03            4        FIXED               N                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     316.57            4        FIXED               N                   N                        0             19.99               99.97       SECOND HOME                    PUD
     175.85            4        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     245.87            4        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
      396.5            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     856.11            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     276.84            4        FIXED               N                   Y                       60                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     1067.5            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     847.95            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     250.68            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     173.67            4        FIXED               N                   N                        0             25.64                 100       OWNER OCCUPIED                 SINGLE FAMILY
     308.27            4        FIXED               N                   N                        0             14.99               94.96       OWNER OCCUPIED                 PUD
     368.58            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     792.35            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     233.52            4        FIXED               N                   N                        0                10                  90       SECOND HOME                    SINGLE FAMILY
     239.67            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     321.21            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     333.43            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     311.02            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     505.58            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     868.11            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     265.85            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    CONDO
     241.88            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     538.54            4        FIXED               N                   N                        0             19.99               99.99       SECOND HOME                    PUD
     724.08            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
      301.1            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     278.09            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     329.92            4        FIXED               N                   N                        0                20               99.99       SECOND HOME                    SINGLE FAMILY
     388.93            4        FIXED               N                   N                        0             19.99               99.97       SECOND HOME                    PUD
     731.98            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     994.36            4        FIXED               N                   N                        0             19.99               99.98       SECOND HOME                    SINGLE FAMILY
     222.26            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     220.89            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     222.73            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     249.01            4        FIXED               N                   N                        0             20.87                 100       INVESTOR                       CONDO
     237.42            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 CONDO
     849.36            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     268.88            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        975            4        FIXED               N                   Y                       60                20                 100       SECOND HOME                    SINGLE FAMILY
     326.83            4        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      217.3            3        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
      306.1            4        FIXED               N                   N                        0             14.98               94.96       SECOND HOME                    PUD
     679.28            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     137.58            4        FIXED               N                   N                        0             20.03                 100       OWNER OCCUPIED                 SINGLE FAMILY
     156.61            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     187.57            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     293.37            4        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     268.24            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     385.04            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     418.13            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     540.38            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     268.76            4        FIXED               N                   N                        0             20.01               99.99       OWNER OCCUPIED                 PUD
      341.7            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     299.98            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     402.74            4        FIXED               N                   N                        0             19.99               99.97       OWNER OCCUPIED                 PUD
     258.74            4        FIXED               N                   N                        0             19.97               99.94       OWNER OCCUPIED                 SINGLE FAMILY
     371.25            4        FIXED               N                   N                        0             12.26               92.26       OWNER OCCUPIED                 PUD
     335.79            4        FIXED               N                   N                        0             20.01                 100       SECOND HOME                    PUD
     362.97            3        FIXED               N                   N                        0             14.98               94.97       SECOND HOME                    PUD
     213.67            4        FIXED               N                   N                        0             19.98               99.95       OWNER OCCUPIED                 PUD
     208.41            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     284.38            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     179.75            3        FIXED               N                   N                        0                23                  90       OWNER OCCUPIED                 SINGLE FAMILY
     318.71            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     268.95            3        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     278.39            3        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     299.98            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     315.22            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     278.77            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     491.03            3        FIXED               N                   N                        0              9.99               89.99       OWNER OCCUPIED                 SINGLE FAMILY
     225.78            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     795.78            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1494.03            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     213.62            3        FIXED               N                   N                        0             17.29               97.27       OWNER OCCUPIED                 PUD
     628.31            3        FIXED               N                   N                        0             14.07               94.07       OWNER OCCUPIED                 SINGLE FAMILY
     368.92            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     430.01            5        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     259.41            4        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     453.09            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     278.18            3        FIXED               N                   N                        0             19.97               99.96       OWNER OCCUPIED                 SINGLE FAMILY
    1161.53            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
        476            3        FIXED               N                   N                        0             14.99               94.98       SECOND HOME                    PUD
     453.28            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      952.7            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     531.19            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     340.75            4        FIXED               N                   N                        0             19.98               99.97       SECOND HOME                    PUD
     484.57            4        FIXED               N                   N                        0             20.01               99.99       SECOND HOME                    PUD
     526.34            5        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     246.04            5        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
    1102.24            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     483.68            3        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     380.71            3        FIXED               N                   N                        0             19.97               99.95       SECOND HOME                    PUD
     406.61            5        FIXED               N                   N                        0             19.98               99.96       SECOND HOME                    PUD
     305.15            5        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     488.28            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     436.34            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     345.61            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     374.16            4        FIXED               N                   N                        0             19.99               99.98       SECOND HOME                    PUD
    1065.92            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     540.64            6        FIXED               N                   N                        0                20               99.98       SECOND HOME                    CONDO
     218.83            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      390.6            3        FIXED               N                   N                        0             19.96               99.96       SECOND HOME                    PUD
     426.38            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     765.64            3        FIXED               N                   N                        0                15               94.98       SECOND HOME                    SINGLE FAMILY
     332.67            3        FIXED               N                   N                        0             20.01                 100       SECOND HOME                    PUD
     218.83            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     373.79            3        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
     335.15            3        FIXED               N                   N                        0             20.01                 100       SECOND HOME                    PUD
     997.49            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     302.11            5        FIXED               N                   N                        0             14.98               94.95       SECOND HOME                    PUD
     819.82            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     277.89            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     189.81            5        FIXED               N                   N                        0             25.03               94.99       SECOND HOME                    SINGLE FAMILY
    1019.45            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     317.77            3        FIXED               N                   N                        0             19.87               99.87       OWNER OCCUPIED                 SINGLE FAMILY
     522.91            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     363.33            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     657.75            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    CONDO
     388.14            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1792.73            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     486.34            3        FIXED               N                   N                        0             19.96               99.92       OWNER OCCUPIED                 CONDO
     412.15            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     258.77            3        FIXED               N                   N                        0             19.87               99.33       OWNER OCCUPIED                 SINGLE FAMILY
     273.55            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     868.83            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     233.64            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     310.08            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
      653.3            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     658.62            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     677.53            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     424.52            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     362.97            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      553.4            3        FIXED               N                   N                        0                10                  90       INVESTOR                       PUD
     264.66            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     201.12            3        FIXED               N                   N                        0             26.49                 100       OWNER OCCUPIED                 SINGLE FAMILY
     318.77            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     516.49            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
      193.5            3        FIXED               N                   N                        0             13.11                  90       INVESTOR                       SINGLE FAMILY
     229.17            4        FIXED               N                   N                        0                20               99.99       INVESTOR                       SINGLE FAMILY
     679.45            3        FIXED               N                   N                        0             12.75               92.75       OWNER OCCUPIED                 PUD
     384.51            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     200.57            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     320.86            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     304.55            4        FIXED               N                   N                        0             19.97               99.96       OWNER OCCUPIED                 PUD
      185.1            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      185.1            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     937.87            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     182.21            3        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     243.58            3        FIXED               N                   N                        0             19.97               99.94       INVESTOR                       PUD
     243.58            3        FIXED               N                   N                        0             19.97               99.94       INVESTOR                       PUD
     273.53            3        FIXED               N                   N                        0             19.98               99.97       SECOND HOME                    PUD
     239.63            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     286.23            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     417.97            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     212.61            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     325.24            4        FIXED               N                   N                        0             19.99               99.97       INVESTOR                       PUD
     233.77            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     557.67            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     463.84            3        FIXED               N                   Y                       60                15               94.99       OWNER OCCUPIED                 PUD
     203.18            4        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     378.42            4        FIXED               N                   Y                       60                20                 100       SECOND HOME                    SINGLE FAMILY
     426.27            3        FIXED               N                   Y                       60             19.98               99.98       OWNER OCCUPIED                 SINGLE FAMILY
    1535.28            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
    1303.75            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     660.23            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        462            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     755.81            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     497.92            3        FIXED               N                   Y                       60             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
      274.8            3        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
       1449            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     249.11            3        FIXED               N                   Y                       60                 5                  85       SECOND HOME                    PUD
     569.33            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     570.94            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     301.04            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1039.73            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     638.46            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     253.09            5        FIXED               N                   Y                       60             19.97               99.94       INVESTOR                       SINGLE FAMILY
     309.01            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     308.03            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     299.32            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     298.24            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     215.36            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     278.77            4        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     845.45            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     373.46            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     255.63            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     237.11            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     435.21            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     311.95            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     407.89            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     279.79            3        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 PUD
     184.09            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     637.23            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     411.51            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     537.06            4        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     303.96            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     293.51            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     425.93            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     123.75            4        FIXED               N                   N                        0             12.82                 100       OWNER OCCUPIED                 2-4 FAMILY
     307.55            4        FIXED               N                   N                        0             19.31               96.55       OWNER OCCUPIED                 SINGLE FAMILY
     402.97            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     514.62            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     313.13            5        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
      374.7            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     181.46            3        FIXED               N                   N                        0             11.77                 100       OWNER OCCUPIED                 PUD
     155.44            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     304.12            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        209            5        FIXED               N                   N                        0                10                 100       SECOND HOME                    PUD
     144.15            3        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     192.96            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     221.76            5        FIXED               N                   N                        0             20.03                 100       OWNER OCCUPIED                 2-4 FAMILY
      356.4            3        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
    1097.04            3        FIXED               N                   Y                       60             15.27                  95       OWNER OCCUPIED                 SINGLE FAMILY
     173.67            3        FIXED               N                   N                        0             20.44               99.98       OWNER OCCUPIED                 PUD
     860.81            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     874.46            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     913.65            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     325.54            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     582.71            3        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     416.22            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     586.18            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1020.44            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1000.78            3        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
    1116.68            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     727.06            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        686            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     530.98            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     842.59            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     356.33            3        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     208.81            3        FIXED               N                   N                        0               8.7               87.61       OWNER OCCUPIED                 SINGLE FAMILY
      609.1            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      322.4            3        FIXED               N                   N                        0              13.2                93.2       OWNER OCCUPIED                 SINGLE FAMILY
     937.89            3        FIXED               N                   N                        0             19.01               99.01       OWNER OCCUPIED                 PUD
     748.13            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     658.66            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      361.4            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     507.59            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     495.07            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     318.45            3        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     349.74            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      354.1            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     185.95            3        FIXED               N                   N                        0             15.38                  95       OWNER OCCUPIED                 SINGLE FAMILY
     776.78            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     899.75            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      318.3            3        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 SINGLE FAMILY
      584.1            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     993.98            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     646.27            3        FIXED               N                   N                        0             19.94                99.7       OWNER OCCUPIED                 SINGLE FAMILY
      574.3            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     316.11            3        FIXED               N                   N                        0             13.33               91.76       OWNER OCCUPIED                 SINGLE FAMILY
     237.12            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     989.58            3        FIXED               N                   Y                      120             14.07               94.07       OWNER OCCUPIED                 PUD
    1031.06            3        FIXED               N                   Y                      120                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     650.67            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     499.38            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     465.67            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     731.94            3        FIXED               N                   Y                      120                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      724.5            3        FIXED               N                   Y                      120              7.58               87.58       OWNER OCCUPIED                 SINGLE FAMILY
     915.45            3        FIXED               N                   Y                      120                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
        581            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     782.42            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     368.47            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
      588.8            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     187.13            3        FIXED               N                   N                        0             14.99               94.98       OWNER OCCUPIED                 PUD
     650.65            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 2-4 FAMILY
     396.02            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1058.76            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     563.74            3        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     199.73            3        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 PUD
      923.8            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     523.24            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      256.5            3        FIXED               N                   N                        0             14.98               94.97       OWNER OCCUPIED                 CONDO
     892.13            4        FIXED               N                   Y                       60                15                  95       OWNER OCCUPIED                 CONDO
     909.56            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1257.81            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     243.34            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     865.93            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     548.35            3        FIXED               N                   N                        0             14.99               94.98       OWNER OCCUPIED                 PUD
     824.74            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     482.81            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     323.83            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     345.02            4        FIXED               N                   N                        0             19.97               99.95       INVESTOR                       PUD
     353.16            4        FIXED               N                   N                        0             19.98               99.98       INVESTOR                       PUD
     291.37            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     297.85            3        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
      335.1            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     532.46            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     293.22            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     264.55            5        FIXED               N                   N                        0             20.04                 100       OWNER OCCUPIED                 SINGLE FAMILY
      419.5            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     477.33            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     329.18            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1149.47            3        FIXED               N                   N                        0             14.89               99.24       OWNER OCCUPIED                 2-4 FAMILY
     490.78            4        FIXED               N                   N                        0             19.99               99.97       SECOND HOME                    PUD
     821.87            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     891.65            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     552.07            3        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     322.73            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     804.96            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     693.05            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     178.88            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     248.06            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     291.69            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      274.6            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     460.82            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1029.72            3        FIXED               N                   N                        0                17                  97       OWNER OCCUPIED                 CONDO
     247.92            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     266.15            3        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     242.36            3        FIXED               N                   N                        0             14.98               94.97       OWNER OCCUPIED                 SINGLE FAMILY
     304.65            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     587.13            3        FIXED               N                   Y                      120             20.01                 100       OWNER OCCUPIED                 PUD
     356.87            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     307.83            3        FIXED               N                   N                        0                15               94.99       SECOND HOME                    PUD
      422.3            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     204.07            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
    1071.98            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
    1539.35            3        FIXED               N                   N                        0             22.43                  95       OWNER OCCUPIED                 SINGLE FAMILY
     276.03            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     156.58            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     266.86            3        FIXED               N                   Y                       60             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     240.94            3        FIXED               N                   N                        0                10               99.98       OWNER OCCUPIED                 PUD
     403.39            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     303.95            3        FIXED               N                   N                        0             20.02                 100       OWNER OCCUPIED                 SINGLE FAMILY
     522.27            3        FIXED               N                   Y                      120             14.93               94.93       OWNER OCCUPIED                 SINGLE FAMILY
     945.54            3        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     717.25            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     503.05            5        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     807.63            3        FIXED               N                   Y                       60             19.22               99.21       OWNER OCCUPIED                 SINGLE FAMILY
     199.21            3        FIXED               N                   N                        0              6.35                  85       OWNER OCCUPIED                 SINGLE FAMILY
     215.36            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     360.89            3        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     976.06            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     364.04            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     588.38            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 PUD
     325.34            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     264.95            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     321.18            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     279.01            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 PUD
      332.5            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     133.37            3        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     347.78            3        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
      457.5            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     673.01            3        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     700.77            3        FIXED               N                   N                        0             20.01               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     135.45            3        FIXED               N                   N                        0             10.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     246.53            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     330.84            3        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 2-4 FAMILY
     378.11            3        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 2-4 FAMILY
     413.14            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     648.31            3        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     270.06            3        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
     201.12            3        FIXED               N                   N                        0             21.39                 100       OWNER OCCUPIED                 SINGLE FAMILY
     377.93            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     413.03            5        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     320.16            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     171.29            5        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     175.41            3        FIXED               N                   N                        0             15.02                  90       OWNER OCCUPIED                 SINGLE FAMILY
     307.83            3        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     304.54            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     294.25            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     318.44            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     501.68            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     503.63            3        FIXED               N                   N                        0             16.52               96.52       OWNER OCCUPIED                 PUD
      289.7            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     443.92            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     369.69            3        FIXED               N                   N                        0             14.14               94.14       OWNER OCCUPIED                 SINGLE FAMILY
     184.08            3        FIXED               N                   N                        0             25.48                 100       SECOND HOME                    SINGLE FAMILY
     460.56            4        FIXED               N                   N                        0             20.01               99.99       SECOND HOME                    PUD
     448.94            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      686.6            3        FIXED               N                   N                        0              17.4                97.4       OWNER OCCUPIED                 SINGLE FAMILY
     539.22            3        FIXED               N                   Y                      120             12.21               92.21       OWNER OCCUPIED                 CONDO
     191.48            3        FIXED               N                   N                        0                20               99.96       OWNER OCCUPIED                 SINGLE FAMILY
     295.07            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     277.44            3        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 PUD
     1179.4            3        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     240.83            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 CONDO
     420.28            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1084.21            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1305.05            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     879.94            3        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 PUD
     990.48            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1022.85            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     343.92            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     907.04            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     319.73            3        FIXED               N                   N                        0                20               99.98       SECOND HOME                    SINGLE FAMILY
     314.71            3        FIXED               N                   N                        0             15.66               95.66       OWNER OCCUPIED                 PUD
     606.22            4        FIXED               N                   N                        0             20.01                 100       SECOND HOME                    PUD
     246.81            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     745.44            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     211.62            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
       1020            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     407.96            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
    1427.46            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     341.94            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     225.05            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     583.92            3        FIXED               N                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     281.57            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     943.85            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     468.13            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     606.38            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1053.78            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     283.96            3        FIXED               N                   N                        0             20.01               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     285.08            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     488.13            3        FIXED               N                   Y                      120                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     275.71            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     417.84            4        FIXED               N                   N                        0             19.98               99.96       OWNER OCCUPIED                 PUD
     392.29            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     399.19            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    CONDO
     444.51            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     429.39            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     403.79            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     383.74            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     553.38            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     808.92            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     407.86            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     196.25            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1389.91            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     914.49            5        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 2-4 FAMILY
     362.56            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     274.87            3        FIXED               N                   Y                       60                20                 100       SECOND HOME                    CONDO
    1118.76            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     183.21            4        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1323.56            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     868.19            3        FIXED               N                   Y                       60             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     442.56            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     357.26            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     501.78            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
    1328.67            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     331.91            5        FIXED               N                   N                        0                20               89.98       OWNER OCCUPIED                 PUD
     626.43            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     972.28            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     349.87            3        FIXED               N                   N                        0             14.99               94.97       OWNER OCCUPIED                 PUD
     280.05            3        FIXED               N                   N                        0             20.04               99.99       SECOND HOME                    PUD
     262.92            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     811.29            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     329.65            3        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     525.62            3        FIXED               N                   Y                      120             19.99               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     259.07            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     571.69            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     455.18            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     442.62            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1028.39            3        FIXED               N                   N                        0             16.26                  95       OWNER OCCUPIED                 PUD
     427.76            4        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     508.66            6        FIXED               N                   Y                      120                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     286.09            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     191.04            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     278.83            3        FIXED               N                   N                        0             19.97               99.94       OWNER OCCUPIED                 PUD
    1052.06            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     243.24            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     336.49            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     393.69            3        FIXED               N                   N                        0             19.98               99.95       SECOND HOME                    SINGLE FAMILY
     182.21            3        FIXED               N                   N                        0             25.03                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1278.67            3        FIXED               N                   Y                       60                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     456.35            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     332.91            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     403.55            3        FIXED               N                   N                        0                20               99.98       SECOND HOME                    PUD
     237.93            3        FIXED               N                   N                        0             19.99               99.96       OWNER OCCUPIED                 SINGLE FAMILY
      195.4            3        FIXED               N                   N                        0             23.56                 100       OWNER OCCUPIED                 SINGLE FAMILY
     714.41            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     286.45            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     317.82            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     286.99            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
      213.7            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     303.71            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     255.09            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     220.13            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
      932.1            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     385.12            3        FIXED               N                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     165.27            3        FIXED               N                   N                        0             21.98                 100       INVESTOR                       SINGLE FAMILY
     372.07            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     809.93            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     518.93            3        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 PUD
     165.27            3        FIXED               N                   N                        0                16                  96       OWNER OCCUPIED                 SINGLE FAMILY
     184.08            3        FIXED               N                   N                        0             21.28                 100       SECOND HOME                    SINGLE FAMILY
    1090.58            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      314.6            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     762.43            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     476.65            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     209.81            3        FIXED               N                   N                        0                10                 100       OWNER OCCUPIED                 SINGLE FAMILY
     456.76            3        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     518.58            3        FIXED               N                   Y                       60                20                 100       SECOND HOME                    SINGLE FAMILY
       1173            3        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 2-4 FAMILY
     332.18            3        FIXED               N                   N                        0                15               94.99       OWNER OCCUPIED                 PUD
     343.66            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     374.11            4        FIXED               N                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
      320.8            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     258.77            3        FIXED               N                   N                        0             19.97               99.94       OWNER OCCUPIED                 PUD
     394.58            4        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     345.62            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     273.95            3        FIXED               N                   N                        0             19.93               99.91       OWNER OCCUPIED                 PUD
      545.3            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     451.33            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     403.18            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     351.15            3        FIXED               N                   N                        0             14.99               94.99       SECOND HOME                    PUD
     509.49           10        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 2-4 FAMILY
     634.63            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     133.09            5        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     178.25           10        FIXED               Y                   N                        0                 9                  84       INVESTOR                       CONDO
     218.45            6        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
      224.4            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     279.79            9        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     228.73            6        FIXED               N                   N                        0                15               94.98       OWNER OCCUPIED                 SINGLE FAMILY
     260.32            6        FIXED               Y                   N                        0             24.43                  95       SECOND HOME                    CONDO
     248.47            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     270.06            6        FIXED               Y                   N                        0             19.97               99.76       OWNER OCCUPIED                 CONDO
     244.23            6        FIXED               Y                   N                        0             19.98               94.95       INVESTOR                       SINGLE FAMILY
     368.18            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     366.76           10        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     407.51            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     327.25            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     270.47           12        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     348.11            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      397.3            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     549.93            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     425.67            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     581.39            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     433.49            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     415.19           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     382.58           16        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     534.99           11        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     467.43            5        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 SINGLE FAMILY
      671.1            5        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     435.04            6        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     584.59            6        FIXED               Y                   N                        0             13.69               93.69       OWNER OCCUPIED                 PUD
     600.66            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     930.92            6        FIXED               N                   N                        0             20.18                 100       OWNER OCCUPIED                 PUD
     244.28           12        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     194.93            6        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     289.46            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     311.18            8        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     243.28            5        FIXED               N                   N                        0             14.99               94.99       INVESTOR                       PUD
     269.45            6        FIXED               N                   N                        0             19.99               99.99       OWNER OCCUPIED                 SINGLE FAMILY
     322.08           12        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     407.87            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     496.34            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     420.07           12        FIXED               N                   N                        0             22.17               99.25       OWNER OCCUPIED                 SINGLE FAMILY
      543.1            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     775.32            7        FIXED               N                   N                        0              8.36               83.36       SECOND HOME                    SINGLE FAMILY
      89.61           12        FIXED               N                   N                        0              1.85               81.48       OWNER OCCUPIED                 2-4 FAMILY
     115.27            8        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
      94.51            6        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     109.54            5        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     121.98            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     129.84            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     118.56            6        FIXED               N                   N                        0                20                  95       INVESTOR                       SINGLE FAMILY
     154.04            9        FIXED               Y                   N                        0                20               94.97       INVESTOR                       PUD
     186.24           13        FIXED               Y                   N                        0                15               94.96       INVESTOR                       SINGLE FAMILY
     170.96            6        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     167.59           11        FIXED               Y                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     233.61            6        FIXED               N                   N                        0             14.97               94.96       SECOND HOME                    SINGLE FAMILY
     144.74           12        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     207.94            8        FIXED               Y                   N                        0             14.98               94.98       INVESTOR                       SINGLE FAMILY
     207.13            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       CONDO
     266.34            5        FIXED               N                   N                        0                18                  95       SECOND HOME                    SINGLE FAMILY
     199.72            6        FIXED               Y                   N                        0                20                  95       INVESTOR                       CONDO
     198.91           11        FIXED               N                   N                        0              3.23               57.03       OWNER OCCUPIED                 SINGLE FAMILY
     198.91            9        FIXED               Y                   N                        0             14.29               94.29       OWNER OCCUPIED                 SINGLE FAMILY
     219.68           16        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     315.48            6        FIXED               Y                   N                        0             14.75               93.43       OWNER OCCUPIED                 SINGLE FAMILY
     232.05            6        FIXED               N                   N                        0             14.98               89.96       INVESTOR                       SINGLE FAMILY
     234.81            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     285.49           16        FIXED               Y                   N                        0                15                  90       OWNER OCCUPIED                 PUD
     260.76           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      295.9            9        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     222.75            6        FIXED               Y                   N                        0             15.01                  95       SECOND HOME                    SINGLE FAMILY
     224.53           13        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     312.41            6        FIXED               Y                   N                        0             19.98               94.96       INVESTOR                       PUD
     326.42            8        FIXED               Y                   N                        0                15               94.99       SECOND HOME                    PUD
     322.81            6        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 SINGLE FAMILY
      237.6            5        FIXED               N                   N                        0             14.88               94.88       SECOND HOME                    SINGLE FAMILY
     284.75            6        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     347.93            7        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     436.92            6        FIXED               Y                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     283.63            6        FIXED               N                   N                        0                15               94.99       OWNER OCCUPIED                 2-4 FAMILY
     311.21            6        FIXED               N                   N                        0                15                  95       INVESTOR                       CONDO
     294.15            6        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     367.14            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     492.84            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     453.05            6        FIXED               Y                   N                        0             14.99               94.99       INVESTOR                       SINGLE FAMILY
      363.8            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     499.65            6        FIXED               Y                   N                        0             20.01               99.99       OWNER OCCUPIED                 PUD
     378.03            5        FIXED               Y                   N                        0                20                  95       INVESTOR                       SINGLE FAMILY
     463.41            6        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     360.27            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     423.32           13        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
      396.5           11        FIXED               Y                   N                        0              16.8               99.89       OWNER OCCUPIED                 SINGLE FAMILY
     398.17           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     431.71            6        FIXED               Y                   N                        0                20                  95       INVESTOR                       SINGLE FAMILY
     413.29           17        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     633.34           13        FIXED               N                   N                        0             25.45                94.9       OWNER OCCUPIED                 SINGLE FAMILY
     398.79            6        FIXED               N                   N                        0             17.46                69.4       OWNER OCCUPIED                 SINGLE FAMILY
     516.83           11        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     512.14            6        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     471.24           14        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     793.47            6        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     539.81            6        FIXED               Y                   N                        0              25.5                  90       OWNER OCCUPIED                 SINGLE FAMILY
     822.89            6        FIXED               Y                   N                        0             17.02               92.02       OWNER OCCUPIED                 SINGLE FAMILY
      780.4            6        FIXED               N                   N                        0             37.45               99.93       OWNER OCCUPIED                 SINGLE FAMILY
     700.01           10        FIXED               Y                   N                        0             10.17               57.29       OWNER OCCUPIED                 PUD
     1048.6            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      911.8            6        FIXED               N                   N                        0                20               94.94       INVESTOR                       PUD
     181.69           12        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     198.07            6        FIXED               Y                   N                        0                 5                  85       OWNER OCCUPIED                 SINGLE FAMILY
     267.56           15        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     294.05            6        FIXED               N                   N                        0             28.89                  95       SECOND HOME                    PUD
      266.9            6        FIXED               N                   N                        0             20.01                 100       OWNER OCCUPIED                 PUD
     484.52            8        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
    1001.64            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     443.38            4        FIXED               Y                   N                        0                15               94.18       SECOND HOME                    PUD
     525.58            7        FIXED               Y                   N                        0             16.83               96.83       OWNER OCCUPIED                 PUD
     910.66            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     478.11            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     569.36            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1080.15            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     583.14            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     488.29            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     583.09            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1639.53            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     340.76            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     595.55            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     875.29            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     638.31            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     911.43            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1091.35            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     453.41            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     672.28            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     273.78            4        FIXED               Y                   N                        0                10                  90       SECOND HOME                    CONDO
     837.27            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     637.32            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     926.68            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     670.47            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    1440.54            4        FIXED               Y                   N                        0             21.31                  95       INVESTOR                       PUD
     511.53            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     421.06            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     825.96            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     593.16            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     396.67            4        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     490.61            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     615.63            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     667.16            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     521.03            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1054.63            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     683.49            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      694.5            4        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
    1617.22            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     976.28            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     599.86            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     963.23            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     622.55            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     719.13            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     611.13            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     820.15            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     452.71            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     613.11            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     672.69            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     613.11            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      875.6            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     605.41            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     760.55            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     704.06            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      298.7            4        FIXED               Y                   N                        0             17.44                  95       INVESTOR                       PUD
     568.83            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     610.29            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      544.4            4        FIXED               Y                   N                        0                20               99.99       OWNER OCCUPIED                 PUD
     777.18            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     935.15            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     448.34            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     347.31            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     628.97            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     434.74            4        FIXED               Y                   N                        0             19.99               99.94       OWNER OCCUPIED                 CONDO
     280.56            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     303.25            4        FIXED               Y                   N                        0                10                  90       SECOND HOME                    PUD
     564.84            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     616.11            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     616.92            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     631.62            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     327.69            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     665.82            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     389.02            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
      531.2            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     567.41            4        FIXED               Y                   N                        0             19.99               99.96       OWNER OCCUPIED                 PUD
     630.45            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     285.64            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     421.77            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     675.12            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     629.59            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     555.36            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     358.68            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      615.5            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     675.88            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     530.56            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     534.98            4        FIXED               Y                   N                        0              9.72               89.72       OWNER OCCUPIED                 SINGLE FAMILY
      635.5            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      498.1            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     892.44            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        279            4        FIXED               Y                   N                        0             15.63                  95       INVESTOR                       PUD
       1368            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     701.24            4        FIXED               Y                   N                        0             19.91               99.92       OWNER OCCUPIED                 PUD
     818.37            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     332.78            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1183.04            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     438.06            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      354.2            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     701.76            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     404.43            4        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     508.37            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     358.25            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     375.28            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     557.31            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     444.25            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     413.42            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     486.95            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     519.72            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     625.64            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      552.6            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     477.39            4        FIXED               Y                   N                        0              9.24               89.24       OWNER OCCUPIED                 PUD
     295.13            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      315.9            4        FIXED               Y                   N                        0             20.06                 100       OWNER OCCUPIED                 CONDO
     277.12            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     237.82            4        FIXED               Y                   N                        0                10                  90       INVESTOR                       CONDO
     389.39            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     539.25            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     637.35            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     627.67            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
      724.8            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     516.91            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     340.63            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        599            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     815.84            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
      650.2            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      653.6            4        FIXED               Y                   N                        0             20.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     351.93            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     237.06            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     362.42            4        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     469.44            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     395.63            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     394.21            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     574.32            4        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     364.57            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     466.52            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     562.47            4        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     489.61            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1096.45            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      405.3            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    1331.68            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      396.3            4        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     512.02            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     386.39            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     716.36            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     289.38            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     621.91            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     398.22            4        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
      442.6            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     350.98            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     228.69            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     755.56            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1096.97            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     724.46            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     355.44            4        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     483.09            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     605.21            4        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     592.19            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     443.35            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     671.32            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     210.24            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     263.37            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     742.63            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     386.42            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     417.65            4        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     444.24            4        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     617.37            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     557.31            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     435.08            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      483.9            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      566.9            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     820.74            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     795.82            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     772.61            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     301.02            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     561.02            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     744.81            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     429.39            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     334.14            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      245.2            4        FIXED               Y                   N                        0             17.83                  90       INVESTOR                       PUD
     327.57            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     692.72            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1155.17            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      383.3            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1029.98            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     241.78            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     715.19            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     254.76            4        FIXED               Y                   N                        0             25.25                 100       INVESTOR                       SINGLE FAMILY
     884.41            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     540.36            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     461.35            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     471.53            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     688.55            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     536.26            4        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     899.61            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     509.46            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     625.67            4        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     301.52            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     671.85            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     281.45            4        FIXED               Y                   N                        0             20.08                  95       INVESTOR                       PUD
     856.58            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1071.64            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     403.54            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     716.75            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     504.27            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     807.33            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     575.22            4        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     476.06            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     444.98            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     327.62            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     652.96            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     219.44            4        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
      519.9            4        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     339.02            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     726.94            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     362.99            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     288.12            4        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     811.53            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     978.78            4        FIXED               Y                   N                        0                40                 100       OWNER OCCUPIED                 PUD
     372.88            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     783.29            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     288.49            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     812.02            4        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      283.9            4        FIXED               Y                   N                        0             15.72                  95       INVESTOR                       PUD
     308.72            3        FIXED               Y                   N                        0                15                  90       OWNER OCCUPIED                 SINGLE FAMILY
     448.01            3        FIXED               N                   N                        0                24                  80       INVESTOR                       2-4 FAMILY
     393.34            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     850.52            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     702.96            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     731.75            3        FIXED               N                   N                        0             14.44               89.44       OWNER OCCUPIED                 SINGLE FAMILY
     334.79            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
      360.3            3        FIXED               N                   N                        0                20                  95       INVESTOR                       SINGLE FAMILY
     502.12            3        FIXED               N                   N                        0                25                 100       INVESTOR                       2-4 FAMILY
     519.43            3        FIXED               N                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     520.86            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      346.3            3        FIXED               Y                   N                        0             25.91                 100       INVESTOR                       SINGLE FAMILY
        880            3        FIXED               N                   Y                      120                30                 100       INVESTOR                       SINGLE FAMILY
     228.54            3        FIXED               Y                   N                        0             25.09               93.16       OWNER OCCUPIED                 PUD
     523.31            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    PUD
     1705.9            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1454.19            3        FIXED               Y                   N                        0                30                 100       INVESTOR                       PUD
      236.5           12        FIXED               N                   Y                       60                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     443.48           17        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     977.27            9        FIXED               Y                   N                        0             35.93                  90       INVESTOR                       2-4 FAMILY
      179.3            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     156.08            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     202.78            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     201.56            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     216.12            2        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     226.26            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     230.53            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     238.53            3        FIXED               N                   N                        0                15                  95       SECOND HOME                    CONDO
     245.47            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     238.62            3        FIXED               N                   N                        0                12                  92       OWNER OCCUPIED                 SINGLE FAMILY
     254.01            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     206.97            2        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     231.95            3        FIXED               N                   N                        0                23                 100       OWNER OCCUPIED                 SINGLE FAMILY
     264.18            3        FIXED               N                   N                        0                10               83.07       OWNER OCCUPIED                 2-4 FAMILY
     251.25            3        FIXED               N                   N                        0                10                  90       SECOND HOME                    PUD
     263.37            3        FIXED               N                   N                        0              9.83               88.45       INVESTOR                       SINGLE FAMILY
     271.68            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     241.65            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     320.18            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     335.12            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     335.12            2        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     325.02            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     287.66            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     289.55            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     316.89            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     341.52            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     341.52            2        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     350.06            3        FIXED               N                   N                        0             15.03               94.99       INVESTOR                       SINGLE FAMILY
     350.06            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     350.38            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     292.65            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     265.34            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
        349            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     308.05            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     354.33            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      290.9            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     294.44            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      358.6            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     307.66            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     307.84            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     358.08            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     315.59            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     328.53            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      368.2            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     373.54            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     322.18            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     384.21            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     329.31            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     366.94            2        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     333.19            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     392.75            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     324.43            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     329.69            2        FIXED               N                   N                        0             19.97               99.97       OWNER OCCUPIED                 PUD
     401.29            2        FIXED               N                   N                        0                20                 100       SECOND HOME                    CONDO
     352.86            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     292.19            2        FIXED               N                   N                        0             13.82               93.82       OWNER OCCUPIED                 SINGLE FAMILY
     409.83            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      336.7            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     411.96            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
      360.4            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     418.37            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     418.37            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     330.62            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 CONDO
     424.23            3        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     425.04            3        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
     347.34            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     400.44            3        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     430.64            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     306.52            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     437.58            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     448.25            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     391.82            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      454.3            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     429.93            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
        397            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     439.09            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     466.39            3        FIXED               N                   N                        0             18.92               94.59       INVESTOR                       PUD
     468.53            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     382.07            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     384.24            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      482.4            4        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     395.21            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     501.16            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     438.74            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      504.6            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     435.42            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     437.25            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     510.15            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     443.57            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     512.28            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     459.77            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     447.87            3        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     533.63            3        FIXED               N                   N                        0                10                  90       INVESTOR                       SINGLE FAMILY
     463.58            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     470.47            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     468.33            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      541.4            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     543.15            2        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     466.52            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     475.66            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     486.14            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     460.34            3        FIXED               N                   N                        0                35                 100       INVESTOR                       SINGLE FAMILY
     560.31            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     561.16            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     572.05            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     511.53            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     515.91            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     549.73            3        FIXED               N                   N                        0             19.19               95.93       OWNER OCCUPIED                 SINGLE FAMILY
     451.12            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     605.19            2        FIXED               N                   N                        0              13.5                93.5       OWNER OCCUPIED                 SINGLE FAMILY
     547.01            3        FIXED               N                   N                        0             19.94                99.7       OWNER OCCUPIED                 SINGLE FAMILY
     646.76            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     653.52            3        FIXED               N                   N                        0                15                  95       SECOND HOME                    SINGLE FAMILY
     659.57            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     543.64            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     517.26            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     672.37            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     680.91            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     674.86            2        FIXED               N                   N                        0                25                 100       OWNER OCCUPIED                 2-4 FAMILY
     596.41            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     603.73            4        FIXED               N                   N                        0             12.22               92.22       OWNER OCCUPIED                 SINGLE FAMILY
     603.73            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     704.39            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     612.68            3        FIXED               N                   N                        0              9.61               76.87       OWNER OCCUPIED                 SINGLE FAMILY
     650.08            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     625.18            3        FIXED               N                   N                        0                25                  95       OWNER OCCUPIED                 SINGLE FAMILY
     768.43            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     781.23            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     784.43            3        FIXED               N                   N                        0             19.98               99.97       OWNER OCCUPIED                 SINGLE FAMILY
     673.25            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     785.92            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
     808.98            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     675.16            3        FIXED               N                   N                        0                35                 100       INVESTOR                       2-4 FAMILY
     821.79            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     832.46            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     832.46            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     849.12            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     858.08            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     721.19            3        FIXED               N                   N                        0                35                 100       INVESTOR                       2-4 FAMILY
      807.9            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      897.3            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     818.93            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     746.78            2        FIXED               N                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     729.83            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     960.53            2        FIXED               N                   N                        0             19.57               97.83       OWNER OCCUPIED                 SINGLE FAMILY
      730.4            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     740.19            2        FIXED               N                   N                        0             11.57                55.6       INVESTOR                       PUD
     863.41            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     864.65            3        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
      933.2            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1067.26            3        FIXED               N                   N                        0                20                  80       INVESTOR                       SINGLE FAMILY
    1114.22            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1179.92            2        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    1107.82            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1287.11            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
    1289.25            2        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1302.05            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
    1275.38            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1335.35            3        FIXED               N                   N                        0             17.95                  96       OWNER OCCUPIED                 SINGLE FAMILY
    1344.97            2        FIXED               N                   N                        0             21.18                  80       INVESTOR                       CONDO
    1773.78            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
       1801            3        FIXED               N                   N                        0             24.28               97.12       OWNER OCCUPIED                 SINGLE FAMILY
    1744.35            3        FIXED               N                   N                        0             22.16                 100       OWNER OCCUPIED                 PUD
    2134.52            3        FIXED               N                   N                        0              30.3                 100       OWNER OCCUPIED                 PUD
     520.42            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    1103.91            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1129.98            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1028.86            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        638            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
    1073.84            3        FIXED               Y                   N                        0             20.17                 100       OWNER OCCUPIED                 PUD
    1306.26            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     695.17            3        FIXED               Y                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     625.22            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     688.25            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     570.78            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     762.27            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     307.32            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     675.04            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     886.39            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      590.2            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     468.95            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     780.81            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     913.51            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     841.94            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     540.88            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1182.84            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     376.47            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     305.25            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     882.08            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     612.08            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      947.6            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     259.79            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     454.87            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     559.74            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     836.53            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     591.05            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     783.59            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     792.52            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     762.07            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     778.38            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     930.92            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     318.62            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     777.58            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     769.06            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     644.86            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     408.04            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     577.27            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     813.15            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     998.38            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     810.36            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      957.7            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1024.69            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     800.25            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     988.63            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     372.36            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     699.54            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      757.8            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     589.97            3        FIXED               Y                   N                        0                25                  95       SECOND HOME                    PUD
    1315.06            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     767.99            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     789.79            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      783.1            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      804.5            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     404.03            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     786.61            3        FIXED               Y                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     354.92            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     381.91            3        FIXED               Y                   N                        0             19.98               99.96       OWNER OCCUPIED                 PUD
      353.4            3        FIXED               Y                   N                        0             19.98               99.98       OWNER OCCUPIED                 PUD
     475.08            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
    1030.53            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    CONDO
     821.99            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     531.71            3        FIXED               Y                   N                        0                20                  95       INVESTOR                       PUD
     814.77            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     773.55            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1082.69            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     317.89            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     242.82            3        FIXED               Y                   N                        0             15.46                  95       INVESTOR                       PUD
     945.53            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     604.53            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     606.65            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      412.8            3        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     344.37            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     420.91            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1409.99            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     460.06            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     380.29            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     653.17            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     405.37            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     823.94            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     508.19            3        FIXED               Y                   N                        0                25                  95       INVESTOR                       PUD
     742.03            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     387.92            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     910.48            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     656.13            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     281.45            3        FIXED               Y                   N                        0             21.19                  95       INVESTOR                       PUD
     779.86            3        FIXED               Y                   N                        0             15.09                  95       OWNER OCCUPIED                 PUD
     620.04            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     474.44            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     474.35            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     503.59            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     979.42            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     674.09            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     406.74            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     428.88            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     522.23            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     522.23            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     836.65            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      893.5            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     860.03            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      550.7            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     396.92            3        FIXED               Y                   N                        0             20.59                  95       INVESTOR                       PUD
     511.02            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1095.65            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     292.16            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     892.58            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     401.35            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
    1134.19            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      330.2            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
      840.5            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     580.12            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     350.47            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     495.42            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     321.03            3        FIXED               Y                   N                        0                20               99.98       OWNER OCCUPIED                 CONDO
     225.82            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
      682.8            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     280.41            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     342.41            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     473.17            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     572.54            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     648.64            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     282.38            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     668.48            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     328.58            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     407.15            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     490.99            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      586.3            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     433.57            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     540.09            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     487.39            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
    2619.75            3        FIXED               Y                   N                        0              24.7               98.82       OWNER OCCUPIED                 SINGLE FAMILY
     465.74            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     683.93            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     437.56            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     549.18            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1392.57            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     289.91            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
      644.2            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     517.31            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     580.81            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     395.65            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     660.34            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1117.4            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     630.64            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     452.03            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     394.64            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     418.03            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     399.62            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     424.56            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     262.41            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      230.4            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     391.78            3        FIXED               Y                   N                        0             14.99               94.98       OWNER OCCUPIED                 PUD
     534.82            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      505.8            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     499.74            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     399.51            3        FIXED               Y                   N                        0             14.64               94.64       OWNER OCCUPIED                 PUD
      245.2            3        FIXED               Y                   N                        0              20.5                 100       OWNER OCCUPIED                 CONDO
     806.84            3        FIXED               Y                   N                        0                20               99.98       OWNER OCCUPIED                 PUD
     181.37            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     355.22            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     366.06            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     421.17            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      373.2            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     478.92            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      592.8            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     488.56            3        FIXED               Y                   N                        0             19.94               99.94       OWNER OCCUPIED                 PUD
     614.31            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     473.63            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
    1190.96            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     274.46            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     868.82            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     535.76            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     353.21            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     402.18            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     475.09            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     847.27            3        FIXED               Y                   N                        0                25                  95       OWNER OCCUPIED                 PUD
     192.23            3        FIXED               Y                   N                        0             18.81                  95       SECOND HOME                    PUD
     622.03            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1063.71            3        FIXED               Y                   N                        0             21.98                 100       OWNER OCCUPIED                 SINGLE FAMILY
     259.57            3        FIXED               Y                   N                        0              16.4                  95       INVESTOR                       PUD
     781.62            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     787.29            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     703.55            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     378.63            3        FIXED               Y                   N                        0             19.69               98.45       OWNER OCCUPIED                 PUD
     493.96            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     506.26            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     403.79            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     609.79            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1274.31            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     555.95            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     742.72            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      347.9            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     796.44            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     603.75            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     507.47            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     314.18            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     475.97            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     395.33            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     524.09            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     438.61            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     558.29            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     709.75            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     260.74            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    CONDO
     285.02            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 CONDO
     763.46            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      283.9            3        FIXED               Y                   N                        0             15.36                  95       INVESTOR                       PUD
     697.62            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     448.51            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     351.83            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     770.95            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     500.16            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     689.86            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     554.18            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     800.93            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     408.02            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     744.64            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     944.59            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     590.31            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     764.74            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     497.99            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        484            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     757.06            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     293.75            3        FIXED               Y                   N                        0             20.56                 100       INVESTOR                       PUD
    1214.28            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     722.64            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       CONDO
     236.45            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    CONDO
    1040.13            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     282.91            3        FIXED               Y                   N                        0              9.99               89.98       OWNER OCCUPIED                 PUD
     283.36            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     496.96            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     327.24            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     770.51            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     836.35            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     373.39            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     987.93            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     550.33            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     666.61            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     749.07            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     308.59            3        FIXED               Y                   N                        0                15               94.98       INVESTOR                       PUD
     443.83            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     431.46            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      695.2            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      381.5            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     695.43            3        FIXED               Y                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     773.13            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     801.77            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     878.32            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     510.14            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     494.11            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     286.36            3        FIXED               Y                   N                        0             12.98                  90       INVESTOR                       PUD
     513.85            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     687.33            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     483.02            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     274.11            3        FIXED               Y                   N                        0              17.3                  95       INVESTOR                       PUD
     730.32            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     693.14            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     272.84            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     377.96            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     468.99            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     437.25            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     378.49            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     568.08            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      519.9            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     796.37            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     308.63            3        FIXED               Y                   N                        0             18.55                  95       INVESTOR                       CONDO
     366.15            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     844.73           11        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1201.39            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     358.27            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     308.95            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1279.69            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     345.94            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     480.48            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     210.03            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     403.87            8        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     475.24            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     581.27            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     646.34            9        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     350.71            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     266.82            2        FIXED               Y                   N                        0             12.11               92.11       OWNER OCCUPIED                 PUD
     423.19            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     878.92            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     669.35            2        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     604.55            5        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     662.73            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     261.34            2        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     312.66            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     575.68            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     915.52            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     317.99            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        415            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     422.67            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     606.53            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     611.44            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     210.22            2        FIXED               Y                   N                        0             11.01                  90       SECOND HOME                    PUD
     914.95            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     339.31            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     556.22            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     663.86            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     440.59            2        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     364.25            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     820.53            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     425.04            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     385.98            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     367.31            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     523.62            2        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
      704.6            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     242.82            2        FIXED               Y                   N                        0             20.24                 100       OWNER OCCUPIED                 PUD
     315.18            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     767.99            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     272.91            2        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     301.91            2        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     611.28            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     491.49            2        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     316.85            3        FIXED               Y                   N                        0                20                  95       INVESTOR                       PUD
     304.62            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     307.51            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     419.16            2        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     442.56            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     978.09            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     223.47            2        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     680.46            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     534.66            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     466.09            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      412.4            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     265.08            3        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     431.32            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     293.75            3        FIXED               Y                   N                        0             16.81                  95       INVESTOR                       PUD
     715.02            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     480.99            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     387.73            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     452.88            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     876.91            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     439.48            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      811.9            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     548.82            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     718.94            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      607.1            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     876.27            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     436.12            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     510.29            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     849.91            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     500.49            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     621.35            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     201.65            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
      473.5            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     553.51            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
        279            2        FIXED               Y                   N                        0             16.43                  95       INVESTOR                       PUD
     579.02            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     418.02            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
      283.9            2        FIXED               Y                   N                        0             16.73                  95       INVESTOR                       PUD
     383.91            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     384.51            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     549.21            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     355.68            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     506.53            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     302.03            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     417.08            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     274.11            2        FIXED               Y                   N                        0             20.02                 100       INVESTOR                       PUD
     725.39            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     676.03            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     935.72            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     618.37            2        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     355.62            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     314.45            3        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     396.13            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        279            2        FIXED               Y                   N                        0             16.41                  95       INVESTOR                       PUD
     365.72            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     350.46            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     753.86            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     667.72            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      671.9            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     576.35            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      262.7            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     362.42            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     398.29            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     689.97            2        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     281.82            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     418.82            2        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     274.11            2        FIXED               Y                   N                        0             16.45                  95       INVESTOR                       PUD
     640.32            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1227.97            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     459.15            2        FIXED               Y                   N                        0                15                  95       INVESTOR                       CONDO
     333.46            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     338.66            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     965.69            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     837.15            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     322.01            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     404.14            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      459.2            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     261.33            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     268.06            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     972.66            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     507.43            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     558.75            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      391.7            2        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     647.43            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     244.75            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     329.92            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     575.26            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     493.96            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1130.23            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     358.09            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      429.6            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     240.45            2        FIXED               Y                   N                        0             16.96                  95       INVESTOR                       PUD
     244.46            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     652.53            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     809.55            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     563.27            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     379.61            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     875.14            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      193.6            3        FIXED               Y                   N                        0                10                  90       INVESTOR                       PUD
     626.21            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     568.37            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     450.34            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     364.74            2        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     691.05            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     850.58            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        275            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      495.6            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      426.7            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     951.99            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     294.68            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     263.44            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     508.26            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      298.7            2        FIXED               Y                   N                        0             18.24                  90       INVESTOR                       CONDO
     786.81            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     532.57            2        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     580.88            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     537.41            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    2292.74            2        FIXED               Y                   N                        0                60                 100       OWNER OCCUPIED                 CONDO
    1137.28            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
      85.92            5        FIXED               N                   N                        0              3.99               83.98       INVESTOR                       PUD
    1073.49            3        FIXED               N                   N                        0                25                  95       INVESTOR                       2-4 FAMILY
     815.52            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     740.46            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1748.64            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     450.42            4        FIXED               N                   Y                      120                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1096.44            3        FIXED               N                   N                        0             21.01               94.82       INVESTOR                       2-4 FAMILY
      524.3            3        FIXED               N                   N                        0                15                  90       SECOND HOME                    PUD
     569.54            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     472.82            3        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
     472.82            3        FIXED               N                   N                        0                15                  95       INVESTOR                       PUD
     398.38            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     932.77            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
        353            3        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
        569            3        FIXED               N                   N                        0                30                 100       INVESTOR                       2-4 FAMILY
     268.53            3        FIXED               N                   N                        0                25                 100       INVESTOR                       PUD
     463.52            2        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     834.01            3        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     543.37            3        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
        556            3        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     885.82            6        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 2-4 FAMILY
      403.8            4        FIXED               Y                   N                        0                30                 100       INVESTOR                       PUD
      848.6            2        FIXED               Y                   N                        0             25.01                 100       OWNER OCCUPIED                 SINGLE FAMILY
     178.36            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     316.89            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 SINGLE FAMILY
     647.27            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     320.91            3        FIXED               N                   N                        0                30                 100       INVESTOR                       2-4 FAMILY
     308.59            2        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     595.61            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     895.75            3        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
      509.5            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      403.8            4        FIXED               Y                   N                        0                30                 100       INVESTOR                       PUD
     609.33            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     336.01            2        FIXED               Y                   N                        0              22.5                  90       INVESTOR                       SINGLE FAMILY
     442.95            3        FIXED               N                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
    1270.67            3        FIXED               Y                   N                        0                15               94.98       OWNER OCCUPIED                 PUD
     117.89            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     196.48            3        FIXED               Y                   N                        0                15                  95       SECOND HOME                    PUD
     533.79            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     247.99            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     1442.5            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     465.09            3        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     250.92            3        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     316.24            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     382.33            2        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     619.29            3        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     625.75            3        FIXED               N                   N                        0                20                 100       INVESTOR                       CONDO
     237.96            3        FIXED               Y                   N                        0             24.97               99.95       OWNER OCCUPIED                 SINGLE FAMILY
     637.99            3        FIXED               Y                   N                        0              19.5                99.5       OWNER OCCUPIED                 SINGLE FAMILY
     811.27            3        FIXED               N                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
    1520.28            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1969.26            3        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
     245.68            2        FIXED               N                   N                        0             11.28               91.28       OWNER OCCUPIED                 SINGLE FAMILY
    1012.08            3        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 PUD
     417.07            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     227.74            3        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     505.78            3        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     978.25            2        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1737.62            3        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     537.07            3        FIXED               Y                   N                        0                20                 100       SECOND HOME                    PUD
     494.96            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     669.89            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     593.95            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1347.12            2        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 PUD
     326.05            3        FIXED               Y                   N                        0                20               99.97       INVESTOR                       SINGLE FAMILY
     641.47            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     613.74            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     352.07            2        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 PUD
     663.96            3        FIXED               Y                   N                        0             19.99               99.98       OWNER OCCUPIED                 PUD
     650.59            3        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 2-4 FAMILY
     280.85            3        FIXED               N                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     407.13            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
    1252.25            3        FIXED               Y                   N                        0                25                  90       INVESTOR                       2-4 FAMILY
     556.89            2        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1870.92            3        FIXED               N                   N                        0                25                 100       INVESTOR                       2-4 FAMILY
     387.06            2        FIXED               N                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
    1870.92            3        FIXED               N                   N                        0                25                 100       INVESTOR                       2-4 FAMILY
     339.49            3        FIXED               N                   N                        0                25                 100       INVESTOR                       2-4 FAMILY
     467.49            2        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 CONDO
      230.8            4        FIXED               Y                   N                        0                15                  80       INVESTOR                       SINGLE FAMILY
    1674.38            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      341.4            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1671.32            3        FIXED               Y                   N                        0                20                 100       INVESTOR                       CONDO
     836.98            3        FIXED               Y                   N                        0                20                  90       INVESTOR                       SINGLE FAMILY
     326.05            3        FIXED               Y                   N                        0                20               99.97       INVESTOR                       SINGLE FAMILY
     631.57            2        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     479.03            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     1066.6            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     178.98            3        FIXED               Y                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     408.37            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
      641.7            2        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
      655.2            2        FIXED               Y                   N                        0             18.48               92.38       OWNER OCCUPIED                 SINGLE FAMILY
     906.15            2        FIXED               N                   N                        0                20               99.98       INVESTOR                       PUD
     390.87            3        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     489.17            2        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     326.93            1        FIXED               N                   N                        0                10                  90       INVESTOR                       CONDO
     622.17            2        FIXED               N                   N                        0             19.99               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     380.61            2        FIXED               Y                   N                        0                20               99.98       OWNER OCCUPIED                 SINGLE FAMILY
     836.34            3        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
    1056.98            1        FIXED               Y                   N                        0              19.9               89.54       INVESTOR                       PUD
     164.38            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     539.44            2        FIXED               Y                   N                        0                10                  90       OWNER OCCUPIED                 PUD
     365.71            6        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     666.21            6        FIXED               Y                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     140.95            6        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
        549            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     603.54            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       CONDO
    1461.36            7        FIXED               Y                   N                        0                30                 100       OWNER OCCUPIED                 2-4 FAMILY
     1400.1            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     874.32            7        FIXED               Y                   N                        0                25                 100       INVESTOR                       2-4 FAMILY
      285.7            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       CONDO
    1797.46            5        FIXED               Y                   N                        0             29.71               99.04       INVESTOR                       PUD
    1443.46            7        FIXED               Y                   N                        0             25.54                 100       INVESTOR                       SINGLE FAMILY
     399.14            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
      412.6            5        FIXED               Y                   N                        0                20                  95       INVESTOR                       2-4 FAMILY
     209.19            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       CONDO
     631.32            6        FIXED               Y                   N                        0             19.88               94.42       INVESTOR                       PUD
     215.01            7        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     546.33            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       CONDO
    1628.96            6        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     843.28            5        FIXED               Y                   N                        0                25                 100       INVESTOR                       2-4 FAMILY
     354.72            2        FIXED               N                   N                        0             14.98               94.98       OWNER OCCUPIED                 PUD
     330.63            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     521.55            2        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     613.12            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     413.28            2        FIXED               N                   N                        0                20                  85       INVESTOR                       SINGLE FAMILY
     846.82            2        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     295.53            2        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     307.12            2        FIXED               N                   N                        0                15                  95       OWNER OCCUPIED                 SINGLE FAMILY
     683.29            2        FIXED               N                   N                        0                25                  95       INVESTOR                       SINGLE FAMILY
     264.59            2        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
     966.07            2        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     442.56            2        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     872.95            2        FIXED               Y                   N                        0                25                 100       OWNER OCCUPIED                 PUD
     646.17            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     337.17            2        FIXED               N                   N                        0                15                  95       INVESTOR                       SINGLE FAMILY
    1727.07            2        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     457.94            1        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     700.03            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     545.96            1        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
    1108.66            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 PUD
     448.41            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 CONDO
     534.57            2        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
        497            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     330.04            1        FIXED               N                   N                        0                10                  90       INVESTOR                       CONDO
     321.12            2        FIXED               Y                   N                        0             22.35                  95       INVESTOR                       PUD
     321.12            2        FIXED               Y                   N                        0             22.35                  95       INVESTOR                       PUD
     476.39            1        FIXED               N                   N                        0                20                 100       SECOND HOME                    SINGLE FAMILY
     433.81            2        FIXED               Y                   N                        0                20               99.99       INVESTOR                       SINGLE FAMILY
     201.71            1        FIXED               N                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
     501.48            2        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     535.01            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     1927.1            1        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 2-4 FAMILY
    1166.27            3        FIXED               Y                   N                        0                25                 100       INVESTOR                       SINGLE FAMILY
     625.22            1        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     352.85            1        FIXED               N                   N                        0                15                  95       INVESTOR                       2-4 FAMILY
    2008.46            1        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     443.82            1        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     669.05            1        FIXED               N                   N                        0                30                 100       INVESTOR                       2-4 FAMILY
      429.4            2        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
      901.7            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     503.98            3        FIXED               Y                   N                        0                25                 100       SECOND HOME                    SINGLE FAMILY
      944.2            2        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     214.67            1        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
    1027.58            1        FIXED               Y                   N                        0                20                 100       OWNER OCCUPIED                 SINGLE FAMILY
     614.49            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     355.74            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     449.73            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     372.49            2        FIXED               N                   N                        0                20                  90       INVESTOR                       2-4 FAMILY
     494.78            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     386.68            1        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     349.53            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     1192.3            1        FIXED               Y                   N                        0                20                  95       OWNER OCCUPIED                 SINGLE FAMILY
     609.97            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     394.74            1        FIXED               N                   N                        0             18.51               92.55       INVESTOR                       SINGLE FAMILY
     541.26            2        FIXED               N                   N                        0             19.98               99.97       INVESTOR                       2-4 FAMILY
     634.49            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     258.45            1        FIXED               N                   N                        0                20                 100       INVESTOR                       2-4 FAMILY
     422.86            1        FIXED               Y                   N                        0                15                  95       INVESTOR                       PUD
     421.82            1        FIXED               Y                   N                        0                20                 100       INVESTOR                       PUD
     635.81            1        FIXED               Y                   N                        0                25                 100       INVESTOR                       PUD
     583.24            0        FIXED               N                   N                        0                20                 100       INVESTOR                       PUD
     619.16            1        FIXED               N                   N                        0                20                 100       INVESTOR                       SINGLE FAMILY
     572.33            4        FIXED               N                   N                        0                20                 100       OWNER OCCUPIED                 PUD
    1534.93            3        FIXED               Y                   N                        0                30                 100       INVESTOR                       2-4 FAMILY
    1762.66            2        FIXED               N                   N                        0                23                 100       INVESTOR                       SINGLE FAMILY

    PI                    MTM_PURPLIT                         MTM_PRODLIT                     MTM_DOCLIT
    --                    -----------                         -----------                     ----------
      123.8        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      320.8        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     978.54        PURCHASE                          30 YR FIXED                           SISA
     556.31        PURCHASE                          30 YR FIXED                           NO RATIO
     363.66        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     287.05        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1110.62        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     1834.2        PURCHASE                          30 YR FIXED                           SISA
     694.56        CASHOUT REFI                      30 YR FIXED                           SIVA
      630.3        CASHOUT REFI                      30 YR FIXED                           SIVA
     891.04        PURCHASE                          FIXED BALLOON 30/15                   SISA
     438.93        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      178.8        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     393.52        PURCHASE                          30 YR FIXED                           NO RATIO
     298.67        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      301.1        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     199.54        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     266.04        PURCHASE                          30 YR FIXED                           NO RATIO
      901.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     354.26        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     320.52        PURCHASE                          30 YR FIXED                           SIVA
     433.66        PURCHASE                          30 YR FIXED                           SISA
     345.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     891.04        PURCHASE                          FIXED BALLOON 30/15                   SISA
     533.75        PURCHASE                          30 YR FIXED                           NO RATIO
     300.02        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     747.54        PURCHASE                          30 YR FIXED                           SISA
     457.12        PURCHASE                          FIXED BALLOON 30/15                   SISA
     268.02        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     400.43        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     421.16        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     184.08        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1086.82        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     339.44        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     306.56        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     268.02        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     742.72        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      300.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     171.81        PURCHASE                          30 YR FIXED                           SISA
     348.87        CASHOUT REFI                      30 YR FIXED                           SIVA
     206.68        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     368.84        PURCHASE                          FIXED BALLOON 30/15                   SISA
     627.33        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1322.33        PURCHASE                          30 YR FIXED                           NO RATIO
     417.64        CASHOUT REFI                      30 YR FIXED                           SIVA
     376.55        PURCHASE                          FIXED BALLOON 30/15                   SISA
     303.95        CASHOUT REFI                      30 YR FIXED                           SIVA
     391.21        PURCHASE                          30 YR FIXED                           SISA
     891.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     576.44        PURCHASE                          30 YR FIXED                           SIVA
     130.58        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     543.26        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     978.52        PURCHASE                          FIXED BALLOON 30/15                   SISA
     714.24        PURCHASE                          30 YR FIXED                           SISA
     503.57        PURCHASE                          30 YR FIXED                           NO RATIO
     698.96        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     627.79        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     470.77        CASHOUT REFI                      30 YR FIXED                           SIVA
     844.09        PURCHASE                          30 YR FIXED                           SIVA
     948.59        PURCHASE                          30 YR FIXED                           SISA
    1358.11        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     111.04        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     750.89        CASHOUT REFI                      30 YR FIXED                           NO DOC
     298.37        CASHOUT REFI                      30 YR FIXED                           NO RATIO
        349        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     370.56        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     158.24        PURCHASE                          30 YR FIXED                           NO RATIO
     561.35        PURCHASE                          30 YR FIXED                           NO RATIO
     145.46        PURCHASE                          30 YR FIXED                           NO DOC
     801.79        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     307.18        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     472.48        PURCHASE                          30 YR FIXED                           SIVA
      755.1        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     225.21        PURCHASE                          30 YR FIXED                           SISA
     631.74        PURCHASE                          30 YR FIXED                           SIVA
        306        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     474.17        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     249.73        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      271.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     269.91        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     212.51        CASHOUT REFI                      30 YR FIXED                           SIVA
     432.44        PURCHASE                          30 YR FIXED                           SISA
     813.63        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     954.35        PURCHASE                          30 YR FIXED                           SISA
     343.92        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     837.02        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     258.62        PURCHASE                          30 YR FIXED                           NO RATIO
     544.09        PURCHASE                          30 YR FIXED                           SIVA
     728.12        PURCHASE                          30 YR FIXED                           SISA
      447.4        PURCHASE                          30 YR FIXED                           SISA
     452.27        PURCHASE                          30 YR FIXED                           SISA
     250.11        PURCHASE                          30 YR FIXED                           SIVA
     312.92        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     424.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     337.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     336.34        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     524.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     629.89        PURCHASE                          30 YR FIXED                           SIVA
      192.1        PURCHASE                          FIXED BALLOON 30/15                   SISA
     360.01        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     715.06        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     304.17        PURCHASE                          30 YR FIXED                           NO RATIO
     326.24        PURCHASE                          30 YR FIXED                           NO RATIO
      807.4        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     220.79        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     820.31        PURCHASE                          30 YR FIXED                           NO RATIO
     354.72        CASHOUT REFI                      30 YR FIXED                           NO DOC
     520.78        PURCHASE                          30 YR FIXED                           SIVA
     259.96        PURCHASE                          FIXED BALLOON 30/15                   SISA
     652.16        PURCHASE                          30 YR FIXED                           SIVA
     200.16        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     330.01        PURCHASE                          30 YR FIXED                           NO RATIO
     215.35        PURCHASE                          30 YR FIXED                           SIVA
     521.01        PURCHASE                          30 YR FIXED                           SIVA
      296.3        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     608.85        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     492.88        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     259.51        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     128.87        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     246.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     273.63        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     450.31        PURCHASE                          30 YR FIXED                           NO DOC
     382.76        PURCHASE                          30 YR FIXED                           SIVA
     383.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     239.97        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1734.96        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     180.62        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     570.62        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     670.12        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     326.21        RATE/TERM REFI                    30 YR FIXED                           SIVA
        352        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     815.63        PURCHASE                          30 YR FIXED                           SIVA
     374.98        PURCHASE                          30 YR FIXED                           SISA
     178.25        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     289.79        PURCHASE                          FIXED BALLOON 30/15                   SISA
     311.85        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     344.31        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     443.41        PURCHASE                          30 YR FIXED                           SIVA
      626.4        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     144.62        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1505.86        PURCHASE                          FIXED BALLOON 30/15                   SISA
     1230.8        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     201.01        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     457.97        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
      463.5        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     409.56        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1153.75        PURCHASE                          30 YR FIXED                           SISA
      279.2        PURCHASE                          FIXED BALLOON 30/15                   SISA
     252.81        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     570.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     657.86        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     306.78        RATE/TERM REFI                    30 YR FIXED                           SIVA
     197.22        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      485.8        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      96.11        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     592.06        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     246.87        PURCHASE                          30 YR FIXED                           SISA
     452.47        PURCHASE                          30 YR FIXED                           NO RATIO
     863.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     259.87        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     404.27        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     304.35        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      76.18        PURCHASE                          30 YR FIXED                           SISA
     312.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     497.49        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     208.86        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     154.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     157.79        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     253.84        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     395.13        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     232.72        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     413.74        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      91.34        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
      698.4        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     238.42        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     246.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    2549.97        PURCHASE                          30 YR FIXED                           SIVA
     158.23        PURCHASE                          FIXED BALLOON 30/15                   SISA
     237.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     275.65        PURCHASE                          FIXED BALLOON 30/15                   SISA
     188.34        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     137.23        PURCHASE                          30 YR FIXED                           SISA
     430.26        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     138.04        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     587.01        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      82.17        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     588.85        PURCHASE                          30 YR FIXED                           SIVA
      242.5        PURCHASE                          30 YR FIXED                           SISA
     370.92        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     480.44        PURCHASE                          30 YR FIXED                           SIVA
      268.2        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     173.67        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     798.48        PURCHASE                          FIXED BALLOON 30/15                   SISA
     448.22        PURCHASE                          30 YR FIXED                           SISA
     783.54        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     323.65        CASHOUT REFI                      30 YR FIXED                           NO RATIO
      363.6        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     565.55        CASHOUT REFI                      30 YR FIXED                           SISA
     561.62        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     244.66        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      518.2        PURCHASE                          30 YR FIXED                           SISA
     696.16        PURCHASE                          30 YR FIXED                           SIVA
      793.8        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     539.42        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     460.22        PURCHASE                          30 YR FIXED                           SIVA
     336.62        PURCHASE                          30 YR FIXED                           SIVA
     417.23        PURCHASE                          30 YR FIXED                           NO RATIO
     316.89        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     158.67        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     785.01        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     195.33        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     345.77        PURCHASE                          30 YR FIXED                           SISA
     812.23        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     540.03        CASHOUT REFI                      30 YR FIXED                           SIVA
     285.07        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     338.07        CASHOUT REFI                      30 YR FIXED                           SIVA
     126.69        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     429.17        PURCHASE                          FIXED BALLOON 30/15                   SISA
     279.62        PURCHASE                          FIXED BALLOON 30/15                   SISA
     141.19        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
    1274.69        PURCHASE                          30 YR FIXED                           SIVA
      598.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     662.51        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     153.46        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      93.35        CASHOUT REFI                      30 YR FIXED                           SIVA
     298.42        PURCHASE                          30 YR FIXED                           SIVA
     532.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     884.33        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     594.26        PURCHASE                          FIXED BALLOON 30/15                   SISA
     373.33        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1286.45        PURCHASE                          FIXED BALLOON 30/15                   SISA
     596.59        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     272.44        PURCHASE                          30 YR FIXED                           SISA
     509.08        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      355.9        PURCHASE                          FIXED BALLOON 30/15                   SISA
     703.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     186.91        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     417.56        PURCHASE                          30 YR FIXED                           SIVA
      239.8        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     187.42        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      381.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     655.61        PURCHASE                          FIXED BALLOON 30/15                   SISA
     329.31        PURCHASE                          30 YR FIXED                           SISA
     498.31        PURCHASE                          30 YR FIXED                           SISA
     279.15        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     209.18        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     163.02        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     310.18        RATE/TERM REFI                    30 YR FIXED                           SIVA
     238.17        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     127.71        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     171.11        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     150.25        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     604.79        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     183.42        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     620.95        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     388.12        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1193.12        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     240.53        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      206.2        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     187.82        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     658.61        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     144.61        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     586.99        PURCHASE                          FIXED BALLOON 30/15                   SISA
     331.33        PURCHASE                          30 YR FIXED                           SIVA
     166.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     256.59        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     474.85        PURCHASE                          30 YR FIXED                           NO RATIO
     226.22        PURCHASE                          30 YR FIXED                           NO DOC
      391.3        PURCHASE                          30 YR FIXED                           SIVA
     683.93        PURCHASE                          30 YR FIXED                           SIVA
     423.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     414.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     555.39        PURCHASE                          30 YR FIXED                           NO RATIO
     251.99        PURCHASE                          30 YR FIXED                           SISA
     435.03        PURCHASE                          30 YR FIXED                           SIVA
     267.44        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     300.87        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     369.07        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     515.44        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     915.76        PURCHASE                          30 YR FIXED                           SISA
     277.85        PURCHASE                          30 YR FIXED                           SISA
     348.58        PURCHASE                          30 YR FIXED                           SISA
     412.35        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     365.49        PURCHASE                          30 YR FIXED                           SIVA
     758.84        PURCHASE                          30 YR FIXED                           NO DOC
     364.89        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     240.66        PURCHASE                          FIXED BALLOON 30/15                   SISA
     259.87        PURCHASE                          FIXED BALLOON 30/15                   SISA
     277.43        PURCHASE                          30 YR FIXED                           SISA
     329.89        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     258.47        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1008.16        PURCHASE                          30 YR FIXED                           SISA
      608.1        PURCHASE                          30 YR FIXED                           SIVA
     307.76        PURCHASE                          30 YR FIXED                           NO RATIO
     410.15        PURCHASE                          30 YR FIXED                           SISA
     281.23        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     405.88        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     391.23        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     189.98        PURCHASE                          30 YR FIXED                           NO RATIO
     301.86        PURCHASE                          30 YR FIXED                           SISA
     407.57        PURCHASE                          30 YR FIXED                           NO RATIO
      282.7        PURCHASE                          30 YR FIXED                           SIVA
     319.84        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     421.53        PURCHASE                          30 YR FIXED                           SISA
    1658.26        PURCHASE                          30 YR FIXED                           NO DOC
     567.64        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     629.98        PURCHASE                          30 YR FIXED                           SISA
     568.84        PURCHASE                          30 YR FIXED                           NO RATIO
     384.46        CASHOUT REFI                      30 YR FIXED                           SISA
     956.09        PURCHASE                          FIXED BALLOON 30/15                   SISA
     234.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     320.51        PURCHASE                          30 YR FIXED                           SIVA
     749.67        CASHOUT REFI                      30 YR FIXED                           NO DOC
     748.66        PURCHASE                          FIXED BALLOON 30/15                   SISA
     497.81        PURCHASE                          30 YR FIXED                           SISA
     676.31        PURCHASE                          30 YR FIXED                           SISA
     330.95        PURCHASE                          30 YR FIXED                           SISA
     630.93        PURCHASE                          30 YR FIXED                           SISA
     271.22        RATE/TERM REFI                    30 YR FIXED                           SIVA
     258.21        CASHOUT REFI                      30 YR FIXED                           SIVA
     567.09        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     877.78        PURCHASE                          30 YR FIXED                           SISA
     737.65        PURCHASE                          FIXED BALLOON 30/15                   SISA
     418.49        PURCHASE                          FIXED BALLOON 30/15                   SISA
     930.64        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     288.33        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     447.12        PURCHASE                          FIXED BALLOON 30/15                   SISA
      537.3        PURCHASE                          30 YR FIXED                           NO RATIO
     415.38        PURCHASE                          30 YR FIXED                           NO DOC
     942.89        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     559.51        PURCHASE                          30 YR FIXED                           SIVA
     438.21        PURCHASE                          30 YR FIXED                           SISA
     354.86        PURCHASE                          FIXED BALLOON 30/15                   SISA
     515.49        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     513.71        PURCHASE                          30 YR FIXED                           NO RATIO
     624.25        PURCHASE                          30 YR FIXED                           NO DOC
     490.64        PURCHASE                          30 YR FIXED                           SISA
     412.92        PURCHASE                          30 YR FIXED                           NO DOC
     410.04        PURCHASE                          30 YR FIXED                           NO DOC
     739.36        PURCHASE                          30 YR FIXED                           SISA
     677.05        PURCHASE                          30 YR FIXED                           SISA
     939.24        PURCHASE                          30 YR FIXED                           SIVA
     115.53        PURCHASE                          30 YR FIXED                           SISA
     886.82        PURCHASE                          30 YR FIXED                           SISA
     385.55        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     923.81        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     286.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     340.85        PURCHASE                          30 YR FIXED                           SISA
     295.52        PURCHASE                          30 YR FIXED                           SISA
     343.62        PURCHASE                          30 YR FIXED                           SIVA
     849.58        PURCHASE                          30 YR FIXED                           SISA
     255.95        PURCHASE                          30 YR FIXED                           SISA
     323.03        PURCHASE                          30 YR FIXED                           SISA
     262.84        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1061.95        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     546.83        PURCHASE                          30 YR FIXED                           SISA
      648.9        PURCHASE                          30 YR FIXED                           SIVA
    1118.02        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    2291.29        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     300.36        PURCHASE                          30 YR FIXED                           SIVA
      881.8        PURCHASE                          30 YR FIXED                           SISA
     772.86        PURCHASE                          30 YR FIXED                           SISA
     292.08        PURCHASE                          30 YR FIXED                           SIVA
     460.46        PURCHASE                          30 YR FIXED                           SIVA
      289.7        PURCHASE                          30 YR FIXED                           SIVA
     496.76        PURCHASE                          30 YR FIXED                           NO RATIO
     687.83        PURCHASE                          30 YR FIXED                           NO DOC
     274.04        PURCHASE                          30 YR FIXED                           SISA
     930.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     360.01        PURCHASE                          30 YR FIXED                           SISA
     644.05        PURCHASE                          30 YR FIXED                           SISA
     328.26        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     289.77        PURCHASE                          30 YR FIXED                           SISA
      713.3        PURCHASE                          30 YR FIXED                           SIVA
     309.26        PURCHASE                          30 YR FIXED                           SISA
     291.98        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     828.43        PURCHASE                          30 YR FIXED                           NO DOC
     273.47        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     637.12        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     655.74        PURCHASE                          30 YR FIXED                           NO RATIO
    1125.44        CASHOUT REFI                      30 YR FIXED                           NO DOC
     152.24        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     383.14        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     543.06        PURCHASE                          FIXED BALLOON 30/15                   SISA
     883.77        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     708.14        PURCHASE                          15 YR FIXED                           NO RATIO
     264.41        PURCHASE                          30 YR FIXED                           SIVA
     297.08        PURCHASE                          30 YR FIXED                           SIVA
     252.54        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     390.76        PURCHASE                          30 YR FIXED                           SISA
      623.1        CASHOUT REFI                      30 YR FIXED                           SIVA
     641.43        PURCHASE                          30 YR FIXED                           NO RATIO
     360.47        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     177.82        PURCHASE                          30 YR FIXED                           NO DOC
     442.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     146.04        PURCHASE                          30 YR FIXED                           NO RATIO
     978.81        PURCHASE                          30 YR FIXED                           SIVA
     610.89        PURCHASE                          30 YR FIXED                           NO RATIO
     486.93        PURCHASE                          30 YR FIXED                           NO RATIO
     1120.6        PURCHASE                          30 YR FIXED                           NO RATIO
     514.25        PURCHASE                          30 YR FIXED                           SIVA
     367.37        PURCHASE                          FIXED BALLOON 30/15                   SISA
      655.7        PURCHASE                          30 YR FIXED                           SISA
     396.01        PURCHASE                          30 YR FIXED                           SISA
     1030.6        PURCHASE                          15 YR FIXED                           NO RATIO
     592.52        PURCHASE                          30 YR FIXED                           NO RATIO
     942.93        CASHOUT REFI                      30 YR FIXED                           NO DOC
     660.37        PURCHASE                          30 YR FIXED                           SISA
     472.48        PURCHASE                          30 YR FIXED                           NO DOC
      526.8        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     215.77        PURCHASE                          30 YR FIXED                           NO RATIO
     665.51        PURCHASE                          30 YR FIXED                           SIVA
     106.88        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     312.62        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      98.56        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     407.43        PURCHASE                          30 YR FIXED                           NO RATIO
     416.31        PURCHASE                          30 YR FIXED                           SIVA
     361.31        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     862.66        PURCHASE                          30 YR FIXED                           NO RATIO
     840.03        CASHOUT REFI                      30 YR FIXED                           SISA
      265.2        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     138.38        PURCHASE                          30 YR FIXED                           SIVA
     320.18        CASHOUT REFI                      30 YR FIXED                           SIVA
      285.6        PURCHASE                          30 YR FIXED                           SISA
     732.83        PURCHASE                          30 YR FIXED                           SIVA
     560.09        PURCHASE                          FIXED BALLOON 30/15                   SISA
     104.12        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     248.58        PURCHASE                          30 YR FIXED                           NO RATIO
     142.74        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     189.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     794.82        PURCHASE                          30 YR FIXED                           NO RATIO
     409.13        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     207.94        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     170.79        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     328.93        CASHOUT REFI                      30 YR FIXED                           SIVA
     382.62        PURCHASE                          FIXED BALLOON 30/15                   SISA
     880.54        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     903.87        PURCHASE                          30 YR FIXED                           SISA
     665.12        PURCHASE                          30 YR FIXED                           NO RATIO
     498.83        PURCHASE                          30 YR FIXED                           SISA
     225.77        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     168.35        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     373.77        PURCHASE                          30 YR FIXED                           SISA
     409.49        PURCHASE                          30 YR FIXED                           SISA
     283.61        PURCHASE                          30 YR FIXED                           NO RATIO
     818.49        PURCHASE                          30 YR FIXED                           SISA
     447.59        PURCHASE                          FIXED BALLOON 30/15                   SISA
     970.96        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     636.84        PURCHASE                          30 YR FIXED                           NO RATIO
     440.26        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     311.15        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     107.59        PURCHASE                          30 YR FIXED                           NO RATIO
     731.07        PURCHASE                          FIXED BALLOON 30/15                   SISA
     608.77        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     151.12        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     308.77        PURCHASE                          30 YR FIXED                           NO RATIO
     1207.3        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     265.27        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     274.89        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1241.34        PURCHASE                          30 YR FIXED                           NO DOC
     397.58        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     268.02        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     274.89        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     270.31        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     268.02        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     552.35        PURCHASE                          30 YR FIXED                           SIVA
     206.51        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
        235        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     180.76        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     343.19        CASHOUT REFI                      30 YR FIXED                           SIVA
     446.37        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     747.99        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     510.29        PURCHASE                          30 YR FIXED                           SISA
     718.09        PURCHASE                          30 YR FIXED                           SIVA
     453.71        PURCHASE                          30 YR FIXED                           SISA
     884.65        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     270.45        PURCHASE                          30 YR FIXED                           NO RATIO
     910.02        PURCHASE                          FIXED BALLOON 30/15                   SISA
     331.09        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     189.53        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     386.21        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     371.36        CASHOUT REFI                      30 YR FIXED                           SIVA
     236.72        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      188.7        PURCHASE                          30 YR FIXED                           SISA
     181.04        PURCHASE                          30 YR FIXED                           NO RATIO
     553.91        PURCHASE                          30 YR FIXED                           SIVA
     219.83        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     472.56        PURCHASE                          30 YR FIXED                           SISA
     559.18        PURCHASE                          30 YR FIXED                           SIVA
    1161.45        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     631.53        PURCHASE                          30 YR FIXED                           SISA
    2214.39        PURCHASE                          30 YR FIXED                           NO RATIO
     382.73        PURCHASE                          30 YR FIXED                           NO DOC
     678.69        PURCHASE                          30 YR FIXED                           NO RATIO
     431.36        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    2185.45        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     680.37        PURCHASE                          30 YR FIXED                           SISA
      174.5        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     431.41        PURCHASE                          30 YR FIXED                           SISA
     109.31        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     265.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     755.59        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     219.94        PURCHASE                          FIXED BALLOON 30/15                   SISA
     225.77        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     879.86        PURCHASE                          FIXED BALLOON 30/15                   SISA
     245.72        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     238.56        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
        193        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     226.35        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     260.81        PURCHASE                          30 YR FIXED                           NO RATIO
     676.14        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     556.83        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     310.41        PURCHASE                          FIXED BALLOON 30/15                   SISA
     488.47        PURCHASE                          30 YR FIXED                           SISA
     478.14        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     689.54        PURCHASE                          30 YR FIXED                           NO RATIO
     301.35        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     763.74        PURCHASE                          30 YR FIXED                           SISA
     446.33        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     580.81        PURCHASE                          30 YR FIXED                           SISA
     620.77        PURCHASE                          FIXED BALLOON 30/15                   SISA
     110.99        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     338.46        PURCHASE                          30 YR FIXED                           SISA
     497.75        PURCHASE                          30 YR FIXED                           SIVA
     189.26        PURCHASE                          30 YR FIXED                           NO RATIO
     481.23        PURCHASE                          30 YR FIXED                           NO RATIO
     516.09        PURCHASE                          30 YR FIXED                           NO RATIO
     400.32        PURCHASE                          30 YR FIXED                           SISA
     529.61        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     601.34        PURCHASE                          30 YR FIXED                           SISA
    1073.53        PURCHASE                          30 YR FIXED                           SIVA
      509.5        PURCHASE                          FIXED BALLOON 30/15                   SIVA
        383        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     146.74        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     168.34        CASHOUT REFI                      30 YR FIXED                           SIVA
     462.02        CASHOUT REFI                      30 YR FIXED                           SIVA
     513.14        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     424.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     389.36        PURCHASE                          30 YR FIXED                           SISA
     232.88        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     901.17        PURCHASE                          30 YR FIXED                           NO RATIO
      215.1        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     581.86        PURCHASE                          30 YR FIXED                           SIVA
    1069.76        CASHOUT REFI                      30 YR FIXED                           SIVA
     907.17        RATE/TERM REFI                    30 YR FIXED                           SIVA
     268.59        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     200.64        PURCHASE                          FIXED BALLOON 30/15                   SISA
     790.14        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     757.75        PURCHASE                          30 YR FIXED                           NO RATIO
    1991.89        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     211.51        PURCHASE                          30 YR FIXED                           SISA
     818.78        PURCHASE                          30 YR FIXED                           NO RATIO
    1062.49        PURCHASE                          30 YR FIXED                           SISA
      543.8        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      262.7        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     441.73        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     275.19        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     384.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     299.73        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     313.79        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     912.42        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     548.73        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     209.56        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     130.22        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     977.22        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     804.16        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     236.83        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     324.24        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     545.09        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     246.09        RATE/TERM REFI                    25 YR FIXED IO                        FULL/ALT DOC
     230.84        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     301.73        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     100.37        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     803.79        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     101.11        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     233.93        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     792.52        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     716.58        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     337.93        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     181.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     437.28        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      348.4        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     898.31        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     654.37        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     647.42        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     466.35        CASHOUT REFI                      5 YR FIXED                            FULL/ALT DOC
     361.25        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     345.07        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      477.3        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     313.92        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     236.57        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1141.63        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     310.45        PURCHASE                          30 YR FIXED                           SIVA
     440.49        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
        640        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     293.51        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     465.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      260.6        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     192.15        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     163.05        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     380.91        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     516.41        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     250.18        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     395.65        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     279.58        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      86.29        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     319.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     322.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     402.62        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     261.03        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     328.77        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     647.64        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     698.52        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      123.3        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     384.46        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     237.91        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     208.38        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     273.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     223.76        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     208.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      373.7        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      216.8        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
       70.3        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     240.19        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     241.74        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     346.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     379.28        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     332.47        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     216.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     197.73        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      66.35        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     276.63        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     135.02        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     823.59        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     422.72        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     334.66        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     272.24        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     301.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     270.63        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     278.72        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     381.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
        290        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     203.77        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     501.12        PURCHASE                          FIXED BALLOON 30/15                   SISA
     156.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     474.46        PURCHASE                          FIXED BALLOON 30/15                   SISA
     449.76        CASHOUT REFI                      15 YR FIXED                           SIVA
      80.85        RATE/TERM REFI                    FIXED BALLOON 30/15                   SISA
      426.2        PURCHASE                          FIXED BALLOON 30/15                   SISA
      94.33        RATE/TERM REFI                    FIXED BALLOON 30/15                   SISA
     437.61        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     631.04        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     400.44        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     518.46        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     176.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     187.55        PURCHASE                          15 YR FIXED                           SIVA
     177.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     236.65        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     369.91        PURCHASE                          FIXED BALLOON 30/15                   SISA
     308.88        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     111.74        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     396.24        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     402.44        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     440.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     262.57        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     268.84        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     344.62        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     164.54        CASHOUT REFI                      15 YR FIXED                           SISA
     242.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     541.04        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     384.59        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     329.09        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     379.62        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     265.29        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     211.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     266.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     254.39        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     666.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     107.98        PURCHASE                          FIXED BALLOON 30/15                   SISA
      137.4        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     131.11        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     145.79        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     1381.2        PURCHASE                          25 YR FIXED                           FULL/ALT DOC
     327.48        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     252.75        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     291.71        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1405.87        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
      520.5        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     620.12        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     432.31        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      199.6        PURCHASE                          25 YR FIXED IO                        SIVA
     621.61        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     419.98        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     668.56        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     584.32        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     824.77        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     419.53        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     231.31        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     212.25        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     299.83        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     482.67        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     468.35        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     616.04        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     874.87        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     117.54        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     661.68        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1521.75        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      405.2        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     269.72        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     772.26        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     584.37        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     562.66        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     239.99        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     240.86        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     231.56        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     694.07        PURCHASE                          25 YR FIXED IO                        SIVA
     823.57        PURCHASE                          25 YR FIXED IO                        SIVA
     522.93        PURCHASE                          25 YR FIXED IO                        SIVA
      101.7        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     523.23        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     663.69        PURCHASE                          25 YR FIXED IO                        SIVA
     256.13        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     399.32        PURCHASE                          25 YR FIXED IO                        SIVA
     171.76        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     967.64        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     810.19        PURCHASE                          25 YR FIXED IO                        SIVA
      262.1        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     769.96        PURCHASE                          25 YR FIXED IO                        SIVA
      945.3        PURCHASE                          25 YR FIXED IO                        SIVA
     128.79        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     638.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1483.33        PURCHASE                          25 YR FIXED IO                        SIVA
     695.92        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     109.84        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     196.12        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     392.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      490.3        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     512.25        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     516.71        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
    1361.65        PURCHASE                          25 YR FIXED IO                        SIVA
      411.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     309.26        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     158.07        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     607.92        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      221.7        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     304.68        PURCHASE                          FIXED BALLOON 30/15                   SISA
     307.85        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     472.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     380.45        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     407.33        PURCHASE                          FIXED BALLOON 30/15                   SISA
     1045.8        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     448.42        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     632.62        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     449.87        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1329.12        PURCHASE                          15 YR FIXED IO                        SIVA
     438.96        PURCHASE                          15 YR FIXED IO                        SIVA
     574.42        PURCHASE                          15 YR FIXED IO                        SIVA
     456.96        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     806.46        PURCHASE                          15 YR FIXED IO                        SIVA
     488.32        PURCHASE                          FIXED BALLOON 30/15                   SISA
     755.42        PURCHASE                          15 YR FIXED IO                        SIVA
     490.52        CASHOUT REFI                      15 YR FIXED                           SISA
     413.65        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     741.35        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     320.98        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     304.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     838.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     484.57        PURCHASE                          FIXED BALLOON 30/15                   SISA
      268.5        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     113.92        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     704.17        RATE/TERM REFI                    25 YR FIXED IO                        FULL/ALT DOC
     116.01        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     337.53        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     189.12        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     237.67        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     383.15        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1073.05        PURCHASE                          15 YR FIXED                           SIVA
     1069.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1438.18        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     491.54        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     173.01        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     450.58        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     440.68        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     546.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     277.87        PURCHASE                          FIXED BALLOON 30/15                   SISA
     212.97        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     181.63        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      164.6        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     414.19        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     267.44        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     591.62        PURCHASE                          25 YR FIXED IO                        SIVA
     241.04        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     646.16        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     402.15        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      280.1        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     355.86        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     572.86        CASHOUT REFI                      20 YR FIXED                           SIVA
     225.28        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     298.45        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     421.89        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     324.43        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     136.79        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     783.49        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     231.55        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     464.79        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     124.77        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     199.08        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      371.9        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     285.96        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     896.44        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     124.46        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     773.65        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     298.91        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     234.67        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     491.82        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     438.84        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     908.51        PURCHASE                          FIXED BALLOON 30/15                   SISA
     381.38        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     349.38        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     243.23        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     257.09        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     141.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      188.1        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     165.85        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      351.8        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     734.03        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     158.17        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     170.19        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     113.79        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      319.4        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     252.83        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     264.84        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     242.71        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     224.03        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     439.39        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     405.47        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     529.76        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     364.94        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     407.22        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     473.07        RATE/TERM REFI                    25 YR FIXED                           SIVA
     609.65        PURCHASE                          25 YR FIXED IO                        SIVA
     512.57        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     241.07        PURCHASE                          15 YR FIXED                           SIVA
      245.7        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     230.96        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     594.57        RATE/TERM REFI                    25 YR FIXED                           SIVA
    1408.09        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     180.43        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     362.87        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
    1054.97        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     394.23        CASHOUT REFI                      25 YR FIXED                           SIVA
    1881.18        CASHOUT REFI                      25 YR FIXED                           FULL/ALT DOC
     463.85        RATE/TERM REFI                    25 YR FIXED IO                        SISA
     139.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     691.89        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     1252.9        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      76.89        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     110.48        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     416.83        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1069.15        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     274.74        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     682.67        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     827.42        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     707.79        RATE/TERM REFI                    FIXED BALLOON 30/15                   SISA
     474.05        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     205.45        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     350.74        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     480.23        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     381.12        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     244.49        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     395.32        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     379.67        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     467.43        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      329.9        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     120.56        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     238.28        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     923.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      179.1        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     311.66        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     161.83        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     198.99        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     210.92        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     288.02        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     282.91        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     711.41        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     590.62        PURCHASE                          25 YR FIXED IO                        SIVA
      98.08        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      94.91        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     209.14        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     875.08        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     180.64        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     392.42        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     580.06        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     281.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      282.8        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
        250        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     407.29        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
        210        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     379.65        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     315.66        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     539.36        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     853.57        PURCHASE                          25 YR FIXED IO                        SIVA
     380.67        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     215.77        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     542.19        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     691.03        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     799.52        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      300.1        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     164.41        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     461.61        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     512.71        RATE/TERM REFI                    25 YR FIXED IO                        FULL/ALT DOC
     410.92        PURCHASE                          25 YR FIXED IO                        SIVA
     298.79        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
      236.1        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     522.23        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
      533.9        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     369.38        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     284.62        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
    1093.75        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     229.13        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     238.65        PURCHASE                          25 YR FIXED IO                        SIVA
     311.12        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     811.12        CASHOUT REFI                      25 YR FIXED IO                        SISA
     308.58        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     470.81        PURCHASE                          25 YR FIXED IO                        SIVA
     362.29        CASHOUT REFI                      25 YR FIXED IO                        SISA
      74.83        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     249.01        PURCHASE                          25 YR FIXED IO                        SIVA
    1315.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     170.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
        150        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
      95.23        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      289.6        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     544.91        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      666.5        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     496.42        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     227.01        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     367.59        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     178.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     193.24        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     138.52        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     363.32        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     242.13        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     302.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     256.34        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     311.98        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     340.41        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     205.19        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     246.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     138.66        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     193.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     272.99        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     301.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     210.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     125.56        RATE/TERM REFI                    15 YR FIXED                           SISA
     174.68        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      194.8        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     645.38        PURCHASE                          FIXED BALLOON 30/15                   SISA
     176.89        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      204.8        RATE/TERM REFI                    FIXED BALLOON 30/15                   SISA
     169.42        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     320.16        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     412.17        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     385.45        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     143.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      322.7        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     203.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     385.65        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     227.15        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     274.41        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     599.97        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     684.08        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     238.34        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     198.08        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     183.19        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     332.09        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     366.48        PURCHASE                          FIXED BALLOON 30/15                   SISA
     544.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     236.14        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     172.71        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     619.51        PURCHASE                          FIXED BALLOON 30/15                   SISA
     783.57        PURCHASE                          20 YR FIXED                           SISA
     224.58        PURCHASE                          FIXED BALLOON 30/15                   SISA
     200.88        RATE/TERM REFI                    15 YR FIXED                           SIVA
     159.65        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     492.16        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      141.9        PURCHASE                          20 YR FIXED                           SIVA
      161.5        PURCHASE                          15 YR FIXED                           SISA
     715.27        PURCHASE                          20 YR FIXED                           SISA
     718.49        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     183.51        PURCHASE                          15 YR FIXED                           SIVA
     266.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     447.89        RATE/TERM REFI                    15 YR FIXED                           SIVA
     158.16        PURCHASE                          15 YR FIXED                           SIVA
      753.3        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1089.05        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     512.24        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     461.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     292.91        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     334.48        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     324.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     203.97        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     193.86        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
        390        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     710.69        PURCHASE                          25 YR FIXED IO                        SIVA
     190.37        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     460.96        PURCHASE                          FIXED BALLOON 30/15                   SISA
     168.47        PURCHASE                          FIXED BALLOON 30/15                   SISA
     227.65        PURCHASE                          FIXED BALLOON 30/15                   SISA
     224.52        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     429.43        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     698.99        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     404.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     712.42        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     486.33        PURCHASE                          25 YR FIXED IO                        SIVA
     707.71        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     153.13        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     265.05        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     303.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      223.5        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     948.45        CASHOUT REFI                      15 YR FIXED                           SIVA
     409.76        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     486.87        PURCHASE                          25 YR FIXED IO                        SIVA
     615.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     244.09        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
      192.9        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     432.29        CASHOUT REFI                      25 YR FIXED IO                        SIVA
      382.5        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     122.71        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     179.22        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     245.59        CASHOUT REFI                      25 YR FIXED IO                        SIVA
    1073.08        PURCHASE                          25 YR FIXED IO                        SIVA
     545.53        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     411.81        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     358.81        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     374.45        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     572.53        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     906.54        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     622.71        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     269.32        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     206.21        PURCHASE                          15 YR FIXED                           SIVA
     314.93        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     292.55        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     410.16        PURCHASE                          25 YR FIXED IO                        SIVA
     691.28        RATE/TERM REFI                    25 YR FIXED IO                        FULL/ALT DOC
    1754.06        PURCHASE                          25 YR FIXED IO                        SIVA
    1460.58        CASHOUT REFI                      15 YR FIXED                           SIVA
      587.5        PURCHASE                          25 YR FIXED IO                        SIVA
     725.63        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     537.71        PURCHASE                          25 YR FIXED IO                        SIVA
     579.97        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     266.54        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     776.33        PURCHASE                          25 YR FIXED IO                        SIVA
        135        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
      308.8        PURCHASE                          25 YR FIXED IO                        SIVA
     310.81        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     225.94        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      99.77        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     202.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     396.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     184.19        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     486.18        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     162.16        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     128.41        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     120.23        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     187.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     124.33        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     175.05        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     310.38        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
      620.8        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
      192.3        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     901.82        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     551.38        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     453.15        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     274.81        RATE/TERM REFI                    25 YR FIXED IO                        FULL/ALT DOC
     234.06        PURCHASE                          25 YR FIXED IO                        SIVA
     690.22        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     271.48        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     179.08        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     357.88        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     330.19        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     483.71        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      404.3        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      522.5        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     225.29        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     755.31        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     432.99        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     911.36        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     164.74        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     150.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      216.4        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      99.79        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     711.08        CASHOUT REFI                      15 YR FIXED                           SIVA
     320.25        RATE/TERM REFI                    25 YR FIXED IO                        FULL/ALT DOC
      254.4        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     223.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     397.22        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     400.78        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     318.11        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     553.94        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     488.85        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
    2024.44        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
        254        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      613.2        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     369.39        CASHOUT REFI                      20 YR FIXED                           NO RATIO
     568.12        CASHOUT REFI                      20 YR FIXED                           SIVA
    1158.27        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     365.41        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     434.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     575.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1125.28        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     257.17        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     873.27        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     205.32        CASHOUT REFI                      25 YR FIXED                           FULL/ALT DOC
     978.96        CASHOUT REFI                      25 YR FIXED                           FULL/ALT DOC
     216.22        CASHOUT REFI                      25 YR FIXED                           FULL/ALT DOC
     290.42        CASHOUT REFI                      25 YR FIXED                           FULL/ALT DOC
     670.71        CASHOUT REFI                      25 YR FIXED                           FULL/ALT DOC
     497.75        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     1904.5        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     603.41        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     202.78        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     340.09        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     432.16        CASHOUT REFI                      15 YR FIXED                           SIVA
      479.6        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     133.05        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    3218.49        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    2613.59        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     874.14        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     290.15        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     515.49        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     261.85        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     364.84        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     411.34        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     215.93        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     322.86        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     274.32        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     193.11        RATE/TERM REFI                    FIXED BALLOON 30/15                   SISA
      582.9        CASHOUT REFI                      15 YR FIXED                           SIVA
     544.22        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     316.97        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     271.06        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     358.16        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     502.42        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     303.34        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     480.76        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     168.33        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1032.68        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      297.5        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     184.18        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     327.56        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     680.12        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     559.45        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     853.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      193.6        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     751.27        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     369.98        PURCHASE                          30 YR FIXED                           NO RATIO
     505.38        PURCHASE                          30 YR FIXED                           NO RATIO
     401.88        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     303.72        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     240.32        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      96.13        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     447.49        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      169.4        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     407.87        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     385.22        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     417.69        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     314.56        PURCHASE                          25 YR FIXED IO                        SIVA
     225.04        CASHOUT REFI                      20 YR FIXED                           SISA
     205.68        PURCHASE                          25 YR FIXED IO                        SIVA
     549.02        CASHOUT REFI                      20 YR FIXED                           SIVA
     218.53        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     263.03        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     319.59        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     643.26        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     360.37        CASHOUT REFI                      10 YR FIXED                           SISA
     542.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     219.21        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1066.97        CASHOUT REFI                      15 YR FIXED                           NO DOC
      383.4        RATE/TERM REFI                    30 YR FIXED                           SIVA
     188.24        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
    1025.14        CASHOUT REFI                      15 YR FIXED                           NO RATIO
     284.71        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     404.05        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      658.1        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     594.17        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     655.61        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     113.99        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     614.87        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     438.07        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     285.08        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
      473.1        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     330.46        PURCHASE                          30 YR FIXED                           NO RATIO
     181.51        PURCHASE                          30 YR FIXED                           NO RATIO
    1724.54        PURCHASE                          30 YR FIXED                           NO RATIO
     403.26        CASHOUT REFI                      30 YR FIXED                           NO DOC
     234.45        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     195.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     678.73        PURCHASE                          30 YR FIXED                           SIVA
     296.85        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     294.23        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     512.95        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     531.21        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     839.03        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     601.86        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
    2900.28        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
    1713.08        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     712.31        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
      87.42        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     190.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     215.35        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     564.43        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
        306        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     282.66        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     587.84        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     222.73        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1198.32        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      544.7        PURCHASE                          FIXED BALLOON 30/15                   SISA
     285.76        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     443.93        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     148.46        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     415.88        CASHOUT REFI                      30 YR FIXED                           SIVA
     166.45        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     281.99        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      409.5        RATE/TERM REFI                    25 YR FIXED IO                        FULL/ALT DOC
     504.23        RATE/TERM REFI                    15 YR FIXED                           SIVA
     180.59        CASHOUT REFI                      20 YR FIXED                           SIVA
      246.8        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
    2361.06        CASHOUT REFI                      10 YR FIXED                           FULL/ALT DOC
     656.77        RATE/TERM REFI                    20 YR FIXED                           FULL/ALT DOC
     684.42        RATE/TERM REFI                    20 YR FIXED                           FULL/ALT DOC
     217.74        CASHOUT REFI                      20 YR FIXED                           SIVA
     746.85        CASHOUT REFI                      25 YR FIXED                           SIVA
     477.84        CASHOUT REFI                      15 YR FIXED                           SIVA
     345.83        CASHOUT REFI                      25 YR FIXED                           FULL/ALT DOC
    1220.16        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     836.64        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     829.66        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
     607.67        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     196.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     304.08        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     644.47        CASHOUT REFI                      15 YR FIXED                           NO RATIO
    1053.78        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     237.37        CASHOUT REFI                      15 YR FIXED                           NO RATIO
      99.98        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     117.72        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     229.89        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     147.76        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     475.77        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1171.85        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
    1415.42        RATE/TERM REFI                    25 YR FIXED IO                        NO RATIO
     145.77        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     256.79        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      95.89        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     199.76        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     343.78        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     403.63        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     395.09        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     699.48        PURCHASE                          25 YR FIXED IO                        SIVA
     377.05        RATE/TERM REFI                    30 YR FIXED                           SIVA
      124.8        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
      189.2        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
       86.3        RATE/TERM REFI                    20 YR FIXED                           FULL/ALT DOC
     149.65        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     179.59        CASHOUT REFI                      20 YR FIXED                           FULL/ALT DOC
        290        RATE/TERM REFI                    15 YR FIXED                           SIVA
     142.98        RATE/TERM REFI                    20 YR FIXED                           SISA
     222.54        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     197.46        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
        320        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     204.88        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      736.6        RATE/TERM REFI                    15 YR FIXED                           SIVA
    1873.74        CASHOUT REFI                      15 YR FIXED                           SISA
     339.15        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     748.08        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      376.4        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     172.64        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     155.87        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     366.14        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      144.9        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     248.98        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     306.92        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     670.49        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
      728.2        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     291.95        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     525.14        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     475.97        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
    1421.67        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
    1017.23        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     380.27        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     266.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    2464.97        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     217.09        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     461.84        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     430.44        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     347.34        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     373.21        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     407.23        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     695.19        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
      155.7        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     652.96        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     351.03        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
    2015.68        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     370.29        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     189.45        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     464.77        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
    1062.74        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     196.68        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     958.83        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     624.38        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     255.77        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     969.61        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     691.59        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     891.31        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     386.22        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     426.45        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1059.23        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     328.91        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1189.16        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     641.03        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1844.34        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     1383.8        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
      69.05        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     223.39        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     343.72        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
      427.5        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     464.29        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     589.23        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     839.46        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     638.52        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     504.36        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     259.66        CASHOUT REFI                      15 YR FIXED                           NO RATIO
     520.37        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
    1094.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     229.34        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     544.36        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     349.82        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     239.59        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     328.91        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     883.23        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     608.86        CASHOUT REFI                      15 YR FIXED                           SIVA
     332.39        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     145.17        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     356.74        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
    1634.49        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     236.67        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      767.3        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     465.59        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     341.19        PURCHASE                          25 YR FIXED IO                        SIVA
     389.91        CASHOUT REFI                      15 YR FIXED                           NO DOC
     337.81        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     842.33        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     886.82        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     475.78        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     236.91        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     337.29        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     673.59        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     290.81        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     170.11        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     256.47        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     419.58        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     437.67        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     367.19        PURCHASE                          25 YR FIXED IO                        SIVA
     659.13        CASHOUT REFI                      25 YR FIXED IO                        SIVA
        119        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1522.35        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     123.93        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     136.79        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     196.41        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     561.58        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     843.28        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     123.93        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      192.9        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     123.93        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     375.42        RATE/TERM REFI                    25 YR FIXED IO                        NO RATIO
     318.99        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     136.79        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     415.47        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     705.19        PURCHASE                          25 YR FIXED IO                        NO RATIO
     118.14        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     183.68        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      78.67        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     408.56        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     703.14        CASHOUT REFI                      15 YR FIXED                           NO RATIO
     584.05        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     120.13        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     233.05        PURCHASE                          25 YR FIXED IO                        NO RATIO
     297.01        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
    1657.29        CASHOUT REFI                      25 YR FIXED IO                        NO RATIO
     268.21        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     357.74        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     314.07        PURCHASE                          25 YR FIXED IO                        SIVA
     311.95        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      308.6        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     293.27        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     265.07        PURCHASE                          25 YR FIXED IO                        SIVA
     444.17        CASHOUT REFI                      25 YR FIXED IO                        FULL/ALT DOC
     401.46        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
      87.68        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     278.72        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     251.56        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     441.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     365.27        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     630.75        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
        450        CASHOUT REFI                      25 YR FIXED IO                        SIVA
      51.83        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     418.44        RATE/TERM REFI                    25 YR FIXED IO                        NO RATIO
     247.67        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     217.02        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     125.15        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      973.4        RATE/TERM REFI                    15 YR FIXED                           NO RATIO
     124.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     480.68        CASHOUT REFI                      15 YR FIXED                           NO DOC
    1065.45        CASHOUT REFI                      15 YR FIXED                           NO DOC
     218.66        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     320.03        RATE/TERM REFI                    25 YR FIXED IO                        FULL/ALT DOC
     906.83        CASHOUT REFI                      15 YR FIXED                           NO DOC
     399.02        PURCHASE                          25 YR FIXED IO                        NO RATIO
     181.55        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        500        RATE/TERM REFI                    25 YR FIXED IO                        NO RATIO
     772.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     213.83        PURCHASE                          25 YR FIXED IO                        NO RATIO
     757.34        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
      292.5        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     364.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     732.46        CASHOUT REFI                      15 YR FIXED                           NO RATIO
     299.02        PURCHASE                          25 YR FIXED IO                        NO RATIO
     236.83        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     543.25        PURCHASE                          15 YR FIXED                           SIVA
     745.01        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      87.68        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     215.87        PURCHASE                          15 YR FIXED                           NO RATIO
     465.24        PURCHASE                          25 YR FIXED IO                        NO RATIO
     375.97        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      400.6        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     389.38        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     980.16        PURCHASE                          15 YR FIXED                           NO RATIO
     406.22        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     266.91        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     118.37        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     414.17        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     382.38        PURCHASE                          10 YR FIXED                           NO RATIO
     898.36        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     185.71        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     577.81        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     371.23        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     274.11        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     645.19        CASHOUT REFI                      15 YR FIXED                           NO DOC
      172.5        PURCHASE                          25 YR FIXED IO                        SIVA
    1140.81        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     493.92        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     603.84        PURCHASE                          25 YR FIXED IO                        SIVA
     303.92        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      166.6        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1372.54        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     298.45        PURCHASE                          15 YR FIXED                           NO DOC
     298.45        PURCHASE                          15 YR FIXED                           NO DOC
     288.16        PURCHASE                          30 YR FIXED                           NO DOC
     760.74        PURCHASE                          30 YR FIXED IO                        SIVA
     461.88        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     229.09        RATE/TERM REFI                    30 YR FIXED                           SIVA
     229.09        RATE/TERM REFI                    30 YR FIXED                           SIVA
     418.65        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     350.29        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     462.02        PURCHASE                          30 YR FIXED                           NO DOC
    1926.61        RATE/TERM REFI                    30 YR FIXED                           NO DOC
        410        PURCHASE                          30 YR FIXED IO                        SIVA
     639.83        PURCHASE                          30 YR FIXED                           SIVA
    1246.92        PURCHASE                          30 YR FIXED                           SIVA
     856.16        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     237.67        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     229.09        RATE/TERM REFI                    30 YR FIXED                           SIVA
     678.38        PURCHASE                          30 YR FIXED                           NO RATIO
    1255.69        PURCHASE                          30 YR FIXED                           SIVA
     346.86        RATE/TERM REFI                    30 YR FIXED                           SIVA
     298.45        PURCHASE                          15 YR FIXED                           NO DOC
     252.92        RATE/TERM REFI                    15 YR FIXED                           NO DOC
     768.43        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     976.93        RATE/TERM REFI                    15 YR FIXED                           NO DOC
     841.82        PURCHASE                          30 YR FIXED                           SIVA
      467.4        RATE/TERM REFI                    15 YR FIXED                           NO DOC
     525.98        PURCHASE                          30 YR FIXED                           NO DOC
     795.11        RATE/TERM REFI                    30 YR FIXED                           SIVA
     723.05        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     453.06        PURCHASE                          30 YR FIXED                           SIVA
    1227.96        PURCHASE                          30 YR FIXED                           NO RATIO
     549.64        RATE/TERM REFI                    30 YR FIXED                           SIVA
     430.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      694.1        PURCHASE                          30 YR FIXED                           NO RATIO
     410.89        RATE/TERM REFI                    30 YR FIXED                           SIVA
     411.14        PURCHASE                          30 YR FIXED                           NO DOC
     358.75        PURCHASE                          30 YR FIXED IO                        SIVA
     417.61        RATE/TERM REFI                    30 YR FIXED                           SIVA
     371.43        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     731.07        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     397.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    3425.65        RATE/TERM REFI                    30 YR FIXED                           NO DOC
      575.3        PURCHASE                          30 YR FIXED                           NO RATIO
    1520.84        PURCHASE                          30 YR FIXED                           NO DOC
    1629.69        PURCHASE                          30 YR FIXED IO                        NO RATIO
     941.18        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     487.46        RATE/TERM REFI                    15 YR FIXED                           NO RATIO
    2996.16        PURCHASE                          30 YR FIXED                           NO DOC
     261.97        RATE/TERM REFI                    30 YR FIXED                           SIVA
    2431.26        PURCHASE                          30 YR FIXED                           SIVA
     609.33        PURCHASE                          30 YR FIXED                           SIVA
     917.84        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     541.65        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     303.73        PURCHASE                          30 YR FIXED                           SIVA
     318.72        PURCHASE                          30 YR FIXED                           NO DOC
     442.17        PURCHASE                          30 YR FIXED                           SIVA
    1381.77        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     356.84        PURCHASE                          30 YR FIXED                           SIVA
     618.52        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     961.49        PURCHASE                          30 YR FIXED                           SIVA
     548.84        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     615.09        PURCHASE                          30 YR FIXED                           NO DOC
        976        PURCHASE                          30 YR FIXED                           NO RATIO
     298.45        PURCHASE                          15 YR FIXED                           NO DOC
    2031.64        PURCHASE                          30 YR FIXED                           NO DOC
     541.24        PURCHASE                          15 YR FIXED                           SIVA
     388.01        RATE/TERM REFI                    30 YR FIXED                           SIVA
     986.73        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     429.12        RATE/TERM REFI                    30 YR FIXED                           NO DOC
    1651.44        RATE/TERM REFI                    30 YR FIXED                           SIVA
     274.42        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      666.5        PURCHASE                          30 YR FIXED                           SIVA
      233.6        PURCHASE                          30 YR FIXED                           NO DOC
      816.9        PURCHASE                          30 YR FIXED                           NO RATIO
     469.62        PURCHASE                          30 YR FIXED                           SIVA
     419.16        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     968.29        PURCHASE                          25 YR FIXED                           NO RATIO
     588.95        PURCHASE                          30 YR FIXED                           NO DOC
    1279.79        PURCHASE                          30 YR FIXED                           NO DOC
     282.38        PURCHASE                          30 YR FIXED                           SIVA
     455.83        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     442.17        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     415.29        PURCHASE                          30 YR FIXED                           SIVA
     480.27        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    4385.75        PURCHASE                          30 YR FIXED                           NO DOC
     640.35        RATE/TERM REFI                    30 YR FIXED                           SIVA
     320.18        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1898.42        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     574.37        PURCHASE                          30 YR FIXED                           NO DOC
     777.54        RATE/TERM REFI                    30 YR FIXED                           SISA
    2543.91        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
    1184.08        RATE/TERM REFI                    30 YR FIXED                           NO DOC
    2415.43        PURCHASE                          30 YR FIXED                           SIVA
     555.39        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1606.22        RATE/TERM REFI                    30 YR FIXED                           NO DOC
      414.1        PURCHASE                          30 YR FIXED                           SIVA
     266.81        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     696.85        RATE/TERM REFI                    30 YR FIXED                           SIVA
     702.09        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
    1313.79        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     563.48        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1334.14        PURCHASE                          30 YR FIXED                           NO RATIO
    1758.31        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1069.51        PURCHASE                          30 YR FIXED                           NO DOC
     231.26        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1141.88        RATE/TERM REFI                    30 YR FIXED                           SISA
     544.91        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     281.77        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     523.95        PURCHASE                          30 YR FIXED                           SISA
    2132.38        PURCHASE                          30 YR FIXED                           NO RATIO
      485.3        PURCHASE                          30 YR FIXED                           SIVA
     371.12        PURCHASE                          30 YR FIXED                           SIVA
     707.33        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     976.46        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1284.62        PURCHASE                          30 YR FIXED                           NO DOC
     1558.2        PURCHASE                          30 YR FIXED                           NO DOC
     426.55        PURCHASE                          30 YR FIXED                           SIVA
     410.76        PURCHASE                          30 YR FIXED                           NO RATIO
     606.43        PURCHASE                          30 YR FIXED                           SIVA
     434.51        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     380.63        PURCHASE                          30 YR FIXED                           NO DOC
     493.01        RATE/TERM REFI                    15 YR FIXED                           SIVA
     487.27        RATE/TERM REFI                    30 YR FIXED                           SIVA
     229.09        CASHOUT REFI                      30 YR FIXED                           SIVA
      800.4        PURCHASE                          30 YR FIXED                           SIVA
     644.46        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     974.54        PURCHASE                          30 YR FIXED                           NO RATIO
     366.07        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     646.03        RATE/TERM REFI                    30 YR FIXED                           SIVA
     254.29        PURCHASE                          30 YR FIXED                           SIVA
     418.69        PURCHASE                          30 YR FIXED                           SIVA
     689.78        PURCHASE                          30 YR FIXED                           SIVA
      365.9        RATE/TERM REFI                    30 YR FIXED                           NO DOC
      358.6        RATE/TERM REFI                    30 YR FIXED                           SIVA
     533.77        PURCHASE                          30 YR FIXED                           SIVA
     574.19        PURCHASE                          30 YR FIXED                           SIVA
    3353.77        CASHOUT REFI                      30 YR FIXED                           NO DOC
     709.21        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     802.32        CASHOUT REFI                      30 YR FIXED                           NO DOC
     617.17        CASHOUT REFI                      30 YR FIXED                           NO DOC
     673.24        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     723.05        PURCHASE                          30 YR FIXED                           SIVA
     364.79        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     467.67        RATE/TERM REFI                    30 YR FIXED                           SIVA
     350.73        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     544.91        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     423.03        CASHOUT REFI                      30 YR FIXED                           SIVA
     329.88        CASHOUT REFI                      30 YR FIXED                           SIVA
     694.82        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     458.98        CASHOUT REFI                      30 YR FIXED                           NO RATIO
    1168.32        PURCHASE                          30 YR FIXED                           NO RATIO
     662.15        PURCHASE                          30 YR FIXED                           NO RATIO
     437.16        CASHOUT REFI                      30 YR FIXED                           NO DOC
     327.89        PURCHASE                          30 YR FIXED                           NO DOC
     394.18        PURCHASE                          30 YR FIXED                           NO RATIO
    1601.64        PURCHASE                          30 YR FIXED                           NO DOC
     247.41        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     769.43        PURCHASE                          30 YR FIXED                           NO DOC
     522.89        PURCHASE                          30 YR FIXED                           NO DOC
     483.07        CASHOUT REFI                      30 YR FIXED                           NO DOC
     459.85        PURCHASE                          30 YR FIXED                           SIVA
     675.79        PURCHASE                          30 YR FIXED                           NO RATIO
     268.95        CASHOUT REFI                      30 YR FIXED                           SIVA
     863.92        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     226.47        CASHOUT REFI                      30 YR FIXED                           SIVA
     573.54        PURCHASE                          30 YR FIXED                           NO RATIO
     229.09        CASHOUT REFI                      30 YR FIXED                           SIVA
     352.22        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1094.37        PURCHASE                          30 YR FIXED                           SIVA
     800.44        PURCHASE                          30 YR FIXED                           SIVA
     715.06        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     613.67        RATE/TERM REFI                    30 YR FIXED                           SIVA
     421.57        PURCHASE                          30 YR FIXED                           SIVA
     407.43        CASHOUT REFI                      30 YR FIXED                           NO DOC
     555.45        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     709.45        CASHOUT REFI                      30 YR FIXED                           NO DOC
     416.23        RATE/TERM REFI                    30 YR FIXED                           SIVA
     733.53        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     488.59        CASHOUT REFI                      30 YR FIXED                           NO DOC
    1125.78        PURCHASE                          30 YR FIXED                           SIVA
    1082.32        PURCHASE                          30 YR FIXED                           NO RATIO
     706.52        PURCHASE                          30 YR FIXED                           NO RATIO
     992.55        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     667.68        CASHOUT REFI                      30 YR FIXED                           NO DOC
      661.7        PURCHASE                          30 YR FIXED                           NO RATIO
     409.29        CASHOUT REFI                      30 YR FIXED                           NO DOC
     343.66        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1673.16        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     275.35        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     818.35        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     795.11        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     440.25        CASHOUT REFI                      30 YR FIXED                           NO DOC
        720        PURCHASE                          30 YR FIXED IO                        NO RATIO
     205.57        PURCHASE                          30 YR FIXED                           SIVA
     205.57        PURCHASE                          30 YR FIXED                           SIVA
     565.65        PURCHASE                          30 YR FIXED                           SIVA
     484.52        PURCHASE                          30 YR FIXED                           SIVA
     381.33        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     936.04        CASHOUT REFI                      30 YR FIXED                           NO DOC
     316.06        PURCHASE                          30 YR FIXED                           NO DOC
     462.53        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     1062.9        CASHOUT REFI                      30 YR FIXED                           NO DOC
     505.88        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     371.11        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     290.16        CASHOUT REFI                      30 YR FIXED                           SIVA
     498.25        RATE/TERM REFI                    30 YR FIXED                           SIVA
     501.61        PURCHASE                          30 YR FIXED                           SIVA
    2003.69        CASHOUT REFI                      15 YR FIXED                           NO RATIO
     892.86        PURCHASE                          30 YR FIXED                           SIVA
    2054.33        CASHOUT REFI                      30 YR FIXED                           SIVA
    1554.49        RATE/TERM REFI                    30 YR FIXED                           NO DOC
      596.6        CASHOUT REFI                      30 YR FIXED                           NO DOC
      442.3        PURCHASE                          30 YR FIXED                           NO RATIO
    1006.76        PURCHASE                          30 YR FIXED                           SIVA
     403.94        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     333.52        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     544.66        CASHOUT REFI                      30 YR FIXED                           NO DOC
      822.6        PURCHASE                          30 YR FIXED                           SIVA
     338.06        CASHOUT REFI                      30 YR FIXED                           NO DOC
     498.51        CASHOUT REFI                      30 YR FIXED                           SIVA
      426.9        CASHOUT REFI                      30 YR FIXED                           NO DOC
     525.07        RATE/TERM REFI                    30 YR FIXED                           SIVA
     426.07        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     586.99        CASHOUT REFI                      30 YR FIXED                           SIVA
    1027.84        CASHOUT REFI                      30 YR FIXED                           NO DOC
     550.95        RATE/TERM REFI                    30 YR FIXED                           SIVA
     209.34        PURCHASE                          30 YR FIXED                           NO DOC
     386.29        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1433.84        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     404.49        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
    1074.39        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     646.02        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     389.24        RATE/TERM REFI                    30 YR FIXED                           NO DOC
    1026.76        PURCHASE                          30 YR FIXED                           NO DOC
     948.35        PURCHASE                          30 YR FIXED                           NO RATIO
     390.58        CASHOUT REFI                      30 YR FIXED                           SIVA
     524.45        RATE/TERM REFI                    30 YR FIXED                           SIVA
     565.26        PURCHASE                          30 YR FIXED                           SIVA
     278.75        CASHOUT REFI                      30 YR FIXED                           NO DOC
     815.79        RATE/TERM REFI                    30 YR FIXED                           SIVA
     987.21        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     481.07        PURCHASE                          30 YR FIXED                           NO DOC
     229.08        CASHOUT REFI                      30 YR FIXED                           SIVA
    1867.35        PURCHASE                          30 YR FIXED                           NO DOC
     190.47        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     462.88        RATE/TERM REFI                    30 YR FIXED                           SIVA
     495.15        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     720.29        PURCHASE                          30 YR FIXED                           SIVA
     384.21        CASHOUT REFI                      30 YR FIXED                           SIVA
     754.35        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      326.7        CASHOUT REFI                      30 YR FIXED                           SIVA
     523.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     742.81        CASHOUT REFI                      30 YR FIXED                           NO DOC
     924.39        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     266.81        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     662.77        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     781.75        CASHOUT REFI                      30 YR FIXED                           NO DOC
     503.99        PURCHASE                          30 YR FIXED                           NO DOC
     555.04        PURCHASE                          30 YR FIXED                           NO RATIO
     808.83        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     480.85        PURCHASE                          30 YR FIXED                           SIVA
     335.04        PURCHASE                          30 YR FIXED                           SIVA
     394.89        CASHOUT REFI                      30 YR FIXED                           SIVA
     532.08        RATE/TERM REFI                    30 YR FIXED                           NO DOC
    1732.37        PURCHASE                          30 YR FIXED                           NO RATIO
     731.06        CASHOUT REFI                      30 YR FIXED                           SIVA
    2055.69        PURCHASE                          30 YR FIXED                           NO DOC
     607.46        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     690.71        PURCHASE                          30 YR FIXED                           NO DOC
     475.33        PURCHASE                          30 YR FIXED                           NO RATIO
     723.54        PURCHASE                          15 YR FIXED IO                        SIVA
     658.31        CASHOUT REFI                      30 YR FIXED                           NO DOC
     502.62        PURCHASE                          30 YR FIXED                           SIVA
    1687.11        CASHOUT REFI                      30 YR FIXED                           NO DOC
     586.99        CASHOUT REFI                      30 YR FIXED                           SIVA
     385.73        CASHOUT REFI                      30 YR FIXED                           NO DOC
     946.33        CASHOUT REFI                      30 YR FIXED                           NO DOC
      573.1        PURCHASE                          30 YR FIXED IO                        NO DOC
     521.46        CASHOUT REFI                      30 YR FIXED                           NO DOC
     506.95        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     239.08        CASHOUT REFI                      30 YR FIXED                           NO DOC
     240.54        PURCHASE                          30 YR FIXED                           SIVA
     835.48        PURCHASE                          30 YR FIXED                           NO RATIO
     624.42        CASHOUT REFI                      15 YR FIXED                           NO RATIO
      355.4        CASHOUT REFI                      30 YR FIXED                           SIVA
     545.17        PURCHASE                          30 YR FIXED                           SIVA
     672.37        CASHOUT REFI                      30 YR FIXED                           SIVA
     272.61        PURCHASE                          30 YR FIXED                           SIVA
     236.41        RATE/TERM REFI                    30 YR FIXED                           SIVA
     331.63        CASHOUT REFI                      30 YR FIXED                           NO DOC
     470.76        PURCHASE                          30 YR FIXED                           SIVA
     462.53        PURCHASE                          30 YR FIXED                           SIVA
     342.05        CASHOUT REFI                      15 YR FIXED                           NO DOC
     712.57        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     481.07        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     266.81        RATE/TERM REFI                    30 YR FIXED                           SIVA
     398.96        PURCHASE                          30 YR FIXED                           NO RATIO
     466.74        CASHOUT REFI                      30 YR FIXED                           NO DOC
     251.69        PURCHASE                          30 YR FIXED                           NO RATIO
     427.53        CASHOUT REFI                      30 YR FIXED                           SIVA
     586.82        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     562.74        RATE/TERM REFI                    30 YR FIXED                           SIVA
    2744.22        CASHOUT REFI                      30 YR FIXED                           NO DOC
     299.81        PURCHASE                          30 YR FIXED                           SIVA
     257.72        PURCHASE                          30 YR FIXED                           SIVA
     318.87        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     208.81        CASHOUT REFI                      30 YR FIXED                           SIVA
     217.72        PURCHASE                          30 YR FIXED                           NO DOC
     796.58        CASHOUT REFI                      30 YR FIXED                           SIVA
     618.29        PURCHASE                          30 YR FIXED                           SIVA
     638.77        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     800.18        CASHOUT REFI                      30 YR FIXED                           SIVA
    1064.54        PURCHASE                          30 YR FIXED                           NO RATIO
    1356.75        PURCHASE                          30 YR FIXED                           NO RATIO
     601.29        CASHOUT REFI                      30 YR FIXED                           NO DOC
     285.44        CASHOUT REFI                      30 YR FIXED                           NO DOC
     791.72        CASHOUT REFI                      30 YR FIXED                           SIVA
      612.8        CASHOUT REFI                      30 YR FIXED                           SIVA
    1964.81        CASHOUT REFI                      30 YR FIXED                           NO DOC
     447.11        PURCHASE                          30 YR FIXED                           NO DOC
     458.17        PURCHASE                          30 YR FIXED                           SIVA
     651.82        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     332.17        PURCHASE                          30 YR FIXED                           NO DOC
     247.57        CASHOUT REFI                      30 YR FIXED                           SIVA
     370.02        CASHOUT REFI                      30 YR FIXED                           NO DOC
     377.99        PURCHASE                          30 YR FIXED                           NO RATIO
     423.47        PURCHASE                          30 YR FIXED                           SIVA
     405.48        PURCHASE                          30 YR FIXED                           SIVA
     419.16        CASHOUT REFI                      30 YR FIXED                           SIVA
     606.76        CASHOUT REFI                      30 YR FIXED                           NO DOC
     235.04        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
        730        PURCHASE                          30 YR FIXED                           SIVA
     266.81        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     341.86        CASHOUT REFI                      15 YR FIXED                           NO RATIO
     340.57        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     252.01        CASHOUT REFI                      30 YR FIXED                           SIVA
     359.75        CASHOUT REFI                      30 YR FIXED                           NO DOC
     282.66        PURCHASE                          30 YR FIXED                           NO RATIO
     985.05        CASHOUT REFI                      30 YR FIXED                           SIVA
     760.69        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     605.59        PURCHASE                          30 YR FIXED                           SIVA
     552.71        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     906.44        PURCHASE                          30 YR FIXED                           NO DOC
     587.01        PURCHASE                          15 YR FIXED                           SIVA
     973.09        PURCHASE                          15 YR FIXED                           NO DOC
     689.43        CASHOUT REFI                      30 YR FIXED IO                        NO DOC
     431.67        CASHOUT REFI                      30 YR FIXED                           SIVA
     209.58        CASHOUT REFI                      30 YR FIXED                           SIVA
     373.39        CASHOUT REFI                      30 YR FIXED                           NO DOC
     651.65        PURCHASE                          30 YR FIXED                           SIVA
    2668.14        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     868.14        CASHOUT REFI                      30 YR FIXED                           NO DOC
     231.75        PURCHASE                          30 YR FIXED                           NO RATIO
     574.82        CASHOUT REFI                      30 YR FIXED                           NO DOC
     595.61        CASHOUT REFI                      30 YR FIXED                           NO DOC
     936.86        CASHOUT REFI                      30 YR FIXED                           NO DOC
     452.07        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     644.46        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     493.36        PURCHASE                          30 YR FIXED                           NO DOC
     360.01        CASHOUT REFI                      30 YR FIXED                           NO DOC
    1120.18        PURCHASE                          30 YR FIXED                           SIVA
     229.46        CASHOUT REFI                      30 YR FIXED                           NO RATIO
    4269.03        RATE/TERM REFI                    30 YR FIXED                           SIVA
     554.97        RATE/TERM REFI                    30 YR FIXED                           SIVA
     321.12        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     914.21        PURCHASE                          30 YR FIXED                           SIVA
     731.83        CASHOUT REFI                      30 YR FIXED                           NO DOC
     736.41        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     533.63        CASHOUT REFI                      30 YR FIXED                           NO DOC
     362.87        CASHOUT REFI                      30 YR FIXED                           SIVA
     248.35        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     907.26        PURCHASE                          30 YR FIXED                           NO DOC
     522.75        CASHOUT REFI                      30 YR FIXED                           NO DOC
     915.47        CASHOUT REFI                      30 YR FIXED                           NO DOC
     578.43        CASHOUT REFI                      30 YR FIXED                           SIVA
     497.44        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     425.84        CASHOUT REFI                      30 YR FIXED                           SIVA
     567.96        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1232.52        CASHOUT REFI                      15 YR FIXED                           NO DOC
    1044.62        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    3083.53        CASHOUT REFI                      30 YR FIXED                           SIVA
     554.97        RATE/TERM REFI                    30 YR FIXED                           SIVA
     650.24        RATE/TERM REFI                    30 YR FIXED                           SIVA
     733.53        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     601.74        RATE/TERM REFI                    30 YR FIXED                           NO DOC
    1453.75        PURCHASE                          30 YR FIXED                           SIVA
     344.59        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     690.71        PURCHASE                          30 YR FIXED                           NO DOC
     681.13        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     394.89        CASHOUT REFI                      30 YR FIXED                           SIVA
     487.27        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     444.93        CASHOUT REFI                      30 YR FIXED                           NO DOC
     829.06        RATE/TERM REFI                    30 YR FIXED                           SIVA
     223.21        CASHOUT REFI                      30 YR FIXED                           NO DOC
     778.29        PURCHASE                          30 YR FIXED                           NO RATIO
    1542.92        RATE/TERM REFI                    30 YR FIXED                           NO DOC
    2088.45        PURCHASE                          15 YR FIXED                           NO DOC
    1163.69        PURCHASE                          30 YR FIXED                           SIVA
     710.16        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
        336        PURCHASE                          30 YR FIXED IO                        SIVA
     420.94        PURCHASE                          30 YR FIXED                           NO RATIO
     694.78        CASHOUT REFI                      30 YR FIXED                           SIVA
     495.15        RATE/TERM REFI                    30 YR FIXED                           NO DOC
      674.3        CASHOUT REFI                      30 YR FIXED                           SIVA
    3083.53        CASHOUT REFI                      30 YR FIXED                           NO DOC
     205.72        CASHOUT REFI                      30 YR FIXED                           NO DOC
     473.49        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     428.38        PURCHASE                          30 YR FIXED                           SIVA
    1768.98        PURCHASE                          30 YR FIXED                           NO DOC
     796.58        PURCHASE                          30 YR FIXED                           NO RATIO
     336.19        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
    1607.81        CASHOUT REFI                      30 YR FIXED                           SIVA
     591.01        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     616.71        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     620.14        PURCHASE                          30 YR FIXED                           NO DOC
      368.2        CASHOUT REFI                      30 YR FIXED                           SIVA
     603.94        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     438.17        PURCHASE                          30 YR FIXED                           NO RATIO
     533.75        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     628.74        PURCHASE                          30 YR FIXED                           NO DOC
     869.82        PURCHASE                          30 YR FIXED                           NO DOC
     250.81        PURCHASE                          30 YR FIXED                           NO DOC
     731.07        CASHOUT REFI                      30 YR FIXED                           SIVA
     510.86        PURCHASE                          30 YR FIXED                           SIVA
     229.08        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
      227.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     804.07        CASHOUT REFI                      30 YR FIXED                           NO DOC
     924.15        CASHOUT REFI                      30 YR FIXED                           NO DOC
      265.3        PURCHASE                          15 YR FIXED                           SIVA
     597.66        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     462.88        CASHOUT REFI                      30 YR FIXED                           NO DOC
     304.24        PURCHASE                          30 YR FIXED                           NO DOC
     168.17        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     411.14        CASHOUT REFI                      30 YR FIXED                           NO DOC
     1088.6        PURCHASE                          30 YR FIXED                           NO DOC
     917.96        PURCHASE                          30 YR FIXED                           NO DOC
     559.18        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     660.63        PURCHASE                          30 YR FIXED                           NO RATIO
    1087.81        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     925.06        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     336.05        CASHOUT REFI                      30 YR FIXED                           NO DOC
     709.21        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     406.97        PURCHASE                          30 YR FIXED                           SIVA
      656.6        PURCHASE                          30 YR FIXED                           SIVA
     257.15        CASHOUT REFI                      30 YR FIXED                           SIVA
     748.27        PURCHASE                          30 YR FIXED                           NO RATIO
     602.18        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     584.24        PURCHASE                          15 YR FIXED                           NO DOC
     359.75        RATE/TERM REFI                    30 YR FIXED                           SIVA
     375.84        CASHOUT REFI                      30 YR FIXED                           NO DOC
    2433.35        CASHOUT REFI                      30 YR FIXED                           NO DOC
    1030.56        PURCHASE                          15 YR FIXED                           SIVA
     672.68        PURCHASE                          30 YR FIXED                           NO DOC
    4111.37        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1472.04        PURCHASE                          30 YR FIXED IO                        NO DOC
     618.52        PURCHASE                          30 YR FIXED                           NO RATIO
     586.99        CASHOUT REFI                      30 YR FIXED                           SIVA
     259.77        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1053.12        PURCHASE                          30 YR FIXED                           SIVA
     334.79        CASHOUT REFI                      30 YR FIXED                           NO DOC
     618.26        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     805.01        PURCHASE                          30 YR FIXED                           NO RATIO
      668.1        PURCHASE                          30 YR FIXED                           NO RATIO
     438.64        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     619.42        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     784.84        PURCHASE                          30 YR FIXED                           SIVA
     862.23        CASHOUT REFI                      30 YR FIXED                           NO RATIO
    1609.47        PURCHASE                          30 YR FIXED                           SIVA
     480.24        RATE/TERM REFI                    30 YR FIXED                           NO DOC
    1059.01        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     787.48        CASHOUT REFI                      30 YR FIXED                           NO DOC
     698.38        PURCHASE                          30 YR FIXED                           SIVA
     746.01        PURCHASE                          30 YR FIXED                           NO DOC
     715.06        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     702.09        CASHOUT REFI                      30 YR FIXED                           SIVA
     864.03        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     464.33        PURCHASE                          30 YR FIXED                           NO DOC
     205.72        CASHOUT REFI                      30 YR FIXED                           SIVA
    1101.27        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     425.93        CASHOUT REFI                      30 YR FIXED                           SIVA
     277.49        CASHOUT REFI                      30 YR FIXED                           SIVA
     513.41        RATE/TERM REFI                    30 YR FIXED                           NO DOC
    1264.25        PURCHASE                          30 YR FIXED                           NO RATIO
    1306.03        PURCHASE                          30 YR FIXED                           NO RATIO
     646.57        PURCHASE                          30 YR FIXED                           NO RATIO
     534.43        PURCHASE                          30 YR FIXED                           NO RATIO
     880.23        PURCHASE                          30 YR FIXED                           NO DOC
     763.09        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     203.87        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     597.66        PURCHASE                          30 YR FIXED                           NO DOC
     472.48        PURCHASE                          30 YR FIXED                           NO DOC
     228.38        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     576.34        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
     331.63        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     469.59        CASHOUT REFI                      30 YR FIXED                           SIVA
      632.8        RATE/TERM REFI                    30 YR FIXED                           SIVA
     674.73        CASHOUT REFI                      15 YR FIXED                           NO DOC
     682.49        PURCHASE                          30 YR FIXED                           NO RATIO
     941.53        PURCHASE                          30 YR FIXED                           SIVA
    1173.98        CASHOUT REFI                      30 YR FIXED                           NO DOC
     941.28        CASHOUT REFI                      15 YR FIXED                           SIVA
     421.42        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     536.75        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     790.33        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     714.35        PURCHASE                          30 YR FIXED                           NO DOC
     212.07        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     288.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     215.87        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     155.48        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     264.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     224.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     438.33        PURCHASE                          30 YR FIXED                           SIVA
     220.63        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     868.71        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1254.66        PURCHASE                          30 YR FIXED                           SISA
     361.97        CASHOUT REFI                      30 YR FIXED                           SIVA
     291.23        PURCHASE                          30 YR FIXED                           SIVA
     320.35        PURCHASE                          30 YR FIXED                           SIVA
        875        PURCHASE                          30 YR FIXED                           SIVA
     303.92        PURCHASE                          30 YR FIXED                           SIVA
     1487.5        PURCHASE                          30 YR FIXED                           SIVA
      305.1        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     301.04        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1241.72        CASHOUT REFI                      30 YR FIXED                           SISA
     471.27        CASHOUT REFI                      30 YR FIXED                           SIVA
     723.15        CASHOUT REFI                      30 YR FIXED                           SISA
     734.29        PURCHASE                          30 YR FIXED                           SIVA
     458.16        CASHOUT REFI                      30 YR FIXED                           SIVA
      667.8        PURCHASE                          30 YR FIXED                           SIVA
    1447.18        PURCHASE                          30 YR FIXED                           SIVA
    2654.88        PURCHASE                          30 YR FIXED                           SIVA
     1138.3        PURCHASE                          30 YR FIXED                           SIVA
     182.56        PURCHASE                          30 YR FIXED                           SIVA
     682.13        PURCHASE                          30 YR FIXED                           SIVA
    1011.46        PURCHASE                          30 YR FIXED                           SIVA
     651.03        CASHOUT REFI                      30 YR FIXED                           SIVA
     241.39        PURCHASE                          30 YR FIXED                           SIVA
      537.4        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     184.25        CASHOUT REFI                      30 YR FIXED                           SIVA
     495.63        PURCHASE                          30 YR FIXED IO                        SIVA
     624.13        PURCHASE                          30 YR FIXED                           SIVA
     476.05        PURCHASE                          30 YR FIXED                           SIVA
    2430.68        PURCHASE                          30 YR FIXED                           SIVA
     174.66        PURCHASE                          30 YR FIXED                           SIVA
      374.1        PURCHASE                          30 YR FIXED                           SIVA
    2194.89        CASHOUT REFI                      30 YR FIXED                           SIVA
     194.69        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     743.44        PURCHASE                          30 YR FIXED                           SIVA
      296.1        PURCHASE                          30 YR FIXED                           SIVA
     213.77        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     387.17        PURCHASE                          30 YR FIXED                           SIVA
      577.4        PURCHASE                          30 YR FIXED                           SIVA
    2193.93        CASHOUT REFI                      30 YR FIXED                           SISA
     272.19        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     442.52        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     869.84        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1091.33        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     937.72        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     494.71        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     691.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     639.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     706.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     501.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     498.61        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     368.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     562.73        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     895.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     458.33        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     289.09        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     453.97        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     774.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     910.48        PURCHASE                          FIXED BALLOON 30/15                   SISA
     728.22        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     773.69        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     412.87        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     542.62        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     741.44        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     688.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      488.8        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     568.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     499.15        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     828.51        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1130.34        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      539.5        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     386.65        PURCHASE                          15 YR FIXED                           NO RATIO
     556.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     540.89        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      321.8        PURCHASE                          15 YR FIXED                           NO RATIO
     679.19        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     439.05        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     926.47        PURCHASE                          FIXED BALLOON 30/15                   SISA
     672.61        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1177.03        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     525.71        PURCHASE                          15 YR FIXED                           SIVA
     469.44        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     324.71        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     458.38        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     613.96        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     557.84        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     364.16        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     379.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     415.69        PURCHASE                          FIXED BALLOON 30/15                   SISA
     586.98        PURCHASE                          FIXED BALLOON 30/15                   SISA
     573.74        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     609.42        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      789.5        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     419.12        PURCHASE                          FIXED BALLOON 30/15                   SISA
     939.77        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1052.21        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     247.59        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     458.83        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     388.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     402.24        PURCHASE                          15 YR FIXED                           SISA
     556.71        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     514.87        PURCHASE                          FIXED BALLOON 30/15                   SISA
      444.8        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     559.65        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     601.32        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     367.31        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     392.09        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     653.86        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     893.51        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     682.72        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        618        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     694.07        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     289.67        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     278.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     535.86        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      677.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     311.26        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     333.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     508.66        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     651.34        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     536.75        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     737.16        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     486.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     857.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1144.79        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     358.83        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     469.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     827.75        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      593.5        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     180.51        PURCHASE                          FIXED BALLOON 30/15                   SISA
     816.06        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     413.11        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     598.75        PURCHASE                          FIXED BALLOON 30/15                   SISA
     873.89        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     195.88        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     271.68        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     431.72        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     318.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     831.85        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     616.86        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     454.69        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     257.16        PURCHASE                          FIXED BALLOON 30/15                   SISA
     271.68        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     261.98        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     169.41        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     457.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     169.41        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     361.59        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1358.96        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     310.26        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     362.29        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     269.25        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     286.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     523.99        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     476.14        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     277.54        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      283.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      283.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      300.9        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     436.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     709.79        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1397.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     495.54        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     580.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     635.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     461.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     730.88        PURCHASE                          FIXED BALLOON 30/15                   SISA
      729.2        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     581.62        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      494.8        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     312.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     200.74        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     836.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     303.66        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     325.04        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     635.19        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     528.24        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     286.58        PURCHASE                          FIXED BALLOON 30/15                   SISA
     283.32        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     601.98        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     297.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     356.59        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     464.87        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     287.77        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     652.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     435.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1093.79        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     711.88        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     585.43        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     768.92        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     293.75        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     751.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     689.72        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     289.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     456.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     423.83        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     280.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     293.53        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     415.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     397.96        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     470.83        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     824.92        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     281.18        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     439.67        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     331.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     534.95        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     535.54        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     744.33        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     738.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     623.55        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     367.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     568.94        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     447.99        PURCHASE                          FIXED BALLOON 30/15                   SISA
     362.21        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    3011.71        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      383.9        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     472.45        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     504.96        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     307.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     845.78        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     483.31        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     521.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     576.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     652.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     644.04        PURCHASE                          FIXED BALLOON 30/15                   SIVA
        561        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     329.54        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      649.5        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     534.76        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     530.37        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     541.04        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     306.14        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     378.27        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     164.46        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      298.7        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     259.92        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     599.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     588.97        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     318.71        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      382.5        PURCHASE                          FIXED BALLOON 30/15                   SISA
     224.03        PURCHASE                          FIXED BALLOON 30/15                   SISA
     286.11        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      305.4        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     340.11        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     411.53        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     665.04        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     322.86        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     811.57        PURCHASE                          15 YR FIXED                           NO RATIO
     387.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     569.47        PURCHASE                          30 YR FIXED                           SIVA
    1252.61        PURCHASE                          30 YR FIXED                           SIVA
     426.39        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     465.94        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     628.44        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1320.05        PURCHASE                          30 YR FIXED                           NO RATIO
     515.49        PURCHASE                          30 YR FIXED                           NO RATIO
    1397.14        PURCHASE                          30 YR FIXED                           NO RATIO
      663.3        PURCHASE                          30 YR FIXED                           NO RATIO
     507.03        PURCHASE                          30 YR FIXED                           NO RATIO
     247.03        PURCHASE                          30 YR FIXED                           NO RATIO
     440.26        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     444.06        PURCHASE                          30 YR FIXED IO                        SIVA
    1512.11        PURCHASE                          30 YR FIXED IO                        NO DOC
    1189.33        PURCHASE                          30 YR FIXED IO                        NO RATIO
     420.28        PURCHASE                          30 YR FIXED IO                        NO RATIO
     645.38        PURCHASE                          30 YR FIXED IO                        NO RATIO
     588.22        PURCHASE                          30 YR FIXED IO                        NO RATIO
     749.44        PURCHASE                          30 YR FIXED IO                        NO RATIO
     712.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     823.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     461.34        PURCHASE                          FIXED BALLOON 30/15                   SISA
     435.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     403.85        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     448.05        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     582.22        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     452.04        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     318.91        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      642.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1254.09        PURCHASE                          FIXED BALLOON 30/15                   SISA
     950.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     412.11        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     521.88        PURCHASE                          FIXED BALLOON 30/15                   SISA
     331.65        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     520.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     211.59        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     372.44        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      669.3        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     952.89        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     304.65        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1099.52        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1031.44        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     716.51        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     659.88        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     558.44        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      586.6        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     859.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     502.99        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     712.59        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     929.22        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     597.25        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     594.04        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     485.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     718.73        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     660.95        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1580.68        PURCHASE                          FIXED BALLOON 30/15 IO                NO RATIO
     764.17        PURCHASE                          FIXED BALLOON 30/15 IO                SIVA
     556.25        PURCHASE                          FIXED BALLOON 30/15 IO                SIVA
     100.26        PURCHASE                          FIXED BALLOON 30/15 IO                NO RATIO
     196.68        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     278.28        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     370.98        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     534.21        PURCHASE                          FIXED BALLOON 30/15                   SISA
     901.12        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     420.98        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     301.47        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     519.43        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     221.15        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     152.01        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     704.11        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      731.4        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     418.26        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     366.06        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     492.98        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      367.7        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     175.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     556.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     392.15        PURCHASE                          FIXED BALLOON 30/15                   SISA
      422.9        PURCHASE                          FIXED BALLOON 30/15                   SISA
     389.58        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     533.47        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     389.12        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     423.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     397.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     419.04        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     323.44        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     391.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     430.46        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     695.54        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     296.33        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     233.33        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     229.52        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     435.17        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      190.4        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     209.72        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     476.24        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     247.34        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     270.24        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     303.69        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     374.26        PURCHASE                          FIXED BALLOON 30/15                   SISA
      592.1        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1781.77        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     690.84        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     304.06        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     508.04        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     437.65        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     578.32        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     387.64        PURCHASE                          15 YR FIXED                           SIVA
     295.65        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     244.21        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     492.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     254.84        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      234.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     216.86        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     175.73        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     249.06        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     171.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     236.86        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     376.87        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     346.07        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     379.29        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      384.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     338.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     647.18        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     378.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     705.25        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     547.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1939.75        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     219.54        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     478.42        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     390.17        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     215.48        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     447.14        PURCHASE                          FIXED BALLOON 30/15                   SISA
     306.97        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     431.98        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     481.51        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     242.79        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      480.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1571.84        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     916.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     514.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     607.07        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     466.65        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     422.96        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     311.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     319.12        CASHOUT REFI                      30 YR FIXED                           SISA
     343.63        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     311.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     378.37        PURCHASE                          30 YR FIXED                           SIVA
     495.96        CASHOUT REFI                      30 YR FIXED                           SIVA
     392.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     376.05        PURCHASE                          25 YR FIXED IO                        SIVA
     202.21        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     432.94        PURCHASE                          15 YR FIXED                           SIVA
        350        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     288.14        PURCHASE                          25 YR FIXED IO                        SIVA
     223.19        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     368.32        PURCHASE                          25 YR FIXED IO                        SIVA
        385        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     286.75        PURCHASE                          25 YR FIXED IO                        SIVA
     339.83        PURCHASE                          15 YR FIXED                           NO DOC
     643.38        PURCHASE                          15 YR FIXED                           NO DOC
     476.33        CASHOUT REFI                      25 YR FIXED IO                        SIVA
        543        CASHOUT REFI                      15 YR FIXED                           NO DOC
    1399.39        PURCHASE                          25 YR FIXED IO                        SIVA
     473.05        PURCHASE                          15 YR FIXED                           SIVA
     639.55        PURCHASE                          25 YR FIXED IO                        NO RATIO
     473.36        PURCHASE                          25 YR FIXED IO                        SIVA
     994.38        PURCHASE                          25 YR FIXED IO                        SIVA
     877.71        PURCHASE                          25 YR FIXED IO                        NO RATIO
     348.33        PURCHASE                          25 YR FIXED IO                        SIVA
     300.63        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
      258.7        PURCHASE                          25 YR FIXED IO                        SIVA
     166.38        PURCHASE                          25 YR FIXED IO                        SIVA
     895.37        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
    3071.25        PURCHASE                          25 YR FIXED IO                        SIVA
     307.96        PURCHASE                          25 YR FIXED IO                        SISA
     591.35        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     904.75        PURCHASE                          25 YR FIXED IO                        SIVA
     571.17        PURCHASE                          25 YR FIXED IO                        SIVA
     1510.9        PURCHASE                          25 YR FIXED IO                        NO RATIO
        506        PURCHASE                          25 YR FIXED IO                        SIVA
     199.38        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     376.31        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     303.12        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     581.86        PURCHASE                          25 YR FIXED IO                        SIVA
     609.58        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     697.06        PURCHASE                          15 YR FIXED                           SISA
     339.81        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     280.04        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     439.79        PURCHASE                          15 YR FIXED                           NO DOC
     294.94        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     561.19        PURCHASE                          25 YR FIXED IO                        SIVA
     644.83        PURCHASE                          25 YR FIXED IO                        SIVA
     195.08        PURCHASE                          25 YR FIXED IO                        SIVA
     3762.5        PURCHASE                          25 YR FIXED IO                        SIVA
     540.33        PURCHASE                          15 YR FIXED                           SIVA
     655.99        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     215.62        PURCHASE                          25 YR FIXED IO                        NO RATIO
     640.18        PURCHASE                          15 YR FIXED                           NO DOC
     435.66        PURCHASE                          15 YR FIXED                           NO DOC
     222.42        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     265.94        PURCHASE                          25 YR FIXED IO                        SIVA
     444.03        PURCHASE                          25 YR FIXED IO                        SIVA
     179.95        PURCHASE                          15 YR FIXED                           NO DOC
     394.53        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     452.42        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
        592        PURCHASE                          25 YR FIXED IO                        SIVA
      842.4        PURCHASE                          25 YR FIXED IO                        SIVA
      409.5        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
     312.75        RATE/TERM REFI                    25 YR FIXED IO                        SIVA
    1213.73        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     651.41        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     253.09        CASHOUT REFI                      25 YR FIXED IO                        SIVA
     298.96        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
     609.58        PURCHASE                          25 YR FIXED IO                        SIVA
     358.33        CASHOUT REFI                      25 YR FIXED IO                        NO RATIO
     596.56        PURCHASE                          25 YR FIXED IO                        FULL/ALT DOC
      106.9        PURCHASE                          30 YR FIXED                           SIVA
     1066.4        CASHOUT REFI                      30 YR FIXED                           SIVA
     173.29        PURCHASE                          30 YR FIXED                           NO DOC
     338.74        PURCHASE                          30 YR FIXED                           NO DOC
     205.72        CASHOUT REFI                      30 YR FIXED                           SIVA
     645.19        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     236.01        CASHOUT REFI                      30 YR FIXED                           SIVA
     199.31        CASHOUT REFI                      30 YR FIXED                           SIVA
     131.45        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     401.16        PURCHASE                          30 YR FIXED                           SISA
     357.78        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     236.01        CASHOUT REFI                      30 YR FIXED                           SIVA
     366.41        PURCHASE                          30 YR FIXED                           SISA
     304.01        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1557.98        CASHOUT REFI                      15 YR FIXED                           SIVA
    1046.47        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     464.33        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     356.87        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     652.46        PURCHASE                          30 YR FIXED                           NO RATIO
     336.34        PURCHASE                          30 YR FIXED                           SISA
     761.86        PURCHASE                          30 YR FIXED                           NO RATIO
     290.37        PURCHASE                          30 YR FIXED                           NO DOC
     204.46        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     630.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     328.05        PURCHASE                          30 YR FIXED                           NO DOC
     506.59        PURCHASE                          30 YR FIXED                           NO RATIO
     624.97        PURCHASE                          30 YR FIXED                           SISA
      275.1        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     764.25        CASHOUT REFI                      30 YR FIXED                           SIVA
     381.83        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     111.64        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     370.04        PURCHASE                          30 YR FIXED                           NO DOC
    1522.68        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1427.72        CASHOUT REFI                      30 YR FIXED                           SIVA
     241.43        PURCHASE                          FIXED BALLOON 30/15                   SISA
     621.79        PURCHASE                          30 YR FIXED                           SIVA
     483.84        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     302.68        PURCHASE                          30 YR FIXED                           NO RATIO
      242.6        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     317.96        PURCHASE                          30 YR FIXED                           SISA
     459.65        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     542.34        PURCHASE                          FIXED BALLOON 30/15                   SISA
     372.56        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     877.83        PURCHASE                          30 YR FIXED                           SISA
     387.72        PURCHASE                          30 YR FIXED                           SISA
     394.26        PURCHASE                          30 YR FIXED                           SISA
     358.86        PURCHASE                          30 YR FIXED                           SISA
      246.5        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     390.34        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     239.48        PURCHASE                          30 YR FIXED                           SISA
     573.61        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
    2349.96        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     644.29        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     527.08        PURCHASE                          FIXED BALLOON 30/15                   SISA
     236.01        CASHOUT REFI                      30 YR FIXED                           SIVA
     965.33        CASHOUT REFI                      30 YR FIXED                           SIVA
     779.79        PURCHASE                          30 YR FIXED                           NO RATIO
     190.61        CASHOUT REFI                      30 YR FIXED                           SIVA
     351.79        PURCHASE                          30 YR FIXED                           SISA
     148.06        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     148.06        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     250.46        RATE/TERM REFI                    30 YR FIXED                           SIVA
     877.78        CASHOUT REFI                      30 YR FIXED                           SIVA
     532.09        PURCHASE                          FIXED BALLOON 30/15                   SISA
     529.88        PURCHASE                          30 YR FIXED                           SIVA
     247.34        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     348.55        PURCHASE                          30 YR FIXED                           SIVA
     416.35        PURCHASE                          30 YR FIXED                           NO RATIO
     504.55        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
    1241.45        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     381.08        PURCHASE                          15 YR FIXED                           NO DOC
     356.97        PURCHASE                          30 YR FIXED                           SISA
     304.52        PURCHASE                          30 YR FIXED                           SISA
     647.12        PURCHASE                          30 YR FIXED                           NO DOC
     422.99        PURCHASE                          30 YR FIXED                           SISA
     428.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     350.49        PURCHASE                          30 YR FIXED                           NO RATIO
      260.7        PURCHASE                          30 YR FIXED                           SISA
     775.45        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     767.51        PURCHASE                          30 YR FIXED                           NO RATIO
     294.18        PURCHASE                          30 YR FIXED                           SISA
     213.11        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     678.11        PURCHASE                          30 YR FIXED                           SISA
    1039.46        PURCHASE                          30 YR FIXED                           NO DOC
     256.25        PURCHASE                          30 YR FIXED                           SISA
      734.5        PURCHASE                          30 YR FIXED                           NO DOC
     214.04        CASHOUT REFI                      30 YR FIXED                           SIVA
     652.43        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
    1124.23        PURCHASE                          30 YR FIXED                           SISA
     372.83        PURCHASE                          30 YR FIXED                           NO RATIO
     315.38        PURCHASE                          30 YR FIXED                           SISA
     723.49        PURCHASE                          30 YR FIXED                           NO RATIO
      779.8        PURCHASE                          30 YR FIXED                           SISA
     602.19        PURCHASE                          30 YR FIXED                           SIVA
     450.66        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     358.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      276.8        PURCHASE                          30 YR FIXED                           SISA
     215.32        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      236.2        PURCHASE                          30 YR FIXED                           SISA
     289.22        PURCHASE                          30 YR FIXED                           NO RATIO
      266.3        PURCHASE                          30 YR FIXED                           NO RATIO
     706.32        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     605.52        PURCHASE                          30 YR FIXED                           SISA
     761.31        PURCHASE                          30 YR FIXED                           SISA
     286.93        PURCHASE                          30 YR FIXED                           SISA
     393.33        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     199.32        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     200.45        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      989.5        PURCHASE                          30 YR FIXED                           SIVA
     201.39        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     425.45        PURCHASE                          30 YR FIXED                           SISA
     481.06        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     164.66        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     1655.1        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1178.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     600.66        PURCHASE                          30 YR FIXED                           SISA
     619.18        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     353.29        PURCHASE                          30 YR FIXED                           SISA
     116.83        PURCHASE                          30 YR FIXED                           SISA
     388.44        PURCHASE                          FIXED BALLOON 30/15                   SISA
     738.79        PURCHASE                          30 YR FIXED                           SISA
     852.48        PURCHASE                          30 YR FIXED                           SISA
     692.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     313.64        CASHOUT REFI                      30 YR FIXED                           SIVA
     143.18        PURCHASE                          30 YR FIXED                           SISA
     302.39        PURCHASE                          30 YR FIXED                           NO RATIO
      460.5        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     473.92        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     228.68        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     442.21        PURCHASE                          30 YR FIXED                           NO DOC
     690.32        PURCHASE                          30 YR FIXED                           NO RATIO
     260.59        PURCHASE                          30 YR FIXED                           SIVA
     203.31        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     285.11        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     347.24        PURCHASE                          30 YR FIXED                           SIVA
     593.08        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1496.98        PURCHASE                          30 YR FIXED                           NO RATIO
     551.58        PURCHASE                          30 YR FIXED                           SISA
     509.96        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     286.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     993.63        CASHOUT REFI                      30 YR FIXED                           NO DOC
     386.58        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     277.48        PURCHASE                          30 YR FIXED                           SISA
    1178.98        PURCHASE                          30 YR FIXED                           SISA
    1120.13        PURCHASE                          FIXED BALLOON 30/15                   SISA
     281.92        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     238.97        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     336.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     312.17        PURCHASE                          30 YR FIXED                           SIVA
     336.04        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     601.34        PURCHASE                          30 YR FIXED                           SISA
     924.04        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     264.85        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     246.42        CASHOUT REFI                      30 YR FIXED                           NO DOC
     176.96        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     377.98        CASHOUT REFI                      30 YR FIXED                           SIVA
     429.52        CASHOUT REFI                      30 YR FIXED                           NO DOC
     344.25        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     211.05        PURCHASE                          30 YR FIXED                           SISA
     136.87        PURCHASE                          30 YR FIXED                           SISA
     620.37        PURCHASE                          30 YR FIXED                           SISA
      859.3        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     400.67        PURCHASE                          30 YR FIXED                           SISA
      468.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     664.47        PURCHASE                          30 YR FIXED                           SISA
     310.45        PURCHASE                          30 YR FIXED                           SISA
     202.78        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     220.99        PURCHASE                          30 YR FIXED                           SIVA
     206.66        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     296.84        PURCHASE                          30 YR FIXED                           SIVA
     279.51        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     212.41        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     524.59        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     450.91        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     252.55        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     293.24        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      80.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     259.68        PURCHASE                          30 YR FIXED                           NO DOC
     437.83        PURCHASE                          30 YR FIXED                           SIVA
     117.95        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     475.85        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     104.63        PURCHASE                          30 YR FIXED                           NO RATIO
      96.29        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      274.8        PURCHASE                          FIXED BALLOON 30/15                   SISA
     888.29        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     246.96        PURCHASE                          30 YR FIXED                           SIVA
     670.12        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     606.55        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     832.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     256.05        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     456.34        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     465.61        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     103.82        CASHOUT REFI                      30 YR FIXED                           SIVA
     286.55        PURCHASE                          30 YR FIXED                           SIVA
     507.98        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
      240.6        PURCHASE                          30 YR FIXED                           NO RATIO
     972.96        CASHOUT REFI                      30 YR FIXED                           SIVA
      740.6        CASHOUT REFI                      30 YR FIXED                           SIVA
      662.4        PURCHASE                          30 YR FIXED                           SISA
     354.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     508.69        PURCHASE                          30 YR FIXED                           SISA
     220.56        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      661.7        PURCHASE                          30 YR FIXED                           NO RATIO
     1305.6        PURCHASE                          30 YR FIXED                           SIVA
     391.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      143.4        PURCHASE                          30 YR FIXED                           NO RATIO
     282.42        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
    1100.57        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     230.15        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     699.02        PURCHASE                          30 YR FIXED                           NO RATIO
     514.03        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     320.99        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     189.19        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     268.02        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     354.03        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     858.08        PURCHASE                          30 YR FIXED                           SIVA
     229.08        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     395.17        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     331.85        PURCHASE                          30 YR FIXED                           SIVA
     519.69        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     245.45        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     966.55        CASHOUT REFI                      30 YR FIXED                           SIVA
     496.31        PURCHASE                          30 YR FIXED                           NO DOC
     217.09        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     191.32        PURCHASE                          30 YR FIXED                           SISA
     469.92        PURCHASE                          FIXED BALLOON 30/15                   SISA
     731.43        PURCHASE                          30 YR FIXED                           SISA
    1291.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     953.09        PURCHASE                          30 YR FIXED                           NO DOC
     170.27        PURCHASE                          FIXED BALLOON 30/15                   SISA
     841.55        PURCHASE                          FIXED BALLOON 30/15                   SISA
     262.31        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     138.15        PURCHASE                          30 YR FIXED                           NO RATIO
     302.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     809.87        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     367.95        PURCHASE                          30 YR FIXED                           NO RATIO
        388        PURCHASE                          30 YR FIXED                           SIVA
      255.6        CASHOUT REFI                      30 YR FIXED                           SIVA
     414.13        PURCHASE                          30 YR FIXED                           SIVA
     529.87        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     107.26        PURCHASE                          30 YR FIXED                           SIVA
     473.53        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     280.78        PURCHASE                          30 YR FIXED                           SISA
     589.88        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     515.44        CASHOUT REFI                      30 YR FIXED                           SIVA
     292.29        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     427.98        CASHOUT REFI                      30 YR FIXED                           SIVA
     198.04        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      892.4        PURCHASE                          30 YR FIXED                           SISA
     306.79        PURCHASE                          30 YR FIXED                           SISA
     277.87        PURCHASE                          30 YR FIXED                           NO RATIO
        408        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     184.84        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1047.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     336.43        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     252.42        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     308.97        PURCHASE                          FIXED BALLOON 30/15                   SISA
     177.91        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     622.31        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      873.7        PURCHASE                          30 YR FIXED                           SIVA
     727.23        PURCHASE                          30 YR FIXED                           SISA
     653.58        CASHOUT REFI                      30 YR FIXED                           SIVA
    1118.91        PURCHASE                          30 YR FIXED                           SIVA
     679.84        PURCHASE                          FIXED BALLOON 30/15                   SISA
     708.82        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     853.44        PURCHASE                          30 YR FIXED                           NO RATIO
     269.18        CASHOUT REFI                      30 YR FIXED                           SIVA
      94.18        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     532.61        PURCHASE                          30 YR FIXED                           SISA
      237.1        PURCHASE                          30 YR FIXED                           NO RATIO
     430.67        PURCHASE                          FIXED BALLOON 30/15                   SISA
      234.6        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     199.28        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     284.82        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     742.23        PURCHASE                          FIXED BALLOON 30/15                   SISA
     340.68        PURCHASE                          30 YR FIXED                           SIVA
     2440.9        PURCHASE                          30 YR FIXED                           NO DOC
      740.1        PURCHASE                          30 YR FIXED                           SISA
     299.87        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     486.93        PURCHASE                          30 YR FIXED                           SIVA
     423.29        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
       1660        PURCHASE                          30 YR FIXED                           SIVA
     291.89        PURCHASE                          30 YR FIXED                           SIVA
     519.92        PURCHASE                          30 YR FIXED                           SISA
     918.55        PURCHASE                          30 YR FIXED                           SIVA
     583.15        PURCHASE                          30 YR FIXED                           SIVA
     310.09        PURCHASE                          30 YR FIXED                           NO RATIO
     210.21        CASHOUT REFI                      30 YR FIXED                           SIVA
     556.31        PURCHASE                          FIXED BALLOON 30/15                   SISA
     438.92        PURCHASE                          30 YR FIXED                           SIVA
     290.99        PURCHASE                          15 YR FIXED                           SISA
     488.59        PURCHASE                          30 YR FIXED                           SISA
      672.3        PURCHASE                          30 YR FIXED                           SISA
     597.33        PURCHASE                          30 YR FIXED                           NO DOC
    1113.63        PURCHASE                          FIXED BALLOON 30/15                   SISA
     454.65        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     357.16        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     126.13        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     428.07        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     194.59        PURCHASE                          FIXED BALLOON 30/15                   SISA
     194.59        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     502.83        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     357.25        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     205.85        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     327.79        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     357.45        PURCHASE                          30 YR FIXED                           NO RATIO
     477.11        PURCHASE                          30 YR FIXED                           NO RATIO
    1431.77        PURCHASE                          FIXED BALLOON 30/15                   SISA
     873.12        PURCHASE                          30 YR FIXED                           SISA
     238.46        PURCHASE                          30 YR FIXED                           SISA
     774.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     155.57        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     336.75        PURCHASE                          30 YR FIXED                           NO RATIO
     121.02        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     785.62        PURCHASE                          30 YR FIXED                           NO DOC
     757.92        PURCHASE                          30 YR FIXED                           NO RATIO
    1996.19        PURCHASE                          30 YR FIXED                           NO RATIO
     337.59        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     198.12        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     209.72        PURCHASE                          30 YR FIXED                           SISA
     486.48        PURCHASE                          30 YR FIXED                           SISA
    1193.95        PURCHASE                          30 YR FIXED                           NO DOC
     298.79        PURCHASE                          30 YR FIXED                           SISA
    1195.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     102.03        PURCHASE                          30 YR FIXED                           SISA
     152.74        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     893.57        CASHOUT REFI                      30 YR FIXED                           SIVA
     173.23        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     470.76        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     509.08        PURCHASE                          30 YR FIXED                           SISA
    1203.47        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     159.37        PURCHASE                          30 YR FIXED                           SIVA
     868.09        PURCHASE                          30 YR FIXED                           SISA
     283.21        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     484.33        PURCHASE                          FIXED BALLOON 30/15                   SISA
      673.4        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     522.21        PURCHASE                          30 YR FIXED                           SISA
      176.3        PURCHASE                          FIXED BALLOON 30/15                   SISA
     637.63        PURCHASE                          30 YR FIXED                           SIVA
      252.9        PURCHASE                          FIXED BALLOON 30/15                   SISA
     295.71        PURCHASE                          30 YR FIXED                           SISA
     171.81        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     927.17        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     836.74        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     228.94        PURCHASE                          30 YR FIXED                           NO DOC
      248.2        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     254.26        PURCHASE                          30 YR FIXED                           SIVA
    1033.99        PURCHASE                          30 YR FIXED                           SISA
     657.12        PURCHASE                          30 YR FIXED                           SISA
     149.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     336.31        PURCHASE                          30 YR FIXED                           SIVA
     434.59        PURCHASE                          30 YR FIXED                           SISA
     462.88        PURCHASE                          30 YR FIXED                           SISA
     186.18        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     279.96        PURCHASE                          30 YR FIXED                           SISA
     322.06        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      347.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      308.8        PURCHASE                          30 YR FIXED                           SISA
     743.98        PURCHASE                          30 YR FIXED                           SISA
     404.27        PURCHASE                          30 YR FIXED                           SISA
     497.79        PURCHASE                          30 YR FIXED                           SISA
      928.4        PURCHASE                          30 YR FIXED                           NO RATIO
     267.89        PURCHASE                          30 YR FIXED                           SISA
     391.77        PURCHASE                          30 YR FIXED                           NO RATIO
     417.04        PURCHASE                          30 YR FIXED                           SISA
    1184.92        PURCHASE                          30 YR FIXED                           NO RATIO
     803.93        PURCHASE                          30 YR FIXED                           NO RATIO
     787.24        PURCHASE                          FIXED BALLOON 30/15                   SISA
    2404.62        RATE/TERM REFI                    30 YR FIXED                           SIVA
     480.67        CASHOUT REFI                      30 YR FIXED                           SIVA
     434.68        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     228.12        PURCHASE                          30 YR FIXED                           SISA
     579.19        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     135.62        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     620.82        PURCHASE                          30 YR FIXED                           SISA
     763.74        PURCHASE                          30 YR FIXED                           SISA
     823.88        PURCHASE                          FIXED BALLOON 30/15                   SISA
     228.41        PURCHASE                          30 YR FIXED                           SISA
     528.74        PURCHASE                          30 YR FIXED                           NO DOC
     139.81        CASHOUT REFI                      30 YR FIXED                           SIVA
     309.12        PURCHASE                          FIXED BALLOON 30/15                   SISA
      779.1        PURCHASE                          FIXED BALLOON 30/15                   SISA
     293.75        PURCHASE                          30 YR FIXED                           NO RATIO
     654.03        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1067.26        PURCHASE                          30 YR FIXED                           NO RATIO
     988.99        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     224.03        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     635.41        PURCHASE                          30 YR FIXED                           SIVA
    1227.45        PURCHASE                          30 YR FIXED                           SISA
    1178.61        PURCHASE                          30 YR FIXED                           NO RATIO
    1279.94        PURCHASE                          30 YR FIXED                           SISA
     842.12        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      313.8        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      260.6        PURCHASE                          30 YR FIXED                           SISA
     455.56        PURCHASE                          30 YR FIXED                           SISA
     478.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     661.38        PURCHASE                          30 YR FIXED                           NO DOC
     668.69        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      306.5        CASHOUT REFI                      30 YR FIXED                           SIVA
    1260.05        PURCHASE                          30 YR FIXED                           SIVA
     204.44        PURCHASE                          30 YR FIXED                           NO DOC
     413.59        PURCHASE                          30 YR FIXED                           NO RATIO
    1313.67        PURCHASE                          15 YR FIXED                           NO DOC
     456.33        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     179.34        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     605.65        CASHOUT REFI                      30 YR FIXED                           NO DOC
     320.92        PURCHASE                          30 YR FIXED                           NO RATIO
     362.81        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     171.85        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     651.46        PURCHASE                          30 YR FIXED                           SISA
     274.49        PURCHASE                          30 YR FIXED                           SISA
    1209.39        PURCHASE                          30 YR FIXED                           SISA
     946.32        CASHOUT REFI                      30 YR FIXED                           NO DOC
     426.49        PURCHASE                          FIXED BALLOON 30/15                   SISA
     430.01        PURCHASE                          30 YR FIXED                           SISA
     455.24        PURCHASE                          30 YR FIXED                           NO RATIO
     661.38        PURCHASE                          30 YR FIXED                           NO DOC
      437.1        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1221.98        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        279        PURCHASE                          30 YR FIXED                           SISA
     818.49        PURCHASE                          30 YR FIXED                           SISA
     585.57        PURCHASE                          30 YR FIXED                           NO RATIO
     182.21        PURCHASE                          30 YR FIXED                           SISA
     287.55        PURCHASE                          30 YR FIXED                           NO RATIO
    1010.25        PURCHASE                          30 YR FIXED                           NO DOC
    1542.92        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     221.84        PURCHASE                          30 YR FIXED                           SISA
     699.27        CASHOUT REFI                      30 YR FIXED                           SIVA
     119.85        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    2055.82        CASHOUT REFI                      30 YR FIXED                           NO DOC
     398.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     151.66        PURCHASE                          30 YR FIXED                           NO RATIO
     221.86        PURCHASE                          30 YR FIXED                           SIVA
     298.67        PURCHASE                          30 YR FIXED                           SISA
     186.26        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     403.76        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      196.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      259.1        PURCHASE                          30 YR FIXED                           NO RATIO
     480.26        PURCHASE                          30 YR FIXED                           SISA
     444.17        PURCHASE                          30 YR FIXED                           SIVA
     219.03        PURCHASE                          30 YR FIXED                           NO RATIO
     261.74        PURCHASE                          30 YR FIXED                           SISA
     389.67        PURCHASE                          30 YR FIXED                           NO DOC
     625.83        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     959.85        PURCHASE                          30 YR FIXED                           SIVA
    1352.61        PURCHASE                          30 YR FIXED                           SISA
     599.58        PURCHASE                          30 YR FIXED                           NO RATIO
    1012.19        PURCHASE                          30 YR FIXED                           NO DOC
     489.65        PURCHASE                          30 YR FIXED                           SISA
     166.67        PURCHASE                          30 YR FIXED                           SISA
     315.58        CASHOUT REFI                      30 YR FIXED                           SIVA
      519.1        PURCHASE                          30 YR FIXED                           SISA
     574.57        PURCHASE                          30 YR FIXED                           SISA
     439.25        PURCHASE                          30 YR FIXED                           NO RATIO
     358.19        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     332.42        PURCHASE                          30 YR FIXED                           SISA
     789.68        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     547.06        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     304.27        PURCHASE                          FIXED BALLOON 30/15                   SISA
     282.93        PURCHASE                          30 YR FIXED                           SIVA
     385.15        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     993.29        PURCHASE                          30 YR FIXED                           NO DOC
     195.65        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     308.38        PURCHASE                          FIXED BALLOON 30/15                   SISA
     832.76        CASHOUT REFI                      30 YR FIXED                           SIVA
      568.6        PURCHASE                          30 YR FIXED                           SISA
     417.39        PURCHASE                          30 YR FIXED                           NO RATIO
     519.76        PURCHASE                          30 YR FIXED                           SISA
     354.19        PURCHASE                          30 YR FIXED                           SISA
     425.66        PURCHASE                          30 YR FIXED                           SISA
     274.86        PURCHASE                          30 YR FIXED                           SIVA
     1011.9        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      435.1        CASHOUT REFI                      30 YR FIXED                           SIVA
     332.05        PURCHASE                          30 YR FIXED                           NO DOC
     309.18        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
    1445.23        PURCHASE                          30 YR FIXED                           NO RATIO
     351.56        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     512.91        PURCHASE                          30 YR FIXED                           NO DOC
     287.94        PURCHASE                          30 YR FIXED                           NO RATIO
     226.01        PURCHASE                          30 YR FIXED                           SISA
     357.12        RATE/TERM REFI                    30 YR FIXED                           SIVA
     343.55        PURCHASE                          30 YR FIXED                           SISA
        506        PURCHASE                          30 YR FIXED                           SISA
     240.56        CASHOUT REFI                      30 YR FIXED                           NO DOC
     960.56        PURCHASE                          30 YR FIXED                           SISA
    1185.53        PURCHASE                          30 YR FIXED                           SISA
     320.51        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     344.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     630.43        PURCHASE                          30 YR FIXED                           NO RATIO
     309.17        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1058.57        PURCHASE                          30 YR FIXED                           SIVA
     519.92        PURCHASE                          30 YR FIXED                           NO RATIO
     232.47        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     408.22        PURCHASE                          30 YR FIXED                           SISA
     881.36        PURCHASE                          30 YR FIXED                           SIVA
     464.54        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     524.89        PURCHASE                          30 YR FIXED                           NO RATIO
     581.42        PURCHASE                          30 YR FIXED                           NO RATIO
        326        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     481.39        PURCHASE                          30 YR FIXED                           SIVA
     502.53        PURCHASE                          FIXED BALLOON 30/15                   SISA
     399.44        PURCHASE                          30 YR FIXED                           SISA
     412.45        PURCHASE                          30 YR FIXED                           SISA
     230.69        PURCHASE                          30 YR FIXED                           SISA
      235.7        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     451.48        PURCHASE                          30 YR FIXED                           NO DOC
     243.96        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     472.13        PURCHASE                          30 YR FIXED                           SISA
     745.67        PURCHASE                          30 YR FIXED                           SISA
      597.9        PURCHASE                          30 YR FIXED                           NO RATIO
     694.97        PURCHASE                          FIXED BALLOON 30/15                   SISA
     707.12        PURCHASE                          30 YR FIXED                           SISA
     804.65        PURCHASE                          30 YR FIXED                           SISA
     451.45        CASHOUT REFI                      30 YR FIXED                           SIVA
     369.43        CASHOUT REFI                      30 YR FIXED                           NO DOC
     537.76        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     477.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     359.36        PURCHASE                          30 YR FIXED                           NO RATIO
      187.2        PURCHASE                          30 YR FIXED                           SISA
     237.44        PURCHASE                          30 YR FIXED                           SISA
     298.26        PURCHASE                          30 YR FIXED                           SISA
     549.93        PURCHASE                          30 YR FIXED                           NO RATIO
     303.02        PURCHASE                          30 YR FIXED                           SISA
     417.93        PURCHASE                          30 YR FIXED                           SISA
        501        PURCHASE                          30 YR FIXED                           SISA
     408.81        CASHOUT REFI                      30 YR FIXED                           SIVA
     302.92        PURCHASE                          30 YR FIXED                           NO RATIO
     308.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     372.83        PURCHASE                          30 YR FIXED                           NO RATIO
     739.07        PURCHASE                          30 YR FIXED                           SISA
     914.99        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     701.98        PURCHASE                          30 YR FIXED                           NO DOC
     525.45        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     352.64        PURCHASE                          30 YR FIXED                           SISA
     592.23        CASHOUT REFI                      30 YR FIXED                           SIVA
     334.17        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     565.26        PURCHASE                          30 YR FIXED                           NO RATIO
     306.69        PURCHASE                          30 YR FIXED                           SIVA
     453.31        PURCHASE                          30 YR FIXED                           SISA
     627.27        PURCHASE                          30 YR FIXED                           SISA
     499.11        PURCHASE                          30 YR FIXED                           SISA
     442.85        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      242.6        CASHOUT REFI                      30 YR FIXED                           SIVA
     287.08        PURCHASE                          FIXED BALLOON 30/15                   SISA
      999.3        PURCHASE                          30 YR FIXED                           NO DOC
     351.98        PURCHASE                          30 YR FIXED                           SIVA
     201.63        CASHOUT REFI                      30 YR FIXED                           SIVA
     873.83        PURCHASE                          30 YR FIXED                           SISA
     435.62        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     452.11        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     609.95        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     272.49        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      504.6        CASHOUT REFI                      30 YR FIXED                           SIVA
      570.4        PURCHASE                          30 YR FIXED                           NO RATIO
      233.6        CASHOUT REFI                      30 YR FIXED                           SIVA
     218.45        PURCHASE                          FIXED BALLOON 30/15                   SISA
     187.77        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      713.3        PURCHASE                          30 YR FIXED                           NO RATIO
     433.73        CASHOUT REFI                      30 YR FIXED                           SIVA
     525.68        PURCHASE                          30 YR FIXED                           SISA
     287.93        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     218.06        PURCHASE                          30 YR FIXED                           SIVA
     177.36        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      301.7        PURCHASE                          FIXED BALLOON 30/15                   SISA
     634.54        PURCHASE                          30 YR FIXED                           NO RATIO
     938.33        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     412.15        PURCHASE                          30 YR FIXED                           SISA
     209.97        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     413.33        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     286.56        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     180.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     861.55        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     285.45        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      227.7        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     153.49        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     287.78        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     677.34        PURCHASE                          30 YR FIXED                           SISA
     175.03        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     264.16        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     346.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     170.96        PURCHASE                          30 YR FIXED                           NO DOC
     741.03        PURCHASE                          30 YR FIXED                           SISA
     251.83        PURCHASE                          30 YR FIXED                           SIVA
     555.19        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      198.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1258.32        PURCHASE                          30 YR FIXED                           SISA
     307.11        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1708.27        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     613.44        CASHOUT REFI                      30 YR FIXED                           SIVA
     367.14        PURCHASE                          30 YR FIXED                           NO RATIO
     586.99        PURCHASE                          30 YR FIXED                           NO RATIO
    1851.07        PURCHASE                          30 YR FIXED                           NO DOC
     475.73        PURCHASE                          30 YR FIXED                           SISA
     840.77        PURCHASE                          30 YR FIXED                           NO RATIO
      698.8        CASHOUT REFI                      30 YR FIXED                           NO DOC
     637.64        PURCHASE                          15 YR FIXED                           SISA
     232.07        PURCHASE                          30 YR FIXED                           SISA
     255.03        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     240.27        PURCHASE                          30 YR FIXED                           SISA
     424.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     469.99        PURCHASE                          FIXED BALLOON 30/15                   SISA
     333.22        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     433.54        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     468.93        PURCHASE                          30 YR FIXED                           SIVA
     508.18        PURCHASE                          30 YR FIXED                           SISA
     449.95        PURCHASE                          30 YR FIXED                           NO DOC
     194.08        PURCHASE                          FIXED BALLOON 30/15                   SISA
     596.21        PURCHASE                          30 YR FIXED                           SISA
     311.15        PURCHASE                          30 YR FIXED                           SISA
    1086.57        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     308.38        PURCHASE                          FIXED BALLOON 30/15                   SISA
     472.01        PURCHASE                          30 YR FIXED                           NO RATIO
     292.13        PURCHASE                          FIXED BALLOON 30/15                   SISA
      477.4        PURCHASE                          30 YR FIXED                           SISA
     432.39        PURCHASE                          30 YR FIXED                           SISA
     697.74        PURCHASE                          30 YR FIXED                           SISA
     388.16        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     266.86        PURCHASE                          30 YR FIXED                           NO DOC
     344.41        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     202.78        PURCHASE                          30 YR FIXED                           SISA
     337.55        PURCHASE                          30 YR FIXED                           SISA
     116.51        PURCHASE                          30 YR FIXED                           NO DOC
    2284.14        CASHOUT REFI                      30 YR FIXED                           NO DOC
     297.21        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     188.47        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     337.28        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     241.23        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     417.61        PURCHASE                          30 YR FIXED                           SIVA
     216.73        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     270.98        PURCHASE                          30 YR FIXED                           SISA
     497.37        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     161.16        PURCHASE                          FIXED BALLOON 30/15                   SISA
     323.46        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     117.49        PURCHASE                          30 YR FIXED                           NO DOC
     337.38        PURCHASE                          30 YR FIXED                           SISA
     534.04        PURCHASE                          30 YR FIXED                           SIVA
     328.95        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1618.11        PURCHASE                          30 YR FIXED                           SISA
     148.05        PURCHASE                          30 YR FIXED                           SISA
     302.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     215.63        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      327.1        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     329.53        PURCHASE                          30 YR FIXED                           SISA
     981.02        PURCHASE                          30 YR FIXED                           SIVA
     523.74        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     339.44        PURCHASE                          30 YR FIXED                           SIVA
     182.36        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     160.35        PURCHASE                          30 YR FIXED                           SISA
     281.21        PURCHASE                          30 YR FIXED                           SISA
     388.16        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
        135        PURCHASE                          30 YR FIXED                           NO DOC
     246.26        CASHOUT REFI                      30 YR FIXED                           SIVA
     407.78        PURCHASE                          30 YR FIXED                           SISA
      224.4        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     452.28        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1083.55        PURCHASE                          30 YR FIXED                           SISA
     882.51        CASHOUT REFI                      30 YR FIXED                           SIVA
     166.65        PURCHASE                          30 YR FIXED                           SISA
     563.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     191.39        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     703.81        PURCHASE                          30 YR FIXED                           NO DOC
     121.09        CASHOUT REFI                      30 YR FIXED                           SIVA
     115.71        PURCHASE                          30 YR FIXED                           NO DOC
     154.28        PURCHASE                          30 YR FIXED                           SIVA
      146.1        PURCHASE                          30 YR FIXED                           SISA
     170.24        PURCHASE                          30 YR FIXED                           NO RATIO
     178.45        PURCHASE                          30 YR FIXED                           NO DOC
     168.77        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     191.31        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     193.38        PURCHASE                          30 YR FIXED                           SIVA
     211.17        PURCHASE                          20 YR FIXED                           NO DOC
     197.49        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
        209        PURCHASE                          30 YR FIXED                           NO RATIO
     207.92        PURCHASE                          30 YR FIXED                           SIVA
     222.18        PURCHASE                          30 YR FIXED                           NO RATIO
     242.22        PURCHASE                          20 YR FIXED                           SIVA
     226.28        PURCHASE                          30 YR FIXED                           NO DOC
     179.82        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     227.94        PURCHASE                          30 YR FIXED                           NO RATIO
     286.11        PURCHASE                          15 YR FIXED                           NO DOC
     246.87        CASHOUT REFI                      30 YR FIXED                           SIVA
     197.44        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     271.43        PURCHASE                          30 YR FIXED                           SIVA
     254.56        CASHOUT REFI                      30 YR FIXED                           SISA
     219.38        PURCHASE                          30 YR FIXED                           NO DOC
        196        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     222.01        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     258.32        CASHOUT REFI                      30 YR FIXED                           SIVA
     262.28        PURCHASE                          30 YR FIXED                           SIVA
     265.38        PURCHASE                          30 YR FIXED                           SIVA
     229.92        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     238.12        PURCHASE                          30 YR FIXED                           NO RATIO
     220.41        CASHOUT REFI                      30 YR FIXED                           SIVA
     272.92        PURCHASE                          30 YR FIXED                           NO RATIO
     254.58        PURCHASE                          30 YR FIXED                           NO RATIO
     279.78        PURCHASE                          30 YR FIXED                           SISA
     289.22        PURCHASE                          30 YR FIXED                           SIVA
     290.05        PURCHASE                          30 YR FIXED                           NO RATIO
     291.33        PURCHASE                          30 YR FIXED                           SIVA
     264.72        PURCHASE                          30 YR FIXED                           NO RATIO
     266.98        PURCHASE                          30 YR FIXED                           NO RATIO
     266.14        PURCHASE                          30 YR FIXED                           SIVA
     273.53        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     232.58        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     292.34        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     322.96        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     279.35        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     327.07        RATE/TERM REFI                    30 YR FIXED                           SIVA
     293.35        PURCHASE                          30 YR FIXED                           NO RATIO
      335.1        PURCHASE                          30 YR FIXED                           SISA
     300.03        PURCHASE                          30 YR FIXED                           SIVA
     339.44        PURCHASE                          30 YR FIXED                           NO RATIO
     339.42        PURCHASE                          30 YR FIXED                           NO RATIO
     346.98        PURCHASE                          30 YR FIXED                           SIVA
     352.79        PURCHASE                          30 YR FIXED                           SIVA
     305.07        PURCHASE                          30 YR FIXED                           SIVA
     350.54        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     353.82        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     353.82        PURCHASE                          30 YR FIXED                           NO RATIO
     356.39        PURCHASE                          30 YR FIXED                           SISA
     316.89        PURCHASE                          30 YR FIXED                           NO RATIO
     338.05        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     366.16        PURCHASE                          30 YR FIXED                           NO RATIO
      329.9        PURCHASE                          30 YR FIXED                           SIVA
     369.24        PURCHASE                          30 YR FIXED                           NO DOC
     370.27        PURCHASE                          30 YR FIXED                           SIVA
     370.27        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     331.14        PURCHASE                          30 YR FIXED                           SIVA
     372.33        PURCHASE                          30 YR FIXED                           SIVA
     377.99        PURCHASE                          30 YR FIXED                           SISA
      378.3        PURCHASE                          30 YR FIXED                           NO DOC
     379.53        PURCHASE                          30 YR FIXED                           SIVA
     382.64        PURCHASE                          30 YR FIXED                           NO DOC
     366.81        CASHOUT REFI                      30 YR FIXED                           SIVA
     386.32        PURCHASE                          30 YR FIXED                           SIVA
     337.83        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     354.72        PURCHASE                          30 YR FIXED                           NO RATIO
     356.75        PURCHASE                          30 YR FIXED                           NO RATIO
     407.33        PURCHASE                          30 YR FIXED                           SISA
     411.21        PURCHASE                          30 YR FIXED                           NO RATIO
     416.86        PURCHASE                          30 YR FIXED                           NO RATIO
     417.59        PURCHASE                          30 YR FIXED                           NO DOC
      420.7        PURCHASE                          30 YR FIXED                           SIVA
     421.73        PURCHASE                          30 YR FIXED                           NO RATIO
     371.22        RATE/TERM REFI                    30 YR FIXED                           SIVA
     431.98        PURCHASE                          30 YR FIXED                           SISA
     431.98        PURCHASE                          30 YR FIXED                           NO RATIO
     599.64        PURCHASE                          30 YR FIXED                           NO RATIO
     452.56        PURCHASE                          30 YR FIXED                           NO DOC
     455.16        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     464.93        PURCHASE                          30 YR FIXED                           NO DOC
     469.01        PURCHASE                          30 YR FIXED                           NO DOC
     468.74        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     418.21        PURCHASE                          30 YR FIXED                           NO RATIO
     430.63        PURCHASE                          30 YR FIXED                           SIVA
     423.73        CASHOUT REFI                      30 YR FIXED                           SIVA
     427.35        PURCHASE                          30 YR FIXED                           NO RATIO
     492.67        PURCHASE                          30 YR FIXED                           NO RATIO
     493.73        PURCHASE                          30 YR FIXED                           NO RATIO
     479.97        PURCHASE                          30 YR FIXED                           SIVA
     385.01        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      508.1        PURCHASE                          30 YR FIXED                           NO RATIO
     510.15        PURCHASE                          30 YR FIXED                           NO RATIO
     514.31        PURCHASE                          30 YR FIXED                           NO RATIO
     514.27        PURCHASE                          30 YR FIXED                           NO DOC
     516.36        PURCHASE                          30 YR FIXED                           SIVA
     422.11        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     534.88        PURCHASE                          30 YR FIXED                           NO DOC
     477.15        PURCHASE                          30 YR FIXED                           NO RATIO
     488.65        PURCHASE                          30 YR FIXED                           SIVA
     546.32        PURCHASE                          30 YR FIXED                           SIVA
     555.41        PURCHASE                          30 YR FIXED                           SIVA
     493.96        PURCHASE                          30 YR FIXED                           SIVA
     555.41        PURCHASE                          30 YR FIXED                           NO RATIO
     585.78        PURCHASE                          30 YR FIXED                           SISA
     586.11        PURCHASE                          30 YR FIXED                           SISA
     602.88        PURCHASE                          30 YR FIXED                           NO RATIO
     720.06        PURCHASE                          15 YR FIXED                           NO RATIO
     571.29        PURCHASE                          30 YR FIXED                           NO RATIO
     635.43        PURCHASE                          30 YR FIXED                           NO RATIO
     563.16        PURCHASE                          30 YR FIXED                           SIVA
     648.03        PURCHASE                          30 YR FIXED                           NO DOC
     653.94        PURCHASE                          30 YR FIXED                           NO RATIO
      649.9        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      699.4        PURCHASE                          30 YR FIXED                           NO RATIO
      699.4        PURCHASE                          30 YR FIXED                           NO DOC
     630.11        PURCHASE                          30 YR FIXED                           SIVA
     700.83        PURCHASE                          30 YR FIXED                           NO RATIO
     715.91        PURCHASE                          30 YR FIXED                           SIVA
     653.25        PURCHASE                          30 YR FIXED                           NO RATIO
     740.55        PURCHASE                          30 YR FIXED                           SIVA
      740.6        CASHOUT REFI                      30 YR FIXED                           SIVA
      740.6        PURCHASE                          30 YR FIXED                           NO RATIO
     822.83        PURCHASE                          30 YR FIXED                           SISA
        767        PURCHASE                          30 YR FIXED                           NO RATIO
     871.68        PURCHASE                          30 YR FIXED                           NO RATIO
    1022.36        PURCHASE                          30 YR FIXED                           NO RATIO
     952.32        PURCHASE                          30 YR FIXED                           NO DOC
    1165.78        PURCHASE                          30 YR FIXED                           NO RATIO
    1180.76        PURCHASE                          30 YR FIXED                           NO RATIO
    1584.06        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     1671.5        PURCHASE                          30 YR FIXED                           NO RATIO
    1681.66        PURCHASE                          30 YR FIXED                           SISA
    1507.83        PURCHASE                          30 YR FIXED                           NO RATIO
    1835.36        PURCHASE                          30 YR FIXED                           NO RATIO
    2355.52        PURCHASE                          30 YR FIXED                           NO RATIO
     684.52        PURCHASE                          30 YR FIXED                           NO RATIO
     433.31        PURCHASE                          30 YR FIXED                           NO RATIO
    1935.98        PURCHASE                          30 YR FIXED                           NO RATIO
     656.36        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     577.17        PURCHASE                          30 YR FIXED                           NO RATIO
    1939.69        PURCHASE                          30 YR FIXED                           NO RATIO
     778.36        PURCHASE                          30 YR FIXED                           NO DOC
     539.82        PURCHASE                          30 YR FIXED                           NO DOC
     986.45        PURCHASE                          30 YR FIXED                           NO RATIO
     245.47        PURCHASE                          30 YR FIXED                           NO RATIO
     800.44        PURCHASE                          30 YR FIXED                           NO RATIO
     458.92        PURCHASE                          30 YR FIXED                           NO DOC
     250.81        CASHOUT REFI                      30 YR FIXED                           NO DOC
     738.54        PURCHASE                          30 YR FIXED                           NO RATIO
     559.51        PURCHASE                          30 YR FIXED                           NO DOC
     486.34        PURCHASE                          30 YR FIXED                           NO RATIO
     490.94        PURCHASE                          30 YR FIXED                           NO DOC
    1041.64        PURCHASE                          30 YR FIXED                           NO DOC
     863.97        PURCHASE                          30 YR FIXED                           NO RATIO
     680.91        PURCHASE                          30 YR FIXED                           NO DOC
     736.41        PURCHASE                          30 YR FIXED                           NO RATIO
     160.11        PURCHASE                          30 YR FIXED                           NO RATIO
     608.34        PURCHASE                          30 YR FIXED                           NO DOC
     427.12        PURCHASE                          30 YR FIXED                           NO DOC
     329.62        PURCHASE                          30 YR FIXED                           NO RATIO
     1036.8        PURCHASE                          30 YR FIXED                           NO RATIO
     378.88        PURCHASE                          30 YR FIXED                           NO RATIO
     704.35        PURCHASE                          30 YR FIXED                           NO RATIO
     508.87        PURCHASE                          30 YR FIXED                           NO RATIO
     565.43        PURCHASE                          30 YR FIXED                           NO RATIO
     373.54        PURCHASE                          30 YR FIXED                           NO DOC
     640.35        PURCHASE                          30 YR FIXED                           NO DOC
     469.06        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     563.51        PURCHASE                          30 YR FIXED                           NO RATIO
     261.35        PURCHASE                          30 YR FIXED                           NO RATIO
     513.92        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     737.43        PURCHASE                          30 YR FIXED                           NO RATIO
     586.15        PURCHASE                          30 YR FIXED                           NO DOC
     766.29        PURCHASE                          30 YR FIXED                           NO DOC
     279.25        PURCHASE                          30 YR FIXED                           NO RATIO
     637.63        PURCHASE                          30 YR FIXED                           NO RATIO
     753.48        PURCHASE                          30 YR FIXED                           NO DOC
     545.36        PURCHASE                          30 YR FIXED                           NO RATIO
     343.44        PURCHASE                          30 YR FIXED                           NO DOC
     415.84        PURCHASE                          30 YR FIXED                           NO RATIO
     296.97        PURCHASE                          30 YR FIXED                           NO RATIO
        238        PURCHASE                          30 YR FIXED                           NO DOC
     535.76        PURCHASE                          30 YR FIXED                           NO RATIO
     621.14        PURCHASE                          30 YR FIXED                           NO RATIO
     448.25        PURCHASE                          30 YR FIXED                           NO DOC
     479.81        PURCHASE                          30 YR FIXED                           NO RATIO
     601.93        PURCHASE                          30 YR FIXED                           NO DOC
     300.95        CASHOUT REFI                      30 YR FIXED                           NO DOC
     534.84        PURCHASE                          30 YR FIXED                           NO DOC
     464.41        PURCHASE                          30 YR FIXED                           NO DOC
     549.62        PURCHASE                          30 YR FIXED                           NO DOC
     208.56        PURCHASE                          30 YR FIXED                           NO RATIO
     462.84        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     311.46        PURCHASE                          30 YR FIXED                           NO RATIO
     351.54        PURCHASE                          30 YR FIXED                           NO RATIO
     341.92        PURCHASE                          30 YR FIXED                           NO RATIO
     477.06        PURCHASE                          30 YR FIXED                           NO DOC
     274.24        PURCHASE                          30 YR FIXED                           NO RATIO
     309.48        PURCHASE                          30 YR FIXED                           NO DOC
     518.08        PURCHASE                          30 YR FIXED                           NO RATIO
      544.3        PURCHASE                          30 YR FIXED                           NO DOC
     411.41        PURCHASE                          30 YR FIXED                           NO RATIO
     545.24        PURCHASE                          30 YR FIXED                           NO RATIO
     260.14        PURCHASE                          30 YR FIXED                           NO RATIO
      345.9        PURCHASE                          30 YR FIXED                           NO RATIO
      363.4        PURCHASE                          30 YR FIXED                           NO DOC
     390.59        PURCHASE                          30 YR FIXED                           NO DOC
      470.3        PURCHASE                          30 YR FIXED                           NO DOC
     411.41        PURCHASE                          30 YR FIXED                           NO DOC
     464.26        PURCHASE                          30 YR FIXED                           NO RATIO
     401.29        PURCHASE                          30 YR FIXED                           NO DOC
     278.41        PURCHASE                          30 YR FIXED                           NO RATIO
     333.27        PURCHASE                          30 YR FIXED                           NO DOC
     356.46        PURCHASE                          30 YR FIXED                           NO DOC
     393.82        PURCHASE                          30 YR FIXED                           NO DOC
     249.51        PURCHASE                          30 YR FIXED                           NO RATIO
     329.11        PURCHASE                          30 YR FIXED                           NO DOC
     229.89        PURCHASE                          30 YR FIXED                           NO DOC
     330.64        PURCHASE                          30 YR FIXED                           NO DOC
     273.51        PURCHASE                          30 YR FIXED                           NO RATIO
     291.58        PURCHASE                          30 YR FIXED                           NO RATIO
     308.44        PURCHASE                          30 YR FIXED                           NO DOC
     317.38        PURCHASE                          30 YR FIXED                           NO RATIO
      182.5        PURCHASE                          30 YR FIXED                           NO DOC
     216.12        PURCHASE                          30 YR FIXED                           NO DOC
     138.18        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     236.93        PURCHASE                          30 YR FIXED                           SISA
     254.08        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     202.65        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     272.23        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     290.85        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     256.67        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     370.34        PURCHASE                          30 YR FIXED                           SIVA
     257.13        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     338.28        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     358.27        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     358.36        PURCHASE                          30 YR FIXED                           SIVA
     329.95        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      445.4        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      426.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     354.73        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     230.97        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     347.93        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      343.2        RATE/TERM REFI                    30 YR FIXED                           SIVA
     441.84        PURCHASE                          30 YR FIXED                           SIVA
     349.49        PURCHASE                          30 YR FIXED                           SIVA
      320.9        CASHOUT REFI                      30 YR FIXED                           SIVA
     208.12        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     308.15        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     249.52        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     322.94        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     271.53        PURCHASE                          30 YR FIXED                           SIVA
     350.54        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     356.46        PURCHASE                          30 YR FIXED                           SISA
     613.25        CASHOUT REFI                      30 YR FIXED                           SIVA
     572.63        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     559.24        PURCHASE                          30 YR FIXED                           SISA
     369.27        PURCHASE                          30 YR FIXED                           SIVA
     478.13        PURCHASE                          30 YR FIXED                           SISA
     273.59        PURCHASE                          30 YR FIXED                           SIVA
     284.09        PURCHASE                          30 YR FIXED                           SIVA
     608.34        PURCHASE                          30 YR FIXED                           SISA
     312.17        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      352.2        PURCHASE                          30 YR FIXED                           SIVA
     420.11        PURCHASE                          30 YR FIXED                           SIVA
     332.98        PURCHASE                          30 YR FIXED                           SISA
     429.58        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      779.1        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     263.37        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
      643.6        PURCHASE                          30 YR FIXED                           SIVA
     719.97        PURCHASE                          30 YR FIXED                           SISA
     624.32        PURCHASE                          30 YR FIXED                           SIVA
     224.12        PURCHASE                          30 YR FIXED                           SIVA
     379.94        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     339.95        CASHOUT REFI                      30 YR FIXED                           SIVA
     442.27        PURCHASE                          30 YR FIXED                           SISA
     533.42        PURCHASE                          30 YR FIXED                           SIVA
     715.06        PURCHASE                          30 YR FIXED                           SIVA
     977.11        PURCHASE                          30 YR FIXED                           SIVA
     565.65        CASHOUT REFI                      30 YR FIXED                           SISA
     221.99        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     514.27        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      322.6        PURCHASE                          30 YR FIXED                           SIVA
     337.13        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     351.81        PURCHASE                          30 YR FIXED                           SISA
     323.43        PURCHASE                          30 YR FIXED                           SIVA
     534.84        PURCHASE                          30 YR FIXED                           SIVA
     224.12        PURCHASE                          30 YR FIXED                           SIVA
     518.38        PURCHASE                          30 YR FIXED                           SISA
     469.84        PURCHASE                          30 YR FIXED                           NO RATIO
      547.1        PURCHASE                          30 YR FIXED                           SIVA
     400.22        PURCHASE                          30 YR FIXED                           SIVA
     260.41        CASHOUT REFI                      30 YR FIXED                           SIVA
     311.46        PURCHASE                          30 YR FIXED                           SIVA
     478.93        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     853.81        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     373.54        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     279.51        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     402.36        PURCHASE                          30 YR FIXED                           SISA
     750.83        PURCHASE                          30 YR FIXED                           SIVA
     843.13        PURCHASE                          30 YR FIXED                           SISA
     843.13        CASHOUT REFI                      30 YR FIXED                           SIVA
     814.41        PURCHASE                          30 YR FIXED                           SIVA
     585.55        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     694.26        CASHOUT REFI                      30 YR FIXED                           SIVA
     642.84        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     609.19        PURCHASE                          30 YR FIXED                           SISA
     311.43        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      538.6        RATE/TERM REFI                    30 YR FIXED                           SIVA
    1067.26        PURCHASE                          30 YR FIXED                           SIVA
     727.87        CASHOUT REFI                      30 YR FIXED                           SIVA
     257.74        CASHOUT REFI                      30 YR FIXED                           SIVA
     383.41        PURCHASE                          30 YR FIXED                           SIVA
     511.16        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     265.44        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     965.66        PURCHASE                          30 YR FIXED                           SIVA
    1064.17        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     399.15        PURCHASE                          30 YR FIXED                           SIVA
      661.7        PURCHASE                          30 YR FIXED                           SIVA
     704.39        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     1507.5        PURCHASE                          30 YR FIXED                           SISA
     303.42        PURCHASE                          30 YR FIXED                           SISA
     303.42        PURCHASE                          30 YR FIXED                           SISA
      313.7        CASHOUT REFI                      30 YR FIXED                           SISA
      313.7        CASHOUT REFI                      30 YR FIXED                           SISA
      313.7        CASHOUT REFI                      30 YR FIXED                           SISA
    1024.57        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     341.91        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1301.19        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     1008.9        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     796.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     407.33        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     227.12        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1426.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     288.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    2290.82        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1578.87        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     395.25        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     144.16        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     290.38        PURCHASE                          FIXED BALLOON 30/15                   SISA
     802.14        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
      325.4        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     298.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     652.46        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     446.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1066.38        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     159.45        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     620.99        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     619.13        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     321.26        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     411.49        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      736.4        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     561.95        PURCHASE                          FIXED BALLOON 30/15                   SISA
     219.13        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      96.88        PURCHASE                          15 YR FIXED                           SIVA
     458.24        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     458.24        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     335.95        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     132.34        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
     449.66        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     995.01        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     1363.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     115.72        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     565.78        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     243.65        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     651.04        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     200.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1296.61        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     454.75        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     540.66        PURCHASE                          15 YR FIXED                           SISA
     414.41        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     919.97        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     840.98        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     487.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     452.08        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     405.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     596.12        PURCHASE                          FIXED BALLOON 30/15                   SISA
     392.82        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     636.76        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1303.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     474.22        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     732.39        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     409.21        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      695.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     613.87        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     788.39        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     586.57        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1010.76        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     606.88        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     784.63        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     476.16        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     337.32        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     259.15        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1190.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     369.68        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      366.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      366.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     323.07        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     918.56        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    2076.01        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1127.88        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     385.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     563.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     342.89        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     582.32        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1195.33        PURCHASE                          FIXED BALLOON 30/15                   SISA
     295.25        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
    1046.45        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     213.22        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     789.97        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     125.46        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     271.01        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     199.09        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      71.64        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      527.4        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     345.34        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     693.24        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1053.61        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     496.54        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1273.75        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     479.81        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     242.28        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     609.94        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      339.6        PURCHASE                          FIXED BALLOON 30/15                   SISA
      101.9        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     291.38        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     345.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     384.49        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     165.11        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     133.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     481.99        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     692.63        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1542.17        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1237.05        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     440.77        PURCHASE                          30 YR FIXED                           NO RATIO
      658.6        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     935.76        PURCHASE                          FIXED BALLOON 30/15                   SISA
      455.3        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     678.88        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     466.05        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     862.84        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     622.74        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     867.33        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     314.27        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     153.04        CASHOUT REFI                      15 YR FIXED                           SIVA
     346.12        CASHOUT REFI                      15 YR FIXED                           SIVA
     675.32        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     504.99        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     998.48        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1746.91        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     626.29        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     383.03        CASHOUT REFI                      15 YR FIXED                           SIVA
     218.12        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     129.32        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     371.88        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     544.54        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      92.31        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     228.62        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     855.94        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     596.66        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     220.32        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     336.72        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     194.49        CASHOUT REFI                      15 YR FIXED                           SIVA
     1456.6        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     321.47        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1253.38        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     457.12        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      412.2        CASHOUT REFI                      15 YR FIXED                           SIVA
     283.63        RATE/TERM REFI                    15 YR FIXED                           SIVA
    1033.17        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     376.59        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     586.02        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     342.51        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      258.8        CASHOUT REFI                      15 YR FIXED                           SIVA
    1487.12        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     293.05        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     569.71        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     414.08        CASHOUT REFI                      15 YR FIXED                           SIVA
     218.57        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     440.51        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     197.07        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     342.43        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
    1488.17        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     239.77        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     331.92        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1359.23        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     658.61        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     160.21        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     228.55        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     492.63        CASHOUT REFI                      15 YR FIXED                           SIVA
     254.93        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     651.95        CASHOUT REFI                      15 YR FIXED                           SIVA
     662.31        CASHOUT REFI                      15 YR FIXED                           SIVA
      359.7        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     170.85        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     493.96        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     803.97        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     257.64        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     268.45        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     683.65        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     196.12        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     221.28        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     1148.1        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     129.32        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     184.31        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1335.57        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     866.95        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     694.09        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     215.97        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     260.41        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1543.03        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     134.98        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     819.81        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     868.01        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     948.85        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1874.49        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     502.69        CASHOUT REFI                      15 YR FIXED                           SIVA
    1337.39        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     279.74        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1998.09        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     395.14        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     310.72        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     632.46        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     547.31        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
    1555.69        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     296.95        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     157.46        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     255.59        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     204.55        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      556.9        CASHOUT REFI                      15 YR FIXED                           SIVA
     267.18        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     464.01        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     338.23        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     338.69        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1554.56        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     259.05        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
     177.86        PURCHASE                          15 YR FIXED                           SIVA
     430.61        CASHOUT REFI                      15 YR FIXED                           SIVA
     575.89        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     547.21        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      495.5        CASHOUT REFI                      15 YR FIXED                           SIVA
     385.77        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     335.87        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     888.75        CASHOUT REFI                      15 YR FIXED                           SIVA
     545.48        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     189.67        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     309.58        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     405.38        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     257.06        CASHOUT REFI                      15 YR FIXED                           SIVA
     528.38        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      367.6        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     585.39        CASHOUT REFI                      15 YR FIXED                           SIVA
     497.75        CASHOUT REFI                      15 YR FIXED                           SIVA
     452.08        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     496.74        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     439.79        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     712.42        RATE/TERM REFI                    15 YR FIXED                           SIVA
     222.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     345.14        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     624.32        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     168.91        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     411.68        CASHOUT REFI                      15 YR FIXED                           SIVA
     270.25        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     330.53        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     259.86        CASHOUT REFI                      15 YR FIXED                           SIVA
     185.72        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     187.23        RATE/TERM REFI                    15 YR FIXED                           SIVA
     270.58        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     462.73        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     165.64        RATE/TERM REFI                    15 YR FIXED                           SIVA
     418.21        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     855.11        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
    1581.36        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     679.82        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     236.85        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     226.82        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      236.3        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     286.95        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     530.57        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     2016.2        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     335.74        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     652.52        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     323.67        CASHOUT REFI                      15 YR FIXED                           SIVA
     552.89        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     266.07        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     120.36        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     262.93        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     755.85        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     307.68        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1142.02        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      286.4        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     810.97        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     187.45        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     210.35        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1527.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     234.33        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     134.98        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     173.97        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     242.63        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      97.43        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      89.99        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     330.51        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1220.22        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     184.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     322.12        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     671.11        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     295.11        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     468.63        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     339.94        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      314.3        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     141.94        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     365.64        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     481.37        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     159.63        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     118.49        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     203.39        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     437.77        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      271.8        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     234.41        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     281.18        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1133.85        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      488.2        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     324.56        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     381.69        RATE/TERM REFI                    15 YR FIXED                           FULL/ALT DOC
    1280.77        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     591.61        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
      294.3        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     476.26        CASHOUT REFI                      15 YR FIXED                           SIVA
     515.15        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     291.61        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     693.56        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     261.75        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      244.2        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     240.25        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     822.07        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     426.16        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     382.74        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     459.25        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     343.74        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     736.25        CASHOUT REFI                      15 YR FIXED                           SIVA
     220.25        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     153.57        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     404.12        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     298.41        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     320.79        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     388.44        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     154.77        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     513.77        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     254.36        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     261.62        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     671.59        RATE/TERM REFI                    15 YR FIXED                           SIVA
     531.32        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     247.59        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      265.5        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     229.18        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     219.35        CASHOUT REFI                      15 YR FIXED                           SIVA
      352.8        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     213.98        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
        167        CASHOUT REFI                      15 YR FIXED                           SIVA
     221.28        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     579.35        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     279.74        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1389.22        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     734.96        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     527.82        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      341.3        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     937.25        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      171.4        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     465.88        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
    2004.94        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     842.46        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     165.67        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     602.89        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     215.71        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     771.63        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     248.37        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      80.83        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     466.36        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     871.68        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1194.99        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     405.53        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     271.81        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     862.83        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     192.42        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      563.9        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     834.15        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     145.28        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     784.99        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    2161.67        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     175.82        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     385.05        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      286.4        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     615.12        CASHOUT REFI                      15 YR FIXED                           FULL/ALT DOC
     261.11        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     783.87        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1343.78        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     283.56        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     348.56        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      161.3        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     204.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     348.99        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1410.53        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     444.97        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     156.11        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     300.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      429.7        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     188.89        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      232.4        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     318.21        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     594.92        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      367.4        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      730.7        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     283.56        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
        497        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     337.54        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      545.3        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     637.07        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1010.53        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     396.59        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     780.87        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     537.44        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     358.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     336.13        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     427.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      346.5        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     418.79        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     279.66        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     497.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     116.57        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     970.63        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     371.69        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
       89.5        PURCHASE                          FIXED BALLOON 30/15                   SISA
      90.76        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     432.35        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     476.66        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     494.04        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     470.33        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     321.18        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     604.73        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     518.45        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      183.7        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     468.04        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     275.55        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     177.35        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
    1290.32        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     351.12        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     384.22        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1297.81        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     225.47        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     709.14        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
      480.1        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     356.47        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     699.11        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
      701.6        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
        216        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     229.72        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     712.43        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     656.24        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     303.58        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1102.18        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     516.94        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     383.96        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     384.02        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     386.93        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      394.8        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
    2153.92        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     257.08        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     592.71        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     351.85        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     715.16        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     380.28        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     309.74        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     455.57        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     253.32        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     834.31        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      348.7        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     663.11        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     430.01        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     399.11        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     442.56        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      427.7        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     478.06        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     338.22        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     730.61        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     665.05        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
    1462.01        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
    1302.63        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     402.06        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     198.95        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     741.68        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     386.15        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     619.12        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1489.86        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     729.41        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     479.86        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     253.32        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     337.75        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     219.58        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     812.69        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     937.25        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     593.82        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     327.18        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     260.96        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     569.46        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     810.57        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    2385.86        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     378.71        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     632.22        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     599.62        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1262.12        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      360.9        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     501.56        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     209.75        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     291.84        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     346.43        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     392.34        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     501.68        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     490.77        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     272.65        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     179.97        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
    1237.82        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     506.63        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     196.92        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     390.79        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     425.64        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     308.18        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     489.14        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     655.49        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     335.74        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     436.02        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1343.78        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     748.45        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     355.42        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     396.33        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     323.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     375.94        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     442.49        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     122.21        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      663.6        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     652.13        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     131.75        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     320.64        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     436.24        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     395.62        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     780.17        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     426.91        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      583.5        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     847.61        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     902.91        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     639.71        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1557.28        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     453.69        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     170.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     328.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     176.42        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     272.16        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     330.85        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     252.53        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     486.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     232.81        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     251.88        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     577.14        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     851.13        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     412.25        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     275.04        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     449.64        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     390.45        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     227.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     360.58        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     223.73        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     232.22        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     652.17        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     370.81        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     249.48        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     337.19        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     375.68        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     283.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     554.97        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     967.47        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     269.53        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     478.77        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     512.58        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     335.25        PURCHASE                          FIXED BALLOON 30/15                   SISA
     104.41        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     277.38        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     786.22        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     572.84        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      529.7        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     258.44        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     636.91        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     717.58        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     606.91        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     278.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     817.02        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     409.12        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     431.88        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     290.87        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     188.26        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     168.78        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     635.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     575.56        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     290.81        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     227.09        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     165.64        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     377.35        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     1158.6        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     463.48        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     286.59        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     311.76        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1266.56        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     505.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     824.12        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     444.97        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     436.24        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     482.93        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     315.73        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     261.75        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
      503.8        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      249.6        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      549.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     589.13        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     354.76        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     323.03        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      151.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     188.13        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     370.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     290.28        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     271.81        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     739.42        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     365.51        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
    1090.59        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     328.06        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     924.28        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     207.22        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     225.24        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     348.99        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      359.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     473.97        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     612.92        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     537.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     195.92        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     175.59        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     330.32        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     309.74        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     380.27        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     174.87        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     270.91        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     261.75        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     412.25        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     315.02        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     179.11        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
    1363.24        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     365.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     370.62        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
      903.3        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     995.48        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      660.9        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     920.56        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     557.89        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     474.97        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     250.58        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     335.91        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     817.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     772.83        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     390.41        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     354.72        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     357.88        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     357.23        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     588.38        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     330.11        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO DOC
     304.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      214.8        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     348.99        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     130.48        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     265.94        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     615.33        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     405.92        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     439.83        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     258.01        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     515.37        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
        957        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     418.85        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     322.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     722.82        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     404.14        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     556.43        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     335.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     436.08        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     122.01        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     348.99        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     633.64        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     258.44        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      615.1        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     271.81        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     234.32        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     379.97        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     371.02        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
      241.6        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     162.97        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     505.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     356.66        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     636.59        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     571.39        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     207.22        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     401.47        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     715.01        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     522.84        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     685.84        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     338.48        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     296.86        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     273.26        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     187.74        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     489.97        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     750.77        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     222.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     455.36        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     818.87        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     198.09        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     250.23        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     629.89        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     326.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     465.22        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     245.57        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     510.64        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     322.51        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      95.86        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     824.04        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     562.57        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     293.32        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
    1068.78        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     296.67        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     796.09        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     966.37        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     535.57        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     224.52        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
        733        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     218.12        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     831.97        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     745.83        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     218.12        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      357.7        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     804.98        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     610.73        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     414.16        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     160.49        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     482.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      738.6        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     278.72        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     374.08        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     287.48        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     610.73        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     677.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     666.98        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1353.51        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     483.13        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      718.7        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     228.65        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     318.46        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1135.75        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     376.55        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     787.83        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     162.13        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     275.21        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     818.28        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     575.21        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     203.67        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     179.29        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     570.38        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     304.61        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     386.47        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     603.77        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     330.53        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     761.24        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     667.06        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     375.92        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     522.99        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     656.08        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     814.34        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     403.52        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     261.62        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     592.71        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     735.49        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     553.64        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     633.38        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
      645.3        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     379.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     477.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     379.42        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     597.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      511.2        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      241.3        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      448.8        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     177.04        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     343.49        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     717.85        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     305.85        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     173.25        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     665.26        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     201.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     274.54        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1075.03        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     781.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      299.4        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     822.25        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1167.69        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     149.76        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     423.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     294.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     383.57        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     297.87        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     370.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     275.75        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     298.83        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     242.96        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
      277.2        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     229.03        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     283.33        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      209.2        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     731.11        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     263.24        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     371.14        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     430.69        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     333.26        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     162.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     376.71        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     291.34        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     216.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     195.66        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     319.17        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     283.05        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     306.35        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     333.73        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     496.67        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     243.73        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     244.76        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     662.62        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      355.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     641.58        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     217.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     291.34        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     273.58        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     421.41        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     861.57        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     368.89        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     1128.4        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     399.45        PURCHASE                          30 YR FIXED                           NO RATIO
     473.58        PURCHASE                          30 YR FIXED                           NO RATIO
     416.57        PURCHASE                          30 YR FIXED                           SIVA
     636.66        PURCHASE                          30 YR FIXED                           SIVA
     734.45        PURCHASE                          30 YR FIXED IO                        NO DOC
     811.04        PURCHASE                          30 YR FIXED IO                        SIVA
        668        PURCHASE                          30 YR FIXED IO                        SIVA
     289.21        CASHOUT REFI                      30 YR FIXED                           SIVA
     393.89        PURCHASE                          30 YR FIXED                           SIVA
     395.92        PURCHASE                          30 YR FIXED                           SIVA
     962.31        CASHOUT REFI                      30 YR FIXED                           SISA
     828.03        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
    1194.83        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     473.02        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     476.27        CASHOUT REFI                      30 YR FIXED IO                        SIVA
        636        PURCHASE                          30 YR FIXED IO                        SIVA
     268.35        PURCHASE                          15 YR FIXED                           NO DOC
     220.13        PURCHASE                          30 YR FIXED                           NO RATIO
     202.31        PURCHASE                          30 YR FIXED                           NO RATIO
     680.16        PURCHASE                          30 YR FIXED                           NO RATIO
     439.97        PURCHASE                          30 YR FIXED                           NO RATIO
     205.67        PURCHASE                          30 YR FIXED                           NO RATIO
     173.67        PURCHASE                          30 YR FIXED                           NO DOC
     187.22        PURCHASE                          30 YR FIXED                           NO DOC
     191.04        PURCHASE                          30 YR FIXED                           NO DOC
     246.52        PURCHASE                          30 YR FIXED                           NO DOC
     215.36        PURCHASE                          30 YR FIXED                           NO DOC
     260.07        PURCHASE                          30 YR FIXED                           NO DOC
     306.97        PURCHASE                          30 YR FIXED                           NO DOC
      356.9        PURCHASE                          30 YR FIXED                           NO DOC
     1332.2        PURCHASE                          30 YR FIXED                           NO DOC
     417.69        CASHOUT REFI                      30 YR FIXED                           SISA
     361.51        PURCHASE                          30 YR FIXED                           SIVA
     379.07        PURCHASE                          30 YR FIXED                           SIVA
     404.04        PURCHASE                          30 YR FIXED                           SIVA
     472.63        PURCHASE                          30 YR FIXED                           SIVA
     505.31        PURCHASE                          30 YR FIXED                           SIVA
    1018.65        PURCHASE                          30 YR FIXED                           SIVA
    1624.21        PURCHASE                          30 YR FIXED                           SIVA
     189.71        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     321.06        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     274.84        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1098.84        PURCHASE                          30 YR FIXED IO                        NO RATIO
    1469.13        PURCHASE                          30 YR FIXED IO                        SIVA
     304.56        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     427.97        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     451.48        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     236.54        PURCHASE                          30 YR FIXED                           SIVA
     466.98        PURCHASE                          30 YR FIXED                           SIVA
     432.02        PURCHASE                          30 YR FIXED                           SIVA
     665.81        PURCHASE                          15 YR FIXED                           SIVA
     555.74        PURCHASE                          15 YR FIXED IO                        SIVA
     514.02        CASHOUT REFI                      20 YR FIXED                           SIVA
     542.28        PURCHASE                          20 YR FIXED                           SIVA
     612.33        PURCHASE                          20 YR FIXED                           FULL/ALT DOC
     253.95        PURCHASE                          30 YR FIXED                           SIVA
      253.8        PURCHASE                          30 YR FIXED                           SIVA
     230.99        PURCHASE                          30 YR FIXED                           SIVA
     313.22        CASHOUT REFI                      30 YR FIXED                           SIVA
     343.13        PURCHASE                          30 YR FIXED                           SIVA
     335.71        PURCHASE                          30 YR FIXED                           SIVA
     385.32        PURCHASE                          30 YR FIXED                           SIVA
     391.35        PURCHASE                          30 YR FIXED                           SIVA
     426.09        PURCHASE                          30 YR FIXED                           SIVA
     395.67        CASHOUT REFI                      30 YR FIXED                           SIVA
     442.62        PURCHASE                          30 YR FIXED                           SIVA
     469.01        PURCHASE                          30 YR FIXED                           SIVA
     495.24        PURCHASE                          30 YR FIXED                           SIVA
     558.34        PURCHASE                          30 YR FIXED                           SIVA
      609.1        PURCHASE                          30 YR FIXED                           SIVA
     615.19        PURCHASE                          30 YR FIXED                           SIVA
     629.41        PURCHASE                          30 YR FIXED                           SIVA
     663.92        PURCHASE                          30 YR FIXED                           SIVA
     695.39        PURCHASE                          30 YR FIXED                           SIVA
     722.53        PURCHASE                          30 YR FIXED                           SIVA
     732.08        CASHOUT REFI                      30 YR FIXED                           SIVA
     874.09        PURCHASE                          30 YR FIXED                           SIVA
     776.69        CASHOUT REFI                      30 YR FIXED                           SIVA
    1086.97        PURCHASE                          30 YR FIXED                           SIVA
    1091.76        CASHOUT REFI                      30 YR FIXED                           SIVA
     287.15        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     860.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     174.33        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     282.19        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     237.46        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     276.11        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     247.63        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     278.87        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     283.47        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     308.51        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     424.36        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     407.31        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     403.12        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     423.37        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     460.18        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     459.86        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     581.67        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     791.83        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
    1115.04        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1486.25        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     427.12        PURCHASE                          30 YR FIXED IO                        SIVA
     480.38        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     548.95        PURCHASE                          30 YR FIXED IO                        SIVA
     689.58        PURCHASE                          30 YR FIXED IO                        SIVA
      734.9        PURCHASE                          30 YR FIXED IO                        SIVA
     757.92        PURCHASE                          30 YR FIXED IO                        SIVA
      360.1        CASHOUT REFI                      30 YR FIXED IO                        FULL/ALT DOC
     613.85        CASHOUT REFI                      30 YR FIXED IO                        FULL/ALT DOC
     309.74        PURCHASE                          30 YR FIXED                           NO DOC
     210.74        PURCHASE                          30 YR FIXED                           NO RATIO
     251.33        PURCHASE                          30 YR FIXED                           NO RATIO
     328.69        PURCHASE                          30 YR FIXED                           NO RATIO
     564.44        PURCHASE                          30 YR FIXED                           NO RATIO
     330.69        PURCHASE                          30 YR FIXED                           SISA
     368.92        CASHOUT REFI                      30 YR FIXED                           SISA
     840.31        CASHOUT REFI                      30 YR FIXED                           SISA
     313.75        PURCHASE                          30 YR FIXED                           SIVA
        449        PURCHASE                          30 YR FIXED                           SIVA
     455.52        PURCHASE                          30 YR FIXED                           SIVA
     607.16        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     700.06        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     827.26        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     376.92        PURCHASE                          30 YR FIXED IO                        NO DOC
     348.69        PURCHASE                          30 YR FIXED IO                        NO RATIO
     358.75        PURCHASE                          30 YR FIXED IO                        NO RATIO
     368.79        PURCHASE                          15 YR FIXED                           SISA
      235.7        PURCHASE                          30 YR FIXED                           NO DOC
     193.62        PURCHASE                          30 YR FIXED                           NO DOC
     284.89        PURCHASE                          30 YR FIXED                           NO DOC
      287.5        PURCHASE                          30 YR FIXED                           NO DOC
     299.05        PURCHASE                          30 YR FIXED                           NO DOC
     424.14        PURCHASE                          30 YR FIXED                           NO DOC
     594.97        PURCHASE                          30 YR FIXED                           NO DOC
     593.74        PURCHASE                          30 YR FIXED                           NO DOC
     638.03        PURCHASE                          30 YR FIXED                           NO DOC
     891.55        PURCHASE                          30 YR FIXED                           NO DOC
     233.95        PURCHASE                          30 YR FIXED                           NO RATIO
     234.46        PURCHASE                          30 YR FIXED                           NO RATIO
     282.58        PURCHASE                          30 YR FIXED                           NO RATIO
     338.03        PURCHASE                          30 YR FIXED                           NO RATIO
     391.43        PURCHASE                          30 YR FIXED                           NO RATIO
     561.58        PURCHASE                          30 YR FIXED                           NO RATIO
     567.99        PURCHASE                          30 YR FIXED                           NO RATIO
     614.47        PURCHASE                          30 YR FIXED                           NO RATIO
     750.75        PURCHASE                          30 YR FIXED                           NO RATIO
     848.75        PURCHASE                          30 YR FIXED                           NO RATIO
     833.05        PURCHASE                          30 YR FIXED                           NO RATIO
      195.4        CASHOUT REFI                      30 YR FIXED                           SISA
     212.68        PURCHASE                          30 YR FIXED                           SISA
     284.11        CASHOUT REFI                      30 YR FIXED                           SISA
     335.65        PURCHASE                          30 YR FIXED                           SISA
     317.68        CASHOUT REFI                      30 YR FIXED                           SISA
     518.24        PURCHASE                          30 YR FIXED                           SISA
      391.6        PURCHASE                          30 YR FIXED                           SISA
     546.56        PURCHASE                          30 YR FIXED                           SISA
     936.95        PURCHASE                          30 YR FIXED                           SISA
     175.41        PURCHASE                          30 YR FIXED                           SIVA
     212.98        PURCHASE                          30 YR FIXED                           SIVA
     225.78        PURCHASE                          30 YR FIXED                           SIVA
     285.28        PURCHASE                          30 YR FIXED                           SIVA
     289.26        PURCHASE                          30 YR FIXED                           SIVA
     319.73        PURCHASE                          30 YR FIXED                           SIVA
     301.87        PURCHASE                          30 YR FIXED                           SIVA
     348.71        PURCHASE                          30 YR FIXED                           SIVA
     491.48        PURCHASE                          30 YR FIXED                           SIVA
     585.44        PURCHASE                          30 YR FIXED                           SIVA
     727.65        PURCHASE                          30 YR FIXED                           SIVA
     694.62        PURCHASE                          30 YR FIXED                           SIVA
     944.75        PURCHASE                          30 YR FIXED                           SIVA
     945.25        PURCHASE                          30 YR FIXED                           SIVA
    1015.17        PURCHASE                          30 YR FIXED                           SIVA
     172.94        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     191.32        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     217.21        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      199.5        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     262.05        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     292.72        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     421.76        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     365.29        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     422.14        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     749.62        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
    1179.83        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     764.16        PURCHASE                          30 YR FIXED IO                        NO DOC
     354.75        PURCHASE                          30 YR FIXED IO                        NO RATIO
    1133.23        PURCHASE                          30 YR FIXED IO                        NO RATIO
     185.28        PURCHASE                          30 YR FIXED IO                        SIVA
     290.21        PURCHASE                          20 YR FIXED IO                        SIVA
        429        PURCHASE                          30 YR FIXED IO                        SIVA
      962.5        PURCHASE                          30 YR FIXED IO                        SIVA
      203.2        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     316.74        PURCHASE                          30 YR FIXED                           SIVA
     418.96        PURCHASE                          30 YR FIXED                           NO DOC
     173.67        PURCHASE                          30 YR FIXED                           NO RATIO
     950.81        PURCHASE                          30 YR FIXED                           NO RATIO
     554.94        PURCHASE                          30 YR FIXED                           SISA
     762.79        PURCHASE                          30 YR FIXED                           SIVA
    2368.33        PURCHASE                          30 YR FIXED                           SIVA
     245.88        PURCHASE                          30 YR FIXED IO                        NO DOC
     258.22        PURCHASE                          30 YR FIXED                           SISA
     311.95        PURCHASE                          30 YR FIXED                           SIVA
     321.67        PURCHASE                          30 YR FIXED                           SIVA
     523.01        PURCHASE                          30 YR FIXED                           SIVA
    1058.37        PURCHASE                          30 YR FIXED                           SIVA
     223.81        CASHOUT REFI                      30 YR FIXED                           SIVA
        307        CASHOUT REFI                      30 YR FIXED                           SIVA
     493.14        PURCHASE                          30 YR FIXED                           SIVA
     530.33        PURCHASE                          30 YR FIXED                           SIVA
     572.71        PURCHASE                          30 YR FIXED                           SISA
     562.91        PURCHASE                          30 YR FIXED                           SIVA
     581.15        PURCHASE                          30 YR FIXED                           SIVA
      617.3        PURCHASE                          30 YR FIXED                           SISA
     878.11        PURCHASE                          30 YR FIXED                           SIVA
      909.3        PURCHASE                          30 YR FIXED                           SISA
     978.03        CASHOUT REFI                      30 YR FIXED                           SIVA
     248.35        PURCHASE                          30 YR FIXED                           SISA
     289.17        PURCHASE                          30 YR FIXED                           SIVA
     486.39        PURCHASE                          30 YR FIXED                           SIVA
     785.79        PURCHASE                          30 YR FIXED                           SIVA
     821.79        PURCHASE                          30 YR FIXED                           SIVA
      278.2        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     390.69        PURCHASE                          30 YR FIXED                           NO RATIO
     547.75        PURCHASE                          30 YR FIXED                           NO RATIO
     403.08        PURCHASE                          30 YR FIXED                           NO RATIO
     397.46        PURCHASE                          30 YR FIXED                           NO DOC
     173.67        PURCHASE                          30 YR FIXED                           NO DOC
     212.03        PURCHASE                          30 YR FIXED                           NO DOC
     213.62        PURCHASE                          30 YR FIXED                           NO DOC
     250.45        PURCHASE                          30 YR FIXED                           NO DOC
     332.56        PURCHASE                          30 YR FIXED                           NO DOC
     502.14        PURCHASE                          30 YR FIXED                           NO DOC
     518.87        PURCHASE                          30 YR FIXED                           NO DOC
    1014.74        PURCHASE                          30 YR FIXED                           NO DOC
     335.21        CASHOUT REFI                      30 YR FIXED                           SIVA
     799.98        PURCHASE                          30 YR FIXED IO                        SIVA
    1174.77        PURCHASE                          30 YR FIXED IO                        SIVA
      309.2        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     128.32        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     147.92        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     842.18        PURCHASE                          30 YR FIXED                           SISA
     238.37        PURCHASE                          30 YR FIXED                           SIVA
     175.41        PURCHASE                          30 YR FIXED                           SIVA
     217.87        PURCHASE                          30 YR FIXED                           SIVA
     196.25        PURCHASE                          30 YR FIXED                           SIVA
     410.78        PURCHASE                          30 YR FIXED                           SIVA
     360.37        PURCHASE                          30 YR FIXED                           SIVA
     381.64        PURCHASE                          30 YR FIXED                           SIVA
     681.49        PURCHASE                          30 YR FIXED                           SIVA
     722.66        PURCHASE                          30 YR FIXED                           SIVA
     324.42        PURCHASE                          30 YR FIXED                           SIVA
     167.18        PURCHASE                          30 YR FIXED                           SIVA
     280.02        CASHOUT REFI                      30 YR FIXED                           SIVA
     365.13        PURCHASE                          30 YR FIXED                           SIVA
     530.85        PURCHASE                          30 YR FIXED                           SIVA
     455.24        PURCHASE                          30 YR FIXED                           SIVA
     630.83        PURCHASE                          30 YR FIXED                           SIVA
     804.16        CASHOUT REFI                      30 YR FIXED                           SIVA
     208.81        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     161.19        PURCHASE                          30 YR FIXED                           SIVA
     977.55        PURCHASE                          30 YR FIXED                           SIVA
     424.42        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     466.47        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     561.46        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     383.74        PURCHASE                          30 YR FIXED                           SIVA
     774.07        PURCHASE                          30 YR FIXED                           SIVA
      784.6        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     489.11        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     354.24        PURCHASE                          30 YR FIXED                           NO RATIO
     429.62        PURCHASE                          30 YR FIXED                           NO RATIO
     615.54        PURCHASE                          30 YR FIXED                           NO RATIO
     384.96        PURCHASE                          30 YR FIXED                           SISA
     474.02        PURCHASE                          30 YR FIXED                           SISA
      435.7        PURCHASE                          30 YR FIXED                           SISA
      510.4        PURCHASE                          30 YR FIXED                           SISA
     297.21        PURCHASE                          30 YR FIXED                           SIVA
     139.36        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     786.67        PURCHASE                          30 YR FIXED IO                        NO RATIO
     864.76        PURCHASE                          30 YR FIXED IO                        NO RATIO
     317.52        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      326.8        PURCHASE                          30 YR FIXED                           SIVA
     289.18        PURCHASE                          30 YR FIXED                           SIVA
     487.38        PURCHASE                          30 YR FIXED                           SIVA
     571.61        PURCHASE                          30 YR FIXED                           SIVA
     453.16        CASHOUT REFI                      30 YR FIXED                           SIVA
     392.95        CASHOUT REFI                      30 YR FIXED                           SIVA
     372.46        PURCHASE                          30 YR FIXED                           SIVA
     544.31        PURCHASE                          30 YR FIXED                           SIVA
     198.83        PURCHASE                          30 YR FIXED                           NO DOC
     220.23        PURCHASE                          30 YR FIXED                           NO DOC
     214.05        PURCHASE                          30 YR FIXED                           NO DOC
     259.41        PURCHASE                          30 YR FIXED                           NO DOC
     282.65        PURCHASE                          30 YR FIXED                           NO DOC
     308.07        PURCHASE                          30 YR FIXED                           NO DOC
      384.2        PURCHASE                          30 YR FIXED                           NO RATIO
     431.17        PURCHASE                          30 YR FIXED                           NO RATIO
      402.7        PURCHASE                          30 YR FIXED                           NO RATIO
     429.57        PURCHASE                          30 YR FIXED                           NO RATIO
     560.97        PURCHASE                          30 YR FIXED                           NO RATIO
     592.77        PURCHASE                          30 YR FIXED                           NO RATIO
    1047.83        CASHOUT REFI                      30 YR FIXED                           NO RATIO
      252.1        PURCHASE                          30 YR FIXED                           SISA
     274.36        PURCHASE                          30 YR FIXED                           SISA
     542.03        PURCHASE                          30 YR FIXED                           SISA
     557.28        PURCHASE                          30 YR FIXED                           SISA
     254.52        PURCHASE                          30 YR FIXED                           SIVA
     273.13        PURCHASE                          30 YR FIXED                           SIVA
     327.48        PURCHASE                          30 YR FIXED                           SIVA
     385.04        CASHOUT REFI                      30 YR FIXED                           SIVA
     502.34        PURCHASE                          30 YR FIXED                           SIVA
     329.79        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     294.06        PURCHASE                          30 YR FIXED IO                        NO DOC
     434.64        PURCHASE                          30 YR FIXED IO                        NO DOC
     173.67        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     159.75        PURCHASE                          30 YR FIXED                           SIVA
     241.71        PURCHASE                          30 YR FIXED                           SIVA
     265.49        PURCHASE                          30 YR FIXED                           SIVA
        276        PURCHASE                          30 YR FIXED                           SIVA
     298.85        PURCHASE                          30 YR FIXED                           SIVA
     326.56        PURCHASE                          30 YR FIXED                           SIVA
     323.44        PURCHASE                          30 YR FIXED                           SIVA
     332.53        PURCHASE                          30 YR FIXED                           SIVA
     383.21        PURCHASE                          30 YR FIXED                           SIVA
     394.92        PURCHASE                          30 YR FIXED                           SIVA
     442.48        PURCHASE                          30 YR FIXED                           SIVA
     639.39        PURCHASE                          30 YR FIXED                           SIVA
     758.29        PURCHASE                          30 YR FIXED                           SIVA
     436.97        PURCHASE                          30 YR FIXED                           SIVA
     453.55        CASHOUT REFI                      30 YR FIXED                           SIVA
      470.3        CASHOUT REFI                      30 YR FIXED                           SIVA
     686.97        PURCHASE                          30 YR FIXED                           SIVA
     666.15        PURCHASE                          30 YR FIXED                           SIVA
      911.2        PURCHASE                          30 YR FIXED                           SIVA
     232.44        PURCHASE                          30 YR FIXED                           SIVA
     980.81        PURCHASE                          30 YR FIXED                           SIVA
     114.33        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     157.52        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     246.98        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     845.88        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     527.79        PURCHASE                          30 YR FIXED IO                        SIVA
      405.5        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     442.37        PURCHASE                          30 YR FIXED                           NO DOC
     273.97        PURCHASE                          30 YR FIXED                           SISA
     518.83        PURCHASE                          30 YR FIXED IO                        NO DOC
     360.24        PURCHASE                          30 YR FIXED                           SIVA
    1462.83        CASHOUT REFI                      30 YR FIXED IO                        SISA
      508.2        PURCHASE                          30 YR FIXED IO                        NO RATIO
     307.43        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     829.28        PURCHASE                          30 YR FIXED                           NO RATIO
     238.37        PURCHASE                          30 YR FIXED                           NO DOC
     217.09        PURCHASE                          30 YR FIXED                           NO DOC
     298.72        PURCHASE                          30 YR FIXED                           NO DOC
     372.39        PURCHASE                          30 YR FIXED                           NO DOC
     247.92        PURCHASE                          30 YR FIXED                           NO RATIO
     280.05        PURCHASE                          30 YR FIXED                           NO RATIO
    1725.36        PURCHASE                          30 YR FIXED                           NO RATIO
     623.46        PURCHASE                          30 YR FIXED                           SIVA
    1020.89        PURCHASE                          30 YR FIXED                           SIVA
     255.23        PURCHASE                          30 YR FIXED                           SIVA
     347.78        PURCHASE                          30 YR FIXED                           SIVA
     381.44        PURCHASE                          30 YR FIXED                           SIVA
     519.28        PURCHASE                          30 YR FIXED                           SIVA
     762.32        PURCHASE                          30 YR FIXED IO                        NO RATIO
     201.22        PURCHASE                          30 YR FIXED IO                        NO DOC
     487.63        PURCHASE                          30 YR FIXED IO                        NO DOC
     770.78        PURCHASE                          30 YR FIXED IO                        NO DOC
     417.21        PURCHASE                          30 YR FIXED IO                        SISA
      697.7        PURCHASE                          30 YR FIXED IO                        SIVA
      547.4        PURCHASE                          15 YR FIXED                           SISA
     176.28        CASHOUT REFI                      30 YR FIXED                           SIVA
     210.15        PURCHASE                          30 YR FIXED                           SISA
     242.27        PURCHASE                          30 YR FIXED                           SISA
     469.85        PURCHASE                          30 YR FIXED                           SIVA
     111.72        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     273.97        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     752.41        PURCHASE                          15 YR FIXED                           SISA
     418.33        PURCHASE                          30 YR FIXED                           NO DOC
     368.52        PURCHASE                          30 YR FIXED                           NO RATIO
     472.38        PURCHASE                          30 YR FIXED                           NO RATIO
     734.27        PURCHASE                          30 YR FIXED                           NO RATIO
     225.03        CASHOUT REFI                      30 YR FIXED                           SISA
     316.57        PURCHASE                          30 YR FIXED                           SISA
     175.85        PURCHASE                          30 YR FIXED                           SIVA
     245.87        PURCHASE                          30 YR FIXED                           SIVA
      396.5        PURCHASE                          30 YR FIXED                           SIVA
     856.11        CASHOUT REFI                      30 YR FIXED                           SIVA
     276.84        PURCHASE                          30 YR FIXED IO                        NO DOC
     1067.5        PURCHASE                          30 YR FIXED IO                        NO RATIO
     847.95        PURCHASE                          30 YR FIXED                           SIVA
     250.68        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     173.67        PURCHASE                          30 YR FIXED                           NO DOC
     308.27        PURCHASE                          30 YR FIXED                           NO DOC
     368.58        PURCHASE                          30 YR FIXED                           NO DOC
     792.35        PURCHASE                          30 YR FIXED                           NO DOC
     233.52        PURCHASE                          30 YR FIXED                           NO RATIO
     239.67        PURCHASE                          30 YR FIXED                           NO RATIO
     321.21        PURCHASE                          30 YR FIXED                           NO RATIO
     333.43        PURCHASE                          30 YR FIXED                           NO RATIO
     311.02        PURCHASE                          30 YR FIXED                           NO RATIO
     505.58        PURCHASE                          30 YR FIXED                           NO RATIO
     868.11        PURCHASE                          30 YR FIXED                           NO RATIO
     265.85        PURCHASE                          30 YR FIXED                           SISA
     241.88        PURCHASE                          30 YR FIXED                           SISA
     538.54        PURCHASE                          30 YR FIXED                           SISA
     724.08        PURCHASE                          30 YR FIXED                           SISA
      301.1        PURCHASE                          30 YR FIXED                           SIVA
     278.09        PURCHASE                          30 YR FIXED                           SIVA
     329.92        PURCHASE                          30 YR FIXED                           SIVA
     388.93        PURCHASE                          30 YR FIXED                           SIVA
     731.98        PURCHASE                          30 YR FIXED                           SIVA
     994.36        PURCHASE                          30 YR FIXED                           SIVA
     222.26        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     220.89        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     222.73        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     249.01        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     237.42        PURCHASE                          30 YR FIXED IO                        NO DOC
     849.36        PURCHASE                          30 YR FIXED IO                        NO RATIO
     268.88        CASHOUT REFI                      30 YR FIXED IO                        SISA
        975        PURCHASE                          30 YR FIXED IO                        SIVA
     326.83        CASHOUT REFI                      30 YR FIXED IO                        FULL/ALT DOC
      217.3        PURCHASE                          30 YR FIXED                           SIVA
      306.1        PURCHASE                          30 YR FIXED                           SIVA
     679.28        PURCHASE                          30 YR FIXED                           SIVA
     137.58        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     156.61        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     187.57        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     293.37        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     268.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     385.04        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     418.13        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     540.38        PURCHASE                          30 YR FIXED                           SIVA
     268.76        PURCHASE                          30 YR FIXED                           SIVA
      341.7        PURCHASE                          30 YR FIXED                           NO RATIO
     299.98        PURCHASE                          30 YR FIXED                           NO DOC
     402.74        PURCHASE                          30 YR FIXED                           SIVA
     258.74        PURCHASE                          30 YR FIXED                           SIVA
     371.25        CASHOUT REFI                      30 YR FIXED                           SISA
     335.79        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     362.97        PURCHASE                          15 YR FIXED                           NO RATIO
     213.67        PURCHASE                          30 YR FIXED                           NO DOC
     208.41        PURCHASE                          30 YR FIXED                           NO DOC
     284.38        PURCHASE                          30 YR FIXED                           NO DOC
     179.75        PURCHASE                          30 YR FIXED                           NO DOC
     318.71        PURCHASE                          30 YR FIXED                           NO DOC
     268.95        PURCHASE                          30 YR FIXED                           NO DOC
     278.39        PURCHASE                          30 YR FIXED                           NO DOC
     299.98        PURCHASE                          30 YR FIXED                           NO DOC
     315.22        PURCHASE                          30 YR FIXED                           NO DOC
     278.77        PURCHASE                          30 YR FIXED                           NO DOC
     491.03        PURCHASE                          30 YR FIXED                           NO DOC
     225.78        PURCHASE                          30 YR FIXED                           NO DOC
     795.78        PURCHASE                          30 YR FIXED                           NO DOC
    1494.03        PURCHASE                          30 YR FIXED                           NO DOC
     213.62        PURCHASE                          30 YR FIXED                           NO DOC
     628.31        CASHOUT REFI                      30 YR FIXED                           NO DOC
     368.92        PURCHASE                          30 YR FIXED                           NO DOC
     430.01        PURCHASE                          30 YR FIXED                           NO DOC
     259.41        PURCHASE                          30 YR FIXED                           NO DOC
     453.09        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     278.18        CASHOUT REFI                      30 YR FIXED                           NO RATIO
    1161.53        PURCHASE                          30 YR FIXED                           NO RATIO
        476        PURCHASE                          30 YR FIXED                           NO RATIO
     453.28        PURCHASE                          30 YR FIXED                           NO RATIO
      952.7        PURCHASE                          30 YR FIXED                           NO RATIO
     531.19        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     340.75        PURCHASE                          30 YR FIXED                           NO RATIO
     484.57        PURCHASE                          30 YR FIXED                           NO RATIO
     526.34        PURCHASE                          30 YR FIXED                           NO RATIO
     246.04        PURCHASE                          30 YR FIXED                           NO RATIO
    1102.24        PURCHASE                          30 YR FIXED                           NO RATIO
     483.68        PURCHASE                          30 YR FIXED                           NO RATIO
     380.71        PURCHASE                          30 YR FIXED                           NO RATIO
     406.61        PURCHASE                          30 YR FIXED                           NO RATIO
     305.15        PURCHASE                          30 YR FIXED                           NO RATIO
     488.28        PURCHASE                          30 YR FIXED                           NO RATIO
     436.34        PURCHASE                          30 YR FIXED                           NO RATIO
     345.61        PURCHASE                          30 YR FIXED                           NO RATIO
     374.16        PURCHASE                          30 YR FIXED                           NO RATIO
    1065.92        PURCHASE                          30 YR FIXED                           NO RATIO
     540.64        PURCHASE                          30 YR FIXED                           NO RATIO
     218.83        PURCHASE                          30 YR FIXED                           NO RATIO
      390.6        PURCHASE                          30 YR FIXED                           NO RATIO
     426.38        PURCHASE                          30 YR FIXED                           NO RATIO
     765.64        PURCHASE                          30 YR FIXED                           SISA
     332.67        PURCHASE                          30 YR FIXED                           SISA
     218.83        PURCHASE                          30 YR FIXED                           SISA
     373.79        PURCHASE                          30 YR FIXED                           SISA
     335.15        PURCHASE                          30 YR FIXED                           SISA
     997.49        PURCHASE                          30 YR FIXED                           SISA
     302.11        PURCHASE                          30 YR FIXED                           SISA
     819.82        PURCHASE                          30 YR FIXED                           SISA
     277.89        CASHOUT REFI                      30 YR FIXED                           SISA
     189.81        PURCHASE                          30 YR FIXED                           SIVA
    1019.45        PURCHASE                          30 YR FIXED                           SIVA
     317.77        CASHOUT REFI                      30 YR FIXED                           SIVA
     522.91        PURCHASE                          30 YR FIXED                           SIVA
     363.33        PURCHASE                          30 YR FIXED                           SIVA
     657.75        PURCHASE                          30 YR FIXED                           SIVA
     388.14        CASHOUT REFI                      30 YR FIXED                           SIVA
    1792.73        PURCHASE                          30 YR FIXED                           SIVA
     486.34        PURCHASE                          30 YR FIXED                           SIVA
     412.15        PURCHASE                          30 YR FIXED                           SIVA
     258.77        PURCHASE                          30 YR FIXED                           SIVA
     273.55        PURCHASE                          30 YR FIXED                           SIVA
     868.83        PURCHASE                          30 YR FIXED                           SIVA
     233.64        CASHOUT REFI                      30 YR FIXED                           SIVA
     310.08        PURCHASE                          30 YR FIXED                           SIVA
      653.3        PURCHASE                          30 YR FIXED                           SIVA
     658.62        PURCHASE                          30 YR FIXED                           SIVA
     677.53        PURCHASE                          30 YR FIXED                           SIVA
     424.52        PURCHASE                          30 YR FIXED                           SIVA
     362.97        PURCHASE                          30 YR FIXED                           SIVA
      553.4        PURCHASE                          30 YR FIXED                           SIVA
     264.66        PURCHASE                          30 YR FIXED                           SIVA
     201.12        CASHOUT REFI                      30 YR FIXED                           SIVA
     318.77        PURCHASE                          30 YR FIXED                           SIVA
     516.49        PURCHASE                          30 YR FIXED                           SIVA
      193.5        PURCHASE                          30 YR FIXED                           SIVA
     229.17        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     679.45        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     384.51        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     200.57        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     320.86        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     304.55        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      185.1        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      185.1        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     937.87        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     182.21        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     243.58        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     243.58        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     273.53        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     239.63        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     286.23        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     417.97        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     212.61        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     325.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     233.77        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     557.67        PURCHASE                          30 YR FIXED IO                        NO DOC
     463.84        PURCHASE                          30 YR FIXED IO                        NO DOC
     203.18        CASHOUT REFI                      30 YR FIXED IO                        NO RATIO
     378.42        PURCHASE                          30 YR FIXED IO                        NO RATIO
     426.27        PURCHASE                          30 YR FIXED IO                        NO RATIO
    1535.28        PURCHASE                          30 YR FIXED IO                        NO RATIO
    1303.75        PURCHASE                          30 YR FIXED IO                        NO RATIO
     660.23        PURCHASE                          30 YR FIXED IO                        NO RATIO
        462        PURCHASE                          30 YR FIXED IO                        NO RATIO
     755.81        PURCHASE                          30 YR FIXED IO                        NO RATIO
     497.92        PURCHASE                          30 YR FIXED IO                        SISA
      274.8        PURCHASE                          30 YR FIXED IO                        SIVA
       1449        PURCHASE                          30 YR FIXED IO                        SIVA
     249.11        PURCHASE                          30 YR FIXED IO                        SIVA
     569.33        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     570.94        PURCHASE                          30 YR FIXED IO                        SIVA
     301.04        CASHOUT REFI                      30 YR FIXED IO                        SIVA
    1039.73        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     638.46        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     253.09        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     309.01        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     308.03        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     299.32        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     298.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     215.36        PURCHASE                          30 YR FIXED                           SIVA
     278.77        PURCHASE                          30 YR FIXED                           SIVA
     845.45        PURCHASE                          30 YR FIXED                           SIVA
     373.46        PURCHASE                          30 YR FIXED                           SIVA
     255.63        PURCHASE                          30 YR FIXED                           SIVA
     237.11        PURCHASE                          30 YR FIXED                           SIVA
     435.21        PURCHASE                          30 YR FIXED                           SIVA
     311.95        PURCHASE                          30 YR FIXED                           SIVA
     407.89        PURCHASE                          30 YR FIXED                           SIVA
     279.79        PURCHASE                          30 YR FIXED                           SIVA
     184.09        PURCHASE                          30 YR FIXED                           SIVA
     637.23        PURCHASE                          30 YR FIXED                           SIVA
     411.51        CASHOUT REFI                      30 YR FIXED                           SIVA
     537.06        PURCHASE                          30 YR FIXED                           SIVA
     303.96        PURCHASE                          30 YR FIXED                           SIVA
     293.51        PURCHASE                          30 YR FIXED                           SIVA
     425.93        PURCHASE                          30 YR FIXED                           SIVA
     123.75        PURCHASE                          15 YR FIXED                           SIVA
     307.55        PURCHASE                          30 YR FIXED                           SIVA
     402.97        PURCHASE                          30 YR FIXED                           SIVA
     514.62        PURCHASE                          30 YR FIXED                           SISA
     313.13        CASHOUT REFI                      30 YR FIXED                           SISA
      374.7        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     181.46        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     155.44        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     304.12        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
        209        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     144.15        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     192.96        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     221.76        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      356.4        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1097.04        CASHOUT REFI                      30 YR FIXED IO                        SISA
     173.67        PURCHASE                          30 YR FIXED                           SIVA
     860.81        PURCHASE                          30 YR FIXED                           SIVA
     874.46        CASHOUT REFI                      30 YR FIXED                           SIVA
     913.65        PURCHASE                          30 YR FIXED                           SIVA
     325.54        CASHOUT REFI                      30 YR FIXED                           SIVA
     582.71        PURCHASE                          30 YR FIXED                           SIVA
     416.22        CASHOUT REFI                      30 YR FIXED                           SIVA
     586.18        CASHOUT REFI                      30 YR FIXED                           SIVA
    1020.44        PURCHASE                          30 YR FIXED                           SIVA
    1000.78        PURCHASE                          30 YR FIXED                           SIVA
    1116.68        PURCHASE                          30 YR FIXED                           SIVA
     727.06        PURCHASE                          30 YR FIXED                           SIVA
        686        PURCHASE                          30 YR FIXED                           SIVA
     530.98        PURCHASE                          30 YR FIXED                           SIVA
     842.59        PURCHASE                          30 YR FIXED                           SIVA
     356.33        PURCHASE                          30 YR FIXED                           SIVA
     208.81        CASHOUT REFI                      30 YR FIXED                           SIVA
      609.1        PURCHASE                          30 YR FIXED                           SIVA
      322.4        CASHOUT REFI                      30 YR FIXED                           SIVA
     937.89        PURCHASE                          30 YR FIXED                           SIVA
     748.13        PURCHASE                          30 YR FIXED                           SIVA
     658.66        CASHOUT REFI                      30 YR FIXED                           SIVA
      361.4        PURCHASE                          30 YR FIXED                           SIVA
     507.59        PURCHASE                          30 YR FIXED                           SIVA
     495.07        PURCHASE                          30 YR FIXED                           SIVA
     318.45        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     349.74        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      354.1        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     185.95        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     776.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     899.75        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      318.3        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      584.1        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     993.98        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     646.27        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      574.3        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     316.11        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     237.12        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     989.58        RATE/TERM REFI                    30 YR FIXED IO                        SIVA
    1031.06        PURCHASE                          30 YR FIXED IO                        SIVA
     650.67        PURCHASE                          30 YR FIXED IO                        SIVA
     499.38        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     465.67        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     731.94        CASHOUT REFI                      30 YR FIXED IO                        SIVA
      724.5        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     915.45        CASHOUT REFI                      30 YR FIXED IO                        SIVA
        581        PURCHASE                          30 YR FIXED IO                        SIVA
     782.42        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     368.47        CASHOUT REFI                      30 YR FIXED IO                        FULL/ALT DOC
      588.8        PURCHASE                          30 YR FIXED                           SIVA
     187.13        PURCHASE                          30 YR FIXED                           NO DOC
     650.65        PURCHASE                          30 YR FIXED                           NO DOC
     396.02        PURCHASE                          30 YR FIXED                           SIVA
    1058.76        PURCHASE                          30 YR FIXED                           NO RATIO
     563.74        PURCHASE                          30 YR FIXED                           SIVA
     199.73        PURCHASE                          30 YR FIXED                           NO DOC
      923.8        PURCHASE                          30 YR FIXED                           SIVA
     523.24        PURCHASE                          30 YR FIXED                           SIVA
      256.5        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     892.13        PURCHASE                          30 YR FIXED IO                        SIVA
     909.56        PURCHASE                          30 YR FIXED                           SIVA
    1257.81        PURCHASE                          30 YR FIXED IO                        SIVA
     243.34        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     865.93        CASHOUT REFI                      30 YR FIXED                           SIVA
     548.35        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     824.74        PURCHASE                          30 YR FIXED IO                        SIVA
     482.81        PURCHASE                          30 YR FIXED IO                        SIVA
     323.83        PURCHASE                          30 YR FIXED                           NO DOC
     345.02        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     353.16        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     291.37        PURCHASE                          30 YR FIXED                           NO DOC
     297.85        PURCHASE                          30 YR FIXED                           NO DOC
      335.1        PURCHASE                          30 YR FIXED                           NO RATIO
     532.46        PURCHASE                          30 YR FIXED                           SIVA
     293.22        PURCHASE                          30 YR FIXED                           NO DOC
     264.55        PURCHASE                          30 YR FIXED                           SISA
      419.5        PURCHASE                          30 YR FIXED                           NO DOC
     477.33        PURCHASE                          30 YR FIXED                           SIVA
     329.18        PURCHASE                          30 YR FIXED                           SIVA
    1149.47        CASHOUT REFI                      30 YR FIXED                           SISA
     490.78        PURCHASE                          30 YR FIXED                           NO RATIO
     821.87        PURCHASE                          30 YR FIXED                           SISA
     891.65        PURCHASE                          30 YR FIXED                           NO RATIO
     552.07        PURCHASE                          30 YR FIXED                           SIVA
     322.73        PURCHASE                          30 YR FIXED                           NO DOC
     804.96        PURCHASE                          30 YR FIXED                           NO RATIO
     693.05        PURCHASE                          30 YR FIXED                           SISA
     178.88        PURCHASE                          30 YR FIXED                           SIVA
     248.06        PURCHASE                          30 YR FIXED                           SIVA
     291.69        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      274.6        CASHOUT REFI                      30 YR FIXED                           SISA
     460.82        PURCHASE                          30 YR FIXED IO                        SIVA
    1029.72        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     247.92        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     266.15        PURCHASE                          30 YR FIXED                           SIVA
     242.36        PURCHASE                          30 YR FIXED                           NO DOC
     304.65        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     587.13        PURCHASE                          30 YR FIXED IO                        SIVA
     356.87        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     307.83        PURCHASE                          30 YR FIXED                           SISA
      422.3        PURCHASE                          30 YR FIXED                           SIVA
     204.07        PURCHASE                          30 YR FIXED                           SIVA
    1071.98        PURCHASE                          30 YR FIXED                           SIVA
    1539.35        CASHOUT REFI                      30 YR FIXED                           SIVA
     276.03        PURCHASE                          30 YR FIXED                           SIVA
     156.58        PURCHASE                          30 YR FIXED                           SIVA
     266.86        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     240.94        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     403.39        PURCHASE                          30 YR FIXED                           NO DOC
     303.95        PURCHASE                          30 YR FIXED                           SISA
     522.27        RATE/TERM REFI                    30 YR FIXED IO                        SIVA
     945.54        PURCHASE                          30 YR FIXED                           NO RATIO
     717.25        PURCHASE                          30 YR FIXED IO                        NO RATIO
     503.05        PURCHASE                          30 YR FIXED                           SIVA
     807.63        PURCHASE                          30 YR FIXED IO                        SIVA
     199.21        PURCHASE                          30 YR FIXED                           SIVA
     215.36        PURCHASE                          30 YR FIXED                           SIVA
     360.89        PURCHASE                          30 YR FIXED                           SIVA
     976.06        CASHOUT REFI                      30 YR FIXED                           SIVA
     364.04        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     588.38        PURCHASE                          30 YR FIXED IO                        SIVA
     325.34        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     264.95        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     321.18        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     279.01        PURCHASE                          30 YR FIXED                           SIVA
      332.5        PURCHASE                          30 YR FIXED IO                        SIVA
     133.37        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     347.78        PURCHASE                          30 YR FIXED                           SIVA
      457.5        PURCHASE                          30 YR FIXED IO                        SIVA
     673.01        PURCHASE                          30 YR FIXED                           NO RATIO
     700.77        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     135.45        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     246.53        PURCHASE                          30 YR FIXED                           SIVA
     330.84        PURCHASE                          30 YR FIXED                           SIVA
     378.11        PURCHASE                          30 YR FIXED                           SIVA
     413.14        PURCHASE                          30 YR FIXED                           NO DOC
     648.31        PURCHASE                          30 YR FIXED                           SIVA
     270.06        PURCHASE                          30 YR FIXED                           NO DOC
     201.12        PURCHASE                          30 YR FIXED                           NO DOC
     377.93        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     413.03        PURCHASE                          30 YR FIXED                           NO DOC
     320.16        PURCHASE                          30 YR FIXED                           SISA
     171.29        PURCHASE                          30 YR FIXED                           NO DOC
     175.41        PURCHASE                          30 YR FIXED                           NO DOC
     307.83        PURCHASE                          15 YR FIXED                           NO RATIO
     304.54        PURCHASE                          30 YR FIXED                           NO RATIO
     294.25        PURCHASE                          30 YR FIXED                           SIVA
     318.44        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     501.68        PURCHASE                          30 YR FIXED                           SIVA
     503.63        CASHOUT REFI                      30 YR FIXED                           SIVA
      289.7        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     443.92        PURCHASE                          30 YR FIXED                           NO RATIO
     369.69        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     184.08        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     460.56        PURCHASE                          30 YR FIXED                           SIVA
     448.94        PURCHASE                          30 YR FIXED                           NO DOC
      686.6        CASHOUT REFI                      30 YR FIXED                           SIVA
     539.22        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     191.48        PURCHASE                          30 YR FIXED                           SIVA
     295.07        PURCHASE                          30 YR FIXED                           SIVA
     277.44        PURCHASE                          30 YR FIXED                           SIVA
     1179.4        PURCHASE                          30 YR FIXED                           SIVA
     240.83        PURCHASE                          30 YR FIXED IO                        SIVA
     420.28        PURCHASE                          30 YR FIXED                           SIVA
    1084.21        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1305.05        CASHOUT REFI                      30 YR FIXED                           SIVA
     879.94        PURCHASE                          30 YR FIXED                           NO RATIO
     990.48        CASHOUT REFI                      30 YR FIXED                           SIVA
    1022.85        PURCHASE                          30 YR FIXED                           SIVA
     343.92        PURCHASE                          30 YR FIXED                           SIVA
     907.04        CASHOUT REFI                      30 YR FIXED                           SIVA
     319.73        PURCHASE                          30 YR FIXED                           NO RATIO
     314.71        PURCHASE                          30 YR FIXED                           SISA
     606.22        PURCHASE                          30 YR FIXED                           SIVA
     246.81        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     745.44        PURCHASE                          30 YR FIXED                           SIVA
     211.62        PURCHASE                          30 YR FIXED                           NO DOC
       1020        PURCHASE                          30 YR FIXED                           SIVA
     407.96        PURCHASE                          30 YR FIXED                           SIVA
    1427.46        PURCHASE                          30 YR FIXED                           NO DOC
     341.94        PURCHASE                          30 YR FIXED                           SIVA
     225.05        PURCHASE                          30 YR FIXED                           NO DOC
     583.92        PURCHASE                          30 YR FIXED                           NO DOC
     281.57        PURCHASE                          30 YR FIXED                           SIVA
     943.85        PURCHASE                          30 YR FIXED IO                        FULL/ALT DOC
     468.13        PURCHASE                          30 YR FIXED                           NO DOC
     606.38        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1053.78        PURCHASE                          30 YR FIXED                           NO DOC
     283.96        PURCHASE                          30 YR FIXED                           SIVA
     285.08        CASHOUT REFI                      30 YR FIXED                           SIVA
     488.13        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     275.71        PURCHASE                          30 YR FIXED IO                        SIVA
     417.84        PURCHASE                          30 YR FIXED                           NO DOC
     392.29        PURCHASE                          30 YR FIXED                           NO RATIO
     399.19        PURCHASE                          30 YR FIXED                           SISA
     444.51        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     429.39        PURCHASE                          30 YR FIXED                           SIVA
     403.79        PURCHASE                          30 YR FIXED                           SISA
     383.74        PURCHASE                          30 YR FIXED                           SIVA
     553.38        PURCHASE                          30 YR FIXED                           NO RATIO
     808.92        PURCHASE                          30 YR FIXED                           NO RATIO
     407.86        PURCHASE                          30 YR FIXED                           SIVA
     196.25        PURCHASE                          30 YR FIXED                           SIVA
    1389.91        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     914.49        PURCHASE                          30 YR FIXED                           SIVA
     362.56        PURCHASE                          30 YR FIXED                           SISA
     274.87        PURCHASE                          30 YR FIXED IO                        SIVA
    1118.76        CASHOUT REFI                      30 YR FIXED                           SIVA
     183.21        PURCHASE                          30 YR FIXED                           SIVA
    1323.56        CASHOUT REFI                      30 YR FIXED                           SISA
     868.19        PURCHASE                          30 YR FIXED IO                        SIVA
     442.56        PURCHASE                          30 YR FIXED                           SIVA
     357.26        PURCHASE                          30 YR FIXED                           SIVA
     501.78        PURCHASE                          30 YR FIXED                           NO DOC
    1328.67        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     331.91        PURCHASE                          30 YR FIXED                           NO DOC
     626.43        PURCHASE                          30 YR FIXED                           SIVA
     972.28        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     349.87        PURCHASE                          30 YR FIXED                           NO DOC
     280.05        PURCHASE                          30 YR FIXED                           SIVA
     262.92        PURCHASE                          30 YR FIXED                           NO RATIO
     811.29        PURCHASE                          30 YR FIXED                           SISA
     329.65        PURCHASE                          30 YR FIXED                           SIVA
     525.62        PURCHASE                          30 YR FIXED IO                        SIVA
     259.07        PURCHASE                          30 YR FIXED                           NO DOC
     571.69        PURCHASE                          30 YR FIXED                           SIVA
     455.18        PURCHASE                          30 YR FIXED                           NO DOC
     442.62        PURCHASE                          30 YR FIXED                           SIVA
    1028.39        CASHOUT REFI                      30 YR FIXED                           SIVA
     427.76        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     508.66        CASHOUT REFI                      30 YR FIXED IO                        FULL/ALT DOC
     286.09        PURCHASE                          30 YR FIXED                           SIVA
     191.04        PURCHASE                          30 YR FIXED                           SIVA
     278.83        PURCHASE                          30 YR FIXED                           SIVA
    1052.06        PURCHASE                          30 YR FIXED IO                        SIVA
     243.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     336.49        PURCHASE                          30 YR FIXED                           NO RATIO
     393.69        PURCHASE                          30 YR FIXED                           SIVA
     182.21        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1278.67        CASHOUT REFI                      30 YR FIXED IO                        SIVA
     456.35        PURCHASE                          30 YR FIXED                           SIVA
     332.91        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     403.55        PURCHASE                          30 YR FIXED                           NO RATIO
     237.93        PURCHASE                          30 YR FIXED                           SIVA
      195.4        PURCHASE                          30 YR FIXED                           NO RATIO
     714.41        PURCHASE                          30 YR FIXED                           SIVA
     286.45        PURCHASE                          30 YR FIXED                           SISA
     317.82        PURCHASE                          30 YR FIXED                           SIVA
     286.99        PURCHASE                          30 YR FIXED                           SISA
      213.7        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     303.71        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     255.09        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     220.13        PURCHASE                          30 YR FIXED                           NO DOC
      932.1        PURCHASE                          30 YR FIXED                           SIVA
     385.12        PURCHASE                          30 YR FIXED                           NO DOC
     165.27        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     372.07        PURCHASE                          30 YR FIXED                           SIVA
     809.93        PURCHASE                          30 YR FIXED                           NO RATIO
     518.93        CASHOUT REFI                      30 YR FIXED IO                        FULL/ALT DOC
     165.27        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     184.08        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1090.58        PURCHASE                          30 YR FIXED                           NO RATIO
      314.6        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     762.43        PURCHASE                          30 YR FIXED                           NO DOC
     476.65        PURCHASE                          30 YR FIXED                           SIVA
     209.81        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     456.76        PURCHASE                          30 YR FIXED                           SIVA
     518.58        PURCHASE                          30 YR FIXED IO                        NO RATIO
       1173        PURCHASE                          30 YR FIXED                           NO RATIO
     332.18        PURCHASE                          30 YR FIXED                           NO DOC
     343.66        PURCHASE                          30 YR FIXED                           SIVA
     374.11        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      320.8        PURCHASE                          30 YR FIXED                           SIVA
     258.77        PURCHASE                          30 YR FIXED                           NO DOC
     394.58        PURCHASE                          30 YR FIXED                           NO RATIO
     345.62        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     273.95        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      545.3        PURCHASE                          30 YR FIXED                           SIVA
     451.33        PURCHASE                          30 YR FIXED                           SIVA
     403.18        PURCHASE                          30 YR FIXED                           NO DOC
     351.15        PURCHASE                          30 YR FIXED                           SIVA
     509.49        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     634.63        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     133.09        PURCHASE                          30 YR FIXED                           SIVA
     178.25        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     218.45        PURCHASE                          FIXED BALLOON 30/15                   SISA
      224.4        PURCHASE                          30 YR FIXED                           SIVA
     279.79        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     228.73        PURCHASE                          30 YR FIXED                           SIVA
     260.32        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     248.47        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     270.06        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     244.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     368.18        PURCHASE                          30 YR FIXED                           SIVA
     366.76        PURCHASE                          FIXED BALLOON 30/15                   SISA
     407.51        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     327.25        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     270.47        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     348.11        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      397.3        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     549.93        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     425.67        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     581.39        PURCHASE                          30 YR FIXED                           SIVA
     433.49        PURCHASE                          FIXED BALLOON 30/15                   SISA
     415.19        PURCHASE                          FIXED BALLOON 30/15                   SISA
     382.58        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     534.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     467.43        PURCHASE                          FIXED BALLOON 30/15                   SISA
      671.1        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     435.04        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     584.59        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     600.66        PURCHASE                          FIXED BALLOON 30/15                   SISA
     930.92        CASHOUT REFI                      30 YR FIXED                           SIVA
     244.28        PURCHASE                          30 YR FIXED                           SIVA
     194.93        PURCHASE                          30 YR FIXED                           SISA
     289.46        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     311.18        PURCHASE                          15 YR FIXED                           SIVA
     243.28        PURCHASE                          30 YR FIXED                           SIVA
     269.45        PURCHASE                          30 YR FIXED                           SISA
     322.08        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     407.87        PURCHASE                          30 YR FIXED                           SIVA
     496.34        CASHOUT REFI                      30 YR FIXED                           SIVA
     420.07        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
      543.1        CASHOUT REFI                      30 YR FIXED                           SIVA
     775.32        RATE/TERM REFI                    30 YR FIXED                           NO RATIO
      89.61        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     115.27        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
      94.51        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     109.54        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     121.98        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     129.84        RATE/TERM REFI                    FIXED BALLOON 30/15                   SIVA
     118.56        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     154.04        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     186.24        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     170.96        PURCHASE                          30 YR FIXED                           SIVA
     167.59        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     233.61        PURCHASE                          30 YR FIXED                           NO RATIO
     144.74        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     207.94        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     207.13        PURCHASE                          FIXED BALLOON 30/15                   SISA
     266.34        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     199.72        PURCHASE                          FIXED BALLOON 30/15                   SISA
     198.91        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     198.91        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     219.68        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     315.48        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     232.05        PURCHASE                          30 YR FIXED                           SIVA
     234.81        PURCHASE                          FIXED BALLOON 30/15                   SISA
     285.49        PURCHASE                          FIXED BALLOON 30/15                   SISA
     260.76        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      295.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     222.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     224.53        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     312.41        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     326.42        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     322.81        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      237.6        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     284.75        PURCHASE                          FIXED BALLOON 30/15                   SISA
     347.93        PURCHASE                          FIXED BALLOON 30/15                   SISA
     436.92        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     283.63        PURCHASE                          30 YR FIXED                           SIVA
     311.21        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     294.15        PURCHASE                          30 YR FIXED                           SISA
     367.14        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     492.84        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     453.05        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      363.8        PURCHASE                          FIXED BALLOON 30/15                   SISA
     499.65        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     378.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     463.41        PURCHASE                          30 YR FIXED                           NO RATIO
     360.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     423.32        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      396.5        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     398.17        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     431.71        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     413.29        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     633.34        CASHOUT REFI                      15 YR FIXED                           SIVA
     398.79        CASHOUT REFI                      30 YR FIXED                           SIVA
     516.83        PURCHASE                          30 YR FIXED                           SISA
     512.14        PURCHASE                          30 YR FIXED                           SIVA
     471.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     793.47        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     539.81        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     822.89        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      780.4        CASHOUT REFI                      30 YR FIXED                           SISA
     700.01        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
     1048.6        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
      911.8        PURCHASE                          30 YR FIXED                           SIVA
     181.69        PURCHASE                          FIXED BALLOON 30/15                   SISA
     198.07        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     267.56        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     294.05        PURCHASE                          30 YR FIXED                           SISA
      266.9        PURCHASE                          30 YR FIXED                           SIVA
     484.52        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1001.64        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     443.38        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     525.58        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     910.66        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     478.11        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     569.36        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1080.15        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     583.14        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     488.29        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     583.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1639.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     340.76        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     595.55        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     875.29        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     638.31        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     911.43        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1091.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     453.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     672.28        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     273.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     837.27        PURCHASE                          FIXED BALLOON 30/15                   SISA
     637.32        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     926.68        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     670.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1440.54        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     511.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     421.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     825.96        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     593.16        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     396.67        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     490.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     615.63        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     667.16        PURCHASE                          FIXED BALLOON 30/15                   SISA
     521.03        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1054.63        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     683.49        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      694.5        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1617.22        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     976.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     599.86        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     963.23        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     622.55        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     719.13        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     611.13        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     820.15        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     452.71        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     613.11        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     672.69        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     613.11        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      875.6        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     605.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     760.55        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     704.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      298.7        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     568.83        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     610.29        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      544.4        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     777.18        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     935.15        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     448.34        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     347.31        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     628.97        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     434.74        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     280.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     303.25        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     564.84        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     616.11        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     616.92        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     631.62        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     327.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     665.82        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     389.02        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      531.2        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     567.41        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     630.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     285.64        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     421.77        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     675.12        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     629.59        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     555.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     358.68        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      615.5        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     675.88        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     530.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     534.98        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      635.5        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      498.1        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     892.44        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        279        PURCHASE                          FIXED BALLOON 30/15                   SIVA
       1368        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     701.24        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     818.37        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     332.78        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1183.04        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     438.06        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      354.2        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     701.76        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     404.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     508.37        PURCHASE                          FIXED BALLOON 30/15                   SISA
     358.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     375.28        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     557.31        PURCHASE                          FIXED BALLOON 30/15                   SISA
     444.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     413.42        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     486.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     519.72        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     625.64        PURCHASE                          FIXED BALLOON 30/15                   SISA
      552.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     477.39        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     295.13        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      315.9        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     277.12        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     237.82        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     389.39        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     539.25        PURCHASE                          FIXED BALLOON 30/15                   SISA
     637.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     627.67        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      724.8        PURCHASE                          FIXED BALLOON 30/15                   SISA
     516.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     340.63        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
        599        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     815.84        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      650.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      653.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     351.93        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     237.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     362.42        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     469.44        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     395.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     394.21        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     574.32        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     364.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     466.52        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     562.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     489.61        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1096.45        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      405.3        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1331.68        PURCHASE                          FIXED BALLOON 30/15                   SISA
      396.3        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     512.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     386.39        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     716.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     289.38        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     621.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     398.22        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      442.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     350.98        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     228.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     755.56        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1096.97        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     724.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     355.44        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     483.09        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     605.21        NEW CONSTRUCTION                  FIXED BALLOON 30/15                   NO RATIO
     592.19        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     443.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     671.32        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     210.24        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     263.37        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     742.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     386.42        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     417.65        PURCHASE                          FIXED BALLOON 30/15                   SISA
     444.24        PURCHASE                          FIXED BALLOON 30/15                   SISA
     617.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     557.31        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     435.08        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      483.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      566.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     820.74        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     795.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     772.61        PURCHASE                          FIXED BALLOON 30/15                   SISA
     301.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     561.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     744.81        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     429.39        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     334.14        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      245.2        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     327.57        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     692.72        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1155.17        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      383.3        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1029.98        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     241.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     715.19        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     254.76        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     884.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     540.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     461.35        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     471.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     688.55        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     536.26        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     899.61        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     509.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     625.67        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     301.52        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     671.85        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     281.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     856.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1071.64        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     403.54        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     716.75        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     504.27        PURCHASE                          FIXED BALLOON 30/15                   SISA
     807.33        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     575.22        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     476.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     444.98        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     327.62        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     652.96        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     219.44        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      519.9        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     339.02        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     726.94        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     362.99        PURCHASE                          15 YR FIXED                           SIVA
     288.12        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     811.53        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     978.78        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     372.88        PURCHASE                          15 YR FIXED                           SIVA
     783.29        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     288.49        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     812.02        PURCHASE                          FIXED BALLOON 30/15                   SISA
      283.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     308.72        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     448.01        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     393.34        CASHOUT REFI                      30 YR FIXED                           SIVA
     850.52        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     702.96        PURCHASE                          30 YR FIXED                           NO RATIO
     731.75        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     334.79        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      360.3        CASHOUT REFI                      30 YR FIXED                           SIVA
     502.12        PURCHASE                          30 YR FIXED                           SIVA
     519.43        PURCHASE                          30 YR FIXED                           SIVA
     520.86        PURCHASE                          30 YR FIXED                           NO RATIO
      346.3        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        880        PURCHASE                          30 YR FIXED IO                        NO RATIO
     228.54        RATE/TERM REFI                    FIXED BALLOON 30/15                   NO RATIO
     523.31        PURCHASE                          30 YR FIXED                           NO RATIO
     1705.9        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1454.19        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      236.5        PURCHASE                          25 YR FIXED IO                        NO RATIO
     443.48        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     977.27        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
      179.3        PURCHASE                          30 YR FIXED                           SIVA
     156.08        PURCHASE                          30 YR FIXED                           NO DOC
     202.78        PURCHASE                          30 YR FIXED                           SIVA
     201.56        PURCHASE                          30 YR FIXED                           SIVA
     216.12        CASHOUT REFI                      30 YR FIXED                           SISA
     226.26        PURCHASE                          30 YR FIXED                           NO DOC
     230.53        PURCHASE                          30 YR FIXED                           NO DOC
     238.53        PURCHASE                          30 YR FIXED                           SIVA
     245.47        CASHOUT REFI                      30 YR FIXED                           SIVA
     238.62        CASHOUT REFI                      30 YR FIXED                           SIVA
     254.01        PURCHASE                          30 YR FIXED                           SIVA
     206.97        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     231.95        PURCHASE                          30 YR FIXED                           SIVA
     264.18        CASHOUT REFI                      30 YR FIXED                           SISA
     251.25        PURCHASE                          30 YR FIXED                           SIVA
     263.37        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     271.68        PURCHASE                          30 YR FIXED                           NO RATIO
     241.65        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     320.18        PURCHASE                          30 YR FIXED                           NO RATIO
     335.12        PURCHASE                          30 YR FIXED                           NO DOC
     335.12        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     325.02        CASHOUT REFI                      30 YR FIXED                           NO DOC
     287.66        PURCHASE                          30 YR FIXED                           SIVA
     289.55        PURCHASE                          30 YR FIXED                           SIVA
     316.89        RATE/TERM REFI                    30 YR FIXED                           SIVA
     341.52        PURCHASE                          30 YR FIXED                           NO DOC
     341.52        PURCHASE                          30 YR FIXED                           SIVA
     350.06        PURCHASE                          30 YR FIXED                           SIVA
     350.06        PURCHASE                          30 YR FIXED                           NO DOC
     350.38        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     292.65        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     265.34        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
        349        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     308.05        PURCHASE                          30 YR FIXED                           NO RATIO
     354.33        PURCHASE                          30 YR FIXED                           SIVA
      290.9        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     294.44        PURCHASE                          30 YR FIXED                           NO RATIO
      358.6        PURCHASE                          30 YR FIXED                           NO DOC
     307.66        PURCHASE                          30 YR FIXED                           SIVA
     307.84        PURCHASE                          30 YR FIXED                           SIVA
     358.08        PURCHASE                          30 YR FIXED                           SIVA
     315.59        CASHOUT REFI                      30 YR FIXED                           SIVA
     328.53        PURCHASE                          30 YR FIXED                           NO RATIO
      368.2        PURCHASE                          30 YR FIXED                           NO DOC
     373.54        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     322.18        PURCHASE                          30 YR FIXED                           NO RATIO
     384.21        PURCHASE                          30 YR FIXED                           NO RATIO
     329.31        PURCHASE                          30 YR FIXED                           SIVA
     366.94        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     333.19        PURCHASE                          30 YR FIXED                           NO RATIO
     392.75        PURCHASE                          30 YR FIXED                           SIVA
     324.43        PURCHASE                          30 YR FIXED                           NO RATIO
     329.69        PURCHASE                          30 YR FIXED                           NO DOC
     401.29        PURCHASE                          30 YR FIXED                           SIVA
     352.86        PURCHASE                          30 YR FIXED                           SIVA
     292.19        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     409.83        PURCHASE                          30 YR FIXED                           SIVA
      336.7        PURCHASE                          30 YR FIXED                           NO RATIO
     411.96        PURCHASE                          30 YR FIXED                           NO DOC
      360.4        PURCHASE                          30 YR FIXED                           SIVA
     418.37        PURCHASE                          30 YR FIXED                           NO DOC
     418.37        PURCHASE                          30 YR FIXED                           NO DOC
     330.62        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     424.23        PURCHASE                          30 YR FIXED                           NO RATIO
     425.04        CASHOUT REFI                      30 YR FIXED                           SIVA
     347.34        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     400.44        PURCHASE                          30 YR FIXED                           NO DOC
     430.64        PURCHASE                          30 YR FIXED                           SIVA
     306.52        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     437.58        PURCHASE                          30 YR FIXED                           NO DOC
     448.25        PURCHASE                          30 YR FIXED                           NO RATIO
     391.82        PURCHASE                          30 YR FIXED                           NO RATIO
      454.3        PURCHASE                          30 YR FIXED                           NO DOC
     429.93        PURCHASE                          30 YR FIXED                           NO RATIO
        397        PURCHASE                          30 YR FIXED                           NO RATIO
     439.09        PURCHASE                          30 YR FIXED                           SIVA
     466.39        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     468.53        PURCHASE                          30 YR FIXED                           NO DOC
     382.07        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     384.24        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
      482.4        PURCHASE                          30 YR FIXED                           SIVA
     395.21        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
     501.16        PURCHASE                          30 YR FIXED                           SIVA
     438.74        PURCHASE                          30 YR FIXED                           NO RATIO
      504.6        PURCHASE                          30 YR FIXED                           NO DOC
     435.42        PURCHASE                          30 YR FIXED                           NO RATIO
     437.25        PURCHASE                          30 YR FIXED                           NO RATIO
     510.15        PURCHASE                          30 YR FIXED                           SIVA
     443.57        PURCHASE                          30 YR FIXED                           NO RATIO
     512.28        PURCHASE                          30 YR FIXED                           SIVA
     459.77        PURCHASE                          30 YR FIXED                           NO RATIO
     447.87        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     533.63        PURCHASE                          30 YR FIXED                           SIVA
     463.58        PURCHASE                          30 YR FIXED                           NO RATIO
     470.47        PURCHASE                          30 YR FIXED                           NO RATIO
     468.33        PURCHASE                          30 YR FIXED                           SIVA
      541.4        PURCHASE                          30 YR FIXED                           NO DOC
     543.15        PURCHASE                          30 YR FIXED                           NO RATIO
     466.52        PURCHASE                          30 YR FIXED                           NO RATIO
     475.66        PURCHASE                          30 YR FIXED                           SIVA
     486.14        PURCHASE                          30 YR FIXED                           NO RATIO
     460.34        PURCHASE                          30 YR FIXED                           SIVA
     560.31        CASHOUT REFI                      30 YR FIXED                           NO RATIO
     561.16        PURCHASE                          30 YR FIXED                           SIVA
     572.05        CASHOUT REFI                      30 YR FIXED                           SISA
     511.53        PURCHASE                          30 YR FIXED                           SIVA
     515.91        PURCHASE                          30 YR FIXED                           NO RATIO
     549.73        CASHOUT REFI                      30 YR FIXED                           SIVA
     451.12        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     605.19        PURCHASE                          30 YR FIXED                           NO DOC
     547.01        PURCHASE                          30 YR FIXED                           NO RATIO
     646.76        CASHOUT REFI                      30 YR FIXED                           SIVA
     653.52        PURCHASE                          30 YR FIXED                           NO RATIO
     659.57        PURCHASE                          30 YR FIXED                           NO RATIO
     543.64        PURCHASE                          30 YR FIXED                           NO RATIO
     517.26        PURCHASE                          30 YR FIXED                           SIVA
     672.37        PURCHASE                          30 YR FIXED                           SIVA
     680.91        PURCHASE                          30 YR FIXED                           SIVA
     674.86        PURCHASE                          30 YR FIXED                           NO RATIO
     596.41        PURCHASE                          30 YR FIXED                           NO RATIO
     603.73        CASHOUT REFI                      30 YR FIXED                           SIVA
     603.73        PURCHASE                          30 YR FIXED                           NO RATIO
     704.39        PURCHASE                          30 YR FIXED                           NO RATIO
     612.68        CASHOUT REFI                      30 YR FIXED                           SISA
     650.08        PURCHASE                          30 YR FIXED                           NO RATIO
     625.18        PURCHASE                          30 YR FIXED                           NO RATIO
     768.43        RATE/TERM REFI                    30 YR FIXED                           FULL/ALT DOC
     781.23        PURCHASE                          30 YR FIXED                           NO RATIO
     784.43        PURCHASE                          30 YR FIXED                           NO DOC
     673.25        PURCHASE                          30 YR FIXED                           SIVA
     785.92        PURCHASE                          30 YR FIXED                           NO RATIO
     808.98        PURCHASE                          30 YR FIXED                           NO RATIO
     675.16        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     821.79        PURCHASE                          30 YR FIXED                           NO DOC
     832.46        PURCHASE                          30 YR FIXED                           NO DOC
     832.46        PURCHASE                          30 YR FIXED                           NO DOC
     849.12        PURCHASE                          30 YR FIXED                           NO RATIO
     858.08        PURCHASE                          30 YR FIXED                           NO RATIO
     721.19        PURCHASE                          30 YR FIXED                           SIVA
      807.9        PURCHASE                          30 YR FIXED                           SIVA
      897.3        PURCHASE                          30 YR FIXED                           SIVA
     818.93        PURCHASE                          30 YR FIXED                           NO RATIO
     746.78        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     729.83        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     960.53        PURCHASE                          30 YR FIXED                           NO DOC
      730.4        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     740.19        CASHOUT REFI                      30 YR FIXED                           NO DOC
     863.41        PURCHASE                          30 YR FIXED                           NO RATIO
     864.65        PURCHASE                          30 YR FIXED                           SIVA
      933.2        CASHOUT REFI                      30 YR FIXED                           NO RATIO
    1067.26        PURCHASE                          30 YR FIXED                           NO DOC
    1114.22        PURCHASE                          30 YR FIXED                           NO RATIO
    1179.92        PURCHASE                          30 YR FIXED                           NO RATIO
    1107.82        PURCHASE                          30 YR FIXED                           NO RATIO
    1287.11        PURCHASE                          30 YR FIXED                           NO RATIO
    1289.25        PURCHASE                          30 YR FIXED                           SIVA
    1302.05        PURCHASE                          30 YR FIXED                           SIVA
    1275.38        CASHOUT REFI                      30 YR FIXED                           SIVA
    1335.35        CASHOUT REFI                      30 YR FIXED                           SIVA
    1344.97        PURCHASE                          30 YR FIXED                           NO DOC
    1773.78        PURCHASE                          30 YR FIXED                           SIVA
       1801        PURCHASE                          30 YR FIXED                           NO RATIO
    1744.35        PURCHASE                          30 YR FIXED                           SIVA
    2134.52        PURCHASE                          30 YR FIXED                           NO DOC
     520.42        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1103.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1129.98        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1028.86        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        638        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1073.84        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1306.26        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     695.17        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     625.22        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     688.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     570.78        PURCHASE                          FIXED BALLOON 30/15                   SISA
     762.27        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     307.32        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     675.04        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     886.39        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      590.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     468.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     780.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     913.51        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     841.94        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     540.88        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1182.84        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     376.47        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     305.25        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     882.08        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     612.08        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      947.6        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     259.79        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     454.87        PURCHASE                          15 YR FIXED                           NO RATIO
     559.74        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     836.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     591.05        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     783.59        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     792.52        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     762.07        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     778.38        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     930.92        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     318.62        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     777.58        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     769.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     644.86        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     408.04        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     577.27        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     813.15        PURCHASE                          FIXED BALLOON 30/15                   SISA
     998.38        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     810.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      957.7        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1024.69        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     800.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     988.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     372.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     699.54        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      757.8        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     589.97        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1315.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     767.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     789.79        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      783.1        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      804.5        PURCHASE                          FIXED BALLOON 30/15                   SISA
     404.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     786.61        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     354.92        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     381.91        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      353.4        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     475.08        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1030.53        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     821.99        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     531.71        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     814.77        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     773.55        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1082.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     317.89        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     242.82        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     945.53        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     604.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     606.65        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      412.8        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     344.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     420.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1409.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     460.06        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     380.29        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     653.17        PURCHASE                          FIXED BALLOON 30/15                   SISA
     405.37        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     823.94        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     508.19        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     742.03        PURCHASE                          FIXED BALLOON 30/15                   SISA
     387.92        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     910.48        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     656.13        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     281.45        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     779.86        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     620.04        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     474.44        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     474.35        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     503.59        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     979.42        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     674.09        PURCHASE                          FIXED BALLOON 30/15                   SISA
     406.74        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     428.88        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     522.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     522.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     836.65        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      893.5        PURCHASE                          FIXED BALLOON 30/15                   SISA
     860.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      550.7        PURCHASE                          FIXED BALLOON 30/15                   SISA
     396.92        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     511.02        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1095.65        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     292.16        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     892.58        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     401.35        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1134.19        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      330.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      840.5        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     580.12        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     350.47        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     495.42        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     321.03        PURCHASE                          FIXED BALLOON 30/15                   SISA
     225.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      682.8        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     280.41        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     342.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     473.17        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     572.54        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     648.64        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     282.38        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     668.48        PURCHASE                          FIXED BALLOON 30/15                   SISA
     328.58        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     407.15        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     490.99        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      586.3        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     433.57        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     540.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     487.39        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    2619.75        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     465.74        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     683.93        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     437.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     549.18        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1392.57        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     289.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      644.2        PURCHASE                          FIXED BALLOON 30/15                   SISA
     517.31        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     580.81        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     395.65        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     660.34        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     1117.4        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     630.64        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     452.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     394.64        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     418.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     399.62        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     424.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     262.41        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      230.4        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     391.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     534.82        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      505.8        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     499.74        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     399.51        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      245.2        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     806.84        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     181.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     355.22        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     366.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     421.17        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      373.2        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     478.92        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      592.8        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     488.56        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     614.31        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     473.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1190.96        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     274.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     868.82        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     535.76        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     353.21        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     402.18        PURCHASE                          FIXED BALLOON 30/15                   SISA
     475.09        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     847.27        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     192.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     622.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1063.71        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     259.57        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     781.62        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     787.29        PURCHASE                          FIXED BALLOON 30/15                   SISA
     703.55        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     378.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     493.96        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     506.26        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     403.79        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     609.79        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1274.31        PURCHASE                          FIXED BALLOON 30/15                   SISA
     555.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     742.72        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      347.9        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     796.44        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     603.75        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     507.47        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     314.18        PURCHASE                          FIXED BALLOON 30/15                   SISA
     475.97        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     395.33        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     524.09        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     438.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     558.29        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     709.75        PURCHASE                          FIXED BALLOON 30/15                   SISA
     260.74        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     285.02        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     763.46        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      283.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     697.62        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     448.51        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     351.83        PURCHASE                          FIXED BALLOON 30/15                   SISA
     770.95        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     500.16        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     689.86        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     554.18        PURCHASE                          FIXED BALLOON 30/15                   SISA
     800.93        PURCHASE                          FIXED BALLOON 30/15                   SISA
     408.02        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     744.64        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     944.59        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     590.31        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     764.74        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     497.99        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
        484        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     757.06        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     293.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1214.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     722.64        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     236.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1040.13        PURCHASE                          15 YR FIXED                           NO RATIO
     282.91        PURCHASE                          FIXED BALLOON 30/15                   SISA
     283.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     496.96        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     327.24        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     770.51        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     836.35        PURCHASE                          FIXED BALLOON 30/15                   SISA
     373.39        PURCHASE                          FIXED BALLOON 30/15                   SISA
     987.93        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     550.33        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     666.61        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     749.07        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     308.59        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     443.83        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     431.46        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      695.2        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      381.5        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     695.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     773.13        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     801.77        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     878.32        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     510.14        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     494.11        PURCHASE                          15 YR FIXED                           NO RATIO
     286.36        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     513.85        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     687.33        PURCHASE                          FIXED BALLOON 30/15                   SISA
     483.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     274.11        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     730.32        PURCHASE                          FIXED BALLOON 30/15                   SISA
     693.14        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     272.84        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     377.96        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     468.99        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     437.25        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     378.49        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     568.08        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      519.9        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     796.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     308.63        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     366.15        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     844.73        PURCHASE                          15 YR FIXED                           FULL/ALT DOC
    1201.39        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     358.27        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     308.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1279.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     345.94        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     480.48        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     210.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     403.87        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     475.24        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     581.27        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     646.34        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     350.71        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     266.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     423.19        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     878.92        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     669.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     604.55        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     662.73        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     261.34        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     312.66        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     575.68        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     915.52        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     317.99        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        415        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     422.67        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     606.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     611.44        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     210.22        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     914.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     339.31        PURCHASE                          FIXED BALLOON 30/15                   SISA
     556.22        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     663.86        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     440.59        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     364.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     820.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     425.04        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     385.98        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     367.31        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     523.62        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      704.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     242.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     315.18        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     767.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     272.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     301.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     611.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     491.49        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     316.85        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     304.62        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     307.51        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     419.16        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     442.56        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     978.09        PURCHASE                          FIXED BALLOON 30/15                   SISA
     223.47        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     680.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     534.66        PURCHASE                          FIXED BALLOON 30/15                   SISA
     466.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      412.4        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     265.08        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     431.32        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     293.75        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     715.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     480.99        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     387.73        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     452.88        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     876.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     439.48        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      811.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     548.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     718.94        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      607.1        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     876.27        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     436.12        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     510.29        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     849.91        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     500.49        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     621.35        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     201.65        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      473.5        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     553.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
        279        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     579.02        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     418.02        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      283.9        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     383.91        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     384.51        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     549.21        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     355.68        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     506.53        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     302.03        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     417.08        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     274.11        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     725.39        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     676.03        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     935.72        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     618.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     355.62        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     314.45        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     396.13        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        279        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     365.72        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     350.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     753.86        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     667.72        PURCHASE                          FIXED BALLOON 30/15                   SISA
      671.9        PURCHASE                          FIXED BALLOON 30/15                   SISA
     576.35        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      262.7        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     362.42        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     398.29        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     689.97        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     281.82        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     418.82        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     274.11        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     640.32        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1227.97        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     459.15        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     333.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     338.66        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     965.69        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     837.15        PURCHASE                          15 YR FIXED                           SIVA
     322.01        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     404.14        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      459.2        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     261.33        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     268.06        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     972.66        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     507.43        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     558.75        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      391.7        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     647.43        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     244.75        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     329.92        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     575.26        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     493.96        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1130.23        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     358.09        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      429.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     240.45        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     244.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     652.53        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     809.55        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     563.27        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     379.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     875.14        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      193.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     626.21        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     568.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     450.34        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     364.74        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     691.05        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     850.58        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
        275        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      495.6        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      426.7        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     951.99        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     294.68        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     263.44        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     508.26        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      298.7        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     786.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     532.57        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     580.88        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     537.41        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    2292.74        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1137.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      85.92        PURCHASE                          30 YR FIXED                           SISA
    1073.49        PURCHASE                          30 YR FIXED                           NO RATIO
     815.52        PURCHASE                          30 YR FIXED                           NO RATIO
     740.46        PURCHASE                          30 YR FIXED                           NO RATIO
    1748.64        PURCHASE                          30 YR FIXED                           NO RATIO
     450.42        PURCHASE                          30 YR FIXED IO                        SIVA
    1096.44        PURCHASE                          30 YR FIXED                           SIVA
      524.3        PURCHASE                          30 YR FIXED                           SISA
     569.54        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     472.82        PURCHASE                          30 YR FIXED                           SIVA
     472.82        PURCHASE                          30 YR FIXED                           SIVA
     398.38        PURCHASE                          FIXED BALLOON 30/15                   SISA
     932.77        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
        353        CASHOUT REFI                      30 YR FIXED                           SIVA
        569        PURCHASE                          30 YR FIXED                           SIVA
     268.53        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     463.52        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     834.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     543.37        PURCHASE                          FIXED BALLOON 30/15                   SIVA
        556        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     885.82        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      403.8        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      848.6        PURCHASE                          FIXED BALLOON 30/15                   SISA
     178.36        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     316.89        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     647.27        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     320.91        PURCHASE                          30 YR FIXED                           SISA
     308.59        PURCHASE                          30 YR FIXED                           SIVA
     595.61        PURCHASE                          FIXED BALLOON 30/15                   SISA
     895.75        PURCHASE                          FIXED BALLOON 30/15                   SISA
      509.5        CASHOUT REFI                      30 YR FIXED                           SIVA
      403.8        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     609.33        PURCHASE                          30 YR FIXED                           SIVA
     336.01        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     442.95        PURCHASE                          30 YR FIXED                           SIVA
    1270.67        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     117.89        PURCHASE                          FIXED BALLOON 30/15                   SISA
     196.48        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     533.79        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     247.99        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     1442.5        PURCHASE                          30 YR FIXED                           NO RATIO
     465.09        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     250.92        PURCHASE                          30 YR FIXED                           SIVA
     316.24        PURCHASE                          30 YR FIXED                           SIVA
     382.33        PURCHASE                          30 YR FIXED                           NO RATIO
     619.29        PURCHASE                          30 YR FIXED                           SIVA
     625.75        PURCHASE                          30 YR FIXED                           SIVA
     237.96        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     637.99        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     811.27        PURCHASE                          30 YR FIXED                           SIVA
    1520.28        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
    1969.26        PURCHASE                          FIXED BALLOON 30/15                   SISA
     245.68        CASHOUT REFI                      30 YR FIXED                           FULL/ALT DOC
    1012.08        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     417.07        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     227.74        RATE/TERM REFI                    30 YR FIXED                           SIVA
     505.78        PURCHASE                          30 YR FIXED                           SIVA
     978.25        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1737.62        PURCHASE                          30 YR FIXED                           SIVA
     537.07        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     494.96        PURCHASE                          FIXED BALLOON 30/15                   SISA
     669.89        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     593.95        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1347.12        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     326.05        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     641.47        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     613.74        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     352.07        RATE/TERM REFI                    FIXED BALLOON 30/15                   FULL/ALT DOC
     663.96        PURCHASE                          FIXED BALLOON 30/15                   SISA
     650.59        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     280.85        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     407.13        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1252.25        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     556.89        PURCHASE                          30 YR FIXED                           SIVA
    1870.92        PURCHASE                          30 YR FIXED                           SIVA
     387.06        PURCHASE                          30 YR FIXED                           SIVA
    1870.92        PURCHASE                          30 YR FIXED                           SIVA
     339.49        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     467.49        CASHOUT REFI                      FIXED BALLOON 30/15                   SISA
      230.8        PURCHASE                          FIXED BALLOON 30/15                   SISA
    1674.38        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      341.4        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1671.32        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     836.98        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     326.05        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     631.57        PURCHASE                          30 YR FIXED                           SISA
     479.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     1066.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     178.98        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     408.37        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
      641.7        PURCHASE                          30 YR FIXED                           SIVA
      655.2        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     906.15        PURCHASE                          30 YR FIXED                           SISA
     390.87        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     489.17        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     326.93        PURCHASE                          30 YR FIXED                           NO DOC
     622.17        PURCHASE                          30 YR FIXED                           NO RATIO
     380.61        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     836.34        PURCHASE                          FIXED BALLOON 30/15                   SIVA
    1056.98        CASHOUT REFI                      FIXED BALLOON 30/15                   NO DOC
     164.38        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     539.44        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     365.71        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     666.21        CASHOUT REFI                      FIXED BALLOON 30/15                   FULL/ALT DOC
     140.95        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
        549        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     603.54        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1461.36        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     1400.1        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     874.32        PURCHASE                          FIXED BALLOON 30/15                   SISA
      285.7        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1797.46        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1443.46        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     399.14        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      412.6        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     209.19        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     631.32        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
     215.01        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     546.33        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1628.96        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     843.28        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     354.72        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     330.63        PURCHASE                          30 YR FIXED                           SIVA
     521.55        PURCHASE                          30 YR FIXED                           SIVA
     613.12        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     413.28        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     846.82        PURCHASE                          30 YR FIXED                           NO RATIO
     295.53        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     307.12        RATE/TERM REFI                    30 YR FIXED                           NO DOC
     683.29        PURCHASE                          30 YR FIXED                           NO DOC
     264.59        PURCHASE                          30 YR FIXED                           SIVA
     966.07        PURCHASE                          30 YR FIXED                           SIVA
     442.56        PURCHASE                          30 YR FIXED                           NO RATIO
     872.95        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     646.17        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     337.17        PURCHASE                          30 YR FIXED                           NO RATIO
    1727.07        PURCHASE                          30 YR FIXED                           SIVA
     457.94        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     700.03        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     545.96        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
    1108.66        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     448.41        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     534.57        PURCHASE                          30 YR FIXED                           NO RATIO
        497        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     330.04        PURCHASE                          30 YR FIXED                           NO DOC
     321.12        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     321.12        PURCHASE                          FIXED BALLOON 30/15                   NO DOC
     476.39        PURCHASE                          30 YR FIXED                           NO RATIO
     433.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     201.71        PURCHASE                          30 YR FIXED                           NO RATIO
     501.48        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     535.01        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     1927.1        CASHOUT REFI                      FIXED BALLOON 30/15                   NO RATIO
    1166.27        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     625.22        PURCHASE                          30 YR FIXED                           SIVA
     352.85        PURCHASE                          30 YR FIXED                           SIVA
    2008.46        PURCHASE                          30 YR FIXED                           SIVA
     443.82        PURCHASE                          30 YR FIXED                           SIVA
     669.05        PURCHASE                          30 YR FIXED                           SIVA
      429.4        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
      901.7        PURCHASE                          FIXED BALLOON 30/15                   SISA
     503.98        PURCHASE                          FIXED BALLOON 30/15                   SIVA
      944.2        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
     214.67        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
    1027.58        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     614.49        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     355.74        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     449.73        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     372.49        PURCHASE                          30 YR FIXED                           SIVA
     494.78        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     386.68        PURCHASE                          30 YR FIXED                           SISA
     349.53        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     1192.3        CASHOUT REFI                      FIXED BALLOON 30/15                   SIVA
     609.97        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     394.74        CASHOUT REFI                      30 YR FIXED                           SIVA
     541.26        PURCHASE                          30 YR FIXED                           SIVA
     634.49        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     258.45        PURCHASE                          30 YR FIXED                           FULL/ALT DOC
     422.86        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     421.82        PURCHASE                          FIXED BALLOON 30/15                   FULL/ALT DOC
     635.81        PURCHASE                          FIXED BALLOON 30/15                   SIVA
     583.24        PURCHASE                          30 YR FIXED                           SIVA
     619.16        PURCHASE                          30 YR FIXED                           NO RATIO
     572.33        PURCHASE                          30 YR FIXED                           SISA
    1534.93        PURCHASE                          FIXED BALLOON 30/15                   NO RATIO
    1762.66        PURCHASE                          30 YR FIXED                           SIVA

SCHEDULE I-B

Group II Mortgage Loan Schedule

SCHEDULE II-A

GSAA Home Equity Trust 2006-S1,
Mortgage Pass-Through Certificates

REPRESENTATIONS AND WARRANTIES OF OCWEN LOAN SERVICING, LLC, AS GROUP I SERVICER

Ocwen Loan Servicing, LLC (“Ocwen”) hereby makes the representations and warranties set forth in this Schedule II-A to the Depositor, the Group I Custodian and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(1) Ocwen is duly organized as a limited liability company and is validly existing and in good standing under the laws of the State of Delaware, and is licensed and qualified to transact any and all business contemplated by this Agreement to be conducted by Ocwen in any state in which a related Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each related Mortgage Loan and to service each related Mortgage Loan in accordance with the terms of this Agreement;

(2) Ocwen has the full power and authority to service each related Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of Ocwen the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, Avelo, the Group I Master Servicer, the Group I Custodian, the Group II Servicer and the Trustee, constitutes a legal, valid and binding obligation of Ocwen, enforceable against Ocwen in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(3) The execution and delivery of this Agreement by Ocwen, the servicing of the related Mortgage Loans by Ocwen hereunder, the consummation by Ocwen of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Ocwen and will not (A) result in a breach of any term or provision of the organizational documents of Ocwen or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Ocwen is a party or by which it may be bound, or any statute, order or regulation applicable to Ocwen of any court, regulatory body, administrative agency or governmental body having jurisdiction over Ocwen; and Ocwen is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Ocwen’s knowledge, would in the future materially and adversely affect, (x) the ability of Ocwen to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of Ocwen taken as a whole;

(4) Ocwen is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

(5) No litigation is pending against Ocwen that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Ocwen to service the related Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Ocwen of, or compliance by Ocwen with, this Agreement or the consummation by Ocwen of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(7) Ocwen covenants that its computer and other systems used in servicing the related Mortgage Loans operate in a manner such that Ocwen can service the related Mortgage Loans in accordance with the terms of this Agreement; and

(8) With respect to each related Mortgage Loan, to the extent Ocwen serviced such Mortgage Loan and to the extent Ocwen provided monthly reports to the three credit repositories, Ocwen has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

SCHEDULE II-B

GSAA Home Equity Trust 2006-S1,
Mortgage Pass-Through Certificates

REPRESENTATIONS AND WARRANTIES OF AVELO MORTGAGE L.L.C., AS GROUP I SERVICER

Avelo Mortgage, L.L.C. ("Avelo") hereby makes the representations and warranties set forth in this Schedule II-B to the Depositor, Ocwen, the Group I Master Servicer, the Group I Custodian and the Trustee, as of the Closing Date.

(a) Due Organization and Authority. Avelo is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a related Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Avelo, and in any event Avelo is in compliance in all material respects with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; Avelo has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Avelo and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Avelo, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite action has been taken by Avelo to make this Agreement valid and binding upon Avelo in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Avelo.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Avelo's certificate of formation or limited liability company agreement or any legal restriction or any agreement or instrument to which Avelo is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Avelo or its property is subject, or impair the ability of the Sponsor to realize on the related Mortgage Loans, or impair the value of the related Mortgage Loans.

(d) Ability to Service. Avelo has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the related Mortgage Loans. Avelo is in good standing to enforce and service mortgage loans in the jurisdiction wherein the related Mortgaged Properties are located.

(e) Ability to Perform. Avelo does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(f) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to the best of Avelo’s knowledge threatened against Avelo, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Avelo, or in any material impairment of the right or ability of Avelo to carry on its business substantially as now conducted, or in any material liability on the part of Avelo, or which would draw into question the validity of this Agreement or the related Mortgage Loans or of any action taken or to be taken in connection with the obligations of Avelo contemplated herein, or which would be likely to impair materially the ability of Avelo to perform under the terms of this Agreement.

(g) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Avelo of or compliance by Avelo with this Agreement, or the servicing of the related Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the date hereof.

(h) No Untrue Information. No statement, report or other document relating to Avelo furnished or to be furnished by Avelo pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

SCHEDULE II-C

GSAA Home Equity Trust 2006-S1,
Mortgage Pass-Through Certificates

Representations and Warranties of National City Home Loan Services, Inc., as Group II Servicer

National City Home Loan Services, Inc. (“National City”) hereby makes the representations and warranties set forth in this Schedule II to the Depositor, and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(1) National City is a corporation organized under the laws of the State of Delaware and is an operating subsidiary of National City Bank of Indiana. As a national bank operating subsidiary, it is regulated by the Office of the Comptroller of the Currency and is subject to applicable laws and regulations. National City is duly authorized to service mortgage loans and to carry on its business as now being conducted as an operating subsidiary of a national bank and has any applicable licenses necessary to carry on its business as now being conducted and is in good standing in each state where a Mortgaged Property is located (or is otherwise exempt under applicable law from such qualification) if the applicable laws of such state require licensing or qualification in order to conduct business of the type conducted by National City, and in any event National City is, if applicable, in compliance with the laws of any such state to the extent necessary to service the related Mortgage Loan and to ensure for the Trustee and the Certificateholders the enforceability of the related Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement; National City has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by National City and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of National City; and all requisite corporate action has been taken by National City to make this Agreement valid and binding upon National City in accordance with its terms, subject to: (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or ether laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of this Pooling and Servicing Agreement and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought;

(2) The consummation of the transactions contemplated by this Pooling and Servicing Agreement are in the ordinary course of business of National City;

(3) Neither the execution and delivery of this Pooling and Servicing Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of National City’s charter or by-laws or any legal restriction or any agreement or instrument to which National City is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which National City or its property is subject, or impair the ability of the Trustee or the Certificateholders to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(4) National City is a seller/servicer of residential mortgage loans, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

(5) National City does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Pooling and Servicing Agreement;

(6) There is no action, suit, proceeding or investigation pending or, to the best of National City’s knowledge, threatened against National City which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of National City, or in any material impairment of the right or ability of National City to carry on its business substantially as now conducted, or in any material liability on the part of National City, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of National City contemplated herein, or which would be likely to impair materially the ability of National City to perform under the terms of this Pooling and Servicing Agreement;

(7) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by National City of or compliance by National City with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Pooling and Servicing Agreement, or if required, such approval has been obtained prior to the Closing Date;

(8) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Pooling and Servicing Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact.

SCHEDULE II-D

GSAA Home Equity Trust 2006-S1,
Mortgage Pass-Through Certificates

Representations and Warranties of U.S. Bank National Association, as Group I Custodian

U.S. Bank National Association (“U.S. Bank”) hereby makes the representations and warranties set forth in this Schedule II-D to the Depositor, the Group I Servicers, the Group I Master Servicer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(1) U.S. Bank is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by U.S. Bank;

(2) U.S. Bank has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of U.S. Bank the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Group I Servicers, the Group I Master Servicer, the Group II Servicer and the Trustee, constitutes a legal, valid and binding obligation of U.S. Bank, enforceable against U.S. Bank in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(3) The execution and delivery of this Agreement by U.S. Bank, the consummation by U.S. Bank of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of U.S. Bank and will not (A) result in a breach of any term or provision of the organizational documents of U.S. Bank or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which U.S. Bank is a party or by which it may be bound, or any statute, order or regulation applicable to U.S. Bank of any court, regulatory body, administrative agency or governmental body having jurisdiction over U.S. Bank; and U.S. Bank is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to U.S. Bank’s knowledge, would in the future materially and adversely affect, (x) the ability of U.S. Bank to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of U.S. Bank taken as a whole;

(4) No litigation is pending against U.S. Bank that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of U.S. Bank to perform any of its obligations hereunder in accordance with the terms hereof; and

(5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by U.S. Bank of, or compliance by U.S. Bank with, this Agreement or the consummation by U.S. Bank of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

SCHEDULE III

CLASS I-A-IO NOTIONAL AMOUNTS

Distribution Date	Class I-A-IO Notional Amount ($)
January 2007	147,920,000
February 2007	147,920,000
March 2007	147,920,000
April 2007	98,613,000
May 2007	98,613,000
June 2007	98,613,000
July 2007	49,307,000
August 2007	49,307,000
September 2007	49,307,000
October 2007	39,445,000
November 2007	39,445,000
December 2007	39,445,000
January 2008	24,653,000
February 2008	24,653,000
March 2008	24,653,000
April 2008	19,723,000
May 2008	19,723,000
June 2008	19,723,000
July 2008	0

EXHIBIT A-1

FORM OF CLASS [_]-A, CLASS [_]-M AND CLASS I-B-1 CERTIFICATES

[To be added to the Class I-B-1, Class II-A-1, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, and Class II-M-5 Certificates while they remain Private Certificates: IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H (THE “TRANSFEROR LETTER”) TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 (THE “RULE 144A LETTER”) [For Class I-B-1 Certificates only: OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN] OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.]

[To be added to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates: THE HOLDER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(b) OF THE AGREEMENT REFERRED TO HEREIN.]

[To be added to the Class I-B-1 Certificates: NO TRANSFER OF THIS CERTIFICATE NOR ANY INTEREST THEREIN WILL BE REGISTERED TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE INTERNAL REVENUE CODE OF 1986 (“CODE”), OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

[To be added to the Class I-A-1 Certificates and Class I-A-IO Certificates: AS LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EFFECT, THE HOLDER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(b) OF THE AGREEMENT REFERRED TO HEREIN.]

[To be added to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class I-M-7 Certificates: THE HOLDER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(b) OF THE AGREEMENT REFERRED TO HEREIN.]

Certificate No.	:

Cut-off Date	:	December 1, 2006

First Distribution Date	:	January 25, 2007

Initial Certificate Balance of this Certificate (“Denomination”)	:

Initial Certificate Balances of all Certificates of this Class	:	Class	Class Certificate Balance
		Class I-A-1	$[_________.__]
		Class I-A-IO	$[_________.__]
		Class I-M-1	$[_________.__]
		Class I-M-2	$[_________.__]
		Class I-M-3	$[_________.__]
		Class I-M-4	$[_________.__]
		Class I-M-5	$[_________.__]
		Class I-M-6	$[_________.__]
		Class I-M-7	$[_________.__]
		Class II-A-1	$[_________.__]
		Class II-M-1	$[_________.__]
		Class II-M-2	$[_________.__]
		Class II-M-3	$[_________.__]
		Class II-M-4	$[_________.__]
		Class II-M-5	$[_________.__]
		Class I-B-1	$[_________.__]

CUSIP	:	Class	CUSIP No.
		Class I-A-1	[_______]
		Class I-A-IO	[_______]
		Class I-M-1	[_______]
		Class I-M-2	[_______]
		Class I-M-3	[_______]
		Class I-M-4	[_______]
		Class I-M-5	[_______]
		Class I-M-6	[_______]
		Class I-M-7	[_______]
		Class II-A-1	[_______]
		Class II-M-1	[_______]
		Class II-M-2	[_______]
		Class II-M-3	[_______]
		Class II-M-4	[_______]
		Class II-M-5	[_______]
		Class I-B-1	[_______]
ISIN	:	Class	ISIN
		Class I-A-1	[____________]
		Class I-A-IO	[____________]
		Class I-M-1	[____________]
		Class I-M-2	[____________]
		Class I-M-3	[____________]
		Class I-M-4	[____________]
		Class I-M-5	[____________]
		Class I-M-6	[____________]
		Class I-M-7	[____________]
		Class II-A-1	[____________]
		Class II-M-1	[____________]
		Class II-M-2	[____________]
		Class II-A-1	[____________]
		Class II-M-1	[____________]
		Class II-M-2	[____________]
		Class II-M-3	[____________]
		Class II-M-4	[____________]
		Class II-M-5	[____________]
		Class I-B-1	[____________]

GS MORTGAGE SECURITIES CORP.

GSAA HOME EQUITY TRUST 2006-S1
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S1
[CLASS [_]-A-[_]] [CLASS [_]-M-[_]] [CLASS I-B-1]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

[To be added to the Class I-A-1, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class II-A-1, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates: Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.] This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), National City Home Loan Services, Inc., as a servicer (“National City” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[To be added to the Class I-B-1, Class II-A-1, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates while they remain Private Certificates: No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter [For Class I-B-1 Certificates only: or a Non-Rule 144A Investment Letter, in either case] substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

[To be added to the Class I-A-1 Certificates and the Class I-A-IO Certificates: As long as the Supplemental Interest Trust is in effect, the holder of this Certificate or any interest therein shall be deemed to have made the representation set forth in Section 5.02(b) of the Agreement.]

[To be added to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-5, Class I-M-6, Class I-M-7, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates: The holder of this Certificate or any interest therein shall be deemed to have made the representation set forth in Section 5.02(b) of the Agreement.]

[To be added to the Class I-B-1 Certificates No transfer of this Certificate or any interest therein will be made except in accordance with Section 5.02(b) of the Agreement.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee

By: ______________________________

Authenticated:

By: ______________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST
COMPANY, not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.

GSAA HOME EQUITY TRUST 2006-S1
MORTGAGE PASS-THROUGH CERTIFICATES

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first-class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

[To be added to the Class I-A-1, Class I-A-IO, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-B-1 Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 10% of the Group I Cut-off Date Pool Principal Balance, the majority Group I Servicer (at the direction of the Majority Class I-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 5% of the Group I Cut-off Date Pool Principal Balance, Ocwen, will have the option to repurchase, in whole, from the Trust Fund all remaining Group I Mortgage Loans and all related property acquired in respect of the Group I Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

[To be added to the Class II-A-1, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 10% of the Group II Cut-off Date Pool Principal Balance, National City (at the direction of the Majority Class II-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 5% of the Group II Cut-off Date Pool Principal Balance, National City, will have the option to repurchase, in whole, from the Trust Fund all remaining Group II Mortgage Loans and all related property acquired in respect of the Group II Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

FORM OF CLASS [_]-P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 [For Class I-P Certificates only: OR A NON-RULE 144A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2] TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NO TRANSFER OF THIS CERTIFICATE NOR ANY INTEREST THEREIN WILL BE REGISTERED TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE INTERNAL REVENUE CODE OF 1986 (“CODE”), OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	December 1, 2006

First Distribution Date	:	January 25, 2007

Percentage Interest of this Certificate (“Denomination”)	:	100%

CUSIP
Class I-P:	:	[__________]
Class II-P:	:	[__________]
ISIN
Class I-P	:	[__________]
Class II-P	:	[__________]

GS MORTGAGE SECURITIES CORP.

GSAA HOME EQUITY TRUST 2006-S1
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S1

CLASS [_]-P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of December 1, 2006 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), National City Home Loan Services, Inc., as a servicer (“National City” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter [For Class I-P Certificates only: or a Non-Rule 144A Investment Letter, in either case] substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of this Certificate or any interest therein will be made except in accordance with Section 5.02(b) of the Pooling and Servicing Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee

By: ______________________________

Authenticated:

By: ______________________________
Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST
COMPANY, not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAA HOME EQUITY TRUST 2006-S1
MORTGAGE PASS-THROUGH CERTIFICATES

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

[To be added to the Class I-P Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 10% of the Group I Cut-off Date Pool Principal Balance, the majority Group I Servicer (at the direction of the Majority Class I-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 5% of the Group I Cut-off Date Pool Principal Balance, Ocwen, will have the option to repurchase, in whole, from the Trust Fund all remaining Group I Mortgage Loans and all related property acquired in respect of the Group I Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

[To be added to the Class II-P Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 10% of the Group II Cut-off Date Pool Principal Balance, National City (at the direction of the Majority Class II-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 5% of the Group II Cut-off Date Pool Principal Balance, National City, will have the option to repurchase, in whole, from the Trust Fund all remaining Group II Mortgage Loans and all related property acquired in respect of the Group II Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C

FORM OF CLASS [_]-R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN FOUR “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 [For Class I-R Certificates only: OR A NON-RULE 144A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2] TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	1

Cut-off Date	:	December 1, 2006

First Distribution Date	:	January 25, 2007

Percentage Interest of this Certificate (“Denomination”)	:	100%

CUSIP
Class I-R	:	[_________]
Class II-R	:	[_________]
ISIN
Class I-R	:	[_________]
Class II-R	:	[_________]

GS MORTGAGE SECURITIES CORP.
GSAA HOME EQUITY TRUST 2006-S1

Mortgage Pass-Through Certificates, Series 2006-S1

Class [_]-R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class [_]-R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [______________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class [_]-R Certificates pursuant to a Pooling and Servicing Agreement dated as of December 1, 2006 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), National City Home Loan Services, Inc., as a servicer (“National City” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [_]-R Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter [For Class I-R Certificates only: or a Non-Rule 144A Investment Letter, in either case] substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Class [_]-R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Depositor, the Master Servicer, the Servicers or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class [_]-R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class [_]-R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class [_]-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class [_]-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class [_]-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class [_]-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class [_]-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class [_]-R Certificate, (C) not to cause income with respect to the Class [_]-R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class [_]-R Certificate or to cause the Transfer of the Ownership Interest in this Class [_]-R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class [_]-R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee

By: ______________________________

Authenticated:

By: ______________________________
Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST
COMPANY, not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2006-S1

Mortgage Pass-Through Certificates
This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

[To be added to the I-R Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 10% of the Group I Cut-off Date Pool Principal Balance, the majority Group I Servicer (at the direction of the Majority Class I-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 5% of the Group I Cut-off Date Pool Principal Balance, Ocwen, will have the option to repurchase, in whole, from the Trust Fund all remaining Group I Mortgage Loans and all related property acquired in respect of the Group I Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

[To be added to the Class II-R Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 10% of the Group II Cut-off Date Pool Principal Balance, National City (at the direction of the Majority Class II-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 5% of the Group II Cut-off Date Pool Principal Balance, National City, will have the option to repurchase, in whole, from the Trust Fund all remaining Group II Mortgage Loans and all related property acquired in respect of the Group II Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT D-1

FORM OF CLASS [_]-X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 [For Class I-X Certificates only: OR A NON-RULE 144A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2] TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NO TRANSFER OF THIS CERTIFICATE NOR ANY INTEREST THEREIN WILL BE REGISTERED TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:

Cut-off Date	:	December 1, 2006

First Distribution Date	:	January 25, 2007

Percentage Interest of this Certificate (“Denomination”)	:	100%

Notional Balance
Class I-X	:	$[____________]
Class II-X	:	$[____________]

CUSIP
Class I-X	:	[_____________]
Class II-X	:	[_____________]
ISIN
Class I-X	:	[_____________]
Class II-X	:	[_____________]

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2006-S1

Mortgage Pass-Through Certificates, Series 2006-S1

Class [_]-X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class [_]-X Certificate has a Notional Balance equal to the aggregate Stated Principal Balance of the Mortgage Loans. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class [_]-X Certificates pursuant to a Pooling and Servicing Agreement dated as of December 1, 2006 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), National City Home Loan Services, Inc., as a servicer (“National City” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [_]-X Certificate at the offices designated by the Trustee for such purposes.

No transfer of this Certificate or any interest therein will be made except in accordance with Section 5.02(b) of the Pooling and Servicing Agreement.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter [For Class I-X Certificates only or a Non-Rule 144A Investment Letter, in either case] substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee

By: ______________________________

Authenticated:

By: ______________________________
Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST
COMPANY, not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2006-S1

Mortgage Pass-Through Certificates
This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

[To be added to the Class I-X Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 10% of the Group I Cut-off Date Pool Principal Balance, the majority Group I Servicer (at the direction of the Majority Class I-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 5% of the Group I Cut-off Date Pool Principal Balance, Ocwen, will have the option to repurchase, in whole, from the Trust Fund all remaining Group I Mortgage Loans and all related property acquired in respect of the Group I Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

[To be added to the Class II-X Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 10% of the Group II Cut-off Date Pool Principal Balance, National City (at the direction of the Majority Class II-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 5% of the Group II Cut-off Date Pool Principal Balance, National City, will have the option to repurchase, in whole, from the Trust Fund all remaining Group II Mortgage Loans and all related property acquired in respect of the Group II Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT D-2

FORM OF CLASS [_]-X-1 CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 [For Class I-X-1 Certificates only: OR A NON-RULE 144A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2] TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NO TRANSFER OF THIS CERTIFICATE NOR ANY INTEREST THEREIN WILL BE REGISTERED TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE INTERNAL REVENUE CODE OF 1986 (“CODE”), OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	December 1, 2006

First Distribution Date	:	January 25, 2007

Initial Certificate Balance of this Certificate (“Denomination”)	:	0.00
Initial Certificate Balances of all Certificates of this Class	:	0.00

CUSIP
Class I-X-1	:	[_____________]
Class II-X-1	:	[_____________]
ISIN
Class I-X-1	:	[_____________]
Class II-X-1	:	[_____________]

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2006-S1

Mortgage Pass-Through Certificates, Series 2006-S1

Class [_]-X-1

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class[_]-X-1 Certificate is entitled to distributions with respect to certain Mortgage Loans that are initially assets of the Trust. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of any monthly distributions due to the Class [_]-X-1 Certificates pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), National City Home Loan Services, Inc., as a servicer (“National City” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [_]-X-1 Certificate at the offices designated by the Trustee for such purposes.

No transfer of this Certificate or any interest therein will be made except in accordance with Section 5.02(b) of the Pooling and Servicing Agreement.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter [For Class I-X-1 Certificates only: or a Non-Rule 144A Investment Letter, in either case] substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee

By: ______________________________

Authenticated:

By: ______________________________
Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST
COMPANY, not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2006-S1

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2006-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the assets of the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

[To be added to the I-X-1 Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 10% of the Group I Cut-off Date Pool Principal Balance, the majority Group I Servicer (at the direction of the Majority Class I-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 5% of the Group I Cut-off Date Pool Principal Balance, Ocwen, will have the option to repurchase, in whole, from the Trust Fund all remaining Group I Mortgage Loans and all related property acquired in respect of the Group I Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

[To be added to the Class II-X-1 Certificates: On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 10% of the Group II Cut-off Date Pool Principal Balance, National City (at the direction of the Majority Class II-X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than or equal to 5% of the Group II Cut-off Date Pool Principal Balance, National City, will have the option to repurchase, in whole, from the Trust Fund all remaining Group II Mortgage Loans and all related property acquired in respect of the Group II Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.]

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT E-1

FORM OF INITIAL CERTIFICATION OF TRUSTEE

[date]
[Depositor]
[Servicer[s]]
[Master Servicer]
_____________________
_____________________

Re:
Pooling and Servicing Agreement, dated as of December 1, 2006, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee (the “Trustee”), GSAA Home Equity Trust 2006-S1, Series 2006-S1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule as to which the undersigned is identified as Trustee (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

(i) the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse”; and

(ii) except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

[Signature Page Follows]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By: ______________________________
Name:
Title:

EXHIBIT E-2

FORM OF INITIAL CERTIFICATION OF GROUP I CUSTODIAN

[date]
[Depositor]
[Servicer[s]]
[Master Servicer]
[Trustee]
_____________________
_____________________

Re:
Pooling and Servicing Agreement, dated as of December 1, 2006, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian (the “Custodian”), and Deutsche Bank National Trust Company, as trustee, GSAA Home Equity Trust 2006-S1, Series 2006-S1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Custodian, for each Mortgage Loan listed in the Mortgage Loan Schedule as to which the undersigned is identified as Custodian (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

(i) the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse”; and

(ii) except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

[Signature Page Follows]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION,
as Custodian

By: _______________________________
Name:
Title:

EXHIBIT F-1

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF TRUSTEE

[date]
[Depositor]
[Servicer[s]]
[Master Servicer]
_____________________
_____________________

Re:
Pooling and Servicing Agreement, dated as of December 1, 2006, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee (the “Trustee”), GSAA Home Equity Trust 2006-S1, Series 2006-S1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i) The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

(ii) The original recorded Mortgage.

(iii) Except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the applicable Original Loan Seller or the Sponsor, as applicable, has certified or the Trustee has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

(iv) Except with respect to each MERS Designated Mortgage Loan, the original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

(v) The original or duplicate original lender’s title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3) and (13) of the Mortgage Loan Schedule and items (1), (2), (3) and (13) of the Data Tape Information accurately reflects information set forth in the Custodial File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

[Signature Page Follows]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By: ______________________________
Name:
Title:

EXHIBIT F-2

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF GROUP I CUSTODIAN

[date]
[Depositor]
[Servicer[s]]
[Master Servicer]
[Trustee]
_____________________
_____________________

Re:
Pooling and Servicing Agreement, dated as of December 1, 2006, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian (the “Group I Custodian”), and Deutsche Bank National Trust Company, as trustee, GSAA Home Equity Trust 2006-S1, Series 2006-S1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Group I Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i) The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

(ii) The original recorded Mortgage.

(iii) Except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the applicable Original Loan Seller or the Sponsor, as applicable, has certified or the Group I Custodian has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

(iv) Except with respect to each MERS Designated Mortgage Loan, the original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

(v) The original or duplicate original lender’s title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3) and (13) of the Mortgage Loan Schedule and items (1), (2), (3) and (13) of the Data Tape Information accurately reflects information set forth in the Custodial File.

The Group I Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Group I Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Group I Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

[Signature Page Follows]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION,
as Group I Custodian

By: _______________________________
Name:
Title:

EXHIBIT G

FORM OF RESIDUAL TRANSFER AFFIDAVIT

GSAA HOME EQUITY TRUST 2006-S1,
MORTGAGE PASS-THROUGH CERTIFICATES

STATE OF	)
	)	ss.:
COUNTY OF________________________	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), National City Home Loan Services, Inc., as a servicer (“National City” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4. The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8. The Transferee’s taxpayer identification number is __________.

9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10. The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12. Check one of the following:

☐  The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i) the present value of any consideration given to the Transferee to acquire such Certificate;

(ii) the present value of the expected future distributions on such Certificate; and

(iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

☐ The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(iv) the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(v) at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(vi) the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(vii) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

☐ None of the above.

13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan or arrangement that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.

__________________________________
Print Name of Transferor

By: _______________________________
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this __ day of ________, 20__.

__________________________________
NOTARY PUBLIC

My Commission expires the __ day
of _________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

__________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211-3658
Attention: Transfer Unit

Re:	GSAA Home Equity Trust 2006-S1, Mortgage Pass-Through Certificates, Class [___]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Residual Transfer Affidavit are false.

___________________________
Print Name of Transferor

By: _______________________________
Authorized Officer

EXHIBIT I-1

FORM OF RULE 144A LETTER

____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211-3658
Attention: Transfer Unit

Re:	GSAA Home Equity Trust 2006-S1, Mortgage Pass-Through Certificates, Class [___]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, (ii) with respect to a Class I-B-1, Class I-P or Class I-X Certificate, (A) we are an insurance company that is purchasing this Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and (I) if the transfer occurs prior to the termination of the Supplemental Interest Trust, the acquisition and holding of such Certificate is eligible for exemptive relief available under PTCE 95-60 and (II) if the transfer occurs after the termination of the Supplemental Interest Trust, we are an “insurance company general account” as defined in PTCE 95-60 and the conditions under Sections I and III of PTCE 95-60 have been met or (B) with respect to such Certificate, we have provided the Opinion of Counsel required in Section 5.02 of the Pooling and Servicing Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $            1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

____________________________________
Print Name of Transferor

By: _______________________________
Name:
Title:

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

____ The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

____________________________________
Print Name of Transferor

By: ______________________________________
Name:
Title:

IF AN ADVISER:

_____________________________________
Print Name of Buyer
Date:

EXHIBIT I-2

FORM OF INVESTMENT LETTER (NON RULE 144A)

_____________________
Date

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211-3658
Attention: Transfer Unit

Re:	GSAA Home Equity Trust 2006-S1, Mortgage Pass Through Certificates, Series 2006-S1, Class [__]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, (ii) with respect to a Class I-B-1, Class I-P or Class I-X Certificate, (A) we are an insurance company that is purchasing this Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and (I) if the transfer occurs prior to the termination of the Supplemental Interest Trust, the acquisition and holding of such Certificate is eligible for exemptive relief available under PTCE 95-60 and (II) if the transfer occurs after the termination of the Supplemental Interest Trust, we are an “insurance company general account” as defined in PTCE 95-60 and the conditions under Sections I and III of PTCE 95-60 have been met or (B) with respect to such Certificate we have provided the Opinion of Counsel required in Section 5.02 of the Pooling and Servicing Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

___________________________________
Print Name of Transferee

By: _____________________________
Authorized Officer

EXHIBIT J

FORM OF REQUEST FOR RELEASE
(FOR TRUSTEE)

To:       [Address]

In connection with the administration of the Mortgage Loans held by you as Trustee on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:
Mortgage Loan Number:
Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4. Mortgage Loan in Foreclosure.

____5. Other (explain).

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If Box 4 or 5 above is checked, upon our return of all of the above documents to you as Trustee please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

Address to which Trustee should
Deliver the Trustee’s Mortgage File:

By:___________________________________________
(authorized signer)
Issuer:
Address:
Date:

Acknowledged receipt by:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By:____________________________________
Name:
Title:
Date

EXHIBIT K

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the related Servicer or delivered to and retained by the Trustee or Group I Custodian, as applicable:

(i) the original Mortgage Note (except for any Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed “Pay to the order of _____________, without recourse” and signed in the name of the last endorsee. To the extent that there is no room on the face any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee has been advised by the Depositor that state law does not so allow. If the Mortgage Loan was acquired by the [Original Loan Seller] in a merger, the endorsement must be by “[last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[last endorsee], formerly known as [previous name]”;

(ii) the original of any guarantee executed in connection with the Mortgage Note, if provided;

(iii) the original Mortgage, with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the related Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the related Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee or the Group I Custodian, as applicable, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of the related Responsible Party, or evidence of certification on the face of such photocopy of such Mortgage, or certified by the title company, escrow agent, or closing attorney stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee or the Group I Custodian, as applicable, upon receipt thereof by the related Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iv) the originals of all assumption, modification, consolidation or extension agreements (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

(v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

(vi) the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the related Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee or the Group I Custodian, as applicable, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of such Responsible Party, or evidence of certification on the face of such photocopy of such intervening assignment, or certified by the title company, escrow agent, or closing attorney stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee or the Group I Custodian, as applicable, upon receipt thereof by the related Responsible Party, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(vii) the original or duplicate lender’s title policy and any riders thereto or any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment, and if copies then certified by the title company; and

(viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

EXHIBIT L

[RESERVED]

EXHIBIT M

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

Re:
GSAA Home Equity Trust 2006-S1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2006-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo” and together with Ocwen, the “Group I Servicers”), National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer (the “Group I Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

I, [identify the certifying individual], certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Trust;

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Group I Servicers and the Group I Master Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, the Group I Servicers and the Group I Master Servicer.

Date:________________________________________
[Signature]
[Title]

EXHIBIT N

FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:
GSAA Home Equity Trust 2006-S1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2006-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo” and together with Ocwen, the “Group I Servicers”), National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer (the “Group I Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K (the “Annual Report”) for the fiscal year [___], and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2. Based on my knowledge, without independent investigation or inquiry, the information in the Monthly Statements (excluding information provided, or based on information provided, by the Group I Master Servicer, the Group I Servicers or any servicer) and those items on Exhibit S attached to the Pooling and Servicing Agreement which indicate the Monthly Statement (excluding information provided, or based on information provided, by the Group I Master Servicer, the Group I Servicers or any servicer) or the Trustee as the responsible party, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3. Based on my knowledge, the distribution information required to be provided by the Trustee and the servicing information provided to the Trustee by the Group I Master Servicer and the Group I Servicers under the Pooling and Servicing Agreement is included in the Monthly Statements.

[SIGNATURE PAGE FOLLOWS]

Date:

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:__________________________________________
Name:
Title:

EXHIBIT O-1

FORM OF GROUP I SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:
GSAA Home Equity Trust 2006-S1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2006-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

I, [name of certifying individual], a duly elected and acting officer of [name of servicer] (the “Servicer”), certify pursuant to Section 8.12 of the Pooling and Servicing Agreement to the Depositor and the Trustee, each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1. For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.22 of the Pooling and Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all Servicer Remittance Reports provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2. The Relevant Information has been provided to those Persons entitled to receive it.

3. I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the compliance review conducted in preparing the Annual Compliance Certificate, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

[SIGNATURE PAGE FOLLOWS]

DATED as of ________, 200__.

_________________________________
[Name]
[Title]

EXHIBIT O-2

FORM OF GROUP I MASTER SERVICER CERTIFICATION
TO BE PROVIDED TO DEPOSITOR

Re:
GSAA Home Equity Trust 2006-S1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2006-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer (the “Group I Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

The Group I Master Servicer (the “Servicer”), certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

The Servicer has reviewed the servicer compliance statement of the Servicer provided to the Depositor and the Trustee for the Trust’s fiscal year [___] in accordance with Item 1123 of Regulation AB (each a “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”) provided to the Depositor and the Trustee for the Trust’s fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (each a “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Pooling and Servicing Agreement (collectively, the “Servicing Information”);

Based on the Servicer’s knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

Based on the Servicer’s knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

Based on the Servicer’s knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:_______________________________________
By:________________________________________
Name:______________________________________
Title:_______________________________________

EXHIBIT P

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
[name of servicer]
[address of servicer]
Attn: _________________________________

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), National City Home Loan Services, Inc., as a servicer (“National City” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian and the Trustee, hereby constitutes and appoints [name of servicer], by and through [name of servicer]’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by [name of servicer] pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust” respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which [name of servicer] is acting as the Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

2. The subordination of the lien of a Mortgage or Deed of Trust to a mortgage or deed of trust replacing a prior mortgage or deed of trust in accordance with Section 3.01(d) of the Agreement or to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

(a)	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

(b)	the preparation and issuance of statements of breach or non-performance;

(c)	the preparation and filing of notices of default and/or notices of sale;

(d)	the cancellation/rescission of notices of default and/or notices of sale;

(e)	the taking of deed in lieu of foreclosure; and

(f)
the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

(a)	listing agreements;

(b)	purchase and sale agreements;

(c)	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

(d)	escrow instructions; and

(e)	any and all documents necessary to effect the transfer of property.

10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of _________.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by [name of servicer] to the Trustee under the Agreement, or (ii) be construed to grant [name of servicer] the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein.

This limited power of attorney is not intended to extend the powers granted to [name of servicer] under the Agreement or to allow [name of servicer] to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

Subject to the limitations in Section 6.05 of the Agreement, [name of servicer] hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by [name of servicer] of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Deutsche Bank National Trust Company, as Trustee

By:____________________________________________
Name:
Title:

Acknowledged and Agreed

[name of servicer]

By:____________________________________________
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF _________________________	)

On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for GSAA Home Equity Trust 2006-S1, Mortgage Pass-Through Certificates, Series 2006-S1, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.’

    WITNESS my hand and official seal.

            (SEAL)

____________________________________
Notary Public, State of California

EXHIBIT Q-1

RESIDENTIAL FUNDING AGREEMENTS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of May 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (together with its successors and assigns, the “Purchaser”), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, having an office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 (the “Seller”).

W I T N E S S E T H:

WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

  Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices specified in the Program Guide and those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

  Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

  Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

  Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

  Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

  Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

  ALTA: The American Land Title Association, or any successor thereto.

  Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

  Assignment and Assumption Agreement: As defined in Section 22.

  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

  Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) each state in which the Seller’s servicing operations relating to the Mortgage Loans are located or (c) the State of Minnesota or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

  Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

  CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

  Code: Internal Revenue Code of 1986, as amended.

  Commission: The United States Securities and Exchange Commission.

  Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

  Consumer Information: Information including but not limited to all personal information about the Mortgagors that is supplied to any party to this Agreement on behalf of the Mortgagors.

  Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

  Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Credit File pursuant to this Agreement. Additionally, with respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

  Custodial Account: The account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

  Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

  Custodian: Deutsche Bank National Trust Company (or such other Custodian as specified in the related Purchase Price and Terms Agreement), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

  Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

  Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

  Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

  Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 7.

  Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

  Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

  Escrow Account: The account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

  Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

  Exchange Act: The Securities Exchange Act of 1934, as amended.

  Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

  Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

  Fannie Mae Transfer: As defined in Section 13 hereof.

  FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

  FICO: Fair Isaac Corporation, or any successor thereto.

  Fitch: Fitch, Inc., or its successor in interest.

  Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

  Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

  Freddie Mac Transfer: As defined in Section 13 hereof.

  Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

  High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) with an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i) and (ii), (c) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.

  Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

  HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

  Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

  Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

  Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

  Interim Funder: With respect to each MOM Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

  Investor: With respect to each MOM Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

  Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the term of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

  Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

  Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, net of related liquidation expenses.

  Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

  MERS: MERSCORP, Inc., its successors and assigns.

  MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

  MERS Report: The report from the MERS® System listing MOM Loans and other information.

  MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

  MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

  MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

  Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

  Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

  Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

  Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Subsection 6.03, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

  Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

  Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or Deleted Mortgage Loans.

  Mortgage Loan Documents: The documents in the Mortgage File.

  Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

  Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one-year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) lesser of the Appraised Value or sales price of the Mortgaged Property and (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

  Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

  Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

  Mortgagor: The obligor on a Mortgage Note.

  Originator: As to any Mortgage Loan, a Person that executed an Originator’s Agreement applicable to such Mortgage Loan.

  Originator’s Agreement: An agreement for the origination and sale of Mortgage Loans in the form referred to in the Program Guide or in such other form as has been approved by the Seller.

  Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

  Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

  Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

  Preliminary Mortgage Schedule: As defined in Section 3.

  Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

  Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding Corporation’s mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding Corporation from time to time.

  Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

  Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

  Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

  Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

  Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

  Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

  Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

  Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

  Reconstitution Agreement: An agreement similar to the Assignment and Recognition Agreement attached hereto as Exhibit G or such other form as is mutually agreeable to the parties thereto.

  Reconstitution Date: As defined in Section 13.

  Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

  REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

  REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

  Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

  RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

  Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

  Securities Act: The Securities Act of 1933, as amended.

  Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

  Seller: Residential Funding Corporation, its successors in interest and assigns.

  Seller Information: As defined in Subsection 33.04(a).

  Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

  Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) to the extent not owned by the related borrower, Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

  Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

  Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

  Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

  Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

  Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

  Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

  Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

  Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

  Underwriting Guidelines: The Program Guide.

  Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

  Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans deleted that (i) have not been funded prior to the related Closing Date or (ii) been rejected by Purchaser or otherwise removed from the related Mortgage Loan Package.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate made after the Cut-off Date.

SECTION 5.  Examination of Mortgage Files.

At least ten (10) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Seller shall make the related Credit Files available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Transfer Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

Subsection 6.03  Delivery of Mortgage Loan Documents.

In connection with the Seller’s assignment of the Mortgage Loans to the Purchaser pursuant to the related Purchase Price and Terms Agreement, not later than 5 Business Days prior to the related Closing Date the Seller shall deliver to, and deposit with, the Custodian, as the duly appointed agent of the Purchaser for such purpose, the following original documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i)  The original Mortgage Note, endorsed “Pay to the order of ____________, without recourse,” and signed in the name of the Seller by an authorized officer. Such signature may be an original signature or a facsimile signature of such officer. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “Residential Funding Corporation, formerly known as [previous name]”. The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Seller. In lieu of the original Mortgage Note, the Purchaser will accept lost note affidavits in a form acceptable to the Purchaser for up to five percent (5%) of the Mortgage Loans in any Mortgage Loan Package (measured by unpaid principal balance).

(ii)  Originals or certified true copies from the appropriate recording offices of all assumption and modification agreements, if any, or if the original has not yet been returned from the recording office, a copy of such original certified by the Seller.

(iii)  Unless the Mortgage Loan is registered on the MERS System, the original Assignment of Mortgage, assigned to ________________, but otherwise in form and substance acceptable for recording and sent for recording; provided however, that certain recording information will not be available if, as of the related Closing Date, the Seller has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Seller in a merger, the assignment must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by “Residential Funding Corporation, formerly known as [previous name]”.

(iv)  The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Seller (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located. The Mortgage shall note the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan.

(v)  Unless the Mortgage Loan is registered on the MERS System, the original Assignment of Mortgage, executed in blank, but otherwise in form and substance acceptable for recording; provided, however, that certain recording information will not be available if, as of the Closing Date, the Seller has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Seller in a merger, the assignment must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”;

(vi)  Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment and if a Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by “Residential Funding Corporation, formerly known as [previous name]”; provided, further, that if the Mortgage Loan is a MERS Mortgage Loan (and, except in the case of a MOM Loan where no intervening assignment shall be required, the original or certified true copy of the recorded Assignment of Mortgage to MERS provided pursuant to clause (v) above) no Assignment of Mortgage shall be required.

(b)  Notwithstanding the provisions of Subsection 6.03(a), in the event that in connection with any Mortgage Loan the Seller cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or a copy thereof as permitted by Subsection 6.03(a) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by a public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Seller shall deliver to the Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement. The Seller shall promptly deliver to the Custodian such Mortgage, assignment, modification, assumption agreement or preferred loan agreement with evidence of recording indicated thereon in accordance with Subsection 6.03(a).

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will, at the Purchaser’s request and sole cost and expense, cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser by including (or, if applicable, deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field “Pool Field” which identifies the series in which such loans were sold. The Seller further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Certain documents referred to in Subsection 6.01(a) of the Agreement may be missing on or prior to the Closing Date. In the event such missing documents are not provided within 45 days after the Closing Date except as provided in the preceding paragraphs, the Seller shall repurchase the related Mortgage Loans on the second Remittance Date (as defined in the Interim Servicing Agreement) after the Closing Date at the Purchase Price for such Mortgage Loans.

(c)  Any documents required to be delivered to the Custodian by the Seller pursuant to this Subsection 6.03 which are in the possession or control of the Seller or a Subservicer and which are not delivered to the Custodian or are requested from the Custodian in connection with the servicing of the Mortgage Loans are and shall be held by the Seller, either directly or through the related Subservicer, in trust for the benefit of the Purchaser.

(d)  Concurrently with the execution and delivery hereof, the Seller hereby assigns to the Purchaser, and the Purchaser hereby assumes, all of the Seller’s rights and obligations under the Originator’s Agreements with respect to the Mortgage Loans, insofar as such rights and obligations relate to any representations and warranties regarding a Mortgage Loan made by an Originator under any Originator’s Agreement and any remedies available under the Originator’s Agreement for a breach of any such representations and warranties.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Interim Servicer shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the Interim Servicing Agreement within two (2) weeks of their execution, provided, however, that the Interim Servicer shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation, subject to clause (b) above.

The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Credit File in the Seller’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

(e)  Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is two (2) Business Days after the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

1.  All parties shall cooperate in correcting misapplication errors;

2.  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

3.  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

4.  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

5.  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

(j)  Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k)  IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(i)  The Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii)  The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not violate the Seller’s Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

(iii)  This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv)  The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v)  No litigation is pending or, to the best of the Seller’s knowledge, threatened against the Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi)  The Seller will comply in all material respects in the performance of this Agreement;

(vii)  No information, certificate of an officer, statement furnished in writing or report delivered by the Seller to the Purchaser will, to the knowledge of the Seller, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii)  The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS;

(ix)  The performance of the Seller’s obligations under this Agreement and the consummation of the transactions contemplated hereby do not require any consent, approval, authorization or order of, filing with or notice to any State of Minnesota agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given;

(x)  Each Mortgage Loan was originated by a Seller that was in good standing with the Seller as a seller under the Program Guide at the time of purchase of the Mortgage Loan by the Seller;

(xi)  The electronic data file listing the Mortgage Loans and characteristics thereof provided to the Purchaser by the Seller prior to the Closing Date is true and correct in all material respects;

(xii)  The Seller has complied with all anti-money laundering laws, including without limitation the USA Patriot Act of 2001, and regulations currently in effect and applicable to it;

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i)  The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct, in all material respects;

(ii)  No action, error, omission, misrepresentation, negligence, fraud, identity theft or similar occurrence in respect of a Mortgage Loan has taken place, nor has any incident or action that would give rise to a claim or alleged claim of any action, error, omission, misrepresentation, negligence, fraud, identity theft or similar occurrence in respect of a Mortgage Loan taken place on the part of any Person including, without limitation, the Mortgagor, any appraiser, any builder or developer or any party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan that might result in a denial, contesting, failure or impairment of full and timely coverage under any insurance policies required to be obtained or any pool insurance policy covering such Mortgage Loan;

(iii)  [Reserved];

(iv)  Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation), and no action has been taken or failed to be taken by the Seller that would materially adversely affect the enforceability of any Mortgage Loan or the interests therein of any holder of the Mortgage Loans;

(v)  No Mortgage Loan was 30 or more days delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent in the 12-month period prior to the Cut-off Date;

(vi)  Subject to clause (v) above as respects delinquencies, there is no default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Mortgage Loan;

(vii)  There is no delinquent tax or assessment lien against any Mortgaged Property;

(viii)  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(ix)  There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy described under clause (xiv) below;

(x)  Each Mortgaged Property is free of damage and in good repair and no notice of condemnation has been given with respect to any pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property, and the Seller knows of nothing involving any Mortgaged Property that could reasonably be expected to materially adversely affect the value or marketability of any Mortgaged Property;

(xi)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(xii)  Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (A) in the case of a Mortgage that is a deed of trust, by trustee’s sale, (B) by summary foreclosure, if available under applicable law, and (C) otherwise by foreclosure, and there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee’s sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption;

(xiii)  With respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving, and except in connection with a trustee’s sale after default by a Mortgagor, no fees or expenses are payable by the Purchaser to the trustee under any Mortgage that is a deed of trust;

(xiv)  A policy of title insurance in the form and amount required by the Program Guide was effective as of the closing of each Mortgage Loan, is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney’s certificate has been provided as described in the Program Guide;

(xv)  The Seller has no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards on, in or that could affect any of the Mortgaged Property. The Mortgaged Property is in compliance with all local, State or federal environmental laws or regulations;

(xvi)  The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor’s expense, and on the Mortgagor’s failure to do so, authorize the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefore from the Mortgagor;

(xvii)  If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

(xviii)  [Reserved];

(xix)  No Mortgage Loan is a pledged asset Mortgage Loan;

(xx)  [Reserved];

(xxi)  The Seller is a member of MERS, in good standing, and current in payment of all fees and assessments imposed by MERS;

(xxii)  No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

(xxiii)  With respect to each Mortgage Loan, the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xxiv)  The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make monthly payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

(xxv)  The appraisal was made by an appraiser who satisfies the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxvi)  Any escrow arrangements established with respect to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note;

(xxvii)  Each Mortgage Loan was originated (A) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (B) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (C) by a mortgage broker or correspondent lender in a manner such that any mortgage-backed securities backed by the Mortgage Loan would not fail to qualify as “mortgage related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended;

(xxviii)  All improvements which were considered in determining the Appraised Value of the Mortgaged Properties lie wholly within the boundaries and the building restriction lines of the Mortgaged Properties, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey;

(xxix)  Each Mortgage Note and Mortgage constitutes a legal, valid and binding obligation of the borrower enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment premiums) except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor’s rights;

(xxx)  Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(xxxi)  To the best of the Seller’s knowledge, no Mortgagor has filed for relief under the Servicemembers Civil Relief Act or any similar state laws;

(xxxii)  Each Mortgage constitutes a valid, subsisting, enforceable and perfected first or second lien on the related Mortgaged Property subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, and such other permissible title exceptions as are listed in the Program Guide, (C) the lien of the senior mortgage loan in the case of a Second Lien Mortgage Loan and (D) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment and marketability of the Mortgaged Property;

(xxxiii)  [Reserved];

(xxxiv)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

(xxxv)  No Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(xxxvi)  No Mortgage Loan originated on or after October 1, 2002 provides for the payment of a prepayment premium beyond the three year term following the origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a prepayment premium beyond the five year term following the origination of the Mortgage Loan;

(xxxvii)  The Seller has furnished, in accordance with the Program Guide and Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xxxviii)  Article XVI, Section 50(a)(6) of the Texas Constitution is not applicable to the Mortgage Loan or the origination thereof. If the Mortgage Loan was originated in Texas, it is not a cash-out refinancing;

(xxxix)  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that no Mortgage Loan is secured by a cooperative stock property, mobile home, manufactured housing or by a mixed-use property. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, to the Seller’s knowledge, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties that contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes;

(xl)  [Reserved];

(xli)  The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(xlii)  No Mortgage Loan was made in connection with the construction of a Mortgaged Property;

(xliii)  Each Mortgage Loan has been serviced in accordance with Accepted Servicing Practices;

(xliv)  In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(xlv)  Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(xlvi)  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(xlvii)  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Owner) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(xlviii)  The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

(xlix)  With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

(l)  To the knowledge of the Seller, the Mortgaged Property is lawfully occupied under applicable law. To the knowledge of the Seller, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(li)  [Reserved];

(lii)  [Reserved];

(liii)  [Reserved];

(liv)  [Reserved];

(lv)  [Reserved];

(lvi)  [Reserved];

(lvii)  Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

(A)  No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

(B)  Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

(C)  No Default Under First Lien. To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

(D)  Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

(E)  Principal Residence. The related Mortgaged Property is the Mortgagor’s principal residence.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 of the Agreement shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement or Mortgage Assignment. Upon discovery by either the Seller or the Purchaser of a breach of any of the representations and warranties in Subsections 9.01 or 9.02 that materially and adversely affects the interest of the Purchaser in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 60 days of its discovery or its receipt of notice of any such breach, the Seller shall (i) cure such breach in all material respects or (ii) repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Upon receipt of the Repurchase Price, the Purchaser shall cause the Custodian to promptly deliver the related Mortgage File to the Seller. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clause (xxx) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Purchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the interest of the Purchaser in the Mortgage Loan. The Seller shall prepare the Assignment of the related Mortgage for execution by or at the direction of the Purchaser, as applicable, and shall pay all costs and expenses reasonably incurred by the Purchaser in effecting the reconveyance of a repurchased Mortgage Loan including, without limitation, the cost of recording the Assignment of the related Mortgage for any Mortgage Loan that is not registered with MERS.

Further, with respect to those representations and warranties that are made to the Seller’s knowledge other than the representations included in Subsection 9.02(l), if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Purchaser in the related Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

In addition to such repurchase obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer as specified in Subsection 14.01. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, or repurchase a defective Mortgage Loan, and in Subsection 14.01 to indemnify the Purchaser, its successors and assigns and the Successor Servicer constitute the sole remedies respecting a breach of the foregoing representations and warranties.

Subsection 9.04  [Reserved].

Subsection 9.05  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investors, its financial partners, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans reasonably requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

Subsection 9.06  Representations, Warranties and Covenants of the Purchaser.

The Purchaser hereby represents and warrants to, and covenants with, the Seller that as of the Closing Date:

(i)  The Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Purchaser is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Purchaser has been furnished with all information regarding the Mortgage Loans that it has requested from the Seller. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(ii)  The Purchaser is either (a) not a Plan that is subject to ERISA or Section 4975 of the Code and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (b) an employee benefit plan that is subject to ERISA or Section 4975 of the Code and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

(iii)  The Seller and Purchaser have executed this Agreement and the Purchase Price and Terms Agreement contemporaneously with the sale of the Mortgage Loans by the Seller to the Purchaser and the transfer of the purchase price by the Purchaser to the Seller; and

(iv)  The Purchaser has the full power and authority to purchase the Mortgage Loans and to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement and the Purchase Price and Terms Agreement, has duly authorized the execution and delivery of this Agreement and the Purchase Price and Terms Agreement, and this Agreement and the Purchase Price and Terms Agreement each constitute the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with their respective terms.

SECTION 10.  Closing.

The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. The Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

  The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)  at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

(ii)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)  the Seller shall have delivered and released to the Custodian all documents required hereunder; and

(v)  all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

SECTION 11.  Closing Documents.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Interim Servicing Agreement and all other documents required thereunder;

3.  [Reserved];

4.  [Reserved];

5.   a Security Release Certification, substantially in the form of Exhibit E or F, or such other form as is mutually acceptable to the parties as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  the Underwriting Guidelines (which may be delivered electronically by Seller giving Purchaser access thereto via the internet); and

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

2.  a Purchase Price and Terms Agreement;

3.  the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

4.  each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

5.  the initial certification of the Custodian with respect to the related Mortgage Loan Package;

6.  a Security Release Certification, substantially in the form of Exhibit E or F, or such other form as may be mutually acceptable to the parties as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person; and

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS® System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)  Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)  Freddie Mac (the “Freddie Mac Transfer”); or

(iii)  one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)  one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to negotiate in good faith all Reconstitution Agreements required by the Purchaser; provided that the Seller’s obligations under any such agreement shall no be greater than those specified in this Agreement; and (3) to restate the representations and warranties set forth in Section 9.01 of this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a “Reconstitution Date”). The Seller shall use commercially reasonable efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall reasonably request; (ii) such additional letters from auditors, and certificates of public officials as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit O hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Liability of the Seller and Others.

(a)  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller herein.

(b)  Neither the Seller, nor any of the directors, officers, employees or agents of the Seller shall be under any liability to any Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Seller shall indemnify the Purchaser its successors and assigns and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain arising out of, resulting from, caused by, or claimed by a third party to have been caused by or resulted from (i) any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement or (ii) the failure by the Seller to perform its duties hereunder, under the Interim Servicing Agreement or under a Reconstitution Agreement. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to the first sentence of this Subsection 14.01(c).

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.  Financial Statements.

[The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three (3) fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.]

SECTION 16.  [Reserved].

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

Residential Funding Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437
Attention: Mark White

(ii)	if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention:

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission to Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

(a)  The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

(b)  The Purchaser agrees that the Originators are customers of the Seller and that the relationships between the Seller and such Originators are confidential (the “Confidential Information”). The Purchaser agrees that it shall not directly solicit the Originators of Mortgage Loans for the purpose of purchasing loans similar to the Mortgage Loans from any such Originator following the Closing Date unless (i) such a relationship already exists between the Purchaser or its affiliates and such Originator, (ii) such a purchase of a mortgage loan is established by a broker or agent of the Purchaser, which agent or broker is acting independently, and neither the Purchaser nor its affiliates have provided such broker or agent with any Confidential Information, or (iii) such a purchase of a mortgage loan is in the Purchaser’s ordinary course of business and is not based on the use of Confidential Information.

(c)  The Purchaser agrees that the Purchaser (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall immediately notify the Seller of any actual or suspected breach of the confidentiality of Consumer Information.

(d)  The Seller agrees that the Seller (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall immediately notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer Information.

(e)  The agreements under this Section 32 shall survive any termination of this Agreement.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Seller or any Third-Party Originator that are material to investors in the related Securitization Transaction; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type required to be described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Subsection or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information To Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Seller and each Third-Party Originator that are material to investors in the related Securitization Transaction; and

(D)  a description of any affiliation or relationship of the type required to be disclosed under Item 1119 of Regulation AB between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

1.  the sponsor;
2.  the depositor;
3.  the issuing entity;
4.  any servicer;
5.  any trustee;
6.  any originator;
7.  any significant obligor;
8.  any enhancement or support provider; and
9.  any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type similar to Mortgage Loans purchased hereunder, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved]

(d)   For so long as the Depositor required to file reports under the Exchange Act with respect to a transaction that includes Mortgage Loans, if so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any such class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships of the type required to be disclosed under Item 1119 of Regulation AB that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 33.04  Indemnification.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(iii)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Subsection, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

[Signatures Commence on Following Page]

  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (Purchaser)

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:
Name:
Title:

RESIDENTIAL FUNDING CORPORATION (Seller)

By:
Name:
Title:

EXHIBIT A

[RESERVED]

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)  Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)  Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

EXHIBIT C

[RESERVED]

EXHIBIT D

[RESERVED]

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
______ (the “Association”)]
________________________
________________________
________________________

Attention: ___________________________
___________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that ________________________ Residential Funding Corporation, a corporation organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours, ____________________________

By:
Name:
Title:
Date:

Acknowledged and approved:

____________________________

By:
Name:
Title:
Date:

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from Residential Funding Corporation (the “Company”) pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution [FINANCIAL INSTITUTION] [ADDRESS]

By:
Name:
Title:

II.  Certification of Release

The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

RESIDENTIAL FUNDING CORPORATION

By:
Name:
Title:

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is dated _______, among ___________ (“Assignor”), ____________ (“Assignee”) and ____________ (“Company”).

  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  With respect to the mortgage loans listed in Schedule A hereto (the “Mortgage Loans”), the Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Owner, in, to and under that certain (the “Flow Mortgage Loan Purchase and Warranties Agreement”), dated as of ____________, _________________ by and between the Company and _________________, the Mortgage Loans delivered thereunder by the Company to the Assignor.

2.  The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer such Mortgage Loans, which transfer is made subject to the terms and provisions of the Agreement but free from any other claims and encumbrances;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Agreement or the Mortgage Loans;

c.  Unless noted below, the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreement or the Mortgage Loans; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

a.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Mortgage Loans and the Agreement and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder;

b.  The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

c.  The Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

d.  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Agreement is:

[Assignee’s address]
Attention:
Telephone:
Fax:
Email:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Agreement is:

For the account of
ABA#:
A/C#:
A/C Name:
Taxpayer ID#:

4.  From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records and the Company shall recognize the Assignee as the owner of the Mortgage Loans. The Company acknowledges that the Mortgage Loans may become part of a REMIC. It is the intention of the Assignor, the Company and the Assignee that the Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

5.  Capitalized words and phrases used but not otherwise defined in this Assignment and Assumption Agreement shall have the respective meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
[Name of Assignor]	[Name of Assignee]

By:	By:
Name:	Name:
Title:	Title:
Tax Payer Identification No.:	Tax Payer Identification No.:

Company
[Name of Company]

By:
Name:
Title:

Series 2005-[___]

EXHIBIT H

[Reserved]

EXHIBIT I

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, Residential Funding Corporation, as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser. The Mortgage Loans have the pool characteristics set forth on Exhibit 2 hereto.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

RESIDENTIAL FUNDING CORPORATION (Seller)

By:
Name:
Title:

Exhibit 1 to Assignment and Conveyance

Mortgage Loan Schedule

Exhibit 2 to Assignment and Conveyance

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date

EXHIBIT J

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Seller wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

Subsection 1.01  Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Depositor Information:  All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto other than Seller Information.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Seller Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Seller or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

  SECTION 2.  REPRESENTATIONS AND WARRANTIES.

(a)  Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

(c)  Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

(d)  The Seller hereto represents that the Seller Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3.  INDEMNIFICATION

  Subsection 3.01  Indemnification.

(a)  The Seller shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such indemnified party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Seller Information, and the Seller shall in each case reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Seller’s liability under this Section 3.01 shall be in addition to any other liability that the Seller may otherwise have.

(b)  The Depositor shall indemnify and hold harmless the Seller and its Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Seller or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such indemnified party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Depositor Information, and the Depositor shall in each case reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Depositor’s liability under this Section 3.01 shall be in addition to any other liability that the Depositor may otherwise have.

(c)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an indemnified party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Seller, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of an indemnified party and their respective Affiliates shall have the same rights to contribution as such Person.

  Subsection 3.02  Notification; Procedural Matters. Promptly after receipt by an indemnified party under Section 3.01 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 3.01, notify the indemnifying party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel representing the indemnified parties (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4.  GENERAL.

Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Seller: [______________], [Address], Attention: [____________].

Subsection 4.06 Submission To Jurisdiction; Waivers. The Seller hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

[SELLER]

By:
Name:
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated December 28, 2006 (“Agreement”), is among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”), and Residential Funding Company, LLC (the “Company”).

For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) solely insofar as it relates to the Mortgage Loans, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the “Purchase Agreement”), between the Assignor, as purchaser (in such capacity, the “Purchaser”), and the Company, as seller, and the Purchase Price and Terms Agreement, dated as of August 16, 2006 (the “Purchase Price and Terms Agreement”), between the Assignor and the Company. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

The Assignee hereby assumes all of the Assignor’s obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

2.  From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), of the GSAA Home Equity Trust 2006-S1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company “Deutsche Bank”, as Trustee, U.S. Bank National Association, as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”), Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicers under the Pooling Agreement, the “Master Servicer”), National City Home Loans Services, Inc., as a servicer, (including its successors in interest and any successor servicers under the Pooling Agreement, “National City”), Ocwen Loan Servicing, LLC, as a servicer (including its successors in interest and any successor servicers under the Pooling Agreement, “Ocwen”) and Avelo Mortgage, L.L.C., as a servicer (including its successors in interest and any successor servicers under the Pooling Agreement, “Avelo”, and Avelo collectively with National City and Ocwen, the “Servicers”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and Ocwen will be the servicer of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement and (iv) all references to the Purchaser, the Trustee or the Custodian under the Purchase Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3.  The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby; and

(d)  There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement, the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement.

4.  Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that, except as set forth on Exhibit B hereto, the representations and warranties set forth in Subsection 9.01 are true and correct as of the date hereof, the representation and warranty set forth in Subsection 9.02(xliii) of the Purchase Agreement is true and correct as of November 1, 2006, and the representations and warranties set forth in Subsection 9.02 (other than Subsection 9.02(xliii)) are true and correct as of August 16, 2006.

Remedies for Breach of Representations and Warranties of the Company

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

6.  In the event a Mortgage Loan is required to be repurchased pursuant to Section M. of the Purchase Price and Terms Agreement, the Company shall pay to the Trust the Repurchase Price (as defined in the Purchase Agreement), and the Company shall pay to the Assignor the amount, if any, by which the repurchase price set forth in Section N. of the Purchase Price and Terms Agreement exceeds such Repurchase Price. It is hereby understood that the right to such excess is not being sold or assigned hereunder and rather is being retained by the Assignor.

Representations and Warranties of the Assignor

7.  The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

(a)  Bring Down. To the Assignor’s knowledge, nothing has occurred or failed to occur from and after the closing date set forth in such Purchase Agreement to the date hereof that would cause any of the representations and warranties relating to the applicable Mortgage Loans set forth in Subsections 9.02 of such Purchase Agreement (other than Subsection 9.02(xliii)) to be incorrect in any material respect as of the date hereof as if made on the date hereof, except for approximately 0.13% of the Mortgage Loans which are no more than one payment past due, as of the Cut-off Date (as defined in the Pooling Agreement). To the Assignor’s knowledge, nothing has occurred or failed to occur from and after November 1, 2006 to the date hereof that would cause the representation and warranty set forth in Subsection 9.02(xliii)) to be incorrect in any material respect as of the date hereof as if made on the date hereof. With respect to those representations and warranties which are made to the best of the Assignor’s knowledge, if it is discovered by the Assignor that the substance of such representation and warranty is inaccurate, notwithstanding the Assignor’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(b)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(c)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(d)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

(e)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

For the purposes of this Section 7(d) the following definitions shall apply:

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Standard & Poor’s Glossary: The Standard & Poor’s Glossary for File Format for LEVELS® Version 5.7, Appendix E, as revised from time to time.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to the then-current Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

8.  The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 7 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

9.  The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Sections 5 and 6 herein.

Miscellaneous

10.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

12.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

13.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement, except as expressly set forth herein, and then only with respect to the Mortgage Loans.

14.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

16.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:______________________________
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
a New York corporation, its general partner

By:______________________________
Name:
Title:

RESIDENTIAL FUNDING COMPANY, LLC

By:______________________________
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

The representations set forth in Section 9.01(i) and 9.01(ii) are amended and replaced, to read in their entirety as follows:

(i) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not violate the Seller’s Certificate of Formation or limited liability company agreement or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

EXHIBIT Q-2

M&T AGREEMENTS

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of November 1, 2005, by and between GOLDMAN SACHS MORTGAGE COMPANY, having an office at 85 Broad Street, New York, New York (the “Purchaser”) and M&T MORTGAGE CORPORATION, having an office at One Fountain Plaza, Buffalo, NY 14203 (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first and second lien mortgage loans (the “Mortgage Loans”) and certain fixed rate cooperative loans (the “Cooperative Loans”), and, with respect to the Servicing Released Mortgage Loans (as defined herein), the servicing rights appurtenant thereto, as described herein on a servicing retained or servicing released basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each, a “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

WHEREAS, each Cooperative Loan is secured by a pledge of shares of stock issued by a Cooperative and the assignment of the appurtenant proprietary lease, all relating to a specified dwelling unit in an apartment building owned by the Cooperative and located in the states indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I; and

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in accordance with applicable law, the terms of the Mortgage and Mortgage Note and the servicing guidelines established by Fannie Mae for MBS pool mortgages, as defined in the Fannie Mae Guides (including future updates).

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans other than payments of principal, interest and Escrow Payments (excluding Servicing Fees and prepayment penalties attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account (to the extent permitted by applicable law), all late charges, assumption fees, escrow account benefits, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan originated more than 12 months following the purchase of the Mortgaged Property by the related Mortgagor, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

Assignment and Conveyance: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.

Assignment of the Pledge Agreement: With respect to a Cooperative Loan, an assignment of the Pledge Agreement.

Assignment of Proprietary Lease: An assignment of the Proprietary Lease.

Assignment of Mortgage: With respect to each Mortgage Loan which is not a MOM Loan, an individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between the Seller and a Mortgagor, or an agreement among the Seller, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Seller or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Cash Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the applicable amounts set forth in the M&T Mortgage Corporation Correspondent Seller Guide, on the related Mortgaged Property and related closing costs, and were used to pay any such existing first and/or second mortgage, as applicable, related closing costs and to provide additional proceeds for the use of the Mortgagor.

Closing Date: The date or dates on which the Purchaser, from time to time, shall purchase and the Seller, from time to time, shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Combined Loan to Value Ratio or CLTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to (i) the Appraised Value of the related Mortgaged Property at origination with respect to a Refinanced Loan, and (ii) the lesser of the Appraised Value of the related Mortgaged Property at origination or the purchase price of the related Mortgaged Property with respect to all other Mortgage Loans.

Commission: The United States Securities and Exchange Commission.

Commitment Letter: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the purchase price and terms letter agreement between the Purchaser and the Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Commitment Letter may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Company Information: As defined in Section 13.07(a).

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Consent: A document executed by the Cooperative (i) consenting to the sale of the Cooperative Apartment to the Mortgagor and (ii) certifying that all maintenance charges and assessments relating to the Cooperative Apartment have been paid.

Cooperative: The private, non profit cooperative apartment corporation which owns all of the real property that comprises the Project, including the land, separate dwelling units and all common areas.

Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Mortgagor if the Cooperative Loan is a Refinanced Mortgage Loan or the buyer if the Cooperative Loan is a purchase; (b) filings of Financing Statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment in the building owned by the related Cooperative.

Cooperative Shares: The shares of stock issued by the Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment and represented by a Stock Certificate.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “M&T MORTGAGE CORPORATION, as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser.

Custodial Agreement: The agreement governing the retention of the Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-Off Date: The first day of the month in which the related Closing Date occurs.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

Distribution Date: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-Off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

Due Date: Except as may otherwise be set forth on the related Mortgage Loan Schedule, with respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short term unsecured debt obligations of such holding company) are rated A-1 by S&P or, Prime 1 by Moody’s (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided however, that in the event any of the Mortgage Loans are subject to a Securitization Transaction, the Company agrees that the holding company or other entity which maintains any accounts subject to this definition, shall satisfy the rating requirements established by any Rating Agency which rates securities issued as part of the Securitization Transaction. Eligible Accounts may bear interest.

Escrow Account: The separate trust account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement which shall be entitled “M&T Mortgage Corporation, as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Estoppel Letter: A document executed by the Cooperative certifying, with respect to a Cooperative Apartment, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor’s name and the Cooperative has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative have been paid.

Event of Default: Any one of the events enumerated in Section 14.01.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Transfer: As defined in Section 12 hereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to this Agreement), a determination made by the Seller that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Seller, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Seller shall maintain records, prepared by a servicing officer of the Seller, of each Final Recovery Determination.

Financing Statement: A financing statement in the form of a UCC 1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 12 hereof.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Closing Date: The Closing Date on which the Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.

Initial Purchaser: Goldman Sachs Mortgage Company.

Initial Rate Cap: With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Final Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase or decrease on the initial Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Servicing Period: With respect to any Servicing Released Mortgage Loan, the period commencing on the related Closing Date and ending on the related Servicing Transfer Date; provided, however that the Interim Servicing Period may be extended for an additional period as agreed to in writing by the Purchaser and Seller.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

M&T Mortgage Corporation Correspondent Seller Guide: those certain underwriting guidelines of the Seller, in effect as of the Closing Date and as may be amended from time to time. The guide may be requested in writing by contacting Connie Reinhardt at: M&T Mortgage Corporation, One Fountain Plaza, Buffalo, NY 14203, telephone: 716-848-7135.

Maximum Mortgage Interest Rate: With respect to and as applicable to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: The aggregate of the principal and/or interest advances made by the Seller on any Distribution Date pursuant to Section 11.21 of Exhibit 8 with respect to any Servicing Retained Mortgage Loans.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Commitment Letter.

Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Each first or second lien residential Servicing Retained Mortgage Loan and Servicing Released Mortgage Loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Commitment Letter and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Prepayment Charges, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, including, with respect to each Servicing Released Mortgage Loan, the related Servicing Rights.

Mortgage Loan Documents: Those documents described as the “Mortgage Loan Documents” in clauses 1-7, 23, 24, 25, 26, 27, 28, 29 and 30 in Exhibit 5 annexed hereto.

Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Purchaser or its designee at least five (5) Business Days prior to the related Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be delivered via electronically through electronic email to the Purchaser and/or its designee on each Closing Date for the Mortgage Loan Package delivered on such Closing Date, such schedule setting forth, but not limited to, the following information with respect to each Mortgage Loan in such Mortgage Loan Package:

(1)  the Mortgage Loan identification number;

(2)  a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(3)  the Mortgagor’s first and last name;

(4)  the street address of the Mortgaged Property including the city, state and zip code;

(5)  the original principal balance of the Mortgage Loan;

(6)  the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(7)  the actual unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(8)  the last scheduled Due Date on which a Monthly Payment was applied to the Scheduled Principal Balance;

(9)  the last Due Date on which a Monthly Payment was actually applied to the actual unpaid principal balance;

(10)  the Mortgage Interest Rate in effect immediately following origination;

(11)  the Mortgage Interest Rate in effect immediately following the Cut-Off Date (if different from (10));

(12)  the amount of the Monthly Payment at origination;

(13)  the amount of the Monthly Payment as of the Cut-off Date (if different from (12));

(14)  a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

(15)  a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned-unit development, or a condominium;

(16)  a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash-out refinance);

(17)  the stated maturity date;

(18)  the original months to maturity;

(19)  the remaining months to maturity from the Cut-off Date based on the original amortization schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule;

(20)  the origination date of the Mortgage Loan;

(21)  the Appraised Value (including the purchase price of the Mortgaged Property, if applicable) and Loan-to-Value Ratio at origination;

(22)  the date on which the first Monthly Payment was due on the Mortgage Loan after the origination date, and if such date is not consistent with the Due Date currently in effect, the current Due Date;

(23)  with respect to each Adjustable Rate Mortgage Loan, the Index;

(24)  with respect to each Adjustable Rate Mortgage Loan, the type of Adjustable Rate Mortgage Loan (i.e., 1/1, 3/1, 5/1, etc.);

(25)  with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(26)  with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(27)  with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap (if different from the Periodic Rate Cap)

(28)  with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate;

(29)  with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate;

(30)  with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following origination;

(31)  with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date (if different from (30));

(32)  a code indicating the documentation type of the Mortgage Loan;

(33)  a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Insurer, the certificate number and the coverage amount of the Primary Insurance Policy;

(34)  the Servicing Fee Rate;

(35)  a code indicating whether or not an Adjustable Rate Mortgage Loan is convertible to a fixed interest rate;

(36)  a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty;

(37)  the credit score (or mortgage score) of the Mortgagor;

(38)  the debt-to-income ratio of the Mortgage Loan;

(39)  a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN;

(40)  a code indicating whether the Mortgage Loan is an ALT-A Mortgage Loan;

(41)  the type of Mortgage Loan (i.e., First Lien or Second Lien)

(42)  a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(43)  the Mortgage Interest Rate adjustment period;

(44)  [Reserved];

(45)  [Reserved];

(46)  a code indicating whether the Mortgage Loan is assumable;

(47)  [Reserved];

(48)  the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; and

(49)  a field indicating whether the borrower is self-employed.

The Mortgage Loan Schedule shall set forth the following information, in aggregate, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the original principal balance of the Mortgage Loans; (3) the Scheduled Principal Balance of the Mortgage Loans; (4) the weighted average Mortgage Interest Rate of the Mortgage Loans; (5) the weighted average Net Mortgage Loan Rate of the Mortgage Loans; (6) the weighted average remaining months to maturity of the Mortgage Loans; and (7) with respect to Adjustable Rate Mortgage Loans, the weighted average Gross Margin and the weighted average number of months until the next Adjustment Date. A Mortgage Loan Schedule will be prepared for each Closing Date and will be attached to the Assignment and Conveyance.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor secured by a Mortgage or a Pledge Agreement.

Mortgaged Property: (a) With respect to each Mortgage Loan, the Mortgagor’s real property securing repayment of the related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling and (b) with respect to each Cooperative Loan, the Cooperative Shares and Proprietary Lease.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor’s in title to the Mortgaged Property.

Net Mortgage Rate: With respect to any Servicing Retained Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Servicing Retained Mortgage Loan minus the Servicing Fee Rate.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Servicing Retained Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Primary Insurance Proceeds, Insurance Proceeds or Liquidation Proceeds on such Servicing Retained Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Servicing Advance, would not be, ultimately recoverable from related late payments, Other Insurance Proceeds, Primary Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

Other Insurance Proceeds: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, other than the Primary Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Seller (as servicer) would follow in servicing mortgage loans held for its own account.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Person: An individual, corporation, limited liability company, limited liability partnership, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pledge Agreement: The specific agreement (such as a pledge agreement or loan security agreement) creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

Pledge Instruments: The Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Pledge Agreement.

Preliminary Servicing Period: With respect to any Servicing Retained Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Seller enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Interest Excess: To the extent applicable as set forth in the related Commitment Letter, with respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Payment in full during the portion of the related Principal Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the Determination Date of the calendar month in which such Remittance Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate in the amount of such Principal Prepayment in full, as applicable, for each number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the last day for which interest is collected from the related Mortgagor.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subjected to a Principal Prepayment in full during a Principal Prepayment Period, the amount if any, by which one months interest at the related Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: With respect to each Distribution Date, the period commencing on the 16th day of the month preceding the month of the Distribution Date and ending on the 15th day of the month of the Distribution Date.

Project: All real property owned by the Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease: A lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Commitment Letter in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Qualified Depository: A depository the accounts of which are insured by the FDIC.

Qualified Insurer: Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) with respect to each Servicing Retained Mortgage Loan, have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80%, (viii) conform to each representation and warranty set forth in Section 7.02 of this Agreement and (ix) be the same type of mortgage loan (i.e., first or second lien, fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the Net Mortgage Rates described in clause (iii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the applicable amounts set forth in the M&T Mortgage Corporation Correspondent Seller Guide, and were used exclusively to satisfy the then existing first and second mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with an Agency Transfer, Whole Loan Transfer or a Securitization Transfer as provided in Section 12; provided, that, an assignment of this Agreement in connection with the sale or transfer of any of the Mortgage Loans shall not constitute a “Reconstitution Agreement”.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, Whole Loan Transfer or Securitization Transfer pursuant to Section 12 hereof.

Record Date: With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Disposition: The final sale by the Seller of any REO Property.

REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

Repurchase Premium Reduction Amount: An amount equal to (a) the product of (i) the Premium, (ii) the Stated Principal Balance of the Mortgage Loan as of the date of the repurchase, and (iii) the Repurchase Premium Reduction Percentage. The “Premium” shall mean an amount equal to (a) the Purchase Price Percentage minus (b) 100%; provided however that in the case of a Mortgage Loan whose Purchase Price Percentage is less than 100%, the Repurchase Premium Reduction Amount shall be 0.

Repurchase Premium Reduction Percentage: Shall be a percentage equal to: (a) from the Closing Date, up through the date twelve months after the Closing Date: 0%; (b) from the date twelve months after the Closing Date, up through the date twenty four months after the Closing Date: 20%; (c) from the date twenty four months after the Closing Date, up through the date thirty six months after the Closing Date: 40%; (d) from the date thirty six months after the Closing Date, up through the date forty eight months after the Closing Date: 60%; (e) from the date forty eight months after the Closing Date, up through the date sixty months after the Closing Date: 80%; and (f) from the date sixty months after the Closing Date: 100%.

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to (i) the Purchase Price percentage multiplied by the Stated Principal Balance of such Mortgage Loan, plus (ii) Interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the date of repurchase plus (iii) the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law minus (iv) the Repurchase Premium Reduction Amount.

Residential Dwelling: Any one of the following: (i) a detached one family dwelling, or townhouse (ii) a detached two to four family dwelling, (iii) a one family dwelling unit in a condominium project, (iv) a mixed use family dwelling or (v) a detached one family dwelling in a planned unit development, which may include a Cooperative Apartment, but none of which is a mobile or manufactured home

Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction. Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 13.03(c).

Servicing Addendum: The terms and conditions attached hereto as Exhibit 8 which will govern the servicing of the Servicing Retained Mortgage Loans by Seller during the Preliminary Servicing Period, and the terms and conditions attached hereto as Exhibit 9 which will govern the interim servicing of the Servicing Released Mortgage Loans by the Seller during the Interim Servicing Period.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Seller in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Servicing Retained Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Seller, which shall, for each month, be equal to one twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05) of related Monthly Payment collected by the Seller, or as otherwise provided under Section 11.05. If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30 day month. With respect to each Servicing Released Mortgage Loan, the Servicing Fee shall be an amount equal to Fifteen dollars ($15.00) per calendar month or a portion of a calendar month during the Interim Servicing Period.

Servicing Fee Rate: With respect to each Servicing Retained Mortgage Loan, the per annum rate at which the Servicing Fee accrues, which (i) in connection with each Fixed Rate Mortgage Loan shall be equal to 25 basis points (0.250%) per annum, and (ii) in connection with each Adjustable Rate Mortgage Loan shall be no less than 25 basis points (0.250%) per annum.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or its designee and copies of the Mortgage Loan Documents.

Servicing Released Mortgage Loan: The Mortgage Loans or Cooperative Loans sold by the Seller on a servicing released basis, which Servicing Released Mortgage Loans shall be serviced pursuant to the Servicing Addendum attached hereto as Exhibit 9.

Servicing Retained Mortgage Loan: The Mortgage Loans sold by the Seller on a servicing retained basis, which Servicing Retained Mortgage Loans shall be serviced pursuant to the Servicing Addendum attached hereto as Exhibit 8.

Servicing Rights: With respect to each Servicing Released Mortgage Loan, any and all of the following: (a) all rights to service the Servicing Released Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, penalties or similar payments with respect to the Servicing Released Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Servicing Released Mortgage Loan), reimbursements or indemnification for servicing the Servicing Released Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other similar payments with respect to the Servicing Released Mortgage Loans and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Servicing Files pertaining to the Servicing Released Mortgage Loans or pertaining to the past, present or prospective servicing of the Servicing Released Mortgage Loans; (f) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Servicing Released Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Servicing Released Mortgage Loans; (g) all rights, powers and privileges incident to any of the foregoing; and (h) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights.

Servicing Transfer Date: With respect to each Servicing Released Mortgage Loan, the date or dates set forth in the related Commitment Letter upon which the actual transfer of servicing responsibilities for any Servicing Released Mortgage Loan being herein is transferred from the Seller to the Purchaser or its designee.

S&P: Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. or its successor in interest.

Special Deposit Account: An account which the Purchaser and Seller agree shall be a special deposit account for the benefit of the Purchaser under applicable law.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Stated Principal Balance: As to each Servicing Retained Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-Off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal. With respect to each Servicing Released Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-Off Date after giving effect to payments of principal received on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stock Certificates: The certificates evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power: An assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Third Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transfer.

SECTION 2.  Agreement to Purchase.

The Seller agrees to sell, and the Purchaser agrees to purchase, from time to time, Mortgage Loans (including the Servicing Rights thereon, with respect to each Servicing Released Mortgage Loan) having an aggregate principal balance on the related Cut-Off Date in an amount as set forth in the related Commitment Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Loan Schedules.

The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser or its Custodian, pursuant to a mutually acceptable bailment agreement, at least five (5) Business Days prior to the related Closing Date, in electronic format.

SECTION 4.  Purchase Price.

 (a) The Purchase Price for each Servicing Retained Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Commitment Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-Off Date. If so provided in the related Commitment Letter, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Servicing Retained Mortgage Loan as of the related Cut-Off Date at its Net Mortgage Interest Rate from the related Cut-Off Date through the day prior to the related Closing Date, both inclusive.

The Purchaser shall own and be entitled to receive with respect to each Servicing Retained Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-Off Date, (2) all other recoveries of principal collected after the related Cut-Off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-Off Date and collected by the Seller after the related Cut-Off Date shall belong to the Seller), and (3) all payments of interest on the Servicing Retained Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-Off Date). The Stated Principal Balance of each Servicing Retained Mortgage Loan as of the related Cut-Off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-Off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-Off Date shall not be applied to the principal balance as of the related Cut-Off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-Off Date shall belong to the Purchaser.

(b)  The Purchase Price for each Servicing Released Mortgage .Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Commitment Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-Off Date. If so provided in the related Commitment Letter, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Servicing Released Mortgage Loan as of the related Cut-Off Date at its Mortgage Interest Rate, from the related Cut-Off Date through the day prior to the related Closing Date, both inclusive.

The Purchaser shall own and be entitled to receive with respect to each Servicing Released Mortgage Loan purchased, all payments collected after the related Cut-Off Date.

SECTION 5.  Examination of Mortgage Files.

In addition to the rights granted to the Purchaser under the related Commitment Letter to underwrite the Mortgage Loans and review the Mortgage Files prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available as agreed to in the related Commitment Letter to the Purchaser for examination at the Seller’s offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Commitment Letter or the Purchaser’s underwriting standards, such Mortgage Loans may, at the Purchaser’s option, be rejected for purchase by the Purchaser. If not purchased by the Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’) rights to demand repurchase or other relief or remedy due to a breach of a representation or warranty contained in Sections 7.01 and 7.02 to the extent provided for in Section 7.03 of this Agreement.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans; Possession of Servicing Files.

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03.

Subsection 6.02  Books and Records.

Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate. Record title to each Mortgage and the related Mortgage Note shall be transferred by Seller to Purchaser. Seller shall, with respect to any Mortgage Loan not registered with the MERS System, prepare and deliver to Purchaser or its designee an original Assignment of Mortgage from Seller to Purchaser or in blank. In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) by including in such computer files the information required by the MERS System to identify the Purchaser and the series in which such Mortgage Loans were sold. The Seller further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-Off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s business records, tax returns and financial statements.

The Seller shall maintain a set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall from time to time in connection with each Closing Date, at least five (5) Business Days prior to such Closing Date, deliver and release to the Purchaser or its designee, pursuant to a mutually acceptable bailment letter, the Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule.

If the Seller cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, at least five (5) Business Days prior to the related Closing Date, the Seller shall, promptly upon receipt thereof, deliver such original documents, including original recorded documents, to the Purchaser or its designee.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Trust Receipt and Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The fees and expenses of the Custodian shall be paid by the Purchaser.

In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Seller shall within thirty (30) Business Days deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

SECTION 7.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 7.01  Representations and Warranties Respecting the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns that as of the initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(i)  The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and has all licenses necessary to carry on its business as now being conducted. It is licensed in, qualified to transact business in and is in good standing under the laws of the state in which any Mortgaged Property is located and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement.

(ii)  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iii)  The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or by laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv)  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v)  The Seller is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

(vi)  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii)  There are no actions or proceedings against, or investigations of, the Seller before any court, administrative or other tribunal (a) that might prohibit its entering into this Agreement, (b) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (c) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(viii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(ix)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(x)  To the extent any Mortgage Loan is a MERS Mortgage Loan, the Seller is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS and is current in payment of all fees and assessments imposed by MERS;

(xi)  The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage Loan with any intent to hinder; delay or defraud any of its creditors;

(xii)  [Reserved];

(xiii)  No Untrue Information. Neither this Agreement nor any information, or other document furnished pursuant to this Agreement with respect to the Seller in connection with the transactions contemplated hereby contains any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

(xiv)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last two complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(xv)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation from Purchaser in connection with the sale of the Mortgage Loans;

(xvi)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(xvii)  Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(xviii)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(xix)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

(xx)  Reports. On or prior to the date which is two Business Days after the related Servicing Transfer Date, Seller shall cause MERS to reflect the Purchaser or its designee as Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan.

Subsection 7.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i)  Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is complete, true and correct in all material respects;

(ii)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent more than one time for thirty or more days at any time since the origination of the Mortgage Loan;

(iii)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such Item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

(iv)  Original Terms Unmodified. The terms of the Mortgage Note and (x) with respect to each Mortgage Loan, the Mortgage and (y) with respect to each Cooperative Loan, the Pledge Agreement, the Proprietary Lease, and the Pledge Instruments and Mortgage have not been impaired, waived, altered or modified in any respect, from the date the Seller originated or acquired the Mortgage Loans. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File delivered to the Purchaser or its designee and the terms of which are reflected in the related Mortgage Loan Schedule

(v)  No Defenses. The Mortgage Note and (x) with respect to each Mortgage Loan, the Mortgage and, (y) with respect to each Cooperative Loan, the Pledge Agreement are not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(vi)  Hazard Insurance. All buildings or other improvements upon the Mortgaged Property and with respect to any Cooperative Loan, the related Project are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to policies which conform to the requirements of Accepted Servicing Practices. With respect to any Mortgage Loan, all such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect and conforms to Fannie Mae requirements. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. All premiums due and owing on such insurance policy have been paid;

(vii)  Compliance with Laws. Any and all requirements of any federal, state or local law including, without limitation, all predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of such Mortgage Loan have been complied with;

(viii)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(ix)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon or a townhouse, or a two to four family dwelling, a cooperative unit, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development

(x)  Valid Lien. The related Mortgage is properly recorded or has been sent for recording and is a valid, existing and enforceable (a) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien, or (b) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien, in either case, on the Mortgaged Property including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (a) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien or (b) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xi)  Validity of Mortgage Documents. The Mortgage Note and, (x) with respect to each Mortgage Loan, the related Mortgage and (y) with respect to each Cooperative Loan, the Pledge Agreement, are and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges);

(xii)  Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with or completion escrows have been disclosed. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii)  Ownership. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan (and with respect to any Cooperative Loan, the Pledge Agreement) to the Purchaser free and clear of any encumbrance, participation interest, equity, lien, pledge, charge, claim or security interest;

(xiv)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%.

(xv)  Title Insurance. The Mortgage Loan is covered by a generally acceptable lender’s title insurance policy, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns as to the second priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and the Seller has not done anything which would impair the coverage of such lender’s title insurance policy;

(xvi)  No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (a) the prior mortgage contains a provision which allows or (b) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(xvii)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage;

(xviii)  Location of Improvements. No Encroachments. At origination, all improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xix)  Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

(xx)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xxi)  Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xxii)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding first and second Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(xxiii)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxiv)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage and the Assignment of Mortgage for each Mortgage Loan have been delivered to the Purchaser or its designee;

(xxv)  Transfer of Mortgage Loans. The Assignment of Mortgage, if any, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxvi)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

(xxvii)  Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

(xxviii)  No Buydown Provisions; No Graduated Payments or Contingent Interests. No Servicing Released Mortgage Loan contains provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. With respect to each Servicing Retained Mortgage Loan that is a Buydown Mortgage Loan: (1) On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. All Buydown Funds required to make the full payment of principal and interest under each Buydown Loan are in the Buydown Account held by the Company in its capacity as servicer. The Buydown Mortgage Loan satisfies the requirements the Underwriting Guidelines; (2) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement; (3) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; (4) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the Underwriting Guidelines.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxix)  Mortgaged Property Undamaged. The Mortgaged Property was undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings;

(xxx)  Collection Practices. The collection practices used by the Seller with respect to the Mortgage Loan have been in all material respects in compliance with generally accepted servicing practices, applicable laws and regulations, and have been in all respects legal and proper.

(xxxi)  Delivery. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Servicing File;

(xxxii)  Record Title. Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage Loan, in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(xxxiii)  Appraisal. The Mortgage Loan File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application, by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and; whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxxiv)  Mortgage Loans. Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the related Due Date in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate are changed on each Adjustment Date, and are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Index for each Mortgage Loan is as defined in the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

(xxxv)  Origination. The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to each Adjustable Rate Mortgage Loan, all interest rate adjustments have been performed in accordance with the terms of the related Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxxvi)  Cooperative Loans. With respect to each Cooperative Loan:

(i)
The Cooperative Shares are held by a person as a tenant stockholder in a Cooperative. To the best of the Seller’s knowledge, each Cooperative Apartment is an owner occupied, primary residence. To the best of the Seller’s knowledge none of the Cooperative Apartments are used as investment properties or secondary residences. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(ii)
A Cooperative Lien Search, which includes errors and omissions insurance at a minimum of $100,000 per Cooperative Loan, has been made by a company competent to make the same which company is acceptable to the Seller and qualified to do business in the jurisdiction where the Cooperative is located;

(iii)
(a) The term of the related Proprietary Lease is not less than the term of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of the Fannie Mae Selling and Servicing Guides; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage and existing secondary financing; and (g) the Cooperative must meet the requirements of the Fannie Mae Single Family Guides or Fannie Mae Multi Family Guides as an eligible project under the Fannie Mae Type I Program or under the NYC Pilot Program as set forth in the M&T Mortgage Corporation Correspondent Seller Guide;

(iv)	The Seller has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(v)
Each Stock Power (a) has all signatures guaranteed or (b) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if The Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(vi)
Each Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Pledge Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Apartment is transferred or sold without the consent of the holder thereof; and

(vii)
The related Cooperative Apartment, is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Cooperative Apartment and the related Project and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxxvii)  Mortgage Loan Characteristics. The Mortgage Loan is in compliance with all requirements set forth in the related Commitment Letter, and the characteristics of the related Mortgage Loan Package as set forth in the related Commitment Letter are true and correct;

(xxxviii)  Legal Capacity. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(xxxix)  Licenses. The Seller, whether as mortgagee, assignee or otherwise, is (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xl)  Underwriting. The Mortgage Loan was underwritten in accordance with the M&T Mortgage Corporation Correspondent Seller Guide in effect at the time the Mortgage Loan was originated;

(xli)  Required Disclosures. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate loans in the case of Fixed Rate Mortgage Loans, and adjustable rate loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans;

(xlii)  LTV. Primary Insurance. Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by Fannie Mae. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

(xliii)  No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan, in the application of any insurance in relation to such Mortgage Loan or servicing of the Mortgage Loan;

(xliv)  Environmental Hazards. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;

(xlv)  Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(xlvi)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

(xlvii)  Credit Reporting. With respect to each Mortgage Loan, the Seller has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and the Seller will furnish for each Mortgage Loan, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(xlviii)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(xlix)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(l)  Escrow Analysis. With respect to each Mortgage, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(li)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(lii)  Patriot Act. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 200l (collectively, the “Anti Money Laundering Laws”), the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(liii)  Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under federal, state and local law and no such prepayment penalty may be imposed for a term in excess of five (5) years;

(liv)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including but not limited to, the extension of credit to the applicable Mortgagor without regard for said Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to said Mortgagor which has no apparent benefit to said Mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

(lv)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lvi)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lvii)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(lviii)  Interest Rate Calculation Method. Each Mortgage Loan accrues interest on a 30/360 basis;

(lix)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(lx)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(lxi)  FICO Scores. Each Mortgagor has a non-zero FICO score unless alternative credit documentation is obtained;

(lxii)  Disclosure. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(lxiii)  Reporting Data. The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxiv)  Ground Leases. With respect to each Mortgage Loan secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”) the real property securing such Mortgage Loan is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely-accepted practice and:

(i)	Such Ground Lease is valid, in good standing, and in full force and effect;

(ii)	the lessor under the Ground Lease holds a fee simple interest in the land;

(iii)
the terms of such Ground Lease expressly permit the mortgaging of the leasehold estate, the assignment of the Ground Lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections;

(iv)
the terms of such Ground Lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the Ground Lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease;

(v)	the original term of such Ground Lease is not less than 15 years; and

(vi)	the term of such Ground Lease does not terminate earlier than five years after the maturity date of the Mortgage Note.

(lxv)  Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

(lxvi)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

Subsection 7.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans for a period of five (5) years from the related Closing Date to the Purchaser and shall inure to the benefit of the Purchaser, and its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the lack of examination of any Mortgage File, provided, however, notwithstanding anything in this Agreement to the contrary, demand for repurchase or other relief or remedy may not be made with respect to any Mortgage Loan solely based on a deficiency or defect with respect to such Mortgage Loan that is identified on the related Mortgage Loan Schedule or data file delivered to the Purchaser prior to the related Closing Date or in any related Mortgage File reviewed by the Purchaser on or prior to the related Closing Date. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties (notwithstanding any representation and warranty given to the best of Seller’s knowledge) which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clauses (xlv), (lii), (liii), (liv), (lvii) or (lxv) of Subsection 7.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the affected Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. The Seller shall, at the request of the Purchaser and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans; provided that such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan.

Any repurchase of a Servicing Retained Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date. Any repurchase of a Servicing Released Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished (i) during the Interim Servicing Period by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date and (ii) following the Interim Servicing Period by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

At the time of repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

If the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Seller or its designee as the beneficial holder of such Mortgage Loan. In addition to (i) and (ii) above, with respect to any Servicing Released Mortgage Loan that is a MERS Mortgage Loan that Seller repurchases, Purchaser shall cause its servicer to cause MERS to designate on the MERS System the Seller or its designee as the servicer of such Mortgage Loan.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Mortgage Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Mortgage Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by this Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Mortgage Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 7.01 and 7.02.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the Repurchase Price shall be distributed by the Seller in the month of substitution pursuant to the Servicing Addendum. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.

In addition to such repurchase obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure, or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 7.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the first Person acting as the successor servicer under this Agreement.

Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 and 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 7.04  Repurchase of Certain Mortgage Loans.

If following the related Closing Date the first Monthly Payment due the Purchaser becomes 30 days delinquent, then the Seller, at the Purchaser’s option, shall promptly repurchase the related Mortgage Loan from the Purchaser in accordance with the procedures set forth in Subsection 7.03 hereof and any such repurchase shall be made at the Repurchase Price.

Subsection 7.05  Purchase Price Protection.

With respect to any Mortgage Loan that prepays in full on or prior to sixty (60) days following the related Closing Date (or such other date as may be set forth in the related Commitment Letter), the Seller shall reimburse the Purchaser an amount equal to the product of (a) the excess of the Purchase Price percentage paid by the Purchaser to the Seller for such Mortgage Loan over 100%, times (b) the outstanding principal balance of the Mortgage Loan as of the date of such prepayment in full. The Seller shall be entitled to all Prepayment Charges related to any Mortgage Loan that prepays in full on or prior to sixty (60) days following the related Closing Date (or such other date as may be set forth in the related Commitment Letter). If Purchaser fails to provide a billing statement to Seller within 30 days of remittance of payoff funds to Purchaser, the Seller shall not be liable for payment of the formula described above.

Subsection 7.06  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in the definition of Mortgage Loan Documents is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

SECTION 8.  Closing.

The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(a)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and mutually acceptable to the Seller and the Purchaser, duly executed by all signatories as required pursuant to the terms hereof;

(c)  the Seller shall have delivered and released to the Purchaser or its designee all documents required pursuant to this Agreement; and

(d)  all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9.  Closing Documents.

(a)  On or before the Initial Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

(1)  this Agreement, in four counterparts;

(2)  a Custodial Account Letter Agreement in the form attached as Exhibit 6 hereto;

(3)  as Escrow Account Letter Agreement in the form attached as Exhibit 7 hereto;

(4)  an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

(5)  an Opinion of Counsel to the Seller, in the form of Exhibit 11 hereto; and

(b)  The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

(1)  the related Commitment Letter;

(2)  the related Mortgage Loan Schedule;

(3)  a Custodian’s Trust Receipt and Initial Certification, as required under the Custodial Agreement, in a form acceptable to the Initial Purchaser;

(4)  an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto, if requested by Purchaser;

(5)  a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

(6)  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

(7)  an Assignment and Conveyance in the form of Exhibit 4 hereto.

SECTION 10.  Costs.

The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and the fees and expenses of its custodian. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and the Seller’s attorney’s fees, shall be paid by the Seller.

SECTION 11.  Seller’s Servicing Obligations.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period and the Interim Servicing Period, as applicable, in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 8, or the Servicing Addendum attached as Exhibit 9, as applicable, which Servicing Addendums are incorporated herein by reference.

The Seller agrees to act reasonably, in good faith and in accordance with all applicable laws and regulations and to do all things necessary to effect the transfer of the servicing of the Servicing Released Mortgage Loans to Purchaser including, without limitation, complying with the servicing transfer instructions set forth in Exhibit 2 attached hereto.

SECTION 12.  Removal of Mortgage Loans from Inclusion under This Agreement Upon an Agency Transfer, Whole Loan Transfer or a Securitization Transfer on One or More Reconstitution Dates.

The Seller and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may effect:

(1)  a transfer to Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”);

(2)  a transfer to Freddie Mac (the “Freddie Mac Transfer”);

(3)  one or more Whole Loan Transfers; and/or

(4)  one or more Securitization Transfers.

The Seller shall reasonably cooperate with the Purchaser with respect to up to three (or such other number as may be reflected in the related Commitment Letter) Agency Transfers, Whole Loan Transfer, or a Pass-Through Transfer (collectively, a “Transfer”) pursuant to this Section 12 with respect to each pool of Mortgage Loans.

The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be). Seller’s Servicing Fee will not be adversely affected with respect to any Agency Transfer.

  With respect to each Whole Loan Transfer, Agency Transfer or Securitization Transfer, as the case may be, entered into by the Initial Purchaser, the Seller agrees:

(i)  to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(ii)  to execute all Reconstitution Agreements provided that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(iii)  the Seller shall make the representations and warranties regarding the Seller in Section 7.01 herein and the representations and warranties regarding the Mortgage Loans in Section 7.02 (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xiv), (xv), (xvii), (xxviii), (xxxiv), (xxxv), (xli), (xliv), (l), (lv), (lvi), herein as of the date of the related Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, modified to the extent necessary to accurately reflect any events or circumstances existing subsequent to the related Closing Date(s);

(iv)  to comply with Section 13 of this Agreement;

(v)  in connection with any securitization of any Servicing Retained Mortgage Loans, to negotiate and execute one or more subservicing agreements between the Seller and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Purchaser after consultation with the Seller and/or one or more custodial and servicing agreements among the Purchaser, the Seller and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser after consultation with the Seller, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization and containing servicing provisions which are similar to the servicing provisions set forth herein;

(vi)  in connection with any securitization of any Servicing Retained Mortgage Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Purchaser’s direction, contain contractual provisions including, but not limited to, a 24 day certificate payment delay (54 day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Purchaser and one or more nationally recognized rating agencies for “AAA” rated mortgage pass through transactions which are “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed;

(vii)  to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit 12; and

(viii)  in connection with any out-of-pocket costs that the Seller may incur with respect to its compliance with any requests made pursuant to this Section 12, the Purchaser (“Reconstitution Costs”) shall reimburse the Seller for such Reconstitution Costs.

The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the first Person acting as the Successor Servicer under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 13.  Compliance with Regulation AB

Subsection 13.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Article 13 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets (including, without limitation, buyers and sellers of the mortgage loans who securitize such mortgage loans), advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, upon reasonable notice any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

Subsection 13.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to .any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller’s financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB. For purposes of this Section 13, electronic communication such as facsimile or email or as a specific obligation of Seller under any Reconstitution Agreement shall constitute written notice or request.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 13.03, the Seller shall, within five Business Days following such written request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 13.03  Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five Business Days following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)  If so requested by the Purchaser or any Depositor, the Seller .shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i)  the originator’s form of organization;

(ii)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer; and

(iv)  a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(a)	the sponsor;
(b)	the depositor;
(c)	the issuing entity;
(d)	any servicer;
(e)	any trustee;
(f)	any originator;
(g)	any significant obligor;
(h)	any enhancement or support provider; and
(i)	any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator to the extent such information is in its possession or reasonably available to the Seller. Such Static Pool Information, to the extent such information is in its possession or available to the Seller, shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  If so requested by the Purchaser or any Depositor in writing, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB

Such information shall include, at a minimum:

(i)  the Servicer’s form of organization;

(ii)  a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(a)  whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(b)  the extent of outsourcing the Servicer utilizes;

(c)  whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(d)  whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(e)  such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii)  a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(iv)  information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;

(v)  information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(vi)  a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(vii)  a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(viii)  information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(ix)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (a) any material litigation or governmental proceedings pending against the Seller, any Subservicer or any Third-Party Originator and (b) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, any Subservicer or any Third-Party Originator and any of the parties specified in clause (iv) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(d)  As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in writing in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(e)  In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor in writing, the Seller shall provide such information reasonably available to the Seller regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

Subsection 13.04  Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Seller shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Subsection 13.05  Report on Assessment of Compliance and Attestation.

(a)  On or before March 1 of each calendar year, commencing in 2007, the Seller shall:

(i)  deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 14 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(ii)  deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)  cause each Subservicer, and each Subcontractor determined by the Seller pursuant to Section 13.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)  deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 13

The Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)  Each assessment of compliance provided by a Subservicer .pursuant to Section 13.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 14 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 13.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 13.06.

Subsection 13.06  Use of Subservicers and Subcontractors.

The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (a) of this Section. The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (b) of this Section.

(a)  It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(c) and (e), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 13.03(d) of this Agreement. The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 13.05 as and when required to be delivered.

(b)  It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Seller shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Seller. The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.

Subsection 13.07  Indemnification; Remedies.

(a)  Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Article 13 by or on behalf of the Seller, or provided under this Article 13 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller Information”), or (b) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (b) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 13, including any failure by the Seller to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)  any breach by the Seller of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator.

(b)  Any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 13, or any breach by the Seller of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(c)  Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 13.04 or 13.05, including any failure by the Seller to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(d)  For Servicing Retained Mortgage Loans, the Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Subsection 13.08  Information from Purchaser.

With respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice in the asset-backed securities market, cause the servicer (or another party to such securitization) under the securitization to be obligated to provide, information with respect to the Mortgage Loans from and after the cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB.

SECTION 14.     The Seller.

Subsection 14.01  Merger or Consolidation of the Seller.

The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a Fannie Mae or Freddie Mac approved seller/servicer and shall satisfy any requirements of Section 16 with respect to the qualifications of a successor to the Seller.

Subsection 14.02  Limitation on Liability of the Seller and Others.

Neither the Seller nor any of the officers, directors, employees, representatives or agents of the Seller shall be under any liability to the Purchaser or Purchaser’s successor and or assigns for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, director, employee, representative or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand.

Subsection 14.03  Seller Not to Resign.

The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser, such consent not to be unreasonably withheld or upon Seller’s determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot reasonably be cured by the Seller in which event the Seller may resign as servicer. Any such determination permitting the resignation of the Seller as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser and which shall be provided at the cost of the Seller. No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 16.

Subsection 14.04  No Transfer of Servicing.

The Seller acknowledges that the Purchaser has acted in reliance upon the Seller’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

Subsection 14.05  Additional Indemnification by the Seller.

In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12. The Seller shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and to the extent Seller assumed such claim promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to Section 7 or the first sentence of this Subsection 13.01, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

SECTION 15.  DEFAULT.

Subsection 15.01  Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

(i)  any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, via overnight mail addressed to M&T Mortgage Corporation, One Fountain Plaza, 7th Floor, Buffalo, NY 14203 Attention: Julie Alexander is received; or

(ii)  failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser, provided, however, the Seller shall have such additional time as may be needed to cure the noticed failure in the event more than thirty days are required in so long as the Seller diligently pursues such remedy; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v)  the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  failure by the Seller to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located and which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser, provided, however, the Seller shall have such additional time as may be needed to cure the noticed failure in the event more than thirty days are required in so long as the Seller diligently pursues such remedy; or

(vii)  the Seller has its right to service permanently suspended by Fannie Mae and Freddie Mac or otherwise ceases to meet the qualifications of a Fannie Mae and Freddie Mac seller/servicer; or

(viii)  the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.

then, and in each and every such case, so long as a material Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller as servicer under this Agreement. Notwithstanding the foregoing, in the event an Event of Default relating to (vi) cannot be remedied the Purchaser may terminate the rights and obligations of the Seller as servicer under this Agreement with respect to the specific jurisdiction in question. On or after the receipt by the Seller of such written notice, all authority and power of the Seller to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

Subsection 15.02  Waiver of Defaults.

The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 16.  Termination.

The respective obligations and responsibilities of the Seller, as servicer, shall terminate (i) with respect to the Servicing Released Mortgage Loans, at the expiration of the Interim Servicing Period unless terminated on an earlier date at the option of the Purchaser pursuant to this Section 15 or pursuant to Section 14 or (ii) with respect to the Servicing Retained Mortgage Loans, upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to this Section 15 or pursuant to Section 14. In connection with the Servicing Retained Mortgage Loans, in the event that the Seller is terminated pursuant to this Section 15 without cause, the Purchaser shall pay to the Seller a termination fee in an amount equal to the higher of two independent bids obtained by the Purchaser for the servicing rights, as of the date of such termination, of the Servicing Retained Mortgage Loans with respect to which the Seller is being terminated as servicer. Upon written request from the Purchaser in connection with any such termination, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller’s sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account, or Escrow Account or thereafter received with respect to the Mortgage Loans. Simultaneously with such termination pursuant to this Section 15, and the transfer of servicing hereunder: the Seller shall be entitled to be reimbursed for any outstanding Servicing Advances, Servicing Fees and Monthly Advances.

SECTION 17.  Successor to the Seller.

Prior to termination of Seller’s responsibilities and duties under this Agreement pursuant to Sections 12, 14 or 15 herein, the Purchaser shall (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Seller as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, it being understood and agreed that the provisions of such Subsections 7.01, 7.02 and 7.03 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and Seller shall indemnify such successor for, any and all liabilities arising out of the Seller’s acts as servicer. Any termination of the Seller as servicer pursuant to Section 12, 14 or 15 shall not affect any claims that the Seller or Purchaser may have against each other arising prior to any such termination or resignation or remedies with respect to such claims.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation of the Seller hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Seller shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer or (y) in causing MERS to designate on the MERS System the successor servicer as the servicer of such Mortgage Loan.

The Seller shall timely deliver to the successor the funds in the Custodial Account, and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer. Within 30 days of the Servicing Transfer Date, the successor servicer shall reimburse the Seller for amounts the Seller actually expended as servicer pursuant to this Agreement which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer, including but not limited to Servicing Advances, Monthly Advances and Service Fees.

SECTION 18.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller’s financial statements for the most recently completed three fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. As agreed between Purchaser and- Seller, also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

SECTION 19.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(a)	if to the Seller:

M&T MORTGAGE CORPORATION
One Fountain Plaza
Buffalo, NY 14203
Attn: Tom Esposito
Telecopy: 716-848-7013

with a copy to:

M&T MORTGAGE CORPORATION
One M&T Plaza, 12th Floor
Buffalo, NY 14203
Attn: General Counsel
Telecopy: 716-842-5376

(b)	if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: David Stiepelman, Esq.

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 20.  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 21.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 22.  Governing Law.

THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

SECTION 23.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 24.  Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Mortgage Loans. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

SECTION 25.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 26.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 27.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 28.  Nonsolicitation.

From and after the date of the related Commitment Letter, the Seller covenants and agrees that it will not take any action or facilitate or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance such Mortgage Loan, or alter the payment terms of any Mortgage Loan in whole or in part or provide information to any other entity to solicit the refinancing of any Mortgage Loan, in whole or in part, without the prior written consent of the Owner. Notwithstanding the foregoing, it is understood and agreed that promotions (including for the refinancing of mortgage loans) undertaken by the Seller or any affiliates of the Seller which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing advertisements based on commercially acquired mailing lists or the Seller’s entire servicing portfolio, and newspaper, radio and television advertisements shall not constitute solicitation under this Section 27. This Section 27 shall not be deemed to preclude the Seller or any of its affiliates from soliciting any Mortgagor for any other financial products or services.

SECTION 29.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 30.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 31.  Entire Agreement.

This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and, except to the extent otherwise set forth in writing or specifically provided for in the Commitment Letter, supersedes any prior agreement and understandings with respect to those matters and transactions.

SECTION 32.  Relationship of the Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

SECTION 33.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 34.  Submission To Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY (Purchaser)

By:
Name:
Title:

EXHIBIT 1

SELLER’S OFFICER’S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of M&T Mortgage Corporation, a New York corporation (the “Seller”), and further certify, on behalf of the Seller as follows:

(1)  Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by laws] of the Seller as are in full force and effect on the date hereof.

(2)  No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending.

(3)  Each person who, as an officer or attorney in fact of the Seller, signed (a) the Master Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of November 1, 2005, by and between the Seller and (the “Purchaser”); (b) the Commitment Letter, dated _____________ 2005, between the Seller and the Purchaser (the “Commitment Letter”); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the mortgage loans in accordance with the Purchase Agreement and the Commitment Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney in fact, and the signatures of such persons appearing on such documents are their genuine signatures.

(4)  Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ________________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the mortgage loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

(5)  Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ______________, 200_. No event has occurred since ___________________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

(6)  All of the representations and warranties of the Seller contained in Subsections 7.01 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

(7)  The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Commitment Letter.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

[Master Mortgage Loan Purchase and Servicing Agreement]

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:

[Seal]

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

I, _______________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

[Seal]

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

EXHIBIT 2

SERVICING TRANSFER INSTRUCTIONS

[successor servicer TO PROVIDE FOR FORM]

EXHIBIT 3

SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Goldman Sachs Mortgage Company from the Seller named below pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of , as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution (Name) (Address)

By:

II. Certification of Release

The Seller named below hereby certifies to Goldman Sachs Mortgage Company that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Goldman Sachs Mortgage Company, the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

Seller

By:
Name:
Title:

EXHIBIT 4

ASSIGNMENT AND CONVEYANCE

On this _______ day of ________, 200_, M&T Mortgage Corporation (“Seller”) as the Seller under that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein pursuant to the Commitment Letter dated as of [DATE]. Pursuant to Section 6.03 of the Agreement, the Seller has delivered to the Purchaser or its designee the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representation and warranties set forth in Sections 7.01 and 7.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Seller’s Officer’s Certificates and all attachments thereto remain complete, true and correct in all respects as of the date hereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

EXHIBIT 5

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include, as applicable, each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the Purchaser, or its designee:

1.  The original Mortgage Note together with any applicable riders, bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the last endorsee, endorsed (on the Mortgage Note or an allonge attached thereto) “Pay to the order of ________________ without recourse,” and signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

2.  Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon, or a copy of the original mortgage with evidence of recording thereon. If the original Mortgage has not been returned from the applicable public recording office, a duplicate copy of the original Mortgage which has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the original mortgage with evidence of recording thereon. If the original Mortgage has not been returned from the applicable public recording office, a duplicate copy of the original Mortgage which has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

3.  In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, in blank, executed via original signature, which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and the related Mortgage recording information). If the Mortgage Loan was acquired by the last assignee in a merger, the Assignment of Mortgage must be made by “[name of last assignee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, the Assignment of Mortgage must be by “[name of last assignee], formerly known as [previous name]”;

4.  Originals of all intervening assignments of mortgage (if applicable), with evidence of recording thereon, showing a complete chain of title from the originator to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage;

5.  Originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, or if any such assumption, modification, consolidation or extension agreement has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded document, a photocopy of such document;

6.  If the Mortgage Note or Mortgage was executed pursuant to a power of attorney or other instrument that authorized or empowered such Person to sign, the original power of attorney (or such other instrument), with evidence of recording thereon, unless such originals are permanently retained by the applicable recording office (in which event, a photocopy of each such original);

7.  The original mortgagee title insurance policy or (ii) if such policy has not been issued, a certified true copy of the related policy binder or commitment for title;

If any original recorded document required to be delivered to the Purchaser has been lost or if such public recording office retains the original recorded document, then in lieu of delivering such original, the Seller shall deliver, or cause to be delivered, a photocopy of such original document.

If any such other original document which has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned by such recording office, in lieu of delivering such original, the Seller shall deliver, or cause to be delivered, a complete copy of such document.

8.  the original Primary Insurance Policy, if the Loan-to-Value Ratio is greater than 80.00%.

9.  Residential loan application.

10.  Mortgage Loan closing statement.

11.  Verification of employment and income, if applicable to Mortgage Loan product.

12.  Verification of acceptable evidence of source and amount of downpayment, if applicable to Mortgage Loan product.

13.  Credit report on Mortgagor.

14.  Residential appraisal report.

15.  Photograph of the Mortgaged Property, if required by residential appraisal report.

16.  Survey of the Mortgaged Property, or title policy endorsement indicating no change.

17.  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

18.  All required disclosure statements

19.  If available, termite report, structural engineer’s report, water potability and septic certification.

20.  Sales Contract, if applicable.

21.  Hazard insurance policy or binder.

22.  Insurance claim files, correspondence, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

23.  The original Pledge Agreement, if applicable, entered into by the Mortgagor with respect to such Cooperative Loan;

24.  UCC 3 assignment in blank (or equivalent instrument), if applicable, sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Purchaser;

25.  Original assignment of Pledge Agreement, if applicable, in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to Seller;

26.  Original Form UCC 1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

27.  Cooperative Shares with an original Stock Certificate, if applicable;

28.  Original Proprietary Lease, if applicable;

29.  Original Assignment of Proprietary Lease, if applicable, in blank, and all intervening assignments thereof; and

30.  Original recognition agreement, if applicable, of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan.

EXHIBIT 6

CUSTODIAL ACCOUNT LETTER AGREEMENT

____________ __, 200_

To:________________________________

(the “Depository”)

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of , we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “M&T Mortgage Corporation in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

____________________________________
Depository

By:
Name:
Title:

EXHIBIT 7

ESCROW ACCOUNT LETTER AGREEMENT

__________, 200_

To:  _________________________

(the “Depository”)

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of , we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “M&T Mortgage Corporation in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

EXHIBIT 8

SERVICING ADDENDUM FOR SERVICING RETAINED MORTGAGE LOANS

Subsection 11.01. Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Servicing Retained Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

The Seller shall notify MERS of the ownership interest of Purchaser in each MOM Loan through the MORNET system or MIDANET system, as applicable, or any other comparable system acceptable to MERS. At any time during the term of this Agreement, Purchaser may direct Seller to cause any MOM Loan to be deactivated from the MERS System.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to accepted mortgage servicing practices of prudent lending institutions , and the Purchaser’s reliance on the Seller.

Subsection 11.02. Collection of Mortgage Loan Payments.

  Continuously from the date hereof until the principal and interest on all Servicing Retained Mortgage Loans are paid in full, the Seller shall proceed diligently to collect all payments due under each Servicing Retained Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Subsection 11.03. Realization Upon Defaulted Mortgage Loans.

(a)  The Seller shall use its best efforts, consistent with the .procedures that the Seller would use in servicing mortgage loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Servicing Retained Mortgage Loan remains delinquent for a period of 90 days or more, the Seller shall commence foreclosure proceedings. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Seller shall be responsible for advancing all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement in accordance with Section 11.05.

(b)  Notwithstanding the foregoing provisions of this Section 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee in possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

1. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

2. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 11.03 shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(vii).

Upon completion of the environmental audit report, the Seller shall promptly provided the Purchaser with a copy thereof. Thereafter, the Seller and Purchaser shall consult to determine how to proceed with respect to the Mortgaged Property.

(c)  Proceeds received in connection with any Final Recovery .Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied as follows: to reimburse the Seller for any related unreimbursed Servicing Advances pursuant to Section 11.05(iii); to pay accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or if not in connection with a Final Recovery Determination, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; as a recovery of delinquent principal of the Mortgage Loan, and collection of Service Fees on delinquent interest. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Seller as follows; first, to unpaid Servicing Fees; and second, to the balance of interest then due and owing.

Subsection 11.04. Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The Custodial Account shall be established with a Qualified Depository as a Special Deposit Account. The Seller and the Purchaser intend that the Custodial Account be a special deposit account. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6.

The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-Off Date, or received by it prior to the Cut-Off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Servicing Retained Mortgage Loans due on or before the Cut-Off Date:

(i)	all payments on account of principal on the Mortgage Loans;

(ii)	all payments on account of interest on the Mortgage Loans;

(iii)	all Liquidation Proceeds;

(iv)
all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the loan documents or applicable law;

(v)	all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(vi)	all Monthly Advances;

(vii)
all proceeds of any Servicing Retained Mortgage Loan repurchased in accordance with Section 7.03 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 7.03;

(viii)
any amounts required to be deposited by the Seller pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(ix)	any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 11.13;

(x)	any amounts required to be deposited in the Custodial Account pursuant to Sections 11.20 or 11.21;

(xi)
with respect to each Principal Prepayment in full or in part, an amount (to be paid by the Seller out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Interest Rate; provided, however, that in no event shall the aggregate of deposits made by the Seller pursuant to this clause (xi) exceed the aggregate amount of the Seller’s servicing compensation in the calendar month in which such deposits are required; and

(xii)	any prepayment penalties received with respect to any Mortgage Loan.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 11.01, need not be deposited by the Seller in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iii). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

  Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 11.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on September 1.

Subsection 11.05. Permitted Withdrawals From the Custodial Account.

  The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)	to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.14;

(ii)
to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Servicing Retained Mortgage Loan pursuant to Section 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03, and all other amounts required to be paid to the Purchaser with respect to such Servicing Retained Mortgage Loans;

(iii)
to reimburse itself for unreimbursed Servicing Advances, the Seller’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Servicing Retained Mortgage Loan pursuant to Section 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03 and all other amounts required to be paid to the Purchaser with respect to such Servicing Retained Mortgage Loans;

(iv)
to pay to itself pursuant to Section 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(v)
to pay to itself with respect to each Servicing Retained Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi)	to reimburse itself for any Monthly Advance previously made which the Seller has determined to be a Nonrecoverable Monthly Advance;

(vii)	to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 11.03(c).

(viii)	to reimburse itself for nonrecoverable Servicing Advances made pursuant to this Agreement;

(ix)	to clear and terminate the Custodial Account on the termination of this Agreement; and

(x)	to reimburse Seller for funds placed in the Custodial Account in error.

The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii)  (viii) above. The Seller shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vi) above.

Subsection 11.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The Escrow Account shall be established with a Qualified Depository as a Special Deposit Account, in a manner which shall provide maximum available insurance thereunder. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 7.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.07. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non interest bearing or that interest paid thereon is insufficient for such purposes.

Subsection 11.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to reimburse Seller for funds placed in the Escrow Account in error.

Subsection 11.08. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained. The Seller will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non renewed policy is obtained from and maintained with a Qualified Insurer. The Seller shall not take any action which would result in non coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.19, the Seller shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.04, any amounts collected by the Seller under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.

Subsection 11.09. Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Subsection 11.10. Maintenance of Hazard Insurance.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any hazard insurance policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any hazard insurance policy. The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available through NFIP, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B+ or a financial performance Index of VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Subsection 11.11. Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a declaration statement verifying insurance coverage and deductible amounts from the insurer.

Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae and Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers’ and Servicers’ Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a declaration statement verifying insurance coverage and deductible amounts from the surety and the insurer.

Subsection 11.13  Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non permitted assets” within the meaning of Section 860F(a)(2)(b) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Seller to the Purchaser upon request. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets in a Custodial Account.

The Seller shall deposit or cause to be deposited, on a daily basis in the related Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Seller.

The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each actively rented REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the Custodial Account.

Subsection 11.14. Distributions.

On each Distribution Date, the Seller shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05; plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 11.21, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Subsection 11.15. Remittance Reports.

On or before the 10th day (or if such 10th day is not a Business Day, the immediately preceding Business Day) of any month, the Seller shall provide to the Purchaser (or its designee) a computer tape or electronically transmitted data file in Excel format (or such other mutually agreeable format) setting forth the information contained in Exhibit 15 hereto (the “Monthly Remittance Advice”).

On the 10th day (or if such 10th day is not a Business Day, the immediately preceding Business Day) of each month (the “Data File Delivery Date”) commencing in the month after the Closing Date, the Seller shall deliver to the Purchaser a data file in “.csv” format incorporating the fields set forth in the data file layout in substantial compliance with the form set forth on Exhibit 16 hereto (the “Data File”).

Subsection 11.16. Statements to the Purchaser.

Upon request, the Seller shall forward to the Purchaser or its designee a copy of Seller’s custodial reconciliation reports.

Subsection 11.17. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.13, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Subsection 11.18. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property

Subsection 11.19. Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due on sale” clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Seller reasonably believes it is unable under applicable law to enforce such “due on sale” clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is not allowed pursuant to this Section 11.19, the Seller, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Subsection 11.20. Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, the Seller shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee. Upon request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Subsection 11.21. Monthly Advances by the Seller.

(1) Not later than the close of business on the Business Day preceding each Distribution Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-Off Date) and interest not allocable to the period prior to the Cut-Off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

(2) The obligation of the Seller to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Seller if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance. The determination by the Seller that it has made either a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance or that any proposed Monthly Advance, if made, would constitute either a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Subsection 11.22. Servicing Compensation.

As compensation for its services hereunder, the Seller shall, subject to Section 11.04(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee. Additional servicing compensation in the form of assumption fees and any associated ancillary fees, as provided in Section 11.20, net Prepayment Interest Excess, and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Subsection 11.23. Statement as to Compliance.

(1) The Seller will deliver to the Purchaser on or before March 10 of 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

(2) The Seller shall indemnify and hold harmless the master servicer, the depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.23, Section 11.24, Section 11.25 or Section 11.31, or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Section 11.23, Section 11.24 or Section 11.25, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Subsection 11.24. Independent Public Accountants’ Servicing Report.

On or before March 10 of 2006, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of Mortgage Loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Subsection 11.25. Annual Statement as to Compliance.

(1) On or before March 10 of each year (or if not a Business Day, the immediately preceding Business Day), beginning on March 10, 2006, or at any other time upon thirty days written request, an officer of the Seller shall, if the Mortgage Loans are being master serviced by a master servicer in a securitization transaction, execute and deliver to such master servicer for the benefit of such master servicer and its officers, directors and affiliates a certification in the form of Exhibit 10 attached hereto.

(2) The Seller shall indemnify and hold harmless the Initial Purchaser or its designee and their officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.25 or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Initial Purchaser or its designee, then the Seller agrees that it shall contribute to the amount paid or payable by the Initial Purchaser or its designee as a result of the losses, claims, damages or liabilities of the Initial Purchaser or its designee in such proportion as is appropriate to reflect the relative fault of the Initial Purchaser or its designee on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations under this Section 11.25 or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Subsection 11.26. Notification of Adjustments.

On each Adjustment Date, the Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall (a) immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor, or, (b) withdraw from the Custodial Account the amount of any interest overcharge previously passed through to the Purchaser.

Subsection 11.27. Access to Certain Documentation.

The Seller shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Seller required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Seller. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Seller by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Seller.

Subsection 11.28. Reports and Returns to be Filed by the Seller.

The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Subsection 11.29. Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Seller shall segregate and hold all Buydown Funds in the Custodial Account separate and apart from the Seller’s funds and general assets.

With respect to each Buydown Mortgage Loan, the Seller shall have deposited into the Custodial Account, no later than the Closing Date, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Seller will distribute to the Purchaser on each Distribution Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Seller or the insurer under any related Primary Insurance Policy) the Seller shall, on the Distribution Date following the date upon which Liquidation Proceeds or REO Disposition Proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Custodial Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Seller shall be required to withdraw from the Custodial Account any Buydown Funds remaining in the Custodial Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a Principal Prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Custodial Account related to such Buydown Mortgage Loan, would result in a Principal Prepayment in full, the Seller shall distribute to the Purchaser on the Distribution Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Custodial Account.

Subsection 11.30. Superior Liens.

With respect to each Second Lien Mortgage Loan, the Seller shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Seller shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Seller shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Seller shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Seller determines that such Servicing Advance is in the best interests of the Purchaser. The Seller shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Seller shall thereafter take such action as is necessary to recover the amount so advanced.

EXHIBIT 9

SERVICING ADDENDUM FOR SERVICING RELEASED MORTGAGE LOANS

Subsection 11.01. Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Servicing Released Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

The Seller shall notify MERS of the ownership interest of Purchaser in each MOM Loan through the MORNET system or MIDANET system, as applicable, or any other comparable system acceptable to MERS. At any time during the term of this Agreement, Purchaser may direct Seller to cause any MOM Loan to be deactivated from the MERS System.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to accepted mortgage servicing practices of prudent lending institutions, and the Purchaser’s reliance on the Seller.

Subsection 11.02. Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Servicing Released Mortgage Loans are paid in full, the Seller shall proceed diligently to collect all payments due under each Servicing Released Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to Mortgage Loans comparable to the Mortgage Loans and held for its own account. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Subsection 11.03. Realization Upon Defaulted Mortgage Loans.

(1) The Seller shall use its best efforts, consistent the procedures that the Seller would use in servicing mortgage loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Servicing Released Mortgage Loan remains delinquent for a period of 90 days or more, the Seller shall commence foreclosure proceedings. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement in accordance with Section 11.05.

(2) Notwithstanding the foregoing provisions of this Section 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee in possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 11.03 shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(v).

Upon completion of the environmental audit report, the Seller shall promptly provided the Purchaser with a copy thereof. Thereafter, the Seller and Purchaser shall consult to determine how to proceed with respect to the Mortgaged Property.

(3) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied as follows: to reimburse the Seller for any related unreimbursed Servicing Advances pursuant to Section 11.05(ii); to pay accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or if not in connection with a Final Recovery Determination, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; as a recovery of delinquent principal of the Mortgage Loan.

Subsection 11.04. Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The Custodial Account shall be established with a Qualified Depository as a Special Deposit Account. The Seller and the Purchaser intend that the Custodial Account be a special deposit account. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6.

The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-Off Date, or received by it prior to the Cut-Off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Servicing Released Mortgage Loans due on or before the Cut-Off Date:

(i)  all payments on account of principal on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans;

(iii)  all Liquidation Proceeds;

(iv)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the loan documents or applicable law;

(v)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(vi)  all proceeds of any Servicing Released Mortgage Loan repurchased in accordance with Sections 7.03 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 7.03;

(vii)  any amounts required to be deposited by the Seller pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(viii)  any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 11.13;

(ix)  any amounts required to be deposited in the Custodial Account pursuant to Sections 11.19 or 11.20; and

(x)  any prepayment penalties received with respect to any Mortgage Loan.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 11.01, need not be deposited by the Seller in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iii). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 11.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on September 1.

Subsection 11.05. Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)  to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.11;

(ii)  to reimburse itself for unreimbursed Servicing Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Servicing Released Mortgage Loan, pursuant to Section 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03 and all other amounts required to be paid to the Purchaser with respect to such Servicing Released Mortgage Loans;

(iii)  to pay to itself pursuant to Section 11.20 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(iv)  to pay to itself with respect to each Servicing Released Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(v)  to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

(vi)  to reimburse itself for Nonrecoverable Servicing Advances made pursuant to this Agreement; and

(vii)  to clear and terminate the Custodial Account on the termination of this Agreement; and

(viii)  to reimburse Seller for funds placed in the Custodial Account in error.

The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii)  (vii) above.

Subsection 11.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The Escrow Account shall be established with a Qualified Depository as a Special Deposit Account, in a manner which shall provide maximum available insurance thereunder. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 7.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.06. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non interest bearing or that interest paid thereon is insufficient for such purposes.

Subsection 11.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement or (viii) to reimburse Seller for funds placed in the Escrow Account in error.

Subsection 11.08. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained. The Seller will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non renewed policy is obtained from and maintained with a Qualified Insurer. The Seller shall not take any action which would result in non coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.18, the Seller shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.04, any amounts collected by the Seller under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.

Subsection 11.09. Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Subsection 11.10. Maintenance of Hazard Insurance.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any hazard insurance policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any hazard insurance policy. The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available through NFIP, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B+ or a financial performance indes of VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Subsection 11.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a declaration statement verifying insurance coverage and deductible amounts from the insurer.

Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae and Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers’ and Servicers’ Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a declaration statement verifying insurance coverage and deductible amounts from the surety and the insurer.

Subsection 11.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non permitted assets” within the meaning of Section 860F(a)(2)(b) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Seller to the Purchaser upon request. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets in a Custodial Account for each REO Property

The Seller shall deposit or cause to be deposited, on a daily basis in the related Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Seller.

The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each actively rented REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the Custodial Account.

Subsection 11.14 Distributions.

On each Distribution Date, the Seller shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05; minus (ii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iii) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Subsection 11.15 Remittance Reports.

On or before the 10th day (or if such 10th day is not a Business Day, the immediately preceding Business Day) of any month, the Seller shall provide to the Purchaser (or its designee) a computer tape or electronically transmitted data file in Excel format (or such other mutually agreeable format) setting forth the information contained in Exhibit 15 hereto (the “Monthly Remittance Advice”).

On the 10th day (or if such 10th day is not a Business Day, the immediately preceding Business Day) of each month (the “Data File Delivery Date”) commencing in the month after the Closing Date, the Seller shall deliver to the Purchaser a data file in “.csv” format incorporating the fields set forth in the data file layout in substantial compliance with the form set forth on Exhibit 16 hereto (the “Data File”).

Subsection 11.16 Statements to the Purchaser.

Upon request, the Seller shall forward to the Purchaser or its designee a copy of Seller’s custodial reconciliation reports.

Subsection 11.17 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Subsection 11.18 Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due on sale” clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Seller reasonably believes it is unable under applicable law to enforce such “due on sale” clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is not allowed pursuant to this Section 11.18, the Seller, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.18, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Subsection 11.19 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, the Seller shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee. Upon request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Subsection 11.20 Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee. Additional servicing compensation in the form of assumption fees and any associated ancillary fees, as provided in Section 11.18, net Prepayment Interest Excess, and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Subsection 11.21 Statement as to Compliance.

(1) The Seller will deliver to the Purchaser on or before March 15, 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

(2) The Seller shall indemnify and hold harmless the master servicer, the depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.21, Section 11.22, Section 11.23 or Section 11.30, or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Section 11.21, Section 11.22 or Section 11.23, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Subsection 11.22 Independent Public Accountants’ Servicing Report.

On or before March 15, 2006, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of Mortgage Loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Subsection 11.23 Annual Statement as to Compliance.

(1) `On or before March 15 of each year (or if not a Business Day, the immediately preceding Business Day), beginning on March 15, 2006, or at any other time upon thirty days written request, an officer of the Seller shall, if the Mortgage Loans are being master serviced by a master servicer in a securitization transaction, execute and deliver to such master servicer for the benefit of such master servicer and its officers, directors and affiliates a certification in the form of Exhibit 10 attached hereto.

(2) The Seller shall indemnify and hold harmless the Initial Purchaser or its designee and their officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.23 or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Initial Purchaser or its designee, then the Seller agrees that it shall contribute to the amount paid or payable by the Initial Purchaser or its designee as a result of the losses, claims, damages or liabilities of the Initial Purchaser or its designee in such proportion as is appropriate to reflect the relative fault of the Initial Purchaser or its designee on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations under this Section 11.23 or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Subsection 11.24 Notification of Adjustments.

On each Adjustment Date, the Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall (a) immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor, or, (b) withdraw from the Custodial Account the amount of any interest overcharge previously passed through to the Purchaser.

Subsection 11.25 Access to Certain Documentation.

The Seller shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Seller required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Seller. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Seller by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Seller.

Subsection 11.26 Reports and Returns to be Filed by the Seller.

The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Subsection 11.27 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.13, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Subsection 11.28 Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Seller shall segregate and hold all Buydown Funds in the Custodial Account separate and apart from the Seller’s funds and general assets.

With respect to each Buydown Mortgage Loan, the Seller shall have deposited into the Custodial Account, no later than the Closing Date, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Seller will distribute to the Purchaser on each Distribution Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Seller or the insurer under any related Primary Insurance Policy) the Seller shall, on the Distribution Date following the date upon which Liquidation Proceeds or REO Disposition Proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Custodial Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Seller shall be required to withdraw from the Custodial Account any Buydown Funds remaining in the Custodial Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a Principal Prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Custodial Account related to such Buydown Mortgage Loan, would result in a Principal Prepayment in full, the Seller shall distribute to the Purchaser on the Distribution Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Custodial Account.

Subsection 11.29 Superior Liens.

With respect to each Second Lien Mortgage Loan, the Seller shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Seller shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Seller shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Seller shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Seller determines that such Servicing Advance is in the best interests of the Purchaser. The Seller shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Seller shall thereafter take such action as is necessary to recover the amount so advanced.

EXHIBIT 10

FORM OF BACK UP CERTIFICATION

I, [identify certifying individual], certify to the [Initial Purchaser], [Mortgage Loan Seller] [Depositor], [Trustee], [Securities Administrator] and [Master Servicer] that:

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

The servicing information required to be provided by the Seller under this Servicing Agreement has been provided to the Initial Purchaser and the Master Servicer;

I am responsible for reviewing the activities performed by the Seller under the Agreement and based upon the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Initial Purchaser or the Master Servicer, the Servicer has, the Seller has, as of the date of this certification fulfilled its obligations under the Agreement; and

All significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Servicing Agreement, have been disclosed to such accountant and are included in such reports

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

By:
Name:
Title:

EXHIBIT 11

[FORM OF OPINION OF COUNSEL TO SELLER]

Goldman Sachs Mortgage Company
[Address]

Re:	Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005

Gentlemen:

I have acted as counsel to M&T Mortgage Corporation, a New York corporation (the “Seller”), in connection with the sale of certain loans by the Seller to Goldman Sachs Mortgage Company (the “Purchaser”) pursuant to (i) a Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005, between the Seller and the Purchaser (the “Purchase Agreement”) [and the Commitment Letter, dated _____________ 200__, between the Seller and the Purchaser (the “Commitment Letter”)]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

A. The Purchase Agreement;

B. The Commitment Letter;

C. The Seller’s Certificate of Incorporation and by laws, as amended to date; and

D. Resolutions adopted by the Board of Directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1. The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of New York with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Seller has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement and the Commitment Letter (sometimes collectively, the “Agreements”).

2. The Purchase Agreement and the Commitment Letter have been duly and validly authorized, executed and delivered by the Seller.

3. The Purchase Agreement and the Commitment Letter constitute valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Purchase Agreement and the Commitment Letter, or the consummation of the transactions contemplated by the Purchase Agreement and the Commitment Letter, except for those consents, approvals, authorizations or orders which previously have been obtained.

5. Neither the servicing of the Mortgage Loans by the Seller as provided in the Purchase Agreement and the Commitment Letter, nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement will result in a breach of any term or provision of the certificate of incorporation or by laws of the Seller, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Seller is a party or by which it is bound, (ii) any State of New York or federal statute or regulation applicable to the Seller, or (iii) any order of any State of New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or its ability to perform its obligations under the Purchase Agreement and the Commitment Letter.

6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement [or the Commitment Letter] or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement or the Commitment Letter.

7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

8. The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of each applicable state. When endorsed, as provided in the Purchase Agreement, the Mortgage Notes will be duly endorsed under applicable law.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A. I have assumed that all parties to the Agreements other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 17 of the Purchase Agreement.

C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Seller, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

I am admitted to practice in the State of New York and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the Federal laws of the United States of America.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the Purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

EXHIBIT 12

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), Goldman Sachs Mortgage Company (“GSMC”) and M&T Mortgage Corporation, a [_________] corporation (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller and GSMC are parties to the Purchase Agreement (as defined herein); and

WHEREAS, the Seller or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to GSMC in anticipation of the securitization transaction;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

Subsection 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

Agreement: This Indemnification Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Certificate Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Depositor Information: All information in the Prospectus Supplement other than the Seller Information.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the [_____], [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Purchase Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005, by and between Goldman Sachs Mortgage Company and M&T Mortgage Corporation.

Seller Information: (a) All information in the Prospectus Supplement, the Offering Circular or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Seller or any Affiliate thereof), and (b) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants that:

(a)  it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  this Agreement has been duly authorized, executed and delivered by such party; and

(c)  assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

SECTION 3.INDEMNIFICATION

Subsection 3.01 Indemnification.

(a)  The Seller shall indemnify and hold harmless the Depositor, .GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such indemnified party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Seller Information, and the Seller shall in each case reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The indemnifying party’s liability under this Section 3.01 shall be in addition to any other liability that the indemnifying party may otherwise have.

(b)  GSMC shall indemnify and hold harmless Seller and its .directors, officers, partners and each Person, if any, that controls Seller, within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which Seller or any such director, officer, partner or controlling Person may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Depositor Information, and GSMC shall in each case reimburse Seller and each such director, officer, partner or controlling Person for any legal or other expenses reasonably incurred by Seller, and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures or action, as such expenses are incurred. GSMC’s liability under this Subsection 3.01 shall be in addition to any other liability that GSMC may otherwise have.

(c)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an indemnified party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of each party, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Seller, the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

Subsection 3.02 Notification; Procedural Matters. Promptly after receipt by an indemnified party under Section 3.01 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 3.01, notify the indemnifying party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel representing the indemnified parties (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4. GENERAL.

Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each indemnified party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Seller: [______________], [Address], Attention: [____________].

Subsection 4.06 Submission To Jurisdiction; Waivers. The Seller hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

M&T MORTGAGE CORPORATION

By:
Name:
Title:

EXHIBIT 13

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[_] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)  I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[_] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)  Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)  Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

(5)  The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:	____________________________

By:
Name:
Title:

EXHIBIT 14

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:
Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date:	__________________________

By: ________________________________
Name:
Title:

EXHIBIT 15

INFORMATION TO BE INCLUDED IN MONTHLY REMITTANCE ADVICE

Loan number;
Servicer loan number;
Borrower name;
Scheduled payment amount;
Note interest rate;
Net rate;
Servicing fee rate;
New payment amount;
New loan rate;
ARM index rate;
Actual beginning balance;
Actual ending balance;
Next due date;
Curtailment amount 1;
Curtailment date 1;
Curtailment adjustment amount 1;
Curtailment amount 2;
Curtailment date 2;
Curtailment adjustment amount 2;
Curtailment amount 3;
Curtailment date 3;
Curtailment adjustment amount 3;
Scheduled beginning balance;
Scheduled ending balance;
Scheduled principal balance;
Scheduled net amount;
Liquidation amount;
PIF date;
Action code;
Principal adjustment date;
Interest adjustment date;
Prepayment Charge amount;
Soldier and sailor adjustment amount;
Non-adv loan amount; and
CAT.

EXHIBIT 16

REPORTING REQUIREMENTS

(Pursuant to Section 11.15 of the Agreement, the Seller shall deliver the information in this Exhibit 16 in .csv format.)

LOAN NUMBER
INVESTOR ID
INVESTOR NAME
INVESTOR LOAN NUMBER
MORTGAGOR LAST NAME
MORTGAGOR FIRST NAME
NEXT PAYMENT DUE DATE
FIRST PRINCIPAL BALANCE
FIRST P AND I AMOUNT
T AND I MONTHLY AMOUNT
LOAN MATURES DATE
ANNUAL INTEREST RATE
RECOVER CORP ADVANCE BALANCE
THIRD PARTY RECOVERABLE CA BAL
NON REC CORP ADVANCE BALANCE
ESCROW BALANCE
ESCROW ADVANCE BALANCE
RESTRICTED ESCROW BALANCE
BAD CHECK TABLE
STATE
ZIP CODE
SERVICING TYPE
SENIOR LIEN AMOUNT
INTEREST PAID TO DATE
LAST PAYMENT DATE
DAYS PAST DUE
DELINQUENCY CONVENTION
NEXT PAYMENT RESET DATE
NEXT RATE RESET DATE
DELINQUENCY STATUS-T30
DELINQUENCY STATUS-T60
DELINQUENCY STATUS-T90
DELINQUENCY STATUS T120
RECENT PROPERTY VALUATION
RECENT PROPERTY VALUATION DATE
TOTAL MONTHLY PAYMENT PRINCIPAL
TOTAL MONTHLY PAYMENT INTEREST
TOTAL MONTHLY PAYMENT PENALTIES/FEES
TOTAL MONTHLY ESCROW PAYMENT
TOTAL MONTHLY PREPAYMENT AMOUNT
TOTAL PREPAYMENT PENALTIES
TOTAL MONTHLY PAYMENT
BKR STATUS CODE
CKR CHAPTER TYPE
BKR FILING DATE
BKR PREPETITION CONFIRM DATE
BKR PREPETITION CONF DATE
BKR POST PETITION DUE DATE
BKR REMOVAL DATE
BKR REMOVAL CODE
FC STATUS CODE
FC STOP CODE
FC STOP CODE DESCRIPTION
FC STATUS CODE CHANGE DATE
FC SALE DATE
FC SALE AMOUNT
LOSS MIT STATUS CODE
LOSS MIT SET UP DATE
LOSS MIT STAGE CODE
LOSS MIT TYPE CODE
LOSS MIT REMOVAL DATE
REO STATUS CODE
REO STAGE CODE
REO CMA AS IS VALUE
REO CMA COMPLETED DATE
REO EVICTION START DATE
REO EVICTION COMPLETED DATE
REO LISTING START DATE
REO LISTING PRICE AMOUNT
REO COMPLETED DATE
REO SALE PRICE AMOUNT
APPRAISAL DATE
PROPERTY VALUE AMOUNT
CONVEYANCE CONDITION
FHA PART A FILED
FHA PART A RECD
DEED SENT FOR RECORDING
TITLE APPROVAL
FHA PART B FILED
FHA PART B RECD
VA CLAIM FILED
LOAN_NBR
SERVICER LOAN_NBR
BORROWER_NAME
SCHED_PMT_AMT
NOTE_INT_RATE
SERV_FEE_RATE
NEW_PAY_AMT
NEW_LOAN_RATE
ARM_INDEX_RATE
ACTL_BEG_BAL
ACTL_END_BAL
NEXT_DUE_DATE
CURT_DATE_1
CURT_ADJ_AMT_1
CURT_AMT_2
CURT_DATE_2
CURT_ADJ_AMT_2
CURT_AMT_3
CURT_DATE_3
CURT_ADJ_AMT_3
SCHED_BEG_BAL
SECHED_END_BAL
SCHED_PRIN_AMT
SCHED_NET_INT
LIQ_AMT
PIF_DATE
ACTION_CODE
PRIN_ADJ_AMT
INT_ADJ_AMT
PREPAYMENT PENALTY AMT
SOLDIER_SAILOR ADJ AMT
NON ADV LOAN AMT
CAT
REMITTANCE
PAYMENT DATE
1 If Counts in Totals
SCHED_PMT_AMT
SCHED_BEG_BAL
SCHED_END_BAL
ACTL_BEG_BAL
ACTL_END_BAL

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE II

Points and Fees

GSAA HOME EQUITY TRUST 2006-S1

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-S1

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

among

GOLDMAN SACHS MORTGAGE COMPANY,
as Assignor

GS MORTGAGE SECURITIES CORP.,
as Assignee

and

M&T MORTGAGE CORPORATION,
as Responsible Party

Dated as of

December 28, 2006

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment Agreement”) made this 28th day of December, 2006, among M&T Mortgage Corporation (the “Responsible Party”), GS Mortgage Securities Corp., as assignee (the “Assignee”) and Goldman Sachs Mortgage Company, as assignor (the “Assignor”).

WHEREAS, the Assignor and the Responsible Party have entered into the Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005 (the “Sale Agreement”) and the Commitment Letter, dated as of June 29, 2006, 2006 (the Commitment Letter), pursuant to which the Responsible Party sold certain mortgage loans on a servicing-released basis listed on the mortgage loan schedule attached as an exhibit to the Master Servicing and Trust Agreement (as defined below);

WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain of the mortgage loans (the “Mortgage Loans”), which are subject to the provisions of the Sale Agreement and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the “Mortgage Loan Schedule”); and

WHEREAS, pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling Agreement”), among GS Mortgage Securities Corp., as depositor, Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”), U.S. Bank National Association, as a custodian, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), Ocwen Servicing LLP, as a servicer, Avelo Mortgage, L.L.C., as a servicer and National City Home Loan Services, Inc., as a servicer, the Assignee will transfer the Mortgage Loans to the Trustee, together with the Assignee’s rights under the Sale Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor (and if applicable its affiliates, officers, directors and agents) to indemnification thereunder).

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Assignment and Assumption. (a) The Assignor hereby assigns to the Assignee, as of the date hereof, all of its right, title and interest in and to the Mortgage Loans and the Sale Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor (and if applicable its affiliates, officers, directors and agents) to indemnification thereunder), and the Assignee hereby assumes all of the Assignor’s obligations under the Sale Agreement, to the extent relating to the Mortgage Loans, from and after the date hereof, and the Responsible Party hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Sale Agreement from and after the date hereof, to the extent relating to the Mortgage Loans.

(b)  The Assignor represents and warrants to the Assignee that the Assignor has not taken any action which would serve to impair or encumber the Assignor’s ownership interest in the Mortgage Loans since the date of the Sale Agreement.

(c)  The Responsible Party and the Assignor shall have the right to amend, modify or terminate the Sale Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder; provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

2.  Accuracy of Sale Agreement. The Responsible Party and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Sale Agreement and (ii) to the best of the Assignor’s knowledge, no notice of termination has been given to the Responsible Party under the Sale Agreement. The Responsible Party, in its capacity as seller under the Sale Agreement, further represents and warrants that the representations and warranties contained in Section 7.01 and Section 7.02 (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xiv), (xv), (xvii), (xxviii), (xxxiv), (xxxv), (xli), (xliv), (l), (lv), (lvi) of the Sale Agreement are true and correct as of the Reconstitution Date (as such term is defined in the Sale Agreement) and the representations and warranties contained in Section 7.02 (i), (v), (xi), (xvi), (xix) - (xxxiii), (xxxvi) - (xl), (xlii), (xliii), (xlv) - (xlix), (li) - (liv), (lvii) - (lxvi) of the Sale Agreement are true and correct as of the related Closing Date (as such term is defined in the Sale Agreement).

3.  Modification of the Sale Agreement. Only in so far as it relates to the Mortgage Loans, the Responsible Party and the Assignor hereby amend the Sale Agreement as follows:

(a)  the defined term “Business Day” in Section 1 will be deleted in its entirety and replaced with the following:

“Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of Maryland, Minnesota or New York, (b) the state in which the Servicer’s servicing operations are located or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.”

(b)  a new section, Section 35, will be added immediately following subsection 34 which shall read as follows:

“SECTION 35. Third Party Beneficiary.

Wells Fargo Bank, National Association, as master servicer under the Pooling Agreement, shall be considered a third party beneficiary to this Agreement entitled to all of the rights and benefits accruing to it as if it were a direct party to this Agreement.”

4.  Recognition of Assignee. From and after the date hereof, the Responsible Party shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans. It is the intention of the Assignor, Assignee and Responsible Party that the Sale Agreement shall be binding upon and inure to the benefit of the Responsible Party and the Assignee and their successors and assigns.

5.  Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

(a)  Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Responsible Party other than those contained in the Sale Agreement or this Assignment Agreement.

(b)  Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Assignment Agreement and to perform its obligations hereunder and under the Sale Agreement.

(c)  Enforceability. The Assignee hereto represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6.  Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:

(a)  Organization. The Assignor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under the Sale Agreement and this Assignment Agreement.

(b)  Enforceability. This Assignment Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

(c)  No Consent. The execution, delivery and performance by the Assignor of this Assignment Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

(d)  Authorization; No Breach. The execution and delivery of this Assignment Agreement have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Assignment Agreement, nor the consummation by the Assignor of the transactions herein contemplated, nor compliance by the Assignor with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

(e)  Actions; Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Assignment Agreement or (B) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will, if determined adversely to the Assignor, materially adversely affect its ability to perform its obligations under this Assignment Agreement.

7.  Additional Representations and Warranties of the Assignor With Respect to the Mortgage Loans. The Assignor hereby represents and warrants to the Assignee as follows:

(a)  Prior Assignments; Pledges. Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

(b)  Releases. The Assignor has not satisfied, canceled or subordinated in whole or in part, or rescinded any Mortgage, and the Assignor has not released the related Mortgaged Property from the lien of any Mortgage, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Assignor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer, to the extent such approval was required.

(c)  Compliance with Applicable Laws. With respect to each Mortgage Loan, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to such Mortgage Loan, including without limitation, any provisions relating to prepayment charges, have been complied with.

(d)  High Cost. No Mortgage Loan is categorized as “High Cost” pursuant to the then-current Standard & Poor’s Glossary for File Format for LEVELS® Version 5.7, Appendix E, as revised from time to time and in effect as of the Original Purchase Date. Furthermore, none of the Mortgage Loans sold by the Seller are classified as (a) a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under any other applicable state, federal or local law.

(e)  Georgia Fair Lending Act. No Mortgage Loan is secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

(f)  Credit Reporting. The Assignor will cause to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(g)  Bring Down. To the Assignor’s knowledge, with respect to each Mortgage Loan, no event has occurred from and after the applicable date set forth in such Sale Agreement to the date hereof that would cause any of the representations and warranties relating to such Mortgage Loan set forth in Section 7.02 of the Sale Agreement to be untrue in any material respect as of the date hereof as if made on the date hereof, except for approximately 0.44% of the Mortgage Loans which are no more than one payment past due, as of the Cut-off Date (as defined in the Pooling Agreement). With respect to those representations and warranties which are made to the best of the Assignor's knowledge, if it is discovered by the Assignor that the substance of such representation and warranty is inaccurate, notwithstanding the Assignor’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

It is understood and agreed that the representations and warranties set forth in Sections 6 and 7 shall survive delivery of the respective mortgage loan documents to the Assignee or its designee and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Assignment Agreement, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Assignor set forth in Section 8 to repurchase or, in limited circumstances, substitute a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in Sections 6 and 7. It is further understood and agreed that, except as specifically set forth in Sections 6 and 7, the Assignor shall be deemed not to have made the representations and warranties in Section 7(g) with respect to, and to the extent of, representations and warranties made, as to the matters covered in Section 7(g), by the Responsible Party in the Sale Agreement (or any officer’s certificate delivered pursuant thereto).

It is understood and agreed that, with respect to the Mortgage Loans, the Assignor has made no representations or warranties to the Assignee other than those contained in Sections 6 and 7, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

8.  Repurchase of Mortgage Loans. (a) To the extent that the Responsible Party is required under the Sale Agreement to which the Responsible Party and Assignor are parties to repurchase any Mortgage Loan on account of an Early Payment Default, the Assignee shall be entitled as a result of the assignments hereunder to enforce such obligation directly against the Responsible Party as required by and in accordance with Section 7.04 of the Sale Agreement. Notwithstanding the foregoing provisions of this subsection (a), nothing contained herein shall obligate the Responsible Party to repurchase any Mortgage Loan unless, and to the extent that, the Responsible Party is required to repurchase such Mortgage Loan under Section 7.04 of the Sale Agreement to which the Responsible Party and Assignor are parties.

In the event a Mortgage Loan is required to be repurchased by the Responsible Party in connection with an Early Payment Default, the Responsible Party shall pay to (a) the Trust (i) the Stated Principal Balance of such Mortgage Loan, plus (ii) Interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the date of repurchase plus (iii) the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Assignee, the Trust or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Responsible Party’s repurchase obligation hereunder plus any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law and (b) the Assignor an amount equal to the product of (i) the excess, if any, of the purchase price percentage for such Mortgage Loan as set forth in the Commitment Letter over 100% and (ii) the Stated Principal Balance of such Mortgage Loan as of the date of such repurchase. It is hereby understood that the right to such excess of percentage of par is not being sold or assigned hereunder and rather is being retained by the Assignor. In the event that such purchase price percentage is less than par, the Assignor shall receive no payment in accordance with clause (b) above. Nothing set forth herein shall expand or materially modify the Responsible Party’s obligations with respect to an Early Payment Default under the Sale Agreement.

(b) Upon discovery or notice of any breach by the Assignor of any representation, warranty or covenant under this Assignment Agreement that materially and adversely affects the value of any Mortgage Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within sixty (60) days from the date on which it is notified of the breach, the Assignee may enforce the Assignor’s obligation hereunder to purchase such Mortgage Loan from the Assignee at the Repurchase Price as defined in the Sale Agreement or, in limited circumstances (as set forth below), substitute such mortgage loan for a Substitute Mortgage Loan (as defined below).

The Assignor shall have the option, but is not obligated, to substitute a Substitute Mortgage Loan for a Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, by removing such Mortgage Loan and substituting in its place a Substitute Mortgage Loan or Loans and providing the Substitution Adjustment Amount, provided that any such substitution shall be effected not later than ninety (90) days from the date on which it is notified of the breach.

In the event the Responsible Party has breached a representation or warranty under the Sale Agreement that is substantially identical to a representation or warranty breached by the Assignor hereunder, the Assignee shall first proceed against the Responsible Party to cure such breach or purchase such mortgage loan from the Trust (to the extent the Responsible Party is obligated to repurchase such Mortgage Loan pursuant to Section 7.03 of the Sale Agreement). If the Responsible Party does not within sixty (60) days after notification of the breach, take steps to cure such breach (which may include certifying to progress made and requesting an extension of the time to cure such breach, as permitted under the Sale Agreement) or purchase the Mortgage Loan, the Trustee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase or substitute for the Mortgage Loan from the Trust. Notwithstanding the foregoing provisions of this paragraph, nothing contained herein shall obligate the Responsible Party to repurchase any Mortgage Loan unless, and to the extent that, the Responsible Party is require to repurchase such Mortgage Loan under the Sale Agreement to which the Responsible Party and Assignor are parties.

In addition, the Assignor shall have the option, but is not obligated, to substitute a Substitute Mortgage Loan for a Mortgage Loan with respect to which the Responsible Party has breached a representation and warranty and is obligated to repurchase such Mortgage Loan under the Sale Agreement, by removing such Mortgage Loan and substituting in its place a Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than ninety (90) days from the date on which it is notified of the breach.

In the event of any repurchase or substitution of any Mortgage Loan by the Assignor hereunder, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Responsible Party to cure any breach or repurchase such Mortgage Loan under the terms of the Sale Agreement with respect to such Mortgage Loan. In the event of a repurchase or substitution of any Mortgage Loan by the Assignor, the Assignee shall promptly deliver to the Assignor or its designee the related Mortgage File and shall assign to the Assignor all of the Assignee’s rights under the Sale Agreement, but only insofar as such Sale Agreement relates to such Mortgage Loan.

Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of this Assignment Agreement, to oversee compliance hereof or to take notice of any breach or default thereof.

For purposes of this Section, “Deleted Mortgage Loan” and “Substitute Mortgage Loan” shall be defined as set forth below.

“Deleted Mortgage Loan” A Mortgage Loan which is to be, pursuant to this Section 8, replaced or to be replaced by the Assignor with a Substitute Mortgage Loan.

“Substitute Mortgage Loan” A mortgage loan substituted by the Assignor for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 2% per annum higher than that of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same periodic rate cap, lifetime rate cap, and index); and (v) comply with each representation and warranty set forth in Section 7.02 of the Sale Agreement.

“Substitution Adjustment Amount” means with respect to any Mortgage Loan, the amount remitted by GSMC on the applicable Distribution Date which is the difference between the outstanding principal balance on a Substitute Mortgage Loan as of the date of substitution and the outstanding principal balance of the Deleted Mortgage Loan as of the date of substitution.

9.  Continuing Effect. Except as contemplated hereby, the Sale Agreement shall remain in full force and effect in accordance with its terms.

10.  Governing Law.

THIS ASSIGNMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS ASSIGNMENT AGREEMENT.

11.  Notices. Any notices or other communications permitted or required hereunder or under the Sale Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to:

(a)     in the case of the Responsible Party,

M&T Mortgage Corporation
One Fountain Plaza
Buffalo, NY 14203
Attention: Justin LaFramboise

With a copy to:

M&T Mortgage Corporation
One M&T Plaza
12th Floor
Buffalo, NY 14203
Attention: General Counsel

or such other address as may hereafter be furnished by the Responsible Party;

(b)         in the case of the Assignee,

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention: Chris Gething
Tel: (212) 902-1434
Fax: (212) 256-5107

With a copy to:

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention: William Moliski
Tel.: (212) 357-8721
Fax: (212) 902-3000

or such other address as may hereafter be furnished by the Assignee; and

(c)          in the case of the Assignor,

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: William Moliski
Tel.: (212) 357-8721
Fax: (212) 902-3000

or such other address as may hereafter be furnished by the Assignor.

12.  Counterparts. This Assignment Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

13.  Definitions. Any capitalized term used but not defined in this Assignment Agreement has the meaning assigned thereto in the Sale Agreement or Pooling Agreement, as applicable.

14.  Third Party Beneficiary. The parties agree that the Trustee is intended to be, and shall have the rights of, a third party beneficiary of this Assignment Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement the day and year first above written.

GOLDMAN SACHS MORTGAGE
COMPANY

By:  Goldman Sachs Real Estate Funding
Corp., its general partner

By: _________________________________
Name:
Title:

GS MORTGAGE SECURITIES CORP.

By: _________________________________
Name:
Title:

M&T MORTGAGE CORPORATION

By: _________________________________
Name:
Title:

EXHIBIT 1

Mortgage Loan Schedule

[On File with the Trustee as provided by the Depositor]

EXHIBIT 2

Sale Agreement

[On File with the Depositor]

EXHIBIT Q-3

OPTION ONE AGREEMENTS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of July 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and Option One Mortgage Corporation (the “Company”), a California corporation, having an office at 3 Ada, Irvine, California 92618, Option One Owner Trust 2001-1A (“Seller Trust 2”), Option One Owner Trust 2002-3 (“Seller Trust 3”), Option One Owner Trust 2003-4 (“Seller Trust 4”), Option One Owner Trust 2003-5 (“Seller Trust 5”), Option One Owner Trust 2005-6 (“Seller Trust 6”), Option One Owner Trust 2005-7 (“Seller Trust 7”), Option One Owner Trust 2005-8 (“Seller Trust 8”) and Option One Owner Trust 2005-9 (“Seller Trust 9”; each of Seller Trust 1A, Seller Trust 1B, Seller Trust 2, Seller Trust 3, Seller Trust 4, Seller Trust 5, Seller Trust 6, Seller Trust 7, Seller Trust 8 and Seller Trust 9, each a “Seller Trust”, collectively the “Seller Trusts”) (each of the Company and the Seller Trusts, a “Seller”, collectively the “Sellers”).

W I T N E S S E T H:

WHEREAS, from time to time, the Sellers desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Sellers, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

WHEREAS, the Purchaser and the Sellers wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Sellers, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Sellers agree as follows:

SECTION 1.	DEFINITIONS.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below. Other capitalized terms used in the Agreement and not defined herein shall have the respective meanings set forth in the Interim Servicing Agreement attached as Exhibit K hereto.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association, or any successor thereto.

Appraised Value: With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, provided, however, that in accordance with the Company’s underwriting guidelines, such value may be reduced to reflect the results of a review of such appraisal, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan or a Mortgage Loan originated in connection with a “lease option purchase” if the “lease option purchase price” was set 12 months or more prior to origination, such value of the Mortgage Property is based solely upon clause (i) above.

Assignment and Assumption Agreement: As defined in Section 22.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, New Jersey, Florida or Pennsylvania (b) the state in which the Company’s servicing operations are located or (c) or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Sellers from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

Code: Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Company’s Information: As defined in Subsection 33.04(a).

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

Custodian: Deutsche Bank National Trust Company (or such other Custodian as specified in the related Purchase Price and Terms Agreement), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Company in accordance with the terms of this Agreement.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fannie Mae Transfer: As defined in Section 13 hereof.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

FICO: Fair Isaac Corporation, or any successor thereto.

Fitch: Fitch, Inc., or its successor in interest.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 13 hereof.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Company.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Company generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the date of origination (unless otherwise indicated), to the Appraised Value of the Mortgaged Property.

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Company, in accordance with MERS Procedure Manual and (b) the Company has designated or will designate the Custodian as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents in the Mortgage File.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Sellers on a Closing Date.

Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth certain information with respect to each Mortgage Loan in the related Mortgage Loan Package, which must include at a minimum: (1) the Company’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) if applicable, the credit risk score (FICO score) at origination; (30) the date of origination; (31) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate adjustment period; (32) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate adjustment percentage; (33) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a HOEPA Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one-year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (43) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property and (44) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor’s Glossary. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Preliminary Mortgage Schedule: As defined in Section 3.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Sellers in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchase Price Percentage: With respect to each Mortgage Loan, the percentage as defined in the related Purchase Price and Terms Agreement.

Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Company and the Purchaser.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, acceptable to the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

Reconstitution Date: As defined in Section 13.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all reasonable costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation reasonable costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Sellers: Option One Mortgage Corporation and the Seller Trusts, and their respective successors in interest and assigns.

Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Interim Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Interim Servicer thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Interim Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal actually received on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

Static Pool Information: Static pool information as described in Item 1105(a)(1)- (3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Transfer Date: With respect to each Mortgage Loan, the date on which servicing shall be transferred to a Successor Servicer, which shall be (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Company and the Purchaser.

Underwriting Guidelines: The underwriting guidelines of the Company, a copy of which shall be provided to the Purchaser by the Company prior to the related Closing Date.

Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.	AGREEMENT TO PURCHASE.

In exchange for the payment of the Purchase Price, the Sellers, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase without recourse, but subject to the representations, warranties, terms and provisions of the Agreement, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Sellers as evidenced by the aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.	MORTGAGE SCHEDULES.

The Company shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

The Company shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Final Mortgage Loan Schedule shall set forth the Mortgage Loans which shall be purchased by the Purchaser from the related Seller on the related Closing Date (the “Final Mortgage Loan Schedule”).

SECTION 4.	PURCHASE PRICE.

The Purchase Price for each Mortgage Loan listed on the related Final Mortgage Loan Schedule shall be the Purchase Price Percentage stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the actual principal balance of such Mortgage Loan as of the related Cut-off Date, after application of payments actually received on such Mortgage Loan on or before the related Cut-off Date.

In addition to the Purchase Price as described above, the Purchaser shall pay to the related Seller, on the related Closing Date, accrued interest on the current principal amount of each Mortgage Loan listed on the related Final Mortgage Loan Schedule such Mortgage Loan’s Mortgage Interest Rate from the paid through date through the day prior to the related Closing Date. The Purchase Price plus accrued interest as set forth in the preceding sentence shall be paid to the related Seller by wire transfer of immediately available funds to an account designated by the Company in writing.

The Purchaser shall be entitled to (1) all principal received after the related Cut off Date, (2) subject to the Interim Servicing Agreement if such Agreement is in effect, all other recoveries of late charges, prepayment penalties, assumption fees or other charges and (3) all accrued interest on the current principal amount of the related Mortgage Loans collected after the related Cut-off Date, net of the Interim Servicing Fee.

SECTION 5.	EXAMINATION OF MORTGAGE FILES; PURCHASER’S RIGHT TO REVIEW.

On or prior to the date set forth in the related Purchase Price and Terms Agreement, the Company shall deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

At least seven (7) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Sellers shall make the related Servicing Files and Credit Files available to the Purchaser for examination at the Company’s offices or such other location as otherwise acceptable to Purchaser. Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Company with respect to the Mortgage Loans. The Company will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its coinvestor’s, its financial partner’s, and the rating agencies. The Company shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Company’s offices or such other location as otherwise acceptable to Purchaser, for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Sellers, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided in this Agreement.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Company’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Company of any such rejected Mortgage Loan immediately upon discovery.

In the event that the Sellers fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Sellers shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

SECTION 6.	CONVEYANCE FROM SELLERS TO PURCHASER.

Subsection 6.01 Conveyance of Mortgage Loans.

The Sellers, on each related Closing Date, simultaneously with the payment of the Purchase Price, do hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Sellers in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02 Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of MERS or the Company, subject to the recordation of any intervening assignments. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by any Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received by the Company on or in connection with a Mortgage Loan shall be received and held by the Company in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on each Seller’s balance sheet and other financial statements as a sale of assets by such Seller.

The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and secondary mortgage market standards including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by applicable law or the Secondary Mortgage Market. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or other such means of reproducing documents including but not limited to optical imagery techniques to the extent permissible by law and acceptable the Purchaser.

Subsection 6.03 Delivery of Mortgage Loan Documents.

The Company shall deliver and release to the Custodian no later than seven (7) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Company shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks after its execution, provided, however, that the Company may provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within one hundred and twenty (120) days of the related Closing Date. In the event of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Purchaser, within one hundred and twenty (120) days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld. If the applicable recorded document has not been delivered to the Custodian after one hundred and twenty (120) days from the related Closing Date, the Company shall provide the Purchaser with regular updates on the status of such document every sixty (60) days until such document is delivered to the Custodian.

In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Company does not cure such failure within thirty (30) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Company at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Company cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Company shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Company, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Company of a schedule of the related Mortgage Loans, the Company shall reissue and deliver to the Purchaser or its designee said officer’s certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Company shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Company for the costs associated therewith pursuant to the preceding sentence, it being understood that the Company shall be responsible for the fees and costs of only one recordation with respect to each Mortgage Loan.

Subsection 6.04 Quality Control Procedures.

The Company shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Company’s loan production and the servicing activities of the Company. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.	SERVICING OF THE MORTGAGE LOANS.

The Mortgage Loans have been sold by the Sellers to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Sellers hereby sell, transfer, assign, convey and deliver to the Purchaser the Servicing Rights.

The Purchaser shall retain the Company as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Company shall execute the Interim Servicing Agreement on the date hereof. Pursuant to the Interim Servicing Agreement, the Company shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

SECTION 8.	TRANSFER OF SERVICING.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Company shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Company shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Company shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. No later than the related Transfer Date, the Company shall provide the Purchaser with written confirmation that all such elated notices were mailed in accordance with this Section 8(a).

(b)  Notice to Taxing Authorities and Insurance Companies. The Company shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. No later than the related Transfer Date, the Company shall provide the Purchaser written confirmation that all such related notices were mailed in accordance with this Section 8(b).

(c)  Delivery of Servicing Records. The Company shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Company’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Escrow Payments. The Company shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Company shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Company shall wire transfer to the Purchaser the amount of any Mortgage Loan payments and all other similar amounts held by the Company.

(e)  Payoffs and Assumptions. Upon the Purchaser’s request, the Company shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Company on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Company on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Company after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one (1) Business Day after the date of receipt. The Company shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Company forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Company shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Company after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Company shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

(i)  All parties shall cooperate in correcting misapplication errors;

(ii)  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

(iii)  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Company shall be liable for the amount of such shortage. The Company shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

(iv)  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

(v)  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Company and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Company with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

(j)  Reconciliation. The Company shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Company and the Purchaser as appropriate.

(k)  IRS Forms. The Company shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Company shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Company’s failure to comply with this paragraph.

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS; REMEDIES FOR BREACH.

Subsection 9.01 Representations and Warranties Regarding the Company.

A. The Company represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Company, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Company to make this Agreement and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of the Mortgaged Properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability To Perform; Solvency. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Company’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against the Company, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Company with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Company’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Company will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the Mortgage Loan Schedules delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit 1 to the Assignment and Conveyance hereto;

(j)  No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

(k)  Financial Statements. The Company has delivered to the Purchaser financial statements as to its last three (3) complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Company has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)  No Brokers. The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(m)  Sale Treatment. The Company intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Sellers and the Company and the Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(n)  Owner of Record. Except for a MERS Designated Mortgage Loan, the Company or applicable Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Company or applicable Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Company or applicable Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(o)  Reasonable Purchase Price. The Company deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(p)  Company’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

B. Each Seller Trust represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller Trust is duly organized, validly existing and in good standing under the laws of the state of Delaware and is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller Trust has the full power, authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all applicable instruments of transfer to be delivered pursuant to this Agreement) by the Seller Trust and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligations of the Seller Trust, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller Trust to make this Agreement hereby valid and binding upon the Seller Trust in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller Trust, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller Trust pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller Trust, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller Trust’s trust agreement or trust certificate or other organizational documents or any legal restriction or any agreement or instrument to which the Seller Trust is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller Trust is subject;

(d)  Ability To Perform; Solvency. The Seller Trust does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller Trust’s knowledge, threatened against the Seller Trust, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, or which would be likely to impair materially the ability of the Seller Trust to perform under the terms of this Agreement;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller Trust of or compliance by the Company with this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Sale Treatment. The Seller Trust intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Company;

Subsection 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

The Company hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)  Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current. All payments required to be made up to the related Closing Date under the terms of the Mortgage Note, other than payments not yet 30 days past due have been made. No payment required under the Mortgage Loan is 30 days or more past due nor has any payment under the Mortgage Loan been 30 days or more past due at any time since the origination of the Mortgage Loan. The first Monthly Payment has been made or shall be made with respect to the Mortgage Loan on its Due Date or within 30 days of its Due Date;

(c)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage (other than payments due but not yet thirty (30) days or more past due) and on the related Closing Date, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are generally provided for in the secondary mortgage market, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the Company’s requirements, as set forth in the Underwriting Guidelines regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Company as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

(j)  Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i)  the lien of current real property taxes and assessments not yet due and payable;

(ii)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(iii)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(iv)  with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and related Seller has full right to sell and assign the same to Purchaser.

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or to the best of the Company’s knowledge, the Mortgagor, the appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Company has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or offsite improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. The related Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the related Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The related Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the related Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the related Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

(n)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(o)  CLTV, LTV. No Mortgage Loan has an LTV or CLTV greater than 100% except as set forth in the related Purchase Price and Terms Agreement;

(p)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance in accordance with secondary mortgage market standard and each such title insurance policy is issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the related Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(q)  No Defaults. Other than payments due but not yet thirty (30) days or more past due, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Company nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. The Mortgage Loan was originated or acquired by the Company (and if acquired by the Company, the Mortgage Loan was underwritten in accordance with the Company’s underwriting guidelines in effect at the time the Mortgage Loan was originated) or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than two months after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, except with respect to balloon Mortgage Loans, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans. Unless otherwise specified on the related Mortgage Loan Schedule, no Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(u)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit H). The Mortgage Note and Mortgage are on forms acceptable and in accordance with secondary mortgage market standards and the Company has correctly described to each Mortgagor, in accordance with applicable federal, state and local law, the terms of the mortgage instruments used;

(w)  Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Company generally;

(aa)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Company’s Underwriting Guidelines;

(cc)  Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Sellers are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(dd)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

(ee)  Assumability. None of the Fixed Rate Mortgage Loans are, by their terms, assumable;

(ff)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by a Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(gg)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Sellers have no knowledge of any such proceedings in the future;

(ii)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Company, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Company executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(jj)  Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(kk)  Insurance Policies. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Sellers or by any officer, director, or employee of the Sellers or any designee of the Sellers or any corporation in which the Sellers or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)  No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and as of the related Closing Date, there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(mm)  Servicemembers Civil Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(nn)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser;

(oo)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Company has complied with, all applicable law with respect to the making of the Mortgage Loans. The Company shall maintain such statement in the Mortgage File;

(pp)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(qq)  No Defense to Insurance Coverage. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Company on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Company, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(rr)  Escrow Analysis. With respect to each Mortgage Loan which requires escrows, the Company has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(ss)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(tt)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, that Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Company has in its capacity as servicer, for each Mortgage Loan, fully furnished and the Interim Servicer will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material Breach Representation;

(uu)  Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(vv)  Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Company for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of three (3) years from the date of the Mortgage Note. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or free reduction (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law and (iv) such Prepayment Penalty shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default, notwithstanding that the terms of the Mortgage Note or state or federal law might permit the imposition of such penalty. This representation and warranty is a Deemed Material Breach Representation;

(ww)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

(xx)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, health or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, health or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, health or property insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(yy)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(zz)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(aaa)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(bbb)  Recordation. Each original Mortgage was recorded, or has been sent for recordation, and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been or are in the process of being recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

(ccc)  FICO Scores. If applicable, each Mortgagor has a non-zero FICO score. If applicable, no Mortgage Loan has a Mortgagor with a FICO score of less than 500;

(ddd)  Compliance with Anti-Money Laundering Laws. The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(eee)  Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

(fff)  Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

(ggg)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(hhh)   Points and Fees. Except as set forth in the related Mortgage Loan Schedule, no Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(iii)  Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

(jjj)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation; and

(kkk)  Second Lien Loans. With respect to each Second Lien Loan:

(i)  No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

(ii)  Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Company has notified such senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

(iii)  No Default Under First Lien. To the best of Company’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

(iv)  Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

(v)  Principal Residence. The related Mortgaged Property is the Mortgagor’s principal residence. This representation and warranty is a Deemed Material and Adverse Representation.

Subsection 9.03 Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interest of the Purchaser in the related Mortgage Loan in the case of a representation and warranty related to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the Company’s knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty (except with respect to fraud in clause (k) of Subsection 9.02), such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within sixty (60) days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. Any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause (aaa) of such Subsection or any Deemed Material Breach Representation) and the Company discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Company shall, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by either (a) if the Interim Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution, or (b) if the Interim Servicing Agreement has not been entered into or is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall remit directly to the Purchaser, or its designee in accordance with the Purchaser’s instructions the Monthly Payment less the interim Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company directly to the Purchaser or its designee in accordance with the Purchaser’s instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Company will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month’s interest thereon at the Mortgage Loan remittance rate.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Company set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

SECTION 10.	CLOSING.

The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)  at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Company the final list of Mortgage Loans the Purchaser desires to purchase, the Company shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

(ii)  all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)  the Company shall have delivered and released to the Custodian all documents required hereunder; and

(v)  all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement which are required to be complied with on or before the related Closing Date shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the related Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Company.

SECTION 11.	CLOSING DOCUMENTS.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Interim Servicing Agreement, any account certifications and all other documents required thereunder;

3.  an Officer’s Certificate, in the form of Exhibit C hereto with respect to the Sellers, including all attachments thereto;

4.  an Opinion of Counsel of the Company (who may be an employee of the Company), in the form of Exhibit D hereto (“Opinion of Counsel of the Company”);

5.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  the Underwriting Guidelines to be attached hereto as Exhibit H; and

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Company by merger or acquired or originated by the Company while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

2.  a Purchase Price and Terms Agreement;

3.  the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

4.  each of the documents required to be delivered by the Company pursuant to Subsection 6.03 hereof;

5.  the initial certification of the Custodian with respect to the related Mortgage Loan Package;

6.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Company by merger or acquired or originated by the Company while conducting business under a name other than its present name, if applicable; and

8.  if requested by the Purchaser in connection with a material change in Company’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Company, in the form of Exhibit D hereto.

The Company shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.	COSTS.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the initial transfer of the Mortgage Loans, fees with respect to the initial transfer files and to prepare the initial assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS® System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Company’s counsel, shall be payable by the Company.

SECTION 13.	COOPERATION OF SELLERS WITH A RECONSTITUTION.

The Sellers and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)  Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)  Freddie Mac (the “Freddie Mac Transfer”); or

(iii)  one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)  one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

The Company agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Company among the Purchaser, the Company, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Company, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Company (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”); provided, however, that the Company shall have no obligation to execute any Reconstitution Agreements that increase its obligations or liability beyond those obligations and liabilities set forth in this Agreement or the Interim Servicing Agreement.

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Company agrees (1) to reasonably cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser, provided that the same are reasonably acceptable to the Company and do not include obligations on the part of the Company that increase its obligations or liability beyond those obligations and liabilities set forth in this Agreement and the Interim Servicing Agreement; and deliver an opinion of counsel substantially in the form of Exhibit D hereto requested by the Purchaser; and (3) (a) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a “Reconstitution Date”) that occurs within six months following the related Closing Date, with such modifications as are necessary to reflect events occurring between the related Closing Date and the applicable Reconstitution Date or (b) make representations and warranties as may be required by any Rating Agency, in connection with such Reconstitution, if only to the extent that the same are, to the Company’s knowledge, then true; provided that the Company shall restate the representations and warranties set forth in Subsection 9.02 (b), (c), (m), (hh) and (ll) only as of the related Closing Date. The Company shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Company or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit O hereto. The Company shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any material misstatement or omission in the information provided by or on behalf of the Company regarding the Company (or if the Company is not the originator, the originator of the Mortgage Loans), the Company’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Sellers agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date, the Company shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Company acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Sellers shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Sellers shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.	THE SELLERS.

Subsection 14.01 Additional Indemnification by the Company; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Company’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to (a) any breach of any of Company’s representations, warranties or covenants set forth in this Agreement, (b) the failure of the Sellers to perform its duties under this Agreement or (c) the failure of the Company to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Company’s indemnification pursuant to Section 9 or the first sentence of this Subsection 14.01, or is in any way related to the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

Subsection 14.02 Merger or Consolidation of the Company.

The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.	FINANCIAL STATEMENTS.

The Company understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Company for the most recently completed three (3) fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Company at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Company shall also make available any comparable interim statements to the extent any such statements have been prepared by the Company (and are available upon request to members or stockholders of the Company or the public at large). The Company, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Company shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Company also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Company or the financial statements of the Company.

SECTION 16.	MANDATORY DELIVERY; GRANT OF SECURITY INTEREST.

The sale and delivery on the related Closing Date of the Mortgage Loans in the related Mortgage Loan Package is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Company’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The related Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Company of its obligations under the related Purchase Price and Terms Agreement, and the Company agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 17.	NOTICES.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Company:

Option One Mortgage Corporation
3 Ada
Irvine, California 92618
Attention: _________________

(ii) if to the Purchaser:

Goldman Sachs Mortgage Company
100 2nd Ave. South, Suite 200S
St. Petersburg, Florida 33701
Attention: Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.	SEVERABILITY CLAUSE.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.	COUNTERPARTS.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.	GOVERNING LAW.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

SECTION 21.	INTENTION OF THE PARTIES.

It is the intention of the parties that the Purchaser is purchasing, and the Sellers is are selling the Mortgage Loans and not a debt instrument of the related Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the related Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Company shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.	SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.

This Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Purchaser and the respective permitted successors and assigns of the Sellers and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Sellers to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Company. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.	WAIVERS.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.	EXHIBITS.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.	GENERAL INTERPRETIVE PRINCIPLES.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reasonof enumeration.

SECTION 26.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.	FURTHER AGREEMENTS.

The Sellers and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.	RECORDATION OF ASSIGNMENTS OF MORTGAGE.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

SECTION 29.	NO SOLICITATION.

From and after the related Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser; provided that it is understood and agreed that the Company may solicit (i) any Mortgagor for whom the Company has received a request for demand for payoff or (ii) any borrower or obligor, if such borrower or obligor initiated a written communication to the Company indicating a desire to prepay the related Mortgage Loan. All rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.	WAIVER OF TRIAL BY JURY.

THE SELLERS AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.	SUBMISSION TO JURISDICTION; WAIVERS.

The Sellers hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.	CONFIDENTIAL INFORMATION.

The Sellers and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Sellers, and the Sellers and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of a Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that a Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Sellers understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Sellers agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of a Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

SECTION 33.	COMPLIANCE WITH REGULATION AB.

Subsection 33.01 Intent of the Parties; Reasonableness.

The Purchaser and the Sellers acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02 Additional Representations and Warranties of the Company.

(a)  The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Company or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03 Information To Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

(a)  If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Company, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

1.  the sponsor;
2.  the depositor;
3.  the issuing entity;
4.  any servicer;
5.  any trustee;
6.  any originator;
7.  any significant obligor;
8.  any enhancement or support provider; and
9.  any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Sellers (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  With respect to each Mortgage Loan that has been transferred to the Purchaser, or its designee, pursuant to Section 8 of this Agreement, the Purchaser shall cause each servicer of one or more of the Mortgage Loans to provide to the Company after written request by the Company, Static Pool Information related to such Mortgage Loans in the form and at the times customarily provided by the party preparing such Static Pool Information (which need not be customized for the Company), to the extent necessary for the Company to prepare static pool information deliverable pursuant to Regulation AB (the “Mortgage Pool Information”). For convenience, a summary of the information required in Static Pool Information is set forth in Exhibit K to this Agreement. In the event of a conflict or inconsistency between the terms of Exhibit K and the text of the applicable Item of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control. The Mortgage Pool Information shall be prepared by the applicable servicer in accordance with its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)- (3) and (c) of Regulation AB. In determining the delinquency status of any Mortgage Loan, for purposes of reporting the Mortgage Pool Information, the applicable servicer will use delinquency recognition policies as described to and approved by the Company, and shall revise these policies as reasonably requested by the Company from time to time. The presentation and content of such Mortgage Pool Information shall be in the form customarily provided by the applicable servicer. Such Mortgage Pool Information shall be provided separately for each vintage origination year or prior securitized pool, as directed by the Company, shall be provided in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The Mortgage Pool Information shall be provided in an electronic format as reasonably required by the Company.

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 33.04 Indemnification.

The Company shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Company, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the “Company Information”), or (ii) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Company or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(iii)  any breach by the Company of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company or any Third-Party Originator.

SECTION 34.	NO RECOURSE TO TRUSTEE.

It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Seller Trusts, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of each Seller Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Seller Trusts, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller Trusts or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller Trusts under this Agreement or any other document.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Sellers and the Purchase have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (Purchaser) By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its General Partner

By:
Name:
Title:

OPTION ONE MORTGAGE CORPORATION (Company and Seller)

By:
Name:
Title:

OPTION ONE OWNER TRUST 2001-1A (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE OWNER TRUST 2001-1B (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE OWNER TRUST 2001-2 (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE OWNER TRUST 2002-3 (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE OWNER TRUST 2003-4 (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE OWNER TRUST 2003-5 (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE OWNER TRUST 2005-6 (Seller) By: WILMINGTON TRUST COMPANY, not

By:
Name:
Title:

OPTION ONE OWNER TRUST 2005-7 (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE OWNER TRUST 2005-8 (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE OWNER TRUST 2005-9 (Seller) By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Company in writing that state law so allows. If the Mortgage Loan was acquired by the Company in a merger (as the Custodian is advised in writing), the endorsement must be by “[Company] successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, as the Custodian is advised in writing, the endorsement must be by “[Company], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note, if any;

(c)  the original Mortgage (and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan) with evidence of recording thereon. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian, but in any event, within 14 days following receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. With respect to MERS Designated Mortgage Loans, the Mortgage names MERS as the “mortgagee” or “beneficiary” thereof. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “[the Company], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “[the Company], formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian within 14 days following receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

In the event an Officer’s Certificate of the Company is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Purchaser, within one hundred and twenty (120) days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)   Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)  Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

EXHIBIT C

COMPANY’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Vice] President of ________________ [COMPANY], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since __________.

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

3.  Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten (10) days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.  Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of _______ __, 200_, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), the Flow Interim Servicing Agreement, dated as of _______ __, 200_, by and between __________________ the Purchaser and the Company (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.

5.  Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.  Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.  To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8.  Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.  The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:	By:
Name:
[Seal]	Title:	[Vice] President

I, ________________________, an [Assistant] Secretary of ______________ [COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
Name:
	Title:	[Assistant] Secretary

EXHIBIT 5 to
Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE COMPANY

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

I have acted as legal counsel for Option One Mortgage Corporation a California corporation (“Option One”). This opinion is given in connection with the execution by Option One of (i) that certain _______________ dated as of ____________, among Option One and _______________ (the “Commitment Letter”) and (ii) that ______________dated as of _______________, among Option One and __________________(the “Purchase Agreement”). The Commitment Letter and the Purchase Agreement are hereinafter collectively referred to as the “Agreements”. Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Agreements shall have the same meanings herein.

In connection with the Opinions set forth herein, I have examined originals or copies of the Agreements. To the extent I have deemed necessary and proper, I have relied upon, without independent investigation, as to matters of fact, upon originals or copies, certified or otherwise, identified to my satisfaction, of certificates of public officials, certificates and statements of Option One, including without limitation, the representations and warranties of Option One contained in the Agreements, and such other documents, records, and papers. I have assumed the genuineness of all signatures other than those of Option One and the authenticity of all items submitted to me as originals and the conformity to the originals of all documents submitted to me as copies or drafts of documents to be executed and the due execution and delivery of all documents are a prerequisite to the effectiveness thereof. In making my examination of the Agreements, I have assumed that each party to such documents, other than Option One, has the power to enter into and perform it obligations thereunder, has duly authorized, executed, and delivered such documents, and that such documents constitute legal, valid and binding obligations of each party.

I am admitted to practice in the State of California and do not purport to be an expert in the laws of any jurisdiction other than the State of California and the Federal law of the United States. As such, the opinions expressed herein reflect only the application of the applicable California and the Federal law, which are in effect on the date hereof, and in rendering my opinions, I have not considered, and herby disclaim any opinion, as to, the application or impact of any other laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. Further, I do not express any opinion as to whether a federal court or state court of California would respect or enforce any contractual provisions regarding choice of law, selection of forum or waiver of jury trial. I express no opinion as to the perfection or priority of any security interest or lien created by the Agreements or as to the effect of any federal or state securities laws.

I have also assumed and relied upon without independent investigation:

(i)  That there are no agreements or understandings between Option One and ___________________ and any other party which would expand, modify or otherwise affect the terms of the Agreements or the respective rights or obligations of the parties thereunder; and

(ii)  As to the Agreements, which by their terms are or may be governed by the laws of a jurisdiction other than the State of California, that such Agreements are governed by the law of California for purposes of the opinions expressed herein.

The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

(a) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(b) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Agreements, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable or where their breach is not material;

(c) The effect of judicial decisions permitting the introduction of extrinsic evidence to modify the terms or the interpretation of the Agreements; and

(d) The enforceability of provisions of the Agreements imposing or which are construed as effectively imposing penalties or forfeitures;

(e) The enforceability of a requirement that provisions of the Agreements may only be modified in writing to the extent that an oral agreement has been performed modifying provisions of the Agreements;

(f) The enforceability of provisions of the Agreements which purport to establish evidentiary standards or to make determinations conclusive; and

(g) The enforceability of provisions of the Agreements providing for indemnification to the extent such indemnification is against public policy.

Based upon the foregoing, and in reliance thereon, and subject to the qualifications and limitations stated herein I am of the following opinion:

1. Option One has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of California, with corporate powers and authority to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under the Agreements;

2. Each of the Agreements has been duly and validly authorized, executed, and delivered by Option One and, upon due authorization, execution, and delivery by the other parties thereto, will constitute the valid, legal and binding agreement of Option One, enforceable against Option One in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, or other similar laws affecting the rights of creditors generally, and (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the execution, delivery, and performance by Option One of each of the Agreements or the consummation by Option One of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which have previously been obtained;

4. The fulfillment by Option One of the terms of each of the Agreements will not result in a breach of any term or provision of the Articles of Incorporation or Bylaws of Option One or conflict with, result in a breach of, violation of, or constitute a default under, the terms of any indenture or other agreement to which Option One is party or by which it is bound, or any State of California or federal statute or regulation applicable to Option One, or any order of any jurisdiction over Option One except in any such case where the default, breach, or violation would not have a material adverse effect on Option One or its ability to perform its obligations under each of the Agreements; and

5. There is no action, suit, proceeding, or investigation pending or, to my knowledge, threatened against Option One before any court, administrative agency, or other tribunal which, in my judgment, either in one instance or in the aggregate, would draw into question the validity of each of the Agreements or which would be likely to impair materially the ability of Option One to perform under the terms of each of the Agreements.

This opinion is given as of the date hereof and I assume no obligation, and hereby disclaim any obligation to revise this opinion or alter its conclusions to update or support this letter to reflect any facts or circumstances that may hereafter develop.

This opinion is solely for your benefit and no other person or entity is entitled to rely hereon. This opinion is delivered to you in connection with the Agreements, and by your acceptance of this opinion you agree that it may not be used by you for any other purpose, and may not be distributed to or relied upon by any other person, without my prior written consent.

Respectfully,
On behalf of Option One Mortgage Corporation

Dana Frederick Clarke, Esquire

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
______ (the “Association”)]
________________________
________________________
________________________

Attention:             ___________________________
___________________________

Re: Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that ________________________ [COMPANY] a [type of entity], organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours,

By:
Name:
Title:
Date:

Acknowledged and approved: __________________________

By:
Name:
Title:
Date:

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from [SELLER] (the “Company”) pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of [______ __], 200[_], and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution [FINANCIAL INSTITUTION] [ADDRESS]

By:
Name:
Title:

II. Certification of Release

The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

[SELLERS]

By:
Name:
Title:

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of ______________, 200_ and (b) that certain Flow Interim Servicing Agreement dated as of ______________, 200_, between the Purchaser and ________________________ (the “Servicing Agreement” and, together with the Purchase Agreement, the “Agreements”).

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Sellers with respect to the Agreements or the Mortgage Loans;

c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3. The Assignee warrants and represents to, and covenants with, the Assignor and the Sellers pursuant to the Agreements that:

a. The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

b. The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c. To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

d. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Sellers, the Assignor and the Custodian all of the Assignor’s obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

e. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

f. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

g. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

h. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

i. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Sellers;

j. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

k. Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4. (a) The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

The Assignee’s wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

5. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9. Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10. For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:
Name:	Name:
Title:	Title:
Tax Payer Identification No.:	Tax Payer Identification No.:

EXHIBIT H

ORIGINATOR’S UNDERWRITING GUIDELINES

EXHIBIT I

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, [SELLERS], as the Sellers, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of [Date] (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Sellers in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Sellers has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Sellers shall immediately vest in the Purchaser and shall be delivered promptly by the Sellers to the Purchaser. The Mortgage Loans have the pool characteristics set forth on the Mortgage Loan Schedule hereto.

The Sellers confirms to the Purchaser that, unless otherwise agreed upon in writing by the Sellers and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Sellers are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

[SELLERS] (Sellers)

By:
Name:
Title:

Exhibit 1 to Assignment and Conveyance

Mortgage Loan Schedule

Exhibit 2 to Assignment and Conveyance

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date

EXHIBIT J

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Indemnifying Party”).

W I T N E S S E T H:

WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

Subsection 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Indemnified Parties: As defined in Section 3.01.

Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool— Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Sellers [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

(a) Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

(c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

(d) The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3. INDEMNIFICATION

Subsection 3.01 Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

(a) The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party’s liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

(b) If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

Subsection 3.02 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4. GENERAL.

Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention: [____________].

Subsection 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

[INDEMNIFYING PARTY]

By:
Name:
Title:

EXHIBIT K

SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit K is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit K and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

-Provide static pool information with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

-Provide static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools of the Company.

-If the Company has less than 3 years experience securitizing assets of the same type as the Mortgage Loans, provide the static pool information by vintage origination years regarding loans originated or purchased by the Company, instead of by prior securitized pool. A vintage origination year represents mortgage loans originated during the same year.

-Such static pool information shall be for the prior five years, or for so long as the Company has been originating or purchasing (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

-The static pool information for each vintage origination year or prior securitized pool, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

-Provide summary information for the original characteristics of the prior securitized pools or vintage origination years, as applicable and material, including: number of pool assets, original pool balance, weighted average initial loan balance, weighted average mortgage rate, weighted average and minimum and maximum FICO, product type, loan purpose, weighted average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated December 28, 2006 (“Agreement”), among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”) and Option One Mortgage Corporation (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) including, without limitation, interest and principal payments after December 1, 2006 and (b) except as described below, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006 (the “Purchase Agreement”), between the Assignor, as purchaser (the “Purchaser”), and the Company, as a seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans, and the Purchase Price and Terms Agreement, dated as of June 9, 2006 (the “Purchase Price and Terms Agreement”), between the Assignor and the Company, and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

Recognition of the Company

2. From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to GSAA Home Equity Trust 2006-S1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), National City Home Loans Services, Inc., as a servicer, (including its successors in interest and any successor servicers under the Pooling Agreement, “National City”), Ocwen Loan Servicing, LLC, as a servicer (including its successors in interest and any successor servicers under the Pooling Agreement, “Ocwen”), Avelo Mortgage, L.L.C. (including its successors in interest and any successor servicers under the Pooling Agreement, “Avelo” and Avelo together with National City and Ocwen, the “Servicers”), Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicers under the Pooling Agreement, the “Master Servicer”) and U.S. Bank National Association, as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that (i) the representations and warranties set forth in Subsection 9.01 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof; and (ii) the representations and warranties set forth in Subsection 9.02 of the Purchase Agreement are true and correct, with respect to each Mortgage Loan, as of the Closing Date (as defined in the Purchase Agreement).

Remedies for Breach of Representations and Warranties of the Company

5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

6. In the event a Mortgage Loan is required to be repurchased pursuant to Section 5 of the Purchase Price and Terms Agreement, the Company shall pay to the Trust the Repurchase Price (as defined in the Purchase Agreement), and the Company shall pay to the Assignor the amount, if any, by which the repurchase price set forth in Section 5 of the Purchase Price and Terms Agreement exceeds such Repurchase Price. It is hereby understood that the right to such excess is not being sold or assigned hereunder and rather is being retained by the Assignor.

Representations and Warranties of the Assignor

7. The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

(a)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(b)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(c)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices applicable to the Mortgage Loan, including, without limitation, any provisions related to Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

(d)  No Mortgage Loan is a High Cost or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. For the purposes of this Section 7(d) the following definitions shall apply:

(i)  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

(ii)  Home Loan: A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

(iii)  Standard & Poor’s Glossary: The Standard & Poor’s Glossary for File Format for LEVELS® Version 5.7, Appendix E, as revised from time to time.

(iv)  High Cost Loan: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to the then-current Appendix E of Standard & Poor’s Glossary;

(e)   None of the Mortgage Loans has a Prepayment Penalty period in excess of three years; and

(f)  Bring Down. Nothing has occurred or failed to occur from and after the Closing Date set forth in such Purchase Agreement to the Securitization Closing Date that would cause any of the representations and warranties relating to the applicable Mortgage Loans set forth in Subsection 9.02 of such Purchase Agreement to be incorrect in any material respects as of the date hereof as if made on the date hereof, except for approximately 0.19% of the Mortgage Loans which are no more than one payment past due and approximately 0.08% of the Mortgage Loans which are no more than two payments past due, as of the Cut-off Date (as defined in the Pooling Agreement).

Remedies for Breach of Representations and Warranties of the Assignor

8. The Assignor hereby acknowledges and agrees that in the event of any breach of any of the representations and warranties with respect to any Mortgage Loan made by the Assignor set forth in Section 7 hereof that materially and adversely affects the value of such Mortgage Loan or the interest of the Assignee or the Trust therein and such breach is not cured by the Assignor, it shall, subject to the substitution provisions set in forth in Section 9 hereof, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price (as defined in the Pooling Agreement) within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty. It is understood and agreed that the obligation of the Assignor set forth herein to cure, repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 7 hereof constitutes the sole remedy of the Trust or any other person or entity against the Assignor with respect to such breach.

Substitution Obligation for Breach of a Representation or Warranty

9. The Company and Assignor hereby acknowledge and agree that if either the Company or the Assignor, as applicable, discovers or receives notice of any breach of any of the representations and warranties made by the Company in Subsection 9.02 of the Purchase Agreement or made by the Assignor pursuant to Section 7 hereof, as applicable, within two years of the Securitization Closing Date, the Company or the Assignor, as applicable, shall, at the Trust’s option, and provided that the Company or Assignor has a Substitute Mortgage Loan (as defined below), rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Securitization Closing Date. If the Company or Assignor, as applicable, has no Substitute Mortgage Loan, the Company or Assignor, as applicable, shall, if such breach is not cured, repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions shall be accomplished by direct remittance of the applicable repurchase price to the Trust or its designee in accordance with the Trust’s instructions.

At the time of substitution, the Company or the Assignor, as applicable, shall arrange for the reassignment of the deleted Mortgage Loan to the Trust and the delivery to the Trust of any documents held by the Trustee relating to the deleted Mortgage Loan. In the event of a substitution, the Company or the Assignor, as applicable, shall (i) simultaneously with such reassignment, give written notice to the Trust that such substitution has taken place, (ii) amend or cooperate with the Trust in amending the applicable Mortgage Loan Schedule to reflect the withdrawal of the deleted Mortgage Loan and (iii) identify a Substitute Mortgage Loan and amend or cooperate with the Trust in amending the applicable Mortgage Loan Schedule to reflect the addition of such Substitute Mortgage Loan. In connection with any such substitution, the Company or the Assignor, as applicable, shall be deemed to have made as to such Substitute Mortgage Loan the representations and warranties set forth in Subsection 9.02 of the Purchase Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Assignor or Company, as applicable, shall effect such substitution by delivering to the Trustee or to its designee the documents required by the Pooling Agreement, with the Mortgage Note endorsed as required by the Pooling Agreement. No substitution will be made in any calendar month after the initial determination date for such month. The Assignor or Company, as applicable, shall remit directly to the Trust or its designee in accordance with the Trust’s instructions, the monthly payment less the servicing fee due, if any, on such Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Substitute Mortgage Loans in the month of substitution shall be retained by the Assignor. For the month of substitution, distributions to the Trust shall include the monthly payment due on any deleted Mortgage Loan in the month of substitution, and the Assignor or Company, as applicable, shall thereafter be entitled to retain all amounts subsequently received by the Assignor or Company, as applicable, in respect of such deleted Mortgage Loan.

For any month in which the Company or the Assignor substitutes a Substitute Mortgage Loan for a deleted Mortgage Loan, the Trust shall determine the amount (if any) by which the aggregate principal balance of all Substitute Mortgage Loans as of the date of substitution is less than the aggregate stated principal balance of all deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Assignor or the Company, as applicable, directly to the Trust or its designee in accordance with the Trust’s instructions within two (2) business days of such substitution.

Any cause of action against the Company or the Assignor relating to or arising out of the breach of any representations and warranties made in Subsection 9.02 of the Purchase Agreement or Section 7 hereof, as applicable, shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Trust or notice thereof by the Company or the Assignor to the Trust, (ii) failure by the Company or the Assignor to cure such breach, repurchase such Mortgage Loan or substitute a Substitute Mortgage Loan as specified above, and (iii) demand upon the Company or Assignor by the Trust for compliance with this Agreement.

A Substitute Mortgage Loan (“Substitute Mortgage Loan”) is a mortgage loan eligible to be substituted by the Company or Assignor for a deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the deleted Mortgage Loan (the amount of any shortfall will be paid by the Company or Assignor to the Trust or its designee in the month of substitution); (ii) have a mortgage interest rate not less than, and not more than 1% greater than, the mortgage interest rate of the deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan (iv) be of the same type as the deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Mortgage Interest Rate Cap and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Subsection 9.02 of the Purchase Agreement.

Miscellaneous

10. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

12. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee, the Master Servicer, the Custodian and Ocwen acting on the Trust’s behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

13. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

14. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

16. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its general partner

By:
Name:
Title:

OPTION ONE MORTGAGE CORPORATION

By:
Name:
Title:

EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

Mortgage Loan Schedule

EXHIBIT Q-4

NATIONAL CITY BANK AGREEMENTS

[PROVIDED UPON REQUEST]

EXHIBIT R

SERVICING CRITERIA TO BE ADDRESSED

IN ASSESSMENT OF COMPLIANCE

Key:
X - obligation
[X] - under consideration for obligation
Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Group I Servicer	Trustee	Group I Master Servicer	Group I Custodian
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X		X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X		X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X		X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Group I Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Group I Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Group I Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Group I Servicer’s records regarding the pool assets agree with the Group I Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Group I Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT S

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 8.12(a)(i), (ii) and (iii). If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.04 statement” are required to be included in the periodic Distribution Date statement under Section 4.04, provided by the Trustee based on information received from the Group I Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.04 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. Items indicated as “N/A” are not applicable to the transaction.

Form	Item	Description	Responsible Party
10-D
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.04 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.04 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.04 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.04 statement

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
N/A
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.04 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.04 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.04 statement

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.04 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.04 statement

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
N/A

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.04 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.04 statement. Form 10-D report: Sponsor

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.04 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	4.04 statement: Group I Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Sponsor (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.04 statement

(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Group I Servicer Form 10-D report: Sponsor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	N/A
	2	Legal Proceedings

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Group I Servicer, Subservicer or any other subservicer to which Group I Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Group I Master Servicer

Group I Custodian
Sponsor Depositor Trustee Depositor Group I Servicer Sponsor Group I Master Servicer Group I Custodian
	3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:
With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:
Report the occurrence of any Event of Default of which the Trustee has received written notice or has actual knowledge (after expiration of any grace period and provision of any required notice)
Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Party submitting matter to vote of Certificateholders
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A

Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Any of the following that is entering into a material definitive agreement: Group I Servicer, Group I Master Servicer, Trustee, Sponsor, Depositor
	1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Any of the following that is requesting termination of a material definitive agreement: Group I Servicer, Group I Master Servicer, Trustee, Sponsor, Depositor
	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:
Sponsor (Seller), Depositor, Group I Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Group I Master Servicer, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Group I Custodian.
Any of the following that is in bankruptcy or receivership: Group I Servicer, Group I Master Servicer, Trustee, Sponsor, Depositor, Group I Custodian
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.04 statement
Trustee or Depositor
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material	Depositor
[Not included in reports to be filed under Section 8.12]
	6.02	Change of Group I Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Group I Servicer
	6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor or Trustee
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A

Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Group I Servicer, Subservicer or any other subservicer to which Group I Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Group I Master Servicer

Group I Custodian
Sponsor Depositor Trustee Depositor Group I Servicer Sponsor Group I Master Servicer Group I Custodian

Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller) - Goldman Sachs Mortgage Company

Depositor - GS Mortgage Securities Corp.

Trustee - Deutsche Bank National Trust Company

Group I Servicer (Ocwen Loan Servicing, LLC and Avelo Mortgage, L.L.C.), Subservicer or any other subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator - As identified on the Mortgage Loan Schedule

Counterparty - Goldman Sachs Capital Markets, L.P.

Group I Master Servicer - Wells Fargo Bank, N.A.

Group I Custodian - U.S. Bank National Association
Sponsor Depositor Trustee Group I Servicer Sponsor Depositor Group I Master Servicer Group I Custodian
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 - Servicer Compliance Statement	Group I Servicer

EXHIBIT T

YIELD MAINTENANCE AGREEMENT

(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of December 28, 2006

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.	and
DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S1

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.  Interpretation

(a)  Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)  Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)  Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.  Obligations

(a)  General Conditions.

(i)  Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)  Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)  Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)  Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting. If on any date amounts would otherwise be payable:—

(i)  in the same currency; and

(ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

(i)  Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)  promptly notify the other party (“Y”) of such requirement;

(2)  pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)  promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)  if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)  the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)  the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)  Liability. If:—

(1)  X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)  X does not so deduct or withhold; and

(3)  a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)  Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.  Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)  Basic Representations.

(i)  Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)  Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)  No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)  Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)  Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)  Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)  Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)  Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)  Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)  Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.  Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)  Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

(i)  any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)  any other documents specified in the Schedule or any Confirmation; and

(iii)  upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)  Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)  Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)  Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)  Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.  Events of Default and Termination Events

(a)  Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)  Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)  Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)  Credit Support Default.

(1)  Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)  the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)  the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)  Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)  Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)  Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)  Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)  is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)  Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)  the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)  the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)  Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)  Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)  to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)  to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)  Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)  Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)  Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)  Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)  Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.  Early Termination

(a)  Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

(i)  Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)  Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)  Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)  Right to Terminate. If:—

(1)  a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)  an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

(i)  If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)  Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

(i)  Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)  Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)  Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)  Events of Default. If the Early Termination Date results from an Event of Default:—

(1)  First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)  First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)  Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)  Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)  Termination Events. If the Early Termination Date results from a Termination Event:—

(1)  One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)  Two Affected Parties. If there are two Affected Parties:—

(A)  if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)  if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)  Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)  Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.  Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)  a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)  a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.  Contractual Currency

(a)  Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)  Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)  Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)  Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.  Miscellaneous

(a)  Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)  Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)  Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)  Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

(i)  This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)  The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)  No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)  Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  Offices; Multibranch Parties

(a)  If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)  Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)  If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  Notices

(a)  Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)  if in writing and delivered in person or by courier, on the date it is delivered;

(ii)  if sent by telex, on the date the recipient’s answerback is received;

(iii)  if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)  if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)  if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)  Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  Governing Law and Jurisdiction

(a)  Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)  Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)  submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)  waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)  Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)  Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)  in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)  in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)  in respect of all other obligations payable or deliverable (or which would have been but for

Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a)  the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)  such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.
DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S1

By: GSMMDPGP, Inc. General Partner By: ____________________________________ Name: Title: Date:	By: _______________________________________ Name: Title: Date:

SCHEDULE

to the

MASTER AGREEMENT

dated as of December 28, 2006
between

GOLDMAN SACHS MITSUI MARINE
DERIVATIVE PRODUCTS, L.P.
a limited partnership organized
under the laws of Delaware
(“Party A”),

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity but solely as Supplemental
Interest Trust Trustee on behalf of the Supplemental
Interest Trust with respect to the Mortgage
Pass-Through Certificates,
Series 2006-S1
(“Party B”).

Part 1. Termination Provisions.

(a)          “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable.
Section 5(a)(vi), Not Applicable.
Section 5(a)(vii), Not Applicable.
Section 5(b)(iv), Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable.
Section 5(a)(vi), Not Applicable.
Section 5(a)(vii), Not Applicable.
Section 5(b)(iv), Not Applicable.

(b)          “Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.

(c)          The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to Party A or Party B.

(d)          The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

(e)          The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A or Party B.

(f)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A or Party B.

(g)	With respect to Party B only, Section 5(a)(vii)(2) is hereby amended as follows:

“(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due”

(h)	The “Merger without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(i)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A or Party B.

(j)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or Party B.

(k)	Payments on Early Termination. For the purpose of Section 6(e):

(i) Market Quotation will apply.

(ii) The Second Method will apply.

(l)	"Termination Currency" means U.S. Dollars.

(m)	The “Additional Termination Event” provisions of Section 5(b)(v) will apply as set forth in Part 5(n) hereof.

(n)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A or Party B.

(o)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

(p)	The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2. Tax Representations.

(a)          Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agree-ment) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i)	It is a “U.S. payee” within the meaning of Treasury Regulation Section 1.1441-5(b).

(ii)	It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

(i)	It is a trust created under an agreement governed by New York law.

Part 3. Agreement to Deliver Documents.

For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents, or certificates to be delivered are:

Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A	Power of Attorney with respect to Party A	At execution of this Agreement	Yes

Party A
Support Agreement dated as of October 8, 1993 among Party A, Mitsui Marine and Fire Insurance Co., Ltd. ("Mitsui Marine"), and The Goldman Sachs Group, Inc.
("Goldman Group") (the "Support Agreement") accompanied by a certificate of an authorized officer of Party A, certifying that it is a true, complete and correct copy of the original Support Agreement
		At execution of this Agreement	Yes
Party A

Guaranty dated as of December 20, 2000 between Mitsui Marine and Goldman Sachs Group (the "Guaranty"), accompanied by a certificate certifying that it is a true, complete and correct copy of the original Guaranty
		At execution of this Agreement	Yes

Party A	Most recently prepared annual balance sheet of Party A	As soon as possible following request of Party B	Yes

Party A	Legal opinions with respect to Party A	At execution of this Agreement	No

Party B
Incumbency certificate or other documents evidencing the authority, incumbency and specimen signature of each person executing this Agreement, any Credit Support Document or any Confirmation, as the case may be.
		At execution of this Agreement	Yes

Party B	Servicer Remittance Reports	Promptly upon becoming available	Yes

Party B	Legal opinion with respect to Party B	At execution of this Agreement	No

Party B
An executed copy of the Pooling and Servicing Agreement dated as of [_________, 2006, (the “Pooling and Servicing Agreement”) among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, U.S. Bank National Association, as a custodian, Deutsche Bank National Trust Company, as a trustee, and Wells Fargo Bank, National Association, as master servicer].
		Within 30 days after the date of this Agreement	No

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

Address:	85 Broad Street New York, New York 10004 U.S.A.

Attention:	Swap Administration

Telex No.:	421344
Answerback:	GOLSAX
Facsimile No.:	(212) 902-0996
Telephone No.:	(212) 902-1000
Electronic Messaging System Details:	None

With a copy to:

Address:	85 Broad Street New York, New York 10004 U.S.A.

Attention:	Treasury Administration

Telex No.:	421344
Answerback:	GOLSAX
Facsimile No.:	(212) 902-3325
Telephone No.:	(212) 902-1000
Electronic Messaging System Details:	None

Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party B:

Address:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Attention:	Trust Administration - [GS066S]

Facsimile No.:	(714) 247-6478
Telephone No.:	(714) 247-6000

(b)          Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

With a copy to:

Address:	Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041-0003

Attention:	Residential Mortgage Surveillance Group

Facsimile:	212-438-2652

With a copy to:

Address:	Moody’s Investors Service, Inc. 99 Church Street New York, New York 10007

Attention:	Residential Mortgage Backed Securities Group

Facsimile:	201-915-8739

(c)          Offices; Multibranch Parties.

(i)	The provisions of Section 10(a) will be applicable.

(ii)	For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(d)          Calculation Agent. The Calculation Agent is Party A.

(e)          Credit Support Document. Details of any Credit Support Document.

(i) With respect to Party A, (A) the Support Agreement, (B) the Guaranty and (C) any Credit Support Annex that may be entered into in connection with any of the events described in Part 5(n)(iii) of this Schedule.

(ii) With respect to Party B, not applicable.

           Each Credit Support Document is incorporated by reference into and constitutes part of this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation.

(f)          Credit Support Provider.

(i)
Credit Support Provider means in relation to Party A, Goldman Group and Mitsui Marine; provided that all defaults by, misrepresentations of, actions or failures to act by, or circumstances or events applicable to a "Credit Support Provider" as such term is used in this Agreement shall be deemed in all such circumstances to refer to defaults simultaneously in effect with respect to both Goldman Group and Mitsui Marine, misrepresentations made by both Goldman Group and Mitsui Marine, actions or failures to act simultaneously by both Goldman Group and Mitsui Marine, and circumstances or events simultaneously applicable to both Goldman Group and Mitsui Marine.

(ii)	Credit Support Provider means in relation to Party B, Not Applicable.

(g)         Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine.

(h)          Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and (ii) deleting the final paragraph thereof.

(i)          Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement. Notwithstanding anything to the contrary in Section 2(c), amounts that are payable with respect to the same Calculation Period shall be netted, as provided in Section 2(c), even if such amounts are not due on the same Payment Date.

(j)          “Affiliate” will have the meaning specified in Section 14; provided, however, Party B shall be deemed to have no Affiliates.

Part 5. Other Provisions.

(a)          Accuracy of Specified Information. With respect to Party A, Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

(b)          Transfer. Section 7 is hereby amended by:

(i)
adding in the third line thereof after the word “party,” the words “which consent shall not be unreasonably withheld or delayed” and adding in the third line thereof after the clause “that: -“ the words “provided that the Rating Agency Condition is satisfied in all events (including in the event of a transfer under Section 6(b)(ii));

(ii)	adding in the second line of subparagraph (a) thereof after the words “assets to,” the words “or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as”;

(iii)	deleting at the end of subparagraph (a) thereof the word “and”;

(iv)	deleting in the second line of subparagraph (b) thereof the period and replacing it with “; and”;

(v)	adding after subparagraph (b) thereof the following subparagraph (c):

(c) in addition to, and not in lieu of, the preceding transfer rights, Party A may, without recourse by Party B or Party A's transferee to or against Party A, transfer this Agreement, in whole, but not in part, to any of Party A's Affiliates or any of the Affiliates of Goldman Group pursuant to documentation prepared by Party A, provided that:

(i)
either (A) such transferee must have a long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) by S&P which are equal to or greater than the comparable long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) of Party A immediately prior to such transfer, or (B) the obligations transferred to such transferee must be guaranteed by Party A pursuant to a guaranty in substantially the form of the Guaranty of the Credit Support Provider or other agreement or instrument consented to by Party B or other agreement or instrument mutually agreed upon by both parties and satisfactory to S&P;

(ii)
the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer unless the transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) in respect of such excess;

(iii)	an Event of Default or a Termination Event does not occur as a result of such transfer;

(iv)
the Rating Agency Condition is satisfied. With respect to the results described in subclause (ii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer;

(v)
Party A agrees to transfer only to a transferee in a jurisdiction, which it is aware is a “netting” jurisdiction, that is in which, by opinion of counsel published by ISDA, netting under this Agreement shall be enforceable; and

(vi)	Party A will be responsible for any costs or expenses incurred in connection with such transfer.

(vi) adding at the end of Section 7 the following sentence:

Except as may otherwise be stated in Section 7(c) hereof or in the documentation evidencing a transfer, a transfer of all of the obligations of Party A made in compliance with this Section will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(c)         Set-Off. Notwithstanding the last sentence of the first paragraph of Section 6(e) of this Agreement, but without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts as a result of an Event of Default or Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim.

(d)         Reference Market-makers. The definition of "Reference Market-makers" in Section 14 is hereby amended by adding in the fourth line thereof after the word "credit" the words "or to enter into transactions similar in nature to Transactions".

(e)          Procedures for Entering into Transactions. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter request any correction of such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

(f)          Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(g)         Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

(h)          Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word "Document" and before the semicolon the words "(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf)."

(i)           Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

(i) No Agency. With respect to Party A, it is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and, with respect to Party B, Deutsche Bank National Trust Company is entering into the Agreement in its capacity as Trustee for Party B.

(ii) Eligible Contract Participant. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

(iii) Non-Reliance. Party A is acting for its own account and Deutsche Bank National Trust Company is acting as Trustee for Party B. It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(iv) Assessment and Understanding; Status of Parties. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(j)          RESERVED.

(k)         Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence except for those matters specifically identified in this Agreement.

(l)          No Recourse. The Certificates represent an equity interest in Party B only and the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Certificates against Party A or its assets with respect to the Notes and the Certificates and/or this Agreement.

(m)        Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, subject to satisfaction of the Rating Agency Condition, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

(n)         Additional Termination Events.

(i)
It shall be an Additional Termination Event, with Party A as the sole Affected Party, if the Depositor determines at any time that it is required for purposes of compliance with Item 1115(b) of Regulation AB to provide any financial or other data relating to Party A and, within 15 calendar days of such determination, Party A fails to assign this Agreement and all of its obligations hereunder to a substitute counterparty that (A) has agreed to provide any financial or other data required under Regulation AB, (B) has agreed to provide indemnifications relating to such financial or other data acceptable to the Depositor, (C) satisfies the Rating Agency Condition and (D) is approved by the Depositor (which approval shall not be unreasonably withheld). For the avoidance of doubt, unless otherwise specified in this Agreement, Party A shall be under no obligation to provide any such financial or other data, whether in connection with this Termination Event or otherwise. For purposes of this Termination Event, (i) "Commission" shall mean the Securities and Exchange Commission, (ii) "Depositor" shall mean GS Mortgage Securities Corp., and (iii) "Regulation AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

(ii)
It shall also be an Additional Termination Event if (i) an Optional Termination Date is designated pursuant to the Pooling and Servicing Agreement (a “Redemption Termination”) and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Trustee that it has received a redemption notice, Party A shall provide the Trustee from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

(iii)
(I) It shall also be an Additional Termination Event, with Party A the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least “BBB-” or “A-3” (if applicable) by S&P and at least “A1” by Moody’s) and none of the following events has occurred:

(A)
within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

(B)
within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, collateralizes its Exposure to Party B pursuant to an ISDA Credit Support Annex, subject to satisfaction of the Rating Agency Condition, as applicable; provided that such ISDA Credit Support Annex shall be made a Credit Support Document for Party A pursuant to an amendment of this Agreement in a form acceptable to the Trustee which amendment shall also be subject to satisfaction of Rating Agency Condition;

(C)
within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of Party A or such replacement counterparty, as the case may be, under this Agreement are guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

(D)
within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, takes such other steps, if any, to enable the Issuer to satisfy the Rating Agency Condition.

(II) It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating withdrawn or reduced below "BBB-" or "A-3" (if applicable) by S&P or below “A1” by Moody’s and within 7 days thereafter, Party A or such replacement counterparty, as the case may be, while collateralizing its Exposure to Party B, fails to transfer this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

Upon downgrade of Party A below the Required Hedge Counterparty Rating or below "BBB-" or "A-3" (if applicable) by S&P or below “A1” by Moody’s, or if S&P or Moody’s withdraws its ratings for any reason, Party A will promptly give notice of the circumstances to Party B and to the rating agencies that at the time are providing ratings for the Certificates.

Party B shall be entitled to (A)(1) in case of an Additional Termination Event described in Part 5(n)(iii)(I), designate a date that is not earlier than the expiration of the 30 day period referred to in Part 5(n)(iii)(I) as an Early Termination Date in respect of all transactions under this Agreement by giving notice to Party A at least 10 days prior to the date so designated (which notice may be given prior to the expiration of such 30 day period) and (2) in case of an Additional Termination Event described in this Part 5(n)(iii)(II), immediately designate an Early Termination Date, in respect of all transactions under this Agreement by giving notice to Party A and (B) no later than the respective dates specified in clause (A)(1) and (A)(2), transfer the rights and obligations of Party A hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

In connection with a transfer of this Agreement as described in this Part 5(n)(iii), Party A shall, at its sole cost and expense, use commercially reasonable efforts to seek a replacement counterparty. In addition, if Party A pursues any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(n)(iii)(I) above, it shall do so at its sole cost and expense.

As used herein, “Required Hedge Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "Long-Term rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

For the purposes of determining the Settlement Amount with respect to the designation of an Early Termination Date arising from the Additional Termination Event specified in Part 5(n)(iii), both Party A and Party B shall be Affected Parties. If the Settlement Amount calculated pursuant to this subclause (iii) is an amount owing by Party B to Party A, then such payment shall be a Swap Termination Payment payable by Party B to Party A in accordance with the priority of payments described in the Pooling and Servicing Agreement; provided, however, that (a) if Party A does not after the exercise of commercially reasonable efforts cause any of the conditions specified in Part 5(n)(iii)(I)(A) to (D) to be satisfied, Party B shall use commercially reasonable efforts to enter into a replacement Transaction(s) with a counterparty acceptable to the Rating Agencies, in respect of the Affected Transaction(s) relating to the Additional Termination Event; and (b) where multiple quotations are available such replacement Transaction(s) shall be entered into based on the quoted price(s) that would result in the largest payment made to Party B by the replacement counterparty (it being understood that Party A may be permitted to actively solicit and obtain such quotations on behalf of Party B); and (c) to the extent that payments are received by Party B as a result of entering into such replacement Transaction(s), then Party A shall have first priority as to such payments versus all other creditors of Party B and Party B shall pay the lesser of (x) the amount so received and (y) the Swap Termination Payment to the extent not already paid by Party B over to Party A immediately upon receipt.

As used herein, “Exposure” means, as of any date of determination, the amount, if any, that would be payable to Party B by Party A under this Agreement if an Early Termination Date were to occur as of such date of determination as a result of a Termination Event, Party A were the sole Affected Party, all Transactions were terminated in connection with such Early Termination Date and (solely for purposes of determining Exposure) the amount of such payment were calculated using Market Quotation.

For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an Additional Termination Event described in subclause (ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

(o)         Indemnifiable Tax. The definition of "Indemnifiable Tax" in Section 14 is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

(p)         Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the assets of Party B, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in the Pooling and Servicing Agreement. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Certificates issued pursuant to the Pooling and Servicing Agreement and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

(q)         Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement on behalf of Party B or any assignee.

(r)         Additional Party A Covenant. Following a failure to satisfy the Required Hedge Counterparty Rating in accordance with Part 5(n)(iii)(I), Party A shall take the actions described in accordance with Part 5(n)(iii)(I)(A), (B), (C) or (D). Following a failure to satisfy the rating requirements set forth in Part 5(n)(iii)(II), Party A shall take the actions described in accordance with Part 5(n)(iii)(II).

(s)         Agreements: Furnish Specified Information. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:

Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney with respect to Party A referred to in Part 3(b) of this Schedule, any one or more of the officers of Party A's general partner who has been designated as an agent and attorney in fact of Party A will so deliver to Party B or such government or taxing authority the specified or requested forms, documents, or certificates.

(t)          Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

(u)         Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

"upon the earlier of learning that any such form or document is required or"

(v)          Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

(w)         Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

(x)         Definitions. This Agreement shall be subject to the 2000 Definitions (the "2000 Definitions") as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement referred to in Part 3(b). If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Pooling and Servicing Agreement, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Pooling and Servicing Agreement; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

(y)          Amendments. Section 9(b) is hereby amended as follows:

(i) by inserting the following phrase immediately prior to the period at the end of the sentence: “and the Rating Agency Condition is satisfied”; and

(ii) by adding the following text thereto immediately following the first sentence: "Amendments to this Agreement or the Schedule may not be effected in a Confirmation."

(z)         “Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency then rating the Certificates shall have been given ten days (or such shorter period as is acceptable to each such rating agency) prior notice of that action and that each such rating agency shall have notified the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, INC.

By:_________________________________
Name:
Title:
Date:

DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S1

By: _________________________________
Name:
Title:
Date:

DATE: December 14, 2006

TO: Goldman Sachs Mortgage Company (Account No.: 760-02332)

Attention: Jonathan Brosterman

TO: Goldman Sachs Mitsui Marine Derivative Products, L.P.

Telephone No.: 212-357-7836

Facsimile No.: 212-902-5692

FROM: Goldman Sachs Capital Markets, L.P.

Telephone No.: 212-357-7836

Facsimile No.: 212-902-5692

SUBJECT: Cap Transaction

REF NO: NUUC612130 (290000000) / (006 831 671)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("GSCM"), and Goldman Sachs Mortgage Company ("Counterparty"). This communication constitutes a "Confirmation" as referred to in paragraph 2. below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

Goldman Sachs Capital Markets, L.P. | 85 Broad Street | New York, New York 10004 | Tel: 212-902-1000

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences a Transaction for the benefit of the certificate holders of the GSAA Home Equity Trust 2006-S1 (‘‘GSAA’’). This Transaction shall constitute a "Transaction" within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule except for (i) the election of Loss and Second Method,

(ii) New York law (without regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties (all other Events of Default will not apply to either party), (vi) Section 5(a)(i) is modified by replacing the word "third" in the last line of Section 5(a)(i) with the word "first", (vii) only 5(b)(i) Illegality, 5(b)(ii) Tax Event and Section 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) Set-off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to GSMMDP and GSAA pursuant to the terms of the paragraph 4A hereof, this Transaction shall be governed by the ISDA Master Agreement and the Schedule thereto between such parties dated as of [ December 29, 2006 ] and shall not be governed by the provisions contained in the second sentence of this paragraph.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Applicable Notional Amount: USD 28,114,239 (subject to adjustment in accordance with the Schedule set forth in Annex I)

Notional Amount for each Calculation Period: The lesser of:

(i) The Applicable Notional Amount; and

(ii) The Aggregate Current Principal Balance of the Reference Securities on the monthly statement from the Trustee for the distribution occurring on the first day of the applicable Calculation Period minus

The applicable Notional Amount as set forth in the Confirmation with GSCM Reference Number of NUUS6125C0 (290000000); provided, however, that any reductions in the Notional Amount shall not give rise to a payment by either party of any settlement amount, breakage costs, or other amounts representing the future value of the portion of the Notional Amount which has been reduced.

Aggregate Current Principal Balance shall mean the sum of the amounts published on the GSAA Trust 2006-S1 distribution statement on the internet website https://www.tss.db.com/invr under the column heading Current Principal Balance for Class I-A-1, I-M-1, I-M-2, I-M-3 and I-M-4.

If such report does not appear on the internet website referenced above, the Aggregate Current Principal Balance can be obtained by contacting the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - GS066S, or by contacting the trustee’s investor relations desk at (800) 735-7777; provided, however, if the Aggregate Current Principal Balance is still not available from the above sources on the fifth Business Day following the first day of the Calculation Period the Notional Amount will be

The lesser of:

(i) The Applicable Notional Amount and

(ii) The Aggregate Current Principal Balance of the Reference Securities applicable to the previous Calculation Period minus

The applicable Notional Amount as set forth in the Confirmation with GSCM Reference Number of NUUS6125C0 (290000000).

Reference Securities: GSAA Mortgage Pass-Through Certificates

2006-S1, Class I-A-1 (CUSIP 40051C AA 5)

GSAA Mortgage Pass-Through Certificates 2006-S1, Class I-M-1 (CUSIP40051C AC 1)

GSAA Mortgage Pass-Through Certificates 2006-S1, Class I-M-2 (CUSIP 40051C AD 9)

GSAA Mortgage Pass-Through Certificates 2006-S1, Class I-M-3 (CUSIP 40051C AE 7)

GSAA Mortgage Pass-Through Certificates 2006-S1, Class I-M-4 (CUSIP 40051C AF 4)

Trade Date: December 14, 2006

Effective Date: March 25, 2007

Termination Date: December 25, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Amounts:

Floating Rate Payer (Cap Seller): GSCM

Cap Rate: 5.50%

Floating Rate Payer Early Payment Dates:

On the day that is one (1) Business Day prior to each Floating Rate Period End Date.

Floating Rate Option: USD-LIBOR-BBA

Floating Rate Designated Maturity: 1 Month

Floating Rate Reset Dates: The first day of each Calculation Period

Floating Rate Day Count Fraction: Actual/360

Floating Rate Period End Dates: Monthly, on the 25th day of each month, commencing on April 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer (Cap Buyer): Counterparty

Fixed Rate Payer Payment Date: December 18, 2006, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amount: USD 420,000 payable by Goldman Sachs

Mortgage Company, L.P. to GSCM on the Fixed Rate Payer Payment Date

Business Days: New York and Los Angeles

Calculation Agent: GSCM

Governing Law: New York law (without regard to the conflict of law principles)

4. Additional Provisions:

A. Assignment Provisions: It is acknowledged and agreed by the parties that this Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) by GSCM to Goldman Sachs Mitsui Marine Derivative Products, L.P. ("GSMMDP") and (ii) by GS Mortgage Securities Corp. toGSAA, and then by GSAA through a collateral assignment to Deutsche Bank National Trust Company, solely as trustee (the "Trustee") on behalf of the holders of GSAA Mortgage Pass-Through Certificates, Series 2006-S1 (CUSIP Number: see Reference Securities; the ‘‘Certificates’’) (each such assignee is referred to herein as an ‘‘Assignee’’ and each such assignor is referred to herein as an ‘‘Assignor’’). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the "Constant Party") (each such day hereinafter referred to as an ‘‘Assignment Date’’). Furthermore, with respect to each assignment of the Transaction to an Assignee, the Assignee shall accept assignment of the Transaction subject to all terms of this Confirmation and all references to the term ‘‘Counterparty’’ herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term GSCM herein shall be deemed references to each subsequent assignee of "GSCM". On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, the Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of the Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to the Transaction originally; it being understood and agreed that, with respect to the Trustee as Assignee, the Trustee is an assignee solely by reason of its capacity as trustee (and not in its individual capacity) and the Trustee in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of the Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and

(iii) such assignment and delegation is its legal, valid, and binding obligation enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transaction as provided herein and perform its obligations under the Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transaction is its legal, valid, and binding obligation enforceable against Assignee in accordance with the terms hereof.

(f) Assignor and Constant Party acknowledge that, as of the Assignment Date, no amounts are owed by Assignor or Constant Party to the other under the Transaction to which this assignment relates.

5. Counterparty hereby agrees (a) to check this Confirmation (Reference No.: NUUC612130 (290000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Counterparty, Assignor, Assignee and Constant Party with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

Very truly yours,

GOLDMAN SACHS CAPITAL MARKETS, L.P.

By: Goldman Sachs Capital Markets, L.L.C. General Partner

By:
Name:
Title:

Agreed and Accepted By: GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, Inc., General Partner

By:
Name:
Title:

Agreed and Accepted By:

Goldman Sachs Mortgage Company, L.P.

By:
Name:
Title:

Agreed and Accepted By:

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust

By:
Name:
Title:

Counterparty Reference No.: _____________________

Annex I

Schedule

to but excluding**: The applicable USD

Notional Amount shall be:

March 25, 2007 April 25, 2007 28,114,239.00 April 25, 2007 May 25, 2007 34,720,986.00 May 25, 2007 June 25, 2007 40,102,195.00 June 25, 2007 July 25, 2007 44,342,873.00 July 25, 2007 August 25, 2007 47,763,163.00 August 25, 2007 September 25, 2007 50,706,333.00 September 25, 2007 October 25, 2007 53,268,691.00

October 25, 2007 November 25, 2007 55,491,349.00 November 25, 2007 December 25, 2007 57,400,932.00 December 25, 2007 January 25, 2008 59,021,934.00 January 25, 2008 February 25, 2008 60,377,083.00 February 25, 2008 March 25, 2008 61,487,594.00

March 25, 2008 April 25, 2008 62,373,267.00 April 25, 2008 May 25, 2008 63,052,575.00 May 25, 2008 June 25, 2008 63,542,738.00 June 25, 2008 July 25, 2008 63,859,811.00 July 25, 2008 August 25, 2008 64,018,753.00 August 25, 2008 September 25, 2008 64,033,490.00 September 25, 2008 October 25, 2008 63,916,989.00

October 25, 2008 November 25, 2008 63,086,288.00 November 25, 2008 December 25, 2008 57,491,505.00 December 25, 2008 January 25, 2009 52,096,099.00 January 25, 2009 February 25, 2009 46,892,985.00 February 25, 2009 March 25, 2009 43,243,369.00

March 25, 2009 April 25, 2009 41,741,205.00 April 25, 2009 May 25, 2009 40,222,833.00 May 25, 2009 June 25, 2009 38,692,782.00 June 25, 2009 July 25, 2009 37,155,194.00 July 25, 2009 August 25, 2009 35,613,856.00 August 25, 2009 September 25, 2009 34,072,220.00 September 25, 2009 October 25, 2009 32,533,430.00

October 25, 2009 November 25, 2009 31,000,336.00 November 25, 2009 December 25, 2009 29,475,526.00 December 25, 2009 January 25, 2010 27,961,336.00 January 25, 2010 February 25, 2010 29,825,012.00 February 25, 2010 March 25, 2010 31,583,202.00

March 25, 2010 April 25, 2010 33,241,867.00 April 25, 2010 May 25, 2010 34,806,634.00 May 25, 2010 June 25, 2010 36,282,812.00 June 25, 2010 July 25, 2010 37,329,051.00 July 25, 2010 August 25, 2010 36,472,830.00 August 25, 2010 September 25, 2010 35,619,712.00 September 25, 2010 October 25, 2010 34,771,145.00

October 25, 2010 November 26, 2010 33,928,436.00 November 26, 2010 December 25, 2010 33,092,766.00 December 25, 2010 January 25, 2011 32,265,191.00 January 25, 2011 February 25, 2011 31,446,660.00 February 25, 2011 March 25, 2011 30,637,785.00

March 25, 2011 April 25, 2011 29,839,593.00 April 25, 2011 May 25, 2011 29,051,965.00 May 25, 2011 June 25, 2011 28,276,243.00 June 25, 2011 July 25, 2011 27,512,929.00 July 25, 2011 August 25, 2011 26,762,451.00

For the Calculation Periods from and including**:

August 25, 2011 September 25, 2011 26,025,158.00 September 25, 2011 October 25, 2011 25,301,141.00

October 25, 2011 November 25, 2011 24,590,715.00 November 25, 2011 December 25, 2011 23,894,267.00

**subject to adjustment in accordance with the Modified Following Business Day Convention

EXHIBIT U

INTEREST RATE SWAP AGREEMENT

[SEE EXHIBIT T FOR ISDA MASTER AGREEMENT AND SCHEDULE]

Goldman Sachs Capital Markets, L.P. | 85 Broad Street | New York, New York 10004 | Tel: 212-902-1000

swapconfirms2006: gsaa06-s1_nuus6125c0.aw

CONFIRMATION

DATE: December 14, 2006

TO: Goldman Sachs Mortgage Company, L.P. (Account No.: 760-02332)

Attention: Jonathan Brosterman

TO: Goldman Sachs Mitsui Marine Derivative Products, L.P.

Telephone No.: 212-357-7836 Facsimile No.: 212-902-5692

FROM: Goldman Sachs Capital Markets, L.P.

Telephone No.: 212-357-7836 Facsimile No.: 212-902-5692

SUBJECT: Swap Transaction

REF NO: NUUS6125C0 (290000000) / (006 831 671)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Goldman Sachs Capital Markets, L.P. (“GSCM”) and Goldman Sachs Mortgage Company, L.P. (“Counterparty”). This communication constitutes a “Confirmation” as referred to in paragraph 2. below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences a Transaction for the benefit of the certificate holders of the GSAA Home Equity Trust 2006-S1 (“GSAA”). This Transaction shall constitute a “Transaction” within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”) as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule except for (i) the election of Loss and Second Method, (ii) New York law (without regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties (all other Events of Default will not apply to either party), (vi) Section 5(a)(i) is modified by replacing the word “third” in the last line of Section 5(a)(i) with the word “first”, (vii) only 5(b)(i) Illegality, 5(b)(ii) Tax Event and Section 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) Set-off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to GSMMDP and GSAA pursuant to the terms of the paragraph 4A hereof, this Transaction shall be governed by the ISDA Master Agreement and the Schedule thereto between such parties dated as of [ December 29, 2006 ] and shall not be governed by the provisions contained in the second sentence of this paragraph.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount: USD 247,387,741 (subject to adjustment in accordance with the Schedule set forth in Annex I hereto)

Trade Date: December 14, 2006

Effective Date: March 25, 2007

Termination Date: December 25, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention

Initial Payment: USD 80,000 payable by Counterparty to GSCM on the Effective Date

Floating Amounts:

Floating Rate Payer: GSCM Floating Rate Payer Early Payment Dates:

On the day which is one (1) Business Day prior to each Floating Rate Period End Date.

Floating Rate Option: USD-LIBOR-BBA

Floating Rate Designated Maturity: 1 Month

Floating Rate Spread: None

Floating Rate Reset Dates: The first day of each Calculation Period

Floating Rate Day Count Fraction: Actual/360

Floating Rate Period End Dates: Monthly, on the 25th day of each month, commencing on April 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer: Counterparty

Fixed Rate Payer Payment Dates: Monthly, on the 25th day of each month, commencing on April 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate: 4.90%

Fixed Rate Day Count Fraction: Actual/360

Fixed Rate Period End Dates: Adjusted in accordance with the Modified Following Business Day Convention.

Business Days: New York and Los Angeles

Calculation Agent: GSCM

Governing Law: New York law (without regard to conflict of law principles)

4. Additional Provisions:

A. Assignment Provisions: It is acknowledged and agreed by the parties that this Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) by GSCM to Goldman Sachs Mitsui Marine Derivative Products, L.P. (“GSMMDP”) and (ii) by GS Mortgage Securities Corp. to GSAA, and by GSAA, through a collateral assignment, to Deutsche Bank National Trust Company (the “Trustee”), as trustee on behalf of the holders of the GSAA Mortgage Pass Through Certificates, Series 2006-S1 (CUSIP Numbers: 4051C AA 5, 4051C AC 1, 4051C AD 9, 4051C AE 7, 4051C AF 4; the “Certificates”) (each such assignee is referred to herein as an “Assignee” and each such assignor is referred to herein as an “Assignor”). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the “Constant Party”) (each such day hereinafter referred to as an “Assignment Date”). Furthermore, with respect to each assignment of the Transaction to an Assignee, the Assignee shall accept assignment of the Transaction subject to all terms of this Confirmation and all references to the term “Counterparty” herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term “GSCM” herein shall be deemed references to each subsequent assignee of GSCM. On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, the Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of the Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to the Transaction originally; it being understood and agreed that, with respect to the Trustee as Assignee, the Trustee is an assignee solely by reason of its capacity as trustee (and not in its individual capacity) and the Trustee in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of the Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation are its legal, valid, and binding obligations enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transaction as provided herein and perform its obligations under the Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transaction are its legal, valid, and binding obligations enforceable against Assignee in accordance with the terms hereof.

(f) Assignor and Constant Party acknowledge that, as of the Assignment Date, no amounts are owed by Assignor or Constant Party to the other under the Transaction to which this assignment relates.

B. Trustee Capacity:

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company not in its individual capacity but solely as Trustee under the Master Servicing and Trust Agreement dated as of [TBD], among [TBD] ,in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation on behalf of GSAA.

5. The parties hereby agree (a) to check this Confirmation (Reference No.: NUUS6125C0 (290000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM, GSMMDP and Counterparty, with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

Very truly yours,

GOLDMAN SACHS CAPITAL MARKETS, L.P. By: Goldman Sachs Capital Markets, L.L.C. General Partner

By:
Name:
Title:

Agreed and Accepted By:

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, Inc., General Partner

By:
Name:
Title:

Agreed and Accepted By:

Goldman Sachs Mortgage Company, L.P.

By:
Name:
Title:

Agreed and Accepted By:

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust

By:
Name:
Title:

Annex I

Schedule

For the Calculation Period from and including:**

To but excluding:**

The applicable USD Notional Amount shall be:

March 25, 2007 April 25, 2007 247,387,741

April 25, 2007 May 25, 2007 231,531,331

May 25, 2007 June 25, 2007 216,570,398

June 25, 2007 July 25, 2007 202,454,418

July 25, 2007 August 25, 2007 189,135,719

August 25, 2007 September 25, 2007 176,569,313

September 25, 2007 October 25, 2007 164,712,751

October 25, 2007 November 25, 2007 153,525,976

November 25, 2007 December 25, 2007 142,971,189

December 25, 2007 January 25, 2008 133,012,724

January 25, 2008 February 25, 2008 123,616,925

February 25, 2008 March 25, 2008 114,752,033

March 25, 2008 April 25, 2008 106,388,082

April 25, 2008 May 25, 2008 98,496,795

May 25, 2008 June 25, 2008 91,051,489

June 25, 2008 July 25, 2008 84,026,987

July 25, 2008 August 25, 2008 77,399,531

August 25, 2008 September 25, 2008 71,146,705

September 25, 2008 October 25, 2008 65,247,355

October 25, 2008 November 25, 2008 60,276,547

November 25, 2008 December 25, 2008 60,276,547

December 25, 2008 January 25, 2009 60,276,547

January 25, 2009 February 25, 2009 60,276,547

February 25, 2009 March 25, 2009 58,908,508

March 25, 2009 April 25, 2009 55,571,881

April 25, 2009 May 25, 2009 52,423,969

May 25, 2009 June 25, 2009 49,454,110

June 25, 2009 July 25, 2009 46,652,247

July 25, 2009 August 25, 2009 44,008,887

August 25, 2009 September 25, 2009 41,515,075

September 25, 2009 October 25, 2009 39,162,361

October 25, 2009 November 25, 2009 36,942,773

November 25, 2009 December 25, 2009 34,848,787

December 25, 2009 January 25, 2010 32,873,305

January 25, 2010 February 25, 2010 31,009,628

February 25, 2010 March 25, 2010 29,251,439

March 25, 2010 April 25, 2010 27,592,774

April 25, 2010 May 25, 2010 26,028,007

May 25, 2010 June 25, 2010 24,551,829

June 25, 2010 July 25, 2010 23,159,233

July 25, 2010 August 25, 2010 21,845,492

August 25, 2010 September 25, 2010 20,606,147

September 25, 2010 October 25, 2010 19,436,992

October 25, 2010 November 25, 2010 18,334,056

November 25, 2010 December 25, 2010 17,293,596

December 25, 2010 January 25, 2011 16,312,076

January 25, 2011 February 25, 2011 15,386,164

February 25, 2011 March 25, 2011 14,512,596

March 25, 2011 April 25, 2011 13,688,555

April 25, 2011 May 25, 2011 12,910,870

May 25, 2011 June 25, 2011 12,177,282

June 25, 2011 July 25, 2011 11,485,293

July 25, 2011 August 25, 2011 10,832,548

August 25, 2011 September 25, 2011 10,216,818

September 25, 2011 October 25, 2011 9,635,929

October 25, 2011 November 25, 2011 9,087,934

November 25, 2011 December 25, 2011 8,571,037

**Subject to adjustment in accordance with the Modified Following Business Day Convention

EXHIBIT V

REPRESENTATIONS AND WARRANTIES AGREEMENT

This REPRESENTATIONS AND WARRANTIES AGREEMENT (“Agreement”), dated as of December 28, 2006 (the “Closing Date”), is between GOLDMAN SACHS MORTGAGE COMPANY (“GSMC” or the “Seller”) and GS MORTGAGE SECURITIES CORP. (the “Depositor” or the “Purchaser”).

W I T N E S S E T H:

WHEREAS, GSMC acquired certain mortgage loans (the “Conduit Mortgage Loans”) from various mortgage loan sellers pursuant to certain Master Loan Purchase Agreements (the “Conduit Purchase Agreements”), each between GSMC, as purchaser, and the applicable mortgage loan seller, as seller;

WHEREAS, GSMC acquired certain mortgage loans (the “Quicken Mortgage Loans”) from Quicken Loans, Inc. (“Quicken”) pursuant to that certain Amended and Restated Purchase, Warranties and Interim Servicing Agreement, dated as of June 1, 2006 (the “Quicken Purchase Agreement”), between GSMC, as purchaser, and Quicken, as seller, and that certain Commitment Letter, dated June 6, 2006 (the “Quicken Commitment Letter”; together with the Quicken Purchase Agreement, the “Quicken Agreement”), between GSMC, as purchaser, and Quicken, as seller;

WHEREAS, the Conduit Mortgage Loans and the Quicken Mortgage Loans are set forth on the mortgage loan schedule attached hereto as Schedule I (the “GSMC Mortgage Loan Schedule”);

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Defined Terms.

(a)  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement the Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor, Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

(b)  The following capitalized terms shall have the meanings assigned to such terms below:

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

ALTA: The American Land Title Association, or any successor thereto.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by GSMC in accordance with the terms of this Agreement.

High Cost Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as “high cost,” “threshold,” “covered”, or “predatory” under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as “High Cost” or “Covered” pursuant to Appendix E of the then current Standard & Poor’s LEVELs Glossary.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the such Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if such Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property,

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Original Sale Date: With regard to each Conduit Mortgage Loan and Quicken Mortgage Loan, the date on which GSMC acquired such Mortgage Loan from the applicable original loan seller.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by GSMC for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by GSMC to the Depositor or its designee in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with the same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

Section 2.  Representations and Warranties of GSMC.

(a)  As to each Conduit Mortgage Loan and Quicken Mortgage Loan (except as otherwise set forth on Exhibit II hereto), GSMC hereby makes the representations and warranties set forth in Exhibit I hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

Section 3.  Repurchase or Substitution Obligation for Breach of a Representation or Warranty.

(a)  Within sixty (60) days of the earlier of either discovery by or notice to GSMC of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor therein), GSMC shall cure such breach in all material respects and, if such breach cannot be cured, GSMC shall, at the Depositor’s option, within sixty (60) calendar days of GSMC’s receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, GSMC of any breach of the representations or warranties set forth in clauses (t), (x), (bb), (cc), (dd) or (ff) of Exhibit I hereto, GSMC shall repurchase such affected Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor’s instructions.

However, if the breach shall involve a representation or warranty set forth in Section 2 of this Agreement relating to any Mortgage Loan and GSMC discovers or receives notice of any such breach within two years of the Closing Date, GSMC shall, at the Depositor’s option and provided that GSMC has a Qualified Substitute Mortgage Loan, rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If GSMC has no Qualified Substitute Mortgage Loan, GSMC shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor’s instructions.

At the time of repurchase or substitution, the Depositor and GSMC shall arrange for the reassignment of the Deleted Mortgage Loan to GSMC and the delivery to GSMC of any documents held by the Trustee or the related Custodian, as the case may be, relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, GSMC shall, simultaneously with such reassignment, give written notice to the Depositor that such repurchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, GSMC shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. GSMC shall effect such substitution by delivering to the Trustee or the related Custodian or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. GSMC shall remit directly to the Depositor, or its designee in accordance with the Depositor’s instructions the monthly payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by GSMC. For the month of substitution, distributions to the Depositor shall include the monthly payment due on any Deleted Mortgage Loan in the month of substitution, and GSMC shall thereafter be entitled to retain all amounts subsequently received by GSMC in respect of such Deleted Mortgage Loan.

For any month in which GSMC substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, GSMC shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month’s interest at the Mortgage Interest Rate on the Deleted Mortgage Loan, shall be distributed by GSMC directly to the Depositor or its designee in accordance with the Depositor’s instructions within two (2) Business Days of such substitution.

Any cause of action against GSMC relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by GSMC to the Depositor, (ii) failure by GSMC to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon GSMC by the Depositor for compliance with this Agreement.

(b)  It is understood and agreed that the obligation of GSMC set forth in Section 3(a) to repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

(c)  In the event a Conduit Mortgage Loan is required to be repurchased due to an early payment default under the Conduit Purchase Agreements, GSMC shall pay to GSAA Home Equity Trust 2006-S1 (the “Trust”) the applicable Repurchase Price pursuant to the Conduit Purchase Agreements.

(d)  GSMC hereby assigns to the Depositor any rights of GSMC under the Quicken Agreement relating to early payment defaults as set forth in paragraph M of the Quicken Agreement. In the event the Trustee notifies GSMC, pursuant to the Pooling and Servicing Agreement, of any early payment default under the Quicken Agreement, GSMC shall notify Quicken, and Quicken shall pay to the Trust the applicable Repurchase Price pursuant to the Quicken Agreement.

Section 4.  Document Delivery Requirements.

GSMC shall deliver to the Depositor all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Conduit Mortgage Loans and the Quicken Mortgage Loans. In the event any document or instrument required to be delivered to the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Depositor, and in the event that GSMC does not cure such failure within 60 days of discovery or receipt of written notification of such failure from the Depositor, GSMC shall, at the Depositor’s option, repurchase such Conduit Mortgage Loan or Quicken Mortgage Loan, as applicable, at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase.

Section 5.  Term of Representation and Warranties.

The representations and warranties of GSMC set forth in Section 2 shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to Certificateholders under the Pooling and Servicing Agreement have been paid in full.

Section 6.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

Section 8.  Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.  Captions.

The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.  Successors and Assigns.

This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that the Depositor’s rights under this Agreement may be assigned to the Trustee and are exercisable by the Trustee (and its successors and assigns) and will be enforceable by the Trustee. Any entity into which GSMC or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed GSMC or the Depositor, respectively, hereunder.

Section 11.  Third Party Beneficiary.

The parties agree that the Trust (including the Trustee, the Master Servicer, Ocwen, Avelo and the Custodian acting on the Trust’s behalf) is an intended third-party beneficiary of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of GSMC under Section 3 of this Agreement as if the Trustee were a party to this Agreement.

Section 12.  Amendments.

This Agreement may be amended from time to time by the parties hereto.

[Remainder of this Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY
By:	Goldman Sachs Real Estate Funding Corp., its general partner

By:
Name:
Title:

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

EXHIBIT I

  Representations and Warranties Regarding the Conduit Mortgage Loans
and the Quicken Mortgage Loans

(a)  Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is complete, true and accurate;

(b)  Criteria for Eligible Loans. The Mortgage Loan has been underwritten in accordance with, and meets the parameters of, the underwriting requirements set forth in the Underwriting Guide or the Seller’s underwriting guidelines. No Mortgage Loan is (i) covered by the provisions of the Homeownership and Equity Protection Act of 1994 or (ii) in violation of, or classified as a “high cost”, “threshold”, “covered” or “predatory” loan under, any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). No Mortgage Loan is subject to any rights of rescission, counterclaims or defenses;

(c)  Compliance with Applicable Laws: Each Mortgage Loan has been originated in compliance with all applicable local, state and federal laws and regulations including, without limitation, usury and predatory lending laws;

(d)  Origination/Doing Business: The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. All parties who have had any interest in the Mortgage Loan, whether as a mortgagee, assignee, pledgee or otherwise are (or during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state where the Mortgaged Property is located, and (b) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (c) not doing business in such state;

(e)  Validity of Loan Documents: The Mortgage Note and the Mortgage and any other agreement executed by a Mortgagor in connection with a Mortgage Loan are genuine and each is the legal, valid, and binding obligation of its maker. Each is enforceable according with its terms (including without limitation, any provisions relating to prepayment charges or penalties), except as limited by bankruptcy, insolvency or other similar laws generally affecting the enforcement of creditor’s rights. To the best of the Seller’s knowledge, all parties associated with the Mortgage Note, the Mortgage and any related document had legal capacity to enter into the Mortgage Loan and to execute and deliver said documents and said documents have been duly and properly executed by all such related parties;

(f)  No Defenses: The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury. The operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, will not render the Mortgage Note or the Mortgage unenforceable, in whole or in part or subject to any right of rescission, set-off, counterclaim or defense, including without limitation, the defense of usury. In addition, no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the Mortgage Note or the Mortgage. To the best of the Seller’s knowledge, no Mortgagor was a debtor in any local, state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated or as of the related origination date;

(g)  No Defaults: Other than payments due but not yet 30 days or more delinquent, to the best of the Seller’s knowledge, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration. No such default, breach, violation or event which would permit acceleration has been waived by the Seller or by any other entity involved in originating the Mortgage Loan. With respect to each second lien loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event which would permit acceleration existing under such prior mortgage or the related mortgage note, (iii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(h)  Original Terms Unmodified: The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by written instrument. Any such instrument was recorded in the applicable public recording office if necessary to protect the interests of the Purchaser in the related Mortgage Loan. In addition, the changes to the terms have been delivered to the Purchaser or its designee and reflected on the Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or extend the maturity date of the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer to the extent required by the title policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurance, to the extent required by the policy, and which assumption agreement is part of the Custodial File delivered to the Purchaser or its designee and the terms of which are reflected in the Loan Schedule;

(i)  No Satisfaction of Mortgage: The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(j)  Customary Provisions: The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including: by trustee’s sale, in the case of a Mortgage designated as a deed of trust; and by judicial foreclosure. There are no homestead or other exemptions or other rights or interests available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal, state and local laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(k)  Full Disbursement of Loan Proceeds: Each Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed. There is no obligation for the Mortgagee to advance additional funds and any and all requirements to complete any on-site or off-site improvement have been complied with as well as any disbursements of escrow funds;

(l)  Ownership: The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged other than for normal warehouse arrangements or other warehouse arrangements previously disclosed to the Purchaser, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the underlying purchase documents, as applicable;

(m)  Improvements: All the improvements that were considered in determining the appraised value of the Mortgaged Property lie wholly within its boundaries and the building restriction lines of the Mortgaged Property. Otherwise, the title insurance policy insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. No improvements to adjoining properties encroach upon the Mortgaged Property in any respect so as to affect the value or marketability of the Mortgaged Property. No improvement located on, or being part of, the Mortgaged Property is in violation of any applicable zoning law or regulation;

(n)  Proper Servicing: The Mortgage Loan has been serviced by the Seller (or a servicer or subservicer on its behalf) and any predecessor servicer in accordance with Accepted Servicing Practices, applicable laws and regulations and have been in all respects legal and proper and prudent in the mortgage origination and servicing business;

(o)  All Payments Made: Other than with respect to payments not yet 30 days delinquent, no Mortgage Loan is 30 or more days delinquent on the Closing Date, nor has any Mortgage Loan been delinquent since its origination date. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds, directly or indirectly, from a party other than the owner of the related Mortgaged Property for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the due date of the first installment of principal and interest;

(p)  Title Insurance Policy: Each Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California, a CLTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac. The title insurance policy:

(1)	is issued by a title insurer who is qualified to do business in the jurisdiction where the Mortgaged Property is located;

(2)	insures the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan;

(3)
insures against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the interest rate and monthly payment for any adjustable rate Mortgage Loan;

(4)	affirmatively insures ingress and egress to and from the Mortgaged Property;

(5)	insures against encroachments by or upon the Mortgaged Property or any interest therein;

(6)	names the Seller, its successors and assigns, as the sole insured of the title insurance policy;

(7)	is valid and remains in full force and effect; and

(8)
does not contain any special exceptions (other than standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard exceptions with a specific survey reading;

In addition, no claims are pending under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such policy;

(q)  Fire, Hazard and Flood Insurance: All buildings and other improvements on the Mortgaged Property are insured. The buildings and other improvements are insured against loss by fire, hazards of extended coverage and other hazards. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards, the property must have a flood insurance policy in effect. The flood insurance policy meets the requirements of the current guidelines of the Federal Insurance Administration. All such insurance policies contain a standard Mortgagee clause naming the Seller, its successors and assigns as Mortgagee and all premiums due have been paid. Each Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor’s cost and expense. If the Mortgagor fails to maintain such insurance, then the holder of the Mortgage is authorized to obtain such insurance and to seek reimbursement from the Mortgagor;

(r)  Mortgaged Property Undamaged; No Condemnation Proceedings: (i) There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. (ii) To the Seller’s knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty.

(s)  No Mechanics’ Liens: There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

(t)  Single-premium Credit Insurance: In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life, credit disability, credit unemployment or credit property insurance policy;

(u)  Valid First and Second Lien: Each Mortgage is a valid, enforceable and perfected second lien on real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the foregoing. The lien of the Mortgage is subject only to: the lien of the first mortgage on the Mortgaged Property; the lien of current real estate property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected second lien and second priority security interest on the property described therein and Seller has full right to sell and assign the same to the Seller;

(v)  No Delinquent Amounts: There are no delinquent amounts that affect the Mortgaged Property including, but not limited to: real estate property taxes; ground rents; water charges; sewer and municipal charges; insurance premiums; leasehold payments; and governmental assessments;

(w)  Payment Terms: Principal payments on each Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with such Mortgage Loan. The Mortgage Interest Rate as well as, with respect to Adjustable Rate Mortgage Loan, the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule. Except during the interest only period for any Interest Only Mortgage Loan and with respect to any balloon Mortgage Loan, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable-rate loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each adjustment date, as set forth in the related Mortgage Note, with interest calculated and payable in arrears, sufficient to fully amortize the Mortgage Loan by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. No Mortgage Loan contains a provision allowing the Mortgagor to convert the mortgage interest rate from an adjustable interest rate to a fixed interest rate. No Mortgage Loan contains terms or provisions which would result in negative amortization;

(x)  Prepayment Premiums: Except as set forth in the Mortgage Loan Schedule, each Mortgage Loan is subject to a Prepayment Premium. With respect to each Mortgage Loan that has a Prepayment Premium feature, each such Prepayment Premium is enforceable, and each Prepayment Premium is permitted pursuant to federal, state and local law. Each such Prepayment Premium is in an amount equal to or less than the maximum amount permitted under applicable law; however, no such Prepayment Premium may be imposed for a term in excess of three (3) years (or five years with respect to Mortgage Loans originated prior to October 1, 2002);

(y)  Location and Type of Mortgaged Property: The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development;

(z)  Occupancy of Mortgaged Property: To the best of the Seller’s knowledge, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(aa)  Leaseholds: If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease to extend at least five (5) years beyond the term of the Mortgage unless such lease contains a provision for future vesting of land to the Mortgagor or homeowner’s association after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(bb)  Credit Information: (i) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, the Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. (ii) The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian Credit Information Services, Inc. and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(cc)  Predatory Lending Regulations: No Mortgage Loan is a High Cost Loan. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(dd)  Arbitration: With respect to any Mortgage Loan originated after August 1, 2004, no Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(ee)  LTV. No Mortgage Loan has a LTV greater than 100%;

(ff)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(gg)  Delivery to the Custodian. With respect to each Mortgage Loan, GSMC is in possession of a complete Mortgage File except for the documents which have been delivered to the Custodian or which have been submitted for recording and not yet returned;

(hh) No Fraud. To the best of the Seller’s knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence regarding the Mortgage Loans has taken place on the part of the Seller or any person, including, without limitation, the Mortgagor, any independent contractor retained by the Seller, any appraiser, any broker, any correspondent, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loans; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty; and

(ii) Environmental Laws. To the best of the Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty.

EXHIBIT II

Exceptions to Representations and Warranties Regarding the Mortgage Loans

Representation	Exceptions
(o)
As of the Cut-off Date, approximately 0.02% and 0.09% of the Conduit Mortgage Loans and the Quicken Mortgage Loans, respectively, are one Monthly Payment delinquent and none of the Conduit Mortgage Loans and the Quicken Mortgage Loans are two Monthly Payments delinquent.

SCHEDULE I

GSMC Mortgage Loan Schedule

EXHIBIT W

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO DBSec.Notifications@db.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW

Deutsche Bank National Trust Company, as trustee
1761 St. Andrew Place
Santa Ana, California 92705
Email: DBSec.Notifications@db.com

Attn.: Trust & Securities Services - GS061S

Re:	**Additional Form [10-D] [10-K] [8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 8.12 of the Pooling and Servicing Agreement (the “Agreement”), dated as of December 1, 2006, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee, the undersigned, as [_______________________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [10-K] [8-K].

Description of additional Form [10-D] [10-K] [8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D] [10-K] [8-K] Disclosure:

Any inquiries related to this notification should be directed to [___________________] phone number [_________________]; email address [__________________].

[NAME OF PARTY],
As [Role]
By:_______________________________
Name: